FILED PURSUANT TO RULE 424(h)
REGISTRATION FILE NO.: 333-282099-12

The information in this preliminary prospectus is not complete and may be changed. This preliminary prospectus is not an offer to sell these securities and is not soliciting an offer to buy these securities in any jurisdiction where the offer or sale is not permitted.

This preliminary prospectus, dated March 23, 2026, may be amended or completed prior to time of sale.

$510,127,000 (Approximate)

Wells Fargo Commercial Mortgage Trust 2026-C66
(Central Index Key Number 0002109197)
as Issuing Entity

Wells Fargo Commercial Mortgage Securities, Inc.
(Central Index Key Number 0000850779)
as Depositor

Wells Fargo Bank, National Association
(Central Index Key Number 0000740906)

Societe Generale Financial Corporation

(Central Index Key Number 0001755531)

JPMorgan Chase Bank, National Association

(Central Index Key Number 0000835271)

Citi Real Estate Funding Inc.

(Central Index Key Number 0001701238)

UBS AG New York Branch

(Central Index Key Number 0001685185)

Bank of Montreal

(Central Index Key Number 0000927971)

BSPRT CMBS Finance, LLC

(Central Index Key Number 0001722518)

LMF Commercial, LLC

(Central Index Key Number 0001592182)

Starwood Mortgage Capital LLC

(Central Index Key Number 0001548405)
Natixis Real Estate Capital LLC

(Central Index Key Number 0001542256)

as Sponsors and Mortgage Loan Sellers

Commercial Mortgage Pass-Through Certificates, Series 2026-C66

Wells Fargo Commercial Mortgage Securities, Inc. is offering certain classes of the Commercial Mortgage Pass-Through Certificates, Series 2026-C66 consisting of the certificate classes identified in the table below. The certificates being offered by this prospectus (and the non-offered Class X-D, Class D, Class E-RR, Class F-RR, Class G-RR, Class H-RR, Class V and Class R certificates) represent the beneficial ownership interests in the issuing entity, which will be a New York common law trust named Wells Fargo Commercial Mortgage Trust 2026-C66. The assets of the issuing entity will primarily consist of a pool of fixed-rate commercial mortgage loans, which are generally the sole source of payments on the certificates. Credit enhancement will be provided solely by certain classes of subordinate certificates that will be subordinate to certain classes of senior certificates as described under “Description of the Certificates—Subordination; Allocation of Realized Losses”. Each class of certificates will be entitled to receive monthly distributions of interest and/or principal on the 4th business day following the 11th day of each month (or if the 11th day is not a business day, the next business day), commencing in May 2026. The rated final distribution date for the certificates is the distribution date in April 2059.

Class	Approximate Initial Certificate Balance or Notional Amount(1)		Approximate Initial Pass- Through Rate	Pass-Through Rate Description	Assumed Final Distribution Date(3)
Class A-1	$15,260,000		[__]%	(5)	April 2031
Class A-SB	$20,154,000		[__]%	(5)	November 2035
Class A-4	(6)		[__]%	(5)	(6)
Class A-5	(6)		[__]%	(5)	(6)
Class X-A	$410,447,000	(7)	[__]%	Variable(8)	NAP
Class X-B	$99,680,000	(9)	[__]%	Variable(10)	NAP
Class A-S	$44,709,000		[__]%	(5)	March 2036
Class B	$30,783,000		[__]%	(5)	March 2036
Class C	$24,188,000		[__]%	(5)	March 2036

(Footnotes on table on pages 3 through 4)

You should carefully consider the summary of risk factors and the risk factors beginning on page 65 and page 67, respectively, of this prospectus.

Neither the certificates nor the mortgage loans are insured or guaranteed by any governmental agency, instrumentality or private issuer or any other person or entity.

The certificates will represent interests in the issuing entity only. They will not represent interests in or obligations of the sponsors, depositor, any of their affiliates or any other entity.

The United States Securities and Exchange Commission and state regulators have not approved or disapproved of the offered certificates or passed upon the adequacy or accuracy of this prospectus. Any representation to the contrary is a criminal offense. Wells Fargo Commercial Mortgage Securities, Inc. will not list the offered certificates on any securities exchange or on any automated quotation system of any securities association.

The issuing entity will be relying on an exclusion or exemption from the definition of “investment company” under the Investment Company Act of 1940, as amended, contained in Section 3(c)(5) of the Investment Company Act or Rule 3a-7 under the Investment Company Act, although there may be additional exclusions or exemptions available to the issuing entity. The issuing entity is being structured so as not to constitute a “covered fund” for purposes of the Volcker Rule under the Dodd-Frank Act (both as defined in this prospectus).

The underwriters, Wells Fargo Securities, LLC, SG Americas Securities, LLC, J.P. Morgan Securities LLC, Citigroup Global Markets Inc., UBS Securities LLC, BMO Capital Markets Corp., Academy Securities, Inc., Drexel Hamilton, LLC, Natixis Securities Americas LLC and Siebert Williams Shank & Co., LLC will purchase the offered certificates from Wells Fargo Commercial Mortgage Securities, Inc. and will offer them to the public at negotiated prices, plus, in certain cases, accrued interest, determined at the time of sale. Wells Fargo Securities, LLC, SG Americas Securities, LLC, J.P. Morgan Securities LLC, Citigroup Global Markets Inc., UBS Securities LLC and BMO Capital Markets Corp. are acting as co-lead managers and joint bookrunners in the following manner: Wells Fargo Securities, LLC is acting as sole bookrunning manager with respect to approximately 48.6% of each class of offered certificates, SG Americas Securities, LLC is acting as sole bookrunning manager with respect to approximately 20.4% of each class of offered certificates, J.P. Morgan Securities LLC is acting as sole bookrunning manager with respect to approximately 13.3% of each class of offered certificates, Citigroup Global Markets Inc. is acting as sole bookrunning manager with respect to approximately 11.8% of each class of offered certificates, UBS Securities LLC, is acting as sole bookrunning manager with respect to approximately 0.0% of each class of offered certificates and BMO Capital Markets Corp. is acting as sole bookrunning manager with respect to approximately 5.9% of each class of offered certificates. Academy Securities, Inc., Drexel Hamilton, LLC, Natixis Securities Americas LLC and Siebert Williams Shank & Co., LLC are acting as co-managers.

The underwriters expect to deliver the offered certificates to purchasers in book-entry form only through the facilities of The Depository Trust Company in the United States and Clearstream Banking, Luxembourg and Euroclear Bank, as operator of the Euroclear System, in Europe, against payment in New York, New York on or about April 21, 2026. Wells Fargo Commercial Mortgage Securities, Inc. expects to receive from this offering approximately [__]% of the aggregate certificate balance of the offered certificates, plus accrued interest from April 1, 2026, before deducting expenses payable by the depositor.

Wells Fargo Securities	Société Générale	J.P. Morgan	Citigroup	UBS Securities LLC	BMO Capital Markets
Co-Lead Managers and Joint Bookrunners
Academy Securities	Drexel Hamilton	Natixis Securities Americas LLC	Siebert Williams Shank
Co-Manager	Co-Manager	Co-Manager	Co-Manager

March [__], 2026

Wells Fargo Commercial Mortgage Trust 2026-C66

Commercial Mortgage Pass-Through Certificates, Series WFCM 2026-C66

Geographic Overview of Mortgage Pool

Washington
2 properties
$1,472,174
0.3% of total
Oregon
1 property
$1,580,283
0.3% of total
California
7 properties
$52,427,054
8.9% of total
Alaska
2 properties
$60,353,388
10.3% of total
Arizona
1 property
$702,656
0.1% of total
Colorado
1 property
$55,000,000
9.4% of total
Wisconsin
3 properties
$30,013,942
5.1% of total
Indiana
2 properties
$4,908,606
0.8% of total
Michigan
2 properties
$22,250,000
3.8% of total
Pennsylvania
4 properties
$46,065,744
7.9% of total
New York
2 properties
$80,000,000
13.6% of total
Ohio
4 properties
$10,915,035
1.9% of total
Massachusetts
1 property
$2,978,648
0.5% of total
Connecticut
2 properties
$16,142,046
2.8% of total
Maryland
1 property
$15,918,416
2.7% of total
Virginia
3 properties
$68,000,000
11.6% of total
North Carolina
1 property
$1,092,608
0.2% of total
Florida
3 properties
$56,750,000
9.7% of total
Texas
5 properties
$20,277,303
3.5% of total
Tennessee
1 property
$3,700,000
0.6% of total
West Virginia
1 property
$35,805,000
6.1% of total
% of Cut-Off Date Balance
< 3.0%
3.0% – 10.0%
> 10.0%

Mortgaged Properties by Property Type

Mixed Use 2.3%
Industrial 6.9%
Retail 20.2%
Leased Fee 9.4%
Hospitality 9.9%
Multifamily 13.1%
Office 19.7%
Self Storage 18.5%

Summary of Certificates

Class	Approx. Initial Certificate Balance or Notional Amount(1)	Approx. Initial Credit Support(2)	Approx. Initial Pass-Through Rate	Pass-Through Rate Description	Assumed Final Distribution Date(3)	Weighted Average Life (Years)(4)	Expected Principal Window (Months)(4)
Offered Certificates
Class A-1	$ 15,260,000	30.000%	[_]%	(5)	April 2031	2.79	05/26 – 04/31
Class A-SB	$ 20,154,000	30.000%	[_]%	(5)	November 2035	7.38	04/31 - 11/35
Class A-4	(6)	30.000%	[_]%	(5)	(6)	(6)	(6)
Class A-5	(6)	30.000%	[_]%	(5)	(6)	(6)	(6)
Class X-A	$410,447,000(7)	NAP	[_]%	Variable(8)	NAP	NAP	NAP
Class X-B	$99,680,000(9)	NAP	[_]%	Variable(10)	NAP	NAP	NAP
Class A-S	$44,709,000	22.375%	[_]%	(5)	March 2036	9.85	02/36 - 03/36
Class B	$30,783,000	17.125%	[_]%	(5)	March 2036	9.90	03/36 - 03/36
Class C	$24,188,000	13.000%	[_]%	(5)	March 2036	9.90	03/36 - 03/36
Non-Offered Certificates
Class X-D	$17,707,000(11)(13)	NAP	[_]%	Variable(12)	NAP	NAP	NAP
Class D	$17,707,000(13)	9.980%(13)	[_]%	(5)	March 2036	9.90	03/36 - 03/36
Class E-RR	$11,610,000(13)	8.000%	[_]%	(5)	March 2036	9.90	03/36 - 03/36
Class F-RR	$ 8,795,000	6.500%	[_]%	(5)	March 2036	9.90	03/36 - 03/36
Class G-RR	$10,262,000	4.750%	[_]%	(5)	March 2036	9.90	03/36 - 03/36
Class H-RR	$27,851,904	0.000%	[_]%	(5)	April 2036	9.93	03/36 - 04/36
Class V(14)	NAP	NAP	NAP	NAP	NAP	NAP	NAP
Class R(15)	NAP	NAP	NAP	NAP	NAP	NAP	NAP

(1)	Approximate, subject to a permitted variance of plus or minus 5% and further subject to the discussion in footnotes (6) and (13) below. In addition, the notional amounts of the Class X-A, Class X-B and Class X-D certificates (collectively referred to herein as Class X certificates) may vary depending upon the final pricing of the classes of principal balance certificates whose certificate balances comprise such notional amounts and, if as a result of such pricing the pass-through rate of any class of the Class X certificates would be equal to zero at all times, such class of certificates will not be issued on the closing date of this securitization.
(2)	The approximate initial credit support percentages set forth for the certificates are approximate and, for the Class A-1, Class A-SB, Class A-4 and Class A-5 certificates, are presented in the aggregate.
(3)	The assumed final distribution dates set forth in this prospectus have been determined on the basis of the assumptions described in “Description of the Certificates—Assumed Final Distribution Date; Rated Final Distribution Date”.
(4)	The weighted average life and expected principal window during which distributions of principal would be received as set forth in the foregoing table with respect to each class of certificates having a certificate balance are based on the assumptions set forth under “Yield and Maturity Considerations—Weighted Average Life” and on the assumptions that there are no prepayments, modifications or losses in respect of the mortgage loans and that there are no extensions or forbearances of maturity dates or anticipated repayment dates of the mortgage loans.
(5)	The pass-through rate for each class of the Class A-1, Class A-SB, Class A-4, Class A-5, Class A-S, Class B, Class C, Class D, Class E-RR, Class F-RR, Class G-RR and Class H-RR certificates for any distribution date will be one of the following: (i) a fixed rate per annum, (ii) a variable rate per annum equal to the weighted average of the net mortgage interest rates on the mortgage loans for the related distribution date, (iii) a variable rate per annum equal to the lesser of (a) a fixed rate and (b) the weighted average of the net mortgage interest rates on the mortgage loans for the related distribution date or (iv) a variable rate per annum equal to the weighted average of the net mortgage interest rates on the mortgage loans for the related distribution date minus a specified percentage. For purposes of the calculation of the weighted average of the net mortgage interest rates on the mortgage loans for each distribution date, the mortgage interest rates will be adjusted as necessary to a 30/360 basis.
(6)	The exact initial certificate balances of the Class A-4 and Class A-5 certificates are unknown and will be determined based on the final pricing of those classes of certificates. However, the respective initial certificate balances, assumed final distribution dates, weighted average lives and principal windows of the Class A-4 and Class A-5 certificates are expected to be within the applicable ranges reflected in the following chart. The aggregate initial certificate balance of the Class A-4 and Class A-5 certificates is expected to be approximately $375,033,000, subject to a variance of plus or minus 5%. In the event that the Class A-5 certificates are issued with an initial certificate balance of $375,033,000, the Class A-4 certificates will not be issued.

3

Class of Certificates	Expected Range of Approximate Initial Certificate Balance	Expected Range of Assumed Final Distribution Date	Expected Range of Weighted Average Life (Years)	Expected Range of Principal Window
Class A-4	$0 - $150,000,000	NAP – January 2036	NAP – 9.66	NAP / 11/35 – 01/36
Class A-5	$225,033,000 - $375,033,000	February 2036 – February 2036	9.73 – 9.77	11/35 – 02/36 / 01/36 – 02/36
(7)	The Class X-A certificates are notional amount certificates. The notional amount of the Class X-A certificates will be equal to the aggregate certificate balance of the Class A-1, Class A-SB, Class A-4 and Class A-5 certificates outstanding from time to time. The Class X-A certificates will not be entitled to distributions of principal.
(8)	The pass-through rate for the Class X-A certificates for any distribution date will be a per annum rate equal to the excess, if any, of (a) the weighted average of the net mortgage interest rates on the mortgage loans for the related distribution date, over (b) the weighted average of the pass-through rates on the Class A-1, Class A-SB, Class A-4 and Class A-5 certificates for the related distribution date, weighted on the basis of their respective aggregate certificate balances outstanding immediately prior to that distribution date. For purposes of the calculation of the weighted average of the net mortgage interest rates on the mortgage loans for each distribution date, the mortgage interest rates will be adjusted as necessary to a 30/360 basis.
(9)	The Class X-B certificates are notional amount certificates. The notional amount of the Class X-B certificates will be equal to the aggregate certificate balance of the Class A-S, Class B and Class C certificates outstanding from time to time. The Class X-B certificates will not be entitled to distributions of principal.
(10)	The pass-through rate for the Class X-B certificates for any distribution date will be a per annum rate equal to the excess, if any, of (a) the weighted average of the net mortgage interest rates on the mortgage loans for the related distribution date, over (b) the weighted average of the pass-through rates on the Class A-S, Class B and Class C certificates for the related distribution date, weighted on the basis of their respective aggregate certificate balances outstanding immediately prior to that distribution date. For purposes of the calculation of the weighted average of the net mortgage interest rates on the mortgage loans for each distribution date, the mortgage interest rates will be adjusted as necessary to a 30/360 basis.
(11)	The Class X-D certificates are notional amount certificates. The notional amount of the Class X-D certificates will be equal to the certificate balance of the Class D certificates outstanding from time to time. The Class X-D certificates will not be entitled to distributions of principal.
(12)	The pass-through rate for the Class X-D certificates for any distribution date will be a per annum rate equal to the excess, if any, of (a) the weighted average of the net mortgage interest rates on the mortgage loans for the related distribution date, over (b) the pass-through rate on the Class D certificates for the related distribution date. For purposes of the calculation of the weighted average of the net mortgage interest rates on the mortgage loans for each distribution date, the mortgage interest rates will be adjusted as necessary to a 30/360 basis.
(13)	The initial certificate balance of the Class D and Class E-RR certificates is estimated based in part on the estimated ranges of certificate balances and estimated fair values described in “Credit Risk Retention”. The initial certificate balance of the Class D certificates is expected to fall within a range of $16,224,000 to $19,519,000, and the initial certificate balance of the Class E-RR Certificates is expected to fall within a range of $9,798,000 to $13,093,000, with the ultimate initial certificate balance of each determined such that the aggregate fair value of the Class E-RR, Class F-RR, Class G-RR and Class H-RR certificates will equal at least 5% of the estimated fair value as of the Closing Date of all of the classes of certificates (other than the Class R certificates) issued by the issuing entity. Any variation in the initial certificate balance of the Class D certificates would affect the initial notional amount of the Class X-D certificates. Additionally, the initial credit support percentage for the Class D certificates will range between approximately 9.671% and 10.233%.
(14)	The Class V certificates will not have a certificate balance, notional amount, credit support, pass-through rate, assumed final distribution date, rated final distribution date or rating. The Class V certificates will only be entitled to a specified portion of distributions of excess interest accrued on the mortgage loans with an anticipated repayment date. See “Description of the Mortgage Pool—Certain Terms of the Mortgage Loans—ARD Loans” in this prospectus.
(15)	The Class R certificates will not have a certificate balance, notional amount, credit support, pass-through rate, assumed final distribution date, rated final distribution date or rating. The Class R certificates represent the residual interest in each Trust REMIC as further described in this prospectus. The Class R certificates will not be entitled to distributions of principal or interest.

The Class X-D, Class D, Class E-RR, Class F-RR, Class G-RR, Class H-RR, Class V and Class R certificates are not offered by this prospectus. Any information in this prospectus concerning certificates other than the offered certificates is presented solely to enhance your understanding of the offered certificates.

4

TABLE OF CONTENTS

Summary of Certificates	3
Important Notice Regarding the Offered Certificates	17
Important Notice About Information Presented in this Prospectus	18
Summary of Terms	28
Summary of Risk Factors	65
Risks Relating to the Mortgage Loans	65
Risks Relating to Conflicts of Interest	66
Other Risks Relating to the Certificates	66
Risk Factors	67
Risks Related to Market Conditions and Other External Factors	67
Cyberattacks or Other Security Breaches Could Have a Material Adverse Effect on the Business of the Transaction Parties	67
Risks Relating to the Mortgage Loans	68
Mortgage Loans Are Non-Recourse and Are Not Insured or Guaranteed	68
Risks of Commercial and Multifamily Lending Generally	69
Sale-Leaseback Transactions Have Special Risks	71
Performance of the Mortgage Loans Will Be Highly Dependent on the Performance of Tenants and Tenant Leases	72
General	72
A Tenant Concentration May Result in Increased Losses	73
Mortgaged Properties Leased to Multiple Tenants Also Have Risks	74
Mortgaged Properties Leased to Borrowers or Borrower Affiliated Entities Also Have Risks	74
Tenant Bankruptcy Could Result in a Rejection of the Related Lease	75
Leases That Are Not Subordinated to the Lien of the Mortgage or Do Not Contain Attornment Provisions May Have an Adverse Impact at Foreclosure	75
Early Lease Termination Options May Reduce Cash Flow	76
Mortgaged Properties Leased to Not-for-Profit Tenants Also Have Risks	77
Retail Properties Have Special Risks	77
Changes in the Retail Sector, Such as Online Shopping and Other Uses of Technology, Could Affect the Business Models and Viability of Retailers.	78
The Performance of the Retail Properties is Subject to Conditions Affecting the Retail Sector.	79
Office Properties Have Special Risks	81
Self Storage Properties Have Special Risks	82
Multifamily Properties Have Special Risks	83
Hospitality Properties Have Special Risks	87
Risks Relating to Affiliation with a Franchise or Hotel Management Company	89
Industrial Properties Have Special Risks	91
Mixed Use Properties Have Special Risks	92
Mortgaged Properties Leased to Government Tenants Have Special Risks	92
Condominium Ownership May Limit Use and Improvements	93
Operation of a Mortgaged Property Depends on the Property Manager’s Performance	95
Concentrations Based on Property Type, Geography, Related Borrowers and Other Factors May Disproportionately Increase Losses	95
Adverse Environmental Conditions at or Near Mortgaged Properties May Result in Losses	97
Risks Related to Redevelopment, Expansion and Renovation at Mortgaged Properties	98
5

Some Mortgaged Properties May Not Be Readily Convertible to Alternative Uses	100
Risks Related to Zoning Non-Compliance and Use Restrictions	102
Risks Relating to Inspections of Properties	103
Risks Relating to Costs of Compliance with Applicable Laws and Regulations	104
Insurance May Not Be Available or Adequate	104
Inadequacy of Title Insurers May Adversely Affect Distributions on Your Certificates	106
Terrorism Insurance May Not Be Available for All Mortgaged Properties	106
Risks Associated with Blanket Insurance Policies or Self-Insurance	107
Condemnation of a Mortgaged Property May Adversely Affect Distributions on Certificates	108
Limited Information Causes Uncertainty	108
Historical Information	108
Ongoing Information	109
Underwritten Net Cash Flow Could Be Based On Incorrect or Flawed Assumptions	109
Frequent and Early Occurrence of Borrower Delinquencies and Defaults May Adversely Affect Your Investment	110
The Mortgage Loans Have Not Been Reviewed or Re-Underwritten by Us; Some Mortgage Loans May Not Have Complied With Another Originator’s Underwriting Criteria	111
Static Pool Data Would Not Be Indicative of the Performance of this Pool	112
Appraisals May Not Reflect Current or Future Market Value of Each Property	112
The Performance of a Mortgage Loan and Its Related Mortgaged Property Depends in Part on Who Controls the Borrower and Mortgaged Property	114
The Borrower’s Form of Entity May Cause Special Risks	114
A Bankruptcy Proceeding May Result in Losses and Delays in Realizing on the Mortgage Loans	117
Litigation Regarding the Mortgaged Properties or Borrowers May Impair Your Distributions	117
Other Financings or Ability to Incur Other Indebtedness Entails Risk	119
Tenancies-in-Common May Hinder Recovery	120
Risks Relating to Delaware Statutory Trusts	121
Risks Relating to Enforceability of Cross-Collateralization	121
Risks Relating to Enforceability of Yield Maintenance Charges, Prepayment Premiums or Defeasance Provisions	122
Risks Associated with One Action Rules	122
State Law Limitations on Assignments of Leases and Rents May Entail Risks	122
Various Other Laws Could Affect the Exercise of Lender’s Rights	123
Cash Management Operations Entail Certain Risks That Could Adversely Affect Distributions on Your Certificates	123
Borrower May Be Unable to Repay Remaining Principal Balance on Maturity Date or Anticipated Repayment Date; Longer Amortization Schedules and Interest-Only Provisions Increase Risk	124
Climate Change May Directly or Indirectly Have an Adverse Effect on the Mortgage Pool	126
Risks Related to Ground Leases and Other Leasehold Interests	127
Increases in Real Estate Taxes May Reduce Available Funds	129
State and Local Mortgage Recording Taxes May Apply Upon a Foreclosure or Deed-in-Lieu of Foreclosure and Reduce Net Proceeds	129
Risks Related to Conflicts of Interest	130
6

Interests and Incentives of the Originators, the Sponsors and Their Affiliates May Not Be Aligned With Your Interests	130
Interests and Incentives of the Underwriter Entities May Not Be Aligned With Your Interests	132
Potential Conflicts of Interest of the Master Servicer and Special Servicer	133
Potential Conflicts of Interest of the Operating Advisor	136
Potential Conflicts of Interest of the Asset Representations Reviewer	137
Potential Conflicts of Interest of the Directing Certificateholder and the Companion Holders	138
Potential Conflicts of Interest in the Selection of the Underlying Mortgage Loans	140
Conflicts of Interest May Occur as a Result of the Rights of the Applicable Directing Certificateholder To Terminate the Applicable Special Servicer of the Applicable Whole Loan	141
Other Potential Conflicts of Interest May Affect Your Investment	141
Other Risks Relating to the Certificates	142
Nationally Recognized Statistical Rating Organizations May Assign Different Ratings to the Certificates; Ratings of the Certificates Reflect Only the Views of the Applicable Rating Agencies as of the Dates Such Ratings Were Issued; Ratings May Affect ERISA Eligibility; Ratings May Be Downgraded	145
Your Yield May Be Affected by Defaults, Prepayments and Other Factors	148
General	148
The Timing of Prepayments and Repurchases May Change Your Anticipated Yield	149
Your Yield May Be Adversely Affected By Prepayments Resulting From Earnout Reserves	151
Losses and Shortfalls May Change Your Anticipated Yield	152
Risk of Early Termination	152
Subordination of the Subordinated Certificates Will Affect the Timing of Distributions and the Application of Losses on the Subordinated Certificates	153
Your Lack of Control Over the Issuing Entity and the Mortgage Loans Can Impact Your Investment	153
You Have Limited Voting Rights	153
The Rights of the Directing Certificateholder and the Operating Advisor Could Adversely Affect Your Investment	154
You Have Limited Rights to Replace the Master Servicer, the Special Servicer, the Trustee, the Certificate Administrator, the Operating Advisor or the Asset Representations Reviewer	156
The Rights of Companion Holders and Mezzanine Debt May Adversely Affect Your Investment	158
Risks Relating to Modifications of the Mortgage Loans	159
Sponsors May Not Make Required Repurchases or Substitutions of Defective Mortgage Loans or Pay Any Loss of Value Payment Sufficient to Cover All Losses on a Defective Mortgage Loan	160
Risks Relating to Interest on Advances and Special Servicing Compensation	161
Bankruptcy of a Servicer May Adversely Affect Collections on the Mortgage Loans and the Ability to Replace the Servicer	162
The Sponsors, the Depositor and the Issuing Entity Are Subject to Bankruptcy or Insolvency Laws That May Affect the Issuing Entity’s Ownership of the Mortgage Loans	162
7

The Requirement of the Special Servicer to Obtain FIRREA-Compliant Appraisals May Result in an Increased Cost to the Issuing Entity	164
The Master Servicer, any Sub-Servicer, the Special Servicer, the Trustee, the Certificate Administrator or the Custodian May Have Difficulty Performing Under the Pooling and Servicing Agreement or a Related Sub-Servicing Agreement	164
Tax Matters and Changes in Tax Law May Adversely Impact the Mortgage Loans or Your Investment	165
Tax Considerations Relating to Foreclosure	165
Changes to REMIC Restrictions on Loan Modifications and REMIC Rules on Partial Releases May Impact an Investment in the Certificates	165
REMIC Status	166
Material Federal Tax Considerations Regarding Original Issue Discount	166
Changes in Tax Law; No Gross Up in Respect of the Certificates	167
State and Local Taxes Could Adversely Impact Your Investment	167
General Risks	168
The Certificates May Not Be a Suitable Investment for You	168
Combination or “Layering” of Multiple Risks May Significantly Increase Risk of Loss	168
The Volatile Economy, Credit Crisis and Downturn in the Real Estate Market Have Adversely Affected the Value of CMBS and Similar Factors May in the Future Adversely Affect the Value of CMBS	168
Other Events May Affect the Value and Liquidity of Your Investment	169
The Certificates Are Limited Obligations	169
The Certificates May Have Limited Liquidity and the Market Value of the Certificates May Decline	169
Legal and Regulatory Provisions Affecting Investors Could Adversely Affect the Liquidity of the Offered Certificates	170
Description of the Mortgage Pool	173
General	173
Co-Originated or Third-Party Originated Mortgage Loans	174
Certain Calculations and Definitions	175
Definitions	176
Mortgage Pool Characteristics	191
Overview	191
Property Types	192
Retail Properties	192
Office Properties	193
Self Storage Properties	193
Multifamily Properties	193
Hospitality Properties	194
Leased Fee Properties	194
Industrial Properties	194
Mixed Use Properties	195
Specialty Use Concentrations	195
Significant Obligors	195
Mortgage Loan Concentrations	195
Top Fifteen Mortgage Loans or Groups of Cross-Collateralized Mortgage Loans	195
Multi-Property Mortgage Loans and Related Borrower Mortgage Loans	196
Geographic Concentrations	198
Mortgaged Properties with Limited Prior Operating History	199
Tenancies-in-Common or Diversified Ownership	199
Delaware Statutory Trusts	199
8

Fee & Leasehold Estates; Ground Leases	200
Environmental Considerations	200
Redevelopment, Renovation and Expansion	204
Assessment of Property Value and Condition	204
Litigation and Other Considerations	205
Condemnations	207
Loan Purpose; Default History, Bankruptcy Issues and Other Proceedings	207
Tenant Issues	209
Tenant Concentrations	209
Lease Expirations and Terminations	209
Expirations	209
Terminations	210
Other	212
Purchase Options and Rights of First Refusal	213
Affiliated Leases	214
Competition from Certain Nearby Properties	215
Insurance Considerations	215
Use Restrictions	217
Appraised Value	217
Non-Recourse Carveout Limitations	218
Real Estate and Other Tax Considerations	219
Delinquency Information	220
Certain Terms of the Mortgage Loans	220
Amortization of Principal	220
Payment Due Dates; Interest Rates; Calculations of Interest	221
Single Purpose Entity Covenants	223
Prepayment Protections and Certain Involuntary Prepayments and Voluntary Prepayments	223
Voluntary Prepayments	224
“Due-On-Sale” and “Due-On-Encumbrance” Provisions	226
Defeasance	227
Releases; Partial Releases; Property Additions	228
Escrows	229
Mortgaged Property Accounts	230
Exceptions to Underwriting Guidelines	232
Additional Indebtedness	233
General	233
Whole Loans	233
Mezzanine Indebtedness	233
Other Secured Indebtedness	234
General	234
Preferred Equity	234
Other Unsecured Indebtedness	235
The Whole Loans	235
General	235
The Serviced Pari Passu Whole Loans	239
Intercreditor Agreement	239
Control Rights with respect to Serviced Pari Passu Whole Loans	240
Certain Rights of each Non-Controlling Holder	240
Sale of Defaulted Mortgage Loan	241
The Non-Serviced Pari Passu Whole Loans	242
Intercreditor Agreement	242
Control Rights	243
9

Certain Rights of each Non-Controlling Holder	243
Custody of the Mortgage File	245
Sale of Defaulted Mortgage Loan	245
Additional Information	245
Transaction Parties	247
The Sponsors and Mortgage Loan Sellers	247
Wells Fargo Bank, National Association	247
General	247
Wells Fargo Bank, National Association’s Commercial Mortgage Securitization Program	247
Wells Fargo Bank’s Commercial Mortgage Loan Underwriting	248
Review of Mortgage Loans for Which Wells Fargo Bank is the Sponsor	253
Compliance with Rule 15Ga-1 under the Exchange Act	256
Retained Interests in This Securitization	261
Societe Generale Financial Corporation	261
General	261
Societe Generale Financial Corporation’s Commercial Mortgage Securitization Program	261
Societe Generale Financial Corporation’s Underwriting Standards	262
Review of the Mortgage Loans for Which Societe Generale Financial Corporation is the Sponsor	266
Compliance with Rule 15Ga-1 under the Exchange Act	269
Retained Interests in This Securitization	269
JPMorgan Chase Bank, National Association	269
General	269
JPMCB Securitization Program	270
Review of JPMCB Mortgage Loans	271
JPMCB’s Underwriting Guidelines and Processes	273
Exceptions to JPMCB’s Disclosed Underwriting Guidelines	278
Compliance with Rule 15Ga-1 under the Exchange Act	278
Retained Interests in This Securitization	281
Citi Real Estate Funding Inc.	281
General	281
CREFI’s Commercial Mortgage Origination and Securitization Program	281
Review of the CREFI Mortgage Loans	282
CREFI’s Underwriting Guidelines and Processes	287
Exceptions to CREFI’s Disclosed Underwriting Guidelines	291
Compliance with Rule 15Ga-1 under the Exchange Act	291
Retained Interests in This Securitization	291
UBS AG New York Branch	291
General	291
UBS AG, New York Branch’s Securitization Program	292
Review of the UBS AG, New York Branch Mortgage Loans	293
UBS AG, New York Branch’s Underwriting Standards	295
Exceptions	297
Compliance with Rule 15Ga-1 under the Exchange Act	298
Retained Interests in This Securitization	301
Bank of Montreal	301
General	301
BMO’s Commercial Mortgage Origination and Securitization Program	302
Review of the BMO Mortgage Loans	302
BMO’s Origination Procedures and Underwriting Guidelines	305
Exceptions to Underwriting Guidelines	309
10

Compliance with Rule 15Ga-1 under the Exchange Act	310
Retained Interests in This Securitization	311
BSPRT CMBS Finance, LLC	311
General	311
BSPRT’s Loan Origination and Acquisition History	311
Review of BSPRT Mortgage Loans	312
BSPRT’s Underwriting Standards	314
Compliance with Rule 15Ga-1 under the Exchange Act	320
Retained Interests in This Securitization	320
LMF Commercial, LLC	320
General	320
LMF’s Securitization Program	321
LMF’s Underwriting Standards and Loan Analysis	321
Review of Mortgage Loans for Which LMF is the Sponsor	325
Compliance with Rule 15Ga-1 under the Exchange Act	327
Retained Interests in This Securitization	327
Starwood Mortgage Capital LLC	327
General	327
Starwood’s Securitization Program	328
Review of SMC Mortgage Loans	328
SMC’s Underwriting Guidelines and Processes	330
Exceptions to SMC’s Disclosed Underwriting Guidelines	334
Servicing	334
Compliance with Rule 15Ga-1 under the Exchange Act	335
Retained Interests in This Securitization	338
Natixis Real Estate Capital LLC	338
General	338
NREC’s Commercial Real Estate Securitization Program	338
Review of NREC Mortgage Loan	339
NREC’s Underwriting Standards	341
Compliance with Rule 15Ga-1 under the Exchange Act	345
Retained Interests in This Securitization	345
The Depositor	345
The Issuing Entity	346
The Trustee	347
The Certificate Administrator	351
The Master Servicer	354
The Special Servicer	359
The Primary Servicer	364
Summary of the Midland Primary Servicing Agreement	369
The Non-Serviced Special Servicer	373
The Operating Advisor and Asset Representations Reviewer	377
Credit Risk Retention	379
General	379
Qualifying CRE Loans; Required Credit Risk Retention Percentage	379
Third Party Purchasers	379
CMBS 4 Sub 14, LLC	379
TH Holdco 1 (Cayman), L.P.	380
General	380
Horizontal Risk Retention Certificates	381
General	381
Material Terms of the Eligible Horizontal Residual Interest	382
Determination of Amount of Required Horizontal Credit Risk Retention	383
11

General	383
Treasury-Priced Principal Balance Certificates	383
Treasury Yield Curve	384
Credit Spread Determination	384
Discount Yield Determination	385
Determination of Class Sizes	385
Target Price Determination	385
Determination of Assumed Certificate Coupon	386
Determination of Treasury-Priced Expected Price	387
Interest-Only Certificates	387
Treasury Yield Curve	387
Credit Spread Determination	387
Discount Yield Determination	388
Determination of Scheduled Certificate Interest Payments	388
Determination of Interest-Only Expected Price	388
Yield-Priced Certificates	389
Determination of Class Size	389
Determination of Yield-Priced Expected Price	389
Calculation of Estimated Fair Value	389
Hedging, Transfer and Financing Restrictions	390
Operating Advisor	391
Representations and Warranties	392
Description of the Certificates	397
General	397
Distributions	399
Method, Timing and Amount	399
Available Funds	400
Priority of Distributions	402
Pass-Through Rates	405
Interest Distribution Amount	407
Principal Distribution Amount	407
Certain Calculations with Respect to Individual Mortgage Loans	409
Application Priority of Mortgage Loan Collections or Whole Loan Collections	411
Allocation of Yield Maintenance Charges and Prepayment Premiums	414
Assumed Final Distribution Date; Rated Final Distribution Date	416
Prepayment Interest Shortfalls	417
Subordination; Allocation of Realized Losses	418
Reports to Certificateholders; Certain Available Information	421
Certificate Administrator Reports	421
Information Available Electronically	427
Voting Rights	433
Delivery, Form, Transfer and Denomination	434
Book-Entry Registration	434
Definitive Certificates	437
Certificateholder Communication	437
Access to Certificateholders’ Names and Addresses	437
Requests to Communicate	438
List of Certificateholders	439
Description of the Mortgage Loan Purchase Agreements	439
General	439
Dispute Resolution Provisions	451
Asset Review Obligations	451
Pooling and Servicing Agreement	452
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General	452
Assignment of the Mortgage Loans	452
Servicing Standard	453
Subservicing	454
Advances	455
P&I Advances	455
Servicing Advances	456
Nonrecoverable Advances	457
Recovery of Advances	459
Accounts	460
Withdrawals from the Collection Account	463
Servicing and Other Compensation and Payment of Expenses	466
General	466
Master Servicing Compensation	470
Special Servicing Compensation	473
Disclosable Special Servicer Fees	478
Certificate Administrator and Trustee Compensation	479
Operating Advisor Compensation	479
Asset Representations Reviewer Compensation	480
CREFC® Intellectual Property Royalty License Fee	481
Appraisal Reduction Amounts	481
Maintenance of Insurance	489
Modifications, Waivers and Amendments	492
Enforcement of “Due-on-Sale” and “Due-on-Encumbrance” Provisions	498
Inspections	500
Collection of Operating Information	500
Special Servicing Transfer Event	501
Asset Status Report	503
Realization Upon Mortgage Loans	507
Sale of Defaulted Loans and REO Properties	510
The Directing Certificateholder	513
General	513
Major Decisions	515
Asset Status Report	518
Replacement of the Special Servicer	519
Control Termination Event, Operating Advisor Consultation Event and Consultation Termination Event	519
Servicing Override	522
Rights of the Directing Certificateholder with respect to Non-Serviced Mortgage Loans	522
Rights of the Holders of Serviced Pari Passu Companion Loans	523
Limitation on Liability of Directing Certificateholder	523
The Operating Advisor	524
General	524
Duties of Operating Advisor at All Times	524
Annual Report	526
Additional Duties of the Operating Advisor While an Operating Advisor Consultation Event Has Occurred and Is Continuing	528
Recommendation of the Replacement of the Special Servicer	528
Eligibility of Operating Advisor	528
Other Obligations of Operating Advisor	529
Delegation of Operating Advisor’s Duties	530
Termination of the Operating Advisor With Cause	530
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Rights Upon Operating Advisor Termination Event	531
Waiver of Operating Advisor Termination Event	532
Termination of the Operating Advisor Without Cause	532
Resignation of the Operating Advisor	532
Operating Advisor Compensation	533
The Asset Representations Reviewer	533
Asset Review	533
Asset Review Trigger	533
Asset Review Vote	535
Review Materials	535
Asset Review	537
Eligibility of Asset Representations Reviewer	539
Other Obligations of Asset Representations Reviewer	539
Delegation of Asset Representations Reviewer’s Duties	540
Asset Representations Reviewer Termination Events	540
Rights Upon Asset Representations Reviewer Termination Event	541
Termination of the Asset Representations Reviewer Without Cause	542
Resignation of Asset Representations Reviewer	542
Asset Representations Reviewer Compensation	542
Replacement of the Special Servicer Without Cause	542
Replacement of the Special Servicer After Operating Advisor Recommendation and Investor Vote	545
Resignation of the Master Servicer, Trustee, Certificate Administrator, Operating Advisor or Asset Representations Reviewer Upon Prohibited Risk Retention Affiliation	546
Termination of the Master Servicer or Special Servicer for Cause	547
Servicer Termination Events	547
Rights Upon Servicer Termination Event	548
Waiver of Servicer Termination Event	550
Resignation of the Master Servicer or Special Servicer	550
Limitation on Liability; Indemnification	551
Enforcement of Mortgage Loan Seller’s Obligations Under the MLPA	555
Dispute Resolution Provisions	555
Certificateholder’s Rights When a Repurchase Request Is Initially Delivered by a Certificateholder	555
Repurchase Request Delivered by a Party to the PSA	556
Resolution of a Repurchase Request	556
Mediation and Arbitration Provisions	559
Servicing of the Non-Serviced Mortgage Loans	560
Servicing of the U-Haul AREC RW Portfolio Mortgage Loan, the Birch Run Premium Outlets Mortgage Loan, the Houston Multifamily Portfolio Mortgage Loan, the Landstown Commons Mortgage Loan and the Park Center Plaza I, II, III Mortgage Loan	564
Servicing of the Sheraton Denver Downtown Hotel Mortgage Loan, the 255 Greenwich Mortgage Loan and the Ellenton Premium Outlets Mortgage Loan	564
Servicing of the Brandywine Regency Warehouse & Distribution Center Mortgage Loan	565
Rating Agency Confirmations	566
Evidence as to Compliance	568
Limitation on Rights of Certificateholders to Institute a Proceeding	569
Termination; Retirement of Certificates	570
Amendment	571
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Resignation and Removal of the Trustee and the Certificate Administrator	574
Governing Law; Waiver of Jury Trial; and Consent to Jurisdiction	575
Certain Legal Aspects of Mortgage Loans	576
General	577
Types of Mortgage Instruments	577
Leases and Rents	578
Personalty	578
Foreclosure	578
General	578
Foreclosure Procedures Vary from State to State	579
Judicial Foreclosure	579
Equitable and Other Limitations on Enforceability of Certain Provisions	579
Nonjudicial Foreclosure/Power of Sale	580
Public Sale	580
Rights of Redemption	581
Anti-Deficiency Legislation	582
Leasehold Considerations	582
Cooperative Shares	583
Bankruptcy Laws	583
Environmental Considerations	591
General	591
Superlien Laws	591
CERCLA	591
Certain Other Federal and State Laws	592
Additional Considerations	592
Due-on-Sale and Due-on-Encumbrance Provisions	593
Subordinate Financing	593
Default Interest and Limitations on Prepayments	593
Applicability of Usury Laws	593
Americans with Disabilities Act	594
Servicemembers Civil Relief Act	594
Anti-Money Laundering, Economic Sanctions and Bribery	595
Potential Forfeiture of Assets	595
Certain Affiliations, Relationships and Related Transactions Involving Transaction Parties	596
Pending Legal Proceedings Involving Transaction Parties	599
Use of Proceeds	599
Yield and Maturity Considerations	600
Yield Considerations	600
General	600
Rate and Timing of Principal Payments	600
Losses and Shortfalls	601
Certain Relevant Factors Affecting Loan Payments and Defaults	602
Delay in Payment of Distributions	603
Yield on the Certificates with Notional Amounts	603
Weighted Average Life	604
Pre-Tax Yield to Maturity Tables	609
Material Federal Income Tax Considerations	612
General	612
Qualification as a REMIC	613
Status of Offered Certificates	615
Taxation of Regular Interests	615
General	615
15

Original Issue Discount	616
Acquisition Premium	618
Market Discount	618
Premium	619
Election To Treat All Interest Under the Constant Yield Method	620
Treatment of Losses	620
Yield Maintenance Charges and Prepayment Premiums	621
Sale or Exchange of Regular Interests	621
Taxes That May Be Imposed on a REMIC	622
Prohibited Transactions	622
Contributions to a REMIC After the Startup Day	623
Net Income from Foreclosure Property	623
REMIC Partnership Representative	623
Taxation of Certain Foreign Investors	624
FATCA	625
Backup Withholding	625
Information Reporting	625
3.8% Medicare Tax on “Net Investment Income”	625
Reporting Requirements	626
Certain State and Local Tax Considerations	627
Method of Distribution (Conflicts of Interest)	627
Incorporation of Certain Information by Reference	631
Where You Can Find More Information	632
Financial Information	632
Certain ERISA Considerations	632
General	632
Plan Asset Regulations	633
Administrative Exemptions	634
Insurance Company General Accounts	636
Legal Investment	637
Legal Matters	638
Ratings	638
Index of Defined Terms	642

Annex A-1:	Certain Characteristics of the Mortgage Loans and Mortgaged Properties	A-1-1
Annex A-2:	Mortgage Pool Information (Tables)	A-2-1
Annex A-3:	Summaries of the Fifteen Largest Mortgage Loans or Groups of Cross-Collateralized Mortgage Loans	A-3-1
Annex B:	Form of Distribution Date Statement	B-1
Annex C:	Form of Operating Advisor Annual Report	C-1
Annex D-1:	Mortgage Loan Representations and Warranties	D-1-1
Annex D-2:	Exceptions to Mortgage Loan Representations and Warranties	D-2-1
Annex E:	Class A-SB Planned Principal Balance Schedule	E-1

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Important Notice Regarding the Offered Certificates

WE HAVE FILED WITH THE SECURITIES AND EXCHANGE COMMISSION A REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933, AS AMENDED, WITH RESPECT TO THE CERTIFICATES OFFERED IN THIS PROSPECTUS. HOWEVER, THIS PROSPECTUS DOES NOT CONTAIN ALL OF THE INFORMATION CONTAINED IN OUR REGISTRATION STATEMENT. FOR FURTHER INFORMATION REGARDING THE DOCUMENTS REFERRED TO IN THIS PROSPECTUS, YOU SHOULD REFER TO OUR REGISTRATION STATEMENT AND THE EXHIBITS TO IT. OUR REGISTRATION STATEMENT AND THE EXHIBITS TO IT CAN BE OBTAINED ELECTRONICALLY THROUGH THE SECURITIES AND EXCHANGE COMMISSION’S INTERNET WEBSITE (HTTP://WWW.SEC.GOV).

THIS PROSPECTUS IS NOT AN OFFER TO SELL OR A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY STATE OR OTHER JURISDICTION WHERE SUCH OFFER, SOLICITATION OR SALE IS NOT PERMITTED.

THE INFORMATION IN THIS PROSPECTUS IS PRELIMINARY AND MAY BE SUPPLEMENTED OR AMENDED PRIOR TO THE TIME OF SALE. IN ADDITION, THE OFFERED CERTIFICATES REFERRED TO IN THIS PROSPECTUS, AND THE ASSET POOL BACKING THEM, ARE SUBJECT TO MODIFICATION OR REVISION (INCLUDING THE POSSIBILITY THAT ONE OR MORE CLASSES OF OFFERED CERTIFICATES MAY BE SPLIT, COMBINED OR ELIMINATED) AT ANY TIME PRIOR TO ISSUANCE, AND ARE OFFERED ON A “WHEN, AS AND IF ISSUED” BASIS.

THE UNDERWRITERS DESCRIBED IN THESE MATERIALS MAY FROM TIME TO TIME PERFORM INVESTMENT BANKING SERVICES FOR, OR SOLICIT INVESTMENT BANKING BUSINESS FROM, ANY COMPANY NAMED IN THESE MATERIALS. THE UNDERWRITERS AND/OR THEIR RESPECTIVE EMPLOYEES MAY FROM TIME TO TIME HAVE A LONG OR SHORT POSITION IN ANY CONTRACT OR CERTIFICATE DISCUSSED IN THESE MATERIALS.

THE INFORMATION CONTAINED IN THIS PROSPECTUS SUPERSEDES ANY PREVIOUS SUCH INFORMATION DELIVERED TO ANY PROSPECTIVE INVESTOR AND MAY BE SUPERSEDED BY INFORMATION DELIVERED TO SUCH PROSPECTIVE INVESTOR PRIOR TO THE TIME OF SALE.

THE OFFERED CERTIFICATES DO NOT REPRESENT AN INTEREST IN OR OBLIGATION OF THE DEPOSITOR, THE SPONSORS, THE MORTGAGE LOAN SELLERS, THE MASTER SERVICER, THE SPECIAL SERVICER, THE TRUSTEE, THE OPERATING ADVISOR, THE ASSET REPRESENTATIONS REVIEWER, THE CERTIFICATE ADMINISTRATOR, THE DIRECTING CERTIFICATEHOLDER, THE UNDERWRITERS OR ANY OF THEIR RESPECTIVE AFFILIATES. NEITHER THE OFFERED CERTIFICATES NOR THE MORTGAGE LOANS ARE INSURED OR GUARANTEED BY ANY GOVERNMENTAL AGENCY OR INSTRUMENTALITY OR PRIVATE INSURER.

THERE IS CURRENTLY NO SECONDARY MARKET FOR THE OFFERED CERTIFICATES. THE OFFERED CERTIFICATES ARE A NEW ISSUE OF SECURITIES WITH NO ESTABLISHED TRADING MARKET AND WE CANNOT ASSURE YOU THAT A SECONDARY MARKET FOR THE OFFERED CERTIFICATES WILL DEVELOP. THE UNDERWRITERS ARE UNDER NO OBLIGATION TO MAKE A MARKET IN THE OFFERED CERTIFICATES AND MAY DISCONTINUE ANY MARKET MAKING ACTIVITIES AT ANY TIME WITHOUT NOTICE. IN ADDITION, THE ABILITY OF THE UNDERWRITERS TO MAKE A MARKET IN THE OFFERED CERTIFICATES MAY BE IMPACTED BY CHANGES IN REGULATORY REQUIREMENTS APPLICABLE TO MARKETING, HOLDING AND SELLING OF, OR ISSUING QUOTATIONS WITH RESPECT TO, ASSET-BACKED SECURITIES GENERALLY. IF A SECONDARY MARKET DOES DEVELOP, WE CANNOT ASSURE YOU THAT IT

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WILL PROVIDE HOLDERS OF THE OFFERED CERTIFICATES WITH LIQUIDITY OF INVESTMENT OR THAT IT WILL CONTINUE FOR THE LIFE OF THE OFFERED CERTIFICATES. ACCORDINGLY, PURCHASERS MUST BE PREPARED TO BEAR THE RISKS OF THEIR INVESTMENTS FOR AN INDEFINITE PERIOD. SEE “RISK FACTORS—GENERAL RISKS—THE CERTIFICATES MAY HAVE LIMITED LIQUIDITY AND THE MARKET VALUE OF THE CERTIFICATES MAY DECLINE” IN THIS PROSPECTUS.

Important Notice About Information Presented in this Prospectus

You should rely only on the information contained in this prospectus. We have not authorized anyone to provide you with information that is different from that contained in this prospectus. The information contained in this prospectus is accurate only as of the date of this prospectus.

This prospectus begins with several introductory sections describing the certificates and the issuing entity in abbreviated form:

●	Summary of Certificates, commencing on the page set forth on the table of contents of this prospectus, which sets forth important statistical information relating to the certificates;
●	Summary of Terms, commencing on the page set forth on the table of contents of this prospectus, which gives a brief introduction of the key features of the certificates and a description of the mortgage loans; and
●	Summary of Risk Factors and Risk Factors, commencing on the pages set forth on the table of contents of this prospectus, which describe risks that apply to the certificates.

This prospectus includes cross references to sections in this prospectus where you can find further related discussions. The table of contents in this prospectus identifies the pages where these sections are located.

Certain capitalized terms are defined and used in this prospectus to assist you in understanding the terms of the offered certificates and this offering. The capitalized terms used in this prospectus are defined on the pages indicated under the caption “Index of Defined Terms” in this prospectus.

All annexes and schedules attached to this prospectus are a part of this prospectus.

In this prospectus:

●	the terms “depositor”, “we”, “us” and “our” refer to Wells Fargo Commercial Mortgage Securities, Inc.;
●	references to any specified mortgaged property (or portfolio of mortgaged properties) refer to the mortgaged property (or portfolio of mortgaged properties) with the same name identified on Annex A-1;
●	references to any specified mortgage loan should be construed to refer to the mortgage loan secured by the mortgaged property (or portfolio of mortgaged properties) with the same name identified on Annex A-1, representing the approximate percentage of the initial pool balance set forth on Annex A-1;
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●	any parenthetical with a percentage next to a mortgage loan name or a group of mortgage loans indicates the approximate percentage (or approximate aggregate percentage) of the initial pool balance that the outstanding principal balance of such mortgage loan (or the aggregate outstanding principal balance of such group of mortgage loans) represents, as set forth on Annex A-1;
●	any parenthetical with a percentage next to a mortgaged property (or portfolio of mortgaged properties) indicates the approximate percentage (or approximate aggregate percentage) of the initial pool balance that the outstanding principal balance of the related mortgage loan (or, if applicable, the allocated loan amount or aggregate allocated loan amount with respect to such mortgaged property or mortgaged properties) represents, as set forth on Annex A-1;
●	references to a “pooling and servicing agreement” (other than the Wells Fargo Commercial Mortgage Trust 2026-C66 pooling and servicing agreement) governing the servicing of any mortgage loan should be construed to refer to any relevant pooling and servicing agreement, trust and servicing agreement or other primary transaction agreement governing the servicing of such mortgage loan; and
●	references to “lender” or “mortgage lender” with respect to a mortgage loan generally should be construed to mean, from and after the date of initial issuance of the offered certificates, the trustee on behalf of the issuing entity as the holder of record title to the mortgage loans or the master servicer or special servicer, as applicable, with respect to the obligations and rights of the lender as described under “Pooling and Servicing Agreement”.

NOTICE TO INVESTORS: EUROPEAN ECONOMIC AREA

PROHIBITION ON SALES TO EU RETAIL INVESTORS

THE OFFERED CERTIFICATES ARE NOT INTENDED TO BE OFFERED, SOLD OR OTHERWISE MADE AVAILABLE TO, AND SHOULD NOT BE OFFERED, SOLD OR OTHERWISE MADE AVAILABLE TO, ANY EU RETAIL INVESTOR IN THE EUROPEAN ECONOMIC AREA (THE “EEA”). FOR THESE PURPOSES (AND FOR THE PURPOSES OF THE FOLLOWING SECTION OF THIS PROSPECTUS), AN “EU RETAIL INVESTOR” MEANS A PERSON WHO IS ONE OR MORE OF THE FOLLOWING: (I) A RETAIL CLIENT, AS DEFINED IN POINT (11) OF ARTICLE 4(1) OF DIRECTIVE 2014/65/EU (AS AMENDED, “MIFID II”); OR (II) A CUSTOMER WITHIN THE MEANING OF DIRECTIVE (EU) 2016/97 (AS AMENDED), WHERE THAT CUSTOMER WOULD NOT QUALIFY AS A PROFESSIONAL CLIENT, AS DEFINED IN POINT (10) OF ARTICLE 4(1) OF MIFID II; OR (III) NOT A QUALIFIED INVESTOR (AN “EU QUALIFIED INVESTOR”), AS DEFINED IN ARTICLE 2 OF REGULATION (EU) 2017/1129 (AS AMENDED, THE “EU PROSPECTUS REGULATION”). CONSEQUENTLY NO KEY INFORMATION DOCUMENT REQUIRED BY REGULATION (EU) NO 1286/2014 (AS AMENDED, THE “EU PRIIPS REGULATION”) FOR OFFERING OR SELLING THE OFFERED CERTIFICATES, OR OTHERWISE MAKING THEM AVAILABLE, TO EU RETAIL INVESTORS IN THE EEA HAS BEEN PREPARED AND THEREFORE OFFERING OR SELLING THE OFFERED CERTIFICATES, OR OTHERWISE MAKING THEM AVAILABLE, TO ANY EU RETAIL INVESTOR IN THE EEA MAY BE UNLAWFUL UNDER THE EU PRIIPS REGULATION.

OTHER EEA OFFERING RESTRICTIONS

THIS PROSPECTUS IS NOT A PROSPECTUS FOR PURPOSES OF THE EU PROSPECTUS REGULATION. THIS PROSPECTUS HAS BEEN PREPARED ON THE BASIS THAT ANY OFFER OF OFFERED CERTIFICATES IN THE EEA WILL BE MADE ONLY TO A LEGAL ENTITY WHICH

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IS AN EU QUALIFIED INVESTOR. ACCORDINGLY, ANY PERSON MAKING OR INTENDING TO MAKE AN OFFER IN THE EEA OF OFFERED CERTIFICATES WHICH ARE THE SUBJECT OF THE OFFERING CONTEMPLATED IN THIS PROSPECTUS MAY ONLY DO SO WITH RESPECT TO EU QUALIFIED INVESTORS. NEITHER THE ISSUING ENTITY, THE DEPOSITOR NOR ANY UNDERWRITER HAVE AUTHORIZED, NOR DO THEY AUTHORIZE, THE MAKING OF ANY OFFER OF OFFERED CERTIFICATES IN THE EEA OTHER THAN TO EU QUALIFIED INVESTORS.

MIFID II PRODUCT GOVERNANCE

ANY DISTRIBUTOR SUBJECT TO MIFID II THAT IS OFFERING, SELLING OR RECOMMENDING THE OFFERED CERTIFICATES IS RESPONSIBLE FOR UNDERTAKING ITS OWN TARGET MARKET ASSESSMENT IN RESPECT OF THE OFFERED CERTIFICATES AND DETERMINING APPROPRIATE DISTRIBUTION CHANNELS FOR THE PURPOSES OF THE MIFID II PRODUCT GOVERNANCE RULES UNDER COMMISSION DELEGATED DIRECTIVE (EU) 2017/593 (AS AMENDED, THE “DELEGATED DIRECTIVE”). NEITHER THE ISSUING ENTITY, THE DEPOSITOR NOR (EXCEPT AS REGARDS ITSELF OR AGENTS ACTING ON ITS BEHALF, TO THE EXTENT RELEVANT) ANY UNDERWRITER MAKES ANY REPRESENTATIONS OR WARRANTIES AS TO A DISTRIBUTOR’S COMPLIANCE WITH THE DELEGATED DIRECTIVE.

EUROPEAN ECONOMIC AREA SELLING RESTRICTIONS

EACH UNDERWRITER, SEVERALLY BUT NOT JOINTLY, HAS REPRESENTED AND AGREED THAT IT HAS NOT OFFERED, SOLD OR OTHERWISE MADE AVAILABLE, AND WILL NOT OFFER, SELL OR OTHERWISE MAKE AVAILABLE, ANY OFFERED CERTIFICATES TO ANY EU RETAIL INVESTOR (AS DEFINED ABOVE) IN THE EEA. FOR THE PURPOSES OF THIS PROVISION (AND FOR THE PURPOSES OF THE PRECEDING SECTION OF THIS PROSPECTUS), THE EXPRESSION “OFFER” INCLUDES THE COMMUNICATION IN ANY FORM AND BY ANY MEANS OF SUFFICIENT INFORMATION ON THE TERMS OF THE OFFER AND THE OFFERED CERTIFICATES SO AS TO ENABLE AN INVESTOR TO DECIDE TO PURCHASE OR SUBSCRIBE FOR THE OFFERED CERTIFICATES.

NOTICE TO INVESTORS: UNITED KINGDOM

PROHIBITION ON SALES TO UK RETAIL INVESTORS

THE OFFERED CERTIFICATES ARE NOT INTENDED TO BE OFFERED, SOLD, DISTRIBUTED OR OTHERWISE MADE AVAILABLE TO, AND SHOULD NOT BE OFFERED, SOLD, DISTRIBUTED OR OTHERWISE MADE AVAILABLE TO, ANY UK RETAIL INVESTOR IN THE UNITED KINGDOM (THE “UK”). FOR THESE PURPOSES (AND FOR THE PURPOSES OF THE FOLLOWING SECTION OF THIS PROSPECTUS), A “UK RETAIL INVESTOR” MEANS A PERSON WHO IS ONE OR BOTH OF THE FOLLOWING: (I) NOT A PROFESSIONAL CLIENT, AS DEFINED IN POINT (8) OF ARTICLE 2(1) OF REGULATION (EU) NO 600/2014, AS IT FORMS PART OF UK DOMESTIC LAW BY VIRTUE OF THE EUROPEAN UNION (WITHDRAWAL) ACT 2018 (AS AMENDED, THE “EUWA”) AND AS AMENDED, OR (II) NOT A QUALIFIED INVESTOR (A “UK QUALIFIED INVESTOR”), AS DEFINED IN PARAGRAPH 15 OF SCHEDULE 1 TO THE PUBLIC OFFERS AND ADMISSIONS TO TRADING REGULATIONS 2024 (AS AMENDED, THE “POATRS”). CONSEQUENTLY: (1) PRIOR TO APRIL 6, 2026, NO KEY INFORMATION DOCUMENT REQUIRED BY REGULATION (EU) NO 1286/2014, AS IT FORMS PART OF UK DOMESTIC LAW BY VIRTUE OF THE EUWA AND AS AMENDED (THE “UK PRIIPS REGULATION”) FOR OFFERING OR SELLING THE OFFERED CERTIFICATES, OR OTHERWISE MAKING THEM AVAILABLE, TO UK RETAIL INVESTORS IN THE UK HAS BEEN PREPARED, AND THEREFORE OFFERING OR SELLING THE OFFERED CERTIFICATES, OR OTHERWISE MAKING THEM AVAILABLE, TO ANY UK RETAIL INVESTOR IN THE UK MAY BE UNLAWFUL

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UNDER THE UK PRIIPS REGULATION; AND (2) ON AND AFTER APRIL 6, 2026, NO DISCLOSURE DOCUMENT REQUIRED BY THE PRODUCT DISCLOSURE SOURCEBOOK (AS AMENDED, “DISC”) OF THE HANDBOOK OF RULES AND GUIDANCE ADOPTED BY THE UK’S FINANCIAL CONDUCT AUTHORITY (AS AMENDED, THE “FCA HANDBOOK”) FOR OFFERING, SELLING OR DISTRIBUTING THE OFFERED CERTIFICATES OR OTHERWISE MAKING THEM AVAILABLE TO UK RETAIL INVESTORS IN THE UK HAS BEEN PREPARED AND THEREFORE OFFERING, SELLING OR DISTRIBUTING THE OFFERED CERTIFICATES OR OTHERWISE MAKING THEM AVAILABLE TO ANY UK RETAIL INVESTOR IN THE UK MAY BE UNLAWFUL UNDER DISC AND THE CONSUMER COMPOSITE INVESTMENTS (DESIGNATED ACTIVITIES) REGULATIONS 2024 (AS AMENDED).

OTHER UK OFFERING RESTRICTIONS

THIS PROSPECTUS IS NOT A PROSPECTUS FOR PURPOSES OF THE POATRS OR THE PROSPECTUS RULES: ADMISSION TO TRADING ON A REGULATED MARKET SOURCEBOOK OF THE FCA HANDBOOK. THIS PROSPECTUS HAS BEEN PREPARED ON THE BASIS THAT ANY OFFER OF OFFERED CERTIFICATES IN THE UK WILL BE MADE ONLY TO A LEGAL ENTITY WHICH IS A UK QUALIFIED INVESTOR. ACCORDINGLY, ANY PERSON MAKING OR INTENDING TO MAKE AN OFFER IN THE UK OF OFFERED CERTIFICATES WHICH ARE THE SUBJECT OF THE OFFERING CONTEMPLATED IN THIS PROSPECTUS MAY ONLY DO SO WITH RESPECT TO UK QUALIFIED INVESTORS. NEITHER THE ISSUING ENTITY, THE DEPOSITOR NOR ANY UNDERWRITER HAVE AUTHORIZED, NOR DO THEY AUTHORIZE, THE MAKING OF ANY OFFER OF OFFERED CERTIFICATES IN THE UK OTHER THAN TO UK QUALIFIED INVESTORS.

UK MIFIR PRODUCT GOVERNANCE

ANY DISTRIBUTOR SUBJECT TO THE FCA HANDBOOK PRODUCT INTERVENTION AND PRODUCT GOVERNANCE SOURCEBOOK (THE “UK MIFIR PRODUCT GOVERNANCE RULES”) THAT IS OFFERING, SELLING OR RECOMMENDING THE OFFERED CERTIFICATES IS RESPONSIBLE FOR UNDERTAKING ITS OWN TARGET MARKET ASSESSMENT IN RESPECT OF THE OFFERED CERTIFICATES AND DETERMINING APPROPRIATE DISTRIBUTION CHANNELS. NONE OF THE ISSUING ENTITY, THE DEPOSITOR OR (EXCEPT AS REGARDS ITSELF OR AGENTS ACTING ON ITS BEHALF, TO THE EXTENT RELEVANT) ANY UNDERWRITER MAKES ANY REPRESENTATIONS OR WARRANTIES AS TO A DISTRIBUTOR’S COMPLIANCE WITH THE UK MIFIR PRODUCT GOVERNANCE RULES.

OTHER UK REGULATORY RESTRICTIONS

THE ISSUING ENTITY MAY CONSTITUTE A “COLLECTIVE INVESTMENT SCHEME” AS DEFINED BY SECTION 235 OF THE FINANCIAL SERVICES AND MARKETS ACT 2000 (AS AMENDED, THE “FSMA”) THAT IS NOT A “RECOGNIZED COLLECTIVE INVESTMENT SCHEME” FOR THE PURPOSES OF THE FSMA AND THAT HAS NOT BEEN AUTHORIZED, REGULATED OR OTHERWISE RECOGNIZED OR APPROVED. AS AN UNREGULATED SCHEME, THE OFFERED CERTIFICATES CANNOT BE MARKETED IN THE UK TO THE GENERAL PUBLIC, EXCEPT IN ACCORDANCE WITH THE FSMA.

THE DISTRIBUTION OF THIS PROSPECTUS (A) IF MADE BY A PERSON WHO IS NOT AN AUTHORIZED PERSON UNDER THE FSMA, IS BEING MADE ONLY TO, OR DIRECTED ONLY AT, PERSONS WHO (I) ARE OUTSIDE THE UK, OR (II) HAVE PROFESSIONAL EXPERIENCE IN MATTERS RELATING TO INVESTMENTS AND QUALIFY AS INVESTMENT PROFESSIONALS IN ACCORDANCE WITH ARTICLE 19(5) OF THE FINANCIAL SERVICES AND MARKETS ACT 2000 (FINANCIAL PROMOTION) ORDER 2005 (AS AMENDED, THE “FINANCIAL PROMOTION ORDER”), OR (III) ARE PERSONS FALLING WITHIN ARTICLE 49(2)(A) THROUGH (D) OF THE

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FINANCIAL PROMOTION ORDER, OR (IV) ARE PERSONS TO WHOM THIS PROSPECTUS MAY OTHERWISE LAWFULLY BE COMMUNICATED OR DIRECTED (ALL SUCH PERSONS TOGETHER BEING REFERRED TO AS “FPO PERSONS”); AND (B) IF MADE BY A PERSON WHO IS AN AUTHORIZED PERSON UNDER THE FSMA, IS BEING MADE ONLY TO, OR DIRECTED ONLY AT, PERSONS WHO (I) ARE OUTSIDE THE UK, OR (II) HAVE PROFESSIONAL EXPERIENCE OF PARTICIPATING IN UNREGULATED SCHEMES (AS DEFINED FOR PURPOSES OF THE FINANCIAL SERVICES AND MARKETS ACT 2000 (PROMOTION OF COLLECTIVE INVESTMENT SCHEMES) (EXEMPTIONS) ORDER 2001 (AS AMENDED, THE “PROMOTION OF COLLECTIVE INVESTMENT SCHEMES EXEMPTIONS ORDER”)) AND QUALIFY AS INVESTMENT PROFESSIONALS IN ACCORDANCE WITH ARTICLE 14(5) OF THE PROMOTION OF COLLECTIVE INVESTMENT SCHEMES EXEMPTIONS ORDER, OR (III) ARE PERSONS FALLING WITHIN ARTICLE 22(2)(A) THROUGH (D) (HIGH NET WORTH COMPANIES, UNINCORPORATED ASSOCIATIONS, ETC.) OF THE PROMOTION OF COLLECTIVE INVESTMENT SCHEMES EXEMPTIONS ORDER, OR (IV) ARE PERSONS TO WHOM THE ISSUING ENTITY MAY LAWFULLY BE PROMOTED IN ACCORDANCE WITH SECTION 4.12B OF THE FCA HANDBOOK CONDUCT OF BUSINESS SOURCEBOOK (ALL SUCH PERSONS, TOGETHER WITH FPO PERSONS, “RELEVANT PERSONS”).

THIS PROSPECTUS MUST NOT BE ACTED ON OR RELIED ON BY PERSONS WHO ARE NOT RELEVANT PERSONS. ANY INVESTMENT OR INVESTMENT ACTIVITY TO WHICH THIS PROSPECTUS RELATES, INCLUDING THE OFFERED CERTIFICATES, IS AVAILABLE ONLY TO RELEVANT PERSONS AND WILL BE ENGAGED IN ONLY WITH RELEVANT PERSONS.

POTENTIAL INVESTORS IN THE UK ARE ADVISED THAT ALL, OR MOST, OF THE PROTECTIONS AFFORDED BY THE UK REGULATORY SYSTEM WILL NOT APPLY TO AN INVESTMENT IN THE OFFERED CERTIFICATES AND THAT COMPENSATION WILL NOT BE AVAILABLE UNDER THE UK FINANCIAL SERVICES COMPENSATION SCHEME.

UNITED KINGDOM SELLING RESTRICTIONS

EACH UNDERWRITER, SEVERALLY BUT NOT JOINTLY, HAS REPRESENTED AND AGREED THAT:

(A) IT HAS NOT OFFERED, SOLD, DISTRIBUTED OR OTHERWISE MADE AVAILABLE, AND WILL NOT OFFER, SELL, DISTRIBUTE OR OTHERWISE MAKE AVAILABLE, ANY OFFERED CERTIFICATES TO ANY UK RETAIL INVESTOR (AS DEFINED ABOVE) IN THE UK (AND FOR THE PURPOSES OF THIS PROVISION AND THE PRECEDING SECTION OF THIS PROSPECTUS, THE EXPRESSION “OFFER” INCLUDES THE COMMUNICATION IN ANY FORM AND BY ANY MEANS OF SUFFICIENT INFORMATION ON THE TERMS OF THE OFFER AND THE OFFERED CERTIFICATES SO AS TO ENABLE AN INVESTOR TO DECIDE TO BUY OR SUBSCRIBE FOR THE OFFERED CERTIFICATES);

(B) IT HAS ONLY COMMUNICATED OR CAUSED TO BE COMMUNICATED AND WILL ONLY COMMUNICATE OR CAUSE TO BE COMMUNICATED AN INVITATION OR INDUCEMENT TO ENGAGE IN INVESTMENT ACTIVITY (WITHIN THE MEANING OF SECTION 21 OF THE FSMA) RECEIVED BY IT IN CONNECTION WITH THE ISSUE OR SALE OF THE OFFERED CERTIFICATES IN CIRCUMSTANCES IN WHICH SECTION 21(1) OF THE FSMA DOES NOT APPLY TO THE ISSUING ENTITY OR THE DEPOSITOR; AND

(C) IT HAS COMPLIED AND WILL COMPLY WITH ALL APPLICABLE PROVISIONS OF THE FSMA WITH RESPECT TO ANYTHING DONE BY IT IN RELATION TO THE OFFERED CERTIFICATES IN, FROM OR OTHERWISE INVOLVING THE UK.

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EU SR RULES AND UK SECURITIZATION FRAMEWORK

NONE OF THE SPONSORS, THE DEPOSITOR OR THE UNDERWRITERS, OR THEIR RESPECTIVE AFFILIATES, OR ANY OTHER PERSON, INTENDS TO RETAIN A MATERIAL NET ECONOMIC INTEREST IN THE SECURITIZATION CONSTITUTED BY THE ISSUE OF THE CERTIFICATES, OR TO TAKE ANY OTHER ACTION IN RESPECT OF SUCH SECURITIZATION, IN A MANNER PRESCRIBED OR CONTEMPLATED BY THE EU SR RULES (AS DEFINED BELOW) OR THE UK SECURITIZATION FRAMEWORK (AS DEFINED BELOW). IN PARTICULAR, NO SUCH PERSON UNDERTAKES TO TAKE ANY ACTION THAT MAY BE REQUIRED BY ANY PROSPECTIVE INVESTOR OR CERTIFICATEHOLDER FOR THE PURPOSES OF ITS COMPLIANCE WITH ANY REQUIREMENT OF THE EU SR RULES OR THE UK SECURITIZATION FRAMEWORK. IN ADDITION, THE ARRANGEMENTS DESCRIBED UNDER “CREDIT RISK RETENTION” IN THIS PROSPECTUS HAVE NOT BEEN STRUCTURED WITH THE OBJECTIVE OF ENSURING OR FACILITATING COMPLIANCE BY ANY PERSON WITH ANY REQUIREMENT OF THE EU SR RULES OR THE UK SECURITIZATION FRAMEWORK. CONSEQUENTLY, THE OFFERED CERTIFICATES ARE NOT A SUITABLE INVESTMENT FOR ANY PERSON THAT IS NOW OR MAY IN THE FUTURE BE SUBJECT TO ANY REQUIREMENT OF THE EU SR RULES OR THE UK SECURITIZATION FRAMEWORK.

SEE “RISK FACTORS—OTHER RISKS RELATING TO THE CERTIFICATES—EU SR RULES AND UK SECURITIZATION FRAMEWORK” IN THIS PROSPECTUS.

PEOPLE’S REPUBLIC OF CHINA

THE OFFERED CERTIFICATES WILL NOT BE OFFERED OR SOLD IN THE PEOPLE’S REPUBLIC OF CHINA (EXCLUDING HONG KONG, MACAU AND TAIWAN, THE “PRC”) AS PART OF THE INITIAL DISTRIBUTION OF THE OFFERED CERTIFICATES BUT MAY BE AVAILABLE FOR PURCHASE BY INVESTORS RESIDENT IN THE PRC FROM OUTSIDE THE PRC.

THIS PROSPECTUS DOES NOT CONSTITUTE AN OFFER TO SELL OR THE SOLICITATION OF AN OFFER TO BUY ANY SECURITIES IN THE PRC TO ANY PERSON TO WHOM IT IS UNLAWFUL TO MAKE THE OFFER OR SOLICITATION IN THE PRC.

THE DEPOSITOR DOES NOT REPRESENT THAT THIS PROSPECTUS MAY BE LAWFULLY DISTRIBUTED, OR THAT ANY OFFERED CERTIFICATES MAY BE LAWFULLY OFFERED, IN COMPLIANCE WITH ANY APPLICABLE REGISTRATION OR OTHER REQUIREMENTS IN THE PRC, OR PURSUANT TO AN EXEMPTION AVAILABLE THEREUNDER, OR ASSUME ANY RESPONSIBILITY FOR FACILITATING ANY SUCH DISTRIBUTION OR OFFERING. IN PARTICULAR, NO ACTION HAS BEEN TAKEN BY THE DEPOSITOR WHICH WOULD PERMIT AN OFFERING OF ANY OFFERED CERTIFICATES OR THE DISTRIBUTION OF THIS PROSPECTUS IN THE PRC. ACCORDINGLY, THE OFFERED CERTIFICATES ARE NOT BEING OFFERED OR SOLD WITHIN THE PRC BY MEANS OF THIS PROSPECTUS OR ANY OTHER DOCUMENT. NEITHER THIS PROSPECTUS NOR ANY ADVERTISEMENT OR OTHER OFFERING MATERIAL MAY BE DISTRIBUTED OR PUBLISHED IN THE PRC, EXCEPT UNDER CIRCUMSTANCES THAT WILL RESULT IN COMPLIANCE WITH ANY APPLICABLE LAWS AND REGULATIONS.

HONG KONG

THIS PROSPECTUS HAS NOT BEEN DELIVERED FOR REGISTRATION TO THE REGISTRAR OF COMPANIES IN HONG KONG AND THE CONTENTS OF THIS PROSPECTUS HAVE NOT BEEN REVIEWED OR APPROVED BY ANY REGULATORY AUTHORITY IN HONG KONG. THIS PROSPECTUS DOES NOT CONSTITUTE NOR INTEND TO BE AN OFFER OR INVITATION TO THE PUBLIC IN HONG KONG TO ACQUIRE THE OFFERED CERTIFICATES.

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EACH UNDERWRITER HAS REPRESENTED, WARRANTED AND AGREED THAT: (1) IT HAS NOT OFFERED OR SOLD AND WILL NOT OFFER OR SELL IN HONG KONG, BY MEANS OF ANY DOCUMENT, ANY OFFERED CERTIFICATES (EXCEPT FOR CERTIFICATES WHICH ARE A “STRUCTURED PRODUCT” AS DEFINED IN THE SECURITIES AND FUTURES ORDINANCE (CAP. 571) (THE “SFO”) OF HONG KONG) OTHER THAN (A) TO “PROFESSIONAL INVESTORS” AS DEFINED IN THE SFO AND ANY RULES OR REGULATIONS MADE UNDER THE SFO; OR (B) IN OTHER CIRCUMSTANCES WHICH DO NOT RESULT IN THE DOCUMENT BEING A “PROSPECTUS” AS DEFINED IN THE COMPANIES (WINDING UP AND MISCELLANEOUS PROVISIONS) ORDINANCE (CAP. 32) (THE “C(WUMP)O”) OF HONG KONG OR WHICH DO NOT CONSTITUTE AN OFFER TO THE PUBLIC WITHIN THE MEANING OF THE C(WUMP)O; AND (2) IT HAS NOT ISSUED OR HAD IN ITS POSSESSION FOR THE PURPOSES OF ISSUE, AND WILL NOT ISSUE OR HAVE IN ITS POSSESSION FOR THE PURPOSES OF ISSUE, WHETHER IN HONG KONG OR ELSEWHERE, ANY ADVERTISEMENT, INVITATION OR DOCUMENT RELATING TO THE OFFERED CERTIFICATES, WHICH IS DIRECTED AT, OR THE CONTENTS OF WHICH ARE LIKELY TO BE ACCESSED OR READ BY, THE PUBLIC OF HONG KONG (EXCEPT IF PERMITTED TO DO SO UNDER THE SECURITIES LAWS OF HONG KONG) OTHER THAN WITH RESPECT TO OFFERED CERTIFICATES WHICH ARE OR ARE INTENDED TO BE DISPOSED OF ONLY TO PERSONS OUTSIDE HONG KONG OR ONLY TO “PROFESSIONAL INVESTORS” AS DEFINED IN THE SFO AND ANY RULES MADE UNDER THE SFO.

W A R N I N G

THE CONTENTS OF THIS PROSPECTUS HAVE NOT BEEN REVIEWED OR APPROVED BY ANY REGULATORY AUTHORITY IN HONG KONG. YOU ARE ADVISED TO EXERCISE CAUTION IN RELATION TO THE OFFER. IF YOU ARE IN ANY DOUBT ABOUT ANY OF THE CONTENTS OF THIS PROSPECTUS, YOU SHOULD OBTAIN INDEPENDENT PROFESSIONAL ADVICE.

SINGAPORE

NEITHER THIS PROSPECTUS NOR ANY OTHER DOCUMENT OR MATERIAL IN CONNECTION WITH ANY OFFER OF THE OFFERED CERTIFICATES HAS BEEN REGISTERED AS A PROSPECTUS WITH THE MONETARY AUTHORITY OF SINGAPORE (“MAS”) UNDER THE SECURITIES AND FUTURES ACT (CAP. 289) OF SINGAPORE (THE “SFA”). ACCORDINGLY, MAS ASSUMES NO RESPONSIBILITY FOR THE CONTENTS OF THIS PROSPECTUS. THIS PROSPECTUS IS NOT A PROSPECTUS AS DEFINED IN THE SFA AND STATUTORY LIABILITY UNDER THE SFA IN RELATION TO THE CONTENTS OF PROSPECTUSES WOULD NOT APPLY. ANY PROSPECTIVE INVESTOR SHOULD CONSIDER CAREFULLY WHETHER THE INVESTMENT IS SUITABLE FOR IT. THIS PROSPECTUS AND ANY OTHER DOCUMENT OR MATERIAL IN CONNECTION WITH THE OFFER OR SALE, OR INVITATION FOR SUBSCRIPTION OR PURCHASE, OF THE OFFERED CERTIFICATES MAY NOT BE CIRCULATED OR DISTRIBUTED, NOR MAY THE OFFERED CERTIFICATES BE OFFERED OR SOLD, OR BE MADE THE SUBJECT OF AN INVITATION FOR SUBSCRIPTION OR PURCHASE, WHETHER DIRECTLY OR INDIRECTLY, TO PERSONS IN SINGAPORE OTHER THAN (I) TO AN INSTITUTIONAL INVESTOR (AS DEFINED IN SECTION 4A(1)(c) OF THE SFA) PURSUANT TO SECTION 274 OF THE SFA (EACH AN “INSTITUTIONAL INVESTOR”), (II) TO A RELEVANT PERSON (AS DEFINED IN SECTION 275(2) OF THE SFA) PURSUANT TO SECTION 275(1), OR ANY PERSON PURSUANT TO SECTION 275(1A) OF THE SFA, AND IN ACCORDANCE WITH THE CONDITIONS SPECIFIED IN SECTION 275 OF THE SFA, PROVIDED ALWAYS THAT NONE OF SUCH PERSON SHALL BE AN INDIVIDUAL OTHER THAN AN INDIVIDUAL WHO IS AN ACCREDITED INVESTOR (AS DEFINED IN SECTION 4A(1)(a) OF THE SFA) (EACH, A “RELEVANT INVESTOR”).

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NO CERTIFICATES ACQUIRED BY (I) AN INSTITUTIONAL INVESTOR; OR (II) A RELEVANT INVESTOR IN ACCORDANCE WITH THE CONDITIONS SPECIFIED IN SECTION 275 OF THE SFA MAY BE OFFERED OR SOLD, MADE THE SUBJECT OF AN INVITATION FOR SUBSCRIPTION OR PURCHASE, OR OTHERWISE TRANSFERRED, WHETHER DIRECTLY OR INDIRECTLY, TO PERSONS IN SINGAPORE, OTHER THAN TO (I) AN INSTITUTIONAL INVESTOR; OR (II) A RELEVANT INVESTOR IN ACCORDANCE WITH THE CONDITIONS SPECIFIED IN SECTION 275 OF THE SFA.

WHERE THE OFFERED CERTIFICATES ARE SUBSCRIBED OR PURCHASED UNDER SECTION 275 OF THE SFA BY A RELEVANT PERSON WHICH IS: (A) A CORPORATION (WHICH IS NOT AN ACCREDITED INVESTOR (AS DEFINED IN SECTION 4A OF THE SFA)) THE SOLE BUSINESS OF WHICH IS TO HOLD INVESTMENTS AND THE ENTIRE SHARE CAPITAL OF WHICH IS OWNED BY ONE OR MORE INDIVIDUALS, EACH OF WHOM IS AN ACCREDITED INVESTOR; OR (B) A TRUST (WHERE THE TRUSTEE IS NOT AN ACCREDITED INVESTOR) WHOSE SOLE PURPOSE IS TO HOLD INVESTMENTS AND EACH BENEFICIARY IS AN ACCREDITED INVESTOR, SECURITIES (AS DEFINED IN SECTION 239(1) OF THE SFA) OF THAT CORPORATION OR THE BENEFICIARIES’ RIGHTS AND INTEREST (HOWSOEVER DESCRIBED) IN THAT TRUST SHALL NOT BE TRANSFERABLE FOR 6 MONTHS AFTER THAT CORPORATION OR THAT TRUST HAS ACQUIRED THE OFFERED CERTIFICATES UNDER SECTION 275 OF THE SFA EXCEPT: (1) TO AN INSTITUTIONAL INVESTOR UNDER SECTION 274 OF THE SFA OR TO A RELEVANT PERSON (AS DEFINED IN SECTION 275(2) OF THE SFA), OR TO ANY PERSON PURSUANT TO AN OFFER THAT IS MADE ON TERMS THAT SUCH SHARES, DEBENTURES AND UNITS OF SHARES AND DEBENTURES OF THAT CORPORATION OR SUCH RIGHTS OR INTEREST IN THAT TRUST ARE ACQUIRED AT A CONSIDERATION OF NOT LESS THAN 200,000 SINGAPORE DOLLARS (OR ITS EQUIVALENT IN A FOREIGN CURRENCY) FOR EACH TRANSACTION, WHETHER SUCH AMOUNT IS TO BE PAID FOR IN CASH OR BY EXCHANGE OF SECURITIES OR OTHER ASSETS, AND FURTHER FOR CORPORATIONS, IN ACCORDANCE WITH THE CONDITIONS SPECIFIED IN SECTION 275(1A) OF THE SFA; (2) WHERE NO CONSIDERATION IS GIVEN FOR THE TRANSFER; (3) WHERE THE TRANSFER IS BY OPERATION OF LAW; OR (4) AS SPECIFIED IN SECTION 276(7) OF THE SFA.

REPUBLIC OF KOREA

THESE CERTIFICATES HAVE NOT BEEN REGISTERED WITH THE FINANCIAL SERVICES COMMISSION OF THE REPUBLIC OF KOREA FOR A PUBLIC OFFERING IN THE REPUBLIC OF KOREA. THE UNDERWRITERS HAVE THEREFORE REPRESENTED AND AGREED THAT THE CERTIFICATES HAVE NOT BEEN AND WILL NOT BE OFFERED, SOLD OR DELIVERED DIRECTLY OR INDIRECTLY, OR OFFERED, SOLD OR DELIVERED TO ANY PERSON FOR RE-OFFERING OR RESALE, DIRECTLY OR INDIRECTLY, IN THE REPUBLIC OF KOREA OR TO ANY RESIDENT OF THE REPUBLIC OF KOREA, EXCEPT AS OTHERWISE PERMITTED UNDER APPLICABLE LAWS AND REGULATIONS OF THE REPUBLIC OF KOREA, INCLUDING THE FINANCIAL INVESTMENT SERVICES AND CAPITAL MARKETS ACT AND THE FOREIGN EXCHANGE TRANSACTIONS LAW AND THE DECREES AND REGULATIONS THEREUNDER.

JAPAN

THE OFFERED CERTIFICATES HAVE NOT BEEN AND WILL NOT BE REGISTERED UNDER THE FINANCIAL INSTRUMENTS AND EXCHANGE LAW OF JAPAN, AS AMENDED (THE “FIEL”), AND DISCLOSURE UNDER THE FIEL HAS NOT BEEN AND WILL NOT BE MADE WITH RESPECT TO THE OFFERED CERTIFICATES. ACCORDINGLY, EACH UNDERWRITER HAS REPRESENTED AND AGREED THAT IT HAS NOT, DIRECTLY OR INDIRECTLY, OFFERED OR SOLD AND WILL NOT, DIRECTLY OR INDIRECTLY, OFFER OR SELL ANY OFFERED

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CERTIFICATES IN JAPAN OR TO, OR FOR THE BENEFIT OF, ANY RESIDENT OF JAPAN (WHICH TERM AS USED IN THIS PROSPECTUS MEANS ANY PERSON RESIDENT IN JAPAN, INCLUDING ANY CORPORATION OR OTHER ENTITY ORGANIZED UNDER THE LAWS OF JAPAN) OR TO OTHERS FOR REOFFERING OR RE-SALE, DIRECTLY OR INDIRECTLY, IN JAPAN OR TO, OR FOR THE BENEFIT OF, ANY RESIDENT OF JAPAN EXCEPT PURSUANT TO AN EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF, AND OTHERWISE IN COMPLIANCE WITH, THE FIEL AND OTHER RELEVANT LAWS, REGULATIONS AND MINISTERIAL GUIDELINES OF JAPAN. AS PART OF THIS OFFERING OF THE OFFERED CERTIFICATES, THE UNDERWRITERS MAY OFFER THE OFFERED CERTIFICATES IN JAPAN TO UP TO 49 OFFEREES IN ACCORDANCE WITH THE ABOVE PROVISIONS.

JAPANESE RETENTION REQUIREMENT

THE JAPANESE FINANCIAL SERVICES AGENCY (“JFSA”) PUBLISHED A RISK RETENTION RULE AS PART OF THE REGULATORY CAPITAL REGULATION OF CERTAIN CATEGORIES OF JAPANESE INVESTORS SEEKING TO INVEST IN SECURITIZATION TRANSACTIONS (THE “JRR RULE”). THE JRR RULE MANDATES AN “INDIRECT” COMPLIANCE REQUIREMENT, MEANING THAT CERTAIN CATEGORIES OF JAPANESE INVESTORS WILL BE REQUIRED TO APPLY HIGHER RISK WEIGHTING TO SECURITIZATION EXPOSURES THEY HOLD UNLESS THE RELEVANT ORIGINATOR COMMITS TO HOLD A RETENTION INTEREST IN THE SECURITIES ISSUED IN THE SECURITIZATION TRANSACTION EQUAL TO AT LEAST 5% OF THE EXPOSURE OF THE TOTAL UNDERLYING ASSETS IN THE SECURITIZATION TRANSACTION (THE “JAPANESE RETENTION REQUIREMENT”), OR SUCH INVESTORS DETERMINE THAT THE UNDERLYING ASSETS WERE NOT “INAPPROPRIATELY ORIGINATED.” IN THE ABSENCE OF SUCH A DETERMINATION BY SUCH INVESTORS THAT SUCH UNDERLYING ASSETS WERE NOT “INAPPROPRIATELY ORIGINATED,” THE JAPANESE RETENTION REQUIREMENT WOULD APPLY TO AN INVESTMENT BY SUCH INVESTORS IN SUCH SECURITIES.

NO PARTY TO THE TRANSACTION DESCRIBED IN THIS PROSPECTUS HAS COMMITTED TO HOLD A RISK RETENTION INTEREST IN COMPLIANCE WITH THE JAPANESE RETENTION REQUIREMENT, AND WE MAKE NO REPRESENTATION AS TO WHETHER THE TRANSACTION DESCRIBED IN THIS PROSPECTUS WOULD OTHERWISE COMPLY WITH THE JRR RULE.

NOTICE TO RESIDENTS OF CANADA

THE OFFERED CERTIFICATES MAY BE SOLD IN CANADA ONLY TO PURCHASERS PURCHASING, OR DEEMED TO BE PURCHASING, AS PRINCIPAL THAT ARE ACCREDITED INVESTORS, AS DEFINED IN NATIONAL INSTRUMENT 45-106 PROSPECTUS EXEMPTIONS OR SUBSECTION 73.3(1) OF THE SECURITIES ACT (ONTARIO), AND ARE PERMITTED CLIENTS, AS DEFINED IN NATIONAL INSTRUMENT 31-103 REGISTRATION REQUIREMENTS, EXEMPTIONS AND ONGOING REGISTRANT OBLIGATIONS. ANY RESALE OF THE OFFERED CERTIFICATES MUST BE MADE IN ACCORDANCE WITH AN EXEMPTION FROM, OR IN A TRANSACTION NOT SUBJECT TO, THE PROSPECTUS REQUIREMENTS OF APPLICABLE SECURITIES LAWS.

SECURITIES LEGISLATION IN CERTAIN PROVINCES OR TERRITORIES OF CANADA MAY PROVIDE A PURCHASER WITH REMEDIES FOR RESCISSION OR DAMAGES IF THIS PROSPECTUS (INCLUDING ANY AMENDMENT HERETO) CONTAINS A MISREPRESENTATION, PROVIDED THAT THE REMEDIES FOR RESCISSION OR DAMAGES ARE EXERCISED BY THE PURCHASER WITHIN THE TIME LIMIT PRESCRIBED BY THE SECURITIES LEGISLATION OF THE PURCHASER’S PROVINCE OR TERRITORY. THE PURCHASER SHOULD REFER TO ANY APPLICABLE PROVISIONS OF THE SECURITIES LEGISLATION OF THE PURCHASER’S

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PROVINCE OR TERRITORY FOR PARTICULARS OF THESE RIGHTS OR CONSULT WITH A LEGAL ADVISOR.

PURSUANT TO SECTION 3A.3 OF NATIONAL INSTRUMENT 33-105 UNDERWRITING CONFLICTS (“NI 33-105”), THE UNDERWRITERS ARE NOT REQUIRED TO COMPLY WITH THE DISCLOSURE REQUIREMENTS OF NI 33-105 REGARDING UNDERWRITER CONFLICTS OF INTEREST IN CONNECTION WITH THIS OFFERING.

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Summary of Terms

This summary highlights selected information from this prospectus. It does not contain all of the information you need to consider in making your investment decision. To understand all of the terms of the offering of the offered certificates, read this entire document carefully.

Relevant Parties

Title of Certificates	Commercial Mortgage Pass-Through Certificates, Series 2026-C66.
Depositor	Wells Fargo Commercial Mortgage Securities, Inc., a North Carolina corporation, a wholly-owned subsidiary of Wells Fargo Bank, National Association, a national banking association organized under the laws of the United States of America, which is a direct, wholly-owned subsidiary of Wells Fargo & Company, a Delaware corporation. The depositor’s address is 301 South College Street, Charlotte, North Carolina 28202-0901 and its telephone number is (704) 374-6161. See “Transaction Parties—The Depositor”.
Issuing Entity	Wells Fargo Commercial Mortgage Trust 2026-C66, a New York common law trust, to be established on the closing date under the pooling and servicing agreement. For more detailed information, see “Transaction Parties—The Issuing Entity”.
Sponsors and Originators	The sponsors of this transaction are:
●	Wells Fargo Bank, National Association, a national banking association
●	Societe Generale Financial Corporation, a Delaware corporation
●	JPMorgan Chase Bank, National Association, a national banking association
●	Citi Real Estate Funding Inc., a New York corporation
●	UBS AG New York Branch, an Officer of the Comptroller of the Currency regulated branch of a foreign bank
●	Bank of Montreal, a Canadian chartered bank
●	BSPRT CMBS Finance, LLC, a Delaware limited liability company
●	LMF Commercial, LLC, a Delaware limited liability company

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●	Starwood Mortgage Capital LLC, a Delaware limited liability company
●	Natixis Real Estate Capital LLC, a Delaware limited liability company

These entities are sometimes also referred to in this prospectus as the “mortgage loan sellers”.

The originators of this transaction are:

●	Wells Fargo Bank, National Association, a national banking association
●	Societe Generale Financial Corporation, a Delaware corporation
●	JPMorgan Chase Bank, National Association, a national banking association
●	Citi Real Estate Funding Inc., a New York corporation
●	UBS AG New York Branch, an Office of the Comptroller of the Currency regulated branch of a foreign bank
●	Bank of Montreal, a Canadian chartered bank
●	BSPRT CMBS Finance, LLC, a Delaware limited liability company
●	LMF Commercial, LLC, a Delaware limited liability company
●	Starwood Mortgage Capital LLC, a Delaware limited liability company
●	Natixis Real Estate Capital LLC, a Delaware limited liability company

The sponsors originated, co-originated or acquired and will transfer to the depositor the mortgage loans set forth in the following chart:

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Sellers of the Mortgage Loans
Mortgage Loan Seller	Originator(1)	Number of Mortgage Loans	Aggregate Cut-off Date Principal Balance of Mortgage Loans	Approx. % of Initial Pool Balance
Wells Fargo Bank, National Association	Wells Fargo Bank, National Association	10	$ 209,737,483	35.8%
Societe Generale Financial Corporation	Societe Generale Financial Corporation	7	119,747,637	20.4
JPMorgan Chase Bank, National Association	JPMorgan Chase Bank, National Association	3	78,040,000	13.3
Citi Real Estate Funding Inc.	Citi Real Estate Funding Inc.	2	68,918,416	11.8
UBS AG New York Branch	UBS AG New York Branch	1	28,750,000	4.9
BSPRT CMBS Finance, LLC	BSPRT CMBS Finance, LLC	1	24,500,000	4.2
Bank of Montreal	Bank of Montreal	2	16,959,368	2.9
Bank of Montreal / Natixis Real Estate Capital LLC(2)	Bank of Montreal / Natixis Real Estate Capital LLC	1	15,000,000	2.6
LMF Commercial, LLC	LMF Commercial, LLC	1	13,700,000	2.3
Starwood Mortgage Capital LLC	Starwood Mortgage Capital LLC	1	11,000,000	1.9
Total		29	$ 586,352,904	100.0%

(1)	Certain of the mortgage loans were co-originated or are part of whole loans that were co-originated by the related mortgage loan seller (or one of its affiliates) and another entity or were originated by another entity that is not affiliated with the related mortgage loan seller and transferred to the mortgage loan seller. See “Description of the Mortgage Pool—Co-Originated or Third-Party Originated Mortgage Loans”.
(2)	The Birch Run Premium Outlets mortgage loan (2.6%) is comprised of separate notes that are being sold by Bank of Montreal and Natixis Real Estate Capital LLC. The Birch Run Premium Outlets mortgage loan is evidenced by two (2) promissory notes: (i) note A-2-1 with an outstanding principal balance of $10,000,000 as of the cut-off date, as to which Bank of Montreal is acting as mortgage loan seller; and (ii) note A-5-1 with an outstanding principal balance of $5,000,000 as of the cut-off date, as to which Natixis Real Estate Capital LLC is acting as mortgage loan seller.

See “Transaction Parties—The Sponsors and Mortgage Loan Sellers”.

Master Servicer	Trimont LLC, a Georgia limited liability company, will be the master servicer for the mortgage loans. The master servicer will be responsible for the master servicing and administration of the applicable mortgage loans and any related companion loan serviced pursuant to the pooling and servicing agreement. The principal servicing offices of Trimont LLC are located at Two Alliance Center, 3560 Lenox Road NE, Suite 2200, Atlanta, Georgia 30326 and 101 South Tryon Street, Suite 1400, Charlotte, North Carolina 28280. See “Transaction Parties—The Master Servicer” and “Pooling and Servicing Agreement”.

Certain mortgage loans will be serviced by the master servicer under another pooling and servicing agreement as set forth in the table below under the heading “Non-Serviced Whole Loans” under “—The Mortgage Pool—Whole Loans”. See “Pooling and Servicing Agreement—Servicing of the Non-Serviced Mortgage Loans”.

Primary Servicer	Midland Loan Services, a Division of PNC Bank, National Association, a national banking association, is expected to act as primary servicer and perform servicing duties

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delegated by the master servicer with respect to certain mortgage loans to be sold to the depositor by JPMorgan Chase Bank, National Association and Citi Real Estate Funding Inc., pursuant to a primary servicing agreement to be entered into with the master servicer. In addition, Midland Loan Services, a Division of PNC Bank, National Association acts as master servicer with respect to certain non-serviced mortgage loans as set forth in the table below under the heading “Non-Serviced Whole Loans” under “—The Mortgage Pool—Whole Loans”. The principal servicing office of Midland Loan Services, a Division of PNC Bank, National Association, is located at 10851 Mastin Street, Building 82, Suite 300, Overland Park, Kansas 66210. See “Transaction Parties—The Primary Servicer”.

Special Servicer	LNR Partners, LLC, a Florida limited liability company, is expected to be the special servicer with respect to the mortgage loans and REO properties (other than any excluded special servicer loans) and any related companion loan other than with respect to the non-serviced mortgage loans and related companion loan(s) set forth in the table entitled “Non-Serviced Whole Loans” under “—The Mortgage Pool—Whole Loans” below. The special servicer will be primarily responsible for (i) making decisions and performing certain servicing functions with respect to such mortgage loans and related companion loans as to which a special servicing transfer event (such as a default or an imminent default) has occurred and (ii) in certain circumstances, reviewing, evaluating and processing and/or providing or withholding consent as to major decisions relating to such mortgage loans and related companion loans as to which a special servicing transfer event has not occurred, in each case pursuant to the pooling and servicing agreement for this transaction. The principal servicing office of LNR Partners, LLC is located at 2340 Collins Avenue, Suite 700, Miami Beach, Florida 33139 and its telephone number is (305) 695-5600. See “Transaction Parties—The Special Servicer” and “Pooling and Servicing Agreement”.

If the special servicer obtains knowledge that it has become a borrower party with respect to any mortgage loan (such mortgage loan referred to herein as an “excluded special servicer loan”), the special servicer will be required to resign as special servicer of that excluded special servicer loan. Prior to the occurrence and continuance of a control termination event under the pooling and servicing agreement, the directing certificateholder will be required to use reasonable efforts to select a separate special servicer that is not a borrower party (referred to herein as an “excluded

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special servicer”) with respect to any excluded special servicer loan, unless such excluded special servicer loan is also an excluded loan (as to the directing certificateholder or the holder of the majority of the controlling class of certificates). At any time after the occurrence and during the continuance of a control termination event, or if the applicable excluded special servicer loan is also an excluded loan (as to the directing certificateholder or the holder of the majority of the controlling class of certificates) or if the directing certificateholder is entitled to appoint the excluded special servicer but does not so appoint a replacement special servicer in writing, with a copy to the special servicer, within 30 days of notice of resignation (provided that the conditions required to be satisfied for the appointment of the replacement special servicer to be effective are not required to be completed within such 30-day period but in any event are to be completed within 120 days), upon receipt of written notice the resigning special servicer will be required to use reasonable efforts to select the related excluded special servicer. See “—Directing Certificateholder” below and “Pooling and Servicing Agreement—Termination of the Master Servicer or Special Servicer for Cause”. Any excluded special servicer will be required to perform all of the obligations of the special servicer and will be entitled to all special servicing compensation with respect to such excluded special servicer loan earned during such time as the related mortgage loan is an excluded special servicer loan.

LNR Partners, LLC is expected to be appointed as a special servicer by CMBS 4 Sub 14, LLC or its affiliate, which, on the closing date, is expected to be appointed (or to appoint an affiliate) as the initial directing certificateholder. See “Pooling and Servicing Agreement—The Directing Certificateholder”.

LNR Partners, LLC, or its affiliate, assisted CMBS 4 Sub 14, LLC or its affiliate with due diligence relating to the mortgage loans to be included in the mortgage pool.

Certain mortgage loans will be specially serviced, if necessary, by the special servicer under another pooling and servicing agreement as set forth in the table below entitled “Non-Serviced Whole Loans” under “—The Mortgage Pool—Whole Loans”. See “Pooling and Servicing Agreement—Servicing of the Non-Serviced Mortgage Loans”.

Non-Serviced Special Servicer	Rialto Capital Advisors, LLC, a Delaware limited liability company, is the special servicer with respect to the Sheraton Denver Downtown Hotel, 255 Greenwich and Ellenton Premium Outlets mortgage loans (collectively,
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17.1%), which are serviced under the BANK 2025-BNK51 pooling and servicing agreement, and the U-Haul AREC RW Portfolio, Birch Run Premium Outlets, Houston Multifamily Portfolio, Landstown Commons and Park Center Plaza I, II, III mortgage loans (collectively, 13.3%), which are serviced under the BMO 2026-C14 pooling and servicing agreement. The principal servicing office of Rialto Capital Advisors, LLC is located at 200 South Biscayne Boulevard, Suite 3550 Miami, Florida 33131. See “Transaction Parties—The Non-Serviced Special Servicer”.

Trustee	Deutsche Bank National Trust Company, a national banking association, will act as trustee. The corporate trust office of the trustee is located at 1761 East St. Andrew Place, Santa Ana, California 92705-4934 (among other offices). Following the transfer of the mortgage loans, the trustee, on behalf of the issuing entity, will become the mortgagee of record for each mortgage loan (other than a non-serviced mortgage loan) and any related companion loan. See “Transaction Parties—The Trustee” and “Pooling and Servicing Agreement”.

With respect to each non-serviced mortgage loan, the entity set forth in the table entitled “Non-Serviced Whole Loans” under “—The Mortgage Pool—Whole Loans” below, in its capacity as trustee under the trust and servicing agreement or pooling and servicing agreement, as applicable, for the indicated transaction, is the mortgagee of record for that non-serviced mortgage loan and any related companion loan. See “Pooling and Servicing Agreement—Servicing of the Non-Serviced Mortgage Loans”.

Certificate Administrator	Computershare Trust Company, National Association, a national banking association, will act as certificate administrator. The certificate administrator will also be required to act as custodian, certificate registrar, REMIC administrator, 17g-5 information provider and authenticating agent. The corporate trust offices of the certificate administrator are located at 9062 Old Annapolis Road, Columbia, Maryland 21045 (among other offices), and for certificate transfer purposes are located at 1505 Energy Park Drive, St. Paul, Minnesota 55108. See “Transaction Parties—The Certificate Administrator” and “Pooling and Servicing Agreement”.

The custodian with respect to each non-serviced mortgage loan will be the entity set forth in the table below entitled “Non-Serviced Whole Loans” under “—The Mortgage Pool—Whole Loans”, as custodian under the trust and servicing agreement or pooling and servicing agreement, as applicable, for the indicated transaction.

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See “Pooling and Servicing Agreement—Servicing of the Non-Serviced Mortgage Loans”.

Operating Advisor	BellOak, LLC, a Delaware limited liability company, will be the operating advisor. The operating advisor will have certain review and reporting responsibilities with respect to the performance of the special servicer, and in certain circumstances may recommend to the certificateholders that the special servicer be replaced. The operating advisor will generally have no obligations or consultation rights as operating advisor under the pooling and servicing agreement for this transaction with respect to a non-serviced whole loan or any related REO property. See “Transaction Parties—The Operating Advisor and Asset Representations Reviewer” and “Pooling and Servicing Agreement—The Operating Advisor”.

Asset Representations

Reviewer	BellOak, LLC, a Delaware limited liability company, will be the asset representations reviewer. The asset representations reviewer will be required to review certain delinquent mortgage loans after a specified delinquency threshold has been exceeded and the required percentage of certificateholders vote to direct a review of such delinquent mortgage loans. See “Transaction Parties—The Operating Advisor and Asset Representations Reviewer” and “Pooling and Servicing Agreement—The Asset Representations Reviewer”.
Directing Certificateholder	The directing certificateholder will have certain consent and consultation rights in certain circumstances with respect to the mortgage loans (other than any excluded loan as described in the next paragraph), as further described in this prospectus. The directing certificateholder will generally be the controlling class certificateholder (or its representative) selected by more than a specified percentage of the controlling class certificateholders (by certificate balance, as certified by the certificate registrar from time to time as provided for in the pooling and servicing agreement). In certain circumstances (such as when no directing certificateholder has been appointed and no one holder owns the largest aggregate certificate balance of the controlling class) there may be no directing certificateholder even though there is a controlling class. See “Pooling and Servicing Agreement—The Directing Certificateholder”.

With respect to the directing certificateholder or the holder of the majority of the controlling class certificates, an “excluded loan” is a mortgage loan or whole loan with respect to which such party is a borrower, a mortgagor, a manager of a mortgaged

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property, the holder of a mezzanine loan that has been accelerated or as to which foreclosure or enforcement proceedings have been commenced against the equity collateral pledged to secure the related mezzanine loan, or certain affiliates thereof.

The controlling class will be the most subordinate class of the Class E-RR, Class F-RR, Class G-RR and Class H-RR certificates then-outstanding that has an aggregate certificate balance, as notionally reduced by any cumulative appraisal reduction amounts allocable to such class, at least equal to 25% of the initial certificate balance of that class; provided, however, that if at any time the certificate balances of the principal balance certificates other than the control eligible certificates have been reduced to zero as a result of principal payments on the mortgage loans, then the controlling class will be the most subordinate class of control eligible certificates that has a certificate balance greater than zero without regard to any cumulative appraisal reduction amounts. No class of certificates, other than as described above, will be eligible to act as the controlling class or appoint a directing certificateholder. As of the closing date, the controlling class will be the Class H-RR certificates.

It is anticipated that on the closing date, CMBS 4 Sub 14, LLC or its affiliate, and in each case an entity advised by Prime Finance Advisor, L.P., is expected to purchase 75% of the Class E-RR, Class F-RR, Class G-RR and Class H-RR certificates and the Class V certificates, and that CMBS 4 Sub 14, LLC or its affiliate is expected to be appointed as the initial directing certificateholder with respect to each mortgage loan (other than any excluded loan).

Each entity identified as an “Initial Directing Party” in the table entitled “Non-Serviced Whole Loans” under “—The Mortgage Pool—Whole Loans” below is the initial directing certificateholder (or the equivalent) under the trust and servicing agreement or pooling and servicing agreement, as applicable, for the indicated transaction and will have certain consent and consultation rights with respect to the related non-serviced whole loan, which are substantially similar, but not identical, to those of the directing certificateholder under the pooling and servicing agreement for this securitization, subject to similar appraisal mechanics. See “Description of the Mortgage Pool—The Whole Loans—The Non-Serviced Pari Passu Whole Loans” and “Pooling and Servicing Agreement—Servicing of the Non-Serviced Mortgage Loans”.

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As of the closing date, there will be no serviced AB whole loans. Accordingly, all references in this prospectus to any serviced AB whole loan and any related terms should be disregarded.

Certain Affiliations

and Relationships	The originators, the sponsors, the underwriters, and parties to the pooling and servicing agreement have various roles in this transaction as well as certain relationships with parties to this transaction and certain of their affiliates. These roles and other potential relationships may give rise to conflicts of interest as further described in this prospectus under “Risk Factors—Risks Related to Conflicts of Interest” and “Certain Affiliations, Relationships and Related Transactions Involving Transaction Parties”.
Significant Obligor	There are no significant obligors related to the issuing entity.

Relevant Dates and Periods

Cut-off Date	The mortgage loans will be considered part of the trust fund as of their respective cut-off dates. The cut-off date with respect to each mortgage loan is the respective payment due date for the monthly debt service payment that is due in April 2026 (or, in the case of any mortgage loan that has its first payment due date after April 2026, the date that would have been its payment due date in April 2026 under the terms of that mortgage loan if a monthly debt service payment were scheduled to be due in that month).
Closing Date	On or about April 21, 2026.
Distribution Date	The 4th business day following each determination date. The first distribution date will be in May 2026.
Determination Date	The 11th day of each month or, if the 11th day is not a business day, then the business day immediately following such 11th day.
Record Date	With respect to any distribution date, the last business day of the month preceding the month in which that distribution date occurs.
Business Day	Under the pooling and servicing agreement, a business day will be any day other than a Saturday, a Sunday or a day on which banking institutions in Florida, Georgia, Kansas, Pennsylvania, New York, North Carolina, Texas, the District of Columbia or any of the jurisdictions in which the respective primary servicing offices of the master servicer or special servicer or the corporate trust offices of either the certificate administrator or the

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trustee are located, or the New York Stock Exchange or the Federal Reserve System of the United States of America, are authorized or obligated by law or executive order to remain closed.

Interest Accrual Period	The interest accrual period for each class of offered certificates for each distribution date will be the calendar month immediately preceding the month in which that distribution date occurs.
Collection Period	For any mortgage loan to be held by the issuing entity and any distribution date, the period commencing on the day immediately following the payment due date for such mortgage loan in the month preceding the month in which that distribution date occurs and ending on and including the payment due date for such mortgage loan in the month in which that distribution date occurs. However, in the event that the last day of a collection period is not a business day, any periodic payments received with respect to the mortgage loans relating to that collection period on the business day immediately following that last day will be deemed to have been received during that collection period and not during any other collection period.

Assumed Final Distribution

Date; Rated Final Distribution

Date	The assumed final distribution dates set forth below for each class have been determined on the basis of the assumptions described in “Description of the Certificates—Assumed Final Distribution Date; Rated Final Distribution Date”:
Class	Assumed Final Distribution Date
Class A-1	April 2031
Class A-SB	November 2035
Class A-4	NAP – January 2036(1)(2)
Class A-5	February 2036 – February 2036(2)
Class X-A	NAP
Class X-B	NAP
Class A-S	March 2036
Class B	March 2036
Class C	March 2036

(1)	The range of Assumed Final Distribution Dates is based on the initial certificate balance of the Class A-4 certificates ranging from $0 to $150,000,000.
(2)	The range of Assumed Final Distribution Dates is based on the initial certificate balance of the Class A-5 certificates ranging from $225,033,000 to $375,033,000. In the event that the Class A-5 certificates are issued with an initial certificate balance of $375,033,000, the Class A-4 certificates will not be issued.

The rated final distribution date will be the distribution date in April 2059.

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Transaction Overview

On the closing date, each sponsor will sell its respective mortgage loans to the depositor, which will in turn deposit the mortgage loans into the issuing entity, a common law trust created on the closing date. The issuing entity will be formed by a pooling and servicing agreement to be entered into among the depositor, the master servicer, the special servicer, the certificate administrator, the trustee, the operating advisor and the asset representations reviewer.

The transfers of the mortgage loans from the sponsors to the depositor and from the depositor to the issuing entity in exchange for the offered certificates are illustrated below:

Offered Certificates

General	We are offering the following classes of commercial mortgage pass-through certificates as part of Series 2026-C66:
●	Class A-1
●	Class A-SB
●	Class A-4
●	Class A-5
●	Class X-A
●	Class X-B
●	Class A-S
●	Class B
●	Class C

The certificates of this Series will consist of the above classes and the following classes that are not being offered by this prospectus: Class X-D, Class D, Class E-RR, Class F-RR, Class G-RR, Class H-RR, Class V and Class R.

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Certificate Balances and

Notional Amounts	Your certificates will have the approximate aggregate initial certificate balance or notional amount set forth below, subject to a variance of plus or minus 5%:
Class	Approx. Initial Aggregate Certificate Balance or Notional Amount	Approx. % of Initial Pool Balance	Approx. Initial Credit Support(1)
Class A-1	$15,260,000	2.603%	30.000%
Class A-SB	$20,154,000	3.437%	30.000%
Class A-4	(2)	(2)	30.000%
Class A-5	(2)	(2)	30.000%
Class X-A	$410,447,000	NAP	NAP
Class X-B	$99,680,000	NAP	NAP
Class A-S	$44,709,000	7.625%	22.375%
Class B	$30,783,000	5.250%	17.125%
Class C	$24,188,000	4.125%	13.000%

(1)	The approximate initial credit support with respect to the Class A-1, Class A-SB, Class A-4 and Class A-5 certificates represent the approximate credit enhancement for the Class A-1, Class A-SB, Class A-4 and Class A-5 certificates in the aggregate.
(2)	The exact initial certificate balances of the Class A-4 and Class A-5 certificates are unknown and will be determined based on the final pricing of those classes of certificates. However, the initial certificate balance of the Class A-4 certificates is expected to be within the range of $0 - $150,000,000 (0.000% - 25.582% of the Initial Pool Balance), and the initial certificate balance of the Class A-5 certificates is expected to be within the range of $225,033,000 - $375,033,000 (38.378% - 63.960% of the Initial Pool Balance). The aggregate initial certificate balance of the Class A-4 and Class A-5 certificates is expected to be approximately $375,033,000, subject to a variance of plus or minus 5%.

Pass-Through Rates

A. Offered Certificates	Your certificates will accrue interest at an annual rate called a pass-through rate. The initial approximate pass-through rate is set forth below for each class of certificates:
Class	Approx. Initial Pass-Through Rate(1)
Class A-1	[__%
Class A-SB	[_]%
Class A-4	[_]%
Class A-5	[_]%
Class X-A	[_]%
Class X-B	[_]%
Class A-S	[_]%
Class B	[__%
Class C	[_]%

(1)	The pass-through rate for each class of the Class A-1, Class A-SB, Class A-4, Class A-5, Class A-S, Class B and Class C certificates for any distribution date will be a per annum rate equal to one of the following: (i) a fixed rate per annum, (ii) a variable rate per annum equal to the weighted average of the net mortgage interest rates on the mortgage loans for the related distribution date, (iii) a variable rate per annum equal to the lesser of (a) a fixed rate and (b) the weighted average of the net mortgage interest rates on the mortgage loans for the related distribution date or (iv) a variable rate per annum equal to the weighted average of the net mortgage interest rates for the related distribution date minus a specified percentage. The pass-through rate for the Class X-A certificates for any distribution date will be a per annum rate equal to the excess, if any, of (a) the weighted average of the net mortgage interest rates on the mortgage loans for the

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related distribution date, over (b) the weighted average of the pass-through rates on the Class A-1, Class A-SB, Class A-4 and Class A-5 certificates for the related distribution date, weighted on the basis of their respective aggregate certificate balances outstanding immediately prior to that distribution date. The pass-through rate for the Class X-B certificates for any distribution date will be a per annum rate equal to the excess, if any, of (a) the weighted average of the net mortgage interest rates on the mortgage loans for the related distribution date, over (b) the weighted average of the pass-through rates on the Class A-S, Class B and Class C certificates for the related distribution date, weighted on the basis of their respective aggregate certificate balances outstanding immediately prior to that distribution date. For purposes of the calculation of the weighted average of the net mortgage interest rates on the mortgage loans for each distribution date, the mortgage interest rates will be adjusted as necessary to a 30/360 basis.

B. Interest Rate

Calculation Convention	Interest on the offered certificates at their applicable pass-through rates will be calculated based on a 360-day year consisting of twelve 30-day months, or a “30/360 basis”.

For purposes of calculating the pass-through rates on the Class X-A and Class X-B certificates and any other class of certificates that has a pass-through rate limited by, equal to or based on the weighted average net mortgage interest rate (which calculation does not include any companion loan interest rate), the mortgage loan interest rates will not reflect any default interest rate, any loan term modifications agreed to by the special servicer or any modifications resulting from a borrower’s bankruptcy or insolvency.

For purposes of calculating the pass-through rates on the offered certificates, the interest rate for each mortgage loan that accrues interest based on the actual number of days in each month and assuming a 360-day year, or an “actual/360 basis”, will be recalculated, if necessary, so that the amount of interest that would accrue at that recalculated rate in the applicable month, calculated on a 30/360 basis, will equal the amount of interest that is required to be paid on that mortgage loan in that month, subject to certain adjustments as described in “Description of the Certificates—Distributions—Pass-Through Rates” and “—Interest Distribution Amount”.

C. Servicing and

Administration Fees	The master servicer and special servicer is entitled to a servicing fee or special servicing fee, as the case may be, from the interest payments on each mortgage loan (other than any non-serviced mortgage loan with respect to the special servicing fee only), any related serviced companion loan and any related REO loans and, with respect to the special servicing fees, if the related mortgage loan interest payments (or other collections in respect of the related mortgage loan or mortgaged

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property) are insufficient, then from general collections on all mortgage loans.

The servicing fee for each distribution date, including the master servicing fee and the portion of the servicing fee payable to any primary servicer or subservicer, is calculated on the outstanding principal amount of each mortgage loan (including any non-serviced mortgage loan) and any related serviced companion loan at a servicing fee rate equal to (1) with respect to each serviced mortgage loan, a per annum rate equal to the sum of a master servicing fee rate equal to 0.00125% per annum and a primary servicing fee rate ranging between 0.00125% per annum and 0.05125% per annum, (2) with respect to each non-serviced mortgage loan, a master servicing fee rate equal to 0.00125% per annum, plus the primary servicing fee rate set forth in the chart entitled “Non-Serviced Mortgage Loans” in the “Summary of Terms—Offered Certificates,” and (3) with respect to each serviced companion loan, a primary servicing fee rate equal to 0.00125% per annum.

The special servicing fee for each distribution date is calculated based on the outstanding principal amount of each mortgage loan (other than any non-serviced mortgage loan) and any related serviced companion loan as to which a special servicing transfer event has occurred (including any REO loans), on a loan-by-loan basis at the special servicing fee rate equal to the greater of a per annum rate of 0.25% and the per annum rate that would result in a special servicing fee for the related month of $3,500.

The master servicer and special servicer are also entitled to additional fees and amounts, including income on the amounts held in certain accounts and certain permitted investments, liquidation fees and workout fees. See “Pooling and Servicing Agreement—Servicing and Other Compensation and Payment of Expenses”.

The certificate administrator fee for each distribution date is calculated on the outstanding principal amount of each mortgage loan (including any REO loan and any non-serviced mortgage loan, but not any companion loan) at a per annum rate equal to 0.01608%. The trustee fee is payable by the certificate administrator from the certificate administrator fee.

The operating advisor will be entitled to an upfront fee of $5,000 on the closing date. As compensation for the performance of its routine duties, the operating advisor will be entitled to a fee on each distribution date calculated on the outstanding principal amount of each mortgage loan and any successor REO loan (excluding

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any related companion loans) at a per annum rate equal to 0.00216%. The operating advisor will also be entitled under certain circumstances to a consulting fee.

The asset representations reviewer will be entitled to an upfront fee of $5,000 on the closing date. As compensation for the performance of its routine duties, the asset representations reviewer will be entitled to a fee on each distribution date calculated on the outstanding principal amount of each mortgage loan and any successor REO loan (excluding any related companion loans) at a per annum rate equal to 0.00043%. Upon the completion of any asset review with respect to each delinquent loan, the asset representations reviewer will be entitled to a per loan fee in an amount described in “Pooling and Servicing Agreement—Servicing and Other Compensation and Payment of Expenses—Asset Representations Reviewer Compensation”.

Each party to the pooling and servicing agreement will also be entitled to be reimbursed by the issuing entity for costs, expenses and liabilities borne by them in certain circumstances. Fees and expenses payable by the issuing entity to any party to the pooling and servicing agreement are generally payable prior to any distributions to certificateholders.

Additionally, with respect to each distribution date, an amount equal to the product of 0.00050% per annum multiplied by the outstanding principal amount of each mortgage loan and any successor REO loan will be payable to CRE Finance Council® as a license fee for use of its names and trademarks, including an investor reporting package. This fee will be payable prior to any distributions to certificateholders.

Payment of the fees and reimbursement of the costs and expenses described above will generally have priority over the distribution of amounts payable to the certificateholders. See “Pooling and Servicing Agreement—Servicing and Other Compensation and Payment of Expenses”, “—Termination of the Master Servicer or Special Servicer For Cause” and “—Limitation on Liability; Indemnification”.

With respect to each non-serviced mortgage loan set forth in the table below, the master servicer under the related trust and servicing agreement or pooling and servicing agreement, as applicable, governing the servicing of that mortgage loan will be entitled to a primary servicing fee at a rate equal to a per annum rate set forth in the table below, and the special servicer under the related trust and servicing agreement or

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pooling and servicing agreement, as applicable, will be entitled to a special servicing fee at a rate equal to the per annum rate set forth below. In addition, each party to the trust and servicing agreement or pooling and servicing agreement, as applicable, governing the servicing of a non-serviced whole loan will be entitled to receive other fees and reimbursements with respect to the related non-serviced mortgage loan in amounts, from sources, and at frequencies, that are similar, but not necessarily identical, to those described above and, in certain cases (for example, with respect to unreimbursed special servicing fees and servicing advances with respect to the related non-serviced whole loan), such amounts will be reimbursable from general collections on the mortgage loans to the extent not recoverable from the related non-serviced whole loan and to the extent allocable to the related non-serviced mortgage loan pursuant to the related intercreditor agreement. See “Description of the Mortgage Pool—The Whole Loans—The Non-Serviced Pari Passu Whole Loans” and “Pooling and Servicing Agreement—Servicing of the Non-Serviced Mortgage Loans”.

NON-SERVICED MORTGAGE LOANS
Non-Serviced Mortgage Loan	Primary Servicing Fee Rate(1)	Special Servicing Fee Rate(2)
Sheraton Denver Downtown Hotel	0.00125% per annum	0.25%
U-Haul AREC RW Portfolio	0.00125% per annum	0.25%
255 Greenwich	0.00250% per annum	0.25%
Ellenton Premium Outlets	0.00250% per annum	0.25%
Brandywine Regency Warehouse & Distribution Center	0.00125% per annum	0.25%
Birch Run Premium Outlets	0.00125% per annum	0.25%
Houston Multifamily Portfolio	0.00125% per annum	0.25%
Landstown Commons	0.00125% per annum	0.25%
Park Center Plaza I, II, III	0.00125% per annum	0.25%

(1)	Included as part of the Servicing Fee Rate.
(2)	Such fee rate is subject to a minimum amount equal to $5,000 for any month in which such fee is payable.

Distributions

A. Amount and Order

      of Distributions on

Certificates	On each distribution date, funds available for distribution to the certificates (other than any (i) yield maintenance charges and prepayment premiums and (ii) any excess interest) will be distributed in the following amounts and order of priority:

First, to the Class A-1, Class A-SB, Class A-4, Class A-5, Class X-A, Class X-B and Class X-D certificates, in respect of interest, up to an amount equal to, and pro

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rata in accordance with, the interest entitlements for those classes of certificates;

Second, to the Class A-1, Class A-SB, Class A-4 and Class A-5 certificates, as follows: (i) to the extent of funds allocated to principal and available for distribution: (a) first, to principal on the Class A-SB certificates, until the certificate balance of the Class A-SB certificates is reduced to the planned principal balance for the related distribution date set forth in Annex E to this prospectus, (b) second, to principal on the Class A-1 certificates, until the certificate balance of the Class A-1 certificates has been reduced to zero, (c) third, to principal on the Class A-4 certificates, until the certificate balance of the Class A-4 certificates has been reduced to zero, (d) fourth, to principal on the Class A-5 certificates, until the certificate balance of the Class A-5 certificates has been reduced to zero, and (e) fifth, to principal on the Class A-SB certificates, until the certificate balance of the Class A-SB certificates has been reduced to zero, or (ii) if the certificate balance of each class of certificates other than the Class A-1, Class A-SB, Class A-4 and Class A-5 certificates has been reduced to zero as a result of the allocation of mortgage loan losses to those classes of certificates, funds available for distributions of principal will be distributed to the Class A-1, Class A-SB, Class A-4 and Class A-5 certificates remaining outstanding, pro rata, without regard to the distribution priorities described above or the planned principal balance of the Class A-SB certificates;

Third, to the Class A-1, Class A-SB, Class A-4 and Class A-5 certificates to reimburse the Class A-1, Class A-SB, Class A-4 and Class A-5 certificates, first, (i) up to an amount equal to, and pro rata in accordance with, the aggregate previously unreimbursed losses on the mortgage loans allocable to principal that were previously borne by each such class, then, (ii) up to an amount equal to, and pro rata in accordance with, all accrued and unpaid interest on the amount set forth in clause (i) at the pass-through rate for such class;

Fourth, to the Class A-S certificates as follows: (a) to interest on the Class A-S certificates up to the amount of its interest entitlement; (b) to the extent of funds allocable to principal remaining after distributions in respect of principal to each class with a higher priority (as set forth in prior enumerated clauses set forth above), to principal on the Class A-S certificates until its certificate balance has been reduced to zero; and (c) to reimburse the Class A-S certificates first, in an amount equal to any previously unreimbursed losses on the mortgage loans allocable to principal that were

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previously borne by those certificates, and then in an amount equal to interest on that amount at the pass-through rate for such class;

Fifth, to the Class B certificates as follows: (a) to interest on the Class B certificates up to the amount of its interest entitlement; (b) to the extent of funds allocable to principal remaining after distributions in respect of principal to each class with a higher priority (as set forth in prior enumerated clauses set forth above), to principal on the Class B certificates until its certificate balance has been reduced to zero; and (c) to reimburse the Class B certificates first, in an amount equal to any previously unreimbursed losses on the mortgage loans that were previously borne by those certificates, and then in an amount equal to interest on that amount at the pass-through rate for such class;

Sixth, to the Class C certificates as follows: (a) to interest on the Class C certificates up to the amount of its interest entitlement; (b) to the extent of funds allocable to principal remaining after distributions in respect of principal to each class with a higher priority (as set forth in prior enumerated clauses set forth above), to principal on the Class C certificates until its certificate balance has been reduced to zero; and (c) to reimburse the Class C certificates first, in an amount equal to any previously unreimbursed losses on the mortgage loans that were previously borne by those certificates, and then in an amount equal to interest on that amount at the pass-through rate for such class;

Seventh, to the non-offered certificates (other than the Class X-D, Class V and Class R certificates) in the amounts and order of priority described in “Description of the Certificates—Distributions”; and

Eighth, to the Class R certificates, any remaining amounts.

For more detailed information regarding distributions on the certificates, see “Description of the Certificates—Distributions—Priority of Distributions”.

B. Interest and Principal

Entitlements	A description of the interest entitlement of each class of certificates (other than the Class V and Class R certificates) can be found in “Description of the Certificates—Distributions—Interest Distribution Amount”. As described in that section, there are circumstances in which your interest entitlement for a distribution date could be less than one full month’s interest at the pass-through rate on your certificate’s balance or notional amount.

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A description of the amount of principal required to be distributed to each class of the certificates entitled to principal on a particular distribution date can be found in “Description of the Certificates—Distributions—Principal Distribution Amount”.

C. Yield Maintenance

Charges, Prepayment

Premiums	Yield maintenance charges and prepayment premiums with respect to the mortgage loans will be allocated to the certificates as described in “Description of the Certificates—Allocation of Yield Maintenance Charges and Prepayment Premiums”.

For an explanation of the calculation of yield maintenance charges, see “Description of the Mortgage Pool—Certain Terms of the Mortgage Loans”.

D. Subordination,

Allocation of Losses

and Certain Expenses	The chart below describes the manner in which the payment rights of certain classes of certificates will be senior or subordinate, as the case may be, to the payment rights of other classes of certificates. The chart also shows the manner in which mortgage loan losses are allocated to certain classes of the certificates in ascending order (beginning with the horizontal risk retention certificates and then to the other non-offered certificates (other than the Class X-D, Class V and Class R certificates)) to reduce the balance of each such class to zero; provided that no principal payments or mortgage loan losses will be allocated to the Class X-A, Class X-B, Class X-D, Class V or Class R certificates, although principal payments and mortgage loan losses may reduce the notional amounts of the Class X-A, Class X-B and Class X-D certificates and, therefore, the amount of interest they accrue.

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(1)	The Class X-A, Class X-B and Class X-D certificates are interest-only certificates.
(2)	The Class X-D certificates are not offered by this prospectus.
(3)	Other than the Class X-D, Class V and Class R certificates.

Other than the subordination of certain classes of certificates, as described above, no other form of credit enhancement will be available for the benefit of the holders of the offered certificates.

The notional amount of the Class X-A certificates will be reduced by the amount of principal losses or principal payments, if any, allocated to the Class A-1, Class A-SB, Class A-4 and Class A-5 certificates. The notional amount of the Class X-B certificates will be reduced by the amount of principal losses or principal payments, if any, allocated to the Class A-S, Class B and Class C certificates.

To the extent funds are available on a subsequent distribution date for distribution on your offered certificates, you will be reimbursed for any losses allocated to your offered certificates with interest at the pass-through rate on those offered certificates in accordance with the distribution priorities.

See “Description of the Certificates—Subordination; Allocation of Realized Losses” for more detailed information regarding the subordination provisions applicable to the certificates and the allocation of losses to the certificates.

E. Shortfalls in Available

Funds	Shortfalls will reduce the available funds and will correspondingly reduce the amount allocated to the
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certificates. The reduction in amounts available for distribution to the certificates (other than the Class R Certificates) will reduce distributions to the classes of certificates with the lowest payment priorities. Shortfalls may occur as a result of:
●	the payment of special servicing fees and other additional compensation that the special servicer is entitled to receive;
●	interest on advances made by the master servicer, the special servicer or the trustee (to the extent not covered by late payment charges or default interest paid by the related borrower);
●	the application of appraisal reductions to reduce interest advances;
●	extraordinary expenses of the issuing entity including indemnification payments payable to the parties to the pooling and servicing agreement;
●	a modification of a mortgage loan’s interest rate or principal balance; and
●	other unanticipated or default-related expenses of the issuing entity.

In addition, prepayment interest shortfalls on the mortgage loans that are not covered by certain compensating interest payments made by the master servicer are required to be allocated among the classes of certificates entitled to interest, on a pro rata basis, to reduce the amount of interest payable on each such class of certificates to the extent described in this prospectus. See “Description of the Certificates—Prepayment Interest Shortfalls”.

F. Excess Interest	On each distribution date, any excess interest in respect of the increase in the interest rate on any mortgage loan with an anticipated repayment date after the related anticipated repayment date to the extent actually collected and applied as interest during a collection period will be distributed to the holders of the Class V certificates on the related distribution date as set forth in “Description of the Certificates—Distributions—Excess Interest”. This excess interest will not be available to make distributions to any other class of certificates or to provide credit support for other classes of certificates or offset any interest shortfalls or to pay any other amounts to any other party under the pooling and servicing agreement.
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Advances

A. P&I Advances	The master servicer is required to advance a delinquent periodic payment on each mortgage loan (including any non-serviced mortgage loan) or any successor REO loan (other than any portion of an REO loan related to a companion loan) serviced by the master servicer, unless in each case, the master servicer or the special servicer determines that the advance would be nonrecoverable. Neither the master servicer nor the trustee will be required to advance balloon payments due at maturity or outstanding on the related anticipated repayment date in excess of the regular periodic payment, interest in excess of a mortgage loan’s regular interest rate, default interest, late payment charges, prepayment premiums or yield maintenance charges.

The amount of the interest portion of any advance will be subject to reduction to the extent that an appraisal reduction of the related mortgage loan has occurred (and with respect to any mortgage loan that is part of a whole loan, to the extent such appraisal reduction amount is allocated to the related mortgage loan). There may be other circumstances in which the master servicer will not be required to advance a full month of principal and/or interest. If the master servicer fails to make a required advance, the trustee will be required to make the advance, unless the trustee determines that the advance would be nonrecoverable. If an interest advance is made by the master servicer, the master servicer will not advance the portion of interest that constitutes its servicing fee, but will advance the portion of interest that constitutes the monthly fees payable to the certificate administrator, the trustee, the operating advisor, the asset representations reviewer and the CREFC® license fee.

No master servicer or special servicer or the trustee will make, or be permitted to make, any principal or interest advance with respect to any companion loan.

See “Pooling and Servicing Agreement—Advances”.

B. Property Protection

Advances	The master servicer may be required to make advances with respect to the mortgage loans (excluding any non-serviced mortgage loan) and any related companion loan that it is required to service to pay delinquent real estate taxes, assessments and hazard insurance premiums and similar expenses necessary to:
●	protect and maintain (and in the case of REO properties, lease and manage) the related mortgaged property;
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●	maintain the lien on the related mortgaged property; and/or
●	enforce the related mortgage loan documents.

No special servicer will have an obligation to make any property protection advances (although they may elect to make them in an emergency circumstance in their sole discretion). If the special servicer makes a property protection advance, the master servicer will be required to reimburse the special servicer for that advance (unless the master servicer determines that the advance would be nonrecoverable, in which case the advance will be reimbursed out of the collection account) and the master servicer will be deemed to have made that advance as of the date made by the special servicer.

If the master servicer fails to make a required advance of this type, the trustee will be required to make this advance. No master servicer or special servicer or the trustee is required to advance amounts determined by such party to be nonrecoverable.

See “Pooling and Servicing Agreement—Advances”.

With respect to each non-serviced mortgage loan, the master servicer (and the trustee, as applicable) under the trust and servicing agreement or pooling and servicing agreement, as applicable, governing the servicing of that non-serviced whole loan will be required to make similar advances with respect to delinquent real estate taxes, assessments and hazard insurance premiums as described above.

C. Interest on Advances	The master servicer, the special servicer and the trustee, as applicable, will be entitled to interest on the above described advances at the “Prime Rate” as published in The Wall Street Journal, subject to a floor of 2.0% per annum, as described in this prospectus. Interest accrued on outstanding advances may result in reductions in amounts otherwise payable on the certificates. Neither the master servicer nor the trustee will be entitled to interest on advances made with respect to principal and interest due on a mortgage loan until the related payment due date has passed and any grace period for late payments applicable to the mortgage loan has expired. See “Pooling and Servicing Agreement—Advances”.

With respect to each non-serviced mortgage loan, the applicable makers of advances under the related trust and servicing agreement or pooling and servicing agreement, as applicable, governing the servicing of the non-serviced whole loan will similarly be entitled to

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interest on advances, and any accrued and unpaid interest on property protection advances made in respect of such non-serviced mortgage loan may be reimbursed from general collections on the other mortgage loans included in the issuing entity to the extent not recoverable from such non-serviced whole loan and to the extent allocable to such non-serviced mortgage loan in accordance with the related intercreditor agreement.

The Mortgage Pool

The Mortgage Pool	The issuing entity’s primary assets will be twenty-nine (29) fixed-rate commercial mortgage loans, each evidenced by one or more promissory notes secured by first mortgages, deeds of trust, deeds to secure debt or similar security instruments on the fee estate of the related borrower in forty-nine (49) commercial and multifamily properties. See “Description of the Mortgage Pool—General”.

The aggregate principal balance of the mortgage loans as of the cut-off date will be approximately $586,352,904.

Whole Loans

Unless otherwise expressly stated in this prospectus, the term “mortgage loan” refers to each of the twenty-nine (29) commercial mortgage loans to be held by the issuing entity. Of the mortgage loans, each mortgage loan in the table below is part of a larger whole loan, which is comprised of the related mortgage loan and one or more loans that are pari passu in right of payment to the related mortgage loan (each referred to in this prospectus as a “pari passu companion loan”), and, in certain cases, one or more loans that are subordinate in right of payment to the related mortgage loan (each referred to in this prospectus as a “subordinate companion loan”, and any pari passu companion loan or subordinate companion loan may also be referred to herein as a “companion loan”). The companion loans, together with their related mortgage loan, are referred to in this prospectus as a “whole loan”.

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Whole Loan Summary(1)

Mortgage Loan Name	Mortgage Loan Cut-off Date Balance	% of Initial Pool Balance	Pari Passu Companion Loan Cut-off Date Balance	Subordinate Companion Loan Cut-off Date Balance	Mortgage Loan Cut-off Date LTV Ratio(2)	Whole Loan Cut-off Date LTV Ratio(3)	Mortgage Loan Underwritten NCF DSCR(2)	Whole Loan Underwritten NCF DSCR(3)
NOVA Retail 2-Pack	$58,000,000	9.9%	$107,000,000	NAP	70.3%	70.3%	1.39x	1.39x
Marriott Anchorage Downtown	$57,932,483	9.9%	$66,922,006	NAP	57.5%	57.5%	1.77x	1.77x
Sheraton Denver Downtown Hotel	$55,000,000	9.4%	$125,000,000	NAP	76.6%	76.6%	1.29x	1.29x
50 West 23rd Street	$53,000,000	9.0%	$30,000,000	NAP	39.9%	39.9%	2.18x	2.18x
U-Haul AREC RW Portfolio	$34,733,694	5.9%	$68,474,997	NAP	51.8%	51.8%	1.40x	1.40x
255 Greenwich	$27,000,000	4.6%	$120,000,000	NAP	52.5%	52.5%	1.90x	1.90x
Ellenton Premium Outlets	$18,000,000	3.1%	$102,000,000	NAP	60.6%	60.6%	2.31x	2.31x
Brandywine Regency Warehouse & Distribution Center	$15,918,416	2.7%	$59,694,060	NAP	54.7%	54.7%	1.27x	1.27x
Birch Run Premium Outlets	$15,000,000	2.6%	$75,000,000	NAP	56.7%	56.7%	1.92x	1.92x
Houston Multifamily Portfolio	$11,000,000	1.9%	$25,000,000	NAP	65.6%	65.6%	1.33x	1.33x
Landstown Commons	$10,000,000	1.7%	$63,400,000	NAP	69.8%	69.8%	1.58x	1.58x
Park Center Plaza I, II, III	$6,959,368	1.2%	$24,854,886	NAP	52.0%	52.0%	1.66x	1.66x

(1)	Any unsecuritized pari passu companion loan may be further split.
(2)	Calculated including any related pari passu companion loans, but excluding any related subordinate companion loans or mezzanine debt.
(3)	Calculated including any related pari passu companion loans and/or subordinate companion loans, but excluding any related mezzanine debt.

Each of the NOVA Retail 2-Pack whole loan, the Marriott Anchorage Downtown whole loan and the 50 West 23rd Street whole loan will be serviced by the master servicer and the special servicer pursuant to the pooling and servicing agreement for this transaction. Any information regarding the servicing and administration of such “serviced whole loans”, and related “serviced mortgage loans” and “serviced companion loans” that constitute parts of such serviced whole loans, is presented solely to enhance your understanding of the servicing and administration of the non-serviced whole loans.

Each whole loan identified in the table below will not be serviced under the pooling and servicing agreement for this transaction and instead will be serviced under a separate trust and servicing agreement or pooling and servicing agreement, as applicable, identified in the table below entered into in connection with the securitization of one or more related companion loan(s) and is referred to in this prospectus as a “non-serviced whole loan”. The related mortgage loan is referred to as a “non-serviced mortgage loan” and the related companion loans are each referred to in this prospectus as a “non-serviced companion loan” or collectively, as “non-serviced companion loans”. See “Pooling and Servicing Agreement—Servicing of the Non-Serviced Mortgage Loans”.

For further information regarding the whole loans, see “Description of the Mortgage Pool—The Whole Loans”.

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Non-Serviced Whole Loans(1)

Mortgage Loan Name	Transaction/Pooling Agreement	% of Initial Pool Balance	Master Servicer	Special Servicer	Trustee
Sheraton Denver Downtown Hotel	BANK 2025-BNK51	9.4%	Midland Loan Services, a Division of PNC Bank, National Association(2)	Rialto Capital Advisors, LLC	Computershare Trust Company, National Association
U-Haul AREC RW Portfolio	BMO 2026-C14	5.9%	Trimont LLC	Rialto Capital Advisors, LLC	Wilmington Savings Fund Society, FSB
255 Greenwich	BANK 2025-BNK51	4.6%	Midland Loan Services, a Division of PNC Bank, National Association	Rialto Capital Advisors, LLC	Computershare Trust Company, National Association
Ellenton Premium Outlets	BANK 2025-BNK51	3.1%	Midland Loan Services, a Division of PNC Bank, National Association	Rialto Capital Advisors, LLC	Computershare Trust Company, National Association
Brandywine Regency Warehouse & Distribution Center	BBCMS 2025-C39	2.7%	Midland Loan Services, a Division of PNC Bank, National Association	LNR Partners, LLC	Computershare Trust Company, National Association
Birch Run Premium Outlets	BMO 2026-C14	2.6%	Trimont LLC	Rialto Capital Advisors, LLC	Wilmington Savings Fund Society, FSB
Houston Multifamily Portfolio	BMO 2026-C14	1.9%	Trimont LLC	Rialto Capital Advisors, LLC	Wilmington Savings Fund Society, FSB
Landstown Commons	BMO 2026-C14	1.7%	Trimont LLC	Rialto Capital Advisors, LLC	Wilmington Savings Fund Society, FSB
Park Center Plaza I, II, III	BMO 2026-C14	1.2%	Trimont LLC	Rialto Capital Advisors, LLC	Wilmington Savings Fund Society, FSB

Mortgage Loan Name	Certificate Administrator	Custodian	Operating Advisor	Initial Directing Party
Sheraton Denver Downtown Hotel	Computershare Trust Company, National Association	Computershare Trust Company, National Association	Pentalpha Surveillance LLC	RREF V - D AIV RR L, LLC
U-Haul AREC RW Portfolio	Citibank, N.A.	Citibank, N.A.	Park Bridge Lender Services LLC	RREF V - D AIV RR H, LLC
255 Greenwich	Computershare Trust Company, National Association	Computershare Trust Company, National Association	Pentalpha Surveillance LLC	RREF V - D AIV RR L, LLC
Ellenton Premium Outlets	Computershare Trust Company, National Association	Computershare Trust Company, National Association	Pentalpha Surveillance LLC	RREF V - D AIV RR L, LLC
Brandywine Regency Warehouse & Distribution Center	Computershare Trust Company, National Association	Computershare Trust Company, National Association	Park Bridge Lender Services LLC	LNR Securities Holdings, LLC
Birch Run Premium Outlets	Citibank, N.A.	Citibank, N.A.	Park Bridge Lender Services LLC	RREF V - D AIV RR H, LLC
Houston Multifamily Portfolio	Citibank, N.A.	Citibank, N.A.	Park Bridge Lender Services LLC	RREF V - D AIV RR H, LLC
Landstown Commons	Citibank, N.A.	Citibank, N.A.	Park Bridge Lender Services LLC	RREF V - D AIV RR H, LLC
Park Center Plaza I, II, III	Citibank, N.A.	Citibank, N.A.	Park Bridge Lender Services LLC	RREF V - D AIV RR H, LLC

(1)	As of the closing date of the related securitization.
(2)	Trimont LLC is acting as primary servicer with respect to the related whole loan, pursuant to a primary servicing agreement entered into between Midland Loan Services, a Division of PNC Bank, National Association and Trimont LLC.

For further information regarding the whole loans, see “Description of the Mortgage Pool—The Whole Loans”, and for information regarding the servicing of the non-serviced whole loans, see “Pooling and Servicing Agreement—Servicing of the Non-Serviced Mortgage Loans”.

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Mortgage Loan Characteristics

The following tables set forth certain anticipated characteristics of the mortgage loans as of the cut-off date (unless otherwise indicated). Except as specifically provided in this prospectus, various information presented in this prospectus (including loan-to-value ratios, debt service coverage ratios, debt yields and cut-off date balances per net rentable square foot, pad, room or unit, as applicable) with respect to any mortgage loan with a pari passu companion loan or subordinate companion loan is calculated including the principal balance and debt service payment of the related pari passu companion loan(s), but is calculated excluding the principal balance and debt service payments of any subordinate companion loan (or any other subordinate debt encumbering the related mortgaged property or any related mezzanine debt or preferred equity).

In addition, investors should be aware that the appraisals for the mortgaged properties were prepared prior to origination and have not been updated. Net operating income and occupancy information used in underwriting the mortgage loans may not reflect current conditions. As a result, appraised values, net operating income, occupancy, and related metrics, such as loan-to-value ratios, debt service coverage ratios and debt yields, may not accurately reflect the current conditions at the mortgaged properties.

The sum of the numerical data in any column may not equal the indicated total due to rounding. Unless otherwise indicated, all figures and percentages presented in this “Summary of Terms” are calculated as described under “Description of the Mortgage Pool—Certain Calculations and Definitions” and, unless otherwise indicated, such figures and percentages are approximate and in each case, represent the indicated figure or percentage of the aggregate principal balance of the pool of mortgage loans as of the cut-off date. The principal balance of each mortgage loan as of the cut-off date assumes (or, in the case of each mortgage loan with a cut-off date prior to the date of this prospectus, reflects) the timely receipt of principal scheduled to be paid on or before the cut-off date and no defaults, delinquencies or prepayments on, or modifications of, any mortgage loan on or prior to the cut-off date. Whenever percentages and other information in this prospectus are presented on the mortgaged property level rather than the mortgage loan level, the information for mortgage loans secured by more than one mortgaged property (or part of a group of more

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than one cross-collateralized mortgage loan) is based on allocated loan amounts as stated in Annex A-1. All percentages of the mortgage loans and mortgaged properties, or of any specified group of mortgage loans and mortgaged properties, referred to in this prospectus without further description are approximate percentages of the aggregate principal balance of the pool of mortgage loans as of the cut-off date, by cut-off date balances and/or the allocated loan amount allocated to such mortgaged properties as of the cut-off date.

The mortgage loans will have the following approximate characteristics as of the cut-off date:

Cut-off Date Mortgage Loan Characteristics
All Mortgage Loans
Initial Pool Balance(1)	$586,352,904
Number of mortgage loans	29
Number of mortgaged properties	49
Range of Cut-off Date Balances	$3,700,000 to $58,000,000
Average Cut-off Date Balance per mortgage loan	$20,219,066
Range of Interest Rates	5.5800% to 7.0800%
Weighted average Interest Rate	6.2740%
Range of original terms to maturity(2)	120 months to 121 months
Weighted average original term to maturity(2)	120 months
Range of remaining terms to maturity(2)	115 months to 120 months
Weighted average remaining term to maturity(2)	118 months
Range of original amortization terms(3)	276 months to 360 months
Weighted average original amortization term(3)	327 months
Range of remaining amortization terms(3)	272 months to 360 months
Weighted average remaining amortization term(3)	325 months
Range of Cut-off Date LTV Ratios(4)(5)	31.3% to 76.6%
Weighted average Cut-off Date LTV Ratio(4)(5)	58.8%
Range of LTV Ratios as of the maturity date or anticipated repayment date (2)(4)(5)	31.3% to 76.6%
Weighted average LTV Ratio as of the maturity date or anticipated repayment date (2)(4)(5)	55.3%
Range of U/W NCF DSCRs(5)(6)	1.27x to 3.00x
Weighted average U/W NCF DSCR(5)(6)	1.64x
Range of U/W NOI Debt Yields(5)	8.2% to 19.5%
Weighted average U/W NOI Debt Yield(5)	11.8%
Percentage of Initial Pool Balance consisting of:
Interest Only	63.6%
Amortizing Balloon	18.9%
Interest Only, Amortizing Balloon	11.5%
Amortizing Balloon - ARD	5.9%

(1)	Subject to a permitted variance of plus or minus 5%.

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(2)	With respect to any mortgage loan with an anticipated repayment date, if any, calculated as of the related anticipated repayment date.
(3)	Excludes sixteen (16) mortgage loans (63.6%) identified on Annex A-1, which are interest-only for the entire term or until the anticipated repayment date, as applicable.
(4)	Loan-to-value ratios (such as, for example, the loan-to-value ratios as of the cut-off date and the loan-to-value ratios at the maturity date) with respect to the mortgage loans were generally calculated using “as-is” values (or any equivalent term) as described under “Description of the Mortgage Pool—Certain Calculations and Definitions”; provided, that with respect to certain mortgage loans, the related loan-to-value ratios have been calculated using “as-complete”, “as-stabilized” or similar hypothetical values. In addition, with respect to certain mortgage loans secured by multiple mortgaged properties, the appraised value may be an “as portfolio” value that assigns a premium to the value of the mortgaged properties as a whole, which value exceeds the sum of their individual appraised values. Such mortgage loans are identified under the definitions of “Appraised Value” and/or “LTV Ratio” set forth under “Description of the Mortgage Pool—Definitions”. See “Risk Factors—Risks Relating to the Mortgage Loans—Appraisals May Not Reflect Current or Future Market Value of Each Property”.
(5)	In the case of mortgage loans that have one or more pari passu companion loans and/or subordinate companion loans that are not included in the issuing entity, the debt service coverage ratio, loan-to-value ratio and debt yield have been calculated including the related pari passu companion loan(s) but excluding any related subordinate companion loan.
(6)	Debt service coverage ratios (such as, for example, underwritten net cash flow debt service coverage ratios or underwritten net operating income debt service coverage ratios) are calculated based on “Annual Debt Service”, as defined under “Description of the Mortgage Pool—Certain Calculations and Definitions” and “—Definitions”.

All of the mortgage loans accrue interest on an actual/360 basis.

For further information regarding the mortgage loans, see “Description of the Mortgage Pool”.

Modified and Refinanced

Loans	As of the cut-off date, none of the mortgage loans were modified due to a delinquency or were refinancings of loans in default at the time of refinancing and/or otherwise involved discounted payoffs in connection with, the origination of such mortgage loans.

Properties with Limited

Operating History	With respect to two of the mortgaged properties (5.0%), such mortgaged properties (i) were constructed or the subject of a major renovation that was completed within 12 calendar months prior to the cut-off date or are leased fee properties and, therefore, the related mortgaged property has either no prior operating history or limited prior operating history, (ii) have a borrower or an affiliate under the related mortgage loan that acquired the related mortgaged property within 12 calendar months prior to the cut-off date and such borrower or affiliate was unable to provide the related mortgage loan seller with historical financial information for such acquired mortgaged property or (iii) are single tenant properties subject to triple-net leases with the related tenant where the related borrower did not

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provide the related mortgage loan seller with historical financial information for the related mortgaged property.

See “Description of the Mortgage Pool—Certain Calculations and Definitions” and “Description of the Mortgage Pool—Mortgage Pool Characteristics—Mortgaged Properties With Limited Prior Operating History”.

Certain Variances from

Underwriting Standards	Each sponsor maintains its own set of underwriting guidelines, which typically relate to credit and collateral analysis, loan approval, debt service coverage ratio and loan-to-value ratio analysis, assessment of property condition, escrow requirements and requirements regarding title insurance policy and property insurance. Certain of the mortgage loans may vary from the related mortgage loan seller’s underwriting guidelines described under “Transaction Parties—The Sponsors and Mortgage Loan Sellers”.

See “Description of the Mortgage Pool—Exceptions to Underwriting Guidelines”; “Transaction Parties—The Sponsors and Mortgage Loan Sellers—Wells Fargo Bank, National Association—Wells Fargo Bank’s Commercial Mortgage Loan Underwriting”; “—Societe Generale Financial Corporation—Societe Generale Financial Corporation’s Underwriting Standards”; “—JPMorgan Chase Bank, National Association—JPMCB’s Underwriting Standards and Processes”; “—Citi Real Estate Funding Inc.—CREFI’s Underwriting Guidelines and Processes”; “—UBS AG New York Branch—UBS AG, New York Branch’s Underwriting Standards”; “—Bank of Montreal—BMO’s Origination Procedures and Underwriting Guidelines”; “—BSPRT CMBS Finance, LLC—BSPRT’s Underwriting Standards”; “—LMF Commercial, LLC—LMF’s Underwriting Standards and Loan Analysis”; “—Starwood Mortgage Capital LLC—SMC’s Underwriting Guidelines and Processes”; and “—Natixis Real Estate Capital LLC—NREC’s Underwriting Standards”.

Additional Aspects of Certificates

Denominations	The offered certificates with certificate balances that are initially offered and sold to purchasers will be issued in minimum denominations of $10,000 and integral multiples of $1 in excess of $10,000. The certificates with notional amounts will be issued, maintained and transferred only in minimum denominations of authorized initial notional amounts of not less than $1,000,000 and in integral multiples of $1 in excess of $1,000,000.

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Registration, Clearance

and Settlement	Each class of offered certificates will initially be registered in the name of Cede & Co., as nominee of The Depository Trust Company, or DTC.

You may hold offered certificates through: (1) DTC in the United States; or (2) Clearstream Banking, Luxembourg or Euroclear Bank, as operator of the Euroclear System. Transfers within DTC, Clearstream Banking, Luxembourg or Euroclear Bank, as operator of the Euroclear System, will be made in accordance with the usual rules and operating procedures of those systems.

We may elect to terminate the book-entry system through DTC (with the consent of the DTC participants), Clearstream Banking, Luxembourg or Euroclear Bank, as operator of the Euroclear System, with respect to all or any portion of any class of the offered certificates.

See “Description of the Certificates—Book-Entry Registration”.

Credit Risk Retention	For a discussion of the manner in which the U.S. credit risk retention requirements will be satisfied by Wells Fargo Bank, National Association, as retaining sponsor, see “Credit Risk Retention”.

This transaction is being structured with a “third-party purchaser” that will, on the closing date, acquire an “eligible horizontal residual interest” comprised of the Class E-RR, Class F-RR, Class G-RR and Class H-RR certificates (collectively, the “horizontal risk retention certificates”). CMBS 4 Sub 14, LLC and TH Holdco 1 (Cayman), L.P. (in satisfaction of the retention obligations of Wells Fargo Bank, National Association, as the retaining sponsor) will be contractually obligated to retain (or to cause its “majority-owned affiliate” to retain) the horizontal risk retention certificates for a minimum of five years after the closing date, subject to certain permitted exceptions provided for under the risk retention rules. During this time, CMBS 4 Sub 14, LLC and TH Holdco 1 (Cayman), L.P. will agree to comply with hedging, transfer and financing restrictions that are applicable to third-party purchasers under the credit risk retention rules. For additional information, see “Credit Risk Retention”.

EU Securitization Rules and

UK Securitization Rules	None of the sponsors, the depositor or the underwriters, or their respective affiliates, or any other person, intends to retain a material net economic interest in the securitization constituted by the issue of the certificates, or to take any other action in respect of such

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securitization, in a manner prescribed or contemplated by the EU SR Rules or the UK Securitization Framework. In particular, no such person undertakes to take any action that may be required by any prospective investor or certificateholder for the purposes of its compliance with any requirement of the EU SR Rules or the UK Securitization Framework. In addition, the arrangements described under “Credit Risk Retention” in this prospectus have not been structured with the objective of ensuring or facilitating compliance by any person with any such requirement. Consequently, the offered certificates are not a suitable investment for any person that is now or may in the future be subject to any requirement of the EU SR Rules or the UK Securitization Framework. See “Risk Factors—Other Risks Relating to the Certificates—EU SR Rules and UK Securitization Framework” in this prospectus.

Information Available to

Certificateholders	On each distribution date, the certificate administrator will prepare and make available to each certificateholder of record (initially expected to be Cede & Co.), a statement as to the distributions being made on that date. Additionally, under certain circumstances, certificateholders of record may be entitled to certain other information regarding the issuing entity. See “Description of the Certificates—Reports to Certificateholders; Certain Available Information”.
Deal Information/Analytics	Certain information concerning the mortgage loans and the certificates may be available to subscribers through the following services:
●	Bloomberg, L.P., CRED iQ, Trepp, LLC, Intex Solutions, Inc., Markit Group Limited, Interactive Data Corp., BlackRock Financial Management, Inc., CMBS.com, Inc., Moody’s Analytics, Inc., Morningstar Credit Information & Analytics, LLC, KBRA Analytics, LLC, MBS Data, LLC, RealInsight, Thomson Reuters Corporation and DealX;
●	The certificate administrator’s website initially located at www.ctslink.com; and
●	The master servicer’s website initially located at cmsview.trimont.com.
Optional Termination	On any distribution date on which the aggregate principal balance of the pool of mortgage loans is less than 1.0% of the aggregate principal balance of the pool of mortgage loans as of the cut-off date (excluding, for the purposes of the calculation, the unpaid principal

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balance of any mortgage loan(s) that is/are ARD loan(s), but in any such case, only if the option described above is exercised after the distribution date related to the collection period in which the corresponding anticipated repayment date occurs), certain entities specified in this prospectus will have the option to purchase all of the remaining mortgage loans (and all property acquired through exercise of remedies in respect of any mortgage loan) at the price specified in this prospectus.

The issuing entity may also be terminated in connection with a voluntary exchange of all of the then-outstanding certificates (other than the Class V and Class R certificates) and deemed payment of a price specified in this prospectus for the mortgage loans then held by the issuing entity, provided that (i) the aggregate certificate balance of the Class A-1, Class A-SB, Class A-4, Class A-5, Class A-S, Class B, Class C and Class D certificates are no longer outstanding, (ii) there is only one holder (or multiple holders acting unanimously) of the outstanding certificates (other than the Class V and Class R certificates) and (iii) the master servicer consents to the exchange.

See “Pooling and Servicing Agreement—Termination; Retirement of Certificates”.

Required Repurchases or

Substitutions of Mortgage

Loans; Loss of Value

Payment	Under certain circumstances, the related mortgage loan seller (or Franklin BSP Realty Trust, Inc., with respect to the repurchase and substitution obligations of BSPRT CMBS Finance, LLC) may be obligated to (i) repurchase (without payment of any yield maintenance charge or prepayment premium) or substitute an affected mortgage loan from the issuing entity or (ii) make a cash payment that would be deemed sufficient to compensate the issuing entity in the event of a document defect or a breach of a representation and warranty made by the related mortgage loan seller with respect to the mortgage loan in the related mortgage loan purchase agreement that materially and adversely affects the value of the mortgage loan, the value of the related mortgaged property or the interests of any certificateholders in the mortgage loan or mortgaged property or causes the mortgage loan to be other than a “qualified mortgage” within the meaning of Section 860G(a)(3) of the Internal Revenue Code of 1986, as amended (but without regard to the rule of Treasury Regulations Section 1.860G-2(f)(2) that causes a defective loan to be treated as a “qualified mortgage”); provided that, with respect to the Birch Run

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Premium Outlets mortgage loan, each related mortgage loan seller will be obligated to take the above remedial actions only with respect to the related promissory note(s) sold by it to the depositor as if the note(s) contributed by such mortgage loan seller and evidencing such mortgage loan were a separate mortgage loan. See “Description of the Mortgage Loan Purchase Agreements—General”.

Sale of Defaulted Loans	Pursuant to the pooling and servicing agreement, under certain circumstances the special servicer is required to use reasonable efforts to solicit offers for defaulted serviced mortgage loans (or a defaulted serviced whole loan and/or related REO properties) and, in the absence of a cash offer at least equal to its outstanding principal balance plus all accrued and unpaid interest and outstanding costs and expenses and certain other amounts under the pooling and servicing agreement, may accept the first (and, if multiple offers are received, the highest) cash offer from any person that constitutes a fair price for the defaulted serviced mortgage loan (or defaulted serviced whole loan) or related REO property, determined as described in “Pooling and Servicing Agreement—Realization Upon Mortgage Loans” and “—Sale of Defaulted Loans and REO Properties”, unless the special servicer determines, in accordance with the servicing standard (and subject to the requirements of any related intercreditor agreement), that rejection of such offer would be in the best interests of the certificateholders and any related companion loan holder(s) (as a collective whole as if such certificateholders and companion loan holders constituted a single lender).

With respect to any non-serviced mortgage loan, if a related pari passu companion loan becomes a defaulted mortgage loan under the trust and servicing agreement or pooling and servicing agreement for the related pari passu companion loan and the special servicer under the related trust and servicing agreement or pooling and servicing agreement for the related pari passu companion loan(s) determines to sell such pari passu companion loan(s), then that special servicer will be required to sell such non-serviced mortgage loan together with the related pari passu companion loan(s) and any related subordinate companion loan(s) in a manner similar to that described above. See “Description of the Mortgage Pool—The Whole Loans”.

In the case of mortgage loans that permit certain equity owners of the borrower to incur future mezzanine debt as described in “Description of the Mortgage Pool—

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Additional Indebtedness—Mezzanine Indebtedness”, the related mezzanine lender may have the option to purchase the related mortgage loan after certain defaults. See “Pooling and Servicing Agreement—Realization Upon Mortgage Loans”, “—Sale of Defaulted Loans and REO Properties” and “Description of the Mortgage Pool—The Whole Loans”.

Tax Status	Elections will be made to treat designated portions of the issuing entity (exclusive of any entitlement to interest that is deferred after the anticipated repayment date of each mortgage loan with an anticipated repayment date and amounts in the excess interest distribution account) as two separate REMICs – the lower-tier REMIC and the upper-tier REMIC – for federal income tax purposes.

In addition, the portion of the issuing entity consisting of the entitlement to the excess interest (if any) accrued on any mortgage loan with an anticipated repayment date will be classified as a trust (the “grantor trust”), the beneficial owners of which will be the holders of the Class V certificates.

Pertinent federal income tax consequences of an investment in the offered certificates include:

●	Each class of offered certificates will represent REMIC “regular interests”.
●	The offered certificates will be treated as newly originated debt instruments for federal income tax purposes.
●	You will be required to report income on your offered certificates using the accrual method of accounting.
●	It is anticipated that the Class [__] certificates will represent regular interests issued with original issue discount and that the [__] certificates will represent regular interests issued at a premium for federal income tax purposes.

See “Material Federal Income Tax Considerations”.

Certain ERISA

Considerations	Subject to important considerations described under “Certain ERISA Considerations”, the offered certificates are eligible for purchase by persons investing assets of employee benefit plans or individual retirement accounts.

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Legal Investment	None of the certificates will constitute “mortgage related securities” for purposes of the Secondary Mortgage Market Enhancement Act of 1984, as amended.

If your investment activities are subject to legal investment laws and regulations, regulatory capital requirements, or review by regulatory authorities, then you may be subject to restrictions on investment in the certificates. You should consult your own legal advisors for assistance in determining the suitability of and consequences to you of the purchase, ownership, and sale of the certificates.

The issuing entity will not be registered under the Investment Company Act of 1940, as amended. The issuing entity will be relying on an exclusion or exemption from the definition of “investment company” under the Investment Company Act of 1940, as amended, contained in Section 3(c)(5) of the Investment Company Act of 1940, as amended, or Rule 3a-7 under the Investment Company Act of 1940, as amended, although there may be additional exclusions or exemptions available to the issuing entity. The issuing entity is being structured so as not to constitute a “covered fund” for purposes of the Volcker Rule under the Dodd-Frank Act (both as defined in this prospectus). See “Legal Investment”.

Ratings	The offered certificates will not be issued unless each of the offered classes receives a credit rating from one or more of the nationally recognized statistical rating organizations engaged by the depositor to rate the offered certificates. The decision not to engage one or more other rating agencies in the rating of certain classes of certificates to be issued in connection with this transaction, may negatively impact the liquidity, market value and regulatory characteristics of those classes of certificates. Neither the depositor nor any other person or entity will have any duty to notify you if any other nationally recognized statistical rating organization issues, or delivers notice of its intention to issue, unsolicited ratings on one or more classes of certificates after the date of this prospectus.

See “Risk Factors—Other Risks Relating to the Certificates—Nationally Recognized Statistical Rating Organizations May Assign Different Ratings to the Certificates; Ratings of the Certificates Reflect Only the Views of the Applicable Rating Agencies as of the Dates Such Ratings Were Issued; Ratings May Affect ERISA Eligibility; Ratings May Be Downgraded” and “Ratings”.

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Summary of Risk Factors

Investing in the certificates involves risks. Any of the risks set forth in this prospectus under the heading “Risk Factors” may have a material adverse effect on the cash flow on one or more mortgaged properties, the related borrowers’ ability to meet their respective payment obligations under the mortgage loans, and/or on your certificates. As a result, the market price of the certificates could decline significantly and you could lose a part or all of your investment. You should carefully consider all the information set forth in this prospectus and, in particular, evaluate the risks set forth in this prospectus under the heading “Risk Factors” before deciding to invest in the certificates. The following is a summary of some of the principal risks associated with an investment in the certificates:

Risks Relating to the Mortgage Loans

●	Non-Recourse Loans: The mortgage loans are non-recourse loans, and in the event of a default on a mortgage loan, recourse generally may only be had against the specific mortgaged property(ies) and other assets that have been pledged to secure the mortgage loan. Consequently, payment on the certificates is dependent primarily on the sufficiency of the net operating income or market value of the mortgaged properties, each of which may be volatile.
●	Borrowers: Frequent and early occurrence of borrower delinquencies and defaults may adversely affect your investment. Bankruptcy proceedings involving borrowers, borrower organizational structures and additional debt incurred by a borrower or its sponsors may increase risk of loss. In addition, borrowers may be unable to refinance or repay their mortgage loans at the maturity date or anticipated repayment date.
●	Property Performance: Certificateholders are exposed to risks associated with the performance of the mortgaged properties, including location, competition, condition (including environmental conditions), maintenance, ownership, management, and litigation. Property values may decrease even when current operating income does not. The property type (e.g., retail, office, self storage, multifamily, hospitality, leased fee, industrial and mixed use) may present additional risks.
●	Loan Concentration: Certain of the mortgage loans represent significant concentrations of the mortgage pool as of the cut-off date. A default on one or more of such mortgage loans may have a disproportionate impact on the performance of the certificates.
●	Property Type Concentration: Certain property types represent significant concentrations of the mortgaged properties securing the mortgage pool as of the cut-off date, based on allocated loan amounts. Adverse developments with respect to those property types or related industries may have a disproportionate impact on the performance of the certificates.
●	Other Concentrations: Losses on loans to related borrowers or cross-collateralized and cross-defaulted loan groups, geographical concentration of the mortgaged properties, and concentration of tenants among the mortgaged properties, may disproportionately affect distributions on the offered certificates.
●	Tenant Performance: The repayment of a commercial or multifamily mortgage loan is typically dependent upon the ability of the related mortgaged property to produce cash flow through the collection of rents. Therefore, the performance of the mortgage loans will be highly dependent on the performance of tenants and tenant leases.
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●	Significant Tenants: Properties that are leased to a single tenant or a tenant that comprises a significant portion of the rental income are disproportionately susceptible to interruptions of cash flow in the event of a lease expiration or termination or a downturn in the tenant’s business.
●	Underwritten Net Cash Flow: Underwritten net cash flow for the mortgaged properties could be based on incorrect or flawed assumptions.
●	Appraisals: Appraisals may not reflect the current or future market value of the mortgaged properties.
●	Inspections: Property inspections may not identify all conditions requiring repair or replacement.
●	Insurance: The absence or inadequacy of terrorism, fire, flood, earthquake and other insurance may adversely affect payment on the certificates.
●	Zoning: Changes in zoning laws may affect the ability to repair or restore a mortgaged property. Properties or structures considered to be “legal non-conforming” may not be able to be restored or rebuilt “as-is” following a casualty or loss.

Risks Relating to Conflicts of Interest

●	Transaction Parties: Conflicts of interest may arise from the transaction parties’ relationships with each other or their economic interests in the transaction.
●	Directing Holder and Companion Holders: Certain certificateholders and companion loan holders have control and/or consent rights regarding the servicing of the mortgage loans and related whole loans. Such rights include rights to remove and replace the special servicer without cause and/or to direct or recommend the special servicer or non-serviced special servicer to take actions that conflict with the interests of holders of certain classes of certificates. The right to remove and replace the special servicer may give the directing holder the ability to influence the special servicer’s servicing actions in a manner that may be more favorable to the directing holder relative to other certificateholders.

Other Risks Relating to the Certificates

●	Limited Obligations: The certificates will only represent ownership interests in the issuing entity, and will not be guaranteed by the sponsors, the depositor or any other person. The issuing entity’s assets may be insufficient to repay the offered certificates in full.
●	Uncertain Yields to Maturity: The offered certificates have uncertain yields to maturity. Prepayments on the underlying mortgage loans will affect the average lives of the certificates; and the rate and timing of prepayments may be highly unpredictable. Optional early termination of the issuing entity may also adversely impact your yield or may result in a loss.
●	Rating Agency Feedback: Future events could adversely impact the credit ratings and value of your certificates.
●	Limited Credit Support: Credit support provided by subordination of certain certificates is limited and may not be sufficient to prevent loss on the offered certificates.
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Risk Factors

You should carefully consider the following risks before making an investment decision. In particular, distributions on your certificates will depend on payments received on, and other recoveries with respect to the mortgage loans. Therefore, you should carefully consider the risk factors relating to the mortgage loans and the mortgaged properties.

If any of the following events or circumstances identified as risks actually occur or materialize, your investment could be materially and adversely affected. We note that additional risks and uncertainties not presently known to us may also impair your investment.

This prospectus also contains forward-looking statements that involve risks and uncertainties. Actual results could differ materially from those anticipated in these forward-looking statements as a result of certain factors, including the risks described below and elsewhere in this prospectus.

Risks Related to Market Conditions and Other External Factors

Cyberattacks or Other Security Breaches Could Have a Material Adverse Effect on the Business of the Transaction Parties

In the normal course of business, the sponsors, the master servicer, the special servicer and the other transaction parties may collect, process and retain confidential or sensitive information regarding their customers (including mortgage loan borrowers and applicants). The sharing, use, disclosure and protection of this information is governed by the privacy and data security policies of such parties.  Moreover, there are federal, state and international laws regarding privacy and the storing, sharing, use, disclosure and protection of personally identifiable information and user data.  Although the transaction parties may devote significant resources and management focus to ensuring the integrity of their systems through information security and business continuity programs, their facilities and systems, and those of their third-party service providers, may be subject to external or internal security breaches, acts of vandalism, computer viruses, misplaced or lost data, programming or human errors, or other similar events. The access by unauthorized persons to, or the improper disclosure by the sponsors, the master servicer, the special servicer or any other transaction party of, confidential information regarding their customers or their own proprietary information, software, methodologies and business secrets could result in business disruptions, legal or regulatory proceedings, reputational damage, or other adverse consequences, any of which could materially adversely affect their financial condition or results of operations (including the servicing of the mortgage loans). Cybersecurity risks for organizations like the sponsors, the master servicer, the special servicer and the other transaction parties have increased recently in part because of new technologies, the use of the internet and telecommunications technologies (including mobile and other connected devices) to conduct financial and other business transactions, the increased sophistication and activities of organized crime, perpetrators of fraud, hackers, terrorists and others, and the evolving nature of these threats. Hackers engage in attacks against organizations from time to time that are designed to disrupt key business services. There can be no assurance that the sponsors, the master servicer, the special servicer or the other transaction parties will not be subject to attacks and suffer any such losses in the future.

Cyberattacks or other breaches, whether affecting the sponsors, the master servicer, the special servicer or other transaction parties, could result in heightened consumer concern

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and regulatory focus and increased costs, which could have a material adverse effect on the sponsors’, the master servicer’s, the special servicer’s or another transaction party’s businesses. If the business of the sponsors or any of their affiliates is materially adversely affected by such events, the sponsors may not be able to fulfill their remedy obligations with respect to a mortgage loan.

Risks Relating to the Mortgage Loans

Mortgage Loans Are Non-Recourse and Are Not Insured or Guaranteed

The mortgage loans are not insured or guaranteed by any person or entity, governmental or otherwise.

Investors should treat each mortgage loan as a non-recourse loan. If a default occurs on a non-recourse loan, recourse generally may be had only against the specific mortgaged properties and other assets that have been pledged to secure the mortgage loan. Consequently, payment prior to maturity is dependent primarily on the sufficiency of the net operating income of the mortgaged property. Payment at maturity or anticipated repayment date is primarily dependent upon the market value of the mortgaged property or the borrower’s ability to refinance or sell the mortgaged property.

Although the mortgage loans generally are non-recourse in nature, certain mortgage loans contain non-recourse carveouts for liabilities such as liabilities as a result of fraud by the borrower, certain voluntary insolvency proceedings or other matters. Certain mortgage loans set forth under “Description of the Mortgage Pool—Non-Recourse Carveout Limitations” either do not contain non-recourse carveouts or contain material limitations to non-recourse carveouts. Often these obligations are guaranteed by an affiliate of the related borrower, although liability under any such guaranty may be capped or otherwise limited in amount or scope. Furthermore, certain guarantors may be foreign entities or individuals which, while subject to the domestic governing law provisions in the guaranty and related mortgage loan documents, could nevertheless require enforcement of any judgment in relation to a guaranty in a foreign jurisdiction, which could, in turn, cause a significant time delay or result in the inability to enforce the guaranty under foreign law.

Certain of the Mortgage Loans may have “sunset” clauses that provide that recourse liability (including for environmental matters) terminates following repayment or defeasance in full, or that the recourse liability of the carveout guarantor will not apply to any action, event or condition arising after the foreclosure of the Mortgaged Property or similar action by a mortgage lender or an equity foreclosure by a mezzanine lender.

Additionally, the guarantor’s net worth and liquidity may be less (and in some cases, materially and substantially less) than amounts due under the related mortgage loan or the guarantor’s sole asset may be its interest in the related borrower. Moreover, certain mortgage loans may permit the replacement of the guarantor subject to the requirements set forth in the related mortgage loan documents. Certain mortgage loans may have the benefit of a general payment guaranty of a portion of the indebtedness under the mortgage loan. In addition, certain mortgage loans may provide for recourse to a guarantor for all or a portion of the indebtedness or for any loss or costs that may be incurred by the borrower or the lender with respect to certain borrower obligations under the related mortgage loan documents. In such cases, we cannot assure you any recovery from such guarantor will be made or that such guarantor will have assets sufficient to pay any otherwise recoverable claim under a guaranty. In all cases, however, the mortgage loans should be considered to be non-recourse obligations because neither the depositor nor the sponsors make any representation or warranty as to the obligation or ability of any borrower or guarantor to

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pay any deficiencies between any foreclosure proceeds and the mortgage loan indebtedness.

With respect to certain of the mortgage loans the related guaranty and/or environmental indemnity contains provisions to the effect that, provided certain conditions are satisfied, the recourse liability of the guarantor will not apply to any action, event or condition arising after the foreclosure, delivery of a deed-in-lieu of foreclosure, or appointment of a receiver, of the mortgaged property, pursuant to such mortgage loan and/or after the foreclosure, acceptance of a transfer in lieu of foreclosure or appointment of a receiver by a mezzanine lender under any related mezzanine loan.

The non-recourse carveout provisions contained in certain of the mortgage loan documents may also limit the liability of the non-recourse carveout guarantor for certain monetary obligations or covenants related to the use and operation of the mortgaged property to the extent that there is sufficient cash flow generated by the mortgaged property and made available to the related borrower and/or non-recourse carveout guarantor to take or prevent such required action.

In all cases, however, the mortgage loans should be considered to be non-recourse obligations because neither the depositor nor the sponsors make any representation or warranty as to the obligation or ability of any borrower or guarantor to pay any deficiencies between any foreclosure proceeds and the mortgage loan indebtedness. In addition, certain mortgage loans may provide for recourse to a guarantor for all or a portion of the indebtedness or for any loss or costs that may be incurred by the borrower or the lender with respect to certain borrower obligations under the related mortgage loan documents. In such cases, we cannot assure you any recovery from such guarantor will be made or that such guarantor will have assets sufficient to pay any otherwise recoverable claim under a guaranty.

Risks of Commercial and Multifamily Lending Generally

The mortgage loans will be secured by various income-producing commercial and multifamily properties. The repayment of a commercial or multifamily loan is typically dependent upon the ability of the related mortgaged property to produce cash flow through the collection of rents. Even the liquidation value of a commercial property is determined, in substantial part, by the capitalization of the property’s ability to produce cash flow. However, net operating income can be volatile and may be insufficient to cover debt service on the loan at any given time.

The net operating incomes and property values of the mortgaged properties may be adversely affected by a large number of factors. Some of these factors relate to the properties themselves, such as:

●	the age, design and construction quality of the properties;
●	perceptions regarding the safety, convenience and attractiveness of the properties, including perceptions as to, or incidences of, crime, risk of terrorism or other factors;
●	the characteristics and desirability of the area where the property is located;
●	the strength and nature of the local economy, including labor costs and quality, tax environment and quality of life for employees;
●	the proximity and attractiveness of competing properties;
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●	the adequacy of the property’s management and maintenance;
●	increases in interest rates, real estate taxes and operating expenses at the property and in relation to competing properties;
●	an increase in the capital expenditures needed to maintain the properties or make improvements;
●	the dependence upon a single tenant or concentration of tenants in a particular business or industry;
●	a decline in the businesses operated by tenants or in their financial condition;
●	an increase in vacancy rates; and
●	a decline in rental rates as leases are renewed or entered into with new tenants.

Other factors are more general in nature, such as:

●	national or regional economic conditions, including plant closings, military base closings, industry slowdowns, oil and/or gas drilling facility slowdowns or closings and unemployment rates;
●	local real estate conditions, such as an oversupply of competing properties, retail space, office space, multifamily housing or hotel capacity;
●	demographic factors;
●	consumer confidence;
●	consumer tastes and preferences;
●	political factors;
●	environmental factors;
●	seismic activity risk;
●	retroactive changes in building codes;
●	changes or continued weakness in specific industry segments;
●	location of certain mortgaged properties in less densely populated or less affluent areas; and
●	the public perception of safety for customers and clients.

The volatility of net operating income will be influenced by many of the foregoing factors, as well as by:

●	the length of tenant leases (including that in certain cases, all or substantially all of the tenants, or one or more sole, anchor or other major tenants, at a particular mortgaged property may have leases that expire or permit the tenant(s) to terminate its lease during the term of the loan);
●	the quality and creditworthiness of tenants;

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●	tenant defaults;
●	in the case of rental properties, the rate at which new rentals occur; and
●	the property’s “operating leverage”, which is generally the percentage of total property expenses in relation to revenue, the ratio of fixed operating expenses to those that vary with revenues, and the level of capital expenditures required to maintain the property and to retain or replace tenants.

A decline in the real estate market or in the financial condition of a major tenant will tend to have a more immediate effect on the net operating income of properties with relatively higher operating leverage or short term revenue sources, such as short term or month-to-month leases, and may lead to higher rates of delinquency or defaults.

Sale-Leaseback Transactions Have Special Risks

Certain mortgaged properties were each the subject of a sale-leaseback transaction in connection with the acquisition of such property (or a portion of such property) by the related borrower or following such acquisition, including the Sheraton Denver Downtown Hotel mortgaged property (9.4%). Each of these mortgaged properties (or a portion thereof) are leased to a tenant, who is the former owner of the mortgaged property or portion thereof, pursuant to a lease. We cannot assure you that any of these tenants will not file for bankruptcy protection.

A bankruptcy with respect to a tenant in a sale-leaseback transaction could result in the related lease being recharacterized as a loan from the borrower to the tenant. If the lease were recharacterized as a loan, the lease would be a deemed loan and the tenant would gain a number of potential benefits in a bankruptcy case. The tenant could retain possession of the mortgaged property during the pendency of its bankruptcy case without having to comply with the ongoing post-petition rent requirements of section 365(d)(3) of the Bankruptcy Code, which requires a tenant to start paying rent within 60 days following the commencement of its bankruptcy case, while deciding whether to assume or reject a lease of nonresidential real property. The tenant desiring to remain in possession of the mortgaged property would not have to assume the lease within 120 days following the commencement of its bankruptcy case pursuant to section 365(d)(4) of the Bankruptcy Code or comply with the conditions precedent to assumption, including curing all defaults, compensating for damages and giving adequate assurance of future performance. To the extent the deemed loan is under-secured, the tenant would be able to limit the secured claim to the then-current value of the mortgaged property and treat the balance as a general unsecured claim. The tenant also might assert that the entire claim on the deemed loan is an unsecured claim. In Liona Corp., Inc. v. PCH Associates (In re PCH Associates), 949 F.2d 585 (2d Cir. 1991), the court considered the effect of recharacterizing a sale-leaseback transaction as a financing rather than a true lease. The court held that the landlord’s record title to the leased property should be treated as an equitable mortgage securing the deemed loan. Under the reasoning of that case, if a lease were recharacterized as a loan, the related borrower would have a claim against the tenant secured by an equitable mortgage. Here, that secured claim has been collaterally assigned to the mortgagees. However, the legal authority considering the effects of such a recharacterization is limited, and we cannot assure you that a bankruptcy court would follow the reasoning of the PCH Associates case.

There is also a risk that a tenant that files for bankruptcy protection may reject the related lease. It is likely that each lease constitutes an “unexpired lease” for purposes of the Bankruptcy Code. Federal bankruptcy law provides generally that rights and obligations

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under an unexpired lease of a debtor may not be terminated or modified at any time after the commencement of a case under the Bankruptcy Code solely on the basis of a provision in such lease providing for the termination or modification of such rights or obligations upon the filing of a bankruptcy petition or the occurrence of certain other similar events. This prohibition on so called “ipso facto clauses” could limit the ability of a borrower to exercise certain contractual remedies with respect to a lease. In addition, the Bankruptcy Code provides that a trustee in bankruptcy or debtor in possession may, subject to approval of the court, (a) assume an unexpired lease and (i) retain it or (ii) unless applicable law excuses a party other than the debtor from accepting performance from or rendering performance to an entity other than the debtor, assign it to a third party (notwithstanding any other restrictions or prohibitions on assignment) or (b) reject such contract. In a bankruptcy case of a tenant, if the lease were to be assumed, the trustee in bankruptcy on behalf of the tenant, or the tenant as debtor in possession, or the assignee, if applicable, must cure any defaults under the lease, compensate the related borrower for its losses and provide such borrower with “adequate assurance” of future performance. Such remedies may be insufficient, however, as the borrower may be forced to continue under the lease with a tenant that is a poor credit risk or an unfamiliar tenant if the lease was assigned (if applicable state law does not otherwise prevent such an assignment), and any assurances provided to the borrower may, in fact, be inadequate. If the lease is rejected, such rejection generally constitutes a breach of the lease immediately before the date of the filing of the petition. As a consequence, the borrower would have only an unsecured claim against the tenant for damages resulting from such breach, which could adversely affect the security for the certificates.

Furthermore, there is likely to be a period of time between the date upon which a tenant files a bankruptcy petition and the date upon which the lease is assumed or rejected. Although the tenant is obligated to make all lease payments within 60 days following the commencement of the bankruptcy case, there is a risk that such payments will not be made due to the tenant’s poor financial condition. If the lease is rejected, the lessor will be treated as an unsecured creditor with respect to its claim for damages for termination of the lease and the borrower must re-let the mortgaged property before the flow of lease payments will recommence. In addition, pursuant to section 502(b)(6) of the Bankruptcy Code, a lessor’s damages for lease rejection are limited to the amount owed for the unpaid rent reserved under the lease for the periods prior to the bankruptcy petition (or earlier surrender of the leased premises) which are unrelated to the rejection, plus the greater of one year’s rent or 15% of the remaining rent reserved under the lease (but not to exceed three years’ rent).

As discussed above, bankruptcy courts, in the exercise of their equitable powers, have the authority to recharacterize a lease as a financing. We cannot assure you such recharacterization would not occur with respect to the mortgage loans as to which the related mortgaged properties were the subject of sale-leaseback transactions.

The application of any of these doctrines to any one of the sale-leaseback transactions could result in substantial, direct and material impairment of the rights of the certificateholders.

Performance of the Mortgage Loans Will Be Highly Dependent on the Performance of Tenants and Tenant Leases

General

Any tenant may, from time to time, experience a downturn in its business, which may weaken its financial condition and result in a reduction or failure to make rental payments when due. Tenants under certain leases included in the underwritten net cash flow,

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underwritten net operating income or occupancy may nonetheless be in financial distress. If tenants’ sales were to decline, percentage rents may decline and, further, tenants may be unable to pay their base rent or other occupancy costs. Factors unrelated to a tenant’s operations at a particular mortgaged property may also result in the tenant’s failure to make payments under its lease (including, for example, economic sanctions imposed on the tenant’s parent company or other financial distress experienced by affiliates of the tenant). If a tenant defaults in its obligations to a property owner, that property owner may experience delays in enforcing its rights as lessor and may incur substantial costs and experience significant delays associated with protecting its investment, including costs incurred in renovating and reletting the property.

Additionally, the income from, and market value of, the mortgaged properties leased to various tenants would be adversely affected if:

●	space in the mortgaged properties could not be leased or re-leased or substantial re-leasing costs were required and/or the cost of performing landlord obligations under existing leases materially increased;
●	leasing or re-leasing is restricted by exclusive rights of tenants to lease the mortgaged properties or other covenants not to lease space for certain uses or activities, or covenants limiting the types of tenants to which space may be leased;
●	a significant tenant were to become a debtor in a bankruptcy case;
●	rental payments could not be collected for any other reason; or
●	a borrower fails to perform its obligations under a lease resulting in the related tenant having a right to terminate such lease.

In addition, certain tenants may be part of a chain that is in financial distress as a whole, or the tenant’s parent company may have implemented or expressed an intent to implement a plan to consolidate or reorganize its operations, close a number of stores or locations in the chain, reduce exposure, relocate stores, offices or locations, or otherwise reorganize its business to cut costs.

There may be (and there may exist from time to time) pending or threatened legal proceedings against, or disputes with, certain tenants and/or their parent companies that may have a material adverse effect on the related tenant’s ability to pay rent or remain open for business. We cannot assure you that any such litigation or dispute will not result in a material decline in net operating income at the related mortgaged property.

Certain tenants currently may be in a rent abatement period. We cannot assure you that such tenants will be in a position to pay full rent when the abatement period expires. We cannot assure you that the net operating income contributed by the mortgaged properties will remain at its current or past levels.

Certain tenants may have the right to assign their leases (and be released from their lease obligations) without landlord consent, either to other tenants meeting specific criteria, or more generally. In such event, the credit of the replacement tenant may be weaker than that of the assigning tenant.

A Tenant Concentration May Result in Increased Losses

Mortgaged properties that are owner-occupied or leased to a single tenant, or a tenant that makes up a significant portion of the rental income, also are more susceptible to

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interruptions of cash flow if that tenant’s business operations are negatively impacted or if such tenant fails to renew its lease. This is so because:

●	the financial effect of the absence of rental income may be severe;
●	more time may be required to re-lease the space; and
●	substantial capital costs may be incurred to make the space appropriate for replacement tenants.

In the event of a default by that tenant, if the related lease expires prior to the mortgage loan maturity date and the related tenant fails to renew its lease or if such tenant exercises an early termination option, there would likely be an interruption of rental payments under the lease and, accordingly, insufficient funds available to the borrower to pay the debt service on the mortgage loan. In certain cases where the tenant owns the improvements on the mortgaged property, the related borrower may be required to purchase such improvements in connection with the exercise of its remedies.

With respect to certain of these mortgaged properties that are leased to a single tenant, the related leases may expire prior to, or soon after, the maturity dates of the mortgage loans or the related tenant may have the right to terminate the lease prior to the maturity date of the mortgage loan. If the current tenant does not renew its lease on comparable economic terms to the expired lease, if a single tenant terminates its lease or if a suitable replacement tenant does not enter into a new lease on similar economic terms, there could be a negative impact on the payments on the related mortgage loan.

A deterioration in the financial condition of a tenant, the failure of a tenant to renew its lease or the exercise by a tenant of an early termination right can be particularly significant if a mortgaged property is owner-occupied, leased to a single tenant, or if any tenant makes up a significant portion of the rental income at the mortgaged property.

Concentrations of particular tenants among the mortgaged properties or within a particular business or industry at one or multiple mortgaged properties increase the possibility that financial problems with such tenants or such business or industry sectors could affect the mortgage loans. In addition, the mortgage loans may be adversely affected if a tenant at the mortgaged property is highly specialized, or dependent on a single industry or only a few customers for its revenue. See “—Tenant Bankruptcy Could Result in a Rejection of the Related Lease” below, and “Description of the Mortgage Pool—Tenant Issues—Tenant Concentrations” for information on tenant concentrations in the mortgage pool.

Mortgaged Properties Leased to Multiple Tenants Also Have Risks

If a mortgaged property has multiple tenants, re-leasing expenditures may be more frequent than in the case of mortgaged properties with fewer tenants, thereby reducing the cash flow available for payments on the related mortgage loan. Multi-tenant mortgaged properties also may experience higher continuing vacancy rates and greater volatility in rental income and expenses. See Annex A-1 for tenant lease expiration dates for the 5 largest tenants at each mortgaged property.

Mortgaged Properties Leased to Borrowers or Borrower Affiliated Entities Also Have Risks

If a mortgaged property is leased in whole or substantial part to the borrower under the mortgage loan or to an affiliate of the borrower, there may be conflicts of interest. For instance, it is more likely a landlord will waive lease conditions for an affiliated tenant than

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it would for an unaffiliated tenant. We cannot assure you that the conflicts of interest arising where a borrower is affiliated with a tenant at a mortgaged property will not adversely impact the value of the related mortgage loan.

In certain cases, an affiliated lessee may be a tenant under a master lease with the related borrower, under which the tenant is obligated to make rent payments but does not occupy any space at the mortgaged property. Master leases in these circumstances may be used to bring occupancy to a “stabilized” level with the intent of finding additional tenants to occupy some or all of the master leased space, but may not provide additional economic support for the mortgage loan. In addition, in certain circumstances lease payments of affiliated tenants may be higher relative to those of non-affiliated tenants and/or market rents, resulting in higher net operating income at the property. If a mortgaged property is leased in whole or substantial part to the borrower or to an affiliate of the borrower, a deterioration in the financial condition of the borrower or its affiliate could significantly affect the borrower’s ability to perform under the mortgage loan as it would directly interrupt the cash flow from the mortgaged property if the borrower’s or its affiliate’s financial condition worsens. We cannot assure you that any space leased by a borrower or an affiliate of the borrower will eventually be occupied by third party tenants.

Tenant Bankruptcy Could Result in a Rejection of the Related Lease

The bankruptcy or insolvency of a major tenant or a number of smaller tenants, such as in retail properties, may have an adverse impact on the mortgaged properties affected and the income produced by such mortgaged properties. Under the federal bankruptcy code codified in Title 11 of the United States Code, as amended from time to time (the “Bankruptcy Code”) a tenant has the option of assuming or rejecting or, subject to certain conditions, assuming and assigning to a third party, any unexpired lease. If the tenant rejects the lease, the landlord’s claim for breach of the lease would (absent collateral securing the claim) be treated as a general unsecured claim against the tenant and a lessor’s damages for lease rejection are generally subject to certain limitations. We cannot assure you that tenants of the mortgaged properties will continue making payments under their leases or that tenants will not file for bankruptcy protection in the future or, if any tenants do file, that they will continue to make rental payments in a timely manner. See “Certain Legal Aspects of Mortgage Loans—Foreclosure—Bankruptcy Laws”. See “Description of the Mortgage Pool—Loan Purpose; Default History, Bankruptcy Issues and Other Proceedings” for information regarding bankruptcy issues with respect to certain mortgage loans.

In the case of certain mortgage loans included in the mortgage pool, it may be possible that the related master lease could be construed in a bankruptcy as a financing lease or other arrangement under which the related master lessee (and/or its affiliates) would be deemed as effectively the owner of the related mortgaged property, rather than a tenant, which could result in potentially adverse consequences for the trust, as the holder of such mortgage loan, including treatment of the mortgage loan as an unsecured obligation, a potentially greater risk of an unfavorable plan of reorganization and competing claims of creditors of the related master lessee and/or its affiliates. See “Description of the Mortgage Pool—Tenant Issues—Affiliated Leases”.

Leases That Are Not Subordinated to the Lien of the Mortgage or Do Not Contain Attornment Provisions May Have an Adverse Impact at Foreclosure

In certain jurisdictions, if tenant leases are subordinated to the liens created by the mortgage but do not contain attornment provisions that require the tenant to recognize a successor owner, the tenants may terminate their leases upon the transfer of the property

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to a foreclosing lender or purchaser at foreclosure. Accordingly, if a mortgaged property is located in such a jurisdiction and is leased to one or more desirable tenants under leases that are subordinate to the mortgage and do not contain attornment provisions, such mortgaged property could experience a further decline in value if such tenants’ leases were terminated. This is particularly likely if those tenants were paying above-market rents or could not be replaced. If a lease is not subordinate to a mortgage, the issuing entity will not possess the right to dispossess the tenant upon foreclosure of the mortgaged property (unless otherwise agreed to with the tenant). Also, if the lease contains provisions inconsistent with the mortgage (e.g., provisions relating to application of insurance proceeds or condemnation awards) or which could affect the enforcement of the lender’s rights (e.g., a right of first refusal to purchase the property), the provisions of the lease will take precedence over the provisions of the mortgage. Not all leases were reviewed to ascertain the existence of attornment or subordination provisions.

With respect to certain of the mortgage loans, the related borrower may have given to certain tenants or others an option to purchase, a right of first refusal and/or a right of first offer to purchase all or a portion of the mortgaged property in the event a sale is contemplated, and such right is not subordinate to the related mortgage. This may impede the mortgagee’s ability to sell the related mortgaged property at foreclosure, or, upon foreclosure, this may affect the value and/or marketability of the related mortgaged property. See “Description of the Mortgage Pool—Tenant Issues—Purchase Options and Rights of First Refusal” for information regarding material purchase options and/or rights of first refusal, if any, with respect to mortgaged properties securing certain mortgage loans.

Early Lease Termination Options May Reduce Cash Flow

Leases often give tenants the right to terminate the related lease, abate or reduce the related rent, and/or exercise certain remedies against the related borrower for various reasons or upon various conditions, including:

●	if the borrower for the applicable mortgaged property allows uses at the mortgaged property in violation of use restrictions in current tenant leases,
●	if the borrower or any of its affiliates owns other properties within a certain radius of the mortgaged property and allows uses at those properties in violation of use restrictions,
●	if the related borrower fails to provide a designated number of parking spaces,
●	if there is construction at the related mortgaged property or an adjacent property (whether or not such adjacent property is owned or controlled by the borrower or any of its affiliates) that may interfere with visibility of, access to or a tenant’s use of the mortgaged property or otherwise violate the terms of a tenant’s lease,
●	upon casualty or condemnation with respect to all or a portion of the mortgaged property that renders such mortgaged property unsuitable for a tenant’s use or if the borrower fails to rebuild such mortgaged property within a certain time,
●	if a tenant’s use is not permitted by zoning or applicable law,
●	if the tenant is unable to exercise an expansion right,
●	if the landlord defaults on its obligations under the lease,

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●	if a landlord leases space at the mortgaged property or within a certain radius of the mortgaged property to a competitor,
●	if the tenant fails to meet certain sales targets or other business objectives for a specified period of time,
●	if significant tenants at the subject property go dark or terminate their leases, or if a specified percentage of the mortgaged property is unoccupied,
●	if the landlord violates the tenant’s exclusive use rights for a specified period of time,
●	if the related borrower violates covenants under the related lease or if third parties take certain actions that adversely affect such tenants’ business or operations,
●	in the case of government sponsored tenants, at any time or for lack of appropriations, or
●	if the related borrower violates covenants under the related lease or if third parties take certain actions that adversely affect such tenants’ business or operations.

In certain cases, compliance or satisfaction of landlord covenants may be the responsibility of a third party affiliated with the borrower or, in the event that partial releases of the applicable mortgaged property are permitted, an unaffiliated or affiliated third party.

Any exercise of a termination right by a tenant at a mortgaged property could result in vacant space at the related mortgaged property, renegotiation of the lease with the related tenant or re-letting of the space. Any such vacated space may not be re-let. Furthermore, such foregoing termination and/or abatement rights may arise in the future or materially adversely affect the related borrower’s ability to meet its obligations under the related mortgage loan documents. See “Description of the Mortgage Pool—Tenant Issues—Lease Expirations and Terminations” for information on material tenant lease expirations and early termination options.

Mortgaged Properties Leased to Not-for-Profit Tenants Also Have Risks

Certain mortgaged properties may have tenants that are charitable institutions that generally rely on contributions from individuals and government grants or other subsidies to pay rent on office space and other operating expenses. We cannot assure you that the rate, frequency and level of individual contributions or governmental grants and subsidies will continue with respect to any such institution. A reduction in contributions or grants may impact the ability of the related institution to pay rent, and we cannot assure you that the related borrower will be in a position to meet its obligations under the related mortgage loan documents if such tenant fails to pay its rent.

Retail Properties Have Special Risks

Some of the mortgage loans are secured by retail properties. See “Description of the Mortgage Pool—Mortgage Pool Characteristics—Property Types—Retail Properties”. The value of retail properties is significantly affected by the quality of the tenants as well as fundamental aspects of real estate, such as location and market demographics, and by changes in shopping methods and choices. Some of the risks related to these matters are further described in “—Risks of Commercial and Multifamily Lending Generally” and “—Performance of the Mortgage Loans Will Be Highly Dependent on the Performance of Tenants and Tenant Leases” above, “—Changes in the Retail Sector, Such as Online

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Shopping and Other Uses of Technology, Could Affect the Business Models and Viability of Retailers”, “—The Performance of the Retail Properties is Subject to Conditions Affecting the Retail Sector” and “—Some Retail Properties Depend on Anchor Stores or Major Tenants to Attract Shoppers and Could be Materially Adversely Affected by the Loss of, or a Store Closure by, One or More of These Anchor Stores or Major Tenants” below.

Rental payments from tenants of retail properties typically comprise the largest portion of the net operating income of those mortgaged properties. The correlation between success of tenant business and a retail property’s value may be more direct with respect to retail properties than other types of commercial property because a component of the total rent paid by certain retail tenants is often tied to a percentage of gross sales. To the extent that a tenant changes the manner in which its gross sales are reported it could result in lower rent paid by that tenant. For example, if a tenant takes into account customer returns of merchandise purchased online and reduces the gross sales, this could result in lower gross sales relative to gross sales previously reported at that location even if the actual performance of the store remained unchanged. We cannot assure you that the net operating income contributed by the retail mortgaged properties or the rates of occupancy at the retail stores will remain at the levels specified in this prospectus or remain consistent with past performance.

Changes in the Retail Sector, Such as Online Shopping and Other Uses of Technology, Could Affect the Business Models and Viability of Retailers.

Online shopping and the use of technology, such as smartphone shopping applications, to transact purchases or to aid purchasing decisions have increased in recent years and are expected to continue to increase in the future. This trend is affecting business models, sales and profitability of some retailers and could adversely affect the demand for retail real estate and occupancy at retail properties securing the mortgage loans. Any resulting decreases in rental revenue could have a material adverse effect on the value of retail properties securing the mortgage loans.

Some of these developments in the retail sector have led to many retail companies, including several national retailers, filing for bankruptcy and/or voluntarily closing certain of their stores. Borrowers may be unable to re-lease such space or to re-lease it on comparable or more favorable terms. As a result, the bankruptcy or closure of a national tenant may adversely affect a retail borrower’s revenues. In addition, such closings may allow other tenants to modify their leases to terms that are less favorable for borrowers or to terminate their leases, also adversely impacting their revenues. A number of retailers, including retailers that have stores located at the mortgaged properties, have announced ongoing store closures or are in financial distress, and other tenants at the mortgaged properties have co-tenancy clauses related to such retailers. See also “—Some Retail Properties Depend on Anchor Stores or Major Tenants to Attract Shoppers and Could be Materially Adversely Affected by the Loss of, or a Store Closure by, One or More of These Anchor Stores or Major Tenants” below.

In addition to competition from online shopping, retail properties face competition from sources outside a specific geographical real estate market. For example, all of the following compete with more traditional retail properties for consumers: factory outlet centers, discount shopping centers and clubs, catalog retailers, home shopping networks, and telemarketing. Continued growth of these alternative retail outlets (which often have lower operating costs) could adversely affect the rents collectible at the retail properties included in the pool of mortgage loans, as well as the income from, and market value of, the mortgaged properties and the related borrower’s ability to refinance such property.

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Moreover, additional competing retail properties may be built in the areas where the retail properties are located.

Additionally, the grocery store industry is highly competitive and is characterized by intense price competition, narrow margins, increasing fragmentation of retail and online formats, entry of non-traditional competitors and market consolidation. In addition, evolving customer preferences and the advancement of online, delivery, ship to home, and mobile channels in the industry enhance the competitive environment. Grocery stores may be undercut by competition that have greater financial resources to take measures such as altering product mixes, reducing prices, providing home/in-store fulfillment, or online ordering.

We cannot assure you that these developments in the retail sector will not adversely affect the performance of retail properties securing the mortgage loans.

The Performance of the Retail Properties is Subject to Conditions Affecting the Retail Sector.

Retail properties are also subject to conditions that could negatively affect the retail sector, such as increased unemployment, increased federal income and payroll taxes, increased health care costs, increased state and local taxes, increased real estate taxes, industry slowdowns, lack of availability of consumer credit, weak income growth, increased levels of consumer debt, poor housing market conditions, adverse weather conditions, natural disasters, plant closings, and other factors. Similarly, local real estate conditions, such as an oversupply of, or a reduction in demand for, retail space or retail goods, and the supply and creditworthiness of current and prospective tenants may negatively impact those retail properties.

In addition, the limited adaptability of certain shopping malls or strip centers that have proven unprofitable may result in high (and possibly extremely high) loss severities on mortgage loans secured by those shopping malls or strip centers. For example, it is possible that a significant amount of advances made by the applicable servicer(s) of a mortgage loan secured by a shopping mall or strip center property, combined with low liquidation proceeds in respect of that property, may result in a loss severity exceeding 100% of the outstanding principal balance of that mortgage loan.

Some Retail Properties Depend on Anchor Stores or Major Tenants to Attract Shoppers and Could be Materially Adversely Affected by the Loss of, or a Store Closure by, One or More of These Anchor Stores or Major Tenants.

The presence or absence of an “anchor tenant” or a “shadow anchor tenant” in or near a retail property also can be important to the performance of a retail property because anchors play a key role in generating customer traffic and making a retail property desirable for other tenants. Retail properties may also have shadow anchor tenants. An “anchor tenant” is located on the related mortgaged property, usually proportionately larger in size than most or all other tenants at the mortgaged property, and is vital in attracting customers to a retail property. A “shadow anchor tenant” is usually proportionally larger in size than most tenants at the mortgaged property, is important in attracting customers to a retail property and is located sufficiently close and convenient to the mortgaged property so as to influence and attract potential customers, but is not located on the mortgaged property.

If anchor stores in a mortgaged property were to close, the related borrower may be unable to replace those anchors in a timely manner or without suffering adverse economic consequences. In addition, anchor tenants and non-anchor tenants at anchored or shadow

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anchored retail centers may have co-tenancy clauses and/or operating covenants in their leases or operating agreements that permit those tenants or anchor stores to cease operating, reduce rent or terminate their leases if the anchor tenant, the shadow anchor tenant or another major tenant goes dark, a specified percentage of the property is vacant or if the subject store is not meeting the minimum sales requirement under its lease. Even if non-anchor tenants do not have termination or rent abatement rights, the loss of an anchor tenant or a shadow anchor tenant may have a material adverse impact on the non-anchor tenant’s ability to operate because the anchor tenant or shadow anchor tenant plays a key role in generating customer traffic and making a center desirable for other tenants. This, in turn, may adversely impact the borrower’s ability to meet its obligations under the related mortgage loan documents. Anchor tenants frequently have the right to go dark (i.e., cease operating), in their spaces and shadow anchor tenants frequently do not have operating covenants, and therefore are not required to continue operating in proximity to the related mortgaged property. In addition, in the event that a “shadow anchor” fails to renew its lease, terminates its lease or otherwise ceases to conduct business within a close proximity to the mortgaged property, customer traffic at the mortgaged property may be substantially reduced. If an anchor tenant goes dark, generally the borrower’s only remedy may be to terminate that lease after the anchor tenant has been dark for a specified amount of time.

Certain anchor tenants may have the right to demolish and rebuild, or substantially alter, their premises. Exercise of such rights may result in disruptions at the mortgaged property or reduce traffic to the mortgaged property, may trigger co-tenancy clauses if such activities result in the anchor tenants being dark for the period specified in the co-tenancy clause, and may result in reduced value of the structure or in loss of the structure if the tenant fails to rebuild.

If anchor tenants or shadow anchor tenants at a particular mortgaged property were to close or otherwise become vacant or remain vacant, we cannot assure you that the related borrower’s ability to repay its mortgage loan would not be materially and adversely affected.

Certain anchor tenant and tenant estoppels will have been obtained in connection with the origination of the mortgage loans. These estoppels may identify disputes between the related borrower and the applicable anchor tenant or tenant, or alleged defaults or potential defaults by the applicable property owner under the lease or a reciprocal easement and/or operating agreement (each, an “REA”). Such disputes, defaults or potential defaults could lead to a termination or attempted termination of the applicable lease or REA by the anchor tenant or tenant, the tenant withholding some or all of its rental payments or litigation against the related borrower. We cannot assure you that the anchor tenant or tenant estoppels obtained identify all potential disputes that may arise with respect to the retail mortgaged properties, or that anchor tenant or tenant disputes will not have a material adverse effect on the ability of borrowers to repay their mortgage loans.

Certain retail properties have specialty use tenants. See “—Some Mortgaged Properties May Not Be Readily Convertible to Alternative Uses” below. See “Description of the Mortgage Pool—Mortgage Pool Characteristics—Property Types—Retail Properties” and “—Mortgage Pool Characteristics—Property Types—Specialty Use Concentrations”.

Certain retail properties may have one or more tenants that sell hemp derived cannabidiol-based products. The legality of certain cannabidiol-based products under federal, state and local laws is uncertain, and, as to state and local laws, may vary based on jurisdiction. Retail leases typically require the tenant to comply with applicable law, however, so any governmental action or definitive legal guidance restricting the possession or distribution of some or all cannabidiol-based products would require the affected tenants

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to cease possessing and/or distributing such products or otherwise be in breach of their respective leases.

Office Properties Have Special Risks

In addition to the factors discussed in “—Risks of Commercial and Multifamily Lending Generally” and “—Performance of the Mortgage Loans Will Be Highly Dependent on the Performance of Tenants and Tenant Leases” above, other factors may adversely affect the financial performance and value of office properties, including:

●	the physical attributes of the building in relation to competing buildings (e.g., age, condition, design, appearance, access to transportation and ability to offer certain amenities, such as sophisticated building systems and/or business wiring requirements);
●	the adaptability of the building to changes in the technological needs of the tenants;
●	an adverse change in population, patterns of telecommuting or sharing of office space, and employment growth (which creates demand for office space); and
●	in the case of a medical office property, (a) the proximity of such property to a hospital or other healthcare establishment, (b) reimbursements for patient fees from private or government sponsored insurers, (c) its ability to attract doctors and nurses to be on staff, and (d) its ability to afford and acquire the latest medical equipment. Issues related to reimbursement (ranging from nonpayment to delays in payment) from such insurers could adversely impact cash flow at such mortgaged property.

Moreover, the cost of refitting office space for a new tenant is often higher than the cost of refitting other types of properties for new tenants.

In addition, as a result of the COVID-19 pandemic office properties have been experiencing lower than normal utilization levels and it is uncertain whether utilization levels will return to levels experienced prior to the COVID-19 pandemic. In the event that office tenants continue to utilize partial “work from home” or other remote work policies, the overall demand for office space may be adversely affected for a significant period of time, which may impact the ability of the borrowers to lease their properties, and may impact the operation and cash flow of the properties and/or the borrowers’ ability to refinance the mortgage loans at maturity.

Certain of the mortgaged properties contain life science laboratory and office buildings, leased to a tenant engaged in the life science industry. Properties with life science tenants have unique risk factors that may affect their performance, revenues and/or value. Life science tenants are subject to a number of risks unique to the life science industry, including (but not limited to): (i) high levels of regulation; (ii) failures in the safety and efficacy of their products; (iii) significant funding requirements for product research and development; and (iv) changes in technology, patent expiration, and intellectual property protection. Risks associated with life science laboratory buildings may affect the business, financial condition and results of operations of the related mortgaged property and such risks may adversely affect a life science tenant’s ability to make payments under its lease, and consequently, may materially adversely affect a borrower’s ability to make payments on the related mortgage loan.

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In addition, in the case of tenants that offer co-working or office-sharing space designed for multiple, unaffiliated space users, licenses or subleases of space to users are generally of shorter-term duration, and user turnover is generally greater than with typical office leases. Co-working tenants may experience higher operating costs than typical office tenants, and revenues may lag expenses until the co-working space is filled out. Shorter-term space leases and users may be more impacted by economic fluctuations compared to traditional long term office leases. Further, if office rents decrease, shorter-term space users may move to properties with lower rent, while co-working tenants would be left with longer-term lease obligations. Additionally, if there is a concentration of subleases of the co-working space to a single tenant or affiliated tenants, expiration or termination of such subleases may leave a large block of the co-working space unoccupied. The business model for co-working tenants is evolving, and in markets where co-working tenants represent significant market share, deteriorating performance at any one location may create disruption across other co-working locations and affect the broader office market as well. The foregoing factors may subject the related mortgage loan to increased risk of default and loss.

If one or more major tenants at a particular office property were to close or remain vacant, we cannot assure you that such tenants would be replaced in a timely manner or without incurring material additional costs to the related borrower and resulting in an adverse effect on the financial performance of the property.

See “Description of the Mortgage Pool—Mortgage Pool Characteristics—Property Types—Office Properties”, “—Retail Properties” and “—Hospitality Properties”.

Self Storage Properties Have Special Risks

In addition to the factors discussed in “—Risks of Commercial and Multifamily Lending Generally” above, other factors may adversely affect the financial performance and value of self storage properties, including:

●	decreased demand;
●	lack of proximity to apartment complexes or commercial users;
●	apartment tenants moving to single family homes;
●	decline in services rendered, including security;
●	dependence on business activity ancillary to renting units;
●	security concerns;
●	age of improvements; or
●	competition or other factors.

Self storage properties are considered vulnerable to competition, because both acquisition costs and break-even occupancy are relatively low. The conversion of self storage facilities to alternative uses would generally require substantial capital expenditures. Thus, if the operation of any of the self storage properties becomes unprofitable, the liquidation value of that self storage mortgaged property may be substantially less, relative to the amount owing on the mortgage loan, than if the self storage mortgaged property were readily adaptable to other uses. In addition, storage units are typically engaged for shorter time frames than traditional commercial leases for office or retail space. In

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addition, in certain cases, self storage properties may be leased to commercial tenants, which lease a large block of units or other space. In such case, expiration or termination of the commercial lease will expose the mortgaged property to a concentrated vacancy.

Tenants at self storage properties tend to require and receive privacy, anonymity and efficient access, each of which may heighten environmental and other risks related to such property as the borrower may be unaware of the contents in any self storage unit. No environmental assessment of a self storage mortgaged property included an inspection of the contents of the self storage units at that mortgaged property, and there is no assurance that all of the units included in the self storage mortgaged properties are free from hazardous substances or other pollutants or contaminants or will remain so in the future.

In addition, one of the mortgage loans is secured by an art storage facility. Art storage facilities are subject to certain risks that may be different from those of other types of storage facilities, including the need to maintain climate controlled environments and enhanced security systems, increased risk of liability for loss, theft or destruction due to the value of the items stored, and lack of a large market for such facilities.

Certain mortgage loans secured by self storage properties may be affiliated with a franchise company through a franchise agreement. The performance of a self storage property affiliated with a franchise company may be affected by the continued existence and financial strength of the franchisor, the public perception of a service mark, and the duration of the franchise agreement. The transferability of franchise license agreements is restricted. In the event of a foreclosure, the lender or its agent would not have the right to use the franchise license without the franchisor’s consent. In addition, certain self storage properties may derive a material portion of revenue from business activities ancillary to self storage such as truck rentals, parking fees and similar activities which require special use permits or other discretionary zoning approvals and/or from leasing a portion of the subject property for office or retail purposes. See Annex A-1 and the footnotes related thereto.

See “Description of the Mortgage Pool—Mortgage Pool Characteristics—Property Types—Self Storage Properties”.

Multifamily Properties Have Special Risks

In addition to the factors discussed in “—Risks of Commercial and Multifamily Lending Generally” and “—Performance of the Mortgage Loans Will Be Highly Dependent on the Performance of Tenants and Tenant Leases” above, other factors may adversely affect the financial performance and value of multifamily properties, including:

●	the quality of property management;
●	the ability of management to provide adequate maintenance and insurance;
●	the types of services or amenities that the property provides;
●	the property’s reputation;
●	the level of mortgage interest rates, which may encourage tenants to purchase rather than lease housing;
●	the generally short terms of residential leases and the need for continued reletting;
●	rent concessions and month-to-month leases, which may impact cash flow at the property;
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●	the tenant mix, such as the tenant population being predominantly students or being heavily dependent on workers from a particular business or industry or personnel from or workers related to a local military base or oil and/or gas drilling industries;
●	in the case of student housing facilities or properties leased primarily to students, which may be more susceptible to damage or wear and tear than other types of multifamily housing, the reliance on the financial well-being of the college or university to which it relates, competition from on campus housing units, which may adversely affect occupancy, the physical layout of the housing, which may not be readily convertible to traditional multifamily use, and that student tenants have a higher turnover rate than other types of multifamily tenants, which in certain cases is compounded by the fact that student leases are available for periods of less than 12 months;
●	In the case of independent living facilities leased primarily to seniors or others that may require specialized support services, the facility’s providing such services is frequently an essential component of market appeal. Accordingly, such facilities may rely on in-house or contract service providers for memory care, physical therapy or similar services that may require licensing or specialized expertise. Any disruption or perceived dissatisfaction in the provision of such services may adversely affect property operations;
●	that certain multifamily properties may be considered to be “flexible apartment properties”, which properties have a significant percentage of units leased to tenants under short-term leases (less than one year in term), which creates a higher turnover rate than for other types of multifamily properties;
●	restrictions on the age or income of tenants who may reside at the property;
●	dependence upon governmental programs that provide rent subsidies to tenants pursuant to tenant voucher programs, which vouchers may be used at other properties and influence tenant mobility;
●	adverse local, regional or national economic conditions, which may limit the amount of rent that may be charged and may result in a reduction of timely rent payments or a reduction in occupancy levels;
●	state and local regulations, which may affect the building owner’s ability to increase rent to market rent for an equivalent apartment; and
●	the existence of government assistance/rent subsidy programs, and whether or not they continue and provide the same level of assistance or subsidies.

Certain states regulate the relationship between an owner and its tenants. Commonly, these laws require a written lease, good cause for eviction, disclosure of fees, and notification to residents of changed land use, while prohibiting unreasonable rules, retaliatory evictions, and restrictions on a resident’s choice of unit vendors. Apartment building owners have been the subject of suits under state “Unfair and Deceptive Practices Acts” and other general consumer protection statutes for coercive, abusive or unconscionable leasing and sales practices. A few states offer more significant protection. For example, in some states, there are provisions that limit the bases on which a landlord may terminate a tenancy or increase a tenant’s rent or prohibit a landlord from terminating a tenancy solely by reason of the sale of the owner’s building.

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In addition to state regulation of the landlord tenant relationship generally, numerous counties and municipalities, or state law as applicable in designated counties and municipalities, impose rent control or rent stabilization on apartment buildings. These laws and ordinances generally impose limitations on rent increases, with such increases limited to fixed percentages, to percentages of increases in the consumer price index, to increases set or approved by a governmental agency, or to increases determined through mediation or binding arbitration. Any limitations on a borrower’s ability to raise property rents may impair such borrower’s ability to repay its multifamily loan from its net operating income or the proceeds of a sale or refinancing of the related multifamily property. In addition, prospective investors should assume that these laws and ordinances generally entitle existing tenants at rent-controlled and rent-stabilized units to a lease renewal upon the expiration of their existing lease; entitle certain family members of a tenant the right to a rent stabilized or rent controlled renewal lease notwithstanding the absence of the original tenant upon lease expiration; empower a court or a designated government agency, following a tenant complaint and fact-finding, to order a reduction in rent and impose penalties on the landlord if the tenant’s rights are violated or certain services are not maintained; and, for the purposes of any prohibitions on retaliatory evictions, establish presumptions of landlord retaliation in cases of recent tenant complaints or other prescribed circumstances. These provisions may result in rents that are lower, or operating costs that are higher, than would otherwise be the case, thereby impairing the borrower’s ability to repay its multifamily loan from its net operating income or the proceeds of a sale or refinancing of the related multifamily property.

We cannot assure you that such rent stabilization laws or regulations will not cause a reduction in rental income or the appraised value of mortgage real properties. If rents are reduced, we cannot assure you that any such mortgaged property will be able to generate sufficient cash flow to satisfy debt service payments and operating expenses.

Certain of the mortgage loans may be secured in the future by mortgaged properties that are subject to certain affordable housing covenants and other covenants and restrictions with respect to various tax credit, city, state and federal housing subsidies, rent stabilization or similar programs, in respect of various units within the mortgaged properties. The limitations and restrictions imposed by these programs could result in losses on the mortgage loans. In addition, in the event that the program is cancelled, it could result in less income for the project. Furthermore, changes to such programs may impose additional limits on rent increases that were not contemplated when the related mortgage loans were originated. These programs may include, among others:

●	rent limitations that would adversely affect the ability of borrowers to increase rents to maintain the condition of their mortgaged properties and satisfy operating expenses; and
●	tenant income restrictions that may reduce the number of eligible tenants in those mortgaged properties and result in a reduction in occupancy rates.

The difference in rents between subsidized or supported properties and other multifamily rental properties in the same area may not be a sufficient economic incentive for some eligible tenants to reside at a subsidized or supported property that may have fewer amenities or be less attractive as a residence. As a result, occupancy levels at a subsidized or supported property may decline, which may adversely affect the value and successful operation of such property.

In addition, certain mortgaged properties in New York City may have tenants that benefit from the New York City Family Homelessness and Eviction Supplement

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(“CityFHEPS”), a rental assistance program administered by the New York City Department of Social Services. Eligible families can participate in the CityFHEPS program for up to five years, and they must reapply annually. If families still need help after the initial five-year period, they can apply for an extension. Families may lose eligibility for the CityFHEPS program for various reasons, including, among other reasons, the household no longer has a child under 18 years of age (or under 19 years of age who is a full time student), changes in the income of household members, or changes in a cash assistance case of household members. The CityFHEPS program is subject to the availability of funding. Rents paid by the CityFHEPS may be above market. The related mortgaged property may lose significant income if tenants are unable to continue to qualify for such program, or the borrower is unable to continue leasing units to tenants who qualify for such program or if the program is changed or terminated.

Certain of the mortgage loans may be subject to New York’s Section 421-a (16) Program, which provides, among other things, that a market rate residential unit will be subject to rent stabilization unless the owner would be entitled to remove such market rate residential unit from rent stabilization upon vacancy of such unit by reason of the monthly rent exceeding any limit established under the rent stabilization laws. In general, in Section 421-a (16) Program buildings, apartments initially rented at a rent amount in excess of the high rent threshold qualify for permanent exemption from the rent regulations. Rent concessions given to a particular tenant may be relevant in determining whether a unit has been initially rented at a rent that is at or above the high rent threshold. However, there is currently no governing statute, judicial decision, or governmental authority regulatory guidance as to whether rent concessions such as free rent, should be included or excluded in determining whether a unit has been initially rented at a rent that is at or above the high rent threshold. Accordingly, if the lower net effective rent (taking any rent concessions into consideration) is used as the relevant rent (rather than the higher contractual stated rent), more units at such property could be subject to rent stabilization.

Some counties and municipalities may later impose stricter rent control regulations on apartment buildings. For example, on June 14, 2019, the New York State Senate passed the Housing Stability and Tenant Protection Act of 2019 (the “HSTP Act”), which, among other things, limits the ability of landlords to increase rents in rent stabilized apartments at the time of lease renewal and after a vacancy. The HSTP Act also limits potential rent increases for major capital improvements and for individual apartment improvements. In addition, the HSTP Act permits certain qualified localities in the State of New York to implement the rent stabilization system. In particular, the impact of the HSTP Act on the appraised value of mortgaged real properties located in the City of New York that have significant numbers of rent stabilized units is uncertain. Similarly, residential properties in California are subject to the California Tenant Protection Act of 2019, which went into effect in January 2020 and expires in January 2030 and caps annual rent increases at the lesser of (x) 5% plus the percentage change in the cost of living as provided in the national consumer price index or California consumer price index and (y) 10%.

Moreover, legislative or judicial actions concerning rent-stabilized properties may adversely affect, among other things, existing market rent units and a borrower’s ability to convert rent-stabilized units to market rent units in the future or may give rise to liability in connection with previously converted units, which may adversely impact the net operating income or the appraised value of the property and/or the value of the property.

See “Description of the Mortgage Pool—Mortgage Pool Characteristics—Property Types—Multifamily Properties”.

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Hospitality Properties Have Special Risks

In addition to the factors discussed in “—Risks of Commercial and Multifamily Lending Generally” above, various other factors may adversely affect the financial performance and value of hospitality properties, including:

●	adverse economic and social conditions, either local, regional or national (which may limit the amount that can be charged for a room and reduce occupancy levels);
●	continuing expenditures for modernizing, refurbishing and maintaining existing facilities prior to the expiration of their anticipated useful lives;
●	ability to convert to alternative uses which may not be readily made;
●	a deterioration in the financial strength or managerial capabilities of the owner or operator of a hospitality property;
●	changes in travel patterns caused by general adverse economic conditions, fear of terrorist attacks, increased border security measures, adverse weather conditions, pandemics and changes in access, energy prices, strikes, travel costs, relocation of highways, the construction of additional highways, concerns about travel safety or other factors;
●	relative illiquidity of hospitality investments which limits the ability of the borrowers and property managers to respond to changes in economic or other conditions; and
●	competition.

Because hotel rooms are generally rented for short periods of time, the financial performance of hospitality properties tends to be affected by adverse economic conditions and competition more quickly than other commercial properties. Additionally, as a result of high operating costs, relatively small decreases in revenue can cause significant stress on a property’s cash flow.

Moreover, the hospitality and lodging industry is generally seasonal in nature and different seasons affect different hospitality properties differently depending on type and location. This seasonality can be expected to cause periodic fluctuations in a hospitality property’s room and restaurant revenues, occupancy levels, room rates and operating expenses. We cannot assure you that cash flow will be sufficient to offset any shortfalls that occur at the mortgaged property during slower periods or that the related mortgage loans provide for seasonality reserves, or if seasonality reserves are provided for, that such reserves will be funded or will be sufficient or available to fund such shortfalls.

In addition, certain hospitality properties are limited-service, select service or extended stay hotels. Hospitality properties that are limited-service, select service or extended stay hotels may subject a lender to more risk than full-service hospitality properties as they generally require less capital for construction than full-service hospitality properties. In addition, as limited-service, select service or extended stay hotels generally offer fewer amenities than full-service hospitality properties, they are less distinguishable from each other. As a result, it is easier for limited-service, select service or extended stay hotels to experience increased or unforeseen competition.

In addition to hotel operations, some hospitality properties also operate entertainment complexes that include restaurants, lounges, nightclubs, banquet and meeting spaces and/or waterparks and may derive a significant portion of the related property’s revenue

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from such operations. Consumer demand for entertainment resorts is particularly sensitive to downturns in the economy and the corresponding impact on discretionary spending on leisure activities. Changes in discretionary consumer spending or consumer preferences could be driven by factors such as perceived or actual general economic conditions, high energy, fuel and food costs, the increased cost of travel, the weakened job market, perceived or actual disposable consumer income and wealth, fears of recession and changes in consumer confidence in the economy, or fears of war and future acts of terrorism. These factors could reduce consumer demand for the leisure activities that the property offers, thus imposing practical limits on pricing and harming operations. Restaurants and nightclubs are particularly vulnerable to changes in consumer preferences. In addition, a nightclub’s, restaurant’s, bar’s or waterpark’s revenue is extremely dependent on its popularity and perception. These characteristics are subject to change rapidly and we cannot assure you that any of a hospitality property’s restaurants, theaters, lounges, bars, nightclubs or waterparks will maintain their current level of popularity or perception in the market. With respect to mortgaged properties that operate entertainment venues, the entertainment industry’s brand perception of the mortgaged property’s entertainment venue may have a significant impact on the ability to book talent and sell shows at the property. Any such change could have a material adverse effect on the net cash flow of the property. Any change in perception of entertainment venues by consumers or by the entertainment industry could have a material adverse effect on the net cash flow of the property. Furthermore, because of the unique construction requirements of restaurants, theaters, lounges, bars or nightclubs, the space at those hospitality properties would not easily be converted to other uses. See “—Some Mortgaged Properties May Not Be Readily Convertible to Alternative Uses”.

Some of the hospitality properties have liquor licenses associated with the mortgaged property. The liquor licenses for these mortgaged properties are generally held by affiliates of the related borrowers, unaffiliated managers or operating lessees. The laws and regulations relating to liquor licenses generally prohibit the transfer of such licenses to any person, or condition such transfer on the prior approval of the governmental authority that issued the license. In the event of a foreclosure of a hospitality property that holds a liquor license, the special servicer on behalf of the issuing entity or a purchaser in a foreclosure sale would likely have to apply for a new license, which might not be granted or might be granted only after a delay that could be significant. We cannot assure you that a new license could be obtained promptly or at all. The lack of a liquor license in a hospitality property could have an adverse impact on the revenue from the related mortgaged property or on the hospitality property’s occupancy rate. In addition, certain state laws prohibit the assignment of liquor revenues. In such case, the lender may not be able to obtain a security interest in such revenues, which may constitute a material portion of the revenues at the related hospitality property. As a result, the lender may lose its ability to obtain such revenues in a foreclosure in certain scenarios, including if there is a bankruptcy of the liquor license holder. In certain cases, the liquor license holder may not be a single purpose entity.

Further, liquor licenses are subject to extensive regulation. A revocation of the liquor license at a hospitality property, particularly a property with significant revenues from nightclubs, casinos, other entertainment venues, restaurants and lounges, could have a material adverse effect on revenues from such property.

In addition, there may be risks associated with hospitality properties that have not entered into or become a party to any franchise agreement, license agreement or other “flag”. Hospitality properties often enter into these types of agreements in order to align the hospitality property with a certain public perception or to benefit from a centralized

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reservation system. We cannot assure you that hospitality properties that lack such benefits will be able to operate successfully on an independent basis.

Some of the hospitality properties may operate family entertainment resorts that include waterparks, pools and/or swimming facilities. There are inherent risks of accidents or injuries at family entertainment resorts, including accidents or injuries at waterparks, particularly for young children. Potential waterpark accidents and injuries include falls, cuts or other abrasions, concussions and other head injuries, sickness from contaminated water, chlorine-related irritation, injuries resulting from equipment malfunctions and drownings. One or more accidents, injuries or incidents of sicknesses at any of the waterparks at the mortgaged properties or at other similar facilities could adversely affect the related borrower’s safety reputation among potential customers, decrease overall occupancy rates, increase the cost of or make unavailable the appropriate liability insurance policies and increase operating costs by requiring additional measures to make safety precautions even more visible and effective.

In addition, such hospitality properties are subject to the potential risks associated with concentration of the resorts under the same brand. A negative public image or other adverse event that becomes associated with such brand could adversely affect the related borrowers’ business and revenues.

If accidents, injuries or sicknesses occur at any such hospitality properties, the related borrowers may be held liable for costs related to the injuries or face litigation proceedings relating to such accidents and sicknesses. There can be no assurance that any liability insurance maintained by the related borrowers against such risks will be adequate or available at all times and in all circumstances to cover any liability for these costs. In addition, many jurisdictions do not insure against punitive damages, and the related borrowers would not be covered if they experienced a judgment including punitive damages. Such borrowers’ business, financial condition and results of operations would be adversely affected to the extent claims and associated expenses resulting from accidents or injuries exceed insurance recoveries. See “—Insurance May Not Be Available or Adequate” and “—Litigation Regarding the Mortgaged Properties or Borrowers May Impair Your Distributions”.

See “Description of the Mortgage Pool—Mortgage Pool Characteristics—Property Types—Hospitality Properties”.

Risks Relating to Affiliation with a Franchise or Hotel Management Company

The performance of a hospitality property affiliated with a franchise or hotel management company depends in part on:

●	the continued existence and financial strength of the franchisor or hotel management company;
●	the public perception of the franchise or hotel chain service mark; and
●	the duration of the franchise licensing or management agreements.

The continuation of a franchise agreement, license agreement or management agreement is subject to specified operating standards and other terms and conditions set forth in such agreements. The failure of a borrower to maintain such standards or adhere to other applicable terms and conditions, such as property improvement plans, could result in the loss or cancellation of their rights under the franchise, license or hotel management agreement. We cannot assure you that a replacement franchise affiliation (either through a

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franchise, license or management agreement, as the case may be) could be obtained in the event of termination or that such replacement franchise affiliation would be of equal quality to the terminated franchise affiliation. In addition, a replacement franchise, license and/or hospitality property manager may require significantly higher fees as well as the investment of capital to bring the hospitality property into compliance with the requirements of the replacement franchisor, licensor and/or hospitality property manager. Any provision in a franchise agreement, license agreement or management agreement providing for termination because of a bankruptcy of a franchisor, licensor or manager generally will not be enforceable.

The transferability of franchise agreements, license agreements and property management agreements may be restricted. In the event of a foreclosure, the lender may not have the right to use the franchise license without the franchisor’s consent or the manager might be able to terminate the management agreement. Conversely, in the case of certain mortgage loans, the lender may be unable to remove a franchisor/licensor or a hotel management company that it desires to replace following a foreclosure and, further, may be limited as regards the pool of potential transferees for a foreclosure or real estate owned property.

In some cases where a hospitality property is subject to a license, franchise or management agreement, the licensor, franchisor or manager has required or may in the future require the completion of various repairs and/or renovations pursuant to a property improvement plan issued by the licensor, franchisor or manager. Failure to complete those repairs and/or renovations in accordance with the plan could result in the hospitality property losing its license or franchise or in the termination of the management agreement. Annex A-1 and the related footnotes set forth the amount of reserves, if any, established under the related mortgage loans in connection with any of those repairs and/or renovations. We cannot assure you that any amounts reserved will be sufficient to complete the repairs and/or renovations required with respect to any affected hospitality property. In addition, in some cases, those reserves will be maintained by the franchisor, licensor or property manager. Furthermore, the lender may not require a reserve for repairs and/or renovations in all instances.

See “Description of the Mortgage Pool—Mortgage Pool Characteristics—Property Types—Hospitality Properties”.

Leased Fee Properties Have Special Risks

The Sheraton Denver Downtown Hotel mortgaged property (9.4%) is comprised of a fee interest in land subject to a ground lease granted by the borrower to another party, which party owns the improvements (which consist of an office and retail property). The improvements on the mortgaged property do not serve as collateral for such mortgage Loan.

Land subject to a ground lease presents special risks. In such cases, where the borrower owns the fee interest but not the related improvements, such borrower will only receive the rental income from the ground lease and not from the operation of any related improvements. Any default by the ground lessee would adversely affect the borrower’s ability to make payments on the related mortgage loan. While ground leases may contain certain restrictions on the use and operation of the related mortgaged property, the ground lessee generally enjoys the rights and privileges of a fee owner, including the right to construct, alter and remove improvements and fixtures from the land and to assign and sublet the ground leasehold interest. However, the borrower has the same risk of interruptions in cash flow if such ground lessee defaults under its lease as it would on

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another single tenant commercial property, without the control over the premises that it would ordinarily have as landlord. In addition, in the event of a condemnation, the borrower would only be entitled to an allocable share of the condemnation proceeds. Furthermore, the insurance requirements are often governed by the terms of the ground lease and, in some cases, certain tenants or subtenants may be allowed to self-insure. The ground lessee is commonly permitted to mortgage its ground leasehold interest, and the leasehold lender will often have notice and cure rights with respect to material defaults under the ground lease. In addition, leased fee interests are less frequently purchased and sold than other interests in commercial real property. It may be difficult for the issuing entity, if it became a foreclosing lender, to sell the fee interest if the tenant and its improvements remain on the land. In addition, if the improvements are nearing the end of their useful life, there could be a risk that the tenant defaults in lieu of performing any obligations it may otherwise have to raze the structure and return the land in raw form to the developer. Furthermore, leased fee interests are generally subject to the same risks associated with the property type of the ground lessee’s use of the premises because that use is a source of revenue for the payment of ground rent. See “Description of the Mortgage Pool—Mortgage Pool Characteristics—Property Types—Leased Fee Properties”.

Certain mortgaged properties may be leased to a third party under an operating lease. In such circumstance, the mortgaged property generally will be subject to similar risks as those of a leased fee property, as set forth above.

Industrial Properties Have Special Risks

In addition to the factors discussed in “—Risks of Commercial and Multifamily Lending Generally” and “—Performance of the Mortgage Loans Will Be Highly Dependent on the Performance of Tenants and Tenant Leases” above, other factors may adversely affect the financial performance and value of industrial properties, including:

●	reduced demand for industrial space because of a decline in a particular industry segment;
●	the property becoming functionally obsolete;
●	building design and adaptability;
●	unavailability of labor sources;
●	supply chain disruptions;
●	changes in access, energy prices, strikes, relocation of highways, the construction of additional highways or other factors;
●	changes in proximity of supply sources;
●	the expenses of converting a previously adapted space to general use; and
●	the location of the property.

Industrial properties may be adversely affected by reduced demand for industrial space occasioned by a decline in a particular industry segment in which the related tenants conduct their businesses (for example, a decline in consumer demand for products sold by a tenant using the property as a distribution center). In addition, a particular industrial or warehouse property that suited the needs of its original tenant may be difficult to relet to another tenant or may become functionally obsolete relative to newer properties.

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Furthermore, lease terms with respect to industrial properties are generally for shorter periods of time and may result in a substantial percentage of leases expiring in the same year at any particular industrial property. In addition, mortgaged properties used for many industrial purposes are more prone to environmental concerns than other property types.

Aspects of building site design and adaptability affect the value of an industrial property. Site characteristics that are generally desirable to a warehouse/industrial property include high clear ceiling heights, wide column spacing, a large number of bays (loading docks) and large bay depths, divisibility, a layout that can accommodate large truck minimum turning radii and overall functionality and accessibility.

In addition, because of unique construction requirements of many industrial properties, any vacant industrial property space may not be easily converted to other uses. Thus, if the operation of any of the industrial properties becomes unprofitable due to competition, age of the improvements or other factors such that the borrower becomes unable to meet its obligations on the related mortgage loan, the liquidation value of that industrial property may be substantially less, relative to the amount owing on the related mortgage loan, than would be the case if the industrial property were readily adaptable to other uses.

Location is also important because an industrial property requires the availability of labor sources, proximity to supply sources and customers and accessibility to rail lines, major roadways and other distribution channels.

Further, certain of the industrial properties may have tenants that are subject to risks unique to their business, such as cold storage facilities. Cold storage facilities may have unique risks such as short lease terms due to seasonal use, making income potentially more volatile than for properties with longer term leases, and customized refrigeration design, rendering such facilities less readily convertible to alternative uses. Because of seasonal use, leases at such facilities are customarily for shorter terms, making income potentially more volatile than for properties with longer term leases. In addition, such facilities require customized refrigeration design, rendering them less readily convertible to alternative uses.

See “Description of the Mortgage Pool—Mortgage Pool Characteristics—Property Types—Industrial Properties”.

Mixed Use Properties Have Special Risks

Certain properties are mixed use properties. Such mortgaged properties are subject to the risks relating to the property types described in “—Retail Properties Have Special Risks”, “—Multifamily Properties Have Special Risks” and “—Some Mortgaged Properties May Not Be Readily Convertible to Alternative Uses”, as applicable. See Annex A-1 for the 5 largest tenants (by net rentable area leased) at each mixed use property. A mixed use property may be subject to additional risks, including the property manager’s inexperience in managing the different property types that comprise such mixed use property.

See “Description of the Mortgage Pool—Mortgage Pool Characteristics—Property Types—Mixed Use Properties”.

Mortgaged Properties Leased to Government Tenants Have Special Risks

Certain of the Mortgaged Properties may be leased in whole or in part by government sponsored tenants. Government sponsored tenants frequently have the right to cancel their leases at any time or after a specific time (in some cases after the delivery of notice) or for

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lack of appropriations or upon the loss of access to certain government programs or upon other events related to government status.

With respect to tenants that constitute United States government agencies or entities, generally if the related Mortgaged Property is transferred, the leases require the United States and the transferee to enter into novation agreements; however, if the United States determines that recognizing the transferee as landlord is not in its interest, it may continue to hold the transferor liable for performance of obligations under the lease. The United States’ obligation to pay rent to the transferee would be suspended until government transfer procedures are completed, and the United States has determined that recognizing the transferee is in its interest. The foregoing provisions may delay or impede the ability of the lender to realize on the related Mortgaged Properties following a default. In addition, the borrowers may be subject to certain requirements regarding management of the Mortgaged Property and the borrowers required by certain United States agencies.

Condominium Ownership May Limit Use and Improvements

The management and operation of a condominium is generally controlled by a condominium board representing the owners of the individual condominium units, subject to the terms of the related condominium rules or by-laws. Generally, the consent of a majority of the board members is required for any actions of the condominium board and a unit owner’s ability to control decisions of the board are generally related to the number of units owned by such owner as a percentage of the total number of units in the condominium. In certain cases, the related borrower does not have a majority of votes on the condominium board, which result in the related borrower not having control of the related condominium or owners association.

The board of managers or directors of the related condominium generally has discretion to make decisions affecting the condominium, and we cannot assure you that the related borrower under a mortgage loan secured by one or more interests in that condominium will have any control over decisions made by the related board of managers or directors. Even if a borrower or its designated board members, either through control of the appointment and voting of sufficient members of the related condominium board or by virtue of other provisions in the related condominium documents, has consent rights over actions by the related condominium associations or owners, we cannot assure you that the related condominium board will not take actions that would materially adversely affect the related borrower’s unit. Thus, decisions made by that board of managers or directors, including regarding assessments to be paid by the unit owners, insurance to be maintained on the condominium and many other decisions affecting the maintenance of that condominium, may have a significant adverse impact on the related mortgage loans in the issuing entity that are secured by mortgaged properties consisting of such condominium interests. We cannot assure you that the related board of managers or directors will always act in the best interests of the related borrower under the related mortgage loans. See representation and warranty no. 8 on Annex D-1 and the exceptions thereto on Annex D-2 (subject to the limitations and qualifications set forth in the preamble to Annex D-1).

The condominium board is generally responsible for administration of the affairs of the condominium, including providing for maintenance and repair of common areas, adopting rules and regulations regarding common areas, and obtaining insurance and repairing and restoring the common areas of the property after a casualty. Notwithstanding the insurance and casualty provisions of the related mortgage loan documents, the condominium board may have the right to control the use of casualty proceeds. See representation and warranty no. 18 on Annex D-1 and the exceptions thereto on Annex D-2 (subject to the limitations and qualifications set forth in the preamble to Annex D-1).

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In addition, the condominium board generally has the right to assess individual unit owners for their share of expenses related to the operation and maintenance of the common elements. In the event that an owner of another unit fails to pay its allocated assessments, the related borrower may be required to pay such assessments in order to properly maintain and operate the common elements of the property. Although the condominium board generally may obtain a lien against any unit owner for common expenses that are not paid, such lien generally is extinguished if a lender takes possession pursuant to a foreclosure. Each unit owner is responsible for maintenance of its respective unit and retains essential operational control over its unit.

In addition, due to the nature of condominiums, a default on the part of the borrower with respect to such mortgaged properties will not allow the special servicer the same flexibility in realizing on the collateral as is generally available with respect to commercial properties that are not condominium units. The rights of other unit or property owners, the documents governing the management of the condominium units and the state and local laws applicable to condominium units must be considered. In addition, in the event of a casualty with respect to a condominium, due to the possible existence of multiple loss payees on any insurance policy covering such property, there could be a delay in the allocation of related insurance proceeds, if any. Consequently, servicing and realizing upon the collateral described above could subject the certificateholders to a greater delay, expense and risk than with respect to a mortgage loan secured by a commercial property that is not a condominium unit.

Certain condominium declarations and/or local laws provide for the withdrawal of a property from a condominium structure under certain circumstances. For example, the New York Condominium Act provides for a withdrawal of the property from a condominium structure by vote of 80% of unit owners. If the condominium is terminated, the building will be subject to an action for partition by any unit owner or lienor as if owned in common. This could cause an early and unanticipated prepayment of the mortgage loan. We cannot assure you that the proceeds from partition would be sufficient to satisfy borrower’s obligations under the mortgage loan. See also “—Risks Related to Zoning Non-Compliance and Use Restrictions” for certain risks relating to use restrictions imposed pursuant to condominium declarations or other condominium especially in a situation where the mortgaged property does not represent the entire condominium building.

A condominium regime can also be established with respect to land only, as an alternative to land subdivision in those jurisdictions where it is so permitted. In such circumstances, the condominium board’s responsibilities are typically limited to matters such as landscaping and maintenance of common areas, including private roadways, while individual unit owners have responsibility for the buildings constructed on their respective land units. Likewise, in land condominium regimes, individual unit owners would typically have responsibility for property insurance, although the condominium board might maintain liability insurance for the common areas. Accordingly, while some attributes of a building condominium form are shared by a land condominium, the latter would have a more limited scope of board responsibilities and shared costs.

In addition, vertical subdivisions and “fee above a plane” structures are property ownership structures in which owners have a fee simple interest in certain ground-level and above-ground parcels. Such structures often have risks similar to those of condominium structures. A vertical subdivision or fee above a plane structure is generally governed by a declaration or similar agreement defining the respective owner’s fee estates and relationship; one or more owners typically relies on one or more other owners’ parcels for structural support. Each owner is responsible for maintenance of its respective parcel and retains essential operational control over its parcel. We cannot assure you that owners of

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parcels supporting collateral interests in vertical subdivision and fee above a plane parcels will perform any maintenance and repair obligations that may be required under the declaration with respect to the supporting parcel, or that proceeds following a casualty would be used to reconstruct a supporting parcel. Owners of interests in a vertical subdivision or fee above a plane structure may be required under the related declaration to pay certain assessments relating to any shared interests in the related property, and a lien may be attached for failure to pay such assessments.

See “Description of the Mortgage Pool—Mortgage Pool Characteristics—Condominium and Other Shared Interests”.

Operation of a Mortgaged Property Depends on the Property Manager’s Performance

The successful operation of a real estate project depends upon the property manager’s performance and viability. The property manager is responsible for:

●	responding to changes in the local market;
●	planning and implementing the rental structure;
●	operating the property and providing building services;
●	managing operating expenses; and
●	assuring that maintenance and capital improvements are carried out in a timely fashion.

Properties deriving revenues primarily from short term sources, such as hotel guests or short term or month-to-month leases, are generally more management intensive than properties leased to creditworthy tenants under long term leases.

Certain of the mortgaged properties will be managed by affiliates of the related borrower. If a mortgage loan is in default or undergoing special servicing, such relationship could disrupt the management of the related mortgaged property, which may adversely affect cash flow. However, the related mortgage loans will generally permit, in the case of mortgaged properties managed by borrower affiliates, the lender to remove the related property manager upon the occurrence of an event of default under the related mortgage loan beyond applicable cure periods (or, in some cases, in the event of a foreclosure following such default), and in some cases a decline in cash flow below a specified level or the failure to satisfy some other specified performance trigger.

Concentrations Based on Property Type, Geography, Related Borrowers and Other Factors May Disproportionately Increase Losses

The effect of mortgage pool loan losses will be more severe if the losses relate to mortgage loans that account for a disproportionately large percentage of the pool’s aggregate principal balance. As mortgage loans pay down or properties are released, the remaining certificateholders may face a higher risk with respect to the diversity of property types and property characteristics and with respect to the number of borrowers.

See the table entitled “Range of Remaining Terms to Maturity or ARD as of the Cut-off Date” in Annex A-2 for a stratification of the remaining terms to maturity of the mortgage loans. Because principal on the certificates is payable in sequential order of payment priority, and a class receives principal only after the preceding class(es) have been paid in

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full, classes that have a lower sequential priority are more likely to face these types of risks of concentration than classes with a higher sequential priority.

Several of the mortgage loans have cut-off date balances that are substantially higher than the average cut-off date balance. In general, concentrations in mortgage loans with larger-than-average balances can result in losses that are more severe, relative to the size of the mortgage loan pool, than would be the case if the aggregate balance of the mortgage loan pool were more evenly distributed.

A concentration of mortgage loans secured by the same mortgaged property types can increase the risk that a decline in a particular industry or business would have a disproportionately large impact on the pool of mortgage loans. See “Description of the Mortgage Pool—Mortgage Pool Characteristics—Property Types” for information on the types of mortgaged properties securing the mortgage loans in the mortgage pool.

Repayments by borrowers and the market value of the related mortgaged properties could be affected by economic conditions generally or specific to particular geographic areas or regions of the United States, and concentrations of mortgaged properties in particular geographic areas may increase the risk that conditions in the real estate market where the mortgaged property is located, or other adverse economic or other developments or natural disasters (e.g., earthquakes, floods, forest fires, tornadoes or hurricanes or changes in governmental rules or fiscal policies) affecting a particular region of the country, could increase the frequency and severity of losses on mortgage loans secured by those mortgaged properties. In particular, there have been predictions that climate change may lead to an increase in the frequency of natural disasters and extreme weather conditions, with certain states bearing a greater risk of the adverse effects of climate change, which could increase the frequency and severity of losses on mortgage loans secured by mortgaged properties located in those states. For example, mortgaged real properties located in California may be more susceptible to certain hazards (such as earthquakes or widespread fires) than mortgaged real properties in other parts of the country and mortgaged real properties located in coastal states generally may be more susceptible to hurricanes than properties in other parts of the country. Hurricanes and related windstorms, floods, droughts, tornadoes and oil spills have caused extensive and catastrophic physical damage in and to coastal and inland areas located in the eastern, mid-Atlantic and Gulf Coast regions of the United States and certain other parts of the eastern and southeastern United States. A number of the mortgaged real properties may be located in areas that are susceptible to such hazards. The geographic locations of the mortgaged real properties are indicated on Annex A-1. As a result, areas affected by such events may experience disruptions in travel, transportation and tourism, loss of jobs, an overall decrease in consumer activity, or a decline in real estate-related investments. We cannot assure you that the economies in such impacted areas will recover sufficiently to support income-producing real estate at pre-event levels or that the costs of the related clean-up will not have a material adverse effect on the local or national economy. See “Description of the Mortgage Pool—Mortgage Pool Characteristics—Geographic Concentrations” in this prospectus. We cannot assure you that any hurricane damage would be covered by insurance.

Mortgaged properties securing 5.0% or more of the aggregate principal balance of the pool of mortgage loans as of the cut-off date (based on allocated loan amount) are located in New York, Virginia, Alaska, Florida, Colorado, California, Pennsylvania, West Virginia and Wisconsin. See “Description of the Mortgage Pool—Mortgage Pool Characteristics—Geographic Concentrations”.

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Some of the mortgaged properties are located in areas that, based on low population density, poor economic demographics (such as higher than average unemployment rates, lower than average annual household income and/or overall loss of jobs) and/or negative trends in such regards, would be considered secondary or tertiary markets.

A concentration of mortgage loans with the same borrower or related borrowers also can pose increased risks, such as:

●	if a borrower that owns or controls several mortgaged properties (whether or not all of them secure mortgage loans in the mortgage pool) experiences financial difficulty at one such property, it could defer maintenance at a mortgaged property or debt service payments on the related mortgage loan in order to satisfy current expenses with respect to the first property or, alternatively, it could direct leasing activity in ways that are adverse to the mortgaged property;
●	a borrower could also attempt to avert foreclosure by filing a bankruptcy petition that might have the effect of interrupting debt service payments on the mortgage loans in the mortgage pool secured by that borrower’s mortgaged properties (subject to the master servicer’s and the trustee’s obligation to make advances for monthly payments) for an indefinite period; and
●	mortgaged properties owned by the same borrower or related borrowers are likely to have common management, common general partners and/or common managing members, thereby increasing the risk that financial or other difficulties experienced by such related parties could have a greater impact on the pool of mortgage loans.

See “—A Bankruptcy Proceeding May Result in Losses and Delays in Realizing on the Mortgage Loans” below.

See “Description of the Mortgage Pool—Mortgage Pool Characteristics” for information on the composition of the mortgage pool by property type and geographic distribution and loan concentration.

Adverse Environmental Conditions at or Near Mortgaged Properties May Result in Losses

The issuing entity could become liable for a material adverse environmental condition at an underlying mortgaged property. Any such potential liability could reduce or delay payments on the offered certificates.

Each of the mortgaged properties was either (i) subject to environmental site assessments prior to the time of origination of the related mortgage loan (or, in certain limited cases, after origination) including Phase I environmental site assessments or updates of previously performed Phase I environmental site assessments, or (ii) subject to a secured creditor environmental insurance policy or other environmental insurance policy. See “Description of the Mortgage Pool—Environmental Considerations”.

We cannot assure you that the environmental assessments revealed all existing or potential environmental risks or that all adverse environmental conditions have been or will be completely abated or remediated or that any reserves, insurance or operations and maintenance plans will be sufficient to remediate the environmental conditions. Moreover, we cannot assure you that:

●	future laws, ordinances or regulations will not impose any material environmental liability; or
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●	the current environmental condition of the mortgaged properties will not be adversely affected by tenants or by the condition of land or operations in the vicinity of the mortgaged properties (such as underground storage tanks).

We cannot assure you that with respect to any mortgaged property any remediation plan or any projected remedial costs or time is accurate or sufficient to complete the remediation objectives, or that no additional contamination requiring environmental investigation or remediation will be discovered on any mortgaged property. Likewise, all environmental policies naming the lender as named insured cover certain risks or events specifically identified in the policy, but the coverage is limited by its terms, conditions, limitations and exclusions, and does not purport to cover all environmental conditions whatsoever affecting the applicable mortgaged property, and we cannot assure you that any environmental conditions currently known, suspected, or unknown and discovered in the future will be covered by the terms of the policy.

Before the trustee or the special servicer, as applicable, acquires title to a mortgaged property on behalf of the issuing entity or assumes operation of the property, it will be required to obtain an environmental assessment of such mortgaged property, or rely on a recent environmental assessment. This requirement is intended to mitigate the risk that the issuing entity will become liable under any environmental law. There is accordingly some risk that the mortgaged property will decline in value while this assessment is being obtained or remedial action is being taken. Moreover, we cannot assure you that this requirement will effectively insulate the issuing entity from potential liability under environmental laws. Any such potential liability could reduce or delay distributions to certificateholders.

See “Description of the Mortgage Pool—Environmental Considerations” for additional information on environmental conditions at mortgaged properties securing certain mortgage loans in the issuing entity. See also representation and warranty no. 43 on Annex D-1 and the exceptions thereto on Annex D-2 (subject to the limitations and qualifications set forth in the preamble to Annex D-1).

See “Transaction Parties—The Sponsors and Mortgage Loan Sellers—Wells Fargo Bank, National Association—Wells Fargo Bank’s Commercial Mortgage Loan Underwriting”; “—Societe Generale Financial Corporation—Societe Generale Financial Corporation’s Underwriting Standards”; “—JPMorgan Chase Bank, National Association—JPMCB’s Underwriting Standards and Processes”; “—Citi Real Estate Funding Inc.—CREFI’s Underwriting Guidelines and Processes”; “—UBS AG New York Branch—UBS AG, New York Branch’s Underwriting Standards”; “—Bank of Montreal—BMO’s Origination Procedures and Underwriting Guidelines”; “—BSPRT CMBS Finance, LLC—BSPRT’s Underwriting Standards”; “—LMF Commercial, LLC—LMF’s Underwriting Standards and Loan Analysis”; “—Starwood Mortgage Capital LLC—SMC’s Underwriting Guidelines and Processes”; and “—Natixis Real Estate Capital LLC—NREC’s Underwriting Standards”.

See “Certain Legal Aspects of Mortgage Loans—Environmental Considerations”.

Risks Related to Redevelopment, Expansion and Renovation at Mortgaged Properties

Certain of the mortgaged properties are currently undergoing or, in the future, are expected to undergo redevelopment, expansion or renovation. In addition, the related borrower may be permitted under the related mortgage loan documents, at its option and cost but subject to certain conditions, to undergo future construction, renovation or alterations of the mortgaged property. To the extent applicable, we cannot assure you that any escrow or reserve collected, if any, will be sufficient to complete the current renovation

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or be otherwise sufficient to satisfy any tenant improvement expenses at a mortgaged property. Failure to complete those planned improvements may have a material adverse effect on the cash flow at the mortgaged property and the related borrower’s ability to meet its payment obligations under the mortgage loan documents.

Certain of the hospitality properties securing the mortgage loans are currently undergoing or are scheduled to undergo renovations or property improvement plans. In some circumstances, these renovations or property improvement plans may necessitate taking a portion of the available guest rooms temporarily offline, temporarily decreasing the number of available rooms and the revenue generating capacity of the related hospitality property. In other cases, these renovations may involve renovations of common spaces or external features of the related hospitality property, which may cause disruptions or otherwise decrease the attractiveness of the related hospitality property to potential guests. These property improvement plans may be required under the related franchise or management agreement and a failure to timely complete them may result in a termination or expiration of a franchise or management agreement and may be an event of default under the related mortgage loan.

Certain of the properties securing the mortgage loans may currently be undergoing or are scheduled to undergo renovations or property expansions. Such renovations or expansions may be required under tenant leases and a failure to timely complete such renovations or expansions may result in a termination of such lease and may have a material adverse effect on the cash flow at the mortgaged property and the related borrower’s ability to meet its payment obligations under the mortgage loan documents.

We cannot assure you that current or planned redevelopment, expansion or renovation will be completed at all, that such redevelopment, expansion or renovation will be completed in the time frame contemplated, or that, when and if such redevelopment, expansion or renovation is completed, such redevelopment, expansion or renovation will improve the operations at, or increase the value of, the related mortgaged property. Failure of any of the foregoing to occur could have a material negative impact on the related mortgaged property, which could affect the ability of the related borrower to repay the related mortgage loan.

In the event the related borrower fails to pay the costs for work completed or material delivered in connection with such ongoing redevelopment, expansion or renovation, the portion of the mortgaged property on which there are renovations may be subject to mechanic’s or materialmen’s liens that may be senior to the lien of the related mortgage loan.

The existence of construction or renovation at a mortgaged property may take rental units or rooms or leasable space “off-line” or otherwise make space unavailable for rental, impair access or traffic at or near the mortgaged property, or, in general, make that mortgaged property less attractive to tenants or their customers, and accordingly could have a negative effect on net operating income. In addition, any such construction or renovation at a mortgaged property may temporarily interfere with the use and operation of any portion of such mortgaged property. See “Description of the Mortgage Pool—Redevelopment, Renovation and Expansion” for information regarding mortgaged properties which are currently undergoing or, in the future, are expected to undergo redevelopment, expansion or renovation. See also Annex A-3 for additional information on redevelopment, renovation and expansion at the mortgaged properties securing the 15 largest mortgage loans or groups of cross-collateralized mortgage loans.

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Some Mortgaged Properties May Not Be Readily Convertible to Alternative Uses

Certain mortgaged properties securing the mortgage loans may have specialty use tenants and may not be readily convertible (or convertible at all) to alternative uses if those properties were to become unprofitable for any reason.

For example, retail, mixed-use or office properties may have theater tenants. Properties with theater tenants are exposed to certain unique risks. Aspects of building site design and adaptability affect the value of a theater. In addition, decreasing attendance at a theater could adversely affect revenue of such theater, which may, in turn, cause the tenant to experience financial difficulties, resulting in downgrades in their credit ratings and, in certain cases, bankruptcy filings. In addition, because of unique construction requirements of theaters, any vacant theater space would not easily be converted to other uses.

Office, retail or mixed use properties may also have health clubs as tenants. Several factors may adversely affect the value and successful operation of a health club, including:

●	the physical attributes of the health club (e.g., its age, appearance and layout);
●	the reputation, safety, convenience and attractiveness of the property to users;
●	management’s ability to control membership growth and attrition;
●	competition in the tenant’s marketplace from other health clubs and alternatives to health clubs; and
●	adverse changes in economic and social conditions and demographic changes (e.g., population decreases or changes in average age or income), which may result in decreased demand.

In addition, there may be significant costs associated with changing consumer preferences (e.g., multipurpose clubs from single-purpose clubs or varieties of equipment, classes, services and amenities). In addition, health clubs may not be readily convertible to alternative uses if those properties were to become unprofitable for any reason. The liquidation value of any such health club consequently may be less than would be the case if the property were readily adaptable to changing consumer preferences for other uses.

Certain properties may be partially comprised of a parking garage, or certain properties may be entirely comprised of a parking garage. Parking garages and parking lots present risks not associated with other properties. The primary source of income for parking lots and garages is the rental fees charged for parking spaces.

Factors affecting the success of a parking lot or garage include:

●	the number of rentable parking spaces and rates charged;
●	the location of the lot or garage and, in particular, its proximity to places where large numbers of people work, shop or live;
●	the amount of alternative parking spaces in the area;
●	the availability of mass transit; and
●	the perceptions of the safety, convenience and services of the lot or garage.
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In instances where a parking garage does not have a long-term leasing arrangement with a parking lessee, but rather relies on individual short-term (i.e., daily or weekly) parking tenants for parking revenues, variations in any or all of the foregoing factors can result in increased volatility in the net operating income for such parking garage.

Aspects of building site design and adaptability affect the value of a parking garage facility. Site characteristics that are valuable to a parking garage facility include location, clear ceiling heights, column spacing, zoning restrictions, number of spaces and overall functionality and accessibility.

In addition, because of the unique construction requirements of many parking garages and because a parking lot is often vacant paved land without any structure, a vacant parking garage facility or parking lot may not be easily converted to other uses.

Mortgaged properties may have other specialty use tenants, such as retail bank branches, medical and dental offices, lab space, gas stations, data centers, urgent care facilities, daycare centers, design showrooms and/or restaurants, as part of the mortgaged property.

In the case of specialty use tenants such as restaurants and theaters, aspects of building site design and adaptability affect the value of such properties and other retailers at the mortgaged property. Decreasing patronage at such properties could adversely affect revenue of the property, which may, in turn, cause the tenants to experience financial difficulties, resulting in downgrades in their credit ratings, lease defaults and, in certain cases, bankruptcy filings. See “—Performance of the Mortgage Loans Will Be Highly Dependent on the Performance of Tenants and Tenant Leases—Tenant Bankruptcy Could Result in a Rejection of the Related Lease” above. Additionally, receipts at such properties are also affected not only by objective factors but by subjective factors. For instance, restaurant receipts are affected by such varied influences as the current personal income levels in the community, an individual consumer’s preference for type of food, style of dining and restaurant atmosphere, the perceived popularity of the restaurant, food safety concerns related to personal health with the handling of food items at the restaurant or by food suppliers and the actions and/or behaviors of staff and management and level of service to the customers. In addition, because of unique construction requirements of such properties, any vacant space would not easily be converted to other uses.

Retail bank branches are specialty use tenants that are often outfitted with vaults, teller counters and other customary installations and equipment that may have required significant capital expenditures to install. The ability to lease these types of properties may be difficult due to the added cost and time to retrofit the property to allow for other uses.

Mortgaged properties with specialty use tenants may not be readily convertible (or convertible at all) to alternative uses if those properties were to become unprofitable, or the leased spaces were to become vacant, for any reason due to their unique construction requirements. In addition, converting commercial properties to alternate uses generally requires substantial capital expenditures and could result in a significant adverse effect on, or interruption of, the revenues generated by such properties.

In addition, a mortgaged property may not be readily convertible due to restrictive covenants related to such mortgaged property, including in the case of mortgaged properties that are subject to a condominium regime or subject to a ground lease, the use and other restrictions imposed by the condominium declaration and other related documents, especially in a situation where a mortgaged property does not represent the

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entire condominium regime. See “—Condominium Ownership May Limit Use and Improvements” above.

Some of the mortgaged properties may be part of tax-reduction programs that apply only if the mortgaged properties are used for certain purposes. Such properties may be restricted from being converted to alternative uses because of such restrictions.

Some of the mortgaged properties have government tenants or other tenants which may have space that was “built to suit” that particular tenant’s uses and needs. For example, a government tenant may require enhanced security features that required additional construction or renovation costs and for which the related tenant may pay above market rent. However, such enhanced features may not be necessary for a new tenant (and such new tenant may not be willing to pay the higher rent associated with such features). While a government office building or government leased space may be usable as a regular office building or tenant space, the rents that may be collected in the event the government tenant does not renew its lease may be significantly lower than the rent currently collected.

Additionally, zoning, historical preservation or other restrictions also may prevent alternative uses. See “—Risks Related to Zoning Non-Compliance and Use Restrictions” below.

Risks Related to Zoning Non-Compliance and Use Restrictions

Certain of the mortgaged properties may not comply with current zoning laws, including use, density, parking, height, landscaping, open space and set back requirements, due to changes in zoning requirements after such mortgaged properties were constructed. These properties, as well as those for which variances or special permits were issued or for which non-conformity with current zoning laws is otherwise permitted, are considered to be a “legal non-conforming use” and/or the improvements are considered to be “legal non-conforming structures”. This means that the borrower is not required to alter its structure to comply with the existing or new law; however, the borrower may not be able to rebuild the premises “as-is” in the event of a substantial casualty loss. This may adversely affect the cash flow of the property following the loss. If a substantial casualty were to occur, we cannot assure you that insurance proceeds would be available to pay the mortgage loan in full. In addition, if a non-conforming use were to be discontinued and/or the property were repaired or restored in conformity with the current law, the value of the property or the revenue-producing potential of the property may not be equal to, and could be substantially less than, that before the casualty.

In some cases, the related borrower has obtained law and ordinance insurance to cover additional costs that result from rebuilding the mortgaged property in accordance with current zoning requirements, including, within the policy’s limitations, demolition costs, increased costs of construction due to code compliance and loss of value to undamaged improvements resulting from the application of zoning laws. However, if as a result of the applicable zoning laws, the improvements cannot be used for the current use, or the rebuilt improvements are smaller or less attractive to tenants than the original improvements, you should not assume that the resulting loss in income will be covered by law and ordinance insurance. Zoning protection insurance, if obtained, will generally reimburse the lender for the difference between (i) the mortgage loan balance on the date of damage loss to the mortgaged property from an insured peril and (ii) the total insurance proceeds at the time of the damage to the mortgaged property if such mortgaged property cannot be rebuilt to its former use due to new zoning ordinances.

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In addition, certain of the mortgaged properties that do not conform to current zoning laws may not be “legal non-conforming uses” or “legal non-conforming structures”, thus constituting a zoning violation. The failure of a mortgaged property to comply with zoning laws or to be a “legal non-conforming use” or “legal non-conforming structure” may adversely affect the market value of the mortgaged property or the borrower’s ability to continue to use it in the manner it is currently being used or may necessitate material additional expenditures to remedy non-conformities. See representation and warranty no. 26 on Annex D-1 and the exceptions thereto on Annex D-2 (subject to the limitations and qualifications set forth in the preamble to Annex D-1).

The limited availability of zoning information and/or extent of zoning diligence may also present risks. Zoning information contained in appraisals may be based on limited investigation, and zoning comfort letters obtained from jurisdictions, while based on available records, do not customarily involve any contemporaneous site inspection. The extent of zoning diligence will also be determined based on perceived risk and the cost and benefit of obtaining additional information. Even if law and ordinance insurance is required to mitigate rebuilding-related risks, we cannot assure you that other risks related to material zoning violations will have been identified under such circumstances, and that appropriate borrower covenants or other structural mitigants will have been required as a result.

In addition, certain of the mortgaged properties may be subject to certain use restrictions and/or operational requirements imposed pursuant to development agreements, regulatory agreements, ground leases, restrictive covenants, environmental restrictions, reciprocal easement agreements or operating agreements or historical landmark designations or, in the case of those mortgaged properties that are condominiums, condominium declarations or other condominium use restrictions or regulations, especially in a situation where the mortgaged property does not represent the entire condominium building. Such use restrictions could include, for example, limitations on the character of the improvements or the properties, limitations affecting noise and parking requirements, among other things, and limitations on the borrowers’ right to operate certain types of facilities within a prescribed radius. These limitations impose upon the borrower stricter requirements with respect to repairs and alterations, including following a casualty loss. These limitations could adversely affect the ability of the related borrower to lease the mortgaged property on favorable terms, thus adversely affecting the borrower’s ability to fulfill its obligations under the related mortgage loan. In addition, any alteration, reconstruction, demolition, or new construction affecting a mortgaged property designated a historical landmark may require prior approval. Any such approval process, even if successful, could delay any redevelopment or alteration of a related property. The liquidation value of such property, to the extent subject to limitations of the kind described above or other limitations on convertibility of use, may be substantially less than would be the case if such property was readily adaptable to other uses or redevelopment. Further, such agreements may give the related owners’ association the right to impose assessments which, if unpaid, would constitute a lien prior to that of the Mortgage Loan. See “Description of the Mortgage Pool—Use Restrictions” for examples of mortgaged properties that are subject to restrictions relating to the use of the mortgaged properties.

Risks Relating to Inspections of Properties

Licensed engineers or consultants inspected the mortgaged properties at or about the time of the origination of the mortgage loans to assess items such as structural integrity of the buildings and other improvements on the mortgaged property, including exterior walls, roofing, interior construction, mechanical and electrical systems and general condition of the

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site, buildings and other improvements. However, we cannot assure you that all conditions requiring repair or replacement were identified. No additional property inspections were conducted in connection with the issuance of the offered certificates.

Risks Relating to Costs of Compliance with Applicable Laws and Regulations

A borrower may be required to incur costs to comply with various existing and future federal, state or local laws and regulations applicable to the related mortgaged property, for example, zoning laws and the Americans with Disabilities Act of 1990, as amended, which requires all public accommodations to meet certain federal requirements related to access and use by persons with disabilities. See “Certain Legal Aspects of Mortgage Loans—Americans with Disabilities Act”. In addition, a borrower may incur costs to comply with various existing and future federal, state or local laws and regulations enacted to address the potential impact of climate change, including, for example, laws that require mortgaged properties to comply with certain green building certification programs (e.g., LEED and EnergyStar) and other laws which may impact commercial real estate as a result of efforts to mitigate the factors contributing to climate change. The expenditure of these costs or the imposition of injunctive relief, penalties or fines in connection with the borrower’s noncompliance could negatively impact the borrower’s cash flow and, consequently, its ability to pay its mortgage loan.

Insurance May Not Be Available or Adequate

Although the mortgaged properties are required to be insured, or self-insured by a sole tenant of a related building or group of buildings, against certain risks, there is a possibility of casualty loss with respect to the mortgaged properties for which insurance proceeds may not be adequate or which may result from risks not covered by insurance. In addition, the cost of insurance has increased in certain jurisdictions and, as a result, some borrowers may have difficulty in obtaining appropriate insurance or maintaining insurance coverage at the related mortgaged properties. The cost of force-placed insurance, correspondingly, may be prohibitively high to provide sufficient coverage for a mortgaged property. The additional cost of force-placed insurance or insurance required to be maintained on any REO properties may adversely impact the operation at the mortgaged property and/or reduce liquidation proceeds from any REO properties.

In addition, certain types of mortgaged properties, such as manufactured housing and recreational vehicle communities, have few or no insurable buildings or improvements and thus do not have casualty insurance or low limits of casualty insurance in comparison with the related mortgage loan balances.

In addition, hazard insurance policies will typically contain co-insurance clauses that in effect require an insured at all times to carry insurance of a specified percentage, generally 80% to 90%, of the full replacement value of the improvements on the related mortgaged property in order to recover the full amount of any partial loss. As a result, even if insurance coverage is maintained, if the insured’s coverage falls below this specified percentage, those clauses generally provide that the insurer’s liability in the event of partial loss does not exceed the lesser of (1) the replacement cost of the improvements less physical depreciation and (2) that proportion of the loss as the amount of insurance carried bears to the specified percentage of the full replacement cost of those improvements.

As a result of the higher cost of hazard insurance policies, certain borrowers may have obtained insurance policies with relatively high deductibles. In the event a borrower makes a claim under its policies, the relatively high out of pocket cost associated with higher deductibles may adversely impact the cash flow at the related mortgaged property. See

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representation and warranty number 18 in Annex D-1 and the identified exceptions to those representations and warranties in Annex D-2.

Certain of the mortgaged properties may be located in areas that are considered a high earthquake risk (seismic zones 3 or 4). See “Description of the Mortgage Pool—Mortgage Pool Characteristics—Geographic Concentrations”.

Furthermore, with respect to certain mortgage loans, the insurable value of the related mortgaged property as of the origination date of the related mortgage loan was lower than the principal balance of the related mortgage loan. In the event of a casualty when a borrower is not required to rebuild or cannot rebuild, we cannot assure you that the insurance required with respect to the related mortgaged property will be sufficient to pay the related mortgage loan in full and there is no “gap” insurance required under such mortgage loan to cover any difference. In those circumstances, a casualty that occurs near the maturity date may result in an extension of the maturity date of the mortgage loan if the special servicer, in accordance with the servicing standard, determines that such extension was in the best interest of certificateholders.

The mortgage loans do not all require flood insurance on the related mortgaged properties unless they are in a flood zone and flood insurance is available and, in certain instances, even where the related mortgaged property was in a flood zone and flood insurance was available, flood insurance was not required.

The National Flood Insurance Program (the “NFIP”) expires on September 30, 2026. We cannot assure you if or when the NFIP will be reauthorized by Congress. If the NFIP is not reauthorized, it could have an adverse effect on the value of properties in flood zones or their ability to repair or rebuild after flood damage.

We cannot assure you that any damage caused by hurricanes, windstorms, floods, droughts, tornadoes, wildfires, oil spills or other events will be covered by insurance, or even if covered by insurance, that the insurer will have sufficient financial resources to make any payment on the insurance policy or that the insurer will not challenge any claim resulting in a delay or reduction of the ultimate insurance proceeds. Any such lack of coverage, insufficiency of resources or challenge to a claim could have a material adverse effect on the performance of the certificates.

We cannot assure you that the borrowers will in the future be able to comply with requirements to maintain adequate insurance with respect to the mortgaged properties, and any uninsured loss could have a material adverse impact on the amount available to make payments on the related mortgage loan, and consequently, the offered certificates. As with all real estate, if reconstruction (for example, following fire or other casualty) or any major repair or improvement is required to the damaged property, changes in laws and governmental regulations may be applicable and may materially affect the cost to, or ability of, the borrowers to effect such reconstruction, major repair or improvement. As a result, the amount realized with respect to the mortgaged properties, and the amount available to make payments on the related mortgage loan, and consequently, the offered certificates, could be reduced. In addition, we cannot assure you that the amount of insurance required or provided would be sufficient to cover damages caused by any casualty, or that such insurance will be available in the future at commercially reasonable rates. See representation and warranty no. 18 on Annex D-1 and the exceptions thereto on Annex D-2 (subject to the limitations and qualifications set forth in the preamble to Annex D-1).

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Inadequacy of Title Insurers May Adversely Affect Distributions on Your Certificates

Title insurance for a mortgaged property generally insures a lender against risks relating to a lender not having a first lien with respect to a mortgaged property, and in some cases can insure a lender against specific other risks. The protection afforded by title insurance depends on the ability of the title insurer to pay claims made upon it. We cannot assure you that with respect to any mortgage loan:

●	a title insurer will have the ability to pay title insurance claims made upon it;
●	the title insurer will maintain its present financial strength; or
●	a title insurer will not contest claims made upon it.

Certain of the mortgaged properties are either completing initial construction or undergoing renovation or redevelopment. Under such circumstances, there may be limitations to the amount of coverage or other exceptions to coverage that could adversely affect the issuing entity if losses are suffered.

Terrorism Insurance May Not Be Available for All Mortgaged Properties

The occurrence or the possibility of terrorist attacks could (1) lead to damage to one or more of the mortgaged properties if any terrorist attacks occur or (2) result in higher costs for security and insurance premiums or diminish the availability of insurance coverage for losses related to terrorist attacks, particularly for large properties, which could adversely affect the cash flow at those mortgaged properties.

After the September 11, 2001 terrorist attacks in New York City and the Washington, D.C. area, all forms of insurance were impacted, particularly from a cost and availability perspective, including comprehensive general liability and business interruption or rent loss insurance policies required by typical mortgage loans. To give time for private markets to develop a pricing mechanism for terrorism risk and to build capacity to absorb future losses that may occur due to terrorism, the Terrorism Risk Insurance Act of 2002 was enacted on November 26, 2002 (as amended, “TRIPRA”), establishing the Terrorism Insurance Program. The Terrorism Insurance Program has since been extended and reauthorized a few times. Most recently, it was reauthorized on December 20, 2019 for a period of seven years through December 31, 2027 pursuant to the Terrorism Risk Insurance Program Reauthorization Act of 2019.

The Terrorism Insurance Program requires insurance carriers to provide terrorism coverage in their basic “all-risk” policies. Any commercial property and casualty terrorism insurance exclusion that was in force on November 26, 2002 is automatically void to the extent that it excluded losses that would otherwise be insured losses. Any state approval of those types of exclusions in force on November 26, 2002 is also void.

Under the Terrorism Insurance Program, the federal government shares in the risk of losses occurring within the United States resulting from acts committed in an effort to influence or coerce United States civilians or the United States government. The federal share of compensation for insured losses of an insurer equals 80% of the portion of such insured losses that exceed a deductible equal to 20% of the value of the insurer’s direct earned premiums over the immediately preceding calendar year. Federal compensation in any program year is capped at $100 billion (with insurers being liable for any amount that exceeds such cap), and no compensation is payable with respect to a terrorist act unless the aggregate industry losses relating to such act exceed $200 million. The Terrorism

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Insurance Program does not cover nuclear, biological, chemical or radiological attacks. Unless a borrower obtains separate coverage for events that do not meet the thresholds or other requirements above, such events will not be covered.

If the Terrorism Insurance Program is not reenacted after its expiration in 2027, premiums for terrorism insurance coverage will likely increase and the terms of such insurance policies may be materially amended to increase stated exclusions or to otherwise effectively decrease the scope of coverage available (perhaps to the point where it is effectively not available). In addition, to the extent that any insurance policies contain “sunset clauses” (i.e., clauses that void terrorism coverage if the federal insurance backstop program is not renewed), such policies may cease to provide terrorism insurance upon the expiration of the Terrorism Insurance Program. We cannot assure you that the Terrorism Insurance Program or any successor program will create any long term changes in the availability and cost of such insurance. Moreover, future legislation, including regulations expected to be adopted by the Treasury Department pursuant to TRIPRA, may have a material effect on the availability of federal assistance in the terrorism insurance market. To the extent that uninsured or underinsured casualty losses occur with respect to the related mortgaged properties, losses on the mortgage loans may result. In addition, the failure to maintain such terrorism insurance may constitute a default under the related mortgage loan.

Some of the mortgage loans do not require the related borrower to maintain terrorism insurance. In addition, most of the mortgage loans contain limitations on the related borrower’s obligation to obtain terrorism insurance, such as (i) waiving the requirement that such borrower maintain terrorism insurance if such insurance is not available at commercially reasonable rates, (ii) providing that the related borrower is not required to spend in excess of a specified dollar amount (or in some cases, a specified multiple of what is spent on other insurance) in order to obtain such terrorism insurance, (iii) requiring coverage only for as long as the TRIPRA is in effect, or (iv) requiring coverage only for losses arising from domestic acts of terrorism or from terrorist acts certified by the federal government as “acts of terrorism” under the TRIPRA. See Annex A-3 for a summary of the terrorism insurance requirements under each of the 10 largest mortgage loans or groups of cross-collateralized mortgage loans. See representation and warranty no. 31 on Annex D-1 and the exceptions thereto on Annex D-2 (subject to the limitations and qualifications set forth in the preamble to Annex D-1).

We cannot assure you that all of the mortgaged properties will be insured against the risks of terrorism and similar acts. As a result of any of the foregoing, the amount available to make distributions on your certificates could be reduced.

Other mortgaged properties securing mortgage loans may also be insured under a blanket policy or self-insured or insured by a sole tenant. See “—Risks Associated with Blanket Insurance Policies or Self-Insurance” below.

Risks Associated with Blanket Insurance Policies or Self-Insurance

Certain of the mortgaged properties are covered by blanket insurance policies, which also cover other properties of the related borrower or its affiliates (including certain properties in close proximity to the mortgaged properties). In the event that such policies are drawn on to cover losses on such other properties, the amount of insurance coverage available under such policies would thereby be reduced and could be insufficient to cover each mortgaged property’s insurable risks.

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Additionally, the risks related to blanket insurance may be aggravated if the mortgage loans that allow such coverage are part of a group of mortgage loans with related borrowers, and some or all of the related mortgaged properties are covered under the same blanket insurance policy, which may also cover other properties owned by affiliates of such borrowers.

Certain mortgaged properties may also be insured or self-insured by a sole or significant tenant, as further described under “Description of the Mortgage Pool—Tenant Issues—Insurance Considerations”. We cannot assure you that any insurance obtained by a sole or significant tenant will be adequate or that such sole or significant tenant will comply with any requirements to maintain adequate insurance. Additionally, to the extent that insurance coverage relies on self-insurance, there is a risk that the “insurer” will not be willing or have the financial ability to satisfy a claim if a loss occurs. See also representation and warranty no. 18 on Annex D-1 and the exceptions thereto on Annex D-2 (subject to the limitations and qualifications set forth in the preamble to Annex D-1).

Condemnation of a Mortgaged Property May Adversely Affect Distributions on Certificates

From time to time, there may be condemnations pending or threatened against one or more of the mortgaged properties securing the mortgage loans. The proceeds payable in connection with a total condemnation may not be sufficient to restore the related mortgaged property or to satisfy the remaining indebtedness of the related mortgage loan. The occurrence of a partial condemnation may have a material adverse effect on the continued use of, or income generated by, the affected mortgaged property. The application of condemnation proceeds may be subject to the leases of certain major tenants and, in some cases, the tenant may be entitled to a portion of the condemnation proceeds. Therefore, we cannot assure you that the occurrence of any condemnation will not have a negative impact upon distributions on your offered certificates. See “Description of the Mortgage Pool—Litigation and Other Considerations” in this prospectus.

Limited Information Causes Uncertainty

Historical Information

Some of the mortgage loans that we intend to include in the issuing entity are secured in whole or in part by mortgaged properties for which limited or no historical operating information is available. As a result, you may find it difficult to analyze the historical performance of those mortgaged properties.

A mortgaged property may lack prior operating history or historical financial information because it is newly constructed or renovated, it is a recent acquisition by the related borrower or it is a single-tenant property that is subject to a triple-net lease. In addition, a tenant’s lease may contain confidentiality provisions that restrict the sponsors’ access to or disclosure of such tenant’s financial information. The underwritten net cash flows and underwritten net operating income for such mortgaged properties are derived principally from current rent rolls or tenant leases and historical expenses, adjusted to account for inflation, significant occupancy increases and a market rate management fee. In some cases, underwritten net cash flows and underwritten net operating income for mortgaged properties are based all or in part on leases (or letters of intent) that are not yet in place (and may still be under negotiation) or on tenants that may have signed a lease (or letter of intent), or lease amendment expanding the leased space, but are not yet in occupancy and/or paying rent, which present certain risks described in “—Underwritten Net Cash Flow Could Be Based On Incorrect or Flawed Assumptions” below.

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See Annex A-1 for certain historical financial information relating to the mortgaged properties, including net operating income for the most recent reporting period and prior three calendar years, to the extent available.

Ongoing Information

The primary source of ongoing information regarding the offered certificates, including information regarding the status of the related mortgage loans and any credit support for the offered certificates, will be the periodic reports delivered to you. See “Description of the Certificates—Reports to Certificateholders; Certain Available Information”. We cannot assure you that any additional ongoing information regarding the offered certificates will be available through any other source. The limited nature of the available information in respect of the offered certificates may adversely affect their liquidity, even if a secondary market for the offered certificates does develop.

We are not aware of any source through which pricing information regarding the offered certificates will be generally available on an ongoing basis or on any particular date.

Underwritten Net Cash Flow Could Be Based On Incorrect or Flawed Assumptions

As described under “Description of the Mortgage Pool—Certain Calculations and Definitions”, underwritten net cash flow generally includes cash flow (including any cash flow from master leases) adjusted based on a number of assumptions used by the sponsors. We make no representation that the underwritten net cash flow set forth in this prospectus as of the cut-off date or any other date represents actual future net cash flows. For example, with respect to certain mortgage loans included in the issuing entity, the occupancy of the related mortgaged property reflects tenants that (i) may not have yet actually executed leases (but have in some instances signed letters of intent), (ii) have signed leases but have not yet taken occupancy and/or are not paying full contractual rent, (iii) are seeking or may in the future seek to sublet all or a portion of their respective spaces, (iv) are “dark” tenants but paying rent, or (v) are affiliates of the related borrower and are leasing space pursuant to a master lease or a space lease. Similarly, with respect to certain mortgage loans included in the issuing entity, the underwritten net cash flow may be based on certain tenants that have not yet executed leases or that have signed leases but are not yet in place and/or are not yet paying rent, or have a signed lease or lease amendment expanding the leased space, but are not yet in occupancy of all or a portion of their space and/or paying rent, or may assume that future contractual rent steps (during some or all of the remaining term of a lease) have occurred. In many cases, co-tenancy provisions were assumed to be satisfied and vacant space was assumed to be occupied and space that was due to expire was assumed to have been re-let, in each case at market rates that may have exceeded current rent. You should review these and other similar assumptions and make your own determination of the appropriate assumptions to be used in determining underwritten net cash flow.

In addition, underwritten or adjusted cash flows, by their nature, are speculative and are based upon certain assumptions and projections. The failure of these assumptions or projections in whole or in part could cause the underwritten net operating income (calculated as described in “Description of the Mortgage Pool—Certain Calculations and Definitions”) to vary substantially from the actual net operating income of a mortgaged property.

In the event of the inaccuracy of any assumptions or projections used in connection with the calculation of underwritten net cash flow, the actual net cash flow could be significantly different (and, in some cases, may be materially less) than the underwritten net cash flow

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presented in this prospectus, and this would change other numerical information presented in this prospectus based on or derived from the underwritten net cash flow, such as the debt service coverage ratios or debt yield presented in this prospectus. We cannot assure you that any such assumptions or projections made with respect to any mortgaged property will, in fact, be consistent with that mortgaged property’s actual performance.

In addition, the debt service coverage ratios set forth in this prospectus for the mortgage loans and the mortgaged properties vary, and may vary substantially, from the debt service coverage ratios for the mortgage loans and the mortgaged properties as calculated pursuant to the definition of such ratios as set forth in the related mortgage loan documents. See “Description of the Mortgage Pool—Certain Calculations and Definitions” in this prospectus for additional information on certain of the mortgage loans in the issuing entity.

Frequent and Early Occurrence of Borrower Delinquencies and Defaults May Adversely Affect Your Investment

If you calculate the anticipated yield of your offered certificates based on a rate of default or amount of losses lower than that actually experienced on the mortgage loans and those additional losses result in a reduction of the total distributions on, or the certificate balance of, your offered certificates, your actual yield to maturity will be lower than expected and could be negative under certain extreme scenarios. The timing of any loss on a liquidated mortgage loan that results in a reduction of the total distributions on or the certificate balance of your offered certificates will also affect the actual yield to maturity of your offered certificates, even if the rate of defaults and severity of losses are consistent with your expectations. In general, the earlier a loss is borne by you, the greater the effect on your yield to maturity.

Delinquencies on the mortgage loans, if the delinquent amounts are not advanced, may result in shortfalls in distributions of interest and/or principal to the holders of the offered certificates for the current month. Furthermore, no interest will accrue on this shortfall during the period of time that the payment is delinquent. Additionally, in instances where the principal portion of any balloon payment scheduled with respect to a mortgage loan is collected by the master servicer following the end of the related collection period, no portion of the principal received on such payment will be passed through for distribution to the certificateholders until the subsequent distribution date, which may result in shortfalls in distributions of interest to the holders of the offered certificates in the following month. Furthermore, in such instances no provision is made for the master servicer or any other party to cover any such interest shortfalls that may occur as a result. In addition, if interest and/or principal advances and/or servicing advances are made with respect to a mortgage loan after a default and the related mortgage loan is thereafter worked out under terms that do not provide for the repayment of those advances in full at the time of the workout, then any reimbursements of those advances prior to the actual collection of the amount for which the advance was made may also result in shortfalls in distributions of principal to the holders of the offered certificates with certificate balances for the current month. Even if losses on the mortgage loans are not allocated to a particular class of offered certificates with certificate balances, the losses may affect the weighted average life and yield to maturity of that class of offered certificates. In the case of any material monetary or material non-monetary default, the special servicer may accelerate the maturity of the related mortgage loan, which could result in an acceleration of principal distributions to the certificateholders. The special servicer may also extend or modify a mortgage loan, which could result in a substantial delay in principal distributions to the certificateholders. In addition, losses on the mortgage loans, even if not allocated to a class of offered certificates

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with certificate balances, may result in a higher percentage ownership interest evidenced by those offered certificates in the remaining mortgage loans than would otherwise have resulted absent the loss. The consequent effect on the weighted average life and yield to maturity of the offered certificates will depend upon the characteristics of those remaining mortgage loans in the trust fund.

The Mortgage Loans Have Not Been Reviewed or Re-Underwritten by Us; Some Mortgage Loans May Not Have Complied With Another Originator’s Underwriting Criteria

Although the sponsors have conducted a review of the mortgage loans to be sold to us for this securitization transaction, we, as the depositor for this securitization transaction, have neither originated the mortgage loans nor conducted a review or re-underwriting of the mortgage loans. Instead, we have relied on the representations and warranties made by the applicable sponsors and the remedies for breach of a representation and warranty as described under “Description of the Mortgage Loan Purchase Agreements” and the sponsor’s description of its underwriting criteria and the review conducted by each sponsor for this securitization transaction described under “Transaction Parties—The Sponsors and Mortgage Loan Sellers—Wells Fargo Bank, National Association—Wells Fargo Bank’s Commercial Mortgage Loan Underwriting”; “—Societe Generale Financial Corporation—Societe Generale Financial Corporation’s Underwriting Standards”; “—JPMorgan Chase Bank, National Association—JPMCB’s Underwriting Standards and Processes”; “—Citi Real Estate Funding Inc.—CREFI’s Underwriting Guidelines and Processes”; “—UBS AG New York Branch—UBS AG, New York Branch’s Underwriting Standards”; “—Bank of Montreal—BMO’s Origination Procedures and Underwriting Guidelines”; “—BSPRT CMBS Finance, LLC—BSPRT’s Underwriting Standards”; “—LMF Commercial, LLC—LMF’s Underwriting Standards and Loan Analysis”; “—Starwood Mortgage Capital LLC—SMC’s Underwriting Guidelines and Processes”; and “—Natixis Real Estate Capital LLC—NREC’s Underwriting Standards”.

The representations and warranties made by the sponsors may not cover all of the matters that one would review in underwriting a mortgage loan and you should not view them as a substitute for re-underwriting the mortgage loans. Furthermore, these representations and warranties in some respects represent an allocation of risk rather than a confirmed description of the mortgage loans. If we had re-underwritten the mortgage loans, it is possible that the re-underwriting process may have revealed problems with a mortgage loan not covered by a representation or warranty or may have revealed inaccuracies in the representations and warranties. See “—Other Risks Relating to the Certificates—Sponsors May Not Make Required Repurchases or Substitutions of Defective Mortgage Loans or Pay Any Loss of Value Payment Sufficient to Cover All Losses on a Defective Mortgage Loan” below, and “Description of the Mortgage Loan Purchase Agreements”.

In addition, we cannot assure you that all of the mortgage loans would have complied with the underwriting criteria of the other originators or, accordingly, that each originator would have made the same decision to originate every mortgage loan included in the issuing entity or, if they did decide to originate an unrelated mortgage loan, that they would have been underwritten on the same terms and conditions.

As a result of the foregoing, you are advised and encouraged to make your own investment decision based on a careful review of the information set forth in this prospectus and your own view of the mortgage pool.

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Static Pool Data Would Not Be Indicative of the Performance of this Pool

As a result of the distinct nature of each pool of commercial mortgage loans, and the separate mortgage loans within the pool, this prospectus does not include disclosure concerning the delinquency and loss experience of static pools of periodic originations by any sponsor of assets of the type to be securitized (known as “static pool data”). In particular, static pool data showing a low level of delinquencies and defaults would not be indicative of the performance of this pool or any other pools of mortgage loans originated by the same sponsor or sponsors.

While there may be certain common factors affecting the performance and value of income-producing real properties in general, those factors do not apply equally to all income-producing real properties and, in many cases, there are unique factors that will affect the performance and/or value of a particular income-producing real property. Moreover, the effect of a given factor on a particular real property will depend on a number of variables, including but not limited to property type, geographic location, competition, sponsorship and other characteristics of the property and the related commercial mortgage loan. Each income-producing real property represents a separate and distinct business venture and, as a result, each of the mortgage loans requires a unique underwriting analysis. Furthermore, economic and other conditions affecting real properties, whether worldwide, national, regional or local, vary over time. The performance of a pool of mortgage loans originated and outstanding under a given set of economic conditions may vary significantly from the performance of an otherwise comparable mortgage pool originated and outstanding under a different set of economic conditions.

Therefore, you should evaluate this offering on the basis of the information set forth in this prospectus with respect to the mortgage loans, and not on the basis of the performance of other pools of securitized commercial mortgage loans.

Appraisals May Not Reflect Current or Future Market Value of Each Property

Appraisals were obtained with respect to each of the mortgaged properties at or about the time of origination of the related mortgage loan (or whole loan, if applicable) or at or around the time of the acquisition of the mortgage loan (or whole loan, if applicable) by the related sponsor. See Annex A-1 for the dates of the latest appraisals for the mortgaged properties. We have not obtained new appraisals of the mortgaged properties or assigned new valuations to the mortgage loans in connection with the offering of the offered certificates. The market values of the mortgaged properties could have declined since the origination of the related mortgage loans. In addition, in certain cases where a mortgage loan is funding the acquisition of the related mortgaged property or portfolio of mortgaged properties, the purchase price may be less than the related appraised value set forth herein.

In general, appraisals represent the analysis and opinion of qualified appraisers and are not guarantees of present or future value. One appraiser may reach a different conclusion than that of a different appraiser with respect to the same property. The appraisals seek to establish the amount a typically motivated buyer would pay a typically motivated seller and, in certain cases, may have taken into consideration the purchase price paid by the borrower. The amount could be significantly higher than the amount obtained from the sale of a mortgaged property in a distress or liquidation sale.

Information regarding the appraised values of the mortgaged properties (including loan-to-value ratios) presented in this prospectus is not intended to be a representation as to the past, present or future market values of the mortgaged properties. For example, in some cases, a borrower or its affiliate may have acquired the related mortgaged property

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for a price or otherwise for consideration in an amount that is less than the related appraised value specified on Annex A-1, including at a foreclosure sale or through acceptance of a deed-in-lieu of foreclosure. Historical operating results of the mortgaged properties used in these appraisals, as adjusted by various assumptions, estimates and subjective judgments on the part of the appraiser, may not be comparable to future operating results. In addition, certain appraisals may be based on extraordinary assumptions, including without limitation, that certain tenants are in-place and paying rent when such tenants have not yet taken occupancy or that certain renovations or property improvement plans have been completed. Additionally, certain appraisals with respect to mortgage loans secured by multiple mortgaged properties may have been conducted on a portfolio basis rather than on an individual property basis, and the sum of the values of the individual properties may be different from (and in some cases may be less than) the appraised value of the aggregate of such properties on a portfolio basis. In addition, other factors may impair the mortgaged properties’ value without affecting their current net operating income, including:

●	changes in governmental regulations, zoning or tax laws;
●	potential environmental or other legal liabilities;
●	the availability of refinancing; and
●	changes in interest rate levels.

In certain cases, appraisals may reflect both the “as-is” value and an “as-stabilized”, “as-complete” or other hypothetical value. However, the appraised value reflected in this prospectus with respect to each mortgaged property reflects only the “as-is” value (or, in certain cases, may reflect certain values other than “as-is” values as a result of the satisfaction of the related conditions or assumptions or the establishment of reserves estimated to complete the renovations) unless otherwise specified. Any non-“as-is” value may be based on certain assumptions, such as future construction completion, projected re-tenanting or increased tenant occupancies. We cannot assure you that those assumptions are or will be accurate or that any such non-“as-is” value will be the value of the related mortgaged property at maturity or other specified date. In addition, with respect to certain mortgage loans secured by multiple mortgaged properties, the appraised value may be an “as portfolio” value that assigns a premium to the value of the mortgaged properties as a whole, which value exceeds the sum of their individual appraised values. See “Description of the Mortgage Pool—Appraised Value”.

Any engineering report, site inspection or appraisal represents only the analysis of the individual consultant, engineer or inspector preparing such report at the time of such report, and may not reveal all necessary or desirable repairs, maintenance and capital improvement items. See “Transaction Parties—The Sponsors and Mortgage Loan Sellers—Wells Fargo Bank, National Association—Wells Fargo Bank’s Commercial Mortgage Loan Underwriting”; “—Societe Generale Financial Corporation—Societe Generale Financial Corporation’s Underwriting Standards”; “—JPMorgan Chase Bank, National Association—JPMCB’s Underwriting Standards and Processes”; “—Citi Real Estate Funding Inc.—CREFI’s Underwriting Guidelines and Processes”; “—UBS AG New York Branch—UBS AG, New York Branch’s Underwriting Standards”; “—Bank of Montreal—BMO’s Origination Procedures and Underwriting Guidelines”; “—BSPRT CMBS Finance, LLC—BSPRT’s Underwriting Standards”; “—LMF Commercial, LLC—LMF’s Underwriting Standards and Loan Analysis”; “—Starwood Mortgage Capital LLC—SMC’s Underwriting Guidelines and Processes”; and “—Natixis Real Estate Capital LLC—NREC’s Underwriting Standards” for additional information regarding the appraisals. We cannot assure you that the information set forth in this prospectus

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regarding the appraised values or loan-to-value ratios accurately reflects past, present or future market values of the mortgaged properties or the amount that would be realized upon a sale of the related mortgaged property.

The Performance of a Mortgage Loan and Its Related Mortgaged Property Depends in Part on Who Controls the Borrower and Mortgaged Property

The operation and performance of a mortgage loan will depend in part on the identity of the persons or entities who control the borrower and the mortgaged property. The performance of a mortgage loan may be adversely affected if control of a borrower changes, which may occur, for example, by means of transfers of direct or indirect ownership interests in the borrower, or if the mortgage loan is assigned to and assumed by another person or entity along with a transfer of the property to that person or entity.

Many of the mortgage loans generally place certain restrictions on the transfer and/or pledging of general partnership and managing member equity interests in a borrower, such as specific percentage or control limitations, although some have current or permit future mezzanine or subordinate debt. We cannot assure you the ownership of any of the borrowers would not change during the term of the related mortgage loan and result in a material adverse effect on your certificates. See “Description of the Mortgage Pool—Additional Indebtedness” and “—Certain Terms of the Mortgage Loans—‘Due-On-Sale’ and ‘Due-On-Encumbrance’ Provisions”.

The Borrower’s Form of Entity May Cause Special Risks

The borrowers are legal entities rather than individuals. Mortgage loans made to legal entities may entail greater risks of loss than those associated with mortgage loans made to individuals. For example, a legal entity, as opposed to an individual, may be more inclined to seek legal protection from its creditors under the bankruptcy laws. Unlike individuals involved in bankruptcies, most entities generally, but not in all cases, do not have personal assets and creditworthiness at stake.

The terms of certain of the mortgage loans require that the borrowers be single-purpose entities and, in most cases, such borrowers’ organizational documents or the terms of the mortgage loans limit their activities to the ownership of only the related mortgaged property or mortgaged properties and limit the borrowers’ ability to incur additional indebtedness. Such provisions are designed to mitigate the possibility that the borrower’s financial condition would be adversely impacted by factors unrelated to the related mortgaged property and mortgage loan. Such borrower may also have previously owned property other than the related mortgaged property or may be a so-called “recycled” single-purpose entity that previously had other business activities and liabilities. However, we cannot assure you that such borrowers have in the past complied, or in the future will comply, with such requirements. Additionally, in some cases unsecured debt exists and/or is allowed in the future. Furthermore, in many cases such borrowers are not required to observe all covenants and conditions which typically are required in order for such borrowers to be viewed under standard rating agency criteria as “single-purpose entities”.

Although a borrower may currently be a single-purpose entity, in certain cases the borrowers were not originally formed as single-purpose entities, but at origination of the related mortgage loan their organizational documents were amended. Such borrower may have previously owned property other than the related mortgaged property and may not have observed all covenants that typically are required to consider a borrower a “single-purpose entity” and thus may have liabilities arising from events prior to becoming a single-purpose entity. See representation and warranty no. 33 on Annex D-1 and the

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exceptions thereto on Annex D-2 (subject to the limitations and qualifications set forth in the preamble to Annex D-1).

In addition, certain mortgage loans may have been structured similarly to a Maryland indemnity deed of trust (an “IDOT”). An IDOT is structured so that the lender makes the loan to the owner of the property owner and the property owner guarantees in full the payment of the loan and secures such guaranty with a mortgage on the property owner’s property. Accordingly, the mortgagor/payment guarantor and the borrower are two different, but affiliated, entities. In the case of a mortgage loan structured as an IDOT, references herein to “borrower” will mean the actual borrower or the mortgagor/payment guarantor, as the context may require.

The organizational documents of a borrower or the direct or indirect general partner or managing member of a borrower may also contain requirements that there be one or two independent directors, managers or trustees (depending on the entity form of such borrower) whose vote is required before the borrower files a voluntary bankruptcy or insolvency petition or otherwise institutes insolvency proceedings. Generally, but not always, the independent directors, managers or trustees may only be replaced with certain other independent successors. Although the requirement of having independent directors, managers or trustees is designed to mitigate the risk of a voluntary bankruptcy filing by a solvent borrower, a borrower could file for bankruptcy without obtaining the consent of its independent director(s) (and we cannot assure you that such bankruptcy would be dismissed as an unauthorized filing), and in any case the independent directors, managers or trustees may determine that a bankruptcy filing is an appropriate course of action to be taken by such borrower. Although the independent directors, managers or trustees generally owe no fiduciary duties to entities other than the borrower itself, such determination might take into account the interests and financial condition of such borrower’s parent entities and such parent entities’ other subsidiaries in addition to those of the borrower. Consequently, the financial distress of an affiliate of a borrower might increase the likelihood of a bankruptcy filing by a borrower.

The bankruptcy of a borrower, or a general partner or managing member of a borrower, may impair the ability of the lender to enforce its rights and remedies under the related mortgage loan. Certain of the mortgage loans may have been made to single-purpose limited partnerships that have a general partner or general partners that are not themselves single-purpose entities. Such loans are subject to additional bankruptcy risk. The organizational documents of the general partner in such cases do not limit it to acting as the general partner of the partnership. Accordingly there is a greater risk that the general partner may become insolvent for reasons unrelated to the mortgaged property. The bankruptcy of a general partner may dissolve the partnership under applicable state law. In addition, even if the partnership itself is not insolvent, actions by the partnership and/or a bankrupt general partner that are outside the ordinary course of their business, such as refinancing the related mortgage loan, may require prior approval of the bankruptcy court in the general partner’s bankruptcy case. The proceedings required to resolve these issues may be costly and time-consuming.

Any borrower, even an entity structured as a single-purpose entity, will be subject to certain potential liabilities and risks as an owner of real estate. We cannot assure you that any borrower will not file for bankruptcy protection or that creditors of a borrower or a corporate or individual general partner or managing member of a borrower will not initiate a bankruptcy or similar proceeding against such borrower or corporate or individual general partner or managing member.

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Certain mortgage loans may have the benefit of a general payment guaranty of a portion of the indebtedness under the mortgage loan, or in lieu of one or more reserve funds. A payment guaranty for a portion of the indebtedness under the mortgage loan that is greater than 10% presents a risk for consolidation of the assets of a borrower and the guarantor. In addition, certain borrowers’ organizational documents or the terms of certain mortgage loans may permit an affiliated property manager to maintain a custodial account on behalf of such borrower and certain affiliates of such borrower into which funds available to such borrower under the terms of the related mortgage loans and funds of such affiliates are held, but which funds are and will continue to be separately accounted for as to each item of income and expense for each related mortgaged property and each related borrower. A custodial account structure for affiliated entities, while common among certain REITs, institutions or independent owners of multiple properties, presents a risk for consolidation of the assets of such affiliates as commingling of funds is a factor a court may consider in considering a request by other creditors for substantive consolidation. Substantive consolidation is an equitable remedy that could result in an otherwise solvent company becoming subject to the bankruptcy proceedings of an insolvent affiliate, making its assets available to repay the debts of affiliated companies. A court has the discretion to order substantive consolidation in whole or in part and may include non-debtor affiliates of the bankrupt entity in the proceedings. In particular, consolidation may be ordered when corporate funds are commingled and used for a principal’s personal purposes, inadequate records of transfers are made and corporate entities are deemed an alter ego of a principal. Strict adherence to maintaining separate books and records, avoiding commingling of assets and otherwise maintaining corporate policies designed to preserve the separateness of corporate assets and liabilities make it less likely that a court would order substantive consolidation, but we cannot assure you that the related borrowers, property managers or affiliates will comply with these requirements as set forth in the related mortgage loans.

Furthermore, with respect to any affiliated borrowers, creditors of a common parent in bankruptcy may seek to consolidate the assets of such borrowers with those of the parent. Consolidation of the assets of such borrowers would likely have an adverse effect on the funds available to make distributions on your certificates, and may lead to a downgrade, withdrawal or qualification of the ratings of your certificates.

See “Description of the Mortgage Pool—Certain Terms of the Mortgage Loans” and “Certain Legal Aspects of Mortgage Loans—Foreclosure—Bankruptcy Laws”.

In addition, borrowers may own a mortgaged property as a Delaware statutory trust or as tenants-in-common. Delaware statutory trusts may be restricted in their ability to actively operate a property, and in the case of a mortgaged property that is owned by a Delaware statutory trust or by tenants-in-common, there is a risk that obtaining the consent of the holders of the beneficial interests in the Delaware statutory trust or the consent of the tenants-in-common will be time consuming and cause delays with respect to the taking of certain actions by or on behalf of the borrower, including with respect to the related mortgaged property. See also “Description of the Mortgage Pool—Mortgage Pool Characteristics—Delaware Statutory Trusts” in this prospectus.

In addition, certain of the mortgage loans may have borrowers that are wholly or partially (directly or indirectly) owned by one or more crowd funding investor groups or other diversified ownership structures. Investments in the commercial real estate market through crowd funding investor groups are a relatively recent development and there may be certain unanticipated risks to this new ownership structure which may adversely affect the related mortgage loan. Typically, the crowd funding investor group is made up of a large number of individual investors who invest relatively small amounts in the group pursuant to a securities offering. With respect to an equity investment in the borrower, the

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crowd funding investor group in turn purchases a stake in the borrower. Accordingly, equity in the borrower is indirectly held by the individual investors in the crowd funding group. We cannot assure you that either the crowd funding investor group or the individual investors in the crowd funding investor group or other diversified ownership structure have relevant expertise in the commercial real estate market. Additionally, crowd funding investor groups are required to comply with various securities regulations related to offerings of securities and we cannot assure you that any enforcement action or legal proceeding regarding failure to comply with such securities regulations would not delay enforcement of the related mortgage loan or otherwise impair the borrower’s ability to operate the related mortgaged property. Furthermore, we cannot assure you that a bankruptcy proceeding by the crowd funding investor group or other diversified ownership structure will not delay enforcement of the related mortgage loan or impair the borrower’s ability to operate the related mortgaged property. See “—Litigation Regarding the Mortgaged Properties or Borrowers May Impair Your Distributions”, “—Frequent and Early Occurrence of Borrower Delinquencies and Defaults May Adversely Affect Your Investment” and “—The Performance of a Mortgage Loan and Its Related Mortgaged Property Depends in Part on Who Controls the Borrower and Mortgaged Property” in this prospectus.

A Bankruptcy Proceeding May Result in Losses and Delays in Realizing on the Mortgage Loans

Numerous statutory schemes, including the Bankruptcy Code and state laws affording relief to debtors, may interfere with and delay the ability of a secured mortgage lender to obtain payment of a loan, to realize upon collateral and/or to enforce a deficiency judgment. For example, under the Bankruptcy Code, virtually all actions (including foreclosure actions and deficiency judgment proceedings) are automatically stayed upon the filing of a bankruptcy petition, and, often, no interest or principal payments are made during the course of the bankruptcy proceeding. Also, under federal bankruptcy law, the filing of a petition in bankruptcy by or on behalf of a junior lien holder may stay the senior lender from taking action to foreclose out such junior lien. Certain of the mortgage loans have sponsors that have previously filed bankruptcy and we cannot assure you that such sponsors will not be more likely than other sponsors to utilize their rights in bankruptcy in the event of any threatened action by the mortgagee to enforce its rights under the related mortgage loan documents. As a result, the issuing entity’s recovery with respect to borrowers in bankruptcy proceedings may be significantly delayed, and the aggregate amount ultimately collected may be substantially less than the amount owed. See “—Other Financings or Ability To Incur Other Indebtedness Entails Risk” below, “Description of the Mortgage Pool—Loan Purpose; Default History, Bankruptcy Issues and Other Proceedings” and “Certain Legal Aspects of Mortgage Loans—Foreclosure—Bankruptcy Laws”.

Additionally, the courts of any state may refuse the foreclosure of a mortgage or deed of trust when an acceleration of the indebtedness would be inequitable or unjust or the circumstances would render the action unconscionable. See “Certain Legal Aspects of Mortgage Loans—Foreclosure”.

See also “—Performance of the Mortgage Loan Will Be Highly Dependent on the Performance of Tenants and Tenant Leases—Tenant Bankruptcy Could Result in a Rejection of the Related Lease” above.

Litigation Regarding the Mortgaged Properties or Borrowers May Impair Your Distributions

There may be (and there may exist from time to time) pending or threatened legal proceedings against, or disputes with, the borrowers, the borrower sponsors, the managers of the mortgaged properties and their respective affiliates arising out of their ordinary

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business. It is also possible that, under certain extraordinary circumstances, economic or other sanctions may be imposed upon such entities or any individuals that own interests in such entities. We have not undertaken a search for all legal proceedings that relate to the borrowers, borrower sponsors, managers for the mortgaged properties or their respective affiliates or owners. Potential investors are advised and encouraged to perform their own searches related to such matters to the extent relevant to their investment decision. Any of the foregoing issues, even if ultimately settled or resolved, may materially impair distributions to certificateholders. For example, property income may not be available to make debt service payments if borrowers must use property income to pay judgments, legal fees or litigation costs. Similarly, borrowers’ and borrower sponsors’ operations at the related mortgaged properties may be restricted, including the use of property income or borrower sponsor contributions to pay debt service or otherwise support mortgaged property operations. We cannot assure you that any litigation or dispute or any settlement of any litigation or dispute will not have a material adverse effect on your investment.

Additionally, a borrower or a principal of a borrower or affiliate may have been a party to a bankruptcy, foreclosure, litigation or other proceeding, particularly against a lender, or may have been convicted of a crime in the past. In addition, certain of the borrower sponsors, property managers, affiliates of any of the foregoing and/or entities controlled thereby have been a party to bankruptcy proceedings, mortgage loan defaults and restructures, discounted payoffs, foreclosure proceedings or deed-in-lieu of foreclosure transactions, or other material proceedings (including criminal proceedings) in the past, whether or not related to the mortgaged property securing a mortgage loan in this securitization transaction. In some cases, mortgaged properties securing certain of the mortgage loans previously secured other loans that had been in default, restructured or the subject of a discounted payoff, foreclosure or deed-in-lieu of foreclosure.

Certain of the borrower sponsors may have a history of litigation or other proceedings against their lender, in some cases involving various parties to a securitization transaction. We cannot assure you that the borrower sponsors that have engaged in litigation or other proceedings in the past will not commence action against the issuing entity in the future upon any attempt by the special servicer to enforce the mortgage loan documents. Any such actions by the borrower or borrower sponsor may result in significant expense and potential loss to the issuing entity and a shortfall in funds available to make payments on the offered certificates. In addition, certain principals or borrower sponsors may have in the past been convicted of, or pled guilty to, a felony. We cannot assure you that such borrower or principal will not be more likely than other borrowers or principals to avail itself or cause a borrower to avail itself of its legal rights, under the Bankruptcy Code or otherwise, in the event of an action or threatened action by the lender or its servicer to enforce the related mortgage loan documents, or otherwise conduct its operations in a manner that is in the best interests of the lender and/or the mortgaged property. We cannot assure you that any such proceedings or actions will not have a material adverse effect upon distributions on your certificates. Further, borrowers, principals of borrowers, property managers and affiliates of such parties may, in the future, be involved in bankruptcy proceedings, foreclosure proceedings or other material proceedings (including criminal proceedings), whether or not related to the mortgage loans. We cannot assure you that any such proceedings will not negatively impact a borrower’s or borrower sponsor’s ability to meet its obligations under the related mortgage loan and, as a result could have a material adverse effect upon your certificates.

Often it is difficult to confirm the identity of owners of all of the equity in a borrower, which means that past issues may not be discovered as to such owners. See “Description of the Mortgage Pool—Litigation and Other Considerations” and “—Loan Purpose; Default

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History, Bankruptcy Issues and Other Proceedings” for additional information on certain mortgage loans in the issuing entity. Accordingly, we cannot assure you that there are no undisclosed bankruptcy proceedings, foreclosure proceedings, deed-in-lieu-of-foreclosure transaction and/or mortgage loan workout matters that involved one or more mortgage loans or mortgaged properties, and/or a guarantor, borrower sponsor or other party to a mortgage loan.

In addition, in the event the owner of a borrower experiences financial problems, we cannot assure you that such owner would not attempt to take actions with respect to the mortgaged property that may adversely affect the borrower’s ability to fulfill its obligations under the related mortgage loan. See “Description of the Mortgage Pool—Litigation and Other Considerations” for information regarding litigation matters with respect to certain mortgage loans.

Other Financings or Ability to Incur Other Indebtedness Entails Risk

When a borrower (or its constituent members) also has one or more other outstanding loans (even if they are pari passu, subordinated, mezzanine, preferred equity or unsecured loans or another type of equity pledge), the issuing entity is subjected to additional risk such as:

●	the borrower (or its constituent members) may have difficulty servicing and repaying multiple financings;
●	the existence of other financings will generally also make it more difficult for the borrower to obtain refinancing of the related mortgage loan (or whole loan, if applicable) or sell the related mortgaged property and may thereby jeopardize repayment of the mortgage loan (or whole loan, if applicable);
●	the need to service additional financings may reduce the cash flow available to the borrower to operate and maintain the mortgaged property and the value of the mortgaged property may decline as a result;
●	if a borrower (or its constituent members) defaults on its mortgage loan and/or any other financing, actions taken by other lenders such as a suit for collection, foreclosure or an involuntary petition for bankruptcy against the borrower could impair the security available to the issuing entity, including the mortgaged property, or stay the issuing entity’s ability to foreclose during the course of the bankruptcy case;
●	the bankruptcy of another lender also may operate to stay foreclosure by the issuing entity; and
●	the issuing entity may also be subject to the costs and administrative burdens of involvement in foreclosure or bankruptcy proceedings or related litigation.

Although no companion loan related to a whole loan will be an asset of the issuing entity, the related borrower is still obligated to make interest and principal payments on such companion loan. As a result, the issuing entity is subject to additional risks, including:

●	the risk that the necessary maintenance of the related mortgaged property could be deferred to allow the borrower to pay the required debt service on these other obligations and that the value of the mortgaged property may fall as a result; and
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●	the risk that it may be more difficult for the borrower to refinance these loans or to sell the related mortgaged property for purposes of making any balloon payment on the entire balance of such loans and the related additional debt at maturity or anticipated repayment date.

With respect to mezzanine financing (if any), while a mezzanine lender has no security interest in the related mortgaged properties, a default under a mezzanine loan could cause a change in control of the related borrower. With respect to mortgage loans that permit mezzanine financing, the relative rights of the mortgagee and the related mezzanine lender will generally be set forth in an intercreditor agreement, which agreements typically provide that the rights of the mezzanine lender (including the right to payment) against the borrower and mortgaged property are subordinate to the rights of the mortgage lender and that the mezzanine lender may not take any enforcement action against the mortgage borrower and mortgaged property.

In addition, the mortgage loan documents related to certain mortgage loans may have or permit future “preferred equity” structures, where one or more special limited partners or members receive a preferred return in exchange for an infusion of capital or other type of equity pledge that may require payments of a specified return or of excess cash flow. Such arrangements can present risks that resemble mezzanine debt, including dilution of the borrower’s equity in the mortgaged property, stress on the cash flow in the form of a preferred return or excess cash payments, and/or potential changes in the management of the related mortgaged property in the event the preferred return is not satisfied.

Additionally, the terms of certain mortgage loans permit or require the borrowers to post letters of credit and/or surety bonds for the benefit of the related mortgage loan, which may constitute a contingent reimbursement obligation of the related borrower or an affiliate. The issuing bank or surety will not typically agree to subordination and standstill protection benefiting the mortgagee.

In addition, borrowers under most of the mortgage loans are generally permitted to incur trade payables and equipment financing, which may not be limited or may be significant, in order to operate the related mortgaged properties. Also, with respect to certain mortgage loans the related borrower either has incurred or is permitted to incur unsecured debt from an affiliate of either the borrower or the sponsor of the borrower. See “Description of the Mortgage Pool—Additional Indebtedness—Other Unsecured Indebtedness”.

For additional information, see “Description of the Mortgage Pool—Additional Indebtedness” and “Pooling and Servicing Agreement—Servicing of the Non-Serviced Mortgage Loans”.

Tenancies-in-Common May Hinder Recovery

Certain of the mortgage loans included in the issuing entity have borrowers that own the related mortgaged properties as tenants-in-common. In general, with respect to a tenant-in-common ownership structure, each tenant-in-common owns an undivided share in the property and if such tenant-in-common desires to sell its interest in the property (and is unable to find a buyer or otherwise needs to force a partition) the tenant-in-common has the ability to request that a court order a sale of the property and distribute the proceeds to each tenant in common proportionally. As a result, if a tenant-in-common that has not waived its right of partition or similar right exercises a right of partition, the related mortgage loan may be subject to prepayment. The bankruptcy, dissolution or action for partition by one or more of the tenants-in-common could result in an early repayment of

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the related mortgage loan, significant delay in recovery against the tenant-in-common borrowers, particularly if the tenant-in-common borrowers file for bankruptcy separately or in series (because each time a tenant-in-common borrower files for bankruptcy, the bankruptcy court stay will be reinstated), a material impairment in property management and a substantial decrease in the amount recoverable upon the related mortgage loan. Not all tenants-in-common under the mortgage loans will be single-purpose entities. Each tenant-in-common borrower has waived its right to partition, reducing the risk of partition. However, we cannot assure you that, if challenged, this waiver would be enforceable. In addition, in some cases, the related mortgage loan documents may provide for full recourse (or in an amount equal to its pro rata share of the debt) to the related tenant-in-common borrower or the guarantor if a tenant-in-common files for partition. See “Description of the Mortgage Pool—Mortgage Pool Characteristics—Tenancies-in-Common or Diversified Ownerships”.

Risks Relating to Delaware Statutory Trusts

Certain of the mortgage loans included in the issuing entity have borrowers that each own the related mortgaged properties as a Delaware statutory trust. A Delaware statutory trust is restricted in its ability to actively operate a property, including with respect to loan workouts, leasing and re-leasing, making material improvements and other material actions affecting the related Mortgaged Properties. Accordingly, the related borrower has master leased the property to a newly formed, single-purpose entity that is wholly owned by the same entity that owns the signatory trustee or manager for the related borrower. The master lease has been collaterally assigned to the lender and has been subordinated to the related mortgage loan documents. In the case of a mortgaged property that is owned by a Delaware statutory trust, there is a risk that obtaining the consent of the holders of the beneficial interests in the Delaware statutory trust will be time consuming and cause delays with respect to the taking of certain actions by or on behalf of the borrower, including with respect to the related Mortgaged Property. See “Description of the Mortgage Pool—Delaware Statutory Trusts”.

Risks Relating to Enforceability of Cross-Collateralization

Cross-collateralization arrangements may be terminated in certain circumstances under the terms of the related mortgage loan documents. Cross-collateralization arrangements whereby multiple borrowers grant their respective mortgaged properties as security for one or more mortgage loans could be challenged as fraudulent conveyances by the creditors or the bankruptcy estate of any of the related borrowers.

Among other things, a legal challenge to the granting of the liens may focus on the benefits realized by that borrower from the respective mortgage loan proceeds, as well as the overall cross-collateralization. If a court were to conclude that the granting of the liens was an avoidable fraudulent conveyance, that court could subordinate all or part of the mortgage loan to other debt of that borrower, recover prior payments made on that mortgage loan, or take other actions such as invalidating the mortgage loan or the mortgages securing the cross-collateralization. See “Certain Legal Aspects of Mortgage Loans—Bankruptcy Laws”.

In addition, when multiple real properties secure a mortgage loan, the amount of the mortgage encumbering any particular one of those properties may be less than the full amount of the related aggregate mortgage loan indebtedness, to minimize recording tax. This mortgage amount is generally established at 100% to 150% of the appraised value or allocated loan amount for the mortgaged property and will limit the extent to which

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proceeds from the property will be available to offset declines in value of the other properties securing the same mortgage loan.

See “Description of the Mortgage Pool—Mortgage Pool Characteristics” for a description of any mortgage loans that are cross-collateralized and cross-defaulted with each other or that are secured by multiple properties owned by multiple borrowers.

Risks Relating to Enforceability of Yield Maintenance Charges, Prepayment Premiums or Defeasance Provisions

Provisions requiring yield maintenance charges, prepayment premiums or lockout periods may not be enforceable in some states and under federal bankruptcy law. Provisions requiring prepayment premiums or yield maintenance charges also may be interpreted as constituting the collection of interest for usury purposes. Accordingly, we cannot assure you that the obligation to pay a yield maintenance charge or prepayment premium will be enforceable. Also, we cannot assure you that foreclosure proceeds will be sufficient to pay an enforceable yield maintenance charge or prepayment premium.

Additionally, although the collateral substitution provisions related to defeasance do not have the same effect on the certificateholders as prepayment, we cannot assure you that a court would not interpret those provisions as the equivalent of a yield maintenance charge or prepayment premium. In certain jurisdictions those collateral substitution provisions might therefore be deemed unenforceable or usurious under applicable law or public policy.

Risks Associated with One Action Rules

Several states (such as California) have laws that prohibit more than one “judicial action” to enforce a mortgage obligation, and some courts have construed the term “judicial action” broadly. Accordingly, the special servicer will be required to obtain advice of counsel prior to enforcing any of the issuing entity’s rights under any of the mortgage loans that include mortgaged properties where a “one action” rule could be applicable. In the case of a multi-property mortgage loan which is secured by mortgaged properties located in multiple states, the special servicer may be required to foreclose first on properties located in states where “one action” rules apply (and where non-judicial foreclosure is permitted) before foreclosing on properties located in states where judicial foreclosure is the only permitted method of foreclosure. See “Certain Legal Aspects of Mortgage Loans—Foreclosure”.

State Law Limitations on Assignments of Leases and Rents May Entail Risks

Generally mortgage loans included in an issuing entity secured by mortgaged properties that are subject to leases typically will be secured by an assignment of leases and rents pursuant to which the related borrower (or with respect to any indemnity deed of trust structure, the related property owner) assigns to the lender its right, title and interest as landlord under the leases of the related mortgaged properties, and the income derived from those leases, as further security for the related mortgage loan, while retaining a license to collect rents for so long as there is no default. If the borrower defaults, the license terminates and the lender is entitled to collect rents. Some state laws may require that the lender take possession of the related property and obtain a judicial appointment of a receiver before becoming entitled to collect the rents. In addition, if bankruptcy or similar proceedings are commenced by or in respect of the borrower, the lender’s ability to collect the rents may be adversely affected. In particular, with respect to properties that are subject to master leases, operating leases or another similar structure, state law may provide that the lender will not have a perfected security interest in the underlying rents

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(even if covered by an assignment of leases and rents), unless there is also a mortgage on the master tenant’s leasehold interest. Such a mortgage is not typically obtained. See “Certain Legal Aspects of Mortgage Loans—Leases and Rents” and “—Foreclosure—Bankruptcy Laws”.

Various Other Laws Could Affect the Exercise of Lender’s Rights

The laws of the jurisdictions in which the mortgaged properties are located (which laws may vary substantially) govern many of the legal aspects of the mortgage loans. These laws may affect the ability to foreclose on, and, in turn the ability to realize value from, the mortgaged properties securing the mortgage loans. For example, state law determines:

●	what proceedings are required for foreclosure;
●	whether the borrower and any foreclosed junior lienors may redeem the property and the conditions under which these rights of redemption may be exercised;
●	whether and to what extent recourse to the borrower is permitted; and
●	what rights junior mortgagees have and whether the amount of fees and interest that lenders may charge is limited.

In addition, the laws of some jurisdictions may render certain provisions of the mortgage loans unenforceable or subject to limitations which may affect lender’s rights under the mortgage loans. Delays in liquidations of defaulted mortgage loans and shortfalls in amounts realized upon liquidation as a result of the application of these laws may create delays and shortfalls in payments to certificateholders. See “Certain Legal Aspects of Mortgage Loans”.

In addition, Florida statutes render unenforceable provisions that allow for acceleration and other unilateral modifications solely as a result of a property owner entering into an agreement for a property-assessed clean energy (“PACE”) financing. Consequently, given that certain remedies in connection therewith are not enforceable in Florida, we cannot assure you that any borrower owning assets in Florida will not obtain PACE financing notwithstanding any prohibition on such financing set forth in the related mortgage loan documents.

Cash Management Operations Entail Certain Risks That Could Adversely Affect Distributions on Your Certificates

On March 10, 2023, the California Department of Financial Protection and Innovation appointed the Federal Deposit Insurance Corporation (the “FDIC”) as receiver for Silicon Valley Bank (“SVB”).  To protect insured depositors, the FDIC ultimately transferred all the deposits and substantially all of the assets of SVB to Silicon Valley Bridge Bank, N.A., a full-service bridge bank that will be operated by the FDIC as it stabilizes the institution and implements an orderly resolution. On March 12, 2023, Signature Bank was closed by the New York State Department of Financial Services, which appointed the FDIC as receiver. To protect depositors, the FDIC transferred all the deposits and substantially all of the assets of Signature Bank to Signature Bridge Bank, N.A. (“Bridge Bank”), a full-service bank that will be operated by the FDIC as it markets the institution to potential bidders. On March 20, 2023, the FDIC announced that it had entered into a purchase and assumption agreement for substantially all deposits and certain loan portfolios of Bridge Bank by Flagstar Bank, National Association (“Flagstar”). On May 1, 2023, the FDIC announced that it entered into a purchase and assumption agreement with JPMorgan Chase Bank, National Association, to

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assume all of the deposits and substantially all of the assets of First Republic Bank. Other banks have also come under pressure as a result of the failure of SVB, Signature Bank and First Republic Bank and we cannot assure you as to whether or not the FDIC will take similar or different actions with respect to other banking institutions. Under the related mortgage loan documents, all accounts, including the lockbox accounts, are required to be held at institutions meeting certain financial and ratings requirements. In many cases, Flagstar does not meet the requirements for an eligible institution under the applicable mortgage loan documents. Recently, a number of rating agencies have downgraded certain regional banks and other financial institutions and have put others on watch for possible downgrades. Such downgrades may trigger the obligation to transfer accounts held at certain institutions if any such downgrades cause them not to meet the requirements of the mortgage loan documents. Failure to meet those requirements could result in a default by the related borrower until the lockbox account is transferred to an institution meeting the necessary financial and ratings requirements. We cannot assure you that the operation of any lockbox accounts at Bridge Bank or Flagstar, or the transfer of those lockbox accounts (or other accounts held at other institutions) to other qualified institutions, if required, will not have an adverse impact on the operational cash flows from the related mortgaged properties or the related borrowers’ ability to meet their respective obligations under the mortgage loan documents during that time.

In addition, in some cases the related mortgage loan documents permit lockbox accounts to be maintained at institutions that do not meet the customary rating requirements under such mortgage loan documents, so long as such institutions meet certain other requirements under the mortgage loan documents related to the lockbox account, such as, without limitation, the requirement to transfer all amounts on deposit in the related lockbox account once every business day.

Certain of the mortgage loans may not require the related borrower to cause rent and other payments to be made into a lockbox account maintained on behalf of the mortgagee. While some of those mortgage loans do provide for a springing lockbox, the effective implementation of springing lockboxes (i.e., opening the necessary accounts and having tenants redirect their rent and other payments) may take several months or more. If rental payments are not required to be made directly into a lockbox account, there is a risk that the borrower will divert such funds for other purposes.

Borrower May Be Unable to Repay Remaining Principal Balance on Maturity Date or Anticipated Repayment Date; Longer Amortization Schedules and Interest-Only Provisions Increase Risk

Mortgage loans with substantial remaining principal balances at their stated maturity date or anticipated repayment date, as applicable, involve greater risk than fully-amortizing mortgage loans because the borrower may be unable to repay the mortgage loan at that time. In addition, fully amortizing mortgage loans which may pay interest on an “actual/360” basis but have fixed monthly payments may, in effect, have a small balloon payment due at maturity or anticipated repayment date.

Most of the mortgage loans have amortization schedules that are significantly longer than their respective terms to maturity or anticipated repayment date, as applicable, and many of the mortgage loans require only payments of interest for part or all of their respective terms. See “Description of the Mortgage Pool—Certain Terms of the Mortgage Loans—Payment Due Dates; Interest Rates; Calculations of Interest”. A longer amortization schedule or an interest-only provision in a mortgage loan will result in a higher amount of principal outstanding under the mortgage loan at any particular time, including at the maturity date or anticipated repayment date of the mortgage loan, than would have

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otherwise been the case had a shorter amortization schedule been used or had the mortgage loan had a shorter interest-only period or not included an interest-only provision at all. That higher principal amount outstanding could both (i) make it more difficult for the related borrower to make the required balloon payment at maturity or to repay the outstanding principal amount at the anticipated repayment date and (ii) lead to increased losses for the issuing entity either during the loan term or at maturity or anticipated repayment date if the mortgage loan becomes a defaulted mortgage loan.

A borrower’s ability to repay a mortgage loan on its stated maturity date or anticipated repayment date, as applicable, typically will depend upon its ability either to refinance the mortgage loan or to sell the mortgaged property at a price sufficient to permit repayment. A borrower’s ability to achieve either of these goals will be affected by a number of factors, including:

●	the availability of, and competition for, credit for commercial, multifamily or manufactured housing community real estate projects, which fluctuate over time;
●	the prevailing interest rates;
●	the net operating income generated by the mortgaged property;
●	the fair market value of the related mortgaged property;
●	the borrower’s equity in the related mortgaged property;
●	significant tenant rollover at the related mortgaged properties (see “—Office Properties Have Special Risks” and “—Retail Properties Have Special Risks” above);
●	the borrower’s financial condition;
●	the operating history and occupancy level of the mortgaged property;
●	reductions in applicable government assistance/rent subsidy programs;
●	the tax laws; and
●	prevailing general and regional economic conditions.

The interest rate on certain of the mortgage loans may have been reduced significantly as a result of an upfront fee paid to the applicable originator by each of the related borrowers. As a result, the interest rate on those mortgage loans may not reflect the current “market rate” that the related originator would have otherwise charged the related borrower based solely on the credit and collateral characteristics of the related mortgaged property and structural features of the applicable mortgage loan. See the corresponding description of the underwriting standards for each applicable mortgage loan seller under “Transaction Parties” in this prospectus.

With respect to any mortgage loan that is part of a whole loan, the risks relating to balloon payment obligations are enhanced by the existence and amount of any related companion loan.

None of the sponsors, any party to the pooling and servicing agreement or any other person will be under any obligation to refinance any mortgage loan. However, in order to maximize recoveries on defaulted mortgage loans, the pooling and servicing agreement permits the special servicer (and the trust and servicing agreement or pooling and servicing

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agreement governing the servicing of a non-serviced whole loan may permit the related special servicer) to extend and modify mortgage loans in a manner consistent with the servicing standard, subject to the limitations described under “Pooling and Servicing Agreement—Realization Upon Mortgage Loans” and “—Modifications, Waivers and Amendments”.

Neither the master servicer nor the special servicer will have the ability to extend or modify a non-serviced mortgage loan because such mortgage loan is being serviced by the master servicer or special servicer pursuant to the trust and servicing agreement or pooling and servicing agreement governing the servicing of the applicable non-serviced whole loan. See “Pooling and Servicing Agreement—Servicing of the Non-Serviced Mortgage Loans”.

We cannot assure you that any extension or modification will increase the present value of recoveries in a given case. Whether or not losses are ultimately sustained, any delay in collection of a balloon payment that would otherwise be distributable on your certificates, whether such delay is due to borrower default or to modification of the related mortgage loan, will likely extend the weighted average life of your certificates.

In any event, we cannot assure you that each borrower under a balloon loan will have the ability to repay the principal balance of such mortgage loan on the related maturity date or anticipated repayment date, as applicable.

See “Description of the Mortgage Pool—Mortgage Pool Characteristics”.

Climate Change May Directly or Indirectly Have an Adverse Effect on the Mortgage Pool

Climate change and legal, technological and political developments related to climate change could have an adverse effect on the underlying mortgaged properties and borrowers and consequently on an investment in the certificates. Such developments include the adoption of local laws or regulations designed to improve energy efficiency or reduce greenhouse gas emissions that have been linked to climate change, which could require borrowers to incur significant costs to retrofit the related properties to comply or subject the borrowers to fines.

For example, with respect to any mortgage loans secured by properties located in New York City, the related borrowers may face fines or retrofitting costs related to compliance with New York City Local Law 97 of 2019 (“Local Law 97”). Local Law 97 generally requires, with some exceptions, that (i) buildings that exceed 25,000 gross square feet, (ii) two or more buildings on the same tax lot that together exceed 50,000 square feet and (iii) two or more buildings owned by a condominium association that are governed by the same board of managers and that together exceed 50,000 square feet meet new energy efficiency and greenhouse gas emissions limits by 2024, with stricter limits coming into effect in 2030. Noncompliant building owners may face fines starting in 2025, unless they are able to bring their building into timely compliance by retrofitting their buildings. We cannot assure you that fines or retrofitting costs as a result of Local Law 97 will not adversely affect the future net operating income at any of the mortgaged properties located in New York City.

We cannot assure you that any retrofitting of properties to comply with new laws or regulations or any change in tenant mix due to the characteristics of the mortgaged property will improve the operations at, or increase the value of, the related mortgaged property. However, failure to comply with any required retrofitting or a concentration of tenants in industries subject to heightened regulation or “green” competition could have a material negative impact on the related mortgaged property, which could affect the ability of the related borrower to repay the related mortgage loan. Properties that are less energy

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efficient or that produce higher greenhouse gas emissions may also be at a competitive disadvantage to more efficient or cleaner properties in attracting potential tenants.

Tenants at certain properties may also be in, or may be dependent upon, industries, such as oil and gas, that are or may become subject to heightened regulation due to climate change or the development of competing “green” technologies, which may have a material adverse effect on such tenants and lead to, among other things, vacancies or tenant bankruptcies at certain mortgaged properties.

Climate change may also have other effects, such as increasing the likelihood of extreme weather and natural disasters in certain geographic areas. See “Risk Factors—Risks Relating to the Mortgage Loans—Concentrations Based on Property Type, Geography, Related Borrowers and Other Factors May Disproportionately Increase Losses”.

Risks Related to Ground Leases and Other Leasehold Interests

With respect to certain mortgaged properties, the encumbered interest will be characterized as a “fee interest” if (i) the borrower has a fee interest in all or substantially all of the mortgaged property (provided that if the borrower has a leasehold interest in any portion of the mortgaged property, such portion is not material to the use or operation of the mortgaged property), or (ii) the mortgage loan is secured by the borrower’s leasehold interest in the mortgaged property as well as the borrower’s (or other fee owner’s) overlapping fee interest in the related mortgaged property.

Leasehold mortgage loans are subject to certain risks not associated with mortgage loans secured by a lien on the fee estate of the borrower. The most significant of these risks is that if the related borrower’s leasehold were to be terminated upon a lease default, the lender would lose its security in the leasehold interest. Generally, each related ground lease or a lessor estoppel requires the lessor to give the lender notice of the borrower’s defaults under the ground lease and an opportunity to cure them, permits the leasehold interest to be assigned to the lender or the purchaser at a foreclosure sale, in some cases only upon the consent of the lessor, and contains certain other protective provisions typically included in a “mortgageable” ground lease, although not all these protective provisions are included in each case.

Upon the bankruptcy of a lessor or a lessee under a ground lease, the debtor has the right to assume or reject the lease. If a debtor lessor rejects the lease, the lessee has the right pursuant to the Bankruptcy Code to treat such lease as terminated by rejection or remain in possession of its leased premises for the rent otherwise payable under the lease for the remaining term of the ground lease (including renewals) and to offset against such rent any damages incurred due to the landlord’s failure to perform its obligations under the lease. If a debtor lessee/borrower rejects any or all of the lease, the leasehold lender could succeed to the lessee/borrower’s position under the lease only if the lease specifically grants the lender such right. If both the lessor and the lessee/borrower are involved in bankruptcy proceedings, the issuing entity may be unable to enforce the bankrupt lessee/borrower’s pre-petition agreement to refuse to treat a ground lease rejected by a bankrupt lessor as terminated. In such circumstances, a ground lease could be terminated notwithstanding lender protection provisions contained in the ground lease or in the mortgage.

A leasehold lender could lose its security unless (i) the leasehold lender holds a fee mortgage, (ii) the ground lease requires the lessor to enter into a new lease with the leasehold lender upon termination or rejection of the ground lease, or (iii) the bankruptcy court, as a court of equity, allows the leasehold lender to assume the ground lessee’s obligations under the ground lease and succeed to the ground lessee’s position. Although

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not directly covered by the 1994 amendments to the Bankruptcy Code, such a result would be consistent with the purpose of the 1994 amendments to the Bankruptcy Code granting the holders of leasehold mortgages permitted under the terms of the lease the right to succeed to the position of a leasehold mortgagor. Although consistent with the Bankruptcy Code, such position may not be adopted by the applicable bankruptcy court.

Further, in a decision by the United States Court of Appeals for the Seventh Circuit (Precision Indus. v. Qualitech Steel SBQ, LLC, 327 F.3d 537 (7th Cir. 2003)) the court ruled with respect to an unrecorded lease of real property that where a sale of the fee interest in leased property occurs under the Bankruptcy Code upon the bankruptcy of a landlord, such sale terminates a lessee’s possessory interest in the property, and the purchaser assumes title free and clear of any interest, including any leasehold estates. Pursuant to the Bankruptcy Code, a lessee may request the bankruptcy court to prohibit or condition the sale of the property so as to provide adequate protection of the leasehold interest; however, the court ruled that this provision does not ensure continued possession of the property, but rather entitles the lessee to compensation for the value of its leasehold interest, typically from the sale proceeds. While there are certain circumstances under which a “free and clear” sale under the Bankruptcy Code would not be authorized (including that the lessee could not be compelled in a legal or equitable proceeding to accept a monetary satisfaction of his possessory interest, and that none of the other conditions of the Bankruptcy Code otherwise permits the sale), we cannot assure you that those circumstances would be present in any proposed sale of a leased premises. As a result, we cannot assure you that, in the event of a sale of leased property pursuant to the Bankruptcy Code, the lessee will be able to maintain possession of the property under the ground lease. In addition, we cannot assure you that the lessee and/or the lender will be able to recoup the full value of the leasehold interest in bankruptcy court. Most of the ground leases contain standard protections typically obtained by securitization lenders. Certain of the ground leases with respect to a mortgage loan included in the issuing entity may not. See also representation and warranty no. 36 on Annex D-1 and the exceptions thereto on Annex D-2 (subject to the limitations and qualifications set forth in the preamble to Annex D-1).

Except as noted in “Description of the Mortgage Pool—Mortgage Pool Characteristics—Fee & Leasehold Estates; Ground Leases” in this prospectus, each of the ground leases has a term that extends at least 20 years beyond the maturity date of the mortgage loan (or at least 10 years beyond the maturity date of a mortgage loan that fully amortizes by such maturity date) (in each case, taking into account all freely exercisable extension options) and contains customary mortgagee protection provisions, including notice and cure rights and the right to enter into a new lease with the applicable ground lessor in the event a ground lease is rejected or terminated.

Some of the ground leases securing the mortgage loans may provide that the ground rent payable under the related ground lease increases during the term of the mortgage loan. These increases may have a material effect on the cash flow and net income of the related borrower.

With respect to certain of the mortgage loans, the related borrower may have given to certain lessors under the related ground lease a right of first refusal in the event a sale is contemplated or an option to purchase all or a portion of the mortgaged property and these provisions, if not waived, may impede the mortgagee’s ability to sell the related mortgaged property at foreclosure or adversely affect the foreclosure process. See “Description of the Mortgage Pool—Mortgage Pool Characteristics—Fee & Leasehold Estates; Ground Leases”. See “Certain Legal Aspects of Mortgage Loans—Bankruptcy Laws”.

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Increases in Real Estate Taxes May Reduce Available Funds

Certain of the mortgaged properties securing the mortgage loans have or may in the future have the benefit of reduced real estate taxes in connection with a local government “payment in lieu of taxes” program or other tax abatement arrangements. Upon expiration of such program or if such programs were otherwise terminated, the related borrower would be required to pay higher, and in some cases substantially higher, real estate taxes. Prior to expiration of such program, the tax benefit to the mortgaged property may decrease throughout the term of the expiration date until the expiration of such program. An increase in real estate taxes may impact the ability of the borrower to pay debt service on the mortgage loan.

See “Description of the Mortgage Pool—Real Estate and Other Tax Considerations” for descriptions of real estate tax matters relating to certain mortgaged properties.

State and Local Mortgage Recording Taxes May Apply Upon a Foreclosure or Deed-in-Lieu of Foreclosure and Reduce Net Proceeds

Many jurisdictions impose recording taxes on mortgages which, if not paid at the time of the recording of the mortgage, may impair the ability of the lender to foreclose the mortgage. Such taxes, interest, and penalties could be significant in amount and would, if imposed, reduce the net proceeds realized by the issuing entity in liquidating the real property securing the related mortgage loan.

Collective Bargaining Activity May Disrupt Operations, Increase Labor Costs or Interfere with Business Strategies

A number of employees at certain of the mortgaged properties are covered by a collective bargaining agreement. If relationships with such employees or the unions that represent them become adverse, such mortgaged properties could experience labor disruptions such as strikes, lockouts, boycotts and public demonstrations. Labor disputes, which may be more likely when collective bargaining agreements are being negotiated, could harm relationships with employees, result in increased regulatory inquiries and enforcement by governmental authorities. Further, adverse publicity related to a labor dispute could harm such mortgaged properties’ reputation and reduce customer demand for related services. Labor regulation and the negotiation of new or existing collective bargaining agreements could lead to higher wage and benefit costs, changes in work rules that raise operating expenses, legal costs, and limitations on the related borrower’s ability to take cost saving measures during economic downturns. We cannot assure you that the related borrower will be able to control the negotiations of collective bargaining agreements covering unionized labor employed at such mortgaged properties.

In addition, certain union employees working at a borrower’s premises may participate in multiemployer pension plans. In the event that the borrower or property manager, as applicable, were to withdraw from one or more of these pension plans with respect to the employees working at the borrower’s premises, the borrower could be subject to substantial withdrawal liability under ERISA, including without limitation for any unfunded or underfunded pension liability. Members of a borrower’s controlled group could also be liable for the borrower’s pension obligations.

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Risks Related to Conflicts of Interest

Interests and Incentives of the Originators, the Sponsors and Their Affiliates May Not Be Aligned With Your Interests

The originators, the sponsors and their affiliates (including certain of the underwriters) expect to derive ancillary benefits from this offering and their respective incentives may not be aligned with those of purchasers of the offered certificates. The sponsors originated or purchased the mortgage loans in order to securitize the mortgage loans by means of a transaction such as the offering of the offered certificates. The sponsors will sell the mortgage loans to the depositor (an affiliate of Wells Fargo Bank, National Association, a sponsor, an originator and the retaining sponsor and of Wells Fargo Securities, LLC, one of the underwriters) on the closing date in exchange for cash, derived from the sale of the offered certificates to investors and/or in exchange for offered certificates. A completed offering would reduce the sponsors’ exposure to the mortgage loans. The originators made the mortgage loans with a view toward securitizing them and distributing the exposure by means of a transaction such as this offering of offered certificates. The originators may also earn origination fees in connection with the origination of the mortgage loans to be included in the mortgage pool. In certain cases, additional upfront fees may be earned in connection with a reduction of the interest rate of the related mortgage loan, in light of the other credit characteristics of such mortgage loan. In addition, certain mortgaged properties may have tenants that are affiliated with the related originator. See “Description of the Mortgage Pool—Tenant Issues—Affiliated Leases”. This offering of offered certificates will effectively transfer the sponsors’ exposure to the mortgage loans to purchasers of the offered certificates. The originators, the sponsors and their affiliates expect to receive various benefits, including compensation, commissions, payments, rebates, remuneration and business opportunities, in connection with or as a result of this offering of offered certificates and their interests in the mortgage loans. The sponsors and their affiliates will effectively receive compensation, and may record a profit, in an amount based on, among other things, the amount of proceeds (net of transaction expenses) received from the sale of the offered certificates to investors relative to their investment in the mortgage loans. The benefits to the originators, the sponsors and their affiliates arising from the decision to securitize the mortgage loans may be greater than they would have been had other assets been selected.

Furthermore, the sponsors and/or their affiliates may benefit from a completed offering of the offered certificates because the offering would establish a market precedent and a valuation data point for securities similar to the offered certificates, thus enhancing the ability of the sponsors and their affiliates to conduct similar offerings in the future and permitting them to adjust the fair value of the mortgage loans or other similar assets or securities held on their balance sheet, including increasing the carrying value or avoiding decreasing the carrying value of some or all of such similar positions.

In some cases, the originators, the sponsors or their affiliates are the holders of the mezzanine loans, subordinate loans, unsecured loans and/or companion loans related to their mortgage loans. The originators, the sponsors and/or their respective affiliates may retain existing mezzanine loans, subordinate loans, unsecured loans and/or companion loans or originate future permitted mezzanine indebtedness, subordinate indebtedness or unsecured indebtedness with respect to the mortgage loans. These transactions may cause the originators, the sponsors and their affiliates or their clients or counterparties who purchase the mezzanine loans, subordinate loans, unsecured loans and/or companion loans, as applicable, to have economic interests and incentives that do not align with, and that may be directly contrary to, those of an investor in the offered certificates. In addition,

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these transactions or actions taken to maintain, adjust or unwind any positions in the future, may, individually or in the aggregate, have a material effect on the market for the offered certificates (if any), including adversely affecting the value of the offered certificates, particularly in illiquid markets. The originators, the sponsors and their affiliates will have no obligation to take, refrain from taking or cease taking any action with respect to such companion loans or any existing or future mezzanine loans, subordinate loans and/or unsecured loans, based on the potential effect on an investor in the offered certificates, and may receive substantial returns from these transactions. In addition, the originators, the sponsors or any of their respective affiliates may benefit from certain relationships, including financial dealings, with any borrower, any non-recourse carveout guarantor or any of their respective affiliates, aside from the origination of mortgage loans or contribution of mortgage loans into this securitization. Conflicts may also arise because the sponsors and their respective affiliates intend to continue to actively acquire, develop, operate, finance and dispose of real estate-related assets in the ordinary course of their businesses. During the course of their business activities, the sponsors and their respective affiliates may acquire, sell or lease properties, or finance loans secured by properties, which may include the properties securing the mortgage loans or properties that are in the same markets as the mortgaged properties. Such other properties, similar to other third-party owned real estate, may compete with the mortgaged properties for existing and potential tenants. The sponsors may also, from time to time, be among the tenants at the mortgaged properties, and they should be expected to make occupancy-related decisions based on their self-interest and not that of the issuing entity. We cannot assure you that the activities of these parties with respect to such other properties will not adversely impact the performance of the mortgaged properties.

In addition, certain of the mortgage loans included in the issuing entity may have been refinancings of debt previously held by a sponsor, an originator or one of their respective key employees or affiliates, or a sponsor, an originator or one of their respective key employees or affiliates may have or have had equity investments in the borrowers or mortgaged properties under certain of the mortgage loans included in the issuing entity. Each of the sponsors, the originators and their respective key employees or affiliates have made and/or may make loans to, or equity investments in, affiliates of the borrowers under the related mortgage loans. In the circumstances described above, the interests of the sponsors, the originators and their respective key employees or affiliates may differ from, and compete with, the interests of the issuing entity.

Further, various originators, sponsors and their respective affiliates are acting in multiple capacities in or with respect to this transaction, which may include, without limitation, acting as one or more transaction parties or a subcontractor or vendor of such party, participating in or contracting for interim servicing and/or custodial services with certain transaction parties, providing warehouse financing to, or receiving warehouse financing from, certain other originators or sponsors prior to transfer of the related mortgage loans to the issuing entity, and/or conducting due diligence on behalf of an investor with respect to the mortgage loans prior to their transfer to the issuing entity.

Each of these relationships may create a conflict of interest. For a description of certain of the foregoing relationships and arrangements that exist among the parties to this securitization, see “Certain Affiliations, Relationships And Related Transactions Involving Transaction Parties” and “Transaction Parties”.

These roles and other potential relationships may give rise to conflicts of interest as described in “—Interests and Incentives of the Underwriter Entities May Not Be Aligned With Your Interests”, “—Potential Conflicts of Interest in the Selection of the Underlying Mortgage Loans” and “—Other Potential Conflicts of Interest May Affect Your Investment” below. Each

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of the foregoing relationships and related interests should be considered carefully by you before you invest in any offered certificates.

Interests and Incentives of the Underwriter Entities May Not Be Aligned With Your Interests

The activities and interests of the underwriters and their respective affiliates (collectively, the “Underwriter Entities”) will not align with, and may in fact be directly contrary to, those of the certificateholders. The Underwriter Entities are each part of separate global investment banking, securities and investment management firms that provide a wide range of financial services to a substantial and diversified client base that includes corporations, financial institutions, governments and high-net-worth individuals. As such, they actively make markets in and trade financial instruments for their own account and for the accounts of customers. These financial instruments include debt and equity securities, currencies, commodities, bank loans, indices, baskets and other products. The Underwriter Entities’ activities include, among other things, executing large block trades and taking long and short positions directly and indirectly, through derivative instruments or otherwise. The securities and instruments in which the Underwriter Entities take positions, or expect to take positions, include loans similar to the mortgage loans, securities and instruments similar to the offered certificates and other securities and instruments. Market making is an activity where the Underwriter Entities buy and sell on behalf of customers, or for their own account, to satisfy the expected demand of customers. By its nature, market making involves facilitating transactions among market participants that have differing views of securities and instruments. Any short positions taken by the Underwriter Entities and/or their clients through marketing or otherwise will increase in value if the related securities or other instruments decrease in value, while positions taken by the Underwriter Entities and/or their clients in credit derivative or other derivative transactions with other parties, pursuant to which the Underwriter Entities and/or their clients sell or buy credit protection with respect to one or more classes of the offered certificates, may increase in value if the offered certificates default, are expected to default, or decrease in value.

The Underwriter Entities and their clients acting through them may execute such transactions, modify or terminate such derivative positions and otherwise act with respect to such transactions, and may exercise or enforce, or refrain from exercising or enforcing, any or all of their rights and powers in connection therewith, without regard to whether any such action might have an adverse effect on the offered certificates or the certificateholders. Additionally, none of the Underwriter Entities will have any obligation to disclose any of these securities or derivatives transactions to you in your capacity as a certificateholder. As a result, you should expect that the Underwriter Entities will take positions that are inconsistent with, or adverse to, the investment objectives of investors in the offered certificates.

As a result of the Underwriter Entities’ various financial market activities, including acting as a research provider, investment advisor, market maker or principal investor, you should expect that personnel in various businesses throughout the Underwriter Entities will have and express research or investment views and make recommendations that are inconsistent with, or adverse to, the objectives of investors in the offered certificates.

If an Underwriter Entity becomes a holder of any of the certificates, through market-making activity or otherwise, any actions that it takes in its capacity as a certificateholder, including voting, providing consents or otherwise will not necessarily be aligned with the interests of other holders of the same class or other classes of the certificates. To the extent an Underwriter Entity makes a market in the certificates (which it is under no obligation to do), it would expect to receive income from the spreads between its bid and offer prices for the certificates. The price at which an Underwriter Entity may be

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willing to purchase certificates, if it makes a market, will depend on market conditions and other relevant factors and may be significantly lower than the issue price for the certificates and significantly lower than the price at which it may be willing to sell certificates.

In addition, none of the Underwriter Entities will have any obligation to monitor the performance of the certificates or the actions of the parties to the pooling and servicing agreement and will have no authority to advise any party to the pooling and servicing agreement or to direct their actions.

Furthermore, each Underwriter Entity expects that a completed offering will enhance its ability to assist clients and counterparties in the transaction or in related transactions (including assisting clients in additional purchases and sales of the certificates and hedging transactions). The Underwriter Entities expect to derive fees and other revenues from these transactions. In addition, participating in a successful offering and providing related services to clients may enhance the Underwriter Entities’ relationships with various parties, facilitate additional business development, and enable them to obtain additional business and generate additional revenue.

Further, certain Underwriter Entities and their respective affiliates are acting in multiple capacities in or with respect to this transaction, which may include, without limitation, acting as one or more transaction parties or a subcontractor or vendor of such party, participating in or contracting for interim servicing and/or custodial services with certain transaction parties, providing warehouse financing to, or receiving warehouse financing from, certain other originators or sponsors prior to transfer of the related mortgage loans to the issuing entity, and/or conducting due diligence on behalf of an investor with respect to the mortgage loans prior to their transfer to the issuing entity.

For a description of certain of the foregoing and additional relationships and arrangements that exist among the parties to this securitization, see “Transaction Parties—The Sponsors and Mortgage Loan Sellers” and “Certain Affiliations, Relationships and Related Transactions Involving Transaction Parties”.

Each of the foregoing relationships should be considered carefully by you before you invest in any certificates.

Potential Conflicts of Interest of the Master Servicer and Special Servicer

The pooling and servicing agreement provides that the mortgage loans serviced thereunder are required to be administered in accordance with the servicing standard without regard to ownership of any certificate by the master servicer, the special servicer or any of their respective affiliates. See “Pooling and Servicing Agreement—Servicing Standard”. The trust and servicing agreement or pooling and servicing agreement governing the servicing of a non-serviced whole loan provides that such non-serviced whole loan is required to be administered in accordance with a servicing standard that is substantially similar in all material respect but not necessarily identical to the servicing standard set forth in the pooling and servicing agreement. See “Pooling and Servicing Agreement—Servicing of the Non-Serviced Mortgage Loans”.

Notwithstanding the foregoing, the master servicer, each sub-servicer and the special servicer or any of their respective affiliates and, as it relates to servicing and administration of a non-serviced mortgage loan, the master servicer, sub-servicer, special servicer or any of their respective affiliates under the trust and servicing agreement or pooling and servicing agreement governing the servicing of a non-serviced whole loan, may have interests when dealing with the mortgage loans that are in conflict with those of holders of

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the certificates, especially if the master servicer, sub-servicer, special servicer or any of their respective affiliates holds certificates or securities relating to any applicable companion loan, or has financial interests in or financial dealings with a borrower or a borrower sponsor.

Furthermore, nothing in the pooling and servicing agreement or otherwise will prohibit the master servicer or special servicer or an affiliate thereof from soliciting the refinancing of any of the mortgage loans. In the event that the master servicer or special servicer or an affiliate thereof refinances any of the mortgage loans included in the mortgage pool, an earlier than expected payoff of any such mortgage loan could occur, which would result in a prepayment, which such prepayment could have an adverse effect on the yield of the certificates. See “—Other Risks Relating to the Certificates—Your Yield May Be Affected by Defaults, Prepayments and Other Factors” in this prospectus.

In order to minimize the effect of certain of these conflicts of interest as they relate to the special servicer, for so long as the special servicer obtains knowledge that it has become a borrower party (with respect to “an excluded special servicer loan”), the special servicer will be required to resign as special servicer with respect to that mortgage loan and, prior to the occurrence and continuance of a control termination event under the pooling and servicing agreement, the directing certificateholder will be required to use reasonable efforts to select a separate special servicer that is not a borrower party (referred to herein as an “excluded special servicer”) with respect to any excluded special servicer loan, unless such excluded special servicer loan is also an excluded loan (as to the directing certificateholder or the holder of the majority of the controlling class). After the occurrence and during the continuance of a control termination event, if at any time the applicable excluded special servicer loan is also an excluded loan (as to the directing certificateholder or the holder of the majority of the controlling class) or if the directing certificateholder is entitled to appoint the excluded special servicer but does not so appoint a replacement special servicer in writing, with a copy to the special servicer, within 30 days of notice of resignation (provided that the conditions required to be satisfied for the appointment of the replacement special servicer to be effective are not required to be completed within such 30-day period but in any event are to be completed within 120 days), upon receipt of written notice, the resigning special servicer will be required to use reasonable efforts to select the related excluded special servicer. See “Pooling and Servicing Agreement—Replacement of the Special Servicer Without Cause”. Any excluded special servicer will be required to perform all of the obligations of the special servicer with respect to such excluded special servicer loan and will be entitled to all special servicing compensation with respect to such excluded special servicer loan earned during such time as the related mortgage loan is an excluded special servicer loan. While the special servicer will have the same access to information related to the excluded special servicer loan as it does with respect to the other mortgage loans, the special servicer will covenant in the pooling and servicing agreement that it will not directly or indirectly provide any information related to any excluded special servicer loan to the related borrower party, any of the special servicer’s employees or personnel or any of its affiliates involved in the management of any investment in the related borrower party or the related mortgaged property or, to its actual knowledge, any non-affiliate that holds a direct or indirect ownership interest in the related borrower party, and will maintain sufficient internal controls and appropriate policies and procedures in place in order to comply with those obligations. Notwithstanding those restrictions, there can be no assurance that the related borrower party will not obtain sensitive information related to the strategy of any contemplated workout or liquidation related to an excluded special servicer loan.

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Each of these relationships may create a conflict of interest. For instance, if the special servicer or its affiliate holds a subordinate class of certificates, the special servicer might seek to reduce the potential for losses allocable to those certificates from the mortgage loans by deferring acceleration in hope of maximizing future proceeds. However, that action could result in less proceeds to the issuing entity than would be realized if earlier action had been taken. In addition, no servicer is required to act in a manner more favorable to the offered certificates or any particular class of certificates than to the Wells Fargo Commercial Mortgage Trust 2026-C66 non-offered certificates, any serviced companion loan holder or the holder of any serviced companion loan securities. In addition, these transactions or actions taken to maintain, adjust or unwind any positions in the future may, individually or in the aggregate, have a material effect on the market for the offered certificates (if any), including adversely affecting the value of the offered certificates, particularly in illiquid markets. In any such instance, neither the master servicer nor the special servicer will have any obligation to take, refrain from taking or cease taking any action with respect to any existing or future mezzanine or subordinate loans based on the potential effect on an investor in the offered certificates, and may receive substantial returns from these transactions.

Each of the master servicer and the special servicer services and is expected to continue to service, in the ordinary course of its businesses, existing and new mortgage loans for third parties, including portfolios of mortgage loans similar to the mortgage loans. The real properties securing these other mortgage loans may be in the same markets as, and compete with, certain of the mortgaged properties securing the mortgage loans. Consequently, personnel of the master servicer or special servicer, as applicable, may perform services, on behalf of the issuing entity, with respect to the mortgage loans at the same time as they are performing services, on behalf of other persons, with respect to other mortgage loans secured by properties that compete with the mortgaged properties securing the mortgage loans. In addition, the mortgage loan sellers will determine who will service mortgage loans that the mortgage loan sellers originate in the future, and that determination may be influenced by the mortgage loan seller’s opinion of servicing decisions made by the master servicer or the special servicer under the pooling and servicing agreement including, among other things, the manner in which the master servicer or special servicer enforces breaches of representations and warranties against the related mortgage loan seller. Such enforcement may also be influenced by any affiliation between the master servicer or special servicer, as applicable, and the related mortgage loan seller. This may pose inherent conflicts for the master servicer or special servicer.

The special servicer may enter into one or more arrangements with the directing certificateholder, a controlling class certificateholder, a serviced companion loan holder or other certificateholders (or an affiliate or a third party representative of one or more of the preceding parties) to provide for a discount and/or revenue sharing with respect to certain of the special servicer compensation in consideration of, among other things, the special servicer’s appointment (or continuance) as special servicer under the pooling and servicing agreement and/or the related intercreditor agreement and limitations on the right of such person to replace the special servicer. See “—Other Potential Conflicts of Interest May Affect Your Investment” below.

LNR Partners, LLC is expected to act as the special servicer, and it or an affiliate assisted CMBS 4 Sub 14, LLC and/or one of its affiliates with its due diligence of the mortgage loans prior to the closing date.

Similarly, it is expected that each of the master servicer and the special servicer for this transaction also act in one or more other capacities in the securitizations governing the

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servicing of non-serviced mortgage loans. See “Certain Affiliations, Relationships and Related Transactions Involving Transaction Parties”.

Although the master servicer and special servicer will be required to service and administer the mortgage loan pool in accordance with the servicing standard and, accordingly, without regard to their rights to receive compensation under the pooling and servicing agreement and without regard to any potential obligation to repurchase or substitute a mortgage loan if the master servicer or special servicer is (or is affiliated with) a mortgage loan seller, the possibility of receiving additional servicing compensation in the nature of assumption and modification fees, the continuation of receiving fees to service or specially service a mortgage loan, or the desire to avoid a repurchase demand resulting from a breach of a representation and warranty or material document default may under certain circumstances provide the master servicer or special servicer, as the case may be, with an economic disincentive to comply with this standard.

Each of the foregoing relationships should be considered carefully by you before you invest in any certificates.

Potential Conflicts of Interest of the Operating Advisor

BellOak, LLC, a limited liability company organized under the laws of the State of Delaware, has been appointed as the initial operating advisor with respect to all of the mortgage loans (other than any non-serviced mortgage loan). See “Transaction Parties—The Operating Advisor and Asset Representations Reviewer”. In the normal course of conducting its business, the initial operating advisor and its affiliates may have rendered services to, performed surveillance of, provided valuation services to, and negotiated with, numerous parties engaged in activities related to structured finance and commercial mortgage securitization. These parties may have included institutional investors, the depositor, the sponsors, the mortgage loan sellers, the originators, the certificate administrator, the trustee, the master servicer, the special servicer, the directing certificateholder, any third party purchaser, mortgaged property owners and their vendors or affiliates of any of those parties. In the normal course of business, BellOak, LLC, and its affiliates are hired by trustees and other transaction parties to perform valuation services with respect to properties that may have mortgages attached. Each of these relationships, to the extent they exist, may continue in the future and may involve a conflict of interest with respect to the initial operating advisor’s duties as operating advisor. We cannot assure you that the existence of these relationships and other relationships in the future will not impact the manner in which the initial operating advisor performs its duties under the pooling and servicing agreement.

The operating advisor or its affiliates may acquire or have interests in or duties (including contract underwriting, advisory services and/or servicing or special servicing obligations) with respect to existing and new mortgage loans for itself, its affiliates or third parties, including portfolios of mortgage loans similar to the mortgage loans included in the issuing entity. These other mortgage loans and the related mortgaged properties may be in the same markets as, or have owners, obligors or property managers in common with, one or more of the mortgage loans in the issuing entity and the related mortgaged properties. As a result of the investments and activities described above, the interests of the operating advisor and its affiliates and their clients may differ from, and conflict with, the interests of the issuing entity. Consequently, personnel of any successor operating advisor may perform services, on behalf of the issuing entity, with respect to the mortgage loans at the same time as they are performing services, on behalf of other persons, with respect to other mortgage loans secured by properties that compete with the mortgaged properties securing the mortgage loans. This may pose inherent conflicts of interest for the initial operating

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advisor. Although the operating advisor is required to consider the servicing standard in connection with its activities under the pooling and servicing agreement, the operating advisor will not itself be bound by the servicing standard.

In addition, the operating advisor and its affiliates may acquire or have interests that are in conflict with those of certificateholders if the operating advisor or any of its affiliates has financial interests in or financial dealings with a borrower, a parent or a sponsor of a borrower, a servicer or any of their affiliates. Each of these relationships may also create a conflict of interest.

Potential Conflicts of Interest of the Asset Representations Reviewer

BellOak, LLC, a limited liability company organized under the laws of the State of Delaware, has been appointed as the initial asset representations reviewer with respect to all of the mortgage loans. See “Transaction Parties—The Operating Advisor and Asset Representations Reviewer”. In the normal course of conducting its business, the initial asset representations reviewer and its affiliates have rendered services to, performed surveillance of, provided valuation services to, and negotiated with, numerous parties engaged in activities related to structured finance and commercial mortgage securitization. These parties may have included institutional investors, the depositor, the sponsors, the mortgage loan sellers, the originators, the certificate administrator, the trustee, the master servicer, the special servicer or the directing certificateholder, mortgaged property owners and their vendors or affiliates of any of those parties. In the normal course of business, BellOak, LLC and its affiliates are hired by trustees and other transaction parties to perform valuation services with respect to properties that may have mortgages attached. Each of these relationships, to the extent they exist, may continue in the future and may involve a conflict of interest with respect to the initial asset representations reviewer’s duties as asset representations reviewer. We cannot assure you that the existence of these relationships and other relationships in the future will not impact the manner in which the initial asset representations reviewer performs its duties under the pooling and servicing agreement.

The asset representations reviewer or its affiliates may acquire or have interests in or duties (including contract underwriting services, advisory services and/or servicing or special servicing obligations) with respect to existing and new mortgage loans for itself, its affiliates or third parties, including portfolios of mortgage loans similar to the mortgage loans included in the issuing entity. These other mortgage loans and the related mortgaged properties may be in the same markets as, or have owners, obligors or property managers in common with, one or more of the mortgage loans in the issuing entity and the related mortgaged properties. As a result of the investments and activities described above, the interests of the asset representations reviewer and its affiliates and their clients may differ from, and conflict with, the interests of the issuing entity. Consequently, personnel of any successor asset representations reviewer may perform services, on behalf of the issuing entity, with respect to the mortgage loans at the same time as they are performing services, on behalf of other persons, with respect to other mortgage loans secured by properties that compete with the mortgaged properties securing the mortgage loans. This may pose inherent conflicts of interest for the initial asset representations reviewer.

In addition, the asset representations reviewer and its affiliates may acquire or have interests that are in conflict with those of certificateholders if the asset representations reviewer or any of its affiliates has financial interests in or financial dealings with a borrower, a parent or a sponsor of a borrower, a servicer or any of their affiliates. Each of these relationships may also create a conflict of interest.

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Potential Conflicts of Interest of the Directing Certificateholder and the Companion Holders

It is expected that CMBS 4 Sub 14, LLC or its affiliate will be appointed as the initial directing certificateholder (other than with respect to any non-serviced mortgage loan and any applicable excluded loan). The special servicer may, at the direction of the directing certificateholder for so long as a control termination event does not exist and, at all times, other than with respect to any excluded loan, take actions with respect to the specially serviced loans that could adversely affect the holders of some or all of the classes of certificates. The directing certificateholder will be controlled by the controlling class certificateholders.

The controlling class certificateholders and the holder of any companion loan or securities backed by such companion loan may have interests in conflict with those of the other certificateholders. As a result, it is possible that (i) the directing certificateholder on behalf of the controlling class certificateholders (for so long as a control termination event does not exist and, at all times, other than with respect to any excluded loan or non-serviced whole loan) or (ii) the directing certificateholder (or equivalent entity) under the trust and servicing agreement or pooling and servicing agreement governing the servicing of a non-serviced whole loan or the controlling noteholder of a non-serviced whole loan, may direct the special servicer under the pooling and servicing agreement or the special servicer under such trust and servicing agreement or pooling and servicing agreement relating to the securitization transaction governing the servicing of such non-serviced whole loan, as the case may be, to take actions that conflict with the interests of holders of certain classes of the certificates. Set forth in the table entitled “Non-Serviced Whole Loans” under “Summary of Terms—Non-Serviced Whole Loans” is the identity of the initial directing certificateholder (or equivalent entity) for each non-serviced whole loan, the securitization trust or other entity holding the controlling note in such non-serviced whole loan and the trust and servicing agreement or pooling and servicing agreement, as applicable, under which it is being serviced.

The controlling noteholder or directing certificateholder, as applicable, for each non-serviced whole loan has certain consent and/or consultation rights with respect to the related non-serviced whole loan under the trust and servicing agreement or pooling and servicing agreement governing the servicing of that non-serviced whole loan. Such controlling noteholder or directing certificateholder does not have any duties to the holders of any class of certificates and may have similar conflicts of interest with the holders of other certificates backed by the companion loans. As a result, it is possible that a controlling noteholder of a non-serviced whole loan (solely with respect to the related non-serviced whole loan) may advise a non-serviced special servicer to take actions that conflict with the interests of holders of certain classes of the certificates. However, such non-serviced special servicer is not permitted to take actions that are prohibited by law or that violate its servicing standard or the terms of the related mortgage loan documents. See “Pooling and Servicing Agreement—Servicing of the Non-Serviced Mortgage Loans”. In addition, except as limited by certain conditions described under “Description of the Mortgage Pool—The Whole Loans”, a non-serviced special servicer may be replaced by the related directing certificateholder or controlling noteholder for cause at any time and without cause for so long as a control termination event (or its equivalent) does not exist. See “Pooling and Servicing Agreement—Servicing of the Non-Serviced Mortgage Loans” and “Description of the Mortgage Pool—The Whole Loans—The Non-Serviced Pari Passu Whole Loans”.

In addition, except as limited by certain conditions described under “Pooling and Servicing Agreement—Termination of the Master Servicer or Special Servicer for Cause—Servicer Termination Events”, the special servicer may be replaced by the directing

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certificateholder at any time for cause or without cause (for so long as a control termination event does not exist and other than in respect of any applicable excluded loan). See “Pooling and Servicing Agreement—The Directing Certificateholder” and “—Termination of the Master Servicer or Special Servicer for Cause—Servicer Termination Events”.

With respect to each serviced whole loan, the special servicer, upon strictly non-binding consultation with a serviced companion loan holder or its representative, may take actions with respect to the related serviced whole loan that could adversely affect the holders of some or all of the classes of certificates, to the extent described under “Description of the Mortgage Pool—The Whole Loans”. In connection with a pari passu whole loan serviced under the pooling and servicing agreement for this securitization, a serviced companion loan holder does not have any duties to the holders of any class of certificates and it may have interests in conflict with those of the certificateholders. As a result, it is possible that a serviced companion loan holder with respect to a serviced whole loan (solely with respect to the related serviced whole loan) may, on a strictly non-binding basis, consult with the special servicer and recommend that the special servicer take actions that conflict with the interests of holders of certain classes of the certificates. However, the special servicer is not required to follow such recommendations and is not permitted to take actions that are prohibited by law or that violate the servicing standard or the terms of the mortgage loan documents and is otherwise under no obligation to take direction from a serviced companion loan holder. In addition, except as limited by certain conditions described under “Pooling and Servicing Agreement—Termination of the Master Servicer or Special Servicer for Cause—Rights Upon Servicer Termination Events”, the special servicer may be replaced by the directing certificateholder for cause or without cause for so long as a control termination event does not exist and other than in respect of any applicable excluded loans. See “Pooling and Servicing Agreement—The Directing Certificateholder” and “—Termination of the Master Servicer or Special Servicer for Cause—Servicer Termination Events”.

The directing certificateholder, any controlling noteholder or their respective affiliates (and the directing certificateholder (or equivalent entity), if any, under a trust and servicing agreement or pooling and servicing agreement governing the servicing of a non-serviced whole loan and their respective affiliates) may have interests that are in conflict with those of certain certificateholders, especially if the applicable directing certificateholder, controlling noteholder or any of their respective affiliates holds certificates or companion loan securities, or has financial interests in or other financial dealings (as lender or otherwise) with a borrower or an affiliate of a borrower. In order to minimize the effect of certain of these conflicts of interest, for so long as any borrower party is the directing certificateholder or the holder of the majority of the controlling class (any such mortgage loan referred to herein as an “excluded loan” with respect to the directing certificateholder or the holder of the majority of the controlling class), the directing certificateholder will not have consent or consultation rights solely with respect to the related excluded loan (however, the directing certificateholder will be provided certain notices and certain information relating to such excluded loan as described in the pooling and servicing agreement). In addition, for so long as any borrower party is the directing certificateholder or a controlling class certificateholder, as applicable, the directing certificateholder or such controlling class certificateholder, as applicable, will not be given access to any “excluded information” solely relating to the related excluded loan and/or the related mortgaged properties pursuant to the terms of the pooling and servicing agreement. Notwithstanding those restrictions, there can be no assurance that the directing certificateholder or any controlling class certificateholder will not obtain sensitive information related to the strategy of any contemplated workout or liquidation related to an excluded loan or otherwise seek to exert its influence over the special servicer in the event an excluded loan becomes subject to a workout or liquidation. See “Description of the Certificates—Reports to Certificateholders;

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Certain Available Information” in this prospectus. Each of these relationships may create a conflict of interest.

Potential Conflicts of Interest in the Selection of the Underlying Mortgage Loans

The anticipated initial investor in the Class E-RR, Class F-RR, Class G-RR, Class H-RR and Class V certificates, which is referred to in this prospectus as the “b-piece buyer” (see “Pooling and Servicing Agreement—The Directing Certificateholder—General”), was given the opportunity by the sponsors to perform due diligence on the mortgage loans originally identified by the sponsors for inclusion in the issuing entity, and to request the removal, re-sizing or change in the expected repayment dates or other features of some or all of the mortgage loans. The mortgage pool as originally proposed by the sponsors was adjusted based on certain of these requests. In addition, the b-piece buyer received or may have received price adjustments or cost mitigation arrangements in connection with accepting certain mortgage loans in the mortgage pool.

We cannot assure you that you or another investor would have made the same requests to modify the original pool as the b-piece buyer or that the final pool as influenced by the b-piece buyer’s feedback will not adversely affect the performance of your certificates and benefit the performance of the b-piece buyer’s certificates. Because of the differing subordination levels, the b-piece buyer has interests that may, in some circumstances, differ from those of purchasers of other classes of certificates, and may desire a portfolio composition that benefits the b-piece buyer but that does not benefit other investors. In addition, the b-piece buyer may enter into hedging or other transactions (except as may be restricted pursuant to the credit risk retention rules) or otherwise have business objectives that also could cause its interests with respect to the mortgage pool to diverge from those of other purchasers of the certificates. The b-piece buyer performed due diligence solely for its own benefit and has no liability to any person or entity for conducting its due diligence. The b-piece buyer is not required to take into account the interests of any other investor in the certificates in exercising remedies or voting or other rights in its capacity as owner of its certificates or in making requests or recommendations to the sponsors as to the selection of the mortgage loans and the establishment of other transaction terms. Investors are not entitled to rely on in any way the b-piece buyer’s acceptance of a mortgage loan. The b-piece buyer’s acceptance of a mortgage loan does not constitute, and may not be construed as, an endorsement of such mortgage loan, the underwriting for such mortgage loan or the originator of such mortgage loan.

The b-piece buyer will have no liability to any certificateholder for any actions taken by it as described in the preceding two paragraphs and the pooling and servicing agreement will provide that each certificateholder, by its acceptance of a certificate, waives any claims against such buyers in respect of such actions.

The b-piece buyer, or an affiliate, will constitute the initial directing certificateholder (other than with respect to any excluded loan as to the directing certificateholder). The directing certificateholder will have certain rights to direct and consult with the master servicer and special servicer (other than with respect to any non-serviced mortgage loan and any excluded loan as to the directing certificateholder). In addition, the directing certificateholder will generally have certain consultation rights with regard to the non-serviced mortgage loans under the trust and servicing agreement or pooling and servicing agreement, as applicable, governing the servicing of such non-serviced whole loan and the related intercreditor agreement. See “Pooling and Servicing Agreement—The Directing Certificateholder” and the descriptions of the consultation and control rights of the holders of the companion loan(s) for each of the whole loans under “Description of the

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Mortgage Pool—The Whole Loans—The Serviced Pari Passu Whole Loans” and “—The Non-Serviced Pari Passu Whole Loans”.

Because the incentives and actions of the b-piece buyer may, in some circumstances, differ from or be adverse to those of purchasers of the offered certificates, you are advised and encouraged to make your own investment decision based on a careful review of the information set forth in this prospectus and your own view of the mortgage pool.

Conflicts of Interest May Occur as a Result of the Rights of the Applicable Directing Certificateholder To Terminate the Applicable Special Servicer of the Applicable Whole Loan

With respect to each whole loan, the directing certificateholder or companion loan holder, as applicable, exercising control rights over that whole loan (or, with respect to a non-serviced whole loan if applicable, the holder of the related controlling companion loan) will be entitled, under certain circumstances, to remove the applicable special servicer under the applicable pooling and servicing agreement or trust and servicing agreement governing the servicing of such whole loan and, in such circumstances, appoint a successor special servicer for such whole loan (or have certain consent rights with respect to such removal or replacement). The party with this appointment power may have special relationships or interests that conflict with those of the holders of one or more classes of certificates. In addition, that party does not have any duties to the holders of any class of certificates, may act solely in its own interests, and will have no liability to any certificateholders for having done so. No certificateholder may take any action against the directing certificateholder or, with respect to a non-serviced whole loan, the holder of the related controlling note, under the pooling and servicing agreement for this securitization or under the pooling and servicing agreement or trust and servicing agreement governing the servicing of a non-serviced whole loan, or against any other parties for having acted solely in their respective interests. See “Description of the Mortgage Pool—The Whole Loans” for a description of these rights to terminate the applicable special servicer.

Other Potential Conflicts of Interest May Affect Your Investment

The managers of the mortgaged properties and the borrowers may experience conflicts in the management and/or ownership of the mortgaged properties because:

●	a substantial number of the mortgaged properties are managed by property managers affiliated with the respective borrowers;
●	these property managers also may manage and/or franchise additional properties, including properties that may compete with the mortgaged properties; and
●	affiliates of the managers and/or the borrowers, or the managers and/or the borrowers themselves, also may own other properties, including competing properties.

None of the borrowers, property managers or any of their affiliates or any employees of the foregoing has any duty to favor the leasing of space in the mortgaged properties over the leasing of space in other properties, one or more of which may be adjacent to or near the mortgaged properties. In many such cases where the borrower under a mortgage loan in this transaction is affiliated with the owner of a competing property, the related mortgage loan documents will contain so-called “anti-poaching” provisions, which are designed to prevent borrowers and their affiliates from steering or directing existing or prospective tenants to the competing property. However, violations of such anti-poaching provisions

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might not trigger the non-recourse carve-out and may not be easily discovered and/or proven. See “Description of the Mortgage Pool—Non-Recourse Carveout Limitations”.

Each of the foregoing relationships should be considered carefully by you before you invest in any certificates.

Other Risks Relating to the Certificates

EU SR Rules and UK Securitization Framework

Investors should be aware, and in some cases are required to be aware, of certain restrictions and obligations with regard to securitizations (as defined in the relevant legislation) imposed:

(a)       in the European Economic Area (the “EEA”), pursuant to Regulation (EU) 2017/2402 (as amended, the “EU Securitization Regulation”) and certain related regulatory technical standards, implementing technical standards and official guidance (all as amended and together with the EU Securitization Regulation, the “EU SR Rules”); and

(b)       in the United Kingdom (“UK”), pursuant to the Securitisation Regulations 2024 (SI 2024/102), as amended from time to time, the Securitisation sourcebook of the Handbook of rules and guidance adopted by the UK’s Financial Conduct Authority (as amended, “SECN”) and the Securitisation Part of the Rulebook of published policy of the Prudential Regulation Authority of the Bank of England (as amended, the “PRASR”), together with the relevant provisions of the Financial Services and Markets Act 2000 (as amended, the “FSMA”) (together, the “UK Securitization Framework”).

The EU SR Rules impose certain requirements (the “EU Investor Requirements”) with respect to “institutional investors” (as such term is defined for purposes of the EU SR Rules), being: (a) insurance undertakings and reinsurance undertakings as defined in Directive 2009/138/EC; (b) subject to certain exceptions, institutions for occupational retirement provision falling within the scope of Directive (EU) 2016/2341, and certain investment managers and authorized entities appointed by such institutions; (c) alternative investment fund managers as defined in Directive 2011/61/EU which manage and/or market alternative investment funds in the EEA; (d) certain internally-managed investment companies authorized in accordance with Directive 2009/65/EC, and management companies as defined in that Directive; and (e) credit institutions and investment firms as defined in Regulation (EU) No 575/2013 (as amended, the “EU CRR”) (and, in addition, the EU CRR makes provision as to the application of the EU Investor Requirements to consolidated affiliates, wherever established or located, of entities that are subject to the EU CRR). Each such institutional investor and each relevant affiliate is referred to herein as an “EU Institutional Investor”.

The UK Securitization Framework imposes certain requirements (the “UK Investor Requirements”) with respect to “institutional investors” (as such term is defined for purposes of the UK Securitization Framework), being: (a) insurance undertakings and reinsurance undertakings each as defined in the FSMA; (b) trustees or managers of occupational pension schemes as defined in the Pension Schemes Act 1993 that have their main administration in the UK, and fund managers of such schemes appointed under the Pensions Act 1995 that, in respect of activity undertaken pursuant to such appointment, are authorised for the purposes of the FSMA; (c) AIFMs (as defined in the Alternative Investment Fund Managers Regulations 2013 (as amended, the “AIFM Regulations”)) with permission under Part 4A of FSMA (in respect of managing an AIF, as defined in the AIFM Regulations), which market or manage AIFs in the UK (and additionally, small registered UK

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AIFMs as defined in the AIFM Regulations); (d) UCITS as defined in the FSMA, which are authorized open ended investment companies as defined in the FSMA, and management companies as defined in the FSMA; (e) FCA investment firms as defined in Regulation (EU) No 575/2013, as it forms part of UK domestic law by virtue of the European Union (Withdrawal) Act 2018 and as amended (the “UK CRR”); and (f) CRR firms as defined in the UK CRR (and, in addition, the UK CRR makes provision as to the application of the UK Investor Requirements to consolidated affiliates, wherever established or located, of entities that are subject to the UK CRR). Each such institutional investor and each relevant affiliate is referred to herein as a “UK Institutional Investor”.
In this prospectus: (a) the EU Investor Requirements and the UK Investor Requirements are referred to together as the “SR Investor Requirements”; (b) EU Institutional Investors and UK Institutional Investors are referred to together as “SR Institutional Investors”; and (c) a “third country” is (i) under the EU SR Rules, a country other than an EEA member state, or (ii) under the UK Securitization Framework, a country other than the UK. A reference to the “applicable” SR Investor Requirements means, in relation to any SR Institutional Investor, the SR Investor Requirements to which such SR Institutional Investor is subject.

Under the applicable SR Investor Requirements, an SR Institutional Investor is permitted to invest in a securitization (as defined for purposes of the EU SR Rules or the UK Securitization Framework (as applicable)) only if, amongst other things:

(a)	where the originator, sponsor or original lender is established in a third country, such SR Institutional Investor has verified that the originator, sponsor or original lender retains on an ongoing basis (or, for purposes of the UK Investor Requirements applicable to certain types of UK Institutional Investor, continually retains) a material net economic interest of not less than 5% in the securitization determined in accordance with (i) Article 6 of the EU Securitization Regulation (in respect of EU Institutional Investors) or (ii) Article 6 of Chapter 2 and Chapter 4 of the PRASR or chapter 5 of the SECN (in respect of UK Institutional Investors), and in each case the risk retention is disclosed to the SR Institutional Investor in accordance with the EU SR Rules or the UK Securitization Framework (as applicable);
(b)	in the case of an EU Institutional Investor, it has verified that the originator, the sponsor or the securitization special purpose entity (i.e., the issuer) has, where applicable, made available certain information prescribed by Article 7 of the EU Securitization Regulation in accordance with the frequency and modalities provided for in such Article 7;
(c)	in the case of a UK Institutional Investor, it has verified that the originator, the sponsor or the securitization special purpose entity (i.e., the issuer) has made available sufficient information to enable such UK Institutional Investor to independently assess the risks of holding the securitisation position and has committed to make further information available on an ongoing basis, as appropriate, such information, in each case, including at least the documents and information prescribed for such purpose by the UK Investor Requirements to which the UK Institutional Investor is subject and being made available at the times prescribed by such UK Investor Requirements; and
(d)	where the originator or original lender is established in a third country, the SR Institutional Investor has verified (except, in the case of a UK Institutional Investor, with regard to trade receivables not originated in the form of a loan)
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that the originator or original lender grants all the credits giving rise to the underlying exposures on the basis of sound and well-defined criteria and clearly established processes for approving, amending, renewing and financing those credits and has effective systems in place to apply those criteria and processes to ensure that credit-granting is based on a thorough assessment of the obligor’s creditworthiness.

The applicable SR Investor Requirements further require that an SR Institutional Investor carries out a due diligence assessment which enables it to assess the risks involved prior to investing, including but not limited to the risk characteristics of the individual investment position and the underlying assets and all the structural features of the securitization that can materially impact the performance of the investment. In addition, while holding an exposure to a securitization, an SR Institutional Investor is subject to various monitoring obligations in relation to such exposure, including but not limited to: (a) establishing appropriate written procedures to monitor compliance with the applicable SR Investor Requirements and the performance of the investment and of the underlying assets; (b) performing stress tests on the cash flows and collateral values supporting the underlying assets; (c) ensuring internal reporting in accordance with the applicable SR Investor Requirements; and (d) being able to demonstrate to its regulator, upon request, that it has a comprehensive and thorough understanding of the investment and underlying assets and that it has implemented written policies and procedures for the risk management of its investment and as otherwise required by the EU SR Rules or the UK Securitization Framework (as applicable).

Failure on the part of an SR Institutional Investor to comply with the applicable SR Investor Requirements may result in various penalties, including, in the case of those investors subject to regulatory capital requirements, the imposition of a punitive capital charge in respect of the investment in the securitization acquired by the relevant investor. Aspects of the requirements and what is or will be required to demonstrate compliance to national regulators remain unclear.

Prospective investors should make themselves aware of the applicable SR Investor Requirements described above (and any corresponding implementing rules of their regulator), where applicable to them, in addition to any other applicable regulatory requirements with respect to their investment in the certificates.

None of the sponsors, the depositor or the underwriters, or their respective affiliates, or any other person, intends to retain a material net economic interest in the securitization constituted by the issue of the certificates, or to take any other action in respect of such securitization, in a manner prescribed or contemplated by the EU SR Rules or the UK Securitization Framework. In particular, no such person (i) undertakes to take any action that may be required by any prospective investor or certificateholder for the purposes of its compliance with any applicable SR Investor Requirements, or (ii) assumes any liability whatsoever in connection with any SR Institutional Investor’s non-compliance with the applicable SR Investor Requirements.

In addition, the arrangements described under “Credit Risk Retention” in this prospectus have not been structured with the objective of ensuring or facilitating compliance by any person with any SR Investor Requirements.

Consequently, the certificates are not a suitable investment for any person that is now or may in the future be an SR Institutional Investor; and this may, amongst other things, have a negative impact on the value and liquidity of the certificates, and otherwise affect the secondary market for the certificates.

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Certain reforms have been proposed to the EU SR Rules and the UK Securitization Framework. It is expected that, if such reforms are implemented, they will result in (amongst other things) changes to the EU Investor Requirements and the UK Investor Requirements, respectively. In each case, such changes may be substantive. However, it is not yet known whether, when, or in what terms the relevant reforms will be implemented (or what their implications may be for existing or future securitisations).

Prospective investors and certificateholders are responsible for analyzing their own legal and regulatory position; and are encouraged (where relevant) to consult their own legal, accounting and other advisors and/or any relevant regulator or other authority, and to make their own assessment, regarding the suitability of the certificates for investment, and, in particular, the scope and applicability of the EU SR Rules or the UK Securitization Framework (as applicable) and any equivalent or similar requirements, the implications of any future changes thereto and their compliance (where applicable) with the SR Investor Requirements or any such other requirements.

Nationally Recognized Statistical Rating Organizations May Assign Different Ratings to the Certificates; Ratings of the Certificates Reflect Only the Views of the Applicable Rating Agencies as of the Dates Such Ratings Were Issued; Ratings May Affect ERISA Eligibility; Ratings May Be Downgraded

Ratings assigned to the offered certificates by the nationally recognized statistical rating organizations engaged by the depositor:

●	are based on, among other things, the economic characteristics of the mortgaged properties and other relevant structural features of the transaction;
●	do not represent any assessment of the yield to maturity that a certificateholder may experience;
●	reflect only the views of the respective rating agencies as of the date such ratings were issued;
●	may be reviewed, revised, suspended, downgraded, qualified or withdrawn entirely by the applicable rating agency as a result of changes in or unavailability of information;
●	may have been determined based on criteria that included an analysis of historical mortgage loan data that may not reflect future experience;
●	may reflect assumptions by such rating agencies regarding performance of the mortgage loans that are not accurate, as evidenced by the significant amount of downgrades, qualifications and withdrawals of ratings assigned to previously issued CMBS by the hired rating agencies and other nationally recognized statistical rating organizations during the recent credit crisis; and
●	do not consider to what extent the offered certificates will be subject to prepayment or that the outstanding principal amount of any class of offered certificates will be prepaid.

We make no representation as to the suitability of any criteria established by the nationally recognized statistical rating organizations that assign ratings to any class of offered certificates or any other rating agencies, nor can we assure you that the criteria established by a nationally recognized statistical rating organizations that assign ratings to any class of offered certificates or any other rating agency will be followed in all

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circumstances (including, in each case, with respect to the certificates) or that they will be applied consistently across all securities analyzed by such nationally recognized statistical rating organizations that assign ratings to any class of offered certificates or any other rating agency. Any change in a rating agency’s criteria or methodology could result in a downgrade, withdrawal or qualification of any rating assigned to any securities rated by such rating agency or any other rating agency (including any class of certificates), despite the fact that such securities (or such class) might still be fully performing pursuant to the terms of the related securitization documents. We cannot assure you that any such downgrade, withdrawal or qualification of any rating assigned to any securities (including any class of certificates) will not adversely affect the market value of those certificates whose ratings have not been subject to such downgrade, withdrawal or qualification.

The nationally recognized statistical rating organizations that assign ratings to any class of offered certificates will establish the amount of credit support, if any, for such class of offered certificates based on, among other things, an assumed level of defaults, delinquencies and losses with respect to the mortgage loans. Actual losses may, however, exceed the assumed levels. If actual losses on the mortgage loans exceed the assumed levels, you may be required to bear the additional losses.

In addition, the rating of any class of offered certificates below an investment grade rating by any nationally recognized statistical rating organization, whether upon initial issuance of such class of certificates or as a result of a ratings downgrade, could adversely affect the ability of an employee benefit plan or other investor to purchase or retain those offered certificates. See “Certain ERISA Considerations” and “Legal Investment”.

Nationally recognized statistical rating organizations that were not engaged by the depositor to rate the offered certificates may nevertheless issue unsolicited credit ratings on one or more classes of offered certificates, relying on information they receive pursuant to Rule 17g-5 under the Securities Exchange Act of 1934, as amended, or otherwise. If any such unsolicited ratings are issued, we cannot assure you that they will not be different from any ratings assigned by a rating agency engaged by the depositor. The issuance of unsolicited ratings by any nationally recognized statistical rating organization on a class of the offered certificates that are lower than ratings assigned by a rating agency engaged by the depositor may adversely impact the liquidity, market value and regulatory characteristics of that class.

As part of the process of obtaining ratings for the offered certificates, the depositor had initial discussions with and submitted certain materials to five nationally recognized statistical rating organizations. Based on preliminary feedback from those nationally recognized statistical rating organizations at that time, the depositor selected three of those nationally recognized statistical rating organizations to rate certain classes of the certificates and not the other nationally recognized statistical rating organizations, due in part to their initial subordination levels for the various classes of the certificates. If the depositor had selected the other nationally recognized statistical rating organizations to rate the certificates, we cannot assure you that the ratings such other nationally recognized statistical rating organizations would have assigned to the certificates would not have been lower than the ratings assigned by the nationally recognized statistical rating organizations engaged by the depositor. Further, in the case of one nationally recognized statistical rating organization engaged by the depositor, the depositor only requested ratings for certain classes of offered certificates, due in part to the final subordination levels provided by such nationally recognized statistical rating organization for such classes of certificates. If the depositor had selected such nationally recognized statistical rating organization to rate those classes of offered certificates not rated by it, such ratings on those other certificates may have been different, and potentially lower, than those ratings ultimately assigned to

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those certificates by the other nationally recognized statistical rating organizations hired by the depositor. In addition, the decision not to engage one or more other rating agencies in the rating of certain classes of certificates to be issued in connection with this transaction may negatively impact the liquidity, market value and regulatory characteristics of those classes of certificates. Although unsolicited ratings may be issued by any nationally recognized statistical rating organization, a nationally recognized statistical rating organization might be more likely to issue an unsolicited rating if it was not selected after having provided preliminary feedback to the depositor. Neither the depositor nor any other person or entity will have any duty to notify you if any other nationally recognized statistical rating organization issues, or delivers notice of its intention to issue, unsolicited ratings on one or more classes of certificates after the date of this prospectus.

Furthermore, the Securities and Exchange Commission may determine that any or all of the rating agencies engaged by the depositor to rate the certificates no longer qualifies as a nationally recognized statistical rating organization, or is no longer qualified to rate the certificates or may no longer rate similar securities for a limited period as a result of an enforcement action, and that determination may also have an adverse effect on the liquidity, market value and regulatory characteristics of the offered certificates. To the extent that the provisions of any mortgage loan or the pooling and servicing agreement condition any action, event or circumstance on the delivery of a rating agency confirmation, the pooling and servicing agreement will require delivery or deemed delivery of a rating agency confirmation only from the rating agencies engaged by the depositor to rate the certificates or, in the case of a serviced whole loan, any related companion loan securities.

On September 29, 2020, a settlement was reached between Kroll Bond Rating Agency, LLC and the Securities and Exchange Commission in connection with an investigation into the policies and procedures deployed by Kroll Bond Rating Agency, LLC to establish, maintain, enforce and document an effective internal control structure governing the implementation of and adherence to policies, procedures, and methodologies for determining credit ratings for conduit/fusion commercial mortgage-backed securities in accordance with Section 15E(c)(3)(A) of the Exchange Act. The Securities and Exchange Commission found that Kroll Bond Rating Agency, LLC’s internal controls relating to its rating of conduit/fusion commercial mortgage-backed securities had deficiencies that resulted in material weaknesses in its internal control structure. Under the settlement, Kroll Bond Rating Agency, LLC, without admitting or denying the findings of the Securities and Exchange Commission, agreed (a) to pay a civil penalty of $1.25 million, (b) to undertake, among other things, a review of the application of its internal processes, policies and procedures regarding the implementation of and adherence to procedures and methodologies for determining credit ratings, and (c) to take the necessary actions to ensure that such internal processes, policies and procedures accurately reflect the strictures of Section 15E(c)(3)(A) of the Exchange Act. Any change in Kroll Bond Rating Agency, LLC’s rating criteria or methodology could result in a downgrade, withdrawal or qualification of any rating assigned to any class of certificates, despite the fact that such class might still be performing fully to the specifications described in this prospectus and set forth in the pooling and servicing agreement.

We are not obligated to maintain any particular rating with respect to the certificates, and the ratings initially assigned to the certificates by any or all of the rating agencies engaged by the depositor to rate the certificates could change adversely as a result of changes affecting, among other things, the mortgage loans, the mortgaged properties, the parties to the pooling and servicing agreement, or as a result of changes to ratings criteria employed by any or all of the rating agencies engaged by the depositor to rate the certificates. Although these changes would not necessarily be or result from an event of

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default on any mortgage loan, any adverse change to the ratings of the offered certificates would likely have an adverse effect on the market value, liquidity and/or regulatory characteristics of those certificates.

Further, certain actions provided for in loan agreements may require a rating agency confirmation be obtained from the rating agencies engaged by the depositor to rate the certificates and, in the case of a serviced whole loan, any companion loan securities as a precondition to taking such action. In certain circumstances, this condition may be deemed to have been met or waived without such a rating agency confirmation being obtained. In the event such an action is taken without a rating agency confirmation being obtained, we cannot assure you that the applicable rating agency will not downgrade, qualify or withdraw its ratings as a result of the taking of such action. See “Description of the Mortgage Pool—Certain Terms of the Mortgage Loans—‘Due-On-Sale’ and ‘Due-On-Encumbrance’ Provisions”, “Pooling and Servicing Agreement—Rating Agency Confirmations” and “Ratings” for additional considerations regarding the ratings, including a description of the process of obtaining confirmations of ratings for the offered certificates.

Recently, a number of rating agencies have downgraded certain regional banks and other financial institutions and have put others on watch for possible downgrade.  Under the terms of the pooling and servicing agreement, the certificate administrator and trustee are required to maintain certain minimum credit ratings.  Failure to maintain the ongoing rating requirements may require the certificate administrator and trustee, as applicable, to resign and be replaced with an entity meeting those required ratings.  See “Pooling and Servicing Agreement—Resignation and Removal of the Trustee and the Certificate Administrator”. If the certificate administrator and/or trustee were required to resign due to a credit rating downgrade or otherwise, we cannot assure you that an appropriate replacement could be identified or that a replacement would agree to the appointment or would be appointed within the time periods required in the pooling and servicing agreement.  In addition, accounts established and maintained under the pooling and servicing agreement by the master servicer, the special servicer, the certificate administrator or any institution designated by those parties on behalf of the parties to the pooling and servicing agreement, including, in certain circumstances, borrower reserve accounts, are required to be held at institutions meeting certain eligibility criteria, that may include minimum long term and/or short term credit ratings depending on the time period funds will be held in those accounts. If an institution holding accounts established and maintained under the pooling and servicing agreement no longer meets such eligibility criteria and a rating agency confirmation was not delivered, those accounts may be required to be transferred to an institution satisfying the applicable eligibility criteria.  Any downgrade or required replacement of the certificate administrator and/or trustee or required transfer of accounts may negatively impact the servicing and administration of the mortgage loans and may also adversely impact the performance, ratings, liquidity and/or value of your certificates.

Your Yield May Be Affected by Defaults, Prepayments and Other Factors

General

The yield to maturity on each class of offered certificates will depend in part on the following:

●	the purchase price for the certificates;
●	the rate and timing of principal payments on the mortgage loans (both voluntary and involuntary), and the allocation of principal prepayments to the respective classes of offered certificates with certificate balances; and
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●	the allocation of shortfalls and losses on the mortgage loans to the respective classes of offered certificates.

For this purpose, principal payments include voluntary and involuntary prepayments, such as prepayments resulting from the application of loan reserves, property releases, casualty or condemnation, curing a cash management trigger, defaults and liquidations as well as principal payments resulting from repurchases due to material breaches of representations and warranties or material document defects or purchases by a companion loan holder or mezzanine lender (if any) pursuant to a purchase option or sales of defaulted mortgage loans.

Any changes in the weighted average lives of your certificates may adversely affect your yield. In general, if you buy a certificate at a premium, and principal distributions occur faster than expected, your actual yield to maturity will be lower than expected. If principal distributions are very high, holders of certificates purchased at a premium might not fully recover their initial investment. Conversely, if you buy a certificate at a discount and principal distributions occur more slowly than expected, your actual yield to maturity will be lower than expected.

Prepayments resulting in a shortening of weighted average lives of your certificates may be made at a time of low interest rates when you may be unable to reinvest the resulting payment of principal on your certificates at a rate comparable to the effective yield anticipated by you in making your investment in the certificates, while delays and extensions resulting in a lengthening of those weighted average lives may occur at a time of high interest rates when you may have been able to reinvest principal payments that would otherwise have been received by you at higher rates.

In addition, the extent to which prepayments on the mortgage loans in the issuing entity ultimately affect the weighted average life of the certificates will depend on the terms of the certificates, more particularly:

●	a class of certificates that entitles the holders of those certificates to a disproportionately larger share of the prepayments on the mortgage loans increases the “call risk” or the likelihood of early retirement of that class if the rate of prepayment is relatively fast; and
●	a class of certificates that entitles the holders of the certificates to a disproportionately smaller share of the prepayments on the mortgage loans increases the likelihood of “extension risk” or an extended average life of that class if the rate of prepayment is relatively slow.

The Timing of Prepayments and Repurchases May Change Your Anticipated Yield

The rate at which voluntary prepayments occur on the mortgage loans will be affected by a variety of factors, including:

●	the terms of the mortgage loans, including, the length of any prepayment lockout period and the applicable yield maintenance charges and prepayment premiums and the extent to which the related mortgage loan terms may be practically enforced;
●	the level of prevailing interest rates;
●	the availability of credit for commercial real estate;
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●	the master servicer’s or special servicer’s ability to enforce yield maintenance charges and prepayment premiums;
●	the failure to meet certain requirements for the release of escrows;
●	the occurrence of casualties or natural disasters; and
●	economic, demographic, tax, legal or other factors.

Although a yield maintenance charge or other prepayment premium provision of a mortgage loan is intended to create an economic disincentive for a borrower to prepay voluntarily a mortgage loan, we cannot assure you that mortgage loans that have such provisions will not prepay.

The extent to which the special servicer forecloses upon, takes title to and disposes of any mortgaged property related to a mortgage loan or sells defaulted mortgage loans will affect the weighted average lives of your certificates. If the special servicer forecloses upon a significant number of the related mortgage loans, and depending upon the amount and timing of recoveries from the related mortgaged properties or sells defaulted mortgage loans, your certificates may have a shorter weighted average life.

Delays in liquidations of defaulted mortgage loans and modifications extending the maturity of mortgage loans will tend to delay the payment of principal on the mortgage loans. The ability of the related borrower to make any required balloon payment typically will depend upon its ability either to refinance the mortgage loan or to sell the related mortgaged property. A significant number of the mortgage loans require balloon payments at maturity or anticipated repayment date and there is a risk that a number of those mortgage loans may default at maturity or anticipated repayment date, or that the special servicer may extend the maturity of a number of those mortgage loans in connection with workouts. We cannot assure you as to the borrowers’ abilities to make mortgage loan payments on a full and timely basis, including any balloon payments at maturity or anticipated repayment date. Bankruptcy of the borrower or adverse conditions in the market where the mortgaged property is located may, among other things, delay the recovery of proceeds in the case of defaults. Losses on the mortgage loans due to uninsured risks or insufficient hazard insurance proceeds may create shortfalls in distributions to certificateholders. Any required indemnification of a party to the pooling and servicing agreement in connection with legal actions relating to the issuing entity, the related agreements or the certificates may also result in shortfalls.

Furthermore, yield maintenance charges and prepayment premiums will only be allocated to certain classes of certificates as described under “Description of the Certificates—Allocation of Yield Maintenance Charges and Prepayment Premiums”, and each class may receive a different allocation of such amounts than other classes.

See “—Risks Relating to the Mortgage Loans—Risks Relating to Enforceability of Yield Maintenance Charges, Prepayment Premiums or Defeasance Provisions” above and “Description of the Mortgage Pool—Certain Terms of the Mortgage Loans—Prepayment Protections and Certain Involuntary Prepayments and Voluntary Prepayments” and “Description of the Mortgage Pool—Redevelopment, Renovation and Expansion”.

In addition, if a sponsor repurchases a mortgage loan from the issuing entity due to a material breach of one or more of its representations or warranties or a material document defect, the repurchase price paid will be passed through to the holders of the certificates with the same effect as if the mortgage loan had been prepaid in part or in full, and no yield

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maintenance charge or other prepayment premium would be payable. Additionally, any mezzanine lender (if any) may have the option to purchase the related mortgage loan after certain defaults, and the purchase price may not include any yield maintenance charges or prepayment premiums. As a result of such a repurchase or purchase, investors in the Class X-A and Class X-B certificates and any other certificates purchased at a premium might not fully recoup their initial investment. A repurchase, a prepayment or the exercise of a purchase option may adversely affect the yield to maturity on your certificates. In this respect, see “Description of the Mortgage Loan Purchase Agreements” and “Pooling and Servicing Agreement—Realization Upon Mortgage Loans”.

The certificates with notional amounts will not be entitled to distributions of principal but instead will accrue interest on their respective notional amounts. Because the notional amount of the certificates indicated in the table below is based upon the outstanding certificate balances of the related class of certificates, the yield to maturity on the indicated certificates will be extremely sensitive to the rate and timing of prepayments of principal, liquidations and principal losses on the mortgage loans to the extent allocated to the related certificates.

Interest-Only Class of Certificates	Underlying Classes of Certificates
Class X-A	Class A-1, Class A-SB, Class A-4 and Class A-5 certificates
Class X-B	Class A-S, Class B and Class C certificates

A rapid rate of principal prepayments, liquidations and/or principal losses on the mortgage loans could result in the failure to recoup the initial investment in the certificates with notional amounts. Investors in any such certificates should fully consider the associated risks, including the risk that an extremely rapid rate of amortization, prepayment or other liquidation of the mortgage loans could result in the failure of such investors to recoup fully their initial investments. The yield to maturity of the certificates with notional amounts may be adversely affected by the prepayment of mortgage loans with higher net mortgage loan rates. See “Yield and Maturity Considerations—Yield on the Certificates with Notional Amounts”.

In addition, with respect to the Class A-SB certificates, the extent to which the planned balances are achieved and the sensitivity of the Class A-SB certificates to principal prepayments on the mortgage loans will depend in part on the period of time during which the Class A-1, Class A-4 and Class A-5 certificates remain outstanding. As such, the Class A-SB certificates will become more sensitive to the rate of prepayments on the mortgage loans than they were when the Class A-1, Class A-4 and Class A-5 certificates were outstanding.

Your Yield May Be Adversely Affected By Prepayments Resulting From Earnout Reserves

With respect to certain mortgage loans, earnout escrows may have been established at origination, which funds may be released to the related borrower upon satisfaction of certain conditions. If such conditions with respect to any such mortgage loan are not satisfied, the amounts reserved in such escrows may be, or may be required to be, applied to the payment of the mortgage loan, which would have the same effect on the offered certificates as a prepayment of the mortgage loan, except that such application of funds would not be accompanied by any prepayment premium or yield maintenance charge. See Annex A-1. The pooling and servicing agreement will provide that unless required by the mortgage loan documents, the master servicer will not apply such amounts as a prepayment if no event of default has occurred.

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Losses and Shortfalls May Change Your Anticipated Yield

If losses on the mortgage loans allocated to the certificates exceed the aggregate certificate balance of the classes of certificates subordinated to a particular class, that class will suffer a loss equal to the full amount of the excess (up to the outstanding certificate balance of that class). Even if losses on the mortgage loans are not borne by your certificates, those losses may affect the weighted average life and yield to maturity of your certificates.

For example, certain shortfalls in interest as a result of involuntary prepayments may reduce the funds available to make payments on your certificates. In addition, if the master servicer, the special servicer or the trustee reimburses itself (or the master servicer, special servicer, trustee or other party to a trust and servicing agreement or pooling and servicing agreement governing the servicing of a non-serviced whole loan) out of general collections on the mortgage loans included in the issuing entity for any advance that it (or any such other party) has determined is not recoverable out of collections on the related mortgage loan, then to the extent that this reimbursement is made from collections of principal on the mortgage loans in the issuing entity, that reimbursement will reduce the amount of principal ultimately available to be distributed on the certificates and will result in a reduction of the certificate balance (or notional amount) of one or more classes of certificates (other than the Class R Certificates) as described in this prospectus. See “Description of the Certificates—Distributions”. Likewise, if the master servicer or the trustee reimburses itself out of principal collections on the mortgage loans for any workout-delayed reimbursement amounts, that reimbursement will reduce the amount of principal available to be distributed on the certificates (other than the Class R Certificates) on that distribution date. This reimbursement would have the effect of reducing current payments of principal on the offered certificates (other than the certificates with notional amounts and the Class R certificates) and extending the weighted average lives of the offered certificates with certificate balances. See “Description of the Certificates—Distributions”.

In addition, to the extent losses are realized on the mortgage loans, first the Class H-RR certificates, then the Class G-RR certificates, then the Class F-RR certificates, then the Class E-RR certificates, then the Class D certificates, then the Class C certificates, then the Class B certificates, then the Class A-S certificates and, then, pro rata, the Class A-1, Class A-SB, Class A-4 and Class A-5 certificates, based on their respective certificate balances, will bear such losses up to an amount equal to the respective outstanding certificate balance of that class. A reduction in the certificate balance of the Class A-1, Class A-SB, Class A-4 or Class A-5 certificates will result in a corresponding reduction in the notional amount of the Class X-A certificates and a reduction of the certificate balance of the Class A-S, Class B or Class C certificates will result in a corresponding reduction of the notional amount of the Class X-B certificates. We make no representation as to the anticipated rate or timing of prepayments (voluntary or involuntary) or rate, timing or amount of liquidations or losses on the mortgage loans or as to the anticipated yield to maturity of any such offered certificate. See “Yield and Maturity Considerations”.

Risk of Early Termination

The issuing entity is subject to optional termination under certain circumstances. See “Pooling and Servicing Agreement—Termination; Retirement of Certificates”. In the event of this termination, you might receive some principal payments earlier than otherwise expected, which could adversely affect your anticipated yield to maturity.

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Subordination of the Subordinated Certificates Will Affect the Timing of Distributions and the Application of Losses on the Subordinated Certificates

As described in this prospectus, the rights of the holders of the Class A-S, Class B and Class C certificates to receive payments of principal and interest in respect of the certificates and otherwise payable on the certificates they hold will be subordinated to such rights of the holders of the more senior certificates having an earlier alphabetical or alphanumeric class designation. If you acquire any Class A-S, Class B or Class C certificates, then your rights to receive distributions of amounts collected or advanced on or in respect of the mortgage loans that are allocable to the certificates will generally be subordinated to those of the holders of the Class A-1, Class A-SB, Class A-4, Class A-5, Class X-A, Class X-B and Class X-D certificates, and if your certificates are Class B or Class C certificates, to those of the holders of the Class A-S certificates, and if your certificates are Class C certificates, to those of the holders of the Class B certificates. See “Description of the Certificates”. As a result, investors in those classes of certificates that are subordinated in whole or part to other classes of certificates will generally bear the effects of losses on the mortgage loans and unreimbursed expenses of the issuing entity before the holders of those other classes of certificates. See “Description of the Certificates—Distributions” and “—Subordination; Allocation of Realized Losses”.

Your Lack of Control Over the Issuing Entity and the Mortgage Loans Can Impact Your Investment

You Have Limited Voting Rights

Except as described in this prospectus, you and other certificateholders generally do not have a right to vote and do not have the right to make decisions with respect to the administration of the issuing entity and the mortgage loans. With respect to mortgage loans (other than the mortgage loans that will be serviced under a separate trust and servicing agreement or pooling and servicing agreement), those decisions are generally made, subject to the express terms of the pooling and servicing agreement for this transaction, by the master servicer, the special servicer, the trustee or the certificate administrator, as applicable, subject to any rights of the directing certificateholder under the pooling and servicing agreement for this transaction and the rights of the holders of any related companion loan and mezzanine debt under the related intercreditor agreement. With respect to a non-serviced mortgage loan, you will generally not have any right to vote or make decisions with respect a non-serviced mortgage loan, and those decisions will generally be made by the master servicer or the special servicer under the trust and servicing agreement or pooling and servicing agreement governing the servicing of such non-serviced mortgage loan and the related companion loan, subject to the rights of any directing certificateholder appointed under such trust and servicing agreement or pooling and servicing agreement. See “Pooling and Servicing Agreement” and “Description of the Mortgage Pool—The Whole Loans”. In particular, with respect to the risks relating to a modification of a mortgage loan, see “—Risks Relating to Modifications of the Mortgage Loans” below.

In certain limited circumstances where certificateholders have the right to vote on matters affecting the issuing entity, in some cases, these votes are by certificateholders taken as a whole and in others the vote is by class. Your interests as an owner of certificates of a particular class may not be aligned with the interests of owners of one or more other classes of certificates in connection with any such vote. In addition, in all cases voting is based on the outstanding certificate balance, which is reduced by realized losses. In certain cases with respect to the termination of the special servicer and the operating advisor, certain voting rights will also be reduced by cumulative appraisal reduction

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amounts, as described below. These limitations on voting could adversely affect your ability to protect your interests with respect to matters voted on by certificateholders. See “Description of the Certificates—Voting Rights”. You will have no rights to vote on any servicing matters related to the mortgage loan that will be serviced under the trust and servicing agreement or pooling and servicing agreement governing the servicing of a non-serviced whole loan.

In general, a certificate beneficially owned by any borrower affiliate, any property manager, the master servicer, the special servicer, the trustee, the certificate administrator, the depositor, any mortgage loan seller or respective affiliates or agents will be deemed not to be outstanding and a holder of such certificate will not have the right to vote, subject to certain exceptions, as further described in the definition of “Certificateholder” under “Description of the Certificates—Reports to Certificateholders; Certain Available Information—Certificate Administrator Reports”.

The Class V and Class R certificates will not have any voting rights.

The Rights of the Directing Certificateholder and the Operating Advisor Could Adversely Affect Your Investment

The directing certificateholder will have certain consent and consultation rights with respect to certain matters relating to the mortgage loans (other than any applicable excluded loan and, with respect to any non-serviced mortgage loan, will have limited consultation rights) and the right to replace the special servicer (other than with respect to a non-serviced mortgage loan) with or without cause, except that if a control termination event (i.e., an event in which the certificate balance of the most senior class of certificates that is eligible to be a controlling class, as reduced by the application of cumulative appraisal reduction amounts and realized losses, is less than 25% of its initial certificate balance) occurs and is continuing, the directing certificateholder will lose the consent rights and the right to replace the special servicer, but will retain consultation rights and if a consultation termination event (i.e., an event in which the certificate balance of the most senior class of certificates that is eligible to be a controlling class (as reduced by the application of realized losses) is less than 25% of its initial certificate balance) occurs and is continuing, then the directing certificateholder will no longer have any consultation rights with respect to any mortgage loans.

With respect to any AB whole loan, prior to the occurrence of a control appraisal period with respect to the related subordinate companion loan, the directing certificateholder will not be entitled to exercise the above-described rights, and those rights will be held by the holder of the subordinate companion loan in accordance with the pooling and servicing agreement and the related intercreditor agreement. However, during a control appraisal period with respect to any AB whole loan, the directing certificateholder will have the same rights (including the rights described above) with respect to such AB whole loan as it does for the other mortgage loans in the issuing entity. See “Description of the Mortgage Pool—The Whole Loans”.

These actions and decisions with respect to which the directing certificateholder has consent or consultation rights include, among others, certain modifications to the mortgage loans or any serviced whole loan, including modifications of monetary terms, foreclosure or comparable conversion of the related mortgaged properties, and certain sales of mortgage loans or REO properties for less than the outstanding principal amount plus accrued interest, fees and expenses. As a result of the exercise of these rights by the directing certificateholder, the special servicer may take actions with respect to a mortgage loan that

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could adversely affect the interests of investors in one or more classes of offered certificates.

Similarly, with respect to the non-serviced mortgage loans, the special servicer under the trust and servicing agreement or pooling and servicing agreement, as applicable, governing the servicing of a non-serviced mortgage loan may, at the direction or upon the advice of the controlling note holder (or the directing certificateholder (or equivalent) of the related securitization trust holding the controlling note) for a non-serviced whole loan, take actions with respect to such non-serviced mortgage loan and related companion loans that could adversely affect such non-serviced mortgage loan, and therefore, the holders of some or all of the classes of certificates. The issuing entity (as the holder of a non-controlling note) will have limited consultation rights with respect to major decisions and the implementation of any recommended actions outlined in an asset status report relating to a non-serviced whole loan and in connection with a sale of a defaulted loan, and such rights will be exercised by the directing certificateholder for this transaction so long as no consultation termination event has occurred and is continuing and by the special servicer if a consultation termination event has occurred and is continuing. Additionally, with respect to each non-serviced whole loan, in circumstances similar to those described above, the controlling noteholder (or the directing certificateholder (or the equivalent) of the related securitization trust) will have the right to replace the special servicer of such securitization with or without cause, and without the consent of the issuing entity. See “Description of the Mortgage Pool—The Whole Loans” and “Pooling and Servicing Agreement—Servicing of the Non-Serviced Mortgage Loans”.

Although the special servicer under the pooling and servicing agreement or special servicer for a non-serviced mortgage loan are not permitted to take actions which are prohibited by law or violate the servicing standard under the applicable pooling and servicing agreement or trust and servicing agreement or the terms of the related mortgage loan documents, it is possible that the controlling noteholder or the directing certificateholder (or the equivalent), if any, under such pooling and servicing agreement or trust and servicing agreement may direct or advise, as applicable, the related special servicer to take actions with respect to such mortgage loan that conflict with the interests of the holders of certain classes of the certificates.

You will be acknowledging and agreeing, by your purchase of offered certificates, that the directing certificateholder, the controlling noteholder with respect to any non-serviced whole loan and the directing certificateholder (or the equivalent) under the trust and servicing agreement or pooling and servicing agreement, as applicable, governing the servicing of a non-serviced mortgage loan:

(i)                 may have special relationships and interests that conflict with those of holders of one or more classes of certificates;

(ii)              may act solely in the interests of the holders of the controlling class (or, in the case of a non-serviced mortgage loan, the controlling class of the securitization trust formed under the trust and servicing agreement or pooling and servicing agreement governing the servicing of a non-serviced mortgage loan);

(iii)           does not have any duties to the holders of any class of certificates other than the controlling class (or, in the case of a non-serviced mortgage loan, the controlling class of the securitization trust formed under the trust and servicing agreement or pooling and servicing agreement governing the servicing of a non-serviced mortgage loan);

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(iv)            may take actions that favor the interests of the holders of the controlling class (or, in the case of a non-serviced mortgage loan, the controlling class of the securitization trust formed under the trust and servicing agreement or pooling and servicing agreement governing the servicing of a non-serviced mortgage loan) or the related controlling noteholder over the interests of the holders of one or more other classes of certificates; and

(v)               will have no liability whatsoever (other than, with respect to the directing certificateholder, to a controlling class certificateholder) for having so acted as set forth in clauses (i) – (iv) above, and that no certificateholder may take any action whatsoever against the directing certificateholder or the directing certificateholder (or the equivalent) under the trust and servicing agreement or pooling and servicing agreement governing the servicing of a non-serviced mortgage loan, or the controlling noteholder, or any of their respective affiliates, directors, officers, employees, shareholders, members, partners, agents or principals for having so acted.

In addition, if the certificate balances of the classes of horizontal risk retention certificates in the aggregate (taking into account the application of any cumulative appraisal reduction amounts to notionally reduce the certificate balances of such classes) are 25% or less of the initial certificate balances of such classes in the aggregate (such event being referred to in this prospectus as an “operating advisor consultation event”), then so long as an operating advisor consultation event has occurred and is continuing, the operating advisor will have certain consultation rights with respect to certain matters relating to the mortgage loans (other than any non-serviced mortgage loan). Further, the operating advisor will have the right to recommend a replacement of the special servicer at any time, as described under “Pooling and Servicing Agreement—The Operating Advisor” and “—Replacement of the Special Servicer After Operating Advisor Recommendation and Investor Vote”. The operating advisor is generally required to act on behalf of the issuing entity and in the best interest of, and for the benefit of, the certificateholders and, with respect to any serviced whole loan, for the benefit of any holder of a related companion loan (as a collective whole as if the certificateholders and the companion loan holder constituted a single lender). We cannot assure you that any actions taken by the master servicer or the special servicer as a result of a recommendation or consultation by the operating advisor will not adversely affect the interests of investors in one or more classes of certificates. With respect to any non-serviced mortgage loan, the operating advisor, if any, appointed under the related trust and servicing agreement or pooling and servicing agreement governing the servicing of such non-serviced mortgage loan may have rights and duties under such trust and servicing agreement or pooling and servicing agreement that vary in certain respects from those under the pooling and servicing agreement relating to this transaction, including, for example, variations in the duties of the operating advisor that may result if the related securitization is not satisfying its risk retention requirements through retention by a “third-party purchaser”. See “Pooling and Servicing Agreement—Servicing of the Non-Serviced Mortgage Loans—General”. Further, the operating advisor will generally have no obligations or consultation rights under the pooling and servicing agreement for this transaction with respect to any non-serviced whole loan or any related REO Property. See “Pooling and Servicing Agreement—Servicing of the Non-Serviced Mortgage Loans”.

You Have Limited Rights to Replace the Master Servicer, the Special Servicer, the Trustee, the Certificate Administrator, the Operating Advisor or the Asset Representations Reviewer

In general, the directing certificateholder will have the right to terminate and replace the special servicer with or without cause so long as no control termination event has occurred

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and is continuing and other than in respect of any applicable excluded loan as described in this prospectus. After the occurrence and during the continuance of a control termination event under the pooling and servicing agreement, the special servicer may also be removed in certain circumstances (x) if a request is made by certificateholders evidencing not less than 25% of the voting rights (taking into account the application of appraisal reductions to notionally reduce the respective certificate balances) and (y) upon receipt of approval by certificateholders holding at least 66-2/3% of a quorum of the certificateholders (which quorum consists of the holders of certificates evidencing at least 50% of the aggregate voting rights (taking into account the application of realized losses and the application of appraisal reductions to notionally reduce the respective certificate balances)). See “Pooling and Servicing Agreement—Replacement of the Special Servicer Without Cause”.

In addition, if at any time the operating advisor determines, in its sole discretion exercised in good faith, that (1) the special servicer is not performing its duties as required under the pooling and servicing agreement or is otherwise not acting in accordance with the servicing standard, and (2) the replacement of the special servicer would be in the best interest of the certificateholders as a collective whole, then the operating advisor will have the right to recommend the replacement of the special servicer and deliver a report supporting such recommendation in the manner described in “Pooling and Servicing Agreement—Replacement of the Special Servicer After Operating Advisor Recommendation and Investor Vote”. The operating advisor’s recommendation to replace the special servicer must be confirmed by an affirmative vote of holders of certificates representing a majority of the aggregate outstanding certificate balance of all principal balance Certificates whose holders voted on the matter, provided that the holders of principal balance certificates that so voted on the matter (i) hold principal balance certificates representing at least 20% of the outstanding certificate balance of all principal balance certificates on an aggregate basis and (ii) consist of at least three certificateholders or certificate owners that are not “risk retention affiliated” with each other.

The certificateholders will generally have no right to replace and terminate the master servicer, the trustee or the certificate administrator without cause. The vote of the requisite percentage of certificateholders may terminate the operating advisor or the asset representations reviewer without cause. The vote of the requisite percentage of the certificateholders will be required to replace the master servicer, the special servicer, the operating advisor and the asset representations reviewer even for cause, and certain termination events may be waived by the vote of the requisite percentage of the certificateholders. With respect to each non-serviced whole loan, in circumstances similar to those described above, the directing certificateholder (or the equivalent), and the certificateholders of the securitization trust related to such other trust and servicing agreement or pooling and servicing agreement will have the right to replace the special servicer of such securitization with or without cause, and without the consent of the issuing entity. The certificateholders generally will have no right to replace the master servicer or the special servicer of a trust and servicing agreement or pooling and servicing agreement relating to any non-serviced mortgage loan, though under certain circumstances the certificateholders may have a limited right to replace the master servicer or special servicer for cause solely with respect to such non-serviced whole loan under such trust and servicing agreement or pooling and servicing agreement, as applicable. See “Description of the Mortgage Pool—The Whole Loans—The Non-Serviced Pari Passu Whole Loans” in this prospectus. We cannot assure that your lack of control over the replacement of these parties will not have an adverse impact on your investment.

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The Rights of Companion Holders and Mezzanine Debt May Adversely Affect Your Investment

The holders of a serviced pari passu companion loan relating to a serviced pari passu mortgage loan will have certain consultation rights (on a non-binding basis) with respect to major decisions and implementation of any recommended actions outlined in an asset status report relating to the related whole loan under the related intercreditor agreement. Such companion loan holder and its representative may have interests in conflict with those of the holders of some or all of the classes of certificates, and may advise the special servicer to take actions that conflict with the interests of the holders of certain classes of the certificates. Although any such consultation is non-binding and the special servicer may not be required to consult with such a companion loan holder unless required to do so under the servicing standard, we cannot assure you that the exercise of the rights of such companion loan holder will not delay any action to be taken by the special servicer and will not adversely affect your investment.

With respect to certain mortgage loans with one or more related subordinate companion loans, the holders of such companion loan(s) will have the right under certain limited circumstances to (i) cure certain defaults with respect to the related mortgage loan and to purchase (without payment of any yield maintenance charge or prepayment premium) the related mortgage loan and (ii) prior to the occurrence and continuance of a “control appraisal period” or a “control termination event” under the related intercreditor agreement with respect to such subordination companion loan, approve certain modifications and consent to certain actions to be taken with respect to the related whole loan and replace the special servicer with respect to the related whole loan. The rights of the holder of such subordinate companion loan could adversely affect your ability to protect your interest with respect to matters relating to the related mortgage loan. See “Description of the Mortgage Pool—The Whole Loans”.

With respect to mortgage loans that have mezzanine debt, the related mezzanine lender will have the right under certain limited circumstances to (i) cure certain defaults with respect to, and under certain default scenarios, purchase (without payment of any yield maintenance charge or prepayment premium) the related mortgage loan and (ii) so long as no event of default with respect to the related mortgage loan continues after the mezzanine lender’s cure right has expired, approve certain modifications and consent to certain actions to be taken with respect to the related mortgage loan. See “Description of the Mortgage Pool—Mortgage Pool Characteristics” and “—Additional Indebtedness”.

The purchase option that the holder of mezzanine debt holds pursuant to the related intercreditor agreement generally permits such holder to purchase its related defaulted mortgage loan for a purchase price generally equal to the outstanding principal balance of the related defaulted mortgage loan, together with accrued and unpaid interest (exclusive of default interest) on, and unpaid servicing expenses, protective advances and interest on advances related to, such defaulted mortgage loan. However, in the event such holder is not obligated to pay some or all of those fees and additional expenses, including any liquidation fee payable to the special servicer under the terms of the pooling and servicing agreement, then the exercise of such holder’s rights under the intercreditor agreement to purchase the related mortgage loan from the issuing entity may result in a loss to the issuing entity in the amount of those fees and additional expenses. In addition, such holder’s right to cure defaults under the related defaulted mortgage loan could delay the issuing entity’s ability to realize on or otherwise take action with respect to such defaulted mortgage loan.

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In addition, with respect to any non-serviced mortgage loan, you will generally not have any right to vote or consent with respect to any matters relating to the servicing and administration of such non-serviced mortgage loan, however, the directing certificateholder (or equivalent), if any, of the related securitization trust holding (or any other party holding) the controlling note for the related non-serviced whole loan will have the right to vote or consent with respect to certain specified matters relating to the servicing and administration of such non-serviced mortgage loan. The interests of the securitization trust or other party holding the controlling note may conflict with those of the holders of some or all of the classes of certificates, and accordingly the directing certificateholder (or the equivalent), if any, of such securitization trust or any other party holding the controlling note for a non-serviced whole loan may direct or advise the special servicer for the related securitization trust to take actions that conflict with the interests of the holders of certain classes of the certificates. See “Description of the Mortgage Pool—The Whole Loans—The Non-Serviced Pari Passu Whole Loans” and “Pooling and Servicing Agreement—Servicing of the Non-Serviced Mortgage Loans”.

You will be acknowledging and agreeing, by your purchase of offered certificates, that any companion loan holder:

●	may have special relationships and interests that conflict with those of holders of one or more classes of certificates;
●	may act solely in its own interests, without regard to your interests;
●	do not have any duties to any other person, including the holders of any class of certificates;
●	may take actions that favor its interests over the interests of the holders of one or more classes of certificates; and
●	will have no liability whatsoever for having so acted and that no certificateholder may take any action whatsoever against the companion loan holder or its representative or any director, officer, employee, agent or principal of the companion loan holder or its representative for having so acted.

Risks Relating to Modifications of the Mortgage Loans

As delinquencies or defaults occur, the related special servicer will be required to utilize an increasing amount of resources to work with borrowers to maximize collections on the mortgage loans serviced by it. This may include modifying the terms of such mortgage loans that are in default or whose default is reasonably foreseeable. At each step in the process of trying to bring a defaulted mortgage loan current or in maximizing proceeds to the issuing entity, the special servicer will be required to invest time and resources not otherwise required when collecting payments on performing mortgage loans. Modifications of mortgage loans implemented by the special servicer in order to maximize ultimate proceeds of such mortgage loans to the issuing entity may have the effect of, among other things, reducing or otherwise changing the interest rate, forgiving or forbearing payments of principal, interest or other amounts owed under the mortgage loan, extending the final maturity date of the mortgage loan, capitalizing or deferring delinquent interest and other amounts owed under the mortgage loan, forbearing payment of a portion of the principal balance of the mortgage loan or any combination of these or other modifications.

Any modified mortgage loan may remain in the issuing entity, and the modification may result in a reduction in (or may eliminate) the funds received in respect of such mortgage

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loan. In particular, any modification to reduce or forgive the amount of interest payable on the mortgage loan will reduce the amount of cash flow available to make distributions of interest on the certificates, which will likely impact the most subordinated classes of certificates that suffer the shortfall. To the extent the modification defers principal payments on the mortgage loan (including as a result of an extension of its stated maturity date), certificates entitled to principal distributions will likely be repaid more slowly than anticipated, and if principal payments on the mortgage loan are forgiven, the reduction will cause a write-down of the certificate balances of the certificates in reverse order of seniority. See “Description of the Certificates—Subordination; Allocation of Realized Losses”.

The ability to modify mortgage loans by the special servicer may be limited by several factors. First, if the special servicer has to consider a large number of modifications, operational constraints may affect the ability of the special servicer to adequately address all of the needs of the borrowers. Furthermore, the terms of the related servicing agreement may prohibit the special servicer from taking certain actions in connection with a loan modification, such as an extension of the loan term beyond a specified date such as a specified number of years prior to the rated final distribution date. You should consider the importance of the role of the special servicer in maximizing collections for the transaction and the impediments the special servicer may encounter when servicing delinquent or defaulted mortgage loans. In some cases, failure by the special servicer to timely modify the terms of a defaulted mortgage loan may reduce amounts available for distribution on the certificates in respect of such mortgage loan, and consequently may reduce amounts available for distribution to the related certificates. In addition, even if a loan modification is successfully completed, we cannot assure you that the related borrower will continue to perform under the terms of the modified mortgage loan.

Modifications that are designed to maximize collections in the aggregate may adversely affect a particular class of certificates. The pooling and servicing agreement obligates the special servicer not to consider the interests of individual classes of certificates. You should note that in connection with considering a modification or other type of loss mitigation, the special servicer may incur or bear related out-of-pocket expenses, such as appraisal fees, which would be reimbursed to the special servicer from the transaction as servicing advances and paid from amounts received on the modified loan or from other mortgage loans in the mortgage pool but in each case, prior to distributions being made on the certificates.

Sponsors May Not Make Required Repurchases or Substitutions of Defective Mortgage Loans or Pay Any Loss of Value Payment Sufficient to Cover All Losses on a Defective Mortgage Loan

Each sponsor is the sole warranting party in respect of the mortgage loans (or portion thereof) sold by such sponsor to us. Neither we nor any of our affiliates (except Wells Fargo Bank, National Association in its capacity as a sponsor) is obligated to repurchase or substitute any mortgage loan or make any payment to compensate the issuing entity in connection with a breach of any representation or warranty of a sponsor or any document defect, if the sponsor defaults on its obligation to do so. However, Franklin BSP Realty Trust, Inc. will guarantee the performance of BSPRT CMBS Finance, LLC’s obligations to repurchase or replace defective BSPRT mortgage loans. We cannot assure you that the sponsors or, notwithstanding the existence of any guarantee, any related guarantor, will effect such repurchases or substitutions or make such payment to compensate the issuing entity. Although a loss of value payment may only be made by the related mortgage loan seller to the extent that the special servicer deems such amount to be sufficient to

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compensate the issuing entity for such material defect or material breach, we cannot assure you that such loss of value payment will fully compensate the issuing entity for such material defect or material breach in all respects. In particular, in the case of a non-serviced whole loan that is serviced under the related non-serviced trust and servicing agreement or pooling and servicing agreement entered into in connection with the securitization of the related pari passu companion loan, the asset representations reviewer under that trust and servicing agreement or pooling and servicing agreement, if any, may review the diligence file relating to such pari passu companion loan concurrently with the review of the asset representations reviewer of the related mortgage loan for this transaction, and their findings may be inconsistent, and such inconsistency may allow the related mortgage loan seller to challenge the findings of the asset representations reviewer of the affected mortgage loan. In addition, the sponsors (or in the case of BSPRT CMBS Finance, LLC, each of that sponsor and Franklin BSP Realty Trust, Inc.) may have various legal defenses available to them in connection with a repurchase or substitution obligation or an obligation to pay the loss of value payment. Any mortgage loan that is not repurchased or substituted and that is not a “qualified mortgage” for a REMIC may cause designated portions of the issuing entity to fail to qualify as a REMIC or cause the issuing entity to incur a tax.

In addition, with respect to any joint seller mortgage loan, each related mortgage loan seller will be obligated to take the remediation actions described above as a result of a material document defect or material breach only with respect to the related promissory notes sold by it to the depositor as if the notes contributed by each such mortgage loan seller and evidencing such mortgage loan were a separate mortgage loan. It is also possible, that under certain circumstances, only one of such mortgage loan sellers will repurchase, or otherwise comply with any remediation obligations with respect to, its interest in such mortgage loan if there is a material breach or material document defect.

Each sponsor (or in the case of mortgage loans sold by BSPRT CMBS Finance, LLC, each of that sponsor and Franklin BSP Realty Trust, Inc.) has only limited assets with which to fulfill any obligations on its part that may arise as a result of a material document defect or a material breach of any of the sponsor’s representations or warranties. We cannot assure you that a sponsor (or in the case of BSPRT CMBS Finance, LLC, each of that sponsor and Franklin BSP Realty Trust, Inc.) has or will have sufficient assets with which to fulfill any obligations on its part that may arise, or that any such entity will maintain its existence.

See “Description of the Mortgage Loan Purchase Agreements”.

Risks Relating to Interest on Advances and Special Servicing Compensation

To the extent described in this prospectus, the master servicer, the special servicer and the trustee will each be entitled to receive interest on unreimbursed advances made by it at the “Prime Rate” as published in The Wall Street Journal, subject to a floor of 2.0% per annum. This interest will generally accrue from the date on which the related advance is made or the related expense is incurred to the date of reimbursement. In addition, under certain circumstances, including delinquencies in the payment of principal and/or interest, a mortgage loan will be specially serviced and the special servicer will be entitled to compensation for special servicing activities. The right to receive interest on advances or special servicing compensation is senior to the rights of certificateholders to receive distributions on the offered certificates. The payment of interest on advances and the payment of compensation to the special servicer may lead to shortfalls in amounts otherwise distributable on your certificates.

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Bankruptcy of a Servicer May Adversely Affect Collections on the Mortgage Loans and the Ability to Replace the Servicer

The master servicer or special servicer may be eligible to become a debtor under the Bankruptcy Code or enter into receivership under the Federal Deposit Insurance Act (“FDIA”). If the master servicer or special servicer, as applicable, were to become a debtor under the Bankruptcy Code or enter into receivership under the FDIA, although the pooling and servicing agreement provides that such an event would entitle the issuing entity to terminate the master servicer or special servicer, as applicable, the provision would most likely not be enforceable. However, a rejection of the pooling and servicing agreement by the master servicer or special servicer, as applicable, in a bankruptcy proceeding or repudiation of the pooling and servicing agreement in a receivership under the FDIA would be treated as a breach of the pooling and servicing agreement and give the issuing entity a claim for damages and the ability to appoint a successor master servicer or special servicer, as applicable. An assumption under the Bankruptcy Code would require the master servicer or special servicer, as applicable, to cure its pre-bankruptcy defaults, if any, and demonstrate that it is able to perform following assumption. The bankruptcy court may permit the master servicer or special servicer, as applicable, to assume the servicing agreement and assign it to a third party. An insolvency by an entity governed by state insolvency law would vary depending on the laws of the particular state. We cannot assure you that a bankruptcy or receivership of the master servicer or special servicer, as applicable, would not adversely impact the servicing of the related mortgage loans or the issuing entity would be entitled to terminate the master servicer or special servicer, as applicable, in a timely manner or at all.

If the master servicer or special servicer, as applicable, becomes the subject of bankruptcy or similar proceedings, the issuing entity claim to collections in that the master servicer or special servicer’s, as applicable, possession at the time of the bankruptcy filing or other similar filing may not be perfected. In this event, funds available to pay principal and interest on your certificates may be delayed or reduced.

The Sponsors, the Depositor and the Issuing Entity Are Subject to Bankruptcy or Insolvency Laws That May Affect the Issuing Entity’s Ownership of the Mortgage Loans

In the event of the bankruptcy or insolvency, conservatorship or receivership of a sponsor or the depositor, it is possible the issuing entity’s right to payment from or ownership of the mortgage loans could be challenged, and if such challenge were successful, delays, reductions in payments and/or losses on the certificates could occur. Even if the challenge is not successful, payments on the offered certificates would be delayed while a court resolves the claim.

The transfer of the mortgage loans by the sponsors to the depositor in connection with this offering is not expected to qualify for the securitization safe harbor adopted by the Federal Deposit Insurance Corporation (the “FDIC”) from its repudiation powers for securitizations sponsored by insured depository institutions. However, the safe harbor is non-exclusive.

In the case of each sponsor and the depositor, an opinion of counsel will be rendered on the closing date, based on certain facts and assumptions and subject to certain qualifications, to the effect that the transfer of the related mortgage loans by such sponsor to the depositor and by the depositor to the issuing entity would generally be respected as a sale in the event of a bankruptcy or insolvency of such sponsor or the depositor, as applicable. A legal opinion is not a guaranty as to what any particular court would actually decide, but rather an opinion as to the decision a court would reach if the issues are

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competently presented and the court followed existing precedent as to legal and equitable principles applicable in bankruptcy or bank insolvency cases. In this regard, legal opinions on bankruptcy law and bank insolvency matters unavoidably have inherent limitations primarily because of the pervasive equity powers of the bankruptcy courts, the overriding goal of reorganization to which other legal rights and policies may be subordinated, the potential relevance to the exercise of judicial discretion of future arising facts and circumstances, and the nature of the bankruptcy or bank insolvency process. As a result, we cannot assure you that the FDIC, a bankruptcy trustee or another interested party, as applicable, would not attempt to assert that such transfer was not a sale. If such party’s challenge is successful, payments on the offered certificates would be reduced or delayed. Even if a challenge were not successful, it is possible that payments on the certificates would be delayed while a court resolves the claim.

In addition, since the issuing entity is a New York common law trust, it may not be eligible for relief under the federal bankruptcy laws, unless it can be characterized as a “business trust” for purposes of the federal bankruptcy laws. Bankruptcy courts look at various considerations in making this determination, so it is not possible to predict with any certainty whether or not the issuing entity would be characterized as a “business trust”. Regardless of whether a bankruptcy court ultimately determines that the issuing entity is a “business trust”, it is possible that payments on the offered certificates would be delayed while the court resolved the issue.

Bank of Montreal originated, co-originated or acquired all of the Mortgage Loans or portions thereof that it is contributing to this securitization, and funded the origination or acquisition of such Mortgage Loans through its Chicago branch. Bank of Montreal’s Chicago branch is a banking office of a foreign banking corporation licensed in the State of Illinois. If Bank of Montreal were to become subject to a receivership, the proceeding involving assets of Bank of Montreal’s Chicago branch would be governed by the Foreign Banking Office Act (205 ILCS 645/1) and likely administered by the Illinois Secretary of Financial and Professional Regulation (the “Secretary”) or a receiver appointed by the Secretary. In addition, Bank of Montreal is a Schedule I bank under the Bank Act (Canada) and subject to Canadian bankruptcy and insolvency laws. The Superintendent of Financial Institutions and other Canadian regulatory authorities have broad powers under the Bank Act (Canada) and other applicable Canadian federal legislation to take control of Bank of Montreal or its assets to protect the rights and interests of the depositors and creditors of Bank of Montreal, including making an application for a winding-up of Bank of Montreal or a restructuring of its assets under applicable Canadian federal legislation. There is considerable uncertainty about the scope of the powers afforded to these Canadian regulatory authorities and how they may choose to exercise such powers. Actions taken by such authorities may affect the ability of Bank of Montreal to satisfy its ongoing obligations under the related mortgage loan purchase agreement and/or result in the cancellation, modification or conversion of certain unsecured liabilities of Bank of Montreal under the transaction documents or in other modifications to such documents without Bank of Montreal’s or your consent, which could in turn affect the ability of the issuing entity to meet its obligations in respect of the offered certificates.

Title II of the Dodd-Frank Wall Street Reform and Consumer Protection Act provides for an orderly liquidation authority (“OLA”) under which the FDIC can be appointed as receiver of certain systemically important non-bank financial companies and their direct or indirect subsidiaries in certain cases. We make no representation as to whether this would apply to any of the sponsors. In January 2011, the then-acting general counsel of the FDIC issued a letter (the “Acting General Counsel’s Letter”) in which he expressed his view that, under then-existing regulations, the FDIC, as receiver under the OLA, would not, in the exercise of

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its OLA repudiation powers, recover as property of a financial company assets transferred by the financial company, provided that the transfer satisfies the conditions for the exclusion of assets from the financial company’s estate under the Bankruptcy Code. The letter further noted that, while the FDIC staff may be considering recommending further regulations under OLA, the acting general counsel would recommend that such regulations incorporate a 90-day transition period for any provisions affecting the FDIC’s statutory power to disaffirm or repudiate contracts. If, however, the FDIC were to adopt a different approach than that described in the Acting General Counsel’s Letter, delays or reductions in payments on the offered certificates would occur.

The Requirement of the Special Servicer to Obtain FIRREA-Compliant Appraisals May Result in an Increased Cost to the Issuing Entity

Each appraisal obtained pursuant to the pooling and servicing agreement is required to contain a statement, or is accompanied by a letter from the appraiser, to the effect that the appraisal was performed in accordance with the requirements of the Financial Institutions Reform, Recovery and Enforcement Act of 1989 (“FIRREA”), as in effect on the date such appraisal was obtained. Any such appraisal is likely to be more expensive than an appraisal that is not FIRREA compliant. Such increased cost could result in losses to the issuing entity. Additionally, FIRREA compliant appraisals are required to assume a value determined by a typically motivated buyer and seller, and could result in a higher appraised value than one not prepared assuming a forced liquidation or other distress situation. In addition, because a FIRREA compliant appraisal may result in a higher valuation than a non-FIRREA compliant appraisal, there may be a delay in calculating and applying appraisal reductions, which could result in the holders of a given class of certificates continuing to hold the full non-notionally reduced amount of such certificates for a longer period of time than would be the case if a non-FIRREA compliant appraisal were obtained.

The Master Servicer, any Sub-Servicer, the Special Servicer, the Trustee, the Certificate Administrator or the Custodian May Have Difficulty Performing Under the Pooling and Servicing Agreement or a Related Sub-Servicing Agreement

The issuing entity relies on the ability of the master servicer, any sub-servicer, the special servicer, the trustee, the certificate administrator and the custodian to perform their respective duties under the Pooling and Servicing Agreement or any related sub-servicing agreement. Any economic downturn or recession may adversely affect the master servicer’s, any sub-servicer’s or the special servicer’s ability to perform its duties under the PSA or the related sub-servicing agreement, including, if applicable, performance as it relates to the making of debt service or property protection advances or the ability to effectively service the underlying mortgage loans. Accordingly, this may adversely affect the performance of the underlying mortgage loans or the performance of the certificates. Any economic downturn or recession may similarly adversely affect the ability of the trustee, the certificate administrator and the custodian to perform their respective duties, including the duty of the trustee to make P&I Advances in the event that the master servicer fails to make such advances and the duties of the certificate administrator relating to securities administration.

Any of the above-described factors may adversely affect the performance of the underlying mortgage loans or the performance of the certificates.

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Tax Matters and Changes in Tax Law May Adversely Impact the Mortgage Loans or Your Investment

Tax Considerations Relating to Foreclosure

If the issuing entity acquires a mortgaged property (or, in the case of a non-serviced mortgage loan, a beneficial interest in a mortgaged property) subsequent to a default on the related mortgage loan pursuant to a foreclosure or deed-in-lieu of foreclosure, the special servicer (or, in the case of a non-serviced mortgage loan, the related non-serviced special servicer) would be required to retain an independent contractor to operate and manage such mortgaged property. Among other items, the independent contractor generally will not be able to perform construction work other than repair, maintenance or certain types of tenant build-outs, unless the construction was more than 10% completed when the mortgage loan defaulted or when the default of the mortgage loan became imminent. Generally, any (i) net income from such operation (other than qualifying “rents from real property”) (ii) rental income based on the net profits of a tenant or sub-tenant or allocable to a service that is non-customary in the area and for the type of property involved and (iii) rental income attributable to personal property leased in connection with a lease of real property, if the rent attributable to the personal property exceeds 15% of the total rent for the taxable year, will subject the Lower-Tier REMIC to federal tax (and possibly state or local tax) on such income at the corporate tax rate. No determination has been made whether any portion of the income from the mortgaged properties constitutes “rent from real property”. Any such imposition of tax will reduce the net proceeds available for distribution to certificateholders. The special servicer (or, in the case of a non-serviced mortgage loan, the related non-serviced special servicer) may permit the Lower-Tier REMIC to earn “net income from foreclosure property” that is subject to tax if it determines that the net after-tax benefit to holders of certificates and any related companion loan holder(s), as a collective whole, could reasonably be expected to be greater than under another method of operating or leasing the mortgaged property. See “Pooling and Servicing Agreement—Realization Upon Mortgage Loans”. In addition, if the issuing entity were to acquire one or more mortgaged properties (or, in the case of a non-serviced mortgage loan, a beneficial interest in a mortgaged property) pursuant to a foreclosure or deed-in-lieu of foreclosure, upon acquisition of those mortgaged properties (or, in the case of a non-serviced mortgage loan, a beneficial interest in a mortgaged property), the issuing entity may in certain jurisdictions, particularly in New York, be required to pay state or local transfer or excise taxes upon liquidation of such properties. Such state or local taxes may reduce net proceeds available for distribution to the certificateholders.

When foreclosing on a real estate mortgage, a REMIC is generally limited to taking only the collateral that will qualify as “foreclosure property” within the meaning of the REMIC provisions of the United States Internal Revenue Code of 1986, as amended (the “Code”). Foreclosure property includes only the real property (ordinarily the land and structures) securing the real estate mortgage and personal property incident to such real property.

Changes to REMIC Restrictions on Loan Modifications and REMIC Rules on Partial Releases May Impact an Investment in the Certificates

Ordinarily, a REMIC that modifies a mortgage loan jeopardizes its tax status as a REMIC and risks having a 100% penalty tax being imposed on any income from the mortgage loan. A REMIC may avoid such adverse REMIC consequences, however, if the mortgage loan is in default, default of such mortgage loan is “reasonably foreseeable” or other special circumstances apply.

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Revenue Procedure 2009-45, issued by the Internal Revenue Service (“IRS”), eases the tax requirements for a servicer to modify a commercial or multifamily mortgage loan held in a REMIC by interpreting the circumstances under which default is “reasonably foreseeable” to include those where the servicer reasonably believes there is a “significant risk of default” with respect to the mortgage loan upon maturity of the loan or at an earlier date and that by making such modification the risk of default is substantially reduced. Accordingly, if the master servicer or the special servicer determined that an underlying mortgage loan was at significant risk of default and permitted one or more modifications otherwise consistent with the terms of the pooling and servicing agreement, any such modification may impact the timing and ultimate recovery on the mortgage loan, and likewise on one or more classes of certificates.

In addition, the IRS has issued final regulations under the REMIC provisions of the Code that allow a servicer to modify terms of REMIC-held mortgage loans without risking adverse REMIC consequences provided that both (1) the modification relates to changes in collateral, credit enhancement and recourse features, and (2) after the modification, the mortgage loan remains “principally secured by real property” (that is, as long as the loan continues to satisfy the “REMIC LTV Test”). In general, a mortgage loan meets the REMIC LTV Test if the loan-to-value ratio is no greater than 125%. One of the modifications covered by the final regulations is a release of a lien on one or more of the mortgaged properties securing a REMIC-held mortgage loan. Following such a release, however, it may be difficult to demonstrate that a mortgage loan still meets the REMIC LTV Test. To provide relief for taxpayers, the IRS has issued Revenue Procedure 2010-30, which describes circumstances in which the IRS will not challenge whether a mortgage loan satisfies the REMIC LTV Test following a lien release. The lien releases covered by Revenue Procedure 2010-30 are “grandfathered transactions” and transactions in which the release is part of a “qualified pay-down transaction.” If the value of the real property securing a mortgage loan were to decline, the need to comply with the rules of Revenue Procedure 2010-30 could restrict the special servicer’s actions in negotiating the terms of a workout or in allowing minor lien releases for cases in which a mortgage loan could fail the REMIC LTV Test following the release. This could impact the timing and ultimate recovery on a mortgage loan, and likewise on one or more classes of certificates. Further, if a mortgaged property becomes the subject of a partial condemnation and, after giving effect to the partial taking the mortgaged property has a loan-to-value ratio in excess of 125%, the related mortgage loan may be subject to being paid down by a “qualified amount” (within the meaning of Revenue Procedure 2010-30) notwithstanding the existence of a prepayment lockout period.

You should consider the possible impact on your investment of any existing REMIC restrictions as well as any potential changes to the REMIC rules.

REMIC Status

If an entity intended to qualify as a REMIC fails to satisfy one or more of the REMIC provisions of the Code during any taxable year, the Code provides that such entity will not be treated as a REMIC for such year and any year thereafter. In such event, the relevant entity would likely be treated as an association taxable as a corporation under the Code. If designated portions of the issuing entity are so treated, the offered certificates may be treated as stock interests in an association and not as debt instruments.

Material Federal Tax Considerations Regarding Original Issue Discount

One or more classes of offered certificates may be issued with “original issue discount” for federal income tax purposes, which generally would result in the holder recognizing taxable income in advance of the receipt of cash attributable to that income. Investors

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must have sufficient sources of cash to pay any federal, state or local income taxes with respect to the original issue discount. In addition, such original issue discount will be required to be accrued and included in income based on the assumption that no defaults will occur and no losses will be incurred with respect to the mortgage loans. This could lead to the inclusion of amounts in ordinary income early in the term of the certificate that later prove uncollectible, giving rise to a bad debt deduction. In the alternative, an investor may be required to treat such uncollectible amount as a capital loss under Section 165 of the Code.

Changes in Tax Law; No Gross Up in Respect of the Certificates

Although no withholding tax is currently imposed on the payments of interest on or principal of the Certificates in respect of the Mortgage Loans to a holder of such Certificates that provides the appropriate forms and documentation to the Certificate Administrator and with respect to whom interest on the Mortgage Loans is “portfolio interest,” we cannot assure you that, as a result of any change in any applicable law, treaty, rule or regulation, or interpretation of any applicable law, treaty, rule or regulation, the payments on the Certificates in respect of the Mortgage Loans would not in the future become subject to withholding taxes. To the extent that any withholding tax is imposed on payments of interest or other payments on any Certificates, neither the Borrower nor the Issuing Entity has an obligation to make any “gross up” payments to Certificateholders in respect of such taxes and such withholding tax would therefore result in a shortfall to affected Certificateholders.

State and Local Taxes Could Adversely Impact Your Investment

In addition to the federal income tax consequences described under the heading “Material Federal Income Tax Considerations”, potential purchasers should consider the state and local income tax consequences of the acquisition, ownership and disposition of the Certificates. State income tax laws may differ substantially from the corresponding federal law, and this prospectus does not purport to describe any aspects of the income tax laws of the state or locality in which the Mortgaged Property is located or of any other applicable state or locality.

It is possible that one or more jurisdictions may attempt to tax nonresident holders of Certificates solely by reason of the location in that jurisdiction of the depositor, the trustee, the certificate administrator, the sponsors, a related borrower or a mortgaged property or on some other basis, may require nonresident holders of Certificates to file returns in such jurisdiction or may attempt to impose penalties for failure to file such returns; and it is possible that any such jurisdiction will ultimately succeed in collecting such taxes or penalties from nonresident holders of Certificates. We cannot assure you that holders of Certificates will not be subject to tax in any particular state or local taxing jurisdiction.

If any tax or penalty is successfully asserted by any state or local taxing jurisdiction, neither we nor any other person will be obligated to indemnify or otherwise to reimburse the holders of Certificates for such tax or penalty.

You should consult your own tax advisors with respect to the various state and local tax consequences of an investment in the Certificates.

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General Risks

The Certificates May Not Be a Suitable Investment for You

The certificates will not be suitable investments for all investors. In particular, you should not purchase any class of certificates unless you understand and are able to bear the risk that the yield to maturity and the aggregate amount and timing of distributions on the certificates will be subject to material variability from period to period and give rise to the potential for significant loss over the life of the certificates. The interaction of the foregoing factors and their effects are impossible to predict and are likely to change from time to time. As a result, an investment in the certificates involves substantial risks and uncertainties and should be considered only by sophisticated institutional investors with substantial investment experience with similar types of securities and who have conducted appropriate due diligence on the mortgage loans, the mortgaged properties and the certificates.

Combination or “Layering” of Multiple Risks May Significantly Increase Risk of Loss

Although the various risks discussed in this prospectus are generally described separately, you should consider the potential effects of the interplay of multiple risk factors. Where more than one significant risk factor is present, the risk of loss to an investor in the certificates may be significantly increased.

The Volatile Economy, Credit Crisis and Downturn in the Real Estate Market Have Adversely Affected the Value of CMBS and Similar Factors May in the Future Adversely Affect the Value of CMBS

The real estate and securitization markets, including the market for commercial mortgage-backed securities (“CMBS”), have from time to time experienced significant dislocations, illiquidity and volatility. We cannot assure you that another dislocation in CMBS will not occur.

Any economic downturn may adversely affect the financial resources of borrowers under commercial mortgage loans and may result in their inability to make payments on, or refinance, their outstanding mortgage debt when due or to sell their mortgaged properties for an aggregate amount sufficient to pay off the outstanding debt when due. As a result, distributions of principal and interest on your certificates, and the value of your certificates, could be adversely affected.

Furthermore, consumer and producer prices in the United States have experienced steep increases. The general effects of inflation on the economy of the United States can be wide ranging, as evidenced by rising interest rates, wages and costs of goods and services. If a borrower’s operating income growth fails to keep pace with the rising costs of operating the related mortgaged property, then such borrower may have less funds available to make its mortgage payments. In addition, rising interest rates may hinder a borrower’s ability to refinance, and provide a borrower with less incentive to cure delinquencies and avoid foreclosure. The foregoing may have a material adverse impact on the amounts available to make payments on the mortgage loans, and consequently, the certificates.

The current presidential administration has instituted a broad review of federal spending, including freezing of previously promised funds. The federal government may be a tenant at one or more mortgaged properties, and we cannot assure you that they will remain in occupancy or pay scheduled rent. Additionally, certain tenants may receive income from the federal government, including in the form of grants or as reimbursement for services such

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as medical care under Medicare, and such funds may no longer be available. Furthermore, a widespread reduction in federal spending could have an adverse effect on the economy as a whole.

Other Events May Affect the Value and Liquidity of Your Investment

Moreover, other types of events, domestic or international, may affect general economic conditions and financial markets:

●	Wars, revolts, terrorist attacks, armed conflicts, energy supply or price disruptions, political crises, pandemics, civil unrest and/or protests, natural disasters and man-made disasters, including without limitation, the invasion of Ukraine by Russia and the economic sanctions triggered thereby, may have an adverse effect on the mortgaged properties and/or your certificates;
●	The imposition of economic tariffs, or the threat of such tariffs, by the United States may have adverse economic effects on the economy. Similarly, any retaliatory actions taken by countries affected by those tariffs, both threatened and actual, may have adverse economic effects. The impact of any tariffs is uncertain, but may result in inflation in the United States, which may affect consumer demand for products, as well as increased cost of operations at the mortgaged properties. Any of the foregoing impacts on the economy or the supply chain may negatively impact the tenants at the mortgaged properties, which may adversely affect a borrower’s ability to pay a mortgage loan; and
●	Trading activity associated with indices of CMBS may drive spreads on those indices wider than spreads on CMBS, thereby resulting in a decrease in value of such CMBS, including your certificates, and spreads on those indices may be affected by a variety of factors, and may or may not be affected for reasons involving the commercial and multifamily real estate markets and may be affected for reasons that are unknown and cannot be discerned.

You should consider that the foregoing factors may adversely affect the performance of the mortgage loans and accordingly the performance of the offered certificates.

The Certificates Are Limited Obligations

The certificates, when issued, will only represent ownership interests in the issuing entity. The certificates will not represent an interest in or obligation of, and will not be guaranteed by, the sponsors, the depositor, or any other person. The primary assets of the issuing entity will be the mortgage loans, and distributions on any class of certificates will depend solely on the amount and timing of payments and other collections in respect of the mortgage loans. We cannot assure you that the cash flow from the mortgaged properties and the proceeds of any sale or refinancing of the mortgaged properties will be sufficient to pay the principal of, and interest on, the mortgage loans or to distribute in full the amounts of interest and principal to which the certificateholders will be entitled. See “Description of the Certificates—General”.

The Certificates May Have Limited Liquidity and the Market Value of the Certificates May Decline

Your certificates will not be listed on any national securities exchange or traded on any automated quotation systems of any registered securities association, and there is currently no secondary market for your certificates. The offered certificates are a new issue of

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securities with no established trading market and we cannot assure you that a secondary market for the offered certificates will develop. The underwriters are under no obligation to make a market in the offered certificates and may discontinue any market making activities at any time without notice. In addition, the ability of the underwriters to make a market in the offered certificates may be impacted by changes in regulatory requirements applicable to marketing, holding and selling of, or issuing quotations with respect to, asset-backed securities generally. If a secondary market does develop, we cannot assure you that it will provide holders of the offered certificates with liquidity of investment or that it will continue for the life of the offered certificates. Additionally, one or more investors may purchase substantial portions of one or more classes of certificates. Accordingly, you may not have an active or liquid secondary market for your certificates.

The market value of the certificates will also be influenced by the supply of and demand for CMBS generally. A number of factors will affect investors’ demand for CMBS, including:

●	the availability of alternative investments that offer higher yields or are perceived as being a better credit risk than CMBS, or as having a less volatile market value or being more liquid than CMBS;
●	legal and other restrictions that prohibit a particular entity from investing in CMBS or limit the amount or types of CMBS that it may acquire or require it to maintain increased capital or reserves as a result of its investment in CMBS;
●	increased regulatory compliance burdens imposed on CMBS or securitizations generally, or on classes of securitizers, that may make securitization a less attractive financing option for commercial mortgage loans; and
●	investors’ perceptions of commercial real estate lending or CMBS, which may be adversely affected by, among other things, a decline in real estate values or an increase in defaults and foreclosures on commercial mortgage loans.

We cannot assure you that your certificates will not decline in value.

Legal and Regulatory Provisions Affecting Investors Could Adversely Affect the Liquidity of the Offered Certificates

Except as regards the status of certain Classes as “mortgage related securities” for purposes of SMMEA, we make no representation as to the proper characterization of the offered certificates for legal investment, financial institution regulatory, financial reporting or other purposes, as to the ability of particular investors to purchase the offered certificates under applicable legal investment or other restrictions or as to the consequences of an investment in the offered certificates for such purposes or under such restrictions. Changes in federal banking and securities laws and other laws and regulations may have an adverse effect on issuers, investors or other participants in the asset-backed securities markets including the CMBS market and may have adverse effects on the liquidity, market value and regulatory characteristics of the certificates. While the general effects of such changes are uncertain, regulatory or legislative provisions applicable to certain investors may have the effect of limiting or restricting their ability to hold or acquire CMBS, which in turn may adversely affect the ability of investors in the offered certificates who are not subject to those provisions to resell their certificates in the secondary market. For example:

●	Changes in federal banking and securities laws, including those resulting from the Dodd-Frank Wall Street Reform and Consumer Protection Act (the “Dodd-Frank Act”) enacted in the United States, may have an adverse effect on issuers, investors, or
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other participants in the asset-backed securities markets. In particular, capital regulations issued by the U.S. banking regulators in 2013 implement the increased capital requirements established under the Basel Accord and are being phased in over time. These capital regulations eliminate reliance on credit ratings and otherwise alter, and in most cases increase, the capital requirements imposed on depository institutions and their holding companies, including with respect to ownership of asset-backed securities such as CMBS. Further changes in capital requirements have been announced by the Basel Committee on Banking Supervision and it is uncertain when such changes will be implemented in the United States. When fully implemented in the United States, these changes may have an adverse effect with respect to investments in asset-backed securities, including CMBS. As a result of these regulations, investments in CMBS such as the certificates by financial institutions subject to bank capital regulations may result in greater capital charges to these financial institutions and these new regulations may otherwise adversely affect the treatment of CMBS for their regulatory capital purposes.

●	Regulations were adopted on December 10, 2013 to implement Section 619 of the Dodd-Frank Act (such statutory provision together with such implementing regulations, the “Volcker Rule”). The Volcker Rule generally prohibits “banking entities” (which is broadly defined to include U.S. banks and bank holding companies and many non-U.S. banking entities, together with their respective subsidiaries and other affiliates) from (i) engaging in proprietary trading, (ii) acquiring or retaining an ownership interest in or sponsoring a “covered fund” and (iii) entering into certain relationships with such funds. Subject to certain exceptions, banking entities were required to be in conformance with the Volcker Rule by July 21, 2015. Under the Volcker Rule, unless otherwise jointly determined otherwise by specified federal regulators, a “covered fund” does not include an issuer that may rely on an exclusion or exemption from the definition of “investment company” under the Investment Company Act other than the exclusions contained in Section 3(c)(1) and Section 3(c)(7) of the Investment Company Act.

The issuing entity will be relying on an exclusion or exemption under the Investment Company Act contained in Section 3(c)(5) of the Investment Company Act or Rule 3a-7 under the Investment Company Act, although there may be additional exclusions or exemptions available to the issuing entity. Accordingly, the issuing entity is being structured so as not to constitute a “covered fund” for purposes of the Volcker Rule. The general effects of the Volcker Rule remain uncertain. Any prospective investor in the certificates, including a U.S. or foreign bank or a subsidiary or other bank affiliate, should consult its own legal advisors regarding such matters and other effects of the Volcker Rule.

●	The Financial Accounting Standards Board has adopted changes to the accounting standards for structured products. These changes, or any future changes, may affect the accounting for entities such as the issuing entity, could under certain circumstances require an investor or its owner generally to consolidate the assets of the issuing entity in its financial statements and record third parties’ investments in the issuing entity as liabilities of that investor or owner or could otherwise adversely affect the manner in which the investor or its owner must report an investment in CMBS for financial reporting purposes.
●	For purposes of the Secondary Mortgage Market Enhancement Act of 1984, as amended, no class of offered certificates will constitute “mortgage related securities”.
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●	In addition, compliance with legal requirements, such as the credit risk retention regulations under the Dodd-Frank Act, could cause commercial real estate lenders to tighten their lending standards and reduce the availability of debt financing for commercial real estate borrowers. This, in turn, may adversely affect a borrower’s ability to refinance the mortgage loan or sell the related mortgaged property on the related maturity date. We cannot assure you that the borrower will be able to generate sufficient cash from the sale or refinancing of the mortgaged property to make the balloon payment on the related mortgage loan.

Further changes in federal banking and securities laws and other laws and regulations may have an adverse effect on issuers, investors, or other participants in the asset-backed securities markets (including the CMBS market) and may have adverse effects on the liquidity, market value and regulatory characteristics of the certificates.

Accordingly, all investors whose investment activities are subject to legal investment laws and regulations, regulatory capital requirements, or review by regulatory authorities should consult with their own legal, accounting and other advisors in determining whether, and to what extent, the offered certificates will constitute legal investments for them or are subject to investment or other restrictions, unfavorable accounting treatment, capital charges or reserve requirements. See “Legal Investment”.

In addition, this transaction is structured to comply with the Credit Risk Retention Rules as and to the extent set forth under “Credit Risk Retention”. We cannot assure you that the retaining sponsor or the third-party purchaser will at all times satisfy such credit risk retention requirements. At this time, it is unclear what effect a failure of the retaining sponsor or the third-party purchaser to be in compliance with the Credit Risk Retention Rules at any time will have on the certificateholders or the market value or liquidity of the certificates.

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Description of the Mortgage Pool

General

The assets of the issuing entity will consist of a pool of twenty-nine (29) fixed-rate mortgage loans (the “Mortgage Loans” or, collectively, the “Mortgage Pool”) with an aggregate principal balance as of the Cut-off Date of $586,352,904 (the “Initial Pool Balance”). The “Cut-off Date” means the respective payment due dates for such Mortgage Loans in April 2026 (or, in the case of any Mortgage Loan that has its first payment due date after April 2026, the date that would have been its payment due date in April 2026 under the terms of such Mortgage Loan if a monthly debt service payment were scheduled to be due in that month).

Twelve (12) Mortgage Loans (61.8%) are each part of a larger whole loan, each of which is comprised of the related Mortgage Loan and one or more loans that are pari passu in right of payment to the related Mortgage Loan (collectively referred to in this prospectus as “Pari Passu Companion Loans”), and, in certain cases, one or more loans that are subordinate in right of payment to the related Mortgage Loan (referred to in this prospectus as “Subordinate Companion Loans”). The Pari Passu Companion Loans and the Subordinate Companion Loans are collectively referred to as the “Companion Loans” in this prospectus, and each Mortgage Loan and the related Companion Loan(s) are collectively referred to as a “Whole Loan”. Each Companion Loan is secured by the same mortgage and the same single assignment of leases and rents securing the related Mortgage Loan. See “—The Whole Loans” below for more information regarding the rights of the holders of the related Mortgage Loans and Companion Loans.

The Mortgage Loans were selected for this transaction from mortgage loans specifically originated for securitizations of this type by the mortgage loan sellers and their respective affiliates, or originated by others and acquired by the mortgage loan sellers specifically for a securitization of this type, in either case, taking into account, among other factors, rating agency criteria and anticipated feedback from investors in the most subordinate certificates, property type and geographic location.

The Mortgage Loans were originated, co-originated or acquired by the mortgage loan sellers set forth in the following chart and such entities will sell their respective Mortgage Loans to the depositor, which will in turn sell the Mortgage Loans to the issuing entity:

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Sellers of the Mortgage Loans

Mortgage Loan Seller	Originator(1)	Number of Mortgage Loans	Number of Mortgaged Properties	Aggregate Cut-Off Date Principal Balance of Mortgage Loans	Approx. % of Initial Pool Balance
Wells Fargo Bank, National Association	Wells Fargo Bank, National Association	10	10	$209,737,483	35.8%
Societe Generale Financial Corporation	Societe Generale Financial Corporation	7	24	119,747,637	20.4
JPMorgan Chase Bank, National Association	JPMorgan Chase Bank, National Association	3	4	78,040,000	13.3
Citi Real Estate Funding Inc.	Citi Real Estate Funding Inc.	2	2	68,918,416	11.8
UBS AG New York Branch	UBS AG New York Branch	1	1	28,750,000	4.9
BSPRT CMBS Finance, LLC	BSPRT CMBS Finance, LLC	1	1	24,500,000	4.2
Bank of Montreal	Bank of Montreal	2	2	16,959,368	2.9
Bank of Montreal / Natixis Real Estate Capital LLC(2)	Bank of Montreal / Natixis Real Estate Capital LLC	1	1	15,000,000	2.6
LMF Commercial, LLC	LMF Commercial, LLC	1	1	13,700,000	2.3
Starwood Mortgage Capital LLC	Starwood Mortgage Capital LLC	1	3	11,000,000	1.9
Total		29	49	$586,352,904	100.0%

(1)	Certain of the Mortgage Loans were co-originated or are part of the Whole Loans that were co-originated by the related mortgage loan seller (or one of its affiliates) and another entity or were originated by another entity that is not affiliated with the related mortgage loan seller and transferred to the mortgage loan seller. See “Description of the Mortgage Pool—Co-Originated or Third-Party Originated Mortgage Loans”.
(2)	The Birch Run Premium Outlets Mortgage Loan (2.6%) is comprised of separate notes that are being sold by Bank of Montreal and Natixis Real Estate Capital LLC. The Birch Run Premium Outlets Mortgage Loan is evidenced by two (2) promissory notes: (i) note A-2-1 with an outstanding principal balance of $10,000,000 as of the Cut-off Date, as to which Bank of Montreal is acting as mortgage loan seller; and (ii) note A-5-1 with an outstanding principal balance of $5,000,000 as of the Cut-off Date, as to which Natixis Real Estate Capital LLC is acting as mortgage loan seller.

Each Mortgage Loan is evidenced by one or more promissory notes or similar evidence of indebtedness (each a “Mortgage Note”) and, in each case, is secured by (or, in the case of an indemnity deed of trust, backed by a guaranty that is secured by) one or more mortgages, deeds of trust or other similar security instruments (each, a “Mortgage”) creating a first lien on a fee simple and/or leasehold interest in one or more commercial or multifamily real properties (each, a “Mortgaged Property”).

The Mortgage Loans are generally non-recourse loans. In the event of a borrower default on a non-recourse Mortgage Loan, recourse may be had only against the specific Mortgaged Property or Mortgaged Properties and the other limited assets securing such Mortgage Loan, and not against the related borrower’s other assets. The Mortgage Loans are not insured or guaranteed by the sponsors, the mortgage loan sellers or any other person or entity unrelated to the respective borrower. You should consider all of the Mortgage Loans to be non-recourse loans as to which recourse in the case of default will be limited to the specific property and other assets, if any, pledged to secure the related Mortgage Loan.

Co-Originated or Third-Party Originated Mortgage Loans

The following Mortgage Loans were co-originated or were part of Whole Loans that were co-originated by the related mortgage loan seller (or one of its affiliates) and another entity or were originated by another entity that is not affiliated with the mortgage loan seller and transferred to the mortgage loan seller:

●	The NOVA Retail 2-Pack Mortgage Loan (9.9%) is part of a Whole Loan that was co-originated by JPMorgan Chase Bank, National Association and Goldman Sachs Bank USA.
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●	The U-Haul AREC RW Portfolio Mortgage Loan (5.9%) is part of a Whole Loan that was originated by Bank of Montreal. Select promissory notes comprising a portion of such Whole Loan were subsequently acquired by Societe Generale Financial Corporation.
●	The 255 Greenwich Mortgage Loan (4.6%) is part of a Whole Loan that was co-originated by Morgan Stanley Bank, N.A. and Societe Generale Financial Corporation.
●	The Ellenton Premium Outlets Mortgage Loan (3.1%) is part of a Whole Loan that was co-originated by Bank of America, National Association and Societe Generale Financial Corporation.
●	The Birch Run Premium Outlets Mortgage Loan (2.6%) is part of a Whole Loan that was co-originated by Bank of Montreal and Natixis Real Estate Capital LLC.

Certain Calculations and Definitions

This prospectus sets forth certain information with respect to the Mortgage Loans and the Mortgaged Properties. The sum in any column of the tables presented in Annex A-2 or Annex A-3 may not equal the indicated total due to rounding. The information in Annex A-1 with respect to the Mortgage Loans (or Whole Loans, if applicable) and the Mortgaged Properties is based upon the pool of the Mortgage Loans as it is expected to be constituted as of the close of business on April 21, 2026 (the “Closing Date”), assuming that (i) all scheduled principal and interest payments due on or before the Cut-off Date will be made and (ii) there will be no principal prepayments on or before the Closing Date. The statistics in Annex A-1, Annex A-2 and Annex A-3 were primarily derived from information provided to the depositor by each sponsor, which information may have been obtained from the borrowers.

From time to time, a particular Mortgage Loan or Whole Loan may be identified in this prospectus by name (for example, the NOVA Retail 2-Pack Mortgage Loan or the NOVA Retail 2-Pack Whole Loan); when that occurs, we are referring to the Mortgage Loan or Whole Loan, as the case may be, secured by the Mortgaged Property or portfolio of Mortgaged Properties identified by that name on Annex A-1 to this prospectus. From time to time, a particular Companion Loan may be identified by name (for example, a NOVA Retail 2-Pack Companion Loan); when that occurs, we are referring to the (or, if applicable, an individual) Companion Loan secured by the Mortgaged Property or portfolio of Mortgaged Properties identified by that name on Annex A-1 to this prospectus. From time to time, a particular Mortgaged Property or portfolio of Mortgaged Properties may be identified in this prospectus by name (for example, the NOVA Retail 2-Pack Mortgaged Property); when that occurs, we are referring to the Mortgaged Property identified by that name on Annex A-1 to this prospectus.

All percentages of the Mortgage Loans and Mortgaged Properties, or of any specified group of Mortgage Loans and Mortgaged Properties, referred to in this prospectus without further description are approximate percentages of the Initial Pool Balance by Cut-off Date Balances and/or the allocated loan amount allocated to such Mortgaged Properties as of the Cut-off Date.

All information presented in this prospectus with respect to each Mortgage Loan with one or more Pari Passu Companion Loans is calculated in a manner that reflects the aggregate indebtedness evidenced by that Mortgage Loan and the related Pari Passu Companion Loan(s), unless otherwise indicated. All information presented in this prospectus with

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respect to each Mortgage Loan with a related Subordinate Companion Loan is calculated without regard to any such Subordinate Companion Loan, unless otherwise indicated.

Definitions

For purposes of this prospectus, including the information presented in the Annexes, the indicated terms have the meanings set forth below. In reviewing such definitions, investors should be aware that the appraisals for the Mortgaged Properties were prepared prior to origination, and have not been updated. Similarly, net operating income and occupancy information used in underwriting the Mortgage Loans may not reflect current conditions. As a result, appraised values, net operating income, occupancy, and related metrics, such as loan-to-value ratios, debt service coverage ratios and debt yields, may not accurately reflect the current conditions at the Mortgaged Properties.

“ADR” means, for any hospitality property, average daily rate.

“Annual Debt Service” generally means, for any Mortgage Loan, 12 times the average of the principal and interest payments for the first 12 payment periods of the Mortgage Loan following the Cut-off Date, provided that:

●	in the case of a Mortgage Loan that provides for interest-only payments through maturity or the Anticipated Repayment Date, as applicable, such term means the aggregate interest payments scheduled to be due on the Payment Due Date following the Cut-off Date and the 11 Payment Due Dates thereafter for such Mortgage Loan; and
●	in the case of a Mortgage Loan that provides for an initial interest-only period and provides for scheduled amortization payments after the expiration of such interest-only period prior to the maturity date or the Anticipated Repayment Date, as applicable, such term means 12 times the monthly payment of principal and interest payable during the amortization period.

Monthly debt service and the debt service coverage ratios are also calculated using the average of the principal and interest payments for the first 12 payment periods of the Mortgage Loan following the Cut-off Date, subject to the proviso to the prior sentence. In the case of any Whole Loan, Annual Debt Service is calculated with respect to the Mortgage Loan including any related Companion Loan(s) (other than any related Subordinate Companion Loan). Annual Debt Service is calculated with regard to the related Mortgage Loan included in the issuing entity only, unless otherwise indicated.

“Appraised Value” means, for any Mortgaged Property, the appraiser’s adjusted value of such Mortgaged Property as determined by the most recent third party appraisal of the Mortgaged Property available to the related mortgage loan seller as set forth under “Appraised Value” on Annex A-1. The Appraised Value set forth on Annex A-1 is the “as-is” value unless otherwise specified in this prospectus, on Annex A-1 and/or the related footnotes. In certain cases, the appraisals state values other than “as-is” as well as the “as-is” value for the related Mortgaged Property that assume that certain events will occur with respect to the re-tenanting, construction, renovation or repairs at such Mortgaged Property or may state only an “as-is” value, that may be based on certain assumptions relating to certain reserves collected by the related lender and the timely completion of work associated with those reserves. In most such cases, the related appraisals take into account the reserves that the mortgage loan seller has taken to complete such re-tenanting, construction, renovation or repairs. We make no representation that sufficient amounts have been reserved or that the appraised value would approximate either the value that

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would be determined in a current appraisal of the related Mortgaged Property or the amount that would be realized upon a sale. In addition, with respect to certain of the Mortgage Loans secured by a portfolio of Mortgaged Properties, the Appraised Value represents the “as-is” value, or values other than “as-is” for the portfolio of Mortgaged Properties as a collective whole, which is generally higher than the aggregate of the “as-is” or appraised values other than “as-is” of the individual Mortgaged Properties. In certain other cases, the Appraised Value includes property that does not qualify as real property. For more information, see the definition of “LTV Ratio” and the related table and discussion below. With respect to any Mortgage Loan that is a part of a Whole Loan, the Appraised Value is based on the appraised value of the related Mortgaged Property that secures the entire Whole Loan. See “Description of the Mortgage Pool—Appraised Value”.

In the following cases, the Appraised Value set forth in this prospectus and on Annex A-1 is not the “as-is” appraised value, but is instead calculated based on the condition(s) set forth in the table below:

Mortgage Loan or Mortgaged Property Name	% of Initial Pool Balance by Allocated Loan Amount	Cut-off Date LTV Ratio (Other Than “As-Is”)	LTV Ratio at Maturity (Other Than “As-Is”)	Other Than “As-Is” Appraised Value	Cut-off Date LTV Ratio (“As-Is”)	LTV Ratio at Maturity (“As-Is”)	“As-Is” Appraised Value
U-Haul AREC RW Portfolio(1)	5.9%	51.8%	40.0%	$199,300,000	54.2%	41.8%	$190,530,000

(1)	With respect to the U-Haul AREC RW Portfolio Mortgage Loan (5.9%), the Other Than “As-Is” Appraised Value of $199,300,000 reflects a portfolio premium of approximately 4.6% over the aggregate “As-Is” Appraised Values of the individual Mortgaged Properties. The aggregate of the “As-Is” Appraised Values of the Mortgaged Properties as of various dates in August and September 2025 is $190,530,000.
●	With respect to the Birch Run Premium Outlets Mortgage Loan (2.6%), the Appraised Value of $158,700,000 is based on the extraordinary assumptions that certain vacant land at the Mortgaged Property that is permitted to be released under the terms of the related Mortgage Loan documents will be subdivided from the main parcel of the Mortgaged Property based on the estimated site area provided to the appraiser and any unsigned leases that are out for signature will be executed. See “—Certain Terms of the Mortgage Loans—Releases; Partial Releases; Property Additions”.
●	With respect to the Landstown Commons Mortgage Loan (1.7%), the Appraised Value of $105,200,000 is based on the extraordinary assumptions that none of the co-tenancy requirements have been violated and that the shadow anchor, Kohls, will not vacate the greater shopping center.

With respect to any Mortgage Loan that is a part of a Whole Loan, Appraised Value is based on the appraised value of the related Mortgaged Property that secures the entire Whole Loan.

“Cash Flow Analysis” is, with respect to one or more of the Mortgaged Properties securing a Mortgage Loan among the 15 largest Mortgage Loans or groups of cross-collateralized Mortgage Loans, a summary presentation of certain adjusted historical financial information provided by the related borrower, and a calculation of the Underwritten Net Cash Flow expressed as (a) “Effective Gross Income” minus (b) “Total Operating Expenses” and underwritten replacement reserves and (if applicable) tenant improvements and leasing commissions. For this purpose:

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●	“Effective Gross Income” means, with respect to any Mortgaged Property, the revenue derived from the use and operation of that property, less allowances for vacancies, concessions and credit losses. The “revenue” component of such calculation was generally determined on the basis of the information described with respect to the “revenue” component described under “Underwritten Net Cash Flow” below. In general, any non-recurring revenue items and non-property related revenue are eliminated from the calculation of Effective Gross Income.
●	“Total Operating Expenses” means, with respect to any Mortgaged Property, all operating expenses associated with that property, including, but not limited to, utilities, administrative expenses, repairs and maintenance, management fees, advertising costs, insurance premiums, real estate taxes and (if applicable) ground rent. Such expenses were generally determined on the basis of the same information as the “expense” component described under “Underwritten Net Cash Flow” below.

To the extent available, selected historical income, expenses and net income associated with the operation of the related Mortgaged Property securing each Mortgage Loan or group of cross-collateralized Mortgage Loans appear in each cash flow summary contained in Annex A-3 to this prospectus. Such information is one of the sources (but not the only source) of information on which calculations of Underwritten Net Cash Flow are based. The historical information presented is derived from audited and/or unaudited financial statements provided by the borrowers. The historical information in the cash flow summaries reflects adjustments made by the mortgage loan seller to exclude certain items contained in the related financial statements that were not considered in calculating Underwritten Net Cash Flow and is presented in a different format from the financial statements to show a comparison to the Underwritten Net Cash Flow. In general, solely for purposes of the presentation of historical financial information, the amount set forth under the caption “gross income” consists of the “total revenues” set forth in the applicable financial statements (including (as and to the extent stated) rental revenues, tenant reimbursements and recovery income (and, in the case of hospitality properties and certain other property types, parking income, telephone income, food and beverage income, laundry income and other income)), with adjustments to exclude amounts recognized on the financial statements under a straight-line method of recognizing rental income (including increases in minimum rents and rent abatements) from operating leases over their lives and items indicated as extraordinary or one-time revenue collections or considered nonrecurring in property operations. The amount set forth under the caption “expenses” in the historical financial information consists of the total expenses set forth in the applicable financial statements, with adjustments to exclude allocated parent company expenses, restructuring charges and charges associated with employee severance and termination benefits, interest expenses paid to company affiliates or unrelated third parties, charges for depreciation and amortization and items indicated as extraordinary or one-time losses or considered nonrecurring in property operations.

The selected historical information presented in the cash flow summaries is derived from audited and/or unaudited financial statements furnished by the respective borrowers which have not been verified by the depositor, any underwriters, the mortgage loan sellers or any other person. Audits or other verification of such financial statements could result in changes thereto, which could in turn result in the historical net income presented herein being overstated or understated.

The “Cut-off Date Balance” of any Mortgage Loan will be the unpaid principal balance of that Mortgage Loan, as of the Cut-off Date for such Mortgage Loan, after application of all payments due on or before that date, whether or not received.

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An “LTV Ratio” for any Mortgage Loan, as of any date of determination, is a fraction, expressed as a percentage, the numerator of which is the scheduled principal balance of the Mortgage Loan as of that date (assuming no defaults or prepayments on the Mortgage Loan prior to that date), and the denominator of which is the Appraised Value.

With respect to Mortgage Loans which have an Appraised Value other than an “as-is” appraised value, or have an “as-portfolio” value, as set forth in the definition of “Appraised Value” above, the LTV Ratio is, unless otherwise expressly indicated, based on such non-“as-is” or “as-portfolio” Appraised Value. See also the footnotes to Annex A-1 to this prospectus for more information.

The LTV Ratio as of the related maturity date or, if applicable, the Anticipated Repayment Date, set forth in Annex A-2 was calculated based on the principal balance of the related Mortgage Loan on the related maturity date or Anticipated Repayment Date, as the case may be, assuming all principal payments required to be made on or prior to the related maturity date or, if applicable, the Anticipated Repayment Date (in either case, not including the balloon payment) are made. In addition, because it is based on the value of a Mortgaged Property determined as of loan origination, the information set forth in this prospectus in Annex A-1 and in Annex A-2 is not necessarily a reliable measure of the related borrower’s current equity in each Mortgaged Property. In a declining real estate market, the appraised value of a Mortgaged Property could have decreased from the appraised value determined at origination and the current actual LTV Ratio of a Mortgage Loan and the LTV Ratio at maturity or anticipated repayment date may be higher than its LTV Ratio at origination even after taking into account amortization since origination. See “Risk Factors—Risks Relating to the Mortgage Loans—Appraisals May Not Reflect Current or Future Market Value of Each Property”.

In the case of a Mortgage Loan that is part of a Whole Loan, unless otherwise indicated, LTV Ratios with respect to such Mortgage Loan were calculated including any related Companion Loan(s) (except that, in the case of a Mortgage Loan with a Subordinate Companion Loan, LTV Ratios were calculated without regard to any related Subordinate Companion Loan).

With respect to a Mortgage Loan that is part of a portion of a cross-collateralized group of Mortgage Loans, unless otherwise expressly indicated, the related LTV Ratio is the fraction, expressed as a percentage, the numerator of which is the scheduled principal balance of all the Mortgage Loans in the cross-collateralized group and the denominator of which is the aggregate of the Appraised Values of all the Mortgaged Properties related to the cross-collateralized group (without regard to any limitation on the amount of indebtedness secured by any Mortgaged Property in such cross-collateralized group).

The characteristics described above and in Annex A-2, along with certain additional characteristics of the Mortgage Loans presented on a loan-by-loan basis, are set forth in Annex A-1.

“Cut-off Date Loan-to-Value Ratio” or “Cut-off Date LTV Ratio” generally means the ratio, expressed as a percentage, of the Cut-off Date Balance of a Mortgage Loan to the Appraised Value of the related Mortgaged Property or Mortgaged Properties determined as described under “—Appraised Value” in this prospectus. See also the footnotes to Annex A-1 in this prospectus. Because the Appraised Values of the Mortgaged Properties were determined prior to origination, the information set forth in this prospectus, including the Annexes hereto, is not necessarily a reliable measure of property value or the related borrower’s current equity in each Mortgaged Property. In a declining real estate market, the appraised value of a Mortgaged Property may have decreased from the appraised value

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determined at origination and the current actual Cut-off Date loan-to-value ratio of a Mortgage Loan may be higher than the Cut-off Date LTV Ratio that we present in this prospectus, even after taking into account any amortization since origination. No representation is made that any Appraised Value presented in this prospectus would approximate either the value that would be determined in a current appraisal of the related Mortgaged Property or the amount that would be realized upon a sale of that property. See “Risk Factors—Risks Relating to the Mortgage Loans—Appraisals May Not Reflect Current or Future Market Value of Each Property” in this prospectus. In the case of a Mortgage Loan that is part of a Whole Loan, the related Cut-off Date LTV Ratio was calculated based on the aggregate principal balance of the Mortgage Loan and the related Pari Passu Companion Loan(s) (but excluding any related Subordinate Companion Loans) as of the Cut-off Date.

With respect to a Mortgage Loan that is part of a Whole Loan, unless otherwise expressly indicated, the Cut-off Date LTV Ratio was calculated based on the aggregate principal balance of such Mortgage Loan and any related Pari Passu Companion Loan(s) (but excluding any related Subordinate Companion Loan) as of the Cut-off Date.

With respect to a Mortgage Loan that is part of a cross-collateralized group of Mortgage Loans, unless otherwise expressly indicated, the related Cut-off Date LTV Ratio is the fraction, expressed as a percentage, the numerator of which is the scheduled principal balance of all the Mortgage Loans in the cross-collateralized group as of the Cut-off Date, and the denominator of which is the aggregate of the Appraised Values of all the Mortgaged Properties related to the cross-collateralized group (without regard to any limitation on the amount of indebtedness secured by any Mortgaged Property in such cross-collateralized group). On an individual basis, without regard to the cross-collateralization feature, any particular Mortgage Loan that is part of a group of cross-collateralized Mortgage Loans may have a higher (and perhaps substantially higher) Cut-off Date LTV Ratio than is shown on Annex A-1.

“Debt Service Coverage Ratio”, “DSCR”, “Underwritten Net Cash Flow Debt Service Coverage Ratio”, “Underwritten Debt Service Coverage Ratio”, “U/W NCF DSCR” or “U/W DSCR” generally means the ratio of the Underwritten Net Cash Flow for the related Mortgaged Property or Mortgaged Properties to the Annual Debt Service as shown on Annex A-1 to this prospectus.

Underwritten Net Cash Flow Debt Service Coverage Ratios for all partial interest-only loans, if any, were calculated based on the first principal and interest payment required to be made to the issuing entity during the term of the Mortgage Loan, and the Underwritten Net Cash Flow Debt Service Coverage Ratio for all interest-only loans was calculated based on the sum of the first 12 interest payments following the Cut-off Date.

In the case of a Mortgage Loan that is part of a Whole Loan, such debt service coverage ratio was calculated based on the aggregate Annual Debt Service of the Pari Passu Mortgage Loan and the related Pari Passu Companion Loan(s) (but excluding any related Subordinate Companion Loans).

With respect to a Mortgage Loan that is part of a group of cross-collateralized Mortgage Loans, unless otherwise expressly indicated, the Underwritten Debt Service Coverage Ratio is calculated on the basis of the aggregate Underwritten Net Cash Flow generated by all the Mortgaged Properties securing the group and the aggregate Annual Debt Service payable under all of those Mortgage Loans (without regard to any limitation on the amount of indebtedness secured by any Mortgaged Property in such cross-collateralized group). On an individual basis, without regard to the cross-collateralization feature, any particular Mortgage Loan that is part of a group of cross-collateralized Mortgage Loans may have a

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lower (and perhaps substantially lower) Underwritten Debt Service Coverage Ratio than is shown on Annex A-1.

In general, debt service coverage ratios are used by income property lenders to measure the ratio of (a) cash currently generated by a property or expected to be generated by a property based upon executed leases that is available for debt service to (b) required debt service payments. However, debt service coverage ratios only measure the current, or recent, ability of a property to service mortgage debt. If a property does not possess a stable operating expectancy (for instance, if it is subject to material leases that are scheduled to expire during the loan term and that provide for above-market rents and/or that may be difficult to replace), a debt service coverage ratio may not be a reliable indicator of a property’s ability to service the mortgage debt over the entire remaining loan term. See the definition of “Underwritten Net Cash Flow” below.

The Underwritten Debt Service Coverage Ratios presented in this prospectus appear for illustrative purposes only and, as discussed above, are limited in their usefulness in assessing the current, or predicting the future, ability of a Mortgaged Property or Mortgaged Properties to generate sufficient cash flow to repay the related Mortgage Loan. No representation is made that the Underwritten Debt Service Coverage Ratios presented in this prospectus accurately reflect that ability.

“GLA” means gross leasable area.

“In Place Cash Management” means, for funds directed into a lockbox, such funds are generally not made immediately available to the related borrower, but instead are forwarded to a cash management account controlled by the lender and the funds are disbursed according to the related Mortgage Loan documents with any excess remitted to the related borrower (unless an event of default under the Mortgage Loan documents or one or more specified trigger events have occurred and are outstanding) generally on a daily basis.

“Loan Per Unit” means the principal balance per unit of measure (as applicable) as of the Cut-off Date. With respect to any Mortgage Loan that is part of a Whole Loan, the Loan Per Unit is calculated with regard to both the related Pari Passu Companion Loan(s) and the related Mortgage Loan, but without regard to any related Subordinate Companion Loan, unless otherwise indicated. With respect to any Mortgage Loan contained in any group of cross-collateralized Mortgage Loans, the Loan Per Unit is calculated on the basis of the aggregate principal balances of all Mortgage Loans comprising such group and the aggregate units for the Mortgaged Properties in such group.

“Loan-to-Value Ratio at Maturity or ARD”, “LTV Ratio at Maturity or Anticipated Repayment Date”, “LTV Ratio at Maturity / ARD” and “Balloon or ARD LTV Ratio” generally means the ratio, expressed as a percentage, of (a) the principal balance of a balloon Mortgage Loan scheduled to be outstanding on the stated maturity date (or, in the case of an ARD Loan, scheduled to be outstanding on the Anticipated Repayment Date), assuming (among other things) no prepayments or defaults, to (b) the Appraised Value of the related Mortgaged Property or Mortgaged Properties determined as described under “—Appraised Value”. Each Mortgage Loan requires that a regular monthly debt service payment be made on the stated maturity date or Anticipated Repayment Date, as applicable, and accordingly the principal balance referenced in clause (a) of the immediately preceding sentence will be net of the principal portion, if any, of the monthly debt service payment due on such date.

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With respect to Mortgage Loans which have an Appraised Value other than an “as-is” appraised value, or have an “as portfolio” value, as set forth in the definition of “Appraised Value” above, the LTV Ratio at Maturity or ARD is, unless otherwise expressly indicated, based on such non-“as-is” or “as portfolio” Appraised Value.

With respect to a Mortgage Loan that is part of a Whole Loan, unless otherwise expressly indicated, the LTV Ratio at Maturity or ARD was calculated based on the aggregate principal balance of such Mortgage Loan and any related Pari Passu Companion Loan(s) (but excluding any related Subordinate Companion Loan) as of the stated maturity date or Anticipated Repayment Date, as applicable.

With respect to a Mortgage Loan that is part of a cross-collateralized group of Mortgage Loans, unless otherwise expressly indicated, the related LTV Ratio at Maturity or ARD is the fraction, expressed as a percentage, the numerator of which is the scheduled principal balance of all the Mortgage Loans in the cross-collateralized group as of the maturity date or Anticipated Repayment Date, as applicable, and the denominator of which is the aggregate of the Appraised Values of all the Mortgaged Properties related to the cross-collateralized group (without regard to any limitation on the amount of indebtedness secured by any Mortgaged Property in such cross-collateralized group). On an individual basis, without regard to the cross-collateralization feature, any particular Mortgage Loan that is part of a group of cross-collateralized Mortgage Loans may have a higher (and perhaps substantially higher) LTV Ratio at Maturity or ARD than is shown on Annex A-1.

Because the Appraised Values of the Mortgaged Properties were determined prior to origination, the information set forth in this prospectus, including the Annexes hereto, is not necessarily a reliable measure of the related borrower’s current equity in each Mortgaged Property. In a declining real estate market, the appraised value of a Mortgaged Property may have decreased from the appraised value determined at origination and the actual loan-to-value ratio at maturity of a Mortgage Loan may be higher than the LTV Ratio at Maturity or ARD that we present in this prospectus. See “Risk Factors—Risks Relating to the Mortgage Loans—Appraisals May Not Reflect Current or Future Market Value of Each Property”.

“Maturity Date Balloon or ARD Payment” or “Balloon or ARD Payment” means, for any balloon Mortgage Loan or ARD Loan, the payment of principal due upon its stated maturity date or Anticipated Repayment Date. Each Mortgage Loan requires that a regular monthly debt service payment be made on the stated maturity date or Anticipated Repayment Date, as applicable, and accordingly the payment of principal referenced in the immediately preceding sentence will be net of the principal portion, if any, of the monthly debt service payment due on such date.

“Net Operating Income” generally means, for any given period, the total operating revenues derived from a Mortgaged Property during that period, minus the total operating expenses incurred in respect of that Mortgaged Property during that period other than:

●	non-cash items such as depreciation and amortization,
●	capital expenditures, and
●	debt service on the related Mortgage Loan or on any other loans that are secured by that Mortgaged Property.
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“NRA” means net rentable area.

“Occupancy As Of Date” means the date of determination of the Underwritten Economic Occupancy of a Mortgaged Property.

“Occupancy Rate” means (i) in the case of multifamily rental properties and manufactured housing properties, the percentage of rental units or pads, as applicable, that are rented (generally without regard to the length of the lease or rental period) as of the date of determination; (ii) in the case of retail, office and industrial/warehouse properties, the percentage of the net rentable square footage rented as of the date of determination (subject to, in the case of certain Mortgage Loans, one or more of the additional lease-up assumptions); (iii) in the case of hospitality properties, the percentage of available rooms occupied for the trailing 12-month period ending on the date of determination and (iv) in the case of self storage facilities, either the percentage of the net rentable square footage rented or the percentage of units rented as of the date of determination, depending on borrower reporting. In the case of some of the Mortgage Loans, the calculation of Occupancy Rate for one or more related properties was based on assumptions regarding occupancy, such as: the assumption that a particular tenant at the subject Mortgaged Property that has executed a lease (or, in some cases, a letter of intent to execute a lease), but has not yet taken occupancy and/or has not yet commenced paying rent, will take occupancy on a future date generally expected to occur within 12 months of the Cut-off Date; assumptions regarding the renewal of particular leases and/or the re-leasing of certain space at the subject Mortgaged Property; and certain additional lease-up assumptions as may be described in the footnotes to Annex A-1. For information regarding the determination of the occupancy rates with respect to the 15 largest Mortgage Loans or groups of cross-collateralized Mortgage Loans and related Mortgaged Properties, see the individual Mortgage Loan and portfolio descriptions in Annex A-3.

“Prepayment Provisions” denotes a general summary of the provisions of a Mortgage Loan that restrict the ability of the related borrower to voluntarily prepay the Mortgage Loan. In each case, some exceptions may apply that are not described in the general summary, such as provisions that permit a voluntary partial prepayment in connection with the release of a portion of a Mortgaged Property, or require the application of tenant holdback reserves or performance escrows following failure to satisfy release conditions to a partial prepayment, in each case notwithstanding any lockout period or yield maintenance charge that may otherwise apply. In describing Prepayment Provisions, we use the following symbols with the indicated meanings:

●	“@%(#)” means, with respect to any Mortgage Loan, a specified number of monthly payment periods (which number is denoted by a numeric value #) during which prepayments of principal are permitted with the payment of a Prepayment Premium (equal to @% of the prepaid amount).
●	“D(#)” means, with respect to any Mortgage Loan, a specified number of monthly payment periods (which number is denoted by a numeric value #) during which voluntary prepayments of principal are prohibited, but the related borrower is permitted to defease that Mortgage Loan in order to obtain a release of the related Mortgaged Property.
●	“L(#)” means, with respect to any Mortgage Loan, a specified number of monthly payment periods (which number is denoted by a numeric value #) during which voluntary prepayments of principal are prohibited and defeasance is not permitted.
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●	“O(#)” means, with respect to any Mortgage Loan, a specified number of monthly payment periods (which number is denoted by a numeric value #) during which prepayments of principal are permitted without the payment of any Prepayment Premium or Yield Maintenance Charge and the lender is not entitled to require a defeasance in lieu of prepayment.
●	“YM(#)” means, with respect to any Mortgage Loan, a specified number of monthly payment periods (which number is denoted by a numeric value #) during which prepayments of principal are permitted with the payment of a Yield Maintenance Charge and the lender is not entitled to require a defeasance in lieu of prepayment.
●	“D or @%(#)” means, with respect to any Mortgage Loan, a specified number of monthly payment periods (which number is denoted by a numeric value #) during which the related borrower is permitted to defease that Mortgage Loan in order to obtain a release of the related Mortgaged Property and during which prepayments of principal are permitted with the payment of a Prepayment Premium (equal to @% of the prepaid amount).
●	“D or YM(#)” means, with respect to any Mortgage Loan, a specified number of monthly payment periods (which number is denoted by a numeric value #) during which the related borrower is permitted to defease that Mortgage Loan in order to obtain a release of the related Mortgaged Property and during which prepayments of principal are permitted with the payment of a Yield Maintenance Charge.
●	“D or YM@(#)” means, with respect to any Mortgage Loan, a specified number of monthly payment periods (which number is denoted by a numeric value #) during which the related borrower is permitted to defease that Mortgage Loan in order to obtain a release of the related Mortgaged Property and during which prepayments of principal are permitted with the payment of the greater of a Yield Maintenance Charge and a Prepayment Premium (equal to @% of the prepaid amount).
●	“YM@%(#)” means, with respect to any Mortgage Loan, a specified number of monthly payment periods (which number is denoted by a numeric value #) during which prepayments of principal are permitted with the payment of the greater of a Yield Maintenance Charge and a Prepayment Premium (equal to @% of the prepaid amount) and the lender is not entitled to require a defeasance in lieu of prepayment.

“Remaining Term to Maturity or ARD” means, with respect to any Mortgage Loan, the number of months from the Cut-off Date to the related stated maturity date or Anticipated Repayment Date.

“RevPAR” means, with respect to any hospitality property, revenue per available room.

“Square Feet”, “SF” or “Sq. Ft.” means, in the case of a Mortgaged Property operated as a retail center, office, self storage or industrial/warehouse facility, any other single-purpose property or any combination of the foregoing, the square footage of the net rentable or leasable area.

“T-12” and “TTM” each means trailing 12 months.

“Term to Maturity” means, with respect to any Mortgage Loan, the remaining term, in months, from the Cut-off Date for such Mortgage Loan to the related maturity date or, in the case of an ARD Loan, the related Anticipated Repayment Date, as applicable. Annex A-1 indicates which Mortgage Loans are ARD Loans.

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“Underwritten Economic Occupancy” means (i) in the case of multifamily rental properties, the percentage of rental units that are rented (generally without regard to the length of the lease or rental period) as of the date of determination; (ii) in the case of office, retail and industrial/warehouse properties, the percentage of the net rentable square footage rented as of the date of determination (subject to, in the case of certain Mortgage Loans, one or more of the additional lease-up assumptions); (iii) in the case of hospitality properties, the percentage of available rooms occupied for the trailing 12-month period ending on the date of determination; and (iv) in the case of self storage facilities, either the percentage of the net rentable square footage rented or the percentage of units rented as of the date of determination, depending on borrower reporting. In the case of some of the Mortgage Loans, the calculation of Underwritten Economic Occupancy for one or more related properties was based on assumptions regarding occupancy, such as: the assumption that a particular tenant at the subject Mortgaged Property that has executed a lease (or, in some cases, a letter of intent to execute a lease), but has not yet taken occupancy and/or has not yet commenced paying rent, will take occupancy on a future date generally expected to occur within 12 months of the Cut-off Date; assumptions regarding the renewal of particular leases and/or the re-leasing of certain space at the subject Mortgaged Property; and certain additional lease-up assumptions as may be described in the footnotes to Annex A-1 to this prospectus. For information regarding the determination of the occupancy rates with respect to the 15 largest Mortgage Loans and related Mortgaged Properties, see the individual Mortgage Loan and portfolio descriptions in Annex A-3.

“Underwritten Expenses” or “U/W Expenses” means, with respect to any Mortgage Loan or Mortgaged Property, an estimate of (a) operating expenses (such as utilities, administrative expenses, repairs and maintenance, management and franchise fees and advertising); and (b) estimated fixed expenses (such as insurance, real estate taxes and, if applicable, ground, space or air rights lease payments), as determined by the related mortgage loan seller and generally derived from historical expenses at the Mortgaged Property, the borrower’s budget or appraiser’s estimate, in some cases adjusted for significant occupancy increases and a market rate management fee and subject to certain assumptions and subjective judgments of each mortgage loan seller as described under the definition of “Underwritten Net Operating Income” below.

“Underwritten Net Cash Flow”, “Underwritten NCF”, “U/W Net Cash Flow” or “U/W NCF” means an amount based on assumptions relating to cash flow available for debt service. In general, it is the Underwritten Net Operating Income less all reserves for capital expenditures, including tenant improvement costs and leasing commissions. Underwritten Net Cash Flow generally does not reflect interest expenses, non-cash items such as depreciation and amortization and other non-reoccurring expenses.

In determining the “revenue” component of Underwritten Net Cash Flow for each Mortgaged Property, the related mortgage loan seller generally relied on a rent roll and/or other known, signed tenant leases, executed extension options, property financial statements, estimates in the related appraisal, or other indications of anticipated income (generally supported by market considerations, cash reserves or letters of credit) supplied by the related borrower and, where the actual vacancy shown thereon and, if available, the market vacancy was less than 5%, assumed a minimum 5% vacancy in determining revenue from rents (in certain cases, inclusive of rents under master leases with an affiliate of the borrower that relate to space not used or occupied by the master lease tenant, or, in the case of a hospitality property, room rent, food and beverage revenues and other hospitality property income), except that in the case of certain non-multifamily properties space occupied by such anchor or single tenants or other large creditworthy tenants may have been disregarded (or a rate of less than 5% has been assumed) in performing the

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vacancy adjustment due to the length of the related leases or creditworthiness of such tenants. Where the actual or market vacancy was greater than 5%, the mortgage loan seller determined revenue from rents (in certain cases, inclusive of rents under master leases with an affiliate of the borrower that relate to space not used or occupied by the master lease tenant, or, in the case of a hospitality property, room rent, food and beverage revenues and other hospitality property income) by generally relying on a rent roll and/or other known, signed leases, executed lease extension options, property financial statements, estimates in the related appraisal, or other indications of anticipated income (generally supported by market considerations, cash reserves or letters of credit) supplied and generally (but not in all cases) the greatest of (a) actual current vacancy at the related Mortgaged Property or a vacancy otherwise based on performance of the related Mortgaged Property (e.g., an economic vacancy based on actual collections for a specified trailing period), (b) if available, current vacancy according to third-party-provided market information or at comparable properties in the same or similar market as the related Mortgaged Property, subject to adjustment to address special considerations (such as where market vacancy may have been ignored with respect to space covered by long-term leases or because it was deemed inapplicable by reason of, among other things, below market rents at or unique characteristics of the subject Mortgaged Property) and/or to reflect the appraiser’s conclusion of a supportable or stabilized occupancy rate, and (c) subject to the discussion above, 5%. In some cases involving a multi-property Mortgage Loan, the foregoing vacancy assumptions may be applied to the portfolio of the related Mortgaged Properties in the entirety, but may not apply to each related Mortgaged Property. In addition, for some Mortgaged Properties, the actual vacancy may reflect the average vacancy over the course of a year (or trailing 12-month period). In determining revenue for multifamily and self storage properties, the mortgage loan sellers generally reviewed rental revenue shown on the rolling one-to-twelve month (or some combination thereof) operating statements or annualized the rental revenue and reimbursement of expenses shown on rent rolls or operating statements with respect to the prior one-to-twelve-month periods. In the case of hospitality properties, gross receipts were generally determined based upon the average occupancy not to exceed 80% and daily rates based on third-party-provided market information or average daily rates achieved during the prior one-to-three year annual reporting period. Furthermore, the Underwritten Net Cash Flow for certain Mortgaged Properties reflects the estimated benefits of any applicable real estate tax exemptions or abatements. See “—Real Estate and Other Tax Considerations” below.

In determining the “expense” component of Underwritten Net Cash Flow for each Mortgaged Property, the related mortgage loan seller generally relied on, to the extent available, historical operating statements, full-year or year-to-date financial statements, rolling 12-month operating statements, year-to-date financial statements and/or budgets supplied by the related borrower, as well as estimates in the related appraisal, except that: (i) if tax or insurance expense information more current than that reflected in the financial statements was available and verified, the newer information was generally used; (ii) property management fees were generally assumed to be 1% to 6% (depending on the property type) of effective gross revenue (or, in the case of a hospitality property, gross receipts); (iii) in general, depending on the property type, assumptions were made with respect to the average amount of reserves for leasing commissions, tenant improvement expenses and capital expenditures; (iv) expenses were assumed to include annual replacement reserves; and (v) recent changes in circumstances at the Mortgaged Properties were taken into account (for example, physical changes that would be expected to reduce utilities costs). Annual replacement reserves were generally underwritten to the suggested replacement reserve amount from an independent, third-party property condition or engineering report, or minimum requirements by property type designated by the mortgage loan seller, and are: (a) in the case of retail, office, self storage and industrial/warehouse

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properties, generally not more than $0.40 per square foot of net rentable commercial area (and may be zero); (b) in the case of multifamily rental apartments, generally not more than approximately $400 per residential unit per year, depending on the condition of the property (and may be zero); and (c) in the case of hospitality properties, generally 4% to 5%, inclusive, of gross revenues (and may be zero). In addition, in some cases, the mortgage loan seller recharacterized as capital expenditures items that are reported by borrowers as operating expenses (thus increasing the “net cash flow”).

Historical operating results may not be available for Mortgaged Properties with newly constructed improvements, Mortgaged Properties with triple-net leases, Mortgaged Properties that have recently undergone substantial renovations and newly acquired Mortgaged Properties. In such cases, items of revenue and expense used in calculating Underwritten Net Cash Flow were generally derived from rent rolls, estimates set forth in the related appraisal, leases with tenants, other third-party-provided market information or from other borrower-supplied information. We cannot assure you with respect to the accuracy of the information provided by any borrowers, or the adequacy of the procedures used by the related mortgage loan seller in determining the presented operating information.

For purposes of calculating Underwritten Net Cash Flow for Mortgage Loans where leases have been executed by one or more affiliates of the borrower, the rents under some of such leases, if applicable, have been adjusted downward to reflect market rents for similar properties if the rent actually paid under the lease was significantly higher than the market rent for similar properties.

The amounts described as revenue and expense above are often highly subjective values. In the case of some of the Mortgage Loans, the calculation of Underwritten Net Cash Flow for the related Mortgaged Properties was based on assumptions regarding projected rental income, expenses and/or occupancy, including, without limitation, one or more of the following: (i) the assumption that a particular tenant at a Mortgaged Property that has executed a lease or letter of intent, but has not yet taken occupancy and/or has not yet commenced paying rent, will take occupancy and commence paying rent on a future date generally expected to occur within 12 months of the Cut-off Date; (ii) the assumption that certain rental income that is to be payable commencing on a future date under a signed lease, but where the subject tenant is in an initial rent abatement or free rent period, will be paid commencing on such future date; (iii) assumptions regarding the probability of renewal or extension of particular leases and/or the re-leasing of certain space at a Mortgaged Property and the anticipated effect on capital and re-leasing expenditures; (iv) assumptions regarding the costs and expenses, including leasing commissions and tenant improvements, associated with leasing vacant space or releasing occupied space at a future date; and (v) assumptions regarding future increases or decreases in expenses, or whether certain expenses are capital expenses or should be treated as expenses which are not recurring. In addition, in the case of some commercial properties, the underwritten revenues were adjusted upward to account for a portion or average of the additional rents provided for under any rent step-ups scheduled to occur over the terms of the executed leases. We cannot assure you that the assumptions made with respect to any Mortgage Loan will, in fact, be consistent with actual property performance. Actual annual net cash flow for a Mortgaged Property may be less than the Underwritten Net Cash Flow presented with respect to that property in this prospectus. In addition, the underwriting analysis of any particular Mortgage Loan as described herein by a particular mortgage loan seller may not conform to an analysis of the same property by other persons or entities.

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See “Risk Factors—Risks Relating to the Mortgage Loans—Underwritten Net Cash Flow Could Be Based On Incorrect or Flawed Assumptions” in this prospectus. See also Annex A-1 and the footnotes thereto.

“Underwritten NCF Debt Yield” or “U/W NCF Debt Yield” generally means, with respect to any Mortgage Loan, the related Underwritten NCF divided by the Cut-off Date Balance of that Mortgage Loan. However, in the case of a Mortgage Loan that is part of a Whole Loan, unless otherwise indicated, such debt yield was calculated based on the aggregate principal balance of such Mortgage Loan and the related Pari Passu Companion Loan(s) as of the Cut-off Date (and, for the avoidance of doubt, without regard to any related Subordinate Companion Loan).

With respect to a Mortgage Loan that is part of a group of cross-collateralized Mortgage Loans, unless otherwise expressly indicated, the Underwritten NCF Debt Yield is equal to the Underwritten NCF of all the Mortgaged Properties securing the group divided by the aggregate Initial Pool Balance of all the Mortgage Loans in the group (without regard to any limitation on the amount of indebtedness secured by any Mortgaged Property in such cross-collateralized group). On an individual basis, without regard to the cross-collateralization feature, any particular Mortgage Loan that is part of a group of cross-collateralized Mortgage Loans may have a lower (and perhaps substantially lower) Underwritten NCF Debt Yield than is shown on Annex A-1.

“Underwritten Net Operating Income”, “Underwritten NOI”, “U/W Net Operating Income” or “U/W NOI” means an amount based on assumptions of the cash flow available for debt service before deductions for capital expenditures, including replacement reserves, tenant improvement costs and leasing commissions. In general, Underwritten Net Operating Income is the assumed revenue derived from the use and operation of a Mortgaged Property, consisting primarily of rental income, less the sum of (a) assumed operating expenses (such as utilities, administrative expenses, repairs and maintenance, management fees and advertising) and (b) fixed expenses, such as insurance, real estate taxes and, if applicable, ground lease payments. Underwritten Net Operating Income is generally estimated in the same manner as Underwritten Net Cash Flow, except that no deduction is made for capital expenditures, including replacement reserves, tenant improvement costs and leasing commissions. See “Risk Factors—Risks Relating to the Mortgage Loans—Underwritten Net Cash Flow Could Be Based On Incorrect or Flawed Assumptions” in this prospectus.

“Underwritten Net Operating Income Debt Service Coverage Ratio” or “U/W NOI DSCR” for any Mortgage Loan for any period, as presented in this prospectus, including the tables presented on Annex A-1 and Annex A-2, is the ratio of Underwritten NOI calculated for the related Mortgaged Property to the amount of total Annual Debt Service on such Mortgage Loan except that the Underwritten Net Operating Income Debt Service Coverage Ratio for all partial interest-only loans, if any, was calculated based on the first principal and interest payment required to be made to the issuing entity during the term of the Mortgage Loan. However, in the case of a Mortgage Loan that is part of a Whole Loan, unless otherwise indicated, such debt service coverage ratio was calculated based on the aggregate Annual Debt Service of the related Mortgage Loan and the related Pari Passu Companion Loan(s) as of the Cut-off Date (and, for the avoidance of doubt, without regard to any related Subordinate Companion Loan). The Underwritten Net Operating Income Debt Service Coverage Ratios for all interest-only Mortgage Loans were calculated based on the sum of the first 12 interest payments following the Cut-off Date.

With respect to a Mortgage Loan that is part of a group of cross-collateralized Mortgage Loans, unless otherwise expressly indicated, the Underwritten Net Operating Income Debt

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Service Coverage Ratio is equal to the Underwritten NOI of all the Mortgaged Properties securing the group divided by the aggregate Annual Debt Service of all the Mortgage Loans in the group (without regard to any limitation on the amount of indebtedness secured by any Mortgaged Property in such cross-collateralized group). On an individual basis, without regard to the cross-collateralization feature, any particular Mortgage Loan that is part of a group of cross-collateralized Mortgage Loans may have a lower (and perhaps substantially lower) Underwritten Net Operating Income Debt Service Coverage Ratio than is shown on Annex A-1.

“Underwritten NOI Debt Yield” or “U/W NOI Debt Yield” means, with respect to any Mortgage Loan, the related Underwritten NOI divided by the Cut-off Date Balance of that Mortgage Loan. In the case of a Mortgage Loan that is part of a Whole Loan, unless otherwise indicated, such debt yield was calculated based on the aggregate principal balance of such Mortgage Loan and the related Pari Passu Companion Loan(s) as of the Cut-off Date (and, for the avoidance of doubt, without regard to any related Subordinate Companion Loan).

With respect to a Mortgage Loan that is part of a group of cross-collateralized Mortgage Loans, unless otherwise expressly indicated, the Underwritten NOI Debt Yield is equal to the Underwritten NOI of all the Mortgaged Properties securing the group divided by the aggregate Cut-off Date Balance of all the Mortgage Loans in the group (without regard to any limitation on the amount of indebtedness secured by any Mortgaged Property in such cross-collateralized group). On an individual basis, without regard to the cross-collateralization feature, any particular Mortgage Loan that is part of a group of cross-collateralized Mortgage Loans may have a lower (and perhaps substantially lower) Underwritten NOI Debt Yield than is shown on Annex A-1.

“Underwritten Revenues” or “U/W Revenues” with respect to any Mortgage Loan means the gross potential rent (in certain cases, inclusive of rents under master leases with an affiliate of the borrower that relate to space not used or occupied by the master lease tenant, or, in the case of a hospitality property, room rent, food and beverage revenues and other hospitality property income), subject to the assumptions and subjective judgments of each mortgage loan seller as described under the definition of “Underwritten Net Cash Flow” above.

“Units”, “Rooms”, “Pads”, “Spaces” or “Beds” means (a) in the case of a Mortgaged Property operated as multifamily housing, the number of apartments, regardless of the size of or number of rooms in such apartment, (b) in the case of a Mortgaged Property operated as a hospitality property, the number of guest rooms, (c) in the case of a Mortgaged Property operated as a manufactured housing property, the number of pads for manufactured homes, (d) in the case of a Mortgaged Property operated as a self storage property, the number of self storage units, (e) in the case of a Mortgaged Property operated as a parking garage property, the number of parking spaces, and (f) in the case of certain Mortgaged Properties operated as student housing, the number of beds.

“Weighted Average Interest Rate” means the weighted average of the Interest Rates as of the Cut-off Date.

You should review the footnotes to Annex A-1 in this prospectus for information regarding certain other loan-specific adjustments regarding the calculation of debt service coverage ratio information, loan-to-value ratio information, debt yield information and/or loan per net rentable square foot or unit with respect to certain of the Mortgage Loans.

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Except as otherwise specifically stated, the Cut-off Date LTV Ratio, Underwritten Debt Service Coverage Ratio, LTV Ratio at Maturity, Underwritten NCF Debt Yield, Underwritten NOI Debt Yield and loan per net rentable square foot or unit statistics with respect to each Mortgage Loan are calculated and presented without regard to any indebtedness other than the Mortgage Loan and any related Pari Passu Companion Loan, whether or not secured by the related Mortgaged Property, ownership interests in the related borrower or otherwise, that currently exists or that may be incurred by the related borrower or its owners in the future.

A Mortgage Loan’s Mortgage Rate may be lower than the interest rate initially proposed to the related borrower at the loan application stage. Such interest rate may have been reduced in connection with the payment of an upfront fee from the borrower to the related originator, in light of the other credit characteristics of the Mortgage Loan. See Annex A-3 for certain information regarding each of the 15 largest Mortgage Loans or groups of cross-collateralized Mortgage Loans that was considered in connection with its origination, as well as the descriptions of the underwriting standards for each mortgage loan seller under “Transaction Parties—The Sponsors and Mortgage Loan Sellers”.

References to “weighted averages” of the Mortgage Loans or any particular sub-group of the mortgage loans are references to averages weighted on the basis of the Cut-off Date Balances of the subject Mortgage Loans.

If we present a debt rating for some tenants and not others in the tables, you should assume that the other tenants are not rated and/or have below-investment grade ratings. If a tenant has a rated parent or affiliate, we present the rating of that parent or affiliate, notwithstanding that the parent or affiliate may itself have no obligations under the lease. Presentation of a rating opposite a tenant should not be construed as a statement that the relevant tenant will perform or be able to perform its obligations.

The sum in any column of any of the tables in Annex A-2 may not equal the indicated total due to rounding.

Historical information presented in this prospectus, including information in Annexes A-1 and A-3, is derived from audited and/or unaudited financial statements provided by the borrowers. In each case, the historical information is taken from the same source with respect to a Mortgage Loan and subject to the same adjustments and considerations as described above with respect to the 15 largest Mortgage Loans or groups of cross-collateralized Mortgage Loans under the definition of “Cash Flow Analysis”.

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Mortgage Pool Characteristics

Overview

Cut-off Date Mortgage Loan Characteristics

All Mortgage Loans
Initial Pool Balance(1)	$586,352,904
Number of Mortgage Loans	29
Number of Mortgaged Properties	49
Range of Cut-off Date Balances	$3,700,000 to $58,000,000
Average Cut-off Date Balance per Mortgage Loan	$20,219,066
Range of Interest Rates	5.5800% to 7.0800%
Weighted average Interest Rate	6.2740%
Range of original terms to maturity(2)	120 months to 121 months
Weighted average original term to maturity(2)	120 months
Range of remaining terms to maturity(2)	115 months to 120 months
Weighted average remaining term to maturity(2)	118 months
Range of original amortization terms(3)	276 months to 360 months
Weighted average original amortization term(3)	327 months
Range of remaining amortization terms(3)	272 months to 360 months
Weighted average remaining amortization term(3)	325 months
Range of Cut-off Date LTV Ratios(4)(5)	31.3% to 76.6%
Weighted average Cut-off Date LTV Ratio(4)(5)	58.8%
Range of LTV Ratios as of the maturity date or anticipated repayment date(2)(4)(5)	31.3% to 76.6%
Weighted average LTV Ratio as of the maturity date or anticipated repayment date(2)(4)(5)	55.3%
Range of U/W NCF DSCRs(5)(6)	1.27x to 3.00x
Weighted average U/W NCF DSCR(5)(6)	1.64x
Range of U/W NOI Debt Yields(5)	8.2% to 19.5%
Weighted average U/W NOI Debt Yield(5)	11.8%
Percentage of Initial Pool Balance consisting of:
Interest Only	63.6%
Amortizing Balloon	18.9%
Interest Only, Amortizing Balloon	11.5%
Amortizing Balloon - ARD	5.9%

(1)	Subject to a permitted variance of plus or minus 5%.
(2)	With respect to any Mortgage Loan with an Anticipated Repayment Date, if any, calculated as of the related Anticipated Repayment Date.
(3)	Excludes sixteen (16) Mortgage Loans (63.6%) identified on Annex A-1, which are interest-only for the entire term or until the Anticipated Repayment Date, as applicable.
(4)	Loan-to-value ratios (such as, for example, the loan-to-value ratios as of the cut-off date and the loan-to-value ratios at the maturity date) with respect to the mortgage loans were generally calculated using “as-is” values (or any equivalent term) as described under “Description of the Mortgage Pool—Certain Calculations and Definitions”; provided, that with respect to certain mortgage loans, the related loan-to-value ratios have been calculated using “as-complete”, “as-stabilized” or similar hypothetical values. In addition, with respect to certain mortgage loans secured by multiple mortgaged properties, the appraised value may be an “as portfolio” value that assigns a premium to the value of the mortgaged properties as a whole, which value exceeds the sum of their individual appraised values. Such mortgage loans are identified under the definitions of “Appraised Value” and/or “LTV Ratio” set forth under “Description of the Mortgage Pool—Definitions”. See “Risk Factors—Risks Relating to the Mortgage Loans—Appraisals May Not Reflect Current or Future Market Value of Each Property”.
(5)	In the case of mortgage loans that have one or more pari passu companion loans and/or subordinate companion loans that are not included in the issuing entity, the debt service coverage ratio, loan-to-value ratio and debt yield have been calculated including the related pari passu companion loan(s) but excluding any related subordinate companion loan.
(6)	Debt service coverage ratios (such as, for example, underwritten net cash flow debt service coverage ratios or underwritten net operating income debt service coverage ratios) are calculated based on “Annual Debt Service”, as defined under “Description of the Mortgage Pool—Certain Calculations and Definitions” and “—Definitions”.

The issuing entity will include five (5) Mortgage Loans (21.0%) that represent the obligations of multiple borrowers (other than by reason of cross-collateralization provisions and/or tenancies-in-common borrower structures) that are liable on a joint and several basis for the repayment of the entire indebtedness evidenced by the related Mortgage Loan.

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See also “—Certain Calculations and Definitions” above for important general and specific information regarding the manner of calculation of the underwritten debt service coverage ratios and loan-to-value ratios. See also “—Certain Terms of the Mortgage Loans” below for important information relating to certain payment and other terms of the Mortgage Loans.

Property Types

The table below shows the property type concentrations of the Mortgaged Properties:

Property Type Distribution(1)

Property Type	Number of Mortgaged Properties	Aggregate Cut-off Date Balance	Approx. % of Initial Pool Balance
Retail	7	$118,250,000	20.2%
Anchored	5	85,250,000	14.5
Outlet Center	2	33,000,000	5.6
Office	4	$115,709,368	19.7%
CBD	3	108,750,000	18.5
Suburban	1	6,959,368	1.2
Self Storage	26	$108,523,694	18.5%
Self Storage	26	108,523,694	18.5
Multifamily	7	$76,818,942	13.1%
Garden	6	41,013,942	7.0
Student Housing	1	35,805,000	6.1
Hospitality	1	$57,932,483	9.9%
Full Service	1	57,932,483	9.9
Leased Fee	1	$55,000,000	9.4%
Leased Fee	1	55,000,000	9.4
Industrial	2	$40,418,416	6.9%
Warehouse	1	24,500,000	4.2
Warehouse/Distribution	1	15,918,416	2.7
Mixed Use	1	$13,700,000	2.3%
Retail/Multifamily	1	13,700,000	2.3
Total	49	$586,352,904	100.0%

(1)	Because this table presents information relating to Mortgaged Properties and not Mortgage Loans, the information for Mortgage Loans secured by more than one Mortgaged Property is based on allocated loan amounts as set forth in Annex A-1.

Retail Properties

In the case of the retail properties or mixed use properties with retail components set forth in the above chart, we note the following:

●	With respect to the NOVA Retail 2-Pack Mortgage Loan (9.9%), partial releases are not permitted under the Mortgage Loan documents and, therefore, allocated loan amounts are not assigned to the individual Mortgaged Properties in the Mortgage Loan documents. The underwritten loan amounts allocated to the NOVA Retail 2-Pack Mortgaged Properties are calculated pro rata based on the individual “As-Is” appraised values for each of the related Mortgaged Properties.
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●	With respect to the NOVA Retail 2-Pack Mortgage Loan (9.9%), Marshall’s, the fourth largest tenant at the Fair City Mall Mortgaged Property and the third largest tenant at the Plaza at Landmark Mortgaged Property, (i) leases 35,875 square feet of retail space and 7,500 square feet of storage space at the Plaza at Landmark Mortgaged Property under a lease with an expiration date of January 31, 2034 and (ii) leases 27,630 square feet of retail space at the Fair City Mall Mortgaged Property under a lease with an expiration date of January 31, 2029.
●	With respect to the NOVA Retail 2-Pack Mortgage Loan (9.9%), JP Morgan Chase Bank, a tenant at the Fair City Mall Mortgaged Property representing 0.9% of the net rentable area, is affiliated with the related Mortgage Loan Seller.
●	With respect to the Ellenton Premium Outlets Mortgage Loan (3.1%), Saks Global Enterprises LLC and 112 affiliated debtors filed for Chapter 11 bankruptcy on January 13 and 14, 2026 in the U.S. Bankruptcy Court for the Southern District of Texas, Houston Division. Pursuant to an interim order entered by the Bankruptcy Court on February 2, 2026, the Saks debtors have been authorized to conduct closing sales at certain Saks OFF 5TH store locations, including the Ellenton Premium Outlets Mortgaged Property location, and such locations are anticipated to close as part of the reorganization.

See “Risk Factors—Risks Relating to the Mortgage Loans—Retail Properties Have Special Risks”, and “—Some Mortgaged Properties May Not Be Readily Convertible to Alternative Uses” in this prospectus, and “—Redevelopment, Renovation and Expansion” and “—Specialty Use Concentrations” below.

Office Properties

In the case of the office properties or mixed use properties with office components set forth in the above chart, we note the following:

●	With respect to the 50 West 23rd Street Mortgage Loan (9.0%), the property manager, an affiliate of the borrower, employs all employees that manage the Mortgaged Property and such employment is affected by a union agreement. The property manager and/or the borrower may ultimately be responsible for contributions to multiemployer pension plans or withdrawal liability. See “Risk Factors—Risks Relating to the Mortgage Loans—Collective Bargaining Activity May Disrupt Operations, Increase Labor Costs or Interfere with Business Strategies” in this prospectus.

See “Risk Factors—Risks Relating to the Mortgage Loans—Office Properties Have Special Risks” and “—Some Mortgaged Properties May Not Be Readily Convertible to Alternative Uses”.

Self Storage Properties

In the case of the self storage properties set forth in the above chart, see “Risk Factors—Risks Relating to the Mortgage Loans—Self Storage Properties Have Special Risks”.

Multifamily Properties

In the case of the multifamily properties or mixed use properties with multifamily components set forth in the above chart, we note the following:

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●	With respect to the Domain at Town Centre Mortgage Loan (6.1%), the Mortgaged Property is a student housing complex located near a public university.
●	With respect to each of the Juneau Ave Portfolio Mortgage Loan, the Arlington Gardens Mortgage Loan and the River Hills East Townhomes Mortgage Loan (collectively, 5.1%), all of the multifamily units at the related Mortgaged Properties are leased on a month-to-month basis.

See “Risk Factors—Risks Relating to the Mortgage Loans—Multifamily Properties Have Special Risks”. See also representation and warranty no. 8 in Annex D-1 and the exceptions thereto in Annex D-2 (subject to the limitations and qualifications set forth in the preamble to Annex D-1). See also representation and warranty No. 8 in Annex D-1 and the exceptions thereto in Annex D-2 (subject to the limitations and qualifications set forth in the preamble to Annex D-1).

Hospitality Properties

In the case of the hospitality properties set forth in the above chart, see “Risk Factors—Risks Relating to the Mortgage Loans—Hospitality Properties Have Special Risks”.

Certain of the hospitality Mortgaged Properties are subject to seasonal changes in revenues, such that such Mortgage Loans may not cover debt service during the off-seasons for such Mortgaged Properties. In certain cases, seasonality reserves may be required under the related Mortgage Loan documents.

The following table shows the breakdown of each Mortgaged Property associated with a hotel brand through a license agreement, franchise agreement, operating agreement or management agreement.

Mortgage Loan/Property Portfolio Names	Mortgage Loan Cut-off Date Balance ($)	Percentage (%) of the Initial Pool Balance by Allocated Loan Amount	Expiration/Termination of Related License/ Franchise Agreement, Operating Agreement or Management Agreement	Maturity Date of the Related Mortgage Loan
Marriott Anchorage Downtown	$57,932,483	9.9%	02/15/2042	03/11/2036

See “Risk Factors—Risks Relating to the Mortgage Loans—Risks Relating to Affiliation with a Franchise or Hotel Management Company” and “—Some Mortgaged Properties May Not Be Readily Convertible to Alternative Uses” in this prospectus, and “—Specialty Use Concentrations” below as well as “—Insurance Considerations”. For a description of scheduled PIPs with respect to certain Mortgaged Properties, see “—Redevelopment, Renovation and Expansion”.

Leased Fee Properties

In the case of the leased fee properties set forth in the above chart, see “Risk Factors—Risks Relating to the Mortgage Loans—Leased Fee Properties Have Special Risks”.

Industrial Properties

In the case of the industrial properties set forth in the above chart, see “Risk Factors—Industrial Properties Have Special Risks” and “—Some Mortgaged Properties May Not Be Readily Convertible to Alternative Uses”.

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Mixed Use Properties

In the case of the mixed use properties set forth in the above chart, each of the mixed use Mortgaged Properties has one or more retail and office uses, see “Risk Factors—Risks Relating to the Mortgage Loans—Mixed Use Properties Have Special Risks”, “—Office Properties Have Special Risks” and “—Some Mortgaged Properties May Not Be Readily Convertible to Alternative Uses” in this prospectus, and “—Specialty Use Concentrations” below.

Specialty Use Concentrations

Certain Mortgaged Properties have one of the 5 largest tenants by net rentable area that operates its space as a specialty use that may not allow the space to be readily converted to be suitable for another type of tenant, as set forth in the following table.

Specialty Use	Number of Mortgaged Properties	Approx. % of Initial Pool Balance (by allocated loan amount)
Grocery Store(1)	5	17.4%
Gym, Fitness Center, Spa or Health Club(2)	4	13.9%
Medical(3)	4	9.9%
Restaurant(4)	2	7.2%

See “Risk Factors—Risks Relating to the Mortgage Loans—Some Mortgaged Properties May Not Be Readily Convertible to Alternative Uses” and “—Adverse Environmental Conditions at or Near Mortgaged Properties May Result in Losses”.

The U-Haul of Eastgate & U-Haul of Irvington Mortgaged Property (0.4%) has a gas station on site.

Each of the U-Haul at North Sam Houston & Antoine Mortgaged Property, the U-Haul Storage of Clackamas Town Center Mortgaged Property, the U-Haul of Eastland Mortgaged Property, the U-Haul of New River Mortgaged Property and the Brandywine Regency Warehouse & Distribution Center Mortgaged Property (collectively, 4.1%) has an automobile service center/repair shop on site.

Significant Obligors

There are no significant obligors related to the issuing entity.

Mortgage Loan Concentrations

Top Fifteen Mortgage Loans or Groups of Cross-Collateralized Mortgage Loans

The following table shows certain information regarding the 15 largest Mortgage Loans or groups of cross-collateralized Mortgage Loans by Cut-off Date Balance:

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Loan Name	Mortgage Loan Cut-off Date Balance	Approx. % of Initial Pool Balance	Loan per SF/Unit(1)	U/W NCF DSCR(1)	Cut-off Date LTV Ratio(1)	Property Type
NOVA Retail 2-Pack	$58,000,000	9.9%	$196	1.39x	70.3%	Retail
Marriott Anchorage Downtown	$57,932,483	9.9%	$318,506	1.77x	57.5%	Hospitality
Sheraton Denver Downtown Hotel	$55,000,000	9.4%	$940	1.29x	76.6%	Leased Fee
50 West 23rd Street	$53,000,000	9.0%	$250	2.18x	39.9%	Office
Domain at Town Centre	$35,805,000	6.1%	$39,260	1.90x	54.9%	Multifamily
U-Haul AREC RW Portfolio	$34,733,694	5.9%	$141	1.40x	51.8%	Self Storage
1688 Meridian Avenue	$28,750,000	4.9%	$330	1.53x	52.2%	Office
255 Greenwich	$27,000,000	4.6%	$235	1.90x	52.5%	Office
Air Depot Industrial	$24,500,000	4.2%	$56	1.77x	62.5%	Industrial
Ellenton Premium Outlets	$18,000,000	3.1%	$251	2.31x	60.6%	Retail
Security Public Storage - Palm Desert	$16,500,000	2.8%	$106	1.33x	60.0%	Self Storage
Brandywine Regency Warehouse & Distribution Center	$15,918,416	2.7%	$121	1.27x	54.7%	Industrial
Birch Run Premium Outlets	$15,000,000	2.6%	$152	1.92x	56.7%	Retail
Greenwich Portfolio	$13,700,000	2.3%	$398	1.37x	62.6%	Mixed Use
Juneau Ave Portfolio	$13,401,535	2.3%	$111,679	1.34x	62.6%	Multifamily
Top 3 Total/Weighted Average	$170,932,483	29.2%		1.49x	68.0%
Top 5 Total/Weighted Average	$259,737,483	44.3%		1.69x	60.5%
Top 10 Total/Weighted Average	$392,721,178	67.0%		1.70x	58.7%
Top 15 Total/Weighted Average	$467,241,128	79.7%		1.66x	58.7%

(1)	In the case of each of the Mortgage Loans that is part of a Whole Loan, the calculation of the Loan per SF/Unit, U/W NCF DSCR and Cut-off Date LTV Ratio for each such Mortgage Loan is calculated based on the principal balance, debt service payment and Underwritten Net Cash Flow for the Mortgage Loan included in the issuing entity and the related Pari Passu Companion Loan(s) in the aggregate, but unless otherwise expressly stated, excludes any Subordinate Companion Loan. In general, when a Mortgage Loan is cross-collateralized and cross-defaulted with one or more other Mortgage Loans, we present loan-to-value ratio, debt service coverage ratio and debt yield information for the cross-collateralized group on an aggregate basis in the manner described in this prospectus (without regard to any limitation on the amount of indebtedness secured by any Mortgaged Property in such cross-collateralized group). On an individual basis, without regard to the cross-collateralization feature, any Mortgage Loan that is part of a cross-collateralized group of Mortgage Loans may have a higher loan-to-value ratio, lower debt service coverage ratio and/or lower debt yield than is presented in this prospectus.

For more information regarding the 15 largest Mortgage Loans or groups of cross-collateralized Mortgage Loans and/or loan concentrations and related Mortgaged Properties, see the individual Mortgage Loan and portfolio descriptions in Annex A-3. Other than with respect to the top 15 Mortgage Loans or groups of cross-collateralized Mortgage Loans identified in the table above, each of the other Mortgage Loans represents no more than 2.3% of the Initial Pool Balance.

See “Risk Factors—Risks Relating to the Mortgage Loans—Concentrations Based on Property Type, Geography, Related Borrowers and Other Factors May Disproportionately Increase Losses”.

Multi-Property Mortgage Loans and Related Borrower Mortgage Loans

The Mortgage Loans set forth in the table below entitled “Multi-Property Mortgage Loans” (17.7%) are secured by two or more properties. In some cases, however, the amount of the mortgage lien encumbering a particular property or group of those properties may be less than the full amount of indebtedness under the Mortgage Loan, generally to

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minimize recording tax. In such instances, the mortgage amount may equal a specified percentage (generally ranging from 100% to 150%, inclusive) of the appraised value or allocated loan amount for the particular Mortgaged Property. This would limit the extent to which proceeds from that property would be available to offset declines in value of the other Mortgaged Properties securing the same Mortgage Loan.

The table below shows each individual Mortgage Loan that is secured by two or more Mortgaged Properties.

Multi-Property Mortgage Loans(1)(2)

Mortgage Loan/Property Portfolio Names	Aggregate Cut-off Date Balance	Approx. % of Initial Pool Balance
NOVA Retail 2-Pack	$58,000,000	9.9%
U-Haul AREC RW Portfolio	34,733,694	5.9
Houston Multifamily Portfolio	11,000,000	1.9
Total	$103,733,694	17.7%

(1)	Total may not equal the sum of such amounts listed due to rounding.
(2)	In some cases, an individual Mortgaged Property may be comprised of two or more parcels, buildings or units that may not be contiguous or may be owned by separate borrowers or a portfolio of Mortgaged Properties may be comprised of Mortgaged Properties owned by separate borrowers.

In some cases, an individual Mortgaged Property may be comprised of two or more parcels, buildings or units that may not be contiguous or may be owned by separate borrowers or a portfolio of Mortgaged Properties may be comprised of Mortgaged Properties owned by separate borrowers.

Four (4) groups of Mortgage Loans, set forth in the table below entitled “Related Borrower Loans (Other than Cross-Collateralized Groups)” (collectively, 21.9%) are not cross-collateralized but have borrower sponsors related to each other. See “Risk Factors—Risks Relating to the Mortgage Loans—Concentrations Based on Property Type, Geography, Related Borrowers and Other Factors May Disproportionately Increase Losses” in addition to Annex A-1 and the related footnotes.

The following table shows each group of Mortgage Loans that are not cross-collateralized but have borrowers that are related to each other.

Related Borrower Loans (Other than Cross-Collateralized Groups)(1)

Mortgage Loan Names	Number of Mortgaged Properties	Aggregate Cut-off Date Balance	Approx. % of Initial Pool Balance
Group 1
Security Public Storage - Palm Desert	1	$ 16,500,000	2.8%
Security Public Storage - Santa Rosa	1	13,300,000	2.3
Security Public Storage - Moreno Valley	1	8,800,000	1.5
Security Public Storage - Sacramento I	1	6,750,000	1.2
Total	4	$45,350,000	7.7%
Group 2
Ellenton Premium Outlets	1	$ 18,000,000	3.1%
Birch Run Premium Outlets	1	15,000,000	2.6
Total	2	$33,000,000	5.6%
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Mortgage Loan Names	Number of Mortgaged Properties	Aggregate Cut-off Date Balance	Approx. % of Initial Pool Balance

Group 3
Juneau Ave Portfolio	1	$ 13,401,535	2.3%
Arlington Gardens	1	9,333,575	1.6
River Hills East Townhomes	1	7,278,833	1.2
Total	3	$30,013,942	5.1%
Group 4
Guardian Storage Waterfront	1	$ 10,920,000	1.9%
Guardian Storage Monroeville	1	9,120,000	1.6
Total	2	$20,040,000	3.4%

(1)	Totals may not equal the sum of such amounts listed due to rounding.

Mortgage Loans with related borrowers are identified under “Affiliated Sponsor” on Annex A-1. See “Risk Factors—Risks Relating to the Mortgage Loans—Concentrations Based on Property Type, Geography, Related Borrowers and Other Factors May Disproportionately Increase Losses” in addition to Annex A-1 and the related footnotes.

Geographic Concentrations

The table below shows the states that have concentrations of Mortgaged Properties that secure 5.0% or more of the Initial Pool Balance:

Geographic Distribution(1)

State	Number of Mortgaged Properties	Aggregate Cut-off Date Balance	% of Initial Pool Balance
New York	2	$80,000,000	13.6%
Virginia	3	$68,000,000	11.6%
Alaska	2	$60,353,388	10.3%
Florida	3	$56,750,000	9.7%
Colorado	1	$55,000,000	9.4%
California	7	$52,427,054	8.9%
Pennsylvania	4	$46,065,744	7.9%
West Virginia	1	$35,805,000	6.1%
Wisconsin	3	$30,013,942	5.1%

(1)	Because this table presents information relating to Mortgaged Properties and not the Mortgage Loans, the information for any Mortgaged Property that is one of multiple Mortgaged Properties securing a particular Mortgage Loan is based on an allocated loan amount as stated in Annex A-1.

The remaining Mortgaged Properties are located throughout twelve (12) other states with no more than 3.8% of the Initial Pool Balance by allocated loan amount secured by Mortgaged Properties located in any such jurisdiction.

In addition, with respect to the Mortgaged Properties in the Mortgage Pool, we note the following in respect of their geographic concentration:

●	Fifteen (15) Mortgaged Properties (22.1%) located in Florida, California and Texas, among others, are more susceptible to wildfires than properties in other parts of the country.
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●	Thirteen (13) Mortgaged Properties (20.4%) are located in areas that are considered a high earthquake risk (seismic zones 3 or 4), and seismic reports were prepared with respect to each of these Mortgaged Properties (except for the CubeSmart Arlington Mortgaged Property), and based on those reports, no Mortgaged Property has a seismic expected loss greater than 28.0%. See representation and warranty no. 18 in Annex D-1 and the exceptions thereto (subject to the limitations and qualifications set forth in the preamble in Annex D-1).
●	Five (5) Mortgaged Properties (11.6%) are each located within approximately 25 miles of the coast of the Gulf of Mexico or the Atlantic Ocean south of Maryland, and are therefore more susceptible to hurricanes. See representation and warranty no. 18 and 26 in Annex D-1 (subject to the limitations and qualifications set forth in the preamble in Annex D-1).

Mortgaged Properties with Limited Prior Operating History

Two (2) of the Mortgaged Properties (5.0%) (i) were constructed or the subject of a major renovation that was completed within 12 calendar months prior to the Cut-off Date and, therefore, the related Mortgaged Property has either no prior operating history or limited prior operating history, (ii) have a borrower or an affiliate under the related Mortgage Loan that acquired the related Mortgaged Property within 12 calendar months prior to the Cut-off Date and such borrower or affiliate was unable to provide the related mortgage loan seller with historical financial information for such acquired Mortgaged Property or (iii) are single tenant properties subject to triple net leases with the related tenant where the related borrower did not provide the related mortgage loan seller with historical financial information for the related Mortgaged Property.

See Annex A-3 for more information on the Mortgaged Properties with limited prior operating history relating to the 15 largest Mortgage Loans or groups of cross-collateralized Mortgage Loans.

See “Risk Factors—Risks Relating to the Mortgage Loans—Limited Information Causes Uncertainty”.

Tenancies-in-Common or Diversified Ownership

With respect to the Brandywine Regency Warehouse & Distribution Center Mortgage Loan, the Fountain Court Mortgage Loan and the CubeSmart Arlington Mortgage Loan (collectively, 5.1%), the related borrowers own all or a portion of the related Mortgaged Property as tenants-in-common and the respective tenants-in-common have agreed to a waiver of their rights of partition. See “Risk Factors—Risks Relating to the Mortgage Loans—The Borrower’s Form of Entity May Cause Special Risks” and “—Tenancies-in-Common May Hinder Recovery”.

Delaware Statutory Trusts

With respect to the Domain at Town Centre Mortgage Loan (6.1%), the borrower is a Delaware statutory trust (“DST”). A DST is restricted in its ability to actively operate a property, including with respect to loan workouts, leasing and re-leasing, making material improvements and other material actions affecting the related Mortgaged Properties. In order to accommodate this structure (and address the DST restrictions), a DST borrower typically enters into a master lease with a master tenant (which entity is controlled by the borrower sponsor or an affiliate). The master tenant enters into leases with the tenants at the Mortgaged Property. In the case of a Mortgaged Property that is owned by a DST, there

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is also a risk that obtaining the consent of the holders of the beneficial interests in the Delaware statutory trust will be time consuming and cause delays with respect to the taking of certain actions by or on behalf of the borrower, including with respect to the related Mortgaged Properties.

See “Risk Factors—Risks Relating to the Mortgage Loans— Performance of the Mortgage Loans Will Be Highly Dependent on the Performance of Tenants and Tenant Leases—Mortgaged Properties Leased to Borrowers or Borrower Affiliated Entities Also Have Risks”, “—Performance of the Mortgage Loans Will Be Highly Dependent on the Performance of Tenants and Tenant Leases—Tenant Bankruptcy Could Result in a Rejection of the Related Lease”, “—The Borrower’s Form of Entity May Cause Special Risks” and “—Risks Relating to Delaware Statutory Trusts”.

Fee & Leasehold Estates; Ground Leases

The table below shows the distribution of underlying interests encumbered by the mortgages related to the Mortgaged Properties:

Underlying Estate Distribution(1)

Underlying Estate	Number of Mortgaged Properties	Aggregate Cut-off Date Balance	Approx. % of Initial Pool Balance
Fee(2)	49	$586,352,904	100.0%
Total	49	$586,352,904	100.0%
(1)	Because this table presents information relating to Mortgaged Properties and not Mortgage Loans, the information for Mortgage Loans secured by more than one Mortgaged Property is based on allocated loan amounts as set forth in Annex A-1 to this prospectus.
(2)	For purposes of this prospectus, an encumbered interest will be characterized as a “fee interest” and not a leasehold interest if (i) the borrower has a fee interest in all or substantially all of the Mortgaged Property (provided that if the borrower has a leasehold interest in any portion of the Mortgaged Property, such portion is not, individually or in the aggregate, material to the use or operation of the Mortgaged Property), or (ii) the Mortgage Loan is secured by the borrower’s leasehold interest in the Mortgaged Property as well as the borrower’s (or other fee owner’s) overlapping fee interest in the related Mortgaged Property.

In general except as noted in the exceptions to representation and warranty no. 36 in Annex D-1 indicated on Annex D-2 or otherwise discussed below, and unless the related fee interest is also encumbered by the related Mortgage, each of the ground leases: (i) has a term that extends at least 20 years beyond the maturity date of the Mortgage Loan (taking into account all freely exercisable extension options); and (ii) contains customary mortgagee protection provisions, including notice and cure rights and the right to enter into a new lease with the applicable ground lessor in the event a ground lease is rejected or terminated. See Annex A-3 for more information on the Mortgaged Properties secured by ground leases relating to the 15 largest Mortgage Loans or groups of cross-collateralized Mortgage Loans.

As regards ground leases, see representation No. 36 on Annex D-1 and the exceptions thereto on Annex D-2.

Environmental Considerations

An environmental report was prepared for each Mortgaged Property no more than twelve (12) months prior to the Cut-off Date. See Annex A-1 for the date of the

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environmental report for each Mortgaged Property. The environmental reports were generally prepared pursuant to the American Society for Testing and Materials standard for a “Phase I” environmental site assessment (the “ESA”). In addition to the Phase I standards, some of the environmental reports will include additional research, such as limited sampling for asbestos-containing material, lead-based paint, radon or water damage with limited areas of potential or identified mold, depending on the property use and/or age. Additionally, as needed pursuant to American Society for Testing and Materials standards, supplemental “Phase II” site investigations have been completed for some Mortgaged Properties to further evaluate certain environmental issues, including certain recognized environmental conditions (each, a “REC”). A Phase II investigation generally consists of sampling and/or testing.

See “Risk Factors—Risks Relating to the Mortgage Loans—Adverse Environmental Conditions at or Near Mortgaged Properties May Result In Losses” in this prospectus. See also representation and warranty no. 43 in Annex D-1 and the exceptions thereto in Annex D-2 (subject to the limitations and qualifications set forth in the preamble to Annex D-1).

Described below is certain additional information regarding environmental issues at the Mortgaged Properties securing the Mortgage Loans:

●	With respect to the NOVA Retail 2-Pack Mortgage Loan (9.9%), the related ESA for each of the Fair City Mall Mortgaged Property and the Plaza at Landmark Mortgaged Property identified a recognized environmental condition related to the former presence of dry cleaning operations as follows:
o	The ESA with respect to the Fair City Mall Mortgaged Property indicated that dry cleaning operations existed at the Mortgaged Property intermittently from 1989 to 2014, and that a subsurface investigation performed in 2001 and 2003 determined the existence of impacts from volatile organic compounds to both soil and groundwater above current regulatory standards. The ESA recommended further evaluation to determine the impact to the subsurface.
o	The ESA with respect to the Plaza at Landmark Mortgaged Property indicated that dry cleaning operations existed at the Mortgaged Property from 1992 to 2008. The ESA noted that, while the related database listings showed small amount of non-acute hazardous waste, the presence of a drycleaner onsite for 16 years constituted a REC. The ESA further identified a controlled REC related to chlorinated solvent contamination from a former dry cleaner that received regulatory closure under the Virginia Department of Environmental Quality Voluntary Remediation Program in December 2021 and is subject to ongoing institutional controls which prohibit groundwater use and residential use at the Mortgaged Property. The ESA recommended further evaluation to determine if the former drycleaner tenant has impacted the subsurface of the Mortgaged Property.

The environmental consultant provided the lender with opinions of probable cost related to future remediation concluding that remediation would not exceed an upper range estimate of $1,816,000 in the aggregate. In lieu of further subsurface investigations recommended by the related ESAs, the lender obtained a Site Lender Environmental Asset Protection environmental insurance policy issued by Beazley Excess with total limits of $5,000,000 per occurrence and $10,000,000 in the aggregate, subject to a $25,000 deductible, with a 13-year policy term expiring February 20, 2039.

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●	With respect to the U-Haul AREC RW Portfolio Mortgage Loan (5.9%), the related ESAs identified RECs and controlled recognized environmental conditions (“CRECs”) at seven of the related Mortgaged Properties, as further described below. A premises environmental liability policy, issued by Great American Insurance Group, was purchased by the borrowers with the lender as the named insured for all Mortgaged Properties in which a REC was identified. The environmental insurance policy, which has a term of 13 years expiring on November 6, 2038, includes (x) a limit of liability of $3,000,000 (per claim and in the aggregate) for pollution legal liability, on-site and off-site clean-up costs, non-owned disposal site, in-bound and out-bound contingent transportation and business interruption or contingent business interruption (with a three-day deductible period) and a $100,000 self-insured retention for pollution legal liability and on-site and off-site clean-up costs and a $50,000 self-insured retention for non-owned disposal site and in-bound and out-bound contingent transportation; and (x) a limit of liability of $25,000 (per claim and in the aggregate) for on-site clean-up costs for biological hazards and a $2,500 self-insured retention.

With respect to the U-Haul of Anchorage Mortgaged Property (0.4%), the related ESA identified a REC with respect to an active leaking UST related to a release from two 4,000-gallon petroleum USTs removed in 1998. Historic remediation activities include limited soil removal, enhanced biodegradation, and ground water monitoring. However, a source area of impacted soil from such release remains on-site at the Mortgaged Property. A three-year corrective action plan has been approved to remediate the remaining contamination with remedial activities to continue until the matter is closed.

With respect to the U-Haul Storage of Clackamas Town Center Mortgaged Property (0.3%), the related ESA identified a CREC related to two USTs (a 500-gallon waste oil UST and a 10,000-gallon diesel UST). The USTs were decommissioned and removed from the Mortgaged Property in October 1998. Sampling taken at the time of removal indicated that heavy oil-range hydrocarbons and benzene were present, resulting in the necessity for further site investigation. From 1999 to 2008, further groundwater and soil samples, including the installation of groundwater monitoring wells, were collected indicating the presence of additional contaminants at the Mortgaged Property. By April 2008, contaminant concentrations in groundwater had dropped to below mandatory required levels in all monitoring wells except one, which was remediated by 2009. A “No Further Action” was issued the Oregon Department of Environmental Quality on February 18, 2009, which required that a risk assessment must be submitted for review and approval prior to the extraction of any groundwater.

With respect to the U-Haul of Eastland Mortgaged Property (0.2%), the related ESA identified a REC with respect to a floor drain in the maintenance shop on the Mortgaged Property which discharges to an oil/water separator system (the “OWS”). The OWS was installed in approximately 1999 and has historically received wastewater streams that potentially contained elevated levels of petroleum products and/or hazardous substances due to the historic auto service operations on the Mortgaged Property. No investigations have been conducted with respect to the OWS.

With respect to the U-Haul of Lynwood Mortgaged Property (0.2%), the related ESA identified a REC with respect to an adjacent property to the north on which a gasoline station and a dry cleaner previously operated. Releases from both of these historical operations have impacted the subsurface of the Mortgaged Property, the

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adjacent property and other nearby properties. Remedial activities have been ongoing for at least 20 years.

With respect to the U-Haul of New River Mortgaged Property (0.2%), the related ESA identified a REC with respect to nine out-of-service hydraulic lifts at the Mortgaged Property. According to the ESA, the hydraulic lifts were noted to have been abandoned with no associated assessment activities. A Phase II investigation was recommended to evaluate the potential for a release to soil and groundwater from the former hydraulic lifts. Costs relating to a Phase II investigation and addressing potential impacts in the future are estimated to range from $175,000 to $350,000. An environmental policy to address the identified REC was acquired by the borrower.

With respect to the U-Haul of Verde Valley Mortgaged Property (0.1%), the related ESA identified a REC with respect to two regional contaminant plumes to the north and south of the Mortgaged Property. The plumes were originally identified in August 2006, when the owners of a local recreational vehicle park filed a complaint pertaining to tetrachloroethylene contamination in a drinking water well and the plumes were placed on the Water Quality Assurance Revolving Fund registry on December 12, 2006. A remedial investigation report was finalized in May 2021 in which private wells and treatment systems were sampled periodically across the site. No wells were located on the Mortgaged Property. Sampling conducted in May 2019 identified no concentrations above laboratory limits and a proposed remedial action plan was completed in July 2025. The ESA determined that based on the regulatory oversight, identified responsible party(s), non-use of groundwater at the Mortgaged Property, absence of constituents of concern identified during 2020 sampling in the well closest to the Mortgaged Property, and depth to groundwater, the plume is considered unlikely to represent an immediate concern to the Mortgaged Property.

With respect to the U-Haul of Rainier Valley Mortgaged Property (0.1%), the related ESA identified a REC with respect to a gasoline fueling station operated in the northeastern portion of the Mortgaged Property from at least 1943 through 1959. The former gasoline station is not listed within regulatory database information and information regarding removal of underground storage tanks (“USTs”) and performance of subsurface investigations related to the former gasoline station is not available. Further, unrelated release incidents regarding the removal of two USTs not associated with the former gasoline station were reported on the Mortgaged Property. A case remains open with relation to such UST removal, for which no subsurface information has been produced since September 2005. Additionally, an electronics facility historically operated on the western adjoining property from at least 1964 through 2004 and is associated with releases of chlorinated solvents to groundwater.

●	With respect to the Brandywine Regency Warehouse & Distribution Center Mortgage Loan (2.7%), the related ESA identified long-term, onsite auto repair operations, which historically may have involved the use of an OWS, as a REC for the Mortgaged Property. According to the Phase I ESA, a building at the Mortgaged Property has been used for auto repair activities since it was built in 1991. Two manhole covers were observed during the Phase I ESA site inspection, which indicated the potential presence of an OWS along the northern side of the building, but no information was available in relation to the current condition of, or maintenance activities on, the OWS. Additionally, poor housekeeping was observed throughout the site. The Phase I ESA consultant estimated the cost to further investigate and, if necessary, remediate this REC to be $80,000 to $135,000. In lieu of conducting any further investigation, a pollution legal liability plus insurance policy, issued by SiriusPoint
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Specialty Insurance Corporation, was purchased at origination with the lender and its successors and assigns as their interests may appear as the named insured, a term of 13 years expiring November 20, 2038, a limit of liability of $1 million (per claim and in the aggregate) and a $25,000 self-insured retention.

●	With respect to the Houston Multifamily Portfolio Mortgage Loan (1.9%), the related ESA identified a REC at the Vista Oaks Apartments Mortgaged Property (0.9%) in connection with groundwater contamination due to the historical operation of off-site dry cleaning sites to the south of the Vista Oaks Apartments Mortgaged Property from approximately 1971 to 1999. The ESA consultant recommended no further action. The ESA consultant estimated a worst case cost of $275,000. At origination, the borrower obtained a lender’s pollution legal liability insurance policy from SiriusPoint Specialty Insurance Corporation, listing the lender as first named insured, with a per incident and aggregate limit of $1,000,000, except for a per incident limit for (i) disinfection costs of $25,000, (ii) evacuation costs of $250,000 and (iii) supplemental coverages of $250,000, and a self-insured retention amount of $25,000. SiriusPoint Specialty Insurance Corporation is rated “A-” by A.M. Best. The policy expires November 19, 2038, which is approximately 3 years past the maturity date of the Mortgage Loan.

Redevelopment, Renovation and Expansion

While certain Mortgaged Properties are currently undergoing or are expected to undergo material redevelopment, renovation or expansion, including with respect to hotel properties, executing property improvement plans (“PIPs”) required by the franchisors, no such Mortgaged Property secures (i) one of the 15 largest Mortgage Loans or groups of cross-collateralized Mortgage Loans or (ii) a Mortgage Loan with a property improvement plan in an amount exceeding 10% of the related Cut-off Date Balance of such Mortgage Loan.

We cannot assure you that any redevelopments, renovations or expansions will be completed, that any amounts reserved in connection therewith will be sufficient to complete any such redevelopment, renovation or expansion or that the failure to do so will not have a material adverse impact on the related Mortgaged Properties. Additionally, other Mortgaged Properties may, and likely do, have property improvement or renovation plans in various stages of completion or planning.

Certain risks related to redevelopment, renovation and expansion at a Mortgaged Property are described in “Risk Factors—Risks Relating to the Mortgage Loans—Risks Related to Redevelopment, Expansion and Renovation at Mortgaged Properties”.

Assessment of Property Value and Condition

In connection with the origination or acquisition of each Mortgage Loan or otherwise in connection with this offering, an appraisal was conducted in respect of the related Mortgaged Property by an independent appraiser that was state certified and/or a member of the Appraisal Institute or an update of an existing appraisal was obtained. In each case, the appraisal complied, or the appraiser certified that it complied, with the real estate appraisal regulations issued jointly by the federal bank regulatory agencies under the Financial Institutions Reform, Recovery, and Enforcement Act of 1989, as amended. In general, those appraisals represent the analysis and opinion of the person performing the appraisal and are not guarantees of, and may not be indicative of, present or future value. We cannot assure you that another person would not have arrived at a different valuation, even if such person used the same general approach to and same method of valuing the property or that different valuations would not have been reached separately by the

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mortgage loan sellers based on their internal review of such appraisals. The appraisals obtained as described above sought to establish the amount a typically motivated buyer would pay a typically motivated seller. Such amount could be significantly higher than the amount obtained from the sale of a Mortgaged Property under a distress or liquidation sale.

In addition, in general, a licensed engineer, architect or consultant inspected the related Mortgaged Property, in connection with the origination or acquisition of each of the Mortgage Loans or otherwise in connection with this offering, to assess the condition of the structure, exterior walls, roofing, interior structure and mechanical and electrical systems. Engineering reports by licensed engineers, architects or consultants generally were prepared, except for newly constructed properties, certain manufactured housing community properties and properties for which the borrower’s interest consists of a fee interest solely on the land and not any improvements, for the Mortgaged Properties in connection with the origination of the related Mortgage Loan or in connection with this offering. None of these engineering reports are more than thirteen (13) months old as of the Cut-off Date. In certain cases where material deficiencies were noted in such reports, the related borrower was required to establish reserves for replacement or repair or remediate the deficiency.

See Annex A-1 and the footnotes related thereto and the definition of “LTV Ratio” for additional information.

With respect to the Sheraton Denver Downtown Hotel Mortgage Loan (9.4%), the Mortgaged Property consists of the borrower’s land/ leased fee interest in a parcel improved by a Sheraton-managed hotel. The borrower does not own the improvements during the lease term. While the land and improvements were inspected, no property condition assessment was required in connection with the loan origination.

Litigation and Other Considerations

There may be material pending or threatened legal proceedings against, or other past or present material criminal or material adverse regulatory circumstances experienced by, the borrowers, their sponsors and managers of the Mortgaged Properties and their respective affiliates. In addition, the Mortgaged Properties may be subject to ongoing litigation. For example:

●	With respect to the Sheraton Denver Downtown Hotel Mortgage Loan (9.4%), the guarantor (AVR Enterprises, LLC (“AVR”)) is a named defendant in an action filed on July 22, 2022 by Breslin Brookhaven LLC (Breslin) alleging that defendants abused management authority for self-dealing purposes, and, further, that the transfer of Allan V. Rose’s interest in Rose-Breslin Associates (“RBA”) to AVR was in contravention of RBA’s operating agreement. The lawsuit seeks declaratory relief and damages in the approximate amount of $101,000,000. The matter is still active before the Superior Court for Nassau County, New York. In addition, AVR is a named defendant in an action filed May 16, 2024 by Breslin individually and on behalf of RBA alleging that the payment terms of loans from Allan V. Rose contemplated by RBA’s operating agreement were wrongfully re-characterized by AVR representatives. The lawsuit seeks monetary damages in the amount of not less than $31,727,894. On June 3, 2024 the Superior Court for Nassau County, New York denied AVR’s motion to compel arbitration or, in the alternative, to dismiss the complaint. AVR has filed a notice of appeal. Neither of the guarantor lawsuits involves the Mortgaged Property. AVR has stated net worth and liquidity in excess of the amounts in controversy.
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●	With respect to the Greenwich Portfolio Mortgage Loan (2.3%), the borrower sponsor is a party to two pending litigation matters initiated in 2025 by the borrower sponsor, as plaintiff, against her former business partner, Vasilios Lefkaditis (“Lefkaditis”), as defendant. The cases are currently being litigated in District Court in the Southern District of New York. The complaints generally allege certain fraudulent conduct, breach of fiduciary duties, breach of contract, conversion and misappropriation relating to their joint ownership of two commercial real estate properties (neither of which is collateral for the Mortgage Loan). The defendant has asserted counterclaims seeking injunctive and declaratory relief and damages in excess of $10 million for alleged civil RICO claims, abuse of process, injurious falsehood and breach of fiduciary duty. The thrust of the counterclaims is that the borrower sponsor and her husband and affiliates allegedly filed a number of lawsuits, knowingly making false claims against Mr. Lefkaditis with malicious intent which damaged his reputation and businesses and caused him financial harm, all in an effort to force him into an inequitable settlement. Both cases are currently stayed while settlement discussions proceed.
●	With respect to each of the Juneau Ave Portfolio Mortgage Loan, the Arlington Gardens Mortgage Loan and the River Hills East Townhomes Mortgage Loan (collectively, 5.1%), the related borrower sponsor and non-recourse carveout guarantor and his affiliated property management company (collectively, the “Defendants”) were defendants in a civil action filed by the State of Wisconsin (the “State”) in November 2021 alleging that the Defendants regularly violated certain state trade, consumer protection and landlord-tenant laws across the portfolio of multifamily properties owned and/or managed by the Defendants (which may include the related Mortgaged Properties) through a pattern of conduct that included, among other things, (i) including prohibited provisions in their rental agreements, such as (x) requiring tenants to pay attorney fees or costs incurred by the landlord in any legal action or dispute arising under the rental agreement, (y) waiving landlord liability for property damage or negligent acts or omissions of the landlord and (z) waiving the landlord’s statutory duty to maintain appliances furnished at the related premises, (ii) failure to return security deposits or unauthorized security deposit deductions, (iii) unauthorized entry into units without giving required notice or obtaining tenant consent for the purpose of making non-emergency alterations to the related premises, (iv) constructive eviction of tenants through renovation projects of newly acquired buildings, including blocking tenant access to dwellings, changing locks to doors, leaving hazards in walkways and creating unreasonable noise and air pollution, (v) confiscating personal property through seizing tenant property during the related tenancy and disposing of the property without permission or agreement from the tenant, (vi) charging late fees not authorized by the related rental agreement and (vii) fraudulent representations to tenants, including telling tenants, before and after the date the Defendants took over new buildings that the Defendants had purchased, that the related tenants had 30 days to vacate their apartment even if they had a valid rental agreement for longer (collectively, the “Violations”). On February 4, 2025, the Defendants and the State entered a Consent Judgment (the “Consent Judgment”) with the presiding court whereby the Defendants are required to, among other things, (i) comply with updated leasing and property management practices, including retention of tenant records and delivering annual compliance reports to the State for a period of four years, (ii) pay restitution in the amount of $250-$750 each to any tenants affected by the practices identified in the Consent Judgment, (iii) fund certain community-based rental assistance and eviction diversion programs over a four year period in the maximum aggregate amount of $2,050,000, and (iv) pay a civil forfeiture penalty to the State in the
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amount of $1,500,000 plus cost reimbursement in the amount of $249,225, each in monthly installment payments over a 36-month period. Per the terms of the Consent Judgment, and in lieu of personal liability for any future breach of the Consent Judgment, the Defendants have posted a letter of credit with Northern Trust Bank as security for all monetary obligations under the Consent Judgment. There can be no assurance that the payment of the monetary obligations under the foregoing Consent Judgment will not have a material adverse impact on the related borrowers, the related guarantor or the related Mortgaged Properties.

See “Risk Factors—Risks Relating to the Mortgage Loans—Litigation Regarding the Mortgaged Properties or Borrowers May Impair Your Distributions”. See also “—Loan Purpose; Default History, Bankruptcy Issues and Other Proceedings” below and representation and warranty no. 15 in Annex D-1 (subject to the limitations and qualifications set forth in the preamble to Annex D-1).

Condemnations

There may be Mortgaged Properties as to which there have been or are currently condemnations, takings and/or grant of easements affecting portions of such Mortgaged Properties, or property adjacent to such Mortgaged Properties, which, in general, would not and do not materially affect the use, value or operation of such Mortgaged Property.

Loan Purpose; Default History, Bankruptcy Issues and Other Proceedings

●	Twenty-seven (27) Mortgage Loans (92.2%) were originated in connection with the borrower’s refinancing of a previous mortgage loan.
●	Two (2) Mortgage Loans (7.8%) were originated in connection with the borrower’s acquisition of the related Mortgaged Property.

Certain of the borrowers, principals of the borrowers and other entities under the control of such principals or single tenants at the related Mortgaged Properties or in certain cases a Mortgaged Property that secures a Mortgage Loan are, or previously have been, parties to bankruptcy proceedings, foreclosure proceedings, deed-in-lieu of foreclosure transactions and/or mortgage loan workouts resulting from mortgage loan defaults, which in some cases involved a Mortgaged Property that secures a Mortgage Loan to be included in the Trust. For example:

●	With respect to the Marriott Anchorage Downtown, 50 West 23rd Street, Domain at Town Centre, 255 Greenwich, Ellenton Premium Outlets, Birch Run Premium Outlets, Greenwich Portfolio, Houston Multifamily Portfolio and the Fountain Court Mortgage Loans (collectively, 41.2%), (a) within approximately the last 10 years, related borrowers, sponsors and/or key principals (or affiliates thereof) have previously (i) sponsored, been a key principal with respect to, or been a payment or non-recourse carveout guarantor on mortgage loans secured by, real estate projects (including in some such cases, the particular Mortgaged Property or Mortgaged Properties referenced above in this sentence) that became the subject of foreclosure proceedings, a receivership or a deed-in-lieu of foreclosure or bankruptcy proceedings or directly or indirectly secured a real estate loan or a real estate related mezzanine loan that was the subject of a discounted payoff, sale at a loss or modification, or (ii) been the subject of personal bankruptcy proceedings, (b) the related Mortgage Loan refinanced a prior loan secured by, or a mezzanine loan secured by interests in the owner of, the Mortgaged Property which prior loan was the subject of a maturity default, a maturity extension or a discounted payoff, short
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sale or other restructuring, (c) within approximately the last 10 years, the Mortgaged Property was acquired by the related borrower or an affiliate thereof from a foreclosing lender or through foreclosure or a deed-in-lieu of foreclosure, as part of an REO transaction, at a foreclosure sale or out of receivership, or (d) the Mortgaged Property has been or currently is involved in a borrower, principal or tenant bankruptcy.

In particular, with respect to the 15 largest Mortgage Loans or groups of cross-collateralized Mortgage Loans or groups of Mortgage Loans with related borrowers, we note the following:

●	With respect to the Marriott Anchorage Downtown Mortgage Loan (9.9%), the non-recourse carveout guarantor, CSC Holdings, LLC, an affiliate of Columbia Sussex Corporation, has been involved in various mortgage defaults, including (A) since 2009, 16 foreclosures, eight deeds in lieu, and four discounted payoffs, including eight COVID-impacted properties that were the subject to foreclosure or deeds-in-lieu; (B) the maturity default of a 14-property Wyndham-branded portfolio in 2010 that resulted in a deed-in-lieu, and (C) the Chapter 11 bankruptcy filing of an affiliate, Tropicana Entertainment, in 2008 following the denial of a gaming license for an Atlantic City, New Jersey casino property.
●	With respect to the 50 West 23rd Street Mortgage Loan (9.0%), the borrower sponsor and non-recourse carveout guarantor were involved in the acquisition of an office property in Texas that was financed by a mortgage loan that was subsequently securitized. Following a major tenant’s decision to not renew its lease in 2016, the mortgage loan was transferred to special servicing. The mortgage loan was restructured and ultimately paid off with a 24% loss severity to the securitization trust.
●	With respect to the Domain at Town Centre Mortgage Loan (6.1%), the borrower sponsor, Fortress Investment Group LLC, or its affiliates have been involved in various mortgage defaults, including a loan secured by a retail condominium located in New York City that was transferred to special servicing following a September 2022 maturity default. The borrower sponsor and special servicer have agreed to a loan modification that extends the loan term and involves an A/B note split.
●	With respect to the 255 Greenwich Mortgage Loan (4.6%), the borrower sponsor reported prior defaults and/or foreclosures, including (i) a discounted purchase of a loan secured by a retail condominium unit in Philadelphia owned by the borrower sponsor, which ultimately resulted in a deed in lieu of foreclosure in June 2017, (ii) a deed in lieu of foreclosure on three bank call center properties in Kentucky, North Carolina and Idaho in April 2018 and (iii) a forbearance and two-year maturity extension in 2025 on a loan secured by a residential condominium in Tribeca.
●	With respect to each of the Ellenton Premium Outlets Mortgage Loan (3.1%) and the Birch Run Premium Outlets Mortgage Loan (2.6%), the related borrower sponsor, Simon Property Group, L.P., has sponsored other real estate projects over the last 10 years that have been the subject of mortgage loan defaults, foreclosure proceedings and deeds-in-lieu of foreclosure.
●	With respect to the Greenwich Portfolio Mortgage Loan (2.3%), in September 2020, a forbearance agreement was entered into with respect to the prior loan (which was secured by the Greenwich Portfolio Mortgaged Property plus three other adjacent properties that are not part of the collateral for the Mortgage Loan) due to COVID-
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related impacts. The prior loan sponsor (who is not a sponsor of the Mortgage Loan) was James Cabrera (“Cabrera”). The prior loan had a related mezzanine loan. In May 2022, the borrower sponsor for the Mortgage Loan, Englantina Gega and her former partner, Mr. Lefkaditis, acquired such mezzanine loan, which had an original balance of $2.7 million, for $900,000 and foreclosed on Mr. Cabrera’s equity interest in the Mortgaged Property on June 30, 2022. Following a modification of the forbearance agreement on July 27, 2022, ownership of the Mortgaged Property was split equally between the borrower sponsor and Mr. Lefkaditis, with Mr. Lefkaditis also serving as guarantor on the senior loan. On December 31, 2023, the borrower sponsor purchased Mr. Lefkaditis’ interest, consolidating ownership in the Mortgaged Property under an entity wholly owned by the borrower sponsor. This triggered a non-monetary default under the prior loan (an unpermitted transfer) because the transfer occurred without first obtaining lender consent.

Certain risks relating to bankruptcy proceedings are described in “Risk Factors—Risks Relating to the Mortgage Loans—A Bankruptcy Proceeding May Result in Losses and Delays in Realizing on the Mortgage Loans” and “—Litigation Regarding the Mortgaged Properties or Borrowers May Impair Your Distributions” and “Certain Legal Aspects of Mortgage Loans—Foreclosure—Bankruptcy Laws”. See also representation and warranty nos. 41 and 42 in Annex D-1 and the exceptions to representation and warranty no. 42 in Annex D-2 (subject to the limitations and qualifications set forth in the preamble to Annex D-1).

Tenant Issues

Tenant Concentrations

The Mortgaged Properties have tenant concentrations as set forth below:

●	Two (2) Mortgaged Properties (12.1%) are each leased entirely to a single tenant.
●	Two (2) Mortgaged Properties (3.6%) are leased (or marketed to be leased) to multiple tenants; however, one such tenant occupies 50% or more of the NRA of such Mortgaged Property.

See “—Lease Expirations and Terminations” below, and “Risk Factors—Risks Relating to the Mortgage Loans—Risks of Commercial and Multifamily Lending Generally”, “—Performance of the Mortgage Loans Will Be Highly Dependent on the Performance of Tenants and Tenant Leases—A Tenant Concentration May Result in Increased Losses” and “—Concentrations Based on Property Type, Geography, Related Borrowers and Other Factors May Disproportionately Increase Losses”.

Lease Expirations and Terminations

Expirations

Certain of the Mortgaged Properties are subject to tenant leases that expire before the maturity date of the related Mortgage Loan. For tenant lease expiration information in the form of a lease rollover chart relating to each of the top 15 Mortgage Loans or groups of cross-collateralized Mortgage Loans, see the related summaries attached as Annex A-3. In addition, see Annex A-1 for tenant lease expiration dates for the 5 largest tenants (based on NRA leased) at each mixed use, office, industrial and retail Mortgaged Property. Whether or not any of the 5 largest tenants at a particular Mortgaged Property have leases that expire before, or shortly after, the maturity of the related Mortgage Loan, there may be a significant percentage of leases at a particular Mortgaged Property that expire in a single

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calendar year, a rolling 12-month period or prior to, or shortly after, the maturity of a Mortgage Loan. Furthermore, some of the Mortgaged Properties have significant leases or a significant concentration of leases that expire before, or shortly following, the maturity of the related Mortgage Loan. In addition, certain other Mortgaged Properties may have a significant portion of the leases that expire or can be terminated in a particular year, or portion thereof, at the related Mortgaged Property. Prospective investors are encouraged to review the charts entitled “Tenant Summary” and “Lease Expiration Schedules” for the 15 largest Mortgage Loans or groups of cross-collateralized Mortgage Loans presented on Annex A-3, in particular those related to the 1688 Meridian Avenue Mortgage Loan.

If a Mortgaged Property loses its sole tenant, whether upon expiration of the related lease or otherwise, the “dark value” of such Mortgaged Property may be materially below the “as-is” value of such Mortgaged Property or even the unpaid principal balance of the related Mortgage Loan because of the difficulties of finding a new tenant that will lease the space on comparable terms as the old tenant. Such difficulties may arise from an oversupply of comparable space, high vacancy rates, low rental rates or the Mortgaged Property’s lack of suitability for most potential replacement tenants.

With respect to certain Mortgaged Properties, there are leases that represent in the aggregate a material (greater than 25%) portion of the NRA of the related Mortgaged Property that expire in a single calendar year prior to, or shortly after, the maturity of the related Mortgage Loan.

●	With respect to the Air Depot Industrial Mortgage Loan (4.2%), approximately 45.1% of the net rentable area at the Mortgaged Property is scheduled to expire on December 31, 2034.
●	With respect to the Fountain Court Mortgage Loan (1.7%), leases representing approximately 69.5% of net rentable area at the Mortgaged Property are currently scheduled to expire in 2028, including the largest tenant, Bealls, Inc., representing approximately 47.7% of net rentable area at the Mortgaged Property, and the second largest tenant, Bayside Community Church of Sarasota Inc, representing approximately 18.6% of net rentable area at the Mortgaged Property.

In addition, certain Mortgage Loans secured by a portfolio of properties may have one or more of those individual properties occupied by single tenants. See Annex A-1 to this prospectus.

See Annex A-1 for tenant lease expiration dates for the 5 largest tenants (based on NRA leased) at each mixed use, office, industrial and retail Mortgaged Property.

Terminations

In addition to termination options tied to certain triggers as described in “Risk Factors—Risks Relating to the Mortgage Loans—Performance of the Mortgage Loans Will Be Highly Dependent on the Performance of Tenants and Tenant Leases—Early Lease Termination Options May Reduce Cash Flow” that are common with respect to retail properties, certain tenant leases permit the related tenant to unilaterally terminate its lease at any time.

For example, with respect to (i) single tenant properties, (ii) the largest 5 tenants with respect to the 15 largest Mortgage Loans or groups of cross-collateralized Mortgage Loans and (iii) tenants that, alone or together with affiliated tenants, occupy 50% or more of the net rentable area of, or represent 50% or more of the underwritten revenues of, the related Mortgaged Properties, certain of such tenants have unilateral termination options or

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termination options related to lack of appropriations with respect to all or a portion of their space as set forth below:

●	With respect to the 50 West 23rd Street Mortgage Loan (9.0%), (i) the largest tenant at the Mortgaged Property, NYC Department of Education, representing approximately 19.3% of the net rentable square footage and approximately 20.7% of underwritten base rent at the Mortgaged Property, has the right to terminate its lease at any time by delivering at least six months’ prior written notice, (ii) the second largest tenant, Buzzfeed, Inc., representing approximately 12.7% of the net rentable square footage and approximately 12.0% of underwritten base rent at the Mortgaged Property, has the right to terminate its lease effective as of December 31, 2031, provided it gives 12 months prior written notice and pays an early termination fee, (iii) the third largest tenant, MSQ Partners NA LLC, representing approximately 11.5% of the net rentable square footage and approximately 11.3% of underwritten base rent at the Mortgaged Property, has the right to terminate its lease effective as of July 31, 2033, provided it gives 12 months prior written notice and pays an early termination fee and (iv) the fifth largest tenant, Trustpilot, Inc., representing approximately 9.3% of the net rentable square footage and approximately 10.6% of underwritten base rent at the Mortgaged Property, has the option to terminate its lease effective as of February 29, 2028, provided it gives nine months prior written notice and pays an early termination fee.
●	With respect to the 1688 Meridian Avenue Mortgage Loan (4.9%), the second largest tenant, Ryan Specialty, LLC, has a one-time right to terminate its lease effective October 31, 2028 exercisable with 12 months’ notice, subject to a termination fee of (x) the unamortized amount of (i) the total hard and soft costs of the landlord improvements, (ii) the rent abatement specified in the first amendment to the lease and (iii) any leasing commissions paid for under the lease in connection with the extension term, all calculated as of the early termination date (all such amounts being amortized on a straight-line basis over the extension term, plus interest on all such amortized amounts, payable at a rate of 8.0% per annum); plus (y) the sum of one month of the then prevailing rent under the lease.
●	With respect to the Birch Run Premium Outlets Mortgage Loan (2.6%), the largest tenant at the Mortgaged Property, Pottery Barn, representing approximately 5.1% of the net rentable square footage at the Mortgaged Property, has the right to terminate its lease at any time upon 120 days prior written notice.
●	With respect to the Greenwich Portfolio Mortgage Loan (2.3%), the second largest commercial tenant, Dance Adventure, Inc., representing approximately 19.4% of the commercial net rentable square footage at the Mortgaged Property, has the right to terminate its lease every June through 2027, with 120 days’ notice. The third largest commercial tenant, The Children’s Medical Group, representing approximately 12.2% of the commercial net rentable square footage at the Mortgaged Property, has the right to terminate its lease at any time with 2-years notice.

In addition, with respect to certain retail properties, some or all of the related tenants may not be required to continue to operate (i.e., such tenants may “go dark”) at such properties. With respect to any such tenant that has a right to go dark, if such tenant elects to go dark, such election may trigger co-tenancy clauses in other tenants’ leases.

For more information related to tenant termination options held by the 5 largest tenants (by net rentable area leased) at a Mortgaged Property or portfolio of Mortgaged Properties see the charts entitled “Tenant Summary” and “Lease Expiration Schedules” for the 15

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largest Mortgage Loans or groups of cross-collateralized Mortgage Loans presented on Annex A-3 to this prospectus.

Other

Tenants under certain leases included in the Underwritten Net Cash Flow, Underwritten NOI and/or Underwritten Economic Occupancy may not be in physical occupancy, may not have begun paying rent, may be in negotiation or may have sublet a portion of their space or have provided notice of their intent to sublet out a portion of their space in the future.

For example, with respect to (i) single tenant properties, (ii) the largest 5 tenants with respect to the largest 15 Mortgage Loans or groups of cross-collateralized Mortgage Loans and (iii) tenants that, alone or together with affiliated tenants, occupy 50% or more of the net rentable area of, or represent 50% or more of the underwritten revenues of, the related Mortgaged Properties, certain of such tenants have not taken occupancy or commenced paying rent, may have subleased their spaces, may be in negotiation or have rent underwritten on a straight-lined basis as set forth below:

●	With respect to the NOVA Retail 2-Pack Mortgage Loan (9.9%), Safeway, the largest tenant at the Fair City Mall Mortgaged Property (approximately 15.3% of the net rentable area), is entitled to one month of free rent every September through September 2031.
●	With respect to the NOVA Retail 2-Pack Mortgage Loan (9.9%), the lease term of LA Fitness, the fourth largest tenant at the Plaza at Landmark Mortgaged Property (approximately 9.8% of the net rentable area) is scheduled to expire in January 2028 (the “LA Fitness Expiration”). The related borrower is in discussion with Crunch Fitness to take occupancy of the space upon the LA Fitness Expiration, with a letter of intent in draft form. We cannot assure you that, in the event LA Fitness vacates upon the LA Fitness Expiration, Crunch Fitness will execute the letter of intent and lease the space currently occupied by LA Fitness as expected or at all.
●	With respect to the 50 West 23rd Street Mortgage Loan (9.0%), the following top five tenants have abated rent as follows: (i) Buzzfeed, Inc. (monthly abatement of $208,095 for the months of January 2027 and January 2028, and a monthly abatement of $212,257 for the month of August 2029), (ii) MSQ Partners NA LLC (monthly abatement of $191,365 from March 2026 through July 2026), and (iii) Trustpilot, Inc. (monthly abatement of $193,234.50 for the months of March 2028 and April 2028). At origination of the Mortgage Loan, approximately $2,746,644 was deposited into a free rent reserve for multiple tenants, including the foregoing.
●	With respect to the 50 West 23rd Street Mortgage Loan (9.0%), certain tenants at the Mortgaged Property are currently subleasing their respective spaces to third-party subtenants with respect to, in the aggregate, 29,940 square feet, representing approximately 9.0% of the net rentable square footage at the Mortgaged Property, including Trustpilot, Inc., the fifth largest tenant, currently occupying 30,737 square feet (approximately 9.3% of the net rentable square footage), which is subleasing 8,595 square feet to One Footprint Inc. and ShoulderTap Technologies, Inc. at a sublease rate of $60.00 per square foot through March 30, 2030 (one day prior to expiration of the prime lease), with an underwritten rent per square foot under the prime lease of $70.04.
●	With respect to the 1688 Meridian Avenue Mortgage Loan (4.9%), Cajun Boil, the fourth tenant, has not yet commenced paying rent.
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●	With respect to the 255 Greenwich Mortgage Loan (4.6%), four tenants (City University of New York - BMCC, The City of New York - DCAS, Target Corporation and Cornell University) had their rent underwritten on a straight-lined basis, totaling $1,383,883.

See “Risk Factors—Risks Relating to the Mortgage Loans—Underwritten Net Cash Flow Could Be Based On Incorrect or Flawed Assumptions”.

For more information related to tenants not yet in occupancy or in a free rent period at a Mortgaged Property or portfolio of Mortgaged Properties, see Annex A-3 for more information on other tenant matters relating to the 15 largest Mortgage Loans or groups of cross-collateralized Mortgage Loans.

Purchase Options and Rights of First Refusal

Below are certain purchase options and rights of first refusal to purchase all or a portion of the Mortgaged Property with respect to certain of the Mortgaged Properties.

●	With respect to the Mortgaged Properties or portfolios of Mortgaged Properties identified on Annex A-1 to this prospectus as Marriott Anchorage Downtown, Sheraton Denver Downtown Hotel and Cherry Hill Court (collectively, 20.5%), one or more of the related Mortgaged Properties is subject to a purchase option, right of first refusal (“ROFR”) or right of first offer (“ROFO”) to purchase such Mortgaged Property, a portion thereof or a related pad site; such rights are held by either a tenant at the related Mortgaged Property, a tenant at a neighboring property, a hotel franchisor, a licensee, a homeowner’s association, another unit owner or the board of managers of the related condominium, a neighboring property owner, a master tenant, a lender or another third party. See “Yield and Maturity Considerations” in this prospectus. See representation and warranty no. 8 in Annex D-1 and the exceptions thereto on Annex D-2 (subject to the limitations and qualifications set forth in the preamble to Annex D-1).

In particular, with respect to the 15 largest Mortgage Loans or groups of cross-collateralized Mortgage Loans presented on Annex A-3, we note the following:

●	With respect to the Marriott Anchorage Downtown Mortgage Loan (9.9%), franchisor (Marriott International, Inc.) has a Right of First Refusal (ROFR) to acquire the subject property if there is transfer of hotel or controlling direct or indirect interest in the Borrower to a competitor (generally, any person that exclusively develops, operates or franchises through or with a competitor of franchisor comprising at least 10 luxury service hotels, 20 full service hotels or 50 limited service hotels). The ROFR is not extinguished by foreclosure or deed-in-lieu thereof, and if transfer to competitor is by foreclosure, or if franchisee or its affiliates become a competitor, franchisor has right to purchase hotel upon notice to franchisee. Franchisor comfort letter provides that, if lender exercises remedies against franchisee, lender may appoint a lender affiliate to acquire the property and enter into a management or franchise agreement if it is not competitor or competitor affiliate; provided, however, that a lender affiliate will not be deemed a competitor simply due to its ownership of multiple or competing hotels or having engaged managers to manage such other hotels.
●	With respect to the Sheraton Denver Downtown Hotel Mortgage Loan (9.4%), the Mortgaged Property consists of the borrower’s land/ leased fee interest in a parcel improved by a Sheraton-managed hotel. The ground lessee, Denver HS-EF Court Place, LLC (or its successors/ assigns) has an option to purchase the entirety of the related fee
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interest, as follows: (i) by notice to ground lessor not later than June 30, 2035 (6 months prior to the last day of the 20th lease year) with closing occurring between July 1 and December 31, 2035 (the last 6 months of the 20th lease year) (the “First Purchase Option”); (ii) by notice to ground lessor not later than June 30, 2045 (6 months prior to the last day of the 30th lease year) with closing occurring between July 1 and December 31, 2045 (the last 6 months of the 30th lease year) (the “Second Purchase Option”); or (iii) in conjunction with a casualty affecting more than 25% of the leased premises or a substantial condemnation affecting substantially all of the leased premises (the “Casualty/Condemnation Option”). With respect to the First Purchase Option and Second Purchase Option, the option strike price is calculated using a 5% capitalization rate applied to the base rent payable during the twenty-first and thirty-first lease years, respectively (i.e., base rent divided by 0.05), together with certain defeasance or prepayment costs of the ground lessor’s financing if the settlement date is prior to the last three months of the related option period. The First Purchase Option will occur within the loan term (the loan matures January 1, 2036), but will fall within the loan’s 6-month open prepayment period. The calculation of the option strike price will yield an amount greater than the original principal balance of the Mortgage Loan. The ground lessee’s current annual rent is currently $13,196,026.08. The Casualty/Condemnation Option uses a similar option strike price formula but is based on then-current rent. The calculation of the option strike price in each scenario will yield an amount greater than the original principal balance of the Sheraton Denver Downtown Hotel Whole Loan.

See “Risk Factors—Risks Relating to the Mortgage Loans—Performance of the Mortgage Loans Will Be Highly Dependent on the Performance of Tenants and Tenant Leases—Leases That Are Not Subordinated to the Lien of the Mortgage or Do Not Contain Attornment Provisions May Have an Adverse Impact at Foreclosure”.

Affiliated Leases

Certain of the Mortgaged Properties are leased in whole or in part by borrowers or borrower affiliates. Set forth below are examples of Mortgaged Properties or portfolios of Mortgaged Properties at which at least 20% of (i) the gross income at the Mortgaged Property or portfolio of Mortgaged Properties relates to leases between the borrower and an affiliate of the borrower or (ii) the NRA at the Mortgaged Property or portfolio of Mortgaged Properties is leased to an affiliate of the borrower:

●	With respect to the Brandywine Regency Warehouse & Distribution Center Mortgage Loan (2.7%), the sole tenant of the Mortgaged Property is 100% owned by the borrower sponsors. The borrower sponsors have provided a guaranty of the lease obligations of the sole tenant. There can be no assurance that the borrower sponsors will have the resources to perform their guaranty obligations. Conversely, the existence of such guaranty increases the likelihood of a consolidation of the borrower with its affiliates in the event of a bankruptcy of such affiliates.
●	With respect to the Park Center Plaza I, II, III Mortgage Loan (1.2%), the largest tenant at the Mortgaged Property, MAI Capital Management, representing approximately 16.5% of the net rentable square footage at the Mortgaged Property, is a limited partner investor in the borrower.

See “Risk Factors—Risks Relating to the Mortgage Loans—Performance of the Mortgage Loans Will Be Highly Dependent on the Performance of Tenants and Tenant Leases—Mortgaged Properties Leased to Borrowers or Borrower Affiliated Entities Also Have Risks”.

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Competition from Certain Nearby Properties

Certain of the Mortgaged Properties may be subject to competition from nearby properties that are owned by affiliates of the related borrowers, or such borrowers themselves. In particular, with respect to Mortgaged Properties where the related borrower sponsor owns one or more properties that are directly competitive with the related Mortgaged Property, we note the following:

●	With respect to the Ellenton Premium Outlets Mortgage Loan (3.1%), the related appraisal identified three properties that are primary competitors to the related Mortgaged Property, including Mall at University Town Center, a super-regional mall located approximately 12.5 miles away, and Tampa Premium Outlets, an outlet center located approximately 52.0 miles away, both of which are also owned by the related borrower sponsor.
●	With respect to each of the Juneau Ave Portfolio Mortgage Loan, the Arlington Gardens Mortgage Loan and the River Hills East Townhomes Mortgage Loan (collectively, 5.1%), the related borrower sponsor owns thousands of other multifamily units in the city of Milwaukee, Wisconsin, which may be directly competitive with the Mortgaged Properties.
●	With respect to the Houston Multifamily Portfolio Mortgage Loan (1.9%), the borrower sponsor owns multiple competing multifamily properties in the same metropolitan area as the Mortgaged Property.
●	With respect to the Guardian Storage Waterfront Mortgage Loan (1.9%) and the Guardian Storage Monroeville Mortgage Loan (1.6%), the Mortgaged Properties are owned by the same sponsor and both located in Allegheny County, Pennsylvania. Additionally, the related appraisal identified several properties within a 5-mile radius that are also owned by the related sponsor and may be competitive with each of the related Mortgaged Properties.
●	With respect to the Park Center Plaza I, II, III Mortgage Loan (1.2%), the borrower sponsor owns multiple office properties in the same metropolitan area as the Mortgaged Property that may compete with the Mortgaged Property.

See “Risk Factors—Risks Related to Conflicts of Interest—Other Potential Conflicts of Interest May Affect Your Investment”.

Insurance Considerations

The Mortgage Loans generally require that each Mortgaged Property be insured by a hazard insurance policy in an amount (subject to an approved deductible) at least equal to the lesser of the outstanding principal balance of the related Mortgage Loan and 100% of the replacement cost of the improvements located on the related Mortgaged Property, and if applicable, that the related hazard insurance policy contain appropriate endorsements or have been issued in an amount sufficient to avoid the application of co-insurance and not permit reduction in insurance proceeds for depreciation; provided that, in the case of certain of the Mortgage Loans, the hazard insurance may be in such other amounts as was required by the related originators.

In general, the standard form of hazard insurance policy covers physical damage to, or destruction of, the improvements on the Mortgaged Property by fire, lightning, explosion, smoke, windstorm and hail, riot or strike and civil commotion, subject to the conditions and

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exclusions set forth in each policy. Each Mortgage Loan generally also requires the related borrower to maintain comprehensive general liability insurance against claims for personal and bodily injury, death or property damage occurring on, in or about the related Mortgaged Property in an amount generally equal to at least $1,000,000. Each Mortgage Loan generally further requires the related borrower to maintain business interruption insurance in an amount not less than approximately 100% of the gross rental income from the related Mortgaged Property for not less than 12 months. In general, the Mortgage Loans (including those secured by Mortgaged Properties located in Alaska, California, Oregon, Tennessee and Washington) do not require earthquake insurance. Thirteen (13) of the Mortgaged Properties (20.4%) are located in areas that are considered a high earthquake risk (seismic zones 3 and 4). Seismic reports were prepared with respect to each of these Mortgaged Properties (except for the CubeSmart Arlington Mortgaged Property), and based on those reports, no Mortgaged Property has a probable maximum loss greater than 28.0%. See representation and warranty no. 18 on Annex D-1 and the exceptions to representation and warranty no. 18 on Annex D-2 (subject to the limitations and qualifications set forth in the preamble to Annex D-1).

With respect to certain of the Mortgaged Properties, the related borrowers (or, in some cases, tenants which are permitted to maintain insurance in lieu of the related borrowers) maintain insurance under blanket policies.

Certain of the Mortgaged Properties may permit the borrower’s obligations to provide required insurance (including property, rent loss, liability and terrorism coverage) to be suspended if a sole or significant tenant or the property manager elects to provide third party insurance or self-insurance in accordance with its lease or management agreement. For example:

●	With respect to each of the Ellenton Premium Outlets Mortgage Loan (3.1%) and the Birch Run Premium Outlets Mortgage Loan (2.6%), the related Mortgage Loan documents permit an insurance deductible or self-insured retention not to exceed $750,000, with respect to the required commercial general liability insurance.

Under certain circumstances generally relating to a material casualty, a sole tenant entitled to self-insure may have the right to terminate its lease at the related Mortgaged Property under the terms of that lease. If the tenant fails to provide acceptable insurance coverage or, if applicable, self-insurance, the borrower generally must obtain or provide supplemental coverage to meet the requirements under the Mortgage Loan documents. See representation and warranty nos. 18 and 31 on Annex D-1 and the exceptions to representation and warranty nos. 18 and 31 on Annex D-2 (subject to the limitations and qualifications set forth in the preamble to Annex D-1).

In situations involving leased fee properties, where the tenant or other non-borrower party constructed improvements and either maintains its own insurance or self-insures, the borrower will typically have no right to available casualty proceeds. Subject to applicable restoration obligations, casualty proceeds are payable to the tenant or other non-borrower party and/or its leasehold mortgagee. Further, with respect to Mortgaged Properties that are part of condominium regimes, the insurance may be maintained by the condominium association rather than the related borrower. Many Mortgage Loans contain limitations on the obligation to obtain terrorism insurance. See “Risk Factors—Risks Relating to the Mortgage Loans—Terrorism Insurance May Not Be Available for All Mortgaged Properties”. See also representation and warranty nos. 18 and 31 on Annex D-1 and the exceptions to representation and warranty nos. 18 and 31 on Annex D-2 (subject to the limitations and qualifications set forth in the preamble to Annex D-1).

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See “Risk Factors—Risks Relating to the Mortgage Loans—Risks Associated with Blanket Insurance Policies or Self-Insurance”.

Use Restrictions

Certain of the Mortgaged Properties are subject to restrictions that restrict the use of such Mortgaged Properties to its current use, place other use restrictions on such Mortgaged Property or limit the related borrower’s ability to make changes to such Mortgaged Property. In certain cases, use of a Mortgaged Property may be restricted due to environmental conditions at the Mortgaged Property. See “—Environmental Considerations”.

In the case of such Mortgage Loans subject to such restrictions the related borrower is generally required pursuant to the related Mortgage Loan documents to maintain law or ordinance insurance coverage if any of the improvements or the use of a Mortgaged Property constitutes a legal non-conforming structure or use, which provides coverage for loss to the undamaged portion of such property, demolition costs and the increased cost of construction. However, the related property may not be able to be restored or repaired to the full extent necessary to maintain the pre-casualty/pre-destruction use of the subject structure/property, and such law and ordinance insurance coverage does not provide any coverage for lost future rents or other damages from the inability to restore the property to its prior use or structure or for any loss of value to the related property. See “Risk Factors—Risks Relating to the Mortgage Loans—Risks Related to Zoning Non-Compliance and Use Restrictions” and representation and warranty nos. 8 and 26 on Annex D-1 and the exceptions to representation and warranty nos. 8 and 26 on Annex D-2 (subject to the limitations and qualifications set forth in the preamble to Annex D-1).

With respect to the NOVA Retail 2-Pack Mortgage Loan (9.9%), according to the zoning report, dated January 23, 2026, the use of the Fair City Mall Mortgaged Property as a movie theater requires a special use approval and is considered legal non-conforming. Cinema Arts, representing 4.2% of the net rentable area, operates as a movie theater at the Mortgaged Property. Upon any discontinuance of the legal non-conforming use for a continuous period of more than two years, the right to such legal non-conforming use is lost, unless such discontinuance is caused by natural disasters or acts of God. Law and ordinance coverage has been obtained at the Fair City Mall Mortgaged Property and provides coverage for loss to the undamaged portion of the building, demolition costs, and the increased cost of construction.

In addition, certain of the Mortgaged Properties are subject to “historic” or “landmark” designations, which results in restrictions and in some cases prohibitions on modification of certain aspects of the related Mortgaged Property. Such modifications may be subject to review and approval of the applicable authority, and any such approval process, even if successful, could delay any redevelopment or alteration of the related Mortgaged Property. For example:

●	With respect to the 50 West 23rd Street Mortgage Loan (9.0%), the related Mortgaged Property is located in a specified historic district in New York City and is therefore subject to certain oversight by the New York City Landmarks Preservation Commission with respect to physical changes to the property.

Appraised Value

In certain cases, appraisals may reflect “as-is” values and values other than an “as-is” value. However, the Appraised Value reflected in this prospectus with respect to each Mortgaged Property reflects only the “as-is” value, except as set forth under the definition

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of “LTV Ratio” set forth under “Description of the Mortgage Pool—Definitions”. The values other than the “as-is” value may be based on certain assumptions, such as future construction completion, projected re-tenanting or increased tenant occupancies. We cannot assure you that those assumptions are or will be accurate or that any such non-“as-is” value will be the value of the related Mortgaged Property at maturity or other specified date. In addition, with respect to certain Mortgage Loans secured by multiple Mortgaged Properties, the appraised value may be an “as-portfolio” value that assigns a premium to the value of the Mortgaged Properties as a whole, which value exceeds the sum of their individual appraised values. Such appraised values, the related “as-is” appraised values, and the Cut-off Date LTV Ratio and LTV Ratio at Maturity based on both such hypothetical value and the “as-is” appraised value, are set forth under the definition of “Appraised Value” set forth under “Description of the Mortgage Pool—Definitions”.

In addition, the “as-is” Appraised Value may be based on certain assumptions or “extraordinary” assumptions, including without limitation, that certain tenants are in-place and paying rent when such tenants have not yet taken occupancy, the payment of tenant improvement or leasing commissions allowances, free or abated rent periods, increased tenant occupancies, or that certain renovations or property improvement plans have been completed.

See “Risk Factors—Risks Relating to the Mortgage Loans—Appraisals May Not Reflect Current or Future Market Value of Each Property”.

Non-Recourse Carveout Limitations

While the Mortgage Loans generally contain non-recourse carveouts for liabilities such as liabilities as a result of fraud by the borrower, certain voluntary insolvency proceedings or other matters, certain of the Mortgage Loans may not contain such carveouts or contain limitations to such carveouts. In general, the liquidity and net worth of a non-recourse guarantor under a Mortgage Loan will be less, and may be materially less, than the outstanding principal amount of that Mortgage Loan. In addition, certain Mortgage Loans have additional limitations to the non-recourse carveouts or may not have a separate non-recourse carveout guarantor or environmental indemnitor. See representation and warranty no. 28 on Annex D-1 and the exceptions thereto on Annex D-2 (subject to the limitations and qualifications set forth in the preamble to Annex D-1). For example:

●	With respect to the Ellenton Premium Outlets Mortgage Loan (3.1%), there is no separate environmental indemnitor with respect to the related Mortgage Loan or the related Whole Loan. While the single-purpose entity borrower is obligated under the non-recourse carveout provisions in the related loan agreement, no separate environmental indemnity agreement was executed by guarantor is a “Key Principal” of Simon Property Group, L.P. or Simon Property Group or an affiliate of a “Key Principal” of Simon Property Group, L.P. or Simon Property Group, the non-recourse carveout guarantor’s liability is limited to 20% of the outstanding principal balance of the Whole Loan, plus all of the reasonable out-of-pocket costs and expenses (including court costs and reasonable attorneys’ fees) incurred by the lender in the enforcement of the related guaranty or the preservation of the lender’s rights under such guaranty. The non-recourse carveout guaranty covers breaches of representations, warranties and indemnification provisions in the related loan agreement concerning environmental laws and hazardous materials; however, such coverage is subject to the cap described above.
●	With respect to the Birch Run Premium Outlets Mortgage Loan (2.6%), there is no separate environmental indemnitor with respect to the related Whole Loan. While
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the single-purpose entity borrower is obligated under the non-recourse carveout provisions in the related loan agreement, no separate environmental indemnity agreement was executed by the borrower or borrower sponsor. In addition, for so long as Simon Property Group, L.P. is the nonrecourse carveout guarantor or a replacement guarantor is a “Key Principal” of Simon Property Group, L.P. or Simon Property Group, Inc. or an affiliate of “Key Principal” of a Simon Property Group, L.P. or Simon Property Group, Inc., the non-recourse carveout guarantor’s liability is limited to 20% of the outstanding principal balance of the related Whole Loan, plus all of the reasonable out-of-pocket costs and expenses (including court costs and reasonable attorneys’ fees) incurred by the lender in the enforcement of the related guaranty or the preservation of the lender’s rights under such guaranty. The non-recourse carveout guaranty covers breaches of representations, warranties and indemnification provisions in the related loan agreement concerning environmental laws and hazardous materials; however, such coverage is subject to the cap described above.

A substantial portion of the Mortgage Loans, including several of the 15 largest Mortgage Loans or groups of cross-collateralized Mortgage Loans, provide, with respect to liability for breaches of the environmental covenants in the Mortgage Loan documents, that the recourse obligations for environmental indemnification may terminate immediately (or in some cases, following a specified period, such as two years) after payment or defeasance in full of such Mortgage Loans (or in some cases, after a permitted transfer of the Mortgaged Property) if certain conditions more fully set forth in the related Mortgage Loan documents are satisfied, such as that the holder of the Mortgage Loan must have received an environmental inspection report for the related Mortgaged Property meeting criteria set forth in such Mortgage Loan documents, or that the holder must have received comprehensive record searches evidencing that there are no RECs at the Mortgaged Property.

With respect to certain of the Mortgage Loans, the lender may be required to make claims under an environmental insurance policy prior to making claims under the environmental indemnity.

In addition, there may be impediments and/or difficulties in enforcing some or all of the non-recourse carveout liability obligations of individual guarantors depending on the domicile or citizenship of the guarantor.

See “Risk Factors—Risks Relating to the Mortgage Loans—Mortgage Loans Are Non-Recourse and Are Not Insured or Guaranteed”. See also representation and warranty no. 28 on Annex D-1 and the exceptions thereto on Annex D-2 (subject to the limitations and qualifications set forth in the preamble to Annex D-1).

Real Estate and Other Tax Considerations

Below are descriptions of real estate tax matters relating to certain Mortgaged Properties.

●	With respect to the Greenwich Portfolio Mortgage Loan (2.3%), the portion of the Mortgaged Property located at 35 Church Street (the “35 Church Street Property”) is subject to a declaration recorded in 2009 (the “Declaration”) that designates the two residential units at the 35 Church Street Property as moderate-income dwelling units (“MID Units”) and subjects them to the certain provisions of the Greenwich Municipal Code, which provides for, among other things, rent caps on these units and income caps on the tenants permitted to occupy such units. The declaration was recorded in 2009 by a prior owner of the 35 Church Street Property, and the borrower sponsor
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acquired the 35 Church Street Property in 2022 through a mezzanine loan foreclosure. According to the borrower sponsor, she was unaware of the declaration and has not previously leased the units as MID Units, but is attempting to have the declaration removed of record and/or bring the units into compliance. The rents from these units were underwritten at the legal rent permitted per the declaration. The Mortgage Loan documents require the borrower sponsor to use commercially reasonable efforts to either (i) have the declaration removed of record or (ii) bring the 35 Church Street Property into compliance with the declaration. The Mortgage Loan is recourse for any losses relating to the Declaration (including, but not limited to any and all applicable legal requirements incorporated therein, including, without limitation, Section 6-110 of the Greenwich Municipal Code), and any fines, penalties, enforcement actions, collections or reimbursements of rent over-charges, lawsuits or other actions, or other losses suffered in connection therewith. Further, the Mortgage Loan will become full recourse to the borrower and the guarantor in the event that, (1) by May 12, 2026, the borrower fails to (a) cause the 35 Church Street Property and each residential unit contained therein to be leased to a tenant pursuant to a lease in each case in compliance with the Declaration in all material respects (including any and all applicable legal requirements incorporated therein, including, without limitation, Section 6-110 of the Greenwich Municipal Code); or (b) cause the Declaration to be removed of record or released from record (as applicable), terminated, and of no further force or effect; and (2) there is any enforcement action commenced with respect to the 35 Church Street Property related to Borrower’s and/or the 35 Church Street Property’s failure to comply with the Declaration and/or any legal requirements applicable to the 35 Church Street Property in connection therewith.

Certain risks relating to real estate taxes regarding the Mortgaged Properties or the borrowers are described in “Risk Factors—Risks Relating to the Mortgage Loans—Increases in Real Estate Taxes May Reduce Available Funds”.

Delinquency Information

As of the Cut-off Date, none of the Mortgage Loans will be 30 days or more delinquent and none of the Mortgage Loans have been 30 days or more delinquent since origination. A Mortgage Loan will be treated as 30 days delinquent if the scheduled payment for a payment due date is not received from the related borrower by the immediately following payment due date.

Certain Terms of the Mortgage Loans

Amortization of Principal

The Mortgage Loans provide for one or more of the following:

Sixteen (16) Mortgage Loans (63.6%) provide for interest-only payments for the entire term to stated maturity or Anticipated Repayment Date, with no scheduled amortization prior to that date.

Six (6) Mortgage Loans (18.9%) require monthly payments of interest and principal based on amortization schedules significantly longer than the remaining term to stated maturity or Anticipated Repayment Date.

Six (6) Mortgage Loans (11.5%) provides for an initial interest-only period that expires either 24 or 60 months following the related origination date and thereafter require monthly

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payments of principal and interest based on amortization schedules significantly longer than the remaining term to stated maturity or Anticipated Repayment Date.

One (1) Mortgage Loan (5.9%) provides for monthly payments of principal and interest for the entire term to the Anticipated Repayment Date based on an amortization schedule significantly longer than the remaining term to stated maturity; provided that if such Mortgage Loan is outstanding from and after the related Anticipated Repayment Date occurring approximately ten years following the related origination date, interest will accrue at the related Revised Rate.

Amortization Type(1)	Number of Mortgage Loans	Aggregate Cut-off Date Balance	Approx. % of Initial Pool Balance
Interest Only	16	$373,195,000	63.6%
Amortizing Balloon	6	110,824,210	18.9
Interest Only, Amortizing Balloon	6	67,600,000	11.5
Amortizing Balloon - ARD	1	34,733,694	5.9
Total	29	$586,352,904	100.0%

(1)	The information in this table and on Annex A-1 regarding amortization is based on the express terms of the Mortgage Loans.

Information regarding the scheduled amortization characteristics of each Mortgage Loan is set forth on Annex A-1 to this prospectus and the footnotes thereto.

Payment Due Dates; Interest Rates; Calculations of Interest

Subject in some cases to a next business day convention, all of the Mortgage Loans have payment due dates upon which scheduled payments of principal, interest or both are required to be made by the related borrower under the related Mortgage Note (each such date, a “Payment Due Date”) that occur as described in the following table:

Overview of Payment Due Dates

Payment Due Date	Number of Mortgage Loans	Aggregate Cut-off Date Balance	Approx. % of Initial Pool Balance
1	9	$213,013,942	36.3%
6	11	218,601,478	37.3
11	9	154,737,483	26.4
Total	29	$586,352,904	100.0%

The Mortgage Loans have grace periods as set forth in the following table:

Overview of Grace Periods

Grace Period Default (Days)	Number of Mortgage Loans	Aggregate Cut-off Date Balance	Approx. % of Initial Pool Balance
0	2 3	$464,338,962	79.2%
5	4	57,013,942	9.7
7	1	10,000,000	1.7
10	1	55,000,000	9.4
Total	29	$586,352,904	100.0%
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As used in this prospectus, “grace period” is the number of days before a payment default is an event of default under the terms of each Mortgage Loan. See Annex A-1 for information on the number of days before late payment charges are due under the Mortgage Loans. The information on Annex A-1 regarding the number of days before a late payment charge is due is based on the express terms of the Mortgage Loans. Some jurisdictions may impose a statutorily longer period.

The Mortgaged Properties are secured by first liens on, or security interests in a fee simple or a similar interest in the related Mortgaged Properties, subject to the permitted exceptions reflected in the related title insurance policy. All of the Mortgage Loans bear fixed interest rates.

All of the mortgage loans accrue interest on the basis of the actual number of days in a month, assuming a 360-day year (“Actual/360 Basis”).

ARD Loans

An “ARD Loan” is a Mortgage Loan that provides that, after a certain date (an “Anticipated Repayment Date”), if the related borrower has not prepaid such Mortgage Loan in full, any principal outstanding on that date will accrue interest at an increased interest rate (the “Revised Rate”) rather than the original Mortgage Rate (the “Initial Rate”) for such Mortgage Loan. Annex A-1 will set forth the Anticipated Repayment Date and the Revised Rate for each ARD Loan (if any). “Excess Interest” with respect to an ARD Loan is the interest accrued at the Revised Rate in respect of such ARD Loan in excess of the interest accrued at the Initial Rate, plus any related interest accrued on such amounts, to the extent permitted by applicable law and the related Mortgage Loan documents.

The ARD Loans may be interest-only or partial interest-only; consequently, the repayment of an ARD Loan in full on the applicable Anticipated Repayment Date would require a substantial payment of principal on that date (except to the extent that such ARD Loan is repaid prior thereto). The Anticipated Repayment Date provisions described above, to the extent applicable, may result in an incentive for the borrower to repay such ARD Loan on or before the applicable Anticipated Repayment Date but the borrower will have no obligation to do so. We make no statement regarding the likelihood that such ARD Loan will be repaid on the applicable Anticipated Repayment Date.

After its Anticipated Repayment Date, an ARD Loan further requires that all cash flow available from the related Mortgaged Properties after payment of the monthly debt service payments required under the terms of the related Mortgage Loan documents (and in some cases, debt service under a related mezzanine loan) and all escrows and property expenses required under the related Mortgage Loan documents be used to accelerate amortization of principal (without payment of any Yield Maintenance Charge) on such ARD Loan. While interest at the Initial Rate continues to accrue and be payable on a current basis on each ARD Loan after the related Anticipated Repayment Date, the payment of Excess Interest will be deferred and will be required to be paid (if and to the extent permitted under applicable law and the related Mortgage Loan documents), only after the outstanding principal balance of such ARD Loan has been paid in full, at which time the Excess Interest, to the extent actually collected, will be paid to the holders of the Class V certificates.

As of the Closing Date, the U-Haul AREC RW Portfolio Mortgage Loan (5.9%) will be the only ARD Loan included in the Trust.

See the footnotes to Annex A-1 for more information regarding the terms of the ARD Loans.

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Single Purpose Entity Covenants

See representation and warranty no. 33 on Annex D-1 and the exceptions thereto on Annex D-2 (subject to the limitations and qualifications set forth in the preamble to Annex D-1).

●	With respect to each of the Juneau Ave Portfolio Mortgage Loan, the Arlington Gardens Mortgage Loan and the River Hills East Townhomes Mortgage Loan (collectively, 5.1%), neither the borrower’s organization documents nor the Mortgage Loan documents require compliance, and the borrower’s operations do not comply, with all of the separateness covenants required for it to be a single-purpose entity; however, the borrower has agreed to certain fundamental covenants, such as owning no other properties (other than the Mortgaged Properties that are collateral for the related Mortgage Loans) and incurring no other debt (other than the Mortgage Loans and customary trade payables in compliance with the terms of the Mortgage Loan documents). In order to mitigate the risks associated with the foregoing, the guarantor has agreed to be liable on a recourse basis (in addition to the standard recourse provisions) for (i) any losses suffered by the lender resulting from the borrower’s failure to be a fully compliant single-purpose entity, and (ii) the full amount of the debt in the event (x) the borrower is substantively consolidated in a bankruptcy proceeding with any other person or entity, and/or (y) the borrower’s failure to be, and at all times have been, a fully compliant single-purpose entity is cited as a material factor in any involuntary bankruptcy proceeding. There can be no assurance that the non-recourse guarantor will perform its recourse obligations under the guaranty if required to do so.
●	With respect to the Greenwich Portfolio Mortgage Loan (2.3%), the guarantor provided a payment guaranty for a portion of the indebtedness in the amount of $2,740,000, representing approximately 20% of the original principal balance of the Mortgage Loan. A non-consolidation opinion was not delivered in connection with the origination of the Mortgage Loan. There can be no assurance that the guarantor will satisfy its guaranty obligations in the event it is called upon to do so and there can be no assurance that the existence of the payment guaranty will not increase the risk of consolidation of the borrower with its equity owner.
●	With respect to the Houston Multifamily Portfolio Mortgage Loan (1.9%), the borrower sponsor provided a payment guaranty for a portion of the indebtedness in the amount of $7,200,000, representing 20% of the original principal balance of the Whole Loan.

See “—Additional Indebtedness” and “Certain Legal Aspects of Mortgage Loans—Foreclosure—Bankruptcy Laws” in this prospectus.

Prepayment Protections and Certain Involuntary Prepayments and Voluntary Prepayments

All of the Mortgage Loans have a degree of voluntary prepayment protection in the form of defeasance or prepayment lockout provisions and/or yield maintenance provisions. Voluntary prepayments, if permitted, generally require the payment of a Yield Maintenance Charge or a Prepayment Premium unless the Mortgage Loan (or Whole Loan, if applicable) is prepaid within a specified period (ranging from approximately 4 to 7 months) up to and including the stated maturity date. See Annex A-1 and Annex A-2 for more information on the prepayment protections attributable to the Mortgage Loans on a loan-by-loan basis and a pool basis.

Additionally, certain Mortgage Loans may provide that in the event of the exercise of a purchase option by a tenant or the sale of real property or the release of a portion of the

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Mortgaged Property, that the related Mortgage Loans may be prepaid in part prior to the expiration of a prepayment/defeasance lockout provision. See “—Releases; Partial Releases; Property Additions” below.

Generally, no Yield Maintenance Charge will be required for prepayments in connection with a casualty or condemnation, unless, in the case of most of the Mortgage Loans, an event of default has occurred and is continuing. See “Risk Factors—Risks Relating to the Mortgage Loans—Risks Relating to Enforceability of Yield Maintenance Charges, Prepayment Premiums or Defeasance Provisions” in the prospectus. In addition, certain of the Mortgage Loans permit the related borrower, after a total or partial casualty or partial condemnation, to prepay the remaining principal balance of the Mortgage Loan or, if the affected Mortgaged Property is part of a portfolio, a property-specific release price (after application of the related insurance proceeds or condemnation award to pay the principal balance of the Mortgage Loan), which may not be accompanied by any prepayment consideration.

Certain of the Mortgage Loans are secured in part by letters of credit and/or cash reserves that in each such case:

●	will be released to the related borrower upon satisfaction by the related borrower of certain performance related conditions, which may include, in some cases, meeting debt service coverage ratio levels and/or satisfying leasing conditions; and
●	if not so released, may, at the discretion of the lender, prior to loan maturity (or earlier loan default or loan acceleration), be drawn on and/or applied to prepay the subject Mortgage Loan if such performance related conditions are not satisfied within specified time periods.

See Annex A-1 and Annex A-3 for more information on reserves relating to the 15 largest Mortgage Loans or groups of cross-collateralized Mortgage Loans.

In addition, certain of the Mortgage Loans may permit the related borrower to pay down a Mortgage Loan in the event that the related loan fails to satisfy a minimum debt service requirement.

Voluntary Prepayments

As of origination, the following prepayment restrictions and defeasance provisions applied to the Mortgage Loans:

●	Twelve (12) Mortgage Loans (53.7%) each prohibit voluntary principal prepayments during a specified period of time (each, a “Lock-out Period”) but permits the related borrower (after an initial period of at least two years following the date of initial issuance of the Offered Certificates) for a specified period to defease the related Mortgage Loan by pledging non-callable United States Treasury obligations and other non-callable government securities within the meaning of Section 2(a)(16) of the Investment Company Act, as amended (“Government Securities”) that provide for payment on or prior to each Payment Due Date through and including the maturity date or Anticipated Repayment Date, as applicable (or, in some cases, such earlier Payment Due Date on which the Mortgage Loan becomes freely prepayable), of amounts at least equal to the amounts that would have been payable or outstanding, as applicable, on those dates under the terms of the subject Mortgage Loan (or, in the case of an Anticipated Repayment Date or open prepayment date, in the amount of the then-remaining principal balance) and obtaining the release of the related
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Mortgaged Property from the lien of the related mortgage, and thereafter such Mortgage Loan is freely prepayable.

●	Eight (8) Mortgage Loans (20.9%) each prohibit voluntary principal prepayments during a Lock-out Period, and following such Lock-out Period, for a specified period of time, permits the related borrower to make voluntary principal prepayments upon the payment of the greater of a Yield Maintenance Charge or Prepayment Premium, and thereafter such Mortgage Loan is freely prepayable.
●	Five (5) Mortgage Loans (13.7%) each prohibit voluntary principal prepayments during a Lock-out Period, and following such Lock-out Period, for a specified period of time, permits the related borrower to make voluntary principal prepayments upon the payment of the greater of a Yield Maintenance Charge or Prepayment Premium or to defease the Mortgage Loan by the pledging of Government Securities that provide for payment on or prior to each Payment Due Date through and including the maturity date (or, in some cases, such earlier Payment Due Date on which the Mortgage Loan becomes freely prepayable), and thereafter such Mortgage Loan is freely prepayable.
●	Three (3) Mortgage Loans (7.5%) prohibit voluntary principal prepayments during a Lock-out Period, and following such Lock-out Period, for a specified period of time, permits the related borrower to make voluntary principal prepayments upon the payment of the greater of a Yield Maintenance Charge or Prepayment Premium, then for a specified period of time, permits the related borrower to make voluntary principal prepayments upon the payment of the greater of a Yield Maintenance Charge or Prepayment Premium or to defease the Mortgage Loan by the pledging of Government Securities that provide for payment on or prior to each Payment Due Date through and including the maturity date (or, in some cases, such earlier Payment Due Date on which the Mortgage Loan becomes freely prepayable), and thereafter such Mortgage Loan is freely prepayable.
●	One (1) Mortgage Loan (4.2%) has no Lock-out Period and, for a specified period of time, permits the related borrower to make voluntary principal prepayments upon the payment of the greater of a Yield Maintenance Charge or Prepayment Premium, and thereafter such Mortgage Loan is freely prepayable

Prepayment restrictions for each Mortgage Loan reflect the entire life of the Mortgage Loan. Some Mortgage Loans may be sufficiently seasoned that their Lock-out Periods have expired. See Annex A-1, including the footnotes thereto, for individual prepayment restrictions and seasoning applicable to each Mortgage Loan.

The Mortgage Loans generally permit voluntary prepayment without payment of a Yield Maintenance Charge or any Prepayment Premium during a limited “open period” immediately prior to and including the stated maturity date, as follows:

Prepayment Open Periods

Open Periods (Payments)	Number of Mortgage Loans	Approx. % of Initial Pool Balance
4	8	13.7%
5	1	1.9
6	4	15.0
7	16	69.4
Total	29	100.0%
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See “Risk Factors—Risks Relating to the Mortgage Loans—Risks Relating to Enforceability of Yield Maintenance Charges, Prepayment Premiums or Defeasance Provisions”.

“Due-On-Sale” and “Due-On-Encumbrance” Provisions

The Mortgage Loans generally contain “due-on-sale” and “due-on-encumbrance” clauses, which in each case permits the holder of the Mortgage Loan to accelerate the maturity of the related Mortgage Loan if the related borrower sells or otherwise transfers or encumbers (subject to certain exceptions set forth in the Mortgage Loan documents) the related Mortgaged Property or a controlling interest in the borrower without the consent of the mortgagee (which, in some cases, may not be unreasonably withheld). Many of the Mortgage Loans place certain restrictions (subject to certain exceptions set forth in the Mortgage Loan documents) on the transfer and/or pledging of general partnership and managing member equity interests in a borrower such as specific percentage or control limitations. The terms of the mortgages generally permit, subject to certain limitations, affiliate, estate planning and family transfers, transfers at death, transfers of interest in a public company, the transfer or pledge of less than, or other than, a controlling portion of the partnership, members’ or other equity interests in a borrower, the transfer or pledge of passive equity interests in a borrower (such as limited partnership interests and non-managing member interests in a limited liability company), transfers to persons specified in or satisfying qualification criteria set forth in the related Mortgage Loan documents, and transfers among existing owners. Certain of the Mortgage Loans do not restrict the pledging of direct or indirect ownership interests in the related borrower, but do restrict the transfer of ownership interests in the related borrower by imposing a specific percentage, a control limitation or requiring the consent of the mortgagee to any such transfer. Generally, the Mortgage Loans do not prohibit transfers of non-controlling interests so long as no change of control results or, with respect to Mortgage Loans to tenant-in-common borrowers, transfers to new tenant-in-common borrowers. Certain of the Mortgage Loans do not prohibit the pledge by direct or indirect owners of the related borrower of equity distributions that may be made from time to time by the borrower to its equity owners.

Additionally, certain of the Mortgage Loans provide that transfers of the Mortgaged Property are permitted if certain conditions are satisfied, which may include one or more of the following:

●	no event of default has occurred;
●	the proposed transferee is creditworthy and has sufficient experience in the ownership and management of properties similar to the Mortgaged Property;
●	a Rating Agency Confirmation has been obtained from each of the Rating Agencies;
●	the transferee has executed and delivered an assumption agreement evidencing its agreement to abide by the terms of the Mortgage Loan together with legal opinions and title insurance endorsements; and
●	the assumption fee has been received (which assumption fee will be paid as described under “Pooling and Servicing Agreement—Servicing and Other Compensation and Payment of Expenses”, but will in no event be paid to the Certificateholders); however, certain of the Mortgage Loans allow the borrower to sell or otherwise transfer the related Mortgaged Property a limited number of times without paying an assumption fee.
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Transfers resulting from the foreclosure of a pledge of the collateral for a mezzanine loan (if any) will also result in a permitted transfer. See “—Additional Indebtedness” below.

Defeasance

The terms of twenty (20) Mortgage Loans (collectively, 74.9%) (the “Defeasance Loans”) permit the applicable borrower at any time (generally, provided that no event of default exists) after a specified period (the “Defeasance Lock-Out Period”) to obtain a release of a Mortgaged Property from the lien of the related Mortgage (a “Defeasance Option”) in connection with a defeasance. With respect to all of the Defeasance Loans, the Defeasance Lock-Out Period ends at least two years after the Closing Date.

Exercise of a Defeasance Option is also generally conditioned on, among other things, (a) the borrower providing the mortgagee generally with at least 30 days prior written notice of the date on which such defeasance will occur (such date, the “Release Date”), and (b) the borrower (A) paying on any Release Date (i) all accrued and unpaid interest on the principal balance of the Mortgage Loan (or, the related Whole Loan) up to and including the Release Date, (ii) all other sums (excluding scheduled interest or principal payments due following the Release Date), due under the Mortgage Loan (or Whole Loan, if applicable) and under all other Mortgage Loan documents executed in connection with the Defeasance Option, (iii) an amount (the “Defeasance Deposit”) that will be sufficient to (x) purchase non-callable obligations of, or backed by the full faith and credit of, the United States of America or, in certain cases, other “government securities” (within the meaning of Section 2(a)(16) of the Investment Company Act of 1940 and otherwise satisfying REMIC requirements for defeasance collateral), that provide payments (1) on or prior to, but as close as possible to, all successive scheduled payment due dates occurring during the period from the Release Date to the related maturity date or Anticipated Repayment Date (or to the first day of the open period for such Mortgage Loan) (or Whole Loan, if applicable) and (2) in amounts equal to the scheduled payments due on such payment due dates under the Mortgage Loan (or Whole Loan, if applicable), or under the defeased portion of the Mortgage Loan (or Whole Loan, if applicable) in the case of a partial defeasance, including in the case of a Mortgage Loan with a balloon payment due at maturity or Anticipated Repayment Date or the first day of an open period, the balloon payment (or in certain cases the borrower may be required to deliver such defeasance securities rather than making the defeasance deposit), and (y) pay any costs and expenses incurred in connection with the purchase of such government securities, and (B) delivering a security agreement granting the issuing entity a first priority lien on the Defeasance Deposit and, in certain cases, the government securities purchased with the Defeasance Deposit and an opinion of counsel to such effect. See “Risk Factors—Other Risks Relating to the Certificates—Nationally Recognized Statistical Rating Organizations May Assign Different Ratings to the Certificates; Ratings of the Certificates Reflect Only the Views of the Applicable Rating Agencies as of the Dates Such Ratings Were Issued; Ratings May Affect ERISA Eligibility; Ratings May Be Downgraded”. See representation and warranty no. 34 in Annex D-1 (subject to the limitations and qualifications set forth in the preamble to Annex D-1).

For additional information on Mortgage Loans that permit partial defeasance in connection with a partial release or substitution, see “—Releases; Partial Releases; Property Additions” below.

In general, if consistent with the related Mortgage Loan documents, a successor borrower established, designated or approved by the master servicer will assume the obligations of the related borrower exercising a Defeasance Option and the borrower will be relieved of its obligations under the Mortgage Loan. If a Mortgage Loan (or Whole Loan, if applicable) is partially defeased, if consistent with the related Mortgage Loan documents,

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generally the related promissory note will be split and only the defeased portion of the borrower’s obligations will be transferred to the successor borrower.

Releases; Partial Releases; Property Additions

The Mortgage Loans described below permit the release of one or more of the Mortgaged Properties or a portion of a single Mortgaged Property in connection with a partial defeasance, a partial prepayment or the release of improved or otherwise material portions of the Mortgaged Property without additional monetary consideration, subject to the satisfaction of certain specified conditions, including the REMIC requirements. Additionally, certain Mortgage Loans may permit the addition of real property to the Mortgage Loan collateral.

●	With respect to the U-Haul AREC RW Portfolio Mortgage Loan (5.9%), the loan documents for the related Whole Loan provide that, following two years from the closing date of the securitization that includes the last note comprising a part of the U-Haul AREC RW Portfolio Whole Loan to be securitized and prior to the first business day on or after the payment date which is 6 months prior to November 6, 2035, the borrowers may obtain the release of a portion of the U-Haul AREC RW Portfolio Mortgaged Properties, subject to certain conditions, including: (i) no event of default has occurred or is continuing, (ii) all necessary documents to modify the related loan agreement and to amend and restate the notes and issue substitute notes will be prepared at the borrowers’ expense, (iii) partial defeasance of the Whole Loan, together with payment of an amount equal to (a) 110% of the applicable allocated loan amount applicable to the related individual Mortgaged Property plus (b) the pro rata amount of any accrued and unpaid interest on the Whole Loan and/or any other sums payable to the lender under the loan agreement, and in all events subject to compliance with REMIC trust requirements, (iv) after giving effect to the release of the applicable individual Mortgaged Property, the lender determines that the debt service coverage ratio for the Mortgaged Properties then remaining subject to the liens of the mortgage, based on the trailing twelve-month period immediately preceding such release, is equal to or greater than the greater of (a) 1.40x or (b) the debt service coverage ratio as of the last day of the calendar month that precedes the release date for all of the Mortgaged Properties that were subject to the liens of the mortgage as of that date, (v) after giving effect to the release of the applicable individual Mortgaged Property, the lender determines that the debt yield for the Mortgaged Properties then remaining subject to the liens of the mortgage, based on the trailing twelve-month period immediately preceding such release, is equal to or greater than the greater of (a) 10.4% or (b) the debt yield ratio as of the last day of the calendar month that precedes the release date for all of the Mortgaged Properties that were subject to the liens of the mortgage as of that date, and (vi) satisfaction of any REMIC requirements.
●	With respect to the Birch Run Premium Outlets Mortgage Loan (2.6%), the related borrower may obtain the release of a portion of the Mortgaged Property (the “Eastern Release Parcel”) from the lien of the Birch Run Premium Outlets Whole Loan (A) with respect to a partial prepayment, at any time provided the release would not cause the securitization to fail to quality as a REMIC trust and (B) with respect to a partial defeasance, at any time after the earlier to occur of the date that is two years after the closing date of the last securitization trust to hold a note comprising the Birch Run Premium Outlets Whole Loan and February 1, 2029, in each case, subject to the satisfaction of certain conditions, including, but not limited to, (i) no event of default has occurred or is continuing, (ii) defeasance or prepayment of an amount
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equal to the greatest of (x) $5,000,000, (y) the amount which, if applied to the repayment of the Birch Run Premium Outlets Whole Loan, would result in a debt yield equal to 15.2%, and (z) the net proceeds received by the borrower from the sale of the Eastern Release Parcel, plus in connection with a prepayment prior to the open period, a prepayment premium equal to the greater of 1% of the outstanding principal balance of the portion of the Birch Run Premium Outlets Whole Loan being repaid and a yield maintenance premium, and (iii) after giving effect to the release of the Eastern Release Parcel, the lender will have determined that the debt yield with respect to the remaining Mortgaged Property is at least equal to the debt yield for the Mortgaged Property (including the Eastern Release Parcel) for the 12 full calendar months preceding the calendar quarter most recently completed prior to the release of the Eastern Release Parcel; provided that, in order to satisfy the debt yield, the borrower may, as applicable, defease an additional portion of the Birch Run Premium Outlets Whole Loan or make a prepayment of an additional portion of the Birch Run Premium Outlets Whole Loan. If the Eastern Release Parcel is conveyed to or owned by an affiliate of the borrower, the borrower will be required to satisfy certain conditions, including, but not limited to, (i) delivery to the lender of an officer’s certificate confirming that the intended use(s) of the Eastern Release Parcel does not include outlet shops leased to outlet retailers, (ii) delivery by the borrower of an officer’s certificate confirming that such release of the Eastern Release Parcel will not have a material adverse effect on (a) the value of the Mortgaged Property, (b) the business operations or financial condition of the borrower, or (c) the ability of the borrower to repay the Birch Run Premium Outlets Whole Loan, and (iii) delivery by the borrower of a copy of the then-current rent roll and leasing plan for the Mortgaged Property and, if applicable, the Eastern Release Parcel. See “Risk Factors—Risks Relating to the Mortgage Loans—Risks Related to Redevelopment, Expansion and Renovation at Mortgaged Properties” above.

Furthermore, some of the Mortgage Loans permit the release of specified parcels of real estate or improvements that secure the Mortgage Loans but were not assigned any material value or considered a source of any material cash flow for purposes of determining the related Appraised Value or Underwritten Net Cash Flow or considered material to the use or operation of the property or permit the general right to release as yet unidentified parcels if they are non-income producing so long as such release does not materially adversely affect the use or value of the remaining property, among other things. Such real estate may be permitted to be released, subject to certain REMIC rules, without payment of a release price and consequent reduction of the principal balance of the subject Mortgage Loan or substitution of additional collateral if zoning and other conditions are satisfied. We cannot assure you that the development of a release parcel, even if approved by the special servicer as having no material adverse effect to the remaining property, may not for some period of time either disrupt operations or lessen the value of the remaining property.

See “Risk Factors—Risks Relating to the Mortgage Loans—Risks Relating to Enforceability of Yield Maintenance Charges, Prepayment Premiums or Defeasance Provisions”.

Escrows

Eleven (11) Mortgage Loans that are secured in whole or in part by mixed use, retail, office, leased fee and industrial properties (75.0%) provide for upfront or monthly escrows (or credit) for the full term or a portion of the term of the related Mortgage Loan to cover anticipated re-leasing costs, including tenant improvements and leasing commissions or other lease termination or occupancy issues. Such escrows are typically considered for mixed use, retail, office, leased fee and industrial only.

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Twenty (20) Mortgage Loans (70.5%) provide for monthly or upfront escrows to cover ongoing replacements and capital repairs.

Nineteen (19) Mortgage Loans (69.9%) provide for monthly or upfront escrows to cover property taxes on the Mortgaged Properties.

Four (4) Mortgage Loans (10.1%) provide for monthly or upfront escrows to cover insurance premiums on the Mortgaged Properties.

Certain of the mortgage loans secured by hospitality properties may require a seasonality reserve that was deposited in connection with the origination of such Mortgage Loan and/or that is required to be funded on an ongoing basis or, in certain cases, is required to be funded upon specified trigger events. See “Risk Factors—Risks Relating to the Mortgage Loans—Hospitality Properties Have Special Risks” and Annex A-1 and the footnote related Thereto.

In addition, in certain cases, the related borrower may not be required to maintain the escrows described above until the occurrence of a specified trigger. Certain Mortgage Loans also permit the borrower to post a letter of credit or guaranty in lieu of maintaining cash reserves.

In addition, in certain cases, the related borrower may not be required to maintain the escrows described above until the occurrence of a specified trigger. Certain Mortgage Loans also permit the borrower to post a letter of credit or guaranty in lieu of maintaining cash reserves.

●	With respect to the Ellenton Premium Outlets Mortgage Loan (3.1%), at origination, in lieu of making the upfront TI/LC deposit, the guarantor delivered a limited payment guaranty in an amount equal to $1,472,100. Additionally, the borrower has the right, in lieu of making cash deposits into the reserve accounts, to provide a letter of credit from Simon Property Group, Inc., an affiliate of the borrower sponsor.

Many of the Mortgage Loans provide for other escrows and reserves, including, in certain cases, reserves for debt service, operating expenses, vacancies at the related Mortgaged Property and other shortfalls or reserves to be released under circumstances described in the related Mortgage Loan documents.

See footnotes to Annex A-1 for more information regarding escrows under the Mortgage Loan documents.

Mortgaged Property Accounts

Cash Management. The Mortgage Loan documents prescribe the manner in which the related borrowers are permitted to collect rents from tenants at each Mortgaged Property. The following table sets forth the account mechanics prescribed for the Mortgage Loans:

Cash Management Types

Type of Lockbox	Mortgage Loans	Aggregate Cut-off Date Balance of Mortgage Loans	Approx. % of Initial Pool Balance
Hard/Springing Cash Management	12	$309,810,267	52.8%
Springing	10	176,418,942	30.1
None (1)	6	65,390,000	11.2
Soft/Springing Cash Management	1	34,733,694	5.9
Total	29	$586,352,904	100.0%

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(1)	With respect to each of the Guardian Storage Waterfront Mortgage Loan (1.9%) and the Guardian Storage Monroeville Mortgage Loan (1.6%), the Mortgage Loan is not structured with a lockbox account or cash management account (either in place at origination or springing), and the borrower is required to deposit all rents into its operating account. However, during a trigger period or event of default, the borrower is required to deposit all excess cash flow into an excess cash flow reserve account.

The following is a description of the types of cash management provisions to which the borrowers under the Mortgage Loans are subject:

●	Hard/Springing Cash Management. The related borrower is required to instruct the tenants and other payors (including any third party property managers) to pay all rents and other revenue directly to a lockbox account controlled by the applicable servicer on behalf of the issuing entity. Until the occurrence of a “trigger” event, which typically includes an event of default under the Mortgage Loan documents, such funds are forwarded to an account controlled by the related borrower or are otherwise made available to the related borrower. From and after the occurrence of such a “trigger” event, only the portion of such funds remaining after the payment of current debt service, the funding of reserves and, in some cases, expenses at the related Mortgaged Property are to be forwarded or otherwise made available to the related borrower or, in some cases, maintained in an account controlled by the servicer as additional collateral for the loan until the “trigger” event ends or terminates in accordance with the loan documentation.
●	Springing. A lockbox account is established at origination or upon the occurrence of certain “trigger” events. Revenue from the related Mortgaged Property is generally paid by the tenants and other payors to the related borrower or property manager. The Mortgage Loan documents provide that, upon the occurrence of a “trigger” event, which typically includes an event of default under the Mortgage Loan documents, the related borrower would be required to instruct tenants to pay directly into such lockbox account or, if tenants are directed to pay to the related borrower or the property manager, the related borrower or property manager, as applicable, would then forward such funds to a lockbox account controlled by the applicable servicer on behalf of the issuing entity. Funds are then swept into a cash management account controlled by the servicer on behalf of the issuing entity and applied by the servicer in accordance with the related Mortgage Loan documents. This typically includes the payment of debt service and, in some cases, expenses at the related Mortgaged Property. Excess funds may then be remitted to the related borrower.
●	None. Revenue from the related Mortgaged Property is paid to the related borrower and is not subject to a lockbox account as of the Closing Date, and no lockbox account is required to be established during the term of the related Mortgage Loan.
●	Soft/Springing Cash Management. Revenue from the related Mortgaged Property is generally paid by the tenants and other payors (including any third party property managers) to the related borrower or the property manager. The related borrower or property manager, as applicable, then forwards such funds to a lockbox account controlled by the applicable servicer on behalf of the issuing entity. Until the occurrence of a “trigger” event, which typically includes an event of default under the Mortgage Loan documents, such funds are forwarded to an account controlled by the related borrower or are otherwise made available to the related borrower. In some cases, upon the occurrence of such a “trigger” event, the Mortgage Loan documents will require the related borrower to instruct tenants and/or other payors to pay directly into an account controlled by the applicable servicer on behalf of the issuing entity. All funds held in such lockbox account controlled by the applicable servicer
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following such “trigger” event will be applied by the applicable servicer in accordance with the related Mortgage Loan documents. From and after the occurrence of such a trigger event, only the portion of such funds remaining after the payment of current debt service and, in some cases, expenses at the related Mortgaged Property are to be forwarded or otherwise made available to the related borrower.

In connection with any hard lockbox cash management, income deposited directly into the related lockbox account may not include amounts paid in cash and/or checks that are paid directly to the related property manager, notwithstanding requirements to the contrary. Furthermore, with respect to certain multifamily and hospitality properties considered to have a hard lockbox, cash, checks and “over-the-counter” receipts may be deposited into the lockbox account by the property manager. With respect to certain hospitality Mortgage Loans, rents deposited into the lockbox account may be net of management fees, hotel operating expenses, and reserves (or custodial funds (employee tips) and occupancy taxes may be remitted back to the borrower from the lockbox prior to payments to the lender), and with respect to certain other Mortgage Loans, rents may be net of certain other de minimis receipts or expenses. Mortgage Loans whose terms call for the establishment of a lockbox account require that the amounts paid to the property manager will be deposited into the applicable lockbox account on a regular basis. Lockbox accounts will not be assets of the issuing entity. See the footnotes to Annex A-1 for more information regarding lockbox provisions for the Mortgage Loans. See also “Risk Factors—Risks Relating to the Mortgage Loans—Cash Management Operations Entail Certain Risks that Could Adversely Affect Distributions on Your Certificates.”

Exceptions to Underwriting Guidelines

Except as described below, none of the Mortgage Loans were originated with material exceptions to the related mortgage loan seller’s underwriting guidelines. See “Transaction Parties—The Sponsors and Mortgage Loan Sellers—Wells Fargo Bank, National Association—Wells Fargo Bank’s Commercial Mortgage Loan Underwriting”; “—Societe Generale Financial Corporation—Societe Generale Financial Corporation’s Underwriting Standards”; “—JPMorgan Chase Bank, National Association—JPMCB’s Underwriting Standards and Processes”; “—Citi Real Estate Funding Inc.—CREFI’s Underwriting Guidelines and Processes”; “—UBS AG New York Branch—UBS AG, New York Branch’s Underwriting Standards”; “—Bank of Montreal—BMO’s Origination Procedures and Underwriting Guidelines”; “—BSPRT CMBS Finance, LLC—BSPRT’s Underwriting Standards”; “—LMF Commercial, LLC—LMF’s Underwriting Standards and Loan Analysis”; “—Starwood Mortgage Capital LLC—SMC’s Underwriting Guidelines and Processes”; and “—Natixis Real Estate Capital LLC—NREC’s Underwriting Standards”.

●	With respect to the Sheraton Denver Downtown Hotel Mortgage Loan (9.4%), the underwritten loan-to-value ratio and U/W NCF DSCR are greater than 65.0% (76.6%) and less than 1.50x (1.29x), respectively, and the loan documents do not require ongoing reserves, which represents an exception to the underwriting guidelines for Wells Fargo Bank, National Association. Wells Fargo Bank, National Association’s decision to include the Mortgage Loan notwithstanding these exceptions is supported by the following: (a) the collateral for the Mortgage Loan is the land/leased fee interest on 191,437 SF of land improved by a 1,238-room full-service hotel; (b) the ground lessee is solely responsible for directly paying all relevant real estate taxes and insurance premiums for the Mortgaged Property, and (c) the ground lessee recently invested an additional approximately $80.0 million further renovating the hotel improvements. In addition, certain characteristics of the Mortgage Loan can
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be found in Annex A-1 to this prospectus. Based on the foregoing, Wells Fargo Bank, National Association approved inclusion of the Mortgage Loan into this transaction.

Additional Indebtedness

General

The Mortgage Loans generally prohibit borrowers from incurring any additional debt secured by their Mortgaged Property without the consent of the lender. However:

●	substantially all of the Mortgage Loans permit the related borrower to incur limited indebtedness in the ordinary course of business that is not secured by the related Mortgaged Property;
●	the borrowers under certain of the Mortgage Loans have incurred and/or may incur in the future unsecured debt other than in the ordinary course of business;
●	any borrower that is not required pursuant to the terms of the related Mortgage Loan documents to meet single-purpose entity criteria may not be restricted from incurring unsecured debt or mezzanine debt;
●	the terms of certain Mortgage Loans permit the borrowers to post letters of credit and/or surety bonds for the benefit of the mortgagee under the Mortgage Loans, which may constitute a contingent reimbursement obligation of the related borrower or an affiliate. The issuing bank or surety will not typically agree to subordination and standstill protection benefiting the mortgagee;
●	although the Mortgage Loans generally place certain restrictions on incurring mezzanine debt by the pledging of general partnership and managing member equity interests in a borrower, such as specific percentage or control limitations, the terms of the Mortgage Loan documents generally permit, subject to certain limitations, the pledge of the limited partnership or non-managing membership equity interests in a borrower or less than a controlling interest of any other equity interests in a borrower; and
●	certain of the Mortgage Loans do not restrict the pledging of ownership interests in the borrower, but do restrict the transfer of ownership interests in a borrower by imposing limitations on transfer of control or a specific percentage of ownership interests.

Whole Loans

Certain Mortgage Loans are subject to the rights of a related Companion Holder, as further described in “—The Whole Loans” below.

Mezzanine Indebtedness

Although the Mortgage Loans generally place certain restrictions on incurring mezzanine debt by the pledging of general partnership and managing member equity interests in a borrower, such as specific percentage or control limitations, the terms of the Mortgage Loan documents generally permit, subject to certain limitations, the pledge of less than a controlling portion of the equity interests in a borrower or the pledge of limited partnership or non-managing membership equity interests in a borrower. Certain of the Mortgage Loans do not restrict the pledging of ownership interests in the related borrower, but do

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restrict the transfer of ownership interests in a borrower by imposing limitations on transfer of control or a specific percentage of ownership interests. In addition, in general, a borrower (or its direct or indirect owners) that does not meet single-purpose entity criteria may not be restricted in any way from incurring mezzanine debt.

As of the Cut-off Date, each sponsor has informed us that it is not aware of any existing mezzanine indebtedness with respect to the Mortgage Loans it is selling to the Depositor.

The Mortgage Loans generally permit a pledge of the same direct and indirect ownership interests in any borrower that could be transferred without the lender consent. See “—Certain Terms of the Mortgage Loans—‘Due-on-Sale’ and ‘Due-on-Encumbrance’ Provisions” above.

Some of the Mortgage Loans permit certain affiliates of the related borrower to pledge their indirect ownership interests in the borrower including, but not limited to, pledges to a lender providing a corporate line of credit or corporate credit facility as collateral for such corporate line of credit or corporate credit facility. In connection with those pledges, the Mortgage Loan documents for such Mortgage Loans may: (i) contain limitations on the amounts that such collateral may secure and prohibit foreclosure of such pledges unless such foreclosure would represent a transfer otherwise permitted under the Mortgage Loan documents but do not prohibit a change in control in the event of a permitted foreclosure; or (ii) require that such financing be secured by at least a certain number of assets other than such ownership interests in the related borrower.

See “Risk Factors—Risks Relating to the Mortgage Loans—Other Financings or Ability to Incur Other Indebtedness Entails Risk”.

Other Secured Indebtedness

General

The borrowers under some of the Mortgage Loans have incurred or are permitted to incur other secured subordinate debt subject to the terms of the related Mortgage Loan document or otherwise expressly permitted by applicable law.

●	With respect to each of the Ellenton Premium Outlets Mortgage Loan (3.1%) and Birch Run Premium Outlets Mortgage Loan (2.6%), the respective borrower has the right to obtain a PACE Loan (as defined below) for an amount not to exceed $5,000,000, subject to lender’s consent and delivery of a rating agency confirmation. The lien resulting from any unpaid and delinquent PACE Loan payments would have property tax lien status. “PACE Loan” (as defined in the related loan agreement) means (x) any “Property-Assessed Clean Energy loan” or (y) any other indebtedness, without regard to the name given to such indebtedness, which is (i) incurred for improvements to the Mortgaged Property for the purpose of increasing energy efficiency, increasing use of renewable energy sources, resource conservation, or a combination of the foregoing, and (ii) repaid through multi-year tax assessments against the Mortgaged Property. The lien resulting from any unpaid and delinquent PACE Loan payments would have property tax lien status.

Preferred Equity

The borrowers or sponsors of certain Mortgage Loans may have issued preferred equity. Because preferred equity often provides for a higher rate of return to be paid to the holders of such preferred equity, preferred equity in some respects functions like mezzanine

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indebtedness, and reduces a principal’s economic stake in the related Mortgaged Property, reduces cash flow on the borrower’s Mortgaged Property after the payment of debt service and payments on the preferred equity may increase the likelihood that the owner of a borrower will permit the value or income-producing potential of a Mortgaged Property to fall and may create a greater risk that a borrower will default on the Mortgage Loan secured by a Mortgaged Property whose value or income is relatively weak.

Other Unsecured Indebtedness

The borrowers under some of the Mortgage Loans have incurred or are permitted to incur unsecured subordinate debt (in addition to trade payables, equipment financing and other debt incurred in the ordinary course) subject to the terms of the related Mortgage Loan documents. Certain Mortgage Loans permit the borrower to incur certain other unsecured subordinate indebtedness as described below:

Prospective investors should assume that all or substantially all of the Mortgage Loans permit their borrowers to incur a limited amount (generally in an amount not more than 5% of the original Mortgage Loan balance or an amount otherwise normal and reasonable under the circumstances) of trade payables, equipment financing and/or other unsecured indebtedness in the ordinary course of business or an unsecured credit line to be used for working capital purposes. In addition, certain of the Mortgage Loans allow the related borrower to receive unsecured loans from equity owners, provided that such loans are subject to and subordinate to the applicable Mortgage Loan.

Certain risks relating to additional debt are described in “Risk Factors—Risks Relating to the Mortgage Loans—Other Financings or Ability to Incur Other Indebtedness Entails Risk”.

The Whole Loans

General

Each of the Mortgage Loans secured by the Mortgaged Properties or portfolios of Mortgaged Properties identified on Annex A-1 to this prospectus as NOVA Retail 2-Pack, Marriott Anchorage Downtown, Sheraton Denver Downtown Hotel, 50 West 23rd Street, U-Haul AREC RW Portfolio, 255 Greenwich, Ellenton Premium Outlets, Brandywine Regency Warehouse & Distribution Center, Birch Run Premium Outlets, Houston Multifamily Portfolio, Landstown Commons and Park Center Plaza I, II, III (collectively, 61.8%) is part of a Whole Loan consisting of such Mortgage Loan and the related Companion Loan(s). In connection with each Whole Loan, the rights between the trustee on behalf of the issuing entity and the holder(s) of the related Companion Loan(s) (the “Companion Holder” or “Companion Holders”) are generally governed by an intercreditor agreement or a co-lender agreement (each, an “Intercreditor Agreement”). With respect to each of the Whole Loans, the related Mortgage Loan and the related Companion Loan(s) are cross-collateralized and cross-defaulted.

The following terms are used in reference to the Whole Loans:

“BANK 2025-BNK51 PSA” means the pooling and servicing agreement that governs the servicing of each of the Sheraton Denver Downtown Hotel Whole Loan, the 255 Greenwich Whole Loan and the Ellenton Premium Outlets Whole Loan.

“BBCMS 2025-C39 PSA” means the pooling and servicing agreement that governs the servicing of the Brandywine Regency Warehouse & Distribution Center Whole Loan.

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“BMO 2026-C14 PSA” means the pooling and servicing agreement that governs the servicing of the U-Haul AREC RW Portfolio Whole Loan, the Birch Run Premium Outlets Whole Loan, the Houston Multifamily Portfolio Whole Loan, the Landstown Commons Whole Loan and the Park Center Plaza I, II, III Whole Loan.

“Companion Loan Rating Agency” means any NRSRO rating any serviced pari passu companion loan securities.

“Control Note” means, with respect to any Whole Loan, the “Controlling Note” or other similar term specified in the related Intercreditor Agreement. As of the Closing Date, the Control Note with respect to each Whole Loan will be the promissory note(s) listed as “Control” in the column “Control Note/Non-Control Note” in the table below entitled “Whole Loan Control Notes and Non-Control Notes”.

“Controlling Holder” means, with respect to any Whole Loan, the holder of the related Control Note. As of the Closing Date, the Controlling Holder with respect to each Whole Loan will be the holder listed next to the related Control Note in the column “Note Holder” in the table below entitled “Whole Loan Control Notes and Non-Control Notes”.

“Non-Control Note” means, with respect to any Whole Loan, any “Non-Controlling Note” or other similar term specified in the related Intercreditor Agreement. As of the Closing Date, the Non-Control Notes with respect to each Whole Loan will be the promissory notes listed as “Non-Control” in the column “Control Note/Non-Control Note” in the table below entitled “Whole Loan Control Notes and Non-Control Notes”.

“Non-Controlling Holder” means, with respect to any Whole Loan, the holder(s) of a Non-Control Note. As of the Closing Date, the Non-Controlling Holders with respect to each Whole Loan will be the holders listed next to the related Non-Control Notes in the column “Note Holder” in the table below entitled “Whole Loan Control Notes and Non-Control Notes”.

“Non-Serviced AB Whole Loan” means any Whole Loan comprised of a Non-Serviced Mortgage Loan with one or more related Subordinate Companion Loans and, in certain cases, one or more Non-Serviced Pari Passu Companion Loans. As of the Closing Date, there will be no Non-Serviced AB Whole Loans. Accordingly, all references in this prospectus to any Non-Serviced AB Whole Loan and any related terms should be disregarded.

“Non-Serviced Certificate Administrator” means, with respect to any Non-Serviced Whole Loan, the certificate administrator relating to the related Non-Serviced PSA.

“Non-Serviced Companion Loan” means each of the Companion Loans identified as “Non-Serviced” under the column entitled “Mortgage Loan Type” in the table entitled “Whole Loan Control Notes and Non-Control Notes” below.

“Non-Serviced Custodian” means, with respect to any Non-Serviced Whole Loan, the custodian relating to the related Non-Serviced PSA.

“Non-Serviced Directing Certificateholder” means, with respect to any Non-Serviced Whole Loan, the directing certificateholder (or equivalent) under the related Non-Serviced PSA.

“Non-Serviced Master Servicer” means, with respect to any Non-Serviced Whole Loan, the applicable master servicer relating to the related Non-Serviced PSA.

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“Non-Serviced Mortgage Loan” means each of the Mortgage Loans identified as “Non-Serviced” under the column entitled “Mortgage Loan Type” in the table entitled “Whole Loan Control Notes and Non-Control Notes” below.

“Non-Serviced Pari Passu Companion Loan” means each of the Companion Loans identified as “Non-Serviced” under the column entitled “Mortgage Loan Type” that is pari passu in right of payment with the related Mortgage Loan in the table entitled “Whole Loan Control Notes and Non-Control Notes” below.

“Non-Serviced Pari Passu Mortgage Loan” means each of the Mortgage Loans identified as “Non-Serviced” under the column entitled “Mortgage Loan Type” in the table entitled “Whole Loan Control Notes and Non-Control Notes” below that has a Non-Serviced Pari Passu Companion Loan.

“Non-Serviced Pari Passu Whole Loan” means each of the Whole Loans identified as “Non-Serviced” under the column entitled “Mortgage Loan Type” with one or more Non-Serviced Pari Passu Companion Loans in the table entitled “Whole Loan Control Notes and Non-Control Notes” below.

“Non-Serviced PSA” means, with respect to any Non-Serviced Whole Loan, the related trust and servicing agreement or pooling and servicing agreement identified under the column entitled “Transaction/Pooling Agreement” in the table entitled “Non-Serviced Whole Loans” under “Summary of Terms—Whole Loans” above.

“Non-Serviced Special Servicer” means, with respect to any Non-Serviced Whole Loan, the applicable special servicer under the related Non-Serviced PSA.

“Non-Serviced Trustee” means, with respect to any Non-Serviced Whole Loan, the trustee relating to the related Non-Serviced PSA.

“Non-Serviced Whole Loan” means each of the Non-Serviced Pari Passu Whole Loans.

“Other Master Servicer” means, with respect to each Serviced Whole Loan, the applicable master servicer appointed under the related Other PSA.

“Other PSA” means, with respect to each Serviced Whole Loan, any pooling and servicing agreement, trust and servicing agreement or other servicing agreement governing the securitization of a related Serviced Companion Loan.

“Other Special Servicer” means, with respect to each Serviced Whole Loan, the applicable special servicer appointed under the related Other PSA.

“Pari Passu Mortgage Loan” means any of the Serviced Pari Passu Mortgage Loans or Non-Serviced Mortgage Loans.

“Serviced Companion Loan” means each of the Companion Loans identified as “Serviced” under the column entitled “Mortgage Loan Type” that in the table entitled “Whole Loan Control Notes and Non-Control Notes” below.

“Serviced Mortgage Loan” means each of (i) the Mortgage Loans identified as “Serviced” under the column entitled “Mortgage Loan Type” in the table entitled “Whole Loan Control Notes and Non-Control Notes” below and (ii) any Mortgage Loans that are not included on the table entitled “Whole Loan Control Notes and Non-Control Notes”.

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“Serviced Pari Passu Companion Loan” means each of the Companion Loans identified as “Serviced” under the column entitled “Mortgage Loan Type” that is pari passu in right of payment with the related Mortgage Loan in the table entitled “Whole Loan Control Notes and Non-Control Notes” below.

“Serviced Pari Passu Mortgage Loan” means a Serviced Mortgage Loan that is part of a Serviced Whole Loan.

“Serviced Pari Passu Whole Loan” means each of the Whole Loans identified as “Serviced” under the column entitled “Mortgage Loan Type” with one or more Serviced Pari Passu Companion Loans in the table entitled “Whole Loan Control Notes and Non-Control Notes” below.

“Serviced Whole Loan” means each of the Whole Loans identified as “Serviced” under the column entitled under the column entitled “Mortgage Loan Type” in the table entitled “Whole Loan Control Notes and Non-Control Notes” below.

“Subordinate Companion Loan” means with respect to any Whole Loan, any subordinate promissory note that is part of such Whole Loan and is subordinate to the related Mortgage Loan.

The table entitled “Whole Loan Summary” under “Summary of Terms—The Mortgage Pool” provides certain information with respect to each Mortgage Loan that has a corresponding Companion Loan. With respect to each Whole Loan, the related Control Note and Non-Control Note(s) and the respective holders thereof as of the date hereof are set forth in the table below. In addition, with respect to each Non-Serviced Whole Loan, the lead securitization servicing agreement and master servicer, special servicer, trustee, certificate administrator, custodian, operating advisor and initial directing party under the related Non-Serviced PSA are set forth in the table titled “Non-Serviced Whole Loans” under “Summary of Terms—The Mortgage Pool”.

Whole Loan Control Notes and Non-Control Notes

Mortgage Loan	Mortgage Loan Type	Note Name	Control Note/ Non-Control Note	Original Principal Balance	Note Holder(1)
NOVA Retail 2-Pack	Serviced	Note A-1-1	Control	$58,000,000	WFCM 2026-C66
		Note A-1-2	Non-Control	$12,000,000	JPMorgan Chase Bank, National Association
		Note A-2	Non-Control	$20,000,000	JPMorgan Chase Bank, National Association
		Note A-3	Non-Control	$18,750,000	Goldman Sachs Bank USA
		Note A-4	Non-Control	$18,750,000	Goldman Sachs Bank USA
		Note A-5	Non-Control	$18,750,000	Goldman Sachs Bank USA
		Note A-6	Non-Control	$18,750,000	Goldman Sachs Bank USA
Marriott Anchorage Downtown	Serviced	Note A-1	Control	$58,000,000	WFCM 2026-C66
		Note A-2	Non-Control	$30,000,000	Wells Fargo Bank, National Association
		Note A-3	Non-Control	$20,000,000	Wells Fargo Bank, National Association
		Note A-4	Non-Control	$17,000,000	Wells Fargo Bank, National Association
Sheraton Denver Downtown Hotel	Non-Serviced	Note A-1	Control	$100,000,000	BANK 2025-BNK51
		Note A-2	Non-Control	$40,000,000	WFCM 2026-C66
		Note A-3	Non-Control	$25,000,000	Wells Fargo Bank, National Association
		Note A-4	Non-Control	$15,000,000	WFCM 2026-C66
50 West 23rd Street	Serviced	Note A-1	Control	$53,000,000	WFCM 2026-C66
		Note A-2	Non-Control	$30,000,000	Benchmark 2026-B42
U-Haul AREC RW Portfolio	Non-Serviced	Note A-1-1	Control	$58,000,000	BMO 2026-C14
		Note A-1-2	Non-Control	$2,000,000	Benchmark 2026-B42
		Note A-2-1	Non-Control	$20,000,000	WFCM 2026-C66
		Note A-2-2	Non-Control	$4,000,000	Benchmark 2026-B42
		Note A-3	Non-Control	$15,000,000	WFCM 2026-C66
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		Note A-4	Non-Control	$5,000,000	BMO 2026-C14
255 Greenwich	Non-Serviced	Note A-1	Control	$65,000,000	BANK 2025-BNK51
		Note A-2	Non-Control	$10,000,000	BANK 2025-BNK51
		Note A-3	Non-Control	$10,000,000	BANK 2025-BNK51
		Note A-4	Non-Control	$5,000,000	BANK 2025-BNK51
		Note A-5	Non-Control	$27,000,000	WFCM 2026-C66
		Note A-6	Non-Control	$20,000,000	BMO 2026-C14
		Note A-7	Non-Control	$10,000,000	BMO 2026-C14
Ellenton Premium Outlets	Non-Serviced	Note A-1	Control	$70,000,000	BANK 2025-BNK51
		Note A-2	Non-Control	$14,000,000	BANK 2025-BNK51
		Note A-3-1	Non-Control	$18,000,000	WFCM 2026-C66
		Note A-3-2	Non-Control	$8,000,000	BMO 2026-C14
		Note A-4	Non-Control	$10,000,000	BMO 2026-C14
Brandywine Regency Warehouse & Distribution Center	Non-Serviced	Note A-1	Control	$60,000,000	BBCMS 2025-C39
		Note A-2	Non-Control	$16,000,000	WFCM 2026-C66
Birch Run Premium Outlets	Non-Serviced	Note A-1	Control	$36,500,000	BMO 2026-C14
		Note A-2-1	Non-Control	$10,000,000	WFCM 2026-C66
		Note A-2-2	Non-Control	$7,000,000	Bank of Montreal
		Note A-3	Non-Control	$6,500,000	Bank of Montreal
		Note A-4	Non-Control	$18,500,000	BMO 2026-C14
		Note A-5-1	Non-Control	$5,000,000	WFCM 2026-C66
		Note A-5-2	Non-Control	$3,000,000	Natixis Real Estate Capital LLC
		Note A-6	Non-Control	$3,500,000	Natixis Real Estate Capital LLC
Houston Multifamily Portfolio	Non-Serviced	Note A-1	Control	$10,000,000	BMO 2026-C14
		Note A-2	Non-Control	$8,000,000	BMO 2026-C14
		Note A-3	Non-Control	$7,000,000	BMO 2026-C14
		Note A-4	Non-Control	$6,000,000	WFCM 2026-C66
		Note A-5	Non-Control	$4,000,000	WFCM 2026-C66
		Note A-6	Non-Control	$1,000,000	WFCM 2026-C66
Landstown Commons	Non-Serviced	Note A-1	Control	$55,000,000	BMO 2026-C14
		Note A-2	Non-Control	$10,000,000	WFCM 2026-C66
		Note A-3	Non-Control	$8,400,000	Benchmark 2026-B42
Park Center Plaza I, II, III	Non-Serviced	Note A-1	Control	$25,000,000	BMO 2026-C14
		Note A-2	Non-Control	$7,000,000	WFCM 2026-C66

(1)	Unless otherwise specified, with respect to each Whole Loan, any related unsecuritized Control Note and/or Non-Control Note may be further split, modified, combined and/or reissued (prior to its inclusion in a securitization transaction) as one or multiple Control Notes or Non-Control Notes, as the case may be, subject to the terms of the related Intercreditor Agreement (including that the aggregate principal balance, weighted average interest rate and certain other material terms cannot be changed). In connection with the foregoing, any such split, modified, combined or re-issued Control Note or Non-Control Note, as the case may be, may be transferred to one or multiple parties (not identified in the table above) prior to its inclusion in a future commercial mortgage securitization transaction.

The Serviced Pari Passu Whole Loans

Each Serviced Pari Passu Whole Loan will be serviced pursuant to the PSA in accordance with the terms of the PSA and the related Intercreditor Agreement. None of the master servicer, the special servicer or the trustee will be required to make a monthly payment advance on any Serviced Pari Passu Companion Loan, but the master servicer or the trustee, as applicable, will be required to (and the special servicer, at its option in emergency situations, may) make Servicing Advances on the Serviced Pari Passu Whole Loans unless such advancing party (or, even if it is not the advancing party, the special servicer) determines that such a Servicing Advance would be a Nonrecoverable Advance.

Intercreditor Agreement

The Intercreditor Agreement related to each Serviced Pari Passu Whole Loan provides that:

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●	The promissory notes comprising such Serviced Pari Passu Whole Loan (and consequently, the related Serviced Mortgage Loan and each Serviced Pari Passu Companion Loan) are of equal priority with each other and none of such promissory notes (or mortgage loans) will have priority or preference over any other such promissory note (or mortgage loan).
●	All payments, proceeds and other recoveries on the Serviced Pari Passu Whole Loan will be applied to the promissory notes comprising such Serviced Pari Passu Whole Loan on a pro rata and pari passu basis (subject, in each case, to (a) the allocation of certain amounts to escrows and reserves, certain repairs or restorations or payments to the applicable borrower required by the Mortgage Loan documents and (b) certain payment and reimbursement rights of the parties to the PSA, in accordance with the terms of the PSA).
●	The transfer of up to 49% of the beneficial interest of a promissory note comprising the Serviced Pari Passu Whole Loan is generally permitted. The transfer of more than 49% of the beneficial interest of any such promissory note is generally prohibited unless (i) the transferee is a large institutional lender or investment fund (other than a related borrower or an affiliate thereof) that satisfies minimum net worth and/or experience requirements or certain securitization vehicles that satisfy certain ratings and other requirements or (ii)(a) each non-transferring holder has consented to such transfer (which consent may not be unreasonably withheld), and (b) if any such non-transferring holder’s interest in the related Serviced Pari Passu Whole Loan is held in a securitization, a rating agency communication is provided to each applicable rating agency (or, in certain cases, a rating agency confirmation is obtained from each applicable rating agency). The foregoing restrictions do not apply to a sale of the related Serviced Mortgage Loan together with the related Serviced Pari Passu Companion Loans in accordance with the terms of the PSA.

With respect to each Serviced Pari Passu Whole Loan, certain costs and expenses (such as a pro rata share of a Servicing Advance) allocable to a related Serviced Pari Passu Companion Loan may be paid or reimbursed out of payments and other collections on the Mortgage Pool, subject to the Trust’s right to reimbursement from future payments and other collections on such Serviced Pari Passu Companion Loan or from general collections with respect to any securitization of such Serviced Pari Passu Companion Loan.

Control Rights with respect to Serviced Pari Passu Whole Loans

With respect to any Serviced Pari Passu Whole Loan, the related Control Note will be included in the Trust, and the Directing Certificateholder will have certain consent rights (prior to the occurrence and continuance of a Control Termination Event) and consultation rights (after the occurrence of a Control Termination Event, but prior to the occurrence and continuance of a Consultation Termination Event) with respect to such Whole Loan as described under “Pooling and Servicing Agreement—The Directing Certificateholder”.

Certain Rights of each Non-Controlling Holder

With respect to each Serviced Pari Passu Whole Loan, the holder of any related Non-Control Note (or if such Non-Control Note has been securitized, the directing certificateholder with respect to such securitization or other designated party under the related pooling and servicing agreement) will be entitled to certain consent and consultation rights described below; provided, that if such party or its representative is (or is an affiliate of) the related borrower or if all or a specified portion of the subject Non-Control Note is held by the borrower or an affiliate thereof, such party will not be entitled to exercise the

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right of a Non-Controlling Holder, and/or there will be deemed to be no such Non-Controlling Holder under the related Intercreditor Agreement with respect to such Non-Control Note.

The special servicer will be required (i) to provide to each Non-Controlling Holder copies of any notice, information and report that it is required to provide to the Directing Certificateholder with respect to the implementation of any recommended actions outlined in an Asset Status Report relating to such Serviced Pari Passu Whole Loan or any proposed action to be taken in respect of a Major Decision with respect to such Serviced Pari Passu Whole Loan (for this purpose, without regard to whether such items are actually required to be provided to the Directing Certificateholder due to the occurrence of a Control Termination Event or Consultation Termination Event) and (ii) to use reasonable efforts to consult with each Non-Controlling Holder on a strictly non-binding basis (to the extent such party requests consultation after having received the aforementioned notices, information and reports) with respect to any such recommended actions by the special servicer or any proposed action to be taken by the special servicer in respect of such Serviced Pari Passu Whole Loan that constitutes a Major Decision.

Such consultation right will expire between five (5) and ten (10) business days after the delivery to such Non-Controlling Holder of written notice of a proposed action (together with copies of the notices, information and reports required to be delivered thereto) (unless the special servicer proposes a new course of action that is materially different from the action previously proposed, in which case such time period will be deemed to begin anew). In no event will the special servicer be obligated to follow or take any alternative actions recommended by any Non-Controlling Holder (or its representative). In addition, if the special servicer determines that immediate action is necessary to protect the interests of the holders of the promissory notes comprising a Serviced Pari Passu Whole Loan, it may take, in accordance with the Servicing Standard, any action constituting a Major Decision with respect to such Serviced Pari Passu Whole Loan or any action set forth in any applicable Asset Status Report before the expiration of the aforementioned time period.

In addition to the aforementioned consultation right, each Non-Controlling Holder will have the right to annual meetings (which may be held telephonically) with the master servicer or special servicer, as applicable, upon reasonable notice and at times reasonably acceptable to the master servicer or special servicer, as applicable, in which servicing issues related to the related Serviced Pari Passu Whole Loan are discussed.

If a Servicer Termination Event has occurred with respect to the special servicer that affects a Non-Controlling Holder, such holder will have the right to direct the trustee to terminate the special servicer under the PSA solely with respect to the related Serviced Pari Passu Whole Loan, other than with respect to any rights the special servicer may have as a Certificateholder, entitlements to amounts payable to the special servicer at the time of termination, entitlements to indemnification amounts and any other entitlements of the terminated party that survive the termination.

Sale of Defaulted Mortgage Loan

If any Serviced Pari Passu Whole Loan becomes a Defaulted Loan, and if the special servicer decides to sell the related Serviced Pari Passu Mortgage Loan, the special servicer will be required to sell such Serviced Pari Passu Mortgage Loan and each related Serviced Pari Passu Companion Loan together as interests evidencing one whole loan. Notwithstanding the foregoing, the special servicer will not be permitted to sell a Serviced Pari Passu Whole Loan without the consent of each Non-Controlling Holder unless it has delivered to such holder (a) at least fifteen (15) business days prior written notice of any

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decision to attempt to sell the related Serviced Pari Passu Whole Loan, (b) at least ten (10) days prior to the proposed sale date, a copy of each bid package (together with any amendments to such bid packages) received by the special servicer, a copy of the most recent appraisal and certain other supplementary documents (if requested by such holder), and (c) until the sale is completed, and a reasonable period (but no less time than is afforded to other offerors and the Directing Certificateholder) prior to the proposed sale date, all information and documents being provided to offerors or otherwise approved by the master servicer or special servicer in connection with the proposed sale.

The Non-Serviced Pari Passu Whole Loans

Each Non-Serviced Pari Passu Whole Loan will be serviced pursuant to the related Non-Serviced PSA in accordance with the terms of such Non-Serviced PSA and the related Intercreditor Agreement. No Non-Serviced Master Servicer, Non-Serviced Special Servicer or Non-Serviced Trustee will be required to make monthly payment advances on a Non-Serviced Mortgage Loan, but the related Non-Serviced Master Servicer or Non-Serviced Trustee, as applicable, will be required to (and the Non-Serviced Special Servicer, at its option in certain cases, may) make servicing advances on the related Non-Serviced Pari Passu Whole Loan in accordance with the terms of the related Non-Serviced PSA unless such advancing party (or, in certain cases, the related Non-Serviced Special Servicer, even if it is not the advancing party) determines that such a servicing advance would be a nonrecoverable advance. Monthly payment advances on each Non-Serviced Mortgage Loan will be made by the master servicer or the trustee, as applicable, to the extent provided under the PSA. None of the master servicer, the special servicer or the trustee will be obligated to make servicing advances with respect to a Non-Serviced Pari Passu Whole Loan. See “Pooling and Servicing Agreement—Servicing of the Non-Serviced Mortgage Loans” for a description of the servicing terms of the Non-Serviced PSAs.

Intercreditor Agreement

The Intercreditor Agreement related to each Non-Serviced Pari Passu Whole Loan provides that:

●	The promissory notes comprising such Non-Serviced Pari Passu Whole Loan (and consequently, the related Non-Serviced Mortgage Loan and each Non-Serviced Pari Passu Companion Loan) are of equal priority with each other and none of such promissory notes (or mortgage loans) will have priority or preference over any other such promissory note (or mortgage loan).
●	All payments, proceeds and other recoveries on the Non-Serviced Pari Passu Whole Loan will be applied to the promissory notes comprising such Non-Serviced Pari Passu Whole Loan on a pro rata and pari passu basis (subject, in each case, to (a) the allocation of certain amounts to escrows and reserves, certain repairs or restorations or payments to the applicable borrower required by the Mortgage Loan documents and (b) certain payment and reimbursement rights of the parties to the related Non-Serviced PSA, in accordance with the terms of the related Non-Serviced PSA).
●	The transfer of up to 49% of the beneficial interest of a promissory note comprising the Non-Serviced Pari Passu Whole Loan is generally permitted. The transfer of more than 49% of the beneficial interest of any such promissory note is generally prohibited unless (i) the transferee is a large institutional lender or investment fund (other than a related borrower or an affiliate thereof) that satisfies minimum net worth and/or experience requirements or certain securitization vehicles that satisfy
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certain ratings and other requirements or (ii)(a) each non-transferring holder has consented to such transfer (which consent may not be unreasonably withheld), and (b) if any such non-transferring holder’s interest in the related Non-Serviced Pari Passu Whole Loan is held in a securitization, a rating agency communication is provided to each applicable rating agency (or, in certain cases, a rating agency confirmation is obtained from each applicable rating agency). The foregoing restrictions do not apply to a sale of the related Non-Serviced Mortgage Loan together with the related Non-Serviced Pari Passu Companion Loans in accordance with the terms of the related Non-Serviced PSA.

Any losses, liabilities, claims, costs and expenses incurred in connection with a Non-Serviced Pari Passu Whole Loan that are not otherwise paid out of collections on such Whole Loan may, to the extent allocable to the related Non-Serviced Mortgage Loan, be payable or reimbursable out of general collections on the mortgage pool for this securitization.

Control Rights

With respect to each Non-Serviced Whole Loan, the related Control Note will be held as of the Closing Date by the Controlling Holder listed in the table entitled “Whole Loan Control Notes and Non-Control Notes” above under “—General”. The related Controlling Holder (or a designated representative) will be entitled (i) to direct the servicing of such Whole Loan in a manner that is substantially similar to the rights of the Directing Certificateholder, (ii) to consent to certain servicing decisions in respect of such Whole Loan and actions set forth in a related asset status report and (iii) to replace the special servicer with respect to such Whole Loan with or without cause; provided, that with respect to each Non-Serviced Pari Passu Whole Loan, if such holder (or its designated representative) is (or is an affiliate of) the related borrower or if all or a specified portion of the subject Control Note is held by the borrower or an affiliate thereof, no party will be entitled to exercise the rights of the “Controlling Holder”, and/or there will be deemed to be no such “Controlling Holder” under the related Intercreditor Agreement (or, in certain cases, the holder of a Non-Control Note will be the “Controlling Note” holder under the related Intercreditor Agreement as long as such holder is not the related borrower and the subject Non-Control Note (or a specified portion thereof) is not held by the borrower or an affiliate thereof).

Certain Rights of each Non-Controlling Holder

With respect to any Non-Serviced Pari Passu Whole Loan, the holder of any related Non-Control Note (or if such Non-Control Note has been securitized, the directing certificateholder with respect to such securitization (or other designated party under the related pooling and servicing agreement)) will be entitled to certain consent and consultation rights described below; provided, that if such party or its representative is (or is an affiliate of) the related borrower or if all or a specified portion of the subject Non-Control Note is held by the borrower or an affiliate thereof, such party will not be entitled to exercise the rights of a Non-Controlling Holder, and/or there will be deemed to be no “Non-Controlling Holder” with respect to such Non-Control Note under the related Intercreditor Agreement. With respect to each Non-Serviced Pari Passu Whole Loan, one or more related Non-Control Notes will be included in the Trust, and pursuant to the PSA, the Directing Certificateholder, prior to the occurrence and continuance of a Consultation Termination Event, or the special servicer (consistent with the Servicing Standard), following the occurrence and during the continuance of a Consultation Termination Event, will be entitled to exercise the consent (solely in the case of the Directing Certificateholder so long as no Control Termination Event has occurred and is continuing) or consultation (in the case of the Directing Certificateholder or the special servicer, as applicable) rights, if any, of the Non-Controlling Holder under the related Intercreditor Agreement.

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With respect to any Non-Serviced Pari Passu Whole Loan, the related Non-Serviced Special Servicer or Non-Serviced Master Servicer, as applicable pursuant to the related Intercreditor Agreement, will be required (i) to provide to each Non-Controlling Holder copies of any notice, information and report that it is required to provide to the related Non-Serviced Directing Certificateholder under the related Non-Serviced PSA with respect to the implementation of any recommended actions outlined in an asset status report relating to the related Non-Serviced Pari Passu Whole Loan or any proposed action to be taken in respect of a major decision under the related Non-Serviced PSA with respect to such Non-Serviced Pari Passu Whole Loan (for this purpose, without regard to whether such items are actually required to be provided to the related Non-Serviced Directing Certificateholder due to the occurrence and continuance of a “control termination event” or a “consultation termination event” (or analogous concepts) under such Non-Serviced PSA) and (ii) to consult (or to use reasonable efforts to consult) each Non-Controlling Holder on a strictly non-binding basis (to the extent such party requests consultation after having received the aforementioned notices, information and reports) with respect to any such recommended actions by such Non-Serviced Special Servicer or Non-Serviced Master Servicer or any proposed action to be taken by such Non-Serviced Special Servicer or Non-Serviced Master Servicer in respect of the applicable major decision.

Such consultation right will generally expire ten (10) business days after the delivery to such Non-Controlling Holder of written notice of a proposed action (together with copies of the notices, information and reports required to be delivered thereto), unless the related Non-Serviced Special Servicer or Non-Serviced Master Servicer proposes a new course of action that is materially different from the action previously proposed, in which case such ten (10) business day period will be deemed to begin anew. In no event will the related Non-Serviced Special Servicer or Non-Serviced Master Servicer be obligated to follow or take any alternative actions recommended by any Non-Controlling Holder (or its representative).

If the related Non-Serviced Special Servicer or Non-Serviced Master Servicer determines that immediate action is necessary to protect the interests of the holders of the promissory notes comprising a Non-Serviced Pari Passu Whole Loan, it may take, in accordance with the servicing standard under the Non-Serviced PSA, any action constituting a major decision with respect to such Non-Serviced Pari Passu Whole Loan or any action set forth in any applicable asset status report before the expiration of the aforementioned typical ten (10) business day period.

In addition to the aforementioned consultation right, each Non-Controlling Holder will have the right to annual meetings (which may be held telephonically) with the related Non-Serviced Master Servicer or the related Non-Serviced Special Servicer, as applicable, upon reasonable notice and at times reasonably acceptable to such Non-Serviced Master Servicer or Non-Serviced Special Servicer, as applicable, in which servicing issues related to the related Non-Serviced Pari Passu Whole Loan are discussed.

If a special servicer termination event under the related Non-Serviced PSA has occurred that affects a Non-Controlling Holder, such holder will have the right to direct the related Non-Serviced Trustee to terminate the related Non-Serviced Special Servicer under such Non-Serviced PSA solely with respect to the related Non-Serviced Pari Passu Whole Loan, other than with respect to any rights such Non-Serviced Special Servicer may have as a certificateholder under such Non-Serviced PSA, entitlements to amounts payable to such Non-Serviced Special Servicer at the time of termination, entitlements to indemnification amounts and any other entitlements of the terminated party that survive the termination.

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Custody of the Mortgage File

The Non-Serviced Custodian is the custodian of the mortgage file related to the related Non-Serviced Pari Passu Whole Loan (other than any promissory notes not contributed to the securitization governed by the related Non-Serviced PSA).

Sale of Defaulted Mortgage Loan

If any Non-Serviced Pari Passu Whole Loan becomes a defaulted mortgage loan, and if the related Non-Serviced Special Servicer decides to sell the related note contributed to the securitization governed by the related Non-Serviced PSA, such Non-Serviced Special Servicer will be required to sell the related Non-Serviced Mortgage Loan and each Non-Serviced Pari Passu Companion Loan together as interests evidencing one whole loan. Notwithstanding the foregoing, the related Non-Serviced Special Servicer will not be permitted to sell a Non-Serviced Pari Passu Whole Loan without the consent of each Non-Controlling Holder unless it has delivered to such holder (a) at least fifteen (15) business days’ prior written notice of any decision to attempt to sell the related Non-Serviced Pari Passu Whole Loan, (b) at least ten (10) days prior to the proposed sale date, a copy of each bid package (together with any amendments to such bid packages) received by the related Non-Serviced Special Servicer, a copy of the most recent appraisal and certain other supplementary documents (if requested by such holder), and (c) until the sale is completed, and a reasonable period (but no less time than is afforded to other offerors and the applicable Non-Serviced Directing Certificateholder under the related Non-Serviced PSA) prior to the proposed sale date, all information and documents being provided to offerors or otherwise approved by the related Non-Serviced Master Servicer or Non-Serviced Special Servicer in connection with the proposed sale.

Additional Information

Each of the tables presented in Annex A-2 sets forth selected characteristics of the pool of Mortgage Loans as of the Cut-off Date, if applicable. For a detailed presentation of certain additional characteristics of the Mortgage Loans and the Mortgaged Properties on an individual basis, see Annex A-1. For a brief summary of the 15 largest Mortgage Loans or groups of cross-collateralized Mortgage Loans in the pool of Mortgage Loans, see Annex A-3.

The description in this prospectus, including Annexes A-1, A-2 and A-3, of the Mortgage Pool and the Mortgaged Properties is based upon the Mortgage Pool as expected to be constituted at the close of business on the Cut-off Date, as adjusted for the scheduled principal payments due on the Mortgage Loans on or before the Cut-off Date. Prior to the issuance of the Offered Certificates, a Mortgage Loan may be removed from the Mortgage Pool if the depositor deems such removal necessary or appropriate or if it is prepaid. This may cause the range of Interest Rates and maturities as well as the other characteristics of the Mortgage Loans to vary from those described in this prospectus.

A Form ABS-EE with the information required by Item 1125 of Regulation AB (17 C.F.R. 229.1125), Schedule AL – Asset-Level Information will be filed or caused to be filed by the depositor with respect to the issuing entity on or prior to the date of the filing of this prospectus and will provide such information for a reporting period commencing on the day after the hypothetical Determination Date in March 2026 and ending on the hypothetical Determination Date in April 2026. In addition, a Current Report on Form 8-K containing detailed information regarding the Mortgage Loans will be available to persons (including beneficial owners of the Offered Certificates) who receive this prospectus and will be filed pursuant to the Securities Exchange Act of 1934, as amended (the “Exchange Act”),

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together with the PSA, with the United States Securities and Exchange Commission (the “SEC”) on or prior to the date of the filing of the final prospectus.

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Transaction Parties

The Sponsors and Mortgage Loan Sellers

Wells Fargo Bank, National Association, Societe Generale Financial Corporation, JPMorgan Chase Bank, National Association, Citi Real Estate Funding Inc., UBS AG New York Branch, Bank of Montreal, BSPRT CMBS Finance, LLC, LMF Commercial, LLC, Starwood Mortgage Capital LLC and Natixis Real Estate Capital LLC are referred to in this prospectus as the “originators”. The depositor will acquire the Mortgage Loans from Wells Fargo Bank, National Association, Societe Generale Financial Corporation, JPMorgan Chase Bank, National Association, Citi Real Estate Funding Inc., UBS AG New York Branch, Bank of Montreal, BSPRT CMBS Finance, LLC, LMF Commercial, LLC, Starwood Mortgage Capital LLC and Natixis Real Estate Capital LLC on or about April 21, 2026 (the “Closing Date”). Each mortgage loan seller is a “sponsor” of the securitization transaction described in this prospectus. The depositor will cause the Mortgage Loans in the Mortgage Pool to be assigned to the trustee pursuant to the PSA.

Wells Fargo Bank, National Association

General

Wells Fargo Bank, National Association (“Wells Fargo Bank”), a national banking association, is a wholly-owned subsidiary of Wells Fargo & Company (NYSE: WFC). The principal office of Wells Fargo Bank’s commercial mortgage origination division is located at 30 Hudson Yards, 62nd Floor, New York, New York 10001. Wells Fargo Bank is engaged in a general consumer banking, commercial banking, and trust business, offering a wide range of commercial, corporate, international, financial market, retail and fiduciary banking services. Wells Fargo Bank is a national banking association chartered by the Office of the Comptroller of the Currency (the “OCC”) and is subject to the regulation, supervision and examination of the OCC. Wells Fargo Bank is also the successor by merger to Wachovia Bank, National Association (“Wachovia Bank”), which, together with Wells Fargo Securities, LLC (formerly known as Wachovia Capital Markets, LLC), was previously a subsidiary of Wachovia Corporation. On December 31, 2008, Wachovia Corporation merged with and into Wells Fargo & Company. As a result of this transaction, the depositor, Wachovia Bank and Wells Fargo Securities, LLC became wholly-owned subsidiaries of Wells Fargo & Company, and affiliates of Wells Fargo Bank. On March 20, 2010, Wachovia Bank merged with and into Wells Fargo Bank.

Wells Fargo Bank, National Association’s Commercial Mortgage Securitization Program

Prior to its merger with Wachovia Bank, Wells Fargo Bank was an active participant in securitizations of commercial and multifamily mortgage loans as a mortgage loan seller and sponsor in securitizations for which unaffiliated entities acted as depositor. Between the inception of its commercial mortgage securitization program in 1995 and December 2007, Wells Fargo Bank originated approximately 5,360 fixed-rate commercial and multifamily mortgage loans with an aggregate original principal balance of approximately $32.4 billion, which were included in approximately 61 securitization transactions.

Prior to its merger into Wells Fargo Bank, one of Wachovia Bank’s primary business lines was the underwriting and origination of mortgage loans secured by commercial or multifamily properties. With its commercial mortgage lending affiliates and predecessors, Wachovia Bank began originating and securitizing commercial mortgage loans in 1995. The total amount of commercial mortgage loans originated and securitized by Wachovia Bank from 1995 through November 2007 was approximately $87.9 billion. Approximately

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$81.0 billion of such commercial mortgage loans were securitized by an affiliate of Wachovia Bank acting as depositor, and approximately $6.9 billion were securitized by an unaffiliated entity acting as depositor.

Since 2010, and following the merger of Wachovia Bank into Wells Fargo Bank, Wells Fargo Bank has resumed its active participation in the securitization of commercial and multifamily mortgage loans. Wells Fargo Bank originates commercial and multifamily mortgage loans and, together with other mortgage loan sellers and sponsors, participates in the securitization of such mortgage loans by transferring them to the depositor or to an unaffiliated securitization depositor. In coordination with its affiliate, Wells Fargo Securities, LLC, and other underwriters, Wells Fargo Bank works with rating agencies, mortgage loan sellers, subordinated debt purchasers and master servicers in structuring securitizations in which it is a sponsor, mortgage loan seller and originator. For the twelve-month period ended December 31, 2024, Wells Fargo Bank securitized commercial and multifamily mortgage loans with an aggregate original principal balance of approximately $16.7 billion. Since the beginning of 2010 through December 31, 2025, Wells Fargo Bank originated approximately 3,077 fixed-rate commercial and multifamily mortgage loans with an aggregate original principal balance of approximately $79.8 billion, which were included in 283 securitization transactions. The properties securing these loans include multifamily, office, retail, industrial, hospitality and self storage properties. Wells Fargo Bank and certain of its affiliates also originate other commercial and multifamily mortgage loans that are not securitized, including subordinated and mezzanine loans.

In addition to commercial and multifamily mortgage loans, Wells Fargo Bank and its affiliates have originated and securitized residential mortgage loans, auto loans, home equity loans, credit card receivables and student loans. Wells Fargo Bank and its affiliates have also served as sponsors, issuers, master servicers, servicers, certificate administrators, custodians and trustees in a wide array of securitization transactions.

Wells Fargo Bank’s Commercial Mortgage Loan Underwriting

General. Wells Fargo Bank’s commercial real estate finance group has the authority, with the approval from the appropriate credit authority, to originate fixed-rate, first lien commercial, multifamily or manufactured housing community mortgage loans for securitization. Wells Fargo Bank’s commercial real estate finance operation is staffed by real estate professionals. Wells Fargo Bank’s loan underwriting group is an integral component of the commercial real estate finance group which also includes groups responsible for loan origination and closing mortgage loans.

Upon receipt of an executed loan application, Wells Fargo Bank’s loan underwriters commence a review of the borrower’s financial condition and creditworthiness and the real property which will secure the loan.

Notwithstanding the discussion below, given the unique nature of income-producing real properties, the underwriting and origination procedures and the credit analysis with respect to any particular multifamily or commercial mortgage loan may differ significantly from one asset to another, and will be driven by circumstances particular to that property, including, among others, its type, current use, physical quality, size, environmental condition, location, market conditions, capital reserve requirements and additional collateral, tenants and leases, borrower identity, borrower sponsorship and/or performance history, and certain other factors. Consequently, we cannot assure you that the underwriting of any particular multifamily or commercial mortgage loan will conform to each of the general procedures described in this “—Wells Fargo Bank’s Commercial Mortgage Loan Underwriting” section. For important information about the circumstances that have

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affected the underwriting of the mortgage loans in the mortgage pool, see the “Risk Factors” and “Description of the Mortgage Pool—Exceptions to Underwriting Guidelines” sections of this prospectus and the other subsections of this “Transaction Parties” section.

If a mortgage loan exhibits any one of the following credit positive characteristics, variances from general underwriting/origination procedures described below may be considered acceptable under the circumstances indicated: (i) low loan-to-value ratio; (ii) high debt service coverage ratio; (iii) experienced sponsor(s)/guarantor(s) with financial wherewithal; and (iv) elements of recourse included in the loan.

Loan Analysis. Generally, Wells Fargo Bank performs both a credit analysis and collateral analysis with respect to a loan applicant and the real estate that will secure the loan. In general, credit analysis of the borrower and the real estate includes a review of historical financial statements (or, in the case of acquisitions, often only current financial statements), rent rolls, certain leases, third-party credit reports, judgments, liens, bankruptcy and pending litigation searches and, if applicable, the loan payment history of the borrower. Wells Fargo Bank typically performs a qualitative analysis which incorporates independent credit checks and published debt and equity information with respect to certain principals of the borrower as well as the borrower itself. Borrowers are generally required to be single-purpose entities. The collateral analysis typically includes an analysis of the following, to the extent available and applicable based on property type: historical property operating statements, rent rolls, operating budgets, a projection of future performance, and a review of certain tenant leases. Depending on the type of collateral property and other factors, the credit of key tenants may also be reviewed. Each mortgaged property is generally inspected by a Wells Fargo Bank underwriter or qualified designee. Wells Fargo Bank generally requires third-party appraisals, as well as environmental and property condition reports and, if determined by Wells Fargo Bank to be applicable, seismic reports. Each report is reviewed for acceptability by a staff member of Wells Fargo Bank or a third-party consultant. Generally, the results of these reviews are incorporated into the underwriting report. In some instances, one or more of the procedures may be waived or modified by Wells Fargo Bank if it is determined not to adversely affect the mortgage loans originated by it in any material respect.

Loan Approval. Prior to loan closing, all mortgage loans to be originated by Wells Fargo Bank must be approved by one or more officers of Wells Fargo Bank (depending on loan size), who may approve a mortgage loan as recommended, request additional due diligence, modify the loan terms or decline a loan transaction.

Debt Service Coverage Ratios and Loan-to-Value Ratios. Generally, the debt service coverage ratios for Wells Fargo Bank mortgage loans will be equal to or greater than 1.20x; provided, however, that variances may be made when consideration is given to circumstances particular to the mortgage loan, the related mortgaged property, loan-to-value ratio, reserves or other factors. For example, Wells Fargo Bank may originate a mortgage loan with a debt service coverage ratio below 1.20x based on, among other things, the amortization features of the mortgage loan (for example, if the mortgage loan provides for relatively rapid amortization), the type of tenants and leases at the mortgaged property, the taking of additional collateral such as reserves, letters of credit and/or guarantees, Wells Fargo Bank’s judgment of improved property and/or market performance in the future and/or other relevant factors. In addition, Wells Fargo Bank may in some instances have reduced the term interest rate that Wells Fargo Bank would otherwise charge on a Wells Fargo Bank mortgage loan based on the credit and collateral characteristics of the related mortgaged property and structural features of the Wells Fargo Bank mortgage loan by collecting an upfront fee from the related borrower on the origination date. The decrease in the interest rate would have correspondingly increased the

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debt service coverage ratio, and, in certain cases, may have increased the debt service coverage ratio sufficiently such that the related Wells Fargo Bank mortgage loan satisfied Wells Fargo Bank’s minimum debt service coverage ratio underwriting requirements for such Wells Fargo Bank mortgage loan.

Generally, the loan-to-value ratio for Wells Fargo Bank mortgage loans will be equal to or less than 80%; provided, however, that variances may be made when consideration is given to circumstances particular to the mortgage loan, the related mortgaged property, debt service coverage, reserves or other factors. For example, Wells Fargo Bank may originate a mortgage loan with a loan-to-value ratio above 80% based on, among other things, the amortization features of the mortgage loan (for example, if the mortgage loan provides for relatively rapid amortization), the type of tenants and leases at the related mortgaged property, the taking of additional collateral such as reserves, letters of credit and/or guarantees, Wells Fargo Bank’s judgment of improved property and/or performance in the future and/or other relevant factors.

While the foregoing discussion generally reflects how calculations of debt service coverage ratios are made, it does not necessarily reflect the specific calculations made to determine the debt service coverage ratio disclosed in this prospectus with respect to the mortgage loans to be sold to us by Wells Fargo Bank for deposit into the trust fund.

Additional Debt. When underwriting a multifamily or commercial mortgage loan, Wells Fargo Bank will take into account whether the mortgaged property and/or direct or indirect interest in a related borrower are encumbered by additional debt and will analyze the likely effect of that additional debt on repayment of the subject mortgage loan. It is possible that Wells Fargo Bank or an affiliate will be the lender on that additional debt, and may either sell such debt to an unaffiliated third party or hold it in inventory.

The combined debt service coverage ratios and loan-to-value ratios of a mortgage loan and the related additional debt may be significantly below 1.20x and significantly above 80%, notwithstanding that the mortgage loan by itself may satisfy such guidelines.

Assessments of Property Condition. As part of the underwriting process, Wells Fargo Bank will analyze the condition of the real property collateral for a prospective multifamily or commercial mortgage loan. To aid in that analysis, Wells Fargo Bank will typically inspect or retain a third party to inspect the property and will in most cases obtain the property assessments and reports described below.

Appraisals. Wells Fargo Bank will, in most cases, require that the real property collateral for a prospective multifamily or commercial mortgage loan be appraised by a state-certified appraiser, an appraiser belonging to the “Appraisal Institute”, a membership association of professional real estate appraisers, or an otherwise qualified appraiser. In addition, Wells Fargo Bank will generally require that those appraisals be conducted in accordance with the Uniform Standards of Professional Appraisal Practices developed by The Appraisal Foundation, a not-for-profit organization established by the appraisal profession. Furthermore, the appraisal report will usually include or be accompanied by a separate letter that includes a statement by the appraiser that the guidelines in Title XI of the Financial Institutions Reform, Recovery and Enforcement Act of 1989 were followed in preparing the appraisal. In some cases, however, Wells Fargo Bank may establish the value of the subject real property collateral based on a cash flow analysis, a recent sales price or another method or benchmark of valuation.

Environmental Assessments. Wells Fargo Bank will, in most cases, require a Phase I environmental assessment with respect to the real property collateral for a prospective

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multifamily or commercial mortgage loan. However, when circumstances warrant, Wells Fargo Bank may utilize an update of a prior environmental assessment, a transaction screen or a desktop review. Alternatively, Wells Fargo Bank might forego an environmental assessment in limited circumstances, such as when it has obtained the benefits of an environmental insurance policy or an environmental guarantee. Furthermore, an environmental assessment conducted at any particular real property collateral will not necessarily cover all potential environmental issues. For example, an analysis for radon, lead-based paint and lead in drinking water will usually be conducted only at multifamily rental properties and only when Wells Fargo Bank or the environmental consultant believes that special circumstances warrant such an analysis.

Depending on the findings of the initial environmental assessment, Wells Fargo Bank may require additional record searches or environmental testing, such as a Phase II environmental assessment with respect to the real property collateral.

Engineering Assessments. In connection with the origination process, Wells Fargo Bank may require that an engineering firm inspect the real property collateral for any prospective multifamily or commercial mortgage loan to assess the structure, exterior walls, roofing, interior structure and/or mechanical and electrical systems. Based on the resulting report, Wells Fargo Bank will determine the appropriate response, if any, to any recommended repairs, corrections or replacements and any identified deferred maintenance.

Seismic Report. In general, prospective borrowers seeking loans secured by properties located in California or in seismic zones 3 or 4 obtain a seismic engineering report of the building and, based thereon and on certain statistical information, an estimate of damage based on the percentage of the replacement cost of the building in an earthquake scenario. This percentage of the replacement cost is expressed in terms of probable maximum loss (“PML”), probable loss (“PL”), or scenario expected loss (“SEL”). Generally, any of the mortgage loans as to which the property was estimated to have PML, PL or SEL in excess of 20% of the estimated replacement cost, would either be subject to a lower loan-to-value ratio limit at origination, be conditioned on seismic upgrading (or appropriate reserves or letter of credit for retrofitting), be conditioned on satisfactory earthquake insurance, or be structured with a degree of recourse to a guarantor.

Zoning and Building Code Compliance. In connection with the origination of a multifamily or commercial mortgage loan, Wells Fargo Bank will generally consider whether the use and occupancy of the related real property collateral is in material compliance with zoning, land-use, building rules, regulations and orders then applicable to that property. Evidence of this compliance may be in the form of one or more of the following: legal opinions; surveys; recorded documents; temporary or permanent certificates of occupancy; letters from government officials or agencies, including applicable land use and zoning regulations; title insurance endorsements; engineering or consulting reports; and/or representations by the related borrower.

Where a mortgaged property as currently operated is a permitted nonconforming use and/or the structure and the improvements may not be rebuilt to the same dimensions or used in the same manner in the event of a major casualty, Wells Fargo Bank will consider whether—

●	any major casualty that would prevent rebuilding has a sufficiently remote likelihood of occurring;
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●	casualty insurance proceeds together with the value of any additional collateral would be available in an amount estimated by Wells Fargo Bank to be sufficient to pay off the related mortgage loan in full;
●	the real property collateral, if permitted to be repaired or restored in conformity with current law, would in Wells Fargo Bank’s judgment constitute adequate security for the related mortgage loan;
●	a variance or other similar change in applicable zoning restrictions is potentially available, or whether the applicable governing entity is likely to enforce the related limitations; and/or
●	to require the related borrower to obtain law and ordinance insurance and/or alternative mitigant is in place.

Escrow Requirements. Generally, Wells Fargo Bank requires most borrowers to fund various escrows for taxes and insurance, capital expenses and replacement reserves. Generally, the required escrows for mortgage loans originated by Wells Fargo Bank are as follows:

●	Taxes—Typically, an initial deposit and monthly escrow deposits equal to 1/12 of the annual property taxes (based on the most recent property assessment and the current millage rate) are required to provide Wells Fargo Bank with sufficient funds to satisfy all taxes and assessments. Tax escrows may not be required if a property is a single tenant property and the tenant is required to pay taxes directly. Wells Fargo Bank may waive this escrow requirement under certain circumstances.
●	Insurance—If the property is insured under an individual policy (i.e., the property is not covered by a blanket policy), typically an initial deposit and monthly escrow deposits equal to 1/12 of the annual property insurance premium are required to provide Wells Fargo Bank with sufficient funds to pay all insurance premiums. Insurance escrows may not be required if (i) the borrower maintains a blanket insurance policy, or (ii) the property is a single tenant property (which may include ground leased tenants) and the tenant is required to maintain property insurance. Wells Fargo Bank may waive this escrow requirement under certain circumstances.
●	Replacement Reserves—Replacement reserves are generally calculated in accordance with the expected useful life of the components of the property during the term of the mortgage loan. Annual replacement reserves are generally underwritten to the suggested replacement reserve amount from an independent, third-party property condition or engineering report, or to certain minimum requirements by property type. Replacement reserves may not be required if the related mortgaged property is a single tenant property and the related tenant is responsible for all repairs and maintenance, including those required with respect to the roof and improvement structure. Wells Fargo Bank may waive this escrow requirement under certain circumstances.
●	Completion Repair/Environmental Remediation—Typically, a completion repair or remediation reserve is required where an environmental or engineering report suggests that such reserve is necessary. Upon funding of the related mortgage loan, Wells Fargo Bank generally requires that at least 115%-125% of the estimated costs of repairs or replacements be reserved and generally requires that repairs or replacements be completed within a year after the funding of the related
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mortgage loan. Wells Fargo Bank may waive this escrow requirement or adjust the timing to complete repairs under certain circumstances.

●	Tenant Improvement/Lease Commissions—In most cases, various tenants have lease expirations within the mortgage loan term. To mitigate this risk, special reserves may be required to be funded either at closing of the mortgage loan and/or during the related mortgage loan term to cover certain anticipated leasing commissions or tenant improvement costs which might be associated with re-leasing the space occupied by such tenants. Tenant Improvement/Lease Commissions may not be required for single tenant properties with leases that extend beyond the loan term or where rent at the mortgaged property is considered below market. Wells Fargo Bank may waive this escrow requirement under certain circumstances.

Furthermore, Wells Fargo Bank may accept an alternative to a cash escrow or reserve from a borrower, such as a letter of credit or a guarantee from the borrower or an affiliate of the borrower or periodic evidence that the items for which the escrow or reserve would have been established are being addressed. In some cases, Wells Fargo Bank may determine that establishing an escrow or reserve is not warranted in the event of the existence of one or more of the credit positive characteristics discussed above, or given the amounts that would be involved and Wells Fargo Bank’s evaluation of the ability of the mortgaged property, the borrower or a holder of direct or indirect ownership interests in the borrower to bear the subject expense or cost absent creation of an escrow or reserve.

Co-Originated or Third Party-Originated Mortgage Loans. From time to time, Wells Fargo Bank originates mortgage loans together with other financial institutions. The resulting mortgage loans are evidenced by two or more promissory notes, at least one of which will reflect Wells Fargo Bank as the payee. Wells Fargo Bank has in the past and may in the future deposit such promissory notes for which it is named as payee with one or more securitization trusts, while its co-originators have in the past and may in the future deposit such promissory notes for which they are named payee into other securitization trusts.

From time to time, Wells Fargo Bank acquires mortgage loans originated by third parties and deposits such mortgage loans into securitization trusts. None of the Wells Fargo Bank Mortgage Loans included in this securitization was originated by a third party.

Exceptions. One or more of Wells Fargo Bank’s Mortgage Loans may vary from the specific Wells Fargo Bank’s underwriting guidelines described above when additional credit positive characteristics are present as discussed above. In addition, in the case of one or more of Wells Fargo Bank’s Mortgage Loans, Wells Fargo Bank or another originator may not have applied each of the specific underwriting guidelines described above as the result of case-by-case permitted flexibility based upon other compensating factors. For any material exceptions to Wells Fargo Bank’s underwriting guidelines described above in respect of the Wells Fargo Bank Mortgage Loans, see “Description of the Mortgage Pool—Exceptions to Underwriting Guidelines” in this prospectus.

Review of Mortgage Loans for Which Wells Fargo Bank is the Sponsor

Overview. Wells Fargo Bank, in its capacity as the sponsor of the Mortgage Loans or portions thereof originated or acquired by it (the “Wells Fargo Bank Mortgage Loans”), has conducted a review of the Wells Fargo Bank Mortgage Loans it is selling to the depositor designed and effected to provide reasonable assurance that the disclosure related to the Wells Fargo Bank Mortgage Loans is accurate in all material respects. Wells Fargo Bank determined the nature, extent and timing of the review and the level of assistance provided

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by any third parties. The review of the Wells Fargo Bank Mortgage Loans was performed by a deal team comprised of real estate and securitization professionals who are employees of Wells Fargo Bank (collectively, the “Wells Fargo Bank Deal Team”) with the assistance of certain third parties. Wells Fargo Bank has ultimate authority and control over, and assumes all responsibility for and attributes to itself, the review of the Mortgage Loans that it is selling to the depositor and the review’s findings and conclusions. The review procedures described below were employed with respect to all of the Wells Fargo Bank Mortgage Loans (rather than relying on sampling procedures), except that certain review procedures were solely relevant to the large loan disclosures in this prospectus, as further described below.

Database. To prepare for securitization, members of the Wells Fargo Bank Deal Team created a database of loan-level and property-level information relating to each Wells Fargo Bank Mortgage Loan. The database was compiled from, among other sources, the related mortgage loan documents, third-party reports (appraisals, environmental site assessments, property condition reports, zoning reports and applicable seismic studies), insurance policies, borrower-supplied information (including, to the extent available, rent rolls, leases, operating statements and budgets) and information collected by Wells Fargo Bank during the underwriting process. Prior to securitization of each Wells Fargo Bank Mortgage Loan, the Wells Fargo Bank Deal Team may have updated the information in the database with respect to such Wells Fargo Bank Mortgage Loan based on current information provided by the related servicer relating to loan payment status and escrows, updated operating statements, rent rolls and leasing activity, and information otherwise brought to the attention of the Wells Fargo Bank Deal Team. Such updates were not intended to be, and do not serve as, a re-underwriting of any Mortgage Loan.

A data tape (the “Wells Fargo Bank Data Tape”) containing detailed information regarding each Wells Fargo Bank Mortgage Loan was created from the information in the database referred to in the prior paragraph. The Wells Fargo Bank Data Tape was used by the Wells Fargo Bank Deal Team to provide the numerical information regarding the Wells Fargo Bank Mortgage Loans in this prospectus.

Data Comparisons and Recalculation. The depositor, on behalf of Wells Fargo Bank, engaged a third-party accounting firm to perform certain data comparison and recalculation procedures which were designed or provided by Wells Fargo Bank relating to information in this prospectus regarding the Wells Fargo Bank Mortgage Loans. These procedures included:

●	comparing the information in the Wells Fargo Bank Data Tape against various source documents provided by Wells Fargo Bank;
●	comparing numerical information regarding the Wells Fargo Bank Mortgage Loans and the related Mortgaged Properties disclosed in this prospectus against the information contained in the Wells Fargo Bank Data Tape; and
●	recalculating certain percentages, ratios and other formulae relating to the Wells Fargo Bank Mortgage Loans disclosed in this prospectus.

Legal Review. In anticipation of the securitization of each Wells Fargo Bank Mortgage Loan, mortgage loan seller counsel promulgated a form of legal summary to be completed by origination counsel that, among other things, set forth certain material terms and property diligence information, and elicited information concerning potentially outlying attributes of the mortgage loan as well as any related mitigating considerations. Mortgage loan seller’s counsel reviewed the legal summaries for each Wells Fargo Bank Mortgage

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Loan, together with pertinent parts of the Mortgage Loan documentation and property diligence materials, in connection with preparing or corroborating the accuracy of certain loan disclosure in this prospectus. In addition, mortgage loan seller’s counsel reviewed Wells Fargo Bank’s representations and warranties set forth on Annex D-1 and, if applicable, identified exceptions to those representations and warranties.

Securitization counsel was also engaged to assist in the review of the Wells Fargo Bank Mortgage Loans. Such assistance included, among other things, a review of a due diligence questionnaire completed by the Wells Fargo Bank Deal Team. Securitization counsel also reviewed the property release provisions, if any, for each Wells Fargo Bank Mortgage Loan with multiple Mortgaged Properties for compliance with the REMIC provisions of the Code.

Mortgage loan seller’s counsel or securitization counsel also assisted in the preparation of the mortgage loan summaries set forth in Annex A-3, based on their respective reviews of pertinent sections of the related mortgage loan documents and other loan information.

Other Review Procedures. Prior to securitization, Wells Fargo Bank confirmed with the related servicers for the Wells Fargo Bank Mortgage Loans that, to the best of such servicers’ knowledge and except as previously identified, material events concerning the related Mortgage Loan, the Mortgaged Property and the borrower and guarantor had not occurred since origination, including, but not limited to, (i) loan modifications or assumptions, or releases of the related borrower or Mortgaged Property; (ii) damage to the Mortgaged Property that materially and adversely affects its value as security for the Mortgage Loan; (iii) pending condemnation actions; (iv) litigation, regulatory or other proceedings against the Mortgaged Property, borrower or guarantor, or notice of non-compliance with environmental laws; (v) bankruptcies involving any borrower or guarantor, or any tenant occupying a single tenant property; and (vi) any existing or incipient material defaults.

The Wells Fargo Bank Deal Team also consulted with Wells Fargo Bank personnel responsible for the origination of the Wells Fargo Bank Mortgage Loans to confirm that the Wells Fargo Bank Mortgage Loans were originated in compliance with the origination and underwriting criteria described above under “—Wells Fargo Bank’s Commercial Mortgage Loan Underwriting”, as well as to identify any material deviations from those origination and underwriting criteria. See “Description of the Mortgage Pool—Exceptions to Underwriting Guidelines” in this prospectus.

Findings and Conclusions. Wells Fargo Bank found and concluded with reasonable assurance that the disclosure regarding the Wells Fargo Bank Mortgage Loans in this prospectus is accurate in all material respects. Wells Fargo Bank also found and concluded with reasonable assurance that the Wells Fargo Bank Mortgage Loans were originated in accordance with Wells Fargo Bank’s origination procedures and underwriting criteria, except as described above under “Description of the Mortgage Pool—Exceptions to Underwriting Guidelines”.

Review Procedures in the Event of a Mortgage Loan Substitution. Wells Fargo Bank will perform a review of any Wells Fargo Bank Mortgage Loan that it elects to substitute for a Wells Fargo Bank Mortgage Loan in the pool in connection with a material breach of a representation or warranty or a material document defect. Wells Fargo Bank, and if appropriate its legal counsel, will review the mortgage loan documents and servicing history of the substitute mortgage loan to confirm it meets each of the criteria required under the terms of the related mortgage loan purchase agreement and the related pooling and servicing agreement (the “Qualification Criteria”). Wells Fargo Bank may engage a third party accounting firm to compare the Qualification Criteria against the underlying source

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documentation to verify the accuracy of the review by Wells Fargo Bank and to confirm any numerical and/or statistical information to be disclosed in any required filings under the Exchange Act. Legal counsel will also be engaged by Wells Fargo Bank to render any tax opinion required in connection with the substitution.

Compliance with Rule 15Ga-1 under the Exchange Act

The transaction documents for certain prior transactions in which Wells Fargo Bank securitized commercial mortgage loans or participation interests (“CRE Loans”) contain covenants requiring the repurchase or replacement of an underlying CRE Loan for the breach of a related representation or warranty under various circumstances if the breach is not cured. The following table provides information regarding the demand, repurchase and replacement activity with respect to the mortgage loans securitized by Wells Fargo Bank (or a predecessor), which activity occurred during the period from January 1, 2023 to December 31, 2025 (the “Rule 15Ga-1 Reporting Period”) or is still outstanding.

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Name of Issuing Entity(1)	Check if Registered	Name of Originator	Total Assets in ABS by Originator(2)(3)			Assets That Were Subject of Demand(3)(4)			Assets That Were Repurchased or Replaced(3)(4)(5)			Assets Pending Repurchase or Replacement (within cure period)(4)(6)(7)			Demand in Dispute(4)(6)(8)			Demand Withdrawn(4)(6)(9)			Demand Rejected(4)(6)(10)
			#	$	% of principal balance	#	$	% of principal balance	#	$	% of principal balance	#	$	% of principal balance	#	$	% of principal balance	#	$	% of principal balance	#	$	% of principal balance
(a)	(b)	(c)	(d)	(e)	(f)	(g)	(h)	(i)	(j)	(k)	(l)	(m)	(n)	(o)	(p)	(q)	I	(s)	(t)	(u)	(v)	(w)	(x)
Asset Class Commercial Mortgages(1)

WFCM Commercial Mortgage Trust 2018-C45, Commercial Mortgage Pass-Through Certificates, Series 2018-C45	x	Wells Fargo Bank, National Association	14	271,350,036.00	41.19	0	0.00	0.00	0	0.00	0.00	0.00	0.00	0.00	0	0.00	0.00	0.00	0.00	0.00	0	0.00	0.00
CIK #: 1741690		Barclays Bank PLC	11	172,882,585.00	26.24	0	0.00	0.00	0	0.00	0.00	0.00	0.00	0.00	0	0.00	0.00	0.00	0.00	0.00	0	0.00	0.00
		Rialto Mortgage Finance, LLC	7	113,800,000.00	17.27	0	0.00	0.00	0	0.00	0.00	0.00	0.00	0.00	0	0.00	0.00	0.00	0.00	0.00	0	0.00	0.00
		C-III Commercial Mortgage LLC(11)	17	100,732,798.00	15.29	1	6,758,227.92	1.09	0	0.00	0.00	0.00	0.00	0.00	1	6,758,227.92	1.09	0.00	0.00	0.00	0	6,758,227.92	1.09

Issuing Entity Subtotal			49	658,765,419.00	100.00	1	6,758,227.92	1.09	0	0.00	0.00	0.00	0.00	0.00	1	6,758,227.92	1.09	0.00	0.00	0.00	0	6,758,227.92	1.09

Wells Fargo Commercial Mortgage Trust 2015-C26, Commercial Mortgage Pass-Through Certificates, Series 2015-C26	X	Wells Fargo Bank, National Association	27	333,096,285.00	35.25	0	0.00	0.00	0	0.00	0.00	0	0.00	0.00	0	0.00	0.00	0	0.00	0.00	0	0.00	0.00
CIK #: 1630513		Liberty Island Group I LLC	9	167,148,741.00	17.37	0	0.00	0.00	0	0.00	0.00	0	0.00	0.00	0	0.00	0.00	0	0.00	0.00	0	0.00	0.00
		Rialto Mortgage Finance, LLC	15	127,687,269.00	13.27	0	0.00	0.00	0	0.00	0.00	0	0.00	0.00	0	0.00	0.00	0	0.00	0.00	0	0.00	0.00
		C-III Commercial Mortgage LLC	18	107,661,190.00	11.19	0	0.00	0.00	0	0.00	0.00	0	0.00	0.00	0	0.00	0.00	0	0.00	0.00
		Silverpeak Real Estate Finance LLC(12)	8	85,142,723.00	8.85	1	32,650,000.00	3.39	0	0.00	0.00	0	0.00	0.00	1	28,810,156.00	3.93	0	0.00	0.00	1	28,810,156.00	3.93
		Walker & Dunlop Commercial Property Funding I WF, LLC	3	46,800,000.00	4.86	0	0.00	0.00	0	0.00	0.00	0	0.00	0.00	0	0.00	0.00	0	0.00	0.00	0	0.00	0.00
		Basis Real Estate Capital II, LLC	6	45,794,237.00	4.76	0	0.00	0.00	0	0.00	0.00	0	0.00	0.00	0	0.00	0.00	0	0.00	0.00	0	0.00	0.00
		National Cooperative Bank, N.A.	16	42,739,265.00	4.44	0	0.00	0.00	0	0.00	0.00	0	0.00	0.00	0	0.00	0.00	0	0.00	0.00	0	0.00	0.00

Issuing Entity Subtotal			102	962,069,711.00	100.00	1	30,949,659.00	3.76	0	0.00	0.00	0	0.00	0.00	1	30,761,712.00	3.92	0	0.00	0.00	1	30,761,712.00	3.92

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Name of Issuing Entity(1)	Check if Registered	Name of Originator	Total Assets in ABS by Originator(2)(3)			Assets That Were Subject of Demand(3)(4)			Assets That Were Repurchased or Replaced(3)(4)(5)			Assets Pending Repurchase or Replacement (within cure period)(4)(6)(7)			Demand in Dispute(4)(6)(8)			Demand Withdrawn(4)(6)(9)			Demand Rejected(4)(6)(10)
Wells Fargo Commercial Mortgage Pass-Through Certificates, Series 2018-C46		Wells Fargo Bank, National Association	16	253,493,356.00	36.63	0	0.00	0.00	0	0.00	0.00	0	0.00	0.00	0	0.00	0.00	0	0.00	0.00	0	0.00	0.00
CIK # 1748940		Barclays Bank PLC(13)	8	147,873,396.00	21.37	1	32,100,000.00	4.80	0	0.00	0.00	1	32,100,000.00	5.00	0	0.00	0.00	0	0.00	0.00	0	0.00	0.00
		BSPRT CMBS Finance, LLC	12	122,987,798.00	17.77	0	0.00	0.00	0	0.00	0.00	0	0.00	0.00	0	0.00	0.00	0	0.00	0.00	0	0.00	0.00
		Argentic Real Estate Finance LLC	10	121,505,000.00	17.56	0	0.00	0.00	0	0.00	0.00	0	0.00	0.00	0	0.00	0.00	0	0.00	0.00	0	0.00	0.00
		Rialto Mortgage Finance, LLC	3	46,250,000.00	6.68	0	0.00	0.00	0	0.00	0.00	0	0.00	0.00	0	0.00	0.00	0	0.00	0.00	0	0.00	0.00

Issuing Entity Subtotal			49	692,109,550.00	100.00	1	32,100,000.00	4.80	0	0.00	0.00	1	32,100,000.00	5.00	0	0.00	0.00	0	0.00	0.00	0	0.00	0.00

FRESB 2018-SB53 Mortgage Trust, Multifamily Mortgage Pass-Through Certificates, Series 2018-SB53		Federal Home Loan Mortgage Corporation(14)(15)	226	589,285,060.67	100.00	3	21,988,416.00	7.81	3	21,988,416.00	7.81	0	0.00	0.00	0	0.00	0.00	0	0.00	0.00	0	0.00	0.00

Issuing Entity Subtotal			226	589,285,060.67	100.00	3	21,988,416.00	7.81	3	21,988,416.00	7.81	0	0.00	0.00	0	0.00	0.00	0	0.00	0.00	0	0.00	0.00

Wells Fargo Commercial Mortgage Securities, Inc., Commercial Mortgage Pass-Through Certificates, Series 2021-BNK31	X	Wells Fargo Bank, National Association	16	311,413,202.00	34.4	0	0.00	0.00	0	0.00	0.00	0	0.00	0.00	0	0.00	0.00	0	0.00	0.00	0	0.00	0.00
		Morgan Stanley Mortgage Capital Holdings LLC(16)	17	274,568,000.00	30.3	1	4,500,000.00	0.50	0	0.00	0.00	1	4,500,000.00	0.50	0	0.00	0.00	0	0.00	0.00	0	0.00	0.00
		Bank of America, National Association	11	259,652,948.00	28.7	0	0.00	0.00	0	0.00	0.00	0	0.00	0.00	0	0.00	0.00	0	0.00	0.00	0	0.00	0.00
		National Cooperative Bank, N.A.	17	59,552,254.00	6.6	0	0.00	0.00	0	0.00	0.00	0	0.00	0.00	0	0.00	0.00	0	0.00	0.00	0	0.00	0.00

Issuing Entity Subtotal			61	905,186,404.00	100.00	1	4,500,000.00	0.50	0	0.00	0.00	1	4,500,000.00	0.50	0	0.00	0.00	0	0.00	0.00	0	0.00	0.00

Commercial Mortgages Asset Class Total			487	3,807,416,145.00		7	96,296,303.00		3	21,988,416.00		2	36,600,000.00		2	37,519,939.92		0	0.00		2	37,519,939.92

(1)	In connection with the preparation of this table, Wells Fargo Bank undertook the following steps to gather the information required by Rule 15Ga-1 (“Rule 15Ga-1”) under the Securities Exchange Act of 1934, as amended (the “Exchange Act”): (i) identifying all asset-backed securities transactions in which Wells Fargo Bank (or a predecessor) acted as a securitizer, (ii) performing a diligent search of the records of Wells Fargo Bank and the records of affiliates of Wells Fargo Bank that acted as securitizers in transactions of commercial mortgage loans for all relevant information, (iii) reviewing appropriate documentation from all relevant transactions to determine the parties responsible for enforcing representations and warranties, and any other parties who might have received repurchase requests (such parties, “Demand Entities”), and (iv) making written request of each Demand Entity to
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provide any information in its possession regarding requests or demands to repurchase any loans for breach of a representation or warranty with respect to any relevant transaction. In this effort, Wells Fargo Bank made written requests of all trustees and unaffiliated co-sponsors of applicable commercial mortgage-backed securities transactions. Wells Fargo Bank followed up written requests made of Demand Entities as it deemed appropriate.

The repurchase activity reported herein is described in terms of a particular loan’s status as of the last day of the Rule 15Ga-1 Reporting Period. (For columns j-x)

(2)	“Originator” generally refers to the party identified in securities offering materials at the time of issuance for purposes of meeting applicable SEC disclosure requirements. (For columns d-f)
(3)	Reflects the number of loans, outstanding principal balance and percentage of principal balance as of the date of the closing of the related securitization. (For columns d-l)
(4)	Includes only new demands received during the Rule 15Ga-1 Reporting Period. (For columns g-i)

In the event demands were received prior to the Rule 15Ga-1 Reporting Period, but activity occurred with respect to one or more loans during the Rule 15Ga-1 Reporting Period, such activity is being reported as assets pending repurchase or replacement within the cure period (columns m/n/o) or as demands in dispute (columns p/q/r), as applicable, until the earlier of the reporting of (i) the repurchase or replacement of such asset (columns j/k/l), (ii) the withdrawal of such demand (columns s/t/u), or (iii) the rejection of such demand (columns v/w/x), as applicable.

(5)	Includes assets for which a reimbursement payment is in process and where the asset has been otherwise liquidated by or on behalf of the issuing entity at the time of initiation of such reimbursement process. Where an underlying asset has paid off or otherwise been liquidated by or on behalf of the issuing entity (other than via a repurchase by the obligated party) during the Rule 15Ga-1 Reporting Period, the corresponding principal balance utilized in calculating columns (g) through (x) will be zero. (For columns j-l)
(6)	Reflects the number of loans, outstanding principal balance and percentage of principal balance as of the last day of the Rule 15Ga-1 Reporting Period. (For columns m-x)
(7)	Includes assets that are subject to a demand and within the cure period. (For columns m-o)
(8)	Includes assets pending repurchase or replacement outside of the cure period. (For columns p-r)
(9)	Includes assets for which a reimbursement payment is in process, and where the asset has not been repurchased or replaced and remains in the transaction. Also includes assets for which the requesting party rescinds or retracts the demand in writing. (For columns s-u)
(10)	Includes assets for which a party has responded to one or more related demands to repurchase or replace such asset by refuting the allegations supporting such demand and rejecting the repurchase demand(s) and the party demanding repurchase or replacement of such asset has not responded to the most recent such rejection as of the end of the Rule 15Ga-1 Reporting Period. (For columns v-x)
(11)	LNR Partners, LLC (“LNR”), as special servicer for Loan No. 27 (5800 N. Course, LLC, the “Loan”) claimed in a letter dated November 4, 2022, that C-III Commercial Mortgage LLC (“C-III”, as the Mortgage Loan Seller) breached certain representations and warranties (the “RWs”) made in the related mortgage loan purchase agreement due to the intent and execution of a cash flow sweep at origination of the Loan. LNR has demanded C-III repurchase the Loan due to a breach of the RWs. In a letter dated November 18, 2022, C-III acknowledged receipt of the LNR repurchase request and it is disputing LNR’s breach allegation.
(12)	Midland Loan Services, a Division of PNC Bank, National Association, as general special servicer (the “General Special Servicer”) for Mortgage Loan number 5 (with respect to the property known as “Aloft Houston by the Galleria,” located at 5415 Westheimer Road, Houston, TX 77056) (the “Aloft Houston Loan”), in a letter dated September 11, 2020 (the “Repurchase Request”), requested that Argentic Real Estate Finance LLC (“AREF”) (formerly known as Silverpeak Real Estate Finance LLC) repurchase the Aloft Houston Loan on the basis that a Material Document Defect occurred. In a letter dated September 21, 2020, AREF rejected the Repurchase Request. On January 6, 2021, counsel for the General Special Servicer on behalf of the Trustee filed a complaint in the Supreme Court of the State of New York seeking that AREF repurchase the Aloft Houston Loan on the basis of a Material Document Defect. On, August 29, 2023, the Supreme Court of the State of New York adjudicated in favor of the General Special Servicer on behalf of the Trustee. Argentic repurchased the Aloft Houston Loan on January 25, 2024. Argentic appealed to the First Department of the Appellate Division of the Supreme Court of the State of New York which dismissed the appeal on April 11, 2024. Argentic then sought to reargue the appeal in the Appellate Division or, in the alternative, leave to appeal to the Court of Appeals of the State of New York, which the Appellate Division denied on July 25, 2024. On August 23, 2024, Argentic then requested that the Court of Appeals grant leave for Argentic to appeal the Appellate Division’s decisions.
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(13)	Argentic Services Company LP, as special servicer for the 350 East 52nd Street loan (the “Loan”) claimed in a letter dated February 25, 2022, that Barclays Bank PLC (“Barclays”, as the mortgage loan seller) breached certain representations and warranties (the “RWs”) made in the related mortgage loan purchase agreement due to a material defect related to the guarantor being a debtor in bankruptcy prior to the origination date of the Loan. Argentic Services Company LP has demanded Barclays repurchase the Loan due to a breach of the RWs. In a letter dated March 8, 2022, Barclays further acknowledged receipt of the Argentic Services Company LP repurchase request and noted it is reviewing the related circumstances to determine its course of action.
(14)	KeyBank National Association (“KeyBank”), as special servicer for the 287 McGuinness Boulevard loan, the 293 McGuinness Boulevard loan, and the 299 McGuinness Boulevard loan (together, the “Loans”) claimed in a letter dated April 18, 2022 that Federal Home Loan Mortgage Corporation (“Freddie Mac”, as the mortgage loan seller) breached certain representations and warranties (the “RWs”) made in the related mortgage loan purchase agreement due to NYC Buildings stop work orders and construction work violations not being remedied. On June 7, 2022, Freddie Mac sent notice of its election to repurchase the Loans at the applicable purchase price, without agreeing to the validity of the allegation of breach made in the special servicer’s communication. In said June 7, 2022 correspondence, Freddie Mac noted its intention to work with parties to the pooling and servicing agreement to effectuate such repurchase pursuant to the terms of the mortgage loan repurchase agreement.
(15)	Per the underlying trust documents, Federal Home Loan Mortgage Corporation (“Freddie Mac”) is the mortgage loan seller. With respect to the assets that were subject to repurchase demands, The Community Preservation Corporation, Inc. was the underlying originator.
(16)	KeyBank National Association (“KeyBank”), as special servicer for Loan No. 38 (1049 5th Avenue, the “Loan”) claimed in a letter dated September 7, 2023, that Morgan Stanley Mortgage Capital Holdings LLC (“Morgan Stanley”, as the Mortgage Loan Seller) breached certain representations and warranties (the “RWs”) made in the related mortgage loan purchase agreement due to the legality and enforceability of the mortgage. KeyBank has demanded Morgan Stanley repurchase the Loan due to one or more breaches of certain RWs.

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The information for Wells Fargo Bank as a securitizer of CRE Loans required to be set forth in a Form ABS-15G for the quarterly reporting period from October 1, 2025 through December 31, 2025 was set forth in (i) a Form ABS-15G filed by Wells Fargo Bank with the SEC on February 6, 2026, if such information relates to asset-backed securities in the CRE Loan asset class in which Wells Fargo Bank (or a predecessor) was a sponsor but Wells Fargo Commercial Mortgage Securities, Inc. (or a predecessor) was not the depositor, and (ii) a Form ABS-15G filed by Wells Fargo Commercial Mortgage Securities, Inc. with the SEC on February 6, 2026, if such information relates to asset-backed securities in the CRE Loan asset class in which Wells Fargo Bank (or a predecessor) was a sponsor and Wells Fargo Commercial Mortgage Securities, Inc. (or a predecessor) was the depositor. Such Forms ABS-15G are available electronically through the SEC’s EDGAR system. The Central Index Key number of Wells Fargo Bank is 0000740906. The Central Index Key number of Wells Fargo Commercial Mortgage Securities, Inc. is 0000850779.

Retained Interests in This Securitization

Neither Wells Fargo Bank nor any of its affiliates intends to retain on the Closing Date any certificates issued by the issuing entity or any other economic interest in this securitization. However, Wells Fargo Bank or its affiliates may, from time to time after the initial sale of the certificates to investors on the Closing Date, acquire certificates pursuant to secondary market transactions. Any such party will have the right to dispose of any such certificates at any time.

The information set forth under “—Wells Fargo Bank, National Association” has been provided by Wells Fargo Bank.

Societe Generale Financial Corporation

General

Societe Generale Financial Corporation, a Delaware corporation (“Societe Generale Financial Corporation”), is a sponsor and a mortgage loan seller in this transaction and an affiliate of SG Americas Securities, LLC, one of the underwriters. Societe Generale Financial Corporation is an indirect subsidiary of Société Générale, a limited company (société anonyme) licensed in France as a credit institution (établissement de crédit) (“Société Générale”). The principal offices of Societe Generale Financial Corporation are located at 245 Park Avenue, New York, New York 10167, telephone number (212) 278-6461.

Societe Generale Financial Corporation’s Commercial Mortgage Securitization Program

Societe Generale Financial Corporation or its affiliates (collectively, the “SGFC Entities”) have been engaged in commercial mortgage securitization in the United States since January 2015, although the SGFC Entities were also engaged in mortgage securitization businesses prior to 2009. Prior to November 2018, the SGFC Entities originated commercial mortgage loans through the New York Branch of Société Générale (“SGNY”). The vast majority of mortgage loans originated by Societe Generale Financial Corporation’s commercial real estate securitization business line are intended to be either sold through securitization transactions in which Societe Generale Financial Corporation acts as a sponsor or sold to third parties in individual loan sale transactions. Other business lines within the SGFC Entities may from time to time engage in the business of making commercial real estate loans that are not originated for the purposes of securitization and that may in fact be held by the SGFC Entities through maturity. The following is a general description of the types of mortgage loans related to commercial real estate that Societe Generale Financial

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Corporation’s commercial real estate securitization team originates for securitization purposes:

●	Fixed rate mortgage loans generally having maturities between five and ten years and generally secured by commercial real estate such as office, retail, hotel, multifamily, residential, healthcare, self storage and industrial properties. These loans are Societe Generale Financial Corporation’s commercial real estate securitization team’s principal loan product and are primarily originated for the purpose of securitization.
●	Floating rate loans generally having shorter maturities and secured by stabilized and non-stabilized commercial real estate properties. These loans are primarily originated for securitization, though in certain cases only a senior interest in the loan is intended to be securitized.
●	Subordinate mortgage loans and mezzanine loans are generally not originated for securitization by Societe Generale Financial Corporation and are sold in individual loan sale transactions.

In general, Societe Generale Financial Corporation does not hold the loans that its commercial real estate securitization team originates until maturity.

Societe Generale Financial Corporation originates mortgage loans and initiates a securitization transaction by selecting the portfolio of mortgage loans to be securitized and transferring those mortgage loans to a securitization depositor, who in turn transfers those mortgage loans to the issuing trust fund. In selecting a portfolio to be securitized, consideration is given to geographic concentration, property type concentration and rating agency models and criteria, such that the overall value and capital structure is maximized for the benefit of Societe Generale Financial Corporation. Societe Generale Financial Corporation’s role may also include engaging third-party service providers such as the master servicer, the special servicer, the trustee and the certificate administrator, and engaging the rating agencies. In coordination with the underwriters for the related offering, Societe Generale Financial Corporation works with rating agencies, investors, mortgage loan sellers and servicers in structuring the securitization transaction.

None of the SGFC Entities act as servicer of the mortgage loans in its securitization transactions it participates in. Instead, other entities will be contracted to service the mortgage loans in such securitization transactions.

SGNY sold mortgage loans into securitizations until 2009 and resumed this activity with the WFCM 2015-SG1 transaction. For the period beginning in January 2015 through December 31, 2018, SGNY securitized 196 fixed rate commercial mortgage loans with an aggregate original principal balance of approximately $4.8 billion. For the period beginning in February 2019 through December 31, 2025, Societe Generale Financial Corporation securitized 306 fixed rate commercial mortgage loans with an aggregate original principal balance of approximately $12.4 billion.

Societe Generale Financial Corporation’s Underwriting Standards

Each of the Mortgage Loans originated by Societe Generale Financial Corporation (“Societe Generale Financial Corporation Mortgage Loans”) was generally originated or co-originated in accordance with the underwriting criteria described below. Each lending situation is unique, however, and the facts and circumstances surrounding a particular mortgage loan, such as the quality and location of the real estate collateral, the sponsorship

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of the borrower and the tenancy of the collateral, will impact the extent to which the general guidelines below are applied to that specific loan. These underwriting criteria are general, and Societe Generale Financial Corporation cannot assure you that every loan will comply in all respects with the guidelines. Societe Generale Financial Corporation’s commercial real estate securitization business line originates mortgage loans principally for securitization. Commercial real estate loans originated by other business lines within the SGFC Entities for purposes other than securitization are not required to be originated in accordance with the underwriting criteria described below.

General. Societe Generale Financial Corporation originates mortgage loans for securitization from its headquarters in New York, New York. Bankers within the origination group focus on sourcing, structuring, underwriting and performing due diligence on their loans. Bankers within the structured finance group work closely with the loans’ originators to ensure that the loans are suitable for securitization and satisfy rating agency criteria. All mortgage loans must be approved by at least one or more members of Societe Generale Financial Corporation’s credit committee, depending on the size of the mortgage loan.

Loan Analysis. Generally, Societe Generale Financial Corporation performs both a credit analysis and collateral analysis with respect to a loan applicant and the real estate that will secure a mortgage loan. In general, the analysis of a borrower includes a review of money laundering and background checks and the analysis of its sponsor includes a review of money laundering and background checks, third-party credit reports, bankruptcy and lien searches, general banking references and commercial mortgage related references. In general, the analysis of the collateral includes a site visit and a review of the property’s historical operating statements (if available), independent market research, an appraisal with an emphasis on rental and sales comparables, engineering and environmental reports, the property’s historic and current occupancy, financial strengths of tenants, the duration and terms of tenant leases and the use of the property. Each report is reviewed for acceptability by a real estate finance officer of Societe Generale Financial Corporation. The borrower’s and property manager’s experience and presence in the subject market are also reviewed. Consideration is also given to anticipated changes in cash flow that may result from changes in lease terms or market considerations.

Borrowers are generally required to be single purpose entities although they are generally not required to be structured to limit the possibility of becoming insolvent or bankrupt unless the loan has a principal balance of greater than $30 million, in which case additional limitations including the requirement that the borrower have at least one independent director are required.

Loan Approval. All mortgage loans originated by Societe Generale Financial Corporation must be approved by at least one real estate finance credit officer and the head of commercial real estate securitization. Prior to closing loans, a credit memorandum is produced and delivered to the credit committee. If deemed appropriate a member of the real estate credit department will visit the subject property. The credit committee may approve a mortgage loan as recommended, request additional due diligence, modify the loan terms or decline a loan transaction.

Property Analysis. Prior to origination of a loan, Societe Generale Financial Corporation typically performs, or causes to be performed, site inspections at each property. Depending on the property type, such inspections generally include an evaluation of one or more of the following: functionality, design, attractiveness, visibility and accessibility of the property as well as proximity to major thoroughfares, transportation centers, employment sources, retail areas, educational facilities and recreational areas. Such inspections generally assess

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the submarket in which the property is located, which may include evaluating competitive or comparable properties.

Appraisal and Loan-to-value Ratio. Societe Generale Financial Corporation typically obtains an appraisal that complies, or is certified by the appraiser to comply, with the real estate appraisal regulations issued jointly by the federal bank regulatory agencies under the Uniform Standards of Professional Appraisal Practices as amended from time to time. The loan-to-value ratio of the mortgage loan is generally based on the “as-is” value set forth in the appraisal. In certain cases, the loan-to-value ratio of the mortgage loan is based on the “as-complete” or “as-stabilized” value set forth in the appraisal. In certain cases, an updated appraisal is obtained.

Debt Service Coverage Ratio and Loan-to-value Ratio. Societe Generale Financial Corporation’s underwriting standards generally mandate minimum debt service coverage ratios and maximum loan-to-value ratios. A loan-to-value ratio generally based upon the appraiser’s determination of value as well as the value derived using a stressed capitalization rate is considered. The debt service coverage ratio is based upon the underwritten net cash flow and is given particular importance. However, notwithstanding such guidelines, in certain circumstances the actual debt service coverage ratios, loan-to-value ratios and amortization periods for the mortgage loans originated by Societe Generale Financial Corporation may vary from these guidelines.

Escrow Requirements. Generally, Societe Generale Financial Corporation requires most borrowers to fund various escrows for taxes and insurance, capital expenses and replacement reserves. In the case of certain hotel loans, FF&E reserves may be held by the franchisor or manager rather than the lender. Generally, the required escrows for mortgage loans originated by Societe Generale Financial Corporation are as follows (see Annex A-1 for instances in which reserves were not taken):

●	Taxes—Typically an initial deposit and monthly escrow deposits equal to 1/12th of the annual property taxes (based on the most recent property assessment and the current millage rate) are required to provide the lender with sufficient funds to satisfy all taxes and assessments. Societe Generale Financial Corporation may waive this escrow requirement under appropriate circumstances including, but not limited to, (i) where a tenant is required to pay the taxes directly, (ii) where there is institutional sponsorship or a high net worth individual, or (iii) where there is a low loan-to-value ratio (i.e., less than 60%).
●	Insurance—If the property is insured under an individual policy (i.e., the property is not covered by a blanket policy), typically an initial deposit and monthly escrow deposits equal to 1/12th of the annual property insurance premium are required to provide the lender with sufficient funds to pay all insurance premiums. Societe Generale Financial Corporation may waive this escrow requirement under appropriate circumstances, including, but not limited to, (i) where a property is covered by a blanket insurance policy maintained by the borrower or borrower sponsor, (ii) where there is institutional sponsorship or a high net worth individual, (iii) where an investment grade tenant is responsible for paying all insurance premiums, or (iv) where there is a low loan-to-value ratio (i.e., less than 60%).
●	Replacement Reserves—Replacement reserves are generally calculated in accordance with the expected useful life of the components of the property during the term of the mortgage loan plus two years. Societe Generale Financial Corporation relies on information provided by an independent engineer to make this determination. Societe Generale Financial Corporation may waive this escrow requirement under
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appropriate circumstances, including, but not limited to, (i) where an investment grade tenant is responsible for replacements under the terms of its lease, (ii) where there is institutional sponsorship or a high net worth individual, or (iii) where there is a low loan-to-value ratio (i.e., less than 60%).

●	Completion Repair/Environmental Remediation—Typically, a completion repair or remediation reserve is required where an environmental or engineering report suggests that such reserve is necessary. Upon funding of the related mortgage loan, Societe Generale Financial Corporation generally requires that at least 115%-125% of the estimated costs of repairs or replacements be reserved and generally requires that repairs or replacements be completed within a year after the funding of the related mortgage loan. Societe Generale Financial Corporation may waive this escrow requirement under appropriate circumstances, including, but not limited to, (i) where a secured creditor insurance policy or borrower insurance policy is in place, or (ii) where an investment grade party has agreed to take responsibility, and pay, for any required repair or remediation.
●	Tenant Improvement/Lease Commissions—In most cases, various tenants have lease expirations within the mortgage loan term. To mitigate this risk, special reserves may be required to be funded either at origination of the mortgage loan and/or during the mortgage loan term to cover certain anticipated leasing commissions or tenant improvement costs which might be associated with re-leasing the space occupied by such tenants. Societe Generale Financial Corporation may waive this escrow requirement under appropriate circumstances, including, but not limited to, (i) where there is institutional sponsorship or a high net worth individual, (ii) where tenant improvement costs are the responsibility of investment grade tenants who do not have termination rights under their leases, (iii) where rents at the mortgaged property are considered to be significantly below market, (iv) where no material leases expire within the mortgage loan term, or (v) where there is a low loan-to-value ratio (i.e., less than 60%).

Environmental Report. Societe Generale Financial Corporation generally obtains a Phase I ESA or an update of a previously obtained Phase I ESA for each mortgaged property prepared by an approved environmental consulting firm. Societe Generale Financial Corporation or its designated agent typically reviews the Phase I ESA to verify the presence or absence of potential adverse environmental conditions. In cases in which the Phase I ESA identifies any such conditions and no third party is identified as responsible for such condition, or the condition has not otherwise been satisfactorily mitigated, Societe Generale Financial Corporation generally requires the borrower to conduct remediation activities, or to establish an operations and maintenance plan or to place funds in escrow to be used to address any required remediation. In cases in which the Phase I ESA recommends that a Phase II ESA be obtained, Societe Generale Financial Corporation generally requires such Phase II ESA to be obtained.

Physical Condition Report. Societe Generale Financial Corporation generally obtains a current Physical Condition Report (“PCR”) for each mortgaged property prepared by an approved structural engineering firm. Societe Generale Financial Corporation, or an agent, typically reviews the PCR to determine the physical condition of the property, and to determine the anticipated costs of necessary repair, replacement and major maintenance or capital expenditure over the term of the mortgage loan. In cases in which the PCR identifies an immediate need for material repairs or replacements with an anticipated cost that is over a certain minimum threshold or percentage of loan balance, Societe Generale Financial Corporation often requires that funds be put in escrow at the time of origination of the

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mortgage loan to complete such repairs or replacements or obtains a guarantee from a borrower sponsor in lieu of reserves.

Title Insurance Policy. The borrower is required to provide, and Societe Generale Financial Corporation or its counsel typically will review, a title insurance policy for each property. The title insurance policies provided typically must meet the following requirements: (a) written by a title insurer licensed to do business in the jurisdiction where the mortgaged property is located, (b) in an amount at least equal to the original principal balance of the mortgage loan, (c) protection and benefits run to the mortgagee and its successors and assigns, (d) written on an American Land Title Association (“ALTA”) form or equivalent policy promulgated in the jurisdiction where the mortgaged property is located and (e) if a survey was prepared, the legal description of the mortgaged property in the title policy conforms to that shown on the survey.

Property Insurance. Societe Generale Financial Corporation typically requires the borrower to provide one or more of the following insurance policies: (1) commercial general liability insurance for bodily injury or death and property damage; (2) an “All Risk of Physical Loss” policy; (3) if applicable, boiler and machinery coverage; and (4) if the mortgaged property is located in a special flood hazard area where mandatory flood insurance purchase requirements apply, flood insurance. In some cases, a sole tenant is responsible for maintaining insurance and, subject to the satisfaction of rating conditions or net worth criteria, is allowed to self-insure against the risks.

Other Factors. Other factors that are considered by Societe Generale Financial Corporation in the origination of a commercial mortgage loan include current operations, occupancy and tenant base.

Exceptions. Notwithstanding the discussion under “—Societe Generale Financial Corporation’s Underwriting Standards” above, one or more of the Societe Generale Financial Corporation Mortgage Loans may vary from, or do not comply with, Societe Generale Financial Corporation’s underwriting guidelines described above. In addition, in the case of one or more of the Societe Generale Financial Corporation Mortgage Loans, Societe Generale Financial Corporation may not have strictly applied the underwriting guidelines described above as the result of a case by case permitted exception based upon other compensating factors. None of the Societe Generale Financial Corporation Mortgage Loans were originated with any material exceptions to Societe Generale Financial Corporation’s underwriting policies.

Review of the Mortgage Loans for Which Societe Generale Financial Corporation is the Sponsor

Overview. In connection with the securitization described in this prospectus, Societe Generale Financial Corporation, as a sponsor of this offering, has conducted a review of the Societe Generale Financial Corporation Mortgage Loans it is selling to the depositor designed and effected to provide reasonable assurance that the disclosure related to such Societe Generale Financial Corporation Mortgage Loans is accurate in all material respects. Societe Generale Financial Corporation determined the nature, extent and timing of the review and the level of assistance provided by any third parties. The review of the Societe Generale Financial Corporation Mortgage Loans was conducted as described below with respect to each of those Societe Generale Financial Corporation Mortgage Loans. The review of the Societe Generale Financial Corporation Mortgage Loans was performed by a deal team comprised of real estate and securitization professionals who are employees and contractors of Societe Generale Financial Corporation or its affiliates (collectively, the “Societe Generale Financial Corporation Deal Team”) with the assistance of certain third parties. Societe

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Generale Financial Corporation has ultimate authority and control over, and assumes all responsibility for and attributes to itself, the review of the Societe Generale Financial Corporation Mortgage Loans and the review’s findings and conclusions. The review procedures described below were employed with respect to all of the Societe Generale Financial Corporation Mortgage Loans (rather than relying on sampling procedures), except that certain review procedures were only relevant to the large loan disclosures in this prospectus, as further described below.

Database. To prepare for securitization, members of the Societe Generale Financial Corporation Deal Team created a database of loan level and property level information, and prepared an asset summary report, regarding each of the Societe Generale Financial Corporation Mortgage Loans. The database and the respective asset summary reports were compiled from, among other sources, the related mortgage loan documents, appraisals, environmental reports, seismic reports, property condition reports, zoning reports, insurance review summaries, borrower supplied information (including, but not limited to, rent rolls, leases, operating statements and budgets) and information collected by Societe Generale Financial Corporation during the underwriting process. After origination of each of the Societe Generale Financial Corporation Mortgage Loans, the Societe Generale Financial Corporation Deal Team may have updated the information in the database and the related asset summary report with respect to the Societe Generale Financial Corporation Mortgage Loans based on updates provided by the related servicer relating to loan payment status and escrows, updated operating statements, rent rolls and leasing activity, and information otherwise brought to the attention of the Societe Generale Financial Corporation Deal Team. Such updates were not intended to be, and do not serve as, a re-underwriting of any Societe Generale Financial Corporation Mortgage Loan.

A data tape (the “Societe Generale Financial Corporation Data Tape”) containing detailed information regarding each of the Societe Generale Financial Corporation Mortgage Loans was created from the information in the database referred to in the prior paragraph. The Societe Generale Financial Corporation Data Tape was used by the Societe Generale Financial Corporation Deal Team to provide the numerical information regarding the Societe Generale Financial Corporation Mortgage Loans in this prospectus.

Data Comparisons and Recalculation. Societe Generale Financial Corporation engaged a third party accounting firm to perform certain data comparison and recalculation procedures designed or provided by Societe Generale Financial Corporation, relating to information in this prospectus regarding the Societe Generale Financial Corporation Mortgage Loans. These procedures included:

●	comparing the information in the Societe Generale Financial Corporation Data Tape against various source documents provided by Societe Generale Financial Corporation;
●	comparing numerical information regarding the Societe Generale Financial Corporation Mortgage Loans and the related Mortgaged Properties disclosed in this prospectus against the information contained in the Societe Generale Financial Corporation Data Tape; and
●	recalculating certain percentages, ratios and other formulae relating to the Societe Generale Financial Corporation Mortgage Loans disclosed in this prospectus.

Legal Review. Societe Generale Financial Corporation engaged various law firms to conduct certain legal reviews of the Societe Generale Financial Corporation Mortgage Loans for disclosure in this prospectus. In anticipation of the securitization of the Societe Generale

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Financial Corporation Mortgage Loans, origination counsel prepared a loan summary that sets forth salient loan terms and summarizes material deviations from Societe Generale Financial Corporation’s standard form loan documents. In addition, origination counsel for each Societe Generale Financial Corporation Mortgage Loan reviewed Societe Generale Financial Corporation’s representations and warranties set forth on Annex D-1 and, if applicable, identified exceptions to those representations and warranties.

Loan seller’s counsel was also engaged to assist in the review of the Societe Generale Financial Corporation Mortgage Loans. Such assistance included, among other things, (i) a review of sections of the Mortgage Loan documents that deviate materially from Societe Generale Financial Corporation’s standard form documents, as identified by Societe Generale Financial Corporation and origination counsel, (ii) a review of the asset summary reports and the loan summaries prepared by Societe Generale Financial Corporation relating to the Societe Generale Financial Corporation Mortgage Loans, and (iii) a review of due diligence questionnaires completed by origination counsel.

Societe Generale Financial Corporation prepared, and both originating counsel and loan seller’s counsel reviewed, the loan summaries for the Societe Generale Financial Corporation Mortgage Loans included in the 10 largest Mortgage Loans or groups of cross-collateralized Mortgage Loans in the Mortgage Pool, and the abbreviated loan summaries for the Societe Generale Financial Corporation Mortgage Loans included in the next 5 largest Mortgage Loans or groups of cross-collateralized Mortgage Loans in the Mortgage Pool, which loan summaries and abbreviated loan summaries are incorporated in “Summaries of the Fifteen Largest Mortgage Loans or Groups of Cross-Collateralized Mortgage Loans” in the attached Annex A-3.

Other Review Procedures. With respect to any pending litigation that existed at the origination of any of the Societe Generale Financial Corporation Mortgage Loans, Societe Generale Financial Corporation requested updates from the related borrower, origination counsel and/or borrower’s litigation counsel. In connection with the origination of each Societe Generale Financial Corporation Mortgage Loan, Societe Generale Financial Corporation, together with origination counsel, conducted a search with respect to each borrower under the related Societe Generale Financial Corporation Mortgage Loan to determine whether it filed for bankruptcy. If Societe Generale Financial Corporation became aware of a significant natural disaster in the vicinity of any Mortgaged Property securing one of the Societe Generale Financial Corporation Mortgage Loans, Societe Generale Financial Corporation obtained information on the status of the Mortgaged Property from the related borrower to confirm that there was no material damage to the Mortgaged Property.

Additionally, with respect to each Societe Generale Financial Corporation Mortgage Loan, the Societe Generale Financial Corporation Deal Team also consulted with the applicable Societe Generale Financial Corporation mortgage loan origination team to confirm that each of the Societe Generale Financial Corporation Mortgage Loans was originated in compliance with the origination and underwriting criteria described above under “—Societe Generale Financial Corporation’s Underwriting Standards”, as well as to identify any material deviations from those origination and underwriting criteria. See “Description of the Mortgage Pool—Exceptions to Underwriting Guidelines”.

Review Procedures in the Event of a Mortgage Loan Substitution. Societe Generale Financial Corporation will perform a review of any Societe Generale Financial Corporation Mortgage Loan that it elects to substitute for a Societe Generale Financial Corporation Mortgage Loan in the pool in connection with a material breach of a representation or warranty or a material document defect. Societe Generale Financial Corporation, and if appropriate its legal counsel, will review the mortgage loan documents and servicing history

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of the substitute mortgage loan to confirm it meets each of the criteria required under the terms of the related MLPA and the PSA (the “Qualification Criteria”). Societe Generale Financial Corporation may engage a third party to compare the Qualification Criteria against the underlying source documentation to verify the accuracy of the review by Societe Generale Financial Corporation and to confirm any numerical and/or statistical information to be disclosed in any required filings under the Exchange Act. Legal counsel will also be engaged by Societe Generale Financial Corporation to render any tax opinion required in connection with the substitution.

Findings and Conclusions. Societe Generale Financial Corporation found and concluded with reasonable assurance that the disclosure regarding the Societe Generale Financial Corporation Mortgage Loans in this prospectus is accurate in all material respects. Societe Generale Financial Corporation also found and concluded with reasonable assurance that the Societe Generale Financial Corporation Mortgage Loans were originated in accordance with Societe Generale Financial Corporation’s origination procedures and underwriting criteria.

Compliance with Rule 15Ga-1 under the Exchange Act

Societe Generale Financial Corporation has no history as a securitizer prior to February 2019. Societe Generale Financial Corporation’s Central Index Key number is 0001755531. Societe Generale Financial Corporation most recently filed a Form ABS-15G with the SEC pursuant to Rule 15Ga-1 on February 17, 2026. Societe Generale Financial Corporation has no history of repurchases or repurchase requests through and including December 31, 2025 required to be reported by Societe Generale Financial Corporation under Rule 15Ga-1 under the Exchange Act, as amended, with respect to breaches of representations and warranties made by it as a sponsor of commercial mortgage loan securitizations. Further, with respect to the SGFC Entities past commercial mortgage loan securitization activities, SGNY most recently filed a Form ABS-15G with the SEC pursuant to Rule 15Ga-1 on February 17, 2026. SGNY’s Central Index Key number is 0001238163. With respect to the period from and including January 1, 2012 to and including December 31, 2025, SGNY does not have any activity to report as required by Rule 15Ga-1 under the Exchange Act with respect to repurchase or replacement requests in connection with breaches of representations and warranties made by it as a sponsor of commercial mortgage securitizations.

Retained Interests in This Securitization

Neither Societe Generale Financial Corporation nor any of its affiliates intends to retain on the Closing Date any certificates issued by the issuing entity or any other economic interest in this securitization. However, Societe Generale Financial Corporation or its affiliates may retain or own in the future certain classes of certificates. Any such party will have the right to dispose of such certificates at any time. See “Credit Risk Retention”.

The information set forth under “—Societe Generale Financial Corporation” has been provided by Societe Generale Financial Corporation.

JPMorgan Chase Bank, National Association

General

JPMorgan Chase Bank, National Association (“JPMCB”) is a national banking association and wholly owned bank subsidiary of JPMorgan Chase & Co., a Delaware corporation (“JPMC”) whose principal office is located in New York, New York. JPMCB offers a wide range of banking services to its customers, both domestically and internationally. It is chartered and its business is subject to examination and regulation by the Office of the

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Comptroller of the Currency. JPMCB is an affiliate of J.P. Morgan Securities LLC, an underwriter. Additional information, including the most recent Annual Report on Form 10-K for the year ended December 31, 2025, of JPMC, and additional annual, quarterly and current reports filed with or furnished to the SEC by JPMC, as they become available, may be obtained without charge by each person to whom this prospectus is delivered at the SEC’s website at www.sec.gov. The 2024 annual report of JPMC is available on JPMC’s website at www.jpmorganchase.com. None of the documents that JPMCB files with the SEC or any of the information on, or accessible through, either the SEC’s website or JPMC’s website, is part of, or incorporated by reference into, this prospectus.

JPMCB Securitization Program

The following is a description of JPMCB’s commercial mortgage backed securitization program.

JPMCB underwrites and originates mortgage loans secured by commercial, manufactured housing community and multifamily properties for its securitization program. As sponsor, JPMCB sells the loans it originates or acquires through commercial mortgage-backed securitizations. JPMCB, with its commercial mortgage lending affiliates and predecessors, began originating commercial mortgage loans for securitization in 1994 and securitizing commercial mortgage loans in 1995. As of December 31, 2024, the total amount of commercial mortgage loans originated and securitized by JPMCB and its predecessors is in excess of $196 billion. Of that amount, approximately $150 billion has been securitized by J.P. Morgan Chase Commercial Mortgage Securities Corp. (“JPMCCMSC”), a subsidiary of JPMCB, as depositor. In its fiscal year ended December 31, 2024, JPMCB originated and securitized approximately $12 billion of commercial mortgage loans, of which approximately $5 billion were securitized by JPMCCMSC.

On May 30, 2008, JPMorgan Chase & Co., the parent of JPMCB, merged with The Bear Stearns Companies Inc. As a result of such merger, Bear Stearns Commercial Mortgage, Inc. (“BSCMI”) became a subsidiary of JPMCB. Subsequent to such merger, BSCMI changed its name to J.P. Morgan Commercial Mortgage Inc. Prior to the merger, BSCMI was a sponsor of its own commercial mortgage-backed securitization program. BSCMI, with its commercial mortgage lending affiliates and predecessors, began originating commercial mortgage loans in 1995 and securitizing commercial mortgage loans in 1996. As of November 30, 2007, the total amount of commercial mortgage loans originated by BSCMI was in excess of $60 billion, of which approximately $39 billion has been securitized. Of that amount, approximately $22 billion has been securitized by an affiliate of BSCMI acting as depositor. BSCMI’s annual commercial mortgage loan originations grew from approximately $65 million in 1995 to approximately $1.0 billion in 2000 and to approximately $21.0 billion in 2007. After the merger, only JPMCB continued to be a sponsor of commercial mortgage-backed securitizations.

The commercial mortgage loans originated, co-originated or acquired by JPMCB include both fixed-rate and floating-rate loans and both smaller “conduit” loans and large loans. JPMCB primarily originates loans secured by retail, office, multifamily, hospitality, industrial and self-storage properties, but also originates loans secured by manufactured housing communities, theaters, land subject to a ground lease and mixed use properties. JPMCB originates loans in every state.

As a sponsor, JPMCB originates, co-originates or acquires mortgage loans and, either by itself or together with other sponsors or loan sellers, initiates their securitization by transferring the mortgage loans to a depositor, which in turn transfers them to the issuing entity for the related securitization. In coordination with its affiliate, J.P. Morgan Securities

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LLC, and other underwriters, JPMCB works with rating agencies, loan sellers, subordinated debt purchasers and master servicers in structuring the securitization transaction. JPMCB acts as sponsor, originator or loan seller both in transactions in which it is the sole sponsor and mortgage loan seller as well as in transactions in which other entities act as sponsor and/or mortgage loan seller. Some of these loan sellers may be affiliated with underwriters on the transactions.

Neither JPMCB nor any of its affiliates acts as master servicer of the commercial mortgage loans in its securitizations. Instead, JPMCB sells the right to be appointed master servicer of its securitized loans to rating-agency approved master servicers.

For a description of certain affiliations, relationships and related transactions between the sponsor and the other transaction parties, see “Risk Factors—Risks Related to Conflicts of Interest—Interests and Incentives of the Underwriter Entities May Not Be Aligned With Your Interests” and “Certain Affiliations, Relationships and Related Transactions Involving Transaction Parties”.

Review of JPMCB Mortgage Loans

Overview. JPMCB, in its capacity as the sponsor of the Mortgage Loans or portions thereof originated or acquired by it (the “JPMCB Mortgage Loans”), has conducted a review of the JPMCB Mortgage Loans in connection with the securitization described in this prospectus. The review of the JPMCB Mortgage Loans was performed by a deal team comprised of real estate and securitization professionals who are employees of JPMCB, or one or more of JPMCB’s affiliates, or, in certain circumstances, are consultants engaged by JPMCB (the “JPMCB Deal Team”). The review procedures described below were employed with respect to all of the JPMCB Mortgage Loans, except that certain review procedures only were relevant to the large loan disclosures in this prospectus, as further described below. No sampling procedures were used in the review process.

Database. To prepare for securitization, members of the JPMCB Deal Team updated its internal origination database of loan-level and property-level information relating to each JPMCB Mortgage Loan. The database was compiled from, among other sources, the related mortgage loan documents, third party appraisals (as well as environmental reports, engineering assessments and seismic reports, if applicable and obtained), zoning reports, if applicable, evidence of insurance coverage or summaries of the same prepared by an outside insurance consultant, borrower supplied information (including, but not limited to, rent rolls, leases, operating statements and budgets) and information collected by JPMCB during the underwriting process. After origination or acquisition of each JPMCB Mortgage Loan, the JPMCB Deal Team updated the information in the database with respect to such JPMCB Mortgage Loan based on updates provided by the related servicer relating to loan payment status and escrows, updated operating statements, rent rolls and leasing activity, and information otherwise brought to the attention of the JPMCB Deal Team.

A data tape (the “JPMCB Data Tape”) containing detailed information regarding each JPMCB Mortgage Loan was created from the information in the database referred to in the prior paragraph. The JPMCB Data Tape was used by the JPMCB Deal Team to provide the numerical information regarding the JPMCB Mortgage Loans in this prospectus.

Data Comparison and Recalculation. JPMCB engaged a third party accounting firm to perform certain data comparison and recalculation procedures designed by JPMCB relating to information in this prospectus regarding the JPMCB Mortgage Loans. These procedures included:

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●	comparing the information in the JPMCB Data Tape against various source documents provided by JPMCB that are described above under “—Database”;
●	comparing numerical information regarding the JPMCB Mortgage Loans and the related Mortgaged Properties disclosed in this prospectus against the JPMCB Data Tape; and
●	recalculating certain percentages, ratios and other formulae relating to the JPMCB Mortgage Loans disclosed in this prospectus.

Legal Review. JPMCB engaged various law firms to conduct certain legal reviews of the JPMCB Mortgage Loans to assist in the preparation of the disclosure in this prospectus. In anticipation of a securitization of each JPMCB Mortgage Loan, origination counsel prepared a loan and property summary that sets forth salient loan terms and summarizes material deviations from material provisions of JPMCB’s standard form loan documents. In addition, origination counsel for each JPMCB Mortgage Loan reviewed JPMCB’s representations and warranties set forth on Annex D-1 and, if applicable, identified exceptions to those representations and warranties set forth on Annex D-2.

Securitization counsel was also engaged to assist in the review of the JPMCB Mortgage Loans. Such assistance included, among other things, (i) a review of sections of the loan agreement relating to certain JPMCB Mortgage Loans marked against the standard form document, (ii) a review of the loan and property summaries referred to above relating to the JPMCB Mortgage Loans prepared by origination counsel, and (iii) a review of due diligence questionnaires completed by the JPMCB Deal Team and origination counsel. Securitization counsel also reviewed the property release provisions, if any, and condemnation provisions for each JPMCB Mortgage Loan for compliance with the REMIC provisions of the Code.

Origination counsel and securitization counsel also assisted in the preparation of the risk factors and mortgage loan summaries set forth in Annex A-3, based on their respective reviews of pertinent sections of the related mortgage loan documents.

Other Review Procedures. On a case-by-case basis as deemed necessary by JPMCB, with respect to any pending litigation that existed at the origination of any JPMCB Mortgage Loan that is material and not covered by insurance, JPMCB requested updates from the related borrower, origination counsel and/or borrower’s litigation counsel. JPMCB confirmed with the related servicer that there has not been recent material casualty to any improvements located on real property that serves as collateral for JPMCB Mortgage Loans. In addition, if JPMCB became aware of a significant natural disaster in the immediate vicinity of any Mortgaged Property securing a JPMCB Mortgage Loan, JPMCB obtained information on the status of the Mortgaged Property from the related borrower to confirm no material damage to the Mortgaged Property.

The JPMCB Deal Team also consulted with JPMCB personnel responsible for the origination of the JPMCB Mortgage Loans to confirm that the JPMCB Mortgage Loans were originated or acquired in compliance with the origination and underwriting criteria described below under “—JPMCB’s Underwriting Guidelines and Processes”, as well as to identify any material deviations from those origination and underwriting criteria. See “—Exceptions to JPMCB’s Disclosed Underwriting Guidelines”.

Findings and Conclusions. Based on the foregoing review procedures, JPMCB determined that the disclosure regarding the JPMCB Mortgage Loans in this prospectus is accurate in all material respects. JPMCB also determined that the JPMCB Mortgage Loans

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were originated or acquired in accordance with JPMCB’s origination procedures and underwriting criteria, except as described under “—Exceptions to JPMCB’s Disclosed Underwriting Guidelines”. JPMCB attributes to itself all findings and conclusions resulting from the foregoing review procedures.

Review Procedures in the Event of a Mortgage Loan Substitution. JPMCB will perform a review of any mortgage loan that it elects to substitute for a mortgage loan in the pool in connection with material breach of a representation or warranty or a material document defect. JPMCB, and if appropriate its legal counsel, will review the mortgage loan documents and servicing history of the substitute mortgage loan to confirm it meets each of the criteria required under the terms of the related mortgage loan purchase agreement and the pooling and servicing agreement (the “JPMCB’s Qualification Criteria”). JPMCB will engage a third party accounting firm to compare the JPMCB’s Qualification Criteria against the underlying source documentation to verify the accuracy of the review by JPMCB and to confirm any numerical and/or statistical information to be disclosed in any required filings under the Exchange Act. Legal counsel will also be engaged by JPMCB to render any tax opinion required in connection with the substitution.

JPMCB’s Underwriting Guidelines and Processes

General. JPMCB has developed guidelines establishing certain procedures with respect to underwriting the mortgage loans originated or purchased by it. All of the mortgage loans sold to the issuing entity by JPMCB were generally underwritten in accordance with the guidelines below. In some instances, one or more provisions of the guidelines were waived or modified by JPMCB at origination where it was determined not to adversely affect the related mortgage loan originated by it in any material respect. The mortgage loans to be included in the issuing entity were originated or acquired by JPMCB generally in accordance with the commercial mortgage-backed securitization program of JPMCB. For a description of any material exceptions to the underwriting guidelines in this prospectus, see “—Exceptions to JPMCB’s Disclosed Underwriting Guidelines”.

Notwithstanding the discussion below, given the differences between individual commercial Mortgaged Properties, the underwriting and origination procedures and the credit analysis with respect to any particular commercial mortgage loan may significantly differ from one asset to another, and will be driven by circumstances particular to that property, including, among others, its type, current and alternative uses, size, location, market conditions, reserve requirements and additional collateral, tenants and leases, borrower identity, sponsorship, performance history and/or other factors. However, except as described in the exceptions to the underwriting guidelines (see “—Exceptions to JPMCB’s Disclosed Underwriting Guidelines”), the underwriting of the JPMCB Mortgage Loans will conform to the general guidelines described below.

Property Analysis. JPMCB performs or causes to be performed a site inspection to evaluate the location and quality of the related Mortgaged Properties. Such inspection generally includes an evaluation of functionality, design, attractiveness, visibility and accessibility, as well as location to major thoroughfares, transportation centers, employment sources, retail areas and educational or recreational facilities. JPMCB assesses the submarket in which the property is located to evaluate competitive or comparable properties as well as market trends. In addition, JPMCB evaluates the property’s age, physical condition, operating history, lease and tenant mix, and management.

Cash Flow Analysis. JPMCB reviews, among other things, historical operating statements, rent rolls, tenant leases and/or budgeted income and expense statements provided by the borrower and makes adjustments in order to determine a debt service

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coverage ratio, including taking into account the benefits of any governmental assistance programs. See “Description of the Mortgage Pool—Certain Calculations and Definitions”.

Loan Approval. All mortgage loans originated by JPMCB require preliminary and final approval by a loan credit committee which includes senior executives of JPMCB. Prior to delivering a term sheet to a prospective borrower sponsor, the JPMCB origination team will submit a preliminary underwriting package to the preliminary CMBS underwriting committee. For loans under $30.0 million, approval by two committee members is required prior to sending a term sheet to the borrower sponsor. For loans over $30.0 million unanimous committee approval is required prior to sending the term sheet to the borrower sponsor. Prior to funding the loan, after all due diligence has been completed, a loan will then be reviewed by the CMBS underwriting committee and approval by the committee must be unanimous. The CMBS underwriting committee may approve a mortgage loan as recommended, request additional due diligence prior to approval, approve it subject to modifications of the loan terms or decline a loan transaction.

Debt Service Coverage Ratio and LTV Ratio. The underwriting includes a calculation of the debt service coverage ratio and the loan-to-value ratio in connection with the origination of each loan.

The debt service coverage ratio will generally be calculated based on the ratio of the underwritten net cash flow from the property in question as determined by JPMCB and payments on the loan based on actual principal and/or interest due on the loan. However, underwritten net cash flow is often a highly subjective number based on a variety of assumptions regarding, and adjustments to, revenues and expenses with respect to the related real property collateral. For example, when calculating the debt service coverage ratio for a multifamily or commercial mortgage loan, annual net cash flow that was calculated based on assumptions regarding projected future rental income, expenses and/or occupancy may be utilized. We cannot assure you that the foregoing assumptions made with respect to any prospective multifamily or commercial mortgage loan will, in fact, be consistent with actual property performance. For specific discussions on the particular assumptions and adjustments, see “Description of the Mortgage Pool—Certain Calculations and Definitions” and Annex A-1 to this prospectus. The loan-to-value ratio, in general, is the ratio, expressed as a percentage, of the then-outstanding principal balance of the mortgage loan divided by the estimated value of the related property based on an appraisal. In addition, with respect to certain mortgage loans, there may exist mezzanine debt. Such mortgage loans will have a lower combined debt service coverage ratio and/or a higher combined loan-to-value ratio when such subordinate or mezzanine debt is taken into account. Additionally, certain mortgage loans may provide for interest only payments prior to maturity, or for an interest-only period during a portion of the term of the mortgage loan.

Appraisal and LTV Ratio. For each Mortgaged Property, JPMCB obtains a current (within 6 months of the origination date of the mortgage loan) full narrative appraisal conforming at least to the requirements of the Financial Institutions Reform, Recovery, and Enforcement Act of 1989 (“FIRREA”). The appraisal is based on the current use of the Mortgaged Property and must include an estimate of the then-current market value of the property “as-is” in its then-current condition although in certain cases, appraisals may also reflect prospective or hypothetical values on an “as-stabilized”, “as complete” and/or “hypothetical as is” basis. The “as stabilized” or “as-complete” value may be based on certain assumptions, such as future construction completion, projected re-tenanting, payment of tenant improvement or leasing commissions allowances or free or abated rent periods, or increased tenant occupancies. JPMCB then determines the loan-to-value ratio of the mortgage loan at the date of origination or, if applicable, in connection with its acquisition,

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in each case based on the value or values set forth in the appraisal and relevant loan structure.

Evaluation of Borrower. JPMCB evaluates the borrower and its principals with respect to credit history and prior experience as an owner and operator of commercial real estate properties. The evaluation will generally include obtaining and reviewing a credit report or other reliable indication of the borrower’s financial capacity; obtaining and verifying credit references and/or business and trade references; and obtaining and reviewing certifications provided by the borrower as to prior real estate experience and current contingent liabilities. Finally, although the mortgage loans generally are non-recourse in nature, in the case of certain mortgage loans, the borrower and certain principals of the borrower may be required to assume legal responsibility for liabilities as a result of, among other things, fraud, misrepresentation, misappropriation or conversion of funds and breach of environmental or hazardous materials requirements. JPMCB evaluates the financial capacity of the borrower and such principals to meet any obligations that may arise with respect to such liabilities.

Environmental Site Assessment. Prior to origination, JPMCB either (i) obtains or updates an environmental site assessment (“ESA”) for a Mortgaged Property prepared by a qualified environmental firm or (ii) obtains an environmental insurance policy for a Mortgaged Property. If an ESA is obtained or updated, JPMCB reviews the ESA to verify the absence of reported violations of applicable laws and regulations relating to environmental protection and hazardous materials or other material adverse environmental condition or circumstance. In cases in which the ESA identifies conditions that would require cleanup, remedial action or any other response estimated to cost in excess of 5% of the outstanding principal balance of the mortgage loan, JPMCB either (i) determines that another party with sufficient assets is responsible for taking remedial actions directed by an applicable regulatory authority or (ii) requires the borrower to do one of the following: (A) carry out satisfactory remediation activities or other responses prior to the origination of the mortgage loan, (B) establish an operations and maintenance plan, (C) place sufficient funds in escrow or establish a letter of credit at the time of origination of the mortgage loan to complete such remediation within a specified period of time, (D) obtain an environmental insurance policy for the Mortgaged Property, (E) provide or obtain an indemnity agreement or a guaranty with respect to such condition or circumstance, or (F) receive appropriate assurances that significant remediation activities or other significant responses are not necessary or required.

Certain of the mortgage loans may also have environmental insurance policies. See “Description of the Mortgage Pool—Certain Terms of the Mortgage Loans”.

Physical Assessment Report. Prior to origination, JPMCB obtains a physical assessment report (“PAR”) for each Mortgaged Property prepared by a qualified structural engineering firm. JPMCB reviews the PAR to verify that the property is reported to be in satisfactory physical condition, and to determine the anticipated costs of necessary repair, replacement and major maintenance or capital expenditure needs over the term of the mortgage loan. In cases in which the PAR identifies material repairs or replacements needed immediately, JPMCB generally requires the borrower to carry out such repairs or replacements prior to the origination of the mortgage loan, or, in many cases, requires the borrower to place sufficient funds in escrow at the time of origination of the mortgage loan to complete such repairs or replacements within not more than twelve months. In certain instances, JPMCB may waive such escrows but require the related borrower to complete such repairs within a stated period of time in the related mortgage loan documents.

Title Insurance Policy. The borrower is required to provide, and JPMCB reviews, a title insurance policy for each Mortgaged Property. The title insurance policy must meet the

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following requirements: (a) the policy must be written by a title insurer licensed to do business in the jurisdiction where the Mortgaged Property is located; (b) the policy must be in an amount equal to the original principal balance of the mortgage loan; (c) the protection and benefits must run to the mortgagee and its successors and assigns; (d) the policy should be written on a standard policy form of the American Land Title Association or equivalent policy promulgated in the jurisdiction where the Mortgaged Property is located; and (e) the legal description of the Mortgaged Property in the title policy must conform to that shown on the survey of the Mortgaged Property, where a survey has been required.

Property Insurance. The borrower is required to provide, and JPMCB reviews, certificates of required insurance with respect to the Mortgaged Property. Such insurance may include: (1) commercial general liability insurance for bodily injury or death and property damage; (2) a fire and extended perils insurance policy providing “special” form coverage including coverage against loss or damage by fire, lightning, explosion, smoke, windstorm and hail, riot or strike and civil commotion; (3) if applicable, boiler and machinery coverage; (4) if the Mortgaged Property is located in a flood hazard area, flood insurance; and (5) such other coverage as JPMCB may require based on the specific characteristics of the Mortgaged Property.

Seismic Report. A seismic report is required for all properties located in seismic zones 3 or 4.

Zoning and Building Code Compliance. In connection with the origination of a multifamily or commercial mortgage loan, the originator will examine whether the use and occupancy of the related real property collateral is in material compliance with zoning, land-use, building rules, regulations and orders then applicable to that property. Evidence of this compliance may be in the form of one or more of the following: a zoning report, legal opinions, surveys, recorded documents, temporary or permanent certificates of occupancy, letters from government officials or agencies, title insurance endorsements, engineering or consulting reports and/or representations by the related borrower.

Escrow Requirements. JPMCB generally requires borrowers to fund various escrows for taxes, insurance, capital expenses and replacement reserves, which reserves in many instances will be limited to certain capped amounts, however, it may waive certain of those requirements on a case by case basis based on the Escrow/Reserve Mitigating Circumstances described below. In addition, JPMCB may identify certain risks that warrant additional escrows or holdbacks for items such as leasing-related matters, deferred maintenance, environmental remediation or unfunded obligations, which escrows or holdbacks would be released upon satisfaction of the applicable conditions. Springing escrows may also be structured for identified risks such as specific rollover exposure, to be triggered upon the non-renewal of one or more key tenants. Escrows are evaluated on a case-by-case basis and are not required for all commercial mortgage loans originated by JPMCB. The typical required escrows for mortgage loans originated by JPMCB are as follows:

Taxes – An initial deposit and monthly escrow deposits equal to approximately 1/12th of the estimated annual property taxes (based on the most recent property assessment and the current millage rate) are required to provide JPMCB with sufficient funds to satisfy all taxes and assessments. JPMCB may waive this escrow requirement in certain circumstances, including, but not limited to: (i) the Mortgaged Property is a single tenant property (or substantially leased to single tenant) and the tenant pays taxes directly (or JPMCB may waive the escrow for a portion of the Mortgaged Property which is leased to a tenant that pays taxes for its portion of the Mortgaged Property directly); or (ii) any Escrow/Reserve Mitigating Circumstances.

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Insurance – An initial deposit and monthly escrow deposits equal to approximately 1/12th of the estimated annual property insurance premium are required to provide JPMCB with sufficient funds to pay all insurance premiums. JPMCB may waive this escrow requirement in certain circumstances, including, but not limited to: (i) the borrower maintains a blanket insurance policy; (ii) the Mortgaged Property is a single tenant property (or substantially leased to single tenant) and the tenant maintains the property insurance or self-insures (or may waive the escrow for a portion of the Mortgaged Property which is leased to a tenant that maintains property insurance for its portion of the Mortgaged Property or self-insures); or (iii) any Escrow/Reserve Mitigating Circumstances.

Replacement Reserves – Replacement reserves are generally calculated in accordance with the expected useful life of the components of the property during the term of the mortgage loan. Annual replacement reserves are generally underwritten to the suggested replacement reserve amount from an independent, third-party property condition or engineering report, or to certain minimum requirements by property type. JPMCB may waive this escrow requirement in certain circumstances, including, but not limited to: (i) the Mortgaged Property is a single tenant property (or substantially leased to single tenant) and the tenant repairs and maintains the Mortgaged Property (or may waive the escrow for a portion of the Mortgaged Property which is leased to a tenant that repairs and maintains its portion of the Mortgaged Property); or (ii) any Escrow/Reserve Mitigating Circumstances.

Tenant Improvement/Lease Commissions – A tenant improvement/leasing commission reserve may be required to be funded either at loan origination and/or during the related mortgage loan term and/or springing upon certain tenant events to cover certain anticipated leasing commissions, free rent periods or tenant improvement costs which might be associated with re-leasing the space occupied by such tenants. JPMCB may waive this escrow requirement in certain circumstances, including, but not limited to: (i) the Mortgaged Property is a single tenant property (or substantially leased to single tenant), with a lease that extends beyond the loan term; or (ii) any Escrow/Reserve Mitigating Circumstances.

Deferred Maintenance – A deferred maintenance reserve may be required to be funded at loan origination in an amount equal to 100% to 125% of the estimated cost of material immediate repairs or replacements identified in the property condition or engineering report. JPMCB may waive this escrow requirement in certain circumstances, including, but not limited to: (i) the sponsor of the borrower delivers a guarantee to complete the immediate repairs; (ii) the deferred maintenance items do not materially impact the function, performance or value of the property; (iii) the deferred maintenance cost does not exceed $50,000; (iv) the Mortgaged Property is a single tenant property (or substantially leased to single tenant), and the tenant is responsible for the repairs; or (v) any Escrow/Reserve Mitigating Circumstances.

Environmental Remediation – An environmental remediation reserve may be required at loan origination in an amount equal to 100% to 125% of the estimated remediation cost identified in the environmental report. JPMCB may waive this escrow requirement in certain circumstances, including, but not limited to: (i) the sponsor of the borrower delivers a guarantee agreeing to complete the remediation; (ii) environmental insurance is in place or obtained; or (iii) any Escrow/Reserve Mitigating Circumstances.

JPMCB may determine that establishing any of the foregoing escrows or reserves is not warranted in one or more of the following instances (collectively, the “Escrow/Reserve Mitigating Circumstances”): (i) the amounts involved are de minimis, (ii) JPMCB’s evaluation of the ability of the Mortgaged Property, the borrower or a holder of direct or indirect ownership interests in the borrower to bear the subject expense or cost absent creation of

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an escrow or reserve, (iii) based on the Mortgaged Property maintaining a specified debt service coverage ratio, (iv) JPMCB has structured springing escrows that arise for identified risks, (v) JPMCB has an alternative to a cash escrow or reserve, such as a letter of credit or a guarantee from the borrower or an affiliate of the borrower; (vi) JPMCB believes there are credit positive characteristics of the borrower, the sponsor of the borrower and/or the Mortgaged Property that would offset the need for the escrow or reserve; or (vii) the reserves are being collected and held by a third party, such as a management company, a franchisor, or an association.

Notwithstanding the foregoing discussion under this caption “—JPMCB’s Underwriting Guidelines and Processes”, one or more of the mortgage loans contributed to this securitization by JPMCB may vary from, or may not comply with, JPMCB’s underwriting guidelines described above. In addition, in the case of one or more of the mortgage loans contributed to this securitization by JPMCB, JPMCB may not have strictly applied these underwriting guidelines as the result of a case-by-case permitted exception based upon other compensating or mitigating factors.

Exceptions to JPMCB’s Disclosed Underwriting Guidelines

JPMCB has disclosed generally its underwriting guidelines with respect to JPMCB’s Mortgage Loans. However, one or more of JPMCB’s Mortgage Loans may vary from the specific JPMCB underwriting guidelines described above when additional credit positive characteristics are present as discussed above. In addition, in the case of one or more of JPMCB’s Mortgage Loans, JPMCB may not have applied each of the specific underwriting guidelines described above as the result of case-by-case permitted flexibility based upon other compensating factors. In certain cases, JPMCB may have made exceptions and the underwriting of a particular Mortgage Loan did not comply with all aspects of the disclosed criteria.

Compliance with Rule 15Ga-1 under the Exchange Act

JPMCCMSC’s most recently filed Form ABS-15G that includes information related to JPMCB was filed with the SEC on February 2, 2026, which is the same date as JPMCB’s most recently filed Form ABS-15G for this asset class. The Central Index Key (or CIK) number for JPMCCMSC is 0001013611 and the CIK number for JPMCB is set forth on the cover of this prospectus. The following table provides information regarding the demand, repurchase and replacement activity with respect to the mortgage loans securitized by JPMCB (or a predecessor), which activity occurred during the period from January 1, 2023 to December 31, 2025 (the “Rule 15Ga-1 Reporting Period”) or is still outstanding.

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Name of Issuing Entity	Check if Registered	Name of Originator	Total Assets in ABS by Originator			Assets That Were Subject of Demand			Assets That Were Repurchased or Replaced			Assets Pending Repurchase or Replacement (within cure period)			Demand in Dispute			Demand Withdrawn			Demand Rejected			Notes
			#	$	% of principal balance	#	$	% of principal balance	#	$	% of principal balance	#	$	% of principal balance	#	$	% of principal balance	#	$	% of principal balance	#	$	% of principal balance
Asset Class: Commercial Mortgage Pass-Through Certificates
J.P. Morgan Chase Commercial Mortgage Securities Trust 2018-PHH (CIK # 0001743796)		JPMorgan Chase Bank, National Association	1	$333,200,000	100%	1	$328,933,823	100%	0	0.00	0.00	0	0.00	0.00	1	$328,933,823	100%	0	0.00	0.00	0	0.00	0.00
Total by Issuing Entity			1	$333,200,000	100%	1	$328,933,823	100%	0	0.00	0.00	0	0.00	0.00	1	$328,933,823	100%	0	0.00	0.00	0	0.00	0.00
J.P. Morgan Chase Commercial Mortgage Securities Trust 2018-PHH MZ		JPMorgan Chase Bank, National Association	1	$94,300,000	100%	1	$94,300,000	100%	0	0.00	0.00	0	0.00	0.00	1	$94,300,000	100%	0	0.00	0.00	0	0.00	0.00
Total by Issuing Entity			1	$94,300,000	100%	1	$94,300,000	100%	0	0.00	0.00	0	0.00	0.00	1	$94,300,000	100%	0	0.00	0.00	0	0.00	0.00
J.P. Morgan Chase Commercial Mortgage Securities Trust 2019-MFP		JPMorgan Chase Bank, National Association	1	$481,000,000	100%	1	$221,103,521	100%	0	0.00	0.00	0	0.00	0.00	1	$221,103,521	100%	1	$178,662,124	100.00	0	0.00	0.00	(1)
Total by Issuing Entity			1	$481,000,000	100%	1	$221,103,521	100%	0	0.00	0.00	0	0.00	0.00	1	$221,103,521	100%	1	$178,662,124	100.00	0	0.00	0.00
FRESB 2018-SB50 Mortgage Trust		Basis Multifamily Capital, LLC	4	$11,500,046	2.3%	0	$0	0%	0	0.00	0.00	0	0.00	0.00	0	$0	0%	0	0.00	0.00	0	0.00	0.00
		Capital One Multifamily Finance, LLC	49	$156,779,498	31.0%	0	$0	0%	0	0.00	0.00	0	0.00	0.00	0	$0	0%	0	0.00	0.00	0	0.00	0.00
		CBRE Capital Markets, Inc.	57	$138,218,839	27.4%	0	$0	0%	0	0.00	0.00	0	0.00	0.00	0	$0	0%	0	0.00	0.00	2	$2,494,225	0.8%	(2)
		Greystone Servicing Corporation, Inc.	9	$34,746,480	6.9%	0	$0	0%	0	0.00	0.00	0	0.00	0.00	0	$0	0%	0	0.00	0.00	0	0.00	0.00
		Hunt Mortgage Partners, LLC	16	$48,417,516	9.6%	0	$0	0%	0	0.00	0.00	0	0.00	0.00	0	$0	0%	0	0.00	0.00	0	0.00	0.00
		PennyMac Corp.	2	$5,473,341	1.1%	0	$0	0%	0	0.00	0.00	0	0.00	0.00	0	$0	0%	0	0.00	0.00	0	0.00	0.00
		Pinnacle Bank	16	$41,659,124	8.2%	1	$1,410,611	0.652%	1	1,403,621	0.70	0	0.00	0.00	1	$1,410,611	0.652%	0	0.00	0.00	0	0.00	0.00
		RED Mortgage Capital, LLC	6	$20,777,248	4.1%	0	$0	0%	0	0.00	0.00	0	0.00	0.00	0	$0	0%	0	0.00	0.00	0	0.00	0.00
		The Community Preservation Corporation	21	$47,604,463	9.4%	0	$0	0%	0	0.00	0.00	0	0.00	0.00	0	$0	0%	0	0.00	0.00	0	0.00	0.00
Total by Issuing Entity			180	$505,176,555	100%	1	$1,410,611	0.652%	1	$1,403,611	0.70	0	0.00	0.00	1	$1,410,611	0.652%	0	0.00	0.00	2	$2,494,225	0.8%	(2)
JPMCC Multifamily Housing Mortgage Loan Trust 2025-Q032		JPMorgan Chase Bank, National Association	246	$472,772,995	100%	8	$14,928,105	3.2%	4	$9,486,412	1.8%	0	0.00	0.00	0	$0	0%	4	$5,415,473	1.2%	0	0.00	0.00
Total by Issuing Entity			246	$472,772,995	100%	8	$14,928,105	3.2%	4	$9,486,412	1.8%	0	0.00	0.00	0	$0	0%	4	$5,415,473	1.2%	0	0.00	0.0	(4)
FRESB 2017-SB30 Mortgage Trust		CBRE Capital Markets, Inc.	47	$106,535,411	34.7%	0	0.00	0.00	0	0.00	0.00	0	0.00	0.00	0	0.00	0.00	0	0.00	0.00	0	0.00	0.00
		Greystone Servicing Corporation, Inc.	20	$58,966,685	19.2%	0	0.00	0.00	0	0.00	0.00	0	0.00	0.00	0	0.00	0.00	0	0.00	0.00	0	0.00	0.00
		RED Mortgage Capital, LLC	7	$18,400,875	6.0%	0	0.00	0.00	0	0.00	0.00	0	0.00	0.00	0	0.00	0.00	0	0.00	0.00	1	$1,424,291	1.6%	(3)
		Sabal TL1, LLC	58	$123,036,491	40.1%	0	0.00	0.00	0	0.00	0.00	0	0.00	0.00	0	0.00	0.00	0	0.00	0.00	0	0.00	0.00
Total by Issuing Entity			132	$306,939,462	100%	0	0.00	0.00	0	0.00	0.00	0	0.00	0.00	0	0.00	0.00	0	0.00	0.00	1	$1,424,291	1.6%	(3)
Total by Asset Class			561	$2,193,389,012		12	$$660,676,060		4	$10,890,023		0	0.00		4	$645,747,945		5	$184,077,597		3	$3,918,516	$2,193,389,012

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(1)	A second repurchase demand with respect to the same asset still remains in dispute, as reported on the Form ABS-15Ga-1 submitted on February 7, 2025.
(2)	The assets subject to each repurchase request were paid off in August 2022. For any asset that was paid off or liquidated prior to or during the reporting period, the outstanding principal balance is calculated as of the time of payoff or liquidation, and the percentage of principal balance is calculated by dividing the outstanding principal balance by the total pool balance as of the immediately preceding trustee’s report.
(3)	The asset subject to the repurchase request was paid off in March 2025. For any asset that was paid off or liquidated prior to or during the reporting period, the outstanding principal balance is calculated as of the time of payoff or liquidation, and the percentage of principal balance is calculated by dividing the outstanding principal balance by the total pool balance as of the immediately preceding trustee’s report.
(4)	With respect to the assets that were repurchased, the outstanding principal balance is as of the time of the repurchases, and the percentage of principal balance was calculated by dividing the outstanding principal balance of the assets by the total pool balance as of the certificate administrator’s distribution date statement immediately preceding the repurchases.

Explanatory Note:

In connection with the preparation of this table, JPMCB undertook the following steps to gather the information required by Rule 15Ga-1 (“Rule 15Ga-1”) under the Securities Exchange Act of 1934, as amended (the “Exchange Act”): (i) identifying asset-backed securities transactions that fall within the scope of Rule 15Ga-1 for which we are a securitizer and that are not covered by a filing to be made by an affiliated securitizer (“Covered Transactions”), (ii) gathering information in our records regarding demands for repurchase or replacement of pool assets in Covered Transactions for breaches of representations or warranties concerning those pool assets (“Repurchases”) that is required to be reported on Form ABS-15G (“Reportable Information”), (iii) identifying the parties in Covered Transactions that have a contractual obligation to enforce any Repurchase obligations of the party or parties making those representations or warranties based on our records (“Demand Entities”), and (iv) requesting all Reportable Information from trustees and other Demand Entities that is within their respective possession and which has not been previously provided to us. Our ability to Provide Reportable Information that is not already in our records is significantly dependent upon the cooperation of those other Demand Entities. Any applicable Reportable Information that is not contained herein is unknown and is not available to us without unreasonable effort or expense, because some Demand Entities are no longer in existence, some Demand Entities have not agreed to provide Reportable Information, some Demand Entities may not have provided complete Reportable Information, and some Demand Entities may be unable or unwilling to provide Reportable Information without unreasonable effort or expense (or without imposing unreasonable expense on us).

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Retained Interests in This Securitization

Neither JPMCB nor any of its affiliates intends to retain on the Closing Date any certificates issued by the issuing entity or any other economic interest in this securitization. However, JPMCB or its affiliates may, from time to time after the initial sale of the certificates to investors on the Closing Date, acquire certificates pursuant to secondary market transactions. Any such party will have the right to dispose of any such certificates at any time.

The information set forth under “—JPMorgan Chase Bank, National Association” has been provided by JPMCB.

Citi Real Estate Funding Inc.

General

Citi Real Estate Funding Inc. (“CREFI”) is a sponsor and a mortgage loan seller. CREFI originated or co-originated each of the Mortgage Loans or portions thereof that it is contributing to this securitization transaction (the “CREFI Mortgage Loans”).

CREFI is a New York corporation organized in 2014 and is a wholly-owned subsidiary of Citibank, N.A., a national banking association, which is in turn a wholly-owned subsidiary of Citicorp LLC, a Delaware limited liability company, which is in turn a wholly-owned subsidiary of Citigroup Inc., a Delaware corporation. CREFI maintains its principal office at 388 Greenwich Street, New York, New York 10013, Attention: Mortgage Finance Group, and its facsimile number is (212) 723-8604. CREFI is an affiliate of Citigroup Global Markets Inc. (one of the underwriters). CREFI makes, and purchases (or may purchase) from lenders, commercial and multifamily mortgage loans primarily for the purpose of securitizing them in CMBS transactions.

Neither CREFI nor any of its affiliates will insure or guarantee distributions on the certificates. None of the Certificateholders will have any rights or remedies against CREFI for any losses or other claims in connection with the certificates or the Mortgage Loans except in respect of the repurchase and substitution obligations for material document defects or material breaches of the representations and warranties made by CREFI in the related MLPA as described under “Description of the Mortgage Loan Purchase Agreements—General”.

CREFI’s Commercial Mortgage Origination and Securitization Program

CREFI, directly or through correspondents or affiliates, originates or co-originates multifamily and commercial mortgage loans throughout the United States. CREFI has been engaged in the origination of multifamily and commercial mortgage loans for securitization since January 2017, and in the securitization of multifamily and commercial mortgage loans since April 2017. The multifamily and commercial mortgage loans originated or co-originated by CREFI may include both fixed rate loans and floating rate loans. CREFI is an affiliate of Citigroup Global Markets Realty Corp. (“CGMRC”), which was engaged in the origination of multifamily and commercial mortgage loans for securitization from 1996 to 2017. Many CREFI staff worked for CGMRC, and CREFI’s underwriting guidelines, credit committee approval process and loan documentation are substantially similar to CGMRC’s. CREFI securitized approximately $4.4 billion, $7.3 billion, $11.4 billion, $7.8 billion, $15.9 billion, $11.1 billion, $6.7 billion, $13.8 billion and $16.9 billion of multifamily and

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commercial mortgage loans in public and private offerings during the calendar years 2017, 2018, 2019, 2020, 2021, 2022, 2023, 2024 and 2025, respectively.

In addition, in the normal course of its business, CREFI may also acquire multifamily and commercial mortgage loans from various third-party originators. These mortgage loans may have been originated using underwriting guidelines not established by CREFI.

In connection with the commercial mortgage securitization transactions in which it participates, CREFI generally transfers the subject mortgage assets to a depositor, who then transfers those mortgage assets to the issuing entity for the related securitization. In return for the transfer of the subject mortgage assets by the depositor to the issuing entity, the issuing entity issues commercial mortgage pass-through certificates that are in whole or in part backed by, and supported by the cash flows generated by, those mortgage assets.

CREFI will generally act as a sponsor, originator and/or mortgage loan seller in the commercial mortgage securitization transactions in which it participates. In such transactions there may be a co-sponsor and/or other mortgage loan sellers and originators.

CREFI generally works with rating agencies, unaffiliated mortgage loan sellers, servicers, affiliates and underwriters in structuring a securitization transaction. Generally, CREFI and/or the related depositor contract with other entities to service the multifamily and commercial mortgage loans following their transfer into a trust fund in exchange for a series of certificates and, in certain cases, uncertificated interests.

Review of the CREFI Mortgage Loans

Overview. In connection with the preparation of this prospectus, CREFI conducted a review of the Mortgage Loans or portions thereof that it is selling to the depositor. The review was conducted as set forth below and was conducted with respect to each of the CREFI Mortgage Loans. No sampling procedures were used in the review process.

Database. First, CREFI created a database of information (the “CREFI Securitization Database”) obtained in connection with the origination of the CREFI Mortgage Loans, including:

●	certain information from the CREFI Mortgage Loan documents;
●	certain information from the rent rolls and operating statements for, and certain leases relating to, the related Mortgaged Properties (in each case to the extent applicable);
●	insurance information for the related Mortgaged Properties;
●	information from third party reports such as the appraisals, environmental and property condition reports, seismic reports, zoning reports and other zoning information;
●	bankruptcy searches with respect to the related borrowers; and
●	certain information and other search results obtained by CREFI’s deal team for each of the CREFI Mortgage Loans during the underwriting process.

CREFI also included in the CREFI Securitization Database certain updates to such information received by CREFI’s securitization team after origination, such as information from the interim servicer regarding loan payment status and current escrows, updated rent

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rolls and leasing activity information provided pursuant to the Mortgage Loan documents, and information otherwise brought to the attention of CREFI’s securitization team. Such updates were not intended to be, and do not serve as, a re-underwriting of any CREFI Mortgage Loan.

Using the information in the CREFI Securitization Database, CREFI created a Microsoft Excel file (the “CREFI Data File”) and provided that file to the depositor for the inclusion in this prospectus (particularly in Annexes A-1, A-2 and A-3 to this prospectus) of information regarding the CREFI Mortgage Loans.

Data Comparison and Recalculation. The depositor on behalf of CREFI engaged a third-party accounting firm to perform certain data comparison and recalculation procedures designed by CREFI, relating to information in this prospectus regarding the CREFI Mortgage Loans. These procedures included:

●	comparing the information in the CREFI Data File against various source documents provided by CREFI that are described under “—Database” above;
●	comparing numerical information regarding the CREFI Mortgage Loans and the related Mortgaged Properties disclosed in this prospectus against the CREFI Data File; and
●	recalculating certain percentages, ratios and other formulae relating to the CREFI Mortgage Loans disclosed in this prospectus.

Legal Review. CREFI also reviewed and responded to a Due Diligence Questionnaire (as defined below) relating to the CREFI Mortgage Loans, which questionnaire was prepared by the depositor’s legal counsel for use in eliciting information relating to the CREFI Mortgage Loans and including such information in this prospectus to the extent material.

Although the Due Diligence Questionnaire may be revised from time to time, it typically contains various questions regarding the CREFI Mortgage Loans, the related Mortgaged Properties, the related borrowers, sponsors and tenants, and any related additional debt. For example, the due diligence questionnaire (a “Due Diligence Questionnaire”) may seek to elicit, among other things, the following information:

●	whether any mortgage loans were originated by third party originators and the names of such originators, and whether such mortgage loans were underwritten or re-underwritten in accordance with CREFI’s (or the applicable mortgage loan seller’s) criteria;
●	whether any mortgage loans are not first liens, or have a loan-to-value ratio greater than 80%;
●	whether any mortgage loans are 30 days or more delinquent with respect to any monthly debt service payment as of the Cut-off Date or have been 30 days or more delinquent at any time during the 12-month period immediately preceding the Cut-off Date;
●	a description of any material issues with respect to any of the mortgage loans;
●	whether any mortgage loans permit, or have existing, mezzanine debt, additional debt secured by the related mortgaged properties or other material debt, and the material terms and conditions for such debt;
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●	whether any mortgaged properties have additional debt that is included in another securitization transaction and information related to such other securitization transaction;
●	whether intercreditor agreements, subordination and standstill agreements or similar agreements are in place with respect to secured debt, mezzanine debt or additional debt and the terms of such agreements;
●	whether any mortgage loans are interest-only for their entire term or a portion of their term;
●	whether any mortgage loans permit prepayment or defeasance (in whole or in part), or provide for yield maintenance, and the types of prepayment lock-out provisions and prepayment charges that apply;
●	whether any mortgage loans permit the release of all or a portion of the related mortgaged properties, and the material terms of any partial release, substitution and condemnation/casualty provisions;
●	whether any mortgage loans are cross-collateralized or secured by multiple properties, or have related borrowers with other mortgage loans in the subject securitization;
●	whether any mortgage loans have a right of first refusal or right of first offer or similar options, in favor of a tenant or any other party;
●	whether there are post-close escrows or earn-out reserves that could be used to pay down the mortgage loan, or whether there are escrows or holdbacks that have not been fully funded;
●	information regarding lockbox arrangements, grace periods, interest accrual and amortization provisions, non-recourse carveouts, and any other material provisions with respect to the mortgage loan;
●	whether the borrower or sponsor of any related borrower has been subject to bankruptcy proceedings, or has a past or present material criminal charge or record;
●	whether any borrower is not a special purpose entity;
●	whether any borrowers or sponsors of related borrowers have been subject to litigation or similar proceedings and the material terms thereof;
●	whether any borrower under a mortgage loan is affiliated with a borrower under another mortgage loan to be included in the issuing entity;
●	whether any of the mortgage loans is a leasehold mortgage, the terms of the related ground lease, and whether the term of the related ground lease extends at least 20 years beyond the stated loan maturity;
●	a list of any related mortgaged properties for which a single tenant occupies over 50% of such property, and whether there are any significant lease rollovers at a particular mortgaged property;
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●	a list of any significant tenant concentrations or material tenant issues, e.g., dark tenants, subsidized tenants, government or student tenants, or Section 8 tenants, etc.;
●	a description of any material leasing issues at the related mortgaged properties;
●	whether any related mortgaged properties are subject to condemnation proceedings or litigation;
●	a list of related mortgaged properties for which a Phase I environmental site assessment has not been completed, or for which a Phase II environmental site assessment was performed, and whether any environmental site assessment reveals any material adverse environmental condition or circumstance at any related mortgaged property except for those which will be remediated by the Cut-Off Date;
●	whether there is any terrorism, earthquake, tornado, flood, fire or hurricane damage with respect to any of the related mortgaged properties, or whether there are any zoning issues at the mortgaged properties;
●	a list of mortgaged properties for which an engineering inspection has not been completed and whether any property inspection revealed material issues; and/or
●	general information regarding property type, condition, use, plans for renovation, etc.

CREFI also provided to origination counsel a set of mortgage loan representations and warranties substantially similar to those attached as Annex D-1 to this prospectus and requested that origination counsel identify exceptions to such representations and warranties. CREFI compiled and reviewed the draft exceptions received from origination counsel, engaged separate counsel to review the exceptions, revised the exceptions and provided them to the depositor for inclusion on Annex D-2 to this prospectus. In addition, for each CREFI Mortgage Loan originated by CREFI or one of its affiliates, CREFI prepared and delivered to its securitization counsel for review an asset summary, which summary includes important loan terms and certain property level information obtained during the origination process. The loan terms included in each asset summary may include, without limitation, the principal amount, the interest rate, the loan term, the interest calculation method, the due date, any applicable interest-only period, any applicable amortization period, a summary of any prepayment and/or defeasance provisions, a summary of any lockbox and/or cash management provisions, a summary of any release provisions, and a summary of any requirement for the related borrower to fund up-front and/or on-going reserves. The property level information obtained during the origination process included in each asset summary may include, without limitation, a description of the related Mortgaged Property (including property type, ownership structure, use, location, size, renovations, age and physical attributes), information relating to the commercial real estate market in which the Mortgaged Property is located, information relating to the related borrower and sponsor of the related borrower, an underwriter’s assessment of strengths and risks of the loan transaction, tenant analysis, and summaries of third party reports such as appraisal, environmental and property condition reports.

For each CREFI Mortgage Loan, if any, purchased by CREFI or its affiliates from a third-party originator of such CREFI Mortgage Loan, CREFI reviewed the purchase agreement and related representations and warranties, and exceptions to those representations and warranties, made by the seller of such CREFI Mortgage Loan to CREFI or its affiliates, reviewed certain provisions of the related Mortgage Loan documents and third party reports

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concerning the related Mortgaged Property provided by the originator of such CREFI Mortgage Loan, prepared exceptions to the representations and warranties in the MLPA based upon such review, and provided them to the depositor for inclusion on Annex D-2 to this prospectus. With respect to any CREFI Mortgage Loan that is purchased by CREFI or its affiliates from a third party originator, the representations and warranties made by the third party originator in the related purchase agreement between CREFI or its affiliates, on the one hand, and the third party originator, on the other hand, are solely for the benefit of CREFI or its affiliates. The rights, if any, that CREFI or its affiliates may have under such purchase agreement upon a breach of such representations and warranties made by the third party originator will not be assigned to the trustee for this securitization, and none of the Certificateholders or the trustee for this securitization will have any recourse against the third party originator in connection with any breach of the representations and warranties made by such third party originator. As described under “Description of the Mortgage Loan Purchase Agreements—General”, the substitution or repurchase obligation of, or the obligation to make a Loss of Value Payment on the part of, CREFI, as mortgage loan seller, with respect to the CREFI Mortgage Loans under the related MLPA constitutes the sole remedy available to the Certificateholders and the trustee for this securitization for any uncured material breach of any of CREFI’s representations and warranties regarding the CREFI Mortgage Loans, including any CREFI Mortgage Loans that were purchased by CREFI or its affiliates from a third party originator.

In addition, with respect to each CREFI Mortgage Loan, CREFI reviewed, and in certain cases requested that its counsel review, certain Mortgage Loan document provisions as necessary for disclosure of such provisions in this prospectus, such as property release provisions and other provisions specifically disclosed in this prospectus.

Certain Updates. Furthermore, CREFI requested the borrowers under the CREFI Mortgage Loans (or the borrowers’ respective counsel) for updates on any significant pending litigation that existed at origination. Moreover, if CREFI became aware of a significant natural disaster in the vicinity of a Mortgaged Property relating to a CREFI Mortgage Loan, CREFI requested information on the property status from the related borrower in order to confirm whether any material damage to the property had occurred.

Large Loan Summaries. Finally, CREFI prepared, and reviewed with origination counsel and/or securitization counsel, the Mortgage Loan summaries for those of the CREFI Mortgage Loans included in the 10 largest Mortgage Loans in the Mortgage Pool (considering any cross-collateralized Mortgage Loans as a single Mortgage Loan), and the abbreviated Mortgage Loan summaries for those of the CREFI Mortgage Loans included in the next 5 largest Mortgage Loans in the Mortgage Pool (considering any cross-collateralized Mortgage Loans as a single Mortgage Loan), which loan summaries and abbreviated loan summaries are incorporated in “Summaries of the Fifteen Largest Mortgage Loans or Groups of Cross-Collateralized Mortgage Loans” in Annex A-3 to this prospectus.

Findings and Conclusions. Based on the foregoing review procedures, CREFI found and concluded that the disclosure regarding the CREFI Mortgage Loans in this prospectus is accurate in all material respects. CREFI also found and concluded that the CREFI Mortgage Loans were originated in accordance with CREFI’s origination procedures and underwriting criteria, except for any material deviations described under “—CREFI’s Underwriting Guidelines and Processes—Exceptions to CREFI’s Disclosed Underwriting Guidelines” below. CREFI attributes to itself all findings and conclusions resulting from the foregoing review procedures.

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CREFI’s Underwriting Guidelines and Processes

General. CREFI’s commercial mortgage loans (including any co-originated mortgage loans) are primarily originated in accordance with the origination procedures and underwriting guidelines described below. However, variations from the origination procedures and underwriting guidelines described below may be implemented as a result of various conditions including each loan’s specific terms, the quality or location of the underlying real estate, the property’s tenancy profile, the background or financial strength of the borrower/sponsor or any other pertinent information deemed material by CREFI. Therefore, this general description of CREFI’s origination procedures and underwriting guidelines is not intended as a representation that every commercial mortgage loan originated by it or on its behalf complies entirely with all origination procedures and underwriting guidelines set forth below.

Process. The credit underwriting process for each of CREFI’s loans is performed by a deal team comprised of real estate professionals which typically includes an originator, an underwriter, a commercial closer and a third party due diligence provider operating under the review of CREFI. This team conducts a thorough review of the related mortgaged property, which in most cases includes an examination of the following information, to the extent both applicable and available: historical operating statements, rent rolls, tenant leases, current and historical real estate tax information, insurance policies and/or schedules, and third party reports pertaining to appraisal/valuation, zoning, environmental status and physical condition/seismic condition/engineering (see “—Escrow Requirements”, “—Title Insurance Policy”, “—Property Insurance”, “—Third Party Reports—Appraisal”, “—Third Party Reports—Environmental Report” and “—Third Party Reports—Property Condition Report” below). In some cases (such as a property having a limited operating history or having been recently acquired by its current owner), historical operating statements may not be available. Rent rolls would not be examined for certain property types, such as hospitality properties or single tenant properties, and tenant leases would not be examined for certain property types, such as hospitality, self storage, multifamily and manufactured housing community properties.

A member of CREFI’s deal team or one of its agents performs an inspection of the property as well as a review of the surrounding market environment, including demand generators and competing properties (if any), in order to confirm tenancy information, assess the physical quality of the collateral, determine visibility and access characteristics, and evaluate the property’s competitiveness within its market.

CREFI’s deal team or one of its agents also performs a detailed review of the financial status, credit history, credit references and background of the borrower and certain key principals using financial statements, income tax returns, credit reports, criminal/background investigations, and specific searches for judgments, liens, bankruptcy and pending litigation. Circumstances may also warrant an examination of the financial strength and credit of key tenants as well as other factors that may impact the tenants’ ongoing occupancy or ability to pay rent.

After the compilation and review of all documentation and other relevant considerations, the deal team finalizes its detailed underwriting analysis of the property’s cash flow in accordance with CREFI’s property-specific, cash flow underwriting guidelines. Determinations are also made regarding the implementation of appropriate loan terms to structure around risks, resulting in features such as ongoing escrows or up-front reserves, letters of credit, lockboxes/cash management agreements or guarantees. A complete credit committee package is prepared to summarize all of the above referenced information.

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Credit Approval. All commercial mortgage loans must be presented to one or more credit committees that include senior real estate professionals among others, for review. After a review of the credit committee package and/or term sheet and a discussion of the loan, the committee may approve the loan as recommended or request additional due diligence, modify the terms, or reject the loan entirely.

Debt Service Coverage Ratio and Loan-to-Value Ratio Requirements. CREFI’s underwriting guidelines generally require a minimum debt service coverage ratio of 1.20x and a maximum loan-to-value ratio of 80%. However, these thresholds are guidelines and exceptions are permitted under the guidelines on the merits of each individual loan, such as reserves, letters of credit and/or guarantees and CREFI’s assessment of the property’s future prospects. Property and loan information is not updated for securitization unless CREFI determines that information in its possession has become stale.

In addition, CREFI may in some instances have reduced the term interest rate that CREFI would otherwise charge on a CREFI mortgage loan based on the credit and collateral characteristics of the related mortgaged property and structural features of the CREFI mortgage loan by collecting an upfront fee from the related borrower on the origination date. The decrease in the interest rate would have correspondingly increased the debt service coverage ratio, and, in certain cases, may have increased the debt service coverage ratio sufficiently such that the related CREFI mortgage loan satisfied CREFI’s minimum debt service coverage ratio underwriting requirements for such CREFI mortgage loan.

Certain properties may also be encumbered by subordinate debt secured by such property and/or mezzanine debt secured by direct or indirect ownership interests in the borrower and, when such mezzanine or subordinate debt is taken into account, may result in aggregate debt that does not conform to the aforementioned debt service coverage ratio and loan-to-value ratio parameters.

Amortization Requirements. While CREFI’s underwriting guidelines generally permit a maximum amortization period of 30 years, certain loans may provide for interest-only payments through maturity or for a portion of the loan term. If the loan entails only a partial interest-only period, the monthly debt service, annual debt service and debt service coverage ratio set forth in this prospectus and Annex A-1 to this prospectus reflect a calculation on the future (larger) amortizing loan payment. See “Description of the Mortgage Pool” in this prospectus.

Escrow Requirements. CREFI may require borrowers to fund escrows for taxes, insurance, capital expenditures and replacement reserves. In addition, CREFI may identify certain risks that warrant additional escrows or holdbacks for items to be released to the borrower upon the satisfaction of certain conditions. Such escrows or holdbacks may cover tenant improvements/leasing commissions, deferred maintenance, environmental remediation or unfunded obligations, among other things. Springing escrows may also be structured for identified risks such as specific rollover exposure, to be triggered upon the non-renewal of one or more key tenants. In some cases, the borrower may be allowed to post a letter of credit or guaranty in lieu of a cash reserve, or provide periodic evidence of timely payment of a typical escrow item. Escrows are evaluated on a case-by-case basis and are not required for all of CREFI’s commercial mortgage loans.

Generally, CREFI requires escrows as follows:

●	Taxes—An initial deposit and monthly escrow deposits equal to 1/12th of the annual property taxes (based on the most recent property assessment and the current millage rate) are typically required to satisfy all taxes and assessments, except that
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such escrows are not required in certain circumstances, including, but not limited to, (i) if there is an institutional sponsor or the sponsor is a high net worth individual or (ii) if and to the extent that a single or major tenant (which may be a ground tenant) at the related mortgaged property is required to pay taxes directly or reimburse the landlord for the real estate taxes paid.

●	Insurance—An initial deposit and monthly escrow deposits equal to 1/12th of the annual property insurance premium are typically required to pay all insurance premiums, except that such escrows are not required in certain circumstances, including, but not limited to, (i) if the related borrower or an affiliate thereof maintains a blanket insurance policy, (ii) if there is an institutional sponsor or the sponsor is a high net worth individual, (iii) if and to the extent that a single or major tenant (which may be a ground tenant) at the related mortgaged property is obligated to maintain the insurance or is permitted to self-insure, or (iv) if and to the extent that another third party unrelated to the borrower (such as a condominium board, if applicable) is obligated to maintain the insurance.
●	Replacement Reserves—Replacement reserves are generally calculated in accordance with the expected useful life of the components of the mortgaged property during the term of the mortgage loan. Annual replacement reserves are generally underwritten to the suggested replacement reserve amount from an independent, third-party property condition or engineering report, or to certain minimum requirements depending on the property type, except that such escrows are not required in certain circumstances, including, but not limited to, if and to the extent that a single or major tenant (which may be a ground tenant) at the related mortgaged property is responsible for all repairs and maintenance, including those required with respect to the roof and structure of the improvements.
●	Tenant Improvement / Leasing Commissions—In the case of retail, office, mixed use and industrial properties, a tenant improvement / leasing commission reserve may be required to be funded either at loan origination and/or during the term of the mortgage loan to cover anticipated leasing commissions or tenant improvement costs that might be associated with re-leasing certain space involving major tenants, except that such escrows are not required in certain circumstances, including, but not limited to, (i) if the tenant’s lease extends beyond the loan term or (ii) if the rent for the space in question is considered below market.
●	Deferred Maintenance—A deferred maintenance reserve may be required to be funded at loan origination in an amount equal to 100% to 125% of the estimated cost of material immediate repairs or replacements identified in the property condition report, except that such escrows are not required in certain circumstances, including, but not limited to, (i) if the sponsor of the borrower delivers a guarantee to complete the immediate repairs in a specified amount of time, (ii) if the deferred maintenance amount does not materially impact the related mortgaged property’s function, performance or value or (iii) if a single or major tenant (which may be a ground tenant) at the related mortgaged property is responsible for the repairs.
●	Environmental Remediation—An environmental remediation reserve may be required to be funded at loan origination in an amount equal to 100% to 125% of the estimated remediation cost identified in the environmental report, except that such escrows are not required in certain circumstances, including, but not limited to, (i) if the sponsor of the borrower delivers a guarantee wherein it agrees to take responsibility and pay for the identified environmental issues, (ii) if environmental
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insurance is obtained or already in place or (iii) if a third party unrelated to the borrower is identified as the responsible party.

For a description of the escrows collected with respect to the CREFI Mortgage Loans, please see Annex A-1 to this prospectus.

Title Insurance Policy. The borrower is required to provide, and CREFI or its counsel typically will review, a title insurance policy for each property. The provisions of the title insurance policy are required to comply with mortgage loan representation and warranty no. 8 on Annex D-1 to this prospectus without any exceptions that CREFI deems material.

Property Insurance. CREFI requires the borrower to provide, or authorizes the borrower to rely on a tenant or other third party to obtain, insurance policies meeting the requirements set forth in mortgage loan representations and warranties nos. 18 and 31 on Annex D-1 to this prospectus without any exceptions that CREFI deems material (other than with respect to deductibles and allowing a tenant to self-insure).

Third Party Reports. In addition to or as part of applicable origination guidelines or reviews described above, in the course of originating the CREFI Mortgage Loans, CREFI generally considered the results of third party reports as described below. In many instances, however, one or more provisions of the guidelines were waived or modified in light of the circumstances of the relevant loan or property.

Appraisal. CREFI obtains an appraisal meeting the requirements described in mortgage loan representation and warranty no. 45 on Annex D-1 to this prospectus without any exceptions that CREFI deems material. In addition, the appraisal (or a separate letter) includes a statement by the appraiser that the guidelines in Title XI of the Financial Institutions Reform, Recovery, and Enforcement Act of 1989, as amended, were followed in preparing the appraisal.

Environmental Report. CREFI (or, in the case of a mortgage loan acquired by CREFI from a third party originator, the related originator) generally obtains a Phase I site assessment or an update of a previously obtained site assessment for each mortgaged property prepared by an environmental firm approved by CREFI. CREFI or its designated agent (or, in the case of a mortgage loan acquired by CREFI from a third party originator, the related originator) typically reviews the Phase I site assessment to verify the presence or absence of potential adverse environmental conditions. In cases in which the Phase I site assessment identifies any such conditions, CREFI generally requires that the condition be addressed in a manner that complies with mortgage loan representation and warranty no. 43 on Annex D-1 to this prospectus without any exceptions that CREFI deems material.

Property Condition Report. CREFI generally obtains a current property condition report (a “PCR”) for each mortgaged property prepared by a structural engineering firm approved by CREFI. CREFI or an agent typically reviews the PCR to determine the physical condition of the property and to determine the anticipated costs of necessary repair, replacement and major maintenance or capital expenditure over the term of the mortgage loan. In cases in which the PCR identifies an immediate need for material repairs or replacements with an anticipated cost that is over a certain minimum threshold or percentage of loan balance, CREFI often requires that funds be put in escrow at the time of origination of the mortgage loan to complete such repairs or replacements or obtains a guarantee from a sponsor of the borrower in lieu of reserves. See “—Escrow Requirements” above.

Servicing. Interim servicing for all of CREFI’s loans prior to securitization is typically performed by a nationally recognized rated third party interim servicer. In addition, primary

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servicing is occasionally retained by certain qualified mortgage brokerage firms under established sub-servicing agreements with CREFI, which firms may continue primary servicing certain loans following the securitization closing date. Otherwise, servicing responsibilities are transferred from the interim servicer to the master servicer of the securitization trust (and a primary servicer when applicable) at closing of the securitization. From time to time, the interim servicer may retain primary servicing.

Exceptions to CREFI’s Disclosed Underwriting Guidelines

One or more of the CREFI Mortgage Loans may vary from the specific CREFI underwriting guidelines described above when additional credit positive characteristics are present as discussed above. In addition, in the case of one or more of the CREFI Mortgage Loans, CREFI may not have applied each of the specific underwriting guidelines described above as the result of case-by-case permitted flexibility based upon other compensating factors.

For any material exceptions to CREFI’s underwriting guidelines described above in respect of the CREFI Mortgage Loans, see “Description of the Mortgage Pool—Exceptions to Underwriting Guidelines” in this prospectus. Except as described under such heading, none of the CREFI Mortgage Loans have exceptions to the related underwriting guidelines.

Compliance with Rule 15Ga-1 under the Exchange Act

CREFI most recently filed a Form ABS-15G pursuant to Rule 15Ga-1 under the Exchange Act on February 10, 2026. CREFI’s Central Index Key is 0001701238. With respect to the period from and including January 1, 2023, to and including December 31, 2025, CREFI has no demand, repurchase or replacement history to report as required by Rule 15Ga-1 under the Exchange Act with respect to repurchase or replacement requests in connection with breaches of representations and warranties made by it as a sponsor of commercial mortgage securitizations.

Retained Interests in This Securitization

Neither CREFI nor any of its affiliates intends to retain any certificates issued by the issuing entity or any other economic interest in this securitization as of the Closing Date, except that an affiliate of CREFI may acquire the Class R Certificates. However, CREFI and/or its affiliates may retain on the Closing Date, or acquire in the future, other certificates. Any such party will have the right to dispose of any such certificates at any time.

The information set forth under “—Citi Real Estate Funding Inc.” has been provided by CREFI.

UBS AG New York Branch

General

UBS AG, by and through its branch office at 1285 Avenue of the Americas, New York, New York, an Office of the Comptroller of the Currency regulated branch of a foreign bank (“UBS AG, New York Branch”), a sponsor and a mortgage loan seller, is an affiliate of UBS Securities LLC, an underwriter. UBS AG, New York Branch originated, co-originated or acquired certain Mortgage Loans sold to the depositor by it. UBS AG, New York Branch is a branch of UBS AG and the branch’s executive offices are located at 1285 Avenue of the Americas, 8th Floor, New York, New York 10019.

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UBS AG provides financial advice and solutions to private, institutional and corporate clients worldwide, as well as private clients in Switzerland. The operational structure of the group is comprised of Corporate Center and five business divisions: Wealth Management, Wealth Management Americas, Personal & Corporate Banking, Asset Management and the Investment Bank.

UBS AG, New York Branch’s Securitization Program

UBS AG, New York Branch commenced originating commercial mortgage loans primarily for securitization or resale in 2016. UBS AG, New York Branch recently became engaged in mortgage securitizations and other structured financing arrangements. Prior to the time that UBS AG, New York Branch commenced these activities, UBS Real Estate Securities Inc. (“UBSRES”), an affiliate of UBS AG, had been engaged in the securitization of a variety of assets since 1983. UBSRES engaged in its first securitization of commercial mortgage loans in December 2006, and had securitized an aggregate of approximately $22,011,130,119 of multifamily and commercial mortgage loans through August 25, 2016. UBS AG, New York Branch has previously securitized an aggregate of approximately $24,204,879,135 of multifamily and commercial mortgage loans. UBS AG, New York Branch is a branch of UBS AG and its executive offices are located at 1285 Avenue of the Americas, 8th Floor, New York, New York 10019.

UBS AG, New York Branch originates multifamily and commercial mortgage loans throughout the United States. The multifamily and commercial mortgage loans originated, co-originated or acquired and to be securitized by UBS AG, New York Branch include both small balance and large balance fixed rate loans. The commercial mortgage loans that will be sold by UBS AG, New York Branch into a commercial loan securitization sponsored by UBS AG, New York Branch will have been or will be, as applicable, originated, co-originated or acquired by it.

In connection with commercial mortgage securitization transactions, UBS AG, New York Branch or an affiliate will generally transfer the mortgage loans to a depositor, who will then transfer those mortgage loans to the issuing entity for the related securitization. In return for the transfer of the mortgage loans by the applicable depositor to the issuing entity, the issuing entity will issue commercial mortgage pass-through certificates backed by, and supported by the cash flows generated by, those mortgage loans. In coordination with underwriters or initial purchasers, UBS AG, New York Branch works with rating agencies, other loan sellers, servicers and investors and participates in structuring a securitization transaction to maximize the overall value and capital structure, taking into account numerous factors, including without limitation geographic and property type diversity and rating agency criteria.

Pursuant to a Mortgage Loan Purchase Agreement, UBS AG, New York Branch will make certain representations and warranties(set forth on Annex D-1 to this prospectus), subject to certain exceptions thereto (attached to this prospectus as Annex D-2), to the depositor and will covenant to provide certain documents regarding the Mortgage Loans or portions thereof (the “UBS AG, New York Branch Mortgage Loans”) for which it acts as mortgage loan seller. In connection with certain breaches of such representations and warranties or certain defects with respect to such documents, which breaches or defects are determined to have a material adverse effect on the value of the subject UBS AG, New York Branch Mortgage Loan or such other standard as is described in the Mortgage Loan Purchase Agreement, UBS AG, New York Branch may have an obligation to repurchase such Mortgage Loan from the depositor, cure the subject defect or breach, substitute a Qualified Substitute Mortgage Loan or make a Loss of Value Payment, as the case may be. See “The Mortgage Loan Purchase Agreements”.

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Neither UBS AG, New York Branch nor any of its affiliates acts as a servicer of the commercial mortgage loans it securitizes. Instead, UBS AG, New York Branch sells the right to be appointed servicer of its securitized loans to third party servicers.

Review of the UBS AG, New York Branch Mortgage Loans

Overview. UBS AG, New York Branch, in its capacity as the sponsor of the UBS AG, New York Branch Mortgage Loans, has conducted a review of the UBS AG, New York Branch Mortgage Loans in connection with the securitization described in this prospectus. The review of the UBS AG, New York Branch Mortgage Loans was performed by a deal team comprised of real estate and securitization professionals who are employees of one or more of UBS AG, New York Branch’s affiliates and certain third party consultants engaged by UBS AG, New York Branch (the “UBS AG, New York Branch Deal Team”). The review procedures described below were employed with respect to all of the UBS AG, New York Branch Mortgage Loans, except that certain review procedures only were relevant to the large loan disclosures in this prospectus, as further described below. No sampling procedures were used in the review process.

Database. To prepare for securitization, members of the UBS AG, New York Branch Deal Team created a database of loan level and property level information relating to each UBS AG, New York Branch Mortgage Loan. The database was compiled from, among other sources, the related mortgage loan documents, third party reports, zoning reports, insurance policies, borrower supplied information (including, but not limited to, rent rolls, leases, operating statements and budgets) and information collected by UBS AG, New York Branch during the underwriting process. After origination of each UBS AG, New York Branch Mortgage Loan, the UBS AG, New York Branch Deal Team updated the information in the database with respect to the UBS AG, New York Branch Mortgage Loan based on updates provided by the related servicer relating to loan payment status and escrows, updated operating statements, rent rolls and leasing activity, and information otherwise brought to the attention of the UBS AG, New York Branch Deal Team, to the extent such updates were provided to, and deemed material by, the UBS AG, New York Branch Deal Team.

A data tape (the “UBS AG, New York Branch Data Tape”) containing detailed information regarding each UBS AG, New York Branch Mortgage Loan was created from the information in the database referred to in the prior paragraph. The UBS AG, New York Branch Data Tape was used by the UBS AG, New York Branch Deal Team to provide the numerical information regarding the UBS AG, New York Branch Mortgage Loans in this prospectus.

Data Comparison and Recalculation. The depositor on behalf of UBS AG, New York Branch engaged a third party accounting firm to perform certain data comparison and recalculation procedures, the nature, extent and timing of which were designed by UBS AG, New York Branch, relating to information in this prospectus regarding the UBS AG, New York Branch Mortgage Loans. These procedures included:

●	comparing the information in the UBS AG, New York Branch Data Tape against various source documents provided by UBS AG, New York Branch;
●	comparing numerical information regarding the UBS AG, New York Branch Mortgage Loans and the related Mortgaged Properties disclosed in this prospectus against the information contained in the UBS AG, New York Branch Data Tape; and
●	recalculating certain percentages, ratios and other formulae relating to the UBS AG, New York Branch Mortgage Loans disclosed in this prospectus.
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Legal Review. UBS AG, New York Branch engaged various law firms to conduct certain legal reviews of the UBS AG, New York Branch Mortgage Loans for disclosure in this prospectus. In anticipation of the securitization of each UBS AG, New York Branch Mortgage Loan, origination counsel prepared a loan and property summary that sets forth salient loan terms and summarizes material deviations from UBS AG, New York Branch’s standard form loan documents. In addition, origination counsel for each UBS AG, New York Branch Mortgage Loan reviewed UBS AG, New York Branch’s representations and warranties set forth on Annex D-1 and, if applicable, identified exceptions to those representations and warranties.

Securitization counsel was also engaged to assist in the review of the UBS AG, New York Branch Mortgage Loans. Such assistance included, among other things, (i) a review of sections of the loan agreement relating to certain UBS AG, New York Branch Mortgage Loans marked against the standard form document, (ii) a review of the loan and property summaries referred to above relating to the UBS AG, New York Branch Mortgage Loans prepared by origination counsel, and (iii) assisting the UBS AG, New York Branch Deal Team in compiling responses to a due diligence questionnaire. Securitization counsel also reviewed the property release provisions, if any, for each UBS AG, New York Branch Mortgage Loan with multiple Mortgaged Properties for compliance with the Treasury Regulations.

Origination counsel also assisted in the preparation of the UBS AG, New York Branch Mortgage Loan summaries set forth on Annex B, based on their respective reviews of pertinent sections of the related mortgage loan documents.

Other Review Procedures. With respect to any pending litigation that existed at the origination of any UBS AG, New York Branch Mortgage Loan, UBS AG, New York Branch requested updates from the related borrower, origination counsel and/or borrower’s litigation counsel. UBS AG, New York Branch conducted a search with respect to each borrower under a UBS AG, New York Branch Mortgage Loan to determine whether it filed for bankruptcy after origination of the UBS AG, New York Branch Mortgage Loan. If UBS AG, New York Branch became aware of a significant natural disaster in the vicinity of any Mortgaged Property securing a UBS AG, New York Branch Mortgage Loan, UBS AG, New York Branch obtained information on the status of the Mortgaged Property from the related borrower to confirm no material damage to the Mortgaged Property.

The UBS AG, New York Branch Deal Team also consulted with UBS AG, New York Branch to confirm that the UBS AG, New York Branch Mortgage Loans were originated or re-underwritten in compliance with the origination and underwriting criteria described below under “—UBS AG, New York Branch’s Underwriting Standards”, as well as to identify any material deviations from those origination and underwriting criteria.

Findings and Conclusions. Based on the foregoing review procedures, UBS AG, New York Branch determined that the disclosure regarding the UBS AG, New York Branch Mortgage Loans in this prospectus is accurate in all material respects. UBS AG, New York Branch also determined that the UBS AG, New York Branch Mortgage Loans were originated (or acquired and re-underwritten) in accordance with UBS AG, New York Branch’s origination procedures and underwriting criteria. UBS AG, New York Branch attributes to itself all findings and conclusions resulting from the foregoing review procedures.

Review Procedures in the Event of a Mortgage Loan Substitution. UBS AG, New York Branch will perform a review of any mortgage loan that it elects to substitute for a mortgage loan in the pool in connection with a material breach of a representation or warranty or a material document defect. UBS AG, New York Branch and, if appropriate, its

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legal counsel, will review the mortgage loan documents and servicing history of the substitute mortgage loan to confirm it satisfies each of the criteria required under the terms of the related mortgage loan purchase agreement and the pooling and servicing agreement (collectively, the “UBS Qualification Criteria”). UBS AG, New York Branch will engage a third party accounting firm to compare the UBS Qualification Criteria against the underlying source documentation to verify the accuracy of the review by UBS AG, New York Branch and to confirm any numerical and/or statistical information to be disclosed in any required filings under the Exchange Act. Legal counsel will also be engaged by UBS AG, New York Branch to render any tax opinion required in connection with the substitution.

UBS AG, New York Branch’s Underwriting Standards

Set forth below is a discussion of certain general underwriting guidelines of UBS AG, New York Branch with respect to multifamily and commercial mortgage loans originated or acquired by UBS AG, New York Branch.

Notwithstanding the discussion below, given the unique nature of commercial mortgaged properties, the underwriting and origination procedures and the credit analysis with respect to any particular commercial mortgage loan may significantly differ from one asset to another, and will be driven by circumstances particular to that property, including, among others, its type, current use, size, location, market conditions, reserve requirements and additional collateral, tenants and leases, borrower identity, sponsorship, performance history and/or other factors. Consequently, there can be no assurance that the underwriting of any particular commercial or multifamily mortgage loan will conform to the general guidelines described below.

Loan Analysis. UBS AG, New York Branch generally performs both a credit analysis and a collateral analysis with respect to each multifamily and commercial mortgage loan. The credit analysis of the borrower generally includes a review of third party credit reports or judgment, lien, bankruptcy and pending litigation searches. The collateral analysis generally includes an analysis, in each case to the extent available and applicable, of the historical property operating statements, rent rolls and a review of certain significant tenant leases. UBS AG, New York Branch’s credit underwriting also generally includes a review of third party appraisals, as well as environmental reports, building condition reports and seismic reports, if applicable. Generally, a member of the mortgage loan underwriting team also conducts a site inspection to ascertain the overall quality, functionality and competitiveness of the property, including its neighborhood and market, accessibility and visibility, and to assess the tenancy of the property. UBS AG, New York Branch assesses the submarket in which the property is located to evaluate competitive or comparable properties as well as market trends.

Loan Approval. Prior to commitment or closing, all multifamily and commercial mortgage loans to be originated by UBS AG, New York Branch must be approved by a loan committee which includes senior personnel from UBS AG, New York Branch or its affiliates. The committee may approve a mortgage loan as recommended, request additional due diligence, modify the loan terms or decline a loan transaction.

Debt Service Coverage Ratio and LTV Ratio. UBS AG, New York Branch’s underwriting includes a calculation of the debt service coverage ratio and loan-to-value ratio in connection with the origination of a loan.

The debt service coverage ratio will generally be calculated based on the underwritten net cash flow from the property in question as determined by UBS AG, New York Branch and payments on the loan based on actual principal and/or interest due on the loan. However,

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underwritten net cash flow is often a highly subjective number based on a variety of assumptions regarding, and adjustments to, revenues and expenses with respect to the related real property collateral. For example, when calculating the debt service coverage ratio for a multifamily or commercial mortgage loan, UBS AG, New York Branch may utilize annual net cash flow that was calculated based on assumptions regarding projected future rental income, expenses and/or occupancy. There is no assurance that the foregoing assumptions made with respect to any prospective multifamily or commercial mortgage loan will, in fact, be consistent with actual property performance. In addition, with respect to certain mortgage loans originated by UBS AG, New York Branch, there may exist subordinate mortgage debt or mezzanine debt. Such mortgage loans may have a lower debt service coverage ratio and/or a higher loan-to-value ratio if such subordinate or mezzanine debt is taken into account. Additionally, certain mortgage loans may provide for interest-only payments prior to maturity, or for an interest-only period during a portion of the term of the mortgage loan.

The loan-to-value ratio, in general, is the ratio, expressed as a percentage, of the then-outstanding principal balance of the mortgage loan divided by the estimated value of the related property based on an appraisal.

Additional Debt. Certain mortgage loans may have or permit in the future certain additional subordinate debt, whether secured or unsecured. It is possible that UBS AG, New York Branch may be the lender on that additional debt.

The debt service coverage ratios described above may be lower based on the inclusion of the payments related to such additional debt and the loan-to-value ratios described above may be higher based on the inclusion of the amount of any such additional debt.

Assessments of Property Condition. As part of the underwriting process, UBS AG, New York Branch will obtain the property assessments and reports described below:

Appraisals. UBS AG, New York Branch will generally require independent appraisals or an update of an independent appraisal in connection with the origination of each mortgage loan that meet the requirements of the “Uniform Standards of Professional Appraisal Practice” as adopted by the Appraisal Standards Board of the Appraisal Foundation, or the guidelines in Title XI of the Financial Institutions Reform, Recovery and Enforcement Act of 1989. In some cases, however, UBS AG, New York Branch may establish the value of the subject real property collateral based on a cash flow analysis, a recent sales price or another method or benchmark of valuation.

Environmental Assessment. UBS AG, New York Branch will, in most cases, require a Phase I environmental assessment with respect to the real property collateral for a prospective multifamily or commercial mortgage loan. However, when circumstances warrant, UBS AG, New York Branch may utilize an update of a prior environmental assessment, a transaction screen or a desktop review. Alternatively, UBS AG, New York Branch might forego an environmental assessment in limited circumstances, such as when it has obtained the benefits of an environmental insurance policy or an environmental guarantee. Furthermore, an environmental assessment conducted at any particular real property collateral will not necessarily uncover all potential environmental issues. For example, an analysis for radon, lead based paint, mold and lead in drinking water will usually be conducted only at multifamily rental properties and only when UBS AG, New York Branch or an environmental consultant believes that such an analysis is warranted under the circumstances.

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Depending on the findings of the initial environmental assessment, UBS AG, New York Branch may require additional environmental testing, such as a Phase II environmental assessment with respect to the subject real property collateral, an environmental insurance policy or a guaranty with respect to environmental matters.

Engineering Assessment. In connection with the origination process, UBS AG, New York Branch will, in most cases, require that an engineering firm inspect the real property collateral for any prospective multifamily or commercial mortgage loan to assess the structure, exterior walls, roofing, interior structure and/or mechanical and electrical systems. Based on the resulting report, UBS AG, New York Branch will determine the appropriate response to any recommended repairs, corrections or replacements and any identified deferred maintenance.

Seismic Report. Generally, a seismic report is required for all properties located in seismic zones 3 or 4.

Zoning and Building Code Compliance. In connection with the origination of a multifamily or commercial mortgage loan, UBS AG, New York Branch will generally examine whether the use and occupancy of the related real property collateral is in material compliance with zoning, land use, building rules, regulations and orders then applicable to that property. Evidence of this compliance may be in the form of one or more of the following: legal opinions, surveys, recorded documents, temporary or permanent certificates of occupancy, letters from government officials or agencies, title insurance endorsements, engineering, zoning or consulting reports and/or representations by the related borrower.

Escrow Requirements. Based on its analysis of the real property collateral, the borrower and the principals of the borrower, UBS AG, New York Branch may require a borrower under a multifamily or commercial mortgage loan to fund various escrows for taxes and/or insurance, capital expenses, replacement reserves and/or environmental remediation. UBS AG, New York Branch conducts a case by case analysis to determine the need for a particular escrow or reserve. Consequently, the aforementioned escrows and reserves are not established for every multifamily and commercial mortgage loan originated by UBS AG, New York Branch. Furthermore, UBS AG, New York Branch may accept an alternative to a cash escrow or reserve from a borrower, such as a letter of credit or a guarantee or periodic evidence that the items for which the escrow or reserve would have been established are being paid or addressed.

Exceptions

One or more of the mortgage loans originated by UBS AG, New York Branch may vary from the specific UBS AG, New York Branch underwriting guidelines described above when additional credit positive characteristics are present as discussed above. In addition, in the case of one or more of the mortgage loans originated by UBS AG, New York Branch, UBS AG, New York Branch may not have applied each of the specific underwriting guidelines described above as the result of case-by-case permitted flexibility based upon other compensating factors. None of the UBS AG, New York Branch Mortgage Loans was originated with any material exceptions from UBS AG, New York Branch’s underwriting guidelines described above.

None of the UBS AG Mortgage Loans were originated with any material exceptions from UBS AG’s underwriting guidelines described above.

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Compliance with Rule 15Ga-1 under the Exchange Act

UBS AG, New York Branch most recently filed a Form ABS-15G on February 12, 2026. UBS AG, New York Branch’s Central Index Key is 0001685185. With respect to the period from and including October 13, 2016 (the date of the first securitization into which UBS AG, New York Branch sold mortgage loans pursuant to which the underlying transaction documents provide a covenant to repurchase an underlying asset for breach of representation or warranty) to and including December 31, 2025, the following table provides information regarding demand, repurchase and replacement history reported by UBS AG, New York Branch as required by Rule 15Ga-1.

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Name of Issuing Entity	Check if Registered	Name of Originator(1)(2)	Total Assets in ABS by Originator(1)(3)			Assets That Were Subject of Demand(1)(4)(5)			Assets That Were Repurchased or Replaced(1)(4)(6)			Assets Pending Repurchase or Replacement (within cure period)(1)(4)(7)			Demand in Dispute(4)(6)(8)			Demand Withdrawn(4)(6)(9)			Demand Rejected(4)(6)
			#	$	% of principal balance	#	$	% of principal balance	#	$	% of principal balance	#	$	% of principal balance	#	$	% of principal balance	#	$	% of principal balance	#	$	% of principal balance
	(b)	(c)	(d)	(e)	(f)	(g)	(h)	(i)	(j)	(k)	(l)	(m)	(n)	(o)	(p)	(q)	(r)	(s)	(t)	(u)	(v)	(w)	(x)
UBS Commercial Mortgage Securitization Corp. 0001532799 Commercial Mortgage Pass-Through Certificates Series 2019-C16	X	UBS AG, New York Branch	29	419,904,949	59.5%	1	30,000,000	4.4%	0	—	0.0%	0	—	0.0%	0	—	4.4%	1	30,000,000	0.0%	0	—	0.0%
UBS Commercial Mortgage Securitization Corp. 0001532799 Commercial Mortgage Pass-Through Certificates Series 2018-C15	X	UBS AG, New York Branch	18	309,268,780	47.8%	1	55,000,000	8.5%	0	—	0.0%	0	—	0.0%	0	—	8.5%	1	55,000,000	0.0%	0	—	0.0%
UBS Commercial Mortgage Securitization Corp. 0001532799 Commercial Mortgage Pass-Through Certificates Series 2018-C13	X	UBS AG, New York Branch	20	336,586,045	47.1%	1	26,110,941.17	4.54%	0	—	—	0	—	0.0%	1	26,110,941.17	4.54%	0	0	0.0%	0	—	0.0%

1.	Certain Information. Certain information may have been omitted from this table because it was unknown and not available to UBS AG, New York Branch (the “securitizer”) without unreasonable effort or expense. The securitizer believes that it has substantially complete information based on its own records and confirmation from appropriate third parties to the extent such confirmation could be obtained.

The securitizer has reported only on pool assets (i) which were the subject of new demands during the reporting period or (ii) which were the subject of demands previously reported by the securitizer, where such demands had a change in status during the reporting period.

2.	Name of Originator. For purposes of the data presented in the table, the “originator” may be the party in whose name the loan was originated or may be such other party as provided final loan approval based on its own underwriting criteria or from whom the loan was purchased.
3.	Calculation of Number of Loans, Principal Balance and Percentage of Principal Balance at Time of Securitization. The number of loans shown under the column “Total Assets in ABS by Originator” is the number of loans for such originator, issuing entity or total asset pool, as applicable, at the time of securitization. The “Principal Balance at Time of Securitization” shown under such column is the aggregate principal balance of the applicable loans at the time of securitization. The “Percentage of Principal Balance at Time of Securitization” for each originator has been calculated by dividing the Principal Balance at Time of Securitization of the pool assets of the applicable originator by the Principal Balance at Time of Securitization of all pool assets for the related issuing entity.
4.	Calculation of Number of Loans, Principal Balance and Percentage of Principal Balance for Assets That Were Subject of Demand and Other Columns. The number of loans shown under the column “Assets That Were Subject of Demand” and each column to the right of such column is the number of loans in the applicable category of repurchase/replacement demand activity (each, a “Demand Category”) as to which there was a new demand or change of status of a previously reported demand during the reporting period plus the number of loans in the applicable Demand Category during the reporting period which were repurchased, replaced, prepaid or liquidated prior to the end of the reporting period.

The “Outstanding Principal Balance at End of Reporting Period” shown in such columns identified in the first paragraph of this footnote 4 is the outstanding principal balance of the loans in the applicable Demand Category at the end of the reporting period, adjusted to include loans in the applicable Demand Category that were repurchased, replaced, prepaid or liquidated prior to the end of the reporting period at the outstanding principal balance of such loans at the end of the month immediately prior to such repurchase, replacement or liquidation (in the case of liquidation, after reflecting only borrower payments in reduction of principal).

The “Percentage of Principal Balance at End of Reporting Period” for each originator was calculated by dividing (i) the Outstanding Principal Balance at End of Reporting Period of the loans in the applicable Demand Category, by (ii) the outstanding principal balance of the entire asset pool (or applicable portion thereof) as of the last day of the reporting period, adjusted to include loans that were included in such asset pool (or applicable portion thereof) at the date of securitization but were repurchased, replaced, prepaid or liquidated prior to the end of the reporting period, with such loans included at their principal balance at the end of the month immediately prior to such repurchase, replacement, prepayment or liquidation (in the case of liquidation, after reflecting only borrower payments in reduction of principal).

5.	Assets That Were Subject of Demand. For purposes of the data presented in the table, a “demand” is a clear request for enforcement of an obligation to repurchase or replace a specified loan.

The table includes all loans that were the “Subject of Demand” and as to which there was a new demand or change of status of a previously reported demand during the reporting period. A loan is considered to be “Subject of Demand” until (i) repurchase or replacement of such loan, (ii) the making of an indemnity payment to the related securitization trust rather than repurchasing the loan because the loan had already been liquidated at the time of payment and therefore was not available to be repurchased or replaced (an “indemnity payment”) or (iii) withdrawal or rejection of the related demand as described in footnotes 9 and 10 below.

In the event that multiple repurchase/replacement demands have been received with respect to a single loan, such demands have been reported as a single demand.

6.	Assets That Were Repurchased or Replaced. This data field is intended to capture pool assets that were the subject of a repurchase/replacement demand (i) which have been repurchased or (ii) for which an indemnity payment has been made.
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The securitizer has reason to believe that certain indemnity payments may have been made by originators that could not be definitively identified and, therefore, these indemnity payments have not been included under the column “Assets That Were Repurchased or Replaced”. In any event, the securitizer has reason to believe that the outstanding principal balance of loans that were the subject of such indemnity payments is immaterial when compared to the outstanding principal balance, in the aggregate, of all loans subject to repurchase, replacement or indemnity payments.

7.	Assets Pending Repurchase or Replacement. This data field is intended to capture any reportable pool asset that was the subject of a demand for which (i) such loan is pending repurchase or replacement within the applicable cure period or (ii) an agreement as to the obligation to repurchase or replace has been reached between the securitizer and the party making the demand but such repurchase or replacement or related indemnity payment is subject to satisfaction of certain conditions or otherwise has not been completed as of the end of the reporting period.
8.	Demand in Dispute. This data field is intended to capture any pool asset that was the subject of a demand (i) for which the securitizer has not yet made a final determination regarding the status of such loan as of the end of the reporting period, (ii) for which the securitizer purchased such loan from an extant originator/seller and has relayed the demand to such originator/seller in accordance with the terms of the originator/seller’s repurchase/replacement obligations in its purchase contract with the securitizer and such originator/seller has not yet made a final determination, (iii) where such demand is currently the subject of insolvency proceedings or (iv) where such demand is currently the subject of litigation (including certain loans that were previously reported under other categories).
9.	Demand Withdrawn. This data field is intended to capture any reportable pool asset that was the subject of a demand for which (i) such demand was the subject of litigation that resulted in settlement or (ii) such demand was rescinded by the party making the demand.
10.	Demand Rejected. This data field is intended to capture any reportable pool asset that was the subject of a demand which was not rescinded by the party making the demand but (i) for which the securitizer determined that such demand was without merit, was invalid or did not specifically allege a breach of any particular representation or warranty or (ii) such demand was rejected by the party to whom the demand was made or relayed.

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Retained Interests in This Securitization

Neither UBS AG, New York Branch nor any of its affiliates will retain on the Closing Date any Certificates issued by the Issuing Entity or any other economic interest in this securitization. However, UBS AG, New York Branch or its affiliates may, from time to time after the initial sale of the Certificates to investors on the Closing Date, acquire Certificates pursuant to secondary market transactions. Any such party will have the right to dispose of such Certificates at any time.

The information set forth under “—UBS AG New York Branch” has been provided by UBS AG, New York Branch.

Bank of Montreal

General

Bank of Montreal (“BMO”) started its business in Montreal in 1817 and was incorporated in 1821 by an Act of Lower Canada as the first Canadian chartered bank. Since 1871, BMO has been a chartered bank under the Bank Act (Canada) (the “Bank Act”), and is named in Schedule I of the Bank Act. The Bank Act is the charter of BMO and governs its operations. BMO is a registered bank holding company and is a financial holding company under the United States Bank Holding Company Act of 1956. BMO’s head office is located at 129 rue Saint Jacques, Montreal, Quebec, H2Y 1L6. Its executive offices are located at 100 King Street West, 1 First Canadian Place, Toronto, Ontario, M5X 1A1. BMO offers a broad range of products and services directly and through Canadian and non-Canadian subsidiaries, offices, and branches. BMO has bank branches in Canada and the United States and operates internationally in major financial markets and trading areas through its offices in other jurisdictions, including the United States.

BMO originated, co-originated or acquired all of the Mortgage Loans or portions thereof that it is contributing to this securitization (the “BMO Mortgage Loans”), and funded the origination or acquisition of such BMO Mortgage Loans through its Chicago branch. BMO originates, and may purchase from other lenders, commercial and multifamily mortgage loans primarily for the purpose of securitizing them in CMBS transactions. Since 1984, BMO’s Chicago branch has been chartered as a United States branch of BMO with the Illinois Department of Financial and Professional Regulation (“IDFPR”) and, accordingly, is regulated by the IDFPR and the Federal Reserve Board under the United States International Banking Act. BMO’s Chicago branch maintains its principal office at 320 South Canal Street, 8th Floor, Chicago, Illinois 60606.

In addition to CMBS, BMO has been engaged in the securitization of other asset classes, including auto leases and/or auto loans, consumer installment loans, credit card receivables, student loans, and residential mortgages, among others.

BMO is an affiliate of BMO Capital Markets Corp., one of the underwriters, each of which is a wholly-owned subsidiary of BMO Financial Corp. (“BMO Financial”). BMO Financial is a wholly-owned subsidiary of BMO. As a financial holding company, BMO Financial is subject to the supervision of the Federal Reserve Board. BMO Financial and its subsidiaries provide retail and commercial financial products and services through more than 1,000 banking offices located throughout the United States. BMO Financial is required to file with the Federal Reserve Board reports and other information regarding its business operations and business operations of its subsidiaries.

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BMO’s Commercial Mortgage Origination and Securitization Program

BMO, directly or through correspondents or affiliates, originates or co-originates multifamily and commercial mortgage loans throughout the United States. Although BMO did not originate multifamily and commercial mortgage loans prior to 2021, BMO is an affiliate of BMO Bank, N.A. (“BBNA”), which has been engaged in the origination of multifamily and commercial mortgage for over ten years. In addition, since 2019, BBNA has originated or co-originated several large commercial mortgage loans that were contributed to single asset single borrower (SASB) securitizations, and BBNA acted as loan seller and sponsor in such securitizations. Many BMO staff – such as members of the BMO Credit and Corporate Banking teams – provide services on an enterprise level, including to both BBNA and BMO. Further, BMO’s securitization financing guidelines, underwriting guidelines, and credit approval process are substantially similar to those utilized for other securitization programs within the BMO enterprise.

The total amount of loans securitized by BMO from December 17, 2019 through December 31, 2025 is approximately $17.419 billion.

In addition, in the normal course of its business, BMO may also acquire multifamily and commercial mortgage loans from various third-party originators. These mortgage loans may have been originated using underwriting guidelines not established by BMO.

The multifamily and commercial mortgage loans originated, co-originated or acquired by BMO include both fixed rate and floating-rate loans and both smaller “conduit” loans and large loans.

In connection with the commercial mortgage securitization transactions in which it participates, BMO generally transfers the subject mortgage assets to a depositor, who then transfers those mortgage assets to the issuing entity for the related securitization. In return for the transfer of the subject mortgage assets by the depositor to the issuing entity, the issuing entity issues commercial mortgage pass-through certificates that are in whole or in part backed by, and supported by the cash flows generated by, those mortgage assets.

BMO will generally act as a sponsor, originator and/or mortgage loan seller in the commercial mortgage securitization transactions in which it participates. In such transactions there may be a co-sponsor and/or other mortgage loan sellers and originators.

BMO generally works with rating agencies, unaffiliated mortgage loan sellers, servicers, affiliates and underwriters in structuring a securitization transaction. Generally BMO and/or the related depositor contract with other entities to service the multifamily and commercial mortgage loans following their transfer into a trust fund in exchange for a series of certificates and, in certain cases, uncertificated interests.

Review of the BMO Mortgage Loans

General. In connection with the preparation of this prospectus, BMO conducted a review of the Mortgage Loans that it is selling to the depositor. The review was conducted as set forth below and was conducted with respect to each of the BMO Mortgage Loans. No sampling procedures were used in the review process.

Database. First, BMO created a database of information (the “BMO Securitization Database”) obtained in connection with the origination or acquisition of the BMO Mortgage Loans, including:

●	certain information from the BMO Mortgage Loan documents;
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●	certain information from the rent rolls and operating statements for, and certain leases relating to, the related Mortgaged Properties (in each case to the extent applicable);
●	insurance information for the related Mortgaged Properties;
●	information from third party reports such as the appraisals, environmental and property condition reports, seismic reports, zoning reports and other zoning information;
●	bankruptcy searches with respect to the related borrowers; and
●	certain information and other search results obtained by BMO’s deal team for each of the BMO Mortgage Loans during the underwriting process.

BMO also included in the BMO Securitization Database certain updates to such information received by BMO’s securitization team after origination or acquisition, such as information from the interim servicer regarding loan payment status and current escrows, updated rent rolls and leasing activity information provided pursuant to the Mortgage Loan documents, and information otherwise brought to the attention of BMO’s securitization team. Such updates were not intended to be, and do not serve as, a re-underwriting of any BMO Mortgage Loan.

Using the information in the BMO Securitization Database, BMO created a Microsoft Excel file (the “BMO Data File”) and provided that file to the depositor for the inclusion in this prospectus (particularly in Annexes A-1, A-2 and A-3 to this prospectus) of information regarding the BMO Mortgage Loans, except as otherwise indicated below.

Data Comparison and Recalculation. BMO (or the depositor on its behalf) engaged a third-party accounting firm to perform certain data comparison and recalculation procedures designed by BMO, relating to information in this prospectus regarding the BMO Mortgage Loans. These procedures included:

●	comparing the information in the BMO Data File against various source documents provided by BMO that are described above under “—Database”;
●	comparing numerical information regarding the BMO Mortgage Loans and the related Mortgaged Properties disclosed in this prospectus against the BMO Data File; and
●	recalculating certain percentages, ratios and other formulae relating to the BMO Mortgage Loans disclosed in this prospectus.

Legal Review. BMO also reviewed and responded to a due diligence questionnaire (a “Due Diligence Questionnaire”) relating to the BMO Mortgage Loans, which questionnaire was prepared by the depositor’s legal counsel for use in eliciting information relating to the BMO Mortgage Loans and including such information in this prospectus to the extent material.

Although the Due Diligence Questionnaire may be revised from time to time, it typically contains various questions regarding the BMO Mortgage Loans, the related Mortgaged Properties, the related borrowers, sponsors and tenants, and any related additional debt.

BMO also provided to origination counsel a set of mortgage loan representations and warranties substantially similar to those attached as Annex D-1 to this prospectus and requested that origination counsel identify exceptions to such representations and

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warranties. BMO compiled and reviewed the draft exceptions received from origination counsel, engaged separate counsel to review the exceptions, revised the exceptions and provided them to the depositor for inclusion on Annex D-2 to this prospectus. In addition, for each BMO Mortgage Loan originated by BMO or one of its affiliates, BMO prepared and delivered to its securitization counsel for review an asset summary, which summary includes important loan terms and certain property level information obtained during the origination process. The loan terms included in each asset summary may include, without limitation, the principal amount, the interest rate, the loan term, the interest calculation method, the due date, any applicable interest-only period, any applicable amortization period, a summary of any prepayment and/or defeasance provisions, a summary of any lockbox and/or cash management provisions, a summary of any release provisions, and a summary of any requirement for the related borrower to fund up-front and/or on-going reserves. The property level information obtained during the origination process included in each asset summary may include, without limitation, a description of the related Mortgaged Property (including property type, ownership structure, use, location, size, renovations, age and physical attributes), information relating to the commercial real estate market in which the Mortgaged Property is located, information relating to the related borrower and sponsor of the related borrower, an underwriter’s assessment of strengths and risks of the loan transaction, tenant analysis, and summaries of third party reports such as appraisal, environmental and property condition reports.

For each BMO Mortgage Loan, if any, purchased by BMO or its affiliates from a third-party originator of such Mortgage Loan, BMO reviewed the purchase agreement and related representations and warranties, and exceptions to those representations and warranties, made by the seller of such BMO Mortgage Loan to BMO or its affiliates, reviewed certain provisions of the related Mortgage Loan documents and third party reports concerning the related mortgaged property provided by the originator of such BMO Mortgage Loan, prepared exceptions to the representations and warranties in the Mortgage Loan Purchase Agreement based upon such review, and provided them to the depositor for inclusion on Annex D-2 to this prospectus. With respect to any BMO Mortgage Loan that is purchased by BMO or its affiliates from a third party originator, the representations and warranties made by the third party originator in the related purchase agreement between BMO or its affiliates, on the one hand, and the third party originator, on the other hand, are solely for the benefit of BMO or its affiliates. The rights, if any, that BMO or its affiliates may have under such purchase agreement upon a breach of such representations and warranties made by the third party originator will not be assigned to the Trustee, and none of the Certificateholders or the Trustee will have any recourse against the third party originator in connection with any breach of the representations and warranties made by such third party originator. As described under “Description of the Mortgage Loan Purchase Agreements—General”, the substitution or repurchase obligation of, or the obligation to make a Loss of Value Payment on the part of, BMO, as mortgage loan seller, with respect to the BMO Mortgage Loans under the related MLPA constitutes the sole remedy available to the Certificateholders and the trustee for any uncured material breach of any BMO’s representations and warranties regarding the BMO Mortgage Loans, including any BMO Mortgage Loan that is purchased by BMO or its affiliates from a third party originator.

In addition, with respect to each BMO Mortgage Loan, BMO reviewed, and in certain cases requested that its counsel review, certain Mortgage Loan document provisions as necessary for disclosure of such provisions in this prospectus, such as property release provisions and other provisions specifically disclosed in this prospectus.

Certain Updates. Furthermore, BMO requested the borrowers under the BMO Mortgage Loans (or the borrowers’ respective counsel) for updates on any significant pending

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litigation that existed at origination. Moreover, if BMO became aware of a significant natural disaster in the vicinity of a mortgaged property relating to a BMO Mortgage Loan, BMO requested information on the property status from the related borrower in order to confirm whether any material damage to the property had occurred.

Large Loan Summaries. Finally, BMO prepared, and reviewed with origination counsel and/or securitization counsel, the loan summaries for those of the BMO Mortgage Loans included in the 10 largest Mortgage Loans on groups of cross-collateralized Mortgage Loans in the mortgage pool, and the abbreviated loan summaries for those of the BMO Mortgage Loans included in the next 5 largest Mortgage Loans or groups of cross-collateralized Mortgage Loans in the mortgage pool, which loan summaries and abbreviated loan summaries are incorporated in the “Summaries of the Fifteen Largest Mortgage Loans or Groups of Cross-Collateralized Mortgage Loans” in Annex A-3 to this prospectus.

Findings and Conclusions. Based on the foregoing review procedures, BMO found and concluded with reasonable assurance that the disclosure regarding the BMO Mortgage Loans in this prospectus is accurate in all material respects. BMO also found and concluded with reasonable assurance that the BMO Mortgage Loans were originated (or acquired and reunderwritten) in accordance with BMO’s origination procedures and underwriting guidelines, except for any material deviations described under “—Exceptions to Underwriting Guidelines” below. BMO attributes to itself all findings and conclusions resulting from the foregoing review procedures.

BMO’s Origination Procedures and Underwriting Guidelines

General. BMO’s commercial mortgage loans (including any co-originated mortgage loans) are primarily originated in accordance with the origination procedures and underwriting guidelines described below. Furthermore, with respect to the BMO Mortgage Loans that were acquired by BMO, BMO reviewed such BMO Mortgage Loans to ensure that each such BMO Mortgage Loan complied with the underwriting guidelines described below. However, variations from these origination procedures and underwriting guidelines may be implemented as a result of various conditions including each loan’s specific terms, the quality or location of the underlying real estate, the property’s tenancy profile, the background or financial strength of the borrower/sponsor or any other pertinent information deemed material by BMO. Therefore, this general description of BMO’s origination procedures and underwriting guidelines is not intended as a representation that every commercial mortgage loan originated by it or on its behalf complies entirely with all procedures and guidelines set forth below.

Process. The credit underwriting process for each of the BMO Mortgage Loans is performed by a deal team comprised of real estate professionals which typically includes an originator, an underwriter, a commercial closer and a third party due diligence provider operating under the review of BMO or an affiliate thereof. This team conducts a thorough review of the related mortgaged property, which in most cases includes an examination of the following information, to the extent both applicable and available: historical operating statements, rent rolls, tenant leases, current and historical real estate tax information, insurance policies and/or schedules, and third party reports pertaining to appraisal/valuation, zoning, environmental status and physical condition/seismic condition/engineering (see “—Escrow Requirements”, “—Title Insurance Policy”, “—Property Insurance”, “—Third Party Reports—Appraisal”, “—Third Party Reports—Environmental Report” and “—Third Party Reports—Property Condition Report” below). In some cases (such as a property having a limited operating history or having been recently acquired by its current owner), historical operating statements may not be available. Rent rolls would not be examined for certain property types, such as hospitality properties or single tenant

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properties, and tenant leases would not be examined for certain property types, such as hospitality, self-storage, multifamily and manufactured housing community properties.

A member of BMO’s deal team or one of its agents or designees performs an inspection of the property as well as a review of the surrounding market environment, including demand generators and competing properties (if any), in order to confirm tenancy information, assess the physical quality of the collateral, determine visibility and access characteristics, and evaluate the property’s competitiveness within its market. In the case of a mortgage loan acquired by BMO from a third party originator, a member of BMO’s deal team or one of its agents or designees will either perform an inspection of the property or review a third party inspection report.

BMO’s deal team or one of its agents or designees also performs a detailed review of the financial status, credit history, credit references and background of the borrower and certain key principals using financial statements, income tax returns, credit reports, criminal/background investigations, and specific searches for judgments, liens, bankruptcy and pending litigation. Circumstances may also warrant an examination of the financial strength and credit of key tenants as well as other factors that may impact the tenants’ ongoing occupancy or ability to pay rent.

After the compilation and review of all documentation and other relevant considerations, the deal team finalizes its detailed underwriting analysis of the property’s cash flow in accordance with BMO’s property-specific, cash flow underwriting guidelines. Determinations are also made regarding the implementation of appropriate loan terms to structure in a manner to mitigate risks, resulting in features such as ongoing escrows or up-front reserves, letters of credit, lockboxes/cash management agreements or guarantees. A complete credit approval package is prepared to summarize all of the above referenced information.

Credit Approval. As part of the mortgage loan approval process, all commercial mortgage loans must be presented to one or more senior real estate professionals (which may consist of the group head, the securitization finance head, and/or representatives from underwriting, securitization, capital markets or closing) for review. After a review of the credit package and/or term sheet and a discussion of the loan, the designated reviewer(s) may approve the loan as recommended or request additional due diligence or loan structure, modify the terms, or reject the loan entirely.

Debt Service Coverage Ratio and Loan-to-Value Ratio Requirements. BMO’s underwriting guidelines generally require a minimum debt service coverage ratio (DSCR) of 1.20x and a maximum loan-to-value ratio (LTV) of 80%. However, these thresholds are guidelines and exceptions are permitted under the guidelines on the merits of each individual loan, such as reserves, letters of credit and/or guarantees and BMO’s assessment of the property’s future prospects. Property and loan information is not updated for securitization unless BMO determines that information in its possession has become stale.

In addition, BMO may in some instances have reduced the term interest rate that BMO would otherwise charge on a BMO mortgage loan based on the credit and collateral characteristics of the related mortgaged property and structural features of the BMO mortgage loan by collecting an upfront fee from the related borrower on the origination date. The decrease in the interest rate would have correspondingly increased the debt service coverage ratio, and, in certain cases, may have increased the debt service coverage ratio sufficiently such that the related BMO mortgage loan satisfied BMO’s minimum debt service coverage ratio underwriting requirements for such BMO mortgage loan.

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Certain properties may also be encumbered by subordinate debt secured by such property and/or mezzanine debt secured by direct or indirect ownership interests in the borrower and when such mezzanine or subordinate debt is taken into account, may result in aggregate debt that does not conform to the aforementioned DSCR and LTV parameters.

Amortization Requirements. While BMO’s underwriting guidelines generally permit a maximum amortization period of 30 years, certain loans may provide for interest-only payments through maturity or for a portion of the loan term. If the loan entails only a partial interest-only period, the monthly debt service, annual debt service and DSCR set forth in this prospectus and Annex A-1 to this prospectus reflect a calculation on the future (larger) amortizing loan payment. See “Description of the Mortgage Pool”.

Escrow Requirements. BMO may require borrowers to fund escrows for taxes, insurance, capital expenditures and replacement reserves. In addition, BMO may identify certain risks that warrant additional escrows or holdbacks for items to be released to the borrower upon the satisfaction of certain conditions. Such escrows or holdbacks may cover tenant improvements/leasing commissions, deferred maintenance, environmental remediation or unfunded obligations, among other things. Springing escrows may also be structured for identified risks such as specific rollover exposure, to be triggered upon the non-renewal of one or more key tenants. In some cases, the borrower may be allowed to post a letter of credit or guaranty in lieu of a cash reserve, or provide periodic evidence of timely payment of a typical escrow item. Escrows are evaluated on a case-by-case basis and are not required for all of BMO’s commercial mortgage loans.

Generally, subject to the discussion in the prior paragraph, BMO requires escrows as follows:

●	Taxes—An initial deposit and monthly escrow deposits equal to 1/12th of the annual property taxes (based on the most recent property assessment and the current millage rate) are typically required to satisfy real estate taxes and assessments, except that such escrows are not required in certain circumstances, including, but not limited to, (i) if there is an institutional property sponsor or the sponsor is a high net-worth individual or (ii) if and to the extent that a single or major tenant (which may be a ground tenant) at the related mortgaged property is required to pay taxes directly or to reimburse the landlord for real estate taxes paid.
●	Insurance—An initial deposit and monthly escrow deposits equal to 1/12th of the annual property insurance premium are typically required to pay all insurance premiums, except that such escrows are not required in certain circumstances, including, but not limited to, (i) if there is an institutional property sponsor or the sponsor is a high net-worth individual, (ii) if the related borrower or an affiliate thereof maintains a blanket insurance policy, (iii) if and to the extent that a single or major tenant (which may be a ground tenant) at the related mortgaged property is obligated to maintain the insurance or is permitted to self-insure, or (iv) if and to the extent that another third party unrelated to the borrower (such as a condominium board, if applicable) is obligated to maintain the insurance.
●	Replacement Reserves—Replacement reserves are generally calculated in accordance with the expected useful life of the components of the mortgaged property during the term of the mortgage loan. Annual replacement reserves are generally underwritten to the suggested replacement reserve amount from an independent, third-party property condition or engineering report, or to certain minimum requirements depending on the property type, except that such escrows are not required in certain circumstances, including, but not limited to, if and to the extent
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that a single or major tenant (which may be a ground tenant) at the related mortgaged property is responsible for all repairs and maintenance, including those required with respect to the roof and structure of the improvements.

●	Tenant Improvement / Leasing Commissions—In the case of retail, office, mixed use and industrial properties, a tenant improvement / leasing commission reserve may be required to be funded either at loan origination and/or during the term of the mortgage loan to cover anticipated leasing commissions or tenant improvement costs that might be associated with re-leasing certain space involving major tenants, except that such escrows are not required in certain circumstances, including, but not limited to, (i) if the tenant’s lease extends beyond the loan term or (ii) if the rent for the space in question is considered below market.
●	Deferred Maintenance—A deferred maintenance reserve may be required to be funded at loan origination in an amount equal to 100% of the estimated cost of material immediate repairs or replacements identified in the property condition report, except that such escrows are not required in certain circumstances, including, but not limited to, (i) if the sponsor of the borrower delivers a guarantee to complete the immediate repairs in a specified amount of time, (ii) if the deferred maintenance amount does not materially impact the related mortgaged property’s function, performance or value or (iii) if a single or major tenant (which may be a ground tenant) at the related mortgaged property is responsible for the repairs.
●	Environmental Remediation—An environmental remediation reserve may be required to be funded at loan origination in an amount equal to 100% of the estimated remediation cost identified in the environmental report, except that such escrows are not required in certain circumstances, including, but not limited to, (i) if the sponsor of the borrower delivers a guarantee wherein it agrees to take responsibility and pay for the identified environmental issues, (ii) if environmental insurance is obtained or already in place or (iii) if a third party unrelated to the borrower is identified as the responsible party.

For a description of the escrows collected with respect to the BMO Mortgage Loans, please see Annex A-1 to this prospectus.

Title Insurance Policy. The borrower is required to provide, and BMO or its counsel typically will review, a title insurance policy for each property. The provisions of the title insurance policy are required to comply with mortgage loan representation and warranty no. 8 on Annex D-1 to this prospectus without any exceptions that BMO deems material.

Property Insurance. BMO requires the borrower to provide, or authorizes the borrower to rely on a tenant or other third party to obtain, insurance policies meeting the requirements set forth in mortgage loan representations and warranties nos. 18 and 31 on Annex D-1 to this prospectus without any exceptions that BMO deems material (other than with respect to deductibles and allowing a tenant to self-insure).

Third Party Reports. In addition to or as part of applicable origination guidelines or reviews described above, in the course of originating the BMO Mortgage Loans, BMO generally considered the results of third party reports as described below. In many instances, however, one or more provisions of the guidelines were waived or modified in light of the circumstances of the relevant loan or property.

Appraisal. BMO (or, in the case of a mortgage loan acquired by BMO from a third party originator, the related originator) obtains an appraisal meeting the requirements described

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in mortgage loan representation and warranty no. 45 on Annex D-1 to this prospectus without any exceptions that BMO deems material. In addition, the appraisal (or a separate letter) includes a statement by the appraiser that the guidelines in Title XI of the Financial Institutions Reform, Recovery, and Enforcement Act of 1989, as amended, were followed in preparing the appraisal.

Environmental Report. BMO (or, in the case of a mortgage loan acquired by BMO from a third party originator, the related originator) generally obtains a Phase I site assessment or an update of a previously obtained site assessment for each mortgaged property prepared by an environmental firm approved by BMO. BMO or its designated agent (or, in the case of a mortgage loan acquired by BMO from a third party originator, the related originator) typically reviews the Phase I site assessment to verify the presence or absence of potential adverse environmental conditions. In cases in which the Phase I site assessment identifies any such conditions, BMO generally requires that the condition be addressed in a manner that complies with mortgage loan representation and warranty no. 43 on Annex D-1 to this prospectus without any exceptions that BMO deems material.

Property Condition Report. BMO (or, in the case of a mortgage loan acquired by BMO from a third party originator, the related originator) generally obtains a current property condition report (a “PCR”) for each mortgaged property prepared by a structural engineering firm approved by BMO. BMO or an agent (or, in the case of a mortgage loan acquired by BMO from a third party originator, the related originator) typically reviews the PCR to determine the physical condition of the property and to determine the anticipated costs of necessary repair, replacement and major maintenance or capital expenditure over the term of the mortgage loan. In cases in which the PCR identifies an immediate need for material repairs or replacements with an anticipated cost that is over a certain minimum threshold or percentage of loan balance, BMO often requires that funds be put in escrow at the time of origination of the mortgage loan to complete such repairs or replacements or obtains a guarantee from a sponsor of the borrower in lieu of reserves. See “—Escrow Requirements” above.

Servicing. Interim servicing for all BMO’s mortgage loans prior to securitization is typically performed by a nationally recognized rated third party interim servicer. In addition, primary servicing is occasionally retained by certain qualified mortgage brokerage firms under established sub-servicing agreements with BMO, which firms may continue primary servicing certain loans following the securitization closing date. Otherwise, servicing responsibilities are transferred from the interim servicer to the master servicer of the securitization trust (and a primary servicer when applicable) at closing of the securitization. From time to time, the interim servicer may retain primary servicing.

Exceptions to Underwriting Guidelines

One or more of the BMO Mortgage Loans may vary from the specific BMO underwriting guidelines described above when additional credit positive characteristics are present as discussed above. In addition, in the case of one or more of the BMO Mortgage Loans, BMO may not have applied each of the specific underwriting guidelines described above as the result of case-by-case permitted flexibility based upon other compensating factors.

None of the BMO Mortgage Loans have exceptions to the related underwriting guidelines.

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Compliance with Rule 15Ga-1 under the Exchange Act

BMO most recently filed a Form ABS-15G pursuant to Rule 15Ga-1 under the Exchange Act on February 11, 2026. BMO’s Central Index Key is 0000927971. With respect to the period from and including January 1, 2023 to and including December 31, 2025, the following table provides information regarding demand, repurchase and replacement history reported by BMO as required by Rule 15Ga-1.

Name of Issuing Entity	Check if Registered	Name of Originator(1)	Total Assets in ABS by Originator(3)			Assets That Were Subject of Demand(3), (4)			Assets That Were Repurchased or Replaced(3), (5)			Assets Pending Repurchase or Replacement (within cure period)(3), (6)			Demand in Dispute(3), (7)			Demand Withdrawn(3), (8)			Demand Rejected(3), (9)
			(#)	($)	(% of principal balance)	(#)	($)	(% of principal balance)	(#)	($)	(% of principal balance)	(#)	($)	(% of principal balance)	(#)	($)	(% of principal balance)	(#)	($)	(% of principal balance)	(#)	($)	(% of principal balance)

(a)	(b)	(c)	(d)	(e)	(f)	(g)	(h)	(i)	(j)	(k)	(l)	(m)	(n)	(o)	(p)	(q)	(r)	(s)	(t)	(u)	(v)	(w)	(x)

Asset Class - Commercial Mortgages

Benchmark 2025-V14 Mortgage Trust CIK #: 0002056663	X	German American Capital Corporation	5	225,300,000	24.0
		Citi Real Estate Funding Inc.	14	354,486,000	37.7
		Goldman Sachs Mortgage Company	8	147,800,000	15.7
		Barclays Capital Real Estate Inc.	7	130,557,693	13.9
		Bank of Montreal (2)	4	81,100,000	8.6	1	35,500,000.00	3.8	0	0.00	0.0	0	0.00	0.0	0	0.00	0.0	0	0.00	0.0	1	35,500,000.00	3.8
Benchmark 2025-V14 Mortgage Trust Total			38	$939,243,693		1	35,500,000.00	3.8	0	0.00	0.0	0	0.00	0.0	0	0.00	0.0	0	0.00	0.0	1	35,500,000.00	3.8
Commercial Mortgages Total			38	$939,243,693		1	35,500,000.00		0	0.00		0	0.00		0	0.00		0	0.00		1	35,500,000.00

(1) “Originator” generally refers to the party identified in securities offering materials at the time of issuance for purposes of meeting applicable SEC disclosure requirements

(2) Greystone Servicing Company LLC, as special servicer for Loan No. 12 (Lakeside Place & Shoreline Apartments, the “Loan”), in a letter dated November 7, 2025, requested that BMO, as the mortgage loan seller, cure certain alleged breaches of a representation and warranty under the related mortgage loan purchase agreement or, alternatively, repurchase the Loan.  In a letter dated November 26, 2025, BMO rejected the demand to cure or repurchase.

(3) The numbers of assets or demands (shown in columns (d), (g), (j), (m), (p), (s) and (v)) and the principal balances (shown in columns (e), (h), (k), (n), (q), (t) and (w)) are with respect to BMO’s (or, in the case of columns (d) and (e), the subject originator’s) asset contribution only (without taking into account assets contributed by other originators).  However, the percentages of principal balances (shown in columns (f), (i), (l), (o), (r), (u) and (x)) are with respect to the entire securitization pool (taking into account assets contributed by other originators) and based on (i) an aggregate principal balance of approximately $939,243,693.00 at the time of securitization (for column (f)), as shown on the Benchmark 2025-V14 Mortgage Trust Form 424B2 filed on March 25, 2025, and (ii) an aggregate principal balance of $938,994,729.57 as of December 17, 2025 (for columns (i) and (x)), as shown on the report of the issuing entity prepared by the Certificate Administrator for the distribution dated December 17, 2025.

(4) Reflects assets subject to new demands to repurchase or replace that were received during the reporting period. Activity appearing in the other applicable columns of this table (“Assets That Were Repurchased or Replaced”, “Assets Pending Repurchase or Replacement (within cure period)”, “Demand in Dispute”, “Demand Withdrawn” and “Demand Rejected”) may relate to demands received during or prior to the reporting period. If an asset was subject to a new demand and additional activity during the reporting period information regarding the asset will appear in this column and the other applicable column in this table. In connection with the preparation of the information in the table above, BMO undertook the following steps to gather the information required by Rule 15Ga-1: (i) identifying all asset-backed securities transactions in which it acted as a securitizer that were not the subject of a filing on Form ABS-15G by an affiliated securitizer, and (ii) performing a diligent search of our records for all relevant information.

(5) Reflects assets that were repurchased or replaced during the reporting period. If applicable, the demand for

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repurchase or replacement relating to any asset reported in this column may have been received prior to the reporting period.

(6) Includes assets for which the representing party has agreed to repurchase or replace such asset but has not yet repurchased or replaced such asset. If applicable, the demand for repurchase or replacement relating to any asset reported in this column may have been received prior to the reporting period.

(7)  Includes assets for which any of the following situations apply as of the end of the reporting period:

a.	A related demand to repurchase or replace such asset was received by the representing party but not yet responded to by the end of the reporting period;
b.	The representing party has responded to one or more related demands to repurchase or replace such asset by refuting the allegations supporting the most recent such demand and rejecting the repurchase demand but the party demanding repurchase or replacement of such asset has responded to such rejection and continues to assert the merits of its demand; or
c.	The representing party and the party demanding repurchase or replacement of such asset acknowledge that the ongoing dispute over the merits of such demand may not be readily resolved.
If applicable, the demand for repurchase or replacement relating to any asset reported in this column may have been received prior to the reporting period.

(8) Includes assets for which the party demanding the repurchase or replacement of such asset has agreed to rescind its demand. If applicable, the demand for repurchase or replacement relating to any asset reported in this column may have been received prior to the reporting period.

(9) Reflects assets for which the representing party has responded to one or more related demands to repurchase or replace such asset by refuting the allegations supporting such demand and rejecting the repurchase demand(s) and the party demanding repurchase or replacement of such asset has not responded to the most recent such rejection as of the end of the reporting period.

Retained Interests in This Securitization

Neither BMO nor any of its affiliates will retain any Certificates issued by the Issuing Entity or any other economic interest in this securitization as of the Closing Date. However, BMO and/or its affiliates may own in the future certain Classes of Certificates. Any such party will have the right to dispose of any such Certificates at any time.

The information set forth above under “—Bank of Montreal” has been provided by BMO.

BSPRT CMBS Finance, LLC

General

BSPRT CMBS Finance, LLC (“BSPRT”) is a sponsor of, and a seller of certain mortgage loans (the “BSPRT Mortgage Loans”) into, the securitization described in this prospectus. BSPRT originated and underwrote the BSPRT Mortgage Loans. BSPRT is a limited liability company organized under the laws of the State of Delaware. The primary offices of BSPRT are located at 1345 Avenue of the Americas, Suite 32A, New York, NY 10105.

BSPRT’s Loan Origination and Acquisition History

BSPRT began originating and acquiring loans in 2017 and has not been involved in the securitization of any other types of financial assets.

BSPRT originates and acquires from both affiliated and unaffiliated third party originators, commercial mortgage loans throughout the United States. The following tables set forth information with respect to originations and acquisitions of fixed rate commercial mortgage loans by BSPRT as of December 31, 2025.

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Originations and Acquisitions of Fixed-Rate Commercial Mortgage Loans

	No. of Loans	Approximate Aggregate Principal Balance of Loans at Origination or Purchase
Originations/Acquisitions	433	$6,415,767,894.00

In connection with this commercial mortgage securitization transaction, BSPRT will transfer the BSPRT Mortgage Loans to the depositor, who will then transfer the BSPRT Mortgage Loans to the issuing entity for this securitization. In return for the transfer by the depositor to the issuing entity of the BSPRT Mortgage Loans (together with the other mortgage loans being securitized), the issuing entity will issue commercial mortgage pass-through certificates that are, in whole or in part, backed by, and supported by the cash flows generated by, the mortgage loans being securitized. In coordination with the underwriter or the initial purchaser and the depositor, BSPRT will work with rating agencies, the other loan sellers, servicers and investors and will participate in structuring the securitization transaction to maximize the overall value and capital structure, taking into account numerous factors, including without limitation geographic and property type diversity and rating agency criteria.

Pursuant to an MLPA, BSPRT will make certain representations and warranties, subject to certain exceptions set forth therein, and undertake certain loan document delivery requirements with respect to the BSPRT Mortgage Loans; and, in the event of an uncured material breach of any such representation and warranty or an uncured material document defect or omission, BSPRT will generally be obligated to repurchase or replace the affected mortgage loan or, in some cases, pay an amount estimated to cover the approximate loss associated with such breach, defect or omission. We cannot assure you that BSPRT will repurchase or replace, or make an estimated loss reimbursement payment with respect to, a defective mortgage loan, and no affiliate of BSPRT will be responsible for doing so if BSPRT fails with respect to its obligations.

BSPRT does not act as a servicer of the commercial, multifamily and manufactured housing community mortgage loans that BSPRT originates or acquires and will not act as servicer in this commercial mortgage securitization transaction. Instead, BSPRT sells the right to be appointed servicer of its securitized loans to unaffiliated third party servicers and utilizes unaffiliated third party servicers as interim servicers.

Review of BSPRT Mortgage Loans

Overview. BSPRT has conducted a review of the BSPRT Mortgage Loans in connection with the securitization described in this prospectus. The review of the BSPRT Mortgage Loans was performed by a team comprised of real estate and securitization professionals (the “BSPRT Review Team”). The review procedures described below were employed with respect to the BSPRT Mortgage Loans, except that certain review procedures may only be relevant to the large loan disclosures, if any, in this prospectus. No sampling procedures were used in the review process.

Database. Members of the BSPRT Review Team maintain a database of loan-level and property-level information, and prepared an asset summary report, relating to the BSPRT Mortgage Loans. The database and the respective asset summary reports were compiled from, among other sources, the related Mortgage Loan documents, appraisals, environmental assessment reports, property condition reports, seismic studies, zoning reports, insurance review summaries, borrower-supplied information (including, but not

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limited to, rent rolls, leases, operating statements and budgets) and information collected by the BSPRT Review Team during the underwriting process. The BSPRT Review Team periodically updated the information in the database and the related asset summary report with respect to the BSPRT Mortgage Loans based on updates provided by the related servicer relating to loan payment status and escrows, updated operating statements, rent rolls and leasing activity, and information otherwise brought to the attention of the BSPRT Review Team.

A data tape (the “BSPRT Data Tape”) containing detailed information regarding the BSPRT Mortgage Loans was created from the information in the database referred to in the prior paragraph. The BSPRT Data Tape was used to provide the numerical information regarding the BSPRT Mortgage Loans in this prospectus.

Data Validation and Recalculation. The depositor or an affiliate on behalf of BSPRT engaged a third party accounting firm to perform certain data validation and recalculation procedures designed by BSPRT, relating to information in this prospectus regarding the BSPRT Mortgage Loans. These procedures included:

●	comparing the information in the BSPRT Data Tape against various source documents provided by BSPRT that are described under “—Review of BSPRT Mortgage Loans—Database” above;
●	comparing numerical information regarding the BSPRT Mortgage Loans and the related Mortgaged Properties disclosed in this prospectus against the BSPRT Data Tape; and
●	recalculating certain percentages, ratios and other formulae relating to the BSPRT Mortgage Loans disclosed in this prospectus.

Legal Review. BSPRT engaged various law firms to conduct certain legal reviews of the BSPRT Mortgage Loans for disclosure in this prospectus. In anticipation of the securitization of the BSPRT Mortgage Loans, BSPRT’s origination counsel prepared a due diligence questionnaire that sets forth salient loan terms. In addition, such origination counsel for the BSPRT Mortgage Loans reviewed BSPRT’s representations and warranties set forth on Annex D-1 and, if applicable, identified exceptions to those representations and warranties.

Legal counsel was also engaged in connection with this securitization to assist in the review of the BSPRT Mortgage Loans. Such assistance included, among other things, (i) a review of BSPRT’s asset summary report and its origination counsel’s due diligence questionnaire for the BSPRT Mortgage Loans, (ii) a review of the representations and warranties and exception reports referred to above relating to the BSPRT Mortgage Loans prepared by origination counsel, and (iii) the review of select provisions in certain loan documents with respect to the BSPRT Mortgage Loans.

Other Review Procedures. With respect to any material pending litigation on the underlying Mortgaged Properties of which BSPRT was aware at the origination of the BSPRT Mortgage Loans, the BSPRT Review Team requested updates from the related borrower, origination counsel and/or borrower’s litigation counsel. BSPRT conducted a search with respect to each borrower under the BSPRT Mortgage Loans to determine whether it filed for bankruptcy. If the BSPRT Review Team became aware of a significant natural disaster in the vicinity of the Mortgaged Property securing each BSPRT Mortgage Loan, the BSPRT Review Team obtained information on the status of the Mortgaged Property from the related borrower to confirm no material damage to the Mortgaged Property.

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The BSPRT Review Team, with the assistance of applicable origination counsel, also reviewed the BSPRT Mortgage Loans to determine whether the BSPRT Mortgage Loans materially deviated from the underwriting guidelines set forth under “—BSPRT’s Underwriting Standards” below. See “—BSPRT’s Underwriting Standards—Exceptions” below.

Findings and Conclusions. Based on the foregoing review procedures, the BSPRT Review Team determined that the disclosure regarding the BSPRT Mortgage Loans in this prospectus is accurate in all material respects. The BSPRT Review Team also determined that the BSPRT Mortgage Loans were originated in accordance with BSPRT’s origination procedures and underwriting criteria, except as described under “—BSPRT’s Underwriting Standards—Exceptions” below. BSPRT attributes to itself all findings and conclusions resulting from the foregoing review procedures.

Review Procedures in the Event of a Mortgage Loan Substitution. BSPRT will perform a review of any mortgage loan that it elects to substitute for a Mortgage Loan in the pool in connection with a material breach of a representation or warranty or a material document defect. BSPRT, and, if appropriate, its legal counsel, will review the mortgage loan documents and servicing history of the substitute mortgage loan to confirm it satisfies each of the criteria required under the terms of the related MLPA and the PSA (collectively, the “Qualification Criteria”). BSPRT will engage a third party accounting firm to compare the Qualification Criteria against the underlying source documentation to verify the accuracy of the review by BSPRT and to confirm any numerical and/or statistical information to be disclosed in any required filings under the Exchange Act. Legal counsel will also be engaged by BSPRT to render any tax opinion required in connection with the substitution.

BSPRT’s Underwriting Standards

The BSPRT Mortgage Loans were originated or acquired by BSPRT. Set forth below is a discussion of certain general underwriting guidelines and processes with respect to commercial, multifamily and manufactured housing community mortgage loans originated or acquired by BSPRT.

Notwithstanding the discussion below, given the unique nature of commercial, multifamily and manufactured housing mortgaged properties, the underwriting and origination procedures and the credit analysis with respect to any particular commercial, multifamily or manufactured housing community mortgage loan may significantly differ from one asset to another, and will be driven by circumstances particular to that property, including, among others, its type, current use, size, location, market conditions, reserve requirements and additional collateral, tenants and leases, borrower identity, sponsorship, performance history and/or other factors. Consequently, we cannot assure you that the underwriting of any particular commercial, multifamily or manufactured housing community mortgage loan originated or acquired by BSPRT will conform to the general guidelines and processes described below. For important information about the circumstances that have affected the underwriting of particular BSPRT Mortgage Loans, see “—BSPRT’s Underwriting Standards—Exceptions” below and “Annex D-2—Exceptions to Mortgage Loan Representations and Warranties”.

Loan Analysis. Generally both a credit analysis and a collateral analysis are conducted with respect to each commercial, multifamily and manufactured housing community mortgage loan. The credit analysis of the borrower generally includes a review of third party credit reports and/or judgment, lien, bankruptcy and pending litigation searches. The collateral analysis generally includes a review of, in each case to the extent available and applicable, the historical property operating statements, rent rolls and certain significant

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tenant leases. The credit underwriting also generally includes a review of third party appraisals, as well as environmental reports, engineering assessments and seismic reports, if applicable and obtained. Generally, BSPRT also conducts or causes a third party to conduct a site inspection to ascertain the overall quality, functionality and competitiveness of the property, including its neighborhood and market, accessibility and visibility, and to assess the tenancy of the property. The submarket in which the property is located is assessed to evaluate competitive or comparable properties as well as market trends.

Loan Approval. Prior to commitment, each commercial, multifamily and manufactured housing community mortgage loan to be originated or acquired must be approved by a loan committee that includes senior personnel from BSPRT. The committee may approve a mortgage loan as recommended, request additional due diligence, modify the loan terms or decline a loan transaction.

Debt Service Coverage Ratio and Loan-to-Value Ratio. The underwriting includes a calculation of the debt service coverage ratio and loan-to-value ratio. BSPRT’s underwriting standards generally require, without regard to any other debt, a debt service coverage ratio of not less than 1.20x and a loan-to-value ratio of not more than 75.0%.

A debt service coverage ratio will generally be calculated based on the underwritten net cash flow from the property in question as determined by BSPRT and payments on the loan based on actual (or, in some cases, assumed) principal and/or interest due on the loan. However, underwritten net cash flow is often a highly subjective number based on a variety of assumptions regarding, and adjustments to, revenues and expenses with respect to the related real property collateral. For example, when calculating the debt service coverage ratio for a commercial, multifamily or manufactured housing community mortgage loan, annual net cash flow that was calculated based on assumptions regarding projected future rental income, expenses and/or occupancy may be utilized. There is no assurance that the foregoing assumptions made with respect to any prospective commercial, multifamily or manufactured housing community mortgage loan will, in fact, be consistent with actual property performance. Such underwritten net cash flow may be higher than historical net cash flow reflected in recent financial statements. Additionally, certain mortgage loans may provide for only interest payments prior to maturity, or for an interest-only period during a portion of the term of the mortgage loan.

A loan-to-value ratio, in general, is the ratio, expressed as a percentage, of the then-outstanding principal balance of the mortgage loan divided by the estimated value of the related property based on an appraisal.

Additional Debt. Certain mortgage loans may have or permit in the future certain subordinate debt, whether secured or unsecured, and/or mezzanine debt. It is possible that BSPRT or an affiliate may be the lender on that subordinate debt and/or mezzanine debt.

The debt service coverage ratios described above will be lower based on the inclusion of the payments related to such additional debt and the loan-to-value ratios described above will be higher based on the inclusion of the amount of any such subordinate debt and/or mezzanine debt.

Assessments of Property Condition. As part of the underwriting process, the property assessments and reports described below will typically be obtained:

●	Appraisals. Independent appraisals or an update of an independent appraisal will generally be required in connection with the origination or acquisition of each mortgage loan that meets the requirements of the “Uniform Standards of
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Professional Appraisal Practice” as adopted by the Appraisal Standards Board of the Appraisal Foundation, or the guidelines in Title XI of the Financial Institutions Reform, Recovery and Enforcement Act of 1989. In some cases, however, the value of the subject real property collateral may be established based on a cash flow analysis, a recent sales price or another method or benchmark of valuation.

●	Environmental Assessment. In most cases, a Phase I environmental assessment will be required with respect to the real property collateral for a prospective commercial, multifamily or manufactured housing community mortgage loan. However, when circumstances warrant, an update of a prior environmental assessment, a transaction screen or a desktop review may be utilized. Alternatively, in limited circumstances, an environmental assessment may not be required, such as when the benefits of an environmental insurance policy or an environmental guarantee have been obtained. It should be noted that an environmental assessment conducted at any particular real property collateral will not necessarily cover all potential environmental issues. For example, an analysis for radon, lead-based paint, mold and lead in drinking water will usually be conducted only at multifamily rental properties and only if it is believed that such an analysis is warranted under the circumstances. Depending on the findings of the initial environmental assessment, any of the following may be required: additional environmental testing, such as a Phase II environmental assessment with respect to the subject real property collateral; an environmental insurance policy; that the borrower conduct remediation activities or establish an operations and maintenance plan; and/or a guaranty or reserve with respect to environmental matters.
●	Engineering Assessment. In connection with the origination/acquisition process, in most cases, it will be required that an engineering firm inspect the real property collateral for any prospective commercial, multifamily or manufactured housing community mortgage loan to assess the structure, exterior walls, roofing, interior structure and/or mechanical and electrical systems. Based on the resulting report, the appropriate response will be determined to any recommended repairs, corrections or replacements and any identified deferred maintenance.
●	Seismic Report. Generally, a seismic report is required for all properties located in seismic zones 3 or 4.

Title Insurance. The borrower is required to provide a title insurance policy for each property. The title insurance policies provided typically must meet the following requirements: (i) written by a title insurer licensed to do business in the jurisdiction where the mortgaged property is located, (ii) in an amount at least equal to the original principal balance of the mortgage loan, (iii) protection and benefits run to the mortgagee and its successors and assigns, (iv) written on an American Land Title Association form or equivalent policy promulgated in the jurisdiction where the mortgaged property is located and (v) if a survey was prepared, the legal description of the mortgaged property in the title policy conforms to that shown on the survey.

Casualty Insurance. Except in certain instances where sole or significant tenants (which may include ground tenants) are required to obtain insurance or may self-insure, BSPRT typically requires that the related mortgaged property be insured by a hazard insurance policy with a customary deductible and in an amount at least equal to the lesser of the outstanding principal balance of the mortgage loan and 100% of the full insurable replacement cost of the improvements located on the property. If applicable, the policy must contain appropriate endorsements to avoid the application of coinsurance and not permit reduction in insurance proceeds for depreciation, except that the policy may permit a

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deduction for depreciation in connection with a cash settlement after a casualty if the insurance proceeds are not being applied to rebuild or repair the damaged improvements.

Flood insurance, if available, must be in effect for any mortgaged property that at the time of origination or acquisition included material improvements in any area identified in the Federal Register by the Federal Emergency Management Agency a special flood hazard area. The flood insurance policy must meet the requirements of the then-current guidelines of the Federal Insurance Administration, be provided by a generally acceptable insurance carrier and be in an amount representing coverage not less than the least of (i) the outstanding principal balance of the mortgage loan, (ii) the full insurable value of the property or, in cases where only a portion of the property is in the flood zone, the full insurable value of the portion of the property contained therein, and (iii) the maximum amount of insurance available under the National Flood Insurance Program Act of 1968, except in some cases where self-insurance was permitted.

The standard form of hazard insurance policy typically covers physical damage or destruction of the improvements on the mortgaged property caused by fire, lightning, explosion, smoke, windstorm and hail, riot or strike and civil commotion. The policies may contain some conditions and exclusions to coverage, including exclusions related to acts of terrorism. Generally, each of the mortgage loans requires that the related property have coverage for terrorism or terrorist acts, if such coverage is available at commercially reasonable rates. In many cases, there is a cap on the amount that the related borrower will be required to expend on terrorism insurance.

Each mortgage instrument typically also requires the borrower to maintain comprehensive general liability insurance against claims for personal and bodily injury, death or property damage occurring on, in or about the property in an amount customarily required by institutional lenders.

Each mortgage instrument typically further requires the related borrower to maintain business interruption or rent loss insurance in an amount not less than 100% of the projected rental income from the related property for not less than twelve months.

Although properties are typically not insured for earthquake risk, a borrower will be required to obtain earthquake insurance if the property has material improvements and the seismic report indicates that the PML or the scenario expected loss (“SEL”) is greater than 20%.

Zoning and Building Code Compliance. In connection with the origination or acquisition of a commercial, multifamily or manufactured housing community mortgage loan, BSPRT will generally examine whether the use and occupancy and construction of the related real property collateral is in material compliance with zoning, land-use, building rules, regulations and orders then applicable to that property. Evidence of this compliance may be in the form of one or more of the following: legal opinions, surveys, recorded documents, temporary or permanent certificates of occupancy, letters from government officials or agencies, title insurance endorsements, engineering or consulting reports, zoning reports and/or representations by the related borrower.

In some cases, a mortgaged property may constitute a legal non-conforming use or structure. In such cases, BSPRT may require an endorsement to the title insurance policy or the acquisition of law and ordinance insurance with respect to the particular non-conformity unless it determines that: (i) the non-conformity should not have a material adverse effect on the ability of the borrower to rebuild; (ii) if the improvements are rebuilt in accordance with currently applicable law, the value and performance of the property

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would be acceptable; (iii) any major casualty that would prevent rebuilding has a sufficiently remote likelihood of occurring or BSPRT has a reasonable likelihood of recovering approximately 75% of proceeds from the casualty; or (iv) a cash reserve, a letter of credit or an agreement from a principal of the borrower is provided to cover losses.

If a material violation exists with respect to a mortgaged property, BSPRT may require the borrower to remediate such violation and, subject to the discussion under “—BSPRT’s Underwriting Standards —Escrow Requirements” below, to establish a reserve to cover the cost of such remediation, unless a cash reserve, a letter of credit or an agreement from a principal of the borrower is provided to cover losses.

Escrow Requirements. Based on BSPRT’s analysis of the real property collateral, the borrower and the principals of the borrower, a borrower under a commercial, multifamily or manufactured housing community mortgage loan may be required to fund various escrows for taxes, insurance, replacement reserves, tenant improvements/leasing commissions, deferred maintenance and/or environmental remediation. A case-by-case analysis will be conducted to determine the need for a particular escrow or reserve. Consequently, the aforementioned escrows and reserves are not established for every commercial, multifamily and manufactured housing community mortgage loan. Furthermore, BSPRT may accept an alternative to a cash escrow or reserve from a borrower, such as a letter of credit or a guarantee from the borrower or an affiliate of the borrower or periodic evidence that the items for which the escrow or reserve would have been established are being paid or addressed. In some cases, BSPRT may determine that establishing an escrow or reserve is not warranted given the amounts that would be involved and BSPRT’s evaluation of the ability of the property, the borrower or a holder of direct or indirect ownership interests in the borrower to bear the subject expense or cost absent creation of an escrow or reserve. In some cases, BSPRT may determine that establishing an escrow or reserve is not warranted because a tenant or other third party has agreed to pay the subject cost or expense for which the escrow or reserve would otherwise have been established.

Generally, subject to the discussion in the prior paragraph, the required escrows for commercial, multifamily and manufactured housing community mortgage loans originated or acquired by BSPRT are as follows:

●	Taxes—Monthly escrow deposits equal to 1/12th of the annual property taxes (based on the most recent property assessment and the current millage rate) are typically required to satisfy real estate taxes and assessments, except that such escrows may not be required in certain circumstances, including, but not limited to, (i) if there is an institutional property sponsor or high net worth individual property sponsor, or (ii) if and to the extent that a sole or major tenant (which may include a ground tenant) at the related mortgaged property is required to pay, or there is sufficient evidence that such sole or major tenant is paying, taxes directly.
●	Insurance—Monthly escrow deposits equal to 1/12th of the annual property insurance premium are typically required to pay insurance premiums, except that such escrows may not be required in certain circumstances, including, but not limited to, (i) if there is an institutional property sponsor or high net worth individual property sponsor, (ii) if the related borrower maintains a blanket insurance policy, or (iii) if and to the extent that a sole or major tenant (which may include a ground tenant) at the related mortgaged property is obligated to maintain, or there is sufficient evidence that such sole or major tenant is maintaining, the insurance or is permitted to self-insure.
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●	Replacement Reserves—Replacement reserves are generally calculated in accordance with the expected useful life of the components of the property during the term of the mortgage loan. Annual replacement reserves are generally underwritten to the suggested replacement reserve amount from an independent, third-party property condition or engineering report, or to certain minimum requirements by property type, except that such escrows are not required in certain circumstances, including, but not limited to, (i) if a tenant (which may include a ground tenant) at the related mortgaged property or other third party is responsible for all repairs and maintenance, or (ii) if BSPRT determines that establishing an escrow or reserve is not warranted given the amounts that would be involved and BSPRT’s evaluation of the ability of the property, the borrower or a holder of direct or indirect ownership interests in the borrower to bear the cost of repairs and maintenance absent creation of an escrow or reserve.
●	Tenant Improvements / Leasing Commissions—In the case of retail, office and industrial properties, a tenant improvements / leasing commissions reserve may be required to be funded either at loan origination and/or during the related mortgage loan term to cover certain anticipated leasing commissions or tenant improvement costs which might be associated with re-leasing the space occupied by significant tenants, except that such escrows may not be required in certain circumstances, including, but not limited to, (i) if the related tenant’s lease extends beyond the loan term, (ii) if the rent for the space in question is considered below market, or (iii) if BSPRT determines that establishing an escrow or reserve is not warranted given the amounts that would be involved and BSPRT’s evaluation of the ability of the property, the borrower or a holder of direct or indirect ownership interests in the borrower to bear the anticipated leasing commissions or tenant improvement costs absent creation of an escrow or reserve.
●	Deferred Maintenance—A deferred maintenance reserve may be required to be funded at loan origination or acquisition in an amount typically equal to 100% to 125% of the estimated cost of material immediate repairs or replacements identified in the property condition or engineering report, except that such escrows may not be required in certain circumstances, including, but not limited to, (i) if the sponsor of the borrower delivers a guarantee to complete the immediate repairs in a specified amount of time, (ii) if the deferred maintenance amount does not materially impact the function, performance or value of the property, (iii) if a tenant (which may include a ground tenant) at the related mortgaged property or other third party is responsible for the repairs, or (iv) if BSPRT determines that establishing an escrow or reserve is not warranted given the amounts that would be involved and BSPRT’s evaluation of the ability of the property, the borrower or a holder of direct or indirect ownership interests in the borrower to bear the cost of repairs absent creation of an escrow or reserve.
●	Environmental Remediation—An environmental remediation reserve may be required at loan origination or acquisition in an amount equal to 100% to 125% of the estimated remediation cost identified in the environmental report, except that such escrows may not be required in certain circumstances, including, but not limited to, (i) if the sponsor of the borrower delivers a guarantee agreeing to take responsibility and pay for the identified environmental issues, (ii) if environmental insurance is obtained or already in place, (iii) if a third party unrelated to the borrower is identified as the responsible party or (iv) if BSPRT determines that establishing an escrow or reserve is not warranted given the amounts that would be involved and BSPRT’s evaluation of the ability of the property, the borrower or a holder of direct or
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indirect ownership interests in the borrower to bear the cost of remediation absent creation of an escrow or reserve.

For a description of the escrows collected with respect to the BSPRT Mortgage Loans, see Annex A 1.

Exceptions. The BSPRT Mortgage Loans were originated in accordance with the underwriting standards set forth above.

Compliance with Rule 15Ga-1 under the Exchange Act

BSPRT has no history as a securitizer prior to November 2017. BSPRT most recently filed a Form ABS-15G pursuant to Rule 15Ga-1 under the Exchange Act on February 13, 2026. BSPRT’s Central Index Key Number is 0001722518. As of December 31, 2025, BSPRT has no demand, repurchase or replacement history to report as required by Rule 15Ga-1.

Retained Interests in This Securitization

As of the date of this prospectus, neither BSPRT nor any of its affiliates will retain on the Closing Date any certificates issued by the issuing entity or any other economic interest in this securitization. However, BSPRT and its affiliates may acquire certificates in the secondary market. Any such party will have the right to dispose of any such certificates at any time.

The information set forth under “—BSPRT CMBS Finance, LLC” has been provided by BSPRT.

LMF Commercial, LLC

General

LMF Commercial, LLC, a Delaware limited liability company formed in April 2013 (“LMF”), is wholly-owned by Lennar Corporation (“Lennar”). The executive offices of LMF are located at 590 Madison Avenue, 9th Floor, New York, New York 10022.

Wells Fargo is the purchaser under a repurchase agreement with LMF or with a wholly-owned subsidiary or other affiliate of LMF for the purpose of providing short-term warehousing of mortgage loans originated or acquired by LMF and/or its respective affiliates. In the case of the repurchase facility provided to LMF, Wells Fargo has agreed to purchase mortgage loans from LMF on a revolving basis. The dollar amount of the Mortgage Loans that are expected to be subject to the repurchase facility that will be sold by LMF to the Depositor in connection with this securitization transaction is projected to equal, as of the Cut-off Date, approximately $13,700,000. Proceeds received by LMF in connection with this securitization transaction will be used, in part, to repurchase from Wells Fargo the Mortgage Loan subject to that repurchase facility that are to be sold by LMF to the Depositor in connection with this securitization transaction, which Mortgage Loan will be transferred to the depositor free and clear of any liens.

Computershare is the interim custodian with respect to the loan files for the LMF Mortgage Loan.

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LMF’s Securitization Program

As a sponsor and mortgage loan seller, LMF originates and acquires commercial real estate mortgage loans with a general focus on stabilized income-producing properties. The Mortgage Loan being sold to the depositor by LMF (the “LMF Mortgage Loan”) was originated, co-originated or acquired from an unaffiliated third party by LMF. This is the 124th commercial real estate debt investment securitization to which LMF is contributing commercial real estate debt investments. The commercial real estate debt investments originated and acquired by LMF may include mortgage loans, mezzanine loans, B notes, participation interests, rake bonds, subordinate mortgage loans and preferred equity investments. LMF securitized approximately $712 million, $1.49 billion, $2.41 billion, $1.93 billion, $1.66 billion, $1.32 billion, $1.54 billion, $687 million, $811 million, $716 million, $431 million, $542 million and $711 million of multifamily and commercial mortgage loans in public and private offerings during the calendar years 2013, 2014, 2015, 2016, 2017, 2018, 2019, 2020, 2021, 2022, 2023, 2024 and 2025, respectively.

Neither LMF nor any of its affiliates will insure or guarantee distributions on the Certificates. The Certificateholders will have no rights or remedies against LMF for any losses or other claims in connection with the Certificates or the Mortgage Loans except in respect of the repurchase and substitution obligations for material document defects or material breaches of representations and warranties made by LMF in the applicable Mortgage Loan Purchase Agreement as described under “Description of the Mortgage Loan Purchase Agreements” in this prospectus.

LMF’s Underwriting Standards and Loan Analysis

Each of the Mortgage Loans originated or acquired by LMF was generally originated in accordance with the underwriting criteria described below. Each lending situation is unique, however, and the facts and circumstances surrounding a particular mortgage loan, such as the quality and location of the real estate collateral, the sponsorship of the borrower and the tenancy of the collateral, will impact the extent to which the general guidelines below are applied to that specific loan. These underwriting criteria are general, and we cannot assure you that every loan will comply in all respects with the guidelines.

Loan Analysis. Generally, LMF performs both a credit analysis and collateral analysis with respect to a loan applicant and the real estate that will secure a mortgage loan. In general, the analysis of a borrower includes a review of money laundering and background checks and the analysis of its sponsor includes a review of money laundering and background checks, third-party credit reports, bankruptcy and lien searches, general banking references and commercial mortgage related references. In general, the analysis of the collateral includes a site visit and a review of the property’s historical operating statements (if available), independent market research, an appraisal with an emphasis on rental and sales comparables, engineering and environmental reports, the property’s historic and current occupancy, financial strengths of tenants, the duration and terms of tenant leases and the use of the property. Each report is reviewed for acceptability by a real estate finance credit officer of LMF. The borrower’s and property manager’s experience and presence in the subject market are also reviewed. Consideration is also given to anticipated changes in cash flow that may result from changes in lease terms or market considerations.

Borrowers are generally required to be single-purpose entities although they are generally not required to be structured to limit the possibility of becoming insolvent or bankrupt unless the loan has a principal balance of greater than $30 million, in which case

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additional limitations including the requirement that the borrower have at least one independent director are required.

Loan Approval. All mortgage loans must be approved by a credit committee that includes two officers of LMF and one officer of Lennar. If deemed appropriate, a member of the real estate team will visit the subject property. The credit committee may approve a mortgage loan as recommended, request additional due diligence, modify the loan terms or decline a loan transaction.

Property Analysis. Prior to origination of a loan, LMF typically performs, or causes to be performed, site inspections at each property. Depending on the property type, such inspections generally include an evaluation of one or more of the following: functionality, design, attractiveness, visibility and accessibility of the property as well as proximity to major thoroughfares, transportation centers, employment sources, retail areas, educational facilities and recreational areas. Such inspections generally assess the submarket in which the property is located, which may include evaluating competitive or comparable properties.

Appraisal and Loan-to-Value Ratio. LMF typically obtains an appraisal that complies, or is certified by the appraiser to comply, with the real estate appraisal regulations issued jointly by the federal bank regulatory agencies under the Financial Institutions Reform, Recovery, and Enforcement Act of 1989, as amended. The loan-to-value ratio of the mortgage loan is generally based on the “as-is” value set forth in the appraisal. In certain cases, an updated appraisal is obtained.

Debt Service Coverage Ratio. In connection with the origination of an asset, LMF will analyze whether cash flow expected to be derived from the related real property will be sufficient to make the required payments under that transaction over its expected term, taking into account, among other things, revenues and expenses for, and other debt currently secured directly or indirectly by, or that in the future may be secured directly or indirectly by, the related real property. The debt service coverage ratio is an important measure of the likelihood of default on a particular asset. In general, the debt service coverage ratio at any given time is the ratio of—

●	the amount of income, net of expenses and required reserves, derived or expected to be derived from the related real property for a given period, to
●	the scheduled payments of principal and interest during that given period on the subject asset and any other loans that are secured by liens of senior or equal priority on, or otherwise have a senior or equal entitlement to be repaid from the income generated by, the related real property.

However, the amount described in the first bullet of the preceding sentence is often a highly subjective number based on a variety of assumptions regarding, and adjustments to, revenues and expenses with respect to the related real property. Accordingly, based on such subjective assumptions and analysis, we cannot assure you that the underwriting analysis of any particular asset will conform to the foregoing in every respect or to any similar analysis which may be performed by other persons or entities. For example, when calculating the debt service coverage ratio for a particular asset, LMF may utilize net cash flow that was calculated based on assumptions regarding projected rental income, expenses and/or occupancy. There is no assurance that such assumptions made with respect to any asset or the related real property will, in fact, be consistent with actual property performance.

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Generally, the debt service coverage ratio for assets originated by LMF, calculated as described above, will be subject to a minimum standard at origination (generally equal to or greater than 1.20x); however, exceptions may be made when consideration is given to circumstances particular to the asset, the related real property, the associated loan-to-value ratio (as described below), reserves or other factors. For example, LMF may originate an asset with a debt service coverage ratio below the minimum standard at origination based on, among other things, the amortization features of the overall debt structure, the type of tenants and leases at the related real property, the taking of additional collateral such as reserves, letters of credit and/or guarantees, the profile of the borrower and its owners, LMF’s judgment of improved property and/or market performance in the future and/or other relevant factors.

Loan-to-Value Ratio. LMF also looks at the loan-to-value ratio of a prospective investment related to multi-family or commercial real estate as one of the factors it takes into consideration in evaluating the likelihood of recovery if a property is liquidated following a default. In general, the loan-to-value ratio of an asset related to multi-family or commercial real estate at any given time is the ratio, expressed as a percentage, of:

●	the then-outstanding principal balance of the asset and any other loans that are secured (directly or indirectly) by liens of senior or equal priority on the related real property, to
●	the estimated value of the related real property based on an appraisal, a cash flow analysis, a recent sales price or another method or benchmark of valuation.

Generally, the loan-to-value ratio for assets originated by LMF, calculated as described above, will be subject to a maximum standard at origination (generally less than or equal to 80%); however, exceptions may be made when consideration is given to circumstances particular to the asset, the related real property, debt service coverage, reserves or other factors. For example, LMF may originate a multifamily or commercial real estate loan with a loan-to-value ratio above the maximum standard at origination based on, among other things, the amortization features of the overall debt structure, the type of tenants and leases at the related real property, the taking of additional collateral such as reserves, letters of credit and/or guarantees, the profile of the borrower and its owners, LMF’s judgment of improved property and/or market performance in the future and/or other relevant factors.

Additional Debt. When underwriting an asset, LMF will take into account whether the related real property and/or direct or indirect interest in a related borrower are encumbered by additional debt and will analyze the likely effect of that additional debt on repayment of the subject asset. It is possible that LMF or an affiliate will be the lender on that additional debt, and may either sell such debt to an unaffiliated third party or hold it for investment or future sale.

The debt service coverage ratios at origination described above under “—Debt Service Coverage Ratio” and the loan-to-value ratios at origination described above under “—Loan-to-Value Ratio” may be significantly below the minimum standard and/or significantly above the maximum standard, respectively, when calculated taking into account the existence of additional debt secured directly or indirectly by equity interests in the related borrower.

Assessments of Property Condition. As part of the origination and underwriting process, LMF will analyze the condition of the real property for a prospective asset. To aid in that analysis, LMF may, subject to certain exceptions, inspect or retain a third party to inspect the property and will in most cases obtain the property reports described below.

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Appraisal Report. LMF will in most cases obtain an appraisal or an update of an existing appraisal from an independent appraiser that is state-certified, belonging to the Appraisal Institute, a membership association of professional real estate appraisers, or an otherwise qualified appraiser. The appraisal reports are conducted in accordance with the Uniform Standards of Professional Appraisal Practices and the appraisal report (or a separate letter accompanying the report) will include a statement by the appraiser that the guidelines in Title XI of the Financial Institutions Reform, Recovery and Enforcement Act of 1989, as amended, were followed in preparing the appraisal report.

Environmental Report. LMF requires that an environmental consultant prepare a Phase I environmental report or that an update of a prior environmental report, a transaction screen or a desktop review is prepared with respect to the real property related to the asset. Alternatively, LMF may forego an environmental report in limited circumstances, such as when it has obtained the benefits of an environmental insurance policy or an environmental guarantee. Depending on the findings of the initial environmental report, LMF may require additional record searches or environmental testing, such as a Phase II environmental report with respect to the subject real property. In certain cases where an environmental report discloses the existence of, or potential for, adverse environmental conditions, including as a result of the activities of identified tenants, adjacent property owners or previous owners of the subject real property, the related borrower may be required to establish operations and maintenance plans, monitor the real property, abate or remediate the condition and/or provide additional security such as letters of credit, reserves or environmental insurance policies.

Engineering Report. LMF generally requires that an engineering firm inspect the real property related to the asset to assess and prepare a report regarding the structure, exterior walls, roofing, interior structure, mechanical systems and/or electrical systems. In some cases, engineering reports are based on, and limited to, information available through visual inspection. LMF will consider the engineering report in connection with determining whether to address any recommended repairs, corrections or replacements in connection with origination and whether any identified deferred maintenance should be addressed in connection with origination. In some cases, LMF uses conclusions in the engineering reports in connection with making a determination about the necessity for escrows related to repairs and the continued maintenance of the real property.

Seismic Report. If the real property related to an asset consists of improvements located in seismic zones 3 or 4, LMF generally requires a seismic report from an engineering firm to establish the probable maximum or bounded loss for the improvements at the property as a result of an earthquake. Generally, if a seismic report concludes that the related real property is estimated to have a probable maximum loss or scenario expected loss in excess of 20%, LMF may require retrofitting of the improvements or that the borrower obtain earthquake insurance if available at a commercially reasonable price.

Zoning and Building Code Compliance. In connection with the origination of an asset related to multifamily or commercial real estate, LMF will generally obtain one or more of the following to consider whether the use and occupancy of the related real property is in material compliance with zoning, land use, building rules, regulations and orders then applicable to that property: zoning reports, legal opinions, surveys, recorded documents, temporary or permanent certificates of occupancy, letters from government officials or agencies, title insurance endorsements, engineering or consulting reports and/or representations by the related borrower. In cases where the real property constitutes a legal nonconforming use or structure, LMF may require an endorsement to the title insurance policy and/or the acquisition of law and ordinance insurance with respect to the particular non-conformity unless it determines that: (i) the non-conformity should not have

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a material adverse effect on the ability of the borrower to rebuild, (ii) the real property, if permitted to be repaired or restored in conformity with current law, would in LMF’s judgment constitute adequate security, (iii) any major casualty that would prevent rebuilding has a sufficiently remote likelihood of occurring, (iv) a variance or other similar change in applicable zoning restrictions is potentially available, or the applicable governing entity is unlikely to enforce the related limitations, (v) casualty insurance proceeds together with the value of any additional collateral are expected to be available in an amount estimated by LMF to be sufficient to pay off all relevant indebtedness in full, and/or (vi) a cash reserve, a letter of credit or an agreement imposing recourse liability from a principal of the borrower is provided to cover losses.

Escrow Requirements. Based on its analysis of the related real property, the borrower and the principals of the borrower, LMF may require a borrower to fund various escrows for taxes, insurance, capital expenses, replacement reserves, re-tenanting reserves, environmental remediation and/or other matters. LMF conducts a case-by-case analysis to determine the need for a particular escrow or reserve. Consequently, the underlying documents for some assets do not contain provisions requiring the establishment of escrows and reserves, or only require the establishment of escrows and reserves in limited amounts and/or circumstances. Furthermore, where escrows or reserves are required, LMF may accept an alternative to a cash escrow or reserve from a borrower, such as a letter of credit or a guarantee from the borrower or an affiliate of the borrower or periodic evidence that the items for which the escrow or reserve would have been established are being paid or addressed. In some cases, LMF may determine that establishing an escrow or reserve is not warranted given the amounts that would be involved and LMF’s evaluation of the ability of the real property, the borrower or a holder of direct or indirect ownership interests in the borrower to bear the subject expense or cost absent creation of an escrow or reserve.

Notwithstanding the foregoing discussion, LMF may originate or acquire, and may have originated or acquired, real estate related loans and other investments that vary from, or do not comply with, LMF’s underwriting guidelines as described herein and/or such underwriting guidelines may not have been in place or may have been in place in a modified version at the time LMF or its affiliates originated or acquired certain assets. In addition, in some cases, LMF may not have strictly applied these underwriting guidelines as the result of a case-by-case permitted exception based upon other compensating factors.

Exceptions. Notwithstanding the discussion under “—LMF’s Underwriting Standards and Loan Analysis” above, the LMF Mortgage Loan may vary from, or not comply with, LMF’s underwriting policies and guidelines described above. In addition, in the case of the LMF Mortgage Loan, LMF or another originator may not have strictly applied the underwriting policies and guidelines described above as the result of a case-by-case permitted exception based upon other compensating factors. The LMF Mortgage Loan was not originated with any material exceptions to LMF’s underwriting policies, guidelines and procedures described above.

Review of Mortgage Loans for Which LMF is the Sponsor

Overview. LMF has conducted a review of each LMF Mortgage Loan. This review was performed by a team comprised of real estate and securitization professionals who are employees of LMF or one or more of its affiliates (the “LMF Review Team”). The review procedures described below were employed with respect to the LMF Mortgage Loan. No sampling procedures were used in the review process. LMF is the mortgage loan seller with respect to one (1) Mortgage Loan. Set forth below is a discussion of certain current general guidelines of LMF generally applicable with respect to LMF’s underwriting analysis of multi-family and commercial real estate properties which serve as the direct or indirect source of

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repayment for commercial real estate debt originated by LMF. All or a portion of the underwriting guidelines described below may not be applied exactly as described below at the time a particular asset is originated by LMF.

Database. To prepare for securitization, members of the LMF Review Team reviewed a database of loan-level and property-level information relating to the LMF Mortgage Loan. The database was compiled from, among other sources, the related mortgage loan documents, appraisals, environmental assessment reports, property condition reports, zoning reports, insurance review summaries, borrower-supplied information (including, but not limited to, rent rolls, leases, operating statements and budgets) and information collected by the LMF Review Team during the underwriting process. Prior to securitization of the LMF Mortgage Loan, the LMF Review Team may have updated the information in the database with respect to the LMF Mortgage Loan based on updates provided by the related servicer which may include information relating to loan payment status and escrows, updated operating statements, rent rolls and leasing activity, and information otherwise brought to the attention of the LMF Review Team, to the extent such updates were provided to, and deemed material by, the LMF Review Team. Such updates, if any, were not intended to be, and do not serve as, a re-underwriting of the LMF Mortgage Loans. A data tape (the “LMF Data Tape”) containing detailed information regarding the LMF Mortgage Loan was created from the information in the database referred to above. The LMF Data Tape was used to provide the numerical information regarding the LMF Mortgage Loan in this prospectus.

Data Comparison and Recalculation. The depositor on behalf of LMF engaged a third party accounting firm to perform certain data comparison and recalculation procedures designed or provided by LMF and relating to information in this prospectus regarding the LMF Mortgage Loan. These procedures included:

●	comparing the information in the LMF Data Tape against various source documents provided by LMF;
●	comparing numerical information regarding the LMF Mortgage Loan and the related Mortgaged Properties disclosed in this prospectus against the information contained in the LMF Data Tape; and
●	recalculating certain percentages, ratios and other formulae relating to the LMF Mortgage Loan disclosed in this prospectus.

Legal Review. LMF engaged legal counsel to conduct certain legal reviews of the LMF Mortgage Loan for disclosure in this prospectus. In anticipation of the securitization described in this prospectus, LMF’s origination counsel reviewed a form of securitization representations and warranties at origination and, if applicable, identified exceptions to those representations and warranties. LMF’s origination and underwriting staff also performed a review of the representations and warranties.

Legal counsel was also engaged in connection with this securitization to assist in the review of the LMF Mortgage Loan. Such assistance included, among other things, (i) a review of certain of LMF’s asset summary reports, (ii) the review of the representations and warranties and exception reports referred to above relating to the LMF Mortgage Loan prepared by origination counsel, (iii) the review of, and assistance in the completion by the LMF Review Team of, a due diligence questionnaire relating to the LMF Mortgage Loan and (iv) the review of certain provisions in loan documents with respect to the LMF Mortgage Loan.

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Other Review Procedures. The LMF Review Team, with the assistance of counsel engaged in connection with this securitization, also reviewed each LMF Mortgage Loan to determine whether it materially deviated from the underwriting guidelines set forth under “—LMF’s Underwriting Standards and Loan Analysis” above.

Findings and Conclusions. Based on the foregoing review procedures, LMF determined that the disclosure regarding the LMF Mortgage Loans in this prospectus is accurate in all material respects. LMF also determined that the LMF Mortgage Loan was not originated with any material exceptions from LMF’s underwriting guidelines and procedures, except as described above under “—LMF’s Underwriting Standards and Loan Analysis—Exceptions” above. LMF attributes to itself all findings and conclusions resulting from the foregoing review procedures.

Review Procedures in the Event of a Mortgage Loan Substitution. LMF will perform a review of any LMF Mortgage Loan that it elects to substitute for a LMF Mortgage Loan in the pool in connection with material breach of a representation or warranty or a material document defect. LMF, and if appropriate its legal counsel, will review the mortgage loan documents and servicing history of the substitute mortgage loan to confirm it meets each of the criteria required under the terms of the related Mortgage Loan Purchase Agreement and the Pooling and Servicing Agreement (the “Qualification Criteria”). LMF will engage a third party accounting firm to compare the Qualification Criteria against the underlying source documentation to verify the accuracy of the review by LMF and to confirm any numerical and/or statistical information to be disclosed in any required filings under the Exchange Act. Legal counsel will also be engaged by LMF to render any tax opinion required in connection with the substitution.

Compliance with Rule 15Ga-1 under the Exchange Act

LMF most recently filed a Form ABS-15G on February 13, 2026. LMF’s Central Index Key number is 0001592182. With respect to the period from and including January 1, 2023 to and including December 31, 2025, LMF does not have any activity to report as required by Rule 15Ga-1 under the Exchange Act with respect to repurchase or replacement requests in connection with breaches of representations and warranties made by it as a sponsor of commercial mortgage securitizations.

Retained Interests in This Securitization

Neither LMF nor any of its affiliates will retain any Certificates issued by the Issuing Entity or any other economic interest in this securitization. However, LMF or its affiliates may retain or own in the future certain Classes of Certificates. Any such party will have the right to dispose of such Certificates at any time.

The information set forth under “—LMF Commercial, LLC” has been provided by LMF.

Starwood Mortgage Capital LLC

General

Starwood Mortgage Capital LLC, a Delaware limited liability company (“SMC” and, together with its subsidiaries, “Starwood”), is a sponsor, seller and originator of certain mortgage loans into the securitization described in this prospectus. The Mortgage Loans to be contributed to this securitization by SMC are referred to herein as the “SMC Mortgage Loans”. Starwood was formed to invest in commercial real estate debt. The executive offices of SMC are located at 2340 Collins Avenue, Suite 700, Miami Beach, Florida 33139.

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SMC also maintains offices in Charlotte, North Carolina, Manhattan Beach, California and New York, New York.

SMC is an affiliate of (i) LNR Partners, LLC, the entity which is (A) expected to be the special servicer under the PSA (other than with respect to any Excluded Special Servicer Loan) and (B) the special servicer under the BBCMS 2025-C39 PSA and (ii) LNR Securities Holdings, LLC, the entity which is the current controlling class representative under the BBCMS 2025-C39 PSA.

In addition, pursuant to interim custodial agreements between Computershare and SMC, Computershare acts as interim custodian with respect to the SMC Mortgage Loan (1.9%).

Starwood’s Securitization Program

This is the 154th commercial mortgage securitization to which Starwood is contributing loans. Certain key members of the senior management team of SMC were senior officers at Donaldson, Lufkin & Jenrette, Deutsche Bank Mortgage Capital, LLC, Wachovia Bank, National Association and Banc of America Securities. These members of the senior management team have been active in the commercial mortgage securitization business since 1992 and have been directly and/or indirectly responsible for the origination and/or securitization of several billion dollars of loans. Starwood securitized approximately $19.49 billion of commercial loans in its prior securitizations.

SMC originates commercial mortgage loans that are secured by retail shopping centers, office buildings, multifamily apartment complexes, hotels, mixed use, self storage and industrial properties located in North America. SMC’s securitization program generally provides fixed rate mortgage loans having maturities between five (5) and ten (10) years. Additionally, SMC may from time to time provide bridge/transitional loans, mezzanine/subordinate loans and preferred equity structures. In general, SMC does not hold the loans it originates until maturity.

For a description of certain affiliations, relationships and related transactions between SMC and the other transaction parties, see “Risk Factors—Risks Related to Conflicts of Interest” and “Certain Affiliations, Relationships and Related Transactions Involving Transaction Parties”.

Review of SMC Mortgage Loans

Overview. SMC has conducted a review of the SMC Mortgage Loans in connection with the securitization described in this prospectus. The review of the SMC Mortgage Loans was performed by a team comprised of real estate and securitization professionals who are employees of SMC or one or more of its affiliates (the “SMC Review Team”). The review procedures described below were employed with respect to all of the SMC Mortgage Loans. No sampling procedures were used in the review process.

Database. To prepare for securitization, members of the SMC Review Team created a database of loan-level and property-level information relating to each SMC Mortgage Loan. The database was compiled from, among other sources, the related mortgage loan documents, appraisals, environmental assessment reports, property condition reports, seismic studies, zoning reports, insurance review summaries, borrower-supplied information (including, but not limited to, rent rolls, leases, operating statements and budgets) and information collected by the SMC Review Team during the underwriting process. After origination of each SMC Mortgage Loan, the SMC Review Team updated the information in the database with respect to such SMC Mortgage Loan based on updates provided by the

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related servicer relating to loan payment status and escrows, updated operating statements, rent rolls and leasing activity, and information otherwise brought to the attention of the SMC Review Team.

A data tape (the “SMC Data Tape”) containing detailed information regarding each SMC Mortgage Loan was created from the information in the database referred to in the prior paragraph. The SMC Data Tape was used to provide the numerical information regarding the SMC Mortgage Loans in this prospectus.

Data Comparison and Recalculation. The Depositor, on behalf of SMC, engaged a third-party accounting firm to perform certain data comparison and recalculation procedures, the nature, extent and timing of which were designed by SMC, relating to information in this prospectus regarding the SMC Mortgage Loans. These procedures included:

●	comparing the information in the SMC Data Tape against various source documents provided by SMC that are described above under “—Database”;
●	comparing numerical information regarding the SMC Mortgage Loans and the related Mortgaged Properties disclosed in this prospectus against the SMC Data Tape; and
●	recalculating certain percentages, ratios and other formulae relating to the SMC Mortgage Loans disclosed in this prospectus.

Legal Review. Starwood engaged various law firms to conduct certain legal reviews of the SMC Mortgage Loans for disclosure in this prospectus. In anticipation of the securitization of each SMC Mortgage Loan, Starwood’s origination counsel reviewed a form of securitization representations and warranties at origination and, if applicable, identified exceptions to those representations and warranties. Starwood’s origination and underwriting staff performed a similar review and prepared similar exception reports.

Legal counsel was also engaged in connection with this securitization to assist in the review of the SMC Mortgage Loans. Such assistance included, among other things, (i) a review of Starwood’s asset summary report for each SMC Mortgage Loan, (ii) a review of the representations and warranties and exception reports referred to above relating to the SMC Mortgage Loans prepared by origination counsel, (iii) the review and assistance in the completion by the SMC Review Team of a due diligence questionnaire relating to the SMC Mortgage Loans, and (iv) the review of certain loan documents with respect to the SMC Mortgage Loans.

Other Review Procedures. With respect to any material pending litigation of which SMC was aware at the origination of any SMC Mortgage Loan, Starwood requested updates from the related borrower, origination counsel and/or borrower’s litigation counsel.

The SMC Review Team, with the assistance of counsel engaged in connection with this securitization, also reviewed the SMC Mortgage Loans to determine whether any SMC Mortgage Loan materially deviated from the underwriting guidelines set forth under “—SMC’s Underwriting Guidelines and Processes” below. See “—Exceptions to SMC’s Disclosed Underwriting Guidelines” below.

Findings and Conclusions. Based on the foregoing review procedures, SMC determined that the disclosure regarding the SMC Mortgage Loans in this prospectus is accurate in all material respects. SMC also determined that the SMC Mortgage Loans were originated in accordance with SMC’s origination procedures and underwritten (or acquired and reunderwritten) in accordance with SMC’s underwriting criteria, except as described below

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under “—Exceptions to SMC’s Disclosed Underwriting Guidelines”. SMC attributes to itself all findings and conclusions resulting from the foregoing review procedures.

Review Procedures in the Event of a Mortgage Loan Substitution. SMC will perform a review of any mortgage loan that it elects to substitute for a mortgage loan in the pool in connection with a material breach of a representation or warranty or a material document defect. SMC, and if appropriate its legal counsel, will review the mortgage loan documents of the substitute mortgage loan to confirm it meets each of the criteria required under the terms of the related mortgage loan purchase agreement and the pooling and servicing agreement.

SMC’s Underwriting Guidelines and Processes

Overview. Set forth below is a discussion of certain general underwriting guidelines with respect to mortgage loans originated (or acquired and reunderwritten) by SMC for securitization.

Notwithstanding the discussion below, given the unique nature of commercial mortgaged properties, the underwriting and origination procedures and the credit analysis with respect to any particular commercial mortgage loan may significantly differ from one asset to another, and will be driven by circumstances particular to that property, including, among others, the property type, current use, size, location, market conditions, reserve requirements, additional collateral, tenant quality and lease terms, borrower identity, sponsorship, performance history and/or other factors. Therefore, this general description of SMC’s origination procedures and underwriting criteria is not intended as a representation that every commercial mortgage loan originated (or acquired and reunderwritten) by SMC complies entirely with all procedures and criteria set forth below. For important information about the circumstances that have affected the underwriting of an SMC Mortgage Loan in the mortgage pool, see the “Risk Factors” section of this prospectus, the other subsections of this “Transaction Parties—The Sponsors and Mortgage Loan Sellers” section and “Exceptions to Mortgage Loan Representations and Warranties” of Annex D-2.

If a mortgage loan exhibits any one or more of the following characteristics, variances from general underwriting/origination procedures described below may be considered acceptable under the circumstances indicated: (i) low loan-to-value ratio; (ii) high debt service coverage ratio; (iii) experienced property loan sponsor(s)/guarantor(s) with financial wherewithal; (iv) additional springing reserves; (v) cash flow sweeps; and (vi) elements of recourse included in the mortgage loan.

Loan Analysis. Generally, both a credit analysis and a collateral analysis are conducted with respect to each mortgage loan. The credit analysis of the borrower generally includes a review of third-party credit reports and/or judgment, lien, bankruptcy and pending litigation searches. The collateral analysis generally includes a review of, in each case to the extent available and applicable, the historical property operating statements, rent rolls and certain significant tenant leases. The credit underwriting also generally includes a review of third-party appraisals, as well as environmental reports, engineering assessments, zoning reports and seismic reports, if applicable, and obtained. Generally, a member of the mortgage loan underwriting team also conducts a site inspection to ascertain the overall quality, functionality and competitiveness of the property, including its neighborhood and market, accessibility and visibility, and to assess the tenancy of the property. The submarket in which the property is located is assessed to evaluate competitive or comparable properties as well as market trends. Unless otherwise specified in this prospectus, all financial, occupancy and other information contained in this prospectus is

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based on such information and we cannot assure you that such financial, occupancy and other information remains accurate.

Loan Approval. All mortgage loans originated by SMC require approval by a loan credit committee which includes senior executives of SMC. The committee may approve a mortgage loan as recommended, request additional due diligence prior to approval, approve it subject to modifications of the loan terms or decline a loan transaction.

Debt Service Coverage Ratio and Loan-to-Value Ratio. Generally, the net cash flow debt service coverage ratio for mortgage loans originated by Starwood will be equal to or greater than 1.20x and the loan-to-value ratio for mortgage loans originated by Starwood will be equal to or less than 80%; provided, however, that the underwriting guidelines provide that exceptions may be made when consideration is given to circumstances particular to the mortgage loan, the related property, loan-to-value ratio, reserves or other factors. For example, Starwood may originate a mortgage loan with a debt service coverage ratio below 1.20x based on, among other things, the amortization features of the mortgage loan (for example, if the mortgage loan provides for relatively rapid amortization), the type of tenants and leases at the property, the taking of additional collateral such as reserves, letters of credit and/or guarantees, Starwood’s judgment of improved property and/or market performance and/or other relevant factors.

In addition, Starwood may in some instances have reduced the term interest rate that Starwood would otherwise charge on a mortgage loan based on the credit and collateral characteristics of the related mortgaged property and structural features of the mortgage loan by collecting an upfront fee from the related borrower on the origination date. The decrease in the interest rate would have correspondingly increased the debt service coverage ratio, and, in certain cases, may have increased the debt service coverage ratio sufficiently such that the related mortgage loan satisfied Starwood’s minimum debt service coverage ratio underwriting requirements for such mortgage loan.

In addition, with respect to certain mortgage loans originated by Starwood, there may exist additional pari passu or subordinate debt secured by the related property and/or mezzanine debt secured by direct or indirect ownership interests in the borrower. Such mortgage loans may have a lower debt service coverage ratio, and a higher loan-to-value ratio, if such subordinate or mezzanine debt is taken into account. Also, certain mortgage loans may provide for only interest payments prior to maturity, or for an interest-only period during a portion of the term of the mortgage loan. The debt service coverage ratio guideline discussed above is calculated based on values determined at the origination of the mortgage loan.

Additional Debt. Certain mortgage loans originated by Starwood may have, or permit in the future, certain additional pari passu or subordinate debt, whether secured or unsecured. It is possible that an affiliate of Starwood may be the lender on that additional debt.

The debt service coverage ratios described above will be lower based on the inclusion of the payments related to such additional debt and the loan-to-value ratios described above will be higher based on the inclusion of the amount of any such additional debt.

Assessments of Property Condition. As part of the underwriting process, the property assessments and reports described below generally will be obtained:

●	Appraisals. Independent appraisals or an update of an independent appraisal is required in connection with the origination of each mortgage loan. Starwood requires that the appraiser comply with and abide by Title XI of the Financial
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Institution Reform, Recovery and Enforcement Act of 1989 (although such act is not applicable to Starwood) and the Uniform Standards of Professional Appraisal Practice.

●	Environmental Assessment. Phase I environmental assessments that conform to the American Society for Testing and Materials (ASTM) Standard E1527-21 entitled, “Standard Practice for Environmental Site Assessments: Phase I Environmental Site Assessment Process,” as may be amended from time to time, are performed on all properties. However, when circumstances warrant, an update of a prior environmental assessment, a transaction screen or a desktop review may be utilized. Nevertheless, an environmental assessment conducted at any particular real property collateral will not necessarily uncover all potential environmental issues. For example, an analysis for radon, lead based paint, mold and lead in drinking water will usually be conducted only at multifamily rental properties and only when Starwood or an environmental consultant believes that such an analysis is warranted under the circumstances. Depending on the findings of the initial environmental assessment, any of the following may be required: additional environmental testing, such as a Phase II environmental assessment with respect to the subject real property collateral; an environmental insurance policy; and/or a guaranty or reserves with respect to environmental matters.
●	Property Condition Assessments. Inspections or updates of previously conducted inspections are conducted by independent licensed engineers or architects or both for all properties in connection with the origination of a mortgage loan. The inspections are conducted to inspect the exterior walls, roofing, interior construction, mechanical and electrical systems and general condition of the site, buildings and other improvements located at a property. The resulting reports on some of the properties may indicate a variety of deferred maintenance items and recommended capital expenditures. In some instances, repairs or maintenance are completed before closing or cash reserves are established to fund the deferred maintenance or replacement items or both.
●	Seismic Report. Generally, a seismic report is required for all properties located in seismic zones 3 or 4.
●	Zoning and Building Code Compliance. With respect to each mortgage loan, Starwood will generally consider whether the use and occupancy of the related real property collateral is in material compliance with zoning, land-use, building rules, regulations and orders then applicable to that property. Evidence of this compliance may be in the form of one or more of the following: legal opinions; surveys; recorded documents; temporary or permanent certificates of occupancy; letters from government officials or agencies; title insurance endorsements; engineering or consulting reports; zoning reports; and/or representations by the related borrower.

However, the underwriting guidelines provide that Starwood may, on a case-by-case basis, consider a loan secured by a property that does not conform to current zoning regulations governing density, size, set-backs or parking for the property under certain circumstances including, but not limited to, when (i) legislation or the local zoning or housing authority permits the improvements to be rebuilt to pre-damage use, size and density in the event of partial or full destruction; and (ii) documentation of such permission is submitted in the form of legislation or a variance letter or certificate of rebuildability from the zoning authority.

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Escrow Requirements. Generally, Starwood requires most borrowers to fund various escrows for taxes and insurance, capital expenses and replacement reserves. Generally, the required escrows for mortgage loans originated by Starwood are as follows:

●	Taxes. Typically, an initial deposit and monthly escrow deposits equal to one-twelfth (1/12) of the annual property taxes (based on the most recent property assessment and the current millage rate) are required to provide Starwood with sufficient funds to satisfy all taxes and assessments, except that such escrows are not required in certain circumstances, including, but not limited to, (i) if there is an institutional loan sponsor or high net worth individual loan sponsor, or (ii) if the related mortgaged property is a single tenant property in which the related tenant is required to pay taxes directly.
●	Insurance. If the property is insured under an individual policy (i.e., the property is not covered by a blanket policy), typically an initial deposit and monthly escrow deposits equal to one-twelfth (1/12) of the annual property insurance premium are required to provide Starwood with sufficient funds to pay all insurance premiums, except that such escrows are not required in certain circumstances, including, but not limited to, (i) if the related borrower maintains a blanket insurance policy, or (ii) if the related mortgaged property is a single tenant property and the related tenant self-insures or is required to maintain the insurance and pay the premiums therefor directly to the insurance carrier.
●	Replacement Reserves. Replacement reserves are generally calculated in accordance with the expected useful life of the components of the property during the term of the mortgage loan, except that such escrows are not required in certain circumstances, including, but not limited to, if the related mortgaged property is a single tenant property and the related tenant is responsible for all repairs and maintenance, including those required with respect to the roof and improvement structure.
●	Completion Repair/Environmental Remediation. Typically, a completion repair or remediation reserve is required where an environmental or engineering report suggests that such reserve is necessary. Upon funding of the applicable mortgage loan, Starwood generally requires that at least 125% of the estimated costs of repairs or replacements be reserved and generally requires that repairs or replacements be completed within a year after the funding of the applicable mortgage loan, except that such escrows are not required in certain circumstances, including, but not limited to, (i) if the sponsor of the borrower delivers a guarantee with respect to such matter, (ii) if the estimated cost of such repair or remediation does not materially impact the property’s function, performance or value, or if the related mortgaged property is a single tenant property for which the tenant is responsible for such repair or remediation or (iii) if environmental insurance is obtained or already in place.
●	Tenant Improvement/Lease Commissions. In most cases, various tenants have lease expirations within the loan term. To mitigate this risk, special reserves may be required to be funded either at closing of the mortgage loan and/or during the related loan term to cover certain anticipated leasing commissions or tenant improvement costs which might be associated with re-leasing the space occupied by such tenants, except that such escrows are not required in certain circumstances, including, but not limited to, (i) if the related mortgaged property is a single tenant property and the related tenant’s lease extends beyond the loan term, or (ii) where rent at the related mortgaged property is considered below market.
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Furthermore, Starwood may accept an alternative to a cash escrow or reserve from a borrower, such as a letter of credit or a guarantee from the borrower or an affiliate of the borrower or periodic evidence that the items for which the escrow or reserve would have been established are being paid or addressed. In some cases, Starwood may determine that establishing an escrow or reserve is not warranted given the amounts that would be involved and Starwood’s evaluation of the ability of the property, the borrower or a holder of direct or indirect ownership interests in the borrower to bear the subject expense or cost absent creation of an escrow or reserve.

For a description of certain escrows collected with respect to the SMC Mortgage Loans, please see Annex A-1.

Title Insurance Policy. The borrower is required to provide, and Starwood or its origination counsel typically will review, a title insurance policy for each property. The title insurance policies provided typically must meet the following requirements: (a) written by a title insurer licensed to do business in the jurisdiction where the mortgaged property is located, (b) in an amount at least equal to the original principal balance of the mortgage loan, (c) protection and benefits run to the mortgagee and its successors and assigns, (d) written on an American Land Title Association form or equivalent policy promulgated in the jurisdiction where the mortgaged property is located and (e) if a survey was prepared, the legal description of the mortgaged property in the title policy conforms to that shown on the survey.

Property Insurance. Starwood typically requires the borrower to provide one or more of the following insurance policies: (1) commercial general liability insurance for bodily injury or death and property damage; (2) an “All Risk of Physical Loss” policy; (3) if applicable, boiler and machinery coverage; and (4) if the mortgaged property is located in a special flood hazard area where mandatory flood insurance purchase requirements apply, flood insurance. In some cases, a sole tenant is responsible for maintaining insurance and, subject to the satisfaction of rating conditions or net worth criteria, is allowed to self-insure against the risks.

Exceptions to SMC’s Disclosed Underwriting Guidelines

One or more of the SMC Mortgage Loans may vary from the specific SMC underwriting guidelines described above when additional credit positive characteristics are present as discussed above. In addition, in the case of one or more of the SMC Mortgage Loans, SMC may not have applied each of the specific underwriting guidelines described above on a case-by-case basis, as a result of other compensating factors.

None of the SMC Mortgage Loans were originated with any material exceptions from the Starwood underwriting guidelines and procedures. See “Description of the Mortgage Pool—Exceptions to Underwriting Guidelines”.

Servicing

Interim servicing for all loans originated (or acquired) by Starwood prior to securitization is typically performed by Trimont LLC. In addition, primary servicing is occasionally retained by certain mortgage brokerage firms under established sub-servicing agreements with Starwood, which firms may continue primary servicing certain loans following the securitization closing date. Otherwise, servicing responsibilities are transferred from the interim servicer to the master servicer of the securitization trust at the closing of the securitization. From time to time, the interim servicer may retain primary servicing.

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Compliance with Rule 15Ga-1 under the Exchange Act

SMC most recently filed a Form ABS-15G on February 12, 2026. SMC’s Central Index Key is 0001548405. With respect to the period commencing January 1, 2023 and ending December 31, 2025, SMC has the following activity to report as required by Rule 15Ga-1 under the Exchange Act with respect to repurchase or replacement requests in connection with breaches of representations and warranties made by it as a sponsor of commercial mortgage securitizations.

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Name of Issuing Entity	Check if registered	Name of Originator(2)	Total Assets in ABS by Originator at time of securitization(3)			Assets that Were Subject of Demand(3)(4)			Assets that Were Repurchased or Replaced (3)(5)			Assets Pending Repurchase or Replacement (within cure period) (6)			Demand in Dispute(3)(4)(7)			Demand Withdrawn(3)(4)(8)			Demand Rejected(3)(4)(9)
			#	$	% of prin. balance	#	$(10)	% of prin. balance(11)	#	$(10)	% of prin. balance(11)	#	$(10)	% of prin. balance(11)	#	$(10)	% of prin. balance(11)	#	$(10)	% of prin. balance(11)	#	$(10)	% of prin. balance(11)
(a)	(b)	(c)	(d)	(e)	(f)	(g)	(h)	(i)	(j)	(k)	(l)	(m)	(n)	(o)	(p)	(q)	(r)	(s)	(t)	(u)	(v)	(w)	(x)
BBCMS Mortgage Trust 2023-C19, Commercial Mortgage Pass-Through Certificates, Series 2023-C19 (0001966434) (12)	X	Starwood Mortgage Capital LLC	2	$60,950,000.00	7.2%	1	$54,500,000.00	6.8%	-	$-	0.0%	-	$-	0.0%	1	$54,500,000.00	6.8%	-	$-	0.0%	-	$-	0.0%
Issuing Entity Total			2	$60,950,000.00	7.2%	1	$54,500,000.00	6.8%	-	$-	0.0%	-	$-	0.0%	1	$54,500,000.00	6.8%	-	$-	0.0%	-	$-	0.0%

(1)       This table contains all applicable information in our records required to be reported that SMC knows and that is available to SMC without unreasonable effort or expense in connection with demands for repurchase or replacement of pool assets in Covered Transactions (as defined below) for breaches of representations or warranties. SMC undertook the following steps to gather the information required by Rule 15Ga-1: (i) identifying all asset-backed securities transactions in which SMC acted as a securitizer that were not the subject of a filing on Form ABS-15G by an affiliated securitizer (“Covered Transactions”) and (ii) performing a diligent search of our records for all relevant information.

(2)       “Originator” generally refers to the party identified in securities offering materials at the time of issuance for purposes of meeting applicable SEC disclosure requirements. Starwood Mortgage Capital LLC (“SMC”) is one of multiple originators of assets held by the issuing entity. Only the originators related to the securitizer’s securitized assets are listed.

(3)       The numbers of assets or demands (shown in columns (d), (g), (j), (m), (p), (s) and (v)), principal balances (shown in columns (e), (h), (k), (n), (q), (t) and (w)) are with respect to the securitizer’s asset contribution only (without taking into account assets contributed by other securitizers). However, the percentages of principal balances (shown in columns (f), (i), (l), (o), (r), (u) and (x)) are with respect to the entire securitization pool (taking into account assets contributed by other securitizers) and based on (i) an aggregate principal balance of approximately $849,358,939.00 at the time of securitization (for column (f)), as shown on the issuing entity's Form 424B2 filed on April 27, 2023, and (ii) an aggregate scheduled principal balance of $799,304,433.79 as of December 17, 2025 (for columns (i) and (o)), as shown on the report of the issuing entity prepared by the Certificate Administrator for the distribution dated December 17, 2025 (as filed in the issuing entity's Form 10-D on December 29, 2025).

(4)       Reflects aggregate numbers for all demand activity shown in this table.

(5)       Includes loans for which the repurchase price or replacement asset was received by the issuing entity during the reporting period. The demand related to loans reported in this column may have been received prior to the reporting period.

(6)       Includes loans that are subject to a demand and within the cure period. The demand related to loans reported in this column may have been received prior to the reporting period.

(7)       Includes demands received during and prior to the reporting period unless the loan falls into one of the other categories reflected on this chart or the demand was received prior to this reporting period and was finally resolved prior to this reporting period.

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(8)       Includes loans for which the buyback demand was withdrawn by the party submitting the demand during the reporting period. Also includes loans that have been cured. The demand related to loans reported in this column may have been received prior to the reporting period.

(9)       Includes loans (i) for which a demand was received, a rebuttal was made and there was no response within 90 days of the rebuttal and (ii) for which the related obligor has repaid the loan in full, in each case during the reporting period. The demand related to loans reported in this column may have been received prior to the reporting period.

(10)     Principal balance was determined as of the earlier of (i) the principal balance reported in the December 2025 distribution date report and (ii) the principal balance on the distribution date immediately preceding the period for which the distribution date report reflected that the loan was removed from the pool. Liquidated loans reflect amounts received as borrower payments, insurance proceeds and all other liquidation proceeds. All of the balances and loan counts set forth in the exhibit are based on the securitizer’s records and, in certain instances, may differ from balance and loan count information publicly available.

(11)     % of principal balance was calculated by using the principal balance as described in footnote 10 divided by the aggregate principal balance of the pool assets reported in the December 2025 distribution date report. Because the aggregate principal balance of the remaining pool assets may be less than the principal balance of the repurchase demands calculated as described in footnote 10, the percentage shown in this column may exceed 100%.

(12)     K-Star Asset Management LLC (“K-Star”), in its capacity as special servicer of the 2 Executive mortgage loan, in a letter dated September 26, 2025, alleged certain breaches of certain representations made in the applicable Mortgage Loan Purchase Agreement and requested that SMC take all actions as are required by Section 2.03 of the related Pooling and Servicing Agreement and Section 5 of the related Mortgage Loan Purchase Agreement. As of the date of this report, the demand is in dispute.

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Retained Interests in This Securitization

Neither Starwood nor any of its affiliates intends to retain any certificates issued by the issuing entity or any other economic interest in this securitization, except that LNR Partners, which is an affiliate of Starwood, will be entitled to the special servicing fees and certain other fees and compensation described in “Pooling and Servicing Agreement—Servicing and Other Compensation and Payment of Expenses—Special Servicing Compensation”. In addition, Starwood or its affiliates may retain on the Closing Date or own in the future certain classes of certificates. Any such party will have the right to dispose of such certificates at any time.

The information set forth under “—Starwood Mortgage Capital LLC” has been provided by SMC.

Natixis Real Estate Capital LLC

General

Natixis Real Estate Capital LLC, a Delaware limited liability company (“NREC”), a sponsor and a mortgage loan seller, is an affiliate of Natixis Securities Americas LLC, one of the Underwriter Entities. NREC is a wholly-owned indirect subsidiary of Natixis North America LLC, which is itself a wholly-owned direct subsidiary of a branch of NATIXIS, a joint stock company with a board of directors duly organized and existing under the laws of France (“Natixis”). The executive offices of NREC are located at 1251 Avenue of the Americas, New York, New York 10020. NREC’s telephone number is (212) 891-6100.

Natixis is the international corporate, investment and financial services arm of Groupe BPCE, a French mutual banking group, which is one of the largest banking groups in France. Groupe BPCE includes BPCE, as its central institution, two French retail banking networks (the Banque Populaire and the Caisse d’Epargne networks), as well as a number of entities that are subsidiaries and affiliates of BPCE. BPCE is the majority shareholder of Natixis, holding more than 99% of the share capital and voting rights. Natixis has two core business lines: Asset & Wealth Management (which includes asset management, wealth management and employee savings schemes) and Corporate & Investment Banking (which includes strategic advisory services, structured financing, capital markets, portfolio management, global transaction banking and research). Natixis also holds interests in certain non-core businesses referred to as “Corporate Center.” Natixis is based in France and does business internationally.

NREC is a full-service commercial real estate lender that has been principally engaged in originating, purchasing and securitizing commercial mortgage loans. NREC also provides warehouse and repurchase financing to mortgage lenders and purchases closed, first- and subordinate-lien commercial mortgage loans for securitization or resale, or for its own investment.

NREC’s Commercial Real Estate Securitization Program

One of NREC’s primary businesses is the underwriting and origination of mortgage loans secured by commercial or multifamily properties for NREC’s securitization program. NREC, together with its commercial mortgage lending affiliates and predecessors, began originating commercial mortgage loans for securitization in 1999 and securitizing commercial mortgage loans in the same year. As of February 23, 2026, the total amount of

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commercial mortgage loans originated by NREC and its predecessors is in excess of $70.085 billion and the total amount of these loans that were securitized is in excess of $32 billion.

The commercial mortgage loans originated by NREC include both fixed- and floating-rate loans. NREC primarily originates loans secured by retail, office, multifamily, hotel, industrial and self-storage properties, but also originates loans secured by manufactured housing communities, theaters, land subject to a ground lease and mixed use properties. NREC originates loans throughout the United States.

NREC originates or acquires, including from its own affiliates, mortgage loans and, together with other sponsors or loan sellers, participates in the securitization of those loans by transferring them to a depositor, which in turn transfers them to the issuing entity for the securitization. In coordination with Natixis Securities Americas LLC, and with other underwriters, NREC works with rating agencies, investors, loan sellers and servicers in structuring the securitization transaction. NREC currently acts as sponsor and mortgage loan seller in transactions in which other entities act as sponsors, loan sellers and/or depositors. Neither NREC nor any of its affiliates currently act as servicer of the mortgage loans in its securitizations.

Pursuant to a Mortgage Loan Purchase Agreement, NREC will make certain representations and warranties, subject to certain exceptions set forth therein (and attached as Annex D-2), to the depositor and will covenant to provide certain documents regarding the Mortgage Loan it is selling to the depositor (the “NREC Mortgage Loan”) and, in connection with certain breaches of such representations and warranties or certain defects with respect to such documents, which breaches or defects are determined to have a material adverse effect on the value of the NREC Mortgage Loan or such other standard as is described in the Mortgage Loan Purchase Agreement, may have an obligation to repurchase such Mortgage Loan, cure the subject defect or breach, substitute for another mortgage loan, or make a Loss of Value Payment, as the case may be. The depositor will assign its rights under the Mortgage Loan Purchase Agreement to the issuing entity. In addition, NREC has agreed to indemnify the depositor, the Underwriter Entities and certain of their respective affiliates with respect to certain liabilities arising in connection with the issuance and sale of the certificates.

Review of NREC Mortgage Loan

Overview. NREC, in its capacity as the sponsor of the NREC Mortgage Loan, has conducted a review of the NREC Mortgage Loan in connection with the securitization described in this prospectus. The review of the NREC Mortgage Loan was performed by a deal team comprised of real estate and securitization professionals who are employees of one or more of NREC’s affiliates (the “NREC Deal Team”). The review procedures described below were employed with respect to the NREC Mortgage Loan, except that certain review procedures only were relevant to the large loan disclosures in this prospectus, as further described below. No sampling procedures were used in the review process.

Database. To prepare for securitization, members of the NREC Deal Team created a database of loan-level and property-level information relating to the NREC Mortgage Loan. The database was compiled from, among other sources, the related Mortgage Loan documents, third party reports, zoning reports, insurance policies, borrower supplied information (including, but not limited to, rent rolls, leases, operating statements and budgets) and information collected by the NREC originators during the underwriting process. After origination of the NREC Mortgage Loan, the NREC Deal Team updated the information in the database with respect to the NREC Mortgage Loan based on updates provided by the related servicer relating to loan payment status and escrows, updated operating

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statements, rent rolls and leasing activity, and information otherwise brought to the attention of the NREC Deal Team.

With respect to the Birch Run Premium Outlets Whole Loan, which was originated by BMO and NREC, and portions of which are being sold by BMO and NREC, the BMO Data File was used to provide the numerical information regarding the related Mortgage Loan in this prospectus.

Data Comparison and Recalculation. NREC (or the depositor on its behalf) engaged a third party accounting firm to perform certain data comparison and recalculation procedures designed by NREC, relating to information in this prospectus regarding the NREC Mortgage Loan. These procedures included:

●	comparing certain information in the BMO Data File against various source documents provided by NREC that are described above under “—Database”;
●	comparing numerical information regarding the NREC Mortgage Loan and the related Mortgaged Properties disclosed in this prospectus against the information contained in the BMO Data File; and
●	recalculating certain percentages, ratios and other formulae relating to the NREC Mortgage Loan disclosed in this prospectus.

Legal Review. NREC engaged various law firms to conduct certain legal reviews of the NREC Mortgage Loan for disclosure in this prospectus. In anticipation of the securitization of the NREC Mortgage Loan, origination counsel prepared a loan and property summary that sets forth salient loan terms and summarizes material deviations from NREC’s standard form loan documents. In addition, origination counsel for the NREC Mortgage Loan reviewed NREC’s representations and warranties set forth on Annex D-1 and, if applicable, identified exceptions to those representations and warranties.

Securitization counsel was also engaged to assist in the review of the NREC Mortgage Loan. Such assistance included, among other things, (i) a review of sections of the loan agreement relating to the NREC Mortgage Loan marked against the standard form document, (ii) a review of the loan and property summaries referred to above relating to the NREC Mortgage Loan prepared by origination counsel, and (iii) a review of a due diligence questionnaire completed by the NREC Deal Team. Securitization counsel also reviewed the property release provisions, if any, for the NREC Mortgage Loan with multiple Mortgaged Properties for compliance with the REMIC provisions of the Code. In addition, for the NREC Mortgage Loan originated by NREC, NREC prepared and delivered to its securitization counsel for review an asset summary, which summary includes important loan terms and certain property level information obtained during the origination process.

Other Review Procedures. With respect to any pending litigation that existed at the origination of the NREC Mortgage Loan, NREC requested updates from the related borrower, origination counsel and/or borrower’s litigation counsel. NREC conducted a search with respect to each borrower under the NREC Mortgage Loan to determine whether it filed for bankruptcy after origination of the NREC Mortgage Loan. If NREC became aware of a significant natural disaster in the vicinity of any Mortgaged Property securing the NREC Mortgage Loan, NREC obtained information on the status of the Mortgaged Property from the related borrower to confirm no material damage to the Mortgaged Property.

The NREC Deal Team also consulted with the NREC originators to confirm that the NREC Mortgage Loan were originated in compliance with the origination and underwriting criteria,

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as well as to identify any material deviations from those origination and underwriting criteria, described under “—NREC’s Underwriting Standards—Exceptions” below.

Findings and Conclusions. Based on the foregoing review procedures, NREC determined that the disclosure regarding the NREC Mortgage Loan in this prospectus is accurate in all material respects. NREC also determined that the NREC Mortgage Loan was originated in accordance with NREC’s origination procedures and underwriting criteria, except as set forth under “—NREC’s Underwriting Standards—Exceptions” below. NREC attributes to itself all findings and conclusions resulting from the foregoing review procedures.

NREC’s Underwriting Standards

General. Mortgage Loans originated by NREC generally are originated in accordance with the underwriting guidelines described below. Each lending situation is unique, however, and the facts and circumstances that surround a mortgage loan, such as the type, quality and location of the real estate, the sponsorship of the borrower and the tenancy of the property, will impact the extent to which the guidelines below are applied to a specific loan. The underwriting criteria are general and, in many cases, exceptions to one or more of the guidelines may be approved. For example, if a mortgage loan exhibits any one of the following characteristics, variances from the general guidelines described below may be considered acceptable under the circumstances: (i) low loan-to-value ratio; (ii) high debt service coverage ratio; (iii) experienced sponsor(s)/guarantor(s) with financial wherewithal; (iv) additional springing reserves; (v) cash flow sweeps; and (vi) elements of recourse included in the mortgage loan. Accordingly, no representation is made that every mortgage loan will comply in all respects with the guidelines described below.

Loan Analysis. The NREC credit underwriting team for each mortgage loan is required to conduct a review of the related mortgaged property, generally including an analysis of the historical property operating statements, rent rolls, current and historical real estate taxes, and a review of tenant leases. The credit of the borrower and certain key principals of the borrower are examined for financial strength and character. This analysis generally includes a review of historical financial statements, which are generally unaudited, historical income tax returns of the borrower and its principals, third-party credit reports, and judgment, lien, bankruptcy and pending litigation searches. Depending on the type of real property involved and other relevant circumstances, the credit of key tenants also may be examined as part of the underwriting process. Generally, a member of the NREC underwriting team visits the property for a site inspection to ascertain the overall quality and competitiveness of the property, including its physical attributes, neighborhood and market, accessibility, visibility and other demand generators.

Loan Approval. Prior to commitment, all mortgage loans to be originated by NREC must be approved by a loan committee comprised of senior real estate professionals from NREC and its affiliates. The loan committee may either approve a mortgage loan as recommended, request additional due diligence, modify the terms of a mortgage loan, or reject a mortgage loan.

Debt Service Coverage Ratio and Loan-to-Value Ratio. NREC’s underwriting guidelines generally require a debt service coverage ratio that is not less than 1.20x and a loan-to-value ratio that does not exceed 80%. However, exceptions to these guidelines may be approved based on the characteristics of the mortgage loan in question. For example, NREC may originate a mortgage loan with a lower debt service coverage ratio or a higher loan-to-value ratio based on the types of tenants and leases at the subject real property, the taking of additional collateral such as reserves, letters of credit and/or guarantees, NREC’s judgment of improved property performance in the future and/or other relevant factors.

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With respect to certain mortgage loans originated by NREC, there may exist subordinate debt secured by the related mortgaged property and/or mezzanine debt secured by direct or indirect ownership interests in the borrower. Such mortgage loans may have a lower debt service coverage ratio, and a higher loan-to-value ratio, if such subordinate or mezzanine debt is taken into account.

The debt service coverage ratio guidelines set forth above are calculated based on underwritten net cash flow at origination. Therefore, the debt service coverage ratio for each Mortgage Loan as reported in this prospectus, and on Annex A-1, Annex A-2 and Annex A-3, may differ from the amount calculated at the time of origination. In addition, NREC’s underwriting guidelines generally permit a maximum amortization period of 30 years. However, certain mortgage loans originated by NREC may provide for interest-only payments prior to maturity, or for an interest-only period during a portion of the term of the mortgage loan. See “Description of the Mortgage Pool”.

Escrow Requirements. NREC often requires a borrower to fund various escrows for taxes and insurance, and may also require reserves for deferred maintenance, re-tenanting expenses and capital expenses, in some cases only during periods when certain debt service coverage ratio tests are not satisfied. In some cases, NREC may determine that establishing an escrow or reserve is not warranted given the amounts that would be involved and NREC’s evaluation of the ability of the property, the borrower or a holder of direct or indirect ownership interests in the borrower to bear the subject expense or cost absent creation of an escrow or reserve. In some cases, the borrower is permitted to post a letter of credit or guaranty, or provide periodic evidence that the items for which the escrow or reserve would have been established are being paid or addressed, in lieu of funding a given reserve or escrow. NREC conducts a case-by-case analysis to determine the need for a particular escrow or reserve. Consequently, the aforementioned escrows and reserves are not established for every multifamily and commercial mortgage loan originated by NREC.

Generally, NREC requires escrows as follows:

●	Taxes—An initial deposit and monthly escrow deposits equal to 1/12th of the annual property taxes (based on the most recent property assessment and the current millage rate) are typically required to satisfy all taxes and assessments, except that such escrows are not required in certain circumstances, including, but not limited to, (i) if there is an institutional sponsor or the sponsor is a high net worth individual, (ii) if and to the extent that a single or major tenant (which may be a ground tenant) at the related mortgaged property is required to pay taxes directly, or (iii) in the case of a hotel property, the franchisor or a third-party property manager is maintaining such an escrow.
●	Insurance—An initial deposit and monthly escrow deposits equal to 1/12th of the annual property insurance premium are typically required to pay all insurance premiums, except that such escrows are not required in certain circumstances, including, but not limited to, (i) if the related borrower maintains a blanket insurance policy, (ii) if and to the extent that a single or major tenant (which may be a ground tenant) at the related mortgaged property is obligated to maintain the insurance or is permitted to self-insure, (iii) if and to the extent that another third party unrelated to the applicable borrower (such as a condominium board, if applicable) is obligated to maintain the insurance, or (iv) in the case of a hotel property, the franchisor or a third-party property manager is maintaining such an escrow.
●	Replacement Reserves—Replacement reserves are generally calculated in accordance with the expected useful life of the components of the mortgaged property during
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the term of the mortgage loan and may be required to be funded either at loan origination and/or during the related mortgage loan term and/or after the occurrence and during the continuance of a specified trigger event. Annual replacement reserves are generally underwritten to the suggested replacement reserve amount from an independent, third-party property condition or engineering report, or to certain minimum requirements depending on the property type, except that such escrows are not required in certain circumstances, including, but not limited to,(i) if and to the extent that a single or major tenant (which may be a ground tenant) at the related mortgaged property is responsible for all repairs and maintenance, including those required with respect to the roof and structure of the improvements or (ii) in the case of a hotel property, the franchisor or a third-party property manager is maintaining such an escrow.

●	Tenant Improvement/Leasing Commissions—In the case of retail, office and industrial properties, a tenant improvement/leasing commission reserve may be required to be funded either at loan origination or during the term of the mortgage loan to cover anticipated leasing commissions or tenant improvement costs that might be associated with re-leasing certain space involving major tenants, except that such escrows are not required in certain circumstances, including, but not limited to, if (i) the tenant’s lease extends beyond the loan term, (ii) the rent for the space in question is considered below market, or (iii) if a sponsor, a key principal or an affiliate of the borrower delivers a guarantee agreeing to take responsibility and pay for the related costs and expenses.
●	Deferred Maintenance—A deferred maintenance reserve may be required to be funded at loan origination in an amount equal to 125% of the estimated cost of material immediate repairs or replacements identified in the property condition report, except that such escrows are not required in certain circumstances, including, but not limited to, (i) if the sponsor of the borrower delivers a guarantee to complete the immediate repairs in a specified amount of time, (ii) if the deferred maintenance amount does not materially impact the related mortgaged property’s function, performance or value, or (iii) if a single or major tenant (which may be a ground tenant) at the related mortgaged property is responsible for the repairs.
●	Environmental Remediation—An environmental remediation reserve may be required to be funded at loan origination in an amount equal to 100% to 125% of the estimated remediation cost identified in the environmental report, except that such escrows are not required in certain circumstances, including, but not limited to, (i) if the sponsor of the borrower delivers a guarantee wherein it agrees to take responsibility and pay for the identified environmental issues, (ii) if environmental insurance is obtained or already in place, or (iii) if a third party unrelated to the borrower is identified as the responsible party.

For a description of the escrows collected with respect to the NREC Mortgage Loan, please see Annex A-1.

Third Party Reports. In addition to, or as part of applicable origination guidelines or reviews described above, in the course of originating the NREC Mortgage Loan, NREC generally considered the results of third party reports as described below. In many instances, however, one or more provisions of the guidelines were waived or modified in light of the circumstances of the relevant loan or property.

●	Appraisals—NREC’s underwriting guidelines generally require an independent appraisal of the subject property in connection with the origination of a mortgage
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loan, and that such appraisal be performed by a certified appraiser who is certified within the state in which the property is located. In addition, the guidelines require that those appraisals comply with the requirements of the Federal Institutions Reform, Recovery and Enforcement Act of 1989.

●	Environmental Assessments—NREC may require a Phase I environmental assessment with respect to the real property for a prospective multifamily or commercial mortgage loan. However, when circumstances warrant, NREC may utilize an update of a prior environmental assessment, a transaction screen or a desktop review. Alternatively, NREC might forego an environmental assessment in limited circumstances, such as when it has obtained the benefits of an environmental insurance policy or an environmental guarantee. Furthermore, an environmental assessment conducted at any particular real property will not necessarily cover all potential environmental issues. For example, an analysis for radon, lead-based paint and lead in drinking water may be conducted only at multifamily rental properties and only when NREC or the environmental consultant believes that special circumstances warrant such an analysis. Depending on the findings of the initial environmental assessment, NREC may require additional record searches or environmental testing, such as a Phase II environmental assessment with respect to the subject real property.
●	Engineering Assessment—In connection with the origination process, NREC may require that an engineering firm inspect the real property for any prospective multifamily or commercial mortgage loan to assess the structure, exterior walls, roofing, interior structure and/or mechanical and electrical systems. Based on the resulting report, NREC will determine the appropriate response, if any, to any recommended repairs, corrections or replacements and any identified deferred maintenance.
●	Seismic Report—Generally, a seismic report is required for all mortgaged properties located in seismic zones 3 or 4.

Zoning and Building Code Compliance. In connection with the origination process, NREC generally examines whether the use and operation of the subject properties are in material compliance with zoning and land-use related ordinances, rules, regulations and orders applicable to the use of the mortgaged property. Evidence of this compliance may be in the form of one or more of the following: legal opinions, surveys, recorded documents, temporary or permanent certificates of occupancy, letters from government officials or agencies, title insurance endorsements, engineering or consulting reports, and/or representations by the related borrower.

Where a mortgaged property as currently operated is a permitted non-conforming use and/or the structure and the improvements may not be rebuilt to the same dimensions or used in the same manner in the event of a major casualty, NREC will consider whether—

●	any major casualty that would prevent rebuilding has a sufficiently remote likelihood of occurring;
●	casualty insurance proceeds together with the value of any additional collateral would be available in an amount estimated by NREC to be sufficient to pay off the related mortgage loan in full;
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●	the real property collateral, if permitted to be repaired or restored in conformity with current law, would in NREC’s judgment constitute adequate security for the related mortgage loan;
●	whether a variance or other similar change in applicable zoning restrictions is potentially available, or whether the applicable governing entity is likely to enforce the related limitations; and/or
●	to require the related borrower to obtain law and ordinance insurance.

Exceptions. The NREC Mortgage Loan was originated in accordance with the underwriting guidelines set forth above.

Compliance with Rule 15Ga-1 under the Exchange Act

NREC most recently filed a Form ABS-15G with the SEC pursuant to Rule 15Ga-1 under the SEC on February 13, 2026. NREC’s Central Index Key number is 0001542256. The following table provides information regarding the demand, repurchase and replacement activity with respect to the mortgage loans securitized by NREC (or a predecessor), which activity occurred during the period from July 1, 2015 to December 31, 2025.

Name of Issuing Entity	Check if Registered	Name of Originator	Total Assets in ABS by Originator(1)			Assets That Were Subject of Demand(2)			Assets That Were Repurchased or Replaced(2)			Assets Pending Repurchase or Replacement (within cure period)(2)(3)			Demand in Dispute(2)(3)			Demand Withdrawn(2)			Demand Rejected(2)
			#	$	% of principal balance	#	$	% of principal balance	#	$	% of principal balance	#	$	% of principal balance	#	$	% of principal balance	#	$	% of principal balance	#	$	% of principal balance
(a)	(b)	(c)	(d)	(e)	(f)	(g)	(h)	(i)	(j)	(k)	(l)	(m)	(n)	(o)	(p)	(q)	(r)	(s)	(t)	(u)	(v)	(w)	(x)

Asset Class Commercial Mortgages

Wells Fargo Commercial Mortgage Trust 2015-NXS2, Commercial Mortgage Pass-Through Certificates, Series 2015-NXS2	X	Natixis Real Estate Capital LLC(4)	39 loans & 42 mortgaged properties	503,900,454	55.1% of pool	1 loan (#8 in the pool)	23,000,000	2.5% of pool	0.00	0	0.00	0	0.00	0.00	0	0.00		1 loan (#8 in the pool)	23,000,000	2.5% of pool	0	0.00	0.00
(1)	Reflects the number of loans, outstanding principal balance and percentage of principal balance as of the date of the closing of the related securitization. (For columns d–f)
(2)	Reflects the number of loans, outstanding principal balance and approximate percentage of principal balance as of March 31, 2018. (For columns g x)
(3)	Includes assets that are subject to a demand and within the cure period, but where (i) no decision has yet been made to accept or contest the demand or (ii) the demand request is in dispute. (For columns m r)
(4)	The special servicer withdrew its demand on August 15, 2017.

Retained Interests in This Securitization

Neither NREC nor any of its affiliates will retain on the Closing Date any Certificates issued by the Issuing Entity or any other economic interest in this securitization. However, NREC or its affiliates may own in the future certain Classes of Certificates. Any such party will have the right to dispose of such Certificates at any time.

The information set forth under “—Natixis Real Estate Capital LLC” has been provided by NREC.

The Depositor

Wells Fargo Commercial Mortgage Securities, Inc., a North Carolina corporation, is the depositor. The depositor is a special purpose corporation incorporated in the State of North

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Carolina in 1988, for the purpose of engaging in the business, among other things, of acquiring and depositing mortgage loans in trust in exchange for certificates evidencing interest in such trusts and selling or otherwise distributing such certificates. The depositor is a direct, wholly-owned subsidiary of Wells Fargo Bank, a sponsor, an originator, a mortgage loan seller and an affiliate of Wells Fargo Securities, LLC, one of the underwriters. See “Certain Affiliations, Relationships and Related Transactions Involving Transaction Parties” below.

The depositor will have minimal ongoing duties with respect to the certificates and the Mortgage Loans. The depositor’s duties will include, without limitation, (i) appointing a successor trustee in the event of the resignation or removal of the trustee, (ii) providing information in its possession with respect to the certificates to the tax administrator to the extent necessary to perform REMIC tax administration, (iii) indemnifying the trustee, the tax administrator and the issuing entity for any liability, assessment or costs arising from the depositor’s willful misconduct, bad faith or negligence in providing such information, (iv) indemnifying the trustee and the tax administrator against certain securities law liabilities, and (v) signing or contracting with the master servicer, signing any Annual Report on Form 10-K, including the certification required under the Sarbanes-Oxley Act, and any Distribution Reports on Form 10-D and Current Reports on Form 8-K required to be filed by the issuing entity. The depositor is also required under the underwriting agreement to indemnify the underwriters for certain securities law liabilities.

The depositor purchases commercial mortgage loans and interests in commercial mortgage loans for the purpose of selling those assets to trusts created in connection with the securitization of pools of assets and does not engage in any activities unrelated to those securitizations. On the Closing Date, the depositor will acquire the Mortgage Loans from each mortgage loan seller and will simultaneously transfer them, without recourse, to the trustee for the benefit of the Certificateholders.

The depositor remains responsible under the PSA for providing the master servicer, special servicer, certificate administrator and trustee with certain information and other assistance requested by those parties and reasonably necessary to performing their duties under the PSA. The depositor also remains responsible for mailing notices to the Certificateholders upon the appointment of certain successor entities under the PSA.

The Issuing Entity

The issuing entity, Wells Fargo Commercial Mortgage Trust 2026-C66 (the “Trust”), will be a New York common law trust, formed on the Closing Date pursuant to the PSA.

The only activities that the issuing entity may perform are those set forth in the PSA, which are generally limited to owning and administering the Mortgage Loans and any REO Property, disposing of defaulted mortgage loans and REO Property, issuing the certificates, making distributions, providing reports to Certificateholders and other activities described in this prospectus. Accordingly, the issuing entity may not issue securities other than the certificates, or invest in securities, other than investing of funds in the Collection Account and other accounts maintained under the PSA in certain short-term permitted investments. The issuing entity may not lend or borrow money, except that the master servicer, the special servicer and the trustee may make Advances of delinquent monthly debt service payments and Servicing Advances to the issuing entity, but only to the extent it does not deem such Advances to be non-recoverable from the related mortgage loan; such Advances are intended to provide liquidity, rather than credit support. The PSA may be amended as set forth under “Pooling and Servicing Agreement—Amendment”. The issuing entity administers the Mortgage Loans through the trustee, the certificate administrator, the

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master servicer and the special servicer. A discussion of the duties of the trustee, the certificate administrator, the master servicer and the special servicer, including any discretionary activities performed by each of them, is set forth in this prospectus under “Transaction Parties―The Certificate Administrator and Trustee”, “—The Master Servicer” and “—The Special Servicer” and “Pooling and Servicing Agreement”.

The only assets of the issuing entity other than the Mortgage Loans and any REO Properties are the Collection Account and other accounts maintained pursuant to the PSA, the short-term investments in which funds in the Collection Account and other accounts are invested. The issuing entity has no present liabilities, but has potential liability relating to ownership of the Mortgage Loans and any REO Properties and certain other activities described in this prospectus, and indemnity obligations to the trustee, the certificate administrator, the depositor, the master servicer, the special servicer, the operating advisor and the asset representations reviewer. The fiscal year of the issuing entity is the calendar year. The issuing entity has no executive officers or board of directors and acts through the trustee, the certificate administrator, the master servicer and the special servicer.

The depositor will be contributing the Mortgage Loans to the issuing entity. The depositor will be purchasing the Mortgage Loans from the mortgage loan sellers, as described under “Description of the Mortgage Loan Purchase Agreements” in this prospectus.

The Trustee

Deutsche Bank National Trust Company, a national banking association (“DBNTC”), will act as trustee under the PSA. DBNTC is a national banking association with its offices for notices under the PSA located at 1761 East St. Andrew Place, Santa Ana, California 92705-4934, Attention: Trust Administration—WFCM 2026-C66, and its telephone number is (714) 247-6000.

DBNTC and its affiliates have provided corporate trust services since 1991. DBNTC and its affiliates have previously been appointed to the role of trustee or certificate administrator for over 1,900 mortgage-backed transactions and have significant experience in this area.

In its capacity as trustee on commercial mortgage securitizations, DBNTC is generally required to make an advance if the related master servicer or special servicer fails to make a required advance. In the past three years, DBNTC, in its capacity as trustee, has not been required to make an advance on a domestic CMBS transaction.

In 2014 and 2015, several investors sued several trustees of residential mortgage-backed securities (“RMBS”) trusts, including Deutsche Bank National Trust Company, concerning the trustees’ administration of RMBS trusts. These cases generally alleged that the RMBS trustees failed to perform purported duties, as trustees for private-label RMBS trusts, to enforce breaches of representations and warranties as to mortgage loans held by the trusts and to enforce breaches by servicers of their mortgage loan servicing obligations for the trusts. Investors have sued DBNTC in nine of these cases. DBNTC has settled two cases brought by funds managed by Blackrock Advisors, LLC, PIMCO-Advisors, L.P. and others; settled two cases brought by Royal Park Investments SA/NV; obtained summary judgment in one case, brought by certain special purpose entities including Phoenix Light SF Limited; and obtained a dismissal in one case, brought by the Western and Southern Life Insurance Company and five related entities. In addition, the three cases described below remain active.

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On November 7, 2014, the National Credit Union Administration Board (“NCUA”), as an investor in 121 RMBS trusts, filed a complaint in the U.S. District Court for the Southern District of New York against DBNTC as trustee of those trusts, alleging violations of the U.S. Trust Indenture Act of 1939 (“TIA”) and the New York Streit Act (“Streit Act”) for DBNTC’s alleged failure to perform certain purported statutory and contractual duties. On March 5, 2015, NCUA amended its complaint to assert claims as an investor in 97 of the 121 RMBS trusts that were the subject of its first complaint. The amended complaint alleged violations of the TIA and Streit Act, as well as breach of contract, breach of fiduciary duty, breach of the covenant of good faith, negligence, gross negligence and negligent misrepresentation. NCUA’s complaint alleged that the trusts at issue suffered total realized collateral losses of U.S. $17.2 billion, but the complaint did not include a demand for money damages in a sum certain. On May 1, 2015, DBNTC filed a motion to dismiss the amended complaint. On July 31, 2018, the court issued an order that, among other things, denied DBNTC’s motion to dismiss without prejudice to its renewal. On August 31, 2018, NCUA filed a letter informing the court that it intended to: (i) drop all of its claims as to 60 of the 97 trusts at issue; (ii) drop its claims as to certain, but not all, certificates for 3 additional trusts; and (iii) move for leave to file an amended complaint bringing claims as to the remaining 37 trusts at issue. On October 5, 2018, NCUA filed a motion for leave to file a second amended complaint that asserted claims as to only 37 of the 97 trusts that were originally at issue, and added new claims for a declaratory judgment and breach of contract arising out of the payment from trust funds of DBNTC’s legal fees and expenses in NCUA’s action and in other actions brought by investors against DBNTC for alleged breaches of its duties as an RMBS trustee. On November 5, 2018, DBNTC filed a motion to stay NCUA’s new claims relating to payment from trust funds of DBNTC’s legal fees and expenses and all related discovery. On October 15, 2019, the court: (i) granted in part NCUA’s motion for leave to file a second amended complaint; and (ii) granted DBNTC’s motion to stay NCUA’s new claims relating to payment from trust funds of DBNTC’s legal fees and expenses and all related discovery. The court permitted NCUA to file a second amended complaint asserting claims for: (i) breach of contract arising out of DBNTC’s alleged failure to perform certain purported statutory and contractual duties; and (ii) declaratory judgment and breach of contract arising out of the payment from trust funds of DBNTC’s legal fees and expenses. The court denied NCUA’s request to assert additional claims for: (i) negligence and gross negligence; and (ii) breach of fiduciary duty. On October 21, 2019, NCUA filed a second amended complaint. On November 15, 2019, DBNTC filed an answer to the second amended complaint. On June 11, 2021, NCUA filed a third amended complaint, the substance of which was unchanged from the second amended complaint. On July 1, 2021, DBNTC filed an answer to the third amended complaint. On October 5, 2021, NCUA filed a fourth amended complaint, the substance of which was unchanged from the third amended complaint. On October 25, 2021, DBNTC filed an answer to the fourth amended complaint. On February 4, 2022, the parties filed a stipulation in which NCUA agreed to voluntarily dismiss with prejudice all claims as to 19 trusts. On February 28, 2022, both parties filed motions for partial summary judgment. On August 15, 2025, the court granted in part and denied in part both motions, and on October 9, 2025, the court entered the parties’ stipulation dismissing certain additional claims based on the summary judgement decision. Discovery is ongoing.

On December 23, 2015, Commerzbank AG (“Commerzbank”), as an investor in 50 RMBS trusts, filed a complaint in the U.S. District Court for the Southern District of New York against DBNTC as trustee of the trusts, asserting claims for violations of the TIA and New York’s Streit Act, breach of contract, breach of fiduciary duty, negligence, and breach of the covenant of good faith, based on DBNTC’s alleged failure to perform its duties as trustee for the trusts. Commerzbank alleges that DBNTC caused it to suffer “hundreds of millions of dollars in losses,” but the complaint does not include a demand for money damages in a

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sum certain. On April 29, 2016, Commerzbank filed an amended complaint. The amended complaint asserts the same claims as did the original complaint, and, like the original complaint, alleges that DBNTC caused Commerzbank to suffer “hundreds of millions of dollars in losses,” but does not include a demand for money damages in a sum certain. On May 27, 2016, DBNTC filed a motion to dismiss the amended complaint. On February 10, 2017, the court granted in part and denied in part DBNTC’s motion to dismiss. The court granted the motion to dismiss with respect to Commerzbank’s claim for breach of the covenant of good faith and claim under the Streit Act, dismissing those claims with prejudice. The court also granted the motion to dismiss with respect to Commerzbank’s claim under the TIA as to the 46 trusts at issue governed by pooling and servicing agreements, dismissing that claim with prejudice as to those 46 trusts. The court also granted the motion to dismiss, without prejudice, with respect to Commerzbank’s breach of contract claim as to ten trusts whose governing agreements limit the right to file suit under the governing agreements to certain specified parties, including the registered holder of a certificate issued by the trust. The court held that, although Commerzbank has not received authorization from the registered holder of the certificates at issue to file suit, it may still obtain that authorization from the registered holder. The court denied the remainder of the motion to dismiss. Therefore, with the exception of the claims relating to the ten trusts for which Commerzbank has not received authorization to file suit, Commerzbank’s claims for breach of contract, breach of fiduciary duty, and negligence will proceed. Commerzbank’s claim under the TIA as to the four trusts governed by agreements other than pooling and servicing agreements will also proceed. On May 1, 2017, DBNTC filed an answer to the amended complaint. On November 30, 2017, Commerzbank filed a second amended complaint that names Deutsche Bank Trust Company Americas (“DBTCA”) as a defendant in addition to DBNTC. DBTCA serves as trustee for 1 of the 50 trusts at issue. DBNTC serves as trustee for the other 49 trusts at issue. Commerzbank’s second amended complaint brings claims for violation of the TIA; breach of contract; breach of fiduciary duty; negligence; violation of the Streit Act; and breach of the covenant of good faith. However, in the second amended complaint, Commerzbank acknowledges that the court previously dismissed its TIA claims for the trusts governed by pooling and servicing agreements, as well as its Streit Act claims and claims for breach of the covenant of good faith, and Commerzbank only includes these claims to preserve any rights on appeal. The second amended complaint alleges that DBNTC and DBTCA caused Commerzbank to suffer “hundreds of millions of dollars in losses,” but the complaint does not include a demand for money damages in a sum certain. On January 29, 2018, DBNTC and DBTCA filed an answer to the second amended complaint. On December 7, 2018, DBNTC and DBTCA filed a motion for summary judgment. Also on December 7, 2018, Commerzbank, jointly with the Phoenix Light plaintiffs, filed a motion for partial summary judgment. On February 8, 2022, the court issued an order in which it granted in part DBNTC and DBTCA’s motion for summary judgment and denied plaintiffs’ motion for partial summary judgment. As a result of that order, many of plaintiffs’ claims and theories were dismissed with prejudice. On September 26, 2024, DBNTC and DBTCA filed a motion for summary judgment, which has been fully briefed.

On December 30, 2015, IKB International, S.A. in Liquidation and IKB Deutsche Industriebank A.G. (collectively, “IKB”), as an investor in 37 RMBS trusts, filed a summons with notice in the Supreme Court of the State of New York, New York County, against DBNTC and DBTCA as trustees of the trusts. On May 27, 2016, IKB served its complaint asserting claims for breach of contract, breach of fiduciary duty, breach of duty to avoid conflicts of interest, violation of the Streit Act, violation of the TIA, violation of Regulation AB, and violation of Section 9 of the Uniform Commercial Code. IKB alleges that DBNTC and DBTCA are liable for over U.S. $268 million in damages. On October 5, 2016, DBNTC and DBTCA, together with several other trustees defending lawsuits by IKB, filed a joint

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motion to dismiss. On January 6, 2017, IKB filed a notice of discontinuance, voluntarily dismissing with prejudice all claims as to three trusts. On June 20, 2017, the parties filed a stipulation, voluntarily dismissing with prejudice all claims as to four additional trusts. On January 27, 2021, the court granted in part and denied in part DBNTC and DBTCA’s motion to dismiss. The court granted the motion to dismiss with respect to IKB’s claims for violations of the Streit Act, Regulation AB, and Section 9 of the Uniform Commercial Code, as well as certain aspects of IKB’s claims for breach of contract, breach of fiduciary duty, and violation of the TIA. The court denied the remainder of the motion to dismiss. IKB’s remaining claims for breach of contract, breach of fiduciary duty, breach of duty to avoid conflicts of interest, and violation of the TIA will proceed. On May 10, 2021, DBNTC and DBTCA filed a notice of appeal with the New York Supreme Court Appellate Division, First Department, regarding certain aspects of the court’s order on the motion to dismiss. On May 20, 2021, IKB filed a notice of cross appeal with respect to other aspects of that order. On August 30, 2022, the New York Supreme Court, Appellate Division, First Department affirmed in part and reversed in part the court’s order on the motion to dismiss. After DBNTC and DBTCA appealed the First Department’s decision, on June 15, 2023, the New York Court of Appeals reversed the First Department’s decision in part, dismissing certain additional contract claims, as well as IKB’s claims for breach of fiduciary duty and breach of duty to avoid conflicts of interest. On June 2, 2021, IKB filed a motion for re-argument regarding certain aspects of the court’s order on the motion to dismiss, which the court denied on August 3, 2021. On May 13, 2021, DBNTC and DBTCA filed an answer to the complaint. On October 28, 2021, the parties filed a stipulation, voluntarily dismissing with prejudice all claims as to seven additional trusts. On December 29, 2021, the parties filed a stipulation, voluntarily dismissing with prejudice all claims as to one additional trust. On April 22, 2022, the parties filed a stipulation, voluntarily dismissing with prejudice all claims as to 17 certificates at issue, including all claims as to 5 trusts. On February 28, 2023, the parties filed a stipulation, voluntarily dismissing with prejudice all claims as to two trusts, leaving 15 trusts at issue. On November 21, 2023, the parties filed a stipulation, voluntarily dismissing with prejudice all claims as to three trusts, leaving 12 trusts at issue. On November 14, 2024, DBNTC and DBTCA filed a motion for summary judgment. Also on November 14, 2024, IKB filed a motion for partial summary judgment. On August 11, 2025, the court granted in part and denied in part certain aspects of both motions. On October 20, 2025, the court resolved the remaining of both motions and dismissed certain additional claims.

It is DBNTC’s belief that it has no pending legal proceedings (including, based on DBNTC’s current evaluation, the litigation disclosed in the foregoing paragraphs) that would materially affect its ability to perform its duties as trustee under the PSA for this transaction.

The foregoing information set forth above under “—The Trustee” has been provided by DBNTC.

The responsibilities of the trustee are set forth in the PSA. A discussion of the role of the trustee and its continuing duties, including: (1) any actions required by the trustee, including whether notices are required to investors, rating agencies or other third parties, upon an event of default, potential event of default (and how defined) or other breach of a transaction covenant and any required percentage of a class or classes of asset-backed securities that is needed to require the trustee to take action, (2) limitations on the trustee’s liability under the transaction agreements regarding the asset-backed securities transaction, (3) any indemnification provisions that entitle the trustee to be indemnified from the cash flow that otherwise would be used to pay the asset-backed securities, and (4) any contractual provisions or understandings regarding the trustee’s removal,

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replacement or resignation, as well as how the expenses associated with changing from one trustee to another trustee will be paid, is set forth in this prospectus under “Pooling and Servicing Agreement”. In its capacity as trustee on commercial mortgage loan securitizations, DBNTC and its affiliates are generally required to make an advance if the related servicer or special servicer fails to make a required advance. See “Pooling and Servicing Agreement—Advances” in this prospectus.

For a description of any material affiliations, relationships and related transactions between the trustee and the other transaction parties, see “Certain Affiliations, Relationships and Related Transactions Involving Transaction Parties” in this prospectus.

The trustee will only be liable under the PSA to the extent of the obligations specifically imposed by the PSA. For further information regarding the duties, responsibilities, rights and obligations of the trustee under the PSA, including those related to indemnification, see “Pooling and Servicing Agreement—Limitation on Liability; Indemnification”. Certain terms of the PSA regarding the trustee’s removal, replacement or resignation are described under “Pooling and Servicing Agreement—Resignation and Removal of the Trustee and the Certificate Administrator” in this prospectus.

The Certificate Administrator

Computershare Trust Company, National Association (“Computershare Trust Company”) will act as certificate administrator, certificate registrar and custodian under the PSA.

Computershare Trust Company is a national banking association and a wholly-owned subsidiary of Computershare Limited (“Computershare Limited”), an Australian financial services company with approximately $5.1 billion (USD) in assets as of December 31, 2025. Computershare Limited and its affiliates have been engaging in financial service activities, including stock transfer related services, since 1997, and corporate trust related services since 2000. Computershare Trust Company provides corporate trust, custody, securities transfer, cash management, investment management and other financial and fiduciary services, and has been engaged in providing financial services, including corporate trust services, since 2000. The transaction parties may maintain commercial relationships with Computershare Trust Company and its affiliates. Computershare Trust Company maintains corporate trust offices at 9062 Old Annapolis Road, Columbia, Maryland 21045-1951 (among other locations), and its office for correspondence related to certificate transfer services is located at 1505 Energy Park Drive, St. Paul, Minnesota 55108.

On November 1, 2021, Wells Fargo Bank, National Association (“Wells Fargo Bank”) and Wells Fargo Delaware Trust Company, N.A. (together with Wells Fargo Bank, collectively “Wells Fargo”) sold substantially all of its Corporate Trust Services (“CTS”) business to Computershare Limited, Computershare Trust Company, and Computershare Delaware Trust Company (collectively, “Computershare”). Virtually all CTS employees of Wells Fargo, along with most existing CTS systems, technology, and offices transferred to Computershare as part of the sale. On and after November 1, 2021, Wells Fargo has been transferring its roles, duties, rights, and liabilities under the relevant transaction agreements to Computershare. For any transaction where the roles of Wells Fargo have not yet transferred to Computershare, Computershare, as of November 1, 2021, performs all or virtually all of the obligations of Wells Fargo as its agent as of such date.

Certificate Administrator

Under the terms of the PSA, Computershare Trust Company is responsible for securities administration, which includes pool performance calculations, distribution calculations, and

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the preparation of monthly distribution reports. As certificate administrator, Computershare Trust Company is responsible for the preparation and filing of all REMIC tax returns on behalf of the Trust REMICs and all grantor trust tax returns on behalf of the Grantor Trust to the extent required under the PSA, the preparation of monthly reports on Form 10-D, certain current reports on Form 8-K, and annual reports on Form 10-K that are required to be filed with the SEC on behalf of the issuing entity. With its acquisition of the CTS business from Wells Fargo Bank on November 1, 2021, Computershare Trust Company acquired a business that has been engaged in the business of securities administration since June 30, 1995. As of December 31, 2025, Computershare Trust Company was acting in some cases as the certificate administrator, and in most cases as agent for the certificate administrator, on approximately 1,338 commercial mortgage-backed securities transactions with an aggregate outstanding principal balance of more than $746 billion (USD).

As a result of Computershare Trust Company not being a deposit-taking institution, any cash credited to the accounts that the certificate administrator is required to maintain pursuant to the PSA will be held by one or more institutions in a manner satisfying the requirements of the PSA, including any applicable eligibility criteria for account banks set forth therein.

Custodian

Computershare Trust Company will act as the custodian (the “Custodian”) of the mortgage loan files pursuant to the PSA. In that capacity, Computershare Trust Company is responsible to hold and safeguard the mortgage notes and other contents of the mortgage files on behalf of the Trustee and the Certificateholders. Computershare Trust Company maintains each mortgage loan file in a separate file folder marked with a unique bar code to assure loan-level file integrity and to assist in inventory management. Files are segregated by transaction or investor. With its acquisition of the CTS business from Wells Fargo Bank on November 1, 2021, Computershare Trust Company acquired a business that has been engaged in the mortgage document custody business for more than 25 years. As of December 31, 2025, Computershare Trust Company was acting in some cases as the custodian, and in most cases as agent for the custodian, for approximately 458,363 commercial mortgage loan files.

Computershare Trust Company, through the CTS business acquired from Wells Fargo Bank, serves or may have served within the past two years as loan file custodian or the agent of the loan file custodian for various mortgage loans owned by one or more sponsors or their affiliates and anticipates that one or more of those mortgage loans may be included in the issuing entity. The terms of any custodial agreement under which those services are provided are customary for the mortgage-backed securitization industry and provide for the delivery, receipt, review, and safekeeping of mortgage loan files.

For five CMBS transactions, Computershare Trust Company disclosed transaction-level material noncompliance related to its CMBS bond administration function on its 2025 Annual Statement of Compliance furnished pursuant to Item 1123 of Regulation AB for each such transaction (each, a “Subject 2025 Computershare CMBS Annual Statement of Compliance”).

For one CMBS transaction, the related Subject 2025 Computershare CMBS Annual Statement of Compliance disclosed an administrative error relating to an internal update that set certain payments to be manually processed that resulted in three classes of certificates not receiving their distribution on the related distribution date.  Computershare Trust Company revised the distribution to correct the error within seven days of the related distribution date.

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For two CMBS transactions, the related Subject 2025 Computershare CMBS Annual Statement of Compliance disclosed an administrative error relating to certain settings within the applicable payment model that resulted in an overpayment to one class of certificates and a corresponding aggregate underpayment to five classes of certificates for one such transaction, and an overpayment to one class of certificates and a corresponding aggregate underpayment to two classes of certificates for such other transaction, in each case, on the related distribution date.  Computershare Trust Company revised the distribution for each transaction to correct the error within five days and six days, respectively, of the applicable distribution date.

For one CMBS transaction, the related Subject 2025 Computershare CMBS Annual Statement of Compliance disclosed an administrative error relating to processing a pool level adjustment in the servicer’s report that resulted in an underpayment to six classes of certificates on the related distribution date.  Computershare Trust Company revised the distribution to correct the payment error the following month.

For one CMBS transaction, the related Subject 2025 Computershare CMBS Annual Statement of Compliance disclosed an administrative error relating to an off-cycle adjustment that resulted in one class of certificates not receiving its principal distribution on the related distribution date.  Computershare Trust Company revised the distribution to correct the payment error prior to the next distribution date.

For each of the five CMBS transactions, the related Subject 2025 Computershare CMBS Annual Statement of Compliance states that Computershare Trust Company has reinforced its policies or implemented necessary changes to its procedures and controls in an effort to prevent a reoccurrence of the errors.

Neither Computershare Trust Company nor any of its affiliates intends to retain any economic interest in this securitization, including without limitation any certificates issued by the issuing entity. However, each of Computershare Trust Company and its affiliates will be entitled at their discretion to acquire certificates issued by the issuing entity, and in each such case will have the right to dispose of any such certificates at any time.

The foregoing information set forth under this heading “—The Certificate Administrator” has been provided by Computershare Trust Company.

For a description of any material affiliations, relationships and related transactions between Computershare Trust Company and the other transaction parties, see “Certain Affiliations, Relationships and Related Transactions Involving Transaction Parties”.

The certificate administrator and the trustee will only be liable under the PSA to the extent of the obligations specifically imposed by the PSA. For further information regarding the duties, responsibilities, rights and obligations of the certificate administrator and the trustee under the PSA, including those related to indemnification, see “Pooling and Servicing Agreement—Limitation on Liability; Indemnification”. Certain terms of the PSA regarding the certificate administrator’s and the trustee’s removal, replacement or resignation are described under “Pooling and Servicing Agreement—Resignation and Removal of the Trustee and the Certificate Administrator” in this prospectus.

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The Master Servicer

General

Trimont LLC, a Georgia limited liability company (“Trimont”), will act as the master servicer for all of the Mortgage Loans to be deposited into the issuing entity and as the primary servicer for the Serviced Companion Loans, subject to any primary servicing agreements with other servicers (in such capacity, the “Master Servicer”). Trimont is also (i) the primary servicer with respect to the Sheraton Denver Downtown Hotel Whole Loan pursuant to a primary servicing agreement entered into with Midland Loan Services, a Division of PNC Bank, National Association as the Non-Serviced Master Servicer of such Whole Loan under the BANK 2025-BNK51 PSA, and (ii) the Non-Serviced Master Servicer with respect to the U-Haul AREC RW Portfolio Whole Loan, the Birch Run Premium Outlets Whole Loan, the Houston Multifamily Portfolio Whole Loan, the Landstown Commons Whole Loan and the Park Center Plaza I, II, III Whole Loan under the BMO 2026-C14 PSA.

Trimont is a provider of loan servicing, asset management, due diligence, and customized advisory solutions. The principal servicing offices of Trimont are located at 101 South Tryon Street, Suite 1400, Charlotte, North Carolina 28280 and Two Alliance Center, 3560 Lenox Road NE, Suite 2200, Atlanta, Georgia 30326. Trimont also has offices in the United States located in Overland Park, Kansas, New York, New York, and Dallas, Texas.

As of March 1, 2025 (“CMS Acquisition Closing Date”), Trimont purchased the third-party servicing segment (“CMS”) of Wells Fargo Bank’s commercial mortgage servicing business (the “CMS Transaction”). See “—CMS Transaction” below. As of the CMS Acquisition Closing Date, Trimont is rated (ranked) by Fitch, S&P and Morningstar DBRS as a master servicer, a primary servicer and a special servicer of commercial mortgage loans in the US. Trimont’s servicer ratings (rankings) by each of these agencies are outlined below:

US Servicer Ratings	Fitch[1]	S&P2	Morningstar DBRS[3]
Primary Servicer:	CPS2	Strong	MOR CS2
Master Servicer:	CMS3+	Average	MOR CS3
Special Servicer:	CSS2	Strong	MOR CS2

1 During the intergration period associated with the CMS transaction, as is consistent with Fitch’s criteria and historical practice, the Fitch primary servicer and special servicer ratings of Trimont have been placed on “Rating Watch Negative”.

2 During the integration period associated with the CMS Transaction, the S&P master servicer rating of Trimont has been placed on “Rating Watch Positive” and the S&P special servicer rating of Trimont has been placed on “RankingWatch with negative implications”.

3 Morningstar DBRS has designated the trends for the primary servicer and special servicer rankings of Trimont as “Stable”, and the trend for the master servicer ranking as “Positive”.

Trimont is also rated ‘Strong’ as a Construction Loan Servicer by S&P in the US.

Prior to the CMS Acquisition Closing Date, Trimont had been primary servicing and special servicing securitized and non-securitized commercial and multifamily loans in excess of 15 years.

The following table sets forth information prior to the CMS Acquisition Closing Date about Trimont’s portfolio of primary serviced commercial and multifamily loans (securitized and non-securitized) as of the dates indicated.

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Commercial and Multifamily Mortgage Loans	As of 12/31/2022	As of 12/31/2023	As of 12/31/2024
By Approximate Number:	2,574	2,529	2,301
By Approximate Aggregate Unpaid Principal Balance (in billions):	$100.4	$110.1	$114.6

The following table sets forth information as of December 31, 2025 showing the portfolio of Trimont master or primary serviced commercial and multifamily loans (securitized and non-securitized).

Commercial and Multifamily Mortgage Loans	As of 12/31/2025
By Approximate Number:	19,773
By Approximate Aggregate Unpaid Principal Balance (in billions):	$628.12

The properties securing the loans in Trimont’s servicing portfolio include multifamily, office, retail, hospitality, industrial and other income producing properties.

Within this servicing portfolio, as of December 31, 2025, approximately 15,522 commercial and multifamily loans with an unpaid principal balance of approximately $430.73 billion were loans that back commercial mortgage-backed securities or commercial real estate collateralized debt obligation securities.

Trimont has operating procedures across the various servicing functions to maintain compliance with its servicing obligations and servicing standards under Trimont’s servicing agreements. The only significant changes in Trimont’s policies and procedures over the past three years have come in response to changes in federal or state law or investor requirements. Since the CMS Acquisition Closing Date, Trimont has been incorporating CMS master and primary servicing policies and procedures into its best practices for servicing CMS Loans and newly originated commercial and multifamily loans, including procedures for handling delinquent loans during the period prior to the occurrence of a special servicing transfer event.

Trimont’s servicing platform allows Trimont to process loan servicing activities including, but not limited to: (i) performing account maintenance; (ii) tracking borrower communications; (iii) tracking real estate tax escrows and payments, insurance escrows and payments, replacement reserve escrows and operating statement data and rent rolls; (iv) entering and updating transaction data; and (v) generating various reports.

Prior to the CMS Acquisition Closing Date, Trimont was not the designated primary advancing agent for any of the mortgage loans it serviced. In connection with the CMS Transaction, Trimont acquired the outstanding CMS servicer advances using funding from a Wells Fargo Bank credit facility and other capital sources and expects to use such credit facility and other capital sources to fund the future advancing obligations of Trimont as servicer under the servicing agreements that transferred to Trimont on, or that Trimont enters into following, the CMS Acquisition Closing Date.

The following table sets forth information as of December 31, 2025 showing the approximate principal and interest advances and protective property advances held by Trimont, as master servicer, on commercial and multifamily mortgage loans included in commercial mortgage-backed securitizations.

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As of	Approximate Securitized Master-Serviced Portfolio (UPB)*	Approximate Outstanding Advances (P&I and PPA)*	Approximate Outstanding Advances as % of UPB
12/31/2025	$392,234,136,761	$888,123,108	0.23%

* “UPB” means unpaid principal balance, “P&I” means principal and interest advances and “PPA” means property protection advances.

Trimont may perform some of its obligations under the PSA through one or more third-party vendors, affiliates or subsidiaries, including the engagement of third-party vendors to provide technology or process efficiencies. Trimont monitors its third-party vendors in compliance with its internal procedures and applicable law. Trimont has entered into contracts with third-party vendors for some or all of the following functions:

●	provision of Strategy and Strategy CS software;
●	audit services;
●	tracking and reporting of flood zone changes;
●	abstracting of leasing consent requirements contained in loan documents;
●	legal representation;
●	assembly of data regarding buyer and seller (borrower) with respect to proposed loan assumptions and preparation and underwriting of loan assumption package for review by Trimont;
●	performance of property inspections;
●	performance of tax parcel searches based on property legal description, monitoring and reporting of delinquent taxes, and collection and payment of taxes;
●	Uniform Commercial Code searches and filings;
●	insurance tracking and compliance;
●	onboarding-new loan setup;
●	lien release-filing and tracking;
●	credit investigation and background checks; and
●	defeasance calculations.

Trimont may also enter into agreements with certain firms to act as a primary servicer (or subservicer) and to provide cashiering or non-cashiering sub-servicing on the Mortgage Loans and the Serviced Companion Loans. Trimont will monitor and review the performance of sub-servicers appointed by it. Generally, all amounts received by Trimont on the Mortgage Loans and the Serviced Companion Loans will initially be deposited into a common clearing account with collections on other mortgage loans serviced by Trimont and will then be allocated and transferred to the appropriate account as described in this prospectus. On the day any amount is to be disbursed by Trimont, that amount may be transferred to a common disbursement account prior to disbursement.

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Trimont will not have primary responsibility for custody services of original documents evidencing the Mortgage Loans or the Serviced Companion Loans. On occasion, Trimont may have custody of certain of such documents as are necessary for enforcement actions involving the Mortgage Loans, the Serviced Companion Loans or otherwise. To the extent Trimont performs custodial functions as a servicer, documents will be maintained in a manner consistent with the Servicing Standard.

There are, to the actual current knowledge of Trimont, no special or unique factors of a material nature involved in servicing the Mortgage Loans, as compared to the types of assets serviced by Trimont in other commercial real estate securitization pools generally.

Trimont does not believe that its financial condition will have any adverse effect on the performance of its duties under the PSA and, accordingly, Trimont believes that its financial condition will not have any material impact on the performance of the Mortgage Loans or the Certificates.

No securitization involving commercial or multifamily real estate loans in which Trimont was acting as a servicer has experienced a servicer event of default as a result of any action or inaction of Trimont in such capacity, including as a result of Trimont’s failure to comply with the applicable servicing criteria in connection with any securitization.

From time to time, Trimont is a party to lawsuits and other legal proceedings as part of its duties as a loan servicer (e.g., enforcement of loan obligations) and/or arising in the ordinary course of business. Trimont does not believe that any such lawsuits or legal proceedings, individually or in the aggregate, would be material to the Certificateholders. There are no legal proceedings pending against Trimont, or to which any property of Trimont is subject, that are material to the Certificateholders, nor does Trimont have actual knowledge of any proceedings of this type contemplated by governmental authorities.

A Trimont website (cmsview.trimont.com) provides investors with access to investor reports for commercial mortgage-backed securitization transactions for which Trimont is master servicer, and also provides borrowers with access to current and historical loan and property information for these transactions.

Trimont will enter into one or more agreements with the mortgage loan sellers (1) to purchase the master servicing rights to the related Mortgage Loans and the primary servicing rights with respect to certain of the related Serviced Mortgage Loans and Serviced Companion Loans and/or (2) to be appointed as the master servicer or primary servicer, as the case may be, with respect to such Mortgage Loans and Serviced Companion Loans.

Pursuant to certain interim servicing arrangements between Wells Fargo Bank (and/or certain of its affiliates) and Trimont, Trimont acts as an interim servicer with respect to certain mortgage loans owned by Wells Fargo Bank from time to time, which may include certain of the Mortgage Loans for which Wells Fargo Bank is acting as Mortgage Loan Seller.

Pursuant to certain interim servicing arrangements between Societe Generale Financial Corporation (and/or certain of its affiliates) and Trimont, Trimont acts as an interim servicer with respect to certain mortgage loans owned by Societe Generale Financial Corporation from time to time, which may include certain of the Mortgage Loans for which Societe Generale Financial Corporation is acting as Mortgage Loan Seller.

Pursuant to certain interim servicing arrangements between CREFI (and/or certain of its affiliates) and Trimont, Trimont acts as an interim servicer with respect to certain mortgage

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loans owned by CREFI from time to time, which may include certain of the Mortgage Loans for which CREFI is acting as Mortgage Loan Seller.

Pursuant to certain interim servicing arrangements between UBS AG New York Branch (and/or certain of its affiliates) and Trimont, Trimont acts as an interim servicer with respect to certain mortgage loans owned by UBS AG New York Branch from time to time, which may include certain of the Mortgage Loans for which UBS AG New York Branch is acting as Mortgage Loan Seller.

Pursuant to certain interim servicing arrangements between BSPRT (and/or certain of its affiliates) and Trimont, Trimont acts as an interim servicer with respect to certain mortgage loans owned by BSPRT from time to time, which may include certain of the Mortgage Loans for which BSPRT is acting as Mortgage Loan Seller.

Pursuant to certain interim servicing arrangements between LMF (and/or certain of its affiliates) and Trimont, Trimont acts as an interim servicer with respect to certain mortgage loans owned by LMF from time to time, which may include certain of the Mortgage Loans for which LMF is acting as Mortgage Loan Seller.

Pursuant to certain interim servicing arrangements between SMC (and/or certain of its affiliates) and Trimont, Trimont acts as an interim servicer with respect to certain mortgage loans owned by SMC from time to time, which may include certain of the Mortgage Loans for which SMC is acting as Mortgage Loan Seller.

Neither Trimont nor any of its affiliates intends to retain any certificates issued by the issuing entity or any other economic interest in this securitization. However, Trimont or its affiliates may acquire certain classes of certificates on the Closing Date or pursuant to secondary market transactions in the future. Any such party will have the right to dispose of any such certificates at any time.

CMS Transaction

As of the CMS Acquisition Closing Date, Trimont purchased the third-party servicing segment (“CMS”) of Wells Fargo Bank’s commercial mortgage servicing business. The CMS Transaction did not include Wells Fargo Bank’s rights and obligations related to the servicing of loans that Wells Fargo Bank originated for Fannie Mae, Freddie Mac, and FHA/Ginnie Mae, which will continue to be serviced by Wells Fargo Bank.

Senior leadership of Trimont and CMS and certain Trimont and former Wells Fargo Bank corporate functions that supported CMS were generally integrated within Trimont on or shortly following the CMS Acquisition Closing Date. Most of the CMS employees along with relevant CMS systems, technologies and operating procedures and guidelines supporting CMS were transferred to Trimont as part of the CMS Transaction. Further, as of the CMS Acquisition Closing Date, Wells Fargo Bank’s duties, obligations, and rights as servicer, under the related servicing agreements were transferred to Trimont, subject to the terms and conditions of such servicing agreements.

Currently, Trimont operates two loan servicing technology platforms with each using a separate instance of McCracken Financial Solutions software, Strategy CS. Until the two instances of Strategy CS are consolidated, Trimont expects to continue to service the loans it was servicing prior to the CMS Acquisition Closing Date using operating guidelines, procedures and the servicing technology platform that Trimont was using prior to the CMS Acquisition Closing Date and Trimont expects to service loans serviced under the servicing agreements transferred in connection with the CMS Transaction and certain loans serviced

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under CMBS servicing agreements entered into by Trimont after the CMS Acquisition Closing Date (“CMS Loans”), including the Mortgage Loans, in accordance with the CMS operating guidelines, procedures and servicing technology platform.

The foregoing information set forth under this sub-heading regarding Trimont has been provided by Trimont.

For a description of any material affiliations, relationships and related transactions between Trimont, in its capacity as master servicer, and the other transaction parties, see “Certain Affiliations, Relationships and Related Transactions Involving Transaction Parties”.

Trimont will have various duties under the PSA. Certain duties and obligations of Trimont are described under “Pooling and Servicing Agreement—General” and “—Enforcement of ‘Due-on-Sale’ and ‘Due-on-Encumbrance’ Provisions”. The ability of a master servicer to waive or modify any terms, fees, penalties or payments on the Serviced Mortgage Loans, and the effect of that ability on the potential cash flows from such Mortgage Loans, are described under “Pooling and Servicing Agreement—Modifications, Waivers and Amendments”. Each applicable master servicer’s obligations as the servicer to make advances, and the interest or other fees charged for those advances and the terms of each applicable master servicer’s recovery of those advances, are described under “Pooling and Servicing Agreement—Advances”.

Trimont, in its capacity as master servicer, will only be liable under the PSA to the extent of the obligations specifically imposed by the PSA. Certain terms of the PSA regarding each applicable master servicer’s removal, replacement or resignation are described under “Pooling and Servicing Agreement—Termination of a Master Servicer or Special Servicer for Cause”, “—Termination of a Master Servicer or Special Servicer for Cause—Servicer Termination Events”, “—Rights Upon Servicer Termination Event” and “—Waiver of Servicer Termination Event”. Each applicable master servicer’s rights and obligations with respect to indemnification, and certain limitations on each applicable master servicer’s liability under the PSA, are described under “Pooling and Servicing Agreement—Limitation on Liability; Indemnification” in this prospectus.

The Special Servicer

LNR Partners, LLC (“LNR Partners”), a Florida limited liability company and a subsidiary of Starwood Property Trust, Inc. (“STWD”), a Maryland corporation, will initially be appointed to act as the special servicer for the Mortgage Loans to be deposited into the issuing entity (other than any Non-Serviced Mortgage Loan (except as described in this prospectus) and any Excluded Special Servicer Loan) and any Serviced Companion Loan. The principal executive offices of LNR Partners are located at 2340 Collins Avenue, Suite 700, Miami Beach, Florida 33139 and its telephone number is (305) 695-5600. LNR Partners is the current special servicer under the BBCMS 2025-C39 pooling and servicing agreement. LNR Securities Holdings, LLC, an affiliate of LNR Partners, is also the current controlling class representative under the BBCMS 2025-C39 pooling and servicing agreement.

STWD through its subsidiaries, affiliates and joint ventures, is involved in the real estate finance, management and development business and engages in, among other activities:

●	acquiring, developing, repositioning, managing and selling commercial and multifamily residential real estate properties,
●	investing in high-yielding real estate-related debt and equity, and
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●	investing in, and managing as special servicer, unrated, below investment grade rated and investment grade rated commercial mortgage backed securities.

LNR Partners and its affiliates have substantial experience in working out loans and in performing the other obligations of the special servicer as more particularly described in the PSA, including, but not limited to, processing borrower requests for lender consent to assumptions, leases, easements, partial releases and expansion and/or redevelopment of the mortgaged properties. LNR Partners and its affiliates have been engaged in the special servicing of commercial real estate assets for over 27 years. The number of commercial mortgage backed securitization pools specially serviced by LNR Partners and its affiliates has increased from 46 in December 1998 to 188 as of December 31, 2025. More specifically, LNR Partners (and its predecessors in interest) acted as special servicer with respect to:

●	84 domestic commercial mortgage backed securitization pools as of December 31, 2001, with a then current face value in excess of $53 billion;
●	101 domestic commercial mortgage backed securitization pools as of December 31, 2002, with a then current face value in excess of $67 billion;
●	113 domestic commercial mortgage backed securitization pools as of December 31, 2003, with a then current face value in excess of $79 billion;
●	134 domestic commercial mortgage backed securitization pools as of December 31, 2004, with a then current face value in excess of $111 billion;
●	142 domestic commercial mortgage backed securitization pools as of December 31, 2005, with a then current face value in excess of $148 billion;
●	143 domestic commercial mortgage backed securitization pools as of December 31, 2006, with a then current face value in excess of $201 billion;
●	143 domestic commercial mortgage backed securitization pools as of December 31, 2007 with a then current face value in excess of $228 billion;
●	138 domestic commercial mortgage backed securitization pools as of December 31, 2008 with a then current face value in excess of $210 billion;
●	136 domestic commercial mortgage backed securitization pools as of December 31, 2009 with a then current face value in excess of $191 billion;
●	144 domestic commercial mortgage backed securitization pools as of December 31, 2010 with a then current face value in excess of $201 billion;
●	140 domestic commercial mortgage backed securitization pools as of December 31, 2011 with a then current face value in excess of $176 billion;
●	131 domestic commercial mortgage backed securitization pools as of December 31, 2012 with a then current face value in excess of $136 billion;
●	141 domestic commercial mortgage backed securitization pools as of December 31, 2013 with a then current face value in excess of $133 billion;
●	152 domestic commercial mortgage backed securitization pools as of December 31, 2014 with a then current face value in excess of $135 billion;
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●	159 domestic commercial mortgage backed securitization pools as of December 31, 2015 with a then current face value in excess of $111 billion;
●	153 domestic commercial mortgage backed securitization pools as of December 31, 2016 with a then current face value in excess of $87 billion;
●	160 domestic commercial mortgage backed securitization pools as of December 31, 2017 with a then current face value in excess of $68.9 billion;
●	175 domestic commercial mortgage backed securitization pools as of December 31, 2018 with a then current face value in excess of $78.6 billion;
●	185 domestic commercial mortgage backed securitization pools as of December 31, 2019 with a then current face value in excess of $93.9 billion;
●	162 domestic commercial mortgage backed securitization pools as of December 31, 2020 with a then current face value in excess of $82.2 billion;
●	172 domestic commercial mortgage backed securitization pools as of December 31, 2021 with a then current face value in excess of $97.4 billion;
●	182 domestic commercial mortgage backed securitization pools as of December 31, 2022 with a then current face value in excess of $112.3 billion;
●	178 domestic commercial mortgage backed securitization pools as of December 31, 2023 with a then current face value in excess of $101.9 billion;
●	196 domestic commercial mortgage backed securitization pools as of December 31, 2024 with a then current face value in excess of $111.8 billion; and
●	188 domestic commercial mortgage backed securitization pools as of December 31, 2025 with a then current face value in excess of $99.1 billion.

As of December 31, 2025, LNR Partners has resolved approximately $93.9 billion of U.S. commercial and multifamily loans over the past 27 years, including approximately $1.1 billion of U.S. commercial and multifamily mortgage loans during 2001, approximately $1.9 billion of U.S. commercial and multifamily mortgage loans during 2002, approximately $1.5 billion of U.S. commercial and multifamily mortgage loans during 2003, approximately $2.1 billion of U.S. commercial and multifamily mortgage loans during 2004, approximately $2.4 billion of U.S. commercial and multifamily mortgage loans during 2005, approximately $0.9 billion of U.S. commercial and multifamily mortgage loans during 2006, approximately $1.4 billion of U.S. commercial and multifamily mortgage loans during 2007, approximately $1.0 billion of U.S. commercial and multifamily mortgage loans during 2008, approximately $1.2 billion of U.S. commercial and multifamily mortgage loans during 2009, approximately $7.7 billion of U.S. commercial and multifamily mortgage loans during 2010, approximately $10.9 billion of U.S. commercial and multifamily mortgage loans during 2011, approximately $11.7 billion of U.S. commercial and multifamily mortgage loans during 2012, approximately $6.5 billion of U.S. commercial and multifamily mortgage loans during 2013, approximately $6.3 billion of U.S. commercial and multifamily mortgage loans during 2014, approximately $6 billion of U.S. commercial and multifamily mortgage loans during 2015, approximately $3.9 billion of U.S. commercial and multifamily mortgage loans during 2016, approximately $4.5 billion of U.S. commercial and multifamily mortgage loans during 2017, approximately $3.8 billion of U.S. commercial and multifamily mortgage loans during 2018, approximately $2.6 billion of U.S. commercial and multifamily mortgage loans during 2019, approximately $2.9 billion of U.S. commercial and multifamily mortgage loans during

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2020, approximately $4.8 billion of U.S. commercial and multifamily mortgage loans during 2021, approximately $3 billion of U.S. commercial and multifamily mortgage loans during 2022, approximately $1.4 billion of U.S. commercial and multifamily mortgage loans during 2023, approximately $3.8 billion of U.S. commercial and multifamily mortgage loans during 2024, and approximately $2.6 billion of U.S. commercial and multifamily mortgage loans during 2025.

STWD or one of its affiliates generally seeks CMBS investments where it has the right to appoint LNR Partners as the special servicer. LNR Partners and its affiliates have regional offices located across the country in Florida, Georgia, California, New York and North Carolina. As of December 31, 2025, LNR Partners and its affiliates specially service a portfolio, which included approximately 5,211 assets across the United States with a then current face value of approximately $99.1 billion, all of which are commercial real estate assets. Those commercial real estate assets include mortgage loans secured by the same types of income producing properties as secure the mortgage loans backing the certificates. Accordingly, the assets of LNR Partners and its affiliates may, depending upon the particular circumstances, including the nature and location of such assets, compete with the mortgaged real properties securing the underlying mortgage loans for tenants, purchasers, financing and so forth. LNR Partners does not service any assets other than commercial real estate assets.

LNR Partners maintains internal and external watch lists, corresponds with master servicers on a monthly basis and conducts overall deal surveillance and shadow servicing. LNR Partners has developed distinct strategies and procedures for working with borrowers on problem loans (caused by delinquencies, bankruptcies or other breaches of the loan documents) designed to maximize value from the assets for the benefit of the certificateholders. These strategies and procedures vary on a case by case basis, and include, but are not limited to, liquidation of the underlying collateral, note sales, discounted payoffs, and borrower negotiation or workout in accordance with the applicable servicing standard. Generally, four basic factors are considered by LNR Partners as part of its analysis and determination of what strategies and procedures to utilize in connection with problem loans. They are (i) the condition and type of mortgaged property, (ii) the borrower, (iii) the jurisdiction in which the mortgaged property is located and (iv) the actual terms, conditions and provisions of the underlying loan documents. After each of these items is evaluated and considered, LNR Partners’ strategy is guided by the servicing standard and all relevant provisions of the applicable pooling and servicing agreement pertaining to specially serviced and REO mortgage loans.

LNR Partners has the highest ratings afforded to special servicers by S&P (strong), Fitch (CSS1) and DBRS/Morningstar (CS1).

There have not been, during the past three years, any material changes to the policies or procedures of LNR Partners in the servicing function it will perform under the PSA for assets of the same type included in this securitization transaction. LNR Partners has not engaged, and currently does not have any plans to engage, any sub-servicers to perform on its behalf any of its duties with respect to this securitization transaction. LNR Partners does not believe that its financial condition will have any adverse effect on the performance of its duties under the PSA will not have any material impact on the Mortgage Pool performance or the performance of the Certificates. Generally, LNR Partners’ servicing functions under pooling and servicing agreements do not include collection on the pool assets, however LNR Partners does maintain certain operating accounts with respect to REO mortgage loans in accordance with the terms of the applicable pooling and servicing agreements and consistent with the servicing standard set forth in each of such pooling and servicing agreements. LNR Partners does not have any material advancing obligations with respect to

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the commercial mortgage backed securitization pools as to which it acts as special servicer. Generally, LNR Partners has the right, but not the obligation, to make property related servicing advances in emergency situations with respect to commercial mortgage backed securitization pools as to which it acts as special servicer.

LNR Partners will not have primary responsibility for custody services of original documents evidencing the underlying mortgage loans. On occasion, LNR Partners may have custody of certain of such documents as necessary for enforcement actions involving particular mortgage loans or otherwise. To the extent that LNR Partners has custody of any such documents, such documents will be maintained in a manner consistent with the Servicing Standard.

No securitization transaction involving commercial or multifamily mortgage loans in which LNR Partners was acting as special servicer has experienced an event of default as a result of any action or inaction by LNR Partners as special servicer. LNR Partners has not been terminated as servicer in a commercial mortgage loan securitization, either due to a servicing default or to application of a servicing performance test or trigger. In addition, there has been no previous disclosure of material noncompliance with servicing criteria by LNR Partners with respect to any other securitization transaction involving commercial or multifamily mortgage loans in which LNR Partners was acting as special servicer.

There are, to the actual current knowledge of LNR Partners, no special or unique factors of a material nature involved in special servicing the particular types of assets included in the subject securitization, as compared to the types of assets specially serviced by LNR Partners in other commercial mortgage backed securitization pools generally, for which LNR Partners has developed processes and procedures which materially differ from the processes and procedures employed by LNR Partners in connection with its special servicing of commercial mortgaged backed securitization pools generally.

There are currently no legal proceedings pending, and no legal proceedings known to be contemplated, by governmental authorities, against LNR Partners or of which any of its property is the subject, that are material to the Certificateholders.

LNR Partners is not an affiliate of the depositor, the underwriters, the issuing entity, the master servicer, the trustee, the certificate administrator, the operating advisor, the asset representations reviewer, any sponsor, any originator or any significant obligor.

Except as disclosed in this prospectus and except for (i) LNR Partners acting as special servicer for this securitization transaction, (ii) LNR Partners being the current special servicer under the BBCMS 2025-C39 pooling and servicing agreement and (iii) LNR Securities Holdings, LLC, an affiliate of LNR Partners, being the current controlling class representative under the BBCMS 2025-C39 pooling and servicing agreement, there are no specific relationships that are material involving or relating to this securitization transaction or the securitized mortgage loans between LNR Partners or any of its affiliates, on the one hand, and the issuing entity, the sponsors, the trustee, the certificate administrator, any originator, any significant obligor, the master servicer, the operating advisor or the asset representations reviewer, on the other hand, that currently exist or that existed during the past two years. In addition, other than as disclosed in this prospectus, there are no business relationships, agreements, arrangements, transactions or understandings that have been entered into outside the ordinary course of business or on terms other than would be obtained in an arm’s length transaction with an unrelated third party – apart from this securitization transaction – between LNR Partners or any of its affiliates, on the one hand, and the issuing entity, the sponsors, the trustee, the certificate administrator, any originator, any significant obligor, the master servicer, the operating advisor or the asset

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representations reviewer, on the other hand, that currently exist or that existed during the past two years and that are material to an investor’s understanding of the certificates.

In the commercial mortgage backed securitizations in which LNR Partners acts as special servicer, LNR Partners may enter into one or more arrangements with any party entitled to appoint or remove and replace the special servicer to provide for a discount and/or revenue sharing with respect to certain of the special servicer compensation in consideration of, among other things, LNR Partners’ appointment as special servicer under the applicable servicing agreement and limitations on such person’s right to replace LNR Partners as the special servicer.

Except as described in “Pooling and Servicing Agreement—Servicing and Other Compensation and Payment of Expenses—Special Servicing Compensation”, and except for LNR Partners being the current special servicer under the BBCMS 2025-C39 pooling and servicing agreement, neither LNR Partners nor any of its affiliates will retain on the Closing Date any Certificates issued by the Trust or, except as discussed in this prospectus, any other economic interest in this securitization (although for the avoidance of doubt, LNR Partners will be entitled to special servicing fees and certain other fees and compensation as described in this prospectus with respect to the Mortgage Loans, the Serviced Companion Loans and any Non-Serviced Mortgage Loans serviced by LNR). However, LNR Partners or its affiliates may, from time to time after the initial sale of the Certificates to investors on the Closing Date, acquire additional Certificates pursuant to secondary market transactions. Any such party will have the right to dispose of such Certificates at any time.

The foregoing information concerning the Special Servicer has been provided by LNR Partners, LLC.

Certain duties and obligations of the Special Servicer and the provisions of the Pooling and Servicing Agreement are described under “Pooling and Servicing Agreement”. The special servicer’s ability to waive or modify any terms, fees, penalties or payments on the Mortgage Loans and the potential effect of that ability on the potential cash flows from the Mortgage Loans are described under “Pooling and Servicing Agreement—Modifications, Waivers and Amendments”.

The special servicer may be terminated, with respect to the Mortgage Loans serviced under the PSA (a) with or without cause by the directing holder, (b) for cause at any time, and (c) otherwise without cause as described under “Pooling and Servicing Agreement—Replacement of the Special Servicer Without Cause”, upon satisfaction of certain conditions specified in the PSA. The special servicer may resign under the PSA as described under “Pooling and Servicing Agreement—Resignation of the Master Servicer and Special Servicer”. The Special Servicer and various related persons and entities will be entitled to be indemnified by the Issuing Entity for certain losses and liabilities incurred by the special servicer as described under “Pooling and Servicing Agreement—Limitation on Liability; Indemnification”.

The Primary Servicer

Midland Loan Services, a Division of PNC Bank, National Association (“Midland”), is expected to act as the primary servicer of certain Mortgage Loans to be sold to the depositor by JPMorgan Chase Bank, National Association and Citi Real Estate Funding Inc. (collectively, 22.3%) (such Mortgage Loans, the “Midland Serviced Mortgage Loans”). Midland is expected to be initially responsible for the primary servicing and administration of such Midland Serviced Mortgage Loans pursuant to a certain primary servicing agreement expected to be entered into between Midland, as primary servicer, and Trimont LLC, as

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master servicer (the “Midland Primary Servicing Agreement”). Certain servicing and administrative functions may also be provided by one or more subservicers that previously serviced the mortgage loans for the applicable loan seller.

Midland’s principal servicing office is located at 10851 Mastin Street, Building 82, Suite 300, Overland Park, Kansas 66210.

Midland is a commercial financial services company that provides loan servicing and asset management for large pools of commercial and multifamily real estate assets. Midland is approved as a master servicer, special servicer and primary servicer for investment-grade CMBS by S&P, Moody’s, Fitch, Morningstar DBRS and KBRA. Midland has received rankings as a master, primary and special servicer of real estate assets under U.S. CMBS transactions from S&P, Fitch and Morningstar DBRS. For each category, S&P ranks Midland as “Strong”. Morningstar DBRS ranks Midland as “MOR CS2” for master servicer, “MOR CS1” for primary servicer, and “MOR CS1” for special servicer. Fitch ranks Midland as “CMS2+” for master servicer, “CPS2+” for primary servicer, and “CSS2+” for special servicer. Midland is also a HUD/FHA-approved mortgagee and a Fannie Mae-approved multifamily loan servicer.

Midland has detailed operating procedures across the various servicing functions to maintain compliance with its servicing obligations and the servicing standards under Midland’s servicing agreements, including procedures for managing delinquent and specially serviced loans. The policies and procedures are reviewed annually and centrally managed.

Furthermore, Midland’s business continuity and disaster recovery plans are reviewed and tested annually. While Midland operates under a work-from-home strategy for certain personnel, Midland’s policies, operating procedures and business continuity plan contemplate and provide the mechanism for any Midland personnel currently working in the office to transition to work-from-home as determined by management to comply with changes in federal, state or local laws, regulations, executive orders, other requirements and/or guidance, to address health and/or other concerns related to a pandemic or other significant event or to address market or other business purposes.

In accordance with the PSA and Midland Primary Servicing Agreement, Midland has engaged (or may in the future engage) one or more third-party vendors and/or affiliates to support Midland’s performance of certain duties and/or obligations under the PSA, including, but not limited to, with respect to one or more of the following tasks:

●	converting and de-converting loans to or from the servicing system and setting up any applicable cash management waterfall;
●	calculating certain amounts such as principal and interest payments, default interest, deferred interest, rent escalations, financial statement penalty fees, payoff amounts and other ad hoc items;
●	calculating remittances and allocated loan and appraisal reduction amounts and preparing remittance reports and other related reports, including Schedule AL;
●	administering certain aspects relating to reserve account disbursement requests;
●	assisting with the collection of financial/operating statements and rent rolls and performing operating statement and rent roll spreading activities;
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●	monitoring covenant compliance and occupancy and tenant-related triggers, completing certain covenant calculations, tests and related analyses and identifying loans for Midland to proceed with cash management implementation;
●	UCC, tax and insurance-related researching, monitoring, filing, reporting, collecting and tracking, and lien release filing and tracking;
●	performing property inspections and preparing the related property inspection reports;
●	updating of the servicing system periodically with certain information, such as with respect to borrower, collateral, loan terms, escrows, reserves, covenants, loan-level transactions (i.e., amendments, assumptions, defeasances, etc.) and servicing fees;
●	processing loan and bring current statements and updating receivables;
●	per Midland’s requirements, generating certain correspondence including hello letters, missed payment letters, financial statement demand letters and event of default letters; and
●	one or more additional tasks assigned by Midland; provided, however, such tasks will not include holding or collecting funds or performing asset management (other than document review and preparation in support of Midland’s asset managers’ processing of certain asset management transactions).

Notwithstanding the foregoing, Midland will remain responsible for Midland’s duties and/or obligations under the PSA. Midland monitors and oversees its third-party vendors in compliance with its internal procedures, the PSA and applicable law.

Midland will not have primary responsibility for custody services of original documents evidencing the underlying Midland Serviced Mortgage Loans. Midland may from time to time have custody of certain of such documents as necessary for enforcement actions involving particular Midland Serviced Mortgage Loans or otherwise. To the extent that Midland has custody of any such documents for any such servicing purposes, such documents will be maintained in a manner consistent with the servicing standard.

No securitization transaction involving commercial or multifamily mortgage loans in which Midland was acting as master servicer, primary servicer or special servicer has experienced a servicer event of default as a result of any action or inaction of Midland as master servicer, primary servicer or special servicer, as applicable, including as a result of Midland’s failure to comply with the applicable servicing criteria in connection with any securitization transaction. Midland has made all advances required to be made by it under the servicing agreements on the commercial and multifamily mortgage loans serviced by Midland in securitization transactions.

From time-to-time Midland is a party to lawsuits and other legal proceedings as part of its duties as a loan servicer (e.g., enforcement of loan obligations) and/or arising in the ordinary course of business. Midland does not believe that any such lawsuits or legal proceedings would, individually or in the aggregate, have a material adverse effect on its business or its ability to service loans pursuant to the PSA.

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Midland may enter into one or more arrangements with the Directing Certificateholder, a Controlling Class Certificateholder, any directing certificateholder, any Companion Holder, the other Certificateholders (or an affiliate or a third-party representative of one or more of the preceding) or any other person with the right to appoint or remove and replace the special servicer to provide for (i) a discount, waiver and/or revenue sharing with respect to certain of the special servicer compensation and/or (ii) certain services, in each case, in consideration of, among other things, Midland’s appointment (or continuance) as special servicer under the PSA and any related co-lender agreement and limitations on the right of such person to remove the special servicer.

Midland currently maintains an internet-based investor reporting system, CRE Servicing Insight®, that contains performance information at the portfolio, loan and property levels on the various commercial mortgage-backed securities transactions that it services. Certificateholders, prospective transferees of the certificates and other appropriate parties may obtain access to CRE Servicing Insight® through Midland’s website at www.pnc.com/midland. Midland may require registration and execution of an access agreement in connection with providing access to CRE Servicing Insight®.

As of December 31, 2025, Midland was master and primary servicing approximately 19,041 commercial and multifamily mortgage loans with a principal balance of approximately $429 billion. The collateral for such loans may be located in all 50 states, the District of Columbia, Puerto Rico, Guam, US Virgin Islands and Canada. Approximately 13,765 of such loans, with a total principal balance of approximately $352 billion, pertain to commercial and multifamily mortgage-backed securities. The related loan pools include multifamily, office, retail, hospitality and other income-producing properties.

Midland has been servicing mortgage loans in CMBS transactions since 1992. The table below contains information on the size of the portfolio of commercial and multifamily loans and leases in CMBS and other servicing transactions for which Midland has acted as master and/or primary servicer from 2023 to 2025.

Portfolio Size - Master/Primary Servicing	Calendar Year End (Approximate amounts in billions)
	2023	2024	2025
CMBS	$336	$347	$352
Other	$244	$173	$156
Total	$580	$521	$508

As of December 31, 2025, Midland was named the special servicer in approximately 298 commercial mortgage-backed securities transactions with an aggregate outstanding principal balance of approximately $105 billion. With respect to such commercial mortgage-backed securities transactions as of such date, Midland was administering approximately 213 assets with an outstanding principal balance of approximately $5.2 billion.

Midland has acted as a special servicer for commercial and multifamily mortgage loans in CMBS transactions since 1992. The table below contains information on the size of the portfolio of specially serviced commercial and multifamily loans, leases and REO properties

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that have been referred to Midland as special servicer in CMBS transactions from 2023 to 2025.

Portfolio Size - Special Servicing	Calendar Year End (Approximate amounts in billions)
	2023	2024	2025
Total	$119	$118	$105

Midland is also (i) the master servicer under the BANK 2025-BNK51 PSA, pursuant to which the Sheraton Denver Downtown Hotel Whole Loan, the 255 Greenwich Whole Loan and the Ellenton Premium Outlets Whole Loan are being serviced and (ii) the master servicer under the BBCMS 2025-C39 PSA, pursuant to which the Brandywine Regency Warehouse & Distribution Center Whole Loan is being serviced.

From time to time, Midland and/or its affiliates may purchase or sell securities, including CMBS certificates. Midland and/or its affiliates may review this prospectus and purchase or sell certificates issued in this offering, including in the secondary market.

Pursuant to certain interim servicing agreements between JPMCB and certain of its affiliates, on the one hand, and Midland, on the other hand, Midland acts as interim servicer with respect to certain mortgage loans, including, prior to their inclusion in the issuing entity, certain of the JPMCB Mortgage Loans.

Pursuant to certain interim servicing agreements between Wells Fargo Bank and certain of its affiliates, on the one hand, and Midland, on the other hand, Midland acts as interim servicer with respect to certain mortgage loans.

Pursuant to certain interim servicing agreements between Societe Generale Financial Corporation and certain of its affiliates, on the one hand, and Midland, on the other hand, Midland acts as interim servicer with respect to certain mortgage loans, including prior to their inclusion in the issuing entity, certain of the Societe Generale Financial Corporation Mortgage Loans.

Pursuant to certain interim servicing agreements between BMO and certain of its affiliates, on the one hand, and Midland, on the other hand, Midland acts as interim servicer with respect to certain mortgage loans, including prior to their inclusion in the issuing entity, certain of the BMO Mortgage Loans.

Pursuant to certain interim servicing agreements between CREFI and certain of its affiliates, on the one hand, and Midland, on the other hand, Midland acts as interim servicer with respect to certain mortgage loans, including prior to their inclusion in the issuing entity, certain of the CREFI Mortgage Loans.

Pursuant to certain interim servicing agreements between UBS AG New York Branch and certain of its affiliates, on the one hand, and Midland, on the other hand, Midland acts as interim servicer with respect to certain mortgage loans, including prior to their inclusion in the issuing entity, certain of the UBS AG New York Branch Mortgage Loans.

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Pursuant to certain interim servicing agreements between NREC and certain of its affiliates, on the one hand, and Midland, on the other hand, Midland acts as interim servicer with respect to certain mortgage loans, including prior to their inclusion in the issuing entity, certain of the NREC Mortgage Loans.

PNC Bank, National Association (“PNC Bank”) and its affiliates may use some of the same service providers (e.g., legal counsel, accountants and appraisal firms) as are retained on behalf of the issuing entity. In some cases, fee rates, amounts or discounts may be offered to PNC Bank and its affiliates by a third party vendor which differ from those offered to the trust fund as a result of scheduled or ad hoc rate changes, differences in the scope, type or nature of the service or transaction, alternative fee arrangements, and negotiation by PNC Bank or its affiliates other than Midland.

The foregoing information concerning the Primary Servicer has been provided by Midland.

Summary of the Midland Primary Servicing Agreement

Midland has acquired the right to be appointed as the primary servicer of the Midland Serviced Mortgage Loans and any related Serviced Companion Loans (together with the Midland Serviced Mortgage Loans, the “Midland Serviced Loans”). Accordingly, Trimont LLC, as master servicer, and Midland, as primary servicer, will be required to enter into the Midland Primary Servicing Agreement to be dated as of April 1, 2026. The primary servicing of the Midland Serviced Loans will be governed by the Midland Primary Servicing Agreement. The following summary describes certain provisions of the Midland Primary Servicing Agreement relating to the primary servicing and administration of the Midland Serviced Loans. Any reference to Mortgage Loans (or related defined terms) in this section is intended to only apply to the Midland Serviced Mortgage Loans.

Pursuant to the Midland Primary Servicing Agreement, Midland, as primary servicer, on behalf of the Master Servicer, will be responsible for certain of the obligations of the Master Servicer with respect to the Midland Serviced Mortgage Loans described in “Pooling and Servicing Agreement”, including, but not limited to: collecting monthly payments and escrow and reserve payments and maintaining a primary servicer collection account and applicable escrow and reserve accounts (consistent with the requirements of the PSA) to hold such collections; remitting to the Master Servicer on a timely basis monthly payments less any primary servicing fees, escrow and reserve payments, funds allocated for payment to any related Serviced Companion Loan Holder, and payments in the nature of additional servicing compensation due to Midland, as primary servicer; collecting borrower reports, budgets, operating statements, income statements, and rent rolls; preparing reports (including, but not limited to, collection reports, monthly remittance reports, and various CREFC® reports) and performing annual inspections of the related Mortgaged Property; promptly notifying the Master Servicer of any defaults under the Midland Serviced Mortgage Loans, collection issues or customer issues; provided that Midland will not take any action with respect to enforcing such loans without the prior written approval of the Master Servicer; monitoring borrower insurance obligations on such loans and obtaining such property level insurance when the borrower fails to maintain such insurance; maintaining an appropriate fidelity bond and errors and omissions insurance (or self-insurance). Midland will be responsible for performing the primary servicing of the Midland Serviced Loans in a manner consistent with the Servicing Standard under the PSA.

Midland may hold certain original letters of credit on behalf of the Master Servicer and Trustee for the benefit of the Certificateholders, but will not hold any other portion of a Mortgage File; provided that from time to time, Midland may temporarily have possession of

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certain other documents in the Mortgage File in connection with certain servicing duties. Additionally, Midland will be responsible for maintaining the servicing file (or any portion thereof) and releasing files in accordance with the PSA and the Midland Primary Servicing Agreement. Any portion of the servicing file or the Mortgage File in Midland’s possession will be required to be held by Midland, on behalf of the Master Servicer for the benefit of the Certificateholders and will be identified in accordance with Midland’s customary procedures by assigning a loan number that will reflect the ownership of the related Mortgage Loan by the trustee.

Midland will have no obligation to make, or be permitted to make, any principal and interest advance or any servicing advances except as described in the following sentence. With respect to any servicing advance required to be made on an urgent or emergency basis such that Midland is unable to provide the Master Servicer with sufficient notice to enable the Master Servicer to make such servicing advance, Midland may, in Midland’s sole discretion, make such servicing advance with prior notice to the Master Servicer if reasonably practicable and the Master Servicer will be required to reimburse Midland for such servicing advance and interest thereon within 5 Business Days of receipt of written request therefor.

Midland will not communicate directly with any Rating Agency regarding the Midland Serviced Mortgage Loans or the Midland Primary Servicing Agreement except in limited circumstances set forth in the Midland Primary Servicing Agreement.

For so long as Midland is not the Special Servicer under the PSA, Midland may not take any action with respect to any Major Decision or certain other actions as set forth in the Midland Primary Servicing Agreement unless Midland has confirmed with the Master Servicer that the Master Servicer is either obligated to process or that the Master Servicer and the special servicer have mutually agreed that the Master Servicer will process such request pursuant to the PSA. Following such confirmation, Midland may not permit or consent to any Major Decision or take any other action requiring the approval of the Master Servicer under the Midland Primary Servicing Agreement without the prior written approval of the Master Servicer. Such consent will be subject to the consent of the Special Servicer to the extent set forth in the PSA.

During any such time that Midland is acting as the Special Servicer under the PSA (if Midland were to be appointed as a successor to the Special Servicer), and subject to the following paragraph, if pursuant to the PSA the Master Servicer is responsible for processing any Major Decision or certain other actions as set forth in the Midland Primary Servicing Agreement, then Midland will be required to perform the obligations of the Master Servicer with respect to such transaction (including dealing directly with, and obtaining the consent of, the special servicer on matters for which the PSA requires the Master Servicer to deal with, or obtain the consent of, the Special Servicer) without the approval of the Master Servicer, but subject to all requirements and restrictions set forth in the relevant provisions of the PSA and the paragraph below; provided, however, that the Midland will be required to copy the Master Servicer on all correspondence to the Special Servicer and the related mortgagor regarding such matters and Midland will be required to prepare any package and analysis necessary to obtain any required Rating Agency Confirmation and forward such package to the Master Servicer. Midland will process and close any defeasance and obtain any required consent of the Master Servicer to such defeasance. Notwithstanding the foregoing, with respect to any assumption, transfer, defeasance, or certain other actions as set forth in the Midland Primary Servicing Agreement for which the PSA does not require the Master Servicer to obtain the consent or approval of the Special Servicer, Midland will not be permitted to consent to any such action without the prior written consent of the Master Servicer. With respect to any such proposed action requiring the consent of the Master

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Servicer (and not the consent of the Special Servicer, if Midland is acting in such capacity), Midland will be required to perform and forward to the Master Servicer any analysis, recommendation or other information required to be prepared and/or delivered by the Master Servicer and, if the Master Servicer consents to any such modification, extension, waiver, consent or other action, Midland will close such transaction or grant such consent. Midland will not be permitted to permit any principal prepayment or defeasance with respect to any Mortgage Loan or Serviced Companion Loan without the written consent of the Master Servicer.

With respect to any matter described in the prior two paragraphs, the Master Servicer (not Midland) will deal with the 17g-5 Information Provider and the related Rating Agencies to the extent required by the PSA with respect to such matters (including requesting any approvals or any Rating Agency Confirmation, if applicable). Additionally, consistent with the requirements described in the prior two paragraphs, Midland will process and close any defeasance subject to the written consent of the Master Servicer.

In the event that Midland, in the good faith and reasonable judgment of the Master Servicer, violates the Servicing Standard or otherwise commits a “Servicer Termination Event” under the PSA in connection with the granting or withholding of any approval as described in the prior paragraph, Midland thereafter will no longer be permitted to exercise the approval rights described in the prior paragraph and will thereafter be required to seek the approval of the Master Servicer. Midland, in processing each of these transactions, will be required to apprise the Master Servicer of its actions from time to time, to the extent and as further set forth in the Midland Primary Servicing Agreement. Midland will also be required to provide all reasonable cooperation to the Master Servicer in connection with the Master Servicer’s duties under the PSA to oversee Midland as a sub-servicer.

Midland will also timely provide such certifications, reports and registered public accountant attestations required by the Midland Primary Servicing Agreement or by the Master Servicer to permit it to comply with the PSA and the depositor to comply with its Exchange Act reporting obligations.

With respect to all servicing responsibilities of the Master Servicer under the PSA which are not being performed by Midland under the Midland Primary Servicing Agreement, Midland will be required to reasonably cooperate with the Master Servicer to facilitate the timely performance of such servicing responsibilities.

As compensation for its activities under the Midland Primary Servicing Agreement, Midland will be paid a primary servicing fee with respect to the Midland Serviced Loans only to the extent that the Master Servicer receives the servicing fee with respect to such Midland Serviced Loans under the PSA. Midland will be entitled to certain additional servicing compensation as further set forth in the Midland Primary Servicing Agreement with respect to the Midland Serviced Loans, including, but not limited to, a portion of Modification Fees, assumption fees and defeasance fees, but only from amounts to which the Master Servicer is entitled under the PSA.

Neither Midland nor any partners, directors, officers, shareholders, members, managers, employees or agents of Midland (the “Midland Parties”) will be under any liability to the Master Servicer for any action taken, or for refraining from the taking of any action, in good faith pursuant to the Midland Primary Servicing Agreement, or for errors in judgment. However, this will not protect the Midland Parties against any breach of warranties or representations made in the Midland Primary Servicing Agreement, or against any liability that would otherwise be imposed on Midland by reason of its willful misconduct, bad faith, fraud or negligence (or by reason of any specific liability imposed under the Midland Primary

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Servicing Agreement for a breach of the Servicing Standard) in the performance of its duties under the Midland Primary Servicing Agreement or by reason of its negligent disregard of its obligations or duties under the Midland Primary Servicing Agreement. The Midland Parties will be indemnified by the Master Servicer against any claims, losses, penalties, fines, forfeitures, reasonable legal fees and related costs, judgments, and any other costs, liabilities, fees and expenses (including, without limitation, costs and expenses of litigation and of enforcement of this indemnity, and of investigation, counsel fees, damages, judgments and amounts paid in settlement) (collectively, the “Losses”) incurred by Midland in connection with any actual or threatened legal or administrative action (whether in equity or at law) or claim relating to the Midland Primary Servicing Agreement, the Midland Serviced Loans or the certificates resulting from the Master Servicer’s willful misconduct, bad faith, fraud, or negligence in the performance of duties under the Midland Primary Servicing Agreement or negligent disregard of its obligations under the Midland Primary Servicing Agreement or by reason of breach of any representations or warranties made by the Master Servicer. The Midland Parties will be indemnified by the Trust, to the extent provided in the PSA, against any Losses incurred by Midland in connection with any actual or threatened legal or administrative action (whether in equity or at law) or claim relating to the Midland Primary Servicing Agreement, the Midland Serviced Loans or the certificates, other than any Losses (i) that are specifically required to be borne by Midland without right of reimbursement pursuant to the terms of the Midland Primary Servicing Agreement, (ii) that are incurred in connection with any breach of representation or warranty made by Midland in the Midland Primary Servicing Agreement, (iii) that are incurred by reason of by reason of willful misconduct, bad faith, or negligence of Midland in the performance of its obligations or duties under the Midland Primary Servicing Agreement or negligent disregard of obligations and duties under the Midland Primary Servicing Agreement; provided, however, that the indemnification described in this sentence will be limited to the amount of indemnification received by the Master Servicer under the PSA as a result of pursuing the Trust on behalf of Midland for such indemnification.

Midland will indemnify and hold harmless the Master Servicer and its partners, directors, officers, shareholders, members, managers, employees or agents against any Losses incurred by the Master Servicer in connection with any claim, loss, penalty, fine, foreclosure, judgment, liability or legal action relating to the Midland Primary Servicing Agreement, the PSA or the certificates by reason of (1) any breach by Midland of a representation or warranty made by Midland in the Midland Primary Servicing Agreement or (2) any willful misconduct, bad faith, or negligence by Midland in the performance of its obligations or duties under the Midland Primary Servicing Agreement or under the PSA or by reason of negligent disregard of such obligations and duties.

The Midland Primary Servicing Agreement may be terminated with respect to a particular Midland Serviced Loan or in certain cases the entire Midland Primary Servicing Agreement only if any of the following occurs:

●	the Master Servicer (or the depositor to the extent the depositor has the right to terminate Midland under the PSA) elects to terminate Midland following an event of default under the Midland Primary Servicing Agreement (which will generally be similar in nature and scope to the Servicer Termination Events described under “Pooling and Servicing Agreement—Termination of a Master Servicer or Special Servicer for Cause—Servicer Termination Events”);
●	upon resignation by Midland in accordance with the terms of the Midland Primary Servicing Agreement;
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●	at the option of the purchaser of any Midland Serviced Mortgage Loans pursuant to the terms of the PSA; provided that any such termination pursuant to this clause will only be effective with respect to the purchased Midland Serviced Mortgage Loans and not with respect to the entire agreement;
●	upon the later of the final payment or other liquidation of the last Midland Serviced Mortgage Loans and disposition of all REO Property and remittance of all funds thereunder;
●	Midland becomes an “affiliate of” a Third Party Purchaser, as defined in 12 C.F.R. 43.2 of the Credit Risk Retention Rules, and Midland is a servicer as contemplated by Item 1108(a)(2) of Regulation AB;
●	upon termination of the PSA; or
●	by mutual consent of Midland and the Master Servicer in writing.

Notwithstanding the foregoing, upon any termination of Midland, Midland will be entitled to receive all accrued and unpaid primary servicing fees through the date of termination and will remain entitled to all surviving indemnification rights. In such event, Midland is required to cooperate fully with the Master Servicer to transition primary servicing of the Midland Serviced Loans to the Master Servicer or its designee.

The foregoing information under this section titled “—Summary of the Midland Primary Servicing Agreement” has been provided by Trimont. None of the depositor, the underwriters, the Special Servicer, the operating advisor, the asset representations reviewer, the trustee, the certificate administrator or any of their affiliates takes any responsibility for this information or makes any representation or warranty as to its accuracy or completeness.

The Non-Serviced Special Servicer

Rialto Capital Advisors, LLC, a Delaware limited liability company (“RCA”), is (a) the special servicer under the BANK 2025-BNK51 pooling and servicing agreement, which governs the servicing of the Sheraton Denver Downtown Hotel, 255 Greenwich and Ellenton Premium Outlets Mortgage Loans, and (b) the special servicer under the BMO 2026-C14 pooling and servicing agreement, which governs the servicing of the U-Haul AREC RW Portfolio, Birch Run Premium Outlets, Houston Multifamily Portfolio, Landstown Commons and Park Center Plaza I, II, III Mortgage Loans.

RCA maintains its principal servicing office at 200 S. Biscayne Blvd., Suite 3550, Miami, Florida 33131.

RCA has been engaged in the special servicing of commercial mortgage loans for commercial real estate securitizations since approximately May 2012. RCA currently has a commercial mortgage-backed securities special servicer rating of “CSS2+” by Fitch, a commercial loan special servicer ranking of “Above Average” by S&P and a commercial mortgage special servicer ranking of “MOR CS2” by Morningstar DBRS. RCA is also rated by Kroll Bond Rating Agency, LLC.

RCA is an affiliate of Rialto Capital Management, LLC, a Delaware limited liability company (“RCM”) and a Securities and Exchange Commission registered investment adviser. RCM is a vertically integrated commercial real estate investment and asset manager. Previously an indirect wholly-owned subsidiary of Lennar Corporation (“Lennar”) (NYSE: LEN and LEN.B), a national homebuilder, RCM and RCA were acquired on November

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30, 2018 by investment funds managed by Stone Point Capital LLC (“Stone Point”) in partnership with RCM’s management team. Stone Point is a financial services and asset management focused private equity firm based in Greenwich, Connecticut. As of September 30, 2025, RCM was the sponsor of, and certain of its affiliates were investors in, 14 private equity fund structures (collectively, the “Funds”) and RCM also advised several other investment vehicles such as coinvestments, joint ventures and separately managed accounts, having over $20.9 billion of regulatory assets under management in the aggregate. Of the 14 Funds, 10 are focused in whole or in part on investments in commercial mortgage-backed securities with the remaining Funds focused on distressed and value-add real estate related investments, mezzanine debt and/or credit investments.

As of September 30, 2025, RCM has underwritten and purchased, primarily for the Funds, over $11.8 billion in face value of subordinate commercial mortgage-backed securities certificates in approximately 256 securitizations totaling approximately $275 billion in overall transaction size. RCM (or an affiliate) has the right to appoint the special servicer in a majority of these transactions.

Rialto Management Group, LLC, together with its subsidiaries, RCA and RCM (excluding Stone Point), had 316 employees as of September 30, 2025 and is headquartered in Miami with offices located in New York City and Santa Monica and additional offices across the United States and in Europe.

RCA has detailed operating policies and procedures which are reviewed at least annually and updated as appropriate. These policies and procedures for the performance of its special servicing obligations are, among other things, in compliance with the applicable servicing criteria set forth in Item 1122 of Regulation AB under the Securities Act. RCA has developed strategies and procedures for managing delinquent loans, loans subject to bankruptcies of the borrowers and other breaches by borrowers of the underlying loan documents that are designed to maximize value from the assets for the benefit of certificateholders. These strategies and procedures vary on a case by case basis, and include, but are not limited to, liquidation of the underlying collateral, note sales, discounted payoffs, and borrower negotiation or workout in accordance with the related servicing standard. The strategy pursued by RCA for any particular property depends upon, among other things, the terms and provisions of the underlying loan documents, the jurisdiction where the underlying property is located and the condition and type of underlying property. Standardization and automation have been pursued, and continue to be pursued, wherever possible so as to provide for continued accuracy, efficiency, transparency, monitoring and controls.

RCA is subject to an annual external audit. As part of such external audit, auditors perform test work and review internal controls throughout the year. While RCA was a part of Lennar, RCA was determined to be Sarbanes-Oxley compliant.

RCA maintains a web-based asset management system that contains performance information at the portfolio, loan and property levels on the various loan and REO assets that it services. Additionally, RCA has a formal, documented disaster recovery and business continuity plan.

As of September 30, 2025, RCA and its affiliates were actively special servicing approximately 538 portfolio loans (and REO properties) with an unpaid principal balance of approximately $15.22 billion (see footnote 2 to the chart below).

As of September 30, 2025, RCA is also performing special servicing for approximately 188 commercial real estate securitizations. With respect to such securitization transactions,

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RCA is administering approximately 10,024 assets with an unpaid principal balance at securitization of approximately $170.3 billion. The asset pools specially serviced by RCA include residential, multifamily/condo, office, retail, hotel, healthcare, industrial, manufactured housing and other income-producing properties as well as residential and commercial land.

The following table sets forth information about RCA’s portfolio of specially serviced commercial and multifamily mortgage loans and REO properties in commercial mortgage-backed securitization transactions as of the dates indicated:

CMBS Pools	As of 12/31/2022	As of 12/31/2023	As of 12/31/2024	As of 9/30/2025
Number of CMBS Pools Named Special Servicer	151	160	173	188
Approximate Aggregate Unpaid Principal Balance(1)	$149.2 billion	$151.0 billion	$159.9 billion	$170.3 billion
Approximate Number of Specially Serviced Loans or REO Properties(2)	360	362	465	538
Approximate Aggregate Unpaid Principal Balance of Specially Serviced Loans or REO Properties(2)	$8.54 billion	$9.94 billion	$12.68 billion	$15.22 billion

(1)	Includes all commercial and multifamily mortgage loans and related REO properties in RCA’s portfolio for which RCA is the named special servicer, regardless of whether such mortgage loans and related REO properties are, as of the specified date, specially serviced by RCA.
(2)	Includes only those commercial and multifamily mortgage loans and related REO properties in RCA’s portfolio for which RCA is the named special servicer that are, as of the specified date, specially serviced by RCA. Does not include any resolutions during the specified year.

In its capacity as a Non-Serviced Special Servicer, RCA will not have primary responsibility for custody services of original documents evidencing the underlying Whole Loans. RCA may from time to time have custody of certain of such documents as necessary for enforcement actions involving the Whole Loans or otherwise. To the extent that RCA has custody of any such documents for any such servicing purposes, such documents will be maintained in a manner consistent with the servicing standard.

RCA does not have any material advancing rights or obligations with respect to the commercial mortgage-backed securities pools as to which it acts as special servicer. In certain instances RCA may have the right or be obligated to make property related servicing advances in emergency situations with respect to certain commercial mortgage-backed securities pools as to which it acts as special servicer.

There are, to the actual current knowledge of RCA, no special or unique factors of a material nature involved in special servicing the particular types of assets included in this securitization transaction, as compared to the types of assets specially serviced by RCA in other commercial mortgage-backed securitization pools generally, for which RCA has developed processes and procedures which materially differ from the processes and procedures employed by RCA in connection with its special servicing of commercial mortgage-backed securitization pools generally. There have not been, during the past three years, any material changes to the policies or procedures of RCA in the servicing function it will perform under the Non-Serviced PSAs in which RCA is acting as special servicer for assets of the same type included in this securitization transaction.

No securitization transaction in which RCA was acting as special servicer has experienced a servicer event of default as a result of any action or inaction of RCA as special servicer, including as a result of a failure by RCA to comply with the applicable servicing

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criteria in connection with any securitization transaction. RCA has not been terminated as special servicer in any securitization, either due to a servicing default or the application of a servicing performance test or trigger. RCA has made all advances required to be made by it under the servicing agreements related to the securitization transactions in which RCA is acting as special servicer. There has been no previous disclosure of material noncompliance with the applicable servicing criteria by RCA in connection with any securitization in which RCA was acting as special servicer.

RCA does not believe that its financial condition will have any adverse effect on the performance of its duties under the Non-Serviced PSAs in which RCA is acting as special servicer and, accordingly, RCA believes that its financial condition will not have any material impact on the Mortgage Loans’ performance or the performance of the certificates.

From time to time RCA is a party to lawsuits and other legal proceedings as part of its duties as a loan servicer (e.g., enforcement of loan obligations) and/or arising in the ordinary course of business (including, but not limited to, lawsuits commenced by borrowers or bondholders). RCA does not believe that any such lawsuits or legal proceedings would, individually or in the aggregate, have a material adverse effect on its business or its ability to service loans pursuant to the Non-Serviced PSAs in which RCA is acting as special servicer. It is noted that, in November 2021, Icahn Partners LP and Icahn Partners Master Fund LP (together, the “Icahn Funds”) purportedly acquired 84% of the Class E certificates of COMM 2012-CCRE4 Commercial Pass-Through Certificates (the “CCRE4 Trust”). At that time, the value of the Class E certificates had already been written down to zero. Immediately following the acquisition of their interest in the CCRE4 Trust, in December 2021, the Icahn Funds made a request that the CCRE4 Trust’s trustee deem a “Servicer Termination Event” to have occurred in connection with the special servicing by RCA of a specific CCRE4 Trust asset, the Prizm Outlets mall in Nevada. The basis of the Icahn Funds’ request was their allegation that RCA violated the servicing standard by obtaining inflated appraisals from CBRE – Valuation & Advisory Services to prevent control from shifting to the Class E certificateholders and engaging in a 39-month plan to rehabilitate the asset. On June 15, 2022, the Icahn Funds filed a lawsuit against RCA in the District Court for Clark County, Nevada based on the same allegations set forth in its “Servicer Termination Event” notice to the CCRE4 Trust’s trustee. RCA denies that the claims have merit and intends to assert many legal and factual defenses against those claims. On December 27, 2024, the Icahn Funds directed the CCRE4 Trust’s trustee to intervene in the pending action in order to recover alleged damages that might be recoverable by other certificateholders as a result of the Icahn Funds’ claims. On March 21, 2025, the court denied RCA’s Motion for Summary Judgment which argued that the plaintiffs lacked standing to proceed with the case and granted a Motion to intervene that was filed by the CCRE4 Trust’s trustee at the Icahn Funds’ direction. The litigation is still ongoing in District Court in Nevada. RCA continues to serve as special servicer of the CCRE4 Trust and has not been terminated. There are currently no legal proceedings pending, and no legal proceedings known to be contemplated by governmental authorities, against RCA or of which any of its property is the subject, that are material to the certificateholders.

There are currently no legal proceedings pending, and no legal proceedings known to be contemplated by governmental authorities, against RCA or of which any of its property is the subject, that are material to the certificateholders.

RCA occasionally engages consultants to perform property inspections and to provide surveillance on a property and its local market; it currently does not have any plans to engage sub-servicers to perform on its behalf any of its duties with respect to this transaction with the exception of some outsourced base servicing functions.

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In the commercial mortgage-backed securitizations in which RCA acts as special servicer, RCA may enter into one or more arrangements with any party entitled to appoint or remove and replace the special servicer to provide for a discount and/or revenue sharing with respect to certain of the special servicer compensation in consideration of, among other things, RCA’s appointment as special servicer under the applicable servicing agreement and limitations on such person’s right to replace RCA as the special servicer.

RCA or an affiliate thereof may purchase certain Certificates on the Closing Date. Except for such purchases, neither RCA nor any of its affiliates will retain on the Closing Date any Certificates issued by the Issuing Entity or any other economic interest in this securitization transaction. However, RCA or its affiliates may, in the future, own interests in certain Classes of Certificates. Any such party will have the right to dispose of such Certificates at any time.

The foregoing information regarding RCA under this heading “Transaction Parties—The Non-Serviced Special Servicer” has been provided by RCA.

The Operating Advisor and Asset Representations Reviewer

BellOak, LLC (“BellOak”) will act as the operating advisor and asset representations reviewer under the Pooling and Servicing Agreement with respect to each Serviced Mortgage Loan. BellOak has an address at 1717 McKinney Ave., 12th Floor, Dallas, TX 75202 and its telephone number is (332) 236-8495.

BellOak is a privately held commercial real estate finance advisory firm headquartered in Dallas, Texas. BellOak is a dedicated CMBS Operating Advisor that has been organized to provide the requisite independent, third-party surveillance and oversight on behalf of CMBS certificateholders.

BellOak’s technology utilizes an asset management platform that leverages proprietary software with a dedicated technology team to customize for idiosyncratic needs.

There are no legal proceedings pending against BellOak, or any property of BellOak, that are material to the Certificateholders, nor does BellOak have actual knowledge of any proceedings of this type contemplated by governmental authorities.

As of December 31, 2025, BellOak was acting as operating advisor or trust advisor for commercial mortgage-backed securities transactions or other similar transactions with an approximate aggregate initial principal balance of $67.0 billion issued in 90 transactions.

As of December 31, 2025, BellOak was acting as asset representations reviewer for commercial mortgage-backed securities transactions with an approximate aggregate initial principal balance of $25.6 billion issued in 32 transactions.

BellOak satisfies each of the standards of “Eligible Operating Advisor” set forth in “The Pooling and Servicing Agreement—Operating Advisor—Eligibility of Operating Advisor”. BellOak: (a) is an operating advisor on other CMBS transactions rated by any of Moody’s, Fitch, KBRA, S&P and/or Morningstar DBRS and none of those rating agencies has qualified, downgraded or withdrawn any of its rating or ratings of one or more classes of certificates for any such transaction citing concerns with BellOak as the sole or material factor in such rating action; (b) (x) has (or all of the personnel responsible for supervising the obligations of the Operating Advisor have) been regularly engaged in the business of analyzing and advising clients in commercial mortgage-backed securities matters and has (or all of the personnel responsible for supervising the obligations of the Operating Advisor have) at least

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five years of experience in collateral analysis and loss projections, and (y) has (or all of the personnel responsible for supervising the obligations of the Operating Advisor have) at least five years of experience in commercial real estate asset management and experience in the workout and management of distressed commercial real estate assets; (c) can and is making the representations and warranties as operating advisor set forth in the Pooling and Servicing Agreement; (d) is not (and is not Risk Retention Affiliated with) the Depositor, the Trustee, the Certificate Administrator, the Master Servicer, the Special Servicer, any Mortgage Loan Seller, a Borrower Party, the Directing Certificateholder, the Retaining Parties, a successor third-party purchaser or a depositor, trustee, certificate administrator, master servicer, or special servicer with respect to the securitization of any Companion Loan or any of their respective affiliates; (e) has not been paid by the Special Servicer or any successor special servicer any fees, compensation or other remuneration (x) in respect of its obligations under the Pooling and Servicing Agreement or (y) for the recommendation of the replacement of the Special Servicer or the appointment of a successor special servicer to become the Special Servicer; and (f) does not directly or indirectly, through one or more affiliates or otherwise, own any interest in any Certificates, any Mortgage Loans, any Companion Loan or any securities backed by a Companion Loan or otherwise have any financial interest in the securitization transaction to which the Pooling and Servicing Agreement relates, other than its fees from its role as Operating Advisor; provided that BellOak, in its capacity as Asset Representations Reviewer, is entitled to receive related fees as set forth in the Pooling and Servicing Agreement.

In addition, BellOak believes that its financial condition will not have any material adverse effect on the performance of its duties under the Pooling and Servicing Agreement.

The foregoing information under this “—The Operating Advisor and Asset Representations Reviewer” heading regarding BellOak has been provided by BellOak.

For a description of any material affiliations, relationships and related transactions between the operating advisor, the asset representations reviewer and the other transaction parties, see “Certain Affiliations, Relationships and Related Transactions Involving Transaction Parties”.

The operating advisor and the asset representations reviewer will only be liable under the PSA to the extent of the obligations specifically imposed by the PSA, and no implied duties or obligations may be asserted against the operating advisor or the asset representations reviewer. For further information regarding the duties, responsibilities, rights and obligations of the operating advisor and the asset representations reviewer, as the case may be, under the PSA, including those related to indemnification, see “Pooling and Servicing Agreement—The Operating Advisor”, “—The Asset Representations Reviewer” and “—Limitation on Liability; Indemnification”. Certain terms of the PSA regarding the operating advisor’s and the asset representations reviewer’s, as the case may be, removal, replacement, resignation or transfer of obligations are described under “Pooling and Servicing Agreement—The Operating Advisor” and “—The Asset Representations Reviewer”. The operating advisor’s and the asset representations reviewer’s rights and obligations with respect to indemnification, and certain limitations on its liability under the PSA, are described under “Pooling and Servicing Agreement—Limitation on Liability; Indemnification.

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Credit Risk Retention

General

This transaction is required to comply with the risk retention requirements of Section 15G of the Exchange Act (the “Credit Risk Retention Rules”) as they relate to commercial mortgage-backed securities. Wells Fargo Bank will act as the “retaining sponsor” (as defined in the Credit Risk Retention Rules, the “Retaining Sponsor”), and is expected to satisfy its risk retention requirement initially through the purchase by CMBS 4 Sub 14, LLC, a Delaware limited liability company, and TH Holdco 1 (Cayman), L.P., each a “third-party purchaser” (as defined in the Credit Risk Retention Rules, each a “Third Party Purchaser”, and collectively, the “Third Party Purchasers”) of the Class E-RR, Class F-RR, Class G-RR and Class H-RR certificates (the “Horizontal Risk Retention Certificates”), with an estimated aggregate initial Certificate Balance of $58,518,904 and representing approximately 5.05% of the aggregate fair value of the certificates (other than the Class R certificates) as of the Closing Date, determined in accordance with Generally Accepted Accounting Principles (“GAAP”). The Horizontal Risk Retention Certificates will constitute an “eligible horizontal residual interest” (as such term is defined in the Credit Risk Retention Rules).

Notwithstanding any references in this prospectus to the Credit Risk Retention Rules, the Retaining Sponsor, the Third Party Purchasers and other risk retention related matters, in the event the Credit Risk Retention Rules (or any relevant portion thereof) are repealed or determined by applicable regulatory agencies to be no longer applicable to this securitization transaction, none of the Retaining Sponsor, the Third Party Purchasers or any other party will be required to comply with or act in accordance with the Credit Risk Retention Rules (or such relevant portion thereof).

Qualifying CRE Loans; Required Credit Risk Retention Percentage

The sponsors have determined that for purposes of this transaction 0.0% of the Initial Pool Balance (the “Qualifying CRE Loan Percentage”) is comprised of mortgage loans that are “qualifying CRE loans” as such term is described in Rule 17 of the Credit Risk Retention Rules.

The total required credit risk retention percentage (the “Required Credit Risk Retention Percentage”) for this transaction is 5.0%. The Required Credit Risk Retention Percentage is equal to the product of (i) 1 minus the Qualifying CRE Loan Percentage (expressed as a decimal) and (ii) 5.0%; subject to a minimum Required Credit Risk Retention Percentage of no less than 2.50% if the issuing entity includes any non-qualifying CRE loans.

Third Party Purchasers

CMBS 4 Sub 14, LLC

CMBS 4 Sub 14, LLC, a Delaware limited liability company, is expected to (i) act as an initial Third Party Purchaser and (ii) retain 75% of the Class E-RR, Class F-RR, Class G-RR and Class H-RR certificates. CMBS 4 Sub 14, LLC or an affiliate is also expected to purchase the Class V certificates and may purchase additional certificates.

CMBS 4 Sub 14, LLC is directly or indirectly owned by Prime Finance CMBS Opportunities Fund 4, L.P. and Prime Finance CMBS Opportunities Fund 4 (Parallel Entity), L.P., each a Delaware limited partnership (collectively, the “Fund”). The Fund was formed primarily to acquire or invest in unrated or below investment-grade commercial mortgage-backed securities and certain other investments. The Fund commenced operations on June 13,

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2024, and has total investor capital commitments of $502.6 million to date. This is anticipated to represent CMBS 4 Sub 14, LLC's first purchase of CMBS B-piece securities and the Fund’s 15th purchase of CMBS B-piece securities through its subsidiaries (including CMBS 4 Sub 14, LLC).

The Fund is advised by Prime Finance Advisor, L.P. (“Prime Finance”). Prime Finance is an experienced commercial real estate debt investor. The six members of the investment committee responsible for the Fund had an average of 30 years of real estate experience as of September 30, 2025. The funds advised by Prime Finance have made investments in floating-rate whole loans on transitional properties, subordinate debt, preferred equity and CMBS B-piece securities. As of September 30, 2025, funds advised by Prime Finance own approximately 327 separate real estate credit investments, including eighty-five (85) CMBS B-piece securities.

As of September 30, 2025, Prime Finance affiliates (including the Fund) have originated or acquired over $31 billion of commercial real estate debt investments. Prime Finance is registered as an investment adviser under the U.S. Investment Advisers Act of 1940, as amended.
TH Holdco 1 (Cayman), L.P.

TH Holdco 1 (Cayman), L.P., a Cayman exempted limited partnership, is expected to (i) act as an initial Third Party Purchaser and (ii) retain 25% of the Class E-RR, Class F-RR, Class G-RR and Class H-RR certificates. TH Holdco 1 (Cayman), L.P. or an affiliate may purchase additional Certificates.

TH Holdco 1 (Cayman), L.P. is directly or indirectly owned by Prime Finance CMBS Opportunities TH (Cayman), L.P. (the “TH Fund”). The TH Fund was formed primarily to acquire or invest in unrated or below investment-grade commercial mortgage backed securities and certain other investments. This is anticipated to represent TH Holdco 1 (Cayman), L.P.'s second purchase of CMBS B-piece securities and the TH Fund’s third purchase of CMBS B-piece securities through its subsidiaries (including TH Holdco 1 (Cayman), L.P.

The TH Fund is advised by Prime Finance Advisor, L.P. (“Prime Finance”). Prime Finance is an experienced commercial real estate debt investor. The six members of the investment committee responsible for the TH Fund had an average of 30 years of real estate experience as of September 30, 2025. The funds advised by Prime Finance have made investments in floating-rate whole loans on transitional properties, subordinate debt, preferred equity and CMBS B-Piece Securities. As of September 30, 2025, funds advised by Prime Finance own approximately 327 separate real estate credit investments, including eighty-five (85) CMBS B-Piece Securities.

As of September 30, 2025, Prime Finance affiliates have originated or acquired over $31 billion of commercial real estate debt investments. Prime Finance is registered as an investment adviser under the U.S. Investment Advisers Act of 1940, as amended.

General

Any review by the Third Party Purchasers and their affiliates of the credit risk of the securitized assets is solely for their own benefit, may not be relied upon by any other person, and is not intended to be, and may not be, construed as an approval or endorsement of the Sponsors’ underwriting standards or any loan-level disclosure in this document. The Third Party Purchasers make no representations or warranties with respect

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to any such underwriting standards or disclosure and the Third Party Purchasers have not independently verified the truth or accuracy of any representations or warranties of any of the sponsors or any other party to this transaction or any related documents.

Solely for its own purposes and benefit, each Third Party Purchaser has completed an independent review of the credit risk of each Mortgage Loan consisting of a review of the Sponsors' underwriting standards, the collateral and expected cash flows. Such review was based on the Mortgage Loan files and information regarding the Mortgage Loans provided by or on behalf of the Sponsors. Neither Third Party Purchaser has liability to any person or entity for the manner in which it conducted its due diligence or the extent of such due diligence. Neither Third Party Purchaser is required to take into account the interests of any other investor in the certificates or any other party in conducting its due diligence or in exercising remedies or voting or other rights in its capacity as owner of its certificates or in making requests or recommendations to the Sponsors as to the selection of the Mortgage Loans and the establishment of other transaction terms. The Third Party Purchasers' acceptance of a Mortgage Loan does not constitute, and may not be construed as, an endorsement or approval of any such Mortgage Loan, the underwriting for such Mortgage Loan or of the originator of such Mortgage Loan. Each Certificateholder will acknowledge and agree, by its acceptance of its certificates, that each of the Third Party Purchasers may have special relationships or interests that conflict with those of the holders of one or more classes of certificates. In addition, neither Third Party Purchaser has any duties to the holders of any class of certificates, may act solely in its own interests, and will have no liability to any Certificateholders for having done so, and no Certificateholder may take any action whatsoever against the Third Party Purchasers or any director, officer, employee, agent or principal of the Third Party Purchasers for having so acted.

Horizontal Risk Retention Certificates

General

The Third Party Purchasers are expected to purchase the Horizontal Risk Retention Certificates, consisting of the classes of certificates identified in the table below.

The interest of each Third Party Purchaser in the Class E-RR, Class F-RR, Class G-RR and Class H-RR certificates will be pari passu to the interest of the other Third Party Purchaser. CMBS 4 Sub 14, LLC is expected to purchase for cash approximately 75% of each class of the Class E-RR, Class F-RR, Class G-RR and Class H-RR certificates, with an aggregate initial Certificate Balance of approximately $43,889,178, for a purchase price of approximately $22,669,752.75, representing approximately 3.79% of the fair value of all classes of certificates (other than the Class R certificates). TH Holdco 1 (Cayman), L.P. is expected to purchase for cash approximately 25% of each class of the Class E-RR, Class F-RR, Class G-RR and Class H-RR Certificates, with an aggregate initial Certificate Balance of approximately $14,629,726, for a purchase price of approximately $7,556,584.25, representing approximately 1.26% of the aggregate fair value of all classes of certificates (other than the Class R certificates).

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Class of Horizontal Risk Retention Certificates	Expected Initial Certificate Balance	Estimated Fair Value (in $) and Estimated Range of Fair Value (in %) of the Horizontal Risk Retention Certificates(1)	Expected Purchase Price(2)
Class E-RR	$11,610,000	$5,999,960 / 0.87% - 1.10%(3)	51.6792%
Class F-RR	$8,795,000	$4,545,189 / 0.74% - 0.78%	51.6792%
Class G-RR	$10,262,000	$5,303,324 / 0.86% - 0.91%	51.6792%
Class H-RR	$27,851,904	$14,377,864 / 2.34% - 2.48%	51.6226%

(1)	The estimated fair value (expressed as a dollar amount) and estimated range of fair values (expressed as a percentage of the aggregate fair value of all of the certificates (other than the Class R certificates)) of the Horizontal Risk Retention Certificates. The fair value of the Horizontal Risk Retention Certificates have been determined as described under “—Yield-Priced Certificates”. The fair value of the other certificates has been determined by the Retaining Sponsor as described under “—Determination of Amount of Required Horizontal Credit Risk Retention” below.
(2)	Expressed as a percentage of the expected initial Certificate Balance of the applicable Class of Horizontal Risk Retention Certificates, excluding accrued interest. The aggregate purchase price expected to be paid for the Horizontal Risk Retention Certificates to be acquired by the Third Party Purchasers is approximately $30,226,337, excluding accrued interest.
(3)	The approximate initial Certificate Balance of the Class E-RR certificates is estimated based in part on the estimated ranges of Certificate Balances and estimated fair values described herein under “Credit Risk Retention”. The Class E-RR certificates are expected to have an initial Certificate Balance that falls within a range of $9,798,000 to $13,093,000. The Class E-RR certificates are expected to have an estimated fair value that falls within a range of approximately $5,063,532 to $6,766,363.

The aggregate fair value of the Horizontal Risk Retention Certificates is expected to be equal to or above 5.0% of the aggregate fair value, as of the Closing Date, of all of the certificates (other than the Class R certificates). The Retaining Sponsor estimates that, relying solely on retaining an “eligible horizontal residual interest” in order to meet the credit risk retention requirements of the Credit Risk Retention Rules with respect to this securitization transaction, it is required to retain an eligible horizontal residual risk retention interest with an aggregate fair value dollar amount of between approximately $29,016,080 and $30,705,073, representing 5.0% of the aggregate fair value, as of the Closing Date, of all of the certificates (other than the Class R certificates).

A reasonable time after the Closing Date, the Retaining Sponsor will be required to disclose to, or cause to be disclosed to, Certificateholders the following: (a) the fair value of the Horizontal Risk Retention Certificates that will be retained by the Third Party Purchasers based on actual sale prices and finalized tranche sizes, (b) the fair value of the “eligible horizontal residual interest” (as such term is defined in the Credit Risk Retention Rules) that the Retaining Sponsor would have been required to retain under the Credit Risk Retention Rules, and (c) to the extent the valuation methodology or any of the key inputs and assumptions that were used in calculating the fair value or range of fair values disclosed below under the heading “—Determination of Amount of Required Horizontal Credit Risk Retention” prior to the pricing of the certificates materially differs from the methodology or key inputs and assumptions used to calculate the fair value at the time of the Closing Date, descriptions of those material differences. Any such notice disclosures are expected to be included in a Current Report on Form 8-K on, or a reasonable period after, the Closing Date.

Material Terms of the Eligible Horizontal Residual Interest

On any Distribution Date, the aggregate amount available for distributions from the Mortgage Loans, net of specified servicing and administrative costs and expenses, will be distributed to the certificates in sequential order in accordance with their respective principal and interest entitlements (beginning with the Class A-1, Class A-SB, Class A-4, Class A-5, Class X-A, Class X-B and Class X-D certificates), in each case as set forth under

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“Description of the Certificates—Distributions—Priority of Distributions”. On any Distribution Date, Realized Losses on the Mortgage Loans will be allocated first, to the Class H-RR certificates, second, to the Class G-RR certificates, third, to the Class F-RR certificates, fourth, to the Class E-RR certificates, fifth, to the Class D certificates, sixth, to the Class C certificates, seventh, to the Class B certificates, eighth, to the Class A-S certificates, and finally, pro rata based on their respective Certificate Balances, to the Class A-1, Class A-SB, Class A-4 and Class A-5 certificates, in each case until the Certificate Balance of that class has been reduced to zero. See “Description of the Certificates—Distributions—Priority of Distributions” and “Pooling and Servicing Agreement—The Directing Certificateholder”.

For a description of other material payment terms of the Classes of Yield-Priced Certificates identified in the table above in “—General”, see “Description of the Certificates”.

Determination of Amount of Required Horizontal Credit Risk Retention

General

CMBS such as the Principal Balance Certificates are typically priced based relative to either the treasury yield curve or to a targeted yield. The method of pricing used is primarily a function of the rating, but can also be determined by prevailing market conditions or investor preference. For this transaction, the Class A-1, Class A-SB, Class A-4, Class A-5, Class A-S, Class B, Class C and Class D certificates (collectively, the “Treasury-Priced Principal Balance Certificates”) are anticipated to be priced based on the treasury yield curve, and the Class E-RR, Class F-RR, Class G-RR and Class H-RR certificates (the “Yield-Priced Certificates”) are anticipated to be priced based on a targeted yield. The Retaining Sponsor calculated the expected scheduled principal payments (the “Scheduled Certificate Principal Payments”) on each class of Treasury-Priced Principal Balance Certificates and each class of Yield-Priced Certificates with certificate balances as described below. CMBS such as the Class X-A, Class X-B and Class X-D certificates (the “Interest-Only Certificates”) are typically priced relative to the treasury yield curve. The Retaining Sponsor made its determination of the fair value of the Treasury-Priced Principal Balance Certificates and the Interest-Only Certificates based on a number of inputs and assumptions consistent with these typical pricing methodologies in the manner described below for the applicable class of certificates. It should be noted in reviewing the fair value discussion below, that certain of the inputs and assumptions, such as yields, credit spreads, prices and coupons, are not directionally correlated. Variations from the base case in the direction of the high or low estimates will not necessarily occur in the same manner, in the same direction or to the same degree for each applicable input or assumption at any given point in time or as a result of any particular market condition. For example, with respect to any particular class of certificates, treasury yields may widen in the direction of the high estimate provided, while credit spreads may tighten in the direction of the low estimate provided.

Treasury-Priced Principal Balance Certificates

Based on the Structuring Assumptions and assuming a 0% constant prepayment rate (“CPR”), the Retaining Sponsor calculated what the Scheduled Certificate Principal Payments on each Class of Treasury-Priced Principal Balance Certificates would be over the course of this securitization based on when principal payments are required to be made under the terms of the underlying mortgage loan documents during each Collection Period and which classes of Treasury-Priced Principal Balance Certificates will be entitled to receive principal payments based on the payment priorities described in “Description of the Certificates—Distributions—Priority of Distributions”. On the basis of the Scheduled Certificate Principal

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Payments, the Retaining Sponsor calculated the weighted average life for each class of Treasury-Priced Principal Balance Certificates.

Treasury Yield Curve

The Retaining Sponsor utilized the assumed treasury yield curve in the table below in determining the range of estimated fair values of the Treasury-Priced Principal Balance Certificates. The actual treasury yield curve that will be used as a basis for determining the price of the Treasury-Priced Principal Balance Certificates is not known at this time and differences in the treasury yield curve will ultimately result in higher or lower fair value calculations. For an expected range of values at specified points along the treasury yield curve, see the table below titled “Range of Treasury Yields for the Treasury-Priced Principal Balance Certificates”. The Retaining Sponsor identified the range presented in the table below at each maturity on the treasury yield curve, which represents the Retaining Sponsor’s estimate of the largest increase or decrease in the treasury yield at that maturity reasonably expected to occur prior to pricing of the Treasury-Priced Principal Balance Certificates, based on 10 business day rolling periods over the past 6 months.

Range of Treasury Yields for the Treasury-Priced Principal Balance Certificates

Tenor	Low Estimate of Treasury Yield	Base Case Treasury Yield	High Estimate of Treasury Yield
2YR	3.627%	3.791%	4.133%
3YR	3.591%	3.790%	4.150%
5YR	3.647%	3.878%	4.234%
7YR	3.811%	4.054%	4.412%
10YR	4.020%	4.249%	4.588%

Based on the treasury yield curve, the Retaining Sponsor will determine for each class of Treasury-Priced Principal Balance Certificates the treasury yield reflected on the treasury yield curve (the “Interpolated Yield”) that corresponds to that class’s weighted average life, by using a linear interpolation using the treasury yield curve with 2, 3, 5, 7 and 10 year maturities if the weighted average life does not correspond to a specified maturity on the treasury yield curve.

Credit Spread Determination

The Retaining Sponsor determined the credit spread for each class of Treasury-Priced Principal Balance Certificates on the basis of market bids obtained for similar CMBS with similar credit ratings, pool composition and asset quality, payment priority and weighted average lives of the related class of Treasury-Priced Principal Balance Certificates as of the date of this prospectus. The actual credit spread for a particular class of Treasury-Priced Principal Balance Certificates at the time of pricing is not known at this time and differences in the then-current credit spread demanded by investors for similar CMBS will ultimately result in higher or lower fair values. The Retaining Sponsor identified the range presented in the table below from the base case credit spread percentage, which represents the Retaining Sponsor’s estimate of the largest increase or decrease in the credit spread for newly issued CMBS reasonably expected to occur prior to pricing of the Treasury-Priced Principal Balance Certificates based on the Retaining Sponsor’s observation and experience in the placement of CMBS with similar characteristics.

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Range of Credit Spreads for the Treasury-Priced Principal Balance Certificates

Class of Certificates	Low Estimate of Credit Spread	Base Case Credit Spread	High Estimate of Credit Spread
Class A-1	0.70%	0.85%	1.00%
Class A-SB	0.65%	0.80%	0.95%
Class A-4	0.68%	0.83%	0.98%
Class A-5	0.70%	0.85%	1.00%
Class A-S	0.80%	1.05%	1.30%
Class B	1.20%	1.45%	1.70%
Class C	1.75%	2.00%	2.25%
Class D	4.25%	4.50%	4.75%

Discount Yield Determination

The discount yield (the “Discount Yield”) for each class of Treasury-Priced Principal Balance Certificates is the sum of the Interpolated Yield for such class and the related credit spread established at pricing. For an expected range of estimated values for each class of Treasury-Priced Principal Balance Certificates, see the table titled “Range of Discount Yields for the Treasury-Priced Principal Balance Certificates” below. The Retaining Sponsor identified the range presented in the table below for each such class of Treasury-Priced Principal Balance Certificates as the range from (i) the sum of the lowest estimated Interpolated Yield for that class and the lowest estimated credit spread to (ii) the sum of the highest estimated Interpolated Yield for that class and the highest estimated credit spread.

Range of Discount Yields for the Treasury-Priced Principal Balance Certificates

Class of Certificates	Low Estimate of Discount Yield	Base Case Discount Yield	High Estimate of Discount Yield
Class A-1	4.2987%	4.6402%	5.1464%
Class A-SB	4.4878%	4.8790%	5.3846%
Class A-4	4.6760%	5.0566%	5.5478%
Class A-5	4.7041%	5.0842%	5.5746%
Class A-S	4.8096%	5.2893%	5.8793%
Class B	5.2130%	5.6925%	6.2821%
Class C	5.7630%	6.2425%	6.8321%
Class D	8.2630%	8.7425%	9.3321%

Determination of Class Sizes

For each other subordinate class of Treasury-Priced Principal Balance Certificates except the Class D certificates, that class’s Certificate Balance was determined by multiplying the aggregate initial Certificate Balance by a percentage equal to the difference between the credit support level for the immediately senior class of Treasury-Priced Principal Balance Certificates and such subordinate class’s Constraining Level. The Certificate Balance of the Class D certificates was determined by multiplying the aggregate initial Certificate Balance by a percentage equal to the difference between the credit support level for the immediately senior class of Treasury-Priced Principal Balance Certificates and the Class D certificates credit support level needed to meet the Required Credit Risk Retention Percentage.

Target Price Determination

The Retaining Sponsor determined a target price (the “Target Price”) or target coupon (the “Target Coupon”) for each class of Treasury-Priced Principal Balance Certificates on the basis of the price (expressed as a percentage of the Certificate Balance of that class) that

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similar CMBS with similar credit ratings, cash flow profiles and prepayment risk have priced at in recent securitization transactions or, with respect to a Target Coupon, on the basis of the coupon associated with similar CMBS with similar credit ratings, cash flow profiles and prepayment risk in recent securitization transactions. The Target Price or Target Coupon, as applicable, that was utilized for each class of Treasury-Priced Principal Balance Certificates is set forth in the table below. The Target Prices and Target Coupons utilized by the Retaining Sponsor have not changed materially during the prior year.

Class of Certificates	Target Price
Class A-1	100%
Class A-SB	103%
Class A-4	101%
Class A-5	103%
Class A-S	103%
Class B	103%
Class C	100%

Target Coupons for the Treasury-Priced Principal Balance Certificates

Class of Certificates	Target Coupon
Class D	4.250%

Determination of Assumed Certificate Coupon

With respect to each class of Treasury-Priced Principal Balance Certificates (other than the Class D Certificates), based on the Target Price, the Discount Yield and the Scheduled Certificate Principal Payments for each class of Treasury-Priced Principal Balance Certificates, the Retaining Sponsor determined the assumed certificate coupon (the “Assumed Certificate Coupon”) by calculating what coupon would be required to be used based on the Scheduled Certificate Principal Payments for such class of certificates in order to achieve the related Target Price for that class of certificates when utilizing the related Discount Yield in determining that Target Price. The Assumed Certificate Coupon with respect to the Class D certificates is equal to the related Target Coupon. The Assumed Certificate Coupon for each class of certificates and range of Assumed Certificate Coupons generated as a result of the range of possible Discount Yields as of the Closing Date is set forth in the table below.

Range of Assumed Certificate Coupons for the Treasury-Priced
Principal Balance Certificates

Class of Certificates	Low Estimate of Assumed Certificate Coupon	Base Case Assumed Certificate Coupon	High Estimate of Assumed Certificate Coupon
Class A-1	4.325%	4.666%	5.170%
Class A-SB	4.956%	5.349%	5.857%
Class A-4	4.783%	5.161%	5.647%
Class A-5	5.066%	5.447%	5.939%
Class A-S	5.169%	5.650%	6.241%
Class B	5.572%	6.053%	6.250%(1)
Class C	5.724%	6.195%	6.250%(1)
Class D	4.250%	4.250%	4.250%

(1)	Based on the WAC Rate.
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Determination of Treasury-Priced Expected Price

Based on the Assumed Certificate Coupons, the Discount Yield and the Scheduled Certificate Principal Payments for each class of Treasury-Priced Principal Balance Certificates, the Retaining Sponsor determined the price (the “Treasury-Priced Expected Price”) expressed as a percent of the certificate balance of that class by determining the net present value of the Scheduled Certificate Principal Payments and interest accruing at the related Assumed Certificate Coupon discounted at the related Discount Yield.

Interest-Only Certificates

Based on the Structuring Assumptions and assuming a 100% CPY prepayment rate, the Retaining Sponsor calculated what the expected scheduled interest payments on each class of Interest-Only Certificates would be over the course of the transaction (for each class of certificates, the “Scheduled Certificate Interest Payments”) based on what the Notional Amount of the related class of Interest-Only Certificates would be during each Collection Period as a result of the application of the expected principal payments during such Collection Period under the terms of the underlying Mortgage Loan documents and the payment priorities described in “Description of the Certificates—Distributions—Priority of Distributions”. On the basis of the periodic reduction in the Notional Amount of each Class of Interest-Only Certificates, the Retaining Sponsor calculated the weighted average life for each such class of Interest-Only Certificates.

Treasury Yield Curve

The Retaining Sponsor utilized the assumed treasury yield curve in the table below in determining the range of estimated fair value for the Interest-Only Certificates. The actual treasury yield curve that will be used as a basis for determining the price of the Interest-Only Certificates is not known at this time and differences in the treasury yield curve will ultimately result in higher or lower fair value calculations. For an expected range of values at specified points along the treasury yield curve, see the table below titled “Range of Treasury Yield Curve Values”. The Retaining Sponsor identified the range presented in the table below at each maturity on the treasury yield curve, which represents the Retaining Sponsor’s estimate of the largest increase or decrease in the treasury yield at that maturity reasonably expected to occur prior to pricing of the Interest-Only Certificates, based on 10 business day rolling periods over the past 6 months.

Range of Treasury Yield Curve Values

Tenor	Low Estimate of Treasury Yield	Base Case Treasury Yield	High Estimate of Treasury Yield
7YR	3.811%	4.054%	4.412%
10YR	4.020%	4.249%	4.588%

Based on the treasury yield curve, the Retaining Sponsor will determine for each class of Interest-Only Certificates the yield reflected on the treasury yield curve (the “Interpolated Yield”) that corresponds to that class’s weighted average life, by using a linear interpolation using treasury yield curves with 7 and 10 year maturities if the weighted average life does not correspond to a specified maturity on the treasury yield curve.

Credit Spread Determination

The Retaining Sponsor determined the credit spread for each class of Interest-Only Certificates on the basis of market bids obtained for similar CMBS with similar credit ratings,

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pool composition and asset quality, payment priority and weighted average lives of such class of Interest-Only Certificates as of the date of this prospectus. The actual credit spread for a particular class of Interest-Only Certificates at the time of pricing is not known at this time and differences in the then-current credit spread demanded by investors for similar CMBS will ultimately result in higher or lower fair values. The Retaining Sponsor identified the range presented in the table below from the base case credit spread percentage, which is the Retaining Sponsor’s estimate of the largest increase or decrease in the credit spread for newly issued CMBS reasonably expected to occur prior to pricing of the certificates based on the Retaining Sponsor’s experience in the placement of CMBS with similar characteristics.

Range of Credit Spreads for the Interest-Only Certificates

Class of Certificates	Low Estimate of Credit Spread	Base Case Credit Spread	High Estimate of Credit Spread
Class X-A	1.25%	1.50%	1.75%
Class X-B	1.25%	1.50%	1.75%
Class X-D	1.25%	1.50%	1.75%

Discount Yield Determination

The Discount Yield for each class of Interest-Only Certificates is the sum of the Interpolated Yield for such class and the related credit spread. For an expected range of values for each class of Interest-Only Certificates, see the table titled “Range of Discount Yields for the Interest-Only Certificates” below. The Retaining Sponsor identified the range presented in the table below for each such class of certificates as the range from (i) the sum of the lowest estimated Interpolated Yield for that class and the lowest estimated credit spread to (ii) the sum of the highest estimated Interpolated Yield for that class and the highest estimated credit spread.

Range of Discount Yields for the Interest-Only Certificates

Class of Certificates	Low Estimate of Discount Yield	Base Case Discount Yield	High Estimate of Discount Yield
Class X-A	5.1953%	5.6793%	6.2751%
Class X-B	5.2309%	5.7125%	6.3050%
Class X-D	5.2340%	5.7154%	6.3077%

Determination of Scheduled Certificate Interest Payments

Based on the range of Assumed Certificate Coupons determined for the Principal Balance Certificates, the Retaining Sponsor determined the range of Scheduled Certificate Interest Payments for each scenario for each Class of Interest-Only Certificates based on the difference between the WAC Rate in effect from time to time, over the weighted average of the Pass-Through Rate(s) of the underlying Class(es) of Principal Balance Certificates upon which the Notional Amount of such Class of Interest-Only Certificates is based.

Determination of Interest-Only Expected Price

Based on the Discount Yield and the Scheduled Certificate Interest Payments for each class of Interest-Only Certificates, the Retaining Sponsor determined the price (the “Interest-Only Expected Price”) expressed as a percent of the Notional Amount of that class by determining the net present value of the Scheduled Certificate Interest Payments discounted at the related Discount Yield. The Retaining Sponsor determined the Interest-

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Only Expected Price for each class of Interest-Only Certificates based on the low estimate and high estimate of Assumed Certificate Coupons. The lower the Assumed Certificate Coupon for the Principal Balance Certificates, the higher the corresponding Interest-Only Expected Price for a class of certificates will be, therefore, the low range of estimated fair values of the Interest-Only Certificates will correspond to the high range of the estimate of Assumed Certificate Coupons for the Principal Balance Certificates and correspondingly, the high range of estimated fair values of the Interest-Only Certificates will correspond to the low range of the estimate of Assumed Certificate Coupons for the Principal Balance Certificates.

Yield-Priced Certificates

The Yield-Priced Certificates are anticipated to be acquired by the Third Party Purchasers based on a targeted discount yield of 16.625% (inclusive of agreed-upon price adjustments, if applicable) for each class of Yield-Priced Certificates, an Assumed Certificate Coupon equal to the WAC Rate for each class of Yield-Priced Certificates, the Structuring Assumptions and 0% CPY, each as agreed among the sponsors and the Third Party Purchasers.

Determination of Class Size

The Retaining Sponsor determined the Certificate Balance of each class of Yield-Priced Certificates in the same manner described above under “—Determination of Amount of Required Horizontal Credit Risk Retention—Treasury-Priced Principal Balance Certificates—Determination of Class Sizes”.

Determination of Yield-Priced Expected Price

Based on the Assumed Certificate Coupons, the targeted discount yield and the Scheduled Certificate Principal Payments for each class of Yield-Priced Certificates, the Retaining Sponsor determined the price (the “Yield-Priced Expected Price”) expressed as a percent of the Certificate Balance or Notional Amount, as applicable, of that class by determining the net present value of the Scheduled Certificate Principal Payments (if applicable) and interest accruing at the related Assumed Certificate Coupon discounted at the related Discount Yield.

Calculation of Estimated Fair Value

Based on the Treasury-Priced Expected Prices, the Interest-Only Expected Prices and the Yield-Priced Expected Prices, as applicable, the Retaining Sponsor determined the estimated fair value of each class of certificates (other than the Class R certificates) by multiplying the range of the Treasury-Priced Expected Prices, the Interest-Only Expected Prices and the Yield-Priced Expected Prices, as applicable, by the related Certificate Balance or Notional Amount. The Retaining Sponsor determined the range of estimated fair values for each class of certificates based on the low estimate and high estimate of expected prices.

The Retaining Sponsor determined that the Class V certificates have a fair value of zero based on the fact that no Excess Interest is expected to be received and, accordingly, there is no market for the Class V certificates.

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Range of Estimated Fair Values for the Certificates
(Other than the Class R Certificates)

Class of Certificates	Low Estimate of Fair Value (Based on High Estimate of Discount Yield)	Base Case Estimate of Fair Value	High Estimate of Fair Value (Based on Low Estimate of Discount Yield)
Class A-1	$15,259,622	$15,259,768	$15,259,714
Class A-SB	$20,758,125	$20,757,518	$20,757,865
Class A-4(1)	$151,491,715	$151,497,373	$151,492,144
Class A-5(1)	$231,778,329	$231,768,408	$231,774,248
Class X-A	$14,705,994	$29,031,078	$40,647,234
Class X-B	$331,972	$3,174,468	$6,777,833
Class A-S	$46,048,262	$46,047,026	$46,047,212
Class B	$31,035,671	$31,706,164	$31,704,347
Class C	$23,446,615	$24,187,234	$24,187,038
Class X-D(2)	$2,907,679	$2,704,794	$2,529,928
Class D(2)	$13,267,707	$12,567,733	$11,931,164
Class E-RR(3)	$5,063,532	$5,999,960	$6,766,363
Class F-RR	$4,545,189	$4,545,189	$4,545,189
Class G-RR	$5,303,324	$5,303,324	$5,303,324
Class H-RR	$14,377,864	$14,377,864	$14,377,864
Class V	$0	$0	$0
Total	$580,321,599	$598,927,901	$614,101,467

(1)	The approximate initial Certificate Balances of the Class A-4 and Class A-5 certificates are unknown and will be determined based on the final pricing of those classes of certificates. However, the respective initial Certificate Balances of the Class A-4 certificates are expected to be within a range of $0 to $150,000,000, and the respective initial Certificate Balances of the Class A-5 certificates are expected to be within a range of $225,033,000 to $375,033,000. In the event that the Class A-5 certificates are issued with an initial certificate balance of $375,033,000, the Class A-4 certificates will not be issued. The aggregate initial Certificate Balance of the Class A-4 and Class A-5 certificates is expected to be approximately $375,033,000, subject to a variance of plus or minus 5%. For purposes of providing the range of estimated fair values for the certificates in the table above, the Certificate Balance of the Class A-4 certificates is assumed to be $150,000,000 and the Certificate Balance of the Class A-5 certificates is assumed to be $225,033,000.
(2)	The approximate initial Certificate Balance of the Class D certificates is estimated based in part on the estimated ranges of Certificate Balances and estimated fair values described under this “Credit Risk Retention” section. The initial Certificate Balance of the Class D certificates is expected to fall within a range of $16,224,000 to $19,519,000, with the ultimate Certificate Balance determined such that the aggregate fair value of the Yield-Priced Certificates will equal at least 5% of the estimated fair value of all of the certificates (other than the Class R certificates). Any variation in the initial Certificate Balance of the Class D certificates would affect the initial Notional Amount of the Class X-D certificates.
(3)	The approximate initial Certificate Balance of the Class E-RR certificates is estimated based in part on the estimated ranges of Certificate Balances and estimated fair values described under this “Credit Risk Retention” section. The initial Certificate Balance of the Class E-RR certificates is expected to fall within a range of $9,798,000 to $13,093,000, with the ultimate Certificate Balance determined such that the aggregate fair value of the Yield-Priced Certificates will equal at least 5% of the estimated fair value of all of the certificates (other than the Class R certificates).

The estimated range of fair value for all the certificates (other than the Class R certificates) is approximately $580,321,599 to $614,101,467.

Hedging, Transfer and Financing Restrictions

Each Third Party Purchaser will be required to comply with the hedging, transfer and financing restrictions applicable to a “retaining sponsor” under the Credit Risk Retention Rules.

These restrictions will include an agreement by each Third Party Purchaser not to transfer the Horizontal Risk Retention Certificates (except to a majority-owned affiliate) until the date that is five years from the Closing Date. On and after that date, each Third Party Purchaser may transfer the eligible horizontal residual interest to a successor third party

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purchaser as long as such Third Party Purchaser satisfies all applicable provisions of the Credit Risk Retention Rules, including providing the sponsors with complete identifying information for the successor third party purchaser and the successor third party purchaser agreeing to comply with the hedging, transfer, financing and other restrictions applicable to subsequent third-party purchasers (and their affiliates) under the Credit Risk Retention Rules.

The restrictions on hedging and transfer under the Credit Risk Retention Rules as in effect on the Closing Date of this transaction will expire on and after the date that is the earliest of (A) the date that is the latest of (i) the date on which the aggregate principal balance of the Mortgage Loans has been reduced to 33% of the aggregate principal balance of the Mortgage Loans as of the Cut-off Date; (ii) the date on which the total unpaid principal obligations under the certificates has been reduced to 33% of the total unpaid principal obligations under the certificates as of the Closing Date; or (iii) two years after the Closing Date, (B) the date on which all of the Mortgage Loans have been defeased in accordance with 12 C.F.R. §43.7(b)(8)(i) of the Credit Risk Retention Rules or (C) the date that the Credit Risk Retention Rules applicable to a holder of the Horizontal Risk Retention Certificates is withdrawn, repealed, amended or modified as it relates to the restrictions on hedging and transfer as to this securitization, or the Horizontal Risk Retention Certificates.

Operating Advisor

The operating advisor for the transaction is BellOak, LLC, a Delaware limited liability company. As described under “Pooling and Servicing Agreement—The Operating Advisor”, the operating advisor will, in general and under certain circumstances described in this prospectus, have the following responsibilities with respect to the Mortgage Loans:

●	review the actions of the special servicer with respect to any Specially Serviced Loan to the extent set forth in the PSA; and for so long as an Operating Advisor Consultation Event exists, with respect to Major Decisions relating to Mortgage Loans that are not Specially Serviced Loans;
●	review reports provided by the special servicer to the extent set forth in the PSA;
●	review for accuracy certain calculations made by the special servicer; and
●	issue an annual report generally (if any Mortgage Loan was a Specially Serviced Loan at any time during the prior calendar year or if an Operating Advisor Consultation Event occurred during the prior calendar year) setting forth whether the operating advisor believes, in its sole discretion exercised in good faith, that the special servicer is operating in compliance with the Servicing Standard with respect to its performance of its duties under the PSA with respect to Specially Serviced Loans (and, after the occurrence and continuance of an Operating Advisor Consultation Event, also with respect to Major Decisions on Non-Specially Serviced Loans).

In addition, if the operating advisor determines, in its sole discretion exercised in good faith, that (i) a special servicer is not performing its duties as required under the PSA or is otherwise not acting in accordance with the Servicing Standard and (ii) the replacement of such special servicer would be in the best interest of the Certificateholders (as a collective whole), the operating advisor will have the right at any time to recommend the replacement of the special servicer with respect to the Mortgage Loans. See “Pooling and Servicing Agreement—The Operating Advisor—Recommendation of the Replacement of the Special Servicer” and “—Termination of the Master Servicer or Special Servicer for Cause”.

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Further, after the occurrence and during the continuance of an Operating Advisor Consultation Event, the operating advisor will be required to consult on a non-binding basis with the special servicer with respect to Asset Status Reports prepared for each Specially Serviced Loan and with respect to Major Decisions in respect of the Mortgage Loans for which the operating advisor has received a Major Decision Reporting Package. The operating advisor will generally have no obligations or consultation rights as operating advisor under the PSA for this transaction with respect to any Non-Serviced Mortgage Loan or any related REO Property; provided, however, that the operating advisor may have limited consultation rights with a Non-Serviced Special Servicer pursuant to the Non-Serviced PSA. See “Transaction Parties—The Operating Advisor and Asset Representations Reviewer” and “Pooling and Servicing Agreement—The Operating Advisor”.

An “Operating Advisor Consultation Event” will occur when (i) the Certificate Balances of the classes of Horizontal Risk Retention Certificates in the aggregate (taking into account the application of any Cumulative Appraisal Reduction Amounts to notionally reduce the Certificate Balances of such classes) is 25% or less of the initial Certificate Balances of such classes in the aggregate or (ii) a Control Termination Event is continuing.

The operating advisor will be entitled to compensation in the form of the Operating Advisor Fee, the Operating Advisor Consulting Fee and reimbursement of any Operating Advisor Expenses. For additional information, see “Pooling and Servicing Agreement—Servicing and Other Compensation and Payment of Expenses—Operating Advisor Compensation”.

The operating advisor is required to be an Eligible Operating Advisor at all times that it is acting as operating advisor under the PSA. As a result of BellOak, LLC’s experience and independence as described under “Transaction Parties—The Operating Advisor and Asset Representations Reviewer”, the representations and warranties being given by BellOak, LLC under the PSA and satisfaction that no payments have been paid by the special servicer to BellOak, LLC of any fees, compensation or other remuneration (x) in respect of its obligations under the PSA, or (y) for the appointment or recommendation for replacement of a successor special servicer to become the special servicer, BellOak, LLC qualifies as an Eligible Operating Advisor under the PSA.

For further information regarding the operating advisor, a description of how the operating advisor satisfies the requirements of an Eligible Operating Advisor, a description of the material terms of the PSA with respect to the operating advisor, the operating advisor’s compensation, and any material conflicts of interest or material potential conflicts of interest between the operating advisor and another party to this securitization transaction, see “Risk Factors—Risks Related to Conflicts of Interest—Potential Conflicts of Interest of the Operating Advisor”, “Transaction Parties—The Operating Advisor and Asset Representations Reviewer” and “Pooling and Servicing Agreement—The Operating Advisor”.

The disclosures set forth in this prospectus under the headings referenced in the preceding paragraphs are hereby incorporated by reference in this “Credit Risk Retention—Operating Advisor” section.

Representations and Warranties

Each of Wells Fargo Bank (solely in its capacity as a mortgage loan seller), SGFC, JPMCB, CREFI, UBS AG New York Branch, SMC, BMO, BSPRT, LMF and NREC will make the representations and warranties identified on Annex D-1 with respect to their respective Mortgage Loans, subject in each case to the exceptions to these representations and warranties set forth in Annex D-2.

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At the time of Wells Fargo Bank’s decision to include each of its Mortgage Loans in this transaction, Wells Fargo Bank determined either that the risks associated with the matters giving rise to each exception set forth on Annex D-2 to this prospectus with respect to each of its Mortgage Loans were not material or were mitigated by one or more compensating factors, including without limitation, reserves, title insurance or other relevant insurance, opinions of legal counsel, letters of credit, a full or partial recourse guaranty from the mortgage loan sponsor, a full or partial cash sweep, positive credit metrics (such as low loan-to-value ratio, high debt service coverage ratio or debt yield, or any combination of such factors), or by other circumstances, such as strong sponsorship, a desirable property type, strong tenancy at the related Mortgaged Property, the likelihood that the related mortgage loan borrower or a third party may (and/or is required to under the related loan documents to) resolve the matter soon, any requirements to obtain rating agency confirmation prior to taking an action related to such exception, a determination by Wells Fargo Bank that the acceptance of the related fact or circumstance by the related originator was prudent and consistent with market standards after consultation with appropriate industry experts or a determination by Wells Fargo Bank that the circumstances that gave rise to such exception should not have a material adverse effect on the use, operation or value of the related Mortgaged Property or on any related lender’s security interest in such Mortgaged Property. However, there can be no assurance that the compensating factors or other circumstances upon which Wells Fargo Bank based its decisions will in fact sufficiently mitigate those risks. In particular, we note that an evaluation of the risks presented by such exceptions, including whether any mitigating factors or circumstances are sufficient, may necessarily involve an assessment as to the likelihood of future events as to which no assurance can be given.

At the time of SGFC’s decision to include each of its Mortgage Loans in this transaction, SGFC determined either that the risks associated with the matters giving rise to each exception set forth on Annex D-2 to this prospectus with respect to each of its Mortgage Loans were not material or were mitigated by one or more compensating factors, including without limitation, reserves, title insurance or other relevant insurance, opinions of legal counsel, letters of credit, a full or partial recourse guaranty from the mortgage loan sponsor, a full or partial cash sweep, positive credit metrics (such as low loan-to-value ratio, high debt service coverage ratio or debt yield, or any combination of such factors), or by other circumstances, such as strong sponsorship, a desirable property type, strong tenancy at the related Mortgaged Property, the likelihood that the related mortgage loan borrower or a third party may (and/or is required to under the related loan documents to) resolve the matter soon, any requirements to obtain rating agency confirmation prior to taking an action related to such exception, a determination by SGFC that the acceptance of the related fact or circumstance by the related originator was prudent and consistent with market standards after consultation with appropriate industry experts or a determination by SGFC that the circumstances that gave rise to such exception should not have a material adverse effect on the use, operation or value of the related Mortgaged Property or on any related lender’s security interest in such Mortgaged Property. However, there can be no assurance that the compensating factors or other circumstances upon which SGFC based its decisions will in fact sufficiently mitigate those risks. In particular, we note that an evaluation of the risks presented by such exceptions, including whether any mitigating factors or circumstances are sufficient, may necessarily involve an assessment as to the likelihood of future events as to which no assurance can be given.

At the time of JPMCB’s decision to include each of its Mortgage Loans in this transaction, JPMCB determined either that the risks associated with the matters giving rise to each exception set forth on Annex D-2 to this prospectus with respect to each of its Mortgage Loans were not material or were mitigated by one or more compensating factors, including

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without limitation, reserves, title insurance or other relevant insurance, opinions of legal counsel, letters of credit, a full or partial recourse guaranty from the mortgage loan sponsor, a full or partial cash sweep, positive credit metrics (such as low loan-to-value ratio, high debt service coverage ratio or debt yield, or any combination of such factors), or by other circumstances, such as strong sponsorship, a desirable property type, strong tenancy at the related Mortgaged Property, the likelihood that the related mortgage loan borrower or a third party may (and/or is required to under the related loan documents to) resolve the matter soon, any requirements to obtain rating agency confirmation prior to taking an action related to such exception, a determination by JPMCB that the acceptance of the related fact or circumstance by the related originator was prudent and consistent with market standards after consultation with appropriate industry experts or a determination by JPMCB that the circumstances that gave rise to such exception should not have a material adverse effect on the use, operation or value of the related Mortgaged Property or on any related lender’s security interest in such Mortgaged Property. However, there can be no assurance that the compensating factors or other circumstances upon which JPMCB based its decisions will in fact sufficiently mitigate those risks. In particular, we note that an evaluation of the risks presented by such exceptions, including whether any mitigating factors or circumstances are sufficient, may necessarily involve an assessment as to the likelihood of future events as to which no assurance can be given.

At the time of CREFI’s decision to include each of its Mortgage Loans in this transaction, CREFI determined either that the risks associated with the matters giving rise to each exception set forth on Annex D-2 to this prospectus with respect to each of its Mortgage Loans were not material or were mitigated by one or more compensating factors, including without limitation, reserves, title insurance or other relevant insurance, opinions of legal counsel, letters of credit, a full or partial recourse guaranty from the mortgage loan sponsor, a full or partial cash sweep, positive credit metrics (such as low loan-to-value ratio, high debt service coverage ratio or debt yield, or any combination of such factors), or by other circumstances, such as strong sponsorship, a desirable property type, strong tenancy at the related Mortgaged Property, the likelihood that the related mortgage loan borrower or a third party may (and/or is required under the related loan documents to) resolve the matter soon, any requirements to obtain rating agency confirmation prior to taking an action related to such exception, a determination by CREFI that the acceptance of the related fact or circumstance by the related originator was prudent and consistent with market standards after consultation with appropriate industry experts or a determination by CREFI that the circumstances that gave rise to such exception should not have a material adverse effect on the use, operation or value of the related Mortgaged Property or on any related lender’s security interest in such Mortgaged Property. However, there can be no assurance that the compensating factors or other circumstances upon which CREFI based its decisions will in fact sufficiently mitigate those risks. In particular, we note that an evaluation of the risks presented by such exceptions, including whether any mitigating factors or circumstances are sufficient, may necessarily involve an assessment as to the likelihood of future events as to which no assurance can be given.

At the time of UBS AG New York Branch’s decision to include each of its Mortgage Loans in this transaction, UBS AG New York Branch determined either that the risks associated with the matters giving rise to each exception set forth on Annex D-2 to this prospectus with respect to each of its Mortgage Loans were not material or were mitigated by one or more compensating factors, including without limitation, reserves, title insurance or other relevant insurance, opinions of legal counsel, letters of credit, a full or partial recourse guaranty from the mortgage loan sponsor, a full or partial cash sweep, positive credit metrics (such as low loan-to-value ratio, high debt service coverage ratio or debt yield, or any combination of such factors), or by other circumstances, such as strong sponsorship, a

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desirable property type, strong tenancy at the related Mortgaged Property, the likelihood that the related mortgage loan borrower or a third party may (and/or is required to under the related loan documents to) resolve the matter soon, any requirements to obtain rating agency confirmation prior to taking an action related to such exception, a determination by UBS AG New York Branch that the acceptance of the related fact or circumstance by the related originator was prudent and consistent with market standards after consultation with appropriate industry experts or a determination by UBS AG New York Branch that the circumstances that gave rise to such exception should not have a material adverse effect on the use, operation or value of the related Mortgaged Property or on any related lender’s security interest in such Mortgaged Property. However, there can be no assurance that the compensating factors or other circumstances upon which UBS AG New York Branch based its decisions will in fact sufficiently mitigate those risks. In particular, we note that an evaluation of the risks presented by such exceptions, including whether any mitigating factors or circumstances are sufficient, may necessarily involve an assessment as to the likelihood of future events as to which no assurance can be given.

At the time of BMO’s decision to include each of its Mortgage Loans in this transaction, BMO determined either that the risks associated with the matters giving rise to each exception set forth on Annex D-2 to this prospectus were not material or were mitigated by one or more compensating factors, including without limitation, reserves, title insurance or other relevant insurance, opinions of legal counsel, letters of credit, a full or partial recourse guaranty from the mortgage loan sponsor, a full or partial cash sweep, positive credit metrics (such as a low loan-to-value ratio, high debt service coverage ratio or debt yield, or any combination of such factors), or by other circumstances, such as strong sponsorship, a desirable property type, strong tenancy at the related Mortgaged Property, the likelihood that the related mortgage loan borrower or a third party may (and/or is required to under the related loan documents) resolve the matter soon, any requirements to obtain rating agency confirmation prior to taking an action related to such exception, a determination by BMO, that the acceptance of the related fact or circumstance by the related originator was prudent and consistent with market standards after consultation with appropriate industry experts or a determination by BMO that the circumstances that gave rise to such exception should not have a material adverse effect on the use, operation or value of the related Mortgaged Property or on any related lender’s security interest in such Mortgaged Property. However, there can be no assurance that the compensating factors or other circumstances upon which BMO based its decisions will in fact sufficiently mitigate those risks. In particular, we note that an evaluation of the risks presented by such exceptions, including whether any mitigating factors or circumstances are sufficient, may necessarily involve an assessment as to the likelihood of future events as to which no assurance can be given.

At the time of BSPRT’s decision to include each of its Mortgage Loans in this transaction, BSPRT determined either that the risks associated with the matters giving rise to each exception set forth on Annex D-2 to this prospectus with respect to each of its Mortgage Loans were not material or were mitigated by one or more compensating factors, including without limitation, reserves, title insurance or other relevant insurance, opinions of legal counsel, letters of credit, a full or partial recourse guaranty from the mortgage loan sponsor, a full or partial cash sweep, positive credit metrics (such as low loan-to-value ratio, high debt service coverage ratio or debt yield, or any combination of such factors), or by other circumstances, such as strong sponsorship, a desirable property type, strong tenancy at the related Mortgaged Property, the likelihood that the related mortgage loan borrower or a third party may (and/or is required to under the related loan documents to) resolve the matter soon, any requirements to obtain rating agency confirmation prior to taking an action related to such exception, a determination by BSPRT that the acceptance of the related fact or circumstance by the related originator was prudent and consistent with

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market standards after consultation with appropriate industry experts or a determination by BSPRT that the circumstances that gave rise to such exception should not have a material adverse effect on the use, operation or value of the related Mortgaged Property or on any related lender’s security interest in such Mortgaged Property. However, there can be no assurance that the compensating factors or other circumstances upon which BSPRT based its decisions will in fact sufficiently mitigate those risks. In particular, we note that an evaluation of the risks presented by such exceptions, including whether any mitigating factors or circumstances are sufficient, may necessarily involve an assessment as to the likelihood of future events as to which no assurance can be given.

At the time of LMF’s decision to include each of its Mortgage Loans in this transaction, LMF determined either that the risks associated with the matters giving rise to each exception set forth on Annex D-2 to this prospectus with respect to each of its Mortgage Loans were not material or were mitigated by one or more compensating factors, including without limitation, reserves, title insurance or other relevant insurance, opinions of legal counsel, letters of credit, a full or partial recourse guaranty from the mortgage loan sponsor, a full or partial cash sweep, positive credit metrics (such as low loan-to-value ratio, high debt service coverage ratio or debt yield, or any combination of such factors), or by other circumstances, such as strong sponsorship, a desirable property type, strong tenancy at the related Mortgaged Property, the likelihood that the related mortgage loan borrower or a third party may (and/or is required to under the related loan documents to) resolve the matter soon, any requirements to obtain rating agency confirmation prior to taking an action related to such exception, a determination by LMF that the acceptance of the related fact or circumstance by the related originator was prudent and consistent with market standards after consultation with appropriate industry experts or a determination by LMF that the circumstances that gave rise to such exception should not have a material adverse effect on the use, operation or value of the related Mortgaged Property or on any related lender’s security interest in such Mortgaged Property. However, there can be no assurance that the compensating factors or other circumstances upon which LMF based its decisions will in fact sufficiently mitigate those risks. In particular, we note that an evaluation of the risks presented by such exceptions, including whether any mitigating factors or circumstances are sufficient, may necessarily involve an assessment as to the likelihood of future events as to which no assurance can be given.

At the time of SMC’s decision to include each of its Mortgage Loans in this transaction, SMC determined either that the risks associated with the matters giving rise to each exception set forth on Annex D-2 to this prospectus with respect to each of its Mortgage Loans were not material or were mitigated by one or more compensating factors, including without limitation, reserves, title insurance or other relevant insurance, opinions of legal counsel, letters of credit, a full or partial recourse guaranty from the mortgage loan sponsor, a full or partial cash sweep, positive credit metrics (such as low loan-to-value ratio, high debt service coverage ratio or debt yield, or any combination of such factors), or by other circumstances, such as strong sponsorship, a desirable property type, strong tenancy at the related Mortgaged Property, the likelihood that the related mortgage loan borrower or a third party may (and/or is required to under the related loan documents to) resolve the matter soon, any requirements to obtain rating agency confirmation prior to taking an action related to such exception, a determination by SMC that the acceptance of the related fact or circumstance by the related originator was prudent and consistent with market standards after consultation with appropriate industry experts or a determination by SMC that the circumstances that gave rise to such exception should not have a material adverse effect on the use, operation or value of the related Mortgaged Property or on any related lender’s security interest in such Mortgaged Property. However, there can be no assurance that the compensating factors or other circumstances upon which SMC based its decisions

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will in fact sufficiently mitigate those risks. In particular, we note that an evaluation of the risks presented by such exceptions, including whether any mitigating factors or circumstances are sufficient, may necessarily involve an assessment as to the likelihood of future events as to which no assurance can be given.

At the time of NREC’s decision to include each of its Mortgage Loans in this transaction, NREC determined either that the risks associated with the matters giving rise to each exception set forth on Annex D-2 to this prospectus with respect to each of its Mortgage Loans were not material or were mitigated by one or more compensating factors, including without limitation, reserves, title insurance or other relevant insurance, opinions of legal counsel, letters of credit, a full or partial recourse guaranty from the mortgage loan sponsor, a full or partial cash sweep, positive credit metrics (such as low loan-to-value ratio, high debt service coverage ratio or debt yield, or any combination of such factors), or by other circumstances, such as strong sponsorship, a desirable property type, strong tenancy at the related Mortgaged Property, the likelihood that the related mortgage loan borrower or a third party may (and/or is required to under the related loan documents to) resolve the matter soon, any requirements to obtain rating agency confirmation prior to taking an action related to such exception, a determination by NREC that the acceptance of the related fact or circumstance by the related originator was prudent and consistent with market standards after consultation with appropriate industry experts or a determination by NREC that the circumstances that gave rise to such exception should not have a material adverse effect on the use, operation or value of the related Mortgaged Property or on any related lender’s security interest in such Mortgaged Property. However, there can be no assurance that the compensating factors or other circumstances upon which NREC based its decisions will in fact sufficiently mitigate those risks. In particular, we note that an evaluation of the risks presented by such exceptions, including whether any mitigating factors or circumstances are sufficient, may necessarily involve an assessment as to the likelihood of future events as to which no assurance can be given.

Additional information regarding the applicable Mortgage Loans, including the risks related thereto, is described under “Risk Factors” and “Description of the Mortgage Pool”.

Description of the Certificates

General

The certificates will be issued pursuant to a pooling and servicing agreement, among the depositor, the master servicer, the special servicer, the trustee, the certificate administrator, the operating advisor and the asset representations reviewer (the “PSA”) and will represent in the aggregate the entire ownership interest in the issuing entity. The assets of the issuing entity will consist of: (1) the Mortgage Loans and all payments under and proceeds of the Mortgage Loans received after the Cut-off Date (exclusive of payments of principal and/or interest due on or before the Cut-off Date and interest relating to periods prior to, but due after, the Cut-off Date); (2) any REO Property but, with respect to any Whole Loan, only to the extent of the issuing entity’s interest in such Whole Loan; (3) those funds or assets as from time to time are deposited in the accounts discussed in “Pooling and Servicing Agreement—Accounts” (such accounts collectively, the “Securitization Accounts”) (but, with respect to any Whole Loan, only to the extent of the issuing entity’s interest in such Whole Loan), if established; (4) the rights of the mortgagee under all insurance policies with respect to its Mortgage Loans; and (5) certain rights of the depositor under each MLPA relating to Mortgage Loan document delivery requirements and the representations and warranties of each mortgage loan seller regarding the Mortgage Loans it sold to the depositor.

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The Commercial Mortgage Pass-Through Certificates, Series 2026-C66 will consist of the following classes: the Class A-1, Class A-SB, Class A-4 and Class A-5 certificates (collectively, with the Class A-S certificates, the “Class A Certificates”), the Class X-A, Class X-B and Class X-D certificates (collectively, the “Class X Certificates”) and the Class A-S, Class B, Class C, Class D, Class E-RR, Class F-RR, Class G-RR, Class H-RR, Class V and Class R certificates.

The Class A Certificates (other than the Class A-S certificates) and the Class X Certificates are referred to collectively in this prospectus as the “Senior Certificates”. The Class A-S, Class B, Class C, Class D, Class E-RR, Class F-RR, Class G-RR and Class H-RR certificates are referred to collectively in this prospectus as the “Subordinate Certificates”. The Class R certificates are sometimes referred to in this prospectus as the “Residual Certificates”. The Senior Certificates and the Subordinate Certificates are collectively referred to in this prospectus as the “Regular Certificates”. The Senior Certificates, the Subordinate Certificates and the Class V and Class R certificates are collectively referred to in this prospectus as the “Certificates”.

The Certificates (other than the Class X Certificates, Class V certificates and the Class R certificates) are collectively referred to in this prospectus as the “Principal Balance Certificates”. The Class A Certificates and the Class X-A, Class X-B, Class B and Class C certificates are also referred to in this prospectus as the “Offered Certificates”. The Class E-RR, Class F-RR, Class G-RR and Class H-RR certificates are also collectively referred to in this prospectus as the “Horizontal Risk Retention Certificates” and are expected to be purchased and retained by CMBS 4 Sub 14, LLC and TH Holdco 1 (Cayman), L.P.

Upon initial issuance, the Principal Balance Certificates will have the respective Certificate Balances and the Class X Certificates will have the respective Notional Amounts shown under “Summary of Certificates”.

The “Certificate Balance” of any class of Principal Balance Certificates outstanding at any time represents the maximum amount that its holders are entitled to receive as distributions allocable to principal from the cash flow on the Mortgage Loans and the other assets in the issuing entity, all as described in this prospectus. On each Distribution Date, the Certificate Balance of each class of Principal Balance Certificates will be reduced by any distributions of principal actually made on, and by any Realized Losses actually allocated to, that class of Principal Balance Certificates on that Distribution Date. In the event that Realized Losses previously allocated to a class of Principal Balance Certificates in reduction of its Certificate Balance are recovered subsequent to such Certificate Balance being reduced to zero, holders of such class of Principal Balance Certificates may receive distributions in respect of such recoveries in accordance with the distribution priorities described under “—Distributions—Priority of Distributions” below.

The Residual Certificates will not have a Certificate Balance or entitle their holders to distributions of principal or interest.

The Class X Certificates will not have Certificate Balances, nor will they entitle their holders to distributions of principal, but will represent the right to receive distributions of interest in an amount equal to the aggregate interest accrued on their respective notional amounts (each, a “Notional Amount”). The Notional Amount of the Class X-A certificates will equal the aggregate of the Certificate Balances of the Class A-1, Class A-SB, Class A-4 and Class A-5 certificates outstanding from time to time. The Notional Amount of the Class X-B certificates will equal the aggregate of the Certificate Balances of the Class A-S, Class B and Class C certificates outstanding from time to time. The Notional Amount of the Class X-D

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certificates will equal the Certificate Balance of the Class D certificates outstanding from time to time.

The Class V certificates will not have a Certificate Balance nor will they entitle their holders to distributions of principal, but the Class V certificates will represent the right to receive Excess Interest received on any ARD Loan as described under “—Excess Interest” below.

“Excess Interest” with respect to an ARD Loan is the interest accrued at the Revised Rate in respect of such ARD Loan in excess of the interest accrued at the Initial Rate, plus any related interest accrued on such amounts, to the extent permitted by applicable law and the related Mortgage Loan documents.

The Mortgage Loans (exclusive of Excess Interest) will be held by the lower-tier REMIC (the “Lower-Tier REMIC”). The certificates (other than the Class V certificates) will be issued by the upper-tier REMIC (the “Upper-Tier REMIC” and, collectively with the Lower-Tier REMIC, the “Trust REMICs”). The Class V certificates will be issued by the grantor trust (the “Grantor Trust”).

Distributions

Method, Timing and Amount

Distributions on the certificates are required to be made by the certificate administrator, to the extent of available funds as described in this prospectus, on the 4th business day following each Determination Date (each, a “Distribution Date”). The “Determination Date” will be the 11th day of each calendar month (or, if the 11th calendar day of that month is not a business day, then the next business day) commencing in May 2026.

All distributions (other than the final distribution on any certificate) are required to be made to the Certificateholders in whose names the certificates are registered as of the close of business on each Record Date. With respect to any Distribution Date, the “Record Date” will be the last business day of the month immediately preceding the month in which that Distribution Date occurs. These distributions are required to be made by wire transfer in immediately available funds to the account specified by the Certificateholder at a bank or other entity having appropriate facilities to accept such funds, if the Certificateholder as applicable, has provided the certificate administrator with written wiring instructions no less than 5 business days prior to the related Record Date (which wiring instructions may be in the form of a standing order applicable to all subsequent distributions) or otherwise by check mailed to the Certificateholder. The final distribution on any certificate is required to be made in like manner, but only upon presentation and surrender of the certificate at the location that will be specified in a notice of the pendency of the final distribution. All distributions made with respect to a class of certificates will be allocated pro rata among the outstanding certificates of that class based on their respective Percentage Interests.

The “Percentage Interest” evidenced by any certificate (other than a Class V or Class R certificate) will equal its initial denomination as of the Closing Date divided by the initial Certificate Balance or Notional Amount, as applicable, of the related class. The Percentage Interest of the Class V or Class R Certificate will be set forth on the face thereof.

The master servicer is authorized but not required to direct the investment of funds held in the Collection Account and any Companion Distribution Account maintained by it, in Permitted Investments. The master servicer will be entitled to retain any interest or other income earned on such funds and the master servicer will be required to bear any losses

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resulting from the investment of such funds, as provided in the PSA. The certificate administrator is authorized but not required to direct the investment of funds held in the Lower-Tier REMIC Distribution Account, the Upper-Tier REMIC Distribution Account, the Interest Reserve Account, the Excess Interest Distribution Account and the Gain-on-Sale Reserve Account in Permitted Investments. The certificate administrator will be entitled to retain any interest or other income earned on such funds and the certificate administrator will be required to bear any losses resulting from the investment of such funds, as provided in the PSA.

Available Funds

The aggregate amount available for distribution to holders of the certificates (other than the Class V certificates) on each Distribution Date (the “Available Funds”) will, in general, equal the sum of the following amounts (without duplication):

(a)  the aggregate amount of all cash received on the Mortgage Loans (in the case of each Non-Serviced Mortgage Loan, only to the extent received by the issuing entity pursuant to the related Non-Serviced PSA) and any REO Property that is on deposit in the Collection Account (in each case, exclusive of any amount on deposit in or credited to any portion of the Collection Account that is held for the benefit of the holder of any related Companion Loan), as of the related P&I Advance Date, exclusive of (without duplication):

●	all scheduled payments of principal and/or interest and any balloon payments paid by the borrowers of a Mortgage Loan (such amounts other than any Excess Interest, the “Periodic Payments”), that are due on a Payment Due Date after the end of the related Collection Period, excluding interest relating to periods prior to, but due after, the Cut-off Date;
●	all unscheduled payments of principal (including prepayments), unscheduled interest, liquidation proceeds, insurance proceeds and condemnation proceeds and other unscheduled recoveries received subsequent to the related Determination Date (or, with respect to voluntary prepayments of principal of each Mortgage Loan with a Payment Due Date occurring after the related Determination Date, subsequent to the related Payment Due Date) allocable to the Mortgage Loans;
●	all amounts in the Collection Account that are due or reimbursable to any person other than the Certificateholders;
●	with respect to each Actual/360 Loan and any Distribution Date occurring in each February and in any January occurring in a year that is not a leap year (in each case, unless such Distribution Date is the final Distribution Date), the related Withheld Amount to the extent those funds are on deposit in the Collection Account;
●	all Excess Interest allocable to the Mortgage Loans (which is separately distributed to the Class V certificates);
●	all Yield Maintenance Charges and Prepayment Premiums;
●	all amounts deposited in the Collection Account in error; and
●	any late payment charges or accrued interest on a Mortgage Loan actually collected thereon and allocable to the default interest rate for such Mortgage Loan, to the extent permitted by law, excluding any interest calculated at the Interest Rate for the related Mortgage Loan;
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(b)  if and to the extent not already included in clause (a), the aggregate amount transferred from the REO Accounts allocable to the Mortgage Loans to the Collection Account for such Distribution Date if received by the master servicer on or prior to the related Determination Date;

(c)  all Compensating Interest Payments made by the master servicer with respect to the Mortgage Loans with respect to such Distribution Date and P&I Advances made by the master servicer or the trustee, as applicable, with respect to the Distribution Date (net of certain amounts that are due or reimbursable to persons other than the Certificateholders);

(d)  with respect to each Actual/360 Loan and any Distribution Date occurring in each March (or February, if such Distribution Date is the final Distribution Date), the related Withheld Amounts as required to be deposited in the Lower-Tier REMIC Distribution Account pursuant to the PSA; and

(e)  the Gain-on-Sale Remittance Amount for such Distribution Date.

The “Gain-on-Sale Remittance Amount” for each Distribution Date will be equal to the lesser of (i) the amount on deposit in the Gain-on-Sale Reserve Account on such Distribution Date, and (ii) the Gain-on-Sale Entitlement Amount.

The “Gain-on-Sale Entitlement Amount” for each Distribution Date will be equal to the aggregate amount of (i) the sum of (a) the aggregate portion of the Interest Distribution Amount for each Class of Regular Certificates (other than the Class V certificates) that would remain unpaid as of the close of business on such Distribution Date, and (b) the amount by which the Principal Distribution Amount exceeds the aggregate amount that would actually be distributed on such Distribution Date in respect of such Principal Distribution Amount, and (ii) any Realized Losses outstanding immediately after such Distribution Date, in each case, to the extent such amounts would occur on such Distribution Date or would be outstanding immediately after such Distribution Date, as applicable, without the inclusion of the Gain-on-Sale Remittance Amount as part of the definition of Available Funds.

The “Collection Period” for each Distribution Date and any Mortgage Loan (including any Companion Loan) will be the period commencing on the day immediately succeeding the Payment Due Date for such Mortgage Loan (including any Companion Loan) in the month preceding the month in which that Distribution Date occurs or the date that would have been the Payment Due Date if such Mortgage Loan (including any Companion Loan) had a Payment Due Date in such preceding month and ending on and including the Payment Due Date for such Mortgage Loan (including any related Companion Loan) occurring in the month in which that Distribution Date occurs. Notwithstanding the foregoing, in the event that the last day of a Collection Period is not a business day, any Periodic Payments received with respect to Mortgage Loans (including any periodic payments for any Companion Loan) relating to such Collection Period on the business day immediately following such day will be deemed to have been received during such Collection Period and not during any other Collection Period.

“Payment Due Date” means, with respect to each Mortgage Loan (including any Companion Loan), the date on which scheduled payments of principal, interest or both are required to be made by the related borrower.

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Priority of Distributions

On each Distribution Date, for so long as the Certificate Balances or Notional Amounts of the Regular Certificates have not been reduced to zero, the certificate administrator is required to apply amounts on deposit in the Distribution Account, to the extent of the Available Funds, in the following order of priority:

First, to the Class A-1, Class A-SB, Class A-4, Class A-5, Class X-A, Class X-B and Class X-D certificates, in respect of interest, up to an amount equal to, and pro rata in accordance with, the respective Interest Distribution Amounts for such classes;

Second, to the Class A-1, Class A-SB, Class A-4 and Class A-5 certificates, in reduction of the Certificate Balances of those classes, in the following priority:

(i)     prior to the Cross-Over Date:

a)           to the Class A-SB certificates, in an amount equal to the Principal Distribution Amount for such Distribution Date until the Certificate Balance of the Class A-SB certificates is reduced to the Class A-SB Planned Principal Balance for such Distribution Date;

b)           to the Class A-1 certificates, in an amount equal to the Principal Distribution Amount (or the portion of it remaining after payments specified in clause (a) above have been made) for such Distribution Date until the Certificate Balance of the Class A-1 certificates is reduced to zero;

c)           to the Class A-4 certificates, in an amount equal to the Principal Distribution Amount (or the portion of it remaining after payments specified in clauses (a) and (b) above have been made) for such Distribution Date until the Certificate Balance of the Class A-4 certificates is reduced to zero;

d)           to the Class A-5 certificates, in an amount equal to the Principal Distribution Amount (or the portion of it remaining after payments specified in clauses (a), (b) and (c) above have been made) for such Distribution Date until the Certificate Balance of the Class A-5 certificates is reduced to zero;

e)           to the Class A-SB certificates, in an amount equal to the Principal Distribution Amount (or the portion of it remaining after payments specified in clauses (a), (b), (c) and (d) above have been made) for such Distribution Date, until the Certificate Balance of the Class A-SB certificates is reduced to zero;

(ii)    on or after the Cross-Over Date, to the Class A-1, Class A-SB, Class A-4 and Class A-5 certificates, pro rata (based upon their respective Certificate Balances), in an amount equal to the Principal Distribution Amount for such Distribution Date, until the Certificate Balances of the Class A-1, Class A-SB, Class A-4 and Class A-5 certificates, are reduced to zero;

Third, to the Class A-1, Class A-SB, Class A-4 and Class A-5 certificates, first, (i) up to an amount equal to, and pro rata in accordance with, the aggregate unreimbursed Realized Losses previously allocated to each such class, then, (ii) up to an amount equal to, and pro rata in accordance with, all accrued and unpaid interest on the amount set forth in clause (i) at the Pass-Through Rate for such class compounded monthly from the date the related Realized Loss was allocated to such class until the date such Realized Loss is reimbursed;

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Fourth, to the Class A-S certificates, in respect of interest, up to an amount equal to the Interest Distribution Amount of such class;

Fifth, after the Certificate Balances of the Class A-1, Class A-SB, Class A-4 and Class A-5 certificates have been reduced to zero, to the Class A-S certificates, in reduction of its Certificate Balance, up to an amount equal to the Principal Distribution Amount for such Distribution Date less the portion of such Principal Distribution Amount distributed pursuant to all prior clauses, until its Certificate Balance is reduced to zero;

Sixth, to the Class A-S certificates, first, (i) up to an amount equal to the aggregate unreimbursed Realized Losses previously allocated to such class, then, (ii) up to an amount equal to all accrued and unpaid interest on the amount set forth in clause (i) at the Pass-Through Rate for such class compounded monthly from the date the related Realized Loss was allocated to such class until the date such Realized Loss is reimbursed;

Seventh, to the Class B certificates, in respect of interest, up to an amount equal the Interest Distribution Amounts of such class;

Eighth, after the Certificate Balances of the Class A Certificates have been reduced to zero, to the Class B certificates, in reduction of its Certificate Balance, up to an amount equal to the Principal Distribution Amount for such Distribution Date less the portion of such Principal Distribution Amount distributed pursuant to all prior clauses, until its Certificate Balance is reduced to zero;

Ninth, to the Class B certificates, first, (i) up to an amount equal to the aggregate unreimbursed Realized Losses previously allocated to such class, then, (ii) up to an amount equal to all accrued and unpaid interest on the amount set forth in clause (i) at the Pass-Through Rate for such class compounded monthly from the date the related Realized Loss was allocated to such class until the date such Realized Loss is reimbursed;

Tenth, to the Class C certificates, in respect of interest, up to an amount equal to the Interest Distribution Amounts of such class;

Eleventh, after the Certificate Balances of the Class A Certificates and the Class B certificates have been reduced to zero, to the Class C certificates, in reduction of its Certificate Balance, up to an amount equal to the Principal Distribution Amount for such Distribution Date less the portion of such Principal Distribution Amount distributed pursuant to all prior clauses, until its Certificate Balance is reduced to zero;

Twelfth, to the Class C certificates, first (i) up to an amount equal to the aggregate unreimbursed Realized Losses previously allocated to such class, then (ii) up to an amount equal to all accrued and unpaid interest on the amount set forth in clause (i) at the Pass-Through Rate for such class compounded monthly from the date the related Realized Loss was allocated to such class until the date such Realized Loss is reimbursed;

Thirteenth, to the Class D certificates, in respect of interest, up to an amount equal to the Interest Distribution Amount of such class;

Fourteenth, after the Certificate Balances of the Class A Certificates and the Class B and Class C certificates have been reduced to zero, to the Class D certificates, in reduction of their Certificate Balance, up to an amount equal to the Principal Distribution Amount for such Distribution Date less the portion of such Principal Distribution Amount distributed pursuant to all prior clauses, until their Certificate Balance is reduced to zero;

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Fifteenth, to the Class D certificates, first (i) up to an amount equal to the aggregate unreimbursed Realized Losses previously allocated to such class, then (ii) up to an amount equal to all accrued and unpaid interest on the amount set forth in clause (i) at the Pass-Through Rate for such class compounded monthly from the date the related Realized Loss was allocated to such class until the date such Realized Loss is reimbursed;

Sixteenth, to the Class E-RR certificates, in respect of interest, up to an amount equal to the Interest Distribution Amount of such class;

Seventeenth, after the Certificate Balances of the Class A Certificates and the Class B, Class C and Class D certificates have been reduced to zero, to the Class E-RR certificates, in reduction of their Certificate Balance, up to an amount equal to the Principal Distribution Amount for such Distribution Date less the portion of such Principal Distribution Amount distributed pursuant to all prior clauses, until their Certificate Balance is reduced to zero;

Eighteenth, to the Class E-RR certificates, first (i) up to an amount equal to the aggregate unreimbursed Realized Losses previously allocated to such class, then (ii) up to an amount equal to all accrued and unpaid interest on the amount set forth in clause (i) at the Pass-Through Rate for such class compounded monthly from the date the related Realized Loss was allocated to such class until the date such Realized Loss is reimbursed;

Nineteenth, to the Class F-RR certificates, in respect of interest, up to an amount equal to the Interest Distribution Amount of such class;

Twentieth, after the Certificate Balances of the Class A Certificates and the Class B, Class C, Class D and Class E-RR certificates have been reduced to zero, to the Class F-RR certificates, in reduction of their Certificate Balance, up to an amount equal to the Principal Distribution Amount for such Distribution Date less the portion of such Principal Distribution Amount distributed pursuant to all prior clauses, until their Certificate Balance is reduced to zero;

Twenty-first, to the Class F-RR certificates, first (i) up to an amount equal to the aggregate unreimbursed Realized Losses previously allocated to such class, then (ii) up to an amount equal to all accrued and unpaid interest on the amount set forth in clause (i) at the Pass-Through Rate for such class compounded monthly from the date the related Realized Loss was allocated to such class until the date such Realized Loss is reimbursed;

Twenty-second, to the Class G-RR certificates, in respect of interest, up to an amount equal to the Interest Distribution Amount of such class;

Twenty-third, after the Certificate Balances of the Class A Certificates and the Class B, Class C, Class D, Class E-RR and Class F-RR certificates have been reduced to zero, to the Class G-RR certificates, in reduction of their Certificate Balance, up to an amount equal to the Principal Distribution Amount for such Distribution Date less the portion of such Principal Distribution Amount distributed pursuant to all prior clauses, until their Certificate Balance is reduced to zero;

Twenty-fourth, to the Class G-RR certificates, first (i) up to an amount equal to the aggregate unreimbursed Realized Losses previously allocated to such class, then (ii) up to an amount equal to all accrued and unpaid interest on the amount set forth in clause (i) at the Pass-Through Rate for such class compounded monthly from the date the related Realized Loss was allocated to such class until the date such Realized Loss is reimbursed;

Twenty-fifth, to the Class H-RR certificates, in respect of interest, up to an amount equal to the Interest Distribution Amount of such class;

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Twenty-sixth, after the Certificate Balances of the Class A Certificates and the Class B, Class C, Class D, Class E-RR, Class F-RR and Class G-RR certificates have been reduced to zero, to the Class H-RR certificates, in reduction of their Certificate Balance, up to an amount equal to the Principal Distribution Amount for such Distribution Date less the portion of such Principal Distribution Amount distributed pursuant to all prior clauses, until their Certificate Balance is reduced to zero;

Twenty-seventh, to the Class H-RR certificates, first (i) up to an amount equal to the aggregate unreimbursed Realized Losses previously allocated to such class, then (ii) up to an amount equal to all accrued and unpaid interest on the amount set forth in clause (i) at the Pass-Through Rate for such class compounded monthly from the date the related Realized Loss was allocated to such class until the date such Realized Loss is reimbursed; and

Twenty-eighth, to the Class R certificates, any remaining amounts.

The “Cross-Over Date” means the Distribution Date on which the Certificate Balances of the Subordinate Certificates have all previously been reduced to zero as a result of the allocation of Realized Losses to those certificates.

Reimbursement of previously allocated Realized Losses will not constitute distributions of principal for any purpose and will not result in an additional reduction in the Certificate Balance of the class of certificates in respect of which a reimbursement is made.

If and to the extent that any Nonrecoverable Advances (plus interest on such Nonrecoverable Advances) that were reimbursed from principal collections on the Mortgage Loans (including REO Loans) and previously resulted in a reduction of the Principal Distribution Amount are subsequently recovered on the related Mortgage Loan or REO Property, then (on the Distribution Date related to the Collection Period during which the recovery occurred): (i) the amount of such recovery will be added to the Certificate Balance(s) of the class or classes of Principal Balance Certificates that previously were allocated Realized Losses, in the order of distributions set forth in “—Priority of Distributions” above, in each case up to the lesser of (A) the unallocated portion of such recovery and (B) the amount of the unreimbursed Realized Losses previously allocated to the subject class of certificates; and (ii) the Interest Shortfall with respect to each affected class of Certificates (other than the Class R certificates) for the next Distribution Date will be increased by the amount of interest that would have accrued through the then-current Distribution Date if the restored write-down for the reimbursed class of Principal Balance Certificates had never been written down. If the Certificate Balance of any class of Principal Balance Certificates is so increased, the amount of unreimbursed Realized Losses of such class of certificates will be decreased by such amount.

Pass-Through Rates

The interest rate (the “Pass-Through Rate”) applicable to each class of Principal Balance Certificates for any Distribution Date will equal one of the following: (i) a fixed rate per annum, (ii) a variable rate per annum equal to the WAC Rate for the related Distribution Date, (iii) a variable rate per annum equal to the lesser of (a) a fixed rate and (b) the WAC Rate for the related Distribution Date or (iv) a variable rate per annum equal to the WAC Rate for the related Distribution Date minus a specified percentage.

The Pass-Through Rate for the Class X-A certificates for any Distribution Date will be a per annum rate equal to the excess, if any, of (a) the WAC Rate for the related Distribution Date, over (b) the weighted average of the Pass-Through Rates on the Class A-1, Class A-

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SB, Class A-4 and Class A-5 certificates for such Distribution Date, weighted on the basis of their respective Certificate Balances immediately prior to that Distribution Date.

The Pass-Through Rate for the Class X-B certificates for any Distribution Date will be a per annum rate equal to the excess, if any, of (a) the WAC Rate for the related Distribution Date, over (b) the weighted average of the Pass-Through Rates on the Class A-S, Class B and Class C certificates for the related Distribution Date, weighted on the basis of their respective Certificate Balances immediately prior to that Distribution Date.

The Pass-Through Rate for the Class X-D certificates for any Distribution Date will be a per annum rate equal to the excess, if any, of (a) the WAC Rate for the related Distribution Date, over (b) the Pass-Through Rate on the Class D certificates for the related Distribution Date.

The Class V certificates will not have a Pass-Through Rate or be entitled to distributions in respect of interest other than their allocated portion of Excess Interest, if any, with respect to any ARD Loan, allocated as described under “—Excess Interest” below.

The “WAC Rate” with respect to any Distribution Date is equal to the weighted average of the applicable Net Mortgage Rates of the Mortgage Loans (including any Non-Serviced Mortgage Loan) as of the first day of the related Collection Period, weighted on the basis of their respective Stated Principal Balances as of the first day of such Collection Period (after giving effect to any payments received during any applicable grace period).

The “Net Mortgage Rate” for each Mortgage Loan (including any Non-Serviced Mortgage Loan) and any REO Loan (other than the portion of the REO Loan related to any Companion Loan) is equal to the related Interest Rate then in effect (without regard to any increase in the interest rate of any ARD Loan after the related Anticipated Repayment Date), minus the related Administrative Fee Rate; provided, however, that for purposes of calculating Pass-Through Rates, the Net Mortgage Rate for any Mortgage Loan will be determined without regard to any modification, waiver or amendment of the terms of the related Mortgage Loan, whether agreed to by the master servicer, the special servicer, a Non-Serviced Master Servicer or a Non-Serviced Special Servicer or resulting from a bankruptcy, insolvency or similar proceeding involving the related borrower. Notwithstanding the foregoing, for Mortgage Loans that do not accrue interest on a 30/360 Basis, then, solely for purposes of calculating the Pass-Through Rates and the WAC Rate, the Net Mortgage Rate of any Mortgage Loan for any one-month period preceding a related Payment Due Date will be the annualized rate at which interest would have to accrue in respect of the Mortgage Loan on the basis of a 360-day year consisting of twelve 30-day months in order to produce the aggregate amount of interest actually required to be paid in respect of the Mortgage Loan during the one-month period at the related Net Mortgage Rate; provided, however, that with respect to each Actual/360 Loan, commencing in 2027, the Net Mortgage Rate for the one-month period (1) prior to the Payment Due Dates in January and February in any year which is not a leap year or in February in any year which is a leap year (in either case, unless the related Distribution Date is the final Distribution Date) will be determined exclusive of Withheld Amounts, and (2) prior to the Payment Due Date in March (or February, if the related Distribution Date is the final Distribution Date), will be determined inclusive of Withheld Amounts for the immediately preceding February and January, as applicable. With respect to any REO Loan, the Net Mortgage Rate will be calculated as described above, as if the predecessor Mortgage Loan had remained outstanding. For the avoidance of doubt, the Net Mortgage Rate of any ARD Loan will not be construed to include the excess of the related Revised Rate over the related Initial Rate.

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“Administrative Fee Rate” as of any date of determination will be a per annum rate equal to the sum of the Servicing Fee Rate, the Certificate Administrator/Trustee Fee Rate, the Operating Advisor Fee Rate, the Asset Representations Reviewer Fee Rate and the CREFC® Intellectual Property Royalty License Fee Rate.

“Interest Rate” with respect to any Mortgage Loan (including any Non-Serviced Mortgage Loan) or any related Companion Loan is the per annum rate at which interest accrues on the Mortgage Loan or the related Companion Loan as stated in the related Mortgage Note or the promissory note evidencing such Companion Loan without giving effect to any default rate or Revised Rate. For the avoidance of doubt, the Interest Rate of any ARD Loan will not be construed to include the excess of the related Revised Rate over the related Initial Rate.

Interest Distribution Amount

The “Interest Distribution Amount” with respect to any Distribution Date and each class of Regular Certificates will equal (A) the sum of (i) the Interest Accrual Amount with respect to such class for such Distribution Date and (ii) the Interest Shortfall, if any, with respect to such class for such Distribution Date, less (B) any Excess Prepayment Interest Shortfall allocated to such class on such Distribution Date.

The “Interest Accrual Amount” with respect to any Distribution Date and any class of Regular Certificates will be equal to the interest for the related Interest Accrual Period accrued at the Pass-Through Rate for such class on the Certificate Balance or Notional Amount, as applicable, for such class immediately prior to that Distribution Date. Calculations of interest for each Interest Accrual Period will be made on a 30/360 Basis.

An “Interest Shortfall” with respect to any Distribution Date for any class of Regular Certificates will be equal to the sum of (a) the portion of the Interest Distribution Amount for such class remaining unpaid as of the close of business on the preceding Distribution Date, and (b) to the extent permitted by applicable law, (i) other than in the case of the certificates with a Notional Amount, one month’s interest on that amount remaining unpaid at the Pass-Through Rate applicable to such class for such Distribution Date and (ii) in the case of the certificates with a Notional Amount, one-month’s interest on that amount remaining unpaid at the WAC Rate for such Distribution Date.

The “Interest Accrual Period” for each Distribution Date will be the calendar month immediately preceding the month in which that Distribution Date occurs.

Principal Distribution Amount

The “Principal Distribution Amount” for any Distribution Date will be equal to the sum of the following amounts:

(a)  the Scheduled Principal Distribution Amount for that Distribution Date,

(b)  the Unscheduled Principal Distribution Amount for that Distribution Date, and

(c)  the Principal Shortfall for such Distribution Date;

provided that the Principal Distribution Amount for any Distribution Date will be reduced, to not less than zero, by the amount of any reimbursements of:

(A) Nonrecoverable Advances (including any servicing advance with respect to any Non-Serviced Mortgage Loan under the related Non-Serviced PSA reimbursed

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out of general collections on the Mortgage Loans), with interest on such Nonrecoverable Advances at the Reimbursement Rate, that are paid or reimbursed from principal collections on the Mortgage Loans in a period during which such principal collections would have otherwise been included in the Principal Distribution Amount for such Distribution Date, and

(B) Workout-Delayed Reimbursement Amounts paid or reimbursed from principal collections on the Mortgage Loans in a period during which such principal collections would have otherwise been included in the Principal Distribution Amount for such Distribution Date, provided, further, that in the case of clauses (A) and (B) above, if any of the amounts that were reimbursed from principal collections on the Mortgage Loans (including REO Loans) are subsequently recovered on the related Mortgage Loan (or REO Loan), such recovery will increase the Principal Distribution Amount for the Distribution Date related to the period in which such recovery occurs.

The “Scheduled Principal Distribution Amount” for each Distribution Date will equal the aggregate of the principal portions of (a) all Periodic Payments (excluding balloon payments) with respect to the Mortgage Loans due during or, if and to the extent not previously received or advanced and distributed to Certificateholders on a preceding Distribution Date, prior to the related Collection Period and all Assumed Scheduled Payments with respect to the Mortgage Loans for the related Collection Period, in each case to the extent paid by the related borrower as of the related Determination Date (or, with respect to each Mortgage Loan with a Payment Due Date occurring, or a grace period ending, after the related Determination Date, the related Payment Due Date or, last day of such grace period, as applicable, to the extent received by the master servicer as of the business day preceding the P&I Advance Date) or advanced by the master servicer or the trustee, as applicable, and (b) all balloon payments with respect to the Mortgage Loans to the extent received on or prior to the related Determination Date (or, with respect to each Mortgage Loan with a Payment Due Date occurring, or a grace period ending, after the related Determination Date, the related Payment Due Date or, last day of such grace period, as applicable, to the extent received by the master servicer as of the business day preceding the related P&I Advance Date), and to the extent not included in clause (a) above. The Scheduled Principal Distribution Amount from time to time will include all late payments of principal made by a borrower with respect to the Mortgage Loans, including late payments in respect of a delinquent balloon payment, received by the times described above in this definition, except to the extent those late payments are otherwise available to reimburse the master servicer or the trustee, as the case may be, for prior Advances, as described above.

The “Unscheduled Principal Distribution Amount” for each Distribution Date will equal the aggregate of the following: (a) all prepayments of principal received on the Mortgage Loans as of the Determination Date; and (b) any other collections (exclusive of payments by borrowers) received on the Mortgage Loans and any REO Properties on or prior to the related Determination Date whether in the form of Liquidation Proceeds, Insurance and Condemnation Proceeds, net income, rents, and profits from REO Property or otherwise, that were identified and applied by the master servicer as recoveries of previously unadvanced principal of the related Mortgage Loan; provided that all such Liquidation Proceeds and Insurance and Condemnation Proceeds will be reduced by any unpaid Special Servicing Fees, Liquidation Fees, any amount related to the Loss of Value Payments to the extent that such amount was transferred into the Collection Account as of the related Determination Date, accrued interest on Advances and other additional trust fund expenses

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incurred in connection with the related Mortgage Loan, thus reducing the Unscheduled Principal Distribution Amount.

The “Assumed Scheduled Payment” for any Collection Period and with respect to any Mortgage Loan (including any Non-Serviced Mortgage Loan) that is delinquent in respect of its balloon payment or any REO Loan (excluding, for purposes of any P&I Advances, the portion allocable to any related Companion Loan), is an amount equal to the sum of (a) the principal portion of the Periodic Payment that would have been due on such Mortgage Loan or REO Loan on the related Payment Due Date based on the constant payment required by such related Mortgage Note or the original amortization schedule of the Mortgage Loan, as the case may be (as calculated with interest at the related Interest Rate), if applicable, assuming the related balloon payment has not become due, after giving effect to any reduction in the principal balance occurring in connection with a modification of such Mortgage Loan in connection with a default or a bankruptcy (or similar proceeding), and (b) interest on the Stated Principal Balance of that Mortgage Loan or REO Loan (excluding, for purposes of any P&I Advances, the portion allocable to any related Companion Loan) at its Interest Rate (net of interest at the applicable rate at which the Servicing Fee is calculated).

The “Principal Shortfall” for any Distribution Date means the amount, if any, by which (1) the Principal Distribution Amount for the prior Distribution Date exceeds (2) the aggregate amount actually distributed on the preceding Distribution Date in respect of such Principal Distribution Amount.

The “Class A-SB Planned Principal Balance” for any Distribution Date is the balance shown for such Distribution Date in the table set forth in Annex E. Such balances were calculated using, among other things, certain weighted average life assumptions. See “Yield and Maturity Considerations—Weighted Average Life”. Based on such assumptions, the Certificate Balance of the Class A-SB certificates on each Distribution Date would be expected to be reduced to the balance indicated for such Distribution Date in the table set forth in Annex E. We cannot assure you, however, that the mortgage loans will perform in conformity with our assumptions. Therefore, we cannot assure you that the balance of the Class A-SB certificates on any Distribution Date will be equal to the balance that is specified for such Distribution Date in the table.

Certain Calculations with Respect to Individual Mortgage Loans

The “Stated Principal Balance” of each Mortgage Loan will be an amount equal to its unpaid principal balance as of the Cut-off Date or, in the case of a replacement Mortgage Loan, as of the date it is added to the trust, after application of all payments of principal due during or prior to the month of substitution, whether or not those payments have been received, minus the sum of:

(i)                the principal portion of each Periodic Payment due on such Mortgage Loan after the Cut-off Date (or in the case of a replacement Mortgage Loan, due after the Payment Due Date in the related month of substitution), to the extent received from the borrower or advanced by the master servicer;

(ii)             all principal prepayments received with respect to such Mortgage Loan after the Cut-off Date (or in the case of a replacement Mortgage Loan, after the Payment Due Date in the related month of substitution);

(iii)          the principal portion of all Insurance and Condemnation Proceeds (to the extent allocable to principal on such Mortgage Loan) and Liquidation Proceeds

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received with respect to such Mortgage Loan after the Cut-off Date (or in the case of a replacement Mortgage Loan, after the Payment Due Date in the related month of substitution); and

(iv)           any reduction in the outstanding principal balance of such Mortgage Loan resulting from a valuation by a court in a bankruptcy proceeding that is less than the then-outstanding principal amount of such Mortgage Loan or a modification of such Mortgage Loan pursuant to the terms and provisions of the PSA that occurred prior to the end of the Collection Period for the most recent Distribution Date.

The Stated Principal Balance of any REO Loan that is a successor to a Mortgage Loan, as of any date of determination, will be an amount equal to (x) the Stated Principal Balance of the predecessor Mortgage Loan as of the date of the related REO Property was acquired for U.S. federal tax purposes, minus (y) the sum of:

(i)                the principal portion of any P&I Advance made with respect to such REO Loan; and

(ii)             the principal portion of all Insurance and Condemnation Proceeds (to the extent allocable to principal on the related Mortgage Loan), Liquidation Proceeds and all income rents and profits received with respect to such REO Loan.

See “Certain Legal Aspects of Mortgage Loans” below.

With respect to any Companion Loan on any date of determination, the Stated Principal Balance will equal the unpaid principal balance of such Companion Loan as of such date. On any date of determination, the Stated Principal Balance of any Whole Loan will equal the sum of the Stated Principal Balances of the related Mortgage Loan and the related Companion Loan(s), as applicable, on such date.

With respect to any REO Loan that is a successor to a Companion Loan as of any date of determination, the Stated Principal Balance will equal (x) the Stated Principal Balance of the predecessor Companion Loan as of the date of the related REO acquisition, minus (y) the principal portion of any amounts allocable to the related Companion Loan in accordance with the related Intercreditor Agreement.

If any Mortgage Loan or REO Loan is paid in full or the Mortgage Loan or REO Loan (or any REO Property) is otherwise liquidated, then, as of the first Distribution Date that follows the end of the Collection Period in which that payment in full or liquidation occurred and notwithstanding that a loss may have occurred in connection with any liquidation, the Stated Principal Balance of the Mortgage Loan or REO Loan will be zero.

For purposes of calculating allocations of, or recoveries in respect of, Realized Losses, as well as for purposes of calculating the Servicing Fee, Certificate Administrator/Trustee Fee, Operating Advisor Fee and Asset Representations Reviewer Fee payable each month, each REO Property (including any REO Property with respect to a Non-Serviced Mortgage Loan held pursuant to the related Non-Serviced PSA) will be treated as if there exists with respect to such REO Property an outstanding Mortgage Loan and, if applicable, each related Companion Loan (an “REO Loan”), and all references to Mortgage Loan or Companion Loan and pool of Mortgage Loans in this prospectus, when used in that context, will be deemed to also be references to or to also include, as the case may be, any REO Loans. Each REO Loan will generally be deemed to have the same characteristics as its actual predecessor Mortgage Loan (or Companion Loan), including the same fixed Interest Rate (and, accordingly, the same Net Mortgage Rate) and the same unpaid principal balance and

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Stated Principal Balance. Amounts due on the predecessor Mortgage Loan (or Companion Loan) including any portion of it payable or reimbursable to the master servicer, the special servicer, the operating advisor, the asset representations reviewer, the certificate administrator or the trustee, as applicable, will continue to be “due” in respect of the REO Loan; and amounts received in respect of the related REO Property, net of payments to be made, or reimbursement to the master servicer or special servicer for payments previously advanced, in connection with the operation and management of that property, generally will be applied by the master servicer as if received on the predecessor Mortgage Loan or related Companion Loan.

With respect to any Serviced Whole Loan, no amounts relating to the related REO Property or REO Loan allocable to any related Companion Loan will be available for amounts due to the Certificateholders or to reimburse the issuing entity, other than in the limited circumstances related to Servicing Advances, indemnification, Special Servicing Fees and other reimbursable expenses related to such Serviced Whole Loan incurred with respect to such Serviced Whole Loan in accordance with the PSA.

Excess Interest

On each Distribution Date, the certificate administrator is required to distribute any Excess Interest received with respect to an ARD Loan on or prior to the related Determination Date to the holders of the Class V certificates. Excess Interest will not be available to make distributions to any other class of certificates or to provide credit support for other classes of certificates or offset any interest shortfalls or to pay any other amounts to any other party under the PSA.

Application Priority of Mortgage Loan Collections or Whole Loan Collections

Absent express provisions in the related Mortgage Loan documents (and, with respect to any Serviced Whole Loan, the related Intercreditor Agreement) or to the extent otherwise agreed to by the related borrower in connection with a workout of a Mortgage Loan, all amounts collected by or on behalf of the issuing entity in respect of any Mortgage Loan in the form of payments from the related borrower, Liquidation Proceeds, condemnation proceeds or insurance proceeds (excluding, if applicable, in the case of any Serviced Whole Loan, any amounts payable to the holder of the related Companion Loan(s) pursuant to the related Intercreditor Agreement) will be applied pursuant to the PSA in the following order of priority:

First, as a recovery of any unreimbursed Advances (including any Workout-Delayed Reimbursement Amount) with respect to the related Mortgage Loan and unpaid interest at the Reimbursement Rate on such Advances and, if applicable, unreimbursed and unpaid additional trust fund expenses (including Special Servicing Fees, Liquidation Fees and Workout Fees previously paid by the issuing entity from general collections);

Second, as a recovery of Nonrecoverable Advances and any interest on those Nonrecoverable Advances at the Reimbursement Rate, to the extent previously paid or reimbursed from principal collections on the Mortgage Loans (as described in the first proviso in the definition of Principal Distribution Amount);

Third, to the extent not previously so allocated pursuant to clause First or Second above, as a recovery of accrued and unpaid interest on such Mortgage Loan to the extent of the excess of (i) accrued and unpaid interest (exclusive of default interest and Excess Interest) on such Mortgage Loan at the related Interest Rate in effect from time to time through the end of the applicable mortgage interest accrual period, over (ii) after taking into account

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any allocations pursuant to clause Fifth below on earlier dates, the aggregate portion of the accrued and unpaid interest described in subclause (i) of this clause Third that either (A)(x) was not advanced because of the reductions (if any) in the amount of related P&I Advances for such Mortgage Loan that have occurred in connection with related Appraisal Reduction Amounts or (y) with respect to any accrued and unpaid interest that was not advanced due to a determination that the related P&I Advance would be a Nonrecoverable Advance, the amount of interest that (absent such determination of nonrecoverability preventing such P&I Advance from being made) would not have been advanced because of the reductions in the amount of related P&I Advances for such Mortgage Loan that would have occurred in connection with related Appraisal Reduction Amounts, or (B) accrued at the related Net Mortgage Rate on the portion of the Stated Principal Balance of such Mortgage Loan equal to any related Collateral Deficiency Amount in effect from time to time and as to which no P&I Advance was made;

Fourth, to the extent not previously so allocated pursuant to clause First or Second above, as a recovery of principal of such Mortgage Loan then due and owing, including by reason of acceleration of such Mortgage Loan following a default thereunder (or, if the Mortgage Loan has been liquidated, as a recovery of principal to the extent of its entire remaining unpaid principal balance);

Fifth, as a recovery of accrued and unpaid interest on such Mortgage Loan to the extent of the sum of (A) the cumulative amount of the reductions (if any) in the amount of related P&I Advances for such Mortgage Loan that have occurred in connection with related Appraisal Reduction Amounts or would have occurred in connection with related Appraisal Reduction Amounts but for such P&I Advance not having been made as a result of a determination that such P&I Advance would have been a Nonrecoverable Advance, plus (B) any unpaid interest (exclusive of default interest and Excess Interest) that accrued at the related Net Mortgage Rate on the portion of the Stated Principal Balance of such Mortgage Loan equal to any related Collateral Deficiency Amount in effect from time to time and as to which no P&I Advance was made (to the extent collections have not been allocated as recovery of such accrued and unpaid interest pursuant to this clause Fifth on earlier dates);

Sixth, as a recovery of amounts to be currently allocated to the payment of, or, to the extent required under the loan documents, escrowed for the future payment of, real estate taxes, assessments and insurance premiums and similar items relating to such Mortgage Loan;

Seventh, as a recovery of any other reserves to the extent then required to be held in escrow with respect to such Mortgage Loan;

Eighth, as a recovery of any Yield Maintenance Charge or Prepayment Premium then due and owing under such Mortgage Loan;

Ninth, as a recovery of any late payment charges and default interest then due and owing under such Mortgage Loan;

Tenth, as a recovery of any assumption fees and Modification Fees then due and owing under such Mortgage Loan;

Eleventh, as a recovery of any other amounts then due and owing under such Mortgage Loan other than remaining unpaid principal (if both consent fees and Operating Advisor Consulting Fees are due and owing, first, allocated to consent fees and then, allocated to Operating Advisor Consulting Fees);

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Twelfth, as a recovery of any remaining principal of such Mortgage Loan to the extent of its entire remaining unpaid principal balance; and

Thirteenth, in the case of an ARD Loan after the related Anticipated Repayment Date, any accrued but unpaid Excess Interest;

provided that, to the extent required under the REMIC provisions of the Code, payments or proceeds received (or receivable by exercise of the lender’s rights under the related Mortgage Loan documents) with respect to any partial release of a Mortgaged Property (including in connection with a condemnation) at a time when the loan-to-value ratio of the related Mortgage Loan or Serviced Whole Loan exceeds 125%, or would exceed 125% following any partial release (based solely on the value of real property and excluding personal property and going concern value, if any, unless otherwise permitted under the applicable REMIC rules as evidenced by an opinion of counsel provided to the trustee) must be collected and allocated to reduce the principal balance of the Mortgage Loan or Serviced Whole Loan in the manner required by such REMIC provisions of the Code.

Collections by or on behalf of the issuing entity in respect of any REO Property (exclusive of the amounts to be allocated to the payment of the costs of operating, managing, leasing, maintaining and disposing of such REO Property and, if applicable, in the case of any Serviced Whole Loan, exclusive of any amounts payable to the holder of the related Companion Loan(s), as applicable, pursuant to the related Intercreditor Agreement) will be applied pursuant to the PSA in the following order of priority:

First, as a recovery of any unreimbursed Advances (including any Workout-Delayed Reimbursement Amount) with respect to the related Mortgage Loan and interest at the Reimbursement Rate on all Advances and, if applicable, unreimbursed and unpaid additional trust fund expenses (including Special Servicing Fees, Liquidation Fees and Workout Fees previously paid by the issuing entity from general collections) with respect to the related Mortgage Loan;

Second, as a recovery of Nonrecoverable Advances and any interest on those Nonrecoverable Advances at the Reimbursement Rate, to the extent previously paid or reimbursed from principal collections on the Mortgage Loans (as described in the first proviso in the definition of Principal Distribution Amount);

Third, to the extent not previously so allocated pursuant to clause First or Second above, as a recovery of accrued and unpaid interest on such Mortgage Loan to the extent of the excess of (i) accrued and unpaid interest (exclusive of default interest) on such Mortgage Loan at the related Interest Rate in effect from time to time through the end of the applicable mortgage interest accrual period, over (ii) after taking into account any allocations pursuant to clause Fifth below or clause Fifth of the prior paragraph on earlier dates, the aggregate portion of the accrued and unpaid interest described in subclause (i) of this clause Third that either (A)(x) was not advanced because of the reductions (if any) in the amount of related P&I Advances for such Mortgage Loan that have occurred in connection with related Appraisal Reduction Amounts or (y) with respect to any accrued and unpaid interest that was not advanced due to a determination that the related P&I Advance would be a Nonrecoverable Advance, the amount of interest that (absent such determination of nonrecoverability preventing such P&I Advance from being made) would not have been advanced because of the reductions in the amount of related P&I Advances for such Mortgage Loan that would have occurred in connection with related Appraisal Reduction Amounts, or (B) accrued at the related Net Mortgage Rate on the portion of the Stated Principal Balance of such Mortgage Loan equal to any related Collateral Deficiency Amount in effect from time to time and as to which no P&I Advance was made;

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Fourth, to the extent not previously so allocated pursuant to clause First or Second above, as a recovery of principal of such Mortgage Loan to the extent of its entire unpaid principal balance;

Fifth, as a recovery of accrued and unpaid interest on such Mortgage Loan to the extent of the sum of (A) the cumulative amount of the reductions (if any) in the amount of related P&I Advances for such Mortgage Loan that have occurred in connection with related Appraisal Reduction Amounts or would have occurred in connection with related Appraisal Reduction Amounts but for such P&I Advance not having been made as a result of a determination that such P&I Advance would have been a Nonrecoverable Advance, plus (B) any unpaid interest (exclusive of default interest) that accrued at the related Net Mortgage Rate on the portion of the Stated Principal Balance of such Mortgage Loan equal to any related Collateral Deficiency Amount in effect from time to time and as to which no P&I Advance was made (to the extent collections have not been allocated as recovery of accrued and unpaid interest pursuant to this clause Fifth or clause Fifth of the prior paragraph on earlier dates);

Sixth, as a recovery of any Yield Maintenance Charge or Prepayment Premium then due and owing under such Mortgage Loan;

Seventh, as a recovery of any late payment charges and default interest then due and owing under such Mortgage Loan;

Eighth, as a recovery of any assumption fees and Modification Fees then due and owing under such Mortgage Loan;

Ninth, as a recovery of any other amounts then due and owing under such Mortgage Loan other than remaining unpaid principal (if both consent fees and Operating Advisor Consulting Fees are due and owing, first, allocated to consent fees and then, allocated to Operating Advisor Consulting Fees); and

Tenth, in the case of an ARD Loan after the related Anticipated Repayment Date, any accrued but unpaid Excess Interest.

Allocation of Yield Maintenance Charges and Prepayment Premiums

If any Yield Maintenance Charge or Prepayment Premium is collected during any particular Collection Period with respect to any Mortgage Loan, then on the Distribution Date corresponding to that Collection Period, the certificate administrator will pay that Yield Maintenance Charge or Prepayment Premium (net of liquidation fees or workout fees payable therefrom) to the Certificates (other than the Class E-RR, Class F-RR, Class G-RR, Class H-RR, Class V and Class R certificates), in the following amounts:

(1) to each of the Class A-1, Class A-SB, Class A-4, Class A-5, Class A-S, Class B, Class C and Class D certificates, the product of (a)  such Yield Maintenance Charge or Prepayment Premium, (b) the related Base Interest Fraction for such class and the applicable principal prepayment, and (c) a fraction, the numerator of which is equal to the amount of principal distributed to such class for that Distribution Date, and the denominator of which is the total amount of principal distributed to all Principal Balance Certificates for that Distribution Date;

(2) to the Class X-A certificates, the excess, if any, of (a) the product of (i) such Yield Maintenance Charge or Prepayment Premium and (ii) a fraction, the numerator of which is equal to the total amount of principal distributed to the Class A-1, Class A-SB, Class A-4 and Class A-5 certificates for that Distribution Date, and the denominator of which is the total

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amount of principal distributed to all Principal Balance Certificates for that Distribution Date, over (b) the total amount of such Yield Maintenance Charge or Prepayment Premium distributed to the Class A-1, Class A-SB, Class A-4 and Class A-5 certificates as described above;

(3) to the Class X-B certificates, the excess, if any, of (a) the product of (i) such Yield Maintenance Charge or Prepayment Premium and (ii) a fraction, the numerator of which is equal to the total amount of principal distributed to the Class A-S, Class B and Class C certificates for that Distribution Date, and the denominator of which is the total amount of principal distributed to all Principal Balance Certificates for that Distribution Date, over (b) the total amount of such Yield Maintenance Charge or Prepayment Premium distributed to the Class A-S, Class B and Class C certificates as described above; and

(4) to the Class X-D certificates, any remaining portion of such Yield Maintenance Charge or Prepayment Premium not distributed as described above.

Notwithstanding any of the foregoing to the contrary, if at any time the Notional Amounts of the Class X-A, Class X-B and Class X-D certificates and the Certificate Balances of the Class A-1, Class A-SB, Class A-4, Class A-5, Class A-S, Class B, Class C and Class D certificates have been reduced to zero as a result of the allocation of principal payments on the Mortgage Loans, the certificate administrator will pay to the holders of each remaining Class of Principal Balance Certificates then entitled to distributions of principal on such Distribution Date the product of (a) any Yield Maintenance Charge or Prepayment Premium distributable on the subject Distribution Date (net of any Liquidation Fees payable therefrom) and (b) a fraction, the numerator of which is equal to the amount of principal distributed to such Class for that Distribution Date, and the denominator of which is the total amount of principal distributed to all Principal Balance Certificates for that Distribution Date.

“Base Interest Fraction” means, with respect to any principal prepayment of any Mortgage Loan that provides for the payment of a Yield Maintenance Charge or Prepayment Premium, and with respect to any class of Principal Balance Certificates, a fraction (A) the numerator of which is the greater of (x) zero and (y) the difference between (i) the pass-through rate on that class, and (ii) the applicable Discount Rate and (B) the denominator of which is the difference between (i) the mortgage interest rate on the related Mortgage Loan and (ii) the applicable Discount Rate; provided, however, that:

●	under no circumstances will the Base Interest Fraction be greater than one;
●	if the Discount Rate referred to above is greater than or equal to the mortgage interest rate on the related Mortgage Loan and is greater than or equal to the pass-through rate on that class, then the Base Interest Fraction will equal zero; and
●	if the Discount Rate referred to above is greater than or equal to the mortgage interest rate on the related Mortgage Loan and is less than the pass-through rate on that class, then the Base Interest Fraction will be equal to 1.0.

“Discount Rate” means, with respect to any principal prepayment of any Mortgage Loan that provides for the payment of a Yield Maintenance Charge or Prepayment Premium—

●	if a discount rate was used in the calculation of the applicable Yield Maintenance Charge or Prepayment Premium pursuant to the terms of the Mortgage Loan or REO Loan, that discount rate, converted (if necessary) to a monthly equivalent yield, or
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●	if a discount rate was not used in the calculation of the applicable Yield Maintenance Charge or Prepayment Premium pursuant to the terms of the Mortgage Loan or REO Loan, the yield calculated by the linear interpolation of the yields, as reported in Federal Reserve Statistical Release H.15 (519)—Selected Interest Rates under the heading “U.S. government securities/treasury constant maturities” for the week ending prior to the date of the relevant prepayment (or deemed prepayment), of U.S. Treasury constant maturities with a maturity date, one longer and one shorter, most nearly approximating the maturity date or Anticipated Repayment Date, as applicable, of that Mortgage Loan or REO Loan, such interpolated treasury yield converted to a monthly equivalent yield.

For purposes of the immediately preceding bullet, the certificate administrator or the master servicer will select a comparable publication as the source of the applicable yields of U.S. Treasury constant maturities if Federal Reserve Statistical Release H.15 is no longer published.

“Prepayment Premium” means, with respect to any Mortgage Loan, any premium, fee or other additional amount (other than a Yield Maintenance Charge) paid or payable, as the context requires, by a borrower in connection with a principal prepayment on, or other early collection of principal of, that Mortgage Loan or any successor REO Loan with respect thereto (including any payoff of a Mortgage Loan by a mezzanine lender on behalf of the subject borrower if and as set forth in the related intercreditor agreement).

“Yield Maintenance Charge” means, with respect to any Mortgage Loan, any premium, fee or other additional amount paid or payable, as the context requires, by a borrower in connection with a principal prepayment on, or other early collection of principal of, a Mortgage Loan, calculated, in whole or in part, pursuant to a yield maintenance formula or otherwise pursuant to a formula that reflects the lost interest, including any specified amount or specified percentage of the amount prepaid which constitutes the minimum amount that such Yield Maintenance Charge may be.

No Prepayment Premiums or Yield Maintenance Charges will be distributed to the holders of the Class V or Class R Certificates.

For a description of Yield Maintenance Charges, see “Description of the Mortgage Pool—Certain Terms of the Mortgage Loans” and “Certain Legal Aspects of Mortgage Loans—Default Interest and Limitations on Prepayments”.

Assumed Final Distribution Date; Rated Final Distribution Date

The “Assumed Final Distribution Date” with respect to any class of certificates is the Distribution Date on which the aggregate Certificate Balance of that class of certificates would be reduced to zero based on the assumptions set forth below. The Assumed Final Distribution Date with respect to each class of Offered Certificates will in each case be as shown in the table under “Summary of Certificates”.

The Assumed Final Distribution Dates were calculated without regard to any delays in the collection of balloon payments and without regard to delinquencies, defaults or liquidations. Accordingly, in the event of defaults on the Mortgage Loans, the actual final Distribution Date for one or more classes of the Offered Certificates may be later, and could be substantially later, than the related Assumed Final Distribution Date(s).

In addition, the Assumed Final Distribution Dates set forth above were calculated on the basis of a 0% CPR prepayment rate and the Structuring Assumptions. Since the rate of

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payment (including prepayments) of the Mortgage Loans may exceed the scheduled rate of payments, and could exceed the scheduled rate by a substantial amount, the actual final Distribution Date for one or more classes of the Offered Certificates may be earlier, and could be substantially earlier, than the related Assumed Final Distribution Date(s). The rate of payments (including prepayments) on the Mortgage Loans will depend on the characteristics of the Mortgage Loans, as well as on the prevailing level of interest rates and other economic factors, and we cannot assure you as to actual payment experience.

The “Rated Final Distribution Date” for each class of Offered Certificates will be the Distribution Date in April 2059. See “Ratings”.

Prepayment Interest Shortfalls

If a borrower prepays a Serviced Mortgage Loan or Serviced Whole Loan in whole or in part, after the payment due date but on or before the Determination Date in any calendar month, the amount of interest (net of related Servicing Fees and any Excess Interest) accrued on such prepayment from such payment due date to, but not including, the date of prepayment (or any later date through which interest accrues) will, to the extent actually collected (without regard to any Prepayment Premium or Yield Maintenance Charge actually collected) constitute a “Prepayment Interest Excess”. Conversely, if a borrower prepays a Serviced Mortgage Loan or Serviced Whole Loan in whole or in part after the Determination Date (or, with respect to each Serviced Mortgage Loan or Serviced Pari Passu Companion Loan, as applicable, with a payment due date occurring after the related Determination Date, the related Payment Due Date) in any calendar month and does not pay interest on such prepayment through the following Payment Due Date, then the shortfall in a full month’s interest (net of related Servicing Fees and any Excess Interest) on such prepayment will constitute a “Prepayment Interest Shortfall”. Prepayment Interest Excesses (to the extent not offset by Prepayment Interest Shortfalls or required to be paid as Compensating Interest Payments) collected on the Serviced Mortgage Loans and any related Serviced Pari Passu Companion Loan, will be retained by the master servicer as additional servicing compensation.

The master servicer will be required to deliver to the certificate administrator for deposit in the Distribution Account (other than the portion of any Compensating Interest Payment described below that is allocable to a Serviced Pari Passu Companion Loan) on each P&I Advance Date, without any right of reimbursement thereafter, a cash payment (a “Compensating Interest Payment”) in an aggregate amount, equal to the lesser of:

(i)                the aggregate amount of Prepayment Interest Shortfalls incurred in connection with voluntary principal prepayments received in respect of the Mortgage Loans (other than the Non-Serviced Mortgage Loans) and any related Serviced Pari Passu Companion Loan (in each case other than a Specially Serviced Loan or a Mortgage Loan or any related Serviced Pari Passu Companion Loan on which the special servicer allowed a prepayment on a date other than the applicable Payment Due Date) for the related Distribution Date, and

(ii)             the aggregate of (A) that portion of the master servicer’s Servicing Fees for the related Distribution Date that is, in the case of each Serviced Mortgage Loan, Serviced Pari Passu Companion Loan and REO Loan for which such Servicing Fees are being paid to the master servicer with respect to the related Collection Period, calculated at a rate of 0.00125% per annum, (B) all Prepayment Interest Excesses received by the master servicer during such Collection Period with respect to the Mortgage Loans (other than the Non-Serviced Mortgage Loans and, so long as a Whole Loan is serviced under the PSA, any related Serviced Pari Passu Companion

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Loan) subject to such prepayment and (C) to the extent earned on voluntary principal prepayments, net investment earnings payable to the master servicer for such Collection Period received by the master servicer during such Collection Period with respect to the applicable Mortgage Loans (other than the Non-Serviced Mortgage Loans) or any related Serviced Pari Passu Companion Loan, as applicable, subject to such prepayment. In no event will the rights of the Certificateholders to the offset of the aggregate Prepayment Interest Shortfalls be cumulative.

If a Prepayment Interest Shortfall occurs with respect to a Mortgage Loan as a result of the master servicer allowing the related borrower to deviate (a “Prohibited Prepayment”) from the terms of the related Mortgage Loan documents regarding principal prepayments (other than (v) any Non-Serviced Mortgage Loan, (w) subsequent to a default under the related Mortgage Loan documents or if the Mortgage Loan is a Specially Serviced Loan, (x) pursuant to applicable law or a court order or otherwise in such circumstances where the master servicer is required to accept such principal prepayment in accordance with the Servicing Standard, (y)(i) at the request or with the consent of the special servicer or, (ii) so long as no Control Termination Event has occurred or is continuing, and with respect to the Mortgage Loans other than an Excluded Loan as to the Directing Certificateholder or the holder of the majority of the Controlling Class, at the request or with the consent of the Directing Certificateholder or (z) in connection with the payment of any insurance proceeds or condemnation awards), then for purposes of calculating the Compensating Interest Payment for the related Distribution Date, the master servicer will pay, without regard to clause (ii) above, the aggregate amount of Prepayment Interest Shortfalls with respect to such Mortgage Loan otherwise described in clause (i) above in connection with such Prohibited Prepayments. The master servicer will not be required to make any compensating interest payment as a result of any prepayments on Mortgage Loans for which it does not act as master servicer.

Compensating Interest Payments with respect to any Serviced Whole Loan will be allocated among the related Mortgage Loan and, any related Serviced Pari Passu Companion Loans in accordance with their respective principal amounts, and the master servicer will be required to pay the portion of such Compensating Interest Payments allocable to the related Serviced Pari Passu Companion Loan to the related Other Master Servicer.

The aggregate of any Prepayment Interest Shortfalls resulting from any principal prepayments made on the Mortgage Loans to be included in the Available Funds for any Distribution Date that are not covered by the master servicer’s Compensating Interest Payments for the related Distribution Date and the portion of the compensating interest payments allocable to each Non-Serviced Mortgage Loan to the extent received from the related Non-Serviced Master Servicer is referred to in this prospectus as the “Excess Prepayment Interest Shortfall” and will be allocated on that Distribution Date among the classes of certificates (other than the Class V and Class R certificates), pro rata, in accordance with their respective Interest Accrual Amounts for that Distribution Date.

Subordination; Allocation of Realized Losses

The rights of holders of the Subordinate Certificates to receive distributions of amounts collected or advanced on the Mortgage Loans and allocable to the Certificates (other than the Class V and Class R Certificates) will be subordinated, to the extent described in this prospectus, to the rights of holders of the Senior Certificates. In particular, the rights of the holders of the Class A-S, Class B, Class C, Class D, Class E-RR, Class F-RR, Class G-RR and Class H-RR certificates to receive distributions of interest and principal, as applicable, will be subordinated to such rights of the holders of the Senior Certificates. The Class A-S certificates will likewise be protected by the subordination of the Class B, Class C, Class D,

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Class E-RR, Class F-RR, Class G-RR and Class H-RR certificates. The Class B certificates will likewise be protected by the subordination of the Class C, Class D, Class E-RR, Class F-RR, Class G-RR and Class H-RR certificates. The Class C certificates will likewise be protected by the subordination of the Class D, Class E-RR, Class F-RR, Class G-RR and Class H-RR certificates.

This subordination will be effected in two ways: (i) by the preferential right of the holders of a class of certificates to receive on any Distribution Date the amounts of interest and/or principal allocable to the certificates and distributable to them prior to any distribution being made on such Distribution Date in respect of any classes of certificates subordinate to that class (as described above under “—Distributions—Priority of Distributions”) and (ii) by the allocation of Realized Losses to classes of certificates (other than the Class V and Class R certificates) that are subordinate to more senior classes, as described below.

No other form of credit support will be available for the benefit of the Offered Certificates.

Prior to the Cross-Over Date, allocation of principal will be made as described under “—Distributions—Priority of Distributions” above. On or after the Cross-Over Date, allocation of principal will be made to the Class A-1, Class A-SB, Class A-4 and Class A-5 certificates that are still outstanding, pro rata (based upon their respective Certificate Balances), until their Certificate Balances have been reduced to zero. See “—Distributions—Priority of Distributions” above.

Allocation to the Class A-1, Class A-SB, Class A-4 and Class A-5 certificates, for so long as they are outstanding, of the entire Principal Distribution Amount for each Distribution Date will have the effect of reducing the aggregate Certificate Balance of the Class A-1, Class A-SB, Class A-4 and Class A-5 certificates at a proportionately faster rate than the rate at which the aggregate Stated Principal Balance of the pool of Mortgage Loans will decline. Therefore, as principal is distributed to the holders of the Class A-1, Class A-SB, Class A-4 and Class A-5 certificates, the percentage interest in the issuing entity evidenced by the Class A-1, Class A-SB, Class A-4 and Class A-5 certificates will be decreased (with a corresponding increase in the percentage interest in the issuing entity evidenced by the Subordinate Certificates), thereby increasing, relative to their respective Certificate Balances, the subordination afforded to the Class A-1, Class A-SB, Class A-4 and Class A-5 certificates by the Subordinate Certificates.

Following retirement of the Class A-1, Class A-SB, Class A-4 and Class A-5 certificates, the successive allocation on each Distribution Date of the remaining Principal Distribution Amount to the Class A-S, Class B, Class C, Class D, Class E-RR, Class F-RR, Class G-RR and Class H-RR certificates, in that order, for so long as they are outstanding, will provide a similar, but diminishing benefit to those certificates (other than to the Class H-RR certificates) as to the relative amount of subordination afforded by the outstanding classes of certificates with later sequential designations.

On each Distribution Date, immediately following the distributions to be made to the Certificateholders on that date, the certificate administrator is required to calculate the Realized Loss for such Distribution Date.

The “Realized Loss” with respect to any Distribution Date is the amount, if any, by which (i) the aggregate Stated Principal Balance (for purposes of this calculation only, the aggregate Stated Principal Balance will not be reduced by the amount of principal payments received on the Mortgage Loans that were used to reimburse the master servicer, the

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special servicer or the trustee from general collections of principal on the Mortgage Loans for Workout-Delayed Reimbursement Amounts, to the extent those amounts are not otherwise determined to be Nonrecoverable Advances) of the Mortgage Loans, including any REO Loans (but in each case, excluding any Companion Loan) as of the related Determination Date is less than (ii) the then aggregate Certificate Balance of the Principal Balance Certificates after giving effect to distributions of principal on that Distribution Date. The certificate administrator will be required to allocate any Realized Losses among the respective classes of Principal Balance Certificates in the following order, until the Certificate Balance of each such class is reduced to zero:

first, to the Class H-RR certificates;

second, to the Class G-RR certificates;

third, to the Class F-RR certificates;

fourth, to the Class E-RR certificates;

fifth, to the Class D certificates;

sixth, to the Class C certificates;

seventh, to the Class B certificates; and

eighth, to the Class A-S certificates.

Following the reduction of the Certificate Balances of all classes of Subordinate Certificates to zero, the certificate administrator will be required to allocate Realized Losses among the Senior Certificates (other than the Class X-A, Class X-B and Class X-D certificates), pro rata, based upon their respective Certificate Balances, until their respective Certificate Balances have been reduced to zero.

Realized Losses will not be allocated to the Class V or Class R certificates and will not be directly allocated to the Class X Certificates. However, the Notional Amounts of the classes of Class X Certificates will be reduced if the related classes of Principal Balance Certificates are reduced by such Realized Losses.

In general, Realized Losses could result from the occurrence of: (1) losses and other shortfalls on or in respect of the Mortgage Loans, including as a result of defaults and delinquencies on the related Mortgage Loans, Nonrecoverable Advances made in respect of the Mortgage Loans, the payment to the special servicer of any compensation as described in “Pooling and Servicing Agreement—Servicing and Other Compensation and Payment of Expenses”, and the payment of interest on Advances and certain servicing expenses; and (2) certain unanticipated, non-Mortgage Loan specific expenses of the issuing entity, including certain reimbursements to the certificate administrator or trustee as described under “Transaction Parties—The Trustee” or “—The Certificate Administrator”, and certain federal, state and local taxes, and certain tax-related expenses, payable out of the issuing entity, as described under “Material Federal Income Tax Considerations”.

Losses on each Whole Loan will be allocated, pro rata, between the related Mortgage Loan and the related Pari Passu Companion Loan(s), based upon their respective principal balances. With respect to any Whole Loan that has a related Subordinate Companion Loan, losses will be allocated first to each related Subordinate Companion Loan in accordance with the related Intercreditor Agreement until each such Subordinate Companion Loan is reduced

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to zero and then to the related Mortgage Loan and the related Pari Passu Companion Loans (if any), pro rata, based upon their respective principal balances.

A class of Regular Certificates will be considered outstanding until its Certificate Balance, Notional Amount, as the case may be, is reduced to zero. However, notwithstanding a reduction of its Certificate Balance to zero, reimbursements of any previously allocated Realized Losses are required thereafter to be made to a class of Principal Balance Certificates in accordance with the payment priorities set forth in “—Distributions—Priority of Distributions” above.

Reports to Certificateholders; Certain Available Information

Certificate Administrator Reports

On each Distribution Date, based in part on information delivered to it by the master servicer or special servicer, as applicable, the certificate administrator will be required to prepare and make available to each Certificateholder of record a Distribution Date Statement providing the information required under Regulation AB and in the form of Annex B relating to distributions made on that date for the relevant class and the recent status of the Mortgage Loans.

In addition, the certificate administrator will include (to the extent it receives such information) (i) the identity of any Mortgage Loans permitting additional secured debt, identifying (A) the amount of any additional secured debt incurred during the related Collection Period, (B) the total DSCR calculated on the basis of the mortgage loan and such additional secured debt and (C) the aggregate loan-to-value ratio calculated on the basis of the mortgage loan and the additional secured debt in each applicable Form 10-D filed on behalf of the issuing entity and (ii) the beginning and ending account balances for each of the Securitization Accounts (for the applicable period) in each Form 10-D filed on behalf of the issuing entity.

Within a reasonable period of time after the end of each calendar year, the certificate administrator is required to furnish to each person or entity who at any time during the calendar year was a holder of a certificate, a statement with (i) the amount of the distribution on each Distribution Date in reduction of the Certificate Balance of the certificates and (ii) the amount of the distribution on each Distribution Date of the applicable Interest Accrual Amount, in each case, as to the applicable class, aggregated for the related calendar year or applicable partial year during which that person was a Certificateholder, together with any other information that the certificate administrator deems necessary or desirable, or that a Certificateholder or Certificate Owner reasonably requests, to enable Certificateholders to prepare their tax returns for that calendar year. This obligation of the certificate administrator will be deemed to have been satisfied to the extent that substantially comparable information will be provided by the certificate administrator pursuant to any requirements of the Code as from time to time are in force.

In addition, the certificate administrator will make available on its website (www.ctslink.com), to the extent received from the applicable person, on each Distribution Date to each Privileged Person the following reports (other than clause (1) below, the “CREFC® Reports”) prepared by the master servicer, the certificate administrator or the special servicer, as applicable (substantially in the form provided in the PSA, in the case of the Distribution Date Statement, which form is subject to change, and as required in the PSA in the case of the CREFC® Reports) and including substantially the following information:

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(1) a report as of the close of business on the immediately preceding Determination Date, containing the information provided for in Annex B (the “Distribution Date Statement”);

(2) a Commercial Real Estate Finance Council (“CREFC®”) delinquent loan status report;

(3) a CREFC® historical loan modification/forbearance and corrected mortgage loan report;

(4) a CREFC® advance recovery report;

(5) a CREFC® total loan report;

(6) a CREFC® operating statement analysis report;

(7) a CREFC® comparative financial status report;

(8) a CREFC® net operating income adjustment worksheet;

(9) a CREFC® real estate owned status report;

(10)               a CREFC® servicer watch list;

(11)               a CREFC® loan level reserve and letter of credit report;

(12)               a CREFC® property file;

(13)               a CREFC® financial file;

(14)               a CREFC® loan setup file (to the extent delivery is required under the PSA); and

(15)               a CREFC® loan periodic update file.

The master servicer or special servicer, as applicable, may omit any information from these reports that the master servicer or special servicer regards as confidential. Subject to any potential liability for willful misconduct, bad faith or negligence as described under “Pooling and Servicing Agreement—Limitation on Liability; Indemnification”, none of the master servicer, the special servicer, the trustee or the certificate administrator will be responsible for the accuracy or completeness of any information supplied to it by a borrower, a mortgage loan seller or another party to the PSA or a party under any Non-Serviced PSA that is included in any reports, statements, materials or information prepared or provided by it. Some information will be made available to Certificateholders by electronic transmission as may be agreed upon between the depositor and the certificate administrator.

Before each Distribution Date, the master servicer will deliver to the certificate administrator by electronic means:

●	a CREFC® property file;
●	a CREFC® financial file;
●	a CREFC® loan setup file (to the extent delivery is required under the PSA);
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●	a CREFC® Schedule AL file (with respect to the Master Servicer);
●	a CREFC® loan periodic update file; and
●	a CREFC® appraisal reduction template (to the extent received by the master servicer from the special servicer).

In addition, the master servicer (with respect to a Mortgage Loan that is not a Specially Serviced Loan or a Non-Serviced Mortgage Loan) or special servicer (with respect to Specially Serviced Loans and REO Properties), as applicable, is also required to prepare the following for each Mortgaged Property securing a Serviced Mortgage Loan and REO Property for which it acts as master servicer or special servicer, as applicable:

●	Within 45 days after receipt of a quarterly operating statement, if any, commencing within 45 days of receipt of such quarterly operating statement for the quarter ending September 30, 2026, a CREFC® operating statement analysis report but only to the extent the related borrower is required by the Mortgage Loan documents to deliver and does deliver, or otherwise agrees to provide and does provide, that information, for the Mortgaged Property or REO Property as of the end of that calendar quarter and provides sufficient information to report pursuant to CREFC® guidelines, provided, however, that any analysis or report with respect to the first calendar quarter of each year will not be required to the extent provided in the then-current applicable CREFC® guidelines (it being understood that as of the date of this prospectus, the applicable CREFC® guidelines provide that such analysis or report with respect to the first calendar quarter (in each year) is not required for a Mortgaged Property or REO Property unless such Mortgaged Property or REO Property is analyzed on a trailing 12-month basis, or if the related Serviced Mortgage Loan is on the CREFC® Servicer Watch List).
●	Within 45 days after receipt by the special servicer (with respect to Specially Serviced Loans and REO Properties) or the master servicer (with respect to a Mortgage Loan that is not a Specially Serviced Loan or a Non-Serviced Mortgage Loan) of any annual operating statements or rent rolls (if and to the extent any such information is in the form of normalized year-end financial statements that has been based on a minimum number of months of operating results as recommended by CREFC® in the instructions to the CREFC® guidelines) commencing within 45 days of receipt of such annual operating statement for the calendar year ending December 31, 2026, a CREFC® net operating income adjustment worksheet, but only to the extent the related borrower is required by the Mortgage Loan documents to deliver and does deliver, or otherwise agrees to provide and does provide, that information, presenting the computation made in accordance with the methodology in the PSA to “normalize” the full year net operating income and debt service coverage numbers used by the master servicer to prepare the CREFC® comparative financial status report.

Certificate Owners and any holder of a Serviced Pari Passu Companion Loan who are also Privileged Persons may also obtain access to any of the certificate administrator reports upon request and pursuant to the provisions of the PSA. Otherwise, until the time Definitive Certificates are issued to evidence the certificates, the information described above will be available to the related Certificate Owners only if DTC and its participants provide the information to the Certificate Owners.

“Privileged Person” includes the depositor and its designees, the initial purchasers, the underwriters, the mortgage loan sellers, the master servicer, the special servicer (including,

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for the avoidance of doubt any Excluded Special Servicer), the trustee, the certificate administrator, any additional servicer designated by the master servicer or special servicer, the operating advisor, any affiliate of the operating advisor designated by the operating advisor, the asset representations reviewer, any holder of a Companion Loan who provides an Investor Certification, any Non-Serviced Master Servicer, any Non-Serviced Special Servicer, any Other Master Servicer, any Other Special Servicer and any person (including the Directing Certificateholder) who provides the certificate administrator with an Investor Certification and any nationally recognized statistical rating organization within the meaning of Section 3(a)(62) of the Exchange Act (“NRSRO”), including any Rating Agency, that delivers an NRSRO Certification to the certificate administrator, which Investor Certification and NRSRO Certification may be submitted electronically via the certificate administrator’s website; provided that in no event may a Borrower Party (other than a Borrower Party that is the special servicer) be entitled to receive (i) if such party is the Directing Certificateholder or any Controlling Class Certificateholder (each such party, as applicable, an “Excluded Controlling Class Holder”), any Excluded Information via the certificate administrator’s website unless a loan-by-loan segregation is later performed by the certificate administrator, in which case such access will only be prohibited with respect to the related Excluded Controlling Class Loans, and (ii) if such party is not the Directing Certificateholder or any Controlling Class Certificateholder, any information other than the Distribution Date Statement; provided, further, however, that, if the special servicer obtains knowledge that it has become a Borrower Party, the special servicer will not directly or indirectly provide any information solely related to any related Excluded Special Servicer Loan, which may include any asset status reports, Final Asset Status Reports (or summaries thereof), and such other information as may be specified in the PSA pertaining to such Excluded Special Servicer Loan to the related Borrower Party, any of the special servicer’s employees or personnel or any of its affiliates involved in the management of any investment in the related Borrower Party or the related Mortgaged Property or, to its actual knowledge, any non-affiliate that holds a direct or indirect ownership interest in the related Borrower Party, and will maintain sufficient internal controls and appropriate policies and procedures in place in order to comply with those obligations; provided, further, however, that the special servicer will at all times be a Privileged Person, despite such restriction on information; provided, further, however, that any Excluded Controlling Class Holder will be permitted to reasonably request and obtain from the master servicer or the special servicer, in accordance with terms of the PSA, any Excluded Information relating to any Excluded Controlling Class Loan with respect to which such Excluded Controlling Class Holder is not a Borrower Party (if such Excluded Information is not otherwise available via the certificate administrator’s website on account of it constituting Excluded Information). Notwithstanding any provision to the contrary herein, neither the master servicer nor the certificate administrator will have any obligation to restrict access by the special servicer or any Excluded Special Servicer to any information related to any Excluded Special Servicer Loan.

In determining whether any person is an additional servicer or an affiliate of the operating advisor, the certificate administrator may rely on a certification by the master servicer, the special servicer, a mortgage loan seller or the operating advisor, as the case may be.

“Borrower Party” means a borrower, a mortgagor, a manager of a Mortgaged Property, an Accelerated Mezzanine Loan Lender, or any Borrower Party Affiliate.

“Borrower Party Affiliate” means, with respect to a borrower, a mortgagor, a manager of a Mortgaged Property or an Accelerated Mezzanine Loan Lender, (a) any other person controlling or controlled by or under common control with such borrower, mortgagor, manager or Accelerated Mezzanine Loan Lender, as applicable, or (b) any other person

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owning, directly or indirectly, 25% or more of the beneficial interests in such borrower, mortgagor, manager or Accelerated Mezzanine Loan Lender, as applicable. For purposes of this definition, “control” when used with respect to any specified person means the power to direct the management and policies of such person, directly or indirectly, whether through the ownership of voting securities, by contract or otherwise and the terms “controlling” and “controlled” have meanings correlative to the foregoing.

“Accelerated Mezzanine Loan Lender” means a mezzanine lender under a mezzanine loan that has been accelerated or as to which foreclosure or enforcement proceedings have been commenced against the equity collateral pledged to secure such mezzanine loan.

“Excluded Controlling Class Loan” means a Mortgage Loan or Whole Loan with respect to which the Directing Certificateholder or any Controlling Class Certificateholder is a Borrower Party.

“Excluded Information” means, with respect to any Excluded Controlling Class Loan, any information solely related to such Excluded Controlling Class Loan, which may include any asset status reports, Final Asset Status Reports (or summaries thereof), inspection reports related to Specially Serviced Loans prepared by the special servicer or any Excluded Special Servicer and such other information as may be specified in the PSA specifically pertaining to such Excluded Controlling Class Loan and/or the related Mortgaged Properties, other than such information with respect to such Excluded Controlling Class Loan(s) that is aggregated with information of other Mortgage Loans at a pool level.

“Excluded Loan” means a Mortgage Loan or Whole Loan with respect to which, as of any date of determination, the Directing Certificateholder or the holder of the majority of the Controlling Class is a Borrower Party. It is expected that there will be no Excluded Loans with respect to this securitization on the Closing Date.

“Investor Certification” means a certificate (which may be in electronic form), substantially in the form attached to the PSA or in the form of an electronic certification contained on the certificate administrator’s website (which may be a click-through confirmation), representing (i) that such person executing the certificate is a Certificateholder, the Directing Certificateholder, a beneficial owner of a certificate, a Companion Holder or a prospective purchaser of a certificate (or any investment advisor, manager or other representative of the foregoing), (ii) that either (a) such person is not a Borrower Party, in which case such person will have access to all the reports and information made available to Certificateholders via the certificate administrator’s website under the PSA, or (b) such person is a Borrower Party, in which case (1) if such person is the Directing Certificateholder or a Controlling Class Certificateholder, such person will have access to all the reports and information made available to Certificateholders via the certificate administrator’s website under the PSA other than any Excluded Information as set forth in the PSA or (2) if such person is not the Directing Certificateholder or a Controlling Class Certificateholder, such person will only receive access to the Distribution Date Statements prepared by the certificate administrator, (iii) (other than with respect to a Companion Holder) that such person has received a copy of the final prospectus and (iv) such person agrees to keep any Privileged Information confidential and will not violate any securities laws; provided, however, that any Excluded Controlling Class Holder (i) will be permitted to reasonably request and obtain from the master servicer or the special servicer, in accordance with terms of PSA, any Excluded Information relating to any Excluded Controlling Class Loan with respect to which such Excluded Controlling Class Holder is not a Borrower Party (if such Excluded Information is not otherwise available via the certificate administrator’s website on account of it constituting Excluded Information) and (ii) will be considered a Privileged Person for all other purposes, except with respect to

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its ability to obtain information with respect to any related Excluded Controlling Class Loan. The Certificate Administrator may require that Investor Certifications be re-submitted from time to time in accordance with its policies and procedures and will restrict access to Excluded Information on the certificate administrator’s website to any mezzanine lender upon notice from any party to the PSA that such mezzanine lender has become an Accelerated Mezzanine Loan Lender.

A “Certificateholder” is the person in whose name a certificate is registered in the certificate register or any beneficial owner thereof; provided, however, that solely for the purposes of giving any consent, approval, waiver or taking any action pursuant to the PSA, any certificate registered in the name of or beneficially owned by the master servicer, the special servicer (including, for the avoidance of doubt, any Excluded Special Servicer), the trustee, the certificate administrator, the depositor, any mortgage loan seller, a Borrower Party, or any affiliate of any of such persons will be deemed not to be outstanding (provided that notwithstanding the foregoing, any Controlling Class certificates owned by an Excluded Controlling Class Holder will not be deemed to be outstanding as to such Excluded Controlling Class Holder solely with respect to any related Excluded Controlling Class Loan; and provided, further, that any Controlling Class certificates owned by the special servicer or an affiliate thereof will be deemed not to be outstanding as to the special servicer or such affiliate solely with respect to any related Excluded Special Servicer Loan), and the Voting Rights to which it is entitled will not be taken into account in determining whether the requisite percentage of Voting Rights necessary to effect any such consent, approval, waiver or take any such action has been obtained; provided, however, that the foregoing restrictions will not apply in the case of the master servicer, the special servicer (including, for the avoidance of doubt, any Excluded Special Servicer), the trustee, the certificate administrator, the depositor, any mortgage loan seller or any affiliate of any of such persons unless such consent, approval or waiver sought from such party would in any way increase its compensation or limit its obligations in the named capacities under the PSA, waive a Servicer Termination Event or trigger an Asset Review (with respect to an Asset Review and any mortgage loan seller, solely with respect to any related Mortgage Loan subject to the Asset Review); provided, further, that so long as there is no Servicer Termination Event with respect to the master servicer or the special servicer, as applicable, the master servicer and special servicer or such affiliate of either will be entitled to exercise such Voting Rights with respect to any issue which could reasonably be believed to adversely affect such party’s compensation or increase its obligations or liabilities under the PSA; and provided, further, that such restrictions will not apply to (i) the exercise of the special servicer’s, the master servicer’s or any mortgage loan seller’s rights, if any, or any of their affiliates as a member of the Controlling Class or (ii) any affiliate of the depositor, the master servicer, the special servicer, the trustee or the certificate administrator that has provided an Investor Certification in which it has certified as to the existence of certain policies and procedures restricting the flow of information between it and the depositor, the master servicer, the special servicer, the trustee or the certificate administrator, as applicable.

“NRSRO Certification” means a certification (a) executed by an NRSRO or (b) provided electronically and executed by such NRSRO by means of a “click-through” confirmation on the 17g-5 Information Provider’s website in favor of the 17g-5 Information Provider that states that such NRSRO is a Rating Agency as such term is defined in the PSA or that such NRSRO has provided the depositor with the appropriate certifications pursuant to paragraph (e) of Rule 17g-5 under the Exchange Act (“Rule 17g-5”), that such NRSRO has access to the depositor’s 17g-5 Information Provider’s website, and that such NRSRO will keep such information confidential except to the extent such information has been made available to the general public.

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Under the PSA, the master servicer or the special servicer, as applicable, is required to provide or make available to the holders of any Companion Loan (or their designees including the related Other Master Servicer or Other Special Servicer) certain other reports, copies and information relating to the related Serviced Whole Loan to the extent required under the related Intercreditor Agreement.

Certain information concerning the Mortgage Loans and the certificates, including the Distribution Date Statements, CREFC® reports and supplemental notices with respect to such Distribution Date Statements and CREFC® reports, may be provided by the certificate administrator at the direction of the depositor to certain market data providers, such as Bloomberg, L.P., CRED iQ, Trepp, LLC, Intex Solutions, Inc., Markit Group Limited, Interactive Data Corp., BlackRock Financial Management, Inc., CMBS.com, Inc., Moody’s Analytics, Inc., Morningstar Credit Information & Analytics, LLC, KBRA Analytics, LLC, MBS Data, LLC, RealInsight, Thomson Reuters Corporation and DealX, pursuant to the terms of the PSA.

Upon the reasonable request of any Certificateholder that has delivered an Investor Certification to the master servicer or special servicer, as applicable, the master servicer (with respect to Non-Specially Serviced Loans) and the special servicer (with respect to Specially Serviced Loans) may provide (or make available electronically) at the expense of such Certificateholder copies of any appraisals, operating statements, rent rolls and financial statements obtained by the master servicer or special servicer, as the case may be, at the expense of such Certificateholder; provided that in connection with such request, the master servicer or special servicer, as applicable, may require a written confirmation executed by the requesting person substantially in such form as may be reasonably acceptable to the master servicer or special servicer, as applicable, generally to the effect that such person will keep such information confidential and will use such information only for the purpose of analyzing asset performance and evaluating any continuing rights the Certificateholder may have under the PSA. Upon the request of any Privileged Person (other than the NRSROs) to receive copies of annual operating statements, budgets and rent rolls either collected by the master servicer or the special servicer or caused to be prepared by the special servicer in respect of each REO Property, the master servicer or the special servicer, as the case may be, will be required to deliver copies of such items to the certificate administrator to be posted on the certificate administrator’s website. Certificateholders will not, however, be given access to or be provided copies of, any Mortgage Files or Diligence Files.

Information Available Electronically

The certificate administrator will make available to any Privileged Person via the certificate administrator’s website initially located at www.ctslink.com (and will make available to the general public this prospectus, Distribution Date Statements, the PSA, the MLPAs and the SEC EDGAR filings referred to below):

●	the following “deal documents”:
o	this prospectus;
o	the PSA, each sub-servicing agreement delivered to the certificate administrator from and after the Closing Date, if any, and the MLPAs and any amendments and exhibits to those agreements; and
o	the CREFC® loan setup file delivered to the certificate administrator by the master servicer;
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●	the following “SEC EDGAR filings”:
o	any reports on Forms 10-D, 10-K, 8-K and ABS-EE that have been filed by the certificate administrator with respect to the issuing entity through the SEC’s Electronic Data Gathering and Retrieval (EDGAR) system;
●	the following documents, which will be made available under a tab or heading designated “periodic reports”:
o	the Distribution Date Statements;
o	the CREFC® bond level files;
o	the CREFC® collateral summary files; and
o	the CREFC® Reports, other than the CREFC® loan setup file and other than the CREFC® special servicer loan file (provided that they are received by the certificate administrator);
●	the following documents, which will be made available under a tab or heading designated “additional documents”:
o	the summary of any Final Asset Status Report as provided by the special servicer;
o	any property inspection reports, any environmental reports and appraisals delivered to the certificate administrator in electronic format;
o	any appraisals delivered in connection with any Asset Status Report;
o	any CREFC® appraisal reduction template received by the certificate administrator;
o	any annual reports as provided by the operating advisor; and
o	any notice or documents provided to the certificate administrator by the depositor, the master servicer or the special servicer directing the certificate administrator to post to the “additional documents” tab;
●	the following documents, which will be made available under a tab or heading designated “special notices”:
o	notice of any release based on an environmental release under the PSA;
o	notice of any waiver, modification or amendment of any term of any Mortgage Loan;
o	notice of final payment on the certificates;
o	all notices of the occurrence of any Servicer Termination Event received by the certificate administrator or any notice to Certificateholders of the termination of the master servicer or special servicer;
o	any notice of resignation or termination of the master servicer or special servicer;
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o	notice of resignation of the trustee or the certificate administrator, and notice of the acceptance of appointment by the successor trustee or the successor certificate administrator, as applicable;
o	any notice of any request by requisite percentage of Certificateholders for a vote to terminate the special servicer, the operating advisor or the asset representations reviewer;
o	any notice to Certificateholders of the operating advisor’s recommendation to replace the special servicer and the related report prepared by the operating advisor in connection with such recommendation;
o	notice of resignation or termination of the operating advisor or the asset representations reviewer and notice of the acceptance of appointment by the successor operating advisor or the successor asset representations reviewer;
o	notice of the certificate administrator’s determination that an Asset Review Trigger has occurred and a copy of any Asset Review Report Summary received by the certificate administrator;
o	any notice of termination of a sub-servicer by a successor master servicer or trustee;
o	officer’s certificates supporting any determination that any Advance was (or, if made, would be) a Nonrecoverable Advance;
o	any notice of the termination of the issuing entity;
o	any notice that a Control Termination Event has occurred or is terminated or that a Consultation Termination Event has occurred or is terminated (provided that with respect to a Control Termination Event or a Consultation Termination Event deemed to exist due solely to the existence of an Excluded Loan with respect to the Directing Certificateholder, the certificate administrator will only be required to make available such notice of the occurrence and continuance of a Control Termination Event or the notice of the occurrence and continuance of a Consultation Termination Event to the extent the certificate administrator has been notified of such Excluded Loan);
o	any notice that an Operating Advisor Consultation Event has occurred or is terminated;
o	any notice of the occurrence of an Operating Advisor Termination Event;
o	any notice of the occurrence of an Asset Representations Reviewer Termination Event;
o	any Proposed Course of Action Notice;
o	any assessment of compliance delivered to the certificate administrator;
o	any notice or documents provided to the certificate administrator by the depositor or the master servicer directing the certificate administrator to post to the “Special Notices” tab;
o	any Attestation Reports delivered to the certificate administrator; and
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o	any “special notices” requested by a Certificateholder to be posted on the certificate administrator’s website described under “—Certificateholder Communication” below;
●	the “Investor Q&A Forum”;
●	solely to Certificateholders, Certificate Owners that are Privileged Persons, the “Investor Registry”; and
●	the “U.S. Risk Retention Special Notices” tab, which will contain any notices relating to (A) ongoing compliance by the Retaining Sponsor with the Credit Risk Retention Rules and (B) any noncompliance by a Third Party Purchaser or a successor third party purchaser with the applicable provisions of the Credit Risk Retention Rules;

provided that with respect to a Control Termination Event or a Consultation Termination Event that is deemed to exist due solely to the existence of an Excluded Loan, the certificate administrator will only be required to provide notice of the occurrence and continuance of such event if it has been notified of or has knowledge of the existence of such Excluded Loan.

The certificate administrator will be required to, in addition to posting the applicable notices on the “U.S. Risk Retention Special Notices” tab, provide e-mail notification to any Privileged Person (other than certain financial market information providers under the PSA) that has registered to receive access to the certificate administrator’s Website and has registered to receive e-mail notification that a notice has been posted to the “U.S. Risk Retention Special Notices” tab. In the event that the Retaining Sponsor determines that a Third Party Purchaser no longer complies with certain specified provisions of the Credit Risk Retention Rules, it will be required to send written notice of such non-compliance to the Certificate Administrator, who will be required to post such notice on its website under the “U.S. Risk Retention Special Notices” tab.

Notwithstanding the foregoing, if the Directing Certificateholder or any Controlling Class Certificateholder, as applicable, is an Excluded Controlling Class Holder, such Excluded Controlling Class Holder is required to promptly notify the master servicer, the special servicer, the operating advisor, the trustee and the certificate administrator pursuant to the PSA and provide an Investor Certification pursuant to the PSA and will not be entitled to access any Excluded Information (unless a loan-by-loan segregation is later performed by the certificate administrator in which case such access will only be prohibited with respect to the related Excluded Controlling Class Loan(s)) made available on the certificate administrator’s website for so long as it is an Excluded Controlling Class Holder. The PSA will require each Excluded Controlling Class Holder in such new Investor Certification to certify that it acknowledges and agrees that it is prohibited from accessing and reviewing (and it agrees not to access and review) any Excluded Information. In addition, if the Directing Certificateholder or any Controlling Class Certificateholder is not an Excluded Controlling Class Holder, such person will certify and agree that they will not share any Excluded Information with any Excluded Controlling Class Holder.

Notwithstanding the foregoing, nothing set forth in the PSA will prohibit the Directing Certificateholder or any Controlling Class Certificateholder from receiving, requesting or reviewing any Excluded Information relating to any Excluded Controlling Class Loan with respect to which the Directing Certificateholder or such Controlling Class Certificateholder is not a Borrower Party and, if such Excluded Information is not available via the certificate administrator’s website, such Directing Certificateholder or Controlling Class Certificateholder that is not a Borrower Party with respect to the related Excluded

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Controlling Class Loan will be permitted to obtain such information in accordance with terms of the PSA, and the master servicer and the special servicer may require and rely on such certifications and other reasonable information prior to releasing any such information.

Any reports on Form 10-D filed by the certificate administrator will (i) contain the information required by Rule 15Ga-1(a) concerning all Mortgage Loans held by the issuing entity that were the subject of a demand to repurchase or replace due to a breach or alleged breach of one or more representations and warranties made by the related mortgage loan seller, (ii) contain a reference to the most recent Form ABS-15G filed by the depositor and the mortgage loan sellers, if applicable, and the SEC’s assigned “Central Index Key” for each such filer, (iii) contain certain account balances to the extent available to the certificate administrator and (iv) incorporate the most recent Form ABS-EE filing by reference (which such Form ABS-EE will be filed on or prior to the filing of the applicable report on Form 10-D).

The certificate administrator will not make any representation or warranty as to the accuracy or completeness of any report, document or other information made available on the certificate administrator’s website and will assume no responsibility for any such report, document or other information, other than with respect to such reports, documents or other information prepared by the certificate administrator. In addition, the certificate administrator may disclaim responsibility for any information distributed by it for which it is not the original source.

In connection with providing access to the certificate administrator’s website (other than with respect to access provided to the general public in accordance with the PSA), the certificate administrator may require registration and the acceptance of a disclaimer, including an agreement to keep certain nonpublic information made available on the website confidential, as required under the PSA. The certificate administrator will not be liable for the dissemination of information in accordance with the PSA.

The certificate administrator will make the “Investor Q&A Forum” available to Privileged Persons via the certificate administrator’s website under a tab or heading designated “Investor Q&A Forum”, where (i) Certificateholders and beneficial owners that are Privileged Persons may submit inquiries to (a) the certificate administrator relating to the Distribution Date Statements, (b) the master servicer or special servicer relating to servicing reports prepared by that party, the applicable Mortgage Loans (excluding each Non-Serviced Mortgage Loan) or the related Mortgaged Properties or (c) the operating advisor relating to annual or other reports prepared by the operating advisor or actions by the special servicer referenced in such reports, and (ii) Privileged Persons may view previously submitted inquiries and related answers. The certificate administrator will forward such inquiries to the appropriate person and, in the case of an inquiry relating to a Non-Serviced Mortgage Loan, to the applicable party under the related Non-Serviced PSA. The certificate administrator, the master servicer, the special servicer or the operating advisor, as applicable, will be required to answer each inquiry, unless such party determines (i) the question is beyond the scope of the topics detailed above, (ii) that answering the inquiry would not be in the best interests of the issuing entity, the Certificateholders, (iii) that answering the inquiry would be in violation of applicable law, the PSA (including requirements in respect of non-disclosure of Privileged Information) or the Mortgage Loan documents, (iv) that answering the inquiry would materially increase the duties of, or result in significant additional cost or expense to, the certificate administrator, the master servicer, the special servicer or the operating advisor, as applicable, (v) that answering the inquiry would require the disclosure of Privileged Information (subject to the Privileged Information Exception), (vi) that answering the inquiry would or is reasonably expected to result in a waiver of an attorney-client privilege or disclosure of attorney work product or

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(vii) that answering the inquiry is otherwise, for any reason, not advisable. In addition, no party will post or otherwise disclose any direct communications with the Directing Certificateholder as part of its responses to any inquiries. In the case of an inquiry relating to a Non-Serviced Mortgage Loan, the certificate administrator is required to make reasonable efforts to obtain an answer from the applicable party under the related Non-Serviced PSA; provided that the certificate administrator will not be responsible for the content of such answer, or any delay or failure to obtain such answer. The certificate administrator will be required to post the inquiries and related answers, if any, on the Investor Q&A Forum, subject to and in accordance with the PSA. The Investor Q&A Forum may not reflect questions, answers and other communications that are not submitted through the certificate administrator’s website. Answers posted on the Investor Q&A Forum will be attributable only to the respondent, and will not be deemed to be answers from any of the depositor, the underwriters or any of their respective affiliates. None of the underwriters, depositor, any of their respective affiliates or any other person will certify as to the accuracy of any of the information posted in the Investor Q&A Forum and no such person will have any responsibility or liability for the content of any such information.

The certificate administrator will make the “Investor Registry” available to any Certificateholder and beneficial owner that is a Privileged Person via the certificate administrator’s website. Certificateholders and beneficial owners may register on a voluntary basis for the “Investor Registry” and obtain contact information for any other Certificateholder or beneficial owner that has also registered, provided that they comply with certain requirements as provided for in the PSA.

The certificate administrator’s internet website will initially be located at www.ctslink.com. Access will be provided by the certificate administrator to such persons upon receipt by the certificate administrator from such person of an Investor Certification or NRSRO Certification in the form(s) attached to the PSA, which form(s) will also be located on and submitted electronically via the certificate administrator’s internet website. The parties to the PSA will not be required to provide that certification. In connection with providing access to the certificate administrator’s internet website, the certificate administrator may require registration and the acceptance of a disclaimer. The certificate administrator will not be liable for the dissemination of information in accordance with the terms of the PSA. The certificate administrator will make no representation or warranty as to the accuracy or completeness of such documents and will assume no responsibility for them. In addition, the certificate administrator may disclaim responsibility for any information distributed by the certificate administrator for which it is not the original source. Assistance in using the certificate administrator’s internet website can be obtained by calling the certificate administrator’s customer service desk at 866-846-4526.

The certificate administrator is responsible for the preparation of tax returns on behalf of the issuing entity and the preparation of Distribution Reports on Form 10-D (based on information included in each monthly Distribution Date Statement and other information provided by other transaction parties) and Annual Reports on Form 10-K and certain other reports on Form 8-K that are required to be filed with the SEC on behalf of the issuing entity.

“17g-5 Information Provider” means the certificate administrator.

The PSA will permit the master servicer and the special servicer, at their respective sole cost and expense, to make available by electronic media, bulletin board service or internet website any reports or other information the master servicer or the special servicer, as applicable, is required or permitted to provide to any party to the PSA, the Rating Agencies or any Certificateholder or any prospective Certificateholder that has provided the master

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servicer or the special servicer, as applicable, with an Investor Certification or has executed a “click-through” confidentiality agreement in accordance with the PSA to the extent such action does not conflict with the terms of the PSA (including, without limitation, any requirements to keep Privileged Information confidential), the terms of the Mortgage Loans or applicable law. However, the availability of such information or reports on the internet or similar electronic media will not be deemed to satisfy any specific delivery requirements in the PSA except as set forth therein.

Except as otherwise set forth in this paragraph, until the time definitive certificates are issued, notices and statements required to be mailed to holders of certificates will be available to Certificate Owners of certificates only to the extent they are forwarded by or otherwise available through DTC and its Participants. Conveyance of notices and other communications by DTC to Participants, and by Participants to Certificate Owners, will be governed by arrangements among them, subject to any statutory or regulatory requirements as may be in effect from time to time. Except as otherwise set forth in this paragraph, the master servicer, the special servicer, the trustee, the certificate administrator and the depositor are required to recognize as Certificateholders only those persons in whose names the certificates are registered on the books and records of the certificate registrar. The initial registered holder of the certificates will be Cede & Co., as nominee for DTC.

The certificate administrator will be required to notify the master servicer, the operating advisor and the special servicer within 10 business days of its determination of the existence or cessation of any Control Termination Event, Operating Advisor Consultation Event or any Consultation Termination Event.

Voting Rights

At all times during the term of the PSA, the voting rights for the certificates (the “Voting Rights”) will be allocated among the respective classes of Certificateholders as follows:

(1) 2% in the case of the Class X Certificates, allocated pro rata, based upon their respective Notional Amounts as of the date of determination, and

(2) in the case of any Principal Balance Certificates, a percentage equal to the product of 98% and a fraction, the numerator of which is equal to the aggregate Certificate Balance (and solely in connection with certain votes relating to the replacement of the special servicer or the operating advisor as described in this prospectus, taking into account any notional reduction in the Certificate Balance for Cumulative Appraisal Reduction Amounts allocated to the certificates) of the class, in each case, determined as of the prior Distribution Date, and the denominator of which is equal to the aggregate Certificate Balance (and solely in connection with certain votes relating to the replacement of the special servicer or the operating advisor as described in this prospectus, taking into account any notional reduction in the Certificate Balance for Cumulative Appraisal Reduction Amounts allocated to the certificates) of the Principal Balance Certificates, each determined as of the prior Distribution Date.

The Voting Rights of any class of certificates are required to be allocated among Certificateholders of such class in proportion to their respective Percentage Interests.

The Class V and Class R certificates will not be entitled to any Voting Rights.

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Delivery, Form, Transfer and Denomination

The Offered Certificates (other than the Class X-A and Class X-B Certificates) will be issued, maintained and transferred in the book-entry form only in minimum denominations of $10,000 and integral multiples of $1 in excess of $10,000. The Class X-A and Class X-B Certificates will be issued, maintained and transferred only in minimum denominations of authorized initial Notional Amounts of not less than $1,000,000 and in integral multiples of $1 in excess of $1,000,000.

Book-Entry Registration

The Offered Certificates will initially be represented by one or more global certificates for each such class registered in the name of a nominee of The Depository Trust Company (“DTC”). The depositor has been informed by DTC that DTC’s nominee will be Cede & Co. No holder of an Offered Certificate will be entitled to receive a certificate issued in fully registered, certificated form (each, a “Definitive Certificate”) representing its interest in such class, except under the limited circumstances described under “―Definitive Certificates” below. Unless and until Definitive Certificates are issued, all references to actions by holders of the Offered Certificates will refer to actions taken by DTC upon instructions received from holders of Offered Certificates through its participating organizations (together with Clearstream Banking, Luxembourg (“Clearstream”) and Euroclear Bank, as operator of the Euroclear System (“Euroclear”) participating organizations, the “Participants”), and all references in this prospectus to payments, notices, reports, statements and other information to holders of Offered Certificates will refer to payments, notices, reports and statements to DTC or Cede & Co., as the registered holder of the Offered Certificates, for distribution to holders of Offered Certificates through its Participants in accordance with DTC procedures; provided, however, that to the extent that the party to the PSA responsible for distributing any report, statement or other information has been provided in writing with the name of the Certificate Owner of such an Offered Certificate (or the prospective transferee of such Certificate Owner), such report, statement or other information will be provided to such Certificate Owner (or prospective transferee).

Until Definitive Certificates are issued in respect of the Offered Certificates, interests in the Offered Certificates will be transferred on the book-entry records of DTC and its Participants. The certificate administrator will initially serve as certificate registrar for purposes of recording and otherwise providing for the registration of the Offered Certificates.

Holders of Offered Certificates may hold their certificates through DTC (in the United States) or Clearstream or Euroclear (in Europe) if they are Participants of such system, or indirectly through organizations that are participants in such systems. Clearstream and Euroclear will hold omnibus positions on behalf of the Clearstream Participants and the Euroclear Participants, respectively, through customers’ securities accounts in Clearstream’s and Euroclear’s names on the books of their respective depositories (collectively, the “Depositories”), which in turn will hold such positions in customers’ securities accounts in the Depositories’ names on the books of DTC. DTC is a limited purpose trust company organized under the New York Banking Law, a “banking organization” within the meaning of the New York Banking Law, a member of the Federal Reserve System, a “clearing corporation” within the meaning of the New York Uniform Commercial Code and a “clearing agency” registered pursuant to Section 17A of the Exchange Act. DTC was created to hold securities for its Participants and to facilitate the clearance and settlement of securities transactions between Participants through electronic computerized book-entries, thereby eliminating the need for physical movement of certificates. Participants (“DTC Participants”)

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include securities brokers and dealers, banks, trust companies and clearing corporations. Indirect access to the DTC system also is available to others such as banks, brokers, dealers and trust companies that clear through or maintain a custodial relationship with a Participant, either directly or indirectly (“Indirect Participants”).

Transfers between DTC Participants will occur in accordance with DTC rules. Transfers between Clearstream Participants and Euroclear Participants will occur in accordance with the applicable rules and operating procedures of Clearstream and Euroclear.

Cross-market transfers between persons holding directly or indirectly through DTC, on the one hand, and directly through Clearstream Participants or Euroclear Participants, on the other, will be effected in DTC in accordance with DTC rules on behalf of the relevant European international clearing system by its Depository; however, such cross-market transactions will require delivery of instructions to the relevant European international clearing system by the counterparty in such system in accordance with its rules and procedures and within its established deadlines (European time). The relevant European international clearing system will, if the transaction meets its settlement requirements, deliver instructions to its Depository to take action to effect final settlement on its behalf by delivering or receiving securities in DTC, and making or receiving payment in accordance with normal procedures for same-day funds settlement applicable to DTC. Clearstream Participants and Euroclear Participants may not deliver instructions directly to the Depositories.

Because of time-zone differences, credits of securities in Clearstream or Euroclear as a result of a transaction with a DTC Participant will be made during the subsequent securities settlement processing, dated the business day following the DTC settlement date, and such credits or any transactions in such securities settled during such processing will be reported to the relevant Clearstream Participant or Euroclear Participant on such business day. Cash received in Clearstream or Euroclear as a result of sales of securities by or through a Clearstream Participant or a Euroclear Participant to a DTC Participant will be received with value on the DTC settlement date but will be available in the relevant Clearstream or Euroclear cash account only as of the business day following settlement in DTC.

The holders of Offered Certificates that are not Participants or Indirect Participants but desire to purchase, sell or otherwise transfer ownership of, or other interests in, such Offered Certificates may do so only through Participants and Indirect Participants. In addition, holders of Offered Certificates in global form (“Certificate Owners”) will receive all distributions of principal and interest through the Participants who in turn will receive them from DTC. Under a book-entry format, holders of such Offered Certificates may experience some delay in their receipt of payments, since such payments will be forwarded by the certificate administrator to Cede & Co., as nominee for DTC. DTC will forward such payments to its Participants, which thereafter will forward them to Indirect Participants or the applicable Certificate Owners. Certificate Owners will not be recognized by the trustee, the certificate administrator, the certificate registrar, the operating advisor, the special servicer or the master servicer as holders of record of certificates and Certificate Owners will be permitted to receive information furnished to Certificateholders and to exercise the rights of Certificateholders only indirectly through DTC and its Participants and Indirect Participants, except that Certificate Owners will be entitled to receive or have access to notices and information and to exercise certain rights as holders of beneficial interests in the certificates through the certificate administrator and the trustee to the extent described in “—Reports to Certificateholders; Certain Available Information”, “—Certificateholder Communication” and “—List of Certificateholders” and “Pooling and Servicing Agreement—The Operating Advisor”, “—The Asset Representations Reviewer”, “—Replacement of the Special Servicer Without Cause”, “—Replacement of the Special Servicer After Operating

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Advisor Recommendation and Investor Vote”, “—Limitation on Rights of Certificateholders to Institute a Proceeding”, “—Termination; Retirement of Certificates” and “—Resignation and Removal of the Trustee and the Certificate Administrator”.

Under the rules, regulations and procedures creating and affecting DTC and its operations (the “DTC Rules”), DTC is required to make book-entry transfers of Offered Certificates in global form among Participants on whose behalf it acts with respect to such Offered Certificates and to receive and transmit distributions of principal of, and interest on, such Offered Certificates. Participants and Indirect Participants with which the Certificate Owners have accounts with respect to the Offered Certificates similarly are required to make book-entry transfers and receive and transmit such payments on behalf of their respective Certificate Owners. Accordingly, although the Certificate Owners will not possess the Offered Certificates, the DTC Rules provide a mechanism by which Certificate Owners will receive payments on Offered Certificates and will be able to transfer their interest.

Because DTC can only act on behalf of Participants, who in turn act on behalf of Indirect Participants and certain banks, the ability of a holder of Offered Certificates in global form to pledge such Offered Certificates to persons or entities that do not participate in the DTC system, or to otherwise act with respect to such Offered Certificates, may be limited due to the lack of a physical certificate for such Offered Certificates.

DTC has advised the depositor that it will take any action permitted to be taken by a holder of an Offered Certificate under the PSA only at the direction of one or more Participants to whose accounts with DTC such certificate is credited. DTC may take conflicting actions with respect to other undivided interests to the extent that such actions are taken on behalf of Participants whose holdings include such undivided interests.

Clearstream is incorporated under the laws of Luxembourg and is a global securities settlement clearing house. Clearstream holds securities for its participating organizations (“Clearstream Participants”) and facilitates the clearance and settlement of securities transactions between Clearstream Participants through electronic book-entry changes in accounts of Clearstream Participants, thereby eliminating the need for physical movement of certificates. Transactions may be settled in Clearstream in numerous currencies, including United States dollars. Clearstream provides to its Clearstream Participants, among other things, services for safekeeping, administration, clearance and settlement of internationally traded securities and securities lending and borrowing. Clearstream interfaces with domestic markets in several countries. Clearstream is regulated as a bank by the Luxembourg Monetary Institute. Clearstream Participants are recognized financial institutions around the world, including underwriters, securities brokers and dealers, banks, trust companies, clearing corporations and certain other organizations and may include the underwriters. Indirect access to Clearstream is also available to others, such as banks, brokers, dealers and trust companies that clear through or maintain a custodial relationship with a Clearstream Participant, either directly or indirectly.

Euroclear was created in 1968 to hold securities for participants of the Euroclear system (“Euroclear Participants”) and to clear and settle transactions between Euroclear Participants through simultaneous electronic book-entry delivery against payment, thereby eliminating the need for physical movement of certificates and any risk from lack of simultaneous transfers of securities and cash. Transactions may now be settled in any of numerous currencies, including United States dollars. The Euroclear system includes various other services, including securities lending and borrowing and interfaces with domestic markets in several countries generally similar to the arrangements for cross-market transfers with DTC described above. Euroclear is operated by Euroclear Bank S.A./N.V. (the “Euroclear Operator”). All operations are conducted by the Euroclear Operator, and all Euroclear

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securities clearance accounts and Euroclear cash accounts are accounts with the Euroclear Operator. Euroclear Participants include banks (including central banks), securities brokers and dealers and other professional financial intermediaries and may include the underwriters. Indirect access to the Euroclear system is also available to other firms that clear through or maintain a custodial relationship with a Euroclear Participant, either directly or indirectly.

Securities clearance accounts and cash accounts with the Euroclear Operator are governed by the Terms and Conditions Governing Use of Euroclear and the related operating procedures of the Euroclear System and applicable Belgian law (collectively, the “Terms and Conditions”). The Terms and Conditions govern transfers of securities and cash within the Euroclear system, withdrawal of securities and cash from the Euroclear system, and receipts of payments with respect to securities in the Euroclear system. All securities in the Euroclear system are held on a fungible basis without attribution of specific certificates to specific securities clearance accounts. The Euroclear Operator acts under the Terms and Conditions only on behalf of Euroclear Participants and has no record of or relationship with persons holding through Euroclear Participants.

Although DTC, Euroclear and Clearstream have implemented the foregoing procedures in order to facilitate transfers of interests in book-entry securities among Participants of DTC, Euroclear and Clearstream, they are under no obligation to perform or to continue to comply with such procedures, and such procedures may be discontinued at any time. None of the depositor, the trustee, the certificate administrator, the master servicer, the special servicer or the underwriters will have any responsibility for the performance by DTC, Euroclear or Clearstream or their respective direct or indirect Participants of their respective obligations under the rules and procedures governing their operations.

Definitive Certificates

Owners of beneficial interests in book-entry certificates of any class will not be entitled to receive physical delivery of Definitive Certificates unless: (i) DTC advises the certificate registrar in writing that DTC is no longer willing or able to discharge properly its responsibilities as depository with respect to the book-entry certificates of such class or ceases to be a clearing agency, and the certificate administrator and the depositor are unable to locate a qualified successor within 90 days of such notice or (ii) the trustee has instituted or has been directed to institute any judicial proceeding to enforce the rights of the Certificateholders of such class and the trustee has been advised by counsel that in connection with such proceeding it is necessary or appropriate for the certificate administrator to obtain possession of the certificates of such class.

The Classes of Horizontal Risk Retention Certificates may only be issued as Definitive Certificates and held by the certificate administrator pursuant to the PSA. Any request for release of a Horizontal Risk Retention Certificate is subject to any additional requirements pursuant to the PSA.

The Class R certificates may only be issued as Definitive Certificates.

Certificateholder Communication

Access to Certificateholders’ Names and Addresses

Upon the written request of any Certificateholder or Certificate Owner that has delivered an executed Investor Certification to the trustee or the certificate administrator (a “Certifying Certificateholder”), the certificate administrator (in its capacity as certificate

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registrar) will promptly furnish or cause to be furnished to such requesting party a list of the names and addresses of the certificateholders as of the most recent Record Date as they appear in the certificate register, at the expense of the requesting party.

Requests to Communicate

The PSA will require that the certificate administrator include on any Form 10–D any request received prior to the Distribution Date to which such Form 10-D relates (and on or after the Distribution Date preceding such Distribution Date) from a Certificateholder or Certificate Owner to communicate with other Certificateholders or Certificate Owners related to Certificateholders or Certificate Owners exercising their rights under the terms of the PSA. Any Form 10-D containing such disclosure regarding the request to communicate is required to include the following and no more than the following: (i) the name of the Certificateholder or Certificate Owner making the request, (ii) the date the request was received, (iii) a statement to the effect that the certificate administrator has received such request, stating that such Certificateholder or Certificate Owner is interested in communicating with other Certificateholders or Certificate Owners with regard to the possible exercise of rights under the PSA, and (iv) a description of the method other Certificateholders or Certificate Owners may use to contact the requesting Certificateholder or Certificate Owner.

Any Certificateholder or Certificate Owner wishing to communicate with other Certificateholders and Certificate Owners regarding the exercise of its rights under the terms of the PSA (such party, a “Requesting Investor”) should deliver a written request (a “Communication Request”) signed by an authorized representative of the Requesting Investor to the certificate administrator at the address below:

Computershare Trust Company, National Association

9062 Old Annapolis Road
Columbia, Maryland 21045
Attention: Corporate Trust Administration Group – Wells Fargo Commercial Mortgage Trust
2026-C66

With a copy to:
trustadministrationgroup@computershare.com

Any Communication Request must contain the name of the Requesting Investor and the method other Certificateholders and Certificate Owners should use to contact the Requesting Investor, and, if the Requesting Investor is not the registered holder of a class of certificates, then the Communication Request must contain (i) a written certification from the Requesting Investor that it is a beneficial owner of a class of certificates, and (ii) one of the following forms of documentation evidencing its beneficial ownership in such class of certificates: (A) a trade confirmation, (B) an account statement, (C) a medallion stamp guaranteed letter from a broker or dealer stating the Requesting Investor is the beneficial owner, or (D) a document acceptable to the certificate administrator that is similar to any of the documents identified in clauses (A) through (C). The certificate administrator will not be permitted to require any information other than the foregoing in verifying a Certificateholder’s or Certificate Owner’s identity in connection with a Communication Request. Requesting Investors will be responsible for their own expenses in making any Communication Request, but will not be required to bear any expenses of the certificate administrator.

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List of Certificateholders

Upon the written request of any Certificateholder, which is required to include a copy of the communication the Certificateholder proposes to transmit, that has provided an Investor Certification, which request is made for purposes of communicating with other holders of certificates of the same series with respect to their rights under the PSA or the certificates, the certificate registrar or other specified person will, within 10 business days after receipt of such request afford such Certificateholder (at such Certificateholder’s sole cost and expense) access during normal business hours to the most recent list of Certificateholders related to the class of certificates. In addition, upon written request to the certificate administrator of any Certificateholder or certificate owner (if applicable) that has provided an Investor Certification, the certificate administrator is required to promptly notify such Certificateholder or certificate owner of the identity of the then-current Directing Certificateholder.

Description of the Mortgage Loan Purchase Agreements

General

On the Closing Date, the depositor will acquire the Mortgage Loans from each mortgage loan seller pursuant to a separate mortgage loan purchase agreement (each, an “MLPA”), between the related mortgage loan seller and the depositor. For purposes of each applicable MLPA and the related discussion below, the Birch Run Premium Outlets Mortgage Loan (2.6%) (the “Joint Seller Mortgage Loan”) will constitute a “Mortgage Loan” under each of the respective MLPAs pursuant to which the related mortgage loan sellers are selling Mortgage Loans, but only to the extent of the portion thereof to be sold to the depositor by the applicable mortgage loan seller.

Under the applicable MLPA, the depositor will require each mortgage loan seller to deliver to the certificate administrator, in its capacity as custodian, among other things, generally the following documents (except that the documents with respect to any Non-Serviced Whole Loans (other than the original promissory note) will be held by the custodian under the related Non-Serviced PSA) with respect to each Mortgage Loan sold by the mortgage loan seller (collectively, as to each Mortgage Loan, the “Mortgage File”):

(i)                the original Mortgage Note, endorsed on its face or by allonge to the Mortgage Note, without recourse, to the order of the trustee or in blank and further showing a complete, unbroken chain of endorsement from the originator (or, if the original Mortgage Note has been lost, an affidavit to such effect from the related mortgage loan seller or another prior holder, together with a copy of the Mortgage Note and an indemnity properly assigned and endorsed to the trustee);

(ii)             the original or a copy of the Mortgage, together with an original or copy of any intervening assignments of the Mortgage, in each case with evidence of recording indicated thereon or certified to have been submitted for recording;

(iii)          an original assignment of the Mortgage in favor of the trustee or in blank and (subject to the completion of certain missing recording information and, if applicable, the assignee’s name) in recordable form (or, if the related mortgage loan seller is responsible for the recordation of that assignment, a copy thereof certified to be the copy of such assignment submitted or to be submitted for recording);

(iv)           the original or a copy of any related assignment of leases and of any intervening assignments (if such item is a document separate from the Mortgage),

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with evidence of recording indicated thereon or certified to have been submitted for recording;

(v)              an original or a copy of each assignment of any related assignment of leases (if such item is a document separate from the Mortgage) in favor of the trustee or in blank and (subject to the completion of certain missing recording information and, if applicable, the assignee’s name) in recordable form (or, if the related mortgage loan seller is responsible for the recordation of that assignment, a copy thereof certified to be the copy of such assignment submitted or to be submitted for recording);

(vi)           the original assignment of all unrecorded documents relating to the Mortgage Loan or a Serviced Whole Loan, if not already assigned pursuant to items (iii) or (v) above;

(vii)        originals or copies of all modification, consolidation, assumption, written assurance and substitution agreements in those instances in which the terms or provisions of the Mortgage or Mortgage Note have been modified or the Mortgage Loan has been assumed or consolidated;

(viii)     the original or a copy of the policy or certificate of lender’s title insurance issued in connection with the origination of such Mortgage Loan, or, if such policy has not been issued or located, an irrevocable, binding commitment (which may be a marked version of the policy that has been executed by an authorized representative of the title company or an agreement to provide the same pursuant to binding escrow instructions executed by an authorized representative of the title company) to issue such title insurance policy;

(ix)         any filed copies (bearing evidence of filing) or evidence of filing of any Uniform Commercial Code financing statements, related amendments and continuation statements in the possession of the related mortgage loan seller;

(x)            an original assignment in favor of the trustee of any financing statement executed and filed in favor of the related mortgage loan seller or an affiliate thereof in the relevant jurisdiction (or, if the related mortgage loan seller is responsible for the filing of that assignment, a copy thereof certified to be the copy of such assignment submitted or to be submitted for recording);

(xi)          the original or a copy of any intercreditor agreement relating to existing debt of the borrower, including any Intercreditor Agreement relating to a Serviced Whole Loan;

(xii)       the original or copies of any loan agreement, escrow agreement, security agreement or letter of credit (with any necessary transfer documentation) relating to a Mortgage Loan or a Serviced Whole Loan;

(xiii)    the original or a copy of any ground lease, ground lessor estoppel, environmental insurance policy, environmental indemnity or guaranty relating to a Mortgage Loan or a Serviced Whole Loan;

(xiv)     the original or a copy of any property management agreement relating to a Mortgage Loan or a Serviced Whole Loan;

(xv)        the original or a copy of any franchise agreements and comfort letters or similar agreements relating to a Mortgage Loan or Serviced Whole Loan and, with respect to any franchise agreement, comfort letter or similar agreement, any

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assignment of such agreements or any notice to the franchisor of the transfer of a Mortgage Loan or Serviced Whole Loan and/or request for the issuance of a new comfort letter in favor of the trustee, in each case as applicable;

(xvi)         the original or a copy of any lock-box or cash management agreement relating to a Mortgage Loan or a Serviced Whole Loan;

(xvii)      the original or a copy of any related mezzanine intercreditor agreement; and

(xviii)   the original or a copy of all related environmental insurance policies.

With respect to any Mortgage Loan which is a Non-Serviced Mortgage Loan on the Closing Date, the foregoing documents (other than the documents described in clause (i) above) will be delivered to and held by the custodian under the related Non-Serviced PSA on or prior to the Closing Date (or, in certain cases, a later date to be specified in the PSA).

In addition, each mortgage loan seller will be required to deliver the Diligence Files for each of its Mortgage Loans to the depositor by uploading such Diligence Files to the designated website, and the depositor will deliver to the certificate administrator an electronic copy of such Diligence Files to be posted to the secure data room.

Notwithstanding anything to the contrary contained herein, with respect to each Joint Seller Mortgage Loan, the obligation of each of the applicable mortgage loan sellers to deliver Mortgage Notes as part of the related Mortgage File will be limited to delivery of only the Mortgage Notes held by such party. In addition, with respect to each such Mortgage Loan, the obligation of each applicable mortgage loan seller to deliver the remaining portion of the related Mortgage File will be joint and several; however, delivery of such remaining documents by either of the applicable mortgage loan sellers will satisfy the delivery requirements for both of the applicable mortgage loan sellers.

“Diligence File” means, with respect to each Mortgage Loan or Companion Loan, if applicable, generally the following documents in electronic format:

(a)  A copy of each of the following documents:

(i)                the Mortgage Note, endorsed on its face or by allonge attached to the Mortgage Note, without recourse, to the order of the trustee or in blank and further showing a complete, unbroken chain of endorsement from the originator (or, if the original Mortgage Note has been lost, an affidavit to such effect from the applicable mortgage loan seller or another prior holder, together with a copy of the Mortgage Note and an indemnity properly assigned and endorsed to the trustee);

(ii)             the Mortgage, together with a copy of any intervening assignments of the Mortgage, in each case with evidence of recording indicated thereon or certified to have been submitted for recording (if in the possession of the applicable mortgage loan seller);

(iii)          any related assignment of leases and of any intervening assignments (if such item is a document separate from the Mortgage), with evidence of recording indicated thereon or certified to have been submitted for recording (if in the possession of the applicable mortgage loan seller);

(iv)           all modification, consolidation, assumption, written assurance and substitution agreements in those instances in which the terms or provisions of the Mortgage or

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Mortgage Note have been modified or the Mortgage Loan has been assumed or consolidated;

(v)              the policy or certificate of lender’s title insurance issued in connection with the origination of such Mortgage Loan, or, if such policy has not been issued or located, an irrevocable, binding commitment (which may be a marked version of the policy that has been executed by an authorized representative of the title company or an agreement to provide the same pursuant to binding escrow instructions executed by an authorized representative of the title company) to issue such title insurance policy;

(vi)           any UCC financing statements, related amendments and continuation statements in the possession of the applicable mortgage loan seller;

(vii)        any intercreditor agreement relating to permitted debt of the mortgagor, including any intercreditor agreement relating to a Serviced Whole Loan, and any related mezzanine intercreditor agreement;

(viii)     any loan agreement, escrow agreement, security agreement or letter of credit relating to a Mortgage Loan or a Serviced Whole Loan;

(ix)         any ground lease, related ground lessor estoppel, indemnity or guaranty relating to a Mortgage Loan or a Serviced Whole Loan;

(x)            any property management agreement relating to a Mortgage Loan or a Serviced Whole Loan;

(xi)         any franchise agreements and comfort letters or similar agreements relating to a Mortgage Loan or a Serviced Whole Loan and, with respect to any franchise agreement, comfort letter or similar agreement, any assignment of such agreements or any notice to the franchisor of the transfer of a Mortgage Loan or a Serviced Whole Loan;

(xii)      any lock-box or cash management agreement relating to a Mortgage Loan or a Serviced Whole Loan;

(xiii)   all related environmental reports; and

(xiv)    all related environmental insurance policies;

(b)  a copy of any engineering reports or property condition reports;

(c)  other than with respect to a hospitality property (except with respect to tenanted commercial space within a hospitality property), a copy of any rent roll;

(d)  for any office, retail, industrial or warehouse property, a copy of all leases and estoppels and subordination and non-disturbance agreements delivered to the related mortgage loan seller;

(e)  a copy of all legal opinions (excluding attorney-client communications between the related mortgage loan seller or an affiliate thereof, and its counsel that are privileged communications or constitute legal or other due diligence analyses), if any, delivered in connection with the closing of the related Mortgage Loan;

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(f)     a copy of all mortgagor’s certificates of hazard insurance and/or hazard insurance policies or other applicable insurance policies (to the extent not previously included as part of this definition), if any, delivered in connection with the closing of the related Mortgage Loan;

(g)     a copy of the appraisal for the related Mortgaged Property(ies);

(h)   for any Mortgage Loan that the related Mortgaged Property(ies) is leased to a single tenant, a copy of the lease;

(i)     a copy of the applicable mortgage loan seller’s asset summary;

(j)     a copy of all surveys for the related Mortgaged Property or Mortgaged Properties;

(k)    a copy of all zoning reports;

(l)     a copy of financial statements of the related mortgagor;

(m)        a copy of operating statements for the related Mortgaged Property or Mortgaged Properties;

(n)   a copy of all UCC searches;

(o)    a copy of all litigation searches;

(p)    a copy of all bankruptcy searches;

(q)    a copy of any origination settlement statement;

(r)     a copy of the insurance summary report;

(s)    a copy of organizational documents of the related mortgagor and any guarantor;

(t)      a copy of all escrow statements related to the escrow account balances as of the Mortgage Loan origination date;

(u)    a copy of all related environmental reports that were received by the applicable mortgage loan seller;

(v)     a copy of any closure letter (environmental); and

(w)   a copy of any environmental remediation agreement for the related Mortgaged Property or Mortgaged Properties;

in each case, to the extent that the originator received such documents in connection with the origination of such Mortgage Loan. In the event any of the items identified above were not included in connection with the origination of such Mortgage Loan (other than documents that would not be included in connection with the origination of the Mortgage Loan because such document is inapplicable to the origination of a Mortgage Loan of that structure or type), the Diligence File will be required to include a statement to that effect. No information that is proprietary to the related originator or mortgage loan seller or any draft documents or privileged or internal communications will constitute part of the Diligence File. It is generally not required to include any of the same items identified above again if such items have already been included under another clause of the definition of Diligence File, and the Diligence File will be required to include a statement to that effect. The mortgage loan seller may, without any obligation to do so, include such other

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documents as part of the Diligence File that such mortgage loan seller believes should be included to enable the asset representations reviewer to perform the Asset Review on such Mortgage Loan; provided that such documents are clearly labeled and identified.

Each MLPA will contain certain representations and warranties of the applicable mortgage loan seller with respect to each Mortgage Loan (or portion thereof) sold by that mortgage loan seller. Those representations and warranties are set forth in Annex D-1, and will be made as of the Closing Date, or as of another date specifically provided in the representation and warranty, subject to certain exceptions to such representations and warranties as set forth in Annex D-2.

If any of the documents required to be included by the related mortgage loan seller in the Mortgage File for any Mortgage Loan is missing from the Mortgage File or is defective or if there is a breach of a representation or warranty relating to any Mortgage Loan, and, in either case, such omission, defect or breach materially and adversely affects the value of the related Mortgage Loan, the value of the related Mortgaged Property or the interests of any Certificateholders in the Mortgage Loan or Mortgaged Property or causes the Mortgage Loan to be other than a “qualified mortgage” within the meaning of Code Section 860G(a)(3), but without regard to the rule of Treasury Regulations Section 1.860G-2(f)(2) that causes a defective obligation to be treated as a “qualified mortgage” (a “Material Defect”), the applicable mortgage loan seller (or Franklin BSP Realty Trust, Inc., as guarantor of the repurchase and substitution obligations of BSPRT CMBS Finance, LLC) will be required to, no later than 90 days following:

(x)	such mortgage loan seller’s discovery of the Material Defect or receipt of notice of the Material Defect from any party to the PSA (a “Breach Notice”), except in the case of the following clause (y); or
(y)	in the case of such Material Defect that would cause the Mortgage Loan not to be a “qualified mortgage” within the meaning of Code Section 860G(a)(3), but without regard to the rule of Treasury Regulations Section 1.860G-2(f)(2) that causes a defective obligation to be treated as a qualified mortgage, the earlier of (A) discovery by the related mortgage loan seller or any party to the PSA of such Material Defect, or (B) receipt of a Breach Notice by the mortgage loan seller,
(A)	cure such Material Defect in all material respects, at its own expense,
(B)	repurchase the affected Mortgage Loan (or, in the case of a Joint Seller Mortgage Loan, the applicable portion thereof) or REO Loan at the Purchase Price, or
(C)	substitute a Qualified Substitute Mortgage Loan (other than with respect to any Whole Loans, as applicable, for which no substitution will be permitted) for such affected Mortgage Loan or REO Loan, and pay a shortfall amount in connection with such substitution;

provided that no such substitution may occur on or after the second anniversary of the Closing Date; provided, however, that the applicable mortgage loan seller (or Franklin BSP Realty Trust, Inc., as guarantor of the repurchase and substitution obligations of BSPRT CMBS Finance, LLC) will generally have an additional 90-day period to cure such Material Defect (or, failing such cure, to repurchase the affected Mortgage Loan or REO Loan) (or, in the case of a Joint Seller Mortgage Loan, the applicable portion thereof) or, if applicable, substitute a Qualified Substitute Mortgage Loan (other than with respect to any related

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Whole Loan, for which no substitution will be permitted), if it is diligently proceeding toward that cure, and has delivered to the master servicer, the special servicer, the certificate administrator (who will promptly deliver a copy of such officer’s certificate to the 17g-5 Information Provider), the trustee, the operating advisor and, prior to the occurrence and continuance of a Consultation Termination Event, the Directing Certificateholder, an officer’s certificate that describes the reasons that a cure was not effected within the initial 90-day period; provided that if any such Material Defect is not cured after the initial cure period and any such extended cure period solely due to the failure of the mortgage loan seller to have received the recorded document, then the mortgage loan seller will be entitled to continue to defer its cure, repurchase and/or substitution obligations in respect of such Material Defect until eighteen (18) months after the Closing Date so long as the mortgage loan seller certifies to the trustee, the master servicer, the special servicer, the Directing Certificateholder (prior to the occurrence and continuance of a Consultation Termination Event) and the certificate administrator no less than every ninety (90) days beginning at the end of such extended cure period, that the Material Defect is still in effect solely because of its failure to have received the recorded document and that the mortgage loan seller is diligently pursuing the cure of such Material Defect (specifying the actions being taken). Notwithstanding the foregoing, there will be no such 90-day extension if such Material Defect would cause the related Mortgage Loan not to be a “qualified mortgage” within the meaning of Code Section 860G(a)(3), but without regard to the rule of Treasury Regulations Section 1.860G-2(f)(2) that causes a defective Mortgage Loan to be treated as a qualified mortgage.

However, a delay in either the discovery of a Material Defect or in providing notice of such Material Defect will relieve the applicable mortgage loan seller (and Franklin BSP Realty Trust, Inc., as guarantor of the repurchase and substitution obligations of BSPRT CMBS Finance, LLC) of its obligation to cure, repurchase or substitute for (or make a Loss of Value Payment with respect to) the related Mortgage Loan if (i) the mortgage loan seller did not otherwise discover or have knowledge of such Material Defect, (ii) such delay is the result of the failure by a party to the PSA to promptly provide a notice of such Material Defect as required by the terms of the MLPA or the PSA after such party has actual knowledge of such defect or breach (knowledge will not be deemed to exist by reason of the custodian’s exception report or possession of the Mortgage File), (iii) such Material Defect does not relate to the applicable Mortgage Loan not being a “qualified mortgage” within the meaning of Code Section 860G(a)(3), but without regard to the rule of Treasury Regulations Section 1.860G-2(f)(2) that causes a defective obligation to be treated as a qualified mortgage, and (iv) such delay or failure to promptly provide notice (as required by the terms of the MLPA or the PSA) prevented the mortgage loan seller from being able to cure such Material Defect and such Material Defect was otherwise curable. Notwithstanding the foregoing, if a Mortgage Loan is not secured by a Mortgaged Property that is, in whole or in part, a hotel, restaurant (operated by a borrower), healthcare facility, nursing home, assisted living facility, self storage facility, theater or fitness center (operated by a borrower), then the failure to deliver copies of the UCC financing statements with respect to such Mortgage Loan will not be a Material Defect.

If there is a Material Defect with respect to one or more Mortgaged Properties with respect to a Mortgage Loan, the applicable mortgage loan seller (and Franklin BSP Realty Trust, Inc., as guarantor of the repurchase and substitution obligations of BSPRT CMBS Finance, LLC) will not be obligated to repurchase the Mortgage Loan (or, in the case of a Joint Seller Mortgage Loan, the applicable portion thereof) if (i) the affected Mortgaged Property may be released pursuant to the terms of any partial release provisions in the related Mortgage Loan documents (and such Mortgaged Property is, in fact, released pursuant to such terms), (ii) the remaining Mortgaged Property(ies) satisfy the

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requirements, if any, set forth in the Mortgage Loan documents and the applicable mortgage loan seller provides an opinion of counsel to the effect that such release in lieu of repurchase would not (A) cause any Trust REMIC to fail to qualify as a REMIC or (B) result in the imposition of a tax upon any Trust REMIC or the issuing entity and (iii) each applicable Rating Agency has provided a Rating Agency Confirmation.

If a cross-collateralized Mortgage Loan is required to be repurchased or substituted for and the applicable Material Defect does not constitute a Material Defect as to any other cross-collateralized Mortgage Loan in the related group of cross-collateralized Mortgage Loans (without regard to this paragraph), then the applicable Material Defect will be deemed to constitute a Material Defect as to any other cross-collateralized Mortgage Loan in the related cross-collateralized group for purposes of this paragraph, and the related mortgage loan seller will be required to repurchase or substitute for the other cross-collateralized Mortgage Loan(s) in the related cross-collateralized group unless such other cross-collateralized Mortgage Loans satisfy the Cross-Collateralized Mortgage Loan Repurchase Criteria defined below. In the event that the remaining cross-collateralized Mortgage Loans in such cross-collateralized group satisfy the Cross-Collateralized Mortgage Loan Repurchase Criteria, the applicable mortgage loan seller may elect either to repurchase or substitute for only the affected cross-collateralized Mortgage Loan(s) as to which the related Material Defect exists or to repurchase or substitute for all of the cross-collateralized Mortgage Loans in the related cross-collateralized group. Any reserve or other cash collateral or letters of credit securing the cross-collateralized Mortgage Loans will be allocated among the related cross-collateralized Mortgage Loans in accordance with the related Mortgage Loan documents or otherwise on a pro rata basis based upon their outstanding Stated Principal Balances. Except as provided in this paragraph and the following paragraph, all other terms of the related Mortgage Loans will remain in full force and effect without any modification thereof.

Notwithstanding the immediately preceding paragraph, if the related Mortgage provides for the partial release of one or more of the cross-collateralized Mortgage Loans, the depositor may cause the related mortgage loan seller to repurchase only that cross-collateralized Mortgage Loan required to be repurchased, pursuant to the partial release provisions of the related Mortgage; provided, however, that (i) the remaining related cross-collateralized Mortgage Loan(s) fully comply with the terms and conditions of the related Mortgage, the PSA and the related MLPA, including the Cross-Collateralized Mortgage Loan Repurchase Criteria, (ii) in connection with such partial release, the related mortgage loan seller obtains an opinion of counsel (at such mortgage loan seller’s expense) to the effect that the contemplated action will not (A) cause any Trust REMIC to fail to qualify as a REMIC or (B) result in the imposition of a tax upon any Trust REMIC or the issuing entity and (iii) in connection with such partial release, the related mortgage loan seller delivers or causes to be delivered to the custodian original modifications to the Mortgage prepared and executed in connection with such partial release.

With respect to any cross-collateralized Mortgage Loan, to the extent that the applicable mortgage loan seller is required or elects, as applicable, to repurchase or substitute for such cross-collateralized Mortgage Loan in the manner prescribed in either of the two preceding paragraphs while the trustee continues to hold any other cross-collateralized Mortgage Loans in the related cross-collateralized group, the applicable mortgage loan seller and the Enforcing Servicer, on behalf of the trustee, as assignee of the depositor, will, as set forth in the related MLPA, forbear from enforcing any remedies against the other’s Primary Collateral but each will be permitted to exercise remedies against the Primary Collateral securing its respective related Mortgage Loans, including with respect to the trustee, the Primary Collateral securing the Mortgage Loans still held by the trustee, so long as such

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exercise does not materially impair the ability of the other party to exercise its remedies against its Primary Collateral. If the exercise of the remedies by one party would materially impair the ability of the other party to exercise its remedies with respect to the Primary Collateral securing the cross-collateralized Mortgage Loans held by such party, then both parties have agreed in the related MLPA to forbear from exercising such remedies until the Mortgage Loan documents evidencing and securing the relevant Mortgage Loan can be modified in a manner that complies with the related MLPA to remove the threat of material impairment as a result of the exercise of remedies.

“Cross-Collateralized Mortgage Loan Repurchase Criteria” means, with respect to any group of cross-collateralized Mortgage Loans as to which one or more (but not all) of the cross-collateralized Mortgage Loans therein are affected by a Material Defect (the cross-collateralized Mortgage Loan(s) in such cross-collateralized group affected by such Material Defect, for purposes of this definition, the “affected cross-collateralized Mortgage Loans” and the other cross-collateralized Mortgage Loan(s) in such cross-collateralized group, for purposes of this definition, the “remaining cross-collateralized Mortgage Loans”) (i) the debt service coverage ratio for all the remaining cross-collateralized Mortgage Loans for the 4 most recently reported calendar quarters preceding the repurchase or substitution shall not be less than the least of (a) the debt service coverage ratio for the cross-collateralized group (including the affected cross-collateralized Mortgage Loan(s)) set forth in Annex A-1, (b) the debt service coverage ratio for the cross-collateralized group (including the affected cross-collateralized Mortgage Loan(s)) for the 4 preceding calendar quarters preceding the repurchase or replacement and (c) 1.25x, (ii) the loan-to-value ratio for all the remaining cross-collateralized Mortgage Loans determined at the time of repurchase or substitution based upon an appraisal obtained by the special servicer at the expense of the related mortgage loan seller shall not be greater than the greatest of (a) the loan-to-value ratio, expressed as a whole number percentage (taken to one decimal place), for the entire cross-collateralized group, (including the affected cross-collateralized Mortgage Loan(s)) set forth in Annex A-1, (b) the loan-to-value ratio, expressed as a whole number percentage (taken to one decimal place), for the entire such cross-collateralized group, including the affected cross-collateralized Mortgage Loan(s) at the time of repurchase or substitution, and (c) 75%, (iii) the related mortgage loan seller, at its expense, shall have furnished the trustee and the certificate administrator with an opinion of counsel that any modification relating to the repurchase or substitution of a cross-collateralized Mortgage Loan shall not cause (A) cause any Trust REMIC to fail to qualify as a REMIC or (B) result in the imposition of a tax upon any Trust REMIC or the issuing entity, (iv) the related mortgage loan seller causes the affected cross-collateralized Mortgage Loan to become not cross-collateralized and cross-defaulted with the remaining related cross-collateralized Mortgage Loans prior to such repurchase or substitution or otherwise forbears from exercising enforcement rights against the Primary Collateral for any cross-collateralized Mortgage Loan(s) remaining in the Trust (while the Trust forbears from exercising enforcement rights against the Primary Collateral for the Mortgage Loan removed from the Trust) and (v) (other than with respect to any Mortgage Loan that is an Excluded Loan with respect to the Directing Certificateholder or the holder of the majority of the Controlling Class) unless a Control Termination Event has occurred and is continuing, the Directing Certificateholder shall have consented to the repurchase or substitution of the affected cross-collateralized Mortgage Loan, which consent shall not be unreasonably withheld, conditioned or delayed.

With respect to any cross-collateralized Mortgage Loan, “Primary Collateral” means that portion of the related Mortgaged Property designated as directly securing such cross-collateralized Mortgage Loan and excluding any Mortgaged Property as to which the related lien may only be foreclosed upon by exercise of the cross-collateralization provisions of such cross-collateralized Mortgage Loan.

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Notwithstanding the foregoing, in lieu of a mortgage loan seller (or Franklin BSP Realty Trust, Inc., as guarantor of the repurchase and substitution obligations of BSPRT CMBS Finance, LLC) repurchasing, substituting or curing such Material Defect, to the extent that the mortgage loan seller (and Franklin BSP Realty Trust, Inc., in the case of BSPRT CMBS Finance, LLC) and the Enforcing Servicer (with the consent of the Directing Certificateholder in respect of any Mortgage Loan that is not an Excluded Loan with regard to the Directing Certificateholder or the holder of the majority of the Controlling Class and for so long as no Control Termination Event has occurred and is continuing) are able to agree upon a cash payment payable by the mortgage loan seller (or, Franklin BSP Realty Trust, Inc., in the case of BSPRT CMBS Finance, LLC) to the issuing entity that would be deemed sufficient to compensate the issuing entity for such Material Defect (a “Loss of Value Payment”), the mortgage loan seller (or, in the case of BSPRT CMBS Finance, LLC, by Franklin BSP Realty Trust, Inc.) may elect, in its sole discretion, to pay such Loss of Value Payment. Upon its making such payment, the mortgage loan seller will be deemed to have cured such Material Defect in all respects. A Loss of Value Payment may not be made with respect to any such Material Defect that would cause the applicable Mortgage Loan not to be a “qualified mortgage” within the meaning of Code Section 860G(a)(3), but without regard to the rule of Treasury Regulations Section 1.860G-2(f)(2) that causes a defective Mortgage Loan to be treated as a qualified mortgage.

With respect to any Mortgage Loan, the “Purchase Price” equals the sum of (1) the outstanding principal balance of such Mortgage Loan (or related REO Loan (excluding, for such purpose, the related Companion Loan, if applicable)), as of the date of purchase, (2) all accrued and unpaid interest on the Mortgage Loan (or successor REO Loan) at the related Interest Rate in effect from time to time (excluding any portion of such interest that represents default interest or Excess Interest on an ARD Loan), to, but not including, the payment due date immediately preceding or coinciding with the Determination Date for the Collection Period of purchase, (3) all related unreimbursed Servicing Advances plus accrued and unpaid interest on all related Advances at the Reimbursement Rate, Special Servicing Fees (whether paid or unpaid) and any other additional trust fund expenses (except for Liquidation Fees) in respect of such Mortgage Loan or related REO Loan (excluding, for such purposes, any Companion Loan, if any), (4) solely in the case of a repurchase or substitution by a mortgage loan seller (or Franklin BSP Realty Trust, Inc., as guarantor of the repurchase and substitution obligations of BSPRT CMBS Finance, LLC), all reasonable out-of-pocket expenses reasonably incurred or to be incurred by the master servicer, the special servicer, the depositor, the certificate administrator or the trustee in respect of the omission, breach or defect giving rise to the repurchase or substitution obligation, including any expenses arising out of the enforcement of the repurchase or substitution obligation, including, without limitation, legal fees and expenses and any additional trust fund expenses relating to such Mortgage Loan or related REO Loan; provided, however, that such out-of-pocket expenses will not include expenses incurred by investors in instituting an Asset Review Vote Election, in taking part in an Affirmative Asset Review Vote or in utilizing the dispute resolution provisions described below under “—Dispute Resolution Provisions”, (5) Liquidation Fees, if any, payable with respect to the affected Mortgage Loan or related REO Loan (which will not include any Liquidation Fees if such affected Mortgage Loan is repurchased or a Loss of Value Payment is received during the initial 90-day period or, if applicable, prior to the expiration of the additional 90-day period immediately following the initial 90-day period) and (6) solely in the case of a repurchase or substitution by the related mortgage loan seller (or Franklin BSP Realty Trust, Inc., as guarantor of the repurchase and substitution obligations of BSPRT CMBS Finance, LLC), the Asset Representations Reviewer Asset Review Fee for such Mortgage Loan, to the extent not previously paid by the related mortgage loan seller. With respect to a Joint Seller Mortgage Loan, the Purchase Price that would be payable by each of the applicable mortgage loan

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sellers for its related promissory note(s) will be equal to its respective percentage interest in such Mortgage Loan as of the Closing Date multiplied by the total Purchase Price for such Mortgage Loan.

A “Qualified Substitute Mortgage Loan” is a substitute mortgage loan (other than with respect to any Whole Loan, for which no substitution will be permitted) replacing a removed Mortgage Loan with respect to which a material breach or document defect exists that must, on the date of substitution:

(a)  have an outstanding principal balance, after application of all scheduled payments of principal and interest due during or prior to the month of substitution, whether or not received, not in excess of the Stated Principal Balance of the removed Mortgage Loan as of the payment due date in the calendar month during which the substitution occurs;

(b)  have a fixed Interest Rate not less than the Interest Rate of the removed Mortgage Loan (determined without regard to any prior modification, waiver or amendment of the terms of the removed Mortgage Loan);

(c)  have the same payment due date and a grace period no longer than that of the removed Mortgage Loan;

(d)  accrue interest on the same basis as the removed Mortgage Loan (for example, on the basis of a 360-day year consisting of twelve 30-day months);

(e)  have a remaining term to stated maturity not greater than, and not more than five years less than, the remaining term to stated maturity of the removed Mortgage Loan;

(f)   have a then-current loan-to-value ratio equal to or less than the lesser of (i) the loan-to-value ratio for the removed Mortgage Loan as of the Closing Date and (ii) 75%, in each case using a “value” for the Mortgaged Property as determined using an appraisal conducted by a member of the Appraisal Institute (“MAI”) prepared in accordance with the requirements of the FIRREA;

(g)  comply as of the date of substitution in all material respects with all of the representations and warranties set forth in the related MLPA;

(h) have an environmental report that indicates no material adverse environmental conditions with respect to the related Mortgaged Property and that will be delivered as a part of the related Mortgage File;

(i)   have a then-current debt service coverage ratio at least equal to with respect to any Mortgage Loan, the greater of (i) the original debt service coverage ratio of the removed Mortgage Loan as of the Closing Date and (ii) 1.25x;

(j)   constitute a “qualified replacement mortgage” within the meaning of Code Section 860G(a)(4) as evidenced by an opinion of counsel (provided at the related mortgage loan seller’s expense);

(k)  not have a maturity date or an amortization period that extends to a date that is after the date five years prior to the Rated Final Distribution Date;

(l)   have comparable prepayment restrictions to those of the removed Mortgage Loan;

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(m)        not be substituted for a removed Mortgage Loan unless the trustee and the certificate administrator have received a Rating Agency Confirmation from each of the Rating Agencies (the cost, if any, of obtaining such Rating Agency Confirmation to be paid by the related mortgage loan seller);

(n) have been approved, so long as no Control Termination Event has occurred and is continuing and the affected Mortgage Loan is not an Excluded Loan with respect to either the Directing Certificateholder or the holder of the majority of the Controlling Class, by the Directing Certificateholder;

(o)  prohibit defeasance within two years of the Closing Date;

(p)  not be substituted for a removed Mortgage Loan if it would result in the termination of the REMIC status of any Trust REMIC or the imposition of tax on the Trust or any Trust REMIC other than a tax on income expressly permitted or contemplated to be imposed by the terms of the PSA, as determined by an opinion of counsel at the cost of the related mortgage loan seller;

(q)  have an engineering report that indicates no material adverse property condition or deferred maintenance with respect to the related Mortgaged Property that will be delivered as a part of the related servicing file; and

(r)  be current in the payment of all scheduled payments of principal and interest then due.

In the event that more than one Mortgage Loan is substituted for a removed Mortgage Loan or Mortgage Loans, then (x) the amounts described in clause (a) are required to be determined on the basis of aggregate principal balances and (y) each such proposed Qualified Substitute Mortgage Loan must individually satisfy each of the requirements specified in clauses (b) through (r) of the preceding sentence, except (z) the rates described in clause (b) above and the remaining term to stated maturity referred to in clause (e) above are required to be determined on a weighted average basis, provided that no individual Interest Rate (net of the Servicing Fee Rate, the Certificate Administrator/Trustee Fee Rate, the Operating Advisor Fee Rate, the Asset Representations Reviewer Fee Rate and the CREFC® Intellectual Property Royalty License Fee Rate) may be lower than the highest fixed Pass-Through Rate (not based on or subject to a cap equal to or based on the WAC Rate) of any class of Principal Balance Certificates having a principal balance then-outstanding. When a Qualified Substitute Mortgage Loan is substituted for a removed Mortgage Loan, the applicable mortgage loan seller will be required to certify that the Mortgage Loan meets all of the requirements of the above definition and send the certification to the trustee the certificate administrator and, prior to the occurrence and continuance of a Consultation Termination Event, the Directing Certificateholder.

The foregoing repurchase or substitution obligation or the obligation to pay the Loss of Value Payment will constitute the sole remedy available to the Certificateholders and the trustee under the PSA for any uncured breach of any mortgage loan seller’s representations and warranties regarding the Mortgage Loans or any uncured document defect. The applicable mortgage loan seller will be the sole warranting party in respect of the Mortgage Loans (or portion thereof) sold by that mortgage loan seller to the depositor, and none of its affiliates and no other person will be obligated to cure, repurchase or replace any affected Mortgage Loan or make a Loss of Value Payment in connection with a breach of any representation and warranty or in connection with a document defect if the applicable mortgage loan seller defaults on its obligation to do so. If any breach pertains to a representation or warranty that the related Mortgage Loan documents or any particular

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Mortgage Loan document requires the related borrower to bear the costs and expenses associated with any particular action or matter under such Mortgage Loan document(s), then the applicable mortgage loan seller (or Franklin BSP Realty Trust, Inc., as guarantor of the repurchase and substitution obligations of BSPRT CMBS Finance, LLC) may cure such breach within the applicable cure period (as the same may be extended) by reimbursing the issuing entity (by wire transfer of immediately available funds) for (i) the reasonable amount of any such costs and expenses incurred by parties to the PSA or the issuing entity that are incurred as a result of such breach and have not been reimbursed by the related borrower and (ii) the amount of any fees of the asset representations reviewer attributable to the Asset Review of such Mortgage Loan. Upon the applicable mortgage loan seller’s (or, in the case of BSPRT CMBS Finance, LLC, Franklin BSP Realty Trust, Inc.’s) remittance of such costs and expenses, the applicable mortgage loan seller (or other applicable party) will be deemed to have cured the breach in all respects.

As stated above, with respect to a Material Defect related to a Joint Seller Mortgage Loan, each of the related mortgage loan sellers will only be a mortgage loan seller with respect to, and will only be obligated to take the remedial actions described above with respect to, its percentage interest in such Mortgage Loan that it sold to the depositor. It is possible that under certain circumstances only one of the related mortgage loan sellers will repurchase, or otherwise comply with any repurchase obligations with respect to, its interest in such Mortgage Loan if there is a Material Defect. If for any reason, one of those mortgage loan sellers repurchases its interest in such Mortgage Loan and the other mortgage loan seller does not, (i) the non-repurchased portion of the Mortgage Loan will be deemed to constitute a “Mortgage Loan” under the PSA, the repurchasing mortgage loan seller’s interest in such Mortgage Loan will be deemed to constitute a “Pari Passu Companion Loan” with respect such Mortgage Loan, (ii) the related Whole Loan will continue to be serviced and administered under the PSA (if such Whole Loan is a Serviced Whole Loan) or the related Non-Serviced PSA (if such Whole Loan is a Non-Serviced Whole Loan) and the related Intercreditor Agreement, (iii) all amounts applied in respect of interest, principal and yield maintenance premiums in respect of the related Whole Loan from time to time will be allocated pursuant to the related Intercreditor Agreement between the issuing entity, the repurchasing mortgage loan seller and the other related Companion Holders and (iv) the repurchasing mortgage loan seller will be entitled to receive remittances of allocated collections monthly to the same extent as any other related Companion Holder.

Dispute Resolution Provisions

Each mortgage loan seller will be subject to the dispute resolution provisions described under “Pooling and Servicing Agreement—Dispute Resolution Provisions” to the extent those provisions are triggered with respect to any mortgage loan sold to the depositor by such mortgage loan seller and will be obligated under the related MLPA to comply with all applicable provisions and to take part in any mediation or arbitration proceedings that may result.

Asset Review Obligations

Each mortgage loan seller will be obligated to perform its obligations described under “Pooling and Servicing Agreement—The Asset Representations Reviewer—Asset Review” relating to any Asset Reviews performed by the asset representations reviewer, and each mortgage loan seller will have the rights described under that heading.

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Pooling and Servicing Agreement

General

The servicing and administration of the Mortgage Loans serviced under the PSA (the “Serviced Mortgage Loans”), any related Serviced Companion Loan and any related REO Properties (including any interest of the holder of any Companion Loan in the REO Property acquired with respect to any Serviced Whole Loan) will be governed by the PSA and any related Intercreditor Agreement.

Each Non-Serviced Mortgage Loan, the related Non-Serviced Companion Loans and any related REO Properties (including the issuing entity’s interest in REO Property acquired with respect to a Non-Serviced Whole Loan) will be serviced by the related Non-Serviced Master Servicer and the related Non-Serviced Special Servicer under the related Non-Serviced PSA in accordance with such Non-Serviced PSA and the related Intercreditor Agreement. Unless otherwise specifically stated and except where the context otherwise indicates (such as with respect to P&I Advances), discussions in this section or in any other section of this prospectus regarding the servicing and administration of the Mortgage Loans should be deemed to include the servicing and administration of the related Serviced Companion Loans but not to include any Non-Serviced Mortgage Loan, any Non-Serviced Companion Loan and any related REO Property.

The following summaries describe certain provisions of the PSA relating to the servicing and administration of the Mortgage Loans (excluding each Non-Serviced Mortgage Loan), any related Companion Loan and any related REO Properties. In the case of any Serviced Whole Loan, certain provisions of the related Intercreditor Agreement are described under “Description of the Mortgage Pool—The Whole Loans—The Serviced Pari Passu Whole Loans”.

Certain provisions of each Non-Serviced PSA relating to the servicing and administration of the related Non-Serviced Mortgage Loan, the related Non-Serviced Companion Loans, the related REO Properties and the related Intercreditor Agreement are summarized under “Description of the Mortgage Pool—The Whole Loans—The Non-Serviced Pari Passu Whole Loans” and “—Servicing of the Non-Serviced Mortgage Loans” below.

Assignment of the Mortgage Loans

The depositor will purchase the Mortgage Loans to be included in the issuing entity on or before the Closing Date from each of the mortgage loan sellers pursuant to separate MLPAs. See “Transaction Parties—The Sponsors and Mortgage Loan Sellers” and “Description of the Mortgage Loan Purchase Agreements”.

On the Closing Date, the depositor will sell, transfer or otherwise convey, assign or cause the assignment of the Mortgage Loans, without recourse, together with the depositor’s rights and remedies against the mortgage loan sellers under the MLPAs, to the trustee for the benefit of the Certificateholders. On or prior to the Closing Date, the depositor will require each mortgage loan seller to deliver to the certificate administrator, in its capacity as custodian, the Mortgage Notes and certain other documents and instruments with respect to each Mortgage Loan (other than any Non-Serviced Mortgage Loan) or Serviced Whole Loan. The custodian will hold such documents in the name of the issuing entity for the benefit of the Certificateholders. The custodian is obligated to review certain documents for each Mortgage Loan within 60 days of the Closing Date and report any missing documents or certain types of document defects to the parties to the PSA, the Directing Certificateholder (for so long as no Consultation Termination Event has occurred

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and is continuing and other than in respect of an Excluded Loan with respect to either the Directing Certificateholder or the holder of the majority of the Controlling Class) and the related mortgage loan seller.

In addition, pursuant to the related MLPA, each mortgage loan seller will be required to deliver the Diligence File for each of its Mortgage Loans to the depositor by uploading such Diligence File to the designated website within 60 days following the Closing Date, and the depositor will deliver to the certificate administrator an electronic copy of such Diligence Files to be posted to the secure data room.

Pursuant to the PSA, the depositor will assign to the trustee for the benefit of Certificateholders the representations and warranties made by the mortgage loan sellers to the depositor in the MLPAs and any rights and remedies that the depositor has against the mortgage loan sellers under the MLPAs with respect to any Material Defect. See “—Enforcement of Mortgage Loan Seller’s Obligations Under the MLPA” below and “Description of the Mortgage Loan Purchase Agreements”.

Servicing Standard

The master servicer and the special servicer will be required to diligently service and administer the Mortgage Loans (excluding each Non-Serviced Mortgage Loan), any related Serviced Companion Loan and the related REO Properties (other than any REO Property related to a Non-Serviced Mortgage Loan) for which it is responsible in accordance with applicable law, the terms of the PSA, the Mortgage Loan documents, and the related Intercreditor Agreements and, to the extent consistent with the foregoing, in accordance with the higher of the following standards of care: (1) the same manner in which, and with the same care, skill, prudence and diligence with which the master servicer or special servicer, as the case may be, services and administers similar mortgage loans for other third-party portfolios, and (2) the same care, skill, prudence and diligence with which the master servicer or special servicer, as the case may be, services and administers similar mortgage loans owned by the master servicer or special servicer, as the case may be, with a view to: (A) the timely recovery of all payments of principal and interest under the Mortgage Loans or any Serviced Whole Loan or (B) in the case of a Specially Serviced Loan or an REO Property, the maximization of recovery of principal and interest on a net present value basis on the Mortgage Loans and any related Serviced Companion Loan, and the best interests of the issuing entity and the Certificateholders (as a collective whole as if such Certificateholders constituted a single lender) (and, in the case of any Whole Loan, the best interests of the issuing entity, the Certificateholders and the holder of the related Companion Loan (as a collective whole as if such Certificateholders and the holder or holders of the related Companion Loan constituted a single lender), taking into account the pari passu or subordinate, as applicable, nature of the related Companion Loan), as determined by the master servicer or special servicer, as the case may be, in its reasonable judgment, in either case giving due consideration to the customary and usual standards of practice of prudent, institutional commercial, multifamily and manufactured housing community mortgage loan servicers, but without regard to any conflict of interest arising from:

(A) any relationship that the master servicer or special servicer, as the case may be, or any of their respective affiliates, may have with any of the underlying borrowers, the sponsors, the mortgage loan sellers, the originators, any party to the PSA or any affiliate of the foregoing;

(B) the ownership of any certificate (or any interest in any Companion Loan, mezzanine loan or subordinate debt relating to a Mortgage Loan) by the master

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servicer or special servicer, as the case may be, or any of their respective affiliates;

(C) the obligation, if any, of the master servicer to make advances;

(D) the right of the master servicer or special servicer, as the case may be, or any of its affiliates to receive compensation or reimbursement of costs under the PSA generally or with respect to any particular transaction;

(E) the ownership, servicing or management for others of (i) a Non-Serviced Mortgage Loan and a Non-Serviced Companion Loan or (ii) any other mortgage loans, subordinate debt, mezzanine loans or properties not covered by the PSA or held by the issuing entity by the master servicer or special servicer, as the case may be, or any of its affiliates;

(F)  any debt that the master servicer or special servicer, as the case may be, or any of its affiliates, has extended to any underlying borrower or an affiliate of any borrower (including, without limitation, any mezzanine financing);

(G) any option to purchase any Mortgage Loan or the related Companion Loan the master servicer or special servicer, as the case may be, or any of its affiliates, may have; and

(H) any obligation of the master servicer or special servicer, or any of their respective affiliates, to repurchase or substitute for a Mortgage Loan as a mortgage loan seller (if the master servicer or special servicer or any of their respective affiliates is a mortgage loan seller) (the foregoing, collectively referred to as the “Servicing Standard”).

All net present value calculations and determinations made under the PSA with respect to any Mortgage Loan, Mortgaged Property or REO Property (including for purposes of the definition of “Servicing Standard” set forth above) will be made in accordance with the Mortgage Loan documents or, in the event the Mortgage Loan documents are silent, by using a discount rate (i) for principal and interest payments on the Mortgage Loan or Serviced Pari Passu Companion Loan or sale by the special servicer of a Defaulted Loan, the highest of (1) the rate determined by the master servicer or special servicer, as applicable, that approximates the market rate that would be obtainable by the related borrower on similar non-defaulted debt of such borrower as of such date of determination, (2) the Interest Rate and (3) the yield on 10-year U.S. treasuries as of such date of determination and (ii) for all other cash flows, including property cash flow, the “discount rate” set forth in the most recent appraisal (or updated appraisal) of the related Mortgaged Property.

In the case of each Non-Serviced Mortgage Loan, the master servicer and the special servicer will be required to act in accordance with the Servicing Standard with respect to any action required to be taken regarding such Non-Serviced Mortgage Loan pursuant to their respective obligations under the PSA.

Subservicing

The master servicer and the special servicer may delegate and/or assign some or all of its respective servicing obligations and duties with respect to some or all of the Serviced Mortgage Loans and any Serviced Pari Passu Companion Loan for which it is responsible to one or more third-party sub-servicers, provided that the master servicer and the special servicer, as applicable, will remain obligated under the PSA. A sub-servicer may be an

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affiliate of the depositor, the master servicer or the special servicer. Notwithstanding the foregoing, the special servicer may not enter into any sub-servicing agreement that provides for the performance by third parties of any or all of its obligations under the PSA without, with respect to any Mortgage Loan other than an Excluded Loan and prior to the occurrence and continuance of a Control Termination Event and other than with respect to any Excluded Loan with respect to the Directing Certificateholder or the holder of the majority of the Controlling Class, the consent of the Directing Certificateholder, except to the extent necessary for the special servicer to comply with applicable regulatory requirements.

Each sub-servicing agreement between the master servicer or special servicer and a sub-servicer (a “Sub-Servicing Agreement”) will generally be required to provide that (i) if for any reason the master servicer or special servicer, as applicable, is no longer acting in that capacity (including, without limitation, by reason of a Servicer Termination Event), the trustee or any successor master servicer or special servicer, as applicable, may, except with respect to certain initial Sub-Servicing Agreements, assume or terminate such party’s rights and obligations under such Sub-Servicing Agreement and (ii) the sub-servicer will be in default under such Sub-Servicing Agreement and such Sub-Servicing Agreement will be terminated (following the expiration of any applicable grace period) if the sub-servicer fails (A) to deliver by the due date any Exchange Act reporting items required to be delivered to the master servicer, the certificate administrator or the depositor pursuant to the PSA or such Sub-Servicing Agreement or to the master servicer under any other pooling and servicing agreement that the depositor is a party to, or (B) to perform in any material respect any of its covenants or obligations contained in such Sub-Servicing Agreement regarding creating, obtaining or delivering any Exchange Act reporting items required in order for any party to the PSA to perform its obligations under the PSA or under the Exchange Act reporting requirements of any other pooling and servicing agreement to which the depositor is a party. The master servicer or special servicer, as applicable, will be required to monitor the performance of sub-servicers retained by it and will have the right to remove a sub-servicer retained by it pursuant to the terms of the related Sub-Servicing Agreement. However, no sub-servicer will be permitted under any Sub-Servicing Agreement to make material servicing decisions, such as loan modifications or determinations as to the manner or timing of enforcing remedies under the Mortgage Loan documents, without the consent of the master servicer or special servicer, as applicable.

Generally, the master servicer will be solely liable for all fees owed by it to any sub-servicer retained by the master servicer, without regard to whether the master servicer’s compensation pursuant to the PSA is sufficient to pay those fees. Each sub-servicer will be required to be reimbursed by the master servicer for certain expenditures which such sub-servicer makes, only to the same extent the master servicer is reimbursed under the PSA.

Advances

P&I Advances

On the business day immediately preceding each Distribution Date (the “P&I Advance Date”), except as otherwise described below, the master servicer will be obligated, unless determined to be nonrecoverable as described below, to make advances (each, a “P&I Advance”) out of its own funds or, subject to the replacement of those funds as provided in the PSA, certain funds held in the Collection Account that are not required to be part of the Available Funds for that Distribution Date, in an amount equal to (but subject to reduction as described below) the aggregate of:

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(1)       all Periodic Payments (other than balloon payments) (net of any applicable Servicing Fees) that were due on the Mortgage Loans (including any Non-Serviced Mortgage Loan) and any REO Loan (other than any portion of an REO Loan related to a Companion Loan) during the related Collection Period and not received as of the business day preceding the P&I Advance Date; and

(2)       in the case of each Mortgage Loan that is delinquent in respect of its balloon payment as of the P&I Advance Date (including any REO Loan (other than any portion of an REO Loan related to a Companion Loan) as to which the balloon payment would have been past due), an amount equal to its Assumed Scheduled Payment.

The master servicer’s obligations to make P&I Advances in respect of any Mortgage Loan (including any Non-Serviced Mortgage Loan) or REO Loan (other than any portion of an REO Loan related to a Companion Loan) will continue, except if a determination as to non-recoverability is made, through and up to liquidation of the Mortgage Loan or disposition of the REO Property, as the case may be. For the avoidance of doubt, the master servicer will make P&I Advances on the basis of the original terms of any Mortgage Loan, including Mortgage Loans subject to forbearance agreements or other temporary deferrals or payment accommodations, unless the terms of the Mortgage Loan have been permanently modified to change or forgive a monetary obligation. To the extent that the master servicer fails to make a P&I Advance that it is required to make under the PSA, the trustee will be required to make the required P&I Advance in accordance with the terms of the PSA.

If an Appraisal Reduction Amount has been determined with respect to any Mortgage Loan (or, in the case of a Non-Serviced Mortgage Loan, an appraisal reduction has been made in accordance with the related Non-Serviced PSA and the master servicer has notice of such appraisal reduction amount) and such Mortgage Loan experiences subsequent delinquencies, then the interest portion of any P&I Advance in respect of that Mortgage Loan for the related Distribution Date will be reduced (there will be no reduction in the principal portion, if any, of such P&I Advance) to equal the product of (x) the amount of the interest portion of the P&I Advance for that Mortgage Loan for the related Distribution Date without regard to this sentence, and (y) a fraction, expressed as a percentage, the numerator of which is equal to the Stated Principal Balance of that Mortgage Loan immediately prior to the related Distribution Date, net of the related Appraisal Reduction Amount (or, in the case of any Whole Loan, the portion of such Appraisal Reduction Amount allocated to the related Mortgage Loan), if any, and the denominator of which is equal to the Stated Principal Balance of that Mortgage Loan immediately prior to the related Distribution Date.

Neither the master servicer nor the trustee will be required to make a P&I Advance for a Balloon Payment in excess of the regular periodic payment, default interest, late payment charges, Yield Maintenance Charges, Prepayment Premiums or Excess Interest with respect to any Companion Loan.

The special servicer will not be required to make any P&I Advance or any recoverability determination with respect to any P&I Advance.

Servicing Advances

In addition to P&I Advances, except as otherwise described under “—Recovery of Advances” below and except in certain limited circumstances described below, the master servicer will also be obligated (subject to the limitations described in this prospectus), to make advances (“Servicing Advances” and, collectively with P&I Advances, “Advances”) in

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connection with the servicing and administration of any Serviced Mortgage Loan and any related Serviced Companion Loan, as applicable, in respect of which a default, delinquency or other unanticipated event has occurred or is reasonably foreseeable, or, in connection with the servicing and administration of any Mortgaged Property securing such Serviced Mortgage Loan or REO Property (other than REO Property related to a Non-Serviced Mortgage Loan), in order to pay delinquent real estate taxes, assessments and hazard insurance premiums and to cover other similar costs and expenses necessary to preserve the priority of or enforce the related Mortgage Loan documents or to protect, lease, manage and maintain the related Mortgaged Property. To the extent that the master servicer fails to make a Servicing Advance that it is required to make under the PSA and the trustee has received notice or otherwise has actual knowledge of this failure, the trustee will be required to make the required Servicing Advance in accordance with the terms of the PSA.

However, none of the master servicer, the special servicer or the trustee will make any Servicing Advance in connection with the exercise of any cure rights or purchase rights granted to the holder of a Serviced Pari Passu Companion Loan under the related Intercreditor Agreement or the PSA.

The special servicer will have no obligation to make any Servicing Advances or recoverability determination with respect to any Servicing Advance. However, in an urgent or emergency situation requiring the making of a Servicing Advance, the special servicer may make such Servicing Advance, and the master servicer will be required to reimburse the special servicer for such Advance (with interest on that Advance) within a specified number of days as set forth in the PSA, unless such Advance is determined to be nonrecoverable by the master servicer in its reasonable judgment (in which case it will be reimbursed out of the Collection Account). Once the special servicer is reimbursed, the master servicer will be deemed to have made the special servicer’s Servicing Advance as of the date made by the special servicer, and will be entitled to reimbursement with interest on that Advance in accordance with the terms of the PSA.

No Servicing Advances will be made with respect to any Serviced Whole Loan if the related Mortgage Loan is no longer held by the issuing entity or if such Serviced Whole Loan is no longer serviced under the PSA and no Servicing Advances will be made for any Non-Serviced Whole Loans under the PSA. Any requirement of the master servicer or the trustee to make an Advance in the PSA is intended solely to provide liquidity for the benefit of the Certificateholders not as credit support or otherwise to impose on any such person the risk of loss with respect to one or more Mortgage Loans or the related Companion Loan.

The master servicer will also be obligated to make Servicing Advances with respect to any Serviced Whole Loan. With respect to a Non-Serviced Whole Loan, the applicable servicer under the related Non-Serviced PSA will be obligated to make property protection advances with respect to such Non-Serviced Whole Loan. See “—Servicing of the Non-Serviced Mortgage Loans” below and “Description of the Mortgage Pool—The Whole Loans—The Non-Serviced Pari Passu Whole Loans”.

Nonrecoverable Advances

Notwithstanding the foregoing, none of the master servicer, the special servicer or the trustee will be obligated to make any Advance that the master servicer or the special servicer, in accordance with the Servicing Standard, or the trustee, in its good faith business judgment, determines would, if made, not be recoverable (including recovery of interest on the Advance) out of Related Proceeds (a “Nonrecoverable Advance”). In addition, the special servicer may, at its option make a determination in accordance with the Servicing Standard that any previously made or proposed P&I Advance or Servicing

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Advance is or, if made, would be a Nonrecoverable Advance, and if it makes such a determination, must deliver to the master servicer (and, with respect to a Serviced Pari Passu Mortgage Loan, to the master servicer or special servicer under the pooling and servicing agreement governing any securitization trust into which a related Serviced Pari Passu Companion Loan is deposited, and, with respect to each Non-Serviced Mortgage Loan, the related Non-Serviced Master Servicer and Non-Serviced Special Servicer), the certificate administrator, the trustee, the operating advisor and the 17g-5 Information Provider notice of such determination, which determination will be conclusive and binding on the master servicer and the trustee. The special servicer will have no such obligation to make an affirmative determination that any P&I Advance or Servicing Advance is, or would be, recoverable, and in the absence of a determination by the special servicer that such an Advance is nonrecoverable, each such decision will remain with the master servicer or the trustee, as applicable. If the special servicer makes a determination that only a portion, and not all, of any previously made or proposed P&I Advance or Servicing Advance is nonrecoverable, the master servicer and the trustee will have the right to make its own subsequent determination that any remaining portion of any such previously made or proposed P&I Advance or Servicing Advance is nonrecoverable.

In making such non-recoverability determination, each person will be entitled to consider (among other things): (a) (i) the obligations of the borrower under the terms of the related Mortgage Loan or Companion Loan, as applicable, as it may have been modified, and (ii) the related Mortgaged Properties in their “as-is” or then-current conditions and occupancies, as modified by such party’s assumptions regarding the possibility and effects of future adverse change with respect to such Mortgaged Properties, (b) estimated future expenses, (c) estimated timing of recoveries, and (d) the existence of any Nonrecoverable Advances which, at the time of such consideration, the recovery of which are being deferred or delayed by the master servicer or the trustee because there is insufficient principal available for such recovery, in light of the fact that Related Proceeds are a source of recovery not only for the Advance under consideration but also a potential source of recovery for such delayed or deferred Advance. In addition, any such person may update or change its recoverability determinations (but not reverse any other person’s determination that an Advance is nonrecoverable) at any time and may obtain at the expense of the issuing entity any reasonably required analysis, appraisals or market value estimates or other information for such purposes. Absent bad faith, any non-recoverability determination described in this paragraph will be conclusive and binding on the Certificateholders. The master servicer and the trustee will be entitled to rely conclusively on and will be bound by any non-recoverability determination of the special servicer. Nonrecoverable Advances will represent a portion of the losses to be borne by the Certificateholders.

With respect to a Non-Serviced Whole Loan, if any servicer under the related Non-Serviced PSA determines that a principal and interest advance with respect to the related Non-Serviced Companion Loan, if made, would be nonrecoverable, such determination will not be binding on the master servicer and the trustee as it relates to any proposed P&I Advance with respect to such Non-Serviced Mortgage Loan. Similarly, with respect to a Non-Serviced Mortgage Loan, if the master servicer or the special servicer determines that any P&I Advance with respect to such Non-Serviced Mortgage Loan, if made, would be nonrecoverable, such determination will not be binding on the related Non-Serviced Master Servicer and Non-Serviced Trustee as such determination relates to any proposed P&I Advance with respect to the related Non-Serviced Companion Loan (unless the related Non-Serviced PSA provides otherwise).

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Recovery of Advances

The master servicer, the special servicer and the trustee, as applicable, will be entitled to recover (a) any Servicing Advance made out of its own funds from any amounts collected in respect of a Mortgage Loan (or, consistent with the related Intercreditor Agreement, a Serviced Whole Loan) as to which such Servicing Advance was made, and (b) any P&I Advance made out of its own funds from any amounts collected in respect of the Mortgage Loan as to which such P&I Advance was made, whether in the form of late payments, insurance and condemnation proceeds, liquidation proceeds or otherwise from the related Mortgage Loan or Mortgaged Property (“Related Proceeds”). The master servicer, the special servicer and the trustee will be entitled to recover any Advance by it that it subsequently determines to be a Nonrecoverable Advance out of general collections on or relating to the Mortgage Loans on deposit in the Collection Account (first from principal collections and then from any other collections). Amounts payable in respect of any Serviced Pari Passu Companion Loan pursuant to the related Intercreditor Agreement will not be available for distributions on the certificates or for the reimbursement of Nonrecoverable Advances of principal or interest with respect to the related Mortgage Loan, but will be available, in accordance with the PSA and related Intercreditor Agreement, for the reimbursement of any Servicing Advances with respect to the related Serviced Whole Loan. If a Servicing Advance by the master servicer or the special servicer (or trustee, as applicable) on a Serviced Whole Loan becomes a Nonrecoverable Advance and the master servicer, the special servicer or the trustee, as applicable, is unable to recover such amounts from related proceeds or the related Companion Loans, as applicable, the master servicer, the special servicer or the trustee (as applicable) will be permitted to recover such Nonrecoverable Advance (including interest thereon) out of general collections on or relating to the Mortgage Loans on deposit in the Collection Account.

If the funds in the Collection Account relating to the Mortgage Loans allocable to principal on the Mortgage Loans are insufficient to fully reimburse the party entitled to reimbursement, then such party as an accommodation may elect, on a monthly basis, at its sole option and discretion to defer reimbursement of the portion that exceeds such amount allocable to principal (in which case interest will continue to accrue on the unreimbursed portion of the advance) for a time as required to reimburse the excess portion from principal for a consecutive period up to 12 months (provided that, other than in the case of an Excluded Loan with respect to the Directing Certificateholder or the holder of the majority of the Controlling Class, any such deferral exceeding 6 months will require, prior to the occurrence and continuance of any Control Termination Event, the consent of the Directing Certificateholder) and any election to so defer will be deemed to be in accordance with the Servicing Standard; provided that no such deferral may occur at any time to the extent that amounts otherwise distributable as principal are available for such reimbursement.

In connection with a potential election by the master servicer or the trustee to refrain from the reimbursement of all or a portion of a particular Nonrecoverable Advance during the Collection Period for any Distribution Date, the master servicer or the trustee will be authorized to wait for principal collections on the Mortgage Loans to be received until the end of such Collection Period before making its determination of whether to refrain from the reimbursement of all or a portion of a particular Nonrecoverable Advance; provided, however, that if, at any time the master servicer or the trustee, as applicable, elects, in its sole discretion, not to refrain from obtaining such reimbursement or otherwise determines that the reimbursement of a Nonrecoverable Advance during a Collection Period will exceed the full amount of the principal portion of general collections on or relating to the Mortgage Loans deposited in the Collection Account for such Distribution Date, then the master servicer or the trustee, as applicable, will be required to use its reasonable efforts to give

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the 17g-5 Information Provider 15 days’ notice of such determination for posting on the 17g-5 Information Provider’s website, unless extraordinary circumstances make such notice impractical, which means (1) that party determines in its sole discretion that waiting 15 days after such a notice could jeopardize its ability to recover such Nonrecoverable Advance, (2) changed circumstances or new or different information becomes known to that party that could affect or cause a determination or whether any Advance is a Nonrecoverable Advance or whether to defer reimbursement of a Nonrecoverable Advance or the determination in clause (1) above, or (3) in the case of the master servicer, it has not timely received from the trustee information required by the master servicer to consider in determining whether to defer reimbursement of a Nonrecoverable Advance. If any of the circumstances described in clause (1), clause (2) or clause (3) above apply, the master servicer or trustee, as applicable, must give the 17g-5 Information Provider notice (in accordance with the procedures regarding Rule 17g-5 set forth in the PSA) of the anticipated reimbursement as soon as reasonably practicable. Notwithstanding the foregoing, failure to give such notice will in no way affect the master servicer’s or the trustee’s election whether to refrain from obtaining such reimbursement or right to obtain reimbursement.

The master servicer, the special servicer and the trustee will be entitled to recover any Advance that is outstanding at the time that a Mortgage Loan is modified but is not repaid in full by the borrower in connection with such modification but becomes an obligation of the borrower to pay such amounts in the future (such Advance, together with interest on that Advance, a “Workout-Delayed Reimbursement Amount”) out of principal collections on the Mortgage Loans in the Collection Account.

Any amount that constitutes all or a portion of any Workout-Delayed Reimbursement Amount may in the future be determined to constitute a Nonrecoverable Advance and thereafter will be recoverable as any other Nonrecoverable Advance.

In connection with its recovery of any Advance, the master servicer, the special servicer and the trustee will be entitled to be paid, out of any amounts relating to the Mortgage Loans then on deposit in the Collection Account, interest at the Prime Rate, subject to a floor of 2.0% per annum (the “Reimbursement Rate”) accrued on the amount of the Advance from the date made to, but not including, the date of reimbursement. Neither the master servicer nor the trustee will be entitled to interest on P&I Advances if the related Periodic Payment is received on or before the related Payment Due Date and any applicable grace period has expired or if the related Periodic Payment is received after the Determination Date but on or prior to the P&I Advance Date. The “Prime Rate” will be the prime rate, for any day, set forth in The Wall Street Journal, New York City edition.

See “—Servicing of the Non-Serviced Mortgage Loans” for reimbursements of servicing advances made in respect of a Non-Serviced Whole Loan under the related Non-Serviced PSA.

Accounts

The master servicer is required to establish and maintain, or cause to be established and maintained, one or more accounts and subaccounts (collectively, the “Collection Account”) in its own name on behalf of the trustee and for the benefit of the Certificateholders. The master servicer is required to deposit in the Collection Account on a daily basis (and in no event later than the 2nd business day following receipt in available and properly identified funds) all payments and collections due after the Cut-off Date and other amounts received or advanced with respect to the Mortgage Loans (including, without limitation, all proceeds (the “Insurance and Condemnation Proceeds”) received under any hazard, title or other

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insurance policy that provides coverage with respect to a Mortgaged Property or the related Mortgage Loan or in connection with the full or partial condemnation of a Mortgaged Property (other than proceeds applied to the restoration of the Mortgaged Property or released to the related borrower in accordance with the Servicing Standard (or, if applicable, the special servicer) and/or the terms and conditions of the related Mortgage) and all other amounts received and retained in connection with the liquidation (including any full, partial or discounted payoff) of any Mortgage Loan that is defaulted and any related defaulted Companion Loan or property acquired by foreclosure or otherwise (the “Liquidation Proceeds”)) together with the net operating income (less reasonable reserves for future expenses) derived from the operation of any REO Properties. Notwithstanding the foregoing, the collections on any Whole Loan will be limited to the portion of such amounts that are payable to the holder of the related Mortgage Loan pursuant to the related Intercreditor Agreement.

The master servicer will also be required to establish and maintain one or more segregated custodial accounts (collectively, the “Companion Distribution Account”) with respect to the Serviced Companion Loans, each of which may be another account or a sub-account or ledger account (which subaccount or written ledger will be an eligible account) of (1) the Collection Account, (2) if the master servicer is also the other servicer with respect to a related Serviced Companion Loan, the collection account established under the other pooling and servicing agreement with respect to such Serviced Companion Loan or (3) if the master servicer is not also the other servicer with respect to a related Serviced Companion Loan, another segregated account receiving or holding funds which will be remitted to the other servicer with respect to such Serviced Companion Loan, in each case of (1), (2) or (3), created and maintained by the master servicer pursuant to the PSA on behalf of the holders of such Serviced Whole Loan. The master servicer will be required to deposit amounts collected in respect of such Serviced Companion Loan in the Companion Distribution Account. The issuing entity will only be entitled to amounts on deposit in the Companion Distribution Account to the extent these funds are not otherwise payable to the holder of a Serviced Companion Loan or payable or reimbursable to any party to the PSA. Any amounts in the Companion Distribution Account to which the issuing entity is entitled will be transferred on a monthly basis to its Collection Account.

With respect to each Distribution Date, the master servicer will be required to disburse from the Collection Account and remit to the certificate administrator for deposit into the Lower-Tier REMIC Distribution Account, to the extent of funds on deposit in the Collection Account, on the related P&I Advance Date, the Available Funds for such Distribution Date and any Yield Maintenance Charges or Prepayment Premiums received as of the related Determination Date. The certificate administrator is required to establish and maintain various accounts, including a “Lower-Tier REMIC Distribution Account” and a “Upper-Tier REMIC Distribution Account”, both of which may be sub-accounts of a single account, (collectively, the “Distribution Accounts”), in its own name on behalf of the trustee and for the benefit of the Certificateholders.

On each Distribution Date, the certificate administrator is required to apply amounts on deposit in the Upper-Tier REMIC Distribution Account (which will include all funds that were remitted by the master servicer from the Collection Account, plus, among other things, any P&I Advances less amounts, if any, distributable to the Class V or Class R certificates) as set forth in the PSA generally to make distributions of interest and principal from Available Funds to the holders of the Certificates.

The certificate administrator is also required to establish and maintain an account (the “Interest Reserve Account”) which may be a sub-account of the Distribution Account, in its own name on behalf of the trustee for the benefit of the Certificateholders. On the P&I

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Advance Date occurring each February and on any P&I Advance Date occurring in any January which occurs in a year that is not a leap year (in each case, unless the related Distribution Date is the final Distribution Date), the certificate administrator will be required to deposit amounts remitted by the master servicer or P&I Advances made on the related Mortgage Loans into the Interest Reserve Account during the related interest period, in respect of the Mortgage Loans that accrue interest on an Actual/360 Basis (collectively, the “Actual/360 Loans”), in an amount equal to one day’s interest at the Net Mortgage Rate for each such Actual/360 Loan on its Stated Principal Balance and as of the Payment Due Date in the month preceding the month in which the P&I Advance Date occurs, to the extent a Periodic Payment or P&I Advance or other deposit is made in respect of the Mortgage Loans (all amounts so deposited in any consecutive January (if applicable) and February, “Withheld Amounts”). On the P&I Advance Date occurring each March (or February, if the related Distribution Date is the final Distribution Date), the certificate administrator will be required to withdraw from the Interest Reserve Account an amount equal to the Withheld Amounts from the preceding January (if applicable) and February, if any, and deposit that amount into the Lower-Tier REMIC Distribution Account.

The certificate administrator is also required to establish and maintain an account (the “Excess Interest Distribution Account”), which may, together with any other Securitization Account(s), be a sub-account of a single account. On the P&I Advance Date immediately preceding the applicable Distribution Date, the applicable master servicer is required to remit to the certificate administrator for deposit into the Excess Interest Distribution Account an amount equal to any Excess Interest received by such master servicer during the related Collection Period.

The certificate administrator may be required to establish and maintain an account (the “Gain-on-Sale Reserve Account”), which may be a sub-account of the Distribution Account, in its own name on behalf of the trustee for the benefit of the Certificateholders. To the extent that any gains are realized on sales of Mortgaged Properties (or, with respect to any Whole Loan, the portion of such amounts that are payable on the related Mortgage Loan pursuant to the related Intercreditor Agreement), such gains will be deposited into the Gain-on-Sale Reserve Account. Amounts in the Gain-on-Sale Reserve Account will be applied on the applicable Distribution Date as part of Available Funds to all amounts due and payable on the Certificates (including to reimburse for Realized Losses previously allocated to such certificates). Any remaining amounts will be held in the Gain-on-Sale Reserve Account and applied to offset shortfalls and losses incurred on subsequent Distribution Dates as described above. Any remaining amounts not necessary to offset any shortfalls or losses on the final Distribution Date will be distributed on the Class R certificates after all amounts payable to the Certificates have been made.

The special servicer will also be required to establish one or more segregated custodial accounts (each, an “REO Account”) for collections from REO Properties for which the special servicer is responsible. Each REO Account will be maintained by the special servicer in its own name on behalf of the trustee and for the benefit of the Certificateholders.

The Collection Account, the Distribution Accounts, the Interest Reserve Account, the Companion Distribution Account, the Excess Interest Distribution Account, the Gain-on-Sale Reserve Account and the REO Accounts are collectively referred to as the “Securitization Accounts” (but with respect to any Whole Loan, only to the extent of the issuing entity’s interest in the Whole Loan). Each of the foregoing accounts will be held at a depository institution or trust company meeting the requirements of the PSA.

Amounts on deposit in the foregoing accounts may be invested in certain United States government securities and other investments meeting the requirements of the PSA

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(“Permitted Investments”). Interest or other income earned on funds in the accounts maintained by the master servicer, the certificate administrator or the special servicer will be payable to each of them as additional compensation, and each of them will be required to bear any losses resulting from its investment of such funds, as provided in the PSA.

In the event that any loss is incurred in respect of any Permitted Investment (as to which the master servicer or special servicer, as the case may be, would have been entitled to any net investment earnings) directed to be made by the master servicer or the special servicer, as the case may be, and on deposit in any of the Collection Account, the Companion Distribution Account, the servicing account, loss-of-value reserve fund or the REO Account (each an “Investment Account”), the master servicer or the special servicer, as applicable, will be required to deposit therein, no later than the P&I Advance Date, without right of reimbursement, the amount of net investment loss, if any, with respect to such account for the period from and including the prior Distribution Date to and including the P&I Advance Date related to the current Distribution Date; provided that neither the master servicer nor the special servicer will be required to deposit any loss on an investment of funds in an Investment Account if such loss is incurred solely as a result of the insolvency of the federal or state chartered depository institution or trust company that holds such Investment Account, so long as such depository institution or trust company satisfied the qualifications set forth in the definition of Eligible Account (as such term is defined in the PSA) at the time such investment was made (and such federal or state chartered depository institution or trust company is not an affiliate of the master servicer or the special servicer, as applicable, unless such depository institution or trust company satisfied the qualification set forth in the definition of Eligible Account both (x) at the time the investment was made and (y) thirty (30) days prior to such insolvency).

Withdrawals from the Collection Account

The master servicer may, from time to time, make withdrawals from the Collection Account (or the applicable subaccount of the Collection Account, exclusive of the Companion Distribution Account that may be a subaccount of the Collection Account) for any of the following purposes, in each case only to the extent permitted under the PSA and with respect to any Serviced Whole Loan, subject to the terms of the related Intercreditor Agreement, without duplication (the order set forth below not constituting an order of priority for such withdrawals):

(i)                    to remit on each P&I Advance Date (A) to the certificate administrator for deposit into the Lower-Tier REMIC Distribution Account certain portions of the Available Funds and any Prepayment Premiums or Yield Maintenance Charges on the related Distribution Date or (B) to the certificate administrator for deposit into the Excess Interest Distribution Account an amount equal to the Excess Interest received in the applicable one-month period ending on the related Determination Date, if any;

(ii)                 to pay or reimburse the master servicer, the special servicer and the trustee, as applicable, pursuant to the terms of the PSA for Advances made by any of them and interest on Advances (the master servicer’s, special servicer’s or the trustee’s respective right, as applicable, to reimbursement for items described in this clause (ii) being limited as described above under “—Advances”) (provided that with respect to any Serviced Whole Loan, such reimbursements are subject to the terms of the related Intercreditor Agreement);

(iii)              to pay to the master servicer and special servicer, as compensation, the aggregate unpaid servicing compensation;

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(iv)              to pay to the operating advisor the Operating Advisor Consulting Fee (but, with respect to the period when the outstanding Certificate Balances of the Control Eligible Certificates have not been reduced to zero as a result of the allocation of Realized Losses to such certificates, only to the extent actually received from the related borrower) or the Operating Advisor Fee;

(v)                 to pay to the asset representations reviewer the Asset Representations Reviewer Fee and any unpaid Asset Representations Reviewer Asset Review Fee (but only to the extent such Asset Representations Reviewer Asset Review Fee is to be paid by the issuing entity);

(vi)              to reimburse the trustee, the special servicer and the master servicer, as applicable, for certain Nonrecoverable Advances or Workout-Delayed Reimbursement Amounts;

(vii)           to reimburse the master servicer, the special servicer or the trustee, as applicable, for any unreimbursed expenses reasonably incurred with respect to each related Mortgage Loan that has been repurchased or substituted by such person pursuant to the PSA or otherwise;

(viii)        to reimburse the master servicer or the special servicer for any unreimbursed expenses reasonably incurred by such person in connection with the enforcement of the related mortgage loan seller’s obligations under the applicable section of the related MLPA;

(ix)              to pay for any unpaid costs and expenses incurred by the issuing entity;

(x)                 to pay itself and the special servicer, as applicable, as additional servicing compensation, (A) interest and investment income earned in respect of amounts relating to the issuing entity held in the Collection Account and the Companion Distribution Account (but only to the extent of the net investment earnings during the applicable one month period ending on the related Distribution Date) and (B) certain penalty charges and default interest;

(xi)              to recoup any amounts deposited in the Collection Account in error;

(xii)           to the extent not reimbursed or paid pursuant to any of the above clauses, to reimburse or pay the master servicer, the special servicer, the operating advisor, the asset representations reviewer, the depositor or any of their respective directors, officers, members, managers, employees and agents, unpaid additional expenses of the issuing entity and certain other unreimbursed expenses incurred by such person pursuant to and to the extent reimbursable under the PSA and to satisfy any indemnification obligations of the issuing entity under the PSA;

(xiii)        to pay for the cost of the opinions of counsel or the cost of obtaining any extension to the time in which the issuing entity is permitted to hold REO Property;

(xiv)       to pay any applicable federal, state or local taxes imposed on any Trust REMIC, or any of their assets or transactions, together with all incidental costs and expenses, to the extent that none of the master servicer, the special servicer, the certificate administrator or the trustee is liable under the PSA;

(xv)          to pay the CREFC® Intellectual Property Royalty License Fee;

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(xvi)        to reimburse the certificate administrator out of general collections on the Mortgage Loans and REO Properties for legal expenses incurred by and reimbursable to it by the issuing entity of any administrative or judicial proceedings related to an examination or audit by any governmental taxing authority;

(xvii)     to pay the related mortgage loan seller or any other person, with respect to each Mortgage Loan, if any, previously purchased or replaced by such person pursuant to the PSA, all amounts received thereon subsequent to the date of purchase or replacement relating to periods after the date of purchase or replacement;

(xviii)  to remit to the certificate administrator for deposit in the Interest Reserve Account the amounts required to be deposited in the Interest Reserve Account pursuant to the PSA;

(xix)       to remit to the companion paying agent for deposit into the Companion Distribution Account the amounts required to be deposited pursuant to the PSA; and

(xx)          to clear and terminate the Collection Account pursuant to a plan for termination and liquidation of the issuing entity.

No amounts payable or reimbursable to parties to the PSA out of general collections that do not specifically relate to a Serviced Whole Loan may be reimbursable from amounts that would otherwise be payable to the related Companion Loan.

Certain costs and expenses (such as a pro rata share of any related Servicing Advances) allocable to a Mortgage Loan that is part of a Serviced Whole Loan may be paid or reimbursed out of payments and other collections on the other Mortgage Loans, subject to the issuing entity’s right to reimbursement from future payments and other collections on the related Companion Loan or from general collections with respect to the securitization of the related Companion Loan. If the master servicer makes, with respect to any related Serviced Whole Loan, any reimbursement or payment out of the Collection Account to cover the related Serviced Pari Passu Companion Loan’s share of any cost, expense, indemnity, Servicing Advance or interest on such Servicing Advance, or fee with respect to such Serviced Whole Loan, then the master servicer (with respect to a Mortgage Loan that is not a Specially Serviced Loan or a Non-Serviced Mortgage Loan) or the special servicer (with respect to Specially Serviced Loans and REO Properties) must use efforts consistent with the Servicing Standard to collect such amount out of collections on such Serviced Pari Passu Companion Loan or, if and to the extent permitted under the related Intercreditor Agreement, from the holder of the related Serviced Pari Passu Companion Loan.

The master servicer will also be entitled to make withdrawals, from time to time, from the Collection Account of amounts necessary for the payments or reimbursements required to be paid to the parties to the applicable Non-Serviced PSA, pursuant to the applicable Intercreditor Agreement and the applicable Non-Serviced PSA. See “—Servicing of the Non-Serviced Mortgage Loans”.

If a P&I Advance is made with respect to any Mortgage Loan that is part of a Whole Loan, then that P&I Advance, together with interest on such P&I Advance, may only be reimbursed out of future payments and collections on that Mortgage Loan or, as and to the extent described under “—Advances” above, on other Mortgage Loans, but not out of payments or other collections on the related Companion Loan. Likewise, the Certificate Administrator/Trustee Fee, the Operating Advisor Fee and the Asset Representations Reviewer Fee that accrue with respect to any Mortgage Loan that is part of a Whole Loan

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and any other amounts payable to the operating advisor may only be paid out of payments and other collections on such Mortgage Loan and/or the Mortgage Pool generally, but not out of payments or other collections on the related Companion Loan.

Servicing and Other Compensation and Payment of Expenses

General

The parties to the PSA other than the depositor will be entitled to payment of certain fees as compensation for services performed under the PSA. Below is a summary of the fees payable to the parties to the PSA from amounts that the issuing entity is entitled to receive. In addition, CREFC® will be entitled to a license fee for use of its names and trademarks, including the CREFC® Investor Reporting Package. Certain additional fees and costs payable by the related borrowers are allocable to the parties to the PSA other than the depositor, but such amounts are not payable from amounts that the issuing entity is entitled to receive.

The amounts available for distribution on the certificates on any Distribution Date will generally be net of the following amounts:

Type/Recipient(1)	Amount(1)	Source(1)	Frequency
Fees
Master Servicing Fee / Master Servicer	With respect to the Mortgage Loans and any related Serviced Companion Loan, the product of the monthly portion of the related annual Servicing Fee Rate calculated on the Stated Principal Balance of such Mortgage Loan and any related Serviced Companion Loan.	Out of recoveries of interest with respect to the related Mortgage Loan (and any related Serviced Companion Loan) or if unpaid after final recovery on the related Mortgage Loan, out of general collections on deposit in the Collection Account with respect to the other Mortgage Loans.	Monthly
Special Servicing Fee / Special Servicer	With respect to each Serviced Mortgage Loan and the related Serviced Companion Loan that are Specially Serviced Loans (including REO Properties), the product of the monthly portion of the related annual Special Servicing Fee Rate calculated on the Stated Principal Balance of such Specially Serviced Loan.	First, from liquidation proceeds, insurance and condemnation proceeds, and collections in respect of the related Mortgage Loan (and any related Serviced Companion Loan), and then from general collections on deposit in the Collection Account with respect to the other Mortgage Loans.	Monthly
Workout Fee / Special Servicer(2)	With respect to each Serviced Mortgage Loan and the related Serviced Companion Loan that are Corrected Loans, the Workout Fee Rate multiplied by all payments of interest and principal received on such Mortgage Loan and the related Serviced Companion Loan for so long as they remain a Corrected Loan.	Out of each collection of interest, principal, and prepayment consideration received on the related Mortgage Loan (and each related Serviced Companion Loan) and then from general collections on deposit in the Collection Account with respect to the other Mortgage Loans.	Time to time
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Type/Recipient(1)	Amount(1)	Source(1)	Frequency
Liquidation Fee /Special Servicer(2)	With respect to (i) each Serviced Mortgage Loan and the related Serviced Companion Loan that are Specially Serviced Loans for which the applicable special servicer obtains a full, partial or discounted payoff or any liquidation proceeds, insurance proceeds and condemnation proceeds, and (ii) in certain circumstances, each Mortgage Loan repurchased by a mortgage loan seller (or as to which a Loss of Value Payment is made), an amount calculated by application of a Liquidation Fee Rate to the related payment or proceeds (exclusive of default interest).	From any liquidation proceeds, insurance proceeds, condemnation proceeds and any other revenues received with respect to the related Mortgage Loan (and each related Serviced Companion Loan) and then from general collections on deposit in the Collection Account with respect to the other Mortgage Loans.	Time to time
Additional Servicing Compensation / Master Servicer and/or Special Servicer(3)	Modification fees, assumption application fees, defeasance fees, assumption, waiver, consent and earnout fees, late payment charges, default interest, review fees and other similar fees actually collected on the Serviced Mortgage Loans and any related Serviced Companion Loan and income on the amounts held in certain accounts and certain permitted investments.	Related payments made by borrowers with respect to the related Mortgage Loans and any related Serviced Companion Loan.	Time to time
Certificate Administrator Fee / Certificate Administrator	With respect to each Distribution Date, an amount equal to (i) the product of the monthly portion of the annual Certificate Administrator/Trustee Fee Rate multiplied by the Stated Principal Balance of each Mortgage Loan, less (ii) the $1,250 monthly Trustee Fee paid to the Trustee.	Out of general collections with respect to Mortgage Loans on deposit in the Collection Account or the Distribution Account.	Monthly
Trustee Fee / Trustee	With respect to each Distribution Date, $1,250	Out of general collections with respect to Mortgage Loans on deposit in the Collection Account or the Distribution Account.	Monthly
Operating Advisor Upfront Fee / Operating Advisor	A fee of $5,000 on the Closing Date.	Payable by the mortgage loan sellers.	At closing
Operating Advisor Fee / Operating Advisor	With respect to each Distribution Date, an amount equal to the product of the monthly portion of the annual Operating Advisor Fee Rate multiplied by the Stated Principal Balance of each Mortgage Loan (but not any related Companion Loan).	First, out of recoveries of interest with respect to the related Mortgage Loan and then, if the related Mortgage Loan has been liquidated, out of general collections on deposit in the Collection Account with respect to the other Mortgage Loans.	Monthly
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Type/Recipient(1)	Amount(1)	Source(1)	Frequency
Operating Advisor Consulting Fee / Operating Advisor	$10,000 for each Major Decision made with respect to a Serviced Mortgage Loan (or, with respect to the period when the outstanding Certificate Balances of the Control Eligible Certificates have not been reduced to zero as a result of the allocation of Realized Losses to such certificates, such lesser amount as the related borrower actually pays with respect to such Mortgage Loan).	Payable by the related borrower when incurred during the period when the outstanding Certificate Balances of the Control Eligible Certificates have not been reduced to zero as a result of the allocation of Realized Losses to such certificates; and when incurred subsequent to such period, out of general collections on deposit in the Collection Account.	Time to time
Asset Representations Reviewer Fee / Asset Representations Reviewer	With respect to each Distribution Date, an amount equal to the product of the monthly portion of the annual Asset Representations Reviewer Fee Rate multiplied by the Stated Principal Balance of each Mortgage Loan (including each Non-Serviced Mortgage Loan, but excluding any Companion Loan).	Out of general collections on deposit in the Collection Account.	Monthly
Asset Representations Reviewer Upfront Fee / Asset Representations Reviewer	A fee of $5,000 on the Closing Date.	Payable by the mortgage loan sellers.	At closing
Asset Representations Reviewer Asset Review Fee / Asset Representations Reviewer	For each Delinquent Loan, the sum of: (i) $21,750 multiplied by the number of Subject Loans, plus (ii) $2,175 per Mortgaged Property relating to the Subject Loans in excess of one Mortgaged Property per Subject Loan, plus (iii) $2,875 per Mortgaged Property relating to a Subject Loan subject to a ground lease, plus (iv) $1,600 per Mortgaged Property relating to a Subject Loan subject to a franchise agreement, hotel management agreement or hotel license agreement, subject, in the case of each of clauses (i) through (iv), to adjustments on the basis of the year-end Consumer Price Index for All Urban Consumers, or other similar index if the Consumer Price Index for All Urban Consumers is no longer calculated for the year of the Closing Date and for the year of the occurrence of the Asset Review.	Payable by the related mortgage loan seller; provided, however, that if the related mortgage loan seller is insolvent or fails to pay such amount within 90 days of written invoice therefor by the asset representations reviewer, such fee will be paid by the trust out of general collections on deposit in the Collection Account.	In connection with each Asset Review with respect to a Delinquent Loan.
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Type/Recipient(1)	Amount(1)	Source(1)	Frequency
Servicing Advances / Master Servicer, Special Servicer or Trustee	To the extent of funds available, the amount of any Servicing Advances.	First, from funds collected with respect to the related Mortgage Loan (and any related Serviced Companion Loan), and then with respect to any Nonrecoverable Advance or a Workout-Delayed Reimbursement Amount, out of general collections with respect to Mortgage Loans on deposit in the Collection Account, subject to certain limitations.	Time to time
Interest on Servicing Advances / Master Servicer, Special Servicer or Trustee	At a rate per annum equal to the Reimbursement Rate calculated on the number of days the related Advance remains unreimbursed.	First, out of late payment charges and default interest on the related Mortgage Loan (and any related Serviced Companion Loan), and then, after or at the same time such Servicing Advance is reimbursed, out of any other amounts then on deposit in the Collection Account, subject to certain limitations.	Time to time
P&I Advances / Master Servicer and Trustee	To the extent of funds available, the amount of any P&I Advances.	First, from funds collected with respect to the related Mortgage Loan and then, with respect to a Nonrecoverable Advance or a Workout-Delayed Reimbursement Amount, out of general collections on deposit in the Collection Account.	Time to time
Interest on P&I Advances / Master Servicer and Trustee	At a rate per annum equal to the Reimbursement Rate calculated on the number of days the related Advance remains unreimbursed.	First, out of default interest and late payment charges on the related Mortgage Loan and then, after or at the same time such P&I Advance is reimbursed, out of general collections then on deposit in the Collection Account with respect to the other Mortgage Loans.	Monthly
Indemnification Expenses / Trustee, Certificate Administrator, Depositor, Master Servicer, Special Servicer, Operating Advisor or Asset Representations Reviewer and any director, officer, employee or agent of any of the foregoing parties	Amount to which such party is entitled for indemnification under the PSA.	Out of general collections with respect to Mortgage Loans on deposit in the Collection Account or the Distribution Account (and, under certain circumstances, from collections on any Serviced Companion Loan)	Time to time
CREFC® Intellectual Property Royalty License Fee / CREFC®	With respect to each Distribution Date, an amount equal to the product of the CREFC® Intellectual Property Royalty License Fee Rate multiplied by the outstanding principal amount of each	Out of general collections with respect to Mortgage Loans on deposit in the Collection Account.	Monthly
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Type/Recipient(1)	Amount(1)	Source(1)	Frequency
Mortgage Loan.
Expenses of the issuing entity not advanced (which may include reimbursable expenses incurred by the operating advisor or asset representations reviewer, expenses relating to environmental remediation or appraisals, expenses of operating REO Property and expenses incurred by any independent contractor hired to operate REO Property)	Based on third party charges.	First from collections on the related Mortgage Loan (income on the related REO Property), if applicable, and then from general collections with respect to Mortgage Loans in the Collection Account (and custodial accounts with respect to a Serviced Companion Loan, if applicable), subject to certain limitations.	Time to time

(1)	With respect to any Mortgage Loan and any related Serviced Companion Loan (or any Specially Serviced Loan) in respect of which an REO Property was acquired, all references to Mortgage Loan, Companion Loan, Specially Serviced Loan in this table will be deemed to also be references to or to also include any REO Loans. With respect to each Non-Serviced Mortgage Loan, the related master servicer, special servicer, certificate administrator, trustee, operating advisor, if any, and/or asset representations reviewer, if any, under the related Non-Serviced PSA will be entitled to receive similar fees and reimbursements with respect to that Non-Serviced Mortgage Loan in amounts, from sources and at frequencies that are similar, but not necessarily identical, to those described above and, in certain cases (for example, with respect to unreimbursed special servicing fees and servicing advances with respect to each Non-Serviced Whole Loan), such amounts may be reimbursable from general collections on the other Mortgage Loans to the extent not recoverable from the related Non-Serviced Whole Loan. In connection with the servicing and administration of any Serviced Whole Loan pursuant to the terms of the PSA and the related Intercreditor Agreement, the master servicer and the special servicer will be entitled to servicing compensation, without duplication, with respect to the related Serviced Pari Passu Companion Loan as well as the related Mortgage Loan to the extent consistent with the PSA and not prohibited by the related Intercreditor Agreement.
(2)	Subject to certain offsets as described below. Circumstances as to when a Liquidation Fee is not payable are set forth in this “Pooling and Servicing Agreement—Servicing and Other Compensation and Payment of Expenses” section.
(3)	Allocable between the master servicer and the special servicer as provided in the PSA.

Master Servicing Compensation

The fee of the master servicer including the fee of any primary or other sub-servicer (the “Servicing Fee”) will be payable monthly from amounts allocable in respect of interest received in respect of each Mortgage Loan, Serviced Companion Loan (to the extent not prohibited under the related Intercreditor Agreement) and REO Loan (other than the portion of any REO Loan related to any Non-Serviced Companion Loan) (including Specially Serviced Loans and any Non-Serviced Mortgage Loan constituting a “specially serviced loan” under any related Non-Serviced PSA), and will accrue at a rate (the “Servicing Fee Rate”) on the Stated Principal Balance of such Mortgage Loan, Serviced Companion Loan or REO Loan, equal to (i) with respect to each Serviced Mortgage Loan (and any successor REO Loan), a per annum rate equal to the sum of a master servicing fee rate equal to 0.00125% per annum and a primary servicing fee rate ranging between 0.00125% per annum and 0.05125% per annum, (ii) with respect to each Non-Serviced Mortgage Loan (and any successor REO Loan), a master servicing fee rate equal to 0.00125% per annum, plus the

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primary servicing fee rate set forth in the chart entitled “Non-Serviced Mortgage Loans” in the “Summary of Terms—Offered Certificates,” and (iii) with respect to each Serviced Companion Loan (and any successor REO Loan), a primary servicing fee rate equal to 0.00125% per annum. The Servicing Fee payable to the master servicer with respect to any related Serviced Companion Loan will be payable, subject to the terms of the related Intercreditor Agreement, from amounts payable in respect of the related Companion Loan.

In addition to the Servicing Fee, the master servicer will be entitled to retain, as additional servicing compensation (other than with respect to a Non-Serviced Mortgage Loan), the following amounts to the extent collected from a borrower relating to a Mortgage Loan and any related Serviced Companion Loan for which it acts as master servicer:

●	100% of Excess Modification Fees related to any modifications, waivers, extensions or amendments of any such Serviced Mortgage Loans that are not Specially Serviced Loans (including any related Serviced Companion Loan to the extent not prohibited by the related Intercreditor Agreement) that are Master Servicer Decisions; provided, that if any such matter involves a Major Decision (regardless of whether it relates to a Master Servicer Decision), then the master servicer will be entitled to 50% of such Excess Modification Fees;
●	100% of all assumption application fees and other similar items received on any such Mortgage Loans that are not Specially Serviced Loans (including any related Serviced Companion Loan to the extent not prohibited by the related Intercreditor Agreement) to the extent the master servicer is processing the underlying transaction and 100% of all defeasance fees (provided that for the avoidance of doubt, any such defeasance fee will not include any modification fees or waiver fees in connection with a defeasance that the special servicer is entitled to under the PSA);
●	100% of assumption, waiver, consent and earnout fees and other similar fees (other than assumption application fees and defeasance fees) pursuant to the PSA on any such Mortgage Loans that are not Specially Serviced Loans (including any related Serviced Companion Loan to the extent not prohibited by the related Intercreditor Agreement) relating to Master Servicer Decisions; provided, that if any such matter involves a Major Decision (regardless of whether it relates to a Master Servicer Decision), then the master servicer will be entitled to 50% of such assumption, waiver, consent and earnout fees and other similar fees;
●	with respect to accounts held by the master servicer, 100% of charges by the master servicer collected for checks returned for insufficient funds;
●	100% of charges for beneficiary statements and demand charges actually paid by the related borrowers under such Mortgage Loans (and any related Serviced Companion Loan) for beneficiary statements and demands prepared by the master servicer;
●	the excess, if any, of Prepayment Interest Excesses over Prepayment Interest Shortfalls arising from any principal prepayments on such Mortgage Loans and any related Serviced Pari Passu Companion Loan; and
●	penalty charges, including late payment charges and default interest paid by such borrowers (that were accrued while the related Serviced Mortgage Loans or any related Serviced Companion Loan (to the extent not prohibited by the related Intercreditor Agreement) were not Specially Serviced Loans), but only to the extent such penalty charges, late payment charges and default interest are not needed to
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pay interest on Advances or certain additional trust fund expenses (including Special Servicing Fees, Liquidation Fees and Workout Fees) incurred with respect to the related Mortgage Loan or, if provided under the related Intercreditor Agreement, any related Serviced Companion Loan since the Closing Date.

Notwithstanding anything to the contrary, the master servicer will be entitled to charge and retain reasonable review fees in connection with any borrower request to the extent such fees are not prohibited under the related Mortgage Loan documents and are actually paid by or on behalf of the related borrower.

With respect to any of the preceding fees as to which both the master servicer and the special servicer are entitled to receive a portion thereof, the master servicer and the special servicer will each have the right in their sole discretion, but not any obligation, to reduce, waive or elect not to charge its respective portion of such fee; provided that (A) neither the master servicer nor the special servicer will have the right to reduce, waive or elect not to charge the portion of any such fee due to the other and (B) to the extent either the master servicer or the special servicer exercises its right to reduce, waive or elect not to charge its respective portion in any such fee, the party that reduced, waived or elected not to charge its respective portion of such fee will not have any right to share in any part of the other party’s portion of such fee. If the master servicer decides not to charge any fee, the special servicer will nevertheless be entitled to charge its portion of the related fee to which the special servicer would have been entitled if the master servicer had charged a fee and the master servicer will not be entitled to any of such fee charged by the special servicer. Similarly, if the special servicer decides not to charge any fee, the master servicer will nevertheless be entitled to charge its portion of the related fee to which the master servicer would have been entitled if the special servicer had charged a fee and the special servicer will not be entitled to any portion of such fee charged by the master servicer. For the avoidance of doubt, the special servicer may, in connection with a workout or other modification of a Mortgage Loan and without the consent of the master servicer, waive any or all related penalty charges, regardless of who is entitled to receive such payments as compensation; provided that any collections in respect of such penalty charges allocated to additional servicing compensation will be shared pro rata by the master servicer and special servicer based on the respective portions of such penalty charges to which each would otherwise have been entitled.

In addition, the master servicer also is authorized but not required to invest or direct the investment of funds held in the Collection Account and Companion Distribution Account in Permitted Investments, and the master servicer will be entitled to retain any interest or other income earned on those funds and will bear any losses resulting from the investment of these funds, except as set forth in the PSA. The master servicer also is entitled to retain any interest earned on any servicing escrow account maintained by the master servicer, to the extent the interest is not required to be paid to the related borrowers.

See “—Modifications, Waivers and Amendments”.

“Excess Modification Fees” means, with respect to any Serviced Mortgage Loan or Serviced Whole Loan, the sum of (A) the excess, if any, of (i) any and all Modification Fees with respect to a modification, waiver, extension or amendment of any of the terms of such Mortgage Loan or Serviced Whole Loan, over (ii) all unpaid or unreimbursed additional expenses (including, without limitation, reimbursement of Advances and interest on Advances to the extent not otherwise paid or reimbursed by the borrower but excluding Special Servicing Fees, Workout Fees and Liquidation Fees) outstanding or previously incurred on behalf of the issuing entity with respect to the related Mortgage Loan or Serviced Whole Loan, and reimbursed from such Modification Fees and (B) expenses

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previously paid or reimbursed from Modification Fees as described in the preceding clause (A), which expenses have been recovered from the related borrower or otherwise.

“Modification Fees” means, with respect to any Serviced Mortgage Loan or Serviced Companion Loan, any and all fees with respect to a modification, extension, waiver or amendment that modifies, extends, amends or waives any term of such Mortgage Loan documents and/or related Serviced Companion Loan documents (as evidenced by a signed writing) agreed to by the master servicer or the special servicer, as applicable (other than all assumption fees, assumption application fees, consent fees, defeasance fees, Special Servicing Fees, Liquidation Fees or Workout Fees).

With respect to the master servicer and the special servicer, the Excess Modification Fees collected and earned by such person from the related borrower (taken in the aggregate with any other Excess Modification Fees collected and earned by such person from the related borrower within the prior 12 months of the collection of the current Excess Modification Fees) will be subject to a cap of 1.0% of the outstanding principal balance of the related Mortgage Loan or Serviced Whole Loan on the closing date of the related modification, extension, waiver or amendment (after giving effect to such modification, extension, waiver or amendment) with respect to any Mortgage Loan or Serviced Whole Loan.

The Servicing Fee is calculated on the Stated Principal Balance of each Mortgage Loan (including each Non-Serviced Mortgage Loan and any successor REO Loan) and any related Serviced Companion Loan in the same manner as interest is calculated on such Mortgage Loans and Serviced Companion Loan. The Servicing Fee for each Mortgage Loan and any successor REO Loan is included in the Administrative Fee Rate listed for that Mortgage Loan on Annex A-1. Any Servicing Fee Rate calculated on an Actual/360 Basis will be recomputed on the basis of twelve 30-day months, assuming a 360-day year (“30/360 Basis”) for purposes of calculating the Net Mortgage Rate.

The master servicer will be required to pay its overhead and any general and administrative expenses incurred by it in connection with its servicing activities under the PSA. The master servicer will not be entitled to reimbursement for any expenses incurred by it except as expressly provided in the PSA. The master servicer will be responsible for all fees payable to any sub-servicers. See “Description of the Certificates—Distributions—Method, Timing and Amount”.

With respect to a Non-Serviced Mortgage Loan, the related Non-Serviced Master Servicer (or primary servicer) will be entitled to a primary servicing fee accruing at the rate set forth in the chart entitled “Non-Serviced Mortgage Loans” in the “Summary of Terms—Offered Certificates”, which fee rate is included as part of the Servicing Fee Rate for purposes of the information presented in this prospectus.

Special Servicing Compensation

The principal compensation to be paid to the special servicer in respect of its special servicing activities will be the Special Servicing Fee, the Workout Fee and the Liquidation Fee.

The “Special Servicing Fee” will accrue with respect to each Specially Serviced Loan and each REO Loan (other than a Non-Serviced Mortgage Loan) on a loan-by-loan basis at a rate equal to the greater of (i) a per annum rate of 0.25% and (ii) the per annum rate that would result in a special servicing fee of $3,500 for the related month (the “Special Servicing Fee Rate”), calculated on the basis of the Stated Principal Balance of the related

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Mortgage Loan (including any REO Loan) and Companion Loan, as applicable, and in the same manner as interest is calculated on the Specially Serviced Loans, and will be payable monthly, first from Liquidation Proceeds, Insurance and Condemnation Proceeds, and collections in respect of the related REO Property or Specially Serviced Loan and then from general collections on all the Mortgage Loans and any REO Properties.

Each Non-Serviced Whole Loan will be subject to a similar special servicing fee pursuant to the related Non-Serviced PSA. For further detail, see “Description of the Mortgage Pool—The Whole Loans—The Non-Serviced Pari Passu Whole Loans”.

The “Workout Fee” will generally be payable with respect to each Corrected Loan and will be calculated by application of a “Workout Fee Rate” of 1.00% to each collection (other than penalty charges and Excess Interest) of interest and principal (other than any amount for which a Liquidation Fee would be paid) (including scheduled payments, prepayments, balloon payments (other than the balloon payments that are received within 120 days following the related maturity date as a result of a Mortgage Loan or the Serviced Whole Loan being refinanced or otherwise repaid in full if such Mortgage Loan or the Serviced Whole Loan becomes a Specially Serviced Loan only because of an event described in clause (1) of the definition of “Specially Serviced Loan” under the heading “Pooling and Servicing Agreement—Special Servicing Transfer Event”), and payments at maturity or anticipated repayment date) received on the Corrected Loan for so long as it remains a Corrected Loan; provided, however, that after receipt by the special servicer of Workout Fees with respect to such Corrected Loan in an amount equal to $25,000, any Workout Fees in excess of such amount will be reduced by the Excess Modification Fee Amount received by the special servicer; provided, further, however, that in the event the Workout Fee collected over the course of such workout calculated at the Workout Fee Rate is less than $25,000, then the special servicer will be entitled to an amount from the final payment on the related Corrected Loan (including any related Serviced Companion Loan) that would result in the total Workout Fees payable to the special servicer in respect of that Corrected Loan (including any related Serviced Companion Loan) equal to $25,000. The “Excess Modification Fee Amount” with respect to the master servicer or special servicer, any Corrected Loan and any particular modification, waiver, extension or amendment with respect to such Corrected Loan that gives rise to the payment of a Workout Fee, is an amount equal to the aggregate of any Excess Modification Fees paid by or on behalf of the related borrower with respect to the related Mortgage Loan (including the related Serviced Companion Loan, if applicable, unless prohibited under the related Intercreditor Agreement) and received and retained by the master servicer or special servicer, as applicable, as compensation within the prior 12 months of such modification, waiver, extension or amendment, but only to the extent those fees have not previously been deducted from a Workout Fee or Liquidation Fee. The Non-Serviced Whole Loan will be subject to a similar workout fee pursuant to the related Non-Serviced PSA. For further details, see “Description of the Mortgage Pool—The Whole Loans—The Non-Serviced Pari Passu Whole Loans” and “Pooling and Servicing Agreement—Servicing of the Non-Serviced Mortgage Loans”.

The Workout Fee with respect to any Corrected Loan will cease to be payable if the Corrected Loan again becomes a Specially Serviced Loan but will become payable again if and when the Mortgage Loan (including a Serviced Pari Passu Companion Loan) again becomes a Corrected Loan. The Workout Fee with respect to any Specially Serviced Loan that becomes a Corrected Loan will be reduced by any Excess Modification Fees paid by or on behalf of the related borrower with respect to a related Mortgage Loan or REO Loan and received by the special servicer as compensation within the prior 12 months, but only to the extent those fees have not previously been deducted from a Workout Fee or Liquidation Fee.

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If the special servicer is terminated (other than for cause) or resigns, it will retain the right to receive any and all Workout Fees payable with respect to a Mortgage Loan or Serviced Pari Passu Companion Loan that became a Corrected Loan during the period that it acted as special servicer and remained a Corrected Loan at the time of that termination or resignation, except that such Workout Fees will cease to be payable if the Corrected Loan again becomes a Specially Serviced Loan. The successor special servicer will not be entitled to any portion of those Workout Fees. If the special servicer resigns or is terminated (other than for cause), it will receive any Workout Fees payable on Specially Serviced Loans for which the resigning or terminated special servicer had determined to grant a forbearance or cured the event of default through a modification, restructuring or workout negotiated by the special servicer and evidenced by a signed writing, but which had not as of the time the special servicer resigned or was terminated become a Corrected Loan solely because the borrower had not made 3 consecutive timely Periodic Payments and which subsequently becomes a Corrected Loan as a result of the borrower making such 3 consecutive timely Periodic Payments.

A Liquidation Fee will be payable to the special servicer with respect to each (a) Non-Specially Serviced Loan with respect to which it acts as the Enforcing Servicer, (b) Specially Serviced Loan or (c) REO Property (except with respect to any Non-Serviced Mortgage Loan) as to which the special servicer obtains (i) a full, partial or discounted payoff from the related borrower, (ii) any Liquidation Proceeds or Insurance and Condemnation Proceeds (including with respect to the related Companion Loan(s), if applicable) or (iii) Loss of Value Payments.

A “Liquidation Fee” will be payable to the special servicer with respect to each (a) Non-Specially Serviced Loan with respect to which it acts as Enforcing Servicer; (b) Specially Serviced Loan; (c) REO Property (except with respect to any Non-Serviced Mortgage Loan) or (d) each defaulted Mortgage Loan that is a Non-Serviced Mortgage Loan sold by the special servicer in accordance with the PSA, in each case, as to which the special servicer receives (i) a full, partial or discounted payoff from the related borrower, (ii) any Liquidation Proceeds or Insurance and Condemnation Proceeds (including with respect to the related Companion Loan, if applicable) or (iii) Loss of Value Payments or other recoveries resulting from repurchases by the related Mortgage Loan Seller due to material breaches of representations and warranties or material document defects (except if such Mortgage Loan Seller makes such Loss of Value Payment in connection with a breach or document defect within the 90-day initial cure period or, if applicable, within the subsequent 90-day extended cure period). The Liquidation Fee for each Non-Specially Serviced Loan with respect to which the special servicer acts as Enforcing Servicer, each Specially Serviced Loan (and each related Serviced Companion Loan) and any REO Property will be payable from the related payment or proceeds in an amount equal to a “Liquidation Fee Rate” of 1.00% to the related payment or proceeds (or, if such rate would result in an aggregate liquidation fee less than $25,000, then the Liquidation Fee Rate will be equal to such higher rate as would result in an aggregate liquidation fee equal to $25,000); provided that the Liquidation Fee with respect to any Mortgage Loan will be reduced by the amount of any Excess Modification Fees paid by or on behalf of the related borrower with respect to the related Mortgage Loan (including a Serviced Pari Passu Companion Loan) or REO Property and received by the special servicer as compensation within the prior 12 months, but only to the extent those fees have not previously been deducted from a Workout Fee or Liquidation Fee.

Notwithstanding anything to the contrary described above, no Liquidation Fee will be payable based upon, or out of, Liquidation Proceeds or a Loss of Value Payment received in connection with:

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(i)                    (A) the repurchase of, or substitution for, any Mortgage Loan or Serviced Pari Passu Companion Loan by a mortgage loan seller for a breach of representation or warranty or for defective or deficient Mortgage Loan documentation within the time period (or extension of such time period) provided for such repurchase or substitution if such repurchase or substitution occurs prior to the termination of such extended period, or (B) the payment of a Loss of Value Payment in connection with any such breach or document defect if the applicable mortgage loan seller makes such Loss of Value Payment within the 90-day initial cure period or, if applicable, within the subsequent 90-day extended cure period,

(ii)                 the purchase of any Specially Serviced Loan or an REO Property that is subject to mezzanine indebtedness by the holder of the related mezzanine loan, in each case, within 90 days of such holder’s purchase option first becoming exercisable during the period prior to such Mortgage Loan becoming a Corrected Loan,

(iii)              the purchase of all of the Mortgage Loans and REO Properties in connection with any termination of the issuing entity,

(iv)              with respect to a Serviced Pari Passu Companion Loan, (A) a repurchase of such Serviced Pari Passu Companion Loan by the related mortgage loan seller for a breach of representation or warranty or for defective or deficient Mortgage Loan documentation under the pooling and servicing agreement for the securitization trust that owns such Serviced Pari Passu Companion Loan within the time period (or extension of such time period) provided for such repurchase if such repurchase occurs prior to the termination of such extended period provided in such pooling and servicing agreement or (B) a purchase of such Serviced Pari Passu Companion Loan by an applicable party to a pooling and servicing agreement pursuant to a clean-up call or similar liquidation of another securitization entity,

(v)                 the purchase of any Specially Serviced Loan by the special servicer or its affiliate (except if such affiliate purchaser is the Directing Certificateholder or its affiliate; provided, however, that if no Control Termination Event has occurred and is continuing, and such affiliated Directing Certificateholder or its affiliate purchases any Specially Serviced Loan within 90 days after the special servicer delivers to such Directing Certificateholder for approval the initial asset status report with respect to such Specially Serviced Loan, the special servicer will not be entitled to a liquidation fee in connection with such purchase by the Directing Certificateholder or its affiliates), or

(vi)              if a Mortgage Loan or a Serviced Whole Loan becomes a Specially Serviced Loan only because of an event described in clause (1) of the definition of “Specially Serviced Loan” under the heading “Pooling and Servicing Agreement—Special Servicing Transfer Event” and the related Liquidation Proceeds are received within 120 days following the related maturity date as a result of the related Mortgage Loan or a Serviced Whole Loan being refinanced or otherwise repaid in full.

Notwithstanding the foregoing, in the event that a liquidation fee is not payable due to the application of any of clauses (i) through (vi) above, the special servicer will not be entitled to collect a Liquidation Fee, but may collect and retain appropriate fees from the related borrower in connection with such liquidation to the extent provided for in, or not prohibited by, the related Mortgage Loan documents. Each Non-Serviced Whole Loan will be subject to a similar liquidation fee pursuant to the related Non-Serviced PSA. For further detail, see “Description of the Mortgage Pool—The Whole Loans—The Non-Serviced Pari Passu Whole Loans”.

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The special servicer will also be entitled to additional servicing compensation relating to each Serviced Mortgage Loan and Serviced Companion Loan for which it acts as special servicer or performs duties in the form of:

(i)                  100% of Excess Modification Fees related to modifications, waivers, extensions or amendments of any Specially Serviced Loans whether or not such fees become due while such loan is Specially Serviced or a Corrected Mortgage Loan;

(ii)                100% of assumption application fees and other similar items received with respect to Specially Serviced Loans and 100% of assumption application fees and other similar items received with respect to Serviced Mortgage Loans and Serviced Companion Loans that are not Specially Serviced Loans to the extent the special servicer is processing the underlying transaction;

(iii)             100% of waiver, consent and earnout fees on any Specially Serviced Loan or certain other similar fees paid by the related borrower;

(iv)             100% of assumption fees and other related fees as further described in the PSA, received with respect to Specially Serviced Loans;

(v)                50% of all Excess Modification Fees and assumption, waiver, consent and earnout fees and other similar fees (other than assumption application fees and defeasance fees) received with respect to any Serviced Mortgage Loans or Serviced Companion Loan(s) that are not Specially Serviced Loans to the extent that the matter involves a Major Decision or any other action requiring the consent (or deemed-consent) of the special servicer;

(vi)             100% of charges for beneficiary statements and demand charges actually paid by the borrowers to the extent such beneficiary statements or demands are prepared by the special servicer;

(vii)          100% of any charges collected for checks intended for deposit in the accounts maintained by the special servicer and returned for insufficient funds; and

(viii)         penalty charges, including late payment charges and default interest paid by the borrowers and accrued while the related Mortgage Loans (including the related Companion Loan, if applicable, and to the extent not prohibited by the related Intercreditor Agreement) were Specially Serviced Loans and that are not needed to pay interest on Advances or certain additional trust fund expenses (including Special Servicing Fees, Liquidation Fees and Workout Fees) with respect to the related Mortgage Loan (including the related Companion Loan, if applicable, to the extent not prohibited by the related Intercreditor Agreement) since the Closing Date.

The special servicer also is authorized but not required to invest or direct the investment of funds held in the REO Accounts and any Loss of Value Payment reserve account in Permitted Investments, and the special servicer will be entitled to retain any interest or other income earned on those funds and will bear any losses resulting from the investment of these funds, except as set forth in the PSA.

Notwithstanding anything to the contrary, the special servicer will be entitled to charge and retain reasonable review fees in connection with any borrower request to the extent such fees are not prohibited under the related Mortgage Loan documents and are actually paid by or on behalf of the related borrower.

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With respect to any of the preceding fees as to which both the master servicer and the special servicer are entitled to receive a portion thereof, the master servicer and the special servicer will each have the right in their sole discretion, but not any obligation, to reduce or elect not to charge its respective portion of such fee; provided, that (A) neither the master servicer nor the special servicer will have the right to reduce or elect not to charge the portion of any such fee due to the other and (B) to the extent either the master servicer or the special servicer exercises its right to reduce or elect not to charge its respective portion in any such fee, the party that reduced or elected not to charge its respective portion of such fee will not have any right to share in any part of the other party’s portion of such fee. If the master servicer decides not to charge any fee, the special servicer will nevertheless be entitled to charge its portion of the related fee to which the special servicer would have been entitled if the master servicer had charged a fee, and the master servicer will not be entitled to any of such fee charged by the special servicer. Similarly, if the special servicer decides not to charge any fee, the master servicer will nevertheless be entitled to charge its portion of the related fee to which the master servicer would have been entitled if the special servicer had charged a fee, and the special servicer will not be entitled to any portion of such fee charged by the master servicer. For the avoidance of doubt, the special servicer may, in connection with a workout or other modification of a Mortgage Loan and without the consent of the master servicer, waive any or all related penalty charges, regardless of who is entitled to receive such payments as compensation; provided that any collections in respect of such penalty charges allocated to additional servicing compensation will be shared pro rata by the master servicer and special servicer based on the respective portions of such penalty charges to which each would otherwise have been entitled.

Each Non-Serviced Mortgage Loan is serviced under the related Non-Serviced PSA (including on those occasions under such Non-Serviced PSA when the servicing of such Non-Serviced Mortgage Loan has been transferred from the related Non-Serviced Master Servicer to the related Non-Serviced Special Servicer). Accordingly, in its capacity as the special servicer under the PSA, the special servicer will not be entitled to receive any special servicing compensation for any Non-Serviced Mortgage Loan. Only the related Non-Serviced Special Servicer will be entitled to special servicing compensation on any such Non-Serviced Mortgage Loan and only the related Non-Serviced Special Servicer will be entitled to special servicing compensation on any related Non-Serviced Whole Loan.

Disclosable Special Servicer Fees

The PSA will provide that the special servicer and its affiliates will be prohibited from receiving or retaining any Disclosable Special Servicer Fees in connection with the disposition, workout or foreclosure of any Mortgage Loan and Serviced Pari Passu Companion Loan, the management or disposition of any REO Property, or the performance of any other special servicing duties under the PSA. The PSA will also provide that, with respect to each Distribution Date, the special servicer must deliver or cause to be delivered to the master servicer within two (2) business days following the Determination Date, and the master servicer must deliver, to the extent it has received, to the certificate administrator, without charge and on the P&I Advance Date, an electronic report which discloses and contains an itemized listing of any Disclosable Special Servicer Fees received by the special servicer or any of its affiliates with respect to such Distribution Date, provided that no such report will be due in any month during which no Disclosable Special Servicer Fees were received.

“Disclosable Special Servicer Fees” means, with respect to any Serviced Mortgage Loan and related Serviced Pari Passu Companion Loan (including any related REO Property), any compensation and other remuneration (including, without limitation, in the form of

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commissions, brokerage fees, rebates, or as a result of any other fee-sharing arrangement) received or retained by the special servicer or any of its affiliates that is paid by any person (including, without limitation, the issuing entity, any mortgagor, any manager, any guarantor or indemnitor in respect of such Mortgage Loan or Serviced Pari Passu Companion Loan and any purchaser of such Mortgage Loan or Serviced Pari Passu Companion Loan or REO Property) in connection with the disposition, workout or foreclosure of any Mortgage Loan or related Serviced Companion Loan, the management or disposition of any REO Property, and the performance by the special servicer or any such affiliate of any other special servicing duties under the PSA, other than (1) any Permitted Special Servicer/Affiliate Fees and (2) any compensation to which the special servicer is entitled pursuant to the PSA or any Non-Serviced PSA.

“Permitted Special Servicer/Affiliate Fees” means any commercially reasonable treasury management fees, property condition report fees, banking fees, title insurance (or title agency) and/or other fees, insurance commissions or fees and appraisal review fees received or retained by the special servicer or any of its affiliates in connection with any services performed by such party with respect to any Serviced Mortgage Loan and Serviced Pari Passu Companion Loan (including any related REO Property) in accordance with the PSA.

The special servicer will be required to pay its overhead and any general and administrative expenses incurred by it in connection with its servicing activities under the PSA. The special servicer will not be entitled to reimbursement for any expenses incurred by it except as expressly provided in the PSA. See “Description of the Certificates—Distributions—Method, Timing and Amount”.

Certificate Administrator and Trustee Compensation

As compensation for the performance of its routine duties, the trustee and the certificate administrator will be paid a fee (collectively, the “Certificate Administrator/Trustee Fee”); provided that the Certificate Administrator/Trustee Fee includes the trustee fee, and the certificate administrator will pay the trustee fee to the trustee in an amount equal to $1,250 per month. The Certificate Administrator/Trustee Fee will be payable monthly from amounts received in respect of the Mortgage Loans and will be equal to the product of a rate equal to 0.01608% per annum (the “Certificate Administrator/Trustee Fee Rate”) and the Stated Principal Balance of the Mortgage Loans and any REO Loans and will be calculated in the same manner as interest is calculated on such Mortgage Loans or REO Loans.

Operating Advisor Compensation

The operating advisor will be paid a fee of $5,000 (the “Operating Advisor Upfront Fee”) on the Closing Date. An additional fee of the operating advisor (the “Operating Advisor Fee”) will be payable monthly from amounts received in respect of each Mortgage Loan (excluding any related Companion Loan) and REO Loan, and will be equal to the product of a rate equal to 0.00216% per annum (the “Operating Advisor Fee Rate”) and the Stated Principal Balance of the Mortgage Loans and any REO Loans and will be calculated in the same manner as interest is calculated on such Mortgage Loans or such REO Loans.

An “Operating Advisor Consulting Fee” will be payable to the operating advisor with respect to each Major Decision on which the operating advisor has consultation obligations and performed its duties with respect to that Major Decision. The Operating Advisor Consulting Fee will be a fee for each such Major Decision equal to $10,000 (or such lesser amount as the related borrower actually pays) with respect to any Serviced Mortgage Loan; provided that the operating advisor may in its sole discretion reduce the Operating Advisor

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Consulting Fee with respect to any Major Decision; provided, further that to the extent such fee is incurred after the outstanding Certificate Balances of the Control Eligible Certificates have been reduced to zero as a result of the allocation of Realized Losses to such certificates, such fee will be payable in full to the operating advisor as a trust fund expense.

Each of the Operating Advisor Fee and the Operating Advisor Consulting Fee will be payable from funds on deposit in the Collection Account out of amounts otherwise available to make distributions on the certificates as described above in “—Withdrawals from the Collection Account”, but with respect to the Operating Advisor Consulting Fee, only as and to the extent that such fee is actually received from the related borrower (other than as described above). If the operating advisor has consultation rights with respect to a Major Decision, the PSA will require the master servicer or special servicer, as applicable, to use commercially reasonable efforts consistent with the Servicing Standard to collect the applicable Operating Advisor Consulting Fee from the related borrower in connection with such Major Decision only to the extent not prohibited by the related Mortgage Loan documents, and in no event will it take any enforcement action with respect to the collection of such Operating Advisor Consulting Fee other than requests for collection. The master servicer or special servicer, as applicable, will each be permitted to waive or reduce the amount of any such Operating Advisor Consulting Fee payable by the related borrower if it determines that such full or partial waiver is in accordance with the Servicing Standard; provided that the master servicer or special servicer, as applicable, will be required to consult, on a non-binding basis, with the operating advisor prior to any such waiver or reduction.

In addition to the Operating Advisor Fee and the Operating Advisor Consulting Fee, the operating advisor will be entitled to reimbursement of Operating Advisor Expenses in accordance with the terms of the PSA. “Operating Advisor Expenses” for each Distribution Date will equal any unreimbursed indemnification amounts or additional trust fund expenses payable to the operating advisor pursuant to the PSA (other than the Operating Advisor Fee and the Operating Advisor Consulting Fee).

Asset Representations Reviewer Compensation

The asset representations reviewer will be paid a fee of $5,000 (the “Asset Representations Reviewer Upfront Fee”) on the Closing Date. As compensation for the performance of its routine duties, the asset representations reviewer will be paid a fee (the “Asset Representations Reviewer Fee”). The Asset Representations Reviewer Fee will be payable monthly from amounts received in respect of each Mortgage Loan (including each Non-Serviced Mortgage Loan, but excluding any Companion Loan) and REO Loan, and will be equal to the product of a rate equal to 0.00043% per annum (the “Asset Representations Reviewer Fee Rate”) and the Stated Principal Balance of each such Mortgage Loan and REO Loan, and will be calculated in the same manner as interest is calculated on such Mortgage Loans.

In connection with each Asset Review with respect to each Delinquent Loan (a “Subject Loan”), the asset representations reviewer will be required to be paid a fee equal to the sum of (i) $21,750 multiplied by the number of Subject Loans, plus (ii) $2,175 per Mortgaged Property relating to the Subject Loans in excess of one Mortgaged Property per Subject Loan, plus (iii) $2,875 per Mortgaged Property relating to a Subject Loan subject to a ground lease, plus (iv) $1,600 per Mortgaged Property relating to a Subject Loan subject to a franchise agreement, hotel management agreement or hotel license agreement, subject, in the case of each of clauses (i) through (iv), to adjustments on the basis of the year-end “Consumer Price Index for All Urban Consumers” as published by the U.S. Department of Labor, or other similar index if the Consumer Price Index for All Urban Consumers is no

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longer calculated for the year of the Closing Date and for the year of the occurrence of the Asset Review (any such fee, the “Asset Representations Reviewer Asset Review Fee”).

The Asset Representations Reviewer Fee will be payable from funds on deposit in the Collection Account out of amounts otherwise available to make distributions on the certificates as described above in “—Withdrawals from the Collection Account”. The Asset Representations Reviewer Asset Review Fee with respect to each Delinquent Loan will be required to be paid by the related mortgage loan seller; provided, however, that if the related mortgage loan seller is insolvent or fails to pay such amount within 90 days of written invoice therefor by the asset representations reviewer, such fee will be paid by the trust following delivery by the asset representations reviewer of evidence reasonably satisfactory to the master servicer of such insolvency or failure to pay such amount (which evidence may be an officer’s certificate of the asset representations reviewer); provided, further, that notwithstanding any payment of such fee by the issuing entity to the asset representations reviewer, such fee will remain an obligation of the related mortgage loan seller and the Enforcing Servicer will be required to pursue remedies against such mortgage loan seller to recover any such amounts to the extent paid by the issuing entity. The Asset Representations Reviewer Asset Review Fee with respect to a Delinquent Loan is required to be included in the Purchase Price for any Mortgage Loan that was the subject of a completed Asset Review and that is repurchased by the related mortgage loan seller, and such portion of the Purchase Price received will be used to reimburse the trust for any such fees paid to the asset representations reviewer pursuant to the terms of the PSA.

CREFC® Intellectual Property Royalty License Fee

A CREFC® Intellectual Property Royalty License Fee will be paid to CREFC® on a monthly basis.

“CREFC® Intellectual Property Royalty License Fee” with respect to each Mortgage Loan and REO Loan (excluding the portion of an REO Loan related to any Serviced Pari Passu Companion Loan) for any Distribution Date is the amount accrued during the related Interest Accrual Period at the CREFC® Intellectual Property Royalty License Fee Rate on the Stated Principal Balance of such Mortgage Loan or such REO Loan as of the close of business on the Distribution Date in such Interest Accrual Period; provided that such amounts will be computed for the same period and on the same interest accrual basis respecting which any related interest payment due or deemed due on the related Mortgage Loan or such REO Loan is computed and will be prorated for partial periods. The CREFC® Intellectual Property Royalty License Fee is a fee payable to CREFC® for a license to use the CREFC® Investor Reporting Package in connection with the servicing and administration, including delivery of periodic reports to the Certificateholders of the issuing entity pursuant to the PSA. No CREFC® Intellectual Property Royalty License Fee will be paid on any Companion Loan.

“CREFC® Intellectual Property Royalty License Fee Rate” with respect to each Mortgage Loan is a rate equal to 0.00050% per annum.

Appraisal Reduction Amounts

After an Appraisal Reduction Event has occurred with respect to a Serviced Mortgage Loan or a Serviced Whole Loan, an Appraisal Reduction Amount is required to be calculated. An “Appraisal Reduction Event” will occur on the earliest of:

(1) 120 days after an uncured delinquency (without regard to the application of any grace period), other than any uncured delinquency in

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respect of a balloon payment, occurs in respect of the Mortgage Loan or a related Companion Loan, as applicable;

(2) the date on which a reduction in the amount of Periodic Payments on the Mortgage Loan or Companion Loan, as applicable, or a change in any other material economic term of the Mortgage Loan or Companion Loan, as applicable (other than an extension of its maturity), becomes effective as a result of a modification of the related Mortgage Loan or Companion Loan, as applicable, by the special servicer;

(3) 30 days after the date on which a receiver has been appointed for the Mortgaged Property;

(4) 30 days after the date on which a borrower or the tenant at a single tenant property declares bankruptcy (and the bankruptcy petition is not otherwise dismissed within such time);

(5) 60 days after the date on which an involuntary petition of bankruptcy is filed with respect to the borrower if not dismissed within such time;

(6) 90 days after an uncured delinquency occurs in respect of a balloon payment with respect to such Mortgage Loan or Companion Loan, except where a refinancing or sale is anticipated within 120 days after the maturity date of the Mortgage Loan and related Companion Loan in which case 120 days after such uncured delinquency; and

(7) immediately after a Mortgage Loan or related Companion Loan becomes an REO Loan;

provided, however, that the 30-day period referenced in clauses (3) and (4) above will not apply if the related Mortgage Loan is a Specially Serviced Loan.

No Appraisal Reduction Event may occur at any time when the Certificate Balances of all classes of Subordinate Certificates have been reduced to zero.

The “Appraisal Reduction Amount” for any Distribution Date and for any Serviced Mortgage Loan or Serviced Whole Loan as to which any Appraisal Reduction Event has occurred, will be an amount, calculated by the special servicer (prior to the occurrence and continuance of a Consultation Termination Event, in consultation with the Directing Certificateholder (except in the case of an Excluded Loan with respect to the Directing Certificateholder or the holder of the majority of the Controlling Class) and, after the occurrence and during the continuance of a Control Termination Event, in consultation with the Directing Certificateholder (except with respect to an Excluded Loan) and, at all times, in consultation with the operating advisor), as of the first Determination Date that is at least 10 business days following the date on which the special servicer receives an appraisal (together with information requested by the special servicer from the master servicer in accordance with the PSA that is in the possession of the master servicer and reasonably necessary to calculate the Appraisal Reduction Amount) or conducts a valuation described below equal to the excess of:

(a)  the Stated Principal Balance of that Mortgage Loan or the Stated Principal Balance of the applicable Serviced Whole Loan, as the case may be, over

(b)  the excess of

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1.      the sum of

a)    90% of the appraised value of the related Mortgaged Property as determined (A) by one or more MAI appraisals obtained by the special servicer with respect to that Mortgage Loan (together with any other Mortgage Loan cross-collateralized with such Mortgage Loan) or Serviced Whole Loan with an outstanding principal balance equal to or in excess of $2,000,000 (the costs of which will be paid by the master servicer as an Advance), or (B) by an internal valuation performed by the special servicer (or at the special servicer’s election, by one or more MAI appraisals obtained by the special servicer) with respect to any Mortgage Loan (together with any other Mortgage Loan cross-collateralized with such Mortgage Loan) or Serviced Whole Loan with an outstanding principal balance less than $2,000,000, minus with respect to any MAI appraisals such downward adjustments as the special servicer may make (without implying any obligation to do so) based upon its review of the appraisals and any other information it deems relevant; and

b)    all escrows, letters of credit and reserves in respect of that Mortgage Loan or Serviced Whole Loan as of the date of calculation; over

2.      the sum as of the Payment Due Date occurring in the month of the date of determination of

a)    to the extent not previously advanced by the master servicer or the trustee, all unpaid interest due on that Mortgage Loan or Serviced Whole Loan at a per annum rate equal to the Interest Rate,

b)    all P&I Advances on the related Mortgage Loan and all Servicing Advances on the related Mortgage Loan or Serviced Whole Loan not reimbursed from the proceeds of such Mortgage Loan or Serviced Whole Loan and interest on those Advances at the Reimbursement Rate in respect of that Mortgage Loan or Serviced Whole Loan, and

c)    all currently due and unpaid real estate taxes and assessments, insurance premiums and ground rents, unpaid Special Servicing Fees and all other amounts due and unpaid (including any capitalized interest whether or not then due and payable) with respect to such Mortgage Loan or Serviced Whole Loan (which taxes, premiums, ground rents and other amounts have not been the subject of an Advance by the master servicer, the special servicer or the trustee, as applicable).

Each Serviced Whole Loan will be treated as a single mortgage loan for purposes of calculating an Appraisal Reduction Amount with respect to the Mortgage Loan and Companion Loans, as applicable, that comprise such Serviced Whole Loan. Any Appraisal Reduction Amount that would impact any Serviced Mortgage Loan will be allocated pro rata, between the related Serviced Pari Passu Mortgage Loan and the related Serviced Pari Passu Companion Loans based upon their respective outstanding principal balances.

The special servicer will be required to use reasonable efforts to order an appraisal or conduct a valuation promptly upon the occurrence of an Appraisal Reduction Event (other than with respect to a Non-Serviced Whole Loan). On the first Determination Date occurring on or after the tenth business day following the receipt of the MAI appraisal or the completion of the valuation, the special servicer will be required to calculate and report to the master servicer, the trustee, the certificate administrator, the operating advisor and,

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prior to the occurrence and continuance of any Consultation Termination Event, the Directing Certificateholder, the Appraisal Reduction Amount, taking into account the results of such appraisal or valuation and receipt of information reasonably requested by the special servicer from the master servicer that is in the possession of the master servicer and reasonably necessary to calculate the Appraisal Reduction Amount.

Following the master servicer’s receipt from the special servicer of the calculation of the Appraisal Reduction Amounts, the master servicer will be required to provide such information to the certificate administrator in the form of the CREFC® loan periodic update file.

Each such report will also be forwarded by the master servicer (or the special servicer if the related Mortgage Loan is a Specially Serviced Loan), to the extent the related Serviced Pari Passu Companion Loan has been included in a securitization transaction, to the master servicer of such securitization into which the related Serviced Pari Passu Companion Loan has been sold, or to the holder of any related Serviced Pari Passu Companion Loan by the master servicer (or the special servicer if the related Mortgage Loan is a Specially Serviced Loan).

In the event that the special servicer has not received any required MAI appraisal within 60 days after the Appraisal Reduction Event, the Appraisal Reduction Amount will be deemed to be an amount equal to 25% of the current Stated Principal Balance of the related Mortgage Loan (or Serviced Whole Loan) until an MAI appraisal or valuation is received (together with information requested by the special servicer from the master servicer in accordance with the PSA) or performed by the special servicer and the Appraisal Reduction Amount is calculated by the special servicer as of the first Determination Date that is at least 10 business days after the special servicer’s receipt of such MAI appraisal or the completion of the valuation and receipt of information from the master servicer in the master servicer’s possession reasonably necessary to calculate the Appraisal Reduction Amount. The master servicer will provide (via electronic delivery) the special servicer with any information in its possession that is reasonably required to determine, redetermine, calculate or recalculate any Appraisal Reduction Amount pursuant to its definition using reasonable efforts to deliver such information within four business days of the special servicer’s reasonable request; provided that the special servicer’s failure to timely make such a request will not relieve the master servicer of its obligation to use reasonable efforts to provide such information to the special servicer within four business days following the special servicer’s reasonable request. The master servicer will not calculate Appraisal Reduction Amounts.

With respect to each Serviced Mortgage Loan and any Serviced Whole Loan as to which an Appraisal Reduction Event has occurred (unless the Mortgage Loan or Serviced Whole Loan has remained current for 3 consecutive Periodic Payments, and with respect to which no other Appraisal Reduction Event has occurred with respect to that Mortgage Loan or Serviced Whole Loan during the preceding 3 months (for such purposes taking into account any amendment or modification of such Mortgage Loan or Serviced Whole Loan)), the special servicer is required (i) within 30 days of each anniversary of the related Appraisal Reduction Event and (ii) upon its determination that the value of the related Mortgaged Property has materially changed, to notify the master servicer of the occurrence of such anniversary or determination and to order an appraisal (which may be an update of a prior appraisal), the cost of which will be paid by the master servicer as a Servicing Advance (or to the extent it would be a Nonrecoverable Advance, an expense of the issuing entity paid out of the Collection Account), or to conduct an internal valuation, as applicable. Based upon the appraisal or valuation and receipt of information in the possession of the master servicer that is reasonably requested by the special servicer from the master servicer and

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reasonably necessary to calculate the Appraisal Reduction Amount, the special servicer is required to determine or redetermine, as applicable, and report to the master servicer, the trustee, the certificate administrator, the operating advisor and, prior to the occurrence and continuance of a Consultation Termination Event and other than with respect to any Mortgage Loan that is an Excluded Loan with respect to the Directing Certificateholder, to the Directing Certificateholder, the amount and calculation or recalculation of the Appraisal Reduction Amount or Collateral Deficiency Amount, as applicable, with respect to the Mortgage Loan or Serviced Whole Loan, as applicable. Such report will also be forwarded to the holder of any related Serviced Companion Loan by the master servicer (or the special servicer if the related Mortgage Loan is a Specially Serviced Loan). Prior to the occurrence and continuance of a Consultation Termination Event (and unless the related Mortgage Loan is an Excluded Loan with respect to the Directing Certificateholder), the special servicer will consult with the Directing Certificateholder with respect to any appraisal, valuation or downward adjustment in connection with an Appraisal Reduction Amount. Notwithstanding the foregoing, the special servicer will not be required to obtain an appraisal or valuation with respect to a Mortgage Loan or Serviced Whole Loan that is the subject of an Appraisal Reduction Event to the extent the special servicer has obtained an appraisal or valuation with respect to the related Mortgaged Property within the 12-month period prior to the occurrence of the Appraisal Reduction Event. Instead, the special servicer may use the prior appraisal or valuation in calculating any Appraisal Reduction Amount with respect to the Mortgage Loan or Serviced Whole Loan, provided that the special servicer has no knowledge of any material change to the Mortgaged Property that has occurred that would affect the validity of the appraisal or valuation.

Each Non-Serviced Mortgage Loan is subject to provisions in the related Non-Serviced PSA relating to appraisal reductions that are similar, but not necessarily identical, to the provisions described above. The existence of an appraisal reduction under a Non-Serviced PSA in respect of the related Non-Serviced Mortgage Loan will proportionately reduce the master servicer’s or the trustee’s, as the case may be, obligation to make P&I Advances on the related Non-Serviced Mortgage Loan and will generally have the effect of reducing the amount otherwise available for distributions to the Certificateholders. Pursuant to such Non-Serviced PSA, the related Non-Serviced Mortgage Loan will be treated, together with each related Non-Serviced Companion Loan, as a single mortgage loan for purposes of calculating an appraisal reduction amount with respect to the loans that comprise a Non-Serviced Whole Loan. Any appraisal reduction calculated with respect to a Non-Serviced Whole Loan will generally be allocated first, to any related Subordinate Companion Loan(s) and then, to the related Non-Serviced Mortgage Loan and the related Non-Serviced Pari Passu Companion Loan(s) on a pro rata basis based upon their respective Stated Principal Balances. Any appraisal reduction amount determined under such Non-Serviced PSA and allocable to such Non-Serviced Mortgage Loan pursuant to the related intercreditor agreement will constitute an “Appraisal Reduction Amount” under the terms of the PSA with respect to the Non-Serviced Mortgage Loan.

If any Serviced Mortgage Loan or any Serviced Whole Loan previously subject to an Appraisal Reduction Amount becomes a Corrected Loan, and no other Appraisal Reduction Event has occurred and is continuing with respect to such Mortgage Loan or Serviced Whole Loan, the Appraisal Reduction Amount and the related Appraisal Reduction Event will cease to exist.

As a result of calculating one or more Appraisal Reduction Amounts (and, in the case of any Whole Loan, to the extent allocated in the related Mortgage Loan), the amount of any required P&I Advance will be reduced, which will have the effect of reducing the allocable amount of interest available to the most subordinate class of certificates then-outstanding

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(i.e., first, to the Class H-RR certificates, second, to the Class G-RR certificates, third, to the Class F-RR certificates, fourth, to the Class E-RR certificates, fifth, to the Class D certificates, sixth, to the Class C certificates, seventh, to the Class B certificates, eighth, to the Class A-S certificates, and finally, pro rata based on their respective interest entitlements, to the Senior Certificates). See “—Advances” in this prospectus.

As of the first Determination Date following a Serviced Mortgage Loan becoming an AB Modified Loan, the special servicer will be required to calculate whether a Collateral Deficiency Amount exists with respect to such AB Modified Loan, taking into account the most recent appraisal obtained by the special servicer with respect to such Mortgage Loan, and all other information in its possession relevant to a Collateral Deficiency Amount determination. The master servicer will be required to provide (via electronic delivery) the special servicer with any information in its possession that is reasonably required to determine, redetermine, calculate or recalculate any Collateral Deficiency Amount for any Serviced Mortgage Loan and any Serviced Companion Loan using reasonable efforts to deliver such information within four business days of the special servicer’s reasonable request. Upon obtaining knowledge or receipt of notice by the master servicer that a Non-Serviced Mortgage Loan has become an AB Modified Loan, the master servicer will be required to (i) promptly request from the related Non-Serviced Master Servicer, Non-Serviced Special Servicer and Non-Serviced Trustee the most recent appraisal with respect to such AB Modified Loan, in addition to all other information reasonably required by the master servicer to calculate whether a Collateral Deficiency Amount exists with respect to such AB Modified Loan, and (ii) as of the first Determination Date following receipt by the master servicer of the appraisal and any other information set forth in the immediately preceding clause (i) that the master servicer reasonably expects to receive, calculate whether a Collateral Deficiency Amount exists with respect to such AB Modified Loan, taking into account the most recent appraisal obtained by the Non-Serviced Special Servicer with respect to such Non-Serviced Mortgage Loan, and all other information in its possession relevant to a Collateral Deficiency Amount determination. Upon obtaining actual knowledge or receipt of notice by any other party to the PSA that a Non-Serviced Mortgage Loan has become an AB Modified Loan, such party will be required to promptly notify the master servicer thereof. Upon reasonable prior written request, the master servicer is required to provide the special servicer with information in its possession that is reasonably required to calculate or recalculate any Collateral Deficiency Amount. None of the master servicer (with respect to Mortgage Loans other than Non-Serviced Mortgage Loans), the special servicer (with regard to Non-Serviced Mortgage Loans), the trustee or the certificate administrator will calculate or verify any Collateral Deficiency Amount.

A “Cumulative Appraisal Reduction Amount” as of any date of determination for any Mortgage Loan, is equal to the sum of (i) all Appraisal Reduction Amounts then in effect, and (ii) with respect to any AB Modified Loan, any Collateral Deficiency Amount then in effect. The master servicer and the certificate administrator will be entitled to conclusively rely on the special servicer’s calculation or determination of any Cumulative Appraisal Reduction Amount with respect to a Serviced Mortgage Loan. With respect to a Non-Serviced Mortgage Loan, the special servicer, the master servicer and the certificate administrator will be entitled to conclusively rely on the calculation or determination of any Appraisal Reduction Amount or Collateral Deficiency Amount with respect to such Mortgage Loan performed by the applicable servicer responsible therefor pursuant to the related Non-Serviced PSA.

“AB Modified Loan” means any Corrected Loan (1) that became a Corrected Loan (which includes for purposes of this definition any Non-Serviced Mortgage Loan that became a “corrected loan” (or any term substantially similar thereto) pursuant to the related

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Non-Serviced PSA) due to a modification thereto that resulted in the creation of an A/B note structure (or similar structure) and as to which the new junior note(s) did not previously exist or the principal amount of the new junior note(s) was previously part of either an A note held by the issuing entity or the original unmodified Mortgage Loan and (2) as to which an Appraisal Reduction Amount is not in effect.

“Collateral Deficiency Amount” means, with respect to any AB Modified Loan as of any date of determination, the excess of (i) the Stated Principal Balance of such AB Modified Loan (taking into account the related junior note(s) and any pari passu notes included therein), over (ii) the sum of (in the case of a Whole Loan, solely to the extent allocable to the subject Mortgage Loan) (x) the most recent appraised value for the related Mortgaged Property or Mortgaged Properties, plus (y) solely to the extent not reflected or taken into account in such appraised value (or in the calculation of any related Appraisal Reduction Amount) and to the extent on deposit with, or otherwise under the control of, the lender as of the date of such determination, any capital or additional collateral contributed by the related borrower at the time the Mortgage Loan became (and as part of the modification related thereto) such AB Modified Loan for the benefit of the related Mortgaged Property or Mortgaged Properties (provided that in the case of a Non-Serviced Mortgage Loan, the amounts set forth in this clause (y) will be taken into account solely to the extent relevant information is received by the master servicer), plus (z) any other escrows or reserves (in addition to any amounts set forth in the immediately preceding clause (y) and solely to the extent not reflected or taken into account in the calculation of any related Appraisal Reduction Amount) held by the lender in respect of such AB Modified Loan as of the date of such determination, which such excess, for the avoidance of doubt, will be determined separately from and exclude any related Appraisal Reduction Amounts. The master servicer (other than with respect to Non-Serviced Mortgage Loans) and the certificate administrator will be entitled to conclusively rely on the special servicer’s calculation or determination of any Collateral Deficiency Amount with respect to any Serviced Mortgage Loan. The special servicer, the operating advisor and the certificate administrator will be entitled to conclusively rely on the master servicer’s calculation of any Collateral Deficiency Amount with respect to a Non-Serviced Mortgage Loan.

For purposes of (x) determining the Controlling Class and the occurrence and continuance of a Control Termination Event or an Operating Advisor Consultation Event, and (y) determining the Voting Rights of the related classes for purposes of removal of the special servicer or the operating advisor, Cumulative Appraisal Reduction Amounts allocated to a related Mortgage Loan will be allocated to each class of Principal Balance Certificates in reverse sequential order to notionally reduce their Certificate Balances until the Certificate Balances of each such class is notionally reduced to zero (i.e., first, to the Class H-RR certificates, second, to the Class G-RR certificates, third, to the Class F-RR certificates, fourth, to the Class E-RR certificates, fifth, to the Class D certificates, sixth, to the Class C certificates, seventh, to the Class B certificates, eighth, to the Class A-S certificates, and finally, pro rata based on their respective Certificate Balances, to the Senior Certificates (other than the Class X-A, Class X-B and Class X-D Certificates)).

In addition, for purposes of determining the Controlling Class and the occurrence and continuance of a Control Termination Event or Operating Advisor Consultation Event, Collateral Deficiency Amounts allocated to a related AB Modified Loan will be allocated to each class of Control Eligible Certificates in reverse sequential order to notionally reduce the Certificate Balance thereof until the related Certificate Balance of each such class is reduced to zero (i.e., to the Class H-RR, Class G-RR, Class F-RR and Class E-RR certificates, in that order). For the avoidance of doubt, for purposes of determining the Controlling Class and the occurrence of a Control Termination Event or Operating Advisor Consultation Event, any

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Class of Control Eligible Certificates will be allocated both applicable Appraisal Reduction Amounts and applicable Collateral Deficiency Amounts (the sum of which will constitute the applicable “Cumulative Appraisal Reduction Amount”), as described in this paragraph.

With respect to any Appraisal Reduction Amount or Collateral Deficiency Amount, the appraised value of the related Mortgaged Property will be determined on an “as-is” basis. The special servicer (in the case of a Serviced Mortgage Loan) or the master servicer (in the case of a Non-Serviced Mortgage Loan) will be required to promptly notify the master servicer or the special servicer, as the case may be, the special servicer will be required to notify the Directing Certificateholder and the master servicer will be required to notify the certificate administrator of (i) any Appraisal Reduction Amount, (ii) any Collateral Deficiency Amount, and (iii) any resulting Cumulative Appraisal Reduction Amount, and the certificate administrator will be required to promptly post notice of such Appraisal Reduction Amount, Collateral Deficiency Amount and/or Cumulative Appraisal Reduction Amount, as applicable, to the certificate administrator’s website.

Any class of Control Eligible Certificates the Certificate Balance of which (taking into account the application of any Appraisal Reduction Amounts or Collateral Deficiency Amounts to notionally reduce the Certificate Balance of such class) has been reduced to less than 25% of its initial Certificate Balance, is referred to as an “Appraised-Out Class”. Notwithstanding any of the foregoing to the contrary, the holder of the majority (by Certificate Balance) of an Appraised-Out Class will have the right, at their sole expense, to require the special servicer to order (or, with respect to a Non-Serviced Mortgage Loan, require the master servicer to request from the applicable Non-Serviced Special Servicer) a second appraisal of any Mortgage Loan (or Serviced Whole Loan) for which an Appraisal Reduction Event has occurred or as to which there exists a Collateral Deficiency Amount (such holders, the “Requesting Holders”). The special servicer will be required to use its reasonable efforts to cause such appraisal to be delivered within 30 days from receipt of the Requesting Holders’ written request and will be required to cause such appraisal to be prepared on an “as-is” basis by an MAI appraiser. With respect to any such Non-Serviced Mortgage Loan, the master servicer will be required to use commercially reasonable efforts to obtain such second appraisal from the applicable Non-Serviced Special Servicer and to forward such second appraisal to the special servicer. Upon receipt of such supplemental appraisal, the master servicer (for Collateral Deficiency Amounts on Non-Serviced Mortgage Loans), the non-serviced special servicer (for Appraisal Reduction Amounts on Non-Serviced Mortgage Loans to the extent provided for in the applicable Non-Serviced PSA and applicable Intercreditor Agreement) and the special servicer (for any Serviced Mortgage Loan) will be required to determine, in accordance with the Servicing Standard, whether, based on its assessment of such supplemental appraisal, any recalculation of the applicable Appraisal Reduction Amount or Collateral Deficiency Amount, as applicable, is warranted and, if so warranted, such person will be required to recalculate such Appraisal Reduction Amount or Collateral Deficiency Amount, as applicable, based upon such supplemental appraisal and (for any Serviced Mortgage Loan) receipt of information that is in the possession of the master servicer and reasonably requested by the special servicer from the master servicer as described above. If required by any such recalculation, the applicable Appraised-Out Class will be reinstated as the Controlling Class and each other Appraised-Out Class will, if applicable, have its related Certificate Balance notionally restored to the extent required by such recalculation of the Appraisal Reduction Amount or Collateral Deficiency Amount, if applicable.

In addition, the Requesting Holders of any Appraised-Out Class will have the right to challenge the Collateral Deficiency Amount and to require the special servicer to order an additional appraisal of any Serviced Mortgage Loan as to which there exists a Collateral

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Deficiency Amount if an event has occurred at, or with respect to, the related Mortgaged Property or Mortgaged Properties that would have a material effect on its or their appraised value, and the special servicer is required to use reasonable efforts to obtain an appraisal from an MAI appraiser reasonably acceptable to the special servicer within 30 days from receipt of the Requesting Holders’ written request.

Any Appraised-Out Class may not exercise any direction, control, consent and/or similar rights of the Controlling Class until such time, if any, as such class is reinstated as the Controlling Class; the rights of the Controlling Class will be exercised by the next most senior class of Control Eligible Certificates that is not an Appraised-Out Class, if any, during such period.

With respect to each Non-Serviced Mortgage Loan, the related Non-Serviced Directing Certificateholder will be subject to provisions similar to those described above. See “Description of the Mortgage Pool—The Whole Loans—The Non-Serviced Pari Passu Whole Loans” and “Pooling and Servicing Agreement—Servicing of the Non-Serviced Mortgage Loans”.

Maintenance of Insurance

To the extent permitted by the related Mortgage Loan and required by the Servicing Standard, the master servicer (with respect to the Mortgage Loans and any related Serviced Pari Passu Companion Loan, but excluding any Non-Serviced Mortgage Loan) will be required to use efforts consistent with the Servicing Standard to cause each borrower to maintain, and the special servicer (with respect to REO Properties other than a Mortgaged Property securing a Non-Serviced Whole Loan and subject to the conditions set forth in the following sentence) will maintain, for the related Mortgaged Property all insurance coverage required by the terms of the related Mortgage Loan documents; provided, however, that the master servicer (with respect to Mortgage Loans and any related Serviced Pari Passu Companion Loan) will not be required to cause the borrower to maintain and the special servicer (with respect to REO Properties) will not be required to maintain terrorism insurance to the extent that the failure of the related borrower to do so is an Acceptable Insurance Default (as defined below) or if the trustee does not have an insurable interest. Insurance coverage is required to be in the amounts (which, in the case of casualty insurance, is generally equal to the lesser of the outstanding principal balance of the related Mortgage Loan and the replacement cost of the related Mortgaged Property), and from an insurer meeting the requirements, set forth in the related Mortgage Loan documents. If the borrower does not maintain such coverage, the master servicer (with respect to such Mortgage Loans and any related Serviced Pari Passu Companion Loan) or the special servicer (with respect to REO Properties other than a Mortgaged Property securing a Non-Serviced Whole Loan), as the case may be, will be required to maintain such coverage to the extent such coverage is available at commercially reasonable rates and the trustee has an insurable interest, as determined by the master servicer (with respect to the Mortgage Loans and any related Serviced Pari Passu Companion Loan) or the special servicer (with respect to REO Properties other than a Mortgaged Property securing a Non-Serviced Whole Loan), as applicable, in accordance with the Servicing Standard; provided that if any Mortgage Loan documents permit the holder thereof to dictate to the borrower the insurance coverage to be maintained on such Mortgaged Property, the master servicer or, with respect to REO Property, the special servicer will impose or maintain such insurance requirements as are consistent with the Servicing Standard taking into account the insurance in place at the origination of the Mortgage Loan; provided, further, that with respect to the immediately preceding proviso the master servicer will be obligated to use efforts consistent with the Servicing Standard to cause the borrower to maintain (or to itself

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maintain) insurance against property damage resulting from terrorist or similar acts unless the borrower’s failure is an Acceptable Insurance Default as determined by the master servicer (with respect to Non-Specially Serviced Loans) or the special servicer (with respect to Specially Serviced Loans) with (unless a Control Termination Event has occurred and is continuing and other than with respect to an Excluded Loan with respect to the Directing Certificateholder) the consent of the Directing Certificateholder. See “Description of the Mortgage Pool—Certain Terms of the Mortgage Loans” and “Risk Factors—Risks Relating to the Mortgage Loans—Terrorism Insurance May Not Be Available for All Mortgaged Properties”.

Notwithstanding any contrary provision above, the master servicer will not be required to maintain, and will not be in default for failing to obtain, any earthquake or environmental insurance on any Mortgaged Property unless (other than with respect to a Mortgaged Property securing a Non-Serviced Mortgage Loan) such insurance was required at the time of origination of the related Mortgage Loan, the trustee has an insurable interest and such insurance is currently available at commercially reasonable rates. In addition, the master servicer (at its own expense) and special servicer (at the expense of the trust fund) will be entitled to rely on insurance consultants in determining whether any insurance is available at commercially reasonable rates. After the master servicer determines that a Mortgaged Property (other than a Mortgaged Property securing a Non-Serviced Mortgage Loan) is located in an area identified as a federally designated special flood hazard area (and flood insurance has been made available), the master servicer will be required to use efforts consistent with the Servicing Standard (1) to cause the borrower to maintain (to the extent required by the related Mortgage Loan documents), and (2) if the borrower does not so maintain, to itself maintain to the extent the trustee, as mortgagee, has an insurable interest in the Mortgaged Property and such insurance is available at commercially reasonable rates (as determined by the master servicer in accordance with the Servicing Standard but only to the extent that the related Mortgage Loan permits the lender to require the coverage) a flood insurance policy in an amount representing coverage not less than the lesser of (x) the outstanding principal balance of the related Mortgage Loan (and any related Serviced Pari Passu Companion Loan) and (y) the maximum amount of insurance which is available under the National Flood Insurance Act of 1968, as amended, plus such additional excess flood coverage with respect to the Mortgaged Property, if any, in an amount consistent with the Servicing Standard.

Notwithstanding the foregoing, with respect to the Serviced Mortgage Loans and any related Serviced Pari Passu Companion Loan that either (x) require the borrower to maintain “all-risk” property insurance (and do not expressly permit an exclusion for terrorism) or (y) contain provisions generally requiring the applicable borrower to maintain insurance in types and against such risks as the holder of such Mortgage Loan and any related Serviced Pari Passu Companion Loan reasonably requires from time to time in order to protect its interests, the master servicer will be required to, consistent with the Servicing Standard, (A) monitor in accordance with the Servicing Standard whether the insurance policies for the related Mortgaged Property contain exclusions in addition to those customarily found in insurance policies for mortgaged properties similar to the Mortgaged Properties on or prior to September 11, 2001 (“Additional Exclusions”) (provided that the master servicer and special servicer will be entitled to conclusively rely upon certificates of insurance in determining whether such policies contain Additional Exclusions), (B) request the borrower to either purchase insurance against the risks specified in the Additional Exclusions or provide an explanation as to its reasons for failing to purchase such insurance, and (C) if the related Mortgage Loan is a Specially Serviced Loan, notify the special servicer if it has knowledge that any insurance policy contains Additional Exclusions or if it has knowledge that any borrower fails to purchase the insurance requested to be purchased by the master

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servicer pursuant to clause (B) above. If the master servicer (with respect to Non-Specially Serviced Loans) or the special servicer (with respect to Specially Serviced Loans) determines in accordance with the Servicing Standard that such failure is not an Acceptable Insurance Default, the special servicer (with regard to such determination made by the special servicer) will be required to notify the master servicer, and the master servicer (in the case of a Specially Serviced Loan, after notice from the special servicer) will be required to use efforts consistent with the Servicing Standard to cause such insurance to be maintained. If the master servicer or the special servicer, as applicable, determines that such failure is an Acceptable Insurance Default, it will be required to promptly deliver such conclusions in writing to the 17g-5 Information Provider for posting to the 17g-5 Information Provider’s website for those Mortgage Loans that (i) have one of the 10 highest outstanding principal balances of the Mortgage Loans then included in the issuing entity or (ii) comprise more than 5% of the outstanding principal balance of the Mortgage Loans then included in the issuing entity.

“Acceptable Insurance Default” means, with respect to any Serviced Mortgage Loan or Serviced Whole Loan, a default under the related Mortgage Loan documents arising by reason of (i) any failure on the part of the related borrower to maintain with respect to the related Mortgaged Property specific insurance coverage with respect to, or an all-risk casualty insurance policy that does not specifically exclude, terrorist or similar acts, and/or (ii) any failure on the part of the related borrower to maintain with respect to the related Mortgaged Property insurance coverage with respect to damages or casualties caused by terrorist or similar acts upon terms not materially less favorable than those in place as of the Closing Date, in each case, as to which default the master servicer and the special servicer may forbear taking any enforcement action; provided that, subject to the consent or consultation rights of the Directing Certificateholder or the holder of any Companion Loan as described under “—The Directing Certificateholder—Major Decisions”, the master servicer (with respect to a Non-Specially Serviced Loan) or the special servicer (with respect to a Specially Serviced Loan) has determined in its reasonable judgment based on inquiry consistent with the Servicing Standard that either (a) such insurance is not available at commercially reasonable rates and that such hazards are not at the time commonly insured against for properties similar to the related Mortgaged Property and located in or around the region in which such related Mortgaged Property is located, or (b) such insurance is not available at any rate. The master servicer (at its own expense) and the special servicer (at the expense of the trust fund) may rely on insurance consultants in making the determinations described above.

During the period that the master servicer or the special servicer is evaluating the availability of such insurance, or waiting for a response from the Directing Certificateholder or the holder of any Companion Loan, neither the master servicer nor the special servicer will be liable for any loss related to its failure to require the borrower to maintain (or its failure to maintain) such insurance and neither will be in default of its obligations as a result of such failure.

The special servicer will be required to maintain (or cause to be maintained) fire and hazard insurance on each REO Property (other than any REO Property with respect to a Non-Serviced Mortgage Loan) for which it is acting as special servicer, to the extent obtainable at commercially reasonable rates and the trustee has an insurable interest, in an amount that is at least equal to the lesser of (1) the full replacement cost of the improvements on the REO Property, and (2) the outstanding principal balance owing on the related Mortgage Loan and any related Serviced Pari Passu Companion Loan or REO Loan, as applicable, and in any event, the amount necessary to avoid the operation of any co-insurance provisions. In addition, if the REO Property is located in an area identified as a

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federally designated special flood hazard area, the special servicer will be required to cause to be maintained, to the extent available at commercially reasonable rates (as determined by the special servicer prior to the occurrence and continuance of a Control Termination Event, with the consent of the Directing Certificateholder (other than with respect to any Mortgage Loan that is an Excluded Loan as to such party)) (in accordance with the Servicing Standard), a flood insurance policy meeting the requirements of the current guidelines of the Federal Insurance Administration in an amount representing coverage not less than the maximum amount of insurance that is available under the National Flood Insurance Act of 1968, as amended, plus such additional excess flood insurance with respect to the Mortgaged Property, if any, in an amount consistent with the Servicing Standard.

The PSA provides that the master servicer may satisfy its obligation to cause each applicable borrower to maintain a hazard insurance policy and the master servicer or special servicer may satisfy its obligation to maintain hazard insurance by maintaining a blanket or master single interest or force-placed policy insuring against hazard losses on the applicable Mortgage Loans and related Serviced Pari Passu Companion Loan and REO Properties (other than a Mortgaged Property securing a Non-Serviced Whole Loan), as applicable. Any losses incurred with respect to Mortgage Loans (and any related Serviced Pari Passu Companion Loan) or REO Properties due to uninsured risks (including earthquakes, mudflows and floods) or insufficient hazard insurance proceeds may adversely affect payments to Certificateholders. Any cost incurred by the master servicer or special servicer in maintaining a hazard insurance policy, if the borrower defaults on its obligation to do so, will be advanced by the master servicer as a Servicing Advance and will be charged to the related borrower. Generally, no borrower is required by the Mortgage Loan documents to maintain earthquake insurance on any Mortgaged Property and the special servicer will not be required to maintain earthquake insurance on any REO Properties. Any cost of maintaining that kind of required insurance or other earthquake insurance obtained by the special servicer will be paid out of the applicable REO Account or advanced by the master servicer as a Servicing Advance.

The costs of the insurance may be recovered by the master servicer or the trustee, as the case may be, from reimbursements received from the borrower or, if the borrower does not pay those amounts, as a Servicing Advance as set forth in the PSA. All costs and expenses incurred by the special servicer in maintaining the insurance described above on REO Properties will be paid out of the related REO Account or, if the amount in such account is insufficient, such costs and expenses will be advanced by the master servicer to the special servicer as a Servicing Advance to the extent that such Servicing Advance is not determined to be a Nonrecoverable Advance and otherwise will be paid to the special servicer from general collections in the Collection Account.

No pool insurance policy, special hazard insurance policy, bankruptcy bond, repurchase bond or certificate guarantee insurance will be maintained with respect to the Mortgage Loans, nor will any Mortgage Loan be subject to FHA insurance.

Modifications, Waivers and Amendments

The special servicer will be responsible for processing waivers, modifications, amendments and consents with respect to Specially Serviced Loans and all such matters that involve a Major Decision for all Serviced Mortgage Loans and Serviced Companion Loans that are Non-Specially Serviced Loans, and the master servicer will be responsible for processing waivers, modifications, amendments and consents with respect to any Serviced Mortgage Loan or any related Serviced Companion Loan that, in either case, is not a Specially Serviced Loan and does not involve a Major Decision; provided that, except as otherwise set forth in this paragraph, neither the special servicer nor the master servicer

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may waive, modify or amend (or consent to waive, modify or amend) any provision of a Mortgage Loan and/or Serviced Companion Loan that is not in default or as to which default is not reasonably foreseeable except for (1) the waiver of any due-on-sale clause or due-on-encumbrance clause to the extent permitted in the PSA, and (2) any waiver, modification or amendment more than 3 months after the Closing Date that would not be a “significant modification” of the Mortgage Loan within the meaning of Treasury Regulations Section 1.860G-2(b) or does not otherwise cause any Trust REMIC to fail to qualify as a REMIC or the Grantor Trust to fail to qualify as a grantor trust, or cause the Grantor Trust or any Trust REMIC to be subject to tax. With respect to any Major Decision that the master servicer and the special servicer have mutually agreed will be processed by the master servicer, the master servicer will not be permitted under the PSA to agree to any modification, waiver or amendment that constitutes a Major Decision without the special servicer’s consent and, prior to the occurrence and continuance of a Control Termination Event, the special servicer having obtained the consent of the Directing Certificateholder (which consent will be deemed given (unless earlier objected to by the Directing Certificateholder and such objection is communicated to the special servicer) within 10 business days, plus, if applicable, any additional time period provided under the related Intercreditor Agreement, of the Directing Certificateholder’s receipt from the special servicer of the special servicer’s or the master servicer’s, as applicable, recommendation and analysis and all information reasonably requested by the Directing Certificateholder with respect to such Major Decision); provided that after the occurrence and during the continuance of a Control Termination Event, but prior to a Consultation Termination Event, the special servicer will be required to consult with the Directing Certificateholder as provided in the PSA and described in this prospectus. Any agreement to a modification, waiver or amendment that constitutes a Major Decision will be subject to the process described in “—The Directing Certificateholder—Major Decisions” and “—Control Termination Event, Operating Advisor Consultation Event and Consultation Termination Event” below, including providing adequate time to accommodate the consultation rights of any Companion Holder, to the extent set forth in the related Intercreditor Agreement.

Upon receiving a request for any matter described in this section that constitutes a Major Decision with respect to a Serviced Mortgage Loan that is not a Specially Serviced Loan, the master servicer will be required to forward such request to the special servicer and, unless the master servicer and the special servicer mutually agree that such master servicer will process such request as described above, the special servicer will be required to process such request (including, without limitation, interfacing with the borrower) and except as described in the next sentence such master servicer will have no further obligation with respect to such request or such Major Decision. The master servicer will deliver any additional information in the master servicer’s possession to the special servicer reasonably requested by the special servicer relating to such Major Decision.

With respect to a Mortgage Loan that is not a Specially Serviced Loan and any related Serviced Companion Loan, the following actions will be performed by the master servicer (each such action, a “Master Servicer Decision”) and, in connection with each such action, such master servicer will not be required (other than as provided below in this paragraph) to seek or obtain the consent or approval of (or consult with) the Directing Certificateholder, the special servicer:

(i)                                grant waivers of non-material covenant defaults (other than financial covenants), including late (but not waived) financial statements (except, that, other than with respect to any Excluded Loan with respect to the Directing Certificateholder or the holder of the majority of the Controlling Class, and prior to the occurrence and continuance of a Control Termination Event, the Directing

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Certificateholder’s consent (or deemed consent) will be required to grant waivers of more than 3 consecutive late deliveries of financial statements);

(ii)                             consents to releases of non-material, non-income producing parcels of a Mortgaged Property that do not materially affect the use or value of the related Mortgaged Property or the ability of the related borrower to pay amounts due in respect of the Mortgage Loan as and when due, provided such releases are required by the related Mortgage Loan documents;

(iii)                          approve or consent to grants of easements or rights of way (including, without limitation, for utilities, access, parking, public improvements or another purpose) or subordination of the lien of the Mortgage Loan to easements except that, prior to the occurrence and continuance of any Control Termination Event and other than in the case of any Excluded Loan with respect to the Directing Certificateholder or the holder of the majority of the Controlling Class, the Directing Certificateholder’s consent (or deemed consent) will be required to approve or consent to grants of easements or rights of way that materially affect the use or value of a Mortgaged Property or a borrower’s ability to make payments with respect to the related Mortgage Loan or any related Companion Loan;

(iv)                           grant routine approvals, including granting of subordination, non-disturbance and attornment agreements and consents involving leasing activities, including approval of new leases and amendments to current leases (other than for ground leases) (provided that, prior to the occurrence and continuance of a Control Termination Event and other than in the case of any Excluded Loan with respect to the Directing Certificateholder or the holder of the majority of the Controlling Class, the Directing Certificateholder’s consent (or deemed consent) will be required for leasing activities that affect an area greater than or equal to the lesser of (1) 30% of the net rentable area of the improvements at the Mortgaged Property and (2) 30,000 square feet), including approval of new leases and amendments to current leases;

(v)                              consent to actions and releases related to condemnation of parcels of a Mortgaged Property (provided that, prior to the occurrence and continuance of any Control Termination Event and other than in the case of any Excluded Loan with respect to the Directing Certificateholder or the holder of the majority of the Controlling Class, the Directing Certificateholder’s consent (or deemed consent) will be required in connection with any condemnation with respect to a material parcel or a material income producing parcel or any condemnation that materially affects the use or value of the related Mortgaged Property or the ability of the related borrower to pay amounts due in respect of the related Mortgage Loan or Companion Loan when due);

(vi)                           consent to a change in property management relating to any Mortgage Loan or any related Companion Loan if the replacement property manager is not a Borrower Party (provided that, prior to the occurrence and continuance of any Control Termination Event and other than in the case of any Excluded Loan with respect to the Directing Certificateholder or the holder of the majority of the Controlling Class, (a) the Directing Certificateholder’s consent (or deemed consent) will be required for any Mortgage Loan (including any related Companion Loans) that has an outstanding principal balance equal to or greater than $5,000,000 and (b) the master servicer will be required to deliver notice to the Directing Certificateholder of any such replacement referenced in the preceding clause (a) promptly after completion of such replacement);

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(vii)                        approve annual operating budgets for Mortgage Loans;

(viii)                     consent to any releases or reductions of or withdrawals from (as applicable) any letters of credit, escrow funds, reserve funds or other additional collateral with respect to any Mortgage Loan, other than any release, reduction, or withdrawal that would constitute a Major Decision;

(ix)                         grant any extension or enter into any forbearance with respect to the anticipated refinancing of a Mortgage Loan or sale of a Mortgaged Property after the related maturity date of such Mortgage Loan so long as (1) such extension or forbearance does not extend beyond 120 days after the related maturity date and (2) the related borrower on or before the maturity date of a Mortgage Loan has delivered documentation reasonably satisfactory in form and substance to the master servicer or the special servicer which provides that a refinancing of such Mortgage Loan or sale of the related Mortgaged Property will occur within 120 days after the date on which such balloon payment will become due;

(x)                            any modification, amendment, consent to a modification or waiver of any term of any intercreditor, co-lender or similar agreement with any mezzanine lender, subordinate debt holder or Pari Passu Companion Loan holder related to a Mortgage Loan or Whole Loan, except that (other than with respect to any Excluded Loan with respect to the Directing Certificateholder or the holder of the majority of the Controlling Class and other than amendments to split or resize notes consistent with the terms of such intercreditor, co-lender or similar agreement) the Directing Certificateholder’s consent (or deemed consent) will be required for any such modification to an intercreditor, co-lender or similar agreement (including, without limitation, any action to enforce rights or decision not to enforce rights) other than during a Control Termination Event, and if any modification or amendment would adversely impact the special servicer, such modification or amendment will additionally require the consent of such special servicer as a condition to its effectiveness;

(xi)                         any determination of an Acceptable Insurance Default, except that, prior to the occurrence and continuance of any Control Termination Event and other than in the case of any Excluded Loan with respect to the Directing Certificateholder or the holder of the majority of the Controlling Class, the Directing Certificateholder’s consent (or deemed consent) will be required in accordance with the terms of the PSA for any such determination;

(xii)                      approve or consent to any defeasance of the related Mortgage Loan or Serviced Companion Loan other than agreeing to (A) a modification of the type of defeasance collateral required under the Mortgage Loan documents such that defeasance collateral other than direct, non-callable obligations of the United States would be permitted or (B) a modification that would permit a principal prepayment instead of defeasance if the Mortgage Loan documents do not otherwise permit such principal prepayment;

(xiii)                   any assumption of the Mortgage Loan or transfer of the Mortgaged Property, in each case, that the Mortgage Loan documents allow without the consent of the lender but subject to satisfaction of conditions specified in the Mortgage Loan documents where no lender discretion is necessary in order to determine if such conditions are satisfied; and

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(xiv)                    grant or agree to any other waiver, modification, amendment and/or consent that does not constitute a Major Decision; provided that (A) any such action would not in any way affect a payment term of the Certificates, (B) any such action would not constitute a “significant modification” of such Mortgage Loan or Companion Loan pursuant to Treasury Regulations Section 1.860G-2(b), and would not otherwise cause either Trust REMIC to fail to qualify as a REMIC for federal income tax purposes (as evidenced by an opinion of counsel (at the issuing entity’s expense to the extent not reimbursed or paid by the related borrower), to the extent requesting such opinion is consistent with the Servicing Standard), (C) agreeing to such action would be consistent with the Servicing Standard, and (D) agreeing to such action would not violate the terms, provisions or limitations of the PSA or any Intercreditor Agreement.

In the case of any Master Servicer Decision that requires the consent of the Directing Certificateholder, such consent will be deemed given if a response to the request for consent is not provided within 10 business days after receipt of the master servicer’s written recommendation and analysis and all information reasonably requested by the Directing Certificateholder, and reasonably available to the master servicer in order to grant or withhold such consent.

If, and only if, the special servicer determines that a modification, waiver or amendment (including the forgiveness or deferral of interest or principal or the substitution or release of collateral or the pledge of additional collateral) of the terms of a Specially Serviced Loan with respect to which a payment default or other material default has occurred or a payment default or other material default is, in the special servicer’s judgment, reasonably foreseeable, is reasonably likely to produce a greater (or equivalent) recovery on a net present value basis (the relevant discounting to be performed at the related Interest Rate) to the issuing entity and, if applicable, the holders of any applicable Companion Loan, than liquidation of such Specially Serviced Loan, then the special servicer may, but is not required to, agree to a modification, waiver or amendment of the Specially Serviced Loan, subject to (x) the restrictions and limitations described below, (y) with respect to any Major Decision, with respect to any Mortgage Loan other than any Excluded Loan as to such party, the approval of the Directing Certificateholder (prior to the occurrence and continuance of a Control Termination Event or after the occurrence and during the continuance of a Control Termination Event, but prior to the occurrence and continuance of a Consultation Termination Event, upon consultation with the Directing Certificateholder), as provided in the PSA and described in this prospectus and (z) with respect to a Serviced Whole Loan, the rights of the holder of the related Companion Loan, as applicable, to advise or consult with the special servicer with respect to, or consent to, such modification, waiver or amendment, in each case, pursuant to the terms of the related intercreditor agreement and, with respect to a Mortgage Loan that has mezzanine debt, the rights of the mezzanine lender to consent to such modification, waiver or amendment, in each case, pursuant to the terms of the related intercreditor agreement.

In connection with (i) the release of a Mortgaged Property (other than a Mortgaged Property securing a Non-Serviced Whole Loan) or any portion of such a Mortgaged Property from the lien of the related Mortgage or (ii) the taking of a Mortgaged Property (other than a Mortgaged Property securing a Non-Serviced Whole Loan) or any portion of such a Mortgaged Property by exercise of the power of eminent domain or condemnation, if the related Mortgage Loan documents require the master servicer or the special servicer, as applicable, to calculate (or to approve the calculation of the related borrower of) the loan-to-value ratio of the remaining Mortgaged Property or Mortgaged Properties or the fair market value of the real property constituting the remaining Mortgaged Property or

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Mortgaged Properties, for purposes of REMIC qualification of the related Mortgage Loan, then such calculation will, unless then permitted by the REMIC provisions of the Code, exclude the value of personal property and going concern value, if any, as determined by an appropriate third party.

The special servicer is required to use its reasonable efforts to the extent reasonably possible to fully amortize a modified Mortgage Loan prior to the Rated Final Distribution Date. The special servicer may not agree to an extension, modification, waiver, amendment or forbearance of any term of any Specially Serviced Loan if that extension, modification, waiver, amendment or forbearance would:

(1) extend (or have the effect of extending) the maturity date of the Specially Serviced Loan to a date occurring later than the earlier of (A) 5 years prior to the Rated Final Distribution Date and (B) if the Specially Serviced Loan is secured solely or primarily by a leasehold estate and not the related fee interest, the date occurring 20 years or, to the extent consistent with the Servicing Standard giving due consideration to the remaining term of the ground lease and, prior to the occurrence and continuance of a Control Termination Event, with the consent of the Directing Certificateholder (other than with respect to any Mortgage Loan that is an Excluded Loan as to such party), 10 years, prior to the end of the current term of the ground lease, plus any options to extend exercisable unilaterally by the borrower; or

(2) provide for the deferral of interest unless interest accrues on the Mortgage Loan or any Serviced Whole Loan, generally, at the related Interest Rate.

If the special servicer closes any modification, waiver or amendment of any term of any Serviced Mortgage Loan or Serviced Whole Loan, the special servicer will be required to notify the master servicer, the holder of any related Serviced Companion Loan, the related mortgage loan seller (so long as such mortgage loan seller is not the master servicer or sub-servicer of such Mortgage Loan, the Directing Certificateholder), the operating advisor (if the Mortgage Loan is a Specially Serviced Loan or after the occurrence and during the continuance of an Operating Advisor Consultation Event), the certificate administrator, the trustee, the Directing Certificateholder (other than with respect to any Mortgage Loan that is an Excluded Loan as to such party, and unless a Consultation Termination Event has occurred and is continuing), and the 17g-5 Information Provider, who will thereafter post any such notice to the 17g-5 Information Provider’s website. If the master servicer agrees to any modification, waiver or amendment of any term of any Serviced Mortgage Loan or Serviced Whole Loan, the master servicer will be required to notify the certificate administrator, the trustee, the special servicer, the Directing Certificateholder (other than with respect to any Mortgage Loan that is an Excluded Loan as to such party, and unless a Consultation Termination Event has occurred and is continuing), the related mortgage loan seller (so long as such mortgage loan seller is not the master servicer or sub-servicer of such Mortgage Loan, the Directing Certificateholder), the holder of any related Serviced Companion Loan (or, to the extent the related Serviced Companion Loan has been included in a securitization transaction, to the master servicer of such securitization transaction) and the 17g-5 Information Provider, who will be required to thereafter post any such notice to the 17g-5 Information Provider’s website. The party providing notice will be required to deliver to the custodian for deposit in the related Mortgage File, an original counterpart of the agreement related to the modification, waiver or amendment, promptly following the execution of that agreement, and if required, a copy to the master servicer and to the holder of any related Serviced Companion Loan (or, to the extent the related Serviced Companion Loan has been included in a securitization transaction, the master servicer of

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such securitization transaction), all as set forth in the PSA. Copies of each agreement whereby the modification, waiver or amendment of any term of any Mortgage Loan is effected are required to be available for review during normal business hours at the offices of the custodian. See “Description of the Certificates—Reports to Certificateholders; Certain Available Information”.

The modification, waiver or amendment of a Serviced Whole Loan or a Mortgage Loan that has a related mezzanine loan will be subject to certain limitations set forth in the related intercreditor agreement. See “Risk Factors—Risks Relating to the Mortgage Loans—Other Financings or Ability to Incur Other Indebtedness Entails Risk”.

Neither the master servicer nor the special servicer may enter into or structure (including, without limitation, by way of the application of credits, discounts, forgiveness or otherwise), any modification, waiver, amendment, work-out, consent or approval with respect to the mortgage loans in a manner that would have the effect of placing amounts payable as compensation, or otherwise reimbursable, to the master servicer or special servicer in a higher priority than the allocation and payment priorities set forth above under “Description of the Certificates—Distributions—Application Priority of Mortgage Loan Collections or Whole Loan Collections” or in the related Intercreditor Agreement.

Enforcement of “Due-on-Sale” and “Due-on-Encumbrance” Provisions

The master servicer (with respect to a Serviced Mortgage Loan or a related Serviced Companion Loan that in each case is not a Specially Serviced Loan, and as to which such matter does not involve a Major Decision) or the applicable special servicer (with respect to any Specially Serviced Loan or any Non-Specially Serviced Loan as to which such matter involves a Major Decision) will determine, in a manner consistent with the Servicing Standard, whether (a) to exercise any right it may have with respect to a Serviced Mortgage Loan and any related Serviced Companion Loan containing a “due-on-sale” clause (1) to accelerate the payments on that Mortgage Loan and any related Companion Loan, as applicable, or (2) to withhold its consent to any sale or transfer, consistent with the Servicing Standard or (b) to waive its right to exercise such rights; provided, that if such matter is a Major Decision (i) prior to the occurrence and continuance of a Control Termination Event and other than with respect to an Excluded Loan as to the Directing Certificateholder or the holder of the majority of the Controlling Class, the special servicer has obtained the consent (or deemed consent) of the Directing Certificateholder, which consent will be deemed given if a response to the request for consent is not provided within 10 business days after the Directing Certificateholder’s receipt of the special servicer’s written recommendation and analysis with respect to such waiver and all information reasonably requested by the Directing Certificateholder below, and reasonably available to the special servicer in order to grant or withhold such consent (or after the occurrence and during the continuance of a Control Termination Event, but prior to the occurrence and continuance of a Consultation Termination Event and other than with respect to an Excluded Loan as to the Directing Certificateholder or the holder of the majority of the Controlling Class, the special servicer has consulted with the Directing Certificateholder) and (ii) with respect to any Mortgage Loan (either alone or, if applicable, with other related Mortgage Loans) that exceeds specified size thresholds (either actual or relative), or that fails to satisfy certain other applicable conditions imposed by the Rating Agencies, in each case as set forth in the PSA, a Rating Agency Confirmation is received by the master servicer or the special servicer, as applicable, from each Rating Agency and a confirmation of any applicable rating agency that such action will not result in the downgrade, withdrawal or qualification of its then-current ratings of any class of securities backed, wholly or partially, by any Serviced Pari Passu Companion Loan (if any).

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The master servicer (with respect to a Serviced Mortgage Loan and any related Serviced Companion Loan that in each case is not a Specially Serviced Loan, and as to which such matter does not involve a Major Decision) or the special servicer (with respect to any Specially Serviced Loan or any Non-Specially Serviced Loan as to which such matter involves a Major Decision) will determine, in a manner consistent with the Servicing Standard, whether (a) to exercise any right it may have with respect to a Serviced Mortgage Loan containing a “due-on-encumbrance” clause (1) to accelerate the payments thereon, or (2) to withhold its consent to the creation of any additional lien or other encumbrance, consistent with the Servicing Standard or (b) to waive its right to exercise such rights, provided, that if such matter is a Major Decision (i) (y) prior to the occurrence and continuance of a Control Termination Event and other than with respect to an Excluded Loan as to the Directing Certificateholder or the holder of the majority of the Controlling Class, the special servicer has obtained the prior written consent (or deemed consent) of the Directing Certificateholder, which consent will be deemed given if a response to the request for consent is not provided within 10 business days after the Directing Certificateholder’s receipt of the special servicer’s written recommendation and analysis with respect to such waiver and all information reasonably requested by the Directing Certificateholder below, and reasonably available to the special servicer in order to grant or withhold such consent (or after the occurrence and during the continuance of a Control Termination Event, but prior to the occurrence and continuance of a Consultation Termination Event and other than with respect to an Excluded Loan as to the Directing Certificateholder or the holder of the majority of the Controlling Class, the special servicer has consulted with the Directing Certificateholder) and (ii) with respect to any Mortgage Loan (either alone or, if applicable, with other related Mortgage Loans) that exceeds specified size thresholds (either actual or relative), or that fails to satisfy certain other applicable conditions imposed by the Rating Agencies, the master servicer or the special servicer has received a Rating Agency Confirmation from each Rating Agency and a confirmation of any applicable rating agency that such action will not result in the downgrade, withdrawal or qualification of its then current ratings of any class of securities backed, wholly or partially, by any Serviced Companion Loan (if any).

After receiving a request for any matter described in the first two paragraphs of this section that constitutes a consent or waiver with respect to a “due-on-sale” or “due-on-encumbrance” clause with respect to a Non-Specially Serviced Loan and as to which such matter involves a Major Decision, the master servicer will be required to promptly provide the special servicer with written notice of any such request for such matter and, unless the master servicer and the special servicer mutually agree that the master servicer will process such request, the special servicer will be required to process such request (including, without limitation, interfacing with the borrower) and except as provided in the next sentence, the master servicer will have no further obligation with respect to such request or due-on-sale or due-on-encumbrance. With respect to such request, the applicable master servicer is required to continue to cooperate with the special servicer by delivering any additional information in the master servicer’s possession to the special servicer requested by the special servicer relating to such consent or waiver with respect to such a “due-on-sale” or “due-on-encumbrance” clause. If the master servicer and special servicer mutually agree that the master servicer is to process such request, the master servicer will be required to provide the special servicer with the master servicer’s written recommendation and analysis, to the extent the master servicer is recommending approval, and all information in the master servicer’s possession that may be reasonably requested in order to grant or withhold such consent by the special servicer or the Directing Certificateholder or other person with consent or consultation rights; provided that in the event that the special servicer does not respond within 10 business days after receipt of such written recommendation and analysis and all such reasonably requested information, plus the time

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period provided to the Directing Certificateholder or other relevant party under the PSA and, if applicable, any additional time period provided to a Companion Holder under a related Intercreditor Agreement, the special servicer’s consent to such matter will be deemed granted.

Inspections

The master servicer will be required to perform (at its own expense) or cause to be performed (at its own expense) a physical inspection of each Mortgaged Property relating to a Mortgage Loan (other than a Mortgaged Property securing a Non-Serviced Mortgage Loan, which is subject to inspection pursuant to the related Non-Serviced PSA, and other than an REO Property, an REO Loan or a Specially Serviced Loan) with a Stated Principal Balance of (A) $4,000,000 or more at least once every 12 months and (B) less than $4,000,000 at least once every 24 months, in each case commencing in the calendar year 2027 (and each Mortgaged Property is required to be inspected on or prior to December 31, 2028) unless a physical inspection has been performed by the special servicer within the previous 12 months; provided, however, that if any scheduled payment becomes more than 60 days delinquent on the related Mortgage Loan, the special servicer is required to inspect or cause to be inspected the related Mortgaged Property as soon as practicable after the Mortgage Loan becomes a Specially Serviced Loan and annually thereafter for so long as the Mortgage Loan remains a Specially Serviced Loan (the cost of which inspection, to the extent not paid by the related borrower, will be reimbursed first from default interest and late charges on the related Mortgage Loan (but with respect to a Serviced Whole Loan, only amounts available for such purpose under the related Intercreditor Agreement) and then from the Collection Account as an expense of the issuing entity), and in the case of a Serviced Whole Loan, as an expense of the holders of the related Serviced Mortgage Loan and Serviced Companion Loan, pro rata and pari passu, to the extent provided in the related Intercreditor Agreement. The special servicer or master servicer, as applicable, will be required to prepare or cause to be prepared a written report of the inspection describing, among other things, the condition of and any damage to the Mortgaged Property to the extent evident from the inspection and specifying the existence of any vacancies at the Mortgaged Property of which the preparer of such report has knowledge and the master servicer or special servicer, as applicable, deems material, of any sale, transfer or abandonment of the Mortgaged Property of which the preparer of such report has knowledge or that is evident from the inspection, of any adverse change in the condition of the Mortgaged Property of which the preparer of such report has knowledge or that is evident from the inspection, and that the master servicer or special servicer, as applicable, deems material, or of any material waste committed on the Mortgaged Property to the extent evident from the inspection.

Copies of the inspection reports referred to above that are delivered to the certificate administrator will be posted to the certificate administrator’s website for review by Privileged Persons pursuant to the PSA. See “Description of the Certificates—Reports to Certificateholders; Certain Available Information”.

Collection of Operating Information

With respect to each Serviced Mortgage Loan, the special servicer or the master servicer, as applicable, will be required to use reasonable efforts to collect and review quarterly and annual operating statements, financial statements, budgets and rent rolls of the related Mortgaged Property commencing with the calendar quarter ending on September 30, 2026 and the calendar year ending on December 31, 2026. Most of the Mortgage Loan documents obligate the related borrower to deliver annual property

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operating statements. However, we cannot assure you that any operating statements required to be delivered will in fact be delivered, nor is the special servicer or the master servicer likely to have any practical means of compelling the delivery in the case of an otherwise performing Mortgage Loan. In addition, the special servicer will be required to cause quarterly and annual operating statements, budgets and rent rolls to be regularly prepared in respect of each REO Property and to collect all such items promptly following their preparation.

Special Servicing Transfer Event

The Serviced Mortgage Loans, any related Companion Loan and any related REO Properties will be serviced by the special servicer under the PSA in the event that the servicing responsibilities of the master servicer are transferred to the special servicer as described below. Such Mortgage Loans and related Companion Loan (including those loans that have become REO Properties) serviced by the special servicer are referred to in this prospectus collectively as the “Specially Serviced Loans”. The master servicer will be required to transfer its servicing responsibilities to the special servicer with respect to any Mortgage Loan (including any related Companion Loan) for which the master servicer is responsible for servicing if:

(1) the related borrower has failed to make when due any balloon payment, and the borrower has not delivered to the master servicer or the special servicer, on or before the date on which the subject payment was due, a written and fully executed (subject only to customary final closing conditions) refinancing commitment (or if refinancing commitments are not then customarily issued by commercial mortgage lenders, such written, executed and binding alternative documentation as is customarily used by commercial real estate lenders for such purpose) or purchase and sale agreement from an acceptable lender or purchaser, as applicable, and reasonably satisfactory in form and substance to the master servicer or the special servicer, as applicable (and the master servicer or the special servicer, as applicable, will be required to promptly forward such documentation to the special servicer or the master servicer, as applicable, and the special servicer will be required to promptly forward such documentation to the Directing Certificateholder) which provides that a refinancing of such Mortgage Loan or sale of the related Mortgaged Property will occur within 120 days after the date on which such balloon payment will become due (provided that if either such refinancing or sale does not occur before the expiration of the time period for refinancing or sale specified in such documentation or within 120 days of the date that the original balloon payment was due, or the master servicer is required to make a P&I Advance in respect of such Mortgage Loan (or, in the case of any Serviced Whole Loan, in respect of the Mortgage Loan included in the same Whole Loan) at any time prior to such refinancing or sale, a special servicing transfer event will occur immediately);

(2) the related borrower has failed to make when due any Periodic Payment (other than a balloon payment) or any other payment (other than a balloon payment) required under the related mortgage note or the related mortgage, which failure continues unremedied for 60 days;

(3) in the judgment of the master servicer or the special servicer (and, (i) in the case of the master servicer, so long as no Control Termination Event is continuing, with the consent of the special servicer who will be required to obtain the consent of the Directing Certificateholder and (ii) in the case of the special servicer, so long as no Control Termination Event is continuing, with the consent of the Directing Certificateholder), a payment default (other than with respect to a balloon payment)

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is imminent or reasonably foreseeable and is not likely to be cured by the borrower within 60 days; provided that the special servicer will not be permitted to make such judgment at any time that the special servicer is affiliated with the Directing Certificateholder;

(4) there has occurred a default (including, in the master servicer’s or the special servicer’s judgment, the failure of the related borrower to maintain any insurance required to be maintained pursuant to the related Mortgage Loan documents, unless such default has been waived in accordance with the PSA) under the related Mortgage Loan documents, other than as described in clause (1) or (2) above, that may, in the good faith and reasonable judgment of the master servicer or the special servicer (and, in the case of the special servicer (A) with the consent of the Directing Certificateholder (other than with respect to an Excluded Loan with respect to such party and only if no Control Termination Event has occurred and is continuing) or (B) following consultation with the Directing Certificateholder (other than with respect to an Excluded Loan with respect to such party and only if a Control Termination Event has occurred and is continuing but no Consultation Termination Event has occurred and is continuing), materially impair the value of the related Mortgaged Property as security for such Mortgage Loan or Serviced Whole Loan or otherwise materially and adversely affect the interests of Certificateholders (or, in the case of a Serviced Whole Loan, the interests of any holder of a related Serviced Companion Loan), which default has continued unremedied for the applicable cure period under the terms of such Mortgage Loan or Serviced Whole Loan (or, if no cure period is specified, 60 days);

(5) a decree or order of a court or agency or supervisory authority having jurisdiction in the premises in an involuntary case under any present or future federal or state bankruptcy, insolvency or similar law or the appointment of a conservator or receiver or liquidator in any insolvency, readjustment of debt, marshalling of assets and liabilities or similar proceedings, or for the winding-up or liquidation of its affairs, has been entered against the related borrower and such decree or order has remained in force undischarged or unstayed for a period of sixty (60) days;

(6) the related borrower has consented to the appointment of a conservator or receiver or liquidator in any insolvency, readjustment of debt, marshalling of assets and liabilities or similar proceedings of or relating to such borrower or of or relating to all or substantially all of its property;

(7) the related borrower has admitted in writing its inability to pay its debts generally as they become due, filed a petition to take advantage of any applicable insolvency or reorganization statute, made an assignment for the benefit of its creditors, or voluntarily suspended payment of its obligations;

(8) the master servicer or the special servicer receives notice of the commencement of foreclosure or similar proceedings with respect to the corresponding Mortgaged Property; or

(9) the master servicer or the special servicer (and (i) in the case of the master servicer, so long as no Control Termination Event is continuing, with the consent of the special servicer who will be required to obtain the consent of the Directing Certificateholder and (ii) in the case of the special servicer, so long as no Control Termination Event is continuing, with the consent of the Directing Certificateholder (other than with respect to an Excluded Loan with respect to such party and only for

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so long as no Control Termination Event has occurred and is continuing)) determines that (i) a default (including, in the master servicer’s or the special servicer’s judgment, the failure of the related borrower to maintain any insurance required to be maintained pursuant to the related Mortgage Loan documents, unless such default has been waived in accordance with the PSA) under the Mortgage Loan documents (other than as described in clause 3 above) is imminent or reasonably foreseeable, (ii) such default will materially impair the value of the corresponding Mortgaged Property as security for the Mortgage Loan or Serviced Pari Passu Companion Loan (if any) or otherwise materially and adversely affect the interests of Certificateholders (or the holder of the related Serviced Pari Passu Companion Loan) and (iii) the default is likely to continue unremedied for the applicable cure period under the terms of the Mortgage Loan documents, or, if no cure period is specified and the default is capable of being cured, for 30 days; provided that such 30 day grace period does not apply to a default that gives rise to immediate acceleration without application of a grace period under the terms of the Mortgage Loan or related Companion Loan.

However, the master servicer will be required to continue to (x) receive payments on the Mortgage Loans (and any related Serviced Companion Loan) (including amounts collected by the special servicer), (y) make certain calculations with respect to the Mortgage Loans and any related Serviced Companion Loan and (z) make remittances and prepare certain reports to the Certificateholders with respect to the Mortgage Loans and any related Serviced Companion Loan. Additionally, the master servicer will continue to receive the Servicing Fee in respect of the Mortgage Loans (and any related Serviced Companion Loan) at the Servicing Fee Rate.

If the related Mortgaged Property is acquired in respect of any Mortgage Loan (and any related Serviced Companion Loan) (upon acquisition, an “REO Property”) whether through foreclosure, deed-in-lieu of foreclosure or otherwise, the special servicer will continue to be responsible for its operation and management. If any Serviced Pari Passu Companion Loan becomes specially serviced, then the related Mortgage Loan will also become a Specially Serviced Loan. If any Mortgage Loan becomes a Specially Serviced Loan, then the related Serviced Companion Loan will also become a Specially Serviced Loan. Neither the master servicer nor the special servicer will have any responsibility for the performance by any other master servicer or special servicer of such other master servicer’s or special servicer’s duties under the PSA. Any Mortgage Loan (excluding any Non-Serviced Mortgage Loan) that is or becomes a cross-collateralized Mortgage Loan and is cross-collateralized with a Specially Serviced Loan will become a Specially Serviced Loan.

If any Specially Serviced Loan, in accordance with its original terms or as modified in accordance with the PSA, becomes performing for at least 3 consecutive Periodic Payments (provided that no additional event of default is foreseeable in the reasonable judgment of the special servicer and no other event or circumstance exists that causes such Mortgage Loan or related Companion Loan to otherwise constitute a Specially Serviced Loan), the special servicer will be required to transfer servicing of such Specially Serviced Loan (a “Corrected Loan”) to the master servicer.

Asset Status Report

The special servicer will be required to prepare a report (an “Asset Status Report”) for each Serviced Mortgage Loan and, if applicable, any Serviced Whole Loan that becomes a Specially Serviced Loan not later than 60 days after the servicing of such Mortgage Loan is transferred to the special servicer (the “Initial Delivery Date”) and will be required to amend, update or create a new Asset Status Report to the extent that during the course of

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the resolution of such Specially Serviced Loan material changes in the circumstances and/or strategy reflected in any current Final Asset Status Report are necessary to reflect the then-current circumstances and recommendation as to how the Specially Serviced Loan might be returned to performing status or otherwise liquidated in accordance with the Servicing Standard (each such report a “Subsequent Asset Status Report”). Each Asset Status Report will be required to be delivered in electronic form to:

●	the Directing Certificateholder (but only with respect to any Mortgage Loan other than an Excluded Loan as to such party and prior to the occurrence and continuance of a Consultation Termination Event);
●	with respect to any related Serviced Pari Passu Companion Loan, the holder of the related Serviced Pari Passu Companion Loan or, to the extent the related Serviced Pari Passu Companion Loan has been included in a securitization transaction, the master servicer of such securitization into which the related Serviced Pari Passu Companion Loan has been sold;
●	the operating advisor (but, other than with respect to an Excluded Loan as to the Directing Certificateholder or the holder of the majority of the Controlling Class, only after the occurrence and during the continuance of an Operating Advisor Consultation Event);
●	the master servicer; and
●	the 17g-5 Information Provider, which will be required to post such report to the 17g-5 Information Provider’s website.

A summary of each Final Asset Status Report will be provided to the certificate administrator and the certificate administrator will be required to post the summary of the Final Asset Status Report to the certificate administrator’s website.

A “Final Asset Status Report”, with respect to any Specially Serviced Loan, means each related Asset Status Report, together with such other data or supporting information provided by the special servicer to the Directing Certificateholder which does not include any communication (other than the related Asset Status Report) between the special servicer and Directing Certificateholder with respect to such Specially Serviced Loan; provided that, with respect to any Mortgage Loan other than an Excluded Loan, so long as no Control Termination Event has occurred and is continuing, no Asset Status Report will be considered to be a Final Asset Status Report unless the Directing Certificateholder has either finally approved of and consented to the actions proposed to be taken in connection therewith, or has exhausted all of its rights of approval or consent or has been deemed to have approved or consented to such action or the Asset Status Report is otherwise implemented by the applicable special servicer in accordance with the terms of the PSA. No consultation with the operating advisor will be required prior to an Operating Advisor Consultation Event and the operating advisor is only required to review Final Asset Status Reports delivered to it by the special servicers.

Each Final Asset Status Report will be required to be labeled or otherwise identified or communicated as being final by the special servicer.

An Asset Status Report prepared for each Specially Serviced Loan will be required to include, among other things, the following information:

●	a summary of the status of such Specially Serviced Loan and any negotiations with the related borrower;
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●	a discussion of the legal and environmental considerations reasonably known to the special servicer, consistent with the Servicing Standard, that are applicable to the exercise of remedies and to the enforcement of any related guaranties or other collateral for the related Specially Serviced Loan and whether outside legal counsel has been retained;
●	the most current rent roll and income or operating statement available for the related Mortgaged Property;
●	(A) the special servicer’s recommendations on how such Specially Serviced Loan might be returned to performing status (including the modification of a monetary term, and any workout, restructure or debt forgiveness) and returned to the master servicer for regular servicing or foreclosed or otherwise realized upon (including any proposed sale of a Defaulted Loan or REO Property), (B) a description of any such proposed or taken actions, and (C) the alternative courses of action that were or are being considered by the special servicer in connection with the proposed or taken actions;
●	the status of any foreclosure actions or other proceedings undertaken with respect to the Specially Serviced Loan, any proposed workouts and the status of any negotiations with respect to such workouts, and an assessment of the likelihood of additional defaults under the related Mortgage Loan or Serviced Whole Loan;
●	a description of any amendment, modification or waiver of a material term of any ground lease (or any space lease or air rights lease, if applicable) or franchise agreement;
●	the decision that the special servicer made, or intends or proposes to make, including a narrative analysis setting forth the special servicer’s rationale for its proposed decision, including its rejection of the alternatives;
●	an analysis of whether or not taking such proposed action is reasonably likely to produce a greater recovery on a present value basis than not taking such action, setting forth (x) the basis on which the special servicer made such determination and (y) the net present value calculation and all related assumptions;
●	the appraised value of the related Mortgaged Property (and a copy of the last obtained appraisal of such Mortgaged Property) together with a description of any adjustments to the valuation of such Mortgaged Property made by the special servicer together with an explanation of those adjustments; and
●	such other information as the special servicer deems relevant in light of the Servicing Standard.

With respect to any Mortgage Loan other than an Excluded Loan as to the Directing Certificateholder or the holder of the majority of the Controlling Class, if no Control Termination Event has occurred and is continuing, the Directing Certificateholder will have the right to disapprove the Asset Status Report prepared by the special servicer with respect to a Specially Serviced Loan within 10 business days after receipt of the Asset Status Report. If the Directing Certificateholder does not disapprove an Asset Status Report within 10 business days or if the special servicer makes a determination, in accordance with the Servicing Standard, that the disapproval by the Directing Certificateholder (communicated to the special servicer within 10 business days) is not in the best interest of all the Certificateholders and the holder of any related Companion Loan, as a collective

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whole (taking into account the pari passu or subordinate nature of any Companion Loan), the special servicer will be required to implement the recommended action as outlined in the Asset Status Report. If the Directing Certificateholder disapproves the Asset Status Report within the 10 business day period and the special servicer has not made the affirmative determination described above, the special servicer will be required to revise the Asset Status Report as soon as practicable thereafter, but in no event later than 30 days after the disapproval. The special servicer will be required to continue to revise the Asset Status Report until the Directing Certificateholder fails to disapprove the revised Asset Status Report or until the special servicer makes a determination, in accordance with the Servicing Standard, that the disapproval is not in the best interests of the Certificateholders and the holder of any related Companion Loan, as a collective whole (taking into account the pari passu or subordinate nature of any Companion Loan); provided that, if the Directing Certificateholder has not approved the Asset Status Report for a period of 60 business days following the first submission of an Asset Status Report, such special servicer, prior to the occurrence and continuance of a Control Termination Event, will act pursuant to the Directing Certificateholder’s direction, if consistent with the Servicing Standard; provided, however, that if the Directing Certificateholder’s direction is inconsistent with the Servicing Standard, the special servicer, may act upon the most recently submitted form of Asset Status Report. The procedures described in this paragraph are collectively referred to as the “Directing Certificateholder Asset Status Report Approval Process”.

Prior to the occurrence of an Operating Advisor Consultation Event, the special servicer will be required to deliver each Final Asset Status Report to the operating advisor promptly following completion of the Directing Certificateholder Asset Status Report Approval Process.

If an Operating Advisor Consultation Event has occurred and is continuing, the special servicer will be required to promptly deliver each Asset Status Report prepared in connection with a Specially Serviced Loan to the operating advisor (and, for so long as no Consultation Termination Event has occurred, to the Directing Certificateholder (other than with respect to any Mortgage Loan that is an Excluded Loan as to such party)). The operating advisor will be required to provide comments to the special servicer in respect of the Asset Status Report, if any, within 10 business days following the later of receipt of (i) such Asset Status Report or (ii) such related additional information reasonably requested by the operating advisor, and propose possible alternative courses of action to the extent it determines such alternatives to be in the best interest of the Certificateholders (including any Certificateholders that are holders of the Control Eligible Certificates) as a collective whole. The special servicer will be obligated to consider such alternative courses of action and any other feedback provided by the operating advisor (and the Directing Certificateholder (if no Consultation Termination Event has occurred and is continuing and other than with respect to any Mortgage Loan that is an Excluded Loan as to such party)) in connection with such special servicer’s preparation of any Asset Status Report. The special servicer may revise the Asset Status Report as it deems necessary to take into account any input and/or comments from the operating advisor and the Directing Certificateholder (if no Consultation Termination Event has occurred and is continuing and other than with respect to any Mortgage Loan that is an Excluded Loan as to such party), to the extent such special servicer determines that the operating advisor’s and/or Directing Certificateholder’s input and/or recommendations are consistent with the Servicing Standard and in the best interest of the Certificateholders as a collective whole (or, with respect to a Serviced Whole Loan, the best interest of the Certificateholders and the holders of the related Companion Loan, as a collective whole (taking into account the pari passu or subordinate nature of such Companion Loan)). Promptly upon determining whether or not to revise any Asset Status Report to take into account any input and/or comments from the operating advisor or the Directing Certificateholder, the special servicer will be required to revise the Asset Status

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Report, if applicable, and deliver to the operating advisor and the Directing Certificateholder the revised Asset Status Report (until a Final Asset Status Report is issued) or provide notice that the special servicer has decided not to revise such Asset Status Report, as applicable.

The special servicer will not be required to take or to refrain from taking any action because of an objection or comment by the operating advisor or a recommendation of the operating advisor.

After the occurrence and during the continuance of a Control Termination Event but prior to the occurrence and continuance of a Consultation Termination Event, the Directing Certificateholder (other than with respect to an applicable Excluded Loan) will be entitled to consult with the special servicer and propose alternative courses of action and provide other feedback in respect of any Asset Status Report. After the occurrence and during the continuance of an Operating Advisor Consultation Event, the operating advisor will be entitled to consult with the special servicer and propose alternative courses of action and provide other feedback in respect of any Asset Status Report. After the occurrence and during the continuance of a Consultation Termination Event, the Directing Certificateholder will not have any right to receive any Asset Status Report or otherwise consult with the special servicer with respect to Asset Status Reports and the special servicer will only be obligated to consult with the operating advisor with respect to any Asset Status Report as described above. The special servicer may choose to revise the Asset Status Report as it deems reasonably necessary in accordance with the Servicing Standard to take into account any input and/or recommendations of the operating advisor or the Directing Certificateholder during the applicable periods described above, but is under no obligation to follow any particular recommendation of the operating advisor or the Directing Certificateholder.

With respect to each Non-Serviced Mortgage Loan, the related Non-Serviced Directing Certificateholder will have approval and consultation rights with respect to any asset status report prepared by the related Non-Serviced Special Servicer with respect to the related Non-Serviced Whole Loan that are substantially similar, but not identical, to the approval and consultation rights of the Directing Certificateholder with respect to the Mortgage Loans and the Serviced Whole Loans. See “Description of the Mortgage Pool—The Whole Loans—The Non-Serviced Pari Passu Whole Loans”. See also “—Servicing of the Non-Serviced Mortgage Loans” below.

Realization Upon Mortgage Loans

If a payment default or material non-monetary default on a Serviced Mortgage Loan has occurred and such Serviced Mortgage Loan is a Defaulted Loan, then, pursuant to the PSA, the special servicer, on behalf of the trustee, may, in accordance with the terms and provisions of the PSA, at any time institute foreclosure proceedings, exercise any power of sale contained in the related Mortgage, obtain a deed-in-lieu of foreclosure, or otherwise acquire title to the related Mortgaged Property, by operation of law or otherwise. The special servicer is not permitted, however, to cause the trustee to acquire title to any Mortgaged Property, have a receiver of rents appointed with respect to any Mortgaged Property or take any other action with respect to any Mortgaged Property that would cause the trustee, for the benefit of the Certificateholders or any other specified person to be considered to hold title to, to be a “mortgagee-in-possession” of, or to be an “owner” or an “operator” of such Mortgaged Property within the meaning of certain federal environmental laws, unless the special servicer has determined in accordance with the Servicing Standard, based on an updated environmental assessment report prepared by a person who regularly conducts environmental audits and performed within six months prior to any such

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acquisition of title or other action (which report will be an expense of the issuing entity subject to the terms of the PSA) that:

(a)  such Mortgaged Property is in compliance with applicable environmental laws or, if not, after consultation with an environmental consultant, that it would be in the best economic interest of the Certificateholders (and with respect to any Serviced Whole Loan, the related Companion Holders), as a collective whole as if such Certificateholders and, if applicable, Companion Holders constituted a single lender, to take such actions as are necessary to bring such Mortgaged Property in compliance with such laws, and

(b)  there are no circumstances present at such Mortgaged Property relating to the use, management or disposal of any hazardous materials for which investigation, testing, monitoring, containment, clean-up or remediation could be required under any currently effective federal, state or local law or regulation, or that, if any such hazardous materials are present for which such action could be required, after consultation with an environmental consultant, it would be in the best economic interest of the Certificateholders (and with respect to any Serviced Whole Loan, the related Companion Holders), as a collective whole as if such Certificateholders and, if applicable, Companion Holders constituted a single lender, to take such actions with respect to the affected Mortgaged Property.

Such requirement precludes enforcement of the security for the related Mortgage Loan until a satisfactory environmental site assessment is obtained (or until any required remedial action is taken), but will decrease the likelihood that the issuing entity will become liable for a material adverse environmental condition at the Mortgaged Property. However, we cannot assure you that the requirements of the PSA will effectively insulate the issuing entity from potential liability for a materially adverse environmental condition at any Mortgaged Property.

If title to any Mortgaged Property is acquired by the issuing entity (directly or through a single member limited liability company established for that purpose), the special servicer will be required to sell the Mortgaged Property prior to the close of the third calendar year beginning after the year of acquisition, unless (1) the IRS grants (or has not denied) a qualifying extension of time to sell the Mortgaged Property or (2) the special servicer, the certificate administrator and the trustee receive an opinion of independent counsel to the effect that the holding of the Mortgaged Property by the Lower-Tier REMIC longer than the above-referenced 3 year period will not result in the imposition of a tax on any Trust REMIC or cause any Trust REMIC to fail to qualify as a REMIC under the Code at any time that any certificate is outstanding. Subject to the foregoing and any other tax-related limitations, pursuant to the PSA, the special servicer will generally be required to attempt to sell any Mortgaged Property so acquired in accordance with the Servicing Standard. The special servicer will also be required to ensure that any Mortgaged Property acquired by the issuing entity is administered so that it constitutes “foreclosure property” within the meaning of Code Section 860G(a)(8) at all times, and that the sale of the Mortgaged Property does not result in the receipt by the issuing entity of any income from nonpermitted assets as described in Code Section 860F(a)(2)(B). If the Lower-Tier REMIC acquires title to any Mortgaged Property, the special servicer, on behalf of the Lower-Tier REMIC, will retain, at the expense of the issuing entity, an independent contractor to manage and operate the property. The independent contractor generally will be permitted to perform construction (including renovation) on a foreclosed property only if the construction was more than 10% completed at the time default on the related Mortgage Loan became imminent. The retention of an independent contractor, however, will not relieve the special servicer of its obligation to manage the Mortgaged Property as required under the PSA.

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In general, the special servicer will be obligated to cause any Mortgaged Property acquired as an REO Property to be operated and managed in a manner that would, in its reasonable judgment and in accordance with the Servicing Standard, maximize the issuing entity’s net after-tax proceeds from such property. Generally, no Trust REMIC will be taxable on income received with respect to a Mortgaged Property acquired by the issuing entity to the extent that it constitutes “rents from real property”, within the meaning of Code Section 856(c)(3)(A) and Treasury regulations under the Code. Rents from real property include fixed rents and rents based on the gross receipts or sales of a tenant but do not include the portion of any rental based on the net income or profit of any tenant or sub-tenant. No determination has been made whether rent on any of the Mortgaged Properties meets this requirement. Rents from real property include charges for services customarily furnished or rendered in connection with the rental of real property, whether or not the charges are separately stated. Services furnished to the tenants of a particular building will be considered as customary if, in the geographic market in which the building is located, tenants in buildings which are of similar class are customarily provided with the service. No determination has been made whether the services furnished to the tenants of the Mortgaged Properties are “customary” within the meaning of applicable regulations. It is therefore possible that a portion of the rental income with respect to a Mortgaged Property owned by the issuing entity would not constitute rents from real property. In addition, it is possible that none of the income with respect to a Mortgaged Property would qualify if a separate charge is not stated for non-customary services provided to tenants or if such services are not performed by an independent contractor. Rents from real property also do not include income from the operation of a trade or business on the Mortgaged Property, such as a hospitality property, or rental income attributable to personal property leased in connection with a lease of real property if the rent attributable to personal property exceeds 15% of the total net rent for the taxable year. Any of the foregoing types of income may instead constitute “net income from foreclosure property”, which would be taxable to a REMIC at the federal corporate rate and may also be subject to state or local taxes. The PSA provides that the special servicer will be permitted to cause the Lower-Tier REMIC to earn “net income from foreclosure property” that is subject to tax if it determines that the net after-tax benefit to Certificateholders is greater than another method of operating or net leasing the Mortgaged Property. Because these sources of income, if they exist, are already in place with respect to the Mortgaged Properties, it is generally viewed as beneficial to Certificateholders to permit the issuing entity to continue to earn them if it acquires a Mortgaged Property, even at the cost of this tax. These taxes would be chargeable against the related income for purposes of determining the proceeds available for distribution to holders of certificates. See “Material Federal Income Tax Considerations—Taxes That May Be Imposed on a REMIC—Prohibited Transactions”.

Under the PSA, the special servicer is required to establish and maintain one or more REO Accounts, to be held on behalf of the trustee for the benefit of the Certificateholders and, with respect to a Serviced Whole Loan, the related Companion Holder, for the retention of revenues and insurance proceeds derived from each REO Property. The special servicer is required to use the funds in the applicable REO Account to pay for the proper operation, management, maintenance and disposition of any REO Property, but only to the extent that amounts on deposit in the applicable REO Account relate to such REO Property. To the extent that amounts in the applicable REO Account in respect of any REO Property are insufficient to make such payments, the master servicer is required to make a Servicing Advance, unless it determines such Servicing Advance would be nonrecoverable. On the later of the date that is (x) on or prior to each Determination Date or (y) two business days after such amounts are received and properly identified, the special servicer is required to remit to the master servicer for deposit all amounts received in respect of each REO Property during the most recently ended Collection Period, net of any amounts withdrawn to

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make any permitted disbursements, into the Collection Account; provided that the special servicer may retain in the applicable REO Account permitted reserves.

Sale of Defaulted Loans and REO Properties

If the special servicer determines in accordance with the Servicing Standard that no satisfactory arrangements (including by way of discounted payoff) can be made for collection of delinquent payments thereon and such sale would be in the best economic interests of the Certificateholders or, in the case of a Serviced Whole Loan, Certificateholders and any holder of the related Serviced Pari Passu Companion Loan (as a collective whole as if such Certificateholders and Companion Holder constituted a single lender) to attempt to sell a Defaulted Loan (other than a Non-Serviced Mortgage Loan) and any related Serviced Companion Loan as described below, the special servicer will be required to use reasonable efforts to solicit offers for each Defaulted Loan on behalf of the Certificateholders and the holder of any related Serviced Companion Loan in such manner as will be reasonably likely to maximize the value of the Defaulted Loan on a net present value basis. To the extent that a Non-Serviced Mortgage Loan is not sold together with the related Non-Serviced Companion Loan by the related Non-Serviced Special Servicer, the special servicer will, under certain limited circumstances specified in the related Intercreditor Agreement, be entitled to sell with the consent of the Directing Certificateholder if no Control Termination Event has occurred and is continuing, with respect to any Mortgage Loan (other than an Excluded Loan as to such party) such Non-Serviced Mortgage Loan if it determines in accordance with the Servicing Standard that such action would be in the best interests of the Certificateholders and the special servicer would be entitled to a Liquidation Fee to the same extent as if such Non-Serviced Mortgage Loan had been a Serviced Mortgage Loan. In the absence of a cash offer at least equal to its outstanding principal balance plus all accrued and unpaid interest and outstanding costs and expenses and certain other amounts under the PSA (a “Par Purchase Price”), the special servicer may purchase the Defaulted Loan for the Par Purchase Price or may accept the first cash offer received from any person that constitutes a fair price for the Defaulted Loan. If multiple offers are received during the period designated by the special servicer for receipt of offers, the special servicer is generally required to select the highest offer. The special servicer is required to give the trustee, the certificate administrator, the master servicer, the operating advisor and (other than in respect of any applicable Excluded Loan) the Directing Certificateholder (but only prior to the occurrence and continuance of a Consultation Termination Event) not less than 10 business days’ prior written notice of its intention to sell any such Defaulted Loan. Neither the trustee nor any of its affiliates may make an offer for or purchase any Defaulted Loan. “Defaulted Loan” means a Serviced Mortgage Loan or Serviced Whole Loan that is a Specially Serviced Loan and (i) that is delinquent at least 60 days in respect of its Periodic Payments (other than a balloon payment) or delinquent in respect of its balloon payment, if any; provided that in respect of a balloon payment, such period will be 120 days if the related borrower has provided the master servicer or special servicer, as applicable, with a written and fully executed (subject only to customary final closing conditions) refinancing commitment (or if refinancing commitments are not then customarily issued by commercial mortgage lenders, such written, executed and binding alternative documentation as is customarily used by commercial real estate lenders for such purpose) or purchase and sale agreement from an acceptable lender or purchaser, as applicable, and reasonably satisfactory in form and substance to the master servicer or special servicer, as applicable (and the master servicer or special servicer, as applicable, will be required to promptly forward such documentation to the Directing Certificateholder); and such delinquency is to be determined without giving effect to any grace period permitted by the related Mortgage or Mortgage Note and without regard to any acceleration of payments under the related Mortgage and Mortgage Note or

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(ii) as to which the special servicer has, by written notice to the related borrower, accelerated the maturity of the indebtedness evidenced by the related Mortgage Note.

The special servicer will be required to determine whether any cash offer constitutes a fair price for any Defaulted Loan if the highest offeror is a person other than an Interested Person. In determining whether any offer from a person other than an Interested Person constitutes a fair price for any Defaulted Loan, the special servicer will be required to take into account (in addition to the results of any appraisal, updated appraisal or narrative appraisal that it may have obtained pursuant to the PSA within the prior 9 months), among other factors, the period and amount of the occupancy level and physical condition of the related Mortgaged Property and the state of the local economy.

If the offeror is an Interested Person (provided that the trustee may not be a offeror), then the trustee will be required to determine whether the cash offer constitutes a fair price unless (i) the offer is equal to or greater than the applicable Par Purchase Price and (ii) the offer is the highest offer received. Absent an offer at least equal to the Par Purchase Price, no offer from an Interested Person will constitute a fair price unless (A) it is the highest offer received and (B) at least two other offers are received from independent third parties. In determining whether any offer received from an Interested Person represents a fair price for any such Defaulted Loan, the trustee will be supplied with and will be required to rely on the most recent appraisal or updated appraisal conducted in accordance with the PSA within the preceding 9-month period or, in the absence of any such appraisal, on a new appraisal. Except as provided in the following paragraph, the cost of any appraisal will be covered by, and will be reimbursable as, a Servicing Advance by the master servicer.

Notwithstanding anything contained in the preceding paragraph to the contrary, if the trustee is required to determine whether a cash offer by an Interested Person constitutes a fair price, the trustee will be required to (at the expense of the Interested Person) designate an independent third party expert in real estate or commercial mortgage loan matters with at least 5 years’ experience in valuing loans similar to the subject Mortgage Loan or Serviced Whole Loan, as the case may be, that has been selected with reasonable care by the trustee to determine if such cash offer constitutes a fair price for such Mortgage Loan or Serviced Whole Loan. If the trustee designates such a third party to make such determination, the trustee will be entitled to rely conclusively upon such third party’s determination. The reasonable fees of, and the costs of all appraisals, inspection reports and broker opinions of value incurred by any such third party pursuant to this paragraph will be covered by, and will be reimbursable by, the Interested Person, and to the extent not collected from such Interested Person within 30 days of request therefor, by the master servicer as a Servicing Advance; provided that the trustee will not engage a third party expert whose fees exceed a commercially reasonable amount as determined by the trustee.

The special servicer is required to use reasonable efforts to solicit offers for each REO Property on behalf of the Certificateholders and the related Companion Holder(s) (if applicable) and to sell each REO Property in the same manner as with respect to a Defaulted Loan.

Notwithstanding any of the foregoing paragraphs, the special servicer will not be required to accept the highest cash offer for a Defaulted Loan or REO Property if the special servicer determines in consultation with the Directing Certificateholder (unless a Consultation Termination Event has occurred and is continuing) and other than with respect to an Excluded Loan as to such party and subject to the limitations on consultation under this “Pooling and Servicing Agreement” and, in the case of a Serviced Whole Loan or an REO Property related to a Serviced Whole Loan, the related Companion Holder(s), in accordance with the Servicing Standard (and subject to the requirements of any related Intercreditor

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Agreement), that rejection of such offer would be in the best interests of the Certificateholders and, in the case of a sale of a Serviced Whole Loan or an REO Property related to a Serviced Whole Loan, the related Companion Holder(s) (as a collective whole as if such Certificateholders and, if applicable, the related Companion Holder(s) constituted a single lender). In addition, the special servicer may accept a lower offer (from any person other than itself or an affiliate) if it determines, in accordance with the Servicing Standard, that acceptance of such offer would be in the best interests of the Certificateholders and, in the case of a Serviced Whole Loan or an REO Property related to a Serviced Whole Loan, the related Companion Holder(s) (as a collective whole as if such Certificateholders and, if applicable, the related Companion Holder(s) constituted a single lender). The special servicer will be required to use reasonable efforts to sell all Defaulted Loans prior to the Rated Final Distribution Date.

An “Interested Person”, as of the date of any determination, is the depositor, the master servicer, the special servicer, the operating advisor, the asset representations reviewer, the certificate administrator, the trustee, the Directing Certificateholder, any sponsor, any Borrower Party, any independent contractor engaged by the special servicer and, with respect to a Whole Loan if it is a Defaulted Loan, the depositor, the master servicer, the special servicer (or any independent contractor engaged by the special servicer), or the trustee for the securitization of a Companion Loan, and each related Companion Holder or its representative, any holder of a related mezzanine loan, or any known affiliate of any such party described above.

Notwithstanding any of the foregoing to the contrary, with respect to any Serviced Whole Loan, pursuant to the terms of the related Intercreditor Agreement(s), if such Serviced Whole Loan becomes a Defaulted Loan, and if the special servicer determines to sell the related Mortgage Loan in accordance with the discussion in this “—Sale of Defaulted Loans and REO Properties” section, then the special servicer will be required to sell each related Companion Loan together with such Mortgage Loan as one whole loan and will be required to require that all offers be submitted to the special servicer in writing. The special servicer will not be permitted to sell the related Mortgage Loan together with each related Companion Loan if such Serviced Whole Loan becomes a Defaulted Loan without the consent of the holder of the related Companion Loan (to the extent such consent is required under the related Intercreditor Agreement), unless the special servicer complies with certain notice and delivery requirements set forth in the PSA and any related Intercreditor Agreement. See “Description of the Mortgage Pool—The Whole Loans—The Serviced Pari Passu Whole Loans”.

In addition, with respect to each Non-Serviced Mortgage Loan, if such Mortgage Loan has become a defaulted loan under the related Non-Serviced PSA, the related Non-Serviced Special Servicer will generally have the right and obligation to sell such Mortgage Loan together with the related Companion Loan(s) as notes evidencing one whole loan. The issuing entity, as the holder of such Non-Serviced Mortgage Loan, will have the right to consent to such sale, provided that such Non-Serviced Special Servicer may sell the related Non-Serviced Whole Loan without such consent if the required notices and information regarding such sale are provided to the issuing entity in accordance with the related Intercreditor Agreement. The Directing Certificateholder will be entitled to exercise such consent right so long as no Control Termination Event has occurred and is continuing, and if a Control Termination Event has occurred and is continuing, the special servicer will be entitled to exercise such consent rights. See “Description of the Mortgage Pool—The Whole Loans—The Non-Serviced Pari Passu Whole Loans”.

To the extent that Liquidation Proceeds collected with respect to any Mortgage Loan are less than the sum of (1) the outstanding principal balance of the Mortgage Loan, (2) interest

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accrued on the Mortgage Loan and (3) the aggregate amount of outstanding reimbursable expenses (including any (i) unpaid servicing compensation, (ii) unreimbursed Servicing Advances, (iii) accrued and unpaid interest on all Advances and (iv) additional expenses of the issuing entity) incurred with respect to the Mortgage Loan, the issuing entity will realize a loss in the amount of the shortfall. The trustee, the master servicer and/or the special servicer will be entitled to reimbursement out of the Liquidation Proceeds recovered on any Mortgage Loan, prior to the distribution of those Liquidation Proceeds to Certificateholders, of any and all amounts that represent unpaid servicing compensation in respect of the related Mortgage Loan, certain unreimbursed expenses incurred with respect to the Mortgage Loan and any unreimbursed Advances (including interest on Advances) made with respect to the Mortgage Loan. In addition, amounts otherwise distributable on the certificates will be further reduced by interest payable to the master servicer, the special servicer or trustee on these Advances.

The Directing Certificateholder

General

Subject to the rights of the holder of any related Companion Loan under the related Intercreditor Agreements as described under “—Rights of the Directing Certificateholder with respect to Non-Serviced Mortgage Loans” below, for so long as no Control Termination Event has occurred and is continuing, the Directing Certificateholder will be entitled to advise (1) the special servicer as to all Major Decisions with respect to Serviced Mortgage Loans (other than any Excluded Loan with respect to the Directing Certificateholder or the holder of the majority of the Controlling Class) and (2) the master servicer to the extent the Directing Certificateholder’s consent is required by the applicable clauses of the definition of “Master Servicer Decision”, and will have the right to replace the special servicer with or without cause and have certain other rights under the PSA as described below. With respect to any Mortgage Loan other than an Excluded Loan with respect to the Directing Certificateholder or the holder of the majority of the Controlling Class, upon the occurrence and continuance of a Control Termination Event, the Directing Certificateholder will have certain consultation rights only, and upon the occurrence and continuance of a Consultation Termination Event, the Directing Certificateholder will not have any consent or consultation rights, as further described below.

The “Directing Certificateholder” will be, with respect to each Mortgage Loan (other than any Excluded Loan), the Controlling Class Certificateholder (or its representative) selected by more than 50% of the Controlling Class Certificateholders, by Certificate Balance, as determined by the certificate registrar from time to time; provided that

(1) absent that selection, or

(2) until a Directing Certificateholder is so selected, or

(3) upon receipt of a notice from a majority of the Controlling Class Certificateholders, by Certificate Balance, that a Directing Certificateholder is no longer designated, then the Controlling Class Certificateholder that owns the largest aggregate Certificate Balance of the Controlling Class (or its representative) will be the Directing Certificateholder; provided, that (a) in the event no one holder owns the largest aggregate Certificate Balance of the Controlling Class, then there will be no Directing Certificateholder until appointed in accordance with the terms of the PSA and (b) the certificate administrator and the other parties to the PSA will be entitled to assume that the identity of the Directing Certificateholder has not changed until such

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parties receive written notice of a replacement of the Directing Certificateholder from a party holding the requisite interest in the Controlling Class (as confirmed by the certificate registrar), or the resignation of the then-current Directing Certificateholder.

The initial Directing Certificateholder with respect to each Mortgage Loan (other than any Excluded Loans as to the Directing Certificateholder) is expected to be CMBS 4 Sub 14, LLC or its affiliate.

A “Controlling Class Certificateholder” is each holder (or Certificate Owner, if applicable) of a certificate of the Controlling Class as determined by the certificate registrar from time to time, upon request by any party to the PSA.

The “Controlling Class” will be, as of any time of determination, the most subordinate class of Control Eligible Certificates then-outstanding that has an aggregate Certificate Balance (as notionally reduced by any Cumulative Appraisal Reduction Amounts allocable to such class) at least equal to 25% of the initial Certificate Balance of that class; provided that if at any time the Certificate Balances of the Principal Balance Certificates other than the Control Eligible Certificates have been reduced to zero as a result of principal payments on the Mortgage Loans, then the Controlling Class will be the most subordinate class of Control Eligible Certificates that has a Certificate Balance greater than zero without regard to any Cumulative Appraisal Reduction Amounts. The Controlling Class as of the Closing Date will be the Class H-RR certificates.

The “Control Eligible Certificates” will be any of the Class E-RR, Class F-RR, Class G-RR or Class H-RR certificates.

The master servicer, the special servicer, the operating advisor, the certificate administrator, the trustee or any certificateholder may request that the certificate registrar determine which class of certificates is the then-current Controlling Class and the certificate registrar must thereafter provide such information to the requesting party. The depositor, the trustee, the master servicer, the special servicer, the operating advisor and, for so long as no Consultation Termination Event has occurred and is continuing, the Directing Certificateholder, may request that the certificate administrator provide, and the certificate administrator must so provide, a list of the holders (or Certificate Owners, if applicable) of the Controlling Class at the expense of the issuing entity. The trustee, the certificate administrator, the master servicer, the special servicer and the operating advisor may each rely on any such list so provided.

In the event that no Directing Certificateholder has been appointed or identified to the master servicer or special servicer, as applicable, and the master servicer or special servicer, as applicable, has attempted to obtain such information from the certificate administrator and no such entity has been identified to the master servicer or special servicer, as applicable, then until such time as the new Directing Certificateholder is identified to the master servicer and special servicer, the master servicer or special servicer, as applicable, will have no duty to consult with, provide notice to, or seek the approval or consent of any such Directing Certificateholder as the case may be.

With respect to any matter for which the consent of or consultation with the Directing Certificateholder is required, to the extent no specific time period for deemed consent or deemed waiver of consultation rights is expressly stated in the PSA, in the event no response from the Directing Certificateholder is received within ten (10) business days after the receipt of the Directing Certificateholder of written request for consent or consultation and receipt of all reasonably requested information on any required consent or consultation,

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the Directing Certificateholder will be deemed to have consented or approved or consulted on the specific matter; provided that the failure of the Directing Certificateholder to respond will not affect any future matters with respect to the applicable Mortgage Loan or any other Mortgage Loan.

Major Decisions

Except as otherwise described under “—Control Termination Event, Operating Advisor Consultation Event and Consultation Termination Event” and “—Servicing Override” below and subject to the rights of the holder of any related Companion Loan under the related Intercreditor Agreement as described under “—Rights of the Directing Certificateholder with respect to Non-Serviced Mortgage Loans” below, prior to the occurrence and continuance of a Control Termination Event, the special servicer will not be permitted to take (or consent to the master servicer’s taking) any of the following actions as to which the Directing Certificateholder has objected in writing within 10 business days (or 30 days with respect to clause (ix) of the definition of “Major Decision”) after receipt of the special servicer’s written recommendation, which may be in the form of an Asset Status Report, and analysis and all information reasonably requested by the Directing Certificateholder and reasonably available to the special servicer in order to grant or withhold such consent (the “Major Decision Reporting Package”) (provided that if such written consent has not been received by the special servicer within the applicable time period, the Directing Certificateholder will be deemed to have approved such action). If the master servicer and the special servicer have mutually agreed that the master servicer will process any Major Decision, the master servicer will not be permitted to take any of the actions that constitute Major Decisions unless it has obtained the consent of the special servicer, which consent will be deemed given (unless earlier objected to by the special servicer) 10 business days after the special servicer’s receipt from the master servicer of the master servicer’s written recommendation and analysis with respect to such Major Decision and all information reasonably requested by the special servicer and reasonably available to the master servicer in order to make an informed decision with respect to such Major Decision plus the time period provided to the Directing Certificateholder or other relevant party under the PSA and, if applicable, any additional time period permitted in the related Intercreditor Agreement. The foregoing consent rights of the Directing Certificateholder will not apply to any Excluded Loan as to the Directing Certificateholder or holder of the majority of the Controlling Class.

“Major Decision” means, with respect to any Serviced Mortgage Loan or Serviced Whole Loan, each of the following:

(i)                    any proposed or actual foreclosure upon or comparable conversion (which may include acquisition of an REO Property) of the ownership of properties securing any Serviced Mortgage Loan that comes into and continues in default;

(ii)                 any modification, consent to a modification or waiver of any monetary term (other than late fees and default interest) or material non-monetary term (including, without limitation, the timing of payments and acceptance of discounted payoffs) of a Serviced Mortgage Loan or Serviced Whole Loan or any extension of the maturity date of such Serviced Mortgage Loan or Serviced Whole Loan other than in connection with a maturity default if a refinancing or sale is expected within 120 days as provided in clause (ix) of the definition of Master Servicer Decisions;

(iii)              any sale of a Defaulted Loan and any related defaulted Companion Loan, or any REO Property (other than in connection with the termination of the issuing entity as described under “—Termination; Retirement of Certificates”) or a defaulted Non-

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Serviced Mortgage Loan that the special servicer is permitted to sell in accordance with the PSA, in each case, for less than the applicable Purchase Price;

(iv)               any determination to bring a Mortgaged Property or an REO Property into compliance with applicable environmental laws or to otherwise address hazardous material located at a Mortgaged Property or an REO Property;

(v)                  any waiver of a “due-on-sale” or “due-on-encumbrance” clause with respect to a Serviced Mortgage Loan or a Serviced Whole Loan or any consent to such a waiver or consent to a transfer of the Mortgaged Property or interests in the borrower or consent to the incurrence of additional debt, other than any such transfer or incurrence of debt as described under clauses (xiii) or (xiv) of the definition of “Master Servicer Decision” or as may be effected (I) without the consent of the lender under the related loan agreement, (II) pursuant to the specific terms of such Mortgage Loan and (III) for which there is no lender discretion;

(vi)               (a) any property management company changes with respect to a Specially Serviced Loan with a principal balance equal to or greater than $5,000,000, including, without limitation, approval of the termination of a manager and appointment of a new property manager, (b) with respect to any Serviced Mortgage Loan or Serviced Companion Loan that is a Non-Specially Serviced Loan, a change in property management if the replacement property manager is a Borrower Party or (c) franchise changes with respect to a Mortgage Loan for which the lender is required to consent or approve such changes under the related Mortgage Loan documents;

(vii)            releases of any material amounts from any escrow accounts, reserve funds or letters of credit, in each case, held as performance escrows or reserves, other than those required pursuant to the specific terms of the related Mortgage Loan documents (provided, however, that any releases for which there is lender discretion of material amounts from any escrow accounts, reserve funds or letters of credit held as performance escrows or performance reserves specified (along with the related Mortgage Loans) on a schedule to the PSA will also constitute Major Decisions);

(viii)         any acceptance of an assumption agreement or any other agreement permitting a transfer of interests in a borrower or guarantor releasing a borrower or guarantor from liability under a Serviced Mortgage Loan or Serviced Whole Loan other than pursuant to the specific terms of such Serviced Mortgage Loan or Serviced Whole Loan and for which there is no lender discretion;

(ix)             other than in the case of a Non-Specially Serviced Loan, any determination of an Acceptable Insurance Default;

(x)                other than in the case of a Non-Specially Serviced Loan, any modification, waiver or amendment of any lease, the execution of any new lease or the granting of a subordination, non-disturbance and attornment agreement in connection with any lease (other than for ground leases), at a Mortgaged Property if (a) the lease affects an area greater than or equal to the lesser of (1) 30% of the net rentable area of the improvements at the Mortgaged Property and (2) 30,000 square feet or (b) such transaction is not a routine leasing matter;

(xi)             other than in the case of a Non-Specially Serviced Loan or a Non-Serviced Mortgage Loan, any modification, amendment, consent to a modification or waiver of any material term of any intercreditor, co-lender or similar agreement with any

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mezzanine lender, subordinate debt holder or Pari Passu Companion Loan holder related to a Mortgage Loan or Whole Loan, or any action to enforce rights (or decision not to enforce rights) with respect thereto; provided, however, that any such modification or amendment that would adversely impact the master servicer will additionally require the consent of the master servicer as a condition to its effectiveness;

(xii)          any consent to incurrence of additional debt by the borrower or mezzanine debt by a direct or indirect parent of a borrower, to the extent the lender’s approval is required under the related Mortgage Loan documents;

(xiii)       requests for property or other collateral releases or substitutions, other than (a) grants of easements or rights of way, (b) releases of non-material, non-income producing parcels of a Mortgaged Property (including, without limitation, any such releases as to which the related Mortgage Loan documents expressly require the mortgagee thereunder to make such releases), (c) consents to releases related to condemnation of parcels of a Mortgaged Property, (d) the release of collateral securing any Mortgage Loan in connection with defeasance of the collateral for such Mortgage Loan or (e) the items listed in clause (vii) of this definition and clause (viii) of the definition of Master Servicer Decision;

(xiv)        other than in the case of a Non-Specially Serviced Loan, approval of easements and rights of way that materially affect the use or value of a Mortgaged Property or the borrower’s ability to make any payments with respect to the related Mortgage Loan;

(xv)           agreeing to any modification, waiver, consent or amendment of the related Mortgage Loan or Serviced Whole Loan in connection with a defeasance if such proposed modification, waiver, consent or amendment is with respect to (a) a modification of the type of defeasance collateral required under the Mortgage Loan documents such that defeasance collateral other than direct, non-callable obligations of the United States of America would be permitted or (b) a modification that would permit a principal prepayment instead of defeasance if the applicable loan documents do not otherwise permit such principal prepayment;

(xvi)        determining whether to cure any default by a borrower under a ground lease or permit any ground lease modification, amendment or subordination, non-disturbance and attornment agreement or entry into a new ground lease;

(xvii)     other than in the case of a Non-Specially Serviced Loan, consent to actions and releases related to condemnation of parcels of a Mortgaged Property with respect to a material parcel or a material income producing parcel or any condemnation that materially affects the use or value of the related Mortgaged Property or the ability of the related borrower to pay amounts due in respect of the related Mortgage Loan or any related Companion Loan when due;

(xviii)  following a default or an event of default with respect to a Mortgage Loan or Serviced Whole Loan, any exercise of remedies, including acceleration of the Mortgage Loan or Serviced Whole Loan or initiation of any proceedings, judicial or otherwise, under the related Mortgage Loan documents;

(xix)      other than in the case of any Non-Specially Serviced Loan, approval of any waiver regarding the receipt of financial statements (other than immaterial timing waivers including late financial statements which in no event relieve any borrower of

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the obligation to provide financial statements on at least a quarterly basis) following three consecutive late deliveries of financial statements; and

(xx)         the voting on any plan of reorganization, restructuring or similar plan in the bankruptcy of a borrower.

A “Non-Specially Serviced Loan” means any Serviced Mortgage Loan or Serviced Companion Loan that is not a Specially Serviced Loan.

Subject to the terms and conditions described in this section, the special servicer will be required to process all requests for any matter that constitutes a “Major Decision” with respect to all Serviced Mortgage Loans and Serviced Companion Loans. Upon receiving a request for any matter described in this section that constitutes a Major Decision with respect to a Serviced Mortgage Loan and any Serviced Companion Loan that is not a Specially Serviced Loan, the master servicer will be required to promptly forward such request to the special servicer, unless the master servicer and the special servicer mutually agree that the master servicer will process such request, and the special servicer will be required to process such request (including, without limitation, interfacing with the borrower) and, except as provided in the next sentence, the master servicer will have no further obligation with respect to such request or the Major Decision. With respect to such request, the master servicer will continue to cooperate with reasonable requests of the special servicer by delivering any additional information in the master servicer’s possession to the special servicer that is reasonably requested by the special servicer relating to such Major Decision. Except as mutually agreed to by the master servicer and the special servicer, the master servicer will not be required to interface with the borrower or provide a written recommendation and analysis with respect to any Major Decision.

In addition, the master servicer is required to provide the special servicer with any notice that it receives relating to a default by the borrower under a ground lease where the collateral for the Mortgage Loan is the ground lease, and the special servicer will determine in accordance with the Servicing Standard whether the issuing entity as lender should cure any borrower defaults relating to ground leases. Any costs relating to any such cure of a borrower default relating to a ground lease is required to be paid by the master servicer as a Servicing Advance.

Notwithstanding anything to the contrary contained herein, after the occurrence and during the continuance of a Control Termination Event but prior to the occurrence and continuance of a Consultation Termination Event, the Directing Certificateholder will remain entitled to receive any notices, reports or information to which it is entitled, and the special servicer and any other applicable party will be required to consult (on a non-binding basis) with the Directing Certificateholder (other than with respect to any Excluded Loan as to such party) in connection with any Major Decision to be taken or refrained from being taken in accordance with the PSA. After the occurrence and continuance of a Consultation Termination Event (and at any time with respect to any Excluded Loan with respect the Directing Certificateholder or the holder of the majority of the Controlling Class), the Directing Certificateholder will have no direction, consultation or consent rights and no right to receive any notices, reports or information (other than notices, reports or information required to be delivered to all Certificateholders) or any other rights as Directing Certificateholder.

Asset Status Report

So long as no Control Termination Event has occurred and is continuing, the Directing Certificateholder will have the right to disapprove the Asset Status Report prepared by the

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special servicer with respect to a Specially Serviced Loan (other than with respect to any Mortgage Loan that is an Excluded Loan as to such party). If a Consultation Termination Event has occurred and is continuing, the Directing Certificateholder will have no right to receive any Asset Status Report or consult with the special servicer with respect to Asset Status Reports. See “—Asset Status Report” above.

Prior to the occurrence of an Operating Advisor Consultation Event, or if an Operating Advisor Consultation Event is no longer continuing, the special servicer will be required to provide each Major Decision Reporting Package to the operating advisor promptly after such special servicer receives the Directing Certificateholder’s approval or deemed approval of such Major Decision Reporting Package; provided, that with respect to any Non-Specially Serviced Loan no Major Decision Reporting Package will be required to be delivered (and the special servicer will use reasonable efforts not to deliver such Major Decision Reporting Package) prior to the occurrence of an Operating Advisor Consultation Event or if an Operating Advisor Consultation Event is no longer continuing. After the occurrence and during the continuance of an Operating Advisor Consultation Event (whether or not a Control Termination Event is continuing), the special servicer will be required to provide each Major Decision Reporting Package to the operating advisor simultaneously with the special servicer’s written request for the operating advisor’s input regarding the related Major Decision (which written request and Major Decision Reporting Package may be delivered in one notice), as set forth under “—Control Termination Event, Operating Advisor Consultation Event and Consultation Termination Event”.

Replacement of the Special Servicer

With respect to any Mortgage Loan other than an applicable Excluded Loan and for so long as no Control Termination Event has occurred and is continuing, the Directing Certificateholder will have the right to replace the special servicer with or without cause as described under “—Replacement of the Special Servicer Without Cause” and “—Termination of the Master Servicer or Special Servicer for Cause—Servicer Termination Events” below.

Control Termination Event, Operating Advisor Consultation Event and Consultation Termination Event

With respect to any Mortgage Loan (other than a Non-Serviced Mortgage Loan or any applicable Excluded Loan as to the Directing Certificateholder or the holder of the majority of the Controlling Class) or Serviced Whole Loan and subject to the rights of any Companion Holder under an Intercreditor Agreement, if a Control Termination Event has occurred and is continuing, but for so long as no Consultation Termination Event has occurred and is continuing, the special servicer will not be required to obtain the consent of the Directing Certificateholder with respect to any of the Major Decisions or Asset Status Reports, but will be required to consult with the Directing Certificateholder in connection with any Major Decision or Asset Status Report (or any other matter for which the consent of the Directing Certificateholder would have been required or for which the Directing Certificateholder would have the right to direct the special servicer if no Control Termination Event had occurred and was continuing) and to consider alternative actions recommended by the Directing Certificateholder, in respect of such Major Decision or Asset Status Report (or such other matter). Such consultation will not be binding on the special servicer; provided, that prior to the occurrence and continuance of a Consultation Termination Event, the related Mortgage Loan must also be a Specially Serviced Loan. In the event the special servicer receives no response from the Directing Certificateholder within 10 business days following its written request for input (which request is required to include the related Major Decision Reporting Package) on any required consultation, the special servicer will not be obligated

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to consult with the Directing Certificateholder on the specific matter; provided, however, that the failure of the Directing Certificateholder to respond will not relieve the special servicer from consulting with the Directing Certificateholder on any future matters with respect to the related Mortgage Loan (other than a Non-Serviced Mortgage Loan or any applicable Excluded Loan as to the Directing Certificateholder or the holder of the majority of the Controlling Class) or Serviced Whole Loan. The special servicer will be required to provide each Major Decision Reporting Package to the operating advisor (a) prior to the occurrence of an Operating Advisor Consultation Event, promptly after the special servicer receives the Directing Certificateholder’s approval or deemed approval with respect to such Major Decision or (b) following the occurrence and during the continuance of an Operating Advisor Consultation Event, simultaneously upon providing such Major Decision Reporting Package to the Directing Certificateholder; provided, however, that with respect to any Non-Specially Serviced Loan no Major Decision Reporting Package will be required to be delivered prior to the occurrence and continuance of an Operating Advisor Consultation Event. With respect to any particular Major Decision and/or related Major Decision Reporting Package or any Asset Status Report required to be delivered by the special servicer to the operating advisor, the special servicer will be required to make available to the operating advisor a servicing officer with the relevant knowledge regarding any Mortgage Loan and such Major Decision and/or Asset Status Report in order to address reasonable questions that the operating advisor may have relating to, among other things, such Major Decision and/or Asset Status Report.

With respect to any Excluded Special Servicer Loan (that is not also an applicable Excluded Loan as to the Directing Certificateholder or the holder of the majority of the Controlling Class), if any, the Directing Certificateholder (prior to the occurrence and continuance of a Control Termination Event) will be required to select an Excluded Special Servicer with respect to such Excluded Special Servicer Loan. At any time after the occurrence and during the continuance of a Control Termination Event, or if the applicable Excluded Special Servicer Loan is also an applicable Excluded Loan or if the Directing Certificateholder is entitled to appoint the Excluded Special Servicer but does not so appoint a replacement special servicer in writing, with a copy to the applicable special servicer, within 30 days of notice of resignation (provided that the conditions required to be satisfied for the appointment of the replacement special servicer to be effective are not required to be completed within such 30-day period but in any event are to be completed within 120 days), upon receipt of written notice the resigning special servicer will be required to use reasonable efforts to select the related Excluded Special Servicer. The resigning special servicer will not have any liability with respect to the actions or inactions of the applicable Excluded Special Servicer or with respect to the identity of the applicable Excluded Special Servicer.

In addition, if an Operating Advisor Consultation Event has occurred and is continuing, the special servicer will also be required to deliver a Major Decision Reporting Package to the operating advisor and consult with the operating advisor in connection with any Major Decision (and such other matters that are subject to consultation rights of the operating advisor pursuant to the PSA) and to consider alternative actions recommended by the operating advisor in respect of such Major Decision; provided that such consultation is on a non-binding basis. In the event the special servicer receives no response from the operating advisor within 10 business days following the later of (i) its written request for input on any required consultation (which request is required to include the related Major Decision Reporting Package) and (ii) delivery of all such additional information reasonably requested by the operating advisor related to the subject matter of such consultation, the special servicer will not be obligated to consult with the operating advisor on the specific matter; provided, however, that the failure of the operating advisor to respond will not relieve the

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special servicer from consulting with the operating advisor on any future matters with respect to the related Mortgage Loan or Serviced Whole Loan or any other Mortgage Loan. Notwithstanding anything to the contrary contained in this prospectus, with respect to any applicable Excluded Loan as to the Directing Certificateholder or the holder of the majority of the Controlling Class (regardless of whether an Operating Advisor Consultation Event has occurred and is continuing), the special servicer or the related Excluded Special Servicer, as applicable, will be required to consult with the operating advisor, on a non-binding basis, in connection with the related transactions involving proposed Major Decisions and consider alternative actions recommended by the operating advisor, in respect thereof, in accordance with the procedures set forth in the PSA for consulting with the operating advisor.

If a Consultation Termination Event has occurred and is continuing, no class of certificates will act as the Controlling Class, and the Directing Certificateholder will not have any consultation or consent rights under the PSA or any right to receive any notices, reports or information (other than notices, reports or information required to be delivered to all Certificateholders) or any other rights as Directing Certificateholder under the PSA. The special servicer will nonetheless be required to consult with the operating advisor in connection with Major Decisions, asset status reports and other material special servicing actions to the extent set forth in the PSA, and no Controlling Class Certificateholder will be recognized or have any right to approve or be consulted with respect to asset status reports or material special servicer actions.

A “Control Termination Event” will occur when the Class E-RR certificates have a Certificate Balance (taking into account the application of any Cumulative Appraisal Reduction Amounts to notionally reduce the Certificate Balance of such class) of less than 25% of the initial Certificate Balance of that class; provided that a Control Termination Event will be deemed not continuing in the event that the Certificate Balances of the Principal Balance Certificates other than the Control Eligible Certificates have been reduced to zero as a result of principal payments on the Mortgage Loans.

A “Consultation Termination Event” will occur when  no class of Control Eligible Certificates that has a then-outstanding Certificate Balance at least equal to 25% of the initial Certificate Balance of that class, in each case, without regard to the application of any Cumulative Appraisal Reduction Amounts; provided that a Consultation Termination Event will be deemed not continuing in the event that the Certificate Balances of the Principal Balance Certificates other than the Control Eligible Certificates have been reduced to zero as a result of principal payments on the Mortgage Loans.

The certificate administrator will notify the operating advisor, the master servicer and the special servicer within 10 business days of its determination of the existence or cessation of (i) any Control Termination Event, (ii) any Consultation Termination Event or (iii) any Operating Advisor Consultation Event.

The Directing Certificateholder will not have any consent or consultation rights with respect to any Mortgage Loan determined to be an Excluded Loan as to either such Directing Certificateholder or the holder of the majority of the Controlling Class. Notwithstanding any proviso to, or any other contrary provision in, the definitions of “Control Termination Event”, “Operating Advisor Consultation Event”, “Consultation Termination Event”, in respect of the servicing of any such Excluded Loan, a Control Termination Event, Operating Advisor Consultation Event and a Consultation Termination Event will each be deemed to have occurred with respect to any such Excluded Loan as to such party.

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For a description of certain restrictions on any modification, waiver or amendment to the Mortgage Loan documents, see “—Modifications, Waivers and Amendments” above.

Servicing Override

In the event that the master servicer or the special servicer, as applicable, determines that immediate action with respect to any Major Decision or Master Servicer Decision (or any other matter requiring consent of the Directing Certificateholder with respect to any Mortgage Loan other than an Excluded Loan as to the Directing Certificateholder or the holder of the majority of the Controlling Class and with respect to the Directing Certificateholder, prior to the occurrence and continuance of a Control Termination Event in the PSA (or any matter requiring consultation with the Directing Certificateholder or the operating advisor)) is necessary to protect the interests of the Certificateholders (and, with respect to a Serviced Whole Loan, the interest of the Certificateholders and of any related Serviced Pari Passu Companion Loan), as a collective whole (taking into account the pari passu nature of any Companion Loan), the master servicer or special servicer, as the case may be, may take any such action without waiting for the Directing Certificateholder’s response (or without waiting to consult with the Directing Certificateholder or the operating advisor, as the case may be); provided that the special servicer or master servicer, as applicable, if and to the extent required pursuant to the PSA, provides the Directing Certificateholder (or the operating advisor, if applicable) with prompt written notice following such action including a reasonably detailed explanation of the basis for such action.

In addition, neither the master servicer nor the special servicer (i) will be required to take or refrain from taking any action pursuant to instructions or objections from the Directing Certificateholder or (ii) may follow any advice or consultation provided by the Directing Certificateholder, the operating advisor or the holder of a Serviced Pari Passu Companion Loan (or its representative) that would (1) cause it to violate any applicable law, the related Mortgage Loan documents, any related Intercreditor Agreement, the PSA, including the Servicing Standard, or the REMIC provisions of the Code, (2) expose the master servicer, the special servicer, the certificate administrator, the operating advisor, the asset representations reviewer, the issuing entity or the trustee to liability, (3) materially expand the scope of responsibilities of any party to the PSA under the PSA or (4) cause the master servicer or special servicer, as applicable, to act, or fail to act, in a manner which in the reasonable judgment of the master servicer or special servicer, as applicable, is not in the best interests of the Certificateholders.

Rights of the Directing Certificateholder with respect to Non-Serviced Mortgage Loans

With respect to any Non-Serviced Whole Loan, the Directing Certificateholder for this securitization will not be entitled to exercise the rights described above, but such rights, or rights substantially similar to those rights, will be exercisable by the related Non-Serviced Directing Certificateholder or Controlling Holder, as applicable. The issuing entity, as the holder of the Non-Serviced Mortgage Loans has consultation rights with respect to certain major decisions relating to the related Non-Serviced Whole Loan and, other than in respect of an Excluded Loan as to the Directing Certificateholder or the holder of the majority of the Controlling Class, so long as no Consultation Termination Event has occurred and is continuing, the Directing Certificateholder will be entitled to exercise such consultation rights of the issuing entity pursuant to the terms of the related Intercreditor Agreement. In addition, other than in respect of an Excluded Loan, so long as no Control Termination Event has occurred and is continuing, the Directing Certificateholder may have certain consent rights in connection with a sale of a Non-Serviced Whole Loan that has become a defaulted

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loan under the related Non-Serviced PSA. See also “Description of the Mortgage Pool—The Whole Loans—The Non-Serviced Pari Passu Whole Loans” and “Pooling and Servicing Agreement—Servicing of the Non-Serviced Mortgage Loans”.

Rights of the Holders of Serviced Pari Passu Companion Loans

With respect to a Serviced Pari Passu Mortgage Loan, the holder of the related Pari Passu Companion Loan has consultation rights with respect to certain Major Decisions and notice and information rights in connection with the sale of the related Serviced Whole Loan if it has become a Defaulted Loan to the extent described in “Description of the Mortgage Pool—The Whole Loans—The Serviced Pari Passu Whole Loans” and “—Sale of Defaulted Loans and REO Properties”.

Limitation on Liability of Directing Certificateholder

The Directing Certificateholder will not be liable to the issuing entity or the Certificateholders for any action taken, or for refraining from the taking of any action, or for errors in judgment. However, the Directing Certificateholder will not be protected against any liability to the Controlling Class Certificateholders that would otherwise be imposed by reason of willful misconduct, bad faith or negligence in the performance of duties or by reason of reckless disregard of obligations or duties owed to the Controlling Class Certificateholders.

Each Certificateholder will acknowledge and agree, by its acceptance of its certificates, that the Directing Certificateholder:

(a)  may have special relationships and interests that conflict with those of holders of one or more classes of certificates;

(b)  may act solely in the interests of the holders of the Controlling Class;

(c)  does not have any liability or duties to the holders of any class of certificates (other than the Controlling Class);

(d)  may take actions that favor the interests of the holders of one or more classes including the Controlling Class over the interests of the holders of one or more other classes of certificates; and

(e)  will have no liability whatsoever (other than to a Controlling Class Certificateholder) for having so acted as set forth in clauses (a) – (d) above, and no Certificateholder may take any action whatsoever against the Directing Certificateholder or any director, officer, employee, agent or principal of the Directing Certificateholder for having so acted.

The taking of, or refraining from taking, any action by the master servicer or special servicer in accordance with the direction of or approval of the Directing Certificateholder, which does not violate the terms of any Mortgage Loan, any law, the Servicing Standard or the provisions of the PSA or the related Intercreditor Agreement, will not result in any liability on the part of the master servicer or special servicer.

Each Certificateholder will acknowledge and agree, by its acceptance of its certificates, that the holders of a Non-Serviced Companion Loan or their respective designees (e.g., the related Non-Serviced Directing Certificateholder) will have limitations on liability with respect to actions taken in connection with the related Mortgage Loan similar to the limitations of the Directing Certificateholder described above pursuant to the terms of the

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related Intercreditor Agreement and the related Non-Serviced PSA. See “Description of the Mortgage Pool—The Whole Loans—The Non-Serviced Pari Passu Whole Loans”.

The Operating Advisor

General

The operating advisor will act solely as a contracting party to the extent set forth in the PSA, and in accordance with the Operating Advisor Standard, and will have no fiduciary duty to any party. The operating advisor’s duties will be limited to its specific duties under the PSA, and the operating advisor will have no duty or liability to any particular class of certificates or any Certificateholder or any third-party. The operating advisor is not a special servicer or a sub-servicer and will not be charged with changing the outcome on any particular decision with respect to a Specially Serviced Loan. By purchasing a certificate, potential investors acknowledge and agree that there could be multiple strategies to resolve any Specially Serviced Loan and that the goal of the operating advisor’s participation is to provide additional input relating to the special servicer’s compliance with the Servicing Standard in making its determinations as to which strategy to execute.

Potential investors should note that the operating advisor is not an “advisor” for any purpose other than as specifically set forth in the PSA and is not an advisor to any person, including without limitation any Certificateholder. For the avoidance of doubt, the operating advisor is not an “investment adviser” within the meaning of the Investment Advisers Act of 1940, as amended, or a “broker” or “dealer” within the meaning of the Exchange Act. See “Risk Factors—Other Risks Relating to the Certificates—Your Lack of Control Over the Issuing Entity and the Mortgage Loans Can Impact Your Investment”.

Notwithstanding the foregoing, the operating advisor will generally have no obligations or consultation rights as operating advisor under the PSA for this transaction with respect to any Non-Serviced Whole Loan (which will be serviced pursuant to the related Non-Serviced PSA) or any related REO Properties, except as described under “—Description of the Mortgage Pool—The Whole Loans”. In addition, the operating advisors or equivalent parties (if any) under the applicable Non-Serviced PSAs have certain obligations and consultation rights which are substantially similar to those of the operating advisor under the PSA. Furthermore, the operating advisor will have no obligations or responsibility at any time to review or assess the actions of the master servicer for compliance with the Servicing Standard, and the operating advisor will not be required to consider the master servicer’s actions in connection with any annual report.

Duties of Operating Advisor at All Times

With respect to each Serviced Mortgage Loan, the operating advisor’s obligations will generally consist of the following:

(a)  reviewing the actions of the special servicer with respect to any Specially Serviced Loan to the extent described in this prospectus and required under the PSA;

(b)  reviewing (i) all reports by the special servicer made available to Privileged Persons that are posted on the certificate administrator’s website that are relevant to the operating advisor’s obligations under the PSA and (ii) each Asset Status Report (after the occurrence and during the continuance of an Operating Advisor Consultation Event) and Final Asset Status Report;

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(c)  reviewing for accuracy and consistency with the PSA the mathematical calculations and the corresponding application of the non-discretionary portion of the applicable formulas required to be utilized in connection with Appraisal Reduction Amounts, Collateral Deficiency Amounts, Cumulative Appraisal Reduction Amounts and net present value calculations used in the special servicer’s determination of what course of action to take in connection with the workout or liquidation of a Specially Serviced Loan, as described below; and

(d)  preparing an annual report (if any Serviced Mortgage Loan or Serviced Whole Loan was a Specially Serviced Loan at any time during the prior calendar year or if an Operating Advisor Consultation Event occurred during the prior calendar year) generally in the form attached to this prospectus as Annex C, to be provided to the special servicer, the certificate administrator (and made available through the certificate administrator’s website) and the 17g-5 Information Provider (and made available through the 17g-5 Information Provider’s website), as described below under “—Annual Report”.

In connection with the performance of the duties described in clause (c) above:

(i)                    after the calculation has been finalized (and, if an Operating Advisor Consultation Event has occurred and is continuing, prior to the utilization by the special servicer), the special servicer will be required to deliver the foregoing calculations together with information and support materials (including such additional information that is reasonably requested by the operating advisor to confirm the mathematical accuracy of such calculations, but not including any Privileged Information) to the operating advisor;

(ii)                 if the operating advisor does not agree with the mathematical calculations or the application of the applicable non-discretionary portions of the formula required to be utilized for such calculation, the operating advisor and the special servicer will be required to consult with each other in order to resolve any material inaccuracy in the mathematical calculations or the application of the non-discretionary portions of the related formula in arriving at those mathematical calculations or any disagreement; and

(iii)              if the operating advisor and the special servicer are not able to resolve such matters, the operating advisor will be required to promptly notify the certificate administrator and the certificate administrator will be required to examine the calculations and supporting materials provided by the special servicer and the operating advisor and determine which calculation is to apply and will provide such parties prompt written notice of its determination.

Prior to the occurrence and continuance of an Operating Advisor Consultation Event, the operating advisor’s review will be limited to an after-the-action review of the reports, calculations and materials described above (together with any additional information and material reviewed by the operating advisor), and, therefore, it will have no involvement with respect to the determination and execution of Major Decisions and other similar actions that the special servicer may perform under the PSA and will have no obligations at any time with respect to any Non-Serviced Mortgage Loan. In addition, with respect to the operating advisor’s review of net present value or Appraisal Reduction Amount calculations as described above, the operating advisor’s recalculation will not take into account the reasonableness of the special servicer’s property and borrower performance assumptions or other similar discretionary portions of the net present value or Appraisal Reduction Amount calculation.

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With respect to the determination of whether an Operating Advisor Consultation Event has occurred and is continuing, or has terminated, the operating advisor is entitled to rely solely on its receipt from the Certificate Administrator of notice thereof pursuant to the PSA, and, with respect to any obligations of the operating advisor that are performed only after the occurrence and continuation of an Operating Advisor Consultation Event, the operating advisor will have no obligation to perform any such duties until the receipt of such notice or actual knowledge of the occurrence of an Operating Advisor Consultation Event.

The “Operating Advisor Standard” means the requirement that the operating advisor must act solely on behalf of the issuing entity and in the best interest of, and for the benefit of, the Certificateholders and, with respect to any Serviced Whole Loan for the benefit of the holders of the related Companion Loan (as a collective whole as if such Certificateholders and Companion Holders constituted a single lender), and not in the best interest of, or for the benefit of, holders of any particular class of certificates (as determined by the operating advisor in the exercise of its good faith and reasonable judgment), but without regard to any conflict of interest arising from any relationship that the operating advisor or any of its affiliates may have with any of the underlying borrowers, any sponsor, any mortgage loan seller, the depositor, the master servicer, the special servicer, the asset representations reviewer, any Certificateholder, or any of their respective affiliates. The operating advisor will perform its duties under the PSA in accordance with the Operating Advisor Standard.

Annual Report

Based on the operating advisor’s review of (i) any Assessment of Compliance report, any Attestation Report and other information delivered to the operating advisor by the special servicer or made available to Privileged Persons that are posted on the certificate administrator’s website during the prior calendar year, (ii) prior to the occurrence and continuance of an Operating Advisor Consultation Event, with respect to any Specially Serviced Loan, any related Final Asset Status Report or Major Decision Reporting Package provided to the operating advisor and (iii) after the occurrence and continuance of an Operating Advisor Consultation Event, any Asset Status Report and any Major Decision Reporting Package provided to the operating advisor with respect to any Mortgage Loan, the operating advisor will (to the extent required to be delivered for a particular calendar year as described above) prepare an annual report substantially in the form attached to this prospectus as Annex C (the “Operating Advisor Annual Report”) to be provided to the special servicer, the 17g-5 Information Provider (and made available through the 17g-5 Information Provider’s website) and the certificate administrator for the benefit of the Certificateholders (and made available through the certificate administrator’s website) within 120 days of the end of the prior calendar year that (a) sets forth whether the operating advisor believes, in its sole discretion exercised in good faith, that the special servicer is operating in compliance with the Servicing Standard with respect to its performance of its duties under the PSA with respect to Specially Serviced Loans (and, after the occurrence and continuance of an Operating Advisor Consultation Event, also with respect to Major Decisions on Non-Specially Serviced Loans) during the prior calendar year on an “asset-level basis” and (b) identifies (1) which, if any, standards the operating advisor believes, in its sole discretion exercised in good faith, the special servicer has failed to comply with and (2) any material deviations from the special servicer’s obligations under the PSA with respect to the resolution or liquidation of any Specially Serviced Loan or REO Property (other than with respect to any REO Property related to any Non-Serviced Mortgage Loan) (and, after the occurrence and continuance of an Operating Advisor Consultation Event, with respect to Major Decisions on Non-Specially Serviced Loans); provided, however, that in the event the special servicer is replaced, the Operating Advisor Annual Report will only relate to the entity that was acting as special servicer as of

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December 31 in the prior calendar year and is continuing in such capacity through the date of such annual report. In addition, in preparing any Operating Advisor Annual Report, the operating advisor will not be required to report on instances of non-compliance with, or deviations from, the Servicing Standard or the special servicer’s obligations under the PSA that the operating advisor determines, in its sole discretion exercised in good faith, to be immaterial.

Only as used in connection with the Operating Advisor Annual Report, the term “asset-level basis” refers to the special servicer’s performance of its duties with respect to the resolution and liquidation of Specially Serviced Loans (and, after the occurrence and continuance of an Operating Advisor Consultation Event, with respect to Major Decisions on Non-Specially Serviced Loans) under the PSA, taking into account the special servicer’s specific duties under the PSA as well as the extent to which those duties were performed in accordance with the Servicing Standard, with reasonable consideration by the operating advisor of any Assessment of Compliance report, Attestation Report, Major Decision Reporting Package, Asset Status Report (during the continuance of an Operating Advisor Consultation Event), Final Asset Status Report and any other information delivered to the operating advisor by the special servicer (other than any communications between the Directing Certificateholder and the special servicer that would be Privileged Information) pursuant to the PSA.

The special servicer must be given an opportunity to review any annual report produced by the operating advisor at least 5 business days prior to its delivery to the certificate administrator and the 17g-5 Information Provider; provided that the operating advisor will have no obligation to adopt any comments to such annual report that are provided by the special servicer.

In each annual report, the operating advisor will identify any material deviations (i) from the Servicing Standard and (ii) from the applicable special servicer’s obligations under the PSA with respect to the resolution or liquidation of Specially Serviced Loans or REO Properties that the special servicer is responsible for servicing under the PSA (other than with respect to any REO Property related to a Non-Serviced Mortgage Loan) (and, after the occurrence and continuance of an Operating Advisor Consultation Event, with respect to Major Decisions on Non-Specially Serviced Loans) based on the limited review required in the PSA. Each Operating Advisor Annual Report will be required to comply with the confidentiality requirements, subject to certain exceptions, each as described in this prospectus and as provided in the PSA regarding Privileged Information. In preparing any operating advisor annual report, the operating advisor will not be required to provide or obtain a legal opinion, legal review or legal conclusion.

The ability to perform the duties of the operating advisor and the quality and the depth of any Operating Advisor Annual Report will be dependent upon the timely receipt of information prepared or made available by others and the accuracy and the completeness of such information. In addition, in no event will the operating advisor have the power to compel any transaction party to take, or refrain from taking, any action. It is possible that the lack of access to Privileged Information may limit or prohibit the operating advisor from performing its duties under the PSA, in which case any Operating Advisor Annual Report will describe any resulting limitations, and the operating advisor will not be subject to any liability arising from such limitations or prohibitions. The operating advisor will be entitled to conclusively rely on the accuracy and completeness of any information it is provided without liability for any such reliance thereunder.

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Additional Duties of the Operating Advisor While an Operating Advisor Consultation Event Has Occurred and Is Continuing

With respect to each Mortgage Loan (other than any Non-Serviced Mortgage Loan) or Serviced Whole Loan, after the operating advisor has received notice that an Operating Advisor Consultation Event has occurred and is continuing, in addition to the duties described above, the operating advisor will be required to perform the following additional duties:

●	to consult (on a non-binding basis) with the special servicer (telephonically or electronically) in respect of the Asset Status Reports, as described under “—Asset Status Report”; and
●	to consult (on a non-binding basis) with the special servicer to the extent it has received a Major Decision Reporting Package (telephonically or electronically) with respect to Major Decisions processed by the special servicer as described under “—The Directing Certificateholder—Major Decisions”.

To facilitate the consultation above, the special servicer will be required to send to the operating advisor an Asset Status Report or Major Decision Reporting Package, as applicable, before the action is implemented.

Recommendation of the Replacement of the Special Servicer

If at any time the operating advisor determines, in its sole discretion exercised in good faith, that (1) the special servicer is not performing its duties as required under the PSA or is otherwise not acting in accordance with the Servicing Standard, and (2) the replacement of the special servicer would be in the best interest of the Certificateholders as a collective whole, then the operating advisor may recommend the replacement of the special servicer and deliver a report supporting such recommendation in the manner described in “—Replacement of the Special Servicer After Operating Advisor Recommendation and Investor Vote”.

Eligibility of Operating Advisor

The operating advisor will be required to be an Eligible Operating Advisor at all times during the term of the PSA. “Eligible Operating Advisor” means an entity:

(i)                    that is a special servicer or operating advisor on a commercial mortgage-backed securities transaction rated by the Rating Agencies (including, in the case of the operating advisor, this transaction) but has not been a special servicer or operating advisor on a transaction for which any Rating Agency has qualified, downgraded or withdrawn its rating or ratings of one or more classes of certificates for such transaction citing servicing or other relevant concerns with the operating advisor in its capacity as the special servicer or operating advisor, as applicable, as the sole or a material factor in such rating action;

(ii)                 that can and will make the representations and warranties of the operating advisor set forth in the PSA;

(iii)              that is not (and is not affiliated (including Risk Retention Affiliated) with) the depositor, the trustee, the certificate administrator, the master servicer, the special servicer, a mortgage loan seller, a Borrower Party, the Directing Certificateholder, the Third Party Purchasers, or a depositor, a trustee, a certificate administrator, the

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master servicer or the special servicer with respect to the securitization of a Companion Loan, or any of their respective affiliates (including Risk Retention Affiliates);

(iv)               that has not been paid by the special servicer or successor special servicer any fees, compensation or other remuneration (x) in respect of its obligations under the PSA or (y) for the appointment or recommendation for replacement of a successor special servicer to become the special servicer;

(v)                  that (x) has (or all of the personnel responsible for supervising the obligations of the operating advisor have) been regularly engaged in the business of analyzing and advising clients in commercial mortgage-backed securities matters and has at least five years of experience in collateral analysis and loss projections, and (y) has (or all of the personnel responsible for supervising the obligations of the operating advisor have) at least five years of experience in commercial real estate asset management and experience in the workout and management of distressed commercial real estate assets; and

(vi)               that does not directly or indirectly, through one or more affiliates or otherwise, own or have derivative exposure in any interest in any certificates, any Mortgage Loan, any Companion Loan or securities backed by a Companion Loan or otherwise have any financial interest in the securitization transaction to which the PSA relates, other than in fees from its role as operating advisor and asset representations reviewer (to the extent it also acts as the asset representations reviewer).

“Risk Retention Affiliate” or “Risk Retention Affiliated” means “affiliate of” or “affiliated with”, as such terms are defined in 12 C.F.R. 43.2 of the Credit Risk Retention Rules.

Other Obligations of Operating Advisor

At all times, subject to the Privileged Information Exception, the operating advisor and its affiliates will be obligated to keep confidential any information appropriately labeled as “Privileged Information” and any information that appears on its face to be Privileged Information received from the special servicer or the Directing Certificateholder in connection with the Directing Certificateholder’s exercise of any rights under the PSA (including, without limitation, in connection with any Asset Status Report) or otherwise in connection with the transaction, except under the circumstances described below. As used in this prospectus, “Privileged Information” means (i) any correspondence between the Directing Certificateholder and the special servicer related to any Specially Serviced Loan (in each case, other than with respect to an Excluded Loan as to such party) or the exercise of the Directing Certificateholder’s consent or consultation rights under the PSA, (ii) any strategically sensitive information that the special servicer has reasonably determined (and has labeled or, in writing delivered together with such information, identified or otherwise communicated as privileged or confidential information) could compromise the issuing entity’s position in any ongoing or future negotiations with the related borrower or other interested party, (iii) information subject to attorney-client privilege (that has been labeled or, in writing delivered together with such information, identified or otherwise communicated as being subject to such privilege) and (iv) any Asset Status Report or Final Asset Status Report.

The operating advisor is required to keep all such Privileged Information confidential and may not disclose such Privileged Information to any person (including Certificateholders other than the Directing Certificateholder), other than (1) to the extent expressly required

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by the PSA, to the other parties to the PSA with a notice indicating that such information is Privileged Information, (2) pursuant to a Privileged Information Exception or (3) where necessary to support specific findings or conclusions concerning allegations of deviations from the Servicing Standard or the special servicer’s obligations under the PSA (i) in the Operating Advisor Annual Report or (ii) in connection with a recommendation by the operating advisor to replace the special servicer. Each party to the PSA that receives Privileged Information from the operating advisor with a notice stating that such information is Privileged Information may not disclose such Privileged Information to any person without the prior written consent of the special servicer and, unless a Control Termination Event has occurred, the Directing Certificateholder (with respect to any Mortgage Loan other than a Non-Serviced Whole Loan and other than any Excluded Loan as to such party) other than pursuant to a Privileged Information Exception.

“Privileged Information Exception” means, with respect to any Privileged Information, at any time (a) such Privileged Information becomes generally available to the public other than as a result of a disclosure directly or indirectly by the party restricted from disclosing such Privileged Information (the “Restricted Party”), (b) it is reasonable and necessary for the Restricted Party to disclose such Privileged Information in working with legal counsel, auditors, taxing authorities or other governmental agencies, (c) such Privileged Information was already known to such Restricted Party and not otherwise subject to a confidentiality obligation and/or (d) the Restricted Party is required by law, rule, regulation, order, judgment or decree to disclose such information.

Neither the operating advisor nor any of its affiliates may make any investment in any class of certificates; provided, however, that such prohibition will not apply to (i) riskless principal transactions effected by a broker dealer affiliate of the operating advisor or (ii) investments by an affiliate of the operating advisor if the operating advisor and such affiliate maintain policies and procedures that (A) segregate personnel involved in the activities of the operating advisor under the PSA from personnel involved in such affiliate’s investment activities and (B) prevent such affiliate and its personnel from gaining access to information regarding the issuing entity and the operating advisor and its personnel from gaining access to such affiliate’s information regarding its investment activities.

Delegation of Operating Advisor’s Duties

The operating advisor may delegate its duties to agents or subcontractors in accordance with the PSA to the extent such agents or subcontractors satisfy clauses (iii), (iv) and (vi) of the definition of “Eligible Operating Advisor”; however, the operating advisor will remain obligated and primarily liable for any actions required to be performed by it under the PSA without diminution of such obligation or liability or related obligation or liability by virtue of such delegation or arrangements or by virtue of indemnification from any person acting as its agents or subcontractor to the same extent and under the same terms and conditions as if the operating advisor alone were performing its obligations under the PSA.

Termination of the Operating Advisor With Cause

The following constitute operating advisor termination events under the PSA (each, an “Operating Advisor Termination Event”), whether any such event is voluntary or involuntary or is effected by operation of law or pursuant to any judgment, decree or order of any court or any order, rule or regulation of any administrative or governmental body:

(a)  any failure by the operating advisor to observe or perform in any material respect any of its covenants or agreements or the material breach of any of its representations or warranties under the PSA, which failure continues unremedied for a period of 30 days

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after the date on which written notice of such failure, requiring the same to be remedied, is given to the operating advisor by any party to the PSA or to the operating advisor, the certificate administrator and the trustee by the holders of certificates having greater than 25% of the aggregate Voting Rights; provided that with respect to any such failure that is not curable within such 30 day period, the operating advisor will have an additional cure period of 30 days to effect such cure so long as it has commenced to cure such failure within the initial 30 day period and has provided the trustee and the certificate administrator with an officer’s certificate certifying that it has diligently pursued, and is continuing to pursue, such cure;

(b)  any failure by the operating advisor to perform in accordance with the Operating Advisor Standard which failure continues unremedied for a period of 30 days after the date on which written notice of such failure, requiring the same to be remedied, is given to the operating advisor by any party to the PSA;

(c)  any failure by the operating advisor to be an Eligible Operating Advisor, which failure continues unremedied for a period of 30 days after the date on which written notice of such failure, requiring the same to be remedied, is given to the operating advisor by any party to the PSA;

(d)  a decree or order of a court or agency or supervisory authority having jurisdiction in the premises in an involuntary case under any present or future federal or state bankruptcy, insolvency or similar law for the appointment of a conservator or receiver or liquidator in any insolvency, readjustment of debt, marshaling of assets and liabilities or similar proceedings, or for the winding up or liquidation of its affairs, was entered against the operating advisor, and such decree or order remained in force undischarged or unstayed for a period of 60 days;

(e)  the operating advisor consents to the appointment of a conservator or receiver or liquidator or liquidation committee in any insolvency, readjustment of debt, marshaling of assets and liabilities, voluntary liquidation, or similar proceedings of or relating to the operating advisor or of or relating to all or substantially all of its property; or

(f)   the operating advisor admits in writing its inability to pay its debts generally as they become due, files a petition to take advantage of any applicable insolvency or reorganization statute, makes an assignment for the benefit of its creditors, or voluntarily suspends payment of its obligations.

Upon receipt by the certificate administrator of notice of the occurrence of any Operating Advisor Termination Event, the certificate administrator will be required to promptly provide written notice to all Certificateholders electronically by posting such notice on its internet website and by mail, unless the certificate administrator has received notice that such Operating Advisor Termination Event has been remedied.

Rights Upon Operating Advisor Termination Event

After the occurrence of an Operating Advisor Termination Event, the trustee may, and upon the written direction of Certificateholders representing at least 25% of the Voting Rights (taking into account the application of any Cumulative Appraisal Reduction Amounts to notionally reduce the Certificate Balance of the classes of certificates), the trustee will be required to promptly terminate the operating advisor for cause and appoint a replacement operating advisor that is an Eligible Operating Advisor; provided that no such termination will be effective until a successor operating advisor has been appointed and has assumed all of the obligations of the operating advisor under the PSA. The trustee may rely on a

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certification by the replacement operating advisor that it is an Eligible Operating Advisor. If the trustee is unable to find a replacement operating advisor that is an Eligible Operating Advisor within 30 days of the termination of the operating advisor, the depositor will be permitted to find a replacement.

Upon any termination of the operating advisor and appointment of a successor operating advisor, the trustee will, as soon as possible, be required to give written notice of the termination and appointment to the special servicer, the master servicer, the certificate administrator, the depositor, the Directing Certificateholder (for any Mortgage Loan other than an Excluded Loan as to such party and only for so long as no Consultation Termination Event has occurred), any Companion Holder, the Certificateholders and the 17g-5 Information Provider (and made available through the 17g-5 Information Provider’s website).

Waiver of Operating Advisor Termination Event

The holders of certificates representing at least 25% of the Voting Rights affected by any Operating Advisor Termination Event may waive such Operating Advisor Termination Event within 20 days of the receipt of notice from the trustee of the occurrence of such Operating Advisor Termination Event. Upon any such waiver of an Operating Advisor Termination Event, such Operating Advisor Termination Event will cease to exist and will be deemed to have been remedied. Upon any such waiver of an Operating Advisor Termination Event by Certificateholders, the trustee and the certificate administrator will be entitled to recover all costs and expenses incurred by it in connection with enforcement action taken with respect to such Operating Advisor Termination Event prior to such waiver from the issuing entity.

Termination of the Operating Advisor Without Cause

After the occurrence and during the continuance of a Consultation Termination Event, the operating advisor may be removed upon (i) the written direction of Certificateholders evidencing not less than 25% of the Voting Rights (taking into account the application of Cumulative Appraisal Reduction Amounts to notionally reduce the Certificate Balances of classes to which such Cumulative Appraisal Reduction Amounts are allocable) requesting a vote to replace the operating advisor with a replacement operating advisor that is an Eligible Operating Advisor selected by such Certificateholders, (ii) payment by such requesting holders to the certificate administrator of all reasonable fees and expenses to be incurred by the certificate administrator in connection with administering such vote and (iii) receipt by the trustee of the Rating Agency Confirmation with respect to such removal.

The certificate administrator will be required to promptly provide written notice to all Certificateholders of such request by posting such notice on its internet website, and by mail, and conduct the solicitation of votes of all certificates in such regard.

Upon the vote or written direction of holders of at least 75% of the Voting Rights (taking into account the application of Cumulative Appraisal Reduction Amounts to notionally reduce the Certificate Balances of classes to which such Cumulative Appraisal Reduction Amounts are allocable), the trustee will immediately replace the operating advisor with the replacement operating advisor.

Resignation of the Operating Advisor

The operating advisor may resign upon 30 days’ prior written notice to the depositor, the master servicer, the special servicer, the trustee, the certificate administrator, the asset representations reviewer and the Directing Certificateholder if the operating advisor has

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secured a replacement operating advisor that is an Eligible Operating Advisor and such replacement operating advisor has accepted its appointment as the replacement operating advisor and receipt by the trustee of a Rating Agency Confirmation from each Rating Agency. If no successor operating advisor has been so appointed and accepted the appointment within 30 days after the notice of resignation, the resigning operating advisor may petition any court of competent jurisdiction for the appointment of a successor operating advisor that is an Eligible Operating Advisor. No such resignation will become effective until the replacement operating advisor has assumed the resigning operating advisor’s responsibilities and obligations. The resigning operating advisor must pay all costs and expenses associated with the transfer of its duties.

Operating Advisor Compensation

Certain fees will be payable to the operating advisor, and the operating advisor will be entitled to be reimbursed for certain expenses, as described under “—Servicing and Other Compensation and Payment of Expenses”.

In the event the operating advisor resigns or is terminated for any reason it will remain entitled to any accrued and unpaid fees and reimbursement of Operating Advisor Expenses and any rights to indemnification provided under the PSA with respect to the period for which it acted as operating advisor.

The operating advisor will be entitled to reimbursement of certain expenses incurred by the operating advisor in the event that the operating advisor is terminated without cause. See “—Termination of the Operating Advisor Without Cause” above.

The Asset Representations Reviewer

Asset Review

Asset Review Trigger

On or prior to each Distribution Date, based on the CREFC® delinquent loan status report and/or the CREFC® loan periodic update file delivered by the master servicer for such Distribution Date, the certificate administrator will be required to determine if an Asset Review Trigger has occurred. If an Asset Review Trigger is determined to have occurred, the certificate administrator will be required to promptly provide notice to the asset representations reviewer and to provide notice to all Certificateholders by posting a notice of its determination on its internet website and by mailing such notice to the Certificateholders’ addresses appearing in the certificate register. On each Distribution Date after providing such notice to the Certificateholders, the certificate administrator, based on information provided to it by the master servicer or the special servicer, will be required to determine whether (1) any additional Mortgage Loan has become a Delinquent Loan, (2) any Mortgage Loan has ceased to be a Delinquent Loan and (3) an Asset Review Trigger has ceased to exist, and, if there is an occurrence of any of the events or circumstances identified in clauses (1), (2) and/or (3), deliver such information in a written notice (which may be via email) within 2 business days to the master servicer, the special servicer, the operating advisor and the asset representations reviewer.

An “Asset Review Trigger” will occur when either (1) Mortgage Loans with an aggregate outstanding principal balance of 25.0% or more of the aggregate outstanding principal balance of all of the Mortgage Loans (including any successor REO Loans (or a portion of any REO Loan corresponding to the predecessor Mortgage Loan, in the case of a Whole Loan)) held by the issuing entity as of the end of the applicable Collection Period are

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Delinquent Loans or (2)(A) prior to and including the second (2nd) anniversary of the Closing Date, at least ten (10) Mortgage Loans are Delinquent Loans as of the end of the applicable Collection Period and the outstanding principal balance of such Delinquent Loans in the aggregate constitutes at least 15.0% of the aggregate outstanding principal balance of all of the Mortgage Loans (including any successor REO Loans (or a portion of any REO Loan corresponding to the predecessor Mortgage Loan, in the case of a Whole Loan)) held by the issuing entity as of the end of the applicable Collection Period, or (B) after the second (2nd) anniversary of the Closing Date, at least fifteen (15) Mortgage Loans are Delinquent Loans as of the end of the applicable Collection Period and the outstanding principal balance of such Delinquent Loans in the aggregate constitutes at least 20.0% of the aggregate outstanding principal balance of all of the Mortgage Loans (including any successor REO Loans (or a portion of any REO Loan corresponding to the predecessor Mortgage Loan, in the case of a Whole Loan)) held by the issuing entity as of the end of the applicable Collection Period. The PSA will require that, if applicable, the certificate administrator include in the Distribution Report on Form 10-D relating to the distribution period in which the Asset Review Trigger occurred a description of the events that caused the Asset Review Trigger to occur.

We believe this Asset Review Trigger is appropriate considering the unique characteristics of pools of Mortgage Loans underlying CMBS. See “Risk Factors—Risks Relating to the Mortgage Loans—Static Pool Data Would Not Be Indicative of the Performance of this Pool”. In general, upon a Delinquent Loan becoming a Specially Serviced Loan, as part of the special servicer’s initial investigation into the circumstances that caused the Mortgage Loan to become delinquent and be transferred to the special servicer, the special servicer will typically conduct a review of the Delinquent Loan for possible breaches of representations and warranties. Given that the special servicer will commonly have already conducted such a review and discussed any findings with the Directing Certificateholder (prior to the occurrence and continuance of a Control Termination Event) prior to the occurrence of an Asset Review Trigger, to avoid additional fees, costs and expenses to the issuing entity, we set the Delinquent Loan percentage based on an outstanding principal balance in clause (1) of the definition of Asset Review Trigger to exceed a delinquency rate that would result in estimated losses that exceed the subordination provided by the Control Eligible Certificates. For purpose of this calculation, we assumed an average loss severity of 40% however, we cannot assure you that any actual loss severity will equal that assumed percentage. On the other hand, a significant number of Delinquent Loans by loan count, but representing a smaller percentage of the aggregate outstanding principal balance of the Mortgage Loans than the percentage set forth in clause (1) of the definition of Asset Review Trigger, could also indicate an issue with the quality of the Mortgage Pool. As a result, we believe it would be appropriate to have an alternative test as set forth in clause (2) of the definition of Asset Review Trigger, namely to have the Asset Review Trigger be met if Mortgage Loans representing 15 of the Mortgage Loans (by loan count) are Delinquent Loans so long as those Mortgage Loans represent at least 20% of the aggregate outstanding principal balance of the Mortgage Loans. With respect to prior pools of commercial mortgage loans for which Wells Fargo Bank (or its predecessors) was sponsor in a public offering of CMBS with a securitization closing date on or after January 1, 2017, the highest percentage of loans (by outstanding principal balance) that were delinquent at least 60 days at the end of any reporting period between January 2021 and December 2025 was 17.6%.

“Delinquent Loan” means a Mortgage Loan that is delinquent at least 60 days in respect of its Periodic Payments or balloon payment, if any, in either case such delinquency to be determined without giving effect to any grace period.

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Asset Review Vote

If Certificateholders evidencing not less than 5.0% of the Voting Rights deliver to the certificate administrator, within 90 days after the filing of the Form 10-D reporting the occurrence of an Asset Review Trigger (or, if the Trust’s obligation to file reports on Form 10-D has been suspended, within 90 days after the date of the posting of the notice of an Asset Review Trigger on the Certificate Administrator’s Website), a written direction requesting a vote to commence an Asset Review (an “Asset Review Vote Election”), the certificate administrator will promptly provide written notice of such direction to all Certificateholders (with a copy to the asset representations reviewer), and to conduct a solicitation of votes of Certificateholders to authorize an Asset Review. Upon the affirmative vote to authorize an Asset Review by Certificateholders evidencing at least (i) a majority of those Certificateholders who cast votes and (ii) a majority of an Asset Review Quorum within 150 days of the receipt of the Asset Review Vote Election (an “Affirmative Asset Review Vote”), the certificate administrator will promptly provide written notice of such Affirmative Asset Review Vote to all parties to the PSA, the underwriters, the mortgage loan sellers, the Directing Certificateholder and the Certificateholders. In the event an Affirmative Asset Review Vote has not occurred within such 150-day period following the receipt of the Asset Review Vote Election, no Certificateholder may request a vote or cast a vote for an Asset Review and the asset representations reviewer will not be required to review any Delinquent Loan unless and until, as applicable, (A) an additional Mortgage Loan has become a Delinquent Loan after the expiration of such 150-day period, (B) a new Asset Review Trigger has occurred as a result or an Asset Review Trigger is otherwise in effect, (C) the certificate administrator has timely received an Asset Review Vote Election after the occurrence of the events described in clauses (A) and (B) above and (D) an Affirmative Asset Review Vote has occurred within 150 days after the Asset Review Vote Election described in clause (C) above. After the occurrence of any Asset Review Vote Election or an Affirmative Asset Review Vote, no Certificateholder may make any additional Asset Review Vote Election except as described in the immediately preceding sentence. Any reasonable out-of-pocket expenses incurred by the certificate administrator in connection with administering such vote will be paid as an expense of the issuing entity from the Collection Account.

An “Asset Review Quorum” means, in connection with any solicitation of votes to authorize an Asset Review as described above, the holders of certificates evidencing at least 5.0% of the aggregate Voting Rights.

Review Materials

Upon receipt of notice from the certificate administrator of an Affirmative Asset Review Vote (the “Asset Review Notice”), the custodian (with respect to clauses (i) – (v) for all Mortgage Loans), the master servicer (with respect to clauses (vi) and (vii) for Non-Specially Serviced Loans for which it acts as master servicer) and the special servicer (with respect to clauses (vi) and (vii) for Specially Serviced Loans), in each case to the extent in such party’s possession, will be required to promptly, but in no event later than within 10 business days, provide the following materials in electronic format to the extent in their possession to the asset representations reviewer (collectively, with the Diligence Files posted to the secure data room by the certificate administrator, a copy of the prospectus, a copy of each related MLPA and a copy of the PSA, the “Review Materials”):

(i)                    a copy of an assignment of the Mortgage in favor of the trustee, with evidence of recording thereon, for each Delinquent Loan that is subject to an Asset Review;

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(ii)                 a copy of an assignment of any related assignment of leases (if such item is a document separate from the Mortgage) in favor of the trustee, with evidence of recording thereon, related to each Delinquent Loan that is subject to an Asset Review;

(iii)              a copy of the assignment of all unrecorded documents relating to each Delinquent Loan that is subject to an Asset Review, if not already covered pursuant to items (i) or (ii) above;

(iv)              a copy of all filed copies (bearing evidence of filing) or evidence of filing of any UCC financing statements related to each Delinquent Loan that is subject to an Asset Review;

(v)                 a copy of an assignment in favor of the trustee of any financing statement executed and filed in the relevant jurisdiction related to each Delinquent Loan that is subject to an Asset Review;

(vi)              a copy of any notice previously delivered by the master servicer or special servicer, as applicable, of any alleged defect or breach with respect to any Delinquent Loan; and

(vii)           copies of any other related documents that were entered into or delivered in connection with the origination of such Mortgage Loan that the asset representations reviewer has determined are necessary in connection with its completion of any Asset Review and that are requested by the asset representations reviewer, in the time frames and as otherwise described below.

In the event that, as part of an Asset Review of a Mortgage Loan, the asset representations reviewer determines that it is missing any document that is required to be part of the Review Materials for such Mortgage Loan and that is necessary in connection with its completion of the Asset Review, the asset representations reviewer will promptly, but in no event later than 10 business days after receipt of the Review Materials, notify the master servicer (with respect to Non-Specially Serviced Loans) or the special servicer (with respect to Specially Serviced Loans), as applicable, of such missing document(s), and request the master servicer or special servicer, as applicable, promptly, but in no event later than 10 business days after receipt of notification from the asset representations reviewer, deliver to the asset representations reviewer such missing document(s) to the extent in its possession. In the event any missing documents are not provided by the master servicer or special servicer, as applicable, within such 10 business day period, the asset representations reviewer will be required to request such documents from the related mortgage loan seller. The mortgage loan seller will be required under the related MLPA to deliver such additional documents only to the extent such documents are in the possession of such party but in any event excluding any documents that contain information that is proprietary to the related originator or mortgage loan seller or any draft documents or privileged or internal communications (and, if such documents are not in its possession, solely with respect to any Mortgage Loan sold by such mortgage loan seller that is a Non-Serviced Mortgage Loan, the mortgage loan seller will be required to make a request under the applicable Non-Serviced PSA for any such documents that are not in its possession). In the event any missing documents with respect to a Non-Serviced Mortgage Loan are not provided by the mortgage loan seller, the asset representations reviewer will request such documents from the parties to the related Non-Serviced PSA, to the extent that the asset representations reviewer is entitled to request such documents under such Non-Serviced PSA.

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The asset representations reviewer may, but is under no obligation to, consider and rely upon information furnished to it by a person that is not a party to the PSA or the related mortgage loan seller, and will do so only if such information can be independently verified (without unreasonable effort or expense to the asset representations reviewer) and is determined by the asset representations reviewer in its good faith and sole discretion to be relevant to the Asset Review (any such information, “Unsolicited Information”), as described below.

Asset Review

Upon its receipt of the Asset Review Notice and access to the Diligence Files posted to the secure data room with respect to a Delinquent Loan, the asset representations reviewer, as an independent contractor, will be required to commence a review of the compliance of each Delinquent Loan with the representations and warranties related to that Delinquent Loan (such review, the “Asset Review”). An Asset Review of each Delinquent Loan will consist of the application of a set of pre-determined review procedures (the “Tests”) for each representation and warranty made by the applicable mortgage loan seller with respect to such Delinquent Loan; provided, that the asset representations reviewer may, but is under no obligation to, modify any Test and/or associated Review Materials if, and only to the extent, the asset representations reviewer determines pursuant to the Asset Review Standard that it is necessary to modify such Test and/or associated Review Materials in order to facilitate its Asset Review in accordance with the Asset Review Standard. Once an Asset Review of a Mortgage Loan is completed, no further Asset Review will be required of or performed on that Mortgage Loan notwithstanding that such Mortgage Loan may continue to be a Delinquent Loan or become a Delinquent Loan again at the time when a new Asset Review Trigger occurs and a new Affirmative Asset Review Vote is obtained subsequent to the occurrence of such Asset Review Trigger.

“Asset Review Standard” means the performance by the asset representations reviewer of its duties under the PSA in good faith subject to the express terms of the PSA. All determinations or assumptions made by the asset representations reviewer in connection with an Asset Review are required to be made in the asset representations reviewer’s good faith discretion and judgment based on the facts and circumstances known to it at the time of such determination or assumption.

No Certificateholder will have the right to change the scope of the asset representations reviewer’s review, and the asset representations reviewer will not be required to review any information other than (i) the Review Materials and (ii) if applicable, Unsolicited Information.

The asset representations reviewer may, absent manifest error and subject to the Asset Review Standard, (i) assume, without independent investigation or verification, that the Review Materials are accurate and complete in all material respects and (ii) conclusively rely on such Review Materials.

The asset representations reviewer must prepare a preliminary report with respect to each delinquent loan within 56 days after the date on which access to the secure data room is provided by the certificate administrator. In the event that the asset representations reviewer determines that the Review Materials are insufficient to complete a Test and such missing documentation is not delivered to the asset representations reviewer by the master servicer (with respect to Non-Specially Serviced Loans) or the special servicer (with respect to Specially Serviced Loans), to the extent in the possession of the master servicer or special servicer, as applicable, or from the related mortgage loan seller within 10 business days following the request by the asset representations reviewer to the master servicer, the

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special servicer or the related mortgage loan seller, as the case may be, as described above, the asset representations reviewer will list such missing documents in a preliminary report setting forth the preliminary results of the application of the Tests and the reasons why such missing documents are necessary to complete a Test and (if the asset representations reviewer has so concluded) that the absence of such documents will be deemed to be a failure of such Test. The asset representations reviewer will be required to provide such preliminary report to the master servicer (with respect to Non-Specially Serviced Loans) or the special servicer (with respect to Specially Serviced Loans), and the related mortgage loan seller. If the preliminary report indicates that any of the representations and warranties fails or is deemed to fail any Test, the mortgage loan seller will have 90 days (the “Cure/Contest Period”) to remedy or otherwise refute the failure. Any documents or explanations to support the related mortgage loan seller’s claim that the representation and warranty has not failed a Test or that any missing documents in the Review Materials are not required to complete a Test will be sent by the related mortgage loan seller to the asset representations reviewer. For the avoidance of doubt, the asset representations reviewer will not be required to prepare a preliminary report in the event the asset representations reviewer determines that there is no Test failure with respect to the related Delinquent Loan.

The asset representations reviewer will be required, within 60 days after the date on which access to the secure data room is provided to the asset representations reviewer by the certificate administrator or within 10 days after the expiration of the Cure/Contest Period (whichever is later), to complete an Asset Review with respect to each Delinquent Loan and deliver (i) a report setting forth the asset representations reviewer’s findings and conclusions as to whether or not it has determined there is any evidence of a failure of any Test based on the Asset Review and a statement that the asset representations reviewer’s findings and conclusions set forth in such report were not influenced by any third party (an “Asset Review Report”) to each party to the PSA, the related mortgage loan seller for each Delinquent Loan and the Directing Certificateholder, and (ii) a summary of the asset representations reviewer’s conclusions included in such Asset Review Report (an “Asset Review Report Summary”) to the trustee, the special servicer and the certificate administrator. The period of time by which the Asset Review Report must be completed and delivered may be extended by up to an additional 30 days, upon written notice to the parties to the PSA and the related mortgage loan seller, if the asset representations reviewer determines pursuant to the Asset Review Standard that such additional time is required due to the characteristics of the Mortgage Loans and/or the Mortgaged Property or Mortgaged Properties. In no event will the asset representations reviewer be required to determine whether any Test failure constitutes a Material Defect, or whether the issuing entity should enforce any rights it may have against the related mortgage loan seller (or Franklin BSP Realty Trust, as guarantor of the repurchase and substitution obligations of BSPRT CMBS Finance, LLC), which, in each such case, will be the responsibility of the Enforcing Servicer. See “—Enforcement of Mortgage Loan Seller’s Obligations Under the MLPA” below. In addition, in the event that the asset representations reviewer does not receive any documentation that it requested from the master servicer (with respect to Non-Specially Serviced Loans), the special servicer (with respect to Specially Serviced Loans) or the related mortgage loan seller in sufficient time to allow the asset representations reviewer to complete its Asset Review and deliver an Asset Review Report, the asset representations reviewer will be required to prepare the Asset Review Report solely based on the documentation received by the asset representations reviewer with respect to the related Delinquent Loan, and the asset representations reviewer will have no responsibility to independently obtain any such documentation from any party to the PSA or otherwise. The PSA will require that the certificate administrator (i) include the Asset Review Report Summary in the Distribution Report on Form 10–D relating to the distribution

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period in which the Asset Review Report Summary was received, and (ii) post such Asset Review Report Summary to the certificate administrator’s website not later than two business days after receipt of such Asset Review Report Summary from the asset representations reviewer.

Eligibility of Asset Representations Reviewer

The asset representations reviewer will be required to represent and warrant in the PSA that it is an Eligible Asset Representations Reviewer. The asset representations reviewer is required to be at all times an Eligible Asset Representations Reviewer. If the asset representations reviewer ceases to be an Eligible Asset Representations Reviewer, the asset representations reviewer is required to immediately notify the master servicer, the special servicer, the trustee, the operating advisor, the certificate administrator and the Directing Certificateholder of such disqualification and immediately resign under the PSA as described under the “—Resignation of Asset Representations Reviewer” below.

An “Eligible Asset Representations Reviewer” is an entity that (i) is the special servicer, operating advisor or asset representations reviewer on a transaction rated by any of DBRS, Inc. (“Morningstar DBRS”), Fitch Ratings, Inc. (“Fitch”), Kroll Bond Rating Agency, LLC (“KBRA”), Moody’s Investors Service, Inc. (“Moody’s”) or S&P Global Ratings, acting through Standard & Poor’s Financial Services LLC (“S&P”) and that has not been the special servicer, operating advisor or asset representations reviewer on a transaction for which Morningstar DBRS, Fitch, KBRA, Moody’s or S&P has qualified, downgraded or withdrawn its rating or ratings of one or more classes of certificates for such transaction citing servicing or other relevant concerns with the special servicer, operating advisor or asset representations reviewer, as applicable, as the sole or material factor in such rating action, (ii) can and will make the representations and warranties of the asset representations reviewer set forth in the PSA, (iii) is not (and is not affiliated (including Risk Retention Affiliated) with) any sponsor, any mortgage loan seller, any originator, the master servicer, the special servicer, the depositor, the certificate administrator, the trustee, the Directing Certificateholder, a Third Party Purchaser, any successor third party purchaser or any of their respective affiliates (including Risk Retention Affiliates), (iv) has not performed (and is not affiliated with any party hired to perform) any due diligence, loan underwriting, brokerage, borrower advisory or similar services with respect to any Mortgage Loan or any related Companion Loan prior to the Closing Date for or on behalf of any sponsor, any mortgage loan seller, any underwriter, a Third Party Purchaser, any successor third party purchaser, any party to the PSA, the Directing Certificateholder or any of their respective affiliates, or have been paid any fees, compensation or other remuneration by any of them in connection with any such services and (v) that does not directly or indirectly, through one or more affiliates or otherwise, own any interest in any certificates, any Mortgage Loans, any Companion Loan or any securities backed by a Companion Loan or otherwise have any financial interest in the securitization transaction to which the PSA relates, other than in fees from its role as asset representations reviewer (or as operating advisor, if applicable) and except as otherwise set forth in the PSA.

Other Obligations of Asset Representations Reviewer

The asset representations reviewer and its affiliates are required to keep confidential any information appropriately labeled as “Privileged Information” and any information that appears on its face to be Privileged Information received from any party to the PSA or any sponsor under the PSA (including, without limitation, in connection with the review of the Mortgage Loans) and not disclose such Privileged Information to any person (including Certificateholders), other than (1) to the extent expressly required by the PSA in an Asset

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Review Report or otherwise, to the other parties to the PSA with a notice indicating that such information is Privileged Information or (2) pursuant to a Privileged Information Exception. Each party to the PSA that receives such Privileged Information from the asset representations reviewer with a notice stating that such information is Privileged Information may not disclose such Privileged Information to any person without the prior written consent of the special servicer other than pursuant to a Privileged Information Exception.

Neither the asset representations reviewer nor any of its affiliates may make any investment in any class of certificates; provided that such prohibition will not apply to (i) riskless principal transactions effected by a broker dealer affiliate of the asset representations reviewer or (ii) investments by an affiliate of the asset representations reviewer if the asset representations reviewer and such affiliate maintain policies and procedures that (A) segregate personnel involved in the activities of the asset representations reviewer under the PSA from personnel involved in such affiliate’s investment activities and (B) prevent such affiliate and its personnel from gaining access to information regarding the issuing entity and the asset representations reviewer and its personnel from gaining access to such affiliate’s information regarding its investment activities.

Delegation of Asset Representations Reviewer’s Duties

The asset representations reviewer may delegate its duties to agents or subcontractors in accordance with the PSA, however, the asset representations reviewer will remain obligated and primarily liable for any Asset Review required in accordance with the provisions of the PSA without diminution of such obligation or liability by virtue of such delegation or arrangements or by virtue of indemnification from any person acting as its agents or subcontractor to the same extent and under the same terms and conditions as if the asset representations reviewer alone were performing its obligations under the PSA.

Asset Representations Reviewer Termination Events

The following constitute asset representations reviewer termination events under the PSA (each, an “Asset Representations Reviewer Termination Event”) whether any such event is voluntary or involuntary or is effected by operation of law or pursuant to any judgment, decree or order of any court or any order, rule or regulation of any administrative or governmental body:

(i)                    any failure by the asset representations reviewer to observe or perform in any material respect any of its covenants or agreements or the material breach of any of its representations or warranties under the PSA, which failure continues unremedied for a period of 30 days after the date on which written notice of such failure, requiring the same to be remedied, is given to the asset representations reviewer by the trustee or to the asset representations reviewer and the trustee by the holders of certificates having greater than 25% of the Voting Rights; provided that with respect to any such failure that is not curable within such 30-day period, the asset representations reviewer will have an additional cure period of 30 days to effect such cure so long as it has commenced to cure such failure within the initial 30-day period and has provided the trustee and the certificate administrator with an officer’s certificate certifying that it has diligently pursued, and is continuing to pursue, such cure;

(ii)                 any failure by the asset representations reviewer to perform its obligations set forth in the PSA in accordance with the Asset Review Standard in any material

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respect, which failure continues unremedied for a period of 30 days after the date written notice of such failure, requiring the same to be remedied, is given to the asset representations reviewer by any party to the PSA;

(iii)              any failure by the asset representations reviewer to be an Eligible Asset Representations Reviewer, which failure continues unremedied for a period of 30 days after the date written notice of such failure, requiring the same to be remedied, is given to the asset representations reviewer by any party to the PSA;

(iv)               a decree or order of a court or agency or supervisory authority having jurisdiction in the premises in an involuntary case under any present or future federal or state bankruptcy, insolvency or similar law for the appointment of a conservator or receiver or liquidator in any insolvency, readjustment of debt, marshaling of assets and liabilities or similar proceedings, or for the winding-up or liquidation of its affairs, has been entered against the asset representations reviewer, and such decree or order has remained in force undischarged or unstayed for a period of 60 days;

(v)                  the asset representations reviewer consents to the appointment of a conservator or receiver or liquidator or liquidation committee in any insolvency, readjustment of debt, marshaling of assets and liabilities, voluntary liquidation, or similar proceedings of or relating to the asset representations reviewer or of or relating to all or substantially all of its property; or

(vi)               the asset representations reviewer admits in writing its inability to pay its debts generally as they become due, files a petition to take advantage of any applicable insolvency or reorganization statute, makes an assignment for the benefit of its creditors, or voluntarily suspends payment of its obligations.

Upon receipt by the certificate administrator of written notice of the occurrence of any Asset Representations Reviewer Termination Event, the certificate administrator will be required to promptly provide written notice to all Certificateholders (which is required to be simultaneously delivered to the asset representations reviewer) electronically by posting such notice on its internet website and by mail, unless the certificate administrator has received notice that such Asset Representations Reviewer Termination Event has been remedied.

Rights Upon Asset Representations Reviewer Termination Event

If an Asset Representations Reviewer Termination Event occurs, and in each and every such case, so long as such Asset Representations Reviewer Termination Event has not been remedied, then either the trustee (i) may or (ii) upon the written direction of Certificateholders evidencing at least 25% of the Voting Rights (without regard to the application of any Cumulative Appraisal Reduction Amounts) will be required to, terminate all of the rights and obligations of the asset representations reviewer under the PSA, other than rights and obligations accrued prior to such termination and other than indemnification rights (arising out of events occurring prior to such termination), by written notice to the asset representations reviewer. The asset representations reviewer is required to bear all reasonable costs and expenses of each other party to the PSA in connection with its termination for cause.

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Termination of the Asset Representations Reviewer Without Cause

Upon (i) the written direction of Certificateholders evidencing not less than 25% of the Voting Rights (without regard to the application of any Cumulative Appraisal Reduction Amounts) requesting a vote to terminate and replace the asset representations reviewer with a proposed successor asset representations reviewer that is an Eligible Asset Representations Reviewer, and (ii) payment by such holders to the certificate administrator of the reasonable fees and expenses to be incurred by the certificate administrator in connection with administering such vote, the certificate administrator is required to promptly provide notice to all Certificateholders and the asset representations reviewer of such request by posting such notice on its internet website, and by mailing to all Certificateholders and the asset representations reviewer. Upon the written direction of Certificateholders evidencing at least 75% of a Certificateholder Quorum (without regard to the application of any Cumulative Appraisal Reduction Amounts), the trustee is required to terminate all of the rights and obligations of the asset representations reviewer under the PSA (other than any rights or obligations that accrued prior to the date of such termination and other than indemnification rights (arising out of events occurring prior to such termination)) by written notice to the asset representations reviewer, and the proposed successor asset representations reviewer will be appointed.

In the event that holders of Certificates entitled to at least 75% of the Voting Rights elect to remove the asset representations reviewer without cause and appoint a successor, the successor asset representations reviewer will be responsible for all expenses necessary to effect the transfer of responsibilities from its predecessor.

Resignation of Asset Representations Reviewer

The asset representations reviewer may at any time resign by giving written notice to the other parties to the PSA. In addition, the asset representations reviewer will at all times be, and will be required to resign if it fails to be, an Eligible Asset Representations Reviewer by giving written notice to the other parties. Upon such notice of resignation, the depositor will be required to promptly appoint a successor asset representations reviewer that is an Eligible Asset Representations Reviewer. No resignation of the asset representations reviewer will be effective until a successor asset representations reviewer that is an Eligible Asset Representations Reviewer has been appointed and accepted the appointment. If no successor asset representations reviewer has been so appointed and accepted the appointment within 30 days after the notice of resignation, the resigning asset representations reviewer may petition any court of competent jurisdiction for the appointment of a successor asset representations reviewer that is an Eligible Asset Representations Reviewer. The resigning asset representations reviewer must pay all costs and expenses associated with the transfer of its duties.

Asset Representations Reviewer Compensation

Certain fees will be payable to the asset representations reviewer, and the asset representations reviewer will be entitled to be reimbursed for certain expenses, as described under “—Servicing and Other Compensation and Payment of Expenses”.

Replacement of the Special Servicer Without Cause

Except as limited by certain conditions described in this prospectus and subject to the rights of any related Companion Holder under a related Intercreditor Agreement, the special servicer may generally be replaced, prior to the occurrence and continuance of a Control Termination Event, at any time and without cause, by the Directing Certificateholder so long

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as, among other things, the Directing Certificateholder appoints a replacement special servicer that meets the requirements of the PSA, including that the trustee and the certificate administrator receive a Rating Agency Confirmation from each Rating Agency and confirmation from the applicable rating agencies that such replacement will not result in the downgrade, withdrawal or qualification of the then-current ratings of any class of any related Serviced Pari Passu Companion Loan Securities and that such replacement special servicer may not be the asset representations reviewer or any of its affiliates. The reasonable fees and out-of-pocket expenses of any such termination incurred by the Directing Certificateholder without cause (including the costs of obtaining a Rating Agency Confirmation) will be paid by the holders of the Controlling Class.

After the occurrence and during the continuance of a Control Termination Event, upon (i) the written direction of holders of Principal Balance Certificates evidencing not less than 25% of the Voting Rights (taking into account the application of any Cumulative Appraisal Reduction Amounts to notionally reduce the Certificate Balances of such Certificates) of the Principal Balance Certificates requesting a vote to replace the special servicer with a new special servicer, (ii) payment by such holders to the certificate administrator of the reasonable fees and expenses (including any legal fees and any Rating Agency fees and expenses) to be incurred by the certificate administrator in connection with administering such vote (which fees and expenses will not be additional trust fund expenses), and (iii) delivery by such holders to the certificate administrator and the trustee of Rating Agency Confirmation from each Rating Agency (such Rating Agency Confirmation will be obtained at the expense of those holders of certificates requesting such vote) and confirmation from the applicable rating agencies that the contemplated appointment or replacement will not result in the downgrade, withdrawal or qualification of the then-current ratings of any class of any related Serviced Pari Passu Companion Loan Securities, the certificate administrator will be required to post notice of the same on the certificate administrator’s website and concurrently by mail and conduct the solicitation of votes of all certificates in such regard, which requisite affirmative votes must be received within 180 days of the posting of such notice. Upon the written direction of holders of Principal Balance Certificates evidencing at least 66-2/3% of a Certificateholder Quorum, the trustee will be required to terminate all of the rights and obligations of the special servicer under the PSA and appoint the successor special servicer (which must be a Qualified Replacement Special Servicer) designated by such Certificateholders, subject to indemnification, right to outstanding fees, reimbursement of Advances and other rights set forth in the PSA, which survive such termination. The certificate administrator will include on each Distribution Date Statement a statement that each Certificateholder may access such notices via the certificate administrator’s website and that each Certificateholder may register to receive electronic mail notifications when such notices are posted thereon.

A “Certificateholder Quorum” means, in connection with any solicitation of votes in connection with the replacement of the special servicer or asset representations reviewer described above, the holders of certificates evidencing at least 50% of the aggregate Voting Rights (taking into account the application of Realized Losses and, other than with respect to the termination of the asset representations reviewer, the application of any Cumulative Appraisal Reduction Amounts to notionally reduce the Certificate Balance of the certificates) of all Principal Balance Certificates on an aggregate basis.

Notwithstanding the foregoing, if the special servicer obtains knowledge that it has become a Borrower Party with respect to any Mortgage Loan or Serviced Whole Loan (any such Mortgage Loan or Serviced Whole Loan, an “Excluded Special Servicer Loan”), the special servicer will be required to resign as special servicer of that Excluded Special Servicer Loan. Prior to the occurrence and continuance of a Control Termination Event, if

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the applicable Excluded Special Servicer Loan is not also an Excluded Loan as to the Directing Certificateholder or the holder of the majority of the Controlling Class, the Directing Certificateholder will be required to use reasonable efforts to select a successor special servicer that is not a Borrower Party in accordance with the terms of the PSA (the “Excluded Special Servicer”) for the related Excluded Special Servicer Loan. At any time after the occurrence and during the continuance of a Control Termination Event, or if the applicable Excluded Special Servicer Loan is also an Excluded Loan as to the Directing Certificateholder or if the holder of the majority of the Controlling Class or if the Directing Certificateholder is entitled to appoint the Excluded Special Servicer but does not so appoint a replacement special servicer in writing, with a copy to the special servicer, within 30 days of notice of resignation (provided that the conditions required to be satisfied for the appointment of the replacement special servicer to be effective are not required to be completed within such 30 day period but in any event are to be completed within 120 days), upon receipt of written notice, the resigning special servicer will be required to use reasonable efforts to select the related Excluded Special Servicer. The special servicer will not have any liability with respect to the actions or inactions of the applicable Excluded Special Servicer or with respect to the identity of the applicable Excluded Special Servicer. It will be a condition to any such appointment that (i) the Rating Agencies confirm that the appointment would not result in a qualification, downgrade or withdrawal of any of their then-current ratings of the certificates and the equivalent from each NRSRO hired to provide ratings with respect to any class of securities backed, wholly or partially, by any Serviced Pari Passu Companion Loan, (ii) the applicable Excluded Special Servicer is a Qualified Replacement Special Servicer and (iii) the applicable Excluded Special Servicer delivers to the depositor and the certificate administrator and any applicable depositor and certificate administrator of any other securitization, if applicable, that contains a Serviced Pari Passu Companion Loan, the information, if any, required pursuant to Item 6.02 of the Form 8-K regarding itself in its role as Excluded Special Servicer.

If (i) at any time the applicable special servicer that has acted as the special servicer for an Excluded Special Servicer Loan prior to it becoming an Excluded Special Servicer Loan or (ii) an Excluded Special Servicer was appointed on the Closing Date and, in either case, the applicable special servicer is no longer a Borrower Party with respect to an Excluded Special Servicer Loan (including, without limitation, as a result of the related Mortgaged Property becoming REO Property), (1) the related Excluded Special Servicer will be required to resign, (2) the related Mortgage Loan or Serviced Whole Loan will no longer be an Excluded Special Servicer Loan, (3) the special servicer will become the special servicer again for such related Mortgage Loan or Serviced Whole Loan and (4) the special servicer will be entitled to all special servicing compensation with respect to such Mortgage Loan or Serviced Whole Loan earned during such time on and after such Mortgage Loan or Serviced Whole Loan is no longer an Excluded Special Servicer Loan.

The applicable Excluded Special Servicer will be required to perform all of the obligations of the special servicer for the related Excluded Special Servicer Loan and will be entitled to all special servicing compensation with respect to such Excluded Special Servicer Loan earned during such time as the related Mortgage Loan or Serviced Whole Loan is an Excluded Special Servicer Loan (provided that the special servicer will remain entitled to all other special servicing compensation with respect to all Mortgage Loans and Serviced Whole Loans that are not Excluded Special Servicer Loans during such time).

A “Qualified Replacement Special Servicer” is a replacement special servicer that (i) satisfies all of the eligibility requirements applicable to the special servicer in the PSA, (ii) is not the operating advisor, the asset representations reviewer or an affiliate of the operating advisor or the asset representations reviewer (and, if appointed by the Directing

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Certificateholder or with the approval of the requisite vote of certificateholders following the operating advisor’s recommendation to replace the special servicer as described in “—Replacement of the Special Servicer After Operating Advisor Recommendation and Investor Vote” below, is not the originally replaced special servicer or its affiliate), (iii) is not obligated to pay the operating advisor (x) any fees or otherwise compensate the operating advisor in respect of its obligations under the PSA, or (y) for the appointment of the successor special servicer or the recommendation by the operating advisor for the replacement special servicer to become the special servicer, (iv) is not entitled to receive any compensation from the operating advisor other than compensation that is not material and is unrelated to the operating advisor’s recommendation that such party be appointed as the replacement special servicer, (v) is not entitled to receive any fee from the operating advisor for its appointment as successor special servicer, in each case, unless expressly approved by 100% of the Certificateholders, (vi) currently has a special servicer rating of at least “CSS3” from Fitch, (vii) is currently acting as the special servicer in a transaction rated by KBRA and has not been publicly cited by KBRA as having servicing concerns as the sole or a material factor in any qualification, downgrade or withdrawal of the ratings (or placement on “watch status” in contemplation of a rating downgrade or withdrawal) of securities in a transaction serviced by the servicer prior to the time of determination, and (viii) is listed on S&P’s Select Servicer List as a “U.S. Commercial Mortgage Special Servicer”.

Replacement of the Special Servicer After Operating Advisor Recommendation and Investor Vote

If the operating advisor determines, in its sole discretion exercised in good faith, that (i) the special servicer is not performing its duties as required under the PSA or is otherwise not acting in accordance with the Servicing Standard and (ii) the replacement of the special servicer would be in the best interest of the certificateholders as a collective whole, then the operating advisor will have the right to recommend the replacement of the special servicer. In such event, the operating advisor will be required to deliver to the trustee and the certificate administrator, with a copy to the special servicer, a written recommendation detailing the reasons supporting its position (along with relevant information justifying its recommendation) and recommending a suggested replacement special servicer (which must be a Qualified Replacement Special Servicer). The certificate administrator will be required to notify each Certificateholder of the recommendation and post it on the certificate administrator’s internet website, and to conduct the solicitation of votes with respect to such recommendation. Approval by the Certificateholders of such Qualified Replacement Special Servicer will not preclude the Directing Certificateholder from appointing a replacement, so long as such replacement is a Qualified Replacement Special Servicer and is not the originally replaced special servicer or its affiliate.

The operating advisor’s recommendation to replace the special servicer must be confirmed by an affirmative vote of a majority of holders of Principal Balance Certificates evidencing at least a quorum of Certificateholders (which, for this purpose, is the holders of Principal Balance Certificates that (i) evidence at least 20% of the Voting Rights (taking into account the application of any Cumulative Appraisal Reduction Amounts to notionally reduce the respective Certificate Balances) of all Principal Balance Certificates on an aggregate basis, and (ii) consist of at least three Certificateholders or Certificate Owners that are not Risk Retention Affiliated with each other). In the event the holders of such Principal Balance Certificates elect to remove and replace a special servicer (which requisite affirmative votes must be received within 180 days of posting of the notice of the operating advisor’s recommendation to the certificate administrator’s website), the certificate administrator will be required to receive a Rating Agency Confirmation from each of the Rating Agencies at

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that time and confirmation from the applicable rating agencies that such replacement will not result in the downgrade, withdrawal or qualification of the then-current ratings of any class of any related Serviced Pari Passu Companion Loan Securities. In the event the certificate administrator receives a Rating Agency Confirmation from each of the Rating Agencies (and the successor special servicer agrees to be bound by the terms of the PSA), the trustee will then be required to terminate all of the rights and obligations of such special servicer under the PSA and to appoint the successor special servicer approved by the Certificateholders, provided that such successor special servicer is a Qualified Replacement Special Servicer, subject to the terminated special servicer’s rights to indemnification, payment of outstanding fees, reimbursement of Advances and other rights set forth in the PSA that survive termination. The reasonable out-of-pocket costs and expenses (including reasonable legal fees and expenses of outside counsel) associated with obtaining such Rating Agency Confirmations and administering the vote of the applicable holders of the Principal Balance Certificates and the operating advisor’s identification of a Qualified Replacement Special Servicer will be an additional trust fund expense.

In any case, the trustee will be required to notify the outgoing special servicer promptly of the effective date of its termination. Any replacement special servicer recommended by the operating advisor must be a Qualified Replacement Special Servicer.

In the event the special servicer is terminated as a result of the recommendation of the operating advisor described in this “—Replacement of the Special Servicer After Operating Advisor Recommendation and Investor Vote”, the Directing Certificateholder may not subsequently reappoint as special servicer such terminated special servicer or any affiliate of such terminated special servicer.

No appointment of the special servicer will be effective until the depositor and the depositor for the securitization of any related Companion Loan have filed any required Exchange Act filings related to the removal and replacement of the special servicer.
With respect to any Non-Serviced Whole Loans, the related Non-Serviced Special Servicer may be removed, and a successor special servicer appointed at any time by the related Non-Serviced Directing Certificateholder (and not by the Directing Certificateholder) to the extent set forth in the related Non-Serviced PSA and the related Intercreditor Agreement for such Non-Serviced Whole Loan. See “Description of the Mortgage Pool—The Whole Loans—The Non-Serviced Pari Passu Whole Loans” and “—Servicing of the Non-Serviced Mortgage Loans” below.

Resignation of the Master Servicer, Trustee, Certificate Administrator, Operating Advisor or Asset Representations Reviewer Upon Prohibited Risk Retention Affiliation

Upon the occurrence of (i) a servicing officer of the master servicer or a responsible officer of the certificate administrator or the trustee, as applicable, obtaining actual knowledge that the master servicer, the certificate administrator or the trustee, as applicable, is or has become Risk Retention Affiliated with or a Risk Retention Affiliate of a Third Party Purchaser (in such case, an “Impermissible TPP Affiliate”), or (ii) the operating advisor or the asset representations reviewer becoming Risk Retention Affiliated with or a Risk Retention Affiliate of a Third Party Purchaser or any other party to the PSA (other than the operating advisor and asset representations reviewer) (such operating advisor or asset representations reviewer together with an Impermissible TPP Affiliate, an “Impermissible Risk Retention Affiliate”), then, in each case, such Impermissible Risk Retention Affiliate is required to promptly notify the Sponsors and the other parties to the PSA and resign in accordance with the terms of the PSA. The resigning Impermissible Risk Retention Affiliate

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will be required to bear all reasonable out-of-pocket costs and expenses of each other party to the PSA, the issuing entity and each Rating Agency in connection with such resignation as and to the extent required under the PSA, provided however, if the affiliation causing an Impermissible Risk Retention Affiliate is the result of a Third Party Purchaser acquiring an interest in such Impermissible Risk Retention Affiliate or an affiliate of such Impermissible Risk Retention Affiliate, then such costs and expenses will be an expense of the issuing entity.

Termination of the Master Servicer or Special Servicer for Cause

Servicer Termination Events

A “Servicer Termination Event” under the PSA with respect to the master servicer or special servicer, as the case may be, will include, without limitation:

(a)  (i) any failure by the master servicer to make any deposit required to be made by the master servicer to the Collection Account or remit to the companion paying agent for deposit into the Companion Distribution Account on the day and by the time such deposit or remittance is first required to be made, which failure is not remedied within one business day, or (ii) any failure by the master servicer to deposit into, or remit to the certificate administrator for deposit into, the Distribution Account any amount required to be so deposited or remitted, which failure is not remedied by 11:00 a.m. New York City time on the relevant Distribution Date;

(b)  any failure by the special servicer to deposit into the applicable REO Account within one business day after the day such deposit is required to be made, or to remit to the master servicer for deposit in the Collection Account, or any other account required under the PSA, any such deposit or remittance required to be made by the special servicer pursuant to, and at the time specified by, the PSA;

(c)  any failure on the part of the master servicer or special servicer, as the case may be, duly to observe or perform in any material respect any of its other covenants or obligations under the PSA, which failure continues unremedied for 30 days (or (i) with respect to any year that a report on Form 10-K is required to be filed, 5 business days in the case of the master servicer’s or special servicer’s obligations, as the case may be, under the PSA in respect of Exchange Act reporting items (after any applicable grace periods), (ii) 15 days in the case of the master servicer’s failure to make a Servicing Advance or (iii) 15 days in the case of a failure to pay the premium for any property insurance policy required to be maintained under the PSA) after written notice of the failure has been given (A) to the master servicer or special servicer, as the case may be, by any other party to the PSA, or (B) to the master servicer or special servicer, as the case may be, with a copy to each other party to the related PSA, by Certificateholders evidencing not less than 25% of all Voting Rights or, with respect to a Serviced Whole Loan if affected by that failure, by the holder of the related Serviced Pari Passu Companion Loan; provided, however, that if that failure is capable of being cured and the master servicer or special servicer, as the case may be, is diligently pursuing that cure, such period will be extended an additional 30 days; provided, further, however, that such extended period will not apply to the obligations regarding Exchange Act reporting;

(d)  any breach on the part of the master servicer or special servicer, as the case may be, of any representation or warranty in the PSA that materially and adversely affects the interests of any class of Certificateholders or holders of any Serviced Pari Passu Companion Loan and that continues unremedied for a period of 30 days after the date

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on which notice of that breach, requiring the same to be remedied, will have been given to the master servicer or special servicer, as the case may be, by the depositor, the certificate administrator or the trustee, or to the master servicer, the special servicer, the depositor, the certificate administrator and the trustee by the Certificateholders evidencing not less than 25% of Voting Rights or, with respect to a Serviced Whole Loan affected by such breach, by the holder of the related Serviced Pari Passu Companion Loan; provided, however, that if that breach is capable of being cured and the master servicer or special servicer, as the case may be, is diligently pursuing that cure, that 30-day period will be extended an additional 30 days;

(e)  certain events of insolvency, readjustment of debt, marshaling of assets and liabilities or similar proceedings in respect of or relating to the master servicer or special servicer, and certain actions by or on behalf of the master servicer or special servicer indicating its insolvency or inability to pay its obligations;

(f)   the master servicer or the special servicer, as the case may be, is no longer rated at least “CMS3” or “CSS3”, respectively, by Fitch and the master servicer or special servicer is not reinstated to at least that rating within 60 days of the delisting;

(g)  KBRA (or, in the case of Serviced Pari Passu Companion Loan Securities, any Companion Loan Rating Agency) has (i) qualified, downgraded or withdrawn its rating or ratings of one or more classes of certificates or Serviced Pari Passu Companion Loan Securities, as applicable, or (ii) placed one or more classes of certificates or Serviced Pari Passu Companion Loan Securities, as applicable, on “watch status” in contemplation of a ratings downgrade or withdrawal (and in the case of clause (i) or (ii), (A) such rating action has not been withdrawn by KBRA (or, in the case of Serviced Pari Passu Companion Loan Securities, any Companion Loan Rating Agency) within 60 days of such rating action) and (B) KBRA (or, in the case of Serviced Pari Passu Companion Loan Securities, any Companion Loan Rating Agency) has publicly cited servicing concerns with such master servicer or special servicer, as the case may be, as the sole or a material factor in such rating action; or

(h) the Master Servicer or the Special Servicer, as applicable, is removed from S&P’s Select Servicer List as a U.S. Commercial Mortgage Master Servicer or U.S. Commercial Mortgage Special Servicer, as applicable, and the Master Servicer or Special Servicer, as the case may be, is not reinstated to such status within 60 days.

“Serviced Pari Passu Companion Loan Securities” means, for so long as the related Mortgage Loan or any successor REO Loan is part of the Mortgage Pool, any class of securities issued by another securitization and backed by a Serviced Pari Passu Companion Loan.

Rights Upon Servicer Termination Event

If a Servicer Termination Event occurs with respect to the master servicer or special servicer under the PSA, then, so long as the Servicer Termination Event remains unremedied, the depositor or the trustee will be authorized, and at the written direction of Certificateholders entitled to 25% or more of the Voting Rights or, for so long as no Control Termination Event has occurred and is continuing, the Directing Certificateholder (solely with respect to the special servicer and other than with respect to an Excluded Loan as to the Directing Certificateholder or the holder of the majority of the Controlling Class), the trustee will be required to terminate all of the rights and obligations of the defaulting party as master servicer or special servicer, as the case may be (other than certain rights in respect of indemnification and certain items of servicing compensation), under the PSA.

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The trustee will then succeed to all of the responsibilities, duties and liabilities of the defaulting party as master servicer or special servicer, as the case may be, under the PSA and will be entitled to similar compensation arrangements. If the trustee is unwilling or unable to so act, it may (or, at the written request of Certificateholders entitled to a majority of the Voting Rights, or, for so long as no Control Termination Event has occurred and is continuing and other than in respect of an Excluded Loan with respect to the Directing Certificateholder, the Directing Certificateholder, it will be required to) appoint, or petition a court of competent jurisdiction to appoint, a mortgage loan servicing institution, subject to the trustee’s receipt of a Rating Agency Confirmation from each of the Rating Agencies and confirmation (or deemed confirmation) from the Companion Loan Rating Agencies that such appointment (or replacement) will not result in the downgrade, withdrawal or qualification of the then current ratings of any class of related Serviced Pari Passu Companion Loan Securities and, with respect to a successor special servicer, for so long as no Control Termination Event has occurred and is continuing, that has been approved by the Directing Certificateholder, which approval may not be unreasonably withheld. In addition, none of the asset representations reviewer, the operating advisor and their respective affiliates may be appointed as a successor master servicer or special servicer.

Notwithstanding anything to the contrary contained in the section above, if a Servicer Termination Event on the part of the special servicer remains unremedied and affects the holder of a Serviced Pari Passu Companion Loan, and the special servicer has not otherwise been terminated, the holder of such Serviced Pari Passu Companion Loan (or, if applicable, the related trustee, acting at the direction of the related directing certificateholder (or similar entity)) will be entitled to direct the trustee to terminate the special servicer solely with respect to the related Serviced Whole Loan. The appointment (or replacement) of the special servicer with respect to a Serviced Whole Loan will in any event be subject to Rating Agency Confirmation from each Rating Agency and confirmation from the applicable rating agencies that such appointment (or replacement) will not result in the downgrade, withdrawal or qualification of the then-current ratings of any class of any related Serviced Pari Passu Companion Loan Securities. A replacement special servicer will be selected by the trustee or, prior to the occurrence and continuance of a Control Termination Event, by the Directing Certificateholder; provided, however, that any successor special servicer appointed to replace the special servicer with respect to a Serviced Pari Passu Mortgage Loan cannot at any time be the person (or an affiliate of such person) that was terminated at the direction of the holder of the related Serviced Pari Passu Companion Loan, without the prior written consent of such holder of the related Serviced Pari Passu Companion Loan.

Notwithstanding anything to the contrary contained in the section above, if a servicer termination event on the part of a Non-Serviced Special Servicer remains unremedied and affects the issuing entity, and such Non-Serviced Special Servicer has not otherwise been terminated, the trustee, acting at the direction of the Directing Certificateholder (prior to the occurrence of a Consultation Termination Event and subject to the related Intercreditor Agreement as described under “Description of the Mortgage Pool—The Whole Loans”), will generally be entitled to direct the related Non-Serviced Trustee to terminate such Non-Serviced Special Servicer, solely with respect to the related Non-Serviced Whole Loan(s), and a successor will be appointed in accordance with the related Non-Serviced PSA.

In addition, notwithstanding anything to the contrary contained in the section described above, if the master servicer receives notice of termination solely due to a Servicer Termination Event described in clause (f), (g) or (h) under “—Termination of the Master Servicer or Special Servicer for Cause—Servicer Termination Events” above, and prior to

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being replaced as described in the third preceding paragraph, the master servicer will have 45 days after receipt of the notice of termination to find, and sell its rights and obligations to, a successor master servicer that meets the requirements of the master servicer under the PSA; provided that the Rating Agencies have each provided a Rating Agency Confirmation and the Companion Loan Rating Agencies have provided a confirmation (or deemed confirmation) that such sale will not result in the downgrade, withdrawal or qualification of the then current rating assigned to any Serviced Pari Passu Companion Loan Securities. The termination of the master servicer will be effective when such successor master servicer has succeeded the terminated master servicer, as successor master servicer and such successor master servicer has assumed the terminated master servicer’s servicing obligations and responsibilities under the PSA. If a successor has not entered into the PSA as successor master servicer within 45 days after notice of the termination of the master servicer, the master servicer will be replaced by the trustee as described above.

Notwithstanding the foregoing, (1) if any Servicer Termination Event on the part of the master servicer affects a Serviced Pari Passu Companion Loan, the related holder of a Serviced Pari Passu Companion Loan or the rating on any Serviced Pari Passu Companion Loan Securities, and if the master servicer is not otherwise terminated, or (2) if a Servicer Termination Event on the part of the master servicer affects only a Serviced Pari Passu Companion Loan, the related holder of a Serviced Pari Passu Companion Loan or the rating on any Serviced Pari Passu Companion Loan Securities, then the master servicer may not be terminated by or at the direction of the related holder of such Serviced Pari Passu Companion Loan or the holders of any Serviced Pari Passu Companion Loan Securities, but upon the written direction of the related holder of such Serviced Pari Passu Companion Loan, the master servicer will be required to appoint a sub-servicer that will be responsible for servicing the related Serviced Whole Loan.

Further, if replaced as a result of a Servicer Termination Event, the master servicer or special servicer, as the case may be, will be responsible for the costs and expenses associated with the transfer of its duties.

Waiver of Servicer Termination Event

The Certificateholders representing at least 66-2/3% of the Voting Rights allocated to certificates affected by any Servicer Termination Event may waive such Servicer Termination Event; provided that a Servicer Termination Event under clause (a), (b), (f), (g) or (h) of the definition of “Servicer Termination Event” may be waived only with the consent of all of the Certificateholders of the affected classes and a Servicer Termination Event under clause (c) of the definition of “Servicer Termination Event” relating to Exchange Act reporting may be waived only with the consent of the depositor. Upon any such waiver of a Servicer Termination Event, such Servicer Termination Event will cease to exist and will be deemed to have been remedied. Upon any such waiver of a Servicer Termination Event by Certificateholders, the trustee and the certificate administrator will be entitled to recover all costs and expenses incurred by it in connection with enforcement actions taken with respect to such Servicer Termination Event prior to such waiver from the issuing entity.

Resignation of the Master Servicer or Special Servicer

The PSA permits the master servicer and the special servicer to resign from their respective obligations only upon (a) the appointment of, and the acceptance of the appointment by, a successor (which may be appointed by the resigning master servicer or special servicer, as applicable) and receipt by the certificate administrator and the trustee of a Rating Agency Confirmation from each of the Rating Agencies and confirmation of the applicable rating agencies that such action will not result in the downgrade, withdrawal or

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qualification of its then-current ratings of any Serviced Pari Passu Companion Loan Securities (provided that such rating agency confirmation may be considered satisfied in the same manner as any Rating Agency Confirmation required under the PSA may be considered satisfied with respect to the certificates as described in this prospectus); and, as to the special servicer only, for so long as no Control Termination Event has occurred and is continuing, the approval of such successor by the Directing Certificateholder, which approval will not be unreasonably withheld or (b) a determination that their respective obligations are no longer permissible with respect to the master servicer or the special servicer, as the case may be, under applicable law or are in material conflict by reason of applicable law with any other activities carried on by it. In the event that the master servicer or special servicer resigns as a result of the determination that their respective obligations are no longer permissible under applicable law, the trustee will then succeed to all of the responsibilities, duties and liabilities of the defaulting party as master servicer or special servicer, as the case may be, under the PSA and will be entitled to similar compensation arrangements. If the trustee is unwilling or unable to so act, it may appoint, or petition a court of competent jurisdiction to appoint, a mortgage loan servicing institution, subject to the trustee’s receipt of a Rating Agency Confirmation from each of the Rating Agencies and confirmation (or deemed confirmation) from the Companion Loan Rating Agencies that such appointment (or replacement) will not result in the downgrade, withdrawal or qualification of the then-current ratings of any class of related Serviced Pari Passu Companion Loan Securities, and, with respect to a successor special servicer, for so long as no Control Termination Event has occurred and is continuing, which has been approved by the Directing Certificateholder, which approval may not be unreasonably withheld.

No resignation will become effective until the trustee or other successor has assumed the obligations and duties of the resigning master servicer or special servicer, as the case may be, under the PSA. Further, the resigning master servicer or special servicer, as the case may be, must pay all reasonable out-of-pocket costs and expenses associated with the transfer of its duties. Other than as described under “—Termination of the Master Servicer or Special Servicer for Cause—Servicer Termination Events” above, in no event will the master servicer or the special servicer have the right to appoint any successor master servicer or special servicer if the master servicer or special servicer, as applicable, is terminated or removed pursuant to the PSA. In addition, the PSA will prohibit the appointment of the asset representations reviewer, the operating advisor or one of their respective affiliates as successor to the master servicer or special servicer.

Limitation on Liability; Indemnification

The PSA will provide that none of the master servicer (including in any capacity as the paying agent for any Companion Loan), the special servicer, the depositor, the operating advisor, the asset representations reviewer or any partner, shareholder, member, manager, director, officer, employee or agent of any of them will be under any liability to the issuing entity, Certificateholders or holders of the related Companion Loan, as applicable, for any action taken, or not taken, in good faith pursuant to the PSA or for errors in judgment; provided, however, that none of the master servicer (including in any capacity as the paying agent for any Serviced Companion Loan), the special servicer, the depositor, the operating advisor, the asset representations reviewer or similar person will be protected against any breach of a representation or warranty made by such party, as applicable, in the PSA or any liability that would otherwise be imposed by reason of willful misconduct, bad faith or negligence in the performance of such party’s obligations or duties under the PSA or by reason of negligent disregard of such obligations and duties. For the purposes of indemnification of the master servicer or special servicer and limitation of liability, the master servicer or special servicer will be deemed not to have engaged in willful misconduct

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or committed bad faith or negligence in the performance of its respective obligations and duties under the PSA or acted in negligent disregard of such obligations and duties if the master servicer or special servicer, as applicable, fails to follow the terms of the Mortgage Loan documents because the master servicer or special servicer, as applicable, in accordance with the Servicing Standard, determines that compliance with any Mortgage Loan documents would or potentially would (i) cause any Trust REMIC to fail to qualify as a REMIC, (ii) cause the Grantor Trust to fail to qualify as a grantor trust under the relevant provisions of the Code, or (iii) cause a tax to be imposed on the trust, any Trust REMIC or the Grantor Trust under the relevant provisions of the Code (for which determination, the master servicer and the special servicer will be entitled to rely on advice of counsel, the cost of which will be reimbursed as an additional trust fund expense). The PSA will also provide that the master servicer (including in any capacity as the paying agent for any Serviced Companion Loan), the special servicer, the depositor, the operating advisor, the asset representations reviewer and their respective affiliates and any partner, shareholder, member, manager, director, officer, employee or agent of any of them will be entitled to indemnification by the issuing entity against any claims, losses, penalties, fines, forfeitures, reasonable legal fees and related costs, judgments, and other costs, liabilities, fees and expenses (including reasonable attorneys’ fees and expenses and expenses relating to the enforcement of such indemnity) incurred in connection with any actual or threatened legal or administrative action or claim that relates to the PSA, the Mortgage Loans, any related Serviced Companion Loan, the issuing entity or the certificates; provided, however, that the indemnification will not extend to any loss, liability or expense specifically required to be borne by such party pursuant to the terms the PSA, incurred in connection with any breach of a representation or warranty made by such party, as applicable, in the PSA or incurred by reason of willful misconduct, bad faith or negligence in the performance of such party’s obligations or duties under the PSA, by reason of negligent disregard of such party’s obligations or duties, or in the case of the depositor and any of its partners, shareholders, directors, officers, members, managers, employees and agents, any violation by any of them of any state or federal securities law. In addition, absent actual fraud (as determined by a final non-appealable court order), neither the trustee nor the certificate administrator (including its capacity as custodian) will be liable for special, punitive, indirect or consequential loss or damage of any kind whatsoever (including but not limited to lost profits), even if the trustee or the certificate administrator has been advised of the likelihood of such loss or damage and regardless of the form of action.

The PSA will also provide that the master servicer, depositor, special servicer, operating advisor (or the equivalent), asset representations reviewer, certificate administrator or trustee under any Non-Serviced PSA with respect to a Non-Serviced Mortgage Loan and any partner, director, officer, shareholder, member, manager, employee or agent of any of them, and the non-serviced securitization trust (with respect to any Non-Serviced Mortgage Loan to the extent provided under the related Intercreditor Agreement) will be entitled to indemnification by the issuing entity and held harmless against the issuing entity’s pro rata share (subject to the applicable Intercreditor Agreement) of any and all claims, losses, penalties, fines, forfeitures, legal fees and related costs, judgments and any other costs, liabilities, fees and expenses (including reasonable attorneys’ fees and expenses and expenses relating to the enforcement of such indemnity) incurred in connection with servicing and administration of such Non-Serviced Mortgage Loan and the related Mortgaged Property (as and to the same extent the securitization trust formed under the related Non-Serviced PSA is required to indemnify such parties in respect of other mortgage loans in the securitization trust formed under the related Non-Serviced PSA pursuant to the terms of such Non-Serviced PSA).

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In addition, the PSA will provide that none of the master servicer (including in any capacity as the paying agent for any Companion Loan), the special servicer, the depositor, operating advisor or asset representations reviewer will be under any obligation to appear in, prosecute or defend any legal or administrative action, proceeding, hearing or examination that is not incidental to its respective responsibilities under the PSA or that in its opinion may involve it in any expense or liability not recoverable from the issuing entity. However, the master servicer, the special servicer, the depositor, the operating advisor and the asset representations reviewer will be permitted, in the exercise of its discretion, to undertake any action, proceeding, hearing or examination that it may deem necessary or desirable with respect to the enforcement and/or protection of the rights and duties of the parties to the PSA and the interests of the Certificateholders (and, in the case of a Serviced Whole Loan, the rights of the Certificateholders and the holders of the related Serviced Pari Passu Companion Loan (as a collective whole), taking into account the pari passu nature of such Serviced Pari Passu Companion Loan) under the PSA; provided, however, that if a Serviced Whole Loan and/or the holder of the related Companion Loan are involved, such expenses, costs and liabilities will be payable out of funds related to such Serviced Whole Loan in accordance with the related Intercreditor Agreement and will also be payable out of the other funds in the Collection Account if amounts on deposit with respect to such Serviced Whole Loan are insufficient therefor. If any such expenses, costs or liabilities relate to a Mortgage Loan or Companion Loan, then any subsequent recovery on that Mortgage Loan or Companion Loan, as applicable, will be used to reimburse the issuing entity for any amounts advanced for the payment of such expenses, costs or liabilities. In that event, the legal expenses and costs of the action, proceeding, hearing or examination and any liability resulting therefrom, will be expenses, costs and liabilities of the issuing entity, and the master servicer (including in its capacity as the paying agent for any Companion Loan), the special servicer, the depositor, the asset representations reviewer or the operating advisor, as the case may be, will be entitled to be reimbursed out of the Collection Account for the expenses.

Pursuant to the PSA, the master servicer and the special servicer will each be required to maintain a fidelity bond and errors and omissions policy or their equivalent with a qualified insurer that provides coverage against losses that may be sustained as a result of an officer’s or employee’s misappropriation of funds or errors and omissions, subject to certain limitations as to amount of coverage, deductible amounts, conditions, exclusions and exceptions permitted by the PSA. Notwithstanding the foregoing, the master servicer and special servicer will be allowed to self-insure with respect to an errors and omissions policy and a fidelity bond so long as certain conditions set forth in the PSA are met.

Any person into which the master servicer, the special servicer, the depositor, operating advisor, or asset representations reviewer may be merged or consolidated, or any person resulting from any merger or consolidation to which the master servicer, the special servicer, the depositor, operating advisor or asset representations reviewer is a party, or any person succeeding to the business of the master servicer, the special servicer, the depositor, operating advisor or asset representations reviewer, will be the successor of the master servicer, the special servicer, the depositor, operating advisor or asset representations reviewer, as the case may be, under the PSA, subject to certain conditions set forth in the PSA. The master servicer, the special servicer, the operating advisor and the asset representations reviewer may have other normal business relationships with the depositor or the depositor’s affiliates.

The trustee and the certificate administrator make no representations as to the validity or sufficiency of the PSA (other than as to it being a valid obligation of the trustee and the certificate administrator), the certificates, the Mortgage Loans, this prospectus (other than

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as to the accuracy of the information provided by the trustee and the certificate administrator as set forth above) or any related documents and will not be accountable for the use or application by the depositor of any of the certificates issued to it or of the proceeds of such certificates, or for the use or application of any funds paid to the depositor in respect of the assignment of the Mortgage Loans to the issuing entity, or any funds deposited in or withdrawn from the Collection Account or any other account by or on behalf of the depositor, the master servicer, the special servicer or, in the case of the trustee, the certificate administrator. The PSA provides that no provision of such agreement will be construed to relieve the trustee and the certificate administrator from liability for their own negligent action, their own negligent failure to act or their own willful misconduct or bad faith.

The PSA provides that neither the trustee nor the certificate administrator, as applicable, will be liable for an error of judgment made in good faith by a responsible officer of the trustee or the certificate administrator, unless it is proven that the trustee or the certificate administrator, as applicable, was negligent in ascertaining the pertinent facts. In addition, neither the trustee nor the certificate administrator, as applicable, will be liable with respect to any action taken, suffered or omitted to be taken by it in good faith in accordance with the direction of holders of certificates entitled to greater than 25% of the percentage interest of each affected class, or of the aggregate Voting Rights of the certificates, relating to the time, method and place of conducting any proceeding for any remedy available to the trustee and the certificate administrator, or exercising any trust or power conferred upon the trustee and the certificate administrator, under the PSA (unless a higher percentage of Voting Rights is required for such action).

The trustee and the certificate administrator and any director, officer, employee, representative or agent of the trustee and the certificate administrator, will be entitled to indemnification by the issuing entity, to the extent of amounts held in the Collection Account or the Lower-Tier REMIC Distribution Account from time to time, for any loss, liability, damages, claims or unanticipated expenses (including reasonable attorneys’ fees and expenses and expenses relating to the enforcement of such indemnity) arising out of or incurred by the trustee or the certificate administrator in connection with their participation in the transaction and any act or omission of the trustee or the certificate administrator relating to the exercise and performance of any of the powers and duties of the trustee and the certificate administrator (including in any capacities in which they serve, e.g., paying agent, REMIC administrator, authenticating agent, custodian, certificate registrar and 17g-5 Information Provider) under the PSA. However, the indemnification will not extend to any loss, liability or expense that constitutes a specific liability imposed on the trustee or the certificate administrator pursuant to the PSA, or to any loss, liability or expense incurred by reason of willful misconduct, bad faith or negligence on the part of the trustee or the certificate administrator in the performance of their obligations and duties under the PSA, or by reason of their negligent disregard of those obligations or duties, or as may arise from a breach of any representation or warranty of the trustee or the certificate administrator made in the PSA.

The rights and protections afforded to the trustee and the certificate administrator as set forth above and under the PSA will also apply in addition to each other capacity in which it serves under the PSA.

With respect to any indemnification provisions in the PSA providing that the trust or a party thereto is required to indemnify another party to the PSA for costs, fees and expenses, such costs, fees and expenses are intended to include costs (including, but not limited to, reasonable attorney’s fees and expenses) of the enforcement of such indemnity.

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Enforcement of Mortgage Loan Seller’s Obligations Under the MLPA

In the event any party to the PSA receives a request or demand from a Requesting Certificateholder to the effect that a Mortgage Loan should be repurchased or replaced due to a Material Defect, or if such party to the PSA determines that a Mortgage Loan should be repurchased or replaced due to a Material Defect, that party to the PSA will be required to promptly forward such request or demand to the master servicer and special servicer, and the master servicer or special servicer, as applicable, will be required to promptly forward it to the related mortgage loan seller. The Enforcing Servicer will be required to enforce the obligations of the mortgage loan sellers under the MLPAs pursuant to the terms of the PSA and the MLPAs. These obligations include obligations resulting from a Material Defect. Subject to the provisions of the applicable MLPA relating to the dispute resolutions as described under “Description of the Mortgage Loan Purchase Agreements—Dispute Resolution Provisions”, such enforcement, including, without limitation, the legal prosecution of claims, if any, will be required to be carried out in accordance with the Servicing Standard.

Within 30 days after receipt of an Asset Review Report with respect to any Mortgage Loan, the Enforcing Servicer will be required to determine whether at that time, based on the Servicing Standard, there exists a Material Defect with respect to such Mortgage Loan. If the Enforcing Servicer determines that a Material Defect exists, the Enforcing Servicer will be required to enforce the obligations of the applicable mortgage loan seller under the MLPA with respect to such Material Defect as discussed in the preceding paragraph. See “—The Asset Representations Reviewer—Asset Review” above.

Any costs incurred by an Enforcing Servicer with respect to the enforcement of the obligations of a mortgage loan seller under the applicable MLPA will be deemed to be Servicing Advances, to the extent not recovered from the mortgage loan seller or the Requesting Certificateholder. See “Description of the Mortgage Loan Purchase Agreements—Dispute Resolution Provisions”.

Dispute Resolution Provisions

Certificateholder’s Rights When a Repurchase Request Is Initially Delivered by a Certificateholder

In the event an Initial Requesting Certificateholder delivers a written request to a party to the PSA that a Mortgage Loan be repurchased by the applicable mortgage loan seller alleging the existence of a Material Defect with respect to such Mortgage Loan and setting forth the basis for such allegation (a “Certificateholder Repurchase Request”), the receiving party will be required to promptly forward that Certificateholder Repurchase Request to the master servicer and the special servicer. The Enforcing Servicer will then be required to promptly forward it to the applicable mortgage loan seller and each other party to the PSA. An “Initial Requesting Certificateholder” is the first Certificateholder or Certificate Owner to deliver a Certificateholder Repurchase Request as described above with respect to a Mortgage Loan, and there may not be more than one Initial Requesting Certificateholder with respect to any Mortgage Loan. Subject to the provisions described below under this heading “—Dispute Resolution Provisions”, the Enforcing Servicer will be the Enforcing Party with respect to the Certificateholder Repurchase Request.

The “Enforcing Servicer” will be the special servicer.

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An “Enforcing Party” is the person obligated to or that elects pursuant to the terms of the PSA to enforce the rights of the issuing entity against the related mortgage loan seller with respect to a Repurchase Request.

Repurchase Request Delivered by a Party to the PSA

In the event that the depositor, the master servicer, the special servicer, the trustee, the certificate administrator, the operating advisor (solely in its capacity as operating advisor) or the Directing Certificateholder identifies a Material Defect with respect to a Mortgage Loan, that party will be required to deliver prompt written notice of such Material Defect to each other party to the PSA and the Directing Certificateholder and the applicable mortgage loan seller, identifying the applicable Mortgage Loan and setting forth the basis for such allegation (a “PSA Party Repurchase Request” and, each of a Certificateholder Repurchase Request or a PSA Party Repurchase Request, a “Repurchase Request”), and the Enforcing Servicer will be required to promptly send the PSA Party Repurchase Request to the related mortgage loan seller. The Enforcing Servicer will be required to act as the Enforcing Party and enforce the rights of the issuing entity against the related mortgage loan seller with respect to the PSA Party Repurchase Request. However, if a Resolution Failure occurs with respect to the PSA Party Repurchase Request, the provisions described below under “—Resolution of a Repurchase Request” will apply.

In the event the Repurchase Request is not Resolved within 180 days after the mortgage loan seller receives the Repurchase Request (a “Resolution Failure”), then the provisions described below under “—Resolution of a Repurchase Request” will apply. Receipt of the Repurchase Request will be deemed to occur 2 business days after the Repurchase Request is sent to the related mortgage loan seller. A Resolved Repurchase Request will not preclude the master servicer (in the case of Non-Specially Serviced Loans) or the special servicer (in the case of Specially Serviced Loans) from exercising any of their respective rights related to a Material Defect in the manner and timing otherwise set forth in the PSA, in the related MLPA or as provided by law. “Resolved” means, with respect to a Repurchase Request, (i) that the related Material Defect has been cured, (ii) the related Mortgage Loan has been repurchased in accordance with the related MLPA, (iii) a mortgage loan has been substituted for the related Mortgage Loan in accordance with the related MLPA, (iv) the applicable mortgage loan seller has made a Loss of Value Payment, (v) a contractually binding agreement is entered into between the Enforcing Servicer, on behalf of the issuing entity, and the related mortgage loan seller that settles the related mortgage loan seller’s obligations under the related MLPA or (vi) the related Mortgage Loan is no longer property of the issuing entity as a result of a sale or other disposition in accordance with the PSA.

Resolution of a Repurchase Request

After a Resolution Failure occurs with respect to a Repurchase Request regarding a Mortgage Loan (whether the Repurchase Request was initiated by an Initial Requesting Certificateholder, a party to the PSA or the Directing Certificateholder), the Enforcing Servicer will be required to send a notice (a “Proposed Course of Action Notice”) to the Initial Requesting Certificateholder, if any, to the address specified in the Initial Requesting Certificateholder’s Repurchase Request, and to the certificate administrator. The certificate administrator will be required to make the Proposed Course of Action Notice available to all other Certificateholders and Certificate Owners (by posting such notice on the certificate administrator’s website) indicating the Enforcing Servicer’s intended course of action with respect to the Repurchase Request (a “Proposed Course of Action”). The Proposed Course of Action Notice will be required to include (a) a request to Certificateholders to indicate their agreement with or dissent from such Proposed Course of Action by clearly marking

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“agree” or “disagree” to the Proposed Course of Action on such notice within 30 days after the date of such notice and a disclaimer that responses received after such 30-day period will not be taken into consideration, (b) a statement that in the event any Certificateholder disagrees with the Proposed Course of Action, the Enforcing Servicer (either as the Enforcing Party or as the Enforcing Servicer in circumstances where a Certificateholder is acting as the Enforcing Party) will be compelled to follow the course of action agreed to and/or proposed by the majority of the responding Certificateholders that involves referring the matter to mediation or arbitration, as the case may be, in accordance with the procedures relating to the delivery of Preliminary Dispute Resolution Election Notices and Final Dispute Resolution Election Notices described in this prospectus, (c) a statement that the responding Certificateholders will be required to certify their holdings in connection with such response, (d) a statement that only responses clearly marked “agree” or “disagree” with such Proposed Course of Action will be taken into consideration and (e) instructions for the responding Certificateholders to send their responses to the Enforcing Servicer and the certificate administrator. The certificate administrator will be required to, within three (3) business days after the expiration of the 30-day response period, tabulate the responses received from the Certificateholders and share the results with the Enforcing Servicer. The certificate administrator will only count responses timely received that clearly indicate agreement or dissent with the related Proposed Course of Action and additional verbiage or qualifying language will not be taken into consideration for purposes of determining whether the related Certificateholder agrees or disagrees with the Proposed Course of Action. The certificate administrator will be under no obligation to answer questions from Certificateholders regarding such Proposed Course of Action. For the avoidance of doubt, the certificate administrator’s obligations in connection with this heading “—Resolution of a Repurchase Request” will be limited solely to tabulating Certificateholder responses of “agree” or “disagree” to the Proposed Course of Action, and such obligation will not be construed to impose any enforcement obligation on the certificate administrator. The Enforcing Servicer may conclusively rely (without investigation) on the certificate administrator’s tabulation of the responses of the responding Certificateholders and whether that amount constitutes a majority. If (a) the Enforcing Servicer’s intended course of action with respect to the Repurchase Request does not involve pursuing further action to exercise rights against the related mortgage loan seller with respect to the Repurchase Request and the Initial Requesting Certificateholder, if any, or any other Certificateholder or Certificate Owner wishes to exercise its right to refer the matter to mediation (including nonbinding arbitration) or arbitration, as discussed below under “—Mediation and Arbitration Provisions”, or (b) the Enforcing Servicer’s intended course of action is to pursue further action to exercise rights against the related mortgage loan seller with respect to the Repurchase Request but the Initial Requesting Certificateholder, if any, or any other Certificateholder or Certificate Owner does not agree with the dispute resolution method selected by the Enforcing Servicer, then the Initial Requesting Certificateholder, if any, or such other Certificateholder or Certificate Owner may deliver to the Enforcing Servicer a written notice (a “Preliminary Dispute Resolution Election Notice”) within 30 days from the date the Proposed Course of Action Notice is posted on the certificate administrator’s website (the “Dispute Resolution Cut-off Date”) indicating its intent to exercise its right to refer the matter to either mediation (including non-binding arbitration) or arbitration. In the event that (a) the Enforcing Servicer’s initial Proposed Course of Action indicated a recommendation to undertake mediation (including non-binding arbitration) or arbitration, (b) any Certificateholder or Certificate Owner entitled to do so delivers a Preliminary Dispute Resolution Election Notice, and (c) the Enforcing Servicer has also received responses from other Certificateholders or Certificate Owners supporting the Enforcing Servicer’s initial Proposed Course of Action, such additional responses from other Certificateholders or Certificate Owners will also be considered Preliminary Dispute Resolution Election Notices

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supporting such Proposed Course of Action for purposes of determining the course of action approved by the majority of responding Certificateholders.

If neither the Initial Requesting Certificateholder, if any, nor any other Certificateholder or Certificate Owner entitled to do so delivers a Preliminary Dispute Resolution Election Notice prior to the Dispute Resolution Cut-off Date, no Certificateholder or Certificate Owner otherwise entitled to do so will have the right to refer the Repurchase Request to mediation or arbitration, and the Enforcing Servicer, as the Enforcing Party, will be the sole party entitled to determine a course of action, including, but not limited to, enforcing the issuing entity’s rights against the related mortgage loan seller, subject to any consent or consultation rights of the Directing Certificateholder.

Promptly and in any event within 10 business days following receipt of a Preliminary Dispute Resolution Election Notice from (i) the Initial Requesting Certificateholder, if any, or (ii) any other Certificateholder or Certificate Owner (each of clauses (i) and (ii), a “Requesting Certificateholder”), the Enforcing Servicer will be required to consult with each Requesting Certificateholder regarding such Requesting Certificateholder’s intention to elect either mediation (including nonbinding arbitration) or arbitration as the dispute resolution method with respect to the Repurchase Request (the “Dispute Resolution Consultation”) so that such Requesting Certificateholder may consider the views of the Enforcing Servicer as to the claims underlying the Repurchase Request and possible dispute resolution methods, such discussions to occur and be completed no later than 10 business days following the Dispute Resolution Cut-off Date. The Enforcing Servicer will be entitled to establish procedures the Enforcing Servicer deems in good faith to be appropriate relating to the timing and extent of such consultations. No later than 5 business days after completion of the Dispute Resolution Consultation, a Requesting Certificateholder may provide a final notice to the Enforcing Servicer indicating its decision to exercise its right to refer the matter to either mediation or arbitration (“Final Dispute Resolution Election Notice”).

If, following the Dispute Resolution Consultation, no Requesting Certificateholder timely delivers a Final Dispute Resolution Election Notice to the Enforcing Servicer, then the Enforcing Servicer will continue to act as the Enforcing Party and remain obligated under the PSA to determine a course of action, including, but not limited to, enforcing the rights of the issuing entity with respect to the Repurchase Request and no Certificateholder or Certificate Owner will have any further right to elect to refer the matter to mediation or arbitration.

If a Requesting Certificateholder timely delivers a Final Dispute Resolution Election Notice to the Enforcing Servicer, then such Requesting Certificateholder will become the Enforcing Party and must promptly submit the matter to mediation (including nonbinding arbitration) or arbitration. If there are more than one Requesting Certificateholder that timely deliver a Final Dispute Resolution Election Notice, then such Requesting Certificateholders will collectively become the Enforcing Party, and the holder or holders of a majority of the Voting Rights among such Requesting Certificateholders will be entitled to make all decisions relating to such mediation or arbitration. If, however, no Requesting Certificateholder commences arbitration or mediation pursuant to the terms of the PSA within 30 days after delivery of its Final Dispute Resolution Election Notice to the Enforcing Servicer, then (i) the rights of a Requesting Certificateholder to act as the Enforcing Party will terminate and no Certificateholder or Certificate Owner will have any further right to elect to refer the matter to mediation or arbitration, (ii) if the Proposed Course of Action Notice indicated that the Enforcing Servicer will take no further action with respect to the Repurchase Request, then the related Material Defect will be deemed waived for all purposes under the PSA and related MLPA; provided, however, that such Material Defect will not be deemed waived with respect to a Requesting Certificateholder, any other Certificateholder or Certificate Owner or the Enforcing Servicer to the extent there is a

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material change in the facts and circumstances known to such party at the time when the Proposed Course of Action Notice was posted on the certificate administrator’s website and (iii) if the Proposed Course of Action Notice had indicated a course of action other than the course of action under clause (ii), then the Enforcing Servicer will again become the Enforcing Party and, as such, will be the sole party entitled to enforce the issuing entity’s rights against the related mortgage loan seller.

Notwithstanding the foregoing, the dispute resolution provisions described under this heading “—Resolution of a Repurchase Request” will not apply, and the Enforcing Servicer will remain the Enforcing Party, if the Enforcing Servicer has commenced litigation with respect to the Repurchase Request, or determines in accordance with the Servicing Standard that it is in the best interest of Certificateholders to commence litigation with respect to the Repurchase Request to avoid the running of any applicable statute of limitations.

In the event a Requesting Certificateholder becomes the Enforcing Party, the Enforcing Servicer, on behalf of the issuing entity, will remain a party to any proceedings against the related mortgage loan seller as further described below. For the avoidance of doubt, the depositor, the mortgage loan sellers and any of their respective affiliates will not be entitled to be an Initial Requesting Certificateholder or a Requesting Certificateholder.

The Requesting Certificateholder is entitled to elect either mediation or arbitration in its sole discretion; however, the Requesting Certificateholder may not elect to then utilize the alternative method in the event that the initial method is unsuccessful.

Mediation and Arbitration Provisions

If the Enforcing Party elects mediation (including nonbinding arbitration) or arbitration, the mediation or arbitration will be administered by a nationally recognized arbitration or mediation organization selected by the related mortgage loan seller within sixty (60) days of written notice of the Enforcing Party’s selection of mediation or arbitration, as applicable. A single mediator or arbitrator will be selected by the mediation or arbitration organization from a list of neutrals maintained by it according to its mediation or arbitration rules then in effect. The mediator or arbitrator must be impartial, an attorney admitted to practice in the State of New York and have at least 15 years of experience in commercial litigation and, if possible, commercial real estate finance or commercial mortgage-backed securitization matters.

The expenses of any mediation will be allocated among the parties to the mediation, including, if applicable, between the Enforcing Party and Enforcing Servicer, as mutually agreed by the parties as part of the mediation.

In any arbitration, the arbitrator will be required to resolve the dispute in accordance with the MLPA and PSA, and may not modify or change those agreements in any way or award remedies not consistent with those agreements. The arbitrator will not have the power to award punitive or consequential damages. In its final determination, the arbitrator will determine and award the costs of the arbitration to the parties to the arbitration in its reasonable discretion. In the event a Requesting Certificateholder is the Enforcing Party, the Requesting Certificateholder will be required to pay any expenses allocated to the Enforcing Party in the arbitration proceedings or any expenses that the Enforcing Party agrees to bear in the mediation proceedings.

The final determination of the arbitrator will be final and non-appealable, except for actions to confirm or vacate the determination permitted under federal or state law, and

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may be entered and enforced in any court with jurisdiction over the parties and the matter. By selecting arbitration, the Enforcing Party would be waiving its right to sue in court, including the right to a trial by jury.

In the event a Requesting Certificateholder is the Enforcing Party, the agreement with the arbitrator or mediator, as the case may be, will be required under the PSA to contain an acknowledgment that the issuing entity, or the Enforcing Servicer on its behalf, will be a party to any arbitration or mediation proceedings solely for the purpose of being the beneficiary of any award in favor of the Enforcing Party; provided that the degree and extent to which the Enforcing Servicer actively prepares for and participates in such proceeding will be determined by such Enforcing Servicer in consultation with the Directing Certificateholder (provided that no Consultation Termination Event has occurred and is continuing), and in accordance with the Servicing Standard. All amounts recovered by the Enforcing Party will be required to be paid to the issuing entity, or the Enforcing Servicer on its behalf, and deposited in the Collection Account. The agreement with the arbitrator or mediator, as the case may be, will provide that in the event a Requesting Certificateholder is allocated any related costs and expenses pursuant to the terms of the arbitrator’s decision or the agreement reached in mediation, neither the issuing entity nor the Enforcing Servicer acting on its behalf will be responsible for any such costs and expenses allocated to the Requesting Certificateholder.

The issuing entity (or the Enforcing Servicer or the trustee, acting on its behalf), the depositor or any mortgage loan seller will be permitted to redact any personally identifiable customer information included in any information provided for purposes of any mediation or arbitration. Each party to the proceedings will be required to agree to keep confidential the details related to the Repurchase Request and the dispute resolution identified in connection with such proceedings; provided, however, that the Certificateholders will be permitted to communicate prior to the commencement of any such proceedings to the extent described under “Description of the Certificates—Certificateholder Communication”.

For the avoidance of doubt, in no event will the exercise of any right of a Requesting Certificateholder to refer a Repurchase Request to mediation or arbitration or participation in such mediation or arbitration affect in any manner the ability of the Enforcing Servicer to perform its obligations with respect to a Mortgage Loan (including without limitation, a liquidation, foreclosure, negotiation of a loan modification or workout, acceptance of a discounted payoff or deed-in-lieu of foreclosure, or bankruptcy or other litigation) or the exercise of any rights of a Directing Certificateholder.

Any expenses required to be borne by or allocated to the Enforcing Servicer in mediation or arbitration or related responsibilities under the PSA will be reimbursable as additional trust fund expenses.

Servicing of the Non-Serviced Mortgage Loans

The master servicer, the special servicer, the certificate administrator and the trustee under the PSA have no obligation or authority to (a) supervise any related Non-Serviced Master Servicer, Non-Serviced Special Servicer, Non-Serviced Certificate Administrator or Non-Serviced Trustee or (b) make servicing advances with respect to any Non-Serviced Whole Loan. The obligation of the master servicer to provide information and collections and make P&I Advances to the certificate administrator for the benefit of the Certificateholders with respect to each Non-Serviced Mortgage Loan is dependent on its receipt of the corresponding information and/or collections from the applicable Non-Serviced Master Servicer or Non-Serviced Special Servicer.

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The Non-Serviced Mortgage Loans will be serviced pursuant to the related Non-Serviced PSAs and the related Intercreditor Agreement. See “Description of the Mortgage Pool—The Whole Loans—The Non-Serviced Pari Passu Whole Loans”.

The servicing terms of each such Non-Serviced PSA expected to be in effect as of the Closing Date as it relates to the servicing of the related Non-Serviced Pari Passu Whole Loans will be similar in all material respects to the servicing terms of the PSA applicable to the Serviced Mortgage Loans; however, the servicing arrangements under such agreements will differ in certain respects. For example:

●	Each Non-Serviced Master Servicer and Non-Serviced Special Servicer will be required to service the related Non-Serviced Mortgage Loan pursuant to a servicing standard set forth in the related Non-Serviced PSA that is substantially similar to, but may not be identical to, the Servicing Standard.
●	Any party to the related Non-Serviced PSA that makes a property protection advance with respect to the related Non-Serviced Mortgage Loan will be entitled to reimbursement for that advance, with interest at the prime rate, in a manner substantially similar to the reimbursement of Servicing Advances under the PSA. The Trust, as holder of the related Non-Serviced Mortgage Loan, will be responsible for its pro rata share of any such advance reimbursement amounts (including out of general collections on the Wells Fargo Commercial Mortgage Trust 2026-C66 mortgage pool, if necessary).
●	Pursuant to the related Non-Serviced PSA, the liquidation fee, the special servicing fee and the workout fee with respect to the related Non-Serviced Mortgage Loan are calculated in a manner similar to the corresponding fees payable under the PSA, but may accrue at different rates, as described below.
●	The extent to which modification fees or other fee items with respect to the related Whole Loan may be applied to offset interest on advances, servicer expenses and servicing compensation will, in certain circumstances, be less than is the case under the PSA.
●	Items with respect to the related Non-Serviced Whole Loan that are the equivalent of assumption application fees, defeasance fees, assumption, waiver, consent and earnout fees, late payment charges, default interest and/or modification fees and that constitute additional servicing compensation under the related Non-Serviced PSA will not be payable to the master servicer or special servicer under the PSA and one or more of such items will be allocated between the related Non-Serviced Master Servicer and the related Non-Serviced Special Servicer under the related Non-Serviced PSA in proportions that may be different than the allocation of similar fees under the PSA between the master servicer and special servicer for this transaction.
●	The Non-Serviced Directing Certificateholder, if any, under the related Non-Serviced PSA will have rights substantially similar to the Directing Certificateholder under the PSA with respect to the servicing and administration of the related Non-Serviced Whole Loan, including consenting to the substantial equivalent of Major Decisions under such Non-Serviced PSA proposed by the related Non-Serviced Master Servicer or Non-Serviced Special Servicer and reviewing and consenting to asset status reports prepared by such Non-Serviced Special Servicer in respect of the related Non-Serviced Whole Loan. “Major Decisions” under the related Non-Serviced PSA will differ in certain respects from those actions that constitute Major Decisions under the PSA, and therefore the specific types of servicer actions with respect to which the
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applicable Non-Serviced Directing Certificateholder will be permitted to consent will correspondingly differ. The related Non-Serviced PSA also provides for the removal of the related Non-Serviced Special Servicer by the related Non-Serviced Directing Certificateholder under such Non-Serviced PSA under certain conditions that are similar to the conditions under which the Directing Certificateholder is permitted to replace the special servicer under the PSA.

●	The termination events that will result in the termination of the related Non-Serviced Master Servicer or Non-Serviced Special Servicer are substantially similar to, but not identical to, the Servicer Termination Events under the PSA applicable to the master servicer and special servicer, as applicable.
●	Servicing transfer events under the related Non-Serviced PSA that would cause the related Non-Serviced Whole Loan to become specially serviced will be substantially similar to, but not identical to, the corresponding provisions under the PSA.
●	The servicing decisions which the related Non-Serviced Master Servicer will perform and, in certain cases, for which the related Non-Serviced Master Servicer must obtain the related Non-Serviced Directing Certificateholder’s or Non-Serviced Special Servicer’s consent differ in certain respects from those decisions that constitute Master Servicer Decisions and Major Decisions, respectively, under the PSA.
●	The related Non-Serviced Special Servicer is required to take actions with respect to the related Non-Serviced Whole Loan if it becomes the equivalent of a defaulted mortgage loan, which actions are substantially similar, but not necessarily identical, to the actions described under “—Sale of Defaulted Loans and REO Properties”.
●	Appraisal reduction amounts in respect of the related Non-Serviced Mortgage Loan will be calculated by the related Non-Serviced Special Servicer under the related Non-Serviced PSA in a manner substantially similar to, but not necessarily identical to, calculations of such amounts by the special servicer under the PSA in respect of Serviced Mortgage Loans.
●	The requirement of the related Non-Serviced Master Servicer to make compensating interest payments in respect of prepayment interest shortfalls related to the related Non-Serviced Mortgage Loan is similar, but not necessarily identical, to the requirement of the master servicer to make Compensating Interest Payments in respect of the Serviced Mortgage Loans under the PSA.
●	The servicing provisions under the related Non-Serviced PSA relating to performing inspections and collecting operating information are substantially similar but not necessarily identical to those of the PSA.
●	While the special servicer under the PSA and the Non-Serviced Special Servicer under the related Non-Serviced PSA must each resign as special servicer with respect to a mortgage loan if it becomes affiliated with the related borrower under such mortgage loan, the particular types of affiliations that trigger such resignation obligation, as well as the parties that are entitled to appoint a successor special servicer, may differ as between the PSA and the related Non-Serviced PSA.
●	The parties to the related Non-Serviced PSA (and their related directors, officers and other agents) will be entitled to reimbursement and/or indemnification for losses, liabilities, costs and expenses associated with the servicing of the related Non-Serviced Whole Loan under such Non-Serviced PSA to the same extent that parties
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to the PSA performing similar functions (and their related directors, officers and other agents) are entitled to reimbursement and/or indemnification for losses, liabilities, costs and expenses associated with their obligations under the PSA. The Trust, as holder of the related Non-Serviced Mortgage Loan, will be responsible for its pro rata share of any such indemnification amounts (including out of general collections on the Wells Fargo Commercial Mortgage Trust 2026-C66 mortgage pool, if necessary).

●	The matters as to which notice or rating agency confirmation with respect to the rating agencies under the related Non-Serviced PSA are required are similar, but not identical to, similar matters with respect to the Rating Agencies under the PSA (and such agreements differ as to whether it is notice or rating agency confirmation that is required).
●	With respect to non-specially serviced mortgage loans, the related Non-Serviced PSA may differ with respect to whether the related Non-Serviced Master Servicer or related Non-Serviced Special Servicer will be responsible for conducting or managing certain litigation related to such mortgage loans.
●	Each of the related Non-Serviced Master Servicer and related Non-Serviced Special Servicer will be liable in accordance with the related Non-Serviced PSA only to the extent of its obligations specifically imposed by that agreement. Accordingly, in general, each of the related Non-Serviced Master Servicer and related Non-Serviced Special Servicer will not be liable for any action taken, or for refraining from the taking of any action, in good faith pursuant to the related Non-Serviced PSA or for errors in judgment; provided that neither such party will be protected against any breach of representations or warranties made by it in the related Non-Serviced PSA or against any liability which would otherwise be imposed by reason of willful misconduct, bad faith or negligence in the performance of duties or by reason of negligent disregard of obligations and duties under the related Non-Serviced PSA.
●	The operating advisor under the Non-Serviced PSA may only be entitled to consult with the related Non-Serviced Special Servicer and recommend the termination of the Non-Serviced Special Servicer after a consultation termination event or control termination event.
●	The Non-Serviced PSA may provide certain non-binding consultation rights in respect of the Non-Serviced Mortgage Loan (if such Non-Serviced Mortgage Loan is specially serviced) to a representative of the holders of the vertical credit risk retention interests.
●	The provisions of the related Non-Serviced PSA will also vary from the PSA with respect to one or more of the following: timing, control or consultation triggers or thresholds, terminology, allocation of ministerial duties between multiple servicers or other service providers or certificateholder or investor voting or consent thresholds, master servicer and special servicer termination events, rating requirements for accounts and permitted investments, eligibility requirements applicable to servicers and other service providers, and the circumstances under which approvals, consents, consultation, notices or rating agency confirmations may be required.

Prospective investors are encouraged to review the full provisions of each of the Non-Serviced PSAs, which are available by requesting copies from the underwriters.

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Servicing of the U-Haul AREC RW Portfolio Mortgage Loan, the Birch Run Premium Outlets Mortgage Loan, the Houston Multifamily Portfolio Mortgage Loan, the Landstown Commons Mortgage Loan and the Park Center Plaza I, II, III Mortgage Loan

Each of the U-Haul AREC RW Portfolio Mortgage Loan, the Birch Run Premium Outlets Mortgage Loan, the Houston Multifamily Portfolio Mortgage Loan, the Landstown Commons Mortgage Loan and the Park Center Plaza I, II, III Mortgage Loan is serviced pursuant to the BMO 2026-C14 PSA. The servicing terms of the BMO 2026-C14 PSA are similar in all material respects to the servicing terms of the PSA applicable to the Serviced Mortgage Loans; however, the servicing arrangements under such agreement differ in certain respects, including the items set forth above under “—General” (unless otherwise addressed below) and the following:

●	The related Non-Serviced Master Servicer earns a primary servicing fee with respect to each of the U-Haul AREC RW Portfolio Mortgage Loan, the Birch Run Premium Outlets Mortgage Loan, the Houston Multifamily Portfolio Mortgage Loan, the Landstown Commons Mortgage Loan and the Park Center Plaza I, II, III Mortgage Loan that is to be calculated based on a rate equal to 0.00125% per annum.
●	Upon any of the U-Haul AREC RW Portfolio Whole Loan, the Birch Run Premium Outlets Whole Loan, the Houston Multifamily Portfolio Whole Loan, the Landstown Commons Whole Loan or the Park Center Plaza I, II, III Whole Loan becoming a specially serviced loan under the BMO 2026-C14 PSA, the related Non-Serviced Special Servicer thereunder will earn a special servicing fee payable monthly with respect to such Whole Loan accruing at a rate equal to the greater of 0.25% per annum and the rate that would result in a special servicing fee of $5,000 for the related month.
●	In connection with a workout of any of the U-Haul AREC RW Portfolio Whole Loan, the Birch Run Premium Outlets Whole Loan, the Houston Multifamily Portfolio Whole Loan, the Landstown Commons Whole Loan or the Park Center Plaza I, II, III Whole Loan, the related Non-Serviced Special Servicer will be entitled to a workout fee equal to 1.0% of each collection (other than penalty charges) of principal and interest (other than any amount for which a liquidation fee would be paid) made by the related borrower on such corrected Whole Loan for so long as it remains a corrected Whole Loan. Such fee is subject to a floor of $25,000 and a cap of $1,000,000 with respect to any particular workout of such Whole Loan.
●	The related Non-Serviced Special Servicer will be entitled to a liquidation fee equal to 1.0% of the related payments or proceeds received in connection with the liquidation of the related Whole Loan or related REO Property. Such fee is subject to a floor of $25,000 and a cap of $1,000,000 with respect to any such Whole Loan.

Prospective investors are encouraged to review the full provisions of the BMO 2026-C14 PSA, which is available via request from the underwriters.

Servicing of the Sheraton Denver Downtown Hotel Mortgage Loan, the 255 Greenwich Mortgage Loan and the Ellenton Premium Outlets Mortgage Loan

The Sheraton Denver Downtown Hotel Mortgage Loan, the 255 Greenwich Mortgage Loan and the Ellenton Premium Outlets Mortgage Loan are serviced pursuant to the BANK 2025-BNK51 PSA. The servicing terms of the BANK 2025-BNK51 PSA are similar in all material respects to the servicing terms of the PSA applicable to the Serviced Mortgage Loans; however, the servicing arrangements under such agreement differ in certain

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respects, including the items set forth above under “—General” (unless otherwise addressed below) and the following:

●	The related Non-Serviced Master Servicer earns a primary servicing fee with respect to each of the Sheraton Denver Downtown Hotel Mortgage Loan, the 255 Greenwich Mortgage Loan and the Ellenton Premium Outlets Mortgage Loan that is to be calculated based on a rate equal to (i) 0.00125% per annum, with respect to the Sheraton Denver Downtown Hotel Mortgage Loan and (ii) 0.00250% per annum, with respect to the 255 Greenwich Mortgage Loan and the Ellenton Premium Outlets Mortgage Loan.
●	Upon any of the Sheraton Denver Downtown Hotel Whole Loan, the 255 Greenwich Whole Loan and the Ellenton Premium Outlets Whole Loan becoming a specially serviced loan under the BANK 2025-BNK51 PSA, the related Non-Serviced Special Servicer thereunder will earn a special servicing fee payable monthly with respect to such Whole Loan accruing at a rate equal to the greater of 0.25% per annum and the rate that would result in a special servicing fee of $5,000 for the related month.
●	In connection with a workout of any of the Sheraton Denver Downtown Hotel Whole Loan, the 255 Greenwich Whole Loan and the Ellenton Premium Outlets Whole Loan, the related Non-Serviced Special Servicer will be entitled to a workout fee equal to 1.0% of each collection (other than penalty charges) of principal and interest (other than any amount for which a liquidation fee would be paid) made by the related borrower on such corrected Whole Loan for so long as it remains a corrected Whole Loan. Such fee is subject to a floor of $25,000 with respect to any particular workout of such Whole Loan.
●	The related Non-Serviced Special Servicer will be entitled to a liquidation fee equal to 1.0% of the related payments or proceeds received in connection with the liquidation of the related Whole Loan or related REO Property. Such fee is subject to a floor of $25,000 with respect to any such Whole Loan.

Prospective investors are encouraged to review the full provisions of the BANK 2025-BNK51 PSA, which is available via request from the underwriters.

Servicing of the Brandywine Regency Warehouse & Distribution Center Mortgage Loan

The Brandywine Regency Warehouse & Distribution Center Mortgage Loan is serviced pursuant to the BBCMS 2025-C39 PSA. The servicing terms of the BBCMS 2025-C39 PSA are similar in all material respects to the servicing terms of the PSA applicable to the Serviced Mortgage Loans; however, the servicing arrangements under such agreement differ in certain respects, including the items set forth above under “—General” (unless otherwise addressed below) and the following:

●	The related Non-Serviced Master Servicer earns a primary servicing fee with respect to the Brandywine Regency Warehouse & Distribution Center Mortgage Loan that is to be calculated based on a rate equal to 0.00125% per annum.
●	Upon the Brandywine Regency Warehouse & Distribution Center Whole Loan becoming a specially serviced loan under the BBCMS 2025-C39 PSA, the related Non-Serviced Special Servicer thereunder will earn a special servicing fee payable monthly with respect to such Whole Loan accruing at a rate equal to the greater of 0.25% per annum and the rate that would result in a special servicing fee of $5,000 for the related month.
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●	In connection with a workout of the Brandywine Regency Warehouse & Distribution Center Whole Loan, the related Non-Serviced Special Servicer will be entitled to a workout fee equal to 1.0% of each collection (other than penalty charges) of principal and interest (other than any amount for which a liquidation fee would be paid) made by the related borrower on such corrected Whole Loan for so long as it remains a corrected Whole Loan. Such fee is subject to a floor of $25,000 and a cap of $1,000,000 with respect to any particular workout of such Whole Loan.
●	The related Non-Serviced Special Servicer will be entitled to a liquidation fee equal to 1.0% of the related payments or proceeds received in connection with the liquidation of the related Whole Loan or related REO Property. Such fee is subject to a floor of $25,000 and a cap of $1,000,000 with respect to any such Whole Loan.

Prospective investors are encouraged to review the full provisions of the BBCMS 2025-C39 PSA, which is available via request from the underwriters.

Rating Agency Confirmations

The PSA will provide that, notwithstanding the terms of the related Mortgage Loan documents or other provisions of the PSA, if any action under such Mortgage Loan documents or the PSA requires a Rating Agency Confirmation from each of the Rating Agencies as a condition precedent to such action, if the party (the “Requesting Party”) required to obtain such Rating Agency Confirmations has made a request to any Rating Agency for such Rating Agency Confirmation and, within 10 business days of such request being posted to the 17g-5 Information Provider’s website, such Rating Agency has not replied to such request or has responded in a manner that indicates that such Rating Agency is neither reviewing such request nor waiving the requirement for Rating Agency Confirmation, then such Requesting Party will be required to confirm (through direct communication and not by posting any confirmation on the 17g-5 Information Provider’s website) that the applicable Rating Agency has received the Rating Agency Confirmation request, and, if it has not, promptly request the related Rating Agency Confirmation again (which may be through direct communication). The circumstances described in the preceding sentence are referred to in this prospectus as a “RAC No-Response Scenario”.

If there is no response to either such Rating Agency Confirmation request within 5 business days of such second request in a RAC No-Response Scenario or if such Rating Agency has responded in a manner that indicates such Rating Agency is neither reviewing such request nor waiving the requirement for Rating Agency Confirmation, then (x) with respect to any condition in any Mortgage Loan document requiring such Rating Agency Confirmation, or with respect to any other matter under the PSA relating to the servicing of the Mortgage Loans (other than as set forth in clause (y) below), the requirement to obtain a Rating Agency Confirmation will be deemed not to apply (as if such requirement did not exist) with respect to such Rating Agency, and the master servicer or the special servicer, as the case may be, may then take such action if the master servicer or special servicer, as applicable, confirms its original determination (made prior to making such request) that taking the action with respect to which it requested the Rating Agency Confirmation would still be consistent with the Servicing Standard, and (y) with respect to a replacement of the master servicer or the special servicer, such condition will be deemed not to apply (as if such requirement did not exist) if (i) the applicable replacement master servicer or special servicer is rated at least “CMS3” (in the case of the replacement master servicer) or “CSS3” (in the case of the replacement special servicer), if Fitch is the non-responding Rating Agency, (ii) KBRA has not publicly cited servicing concerns with respect to the applicable replacement master servicer or special servicer as the sole or a material factor in any qualification, downgrade or withdrawal of the ratings (or placement on “watch status” in

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contemplation of a ratings downgrade or withdrawal) of securities in a commercial mortgage-backed securitization transaction serviced by such replacement master servicer or special servicer prior to the time of determination, if KBRA is the non-responding Rating Agency or (iii) the applicable replacement master servicer or special servicer is listed on S&P’s Select Servicer List as a U.S. Commercial Mortgage Master Servicer or U.S. Commercial Mortgage Special Servicer, as applicable, if S&P is the non-responding Rating Agency. Promptly following the master servicer’s or special servicer’s determination to take any action discussed above following any requirement to obtain Rating Agency Confirmation being deemed not to apply (as if such requirement did not exist) as described in clause (x) above, the master servicer or special servicer will be required to provide electronic written notice to the 17g-5 Information Provider, who will promptly post such notice to the 17g-5 Information Provider’s website pursuant to the PSA, of the action taken.

For all other matters or actions not specifically discussed above as to which a Rating Agency Confirmation is required, the applicable Requesting Party will be required to obtain a Rating Agency Confirmation from each of the Rating Agencies. In the event an action otherwise requires a Rating Agency Confirmation from each of the Rating Agencies, in absence of such Rating Agency Confirmation, we cannot assure you that any Rating Agency will not downgrade, qualify or withdraw its ratings as a result of any such action taken by the master servicer or the special servicer in accordance with the procedures discussed above.

As used above, “Rating Agency Confirmation” means, with respect to any matter, confirmation in writing (which may be in electronic form) by each applicable Rating Agency that a proposed action, failure to act or other event specified in this prospectus will not, in and of itself, result in the downgrade, withdrawal or qualification of the then-current rating assigned to any class of certificates (if then rated by the Rating Agency); provided that a written waiver or acknowledgment from the Rating Agency indicating its decision not to review the matter for which the Rating Agency Confirmation is sought will be deemed to satisfy the requirement for the Rating Agency Confirmation from the Rating Agency with respect to such matter. The “Rating Agencies” are Fitch, KBRA and S&P.

Any Rating Agency Confirmation requests made by the master servicer, the special servicer, the certificate administrator, or the trustee, as applicable, pursuant to the PSA, will be required to be made in writing, which writing must contain a cover page indicating the nature of the Rating Agency Confirmation request, and must contain all back-up material necessary for the Rating Agency to process such request. Such written Rating Agency Confirmation requests must be provided in electronic format to the 17g-5 Information Provider (who will be required to post such request on the 17g-5 Information Provider’s website in accordance with the PSA).

The master servicer, the special servicer, the certificate administrator and the trustee will be permitted (but not obligated) to orally communicate with the Rating Agencies regarding any of the Mortgage Loan documents or any matter related to the Mortgage Loans, the related Mortgaged Properties, the related borrowers or any other matters relating to the PSA or any related Intercreditor Agreement; provided that such party summarizes the information provided to the Rating Agencies in such communication in writing and provides the 17g-5 Information Provider with such written summary the same day such communication takes place; provided, further, that the summary of such oral communications will not identify with which Rating Agency the communication was. The 17g-5 Information Provider will be required to post such written summary on the 17g-5 Information Provider’s website in accordance with the provisions of the PSA. All other information required to be delivered to the Rating Agencies pursuant to the PSA or requested by the Rating Agencies, will first be provided in electronic format to the 17g-5

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Information Provider, who will be required to post such information to the 17g-5 Information Provider’s website in accordance with the PSA. The operating advisor will have no obligation or authority to communicate directly with the Rating Agencies, but may deliver required information to the Rating Agencies to the extent set forth in this prospectus.

The PSA will provide that the PSA may be amended to change the procedures regarding compliance with Rule 17g-5 without any Certificateholder consent; provided that notice of any such amendment must be provided to the 17g-5 Information Provider (who will post such notice to the 17g-5 Information Provider’s website) and to the certificate administrator (which will post such report to the certificate administrator’s website).

To the extent required under the PSA, in the event a rating agency confirmation is required by the applicable rating agencies that any action under any Mortgage Loan documents or the PSA will not result in the downgrade, withdrawal or qualification of any such rating agency’s then-current ratings of any Serviced Pari Passu Companion Loan Securities, then such rating agency confirmation may be considered satisfied in the same manner as described above with respect to any Rating Agency Confirmation from a Rating Agency.

Evidence as to Compliance

The master servicer, the special servicer (regardless of whether the special servicer has commenced special servicing of a Mortgage Loan), the custodian, the trustee (provided, however, that the trustee will not be required to deliver an assessment of compliance with respect to any period during which there was no relevant servicing criteria applicable to it) and the certificate administrator will be required to furnish (and each such party will be required, with respect to each servicing function participant with which it has entered into a servicing relationship with respect to the Mortgage Loans, to cause (or, in the case of a sub-servicer that is also a servicing function participant that a mortgage loan seller requires the master servicer to retain, to use commercially reasonable efforts to cause) such servicing function participant to furnish), to the depositor, the certificate administrator, the trustee and the 17g-5 Information Provider, an officer’s certificate of the officer responsible for the servicing activities of such party stating, among other things, that (i) a review of that party’s activities during the preceding calendar year or portion of that year and of performance under the PSA or any sub-servicing agreement in the case of an additional master servicer or special servicer, as applicable, has been made under such officer’s supervision and (ii) to the best of such officer’s knowledge, based on the review, such party has fulfilled all of its obligations under the PSA or the sub-servicing agreement in the case of an additional master servicer or special servicer, as applicable, in all material respects throughout the preceding calendar year or portion of such year, or, if there has been a failure to fulfill any such obligation in any material respect, specifying each such failure known to such officer and the nature and status of the failure.

In addition, the master servicer, the special servicer (regardless of whether the special servicer has commenced special servicing of any Mortgage Loan), the trustee (but only if an advance was made by the trustee in the calendar year), the custodian, the certificate administrator and the operating advisor, each at its own expense, will be required to furnish (and each such party will be required, with respect to each servicing function participant with which it has entered into a servicing relationship with respect to the Mortgage Loans, to cause (or, in the case of a sub-servicer that is also a servicing function participant that a mortgage loan seller requires the master servicer to retain, to use commercially reasonable efforts to cause) such servicing function participant to furnish) to the trustee, the certificate administrator, the 17g-5 Information Provider and the depositor (and, with respect to the special servicer, also to the operating advisor) a report (an “Assessment of Compliance”)

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assessing compliance by that party with the servicing criteria set forth in Item 1122(d) of Regulation AB (as described below) under the Securities Act of 1933, as amended (the “Securities Act”) that contains the following:

●	a statement of the party’s responsibility for assessing compliance with the servicing criteria set forth in Item 1122 of Regulation AB applicable to it;
●	a statement that the party used the criteria in Item 1122(d) of Regulation AB to assess compliance with the applicable servicing criteria;
●	the party’s assessment of compliance with the applicable servicing criteria during and as of the end of the fiscal year, covered by the Form 10-K required to be filed pursuant to the PSA setting forth any material instance of noncompliance identified by the party, a discussion of each such failure and the nature and status of such failure; and
●	a statement that a registered public accounting firm has issued an attestation report (an “Attestation Report”) on the party’s assessment of compliance with the applicable servicing criteria during and as of the end of the prior fiscal year.

If the party’s Assessment of Compliance or the related Attestation Report identifies any material instance of noncompliance with the servicing criteria, such party will also be required to provide a discussion of (1) the relationship, if any, between the identified instance and the servicing of the Mortgage Loans and (2) any steps taken to remedy such identified instance to the extent related to its activities with respect to asset backed securities transactions taken as a whole involving such party and that are backed by the same asset type backing the certificates.

Each party that is required to deliver an Assessment of Compliance will also be required to simultaneously deliver an Attestation Report of a registered public accounting firm, prepared in accordance with the standards for attestation engagements issued or adopted by the public company accounting oversight board, that expresses an opinion, or states that an opinion cannot be expressed (and the reasons for this), concerning the party’s assessment of compliance with the applicable servicing criteria set forth in Item 1122(d) of Regulation AB.

With respect to each Non-Serviced Whole Loan, each of the Non-Serviced Master Servicer, the Non-Serviced Special Servicer, the Non-Serviced Trustee and the Non-Serviced Certificate Administrator will have obligations under the related Non-Serviced PSA similar to those described above.

“Regulation AB” means subpart 229.1100 – Asset Backed Securities (Regulation AB), 17 C.F.R. §§229.1100–229.1125, as such may be amended from time to time, and subject to such clarification and interpretation as have been provided by the SEC or by the staff of the SEC, or as may be provided by the SEC or its staff from time to time.

Limitation on Rights of Certificateholders to Institute a Proceeding

Other than with respect to any rights to deliver a Certificateholder Repurchase Request and exercise the rights described under “—Dispute Resolution Provisions”, no Certificateholder will have any right under the PSA to institute any proceeding with respect to the PSA or with respect to the certificates, unless the Certificateholder previously has given to the trustee and the certificate administrator written notice of default and the continuance of the default and unless (except in the case of a default by the trustee) the holders of certificates of any class evidencing not less than 25% of the aggregate

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Percentage Interests constituting the class have made written request upon the trustee to institute a proceeding in its own name (as trustee) and have offered to the trustee reasonable indemnity satisfactory to it, and the trustee for 60 days after receipt of the request and indemnity has neglected or refused to institute the proceeding. However, the trustee will be under no obligation to exercise any of the trusts or powers vested in it by the PSA, the certificates or to institute, conduct or defend any related litigation at the request, order or direction of any of the Certificateholders, unless the Certificateholders have offered to the trustee reasonable security or indemnity against the costs, expenses and liabilities that may be incurred as a result.

Each Certificateholder will be deemed under the PSA to have expressly covenanted with every other Certificateholder and the trustee, that no one or more Certificateholders will have any right in any manner whatsoever by virtue of any provision of the PSA or the certificates to affect, disturb or prejudice the rights of any other holders of certificates, or to obtain or seek to obtain priority over or preference to any other Certificateholder, or to enforce any right under the PSA, the certificates, except in the manner provided in the PSA or the certificates and for the equal, ratable and common benefit of all Certificateholders.

Termination; Retirement of Certificates

The obligations created by the PSA will terminate upon payment (or provision for payment) to all Certificateholders of all amounts held by the certificate administrator on behalf of the trustee and required to be paid on the Distribution Date following the earlier of (1) the final payment (or related Advance) or other liquidation of the last Mortgage Loan and REO Property (as applicable) subject to the PSA, (2) the voluntary exchange of all the then-outstanding Certificates (other than the Class V and Class R certificates) and the payment or deemed payment by such exchanging party of the Termination Purchase Amount for the Mortgage Loans and REO Properties remaining in the issuing entity (provided, however, that (a) the aggregate certificate balance of the Class A-1, Class A-SB, Class A-4, Class A-5, Class A-S, Class B, Class C and Class D certificates is reduced to zero, (b) there is only one holder (or multiple holders acting unanimously) of then-outstanding Certificates (other than the Class V and Class R certificates) and (c) the master servicer consents to the exchange) or (3) the purchase or other liquidation of all of the assets of the issuing entity as described below by the holders of the Controlling Class, the special servicer, the master servicer or the holders of the Class R certificates, in that order of priority. Written notice of termination of the PSA will be given by the certificate administrator to each Certificateholder, each holder of a Serviced Companion Loan and the 17g-5 Information Provider (who will promptly post such notice to the 17g-5 Information Provider’s website). The final distribution will be made only upon surrender and cancellation of the certificates at the office of the certificate registrar or other location specified in the notice of termination.

The “Termination Purchase Amount” will equal the sum of (1) the aggregate Purchase Price of all the Mortgage Loans (exclusive of REO Loans) then included in the issuing entity, (2) the appraised value of the issuing entity’s portion of all REO Properties then included in the issuing entity (which fair market value for any REO Property may be less than the Purchase Price for the corresponding REO Loan), as determined by an appraiser selected by the special servicer and approved by the master servicer and the Controlling Class and (3) if the Mortgaged Property secures a Non-Serviced Mortgage Loan and is an REO Property under the terms of the related Non-Serviced PSA, the pro rata portion of the fair market value of the related property, as determined by the related Non-Serviced Master Servicer in accordance with clause (2) above.

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The holders of the Controlling Class, the special servicer servicing the greater principal balance of the Mortgage Loans as of that time, the other special servicer, the master servicer servicing the greater principal balance of the Mortgage Loans as of that time, the other master servicer, and the holders of the Class R certificates (in that order) will have the right to purchase all of the assets of the issuing entity if the aggregate Stated Principal Balance of the pool of Mortgage Loans is less than 1.0% of the Initial Pool Balance (excluding for the purposes of this calculation the unpaid principal balance of any Mortgage Loan(s) that is/are ARD loan(s), but in any such case, only if the option described above is exercised after the Distribution Date related to the Collection Period in which the corresponding Anticipated Repayment Date occurred) as of the Cut-off Date. This purchase of all the Mortgage Loans and other assets in the issuing entity is required to be made at a price equal to (a) the Termination Purchase Amount, plus (b) the reasonable out-of-pocket expenses of the master servicer and the special servicer related to such purchase, unless the master servicer or special servicer, as applicable, is the purchaser and less (c) solely in the case where the master servicer is exercising such purchase right, the aggregate amount of unreimbursed Advances and unpaid Servicing Fees remaining outstanding and payable solely to the master servicer (which items will be deemed to have been paid or reimbursed to the master servicer in connection with such purchase). The voluntary exchange of certificates (other than the Class V and Class R certificates) for the remaining Mortgage Loans is not subject to the above-described percentage limits but is limited to each such class of outstanding certificates being held by one Certificateholder (or group of Certificateholders acting unanimously) who must voluntarily participate.

On the applicable Distribution Date, the aggregate amount paid by the holders of the Controlling Class, the special servicer, the master servicer or the holders of the Class R certificates, as the case may be, for the Mortgage Loans and other applicable assets in the issuing entity, together with all other amounts on deposit in the Collection Account and not otherwise payable to a person other than the Certificateholders, will be applied generally as described above under “Description of the Certificates—Distributions—Priority of Distributions”.

Amendment

The PSA may be amended by the parties to the PSA, without the consent of any of the holders of certificates or holders of any Companion Loan:

(a)  to correct any defect or ambiguity in the PSA in order to address any manifest error in any provision of the PSA;

(b)  to cause the provisions in the PSA to conform or be consistent with or in furtherance of the statements made in the prospectus (or in an offering document for any related non-offered certificates) with respect to the certificates, the issuing entity or the PSA or to correct or supplement any of its provisions which may be defective or inconsistent with any other provisions in the PSA or to correct any error;

(c)  to change the timing and/or nature of deposits in the Collection Account, the Distribution Accounts or any REO Account, provided that (A) the P&I Advance Date will in no event be later than the business day prior to the related Distribution Date and (B) the change would not adversely affect in any material respect the interests of any Certificateholder, as evidenced in writing by an opinion of counsel at the expense of the party requesting such amendment or as evidenced by a Rating Agency Confirmation from each of the Rating Agencies with respect to such amendment;

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(d)  to modify, eliminate or add to any of its provisions to the extent as will be necessary to maintain the qualification of any Trust REMIC as a REMIC or the Grantor Trust as a grantor trust under the relevant provisions of the Code at all times that any certificate is outstanding, or to avoid or minimize the risk of imposition of any tax on the issuing entity, any Trust REMIC or the Grantor Trust; provided that the trustee and the certificate administrator have received an opinion of counsel (at the expense of the party requesting the amendment) to the effect that (1) the action is necessary or desirable to maintain such qualification or to avoid or minimize the risk of imposition of any such tax and (2) the action will not adversely affect in any material respect the interests of any Certificateholder or holder of a Companion Loan;

(e)  to modify, eliminate or add to any of its provisions to restrict (or to remove any existing restrictions with respect to) the transfer of the Residual Certificates; provided that the depositor has determined that the amendment will not, as evidenced by an opinion of counsel, give rise to any tax with respect to the transfer of the Residual Certificates to a non-permitted transferee;

(f)   to revise or add any other provisions with respect to matters or questions arising under the PSA or any other change, provided that the required action will not adversely affect in any material respect the interests of any Certificateholder or any holder of a Serviced Pari Passu Companion Loan not consenting to such revision or addition, as evidenced in writing by an opinion of counsel at the expense of the party requesting such amendment or as evidenced by a Rating Agency Confirmation from each of the Rating Agencies with respect to such amendment or supplement and confirmation of the applicable rating agencies that such action will not result in the downgrade, withdrawal or qualification of its then-current ratings of any securities related to a Companion Loan, if any (provided that such rating agency confirmation may be considered satisfied in the same manner as any Rating Agency Confirmation may be considered satisfied with respect to the certificates as described in this prospectus);

(g)  to amend or supplement any provision of the PSA to the extent necessary to maintain the then-current ratings assigned to each class of Certificates by each Rating Agency, as evidenced by a Rating Agency Confirmation from each of the Rating Agencies and confirmation of the applicable rating agencies that such action will not result in the downgrade, withdrawal or qualification of its then-current ratings of any securities related to a Companion Loan, if any (provided that such rating agency confirmation may be considered satisfied in the same manner as any Rating Agency Confirmation may be considered satisfied with respect to the certificates as described in this prospectus); provided that such amendment or supplement would not adversely affect in any material respect the interests of any Certificateholder not consenting to such amendment or supplement, as evidenced by an opinion of counsel;

(h) to modify the provisions of the PSA with respect to reimbursement of Nonrecoverable Advances and Workout-Delayed Reimbursement Amounts if (a) the depositor, the master servicer, the trustee and, with respect to any Mortgage Loan other than an Excluded Loan as to the Directing Certificateholder or the holder of the majority of the Controlling Class and for so long as no Control Termination Event has occurred and is continuing, the Directing Certificateholder, determine that the commercial mortgage-backed securities industry standard for such provisions has changed, in order to conform to such industry standard, (b) such modification does not cause any Trust REMIC to fail to qualify as a REMIC or the Grantor Trust to fail to qualify as a grantor trust under the relevant provisions of the Code, as evidenced by an opinion of counsel and (c) a Rating Agency Confirmation from each Rating Agency and confirmation of the applicable rating agencies that such action will not result in the downgrade, withdrawal

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or qualification of its then-current ratings of any related Serviced Pari Passu Companion Loan Securities, if any (provided that such rating agency confirmation may be considered satisfied in the same manner as any Rating Agency Confirmation may be considered satisfied with respect to the certificates as described in this prospectus) has been received;

(i)   to modify the procedures set forth in the PSA relating to compliance with Rule 17g-5, provided that the change would not adversely affect in any material respect the interests of any Certificateholder, as evidenced by (A) an opinion of counsel or (B) if any certificate is then rated, receipt of Rating Agency Confirmation from each Rating Agency rating such certificates; and provided, further, that the certificate administrator must give notice of any such amendment to the 17g-5 Information Provider for posting on the 17g-5 Information Provider’s website and the certificate administrator must post such notice to its website;

(j)   to modify, eliminate or add to any of its provisions to such extent as will be necessary to comply with the requirements for use of Form SF-3 in registered offerings to the extent provided in C.F.R. 239.45(b)(1)(ii), (iii) or (iv); or

(k)  to modify, eliminate or add to any of its provisions in the event the Credit Risk Retention Rules or any other regulations applicable to the risk retention requirements for this securitization transaction are amended or repealed, to the extent required to comply with any such amendment or to modify or eliminate the provision related to the risk retention requirements in the event of such repeal, upon the consent of the Retaining Sponsor, such consent not to be unreasonably withheld, conditioned or delayed.

The PSA may also be amended by the parties to the PSA with the consent of the holders of certificates of each class affected by such amendment evidencing, in each case, a majority of the aggregate Percentage Interests constituting the class for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of the PSA or of modifying in any manner the rights of the holders of the certificates, except that the amendment may not directly (1) reduce in any manner the amount of, or delay the timing of, payments received on the Mortgage Loans that are required to be distributed on a certificate of any class without the consent of the holder of such certificate, or which are required to be distributed to a holder of a Companion Loan without the consent of such holder, (2) reduce the aforesaid percentage of certificates of any class the holders of which are required to consent to the amendment or remove the requirement to obtain consent of any holder of a Companion Loan, without the consent of the holders of all certificates of that class then outstanding or such holder of the related Companion Loan, (3) adversely affect the Voting Rights of any class of certificates, without the consent of the holders of all certificates of that class then outstanding, (4) change in any manner any defined term used in any MLPA or the obligations or rights of any mortgage loan seller under any MLPA or change any rights of any mortgage loan seller as third party beneficiary under the PSA without the consent of the related mortgage loan seller, or (5) amend the Servicing Standard without the consent of 100% of the holders of certificates or a Rating Agency Confirmation by each Rating Agency and confirmation of the applicable rating agencies that such action will not result in the downgrade, withdrawal or qualification of its then current ratings of any securities related to a Companion Loan, if any (provided that such rating agency confirmation may be considered satisfied in the same manner as any Rating Agency Confirmation may be considered satisfied with respect to the certificates as described in this prospectus).

Notwithstanding the foregoing, no amendment to the PSA may be made that changes in any manner the obligations or rights of any mortgage loan seller under any MLPA or the

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rights of any mortgage loan seller, including as a third party beneficiary, under the PSA, without the consent of such mortgage loan seller. In addition, no amendment to the PSA may be made that changes any provisions specifically required to be included in the PSA by the related Intercreditor Agreement or that otherwise materially and adversely affects the holder of a Companion Loan without the consent of the holder of the related Companion Loan.

No amendment to the PSA that is materially adverse to the interests of a Third Party Purchaser may be effected unless such Third Party Purchaser provides written consent to such amendment.

Also, notwithstanding the foregoing, no party will be required to consent to any amendment to the PSA without the trustee, the certificate administrator, the master servicer, the special servicer, the asset representations reviewer and the operating advisor having first received an opinion of counsel (at the issuing entity’s expense) to the effect that the amendment does not conflict with the terms of the PSA, and that the amendment or the exercise of any power granted to the master servicer, the special servicer, the depositor, the certificate administrator, the trustee, the operating advisor, the asset representations reviewer or any other specified person in accordance with the amendment will not result in the imposition of a tax on any portion of the issuing entity or cause any Trust REMIC to fail to qualify as a REMIC or cause the Grantor Trust to fail to qualify as a grantor trust under the relevant provisions of the Code.

Resignation and Removal of the Trustee and the Certificate Administrator

Each of the trustee and the certificate administrator will at all times be, and will be required to resign if it fails to be, (i) a corporation, national bank, national banking association or a trust company, organized and doing business under the laws of any state or the United States of America, authorized under such laws to exercise corporate trust powers and, in the case of the trustee, to accept the trust conferred under the PSA, having a combined capital and surplus of at least $100,000,000 and subject to supervision or examination by federal or state authority and, in the case of the trustee, will not be an affiliate of any master servicer or special servicer (except during any period when the trustee is acting as, or has become successor to, any master servicer or special servicer, as the case may be), (ii) in the case of the trustee, an institution whose (A) long-term senior unsecured debt rating or issuer default rating is at least “A” by Fitch (or short-term rating of “F1” by Fitch) (provided, however, that the trustee may maintain a long-term senior unsecured debt or issuer default rating of at least “BBB-” by Fitch as long as the general master servicer has a rating on its long-term senior unsecured debt or issuer default rating of at least “A” by Fitch or has a short-term rating of at least “F1” by Fitch, (B) if rated by KBRA, long-term senior unsecured debt rating or an issuer rating is at least “BBB-” by KBRA (or if not rated by KBRA, then at least an equivalent rating by two other NRSROs, which may include S&P and Fitch), and (C) a long-term senior unsecured debt or issuer credit rating is at least “BBB” by S&P, (iii) in the case of the certificate administrator, an institution whose long-term senior unsecured debt or issuer rating is rated at least “BBB-” by KBRA (or an investment grade rating by any other NRSRO, which may include S&P or Fitch) or (iv) in the case of clauses (ii) and (iii), such other rating with respect to which the Rating Agencies have provided a Rating Agency Confirmation.

The trustee and the certificate administrator will be also permitted at any time to resign from their obligations and duties under the PSA by giving written notice (which notice will be posted to the certificate administrator’s website pursuant to the PSA) to the depositor, the master servicer, the special servicer, the trustee or the certificate administrator, as applicable, all Certificateholders, the operating advisor, the asset representations reviewer

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and the 17g-5 Information Provider (who will promptly post such notice to the 17g-5 Information Provider’s website). Upon receiving this notice of resignation, the depositor will be required to use its reasonable best efforts to promptly appoint a successor trustee or certificate administrator acceptable to the master servicer and, prior to the occurrence and continuance of a Control Termination Event, the Directing Certificateholder. If no successor trustee or certificate administrator has accepted an appointment within 90 days after the giving of notice of resignation, the resigning trustee or certificate administrator, as applicable, may petition any court of competent jurisdiction to appoint a successor trustee or certificate administrator, as applicable, and such petition will be an expense of the issuing entity.

If at any time the trustee or certificate administrator ceases to be eligible to continue as trustee or certificate administrator, as applicable, under the PSA, and fails to resign after written request therefor by the depositor or the master servicer, or if at any time the trustee or certificate administrator becomes incapable of acting, or if certain events of, or proceedings in respect of, bankruptcy or insolvency occur with respect to the trustee or certificate administrator, or if the trustee or certificate administrator fails to timely publish any report to be delivered, published, or otherwise made available by the certificate administrator pursuant to the PSA, and such failure continues unremedied for a period of 5 days, or if the certificate administrator fails to make distributions required pursuant to the PSA, the depositor will be authorized to remove the trustee or certificate administrator, as applicable, and appoint a successor trustee or certificate administrator acceptable to the master servicer. If no successor trustee or certificate administrator has accepted an appointment within 90 days after the giving of notice of removal, the removed trustee or certificate administrator, as applicable, may petition any court of competent jurisdiction to appoint a successor trustee or certificate administrator, as applicable, and such petition will be an expense of the issuing entity.

In addition, holders of the certificates entitled to at least 75% of the Voting Rights may upon 30 days prior written notice, with or without cause, remove the trustee or certificate administrator under the PSA and appoint a successor trustee or certificate administrator. In the event that holders of the certificates entitled to at least 75% of the Voting Rights elect to remove the trustee or certificate administrator without cause and appoint a successor, the successor trustee or certificate administrator, as applicable, will be responsible for all expenses necessary to effect the transfer of responsibilities from its predecessor.

Any resignation or removal of the trustee or certificate administrator and appointment of a successor trustee or certificate administrator will not become effective until (i) acceptance of appointment by the successor trustee or certificate administrator, as applicable, and (ii) the certificate administrator files any required Form 8-K. Further, the resigning trustee or certificate administrator, as the case may be, must pay all costs and expenses associated with the transfer of its duties.

The PSA will prohibit the appointment of the asset representations reviewer or one of its affiliates as successor to the trustee or certificate administrator.

Governing Law; Waiver of Jury Trial; and Consent to Jurisdiction

The PSA will be governed by the laws of the State of New York. Each party to the PSA will waive its respective right to a jury trial for any claim or cause of action based upon or arising out of or related to the PSA or certificates. Additionally, each party to the PSA will consent to the jurisdiction of any New York State and Federal courts sitting in New York City with respect to matters arising out of or related to the PSA.

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Certain Legal Aspects of Mortgage Loans

The following discussion contains general summaries of certain legal aspects of mortgage loans secured by commercial and multifamily residential properties. Because such legal aspects are governed by applicable local law (which laws may differ substantially), the summaries do not purport to be complete, to reflect the laws of any particular jurisdiction, or to encompass the laws of all jurisdictions in which the security for the mortgage loans is situated.

New York. Two (2) Mortgaged Properties (13.6%) are located in New York. Mortgage loans in New York are generally secured by mortgages on the related real estate. Foreclosure of a mortgage is usually accomplished in judicial proceedings. After an action for foreclosure is commenced, and if the lender secures a ruling that is entitled to foreclosure ordinarily by motion for summary judgment, the court then appoints a referee to compute the amount owed together with certain costs, expenses and legal fees of the action. The lender then moves to confirm the referee’s report and enter a final judgment of foreclosure and sale. Public notice of the foreclosure sale, including the amount of the judgment, is given for a statutory period of time, after which the mortgaged real estate is sold by a referee at public auction. There is no right of redemption after the foreclosure of sale. In certain circumstances, deficiency judgments may be obtained. Under mortgages containing a statutorily sanctioned covenant, the lender has a right to have a receiver appointed without notice and without regard to the adequacy of the mortgaged real estate as security for the amount owed.

Virginia. Three (3) Mortgaged Properties (11.6%) are located in Virginia. Foreclosure of the lien of a deed of trust in Virginia typically and most efficiently is accomplished by a non-judicial trustee’s sale under a power of sale provision in the deed of trust. Judicial foreclosure also can be, but seldom is, used. In a non-judicial foreclosure, written notice to the borrower and other lienholders of record and newspaper advertisement of the trustee’s sale, containing certain information, must be given for the time period prescribed in the deed of trust, but subject to statutory minimums. After such notice, the trustee may sell the real estate at public auction. Although rarely used in Virginia, in a judicial foreclosure, after notice to all interested parties, a full hearing and judgment in favor of the lienholder, the court orders a foreclosure sale to be conducted by a court-appointed commissioner in chancery or other officer. In either type of foreclosure sale, upon consummation of the foreclosure, the borrower has no right to redeem the property. A deficiency judgment for a recourse loan may be obtained. Further, under Virginia law, under certain circumstances and for certain time periods, a lienholder may petition the court for the appointment of a receiver to collect, protect and disburse the real property’s rents and revenues, and otherwise to maintain and preserve the real property, pursuant to the court's instructions. The decision to appoint a receiver is solely within the court's discretion, regardless of what the deed of trust provides.

Alaska. Two (2) Mortgaged Properties (10.3%) are located in Alaska. Alaska law permits the lien of a deed of trust to be foreclosed judicially like a mortgage, or non-judicially by power of sale pursuant to a power of sale provision in the deed of trust. Non-judicial foreclosure is more typically chosen because it takes less time and is more efficient. A complaint for judicial foreclosure, by contrast, is scheduled similarly to other civil actions and can take several months at a minimum. A non-judicial deed of trust foreclosure sale can take place 90 days after a written notice of the sale is recorded. In a non-judicial foreclosure, notice of the sale is given by the trustee in the manner provided by statute, including posting and publication. Notice must be given to persons with junior liens or other junior interests in the property. The lender as beneficiary is permitted to credit bid at the non-judicial sale. After the non-judicial sale, there is no right of redemption. No action for a

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deficiency can be brought against the borrower or any guarantor after the non-judicial sale of the property. Judicial foreclosure requires the lender’s filing a civil complaint as plaintiff and naming the borrower and all persons with junior interests as defendants. After default for not answering the complaint or summary judgment or trial, the court enters a judgment for judicial sale. The lender will ask that the judgment provide for the lender’s being a buyer and being permitted to credit-bid at the judicial sale. Notice of the judicial sale is published for the time periods and in the manner provided by statute. The judicial sale is conducted as a public auction by a court officer or process server, and its results must be confirmed by the court. If the loan is a recourse loan, judgment for a deficiency is then entered against the borrower and any guarantors. After a judicial sale, the borrower has a right of redemption for one year. Further, because Alaska has only the most basic of receivership statutes, receiverships of commercial real property in Alaska are extremely rare.

General

Each mortgage loan will be evidenced by a promissory note and secured by an instrument granting a security interest in real property, which may be a mortgage, deed of trust or a deed to secure debt, depending upon the prevailing practice and law in the state in which the related mortgaged property is located. Mortgages, deeds of trust and deeds to secure debt are in this prospectus collectively referred to as “mortgages”. A mortgage creates a lien upon, or grants a title interest in, the real property covered thereby, and represents the security for the repayment of the indebtedness customarily evidenced by a promissory note. The priority of the lien created or interest granted will depend on the terms of the mortgage and, in some cases, on the terms of separate subordination agreements or intercreditor agreements with others that hold interests in the real property, the knowledge of the parties to the mortgage and, generally, the order of recordation of the mortgage in the appropriate public recording office. However, the lien of a recorded mortgage will generally be subordinate to later-arising liens for real estate taxes and assessments and other charges imposed under governmental police powers.

Types of Mortgage Instruments

There are two parties to a mortgage: a mortgagor (the borrower and usually the owner of the applicable property) and a mortgagee (the lender). In contrast, a deed of trust is a three-party instrument, among a trustor (the equivalent of a borrower), a trustee to whom the real property is conveyed, and a beneficiary (the lender) for whose benefit the conveyance is made. Under a deed of trust, the trustor grants the property, irrevocably until the debt is paid, in trust and generally with a power of sale, to the trustee to secure repayment of the indebtedness evidenced by the related note. A deed to secure debt typically has two parties, pursuant to which the borrower, or grantor, conveys title to the real property to the grantee, or lender generally with a power of sale, until such time as the debt is repaid. In a case where the borrower is a land trust, there would be an additional party because legal title to the property is held by a land trustee under a land trust agreement for the benefit of the borrower. At origination of a mortgage loan involving a land trust, the borrower may execute a separate undertaking to make payments on the promissory note. The land trustee would not be personally liable for the promissory note obligation. The mortgagee’s authority under a mortgage, the trustee’s authority under a deed of trust and the grantee’s authority under a deed to secure debt are governed by the express provisions of the related instrument, the law of the state in which the real property is located, certain federal laws and, in some deed of trust transactions, the directions of the beneficiary.

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Leases and Rents

Mortgages that encumber income-producing property often contain an assignment of rents and leases, and/or may be accompanied by a separate assignment of rents and leases, pursuant to which the borrower assigns to the lender the borrower’s right, title and interest as landlord under each lease and the income derived from the lease, while (unless rents are to be paid directly to the lender) retaining a revocable license to collect the rents for so long as there is no default. If the borrower defaults, the license terminates and the lender is entitled to collect the rents. Local law may require that the lender take possession of the property and/or obtain a court-appointed receiver before becoming entitled to collect the rents.

In most states, hotel property and motel room rates are considered accounts receivable under the Uniform Commercial Code (“UCC”). In cases where hospitality properties or motels constitute loan security, the revenues are generally pledged by the borrower as additional security for the loan. In general, the lender must file financing statements in order to perfect its security interest in the room revenues and must file continuation statements, generally every 5 years, to maintain perfection of such security interest. In certain cases, mortgage loans secured by hospitality properties or motels may be included in the issuing entity even if the security interest in the room revenues was not perfected. Even if the lender’s security interest in room revenues is perfected under applicable non-bankruptcy law, it will generally be required to commence a foreclosure action or otherwise take possession of the property in order to enforce its rights to collect the room revenues following a default. In the bankruptcy setting, however, the lender will be stayed from enforcing its rights to collect room revenues, but those room revenues constitute “cash collateral” and therefore generally cannot be used by the bankruptcy debtor without a hearing or lender’s consent or unless the lender’s interest in the room revenues is given adequate protection (e.g., cash payment for otherwise encumbered funds or a replacement lien on unencumbered property, in either case in value equivalent to the amount of room revenues that the debtor proposes to use, or other similar relief). See “—Foreclosure—Bankruptcy Laws” below.

Personalty

In the case of certain types of mortgaged properties, such as hospitality properties, motels, nursing homes and manufactured housing, personal property (to the extent owned by the borrower and not previously pledged) may constitute a significant portion of the property’s value as security. The creation and enforcement of liens on personal property are governed by the UCC. Accordingly, if a borrower pledges personal property as security for a mortgage loan, the lender generally must file UCC financing statements in order to perfect its security interest in that personal property, and must file continuation statements, generally every five years, to maintain that perfection. Certain mortgage loans secured in part by personal property may be included in the issuing entity even if the security interest in such personal property was not perfected.

Foreclosure

General

Foreclosure is a legal procedure that allows the lender to recover its mortgage debt by enforcing its rights and available legal remedies under the mortgage. If the borrower defaults in payment or performance of its obligations under the promissory note or mortgage, the lender has the right to institute foreclosure proceedings to sell the real property at public auction to satisfy the indebtedness.

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Foreclosure Procedures Vary from State to State

Two primary methods of foreclosing a mortgage are judicial foreclosure, involving court proceedings, and nonjudicial foreclosure pursuant to a power of sale granted in the mortgage instrument. Other foreclosure procedures are available in some states, but they are either infrequently used or available only in limited circumstances.

A foreclosure action is subject to most of the delays and expenses of other lawsuits if defenses are raised or counterclaims are interposed, and sometimes requires several years to complete.

See also “Risk Factors—Risks Relating to the Mortgage Loans—Risks Associated with One Action Rules”.

Judicial Foreclosure

A judicial foreclosure proceeding is conducted in a court having jurisdiction over the mortgaged property. Generally, the action is initiated by the service of legal pleadings upon all parties having a subordinate interest of record in the real property and all parties in possession of the property, under leases or otherwise, whose interests are subordinate to the mortgage. Delays in completion of the foreclosure may occasionally result from difficulties in locating defendants. When the lender’s right to foreclose is contested, the legal proceedings can be time-consuming. Upon successful completion of a judicial foreclosure proceeding, the court generally issues a judgment of foreclosure and appoints a referee or other officer to conduct a public sale of the mortgaged property, the proceeds of which are used to satisfy the judgment. Such sales are made in accordance with procedures that vary from state to state.

Equitable and Other Limitations on Enforceability of Certain Provisions

United States courts have traditionally imposed general equitable principles to limit the remedies available to lenders in foreclosure actions. These principles are generally designed to relieve borrowers from the effects of mortgage defaults perceived as harsh or unfair. Relying on such principles, a court may alter the specific terms of a loan to the extent it considers necessary to prevent or remedy an injustice, undue oppression or overreaching, or may require the lender to undertake affirmative actions to determine the cause of the borrower’s default and the likelihood that the borrower will be able to reinstate the loan. In some cases, courts have substituted their judgment for the lender’s and have required that lenders reinstate loans or recast payment schedules in order to accommodate borrowers who are suffering from a temporary financial disability. In other cases, courts have limited the right of the lender to foreclose in the case of a nonmonetary default, such as a failure to adequately maintain the mortgaged property or an impermissible further encumbrance of the mortgaged property. Finally, some courts have addressed the issue of whether federal or state constitutional provisions reflecting due process concerns for adequate notice require that a borrower receive notice in addition to statutorily-prescribed minimum notice. For the most part, these cases have upheld the reasonableness of the notice provisions or have found that a public sale under a mortgage providing for a power of sale does not involve sufficient state action to trigger constitutional protections.

In addition, some states may have statutory protection such as the right of the borrower to reinstate a mortgage loan after commencement of foreclosure proceedings but prior to a foreclosure sale.

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Nonjudicial Foreclosure/Power of Sale

In states permitting nonjudicial foreclosure proceedings, foreclosure of a deed of trust is generally accomplished by a nonjudicial trustee’s sale pursuant to a power of sale typically granted in the deed of trust. A power of sale may also be contained in any other type of mortgage instrument if applicable law so permits. A power of sale under a deed of trust allows a nonjudicial public sale to be conducted generally following a request from the beneficiary/lender to the trustee to sell the property upon default by the borrower and after notice of sale is given in accordance with the terms of the deed of trust and applicable state law. In some states, prior to such sale, the trustee under the deed of trust must record a notice of default and notice of sale and send a copy to the borrower and to any other party who has recorded a request for a copy of a notice of default and notice of sale. In addition, in some states the trustee must provide notice to any other party having an interest of record in the real property, including junior lienholders. A notice of sale must be posted in a public place and, in most states, published for a specified period of time in one or more newspapers. The borrower or junior lienholder may then have the right, during a reinstatement period required in some states, to cure the default by paying the entire actual amount in arrears (without regard to the acceleration of the indebtedness), plus the lender’s expenses incurred in enforcing the obligation. In other states, the borrower or the junior lienholder is not provided a period to reinstate the loan, but has only the right to pay off the entire debt to prevent the foreclosure sale. Generally, state law governs the procedure for public sale, the parties entitled to notice, the method of giving notice and the applicable time periods.

Public Sale

A third party may be unwilling to purchase a mortgaged property at a public sale because of the difficulty in determining the exact status of title to the property (due to, among other things, redemption rights that may exist) and because of the possibility that physical deterioration of the mortgaged property may have occurred during the foreclosure proceedings. Potential buyers may also be reluctant to purchase mortgaged property at a foreclosure sale as a result of the 1980 decision of the United States Court of Appeals for the Fifth Circuit in Durrett v. Washington National Insurance Co., 621 F.2d 2001 (5th Cir. 1980) and other decisions that have followed its reasoning. The court in Durrett held that even a non-collusive, regularly conducted foreclosure sale was a fraudulent transfer under the Bankruptcy Code and, thus, could be rescinded in favor of the bankrupt’s estate, if (1) the foreclosure sale was held while the debtor was insolvent and not more than one year prior to the filing of the bankruptcy petition and (2) the price paid for the foreclosed property did not represent “fair consideration”, which is “reasonably equivalent value” under the Bankruptcy Code. Although the reasoning and result of Durrett in respect of the Bankruptcy Code was rejected by the United States Supreme Court in BFP v. Resolution Trust Corp., 511 U.S. 531 (1994), the case could nonetheless be persuasive to a court applying a state fraudulent conveyance law which has provisions similar to those construed in Durrett. Therefore, it is common for the lender to purchase the mortgaged property for an amount equal to the secured indebtedness and accrued and unpaid interest plus the expenses of foreclosure, in which event the borrower’s debt will be extinguished, or for a lesser amount in order to preserve its right to seek a deficiency judgment if such is available under state law and under the terms of the mortgage loan documents. Thereafter, subject to the borrower’s right in some states to remain in possession during a redemption period, the lender will become the owner of the property and have both the benefits and burdens of ownership, including the obligation to pay debt service on any senior mortgages, to pay taxes, to obtain casualty insurance and to make such repairs as are necessary to render the property suitable for sale. Frequently, the lender employs a third-party management

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company to manage and operate the property. The costs of operating and maintaining a property may be significant and may be greater than the income derived from that property. The costs of management and operation of those mortgaged properties which are hotels, motels, restaurants, nursing or convalescent homes, hospitals or casinos may be particularly significant because of the expertise, knowledge and, with respect to certain property types, regulatory compliance, required to run those operations and the effect which foreclosure and a change in ownership may have on the public’s and the industry’s, including franchisors’, perception of the quality of those operations. The lender also will commonly obtain the services of a real estate broker and pay the broker’s commission in connection with the sale or lease of the property. Depending upon market conditions, the ultimate proceeds of the sale of a property may not equal the lender’s investment in the property. Moreover, a lender commonly incurs substantial legal fees and court costs in acquiring a mortgaged property through contested foreclosure and/or bankruptcy proceedings. Because of the expenses associated with acquiring, owning and selling a mortgaged property, a lender could realize an overall loss on a mortgage loan even if the mortgaged property is sold at foreclosure, or resold after it is acquired through foreclosure, for an amount equal to the full outstanding principal amount of the loan plus accrued interest.

Furthermore, an increasing number of states require that any environmental contamination at certain types of properties be cleaned up before a property may be resold. In addition, a lender may be responsible under federal or state law for the cost of cleaning up a mortgaged property that is environmentally contaminated. See “—Environmental Considerations” below.

The holder of a junior mortgage that forecloses on a mortgaged property does so subject to senior mortgages and any other prior liens, and may be obliged to keep senior mortgage loans current in order to avoid foreclosure of its interest in the property. In addition, if the foreclosure of a junior mortgage triggers the enforcement of a “due-on-sale” clause contained in a senior mortgage, the junior mortgagee could be required to pay the full amount of the senior mortgage indebtedness or face foreclosure.

Rights of Redemption

The purposes of a foreclosure action are to enable the lender to realize upon its security and to bar the borrower, and all persons who have interests in the property that are subordinate to that of the foreclosing lender, from exercise of their “equity of redemption”. The doctrine of equity of redemption provides that, until the property encumbered by a mortgage has been sold in accordance with a properly conducted foreclosure and foreclosure sale, those having interests that are subordinate to that of the foreclosing lender have an equity of redemption and may redeem the property by paying the entire debt with interest. Those having an equity of redemption must generally be made parties and joined in the foreclosure proceeding in order for their equity of redemption to be terminated.

The equity of redemption is a common-law (nonstatutory) right which should be distinguished from post-sale statutory rights of redemption. In some states, after sale pursuant to a deed of trust or foreclosure of a mortgage, the borrower and foreclosed junior lienors are given a statutory period in which to redeem the property. In some states, statutory redemption may occur only upon payment of the foreclosure sale price. In other states, redemption may be permitted if the former borrower pays only a portion of the sums due. The effect of a statutory right of redemption is to diminish the ability of the lender to sell the foreclosed property because the exercise of a right of redemption would defeat the title of any purchaser through a foreclosure. Consequently, the practical effect of the redemption right is to force the lender to maintain the property and pay the expenses of

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ownership until the redemption period has expired. In some states, a post-sale statutory right of redemption may exist following a judicial foreclosure, but not following a trustee’s sale under a deed of trust.

Anti-Deficiency Legislation

Some or all of the mortgage loans are non-recourse loans, as to which recourse in the case of default will be limited to the mortgaged property and such other assets, if any, that were pledged to secure the mortgage loan. However, even if a mortgage loan by its terms provides for recourse to the borrower’s other assets, a lender’s ability to realize upon those assets may be limited by state law. For example, in some states a lender cannot obtain a deficiency judgment against the borrower following foreclosure or sale under a deed of trust.

A deficiency judgment is a personal judgment against the former borrower equal to the difference between the net amount realized upon the public sale of the real property and the amount due to the lender. Other statutes may require the lender to exhaust the security afforded under a mortgage before bringing a personal action against the borrower. In certain other states, the lender has the option of bringing a personal action against the borrower on the debt without first exhausting that security; however, in some of those states, the lender, following judgment on that personal action, may be deemed to have elected a remedy and thus may be precluded from foreclosing upon the security. Consequently, lenders in those states where such an election of remedy provision exists will usually proceed first against the security. Finally, other statutory provisions, designed to protect borrowers from exposure to large deficiency judgments that might result from bidding at below-market values at the foreclosure sale, limit any deficiency judgment to the excess of the outstanding debt over the fair market value of the property at the time of the sale.

Leasehold Considerations

Mortgage loans may be secured by a mortgage on the borrower’s leasehold interest in a ground lease. Leasehold mortgage loans are subject to certain risks not associated with mortgage loans secured by a lien on the fee estate of the borrower. The most significant of these risks is that if the borrower’s leasehold were to be terminated upon a lease default, the leasehold mortgagee would lose its security. This risk may be lessened if the ground lease requires the lessor to give the leasehold mortgagee notices of lessee defaults and an opportunity to cure them, permits the leasehold estate to be assigned to and by the leasehold mortgagee or the purchaser at a foreclosure sale, and contains certain other protective provisions typically included in a “mortgageable” ground lease. Certain mortgage loans, however, may be secured by ground leases which do not contain these provisions.

In addition, where a lender has as its security both the fee and leasehold interest in the same property, the grant of a mortgage lien on its fee interest by the land owner/ground lessor to secure the debt of a borrower/ground lessee may be subject to challenge as a fraudulent conveyance. Among other things, a legal challenge to the granting of the liens may focus on the benefits realized by the land owner/ground lessor from the loan. If a court concluded that the granting of the mortgage lien was an avoidable fraudulent conveyance, it might take actions detrimental to the holders of the certificates, including, under certain circumstances, invalidating the mortgage lien on the fee interest of the land owner/ground lessor.

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Cooperative Shares

Mortgage loans may be secured by a security interest on the borrower’s ownership interest in shares, and the related proprietary leases, allocable to cooperative dwelling units that may be vacant or occupied by non-owner tenants. Such loans are subject to certain risks not associated with mortgage loans secured by a lien on the fee estate of a borrower in real property. Such a loan typically is subordinate to the mortgage, if any, on the cooperative’s building which, if foreclosed, could extinguish the equity in the building and the proprietary leases of the dwelling units derived from ownership of the shares of the cooperative. Further, transfer of shares in a cooperative are subject to various regulations as well as to restrictions under the governing documents of the cooperative, and the shares may be cancelled in the event that associated maintenance charges due under the related proprietary leases are not paid. Typically, a recognition agreement between the lender and the cooperative provides, among other things, the lender with an opportunity to cure a default under a proprietary lease.

Under the laws applicable in many states, “foreclosure” on cooperative shares is accomplished by a sale in accordance with the provisions of Article 9 of the UCC and the security agreement relating to the shares. Article 9 of the UCC requires that a sale be conducted in a “commercially reasonable” manner, which may be dependent upon, among other things, the notice given the debtor and the method, manner, time, place and terms of the sale. Article 9 of the UCC provides that the proceeds of the sale will be applied first to pay the costs and expenses of the sale and then to satisfy the indebtedness secured by the lender’s security interest. A recognition agreement, however, generally provides that the lender’s right to reimbursement is subject to the right of the cooperative to receive sums due under the proprietary leases.

Bankruptcy Laws

Operation of the federal bankruptcy code codified in Title 11 of the United States Code, as amended from time to time (“Bankruptcy Code”) and related state laws may interfere with or affect the ability of a lender to obtain payment of a loan, realize upon collateral and/or to enforce a deficiency judgment. For example, under the Bankruptcy Code, virtually all actions (including foreclosure actions and deficiency judgment proceedings) are automatically stayed upon the filing of the bankruptcy petition, and, usually, no interest or principal payments are made during the course of the bankruptcy case. The delay and the consequences of a delay caused by an automatic stay can be significant. For example, the filing of a petition in bankruptcy by or on behalf of a junior mortgage lien holder may stay the senior lender from taking action to foreclose out such junior lien. At a minimum, the senior lender would suffer delay due to its need to seek bankruptcy court approval before taking any foreclosure or other action that could be deemed in violation of the automatic stay under the Bankruptcy Code.

Under the Bankruptcy Code, a bankruptcy trustee, or a borrower as debtor-in-possession, may under certain circumstances sell the related mortgaged property or other collateral free and clear of all liens, claims, encumbrances and interests, which liens would then attach to the proceeds of such sale, despite the provisions of the related mortgage or other security agreement to the contrary. Such a sale may be approved by a bankruptcy court even if the proceeds are insufficient to pay the secured debt in full.

Under the Bankruptcy Code, provided certain substantive and procedural safeguards for a lender are met, the amount and terms of a mortgage or other security agreement secured by property of a debtor may be modified under certain circumstances. Pursuant to a confirmed plan of reorganization, lien avoidance or claim objection proceeding, the secured

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claim arising from a loan secured by real property or other collateral may be reduced to the then-current value of the property (with a corresponding partial reduction of the amount of lender’s security interest), thus leaving the lender a secured creditor to the extent of the then-current value of the property and a general unsecured creditor for the difference between such value and the outstanding balance of the loan. Such general unsecured claims may be paid less than 100% of the amount of the debt or not at all, depending upon the circumstances. Other modifications may include the reduction in the amount of each scheduled payment, which reduction may result from a reduction in the rate of interest and/or the alteration of the repayment schedule (with or without affecting the unpaid principal balance of the loan), and/or an extension (or reduction) of the final maturity date. Some courts have approved bankruptcy plans, based on the particular facts of the reorganization case, that effected the curing of a mortgage loan default by paying arrearages over a number of years. Also, under the Bankruptcy Code, a bankruptcy court may permit a debtor through its plan of reorganization to reinstate the loan even though the lender accelerated the mortgage loan and final judgment of foreclosure had been entered in state court prior to the filing of the debtor’s petition (provided that no sale of the property had yet occurred). This may be done even if the plan of reorganization does not provide for payment of the full amount due under the original loan. Thus, the full amount due under the original loan may never be repaid. Other types of significant modifications to the terms of mortgage loan may be acceptable to the bankruptcy court, such as making distributions to the mortgage holder of property other than cash, or the substitution of collateral which is the “indubitable equivalent” of the real property subject to the mortgage, or the subordination of the mortgage to liens securing new debt (provided that the lender’s secured claim is “adequately protected” as such term is defined and interpreted under the Bankruptcy Code), often depending on the particular facts and circumstances of the specific case.

Federal bankruptcy law may also interfere with or otherwise adversely affect the ability of a secured mortgage lender to enforce an assignment by a borrower of rents and leases (which “rents” may include revenues from hotels and other lodging facilities specified in the Bankruptcy Code) related to a mortgaged property if the related borrower is in a bankruptcy proceeding. Under the Bankruptcy Code, a lender may be stayed from enforcing the assignment, and the legal proceedings necessary to resolve the issue can be time consuming and may result in significant delays in the receipt of the rents. Rents (including applicable hotel and other lodging revenues) and leases may also escape such an assignment, among other reasons, (i) if the assignment is not fully perfected under state law prior to commencement of the bankruptcy proceeding, (ii) to the extent such rents and leases are used by the borrower to maintain the mortgaged property, or for other court authorized expenses, (iii) to the extent other collateral may be substituted for the rents and leases, (iv) to the extent the bankruptcy court determines that the lender is adequately protected, or (v) to the extent the court determines based on the equities of the case that the post-petition rents are not subject to the lender’s pre-petition security interest.

Under the Bankruptcy Code, a security interest in real property acquired before the commencement of the bankruptcy case does not extend to income received after the commencement of the bankruptcy case unless such income is a proceed, product or rent of such property. Therefore, to the extent a business conducted on the mortgaged property creates accounts receivable rather than rents or results from payments under a license rather than payments under a lease, a valid and perfected pre-bankruptcy lien on such accounts receivable or license income generally would not continue as to post-bankruptcy accounts receivable or license income.

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The Bankruptcy Code provides that a lender’s perfected pre-petition security interest in leases, rents and hotel revenues continues in the post-petition leases, rents and hotel revenues, unless a bankruptcy court orders to the contrary “based on the equities of the case”. Thus, unless a court orders otherwise, revenues from a mortgaged property generated after the date the bankruptcy petition is filed will constitute “cash collateral” under the Bankruptcy Code. Debtors may only use cash collateral upon obtaining the lender’s consent or a prior court order finding that the lender’s interest in the mortgaged hotel, motel or other lodging property and the cash collateral is “adequately protected” as the term is defined and interpreted under the Bankruptcy Code. In addition to post-petition rents, any cash held by a lender in a lockbox or reserve account generally would also constitute “cash collateral” under the Bankruptcy Code. So long as the lender is adequately protected, a debtor’s use of cash collateral may be for its own benefit or for the benefit of any affiliated entity group that is also subject to bankruptcy proceedings, including use as collateral for new debt. It should be noted, however, that the court may find that the lender has no security interest in either pre-petition or post-petition revenues if the court finds that the loan documents do not contain language covering accounts, room rents, or other forms of personalty necessary for a security interest to attach to such revenues.

The Bankruptcy Code provides generally that rights and obligations under an unexpired lease of the debtor/lessee may not be terminated or modified at any time after the commencement of a case under the Bankruptcy Code solely because of a provision in the lease providing for the termination or modification of such rights or obligations upon the filing of a bankruptcy petition or the occurrence of certain other similar events. This prohibition on so-called “ipso facto” clauses could limit the ability of a lender to exercise certain contractual remedies with respect to the leases on any mortgaged property. In addition, section 362 of the Bankruptcy Code operates as an automatic stay of, among other things, any act to obtain possession of property from a debtor’s estate, which may delay a lender’s exercise of those remedies, including foreclosure, in the event that a lessee becomes the subject of a proceeding under the Bankruptcy Code. Thus, the filing of a petition in bankruptcy by or on behalf of a lessee of a mortgaged property would result in a stay against the commencement or continuation of any state court proceeding for past due rent, for accelerated rent, for damages or for a summary eviction order with respect to a default under the related lease that occurred prior to the filing of the lessee’s petition. While relief from the automatic stay to enforce remedies may be requested by a creditor and granted by a bankruptcy court in certain circumstances, it can be denied for a number of reasons, including where the collateral is “necessary to an effective reorganization” for the debtor, and if a debtor’s case has been administratively consolidated with those of its affiliates, the court may also consider whether the property is “necessary to an effective reorganization” of the debtor and its affiliates, taken as a whole.

The Bankruptcy Code generally provides that a trustee in bankruptcy or debtor-in-possession may, with respect to an unexpired lease of non-residential real property under which the debtor is a lessee, before the earlier of (i) 120 days after the filing of a bankruptcy case or (ii) the entry of an order confirming a plan, subject to approval of the court, (a) assume the lease and retain it or assign it to a third party or (b) reject the lease. If the trustee or debtor-in-possession fails to assume or reject the lease within the time specified in the preceding sentence, subject to any extensions by the bankruptcy court, the lease will be deemed rejected and the property will be surrendered to the lessor. The bankruptcy court may for cause shown extend the 120-day period up to 90 days for a total of 210 days. If the lease is assumed, the trustee in bankruptcy on behalf of the lessee, or the lessee as debtor-in-possession, or the assignee, if applicable, must cure any defaults under the lease, compensate the lessor for its losses and provide the lessor with “adequate assurance” of future performance. These remedies may be insufficient, however, as the

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lessor may be forced to continue under the lease with a lessee that is a poor credit risk or an unfamiliar tenant (if the lease was assigned), and any assurances provided to the lessor may, in fact, be inadequate. If the lease is rejected, the rejection generally constitutes a breach of the executory contract or unexpired lease as of the date immediately preceding the filing date of the bankruptcy petition. As a consequence, the other party or parties to the lease, such as the borrower, as lessor under a lease, generally would have only an unsecured claim against the debtor, as lessee, for damages resulting from the breach, which could adversely affect the security for the related mortgage loan. In addition, under the Bankruptcy Code, a lease rejection damages claim is limited to the “(a) rent reserved by the lease, without acceleration, for the greater of one year, or 15 percent, not to exceed 3 years, of the remaining term of such lease, following the earlier of the date of the bankruptcy petition and the date on which the lessor regained possession of the real property, (b) plus any unpaid rent due under such lease, without acceleration, on the earlier of such dates”.

If a trustee in bankruptcy on behalf of a lessor, or a lessor as debtor-in-possession, rejects an unexpired lease of real property, the lessee may treat the lease as terminated by the rejection or, in the alternative, the lessee may remain in possession of the leasehold for the balance of the term and for any renewal or extension of the term that is enforceable by the lessee under applicable non-bankruptcy law. The Bankruptcy Code provides that if a lessee elects to remain in possession after a rejection of a lease, the lessee may offset against rents reserved under the lease for the balance of the term after the date of rejection of the lease, and the related renewal or extension of the lease, any damages occurring after that date caused by the nonperformance of any obligation of the lessor under the lease after that date.

Similarly, there is risk associated with a borrower ground lessee or ground lessor becoming a debtor in a proceeding under the Bankruptcy Code. In general, upon the bankruptcy of a lessor or a lessee under a lease of nonresidential real property, including a ground lease, that has not been terminated prior to the bankruptcy filing date, the debtor entity has the statutory right to assume or reject the lease. Given that the Bankruptcy Code generally invalidates clauses that terminate contracts automatically upon the filing by one of the parties of a bankruptcy petition or that are conditioned on a party’s insolvency, following the filing of a bankruptcy petition, a debtor would ordinarily be required to perform its obligations under such lease until the debtor decides whether to assume or reject the lease. The Bankruptcy Code provides certain additional protections with respect to non-residential real property leases, such as establishing a specific timeframe in which a debtor must determine whether to assume or reject the lease. Additionally, the Bankruptcy Code requires a debtor lessee to timely perform any obligations under a non-residential real property lease arising after the petition date, until the debtor determines whether to assume or reject the lease. The bankruptcy court may defer the time for the debtor lessee to perform under the lease until 60 days following the petition date for cause shown. Even if the agreements were terminated prior to bankruptcy, a bankruptcy court may determine that the agreement was improperly terminated and therefore remains part of the debtor’s bankruptcy estate. The debtor also can seek bankruptcy court approval to assume and assign the lease to a third party, and to modify the lease in connection with such assignment. In order to assume the lease, the debtor or assignee generally will have to cure outstanding defaults and provide “adequate assurance of future performance” in addition to satisfying other requirements imposed under the Bankruptcy Code. Under the Bankruptcy Code, subject to certain exceptions, once a lease is rejected by a debtor lessee, it is deemed breached, and the nondebtor lessor will have a claim for lease rejection damages, as described above.

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If the ground lessor files for bankruptcy, it may wait until the confirmation of its plan of reorganization to determine whether to reject the ground lease. On request of any party to the lease, the bankruptcy court may order the debtor to determine within a specific period of time whether to assume or reject the lease or to comply with the terms of the lease pending its decision to assume or reject. In the event of rejection, the non-debtor lessee will have the right to treat the lease as terminated by virtue of its terms, applicable nonbankruptcy law, or any agreement made by the lessee. The non-debtor lessee may also, if the lease term has begun, retain its rights under the lease, including its rights to remain in possession of the leased premises under the rent reserved in the lease for the balance of the term of the lease (including renewals). The term “lessee” includes any “successor, assign or mortgagee permitted under the terms of such lease”. If, pre-petition, the ground lessor had specifically granted the leasehold mortgagee such right, the leasehold mortgagee may have the right to succeed to the lessee/borrower’s position under the lease.

In the event of concurrent bankruptcy proceedings involving the ground lessor and the lessee/borrower, actions by creditors against the lessee/borrower debtor would be subject to the automatic stay, and a lender may be unable to enforce both the bankrupt lessee/borrower’s pre-petition agreement to refuse to treat a ground lease rejected by a bankrupt lessor as terminated and any agreement by the ground lessor to grant the lender a new lease upon such termination. In such circumstances, a lease could be terminated notwithstanding lender protection provisions contained in that lease or in the mortgage. A lender could lose its security unless the lender holds a fee mortgage or the bankruptcy court, as a court of equity, allows the mortgagee to assume the ground lessee’s obligations under the ground lease and succeed to the ground lessee’s position. Although consistent with the Bankruptcy Code, such position may not be adopted by the bankruptcy court.

Further, in an appellate decision by the United States Court of Appeals for the Seventh Circuit (Precision Indus. v. Qualitech Steel SBQ, LLC, 327 F.3d 537 (7th Cir, 2003)), the court ruled with respect to an unrecorded lease of real property that where a sale of leased property occurs under the Bankruptcy Code upon the bankruptcy of a landlord, that sale terminates a lessee’s possessory interest in the property, and the purchaser assumes title free and clear of any interest, including any leasehold estates. Pursuant to the Bankruptcy Code, a lessee may request the bankruptcy court to prohibit or condition the sale of the property so as to provide adequate protection of the leasehold interest; however, the court ruled that, at least where a memorandum of lease had not been recorded, this provision does not ensure continued possession of the property, but rather entitles the lessee to compensation for the value of its leasehold interest, typically from the sale proceeds. As a result, we cannot assure you that, in the event of a sale of leased property pursuant to the Bankruptcy Code, the lessee would be able to maintain possession of the property under the ground lease. In addition, we cannot assure you that a leasehold mortgagor and/or a leasehold mortgagee (to the extent it has standing to intervene) would be able to recover the full value of the leasehold interest in bankruptcy court.

Because of the possible termination of the related ground lease, whether arising from a bankruptcy, the expiration of a lease term or an uncured defect under the related ground lease, lending on a leasehold interest in a real property is riskier than lending on the fee interest in the property.

Although the borrowers under the Mortgage Loans included in a trust fund may be special purpose entities, special purpose entities can become debtors in bankruptcy under various circumstances. For example, in the bankruptcy case of General Growth Properties, notwithstanding that such subsidiaries were special purpose entities with independent directors, numerous property-level, special purpose subsidiaries were filed for bankruptcy protection by their parent entity. Nonetheless, the United States Bankruptcy Court for the

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Southern District of New York denied various lenders’ motions to dismiss the special purpose entity subsidiaries’ cases as bad faith filings. In denying the motions, the bankruptcy court stated that the fundamental and bargained for creditor protections embedded in the special purpose entity structures at the property level would remain in place during the pendency of the chapter 11 cases. Those protections included adequate protection of the lenders’ interest in their collateral and protection against the substantive consolidation of the property-level debtors with any other entities.

The moving lenders in the General Growth Properties case had argued that the 21 property-level bankruptcy filings were premature and improperly sought to restructure the debt of solvent entities for the benefit of equity holders. However, the Bankruptcy Code does not require that a voluntary debtor be insolvent or unable to pay its debts currently in order to be eligible for relief and generally a bankruptcy petition will not be dismissed for bad faith if the debtor has a legitimate rehabilitation objective. Accordingly, after finding that the relevant debtors were experiencing varying degrees of financial distress due to factors such as cross defaults, a need to refinance in the near term (i.e., within 1 to 4 years), and other considerations, the bankruptcy court noted that it was not required to analyze in isolation each debtor’s basis for filing. In the court’s view, the critical issue was whether a parent company that had filed its bankruptcy case in good faith could include in the filing subsidiaries that were necessary for the parent’s reorganization. As demonstrated in the General Growth Properties bankruptcy case, although special purpose entities are designed to mitigate the bankruptcy risk of a borrower, special purpose entities can become debtors in bankruptcy under various circumstances.

Generally, pursuant to the doctrine of substantive consolidation, a bankruptcy court, in the exercise of its broad equitable powers, has the authority to order that the assets and liabilities of a borrower be substantively consolidated with those of an affiliate (i.e., even a non-debtor), including for the purposes of making distributions under a plan of reorganization or liquidation. Thus, property that is ostensibly the property of a borrower may become subject to the bankruptcy case of an affiliate, the automatic stay applicable to such bankrupt affiliate may be extended to a borrower, and the rights of creditors of a borrower may become impaired. Substantive consolidation is generally viewed as an equitable remedy that could result in an otherwise solvent company becoming subject to the bankruptcy proceedings of an insolvent affiliate, making the solvent company’s assets available to repay the debts of affiliated companies. A court has the discretion to order substantive consolidation in whole or in part and may include nondebtor affiliates of the bankrupt entity in the proceedings. The interrelationship among a borrower and other affiliates may pose a heightened risk of substantive consolidation and other bankruptcy risks in the event that any one or more of them were to become a debtor under the Bankruptcy Code. In the event of the bankruptcy of the applicable parent entities of any borrower, the assets of such borrower may be treated as part of the bankruptcy estates of such parent entities. In addition, in the event of the institution of voluntary or involuntary bankruptcy proceedings involving a borrower and certain of its affiliates, to serve judicial economy, it is likely that a court would jointly administer the respective bankruptcy proceedings. Furthermore, with respect to any affiliated borrowers, creditors of a common parent in bankruptcy may seek to substantively consolidate the assets of such borrowers with those of the parent.

In a bankruptcy or similar proceeding involving a borrower, action may be taken seeking the recovery as a preferential transfer of any payments made by such borrower, or made directly by the related lessee, under the related mortgage loan to the issuing entity. Payments on long term debt may be protected from recovery as preferences if they qualify for the “ordinary course” exception under the Bankruptcy Code or if certain other defenses

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in the Bankruptcy Code are applicable. Whether any particular payment would be protected depends upon the facts speciﬁc to a particular transaction.

In addition, in a bankruptcy or similar proceeding involving any borrower or an affiliate, action may be taken to avoid the transaction (or any component of the transaction, such as joint and several liability on the related mortgage loan) as an actual or constructive fraudulent conveyance under state or federal law. Any payment by a borrower in excess of its allocated share of the loan could be challenged as a fraudulent conveyance by creditors of that borrower in an action outside a bankruptcy case or by the representative of the borrower’s bankruptcy estate in a bankruptcy case. Generally, under most fraudulent conveyance statutes, the incurrence of an obligation or the transfer of property by a person will be subject to avoidance under certain circumstances if the person transferred such property with the intent to hinder, delay or defraud its creditors or the person did not receive fair consideration or reasonably equivalent value in exchange for such obligation or transfer and (i) was insolvent or was rendered insolvent by such obligation or transfer, (ii) was engaged in business or a transaction, or was about to engage in business or a transaction, for which any property remaining with the person constituted unreasonably small capital, or (iii) intended to, or believed or reasonably should have believed that it would, incur debts that would be beyond the person’s ability to pay as such debts matured. The measure of insolvency will vary depending on the law of the applicable jurisdiction. However, an entity will generally be considered insolvent if the present fair salable value of its assets is less than (x) the sum of its debts or (y) the amount that would be required to pay its probable liabilities on its existing debts as they become absolute and matured. Under certain fraudulent transfer statutes, a debtor that is generally not paying its debts as they become due other than as a result of a bona fide dispute is presumed to be insolvent. A lien granted by a borrower to secure repayment of the loan in excess of its allocated share could be avoided if a court were to determine that (i) such borrower was insolvent at the time of granting the lien, was rendered insolvent by the granting of the lien, was left with inadequate capital, or intended to, believed or reasonably should have believed that it would incur debts that would render it unable to pay its debts as they matured and (ii) the borrower did not, when it allowed its property to be encumbered by a lien securing the entire indebtedness represented by the loan, receive fair consideration or reasonably equivalent value for pledging such property for the equal benefit of each other borrower.

A bankruptcy court may, under certain circumstances, authorize a debtor to obtain credit after the commencement of a bankruptcy case, secured by, among other things, senior, equal or junior liens on property that is already subject to a lien. In the bankruptcy case of General Growth Properties filed on April 16, 2009, the debtors initially sought approval of a debtor-in-possession loan to the corporate parent entities guaranteed by the property-level single-purpose entities and secured by second liens on their properties. Although the debtor-in-possession loan subsequently was modified to eliminate the subsidiary guarantees and second liens, we cannot assure you that, in the event of a bankruptcy of the borrower sponsor, the borrower sponsor would not seek approval of a similar debtor-in-possession loan, or that a bankruptcy court would not approve a debtor-in-possession loan that included such subsidiary guarantees and second liens on such subsidiaries’ properties.

A debtor in possession or trustee in a bankruptcy proceeding may in some cases be entitled to collect its costs and expenses in preserving or selling the mortgaged property ahead of payment to a secured mortgage lender. Moreover, the laws of certain states also give priority to certain tax liens over the lien of a mortgage or deed of trust. Under the Bankruptcy Code, if the court finds that actions of mortgagees have been inequitable, the

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claims of the mortgagees may be subordinated to the claims of other creditors and the liens securing such claims may be transferred to the debtor’s estate.

Certain of the borrowers may be partnerships. The laws governing limited partnerships in certain states provide that the commencement of a case under the Bankruptcy Code with respect to a general partner will cause a person to cease to be a general partner of the limited partnership, unless otherwise provided in writing in the limited partnership agreement. This provision may be construed as an “ipso facto” clause and, in the event of the general partner’s bankruptcy, may not be enforceable. Certain limited partnership agreements of the borrowers may provide that the commencement of a case under the Bankruptcy Code with respect to the related general partner constitutes an event of withdrawal (assuming the enforceability of the clause is not challenged in bankruptcy proceedings or, if challenged, is upheld) that might trigger the dissolution of the limited partnership, the winding up of its affairs and the distribution of its assets, unless (i) at the time there was at least one other general partner and the written provisions of the limited partnership permit the business of the limited partnership to be carried on by the remaining general partner and that general partner does so or (ii) the written provisions of the limited partnership agreement permit the limited partners to agree within a specified time frame (often 60 days) after the withdrawal to continue the business of the limited partnership and to the appointment of one or more general partners and the limited partners do so. In addition, the laws governing general partnerships in certain states provide that the commencement of a case under the Bankruptcy Code or state bankruptcy laws with respect to a general partner of the partnership triggers the dissolution of the partnership, the winding up of its affairs and the distribution of its assets. Those state laws, however, may not be enforceable or effective in a bankruptcy case. Limited liability companies may be subjected to similar treatment as that described in this prospectus with respect to limited partnerships. The dissolution of a borrower, the winding up of its affairs and the distribution of its assets could result in an acceleration of its payment obligation under the borrower’s mortgage loan, which may reduce the yield on the Offered Certificates in the same manner as a principal prepayment.

In addition, the bankruptcy of the general or limited partner of a borrower that is a partnership, or the bankruptcy of a member of a borrower that is a limited liability company or the bankruptcy of a shareholder of a borrower that is a corporation may provide the opportunity in the bankruptcy case of the partner, member or shareholder to obtain an order from a court consolidating the assets and liabilities of the partner, member or shareholder with those of the mortgagor pursuant to the doctrines of substantive consolidation or piercing the corporate veil. In such a case, the respective mortgaged property, for example, would become property of the estate of the bankrupt partner, member or shareholder. Not only would the mortgaged property be available to satisfy the claims of creditors of the partner, member or shareholder, but an automatic stay would apply to any attempt by the trustee to exercise remedies with respect to the mortgaged property. However, such an occurrence should not affect a lender’s status as a secured creditor with respect to the mortgagor or its security interest in the mortgaged property.

A borrower that is a limited partnership, in many cases, may be required by the loan documents to have a single-purpose entity as its sole general partner, and a borrower that is a general partnership, in many cases, may be required by the loan documents to have as its general partners only entities that are single-purpose entities. A borrower that is a limited liability company may be required by the loan documents to have a single-purpose member or a springing member. All borrowers that are tenants-in-common may be required by the loan documents to be single-purpose entities. These provisions are designed to mitigate the risk of the dissolution or bankruptcy of the borrower partnership or

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its general partner, a borrower limited liability company or its member (if applicable), or a borrower that is a tenant-in-common. However, we cannot assure you that any borrower partnership or its general partner, or any borrower limited liability company or its member (if applicable), or a borrower that is a tenant-in-common, will not dissolve or become a debtor under the Bankruptcy Code.

Environmental Considerations

General

A lender may be subject to environmental risks when taking a security interest in real property. Of particular concern may be properties that are or have been used for industrial, manufacturing, military or disposal activity. Such environmental risks include the possible diminution of the value of a contaminated property or, as discussed below, potential liability for clean-up costs or other remedial actions that could exceed the value of the property or the amount of the lender’s loan. In certain circumstances, a lender may decide to abandon a contaminated mortgaged property as collateral for its loan rather than foreclose and risk liability for clean-up costs.

Superlien Laws

Under the laws of many states, contamination on a property may give rise to a lien on the property for clean-up costs. In several states, such a lien has priority over all existing liens, including those of existing mortgages. In these states, the lien of a mortgage may lose its priority to such a “superlien”.

CERCLA

The federal Comprehensive Environmental Response, Compensation and Liability Act of 1980, as amended (“CERCLA”), imposes strict liability on present and past “owners” and “operators” of contaminated real property for the costs of clean-up. A secured lender may be liable as an “owner” or “operator” of a contaminated mortgaged property if agents or employees of the lender have participated in the management or operation of such mortgaged property. Such liability may exist even if the lender did not cause or contribute to the contamination and regardless of whether the lender has actually taken possession of a mortgaged property through foreclosure, deed-in-lieu of foreclosure or otherwise. Moreover, such liability is not limited to the original or unamortized principal balance of a loan or to the value of the property securing a loan. Excluded from CERCLA’s definition of “owner” or “operator”, however, is a person “who, without participating in the management of the facility, holds indicia of ownership primarily to protect his security interest”. This is the so called “secured creditor exemption”.

The Asset Conservation, Lender Liability and Deposit Insurance Protection Act of 1996 (the “1996 Act”) amended, among other things, the provisions of CERCLA with respect to lender liability and the secured creditor exemption. The 1996 Act offers protection to lenders by defining the activities in which a lender can engage and still have the benefit of the secured creditor exemption. In order for a lender to be deemed to have participated in the management of a mortgaged property, the lender must actually participate in the operational affairs of the property of the borrower. The 1996 Act provides that “merely having the capacity to influence, or unexercised right to control” operations does not constitute participation in management. A lender will lose the protection of the secured creditor exemption if it exercises decision-making control over the borrower’s environmental compliance and hazardous substance handling or disposal practices, or assumes day-to-day management of environmental or substantially all other operational functions of the

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mortgaged property. The 1996 Act also provides that a lender will continue to have the benefit of the secured creditor exemption even if it forecloses on a mortgaged property, purchases it at a foreclosure sale or accepts a deed-in-lieu of foreclosure, provided that the lender seeks to sell the mortgaged property at the earliest practicable commercially reasonable time on commercially reasonable terms.

Certain Other Federal and State Laws

Many states have statutes similar to CERCLA, and not all of those statutes provide for a secured creditor exemption. In addition, under federal law, there is potential liability relating to hazardous wastes and underground storage tanks under the federal Resource Conservation and Recovery Act.

Some federal, state and local laws, regulations and ordinances govern the management, removal, encapsulation or disturbance of asbestos-containing materials. These laws, as well as common law standards, may impose liability for releases of or exposure to asbestos-containing materials, and provide for third parties to seek recovery from owners or operators of real properties for personal injuries associated with those releases.

Federal legislation requires owners of residential housing constructed prior to 1978 to disclose to potential residents or purchasers any known lead-based paint hazards and will impose treble damages for any failure to disclose. In addition, the ingestion of lead-based paint chips or dust particles by children can result in lead poisoning. If lead-based paint hazards exist at a property, then the owner of that property may be held liable for injuries and for the costs of removal or encapsulation of the lead-based paint.

In a few states, transfers of some types of properties are conditioned upon clean-up of contamination prior to transfer. In these cases, a lender that becomes the owner of a property through foreclosure, deed-in-lieu of foreclosure or otherwise, may be required to clean up the contamination before selling or otherwise transferring the property.

Beyond statute-based environmental liability, there exist common law causes of action (for example, actions based on nuisance or on toxic tort resulting in death, personal injury or damage to property) related to hazardous environmental conditions on a property. While it may be more difficult to hold a lender liable under common law causes of action, unanticipated or uninsured liabilities of the borrower may jeopardize the borrower’s ability to meet its loan obligations or may decrease the re-sale value of the collateral.

Additional Considerations

The cost of remediating hazardous substance contamination at a property can be substantial. If a lender becomes liable, it can bring an action for contribution against the owner or operator who created the environmental hazard, but that individual or entity may be without substantial assets. Accordingly, it is possible that such costs could become a liability of the issuing entity and occasion a loss to the certificateholders.

If a lender forecloses on a mortgage secured by a property, the operations on which are subject to environmental laws and regulations, the lender will be required to operate the property in accordance with those laws and regulations. Such compliance may entail substantial expense, especially in the case of industrial or manufacturing properties.

In addition, a lender may be obligated to disclose environmental conditions on a property to government entities and/or to prospective buyers (including prospective buyers at a foreclosure sale or following foreclosure). Such disclosure may decrease the amount

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that prospective buyers are willing to pay for the affected property, sometimes substantially, and thereby decrease the ability of the lender to recover its investment in a loan upon foreclosure.

Due-on-Sale and Due-on-Encumbrance Provisions

Certain of the mortgage loans may contain “due-on-sale” and “due-on-encumbrance” clauses that purport to permit the lender to accelerate the maturity of the loan if the borrower transfers or encumbers the related mortgaged property. The Garn-St Germain Depository Institutions Act of 1982 (the “Garn Act”) generally preempts state laws that prohibit the enforcement of due-on-sale clauses and permits lenders to enforce these clauses in accordance with their terms, subject to certain limitations as set forth in the Garn Act and related regulations. Accordingly, a lender may nevertheless have the right to accelerate the maturity of a mortgage loan that contains a “due-on-sale” provision upon transfer of an interest in the property, without regard to the lender’s ability to demonstrate that a sale threatens its legitimate security interest.

Subordinate Financing

The terms of certain of the mortgage loans may not restrict the ability of the borrower to use the mortgaged property as security for one or more additional loans, or such restrictions may be unenforceable. Where a borrower encumbers a mortgaged property with one or more junior liens, the senior lender is subjected to additional risk. First, the borrower may have difficulty servicing and repaying multiple loans. Moreover, if the subordinate financing permits recourse to the borrower (as-is frequently the case) and the senior loan does not, a borrower may have more incentive to repay sums due on the subordinate loan. Second, acts of the senior lender that prejudice the junior lender or impair the junior lender’s security may create a superior equity in favor of the junior lender. For example, if the borrower and the senior lender agree to an increase in the principal amount of or the interest rate payable on the senior loan, the senior lender may lose its priority to the extent any existing junior lender is harmed or the borrower is additionally burdened. Third, if the borrower defaults on the senior loan and/or any junior loan or loans, the existence of junior loans and actions taken by junior lenders can impair the security available to the senior lender and can interfere with or delay the taking of action by the senior lender. Moreover, the bankruptcy of a junior lender may operate to stay foreclosure or similar proceedings by the senior lender.

Default Interest and Limitations on Prepayments

Promissory notes and mortgages may contain provisions that obligate the borrower to pay a late charge or additional interest if payments are not timely made, and in some circumstances, may prohibit prepayments for a specified period and/or condition prepayments upon the borrower’s payment of prepayment fees or yield maintenance penalties. In certain states, there are or may be specific limitations upon the late charges which a lender may collect from a borrower for delinquent payments. Certain states also limit the amounts that a lender may collect from a borrower as an additional charge if the loan is prepaid. In addition, the enforceability of provisions that provide for prepayment fees or penalties upon an involuntary prepayment is unclear under the laws of many states.

Applicability of Usury Laws

Title V of the Depository Institutions Deregulation and Monetary Control Act of 1980 (“Title V”) provides that state usury limitations will not apply to certain types of residential (including multifamily) first mortgage loans originated by certain lenders after March 31,

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1980. Title V authorized any state to reimpose interest rate limits by adopting, before April 1, 1983, a law or constitutional provision that expressly rejects application of the federal law. In addition, even where Title V is not so rejected, any state is authorized by the law to adopt a provision limiting discount points or other charges on mortgage loans covered by Title V. Certain states have taken action to reimpose interest rate limits and/or to limit discount points or other charges.

Statutes differ in their provisions as to the consequences of a usurious loan. One group of statutes requires the lender to forfeit the interest due above the applicable limit or impose a specified penalty. Under this statutory scheme, the borrower may cancel the recorded mortgage or deed of trust upon paying its debt with lawful interest, and the lender may foreclose, but only for the debt plus lawful interest. A second group of statutes is more severe. A violation of this type of usury law results in the invalidation of the transaction, thereby permitting the borrower to cancel the recorded mortgage or deed of trust without any payment or prohibiting the lender from foreclosing.

Americans with Disabilities Act

Under Title III of the Americans with Disabilities Act of 1990 and related regulations (collectively, the “ADA”), in order to protect individuals with disabilities, public accommodations (such as hospitality properties, restaurants, shopping centers, hospitals, schools and social service center establishments) must remove architectural and communication barriers which are structural in nature from existing places of public accommodation to the extent “readily achievable”. In addition, under the ADA, alterations to a place of public accommodation or a commercial facility are to be made so that, to the maximum extent feasible, such altered portions are readily accessible to and usable by disabled individuals. The “readily achievable” standard takes into account, among other factors, the financial resources of the affected site, owner, landlord or other applicable person. In addition to imposing a possible financial burden on the borrower in its capacity as owner or landlord, the ADA may also impose such requirements on a foreclosing lender who succeeds to the interest of the borrower as owner or landlord. Furthermore, since the “readily achievable” standard may vary depending on the financial condition of the owner or landlord, a foreclosing lender who is financially more capable than the borrower of complying with the requirements of the ADA may be subject to more stringent requirements than those to which the borrower is subject.

Servicemembers Civil Relief Act

Under the terms of the Servicemembers Civil Relief Act as amended (the “Relief Act”), a borrower who enters military service after the origination of such borrower’s mortgage loan (including a borrower who was in reserve status and is called to active duty after origination of the mortgage loan), upon notification by such borrower, will not be charged interest, including fees and charges, in excess of 6% per annum during the period of such borrower’s active duty status. In addition to adjusting the interest, the lender must forgive any such interest in excess of 6% unless a court or administrative agency orders otherwise upon application of the lender. The Relief Act applies to individuals who are members of the Army, Navy, Air Force, Marines, National Guard, Reserves, Coast Guard and officers of the U.S. Public Health Service or the National Oceanic and Atmospheric Administration assigned to duty with the military. Because the Relief Act applies to individuals who enter military service (including reservists who are called to active duty) after origination of the related mortgage loan, no information can be provided as to the number of loans with individuals as borrowers that may be affected by the Relief Act. Application of the Relief Act would adversely affect, for an indeterminate period of time, the ability of a master servicer or

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special servicer to collect full amounts of interest on certain of the mortgage loans. Any shortfalls in interest collections resulting from the application of the Relief Act would result in a reduction of the amounts distributable to the holders of certificates, and would not be covered by advances or, any form of credit support provided in connection with the certificates. In addition, the Relief Act imposes limitations that would impair the ability of a lender to foreclose on an affected mortgage loan during the borrower’s period of active duty status, and, under certain circumstances, during an additional one-year period thereafter.

Anti-Money Laundering, Economic Sanctions and Bribery

Many jurisdictions have adopted wide-ranging anti-money laundering, economic and trade sanctions, and anti-corruption and anti-bribery laws, and regulations (collectively, the “Requirements”). Any of the depositor, the issuing entity, the underwriters or other party to the PSA could be requested or required to obtain certain assurances from prospective investors intending to purchase certificates and to retain such information or to disclose information pertaining to them to governmental, regulatory or other authorities or to financial intermediaries or engage in due diligence or take other related actions in the future. Failure to honor any request by the depositor, the issuing entity, the underwriters or other party to the PSA to provide requested information or take such other actions as may be necessary or advisable for the depositor, the issuing entity, the underwriters or other party to the PSA to comply with any Requirements, related legal process or appropriate requests (whether formal or informal) may result in, among other things, a forced sale to another investor of such investor’s certificates. In addition, it is expected that each of the depositor, the issuing entity, the underwriters and the other parties to the PSA will comply with the U.S. Anti-Money Laundering Act of 2020, U.S. Bank Secrecy Act, the Uniting and Strengthening America by Providing Appropriate Tools Required to Intercept and Obstruct Terrorism Act of 2001 (also known as the “Patriot Act”) and any other anti-money laundering and anti-terrorism, economic and trade sanctions, and anti-corruption or anti-bribery laws, and regulations of the United States and other countries, and will disclose any information required or requested by authorities in connection with such compliance.

Potential Forfeiture of Assets

Federal law provides that assets (including property purchased or improved with assets) derived from criminal activity or otherwise tainted, or used in the commission of certain offenses, is subject to the blocking requirements of economic sanctions laws and regulations, and can be blocked and/or seized and ordered forfeited to the United States of America. The offenses that can trigger such a blocking and/or seizure and forfeiture include, among others, violations of the Racketeer Influenced and Corrupt Organizations Act, the U.S. Bank Secrecy Act, the anti-money laundering, anti-terrorism, economic sanctions, and anti-bribery laws and regulations, including the Patriot Act and the regulations issued pursuant to that act, as well as the narcotic drug laws. In many instances, the United States may seize the property even before a conviction occurs.

In the event of a forfeiture proceeding, a lender may be able to establish its interest in the property by proving that (a) its mortgage was executed and recorded before the commission of the illegal conduct from which the assets used to purchase or improve the property were derived or before the commission of any other crime upon which the forfeiture is based, or (b) the lender, at the time of the execution of the mortgage, “did not know or was reasonably without cause to believe that the property was subject to forfeiture”. However, there is no assurance that such a defense will be successful.

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Certain Affiliations, Relationships and Related Transactions
Involving Transaction Parties

Wells Fargo Bank and its affiliates are playing several roles in this transaction. Wells Fargo Bank, a sponsor, an originator, the Retaining Sponsor, a mortgage loan seller, is an affiliate of Wells Fargo Commercial Mortgage Securities, Inc., the depositor, and of Wells Fargo Securities, LLC, one of the underwriters.

Societe Generale Financial Corporation and its affiliates are playing several roles in this transaction. SG Americas Securities, LLC, an underwriter, is an affiliate of Societe Generale Financial Corporation, a mortgage loan seller, a sponsor and an originator.

JPMCB and its affiliates are playing several roles in this transaction. J.P. Morgan Securities LLC, an underwriter, is an affiliate of JPMCB, a mortgage loan seller, a sponsor, an originator and the holder of the companion loans for which the noteholder is identified as “JPMCB” in the table titled “Whole Loan Control Notes and Non-Control Notes” under “Description of the Mortgage Pool—The Whole Loans—General”.

CREFI and its affiliates are playing several roles in this transaction. Citigroup Global Markets Inc., an underwriter, is an affiliate of CREFI, a mortgage loan seller, a sponsor and an originator.

UBS AG New York Branch and its affiliates are playing several roles in this transaction. UBS Securities LLC, an underwriter, is an affiliate of UBS AG New York Branch, a mortgage loan seller, a sponsor and an originator.

BMO and its affiliates are playing several roles in this transaction. BMO Capital Markets Corp., an underwriter, is an affiliate of BMO, a mortgage loan seller, a sponsor, an originator and the holder of the companion loans for which the noteholder is identified as “BMO” in the table titled “Whole Loan Control Notes and Non-Control Notes” under “Description of the Mortgage Pool—The Whole Loans—General”.

BSPRT is a sponsor, a mortgage loan seller, and originator and the holder of the companion loans for which the noteholder as identified as “BSPRT” in the table titled “Whole Loan Control Notes and Non-Control Notes” under “Description of the Mortgage Pool—The Whole Loans—General”.

SMC is a sponsor, a mortgage loan seller and an originator and is an affiliate of (i) LNR Partners, LLC, the entity which is (A) expected to be the special servicer under the PSA (other than with respect to any Excluded Special Servicer Loan) and (B) the special servicer under the BBCMS 2025-C39 pooling and servicing agreement and (ii) LNR Securities Holdings, LLC, the entity which is the current controlling class representative under the BBCMS 2025-C39 pooling and servicing agreement.

NREC and its affiliates are playing several roles in this transaction. Natixis Securities Americas LLC, an underwriter, is an affiliate of NREC, a mortgage loan seller, a sponsor, an originator and the holder of the companion loans for which the noteholder is identified as “Natixis Real Estate Capital LLC” in the table titled “Whole Loan Control Notes and Non-Control Notes” under “Description of the Mortgage Pool—The Whole Loans—General”.

While Wells Fargo Bank may have undertaken some evaluation of the Mortgage Loans originated or acquired by such mortgage loan sellers, any such review was undertaken by it solely for the purpose of determining whether such Mortgage Loans were eligible for financing under the terms of the related warehouse financing and was unrelated to this offering. In addition, we cannot assure you that such review was undertaken and, if

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undertaken, any such review was limited in scope to that specific purpose. The related mortgage loan sellers are solely responsible for the underwriting of their Mortgage Loans as well as the Mortgage Loan representations and warranties related thereto.

In the case of the repurchase facility provided by Wells Fargo to LMF, Wells Fargo has agreed to purchase mortgage loans from LMF on a revolving basis. The Cut-off Date Balance of the LMF Mortgage Loan that is (or, as of the Closing Date, is expected to be) subject to that repurchase facility is projected to equal approximately $13,700,000. Proceeds received by LMF in connection with this securitization transaction will be used, in part, to repurchase from Wells Fargo the LMF Mortgage Loan subject to that repurchase facility, which Mortgage Loan will be transferred to the depositor free and clear of any liens.

In the case of certain Mortgage Loans, pari passu loan and/or a mezzanine loan secured by equity interests in the related borrower may be held by the related mortgage loan seller or one of its affiliates.

Trimont, the master servicer, is also (i) the primary servicer with respect to the Sheraton Denver Downtown Hotel Whole Loan pursuant to a primary servicing agreement entered into with Midland Loan Services, a Division of PNC Bank, National Association as the Non-Serviced Master Servicer of such Whole Loan under the BANK 2025-BNK51 PSA, and (ii) the Non-Serviced Master Servicer with respect to the U-Haul AREC RW Portfolio Whole Loan, the Birch Run Premium Outlets Whole Loan, the Houston Multifamily Portfolio Mortgage Loan, the Landstown Commons Whole Loan and the Park Center Plaza I, II, III Whole Loan under the BMO 2026-C14 PSA.

Trimont is expected to enter into one or more agreements with the other sponsors to purchase the master servicing rights to the related Mortgage Loans and/or the right to be appointed as the master servicer with respect to such Mortgage Loans and to purchase the primary servicing rights to certain of the Mortgage Loans.

Pursuant to an interim servicing agreement between Trimont and Wells Fargo Bank, Trimont acts as primary servicer with respect to certain mortgage loans owned by Wells Fargo Bank from time to time, including, prior to their inclusion in the trust fund, some or all of the Mortgage Loans that Wells Fargo Bank will transfer to the depositor.

Pursuant to an interim servicing agreement between Trimont and SMC, Trimont acts as primary servicer with respect to certain mortgage loans owned by SMC from time to time, including, prior to its inclusion in the trust fund, the Mortgage Loan that SMC will transfer to the depositor.

Pursuant to an interim servicing agreement between Trimont and BSPRT, Trimont acts as primary servicer with respect to certain mortgage loans owned by BSPRT from time to time, including, prior to their inclusion in the trust fund, some or all of the Mortgage Loans that BSPRT will transfer to the depositor.

Pursuant to an interim servicing agreement between Trimont and LMF, Trimont acts as primary servicer with respect to certain mortgage loans owned by LMF from time to time, including, prior to its inclusion in the trust fund, the Mortgage Loan that LMF will transfer to the depositor.

LNR Partners, LLC, is expected to be appointed as a special servicer by CMBS 4 Sub 14, LLC or its affiliate, which, on the closing date, is expected to be appointed (or to appoint an affiliate) as the initial directing certificateholder. LNR Partners is the current special servicer under the BBCMS 2025-C39 pooling and servicing agreement. LNR Securities Holdings, LLC,

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an affiliate of SMC, is also the current controlling class representative under the BBCMS 2025-C39 pooling and servicing agreement.

In addition, LNR Partners, LLC assisted CMBS 4 Sub 14, LLC and TH Holdco 1 (Cayman), L.P. or their affiliates with due diligence relating to the Mortgage Loans.

Midland is also (i) the master servicer under the BANK 2025-BNK51 PSA, pursuant to which the Sheraton Denver Downtown Hotel Whole Loan, the 255 Greenwich Whole Loan and the Ellenton Premium Outlets Whole Loan are being serviced and (ii) the master servicer under the BBCMS 2025-C39 PSA, pursuant to which the Brandywine Regency Warehouse & Distribution Center Whole Loan is being serviced.

Pursuant to certain interim servicing agreements between JPMCB and certain of its affiliates, on the one hand, and Midland, on the other hand, Midland acts as interim servicer with respect to certain mortgage loans, including, prior to their inclusion in the issuing entity, certain of the JPMCB Mortgage Loans.

Pursuant to certain interim servicing agreements between Wells Fargo Bank and certain of its affiliates, on the one hand, and Midland, on the other hand, Midland acts as interim servicer with respect to certain mortgage loans.

Pursuant to certain interim servicing agreements between Societe Generale Financial Corporation and certain of its affiliates, on the one hand, and Midland, on the other hand, Midland acts as interim servicer with respect to certain mortgage loans, including prior to their inclusion in the issuing entity, certain of the Societe Generale Financial Corporation Mortgage Loans.

Pursuant to certain interim servicing agreements between BMO and certain of its affiliates, on the one hand, and Midland, on the other hand, Midland acts as interim servicer with respect to certain mortgage loans, including prior to their inclusion in the issuing entity, certain of the BMO Mortgage Loans.

Pursuant to certain interim servicing agreements between CREFI and certain of its affiliates, on the one hand, and Midland, on the other hand, Midland acts as interim servicer with respect to certain mortgage loans, including prior to their inclusion in the issuing entity, certain of the CREFI Mortgage Loans.

Pursuant to certain interim servicing agreements between UBS AG New York Branch and certain of its affiliates, on the one hand, and Midland, on the other hand, Midland acts as interim servicer with respect to certain mortgage loans, including prior to their inclusion in the issuing entity, certain of the UBS AG New York Branch Mortgage Loans.

Pursuant to certain interim servicing agreements between NREC and certain of its affiliates, on the one hand, and Midland, on the other hand, Midland acts as interim servicer with respect to certain mortgage loans, including prior to their inclusion in the issuing entity, certain of the NREC Mortgage Loans.

Computershare Trust Company, as successor to Wells Fargo Bank, is the interim custodian of the loan files for all of the mortgage loans to be serviced under the PSA that BMO and LMF will transfer to the depositor.

Pursuant to interim custodial arrangements between Computershare Trust Company and CREFI, Computershare Trust Company acts as interim custodian with respect to all of the CREFI Mortgage Loans.

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Pursuant to interim custodial arrangements between Computershare Trust Company, National Association and SMC, Computershare Trust Company, National Association acts as interim custodian with respect to the SMC Mortgage Loan (1.9%) (with a Cut-off Date Balance of approximately $11,000,000).

Pursuant to interim custodial arrangements between Computershare Trust Company, National Association and BSPRT, Computershare Trust Company, National Association acts as interim custodian with respect to all of the BSPRT Mortgage Loans.

Computershare Trust Company, the certificate administrator and custodian, is (A) the trustee, certificate administrator and custodian under (i) the BANK 2025-BNK51 PSA, which governs the servicing and administration of the Sheraton Denver Downtown Hotel Whole Loan, the 255 Greenwich Whole Loan and the Ellenton Premium Outlets Whole Loan and (ii) the BBCMS 2025-C39 PSA, which governs the servicing and administration of the Brandywine Regency Warehouse & Distribution Center Whole Loan.

See “Risk Factors—Risks Related to Conflicts of Interest—Potential Conflicts of Interest of the Master Servicer and Special Servicer”, “—Potential Conflicts of Interest of the Asset Representations Reviewer”, “—Potential Conflicts of Interest of the Directing Certificateholder and the Companion Holders” and “—Risks Relating to the Mortgage Loans—Performance of the Mortgage Loans Will Be Highly Dependent on the Performance of Tenants and Tenant Leases—Mortgaged Properties Leased to Borrowers or Borrower Affiliated Entities Also Have Risks”. For a description of certain other affiliations, relationships and related transactions, to the extent known and material, among the transaction parties, see the individual descriptions of the transaction parties under “Transaction Parties”.

Pending Legal Proceedings Involving Transaction Parties

The sponsors have been involved in, and are currently involved in, certain litigation or potential litigation, including, in certain circumstances, actions relating to repurchase claims, there are no legal proceedings pending, or any proceedings currently known to be contemplated by any governmental authorities, against the sponsors that are material to Certificateholders.

For a description of certain other material legal proceedings pending against the transaction parties, see the individual descriptions of the transaction parties under “Transaction Parties”.

Use of Proceeds

Certain of the net proceeds from the sale of the Offered Certificates, together with the net proceeds from the sale of the other certificates not being offered by this prospectus, will be used by the depositor to purchase the mortgage loans from the mortgage loan sellers and to pay certain expenses in connection with the issuance of the certificates.

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Yield and Maturity Considerations

Yield Considerations

General

The yield to maturity on the Offered Certificates will depend upon the price paid by the investors, the rate and timing of the distributions in reduction of the Certificate Balance or Notional Amount of the applicable class of Offered Certificates, the extent to which Yield Maintenance Charges and Prepayment Premiums allocated to the class of Offered Certificates are collected, and the rate, timing and severity of losses on the Mortgage Loans and the extent to which such losses are allocable in reduction of the Certificate Balance or Notional Amount of the class of Offered Certificates, as well as prevailing interest rates at the time of payment or loss realization.

Rate and Timing of Principal Payments

The rate and amount of distributions in reduction of the Certificate Balance of any class of Offered Certificates that are also Principal Balance Certificates and the yield to maturity of any class of Offered Certificates will be directly related to the rate of payments of principal (both scheduled and unscheduled) on the Mortgage Loans, as well as borrower defaults and the severity of losses occurring upon a default and the resulting rate and timing of collections made in connection with liquidations of Mortgage Loans due to these defaults. Principal payments on the Mortgage Loans will be affected by their amortization schedules, lockout periods, defeasance provisions, provisions relating to the release and/or application of earnout reserves, provisions requiring prepayments in connection with the release of real property collateral, requirements to pay Yield Maintenance Charges or Prepayment Premiums in connection with principal payments, the dates on which balloon payments are due, incentives for a borrower to repay an ARD Loan by the related Anticipated Repayment Date, property release provisions, provisions relating to the application or release of earnout reserves, and any extensions of maturity dates by the master servicer or special servicer. While voluntary prepayments of some Mortgage Loans are generally prohibited during applicable prepayment lockout periods, effective prepayments may occur if a sufficiently significant portion of a mortgaged property is lost due to casualty or condemnation. In addition, such distributions in reduction of Certificate Balances of the respective classes of Offered Certificates that are also Principal Balance Certificates may result from repurchases of, or substitutions for, Mortgage Loans made by the sponsors due to missing or defective documentation or breaches of representations and warranties with respect to the Mortgage Loans as described under “Description of the Mortgage Loan Purchase Agreements” or purchases of the Mortgage Loans in the manner described under “Pooling and Servicing Agreement—Termination; Retirement of Certificates”, and the exercise of purchase options by the holder of a mezzanine loan, if any. To the extent a Mortgage Loan requires payment of a Yield Maintenance Charge or Prepayment Premium in connection with a voluntary prepayment, any such Yield Maintenance Charge or Prepayment Premium generally is not due in connection with a prepayment due to casualty or condemnation, is not included in the purchase price of a Mortgage Loan purchased or repurchased due to a breach of a representation or warranty or otherwise, and may not be enforceable or collectible upon a default.

Because the certificates with Notional Amounts are not entitled to distributions of principal, the yield on such certificates will be extremely sensitive to prepayments received in respect of the Mortgage Loans allocated to the Certificates to the extent distributed to reduce the related Notional Amount of the applicable class of certificates. Moreover, with

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respect to the Class A-SB certificates, the extent to which the planned balances are achieved and the sensitivity of the Class A-SB certificates to principal prepayments on the mortgage loans allocated to the certificates will depend in part on the period of time during which the Class A-1, Class A-4 and Class A-5 certificates remain outstanding. As such, the Class A-SB certificates will become more sensitive to the rate of prepayments on the mortgage loans allocated to the certificates than they were when the Class A-1, Class A-4 and Class A-5 certificates were outstanding. In addition, although the borrower under an ARD Loan may have certain incentives to prepay such ARD Loan on its Anticipated Repayment Date, we cannot assure you that the borrower will be able to prepay such ARD Loan on its related Anticipated Repayment Date. The failure of the borrower to prepay an ARD Loan on its Anticipated Repayment Date will not be an event of default under the terms of such ARD Loan, and pursuant to the terms of the PSA, no master servicer or special servicer will be permitted to take any enforcement action with respect to the borrower’s failure to pay Excess Interest until the scheduled maturity of such ARD Loan; provided that any master servicer or special servicer, as the case may be, may take action to enforce the issuing entity’s right to apply excess cash flow to principal in accordance with the terms of the respective ARD Loan documents.

The extent to which the yield to maturity of any class of Offered Certificates may vary from the anticipated yield will depend upon the degree to which the certificates are purchased at a discount or premium and when, and to what degree, payments of principal on the Mortgage Loans are in turn distributed on the certificates or, in the case of the Class X Certificates, applied to reduce their Notional Amounts. An investor should consider, in the case of any certificate (other than a certificate with a Notional Amount) purchased at a discount, the risk that a slower than anticipated rate of principal payments on the Mortgage Loans allocated to the certificates could result in an actual yield to such investor that is lower than the anticipated yield and, in the case of any certificate purchased at a premium (including certificates with Notional Amounts), the risk that a faster than anticipated rate of principal payments could result in an actual yield to such investor that is lower than the anticipated yield. In general, the earlier a payment of principal on the Mortgage Loans is distributed or otherwise results in reduction of the Certificate Balance of a certificate purchased at a discount or premium, the greater will be the effect on an investor’s yield to maturity. As a result, the effect on an investor’s yield of principal payments distributed on an investor’s certificates occurring at a rate higher (or lower) than the rate anticipated by the investor during any particular period would not be fully offset by a subsequent like reduction (or increase) in the rate of principal payments.

The yield on each of the classes of certificates that have a Pass-Through Rate equal to, limited by, or based on, the WAC Rate could (or in the case of any class of certificates with a Pass-Through Rate equal to, or based on, the WAC Rate, would) be adversely affected if Mortgage Loans with higher Interest Rates prepay faster than Mortgage Loans with lower Interest Rates. The Pass-Through Rates on these classes of certificates may be adversely affected by a decrease in the WAC Rate even if principal prepayments do not occur.

Losses and Shortfalls

The Certificate Balance or Notional Amount of any class of Offered Certificates may be reduced without distributions of principal as a result of the occurrence and allocation of Realized Losses, reducing the maximum amount distributable in respect of principal on the Offered Certificates that are Principal Balance Certificates as well as the amount of interest that would have otherwise been payable on the Offered Certificates in the absence of such reduction. In general, a Realized Loss occurs when the principal balance of a Mortgage Loan is reduced without an equal distribution to applicable Certificateholders (other than the

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Class V certificates) in reduction of the Certificate Balances of the certificates. Realized Losses may occur in connection with a default on a Mortgage Loan, acceptance of a discounted pay-off, the liquidation of the related Mortgaged Properties, a reduction in the principal balance of a Mortgage Loan by a bankruptcy court or pursuant to a modification, a recovery by the master servicer or trustee of a Nonrecoverable Advance on a Distribution Date or the incurrence of certain unanticipated or default-related costs and expenses (such as interest on Advances, Workout Fees, Liquidation Fees and Special Servicing Fees). Any reduction of the Certificate Balances of the classes of certificates indicated in the table below as a result of the application of Realized Losses will also reduce the Notional Amount of the related certificates.

Interest-Only Class of Certificates	Class Notional Amount	Underlying Classes of Certificates
Class X-A	$410,447,000	Class A-1, Class A-SB, Class A-4 and Class A-5 certificates
Class X-B	$99,680,000	Class A-S, Class B and Class C certificates

Certificateholders are not entitled to receive distributions of Periodic Payments when due except to the extent they are either covered by a P&I Advance or actually received. Consequently, any defaulted Periodic Payment for which no such P&I Advance is made will tend to extend the weighted average lives of the Offered Certificates, whether or not a permitted extension of the payment due date of the related Mortgage Loan has been completed.

Certain Relevant Factors Affecting Loan Payments and Defaults

The rate and timing of principal payments and defaults and the severity of losses on the Mortgage Loans may be affected by a number of factors, including, without limitation, the availability of credit for commercial or multifamily real estate, prevailing interest rates, the terms of the Mortgage Loans (for example, due-on-sale clauses, lockout periods or Yield Maintenance Charges, release of property provisions, amortization terms that require balloon payments and performance reserves being applied to repay a mortgage loan if certain criteria are not timely satisfied and incentives for a borrower to repay its mortgage loan by an anticipated repayment date), the demographics and relative economic vitality of the areas in which the Mortgaged Properties are located and the general supply and demand for rental properties in those areas, the quality of management of the Mortgaged Properties, the servicing of the Mortgage Loans, possible changes in tax laws and other opportunities for investment. See “Risk Factors” and “Description of the Mortgage Pool”.

The rate of prepayment on the pool of Mortgage Loans is likely to be affected by prevailing market interest rates for Mortgage Loans of a comparable type, term and risk level as the Mortgage Loans. When the prevailing market interest rate is below a mortgage interest rate, a borrower may have an increased incentive to refinance its Mortgage Loan. Although the Mortgage Loans contain provisions designed to mitigate the likelihood of an early loan repayment, we cannot assure you that the related borrowers will refrain from prepaying their Mortgage Loans due to the existence of these provisions, or that involuntary prepayments will not occur. See “Description of the Mortgage Pool—Certain Terms of the Mortgage Loans”.

With respect to certain Mortgage Loans, the related Mortgage Loan documents allow for the sale of individual properties and the severance of the related debt and the assumption by the transferee of such portion of the Mortgage Loan as-is allocable to the individual property acquired by that transferee, subject to the satisfaction of certain conditions. In addition, with respect to certain Mortgage Loans, the related Mortgage Loan documents

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allow for partial releases of individual Mortgaged Properties during a lockout period or during such time as a Yield Maintenance Charge would otherwise be payable, which could result in a prepayment of a portion of the initial principal balance of the related Mortgage Loan without payment of a Yield Maintenance Charge or Prepayment Premium. Additionally, in the case of a partial release of an individual Mortgaged Property, the related release amount in many cases is greater than the allocated loan amount for the Mortgaged Property being released, which would result in a greater than proportionate paydown of the Mortgage Loan. See “Description of the Mortgage Pool—Certain Terms of the Mortgage Loans—Releases; Partial Releases; Property Additions”.

Depending on prevailing market interest rates, the outlook for market interest rates and economic conditions generally, some borrowers may sell Mortgaged Properties in order to realize their equity in the Mortgaged Property, to meet cash flow needs or to make other investments. In addition, some borrowers may be motivated by federal and state tax laws (which are subject to change) to sell Mortgaged Properties prior to the exhaustion of tax depreciation benefits.

We make no representation as to the particular factors that will affect the rate and timing of prepayments and defaults on the Mortgage Loans, as to the relative importance of those factors, as to the percentage of the principal balance of the Mortgage Loans that will be prepaid or as to which a default will have occurred as of any date or as to the overall rate of prepayment or default on the Mortgage Loans.

Delay in Payment of Distributions

Because each monthly distribution is made on each Distribution Date, which is at least 15 days after the end of the related Interest Accrual Period for the certificates, the effective yield to the holders of such certificates will be lower than the yield that would otherwise be produced by the applicable Pass-Through Rates and purchase prices (assuming the prices did not account for the delay).

Yield on the Certificates with Notional Amounts

The yield to maturity of the certificates with Notional Amounts will be highly sensitive to the rate and timing of reductions made to the Certificate Balances of the classes of certificates indicated in the table below, including by reason of prepayments and principal losses on the Mortgage Loans allocated to the Certificates and other factors described above.

Interest-Only Class of Certificates	Class Notional Amount	Underlying Classes of Certificates
Class X-A	$410,447,000	Class A-1, Class A-SB, Class A-4 and Class A-5 certificates
Class X-B	$99,680,000	Class A-S, Class B and Class C certificates

Any optional termination by the holders of the Controlling Class, the special servicer, the master servicer or the holders of the Class R certificates would result in prepayment in full of the Offered Certificates and would have an adverse effect on the yield of a class of the certificates with a Notional Amount because a termination would have an effect similar to a principal prepayment in full of the Mortgage Loans and, as a result, investors in these certificates and any other Offered Certificates purchased at premium might not fully recoup their initial investment. See “Pooling and Servicing Agreement—Termination; Retirement of Certificates”.

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Investors in the certificates with a Notional Amount should fully consider the associated risks, including the risk that an extremely rapid rate of prepayment or other liquidation of the Mortgage Loans could result in the failure of such investors to recoup fully their initial investments.

Weighted Average Life

The weighted average life of a Principal Balance Certificate refers to the average amount of time that will elapse from the date of its issuance until each dollar to be applied in reduction of the aggregate certificate balance of those certificates is paid to the related investor. The weighted average life of a Principal Balance Certificate will be influenced by, among other things, the rate at which principal on the Mortgage Loans is paid or otherwise received, which may be in the form of scheduled amortization, voluntary prepayments, Insurance and Condemnation Proceeds and Liquidation Proceeds. Distributions among the various classes of certificates will be made as set forth under “Description of the Certificates—Distributions—Priority of Distributions”.

Prepayments on Mortgage Loans may be measured by a prepayment standard or model. The “Constant Prepayment Rate” or “CPR” model represents an assumed constant annual rate of prepayment each month, expressed as a per annum percentage of the then-scheduled principal balance of the pool of Mortgage Loans. The “CPY” model represents an assumed CPR prepayment rate after any applicable lockout period, any applicable period in which defeasance is permitted and any applicable yield maintenance period. The depositor also may utilize the “CPP” model, which represents an assumed CPR prepayment rate after any applicable lockout period, any applicable period in which defeasance is permitted, any applicable yield maintenance period and after any fixed penalty period. The model used in this prospectus is the CPP model. As used in each of the following tables, the column headed “0% CPP” assumes that none of the Mortgage Loans is prepaid before its maturity date or Anticipated Repayment Date, as the case may be. The columns headed “25% CPP”, “50% CPP”, “75% CPP” and “100% CPP” assume that prepayments on the Mortgage Loans are made at those levels of CPP. We cannot assure you, however, that prepayments of the Mortgage Loans will conform to any level of CPP, and we make no representation that the Mortgage Loans will prepay at the levels of CPP shown or at any other prepayment rate.

The following tables indicate the percentage of the initial Certificate Balance (or, in the case of the Class A-4 and Class A-5 Certificates, the percentage of the potential maximum and minimum initial Certificate Balances, respectively) of each class of Offered Certificates that are also Principal Balance Certificates that would be outstanding after each of the dates shown at various CPPs and the corresponding weighted average life of each such class of Offered Certificates. The tables have been prepared on the basis of the following assumptions (the “Structuring Assumptions”), among others:

●	except as otherwise set forth below, the Mortgage Loans have the characteristics set forth on Annex A-1 and the aggregate Cut-off Date Balance of the Mortgage Loans is as described in this prospectus;
●	the initial aggregate certificate balance, notional amount, as the case may be, of each interest-bearing class of certificates is as described in this prospectus;
●	the pass-through rate for each interest-bearing class of certificates is as described in this prospectus;
●	no delinquencies, defaults or losses occur with respect to any of the Mortgage Loans;
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●	no additional trust fund expenses (including Operating Advisor Expenses) arise, no Servicing Advances are made under the PSA and the only expenses of the issuing entity consist of the Certificate Administrator/Trustee Fees, the Servicing Fees, the CREFC® Intellectual Property Royalty License Fees, the Asset Representations Reviewer Fees and the Operating Advisor fees, each as set forth on Annex A-1;
●	there are no modifications, extensions, waivers or amendments affecting the monthly debt service payments by borrowers on the Mortgage Loans;
●	each of the Mortgage Loans provides for monthly debt service payments to be due on the first day of each month, regardless of the actual day of the month on which those payments are otherwise due and regardless of whether the subject date is a business day or not;
●	all monthly debt service or balloon payments on the Mortgage Loans are timely received by the master servicer on behalf of the issuing entity on the day on which they are assumed to be due or paid as described in the immediately preceding bullet;
●	each ARD Loan in the trust fund is paid in full on its Anticipated Repayment Date;
●	no involuntary prepayments are received as to any Mortgage Loan at any time (including, without limitation, as a result of any application of escrows, reserve or holdback amounts if performance criteria are not satisfied);
●	except as described in the next two succeeding bullet points, no voluntary prepayments are received as to any Mortgage Loan during that Mortgage Loan’s prepayment lockout period, any period when defeasance is permitted, or during any period when principal prepayments on that Mortgage Loan are required to be accompanied by a Prepayment Premium or Yield Maintenance Charge;
●	except as otherwise assumed in the immediately preceding two bullet points, voluntary prepayments are made on each of the Mortgage Loans at the indicated CPPs set forth in the subject tables or other relevant part of this prospectus, without regard to any limitations in those Mortgage Loans on partial voluntary principal prepayments;
●	all prepayments on the Mortgage Loans are assumed to be accompanied by a full month’s interest and no Prepayment Interest Shortfalls occur;
●	no Yield Maintenance Charges or Prepayment Premiums are collected;
●	no person or entity entitled thereto exercises its right of optional termination as described in this prospectus;
●	no Mortgage Loan is required to be repurchased, and none of the holders of the Controlling Class (or any other Certificateholder), the special servicer, the master servicer or the holders of the Class R certificates will exercise its option to purchase all the Mortgage Loans and thereby cause an early termination of the issuing entity and no holder of any mezzanine debt or other indebtedness will exercise its option to purchase the related Mortgage Loan;
●	distributions on the Offered Certificates are made on the 15th day of each month, commencing in May 2026; and
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●	the Offered Certificates are settled with investors on April 21, 2026.

To the extent that the Mortgage Loans have characteristics that differ from those assumed in preparing the tables set forth below, a class of the Offered Certificates that are also Principal Balance Certificates may mature earlier or later than indicated by the tables. The tables set forth below are for illustrative purposes only and it is highly unlikely that the Mortgage Loans will actually prepay at any constant rate until maturity or that all the Mortgage Loans will prepay at the same rate. In addition, variations in the actual prepayment experience and the balance of the Mortgage Loans that prepay may increase or decrease the percentages of initial Certificate Balances (and weighted average lives) shown in the following tables. These variations may occur even if the average prepayment experience of the Mortgage Loans were to equal any of the specified CPP percentages. Investors should not rely on the prepayment assumptions set forth in this prospectus and are urged to conduct their own analyses of the rates at which the Mortgage Loans may be expected to prepay, based on their own assumptions. Based on the foregoing assumptions, the following tables indicate the resulting weighted average lives of each class of Offered Certificates and set forth the percentage of the initial Certificate Balance of the class of the certificate that would be outstanding after each of the dates shown at the indicated CPPs.

Percent of the Initial Certificate Balance
of the Class A-1 Certificates at the Respective CPPs
Set Forth Below:

Distribution Date	0% CPP	25% CPP	50% CPP	75% CPP	100% CPP
Closing Date	100%	100%	100%	100%	100%
April 2027	85%	85%	85%	85%	85%
April 2028	68%	68%	68%	68%	68%
April 2029	47%	47%	47%	47%	47%
April 2030	24%	24%	24%	24%	24%
April 2031 and thereafter	0%	0%	0%	0%	0%
Weighted Average Life (years)	2.79	2.79	2.79	2.79	2.79

Percent of the Initial Certificate Balance
of the Class A-SB Certificates at the Respective CPPs
Set Forth Below:

Distribution Date	0% CPP	25% CPP	50% CPP	75% CPP	100% CPP
Closing Date	100%	100%	100%	100%	100%
April 2027	100%	100%	100%	100%	100%
April 2028	100%	100%	100%	100%	100%
April 2029	100%	100%	100%	100%	100%
April 2030	100%	100%	100%	100%	100%
April 2031	100%	100%	100%	100%	100%
April 2032	80%	80%	80%	80%	80%
April 2033	59%	59%	59%	59%	59%
April 2034	37%	37%	37%	37%	37%
April 2035	13%	13%	13%	13%	13%
April 2036 and thereafter	0%	0%	0%	0%	0%
Weighted Average Life (years)	7.38	7.38	7.38	7.38	7.3	8
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Percent of the Maximum Initial Certificate Balance ($150,000,000)(1)
of the Class A-4 Certificates at the Respective CPPs
Set Forth Below:

Distribution Date	0% CPP	25% CPP	50% CPP	75% CPP	100% CPP
Closing Date	100%	100%	100%	100%	100%
April 2027	100%	100%	100%	100%	100%
April 2028	100%	100%	100%	100%	100%
April 2029	100%	100%	100%	100%	100%
April 2030	100%	100%	100%	100%	100%
April 2031	100%	100%	100%	100%	100%
April 2032	100%	100%	100%	100%	100%
April 2033	100%	100%	100%	100%	100%
April 2034	100%	100%	100%	100%	100%
April 2035	100%	100%	100%	100%	100%
April 2036 and thereafter	0%	0%	0%	0%	0%
Weighted Average Life (years)	9.66	9.56	9.47	9.36	9.17

(1)	The exact initial Certificate Balance of the Class A-4 certificates is unknown and will be determined based on final pricing of that Class. The information in the chart above is based on the maximum potential initial Certificate Balance of the Class A-4 certificates, however, the actual Certificate Balance may be less than the maximum shown, in which case the Weighted Average Lives may be different than those shown above.

Percent of the Maximum Initial Certificate Balance ($375,033,000)(1)
of the Class A-5 Certificates at the Respective CPPs
Set Forth Below:

Distribution Date	0% CPP	25% CPP	50% CPP	75% CPP	100% CPP
Closing Date	100%	100%	100%	100%	100%
April 2027	100%	100%	100%	100%	100%
April 2028	100%	100%	100%	100%	100%
April 2029	100%	100%	100%	100%	100%
April 2030	100%	100%	100%	100%	100%
April 2031	100%	100%	100%	100%	100%
April 2032	100%	100%	100%	100%	100%
April 2033	100%	100%	100%	100%	100%
April 2034	100%	100%	100%	100%	100%
April 2035	100%	100%	100%	100%	100%
April 2036 and thereafter	0%	0%	0%	0%	0%
Weighted Average Life (years)	9.73	9.68	9.62	9.54	9.26

(1)	The exact initial Certificate Balance of the Class A-5 certificates is unknown and will be determined based on final pricing of that Class. The information in the chart above is based on the maximum potential initial Certificate Balance of the Class A-5 certificates, however, the actual Certificate Balance may be less than the maximum shown, in which case the Weighted Average Lives may be different than those shown above.
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Percent of the Minimum Initial Certificate Balance ($225,033,000)(1)
of the Class A-5 Certificates at the Respective CPPs
Set Forth Below:

Distribution Date	0% CPP	25% CPP	50% CPP	75% CPP	100% CPP
Closing Date	100%	100%	100%	100%	100%
April 2027	100%	100%	100%	100%	100%
April 2028	100%	100%	100%	100%	100%
April 2029	100%	100%	100%	100%	100%
April 2030	100%	100%	100%	100%	100%
April 2031	100%	100%	100%	100%	100%
April 2032	100%	100%	100%	100%	100%
April 2033	100%	100%	100%	100%	100%
April 2034	100%	100%	100%	100%	100%
April 2035	100%	100%	100%	100%	100%
April 2036 and thereafter	0%	0%	0%	0%	0%
Weighted Average Life (years)	9.77	9.76	9.72	9.66	9.32

(1)	The exact initial Certificate Balance of the Class A-5 certificates is unknown and will be determined based on final pricing of that Class. The information in the chart above is based on the minimum potential initial Certificate Balance of the Class A-5 certificates, however, the actual Certificate Balance may be greater than the minimum shown, in which case the Weighted Average Lives may be different than those shown above.

Percent of the Initial Certificate Balance
of the Class A-S Certificates at the Respective CPPs
Set Forth Below:

Distribution Date	0% CPP	25% CPP	50% CPP	75% CPP	100% CPP
Closing Date	100%	100%	100%	100%	100%
April 2027	100%	100%	100%	100%	100%
April 2028	100%	100%	100%	100%	100%
April 2029	100%	100%	100%	100%	100%
April 2030	100%	100%	100%	100%	100%
April 2031	100%	100%	100%	100%	100%
April 2032	100%	100%	100%	100%	100%
April 2033	100%	100%	100%	100%	100%
April 2034	100%	100%	100%	100%	100%
April 2035	100%	100%	100%	100%	100%
April 2036 and thereafter	0%	0%	0%	0%	0%
Weighted Average Life (years)	9.85	9.82	9.82	9.78	9.40
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Percent of the Initial Certificate Balance
of the Class B Certificates at the Respective CPPs
Set Forth Below:

Distribution Date	0% CPP	25% CPP	50% CPP	75% CPP	100% CPP
Closing Date	100%	100%	100%	100%	100%
April 2027	100%	100%	100%	100%	100%
April 2028	100%	100%	100%	100%	100%
April 2029	100%	100%	100%	100%	100%
April 2030	100%	100%	100%	100%	100%
April 2031	100%	100%	100%	100%	100%
April 2032	100%	100%	100%	100%	100%
April 2033	100%	100%	100%	100%	100%
April 2034	100%	100%	100%	100%	100%
April 2035	100%	100%	100%	100%	100%
April 2036 and thereafter	0%	0%	0%	0%	0%
Weighted Average Life (years)	9.90	9.90	9.84	9.82	9.46

Percent of the Initial Certificate Balance
of the Class C Certificates at the Respective CPPs
Set Forth Below:

Distribution Date	0% CPP	25% CPP	50% CPP	75% CPP	100% CPP
Closing Date	100%	100%	100%	100%	100%
April 2027	100%	100%	100%	100%	100%
April 2028	100%	100%	100%	100%	100%
April 2029	100%	100%	100%	100%	100%
April 2030	100%	100%	100%	100%	100%
April 2031	100%	100%	100%	100%	100%
April 2032	100%	100%	100%	100%	100%
April 2033	100%	100%	100%	100%	100%
April 2034	100%	100%	100%	100%	100%
April 2035	100%	100%	100%	100%	100%
April 2036 and thereafter	0%	0%	0%	0%	0%
Weighted Average Life (years)	9.90	9.90	9.90	9.83	9.48

Pre-Tax Yield to Maturity Tables

The following tables indicate the approximate pre-tax yield to maturity on a corporate bond equivalent basis on the Offered Certificates for the specified CPPs based on the assumptions set forth under “—Weighted Average Life” above. It was further assumed that the purchase price of the Offered Certificates is as specified in the tables below, expressed as a percentage of the initial Certificate Balance or Notional Amount, as applicable, plus accrued interest from April 1, 2026 to the Closing Date.

The yields set forth in the following tables were calculated by determining the monthly discount rates that, when applied to the assumed streams of cash flows to be paid on the applicable class of Offered Certificates, would cause the discounted present value of such assumed stream of cash flows to equal the assumed purchase price of such class plus accrued interest, and by converting such monthly rates to semi-annual corporate bond equivalent rates. Such calculations do not take into account shortfalls in collection of interest due to prepayments (or other liquidations) of the Mortgage Loans or the interest rates at which investors may be able to reinvest funds received by them as distributions on

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the applicable class of certificates (and, accordingly, do not purport to reflect the return on any investment in the applicable class of Offered Certificates when such reinvestment rates are considered).

The characteristics of the Mortgage Loans may differ from those assumed in preparing the tables below. In addition, we cannot assure you that the Mortgage Loans will prepay in accordance with the above assumptions at any of the rates shown in the tables or at any other particular rate, that the cash flows on the applicable class of Offered Certificates will correspond to the cash flows shown in this prospectus or that the aggregate purchase price of such class of Offered Certificates will be as assumed. In addition, it is unlikely that the Mortgage Loans will prepay in accordance with the above assumptions at any of the specified CPPs until maturity or that all the Mortgage Loans will so prepay at the same rate. Timing of changes in the rate of prepayments may significantly affect the actual yield to maturity to investors, even if the average rate of principal prepayments is consistent with the expectations of investors. Investors must make their own decisions as to the appropriate prepayment assumption to be used in deciding whether to purchase any class of Offered Certificates.

For purposes of this prospectus, prepayment assumptions with respect to the Mortgage Loans are presented in terms of the CPP model described under “—Weighted Average Life” above.

Pre-Tax Yield to Maturity for the Class A-1 Certificates

Assumed Purchase Price (% of Initial Certificate Balance of Class A-1 certificates (excluding accrued interest))	Prepayment Assumption (CPP)
	0% CPP	25% CPP	50% CPP	75% CPP	100% CPP
[__]-[__]	[__]%	[__]%	[__]%	[__]%	[__]%
[__]-[__]	[__]%	[__]%	[__]%	[__]%	[__]%
[__]-[__]	[__]%	[__]%	[__]%	[__]%	[__]%
[__]-[__]	[__]%	[__]%	[__]%	[__]%	[__]%
[__]-[__]	[__]%	[__]%	[__]%	[__]%	[__]%

Pre-Tax Yield to Maturity for the Class A-SB Certificates

Assumed Purchase Price (% of Initial Certificate Balance of Class A-SB certificates (excluding accrued interest))	Prepayment Assumption (CPP)
	0% CPP	25% CPP	50% CPP	75% CPP	100% CPP
[__]-[__]	[__]%	[__]%	[__]%	[__]%	[__]%
[__]-[__]	[__]%	[__]%	[__]%	[__]%	[__]%
[__]-[__]	[__]%	[__]%	[__]%	[__]%	[__]%
[__]-[__]	[__]%	[__]%	[__]%	[__]%	[__]%
[__]-[__]	[__]%	[__]%	[__]%	[__]%	[__]%

[__]-[__]	[__]%	[__]%	[__]%	[__]%	[__]%

Pre-Tax Yield to Maturity for the Class A-4 Certificates

Assumed Purchase Price (% of Initial Certificate Balance of Class A-4 certificates (excluding accrued interest))	Prepayment Assumption (CPP)
	0% CPP	25% CPP	50% CPP	75% CPP	100% CPP
[__]-[__]	[__]%	[__]%	[__]%	[__]%	[__]%
[__]-[__]	[__]%	[__]%	[__]%	[__]%	[__]%
[__]-[__]	[__]%	[__]%	[__]%	[__]%	[__]%
[__]-[__]	[__]%	[__]%	[__]%	[__]%	[__]%
[__]-[__]	[__]%	[__]%	[__]%	[__]%	[__]%

610

Pre-Tax Yield to Maturity for the Class A-5 Certificates

Assumed Purchase Price (% of Initial Certificate Balance of Class A-5 certificates (excluding accrued interest))	Prepayment Assumption (CPP)
	0% CPP	25% CPP	50% CPP	75% CPP	100% CPP
[__]-[__]	[__]%	[__]%	[__]%	[__]%	[__]%
[__]-[__]	[__]%	[__]%	[__]%	[__]%	[__]%
[__]-[__]	[__]%	[__]%	[__]%	[__]%	[__]%
[__]-[__]	[__]%	[__]%	[__]%	[__]%	[__]%
[__]-[__]	[__]%	[__]%	[__]%	[__]%	[__]%

[__]-[__]	[__]%	[__]%	[__]%	[__]%	[__]%

Pre-Tax Yield to Maturity for the Class X-A Certificates

Assumed Purchase Price (% of Initial Notional Amount of Class X-A certificates (excluding accrued interest))	Prepayment Assumption (CPP)
	0% CPP	25% CPP	50% CPP	75% CPP	100% CPP
[__]-[__]	[__]%	[__]%	[__]%	[__]%	[__]%
[__]-[__]	[__]%	[__]%	[__]%	[__]%	[__]%
[__]-[__]	[__]%	[__]%	[__]%	[__]%	[__]%
[__]-[__]	[__]%	[__]%	[__]%	[__]%	[__]%
[__]-[__]	[__]%	[__]%	[__]%	[__]%	[__]%

[__]-[__]	[__]%	[__]%	[__]%	[__]%	[__]%
[__]-[__]	[__]%	[__]%	[__]%	[__]%	[__]%

Pre-Tax Yield to Maturity for the Class X-B Certificates

Assumed Purchase Price (% of Initial Notional Amount of Class X-B certificates (excluding accrued interest))	Prepayment Assumption (CPP)
	0% CPP	25% CPP	50% CPP	75% CPP	100% CPP
[__]-[__]	[__]%	[__]%	[__]%	[__]%	[__]%
[__]-[__]	[__]%	[__]%	[__]%	[__]%	[__]%
[__]-[__]	[__]%	[__]%	[__]%	[__]%	[__]%
[__]-[__]	[__]%	[__]%	[__]%	[__]%	[__]%

Pre-Tax Yield to Maturity for the Class A-S Certificates

Assumed Purchase Price (% of Initial Certificate Balance of Class A-S certificates (excluding accrued interest))	Prepayment Assumption (CPP)
	0% CPP	25% CPP	50% CPP	75% CPP	100% CPP
[__]-[__]	[__]%	[__]%	[__]%	[__]%	[__]%
[__]-[__]	[__]%	[__]%	[__]%	[__]%	[__]%
[__]-[__]	[__]%	[__]%	[__]%	[__]%	[__]%
[__]-[__]	[__]%	[__]%	[__]%	[__]%	[__]%
[__]-[__]	[__]%	[__]%	[__]%	[__]%	[__]%

[__]-[__]	[__]%	[__]%	[__]%	[__]%	[__]%

Pre-Tax Yield to Maturity for the Class B Certificates

Assumed Purchase Price (% of Initial Certificate Balance of Class B certificates (excluding accrued interest))	Prepayment Assumption (CPP)
	0% CPP	25% CPP	50% CPP	75% CPP	100% CPP
[__]-[__]	[__]%	[__]%	[__]%	[__]%	[__]%
[__]-[__]	[__]%	[__]%	[__]%	[__]%	[__]%
[__]-[__]	[__]%	[__]%	[__]%	[__]%	[__]%
[__]-[__]	[__]%	[__]%	[__]%	[__]%	[__]%
[__]-[__]	[__]%	[__]%	[__]%	[__]%	[__]%
611

Pre-Tax Yield to Maturity for the Class C Certificates

Assumed Purchase Price (% of Initial Certificate Balance of Class C certificates (excluding accrued interest))	Prepayment Assumption (CPP)
	0% CPP	25% CPP	50% CPP	75% CPP	100% CPP
[__]-[__]	[__]%	[__]%	[__]%	[__]%	[__]%
[__]-[__]	[__]%	[__]%	[__]%	[__]%	[__]%
[__]-[__]	[__]%	[__]%	[__]%	[__]%	[__]%
[__]-[__]	[__]%	[__]%	[__]%	[__]%	[__]%
[__]-[__]	[__]%	[__]%	[__]%	[__]%	[__]%

[__]-[__]	[__]%	[__]%	[__]%	[__]%	[__]%

Material Federal Income Tax Considerations

General

The following is a general discussion of the anticipated material federal income tax consequences of the purchase, ownership and disposition of the certificates. The discussion below does not purport to address all federal income tax consequences that may be applicable to particular categories of investors (such as banks, insurance companies, securities dealers, foreign persons, investors subject to the alternative minimum tax, investors that might be treated as engaged in a U.S. trade or business by virtue of investing in the Certificates, investors whose functional currency is not the U.S. dollar, and investors that hold the certificates as part of a “straddle” or “conversion transaction”), some of which may be subject to special rules. The authorities on which this discussion is based are subject to change or differing interpretations, and any such change or interpretation could apply retroactively. This discussion reflects the applicable provisions of the Code, as well as regulations promulgated by the U.S. Department of the Treasury and the IRS (together, the “REMIC Provisions”). Investors are encouraged to consult their tax advisors in determining the federal, state, local or any other tax consequences to them of the purchase, ownership and disposition of the certificates.

Two separate real estate mortgage investment conduit (“REMIC”) elections will be made with respect to designated portions of the issuing entity (the “Lower-Tier REMIC” and the “Upper-Tier REMIC”, and, together, the “Trust REMICs”). The Lower-Tier REMIC will hold the Mortgage Loans (excluding the entitlement to Excess Interest, which will be held in the Grantor Trust and not by any Trust REMIC) and certain other assets and will issue (i) certain classes of uncertificated regular interests (the “Lower-Tier Regular Interests”) to the Upper-Tier REMIC and (ii) an uncertificated residual interest represented by the Class R certificates as the sole class of “residual interests” in the Lower-Tier REMIC.

The Upper-Tier REMIC will hold the Lower-Tier Regular Interests and will issue (i) the Class A-1, Class A-SB, Class A-4, Class A-5, Class X-A, Class X-B, Class A-S, Class B, Class C, Class X-D, Class D, Class E-RR, Class F-RR, Class G-RR and Class H-RR certificates (the “Regular Interests”), each representing a regular interest in the Upper-Tier REMIC and (ii) an uncertificated residual interest represented by the Class R certificates as the sole class of “residual interests” in the Upper-Tier REMIC.

Qualification as a REMIC requires ongoing compliance with certain conditions. Assuming (i) the making of appropriate elections, (ii) compliance with the PSA and the Intercreditor Agreements, (iii) compliance with the provisions of any Non-Serviced PSA and any amendments thereto and the continued qualification of the REMICs formed under any Non-Serviced PSA and (iv) compliance with any changes in the law, including any amendments to the Code or applicable Treasury regulations thereunder, in the opinion of

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Cadwalader, Wickersham & Taft LLP, special tax counsel to the depositor, (a) each Trust REMIC will qualify as a REMIC, (b) each of the Lower-Tier Regular Interests will constitute a “regular interest” in the Lower-Tier REMIC, (c) each of the Regular Interests will constitute a “regular interest” in the Upper-Tier REMIC and (d) the Class R certificates will evidence the sole class of “residual interests” in each Trust REMIC.

In addition, in the opinion of Cadwalader, Wickersham & Taft LLP, special tax counsel to the depositor, the portion of the issuing entity holding the entitlement to any Excess Interest and the Excess Interest Distribution Account will be classified as a trust under Treasury Regulations Section 301.7701-4(c) (the “Grantor Trust”). The holders of the Class V certificates will be treated as the beneficial owners of the Excess Interest and the Excess Interest Distribution Account under Section 671 of the Code.

Qualification as a REMIC

In order for each Trust REMIC to qualify as a REMIC, there must be ongoing compliance on the part of such Trust REMIC with the requirements set forth in the Code. Each Trust REMIC must fulfill an asset test, which requires that no more than a de minimis portion of the assets of such Trust REMIC, as of the close of the third calendar month beginning after the Closing Date (which for purposes of this discussion is the date of the issuance of the Regular Interests, the “Startup Day”) and at all times thereafter, may consist of assets other than “qualified mortgages” and “permitted investments”. The REMIC Provisions provide a safe harbor pursuant to which the de minimis requirements will be met if at all times the aggregate adjusted basis of the nonqualified assets is less than 1% of the aggregate adjusted basis of all such Trust REMIC’s assets. Each Trust REMIC also must provide “reasonable arrangements” to prevent its residual interest from being held by “disqualified organizations” or their agents and must furnish applicable tax information to transferors or agents that violate this restriction. The PSA will provide that no legal or beneficial interest in the Class R certificates may be transferred or registered unless certain conditions, designed to prevent violation of this restriction, are met. It is expected that each Trust REMIC will qualify as a REMIC at all times that any of its regular interests are outstanding.

A qualified mortgage is any obligation that is principally secured by an interest in real property and that is either transferred to a REMIC on the Startup Day or is purchased by a REMIC within a 3 month period thereafter pursuant to a fixed price contract in effect on the Startup Day. Qualified mortgages include (i) whole mortgage loans or split-note interests in such mortgage loans, such as the Mortgage Loans; provided that, in general, (a) the fair market value of the real property security (including buildings and structural components of the real property security) (reduced by (1) the amount of any lien on the real property security that is senior to the Mortgage Loan and (2) a proportionate amount of any lien on the real property security that is in parity with the Mortgage Loan) is at least 80% of the aggregate principal balance of such Mortgage Loan either at origination or as of the Startup Day (a loan-to-value ratio of not more than 125% with respect to the real property security) or (b) substantially all the proceeds of the Mortgage Loan were used to acquire, improve or protect an interest in real property that, at the date of origination, was the only security for the Mortgage Loan, and (ii) regular interests in another REMIC, such as the Lower-Tier Regular Interests that will be held by the Upper-Tier REMIC. If a Mortgage Loan was not in fact principally secured by real property or is otherwise not a qualified mortgage, it must be disposed of within 90 days of discovery of such defect, or otherwise ceases to be a qualified mortgage after such 90-day period.

Permitted investments include “cash flow investments”, “qualified reserve assets” and “foreclosure property”. A cash flow investment is an investment, earning a return in the

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nature of interest, of amounts received on or with respect to qualified mortgages for a temporary period, not exceeding 13 months, until the next scheduled distribution to holders of interests in the REMIC. A qualified reserve asset is any intangible property held for investment that is part of any reasonably required reserve maintained by the REMIC to provide for payments of expenses of the REMIC or amounts due on its regular or residual interests in the event of defaults (including delinquencies) on the qualified mortgages, lower than expected reinvestment returns, Prepayment Interest Shortfalls and certain other contingencies. The Trust REMICs will not hold any qualified reserve assets. Foreclosure property is real property acquired by a REMIC in connection with the default or imminent default of a qualified mortgage and maintained by the REMIC in compliance with applicable rules and personal property that is incidental to such real property; provided that the mortgage loan sellers had no knowledge or reason to know, as of the Startup Day, that such a default had occurred or would occur. Foreclosure property may generally not be held after the close of the third calendar year beginning after the date the issuing entity acquires such property, with one extension that may be granted by the IRS.

A mortgage loan held by a REMIC will fail to be a qualified mortgage if it is “significantly modified” unless default is “reasonably foreseeable” or where the servicer believes there is a “significant risk of default” upon maturity of the mortgage loan or at an earlier date, and that by making such modification the risk of default is substantially reduced. A mortgage loan held by a REMIC will not be considered to have been “significantly modified” following the release of the lien on a portion of the real property collateral if (a) the release is pursuant to a defeasance permitted under the mortgage loan documents that occurs more than two years after the startup day of the REMIC or (b) following the release the loan-to-value ratio for the mortgage loan is not more than 125% with respect to the real property security. Furthermore, if the release is not pursuant to a defeasance and following the release the loan-to-value ratio for the mortgage loan is greater than 125%, the mortgage loan will continue to be a qualified mortgage if the release is part of a “qualified paydown transaction” in accordance with Revenue Procedure 2010-30.

In addition to the foregoing requirements, the various interests in a REMIC also must meet certain requirements. All of the interests in a REMIC must be either of the following: (i) one or more classes of regular interests or (ii) a single class of residual interests on which distributions, if any, are made pro rata. A regular interest is an interest in a REMIC that is issued on the Startup Day with fixed terms, is designated as a regular interest, and unconditionally entitles the holder to receive a specified principal amount (or other similar amount), and provides that interest payments (or other similar amounts), if any, at or before maturity either are payable based on a fixed rate or a qualified variable rate, or consist of a specified, nonvarying portion of the interest payments on the qualified mortgages. The rate on the specified portion may be a fixed rate, a variable rate, or the difference between one fixed or qualified variable rate and another fixed or qualified variable rate. The specified principal amount of a regular interest that provides for interest payments consisting of a specified, nonvarying portion of interest payments on qualified mortgages may be zero. An interest in a REMIC may be treated as a regular interest even if payments of principal with respect to such interest are subordinated to payments on other regular interests or the residual interest in the REMIC, and are dependent on the absence of defaults or delinquencies on qualified mortgages or permitted investments, lower than reasonably expected returns on permitted investments, expenses incurred by the REMIC or Prepayment Interest Shortfalls. A residual interest is an interest in a REMIC other than a regular interest that is issued on the Startup Day that is designated as a residual interest. Accordingly, each class of Lower-Tier Regular Interests will constitute a class of regular interests in the Lower-Tier REMIC, each class of Regular Interests will constitute a class of

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regular interests in the Upper-Tier REMIC, and the Class R certificates will represent the sole class of residual interests in each Trust REMIC.

If an entity fails to comply with one or more of the ongoing requirements of the Code for status as a REMIC during any taxable year, the Code provides that the entity or applicable portion of it will not be treated as a REMIC for such year and thereafter. In this event, any entity with debt obligations with two or more maturities, such as the Trust REMICs, may be treated as a separate association taxable as a corporation under Treasury regulations, and the certificates may be treated as equity interests in such an association. The Code, however, authorizes the Treasury Department to issue regulations that address situations where failure to meet one or more of the requirements for REMIC status occurs inadvertently and in good faith. Investors should be aware, however, that the Conference Committee Report to the Tax Reform Act of 1986 (the “1986 Act”) indicates that the relief may be accompanied by sanctions, such as the imposition of a corporate tax on all or a portion of a REMIC’s income for the period of time in which the requirements for REMIC status are not satisfied.

Status of Offered Certificates

Offered Certificates held by a real estate investment trust will constitute “real estate assets” within the meaning of Code Section 856(c)(5)(B), and interest (including original issue discount) on the Offered Certificates will be considered “interest on obligations secured by mortgages on real property or on interests in real property” within the meaning of Code Section 856(c)(3)(B) in the same proportion that, for both purposes, the assets of the issuing entity would be so treated. For purposes of Code Section 856(c)(5)(B), payments of principal and interest on the Mortgage Loans that are reinvested pending distribution to holders of Offered Certificates qualify for such treatment. Offered Certificates held by a domestic building and loan association will be treated as “loans . . . secured by an interest in real property which is . . . residential real property” within the meaning of Code Section 7701(a)(19)(C)(v) or as other assets described in Code Section 7701(a)(19)(C) only to the extent the Mortgage Loans are secured by residential real property. As of the Cut-off Date, eight (8) of the Mortgaged Properties securing six (6) Mortgage Loans (in whole or in part) representing 15.4% of the Initial Pool Balance, are multifamily properties. Holders of Offered Certificates should consult their tax advisors whether the foregoing percentage or some other percentage applies to their Offered Certificates. If at all times 95% or more of the assets of the issuing entity qualify for each of the foregoing treatments, the Offered Certificates will qualify for the corresponding status in their entirety. For the purposes of the foregoing determinations, the Trust REMICs will be treated as a single REMIC. In addition, Mortgage Loans that have been defeased with government securities will not qualify for such treatment. Offered Certificates will be “qualified mortgages” within the meaning of Code Section 860G(a)(3) for another REMIC if transferred to that REMIC within a prescribed time period in exchange for regular or residual interests in that REMIC. Moreover, Offered Certificates held by certain financial institutions will constitute an “evidence of indebtedness” within the meaning of Code Section 582(c)(1).

Taxation of Regular Interests

General

Each class of Regular Interests represents a regular interest in the Upper-Tier REMIC. The Regular Interests will represent newly originated debt instruments for federal income tax purposes. In general, interest, original issue discount and market discount on a Regular Interest will be treated as ordinary income to the holder of a Regular Interest (a “Regular

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Interestholder”), and principal payments on a Regular Interest will be treated as a return of capital to the extent of the Regular Interestholder’s basis in the Regular Interest. Regular Interestholders must use the accrual method of accounting with regard to the Regular Interests, regardless of the method of accounting otherwise used by such Regular Interestholders.

Original Issue Discount

Holders of Regular Interests issued with original issue discount generally must include original issue discount in ordinary income for federal income tax purposes as it accrues in accordance with the constant yield method, which takes into account the compounding of interest, in advance of receipt of the cash attributable to such income. The following discussion is based in part on temporary and final Treasury regulations (the “OID Regulations”) under Code Sections 1271 through 1273 and 1275 and in part on the provisions of the 1986 Act. Regular Interestholders should be aware, however, that the OID Regulations do not adequately address certain issues relevant to prepayable securities, such as the Regular Interests. To the extent such issues are not addressed in the OID Regulations, the certificate administrator will apply the methodology described in the Conference Committee Report to the 1986 Act. No assurance can be provided that the IRS will not take a different position as to those matters not currently addressed by the OID Regulations. Moreover, the OID Regulations include an anti-abuse rule allowing the IRS to apply or depart from the OID Regulations if necessary or appropriate to ensure a reasonable tax result in light of the applicable statutory provisions. A tax result will not be considered unreasonable under the anti-abuse rule, however, in the absence of a substantial effect on the present value of a taxpayer’s tax liability. Investors are advised to consult their own tax advisors as to the discussion in this prospectus and the appropriate method for reporting interest and original issue discount with respect to the Regular Interests.

Each Regular Interest will be treated as an installment obligation for purposes of determining the original issue discount includible in a Regular Interestholder’s income. The total amount of original issue discount on a Regular Interest is the excess of the “stated redemption price at maturity” of the Regular Interest over its “issue price”. The issue price of a class of Regular Interests is the first price at which a substantial amount of Regular Interests of such class is sold to investors (excluding bond houses, brokers and underwriters). Although unclear under the OID Regulations, the certificate administrator will treat the issue price of Regular Interests for which there is no substantial sale as of the issue date as the fair market value of such Regular Interests as of the issue date. The issue price of the Regular Interests also includes the amount paid by an initial Regular Interestholder for accrued interest that relates to a period prior to the issue date of such class of Regular Interests. The stated redemption price at maturity of a Regular Interest is the sum of all payments provided by the debt instrument other than any qualified stated interest payments. Under the OID Regulations, qualified stated interest generally means interest payable at a single fixed rate or a qualified variable rate; provided that such interest payments are unconditionally payable at intervals of one year or less during the entire term of the obligation. Because there is no penalty or default remedy in the case of nonpayment of interest with respect to a Regular Interest, it is possible that no interest on any class of Regular Interests will be treated as qualified stated interest. However, because the Mortgage Loans provide for remedies in the event of default, the certificate administrator will treat all payments of stated interest on the Regular Interests (other than the Class X Certificates) as qualified stated interest (other than accrued interest distributed on the first Distribution Date for the number of days that exceed the interval between the Closing Date and the first Distribution Date). Based upon the anticipated issue price of each such class and a stated redemption price equal to the par amount of each such class (plus

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such excess interest accrued thereon), it is anticipated that the Class [__] certificates will be issued with original issue discount for federal income tax purposes.

It is anticipated that the certificate administrator will treat the Class X-A and Class X-B certificates as having no qualified stated interest. Accordingly, such classes will be considered to be issued with original issue discount in an amount equal to the excess of all distributions of interest expected to be received on such classes over their respective issue prices (including interest accrued prior to the Closing Date). Any “negative” amounts of original issue discount on such classes attributable to rapid prepayments with respect to the Mortgage Loans will not be deductible currently. The holder of a Class X-A or Class X-B certificate may be entitled to a deduction for a loss, which may be a capital loss, to the extent it becomes certain that such holder will not recover a portion of its basis in such class, assuming no further prepayments.

Under a de minimis rule, original issue discount on a Regular Interest will be considered to be zero if such original issue discount is less than 0.25% of the stated redemption price at maturity of the Regular Interest multiplied by the weighted average maturity of the Regular Interest. For this purpose, the weighted average maturity of the Regular Interest is computed as the sum of the amounts determined by multiplying the number of full years (i.e., rounding down partial years) from the issue date until each distribution in reduction of stated redemption price at maturity is scheduled to be made by a fraction, the numerator of which is the amount of each distribution included in the stated redemption price at maturity of the Regular Interest and the denominator of which is the stated redemption price at maturity of the Regular Interest. The Conference Committee Report to the 1986 Act provides that the schedule of such distributions should be determined in accordance with the assumed rate of prepayment on the Mortgage Loans used in pricing the transaction, i.e., 0% CPP; provided that it is assumed that any ARD Loan prepays on its anticipated repayment date (the “Prepayment Assumption”). See “Yield and Maturity Considerations—Weighted Average Life” above. Holders generally must report de minimis original issue discount pro rata as principal payments are received, and such income will be capital gain if the Regular Interest is held as a capital asset. Under the OID Regulations, however, Regular Interestholders may elect to accrue all de minimis original issue discount, as well as market discount and premium, under the constant yield method. See “—Election To Treat All Interest Under the Constant Yield Method” below. Based on the foregoing, it is anticipated that the Class [__] certificates will be issued with de minimis original issue discount for federal income tax purposes.

A holder of a Regular Interest issued with original issue discount generally must include in gross income for any taxable year the sum of the “daily portions”, as defined below, of the original issue discount on the Regular Interest accrued during an accrual period for each day on which it holds the Regular Interest, including the date of purchase but excluding the date of disposition. With respect to each such Regular Interest, a calculation will be made of the original issue discount that accrues during each successive full accrual period that ends on the day prior to each Distribution Date with respect to the Regular Interests, assuming that prepayments and extensions with respect to the Mortgage Loans will be made in accordance with the Prepayment Assumption. The original issue discount accruing in a full accrual period will be the excess, if any, of (i) the sum of (a) the present value of all of the remaining distributions to be made on the Regular Interest as of the end of that accrual period and (b) the distributions made on the Regular Interest during the accrual period that are included in the Regular Interest’s stated redemption price at maturity, over (ii) the adjusted issue price of the Regular Interest at the beginning of the accrual period. The present value of the remaining distributions referred to in the preceding sentence is calculated based on (i) the yield to maturity of the Regular Interest as of the Startup Day,

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(ii) events (including actual prepayments) that have occurred prior to the end of the accrual period and (iii) the assumption that the remaining payments will be made in accordance with the original Prepayment Assumption. For these purposes, the adjusted issue price of a Regular Interest at the beginning of any accrual period equals the issue price of the Regular Interest, increased by the aggregate amount of original issue discount with respect to the Regular Interest that accrued in all prior accrual periods and reduced by the amount of distributions included in the Regular Interest’s stated redemption price at maturity that were made on the Regular Interest that were attributable to such prior periods. The original issue discount accruing during any accrual period (as determined in this paragraph) will then be divided by the number of days in the period to determine the daily portion of original issue discount for each day in the period.

Under the method described above, the daily portions of original issue discount required to be included as ordinary income by a Regular Interestholder (other than a holder of a Class X-A or Class X-B certificate) generally will increase to take into account prepayments on the Regular Interests as a result of prepayments on the Mortgage Loans that exceed the Prepayment Assumption, and generally will decrease (but not below zero for any period) if the prepayments are slower than the Prepayment Assumption. Due to the unique nature of interest-only certificates, the preceding sentence may not apply in the case of the Class X-A or Class X-B certificates.

Acquisition Premium

A purchaser of a Regular Interest at a price greater than its adjusted issue price and less than its remaining stated redemption price at maturity will be required to include in gross income the daily portions of the original issue discount on the Regular Interest reduced pro rata by a fraction, the numerator of which is the excess of its purchase price over such adjusted issue price and the denominator of which is the excess of the remaining stated redemption price at maturity over the adjusted issue price. Alternatively, such a purchaser may elect to treat all such acquisition premium under the constant yield method, as described under “—Election To Treat All Interest Under the Constant Yield Method” below.

Market Discount

A purchaser of a Regular Interest also may be subject to the market discount rules of Code Sections 1276 through 1278. Under these Code sections and the principles applied by the OID Regulations in the context of original issue discount, “market discount” is the amount by which the purchaser’s original basis in the Regular Interest (i) is exceeded by the remaining outstanding principal payments and non-qualified stated interest payments due on the Regular Interest, or (ii) in the case of a Regular Interest having original issue discount, is exceeded by the adjusted issue price of such Regular Interest at the time of purchase. Such purchaser generally will be required to recognize ordinary income to the extent of accrued market discount on such Regular Interest as distributions includible in its stated redemption price at maturity are received, in an amount not exceeding any such distribution. Such market discount would accrue in a manner to be provided in Treasury regulations and should take into account the Prepayment Assumption. The Conference Committee Report to the 1986 Act provides that until such regulations are issued, such market discount would accrue, at the election of the holder, either (i) on the basis of a constant interest rate or (ii) in the ratio of interest accrued for the relevant period to the sum of the interest accrued for such period plus the remaining interest after the end of such period, or, in the case of classes issued with original issue discount, in the ratio of original issue discount accrued for the relevant period to the sum of the original issue discount accrued for such period plus the remaining original issue discount after the end of such

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period. Such purchaser also generally will be required to treat a portion of any gain on a sale or exchange of the Regular Interest as ordinary income to the extent of the market discount accrued to the date of disposition under one of the foregoing methods, less any accrued market discount previously reported as ordinary income as partial distributions in reduction of the stated redemption price at maturity were received. Such purchaser will be required to defer deduction of a portion of the excess of the interest paid or accrued on indebtedness incurred to purchase or carry the Regular Interest over the interest (including original issue discount) distributable on the Regular Interest. The deferred portion of such interest expense in any taxable year generally will not exceed the accrued market discount on the Regular Interest for such year. Any such deferred interest expense is, in general, allowed as a deduction not later than the year in which the related market discount income is recognized or the Regular Interest is disposed of. As an alternative to the inclusion of market discount in income on the foregoing basis, the Regular Interestholder may elect to include market discount in income currently as it accrues in which case the interest deferral rule will not apply. Such election, if made, will apply to all market discount instruments acquired by such Regular Interestholder as of the first day of the taxable year for which the election is made and to all market discount instruments acquired thereafter. The election, is irrevocable except with the approval of the IRS. See “—Election To Treat All Interest Under the Constant Yield Method” below regarding making the market discount election and an alternative manner in which such election may be deemed to be made.

Market discount with respect to a Regular Interest will be considered to be zero if such market discount is less than 0.25% of the remaining stated redemption price at maturity of such Regular Interest multiplied by the weighted average maturity of the Regular Interest remaining after the date of purchase. For this purpose, the weighted average maturity is determined by multiplying the number of full years (i.e., rounding down partial years) from the issue date until each distribution in reduction of stated redemption price at maturity is scheduled to be made by a fraction, the numerator of which is the amount of each such distribution included in the stated redemption price at maturity of the Regular Interest and the denominator of which is the total stated redemption price at maturity of the Regular Interest. It appears that de minimis market discount would be reported pro rata as principal payments are received. Treasury regulations implementing the market discount rules have not yet been proposed, and investors should therefore consult their own tax advisors regarding the application of these rules as well as the advisability of making any of the elections with respect to such rules. Investors should also consult Revenue Procedure 92-67 concerning the elections to include market discount in income currently and to accrue market discount on the basis of the constant yield method.

Premium

A Regular Interest purchased upon initial issuance or in the secondary market at a cost greater than its remaining stated redemption price at maturity generally is considered to be purchased at a premium. If the Regular Interestholder holds such Regular Interest as a “capital asset” within the meaning of Code Section 1221, the Regular Interestholder may elect under Code Section 171 to amortize such premium under the constant yield method. Such election, if made, will apply to all premium bonds (other than tax exempt bonds) held by such Regular Interestholder as of the first day of the taxable year for which the election is made and to all taxable premium bonds acquired thereafter. The election, is irrevocable except with the approval of the IRS. See “—Election To Treat All Interest Under the Constant Yield Method” below regarding making the election under Code Section 171 and an alternative manner in which the Code Section 171 election may be deemed to be made. Final Treasury regulations under Code Section 171 do not, by their terms, apply to prepayable obligations such as the Regular Interests. The Conference Committee Report to

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the 1986 Act indicates a Congressional intent that the same rules that will apply to the accrual of market discount on installment obligations will also apply to amortizing bond premium under Code Section 171 on installment obligations such as the Regular Interests, although it is unclear whether the alternatives to the constant interest method described above under “—Market Discount” are available. Amortizable bond premium will be treated as an offset to interest income on a Regular Interest rather than as a separate deduction item. It is anticipated that the Class [__] certificates will be issued at a premium for federal income tax purposes.

Election To Treat All Interest Under the Constant Yield Method

A holder of a debt instrument such as a Regular Interest may elect to treat all interest that accrues on the instrument using the constant yield method, with none of the interest being treated as qualified stated interest. For purposes of applying the constant yield method to a debt instrument subject to such an election, (i) “interest” includes stated interest, original issue discount, de minimis original issue discount, market discount and de minimis market discount, as adjusted by any amortizable bond premium or acquisition premium and (ii) the debt instrument is treated as if the instrument were issued on the holder’s acquisition date in the amount of the holder’s adjusted basis immediately after acquisition. It is unclear whether, for this purpose, the initial Prepayment Assumption would continue to apply or if a new prepayment assumption as of the date of the holder’s acquisition would apply. A holder generally may make such an election on an instrument by instrument basis or for a class or group of debt instruments. However, if the holder makes such an election with respect to a debt instrument with amortizable bond premium or with market discount, the holder is deemed to have made elections to amortize bond premium or to report market discount income currently as it accrues under the constant yield method, respectively, for all taxable premium bonds held, and for all market discount bonds acquired, by the holder as of the first day of the taxable year for which the election is made and for all bond premium bonds and market discount bonds acquired thereafter. The election is irrevocable except with the approval of the IRS. Investors are encouraged to consult their tax advisors regarding the advisability of making such an election.

Treatment of Losses

Holders of the Regular Interests will be required to report income with respect to the Regular Interests on the accrual method of accounting, without giving effect to delays or reductions in distributions attributable to defaults or delinquencies on the Mortgage Loans, except to the extent it can be established that such losses are uncollectible. Accordingly, a Regular Interestholder may have income, or may incur a diminution in cash flow as a result of a default or delinquency, but may not be able to take a deduction (subject to the discussion below) for the corresponding loss until a subsequent taxable year. In this regard, investors are cautioned that while they generally may cease to accrue interest income if it reasonably appears that the interest will be uncollectible, the IRS may take the position that original issue discount must continue to be accrued in spite of its uncollectibility until the debt instrument is disposed of in a taxable transaction or becomes worthless in accordance with the rules of Code Section 166. The following discussion does not apply to holders of interest-only Regular Interests. Under Code Section 166, it appears that the holders of Regular Interests that are corporations or that otherwise hold the Regular Interests in connection with a trade or business should in general be allowed to deduct as an ordinary loss any such loss sustained (and not previously deducted) during the taxable year on account of any such Regular Interests becoming wholly or partially worthless, and that, in general, the Regular Interestholders that are not corporations and do not hold the Regular Interests in connection with a trade or business will be allowed to

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deduct as a short term capital loss any loss with respect to principal sustained during the taxable year on account of such Regular Interests becoming wholly worthless. Although the matter is not free from doubt, such non-corporate holders of Regular Interests should be allowed a bad debt deduction at such time as the certificate balance of any class of such Regular Interests is reduced to reflect losses on the Mortgage Loans below such holder’s basis in the Regular Interests. The IRS, however, could take the position that non-corporate holders will be allowed a bad debt deduction to reflect such losses only after the classes of Regular Interests have been otherwise retired. The IRS could also assert that losses on a class of Regular Interests are deductible based on some other method that may defer such deductions for all holders, such as reducing future cash flow for purposes of computing original issue discount. This may have the effect of creating “negative” original issue discount that, with the possible exception of the method discussed in the following sentence, would be deductible only against future positive original issue discount or otherwise upon termination of the applicable class. Although not free from doubt, a holder of Regular Interests with negative original issue discount may be entitled to deduct a loss to the extent that its remaining basis would exceed the maximum amount of future payments to which such holder was entitled, assuming no further prepayments. No bad debt losses will be allowed with respect to the Class X Certificates. Regular Interestholders are urged to consult their own tax advisors regarding the appropriate timing, amount and character of any loss sustained with respect to such Regular Interests. Special loss rules are applicable to banks and thrift institutions, including rules regarding reserves for bad debts. Such taxpayers are advised to consult their tax advisors regarding the treatment of losses on the Regular Interests.

Yield Maintenance Charges and Prepayment Premiums

Yield Maintenance Charges and Prepayment Premiums actually collected on the Mortgage Loans will be distributed as described in “Description of the Certificates—Allocation of Yield Maintenance Charges and Prepayment Premiums”. It is not entirely clear under the Code when the amount of Yield Maintenance Charges and Prepayment Premiums so allocated should be taxed to the holders of such classes of certificates, but it is not expected, for federal income tax reporting purposes, that Yield Maintenance Charges and Prepayment Premiums will be treated as giving rise to any income to the holder of such class of certificates prior to the certificate administrator’s actual receipt of Yield Maintenance Charges and Prepayment Premiums. Yield Maintenance Charges and Prepayment Premiums, if any, may be treated as paid upon the retirement or partial retirement of such classes of certificates. The IRS may disagree with these positions. Certificateholders should consult their own tax advisors concerning the treatment of Yield Maintenance Charges and Prepayment Premiums.

Sale or Exchange of Regular Interests

If a Regular Interestholder sells or exchanges a Regular Interest, such Regular Interestholder will recognize gain or loss equal to the difference, if any, between the amount received and its adjusted basis in the Regular Interest. The adjusted basis of a Regular Interest generally will equal the cost of the Regular Interest to the seller increased by any original issue discount or market discount or other amounts previously included in the seller’s gross income with respect to the Regular Interest and reduced by amounts included in the stated redemption price at maturity of the Regular Interest that were previously received by the seller, by any amortized premium, and by any deductible losses on the Regular Interest.

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Except as described above with respect to market discount, and except as provided in this paragraph, any gain or loss on the sale or exchange of a Regular Interest realized by an investor that holds the Regular Interest as a capital asset will be capital gain or loss and will be long term or short term depending on whether the Regular Interest has been held for the long term capital gain holding period (more than one year). Such gain will be treated as ordinary income: (i) if the Regular Interest is held as part of a “conversion transaction” as defined in Code Section 1258(c), up to the amount of interest that would have accrued on the Regular Interestholder’s net investment in the conversion transaction at 120% of the appropriate applicable federal rate under Code Section 1274(d) in effect at the time the taxpayer entered into the transaction minus any amount previously treated as ordinary income with respect to any prior disposition of property that was held as part of such transaction; (ii) in the case of a non-corporate taxpayer, to the extent such taxpayer has made an election under Code Section 163(d)(4) to have net capital gains taxed as investment income at ordinary income rates; or (iii) to the extent that such gain does not exceed the excess, if any, of (a) the amount that would have been includible in the gross income of the Regular Interestholder if his yield on such Regular Interest were 110% of the applicable federal rate as of the date of purchase, over (b) the amount of income actually includible in the gross income of such Regular Interestholder with respect to the Regular Interest. In addition, gain or loss recognized from the sale of a Regular Interest by certain banks or thrift institutions will be treated as ordinary income or loss pursuant to Code Section 582(c). Long-term capital gains of certain non-corporate taxpayers generally are subject to a lower maximum tax rate than ordinary income of such taxpayers for property held for more than one year. The tax rate for corporations is the same with respect to both ordinary income and capital gains.

Taxes That May Be Imposed on a REMIC

Prohibited Transactions

Income from certain transactions by either Trust REMIC, called prohibited transactions, will not be part of the calculation of income or loss includible in the federal income tax returns of holders of the Class R certificates, but rather will be taxed directly to the related Trust REMIC at a 100% rate. Prohibited transactions generally include (i) the disposition of a qualified mortgage other than for (a) substitution within two years of the Startup Day for a defective (including a defaulted) obligation (or repurchase in lieu of substitution of a defective (including a defaulted) obligation at any time) or for any qualified mortgage within 3 months of the Startup Day, (b) foreclosure, default or imminent default of a qualified mortgage, (c) bankruptcy or insolvency of the REMIC, or (d) a qualified (complete) liquidation, (ii) the receipt of income from assets that are not the type of mortgages or investments that the REMIC is permitted to hold, (iii) the receipt of compensation for services or (iv) the receipt of gain from disposition of cash flow investments other than pursuant to a qualified liquidation. Notwithstanding (i) and (iv), it is not a prohibited transaction to sell REMIC property to prevent a default on regular interests as a result of a default on qualified mortgages or to facilitate a qualified liquidation or a clean-up call. The REMIC Provisions indicate that the modification of a mortgage loan generally will not be treated as a disposition if it is occasioned by a default or reasonably foreseeable default, an assumption of a mortgage loan or the waiver of a “due-on-sale” or “due-on-encumbrance” clause. It is not anticipated that the Trust REMICs will engage in any prohibited transactions.

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Contributions to a REMIC After the Startup Day

In general, a REMIC will be subject to a tax at a 100% rate on the value of any property contributed to the REMIC after the Startup Day. Exceptions are provided for cash contributions to the REMIC (i) during the 3 months following the Startup Day, (ii) made to a qualified reserve fund by a holder of a Class R certificate, (iii) in the nature of a guarantee, (iv) made to facilitate a qualified liquidation or clean-up call, and (v) as otherwise permitted in Treasury regulations yet to be issued. It is not anticipated that there will be any taxable contributions to the Trust REMICs.

Net Income from Foreclosure Property

The Lower-Tier REMIC will be subject to federal income tax at the corporate rate on “net income from foreclosure property”, determined by reference to the rules applicable to real estate investment trusts. Generally, property acquired by foreclosure or deed-in-lieu of foreclosure would be treated as “foreclosure property” until the close of the third calendar year beginning after the Lower-Tier REMIC’s acquisition of an REO Property, with a possible extension. Net income from foreclosure property generally means gain from the sale of a foreclosure property that is inventory property and gross income from foreclosure property other than qualifying rents and other qualifying income for a real estate investment trust.

In order for a foreclosed property to qualify as foreclosure property, any operation of the foreclosed property by the Lower-Tier REMIC generally must be conducted through an independent contractor. Further, such operation, even if conducted through an independent contractor, may give rise to “net income from foreclosure property”, taxable at the corporate rate. Payment of such tax by the Lower-Tier REMIC would reduce amounts available for distribution to Certificateholders.

The special servicer will be required to determine generally whether the operation of foreclosed property in a manner that would subject the Lower-Tier REMIC to such tax would be expected to result in higher after-tax proceeds than an alternative method of operating such property that would not subject the Lower-Tier REMIC to such tax.

REMIC Partnership Representative

A “partnership representative” (as defined in Section 6223 of the Code) (“partnership representative”) will represent each REMIC in connection with any IRS and judicial proceeding relating to the REMIC and the PSA will designate the certificate administrator as the partnership representative. Under the audit rules applicable to REMICs, (1) unless a REMIC elects otherwise, taxes arising from IRS audit adjustments are required to be paid by the REMIC rather than by its residual interest holders, (2) the partnership representative acts as a REMIC’s sole representative and its actions, including agreeing to adjustments to REMIC taxable income, are binding on residual interest holders and (3) if the IRS makes an adjustment to a REMIC’s taxable year, the holders of residual interests for the audited taxable year, may have to take the adjustment into account for the taxable year in which the adjustment is made rather than for the audited taxable year.

The partnership representative will utilize any election or other exception available to make any REMIC’s residual interest holders (that is, the holders of the Class R certificates) rather than the REMIC itself, liable for any taxes arising from audit adjustments to the REMIC’s taxable income. It is unclear how that may affect a REMIC residual interest holder’s ability to challenge any audit adjustment that might otherwise be available in the absence of any such election or exception. Holders of Class R certificates should discuss with their own tax advisors the possible effect of the new rules on them.

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Taxation of Certain Foreign Investors

Interest, including original issue discount, distributable to the Regular Interestholders that are nonresident aliens, foreign corporations or other Non-U.S. Persons will be considered “portfolio interest” and, therefore, generally will not be subject to a 30% United States withholding tax; provided that such Non-U.S. Person (i) is not a “10-percent shareholder” within the meaning of Code Section 871(h)(3)(B) or a “controlled foreign corporation” described in Code Section 881(c)(3)(C) with respect to the Trust REMICs and (ii) provides the certificate administrator, or the person that would otherwise be required to withhold tax from such distributions under Code Section 1441 or 1442, with an appropriate statement, signed under penalties of perjury, identifying the beneficial owner and stating, among other things, that the beneficial owner of the Regular Interest is a Non-U.S. Person. The appropriate documentation includes IRS Form W-8BEN-E or W-8BEN, if the Non-U.S. Person is an entity (such as a corporation) or individual, respectively, eligible for the benefits of the portfolio interest exemption or an exemption based on a treaty; IRS Form W-8ECI if the Non-U.S. Person is eligible for an exemption on the basis of its income from the Regular Interest being effectively connected to a United States trade or business; IRS Form W-8BEN-E or W-8IMY if the Non-U.S. Person is a trust, depending on whether such trust is classified as the beneficial owner of the Regular Interest; and Form W-8IMY, with supporting documentation as specified in the Treasury regulations, required to substantiate exemptions from withholding on behalf of its partners, if the Non-U.S. Person is a partnership. With respect to IRS Forms W-8BEN, W-8BEN-E, W-8IMY and W-8ECI, each (other than IRS Form W-8IMY) expires after 3 full calendar years or as otherwise provided by applicable law. An intermediary (other than a partnership) must provide IRS Form W-8IMY, revealing all required information, including its name, address, taxpayer identification number, the country under the laws of which it is created, and certification that it is not acting for its own account. A “qualified intermediary” must certify that it has provided, or will provide, a withholding statement as required under Treasury Regulations Section 1.1441-1(e)(5)(v), but need not disclose the identity of its account holders on its IRS Form W-8IMY, and may certify its account holders’ status without including each beneficial owner’s certification. A “non-qualified intermediary” must additionally certify that it has provided, or will provide, a withholding statement that is associated with the appropriate IRS Forms W-8 and W-9 required to substantiate exemptions from withholding on behalf of its beneficial owners. The term “intermediary” means a person acting as a custodian, a broker, nominee or otherwise as an agent for the beneficial owner of a Regular Interest. A “qualified intermediary” is generally a foreign financial institution or clearing organization or a non-U.S. branch or office of a U.S. financial institution or clearing organization that is a party to a withholding agreement with the IRS.

If such statement, or any other required statement, is not provided, 30% withholding will apply unless reduced or eliminated pursuant to an applicable tax treaty or unless the interest on the Regular Interest is effectively connected with the conduct of a trade or business within the United States by such Non-U.S. Person. In the latter case, such Non-U.S. Person will be subject to United States federal income tax at regular rates. Investors that are Non-U.S. Persons should consult their own tax advisors regarding the specific tax consequences to them of owning a Regular Interest.

A “U.S. Person” is a citizen or resident of the United States, a domestic corporation, domestic partnership (except to the extent provided in the applicable Treasury regulations) or other entity created or organized in or under the laws of the United States, any State or the District of Columbia, including any entity treated as a domestic corporation or domestic partnership for federal income tax purposes, an estate that is subject to U.S. federal income tax regardless of the source of income, or a trust if a court within the United States is able

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to exercise primary supervision over the administration of such trust, and one or more such U.S. Persons have the authority to control all substantial decisions of such trust (or, to the extent provided in the applicable Treasury regulations, certain trusts in existence on August 20, 1996 that have elected to be treated as U.S. Persons). The term “Non-U.S. Person” means a person other than a U.S. Person. Partnerships are urged to consult their tax advisors concerning the application of the rules described herein, which may be applied differently to partners that are U.S. Persons and to partners that are not.

FATCA

Under the “Foreign Account Tax Compliance Act” (“FATCA”), a 30% withholding tax is generally imposed on certain payments, including U.S.-source interest payments to “foreign financial institutions” and certain other foreign financial entities if those foreign entities fail to comply with the information reporting requirements of FATCA. The certificate administrator will be required to withhold amounts under FATCA on payments made to holders who are subject to the FATCA requirements and who fail to provide the certificate administrator with proof that they have complied with such requirements. Prospective investors should consult their tax advisors regarding the applicability of FATCA to their certificates.

Backup Withholding

Distributions made on the certificates, and proceeds from the sale of the certificates to or through certain brokers, may be subject to a “backup” withholding tax under Code Section 3406 on “reportable payments” (including interest distributions, original issue discount and, under certain circumstances, principal distributions) unless the Certificateholder (i) is a U.S. Person and provides IRS Form W-9 with the correct taxpayer identification number, or (ii) other than a holder of a Class R certificate, is a Non-U.S. Person and provides IRS Form W-8BEN or W-8BEN-E, as applicable, identifying the Non-U.S. Person and stating that the beneficial owner is not a U.S. Person or can be treated as an exempt recipient within the meaning of Treasury Regulations Section 1.6049-4(c)(1)(ii). Any amounts to be withheld from distribution on the certificates would be refunded by the IRS or allowed as a credit against the Certificateholder’s federal income tax liability. Information reporting requirements may also apply regardless of whether withholding is required. Holders are urged to contact their own tax advisors regarding the application to them of backup withholding and information reporting.

Information Reporting

Holders that are individuals (and certain domestic entities that are formed or availed of for purposes of holding, directly or indirectly, “specified foreign financial assets”) may be subject to certain foreign financial asset reporting obligations with respect to their certificates held through a financial account maintained by a foreign financial institution if the aggregate value of their certificates and their other “specified foreign financial assets” exceeds $50,000. Significant penalties can apply if a holder fails to disclose its specified foreign financial assets. We urge you to consult your tax advisor with respect to this and other reporting obligations with respect to your certificates.

3.8% Medicare Tax on “Net Investment Income”

Certain non-corporate Certificateholders that are U.S. Persons are subject to an additional 3.8% tax on all or a portion of their “net investment income”, which can include the interest payments and any gain realized with respect to the certificates, to the extent of their net investment income that, when added to their other modified adjusted gross

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income, exceeds $200,000 for an unmarried individual, $250,000 for a married taxpayer filing a joint return (or a surviving spouse), or $125,000 for a married individual filing a separate return. The 3.8% Medicare tax is determined in a different manner than the regular income tax. Certificateholders should consult their tax advisors with respect to their consequences with respect to the 3.8% Medicare tax.

Reporting Requirements

Each Trust REMIC will be required to maintain its books on a calendar year basis and to file federal income tax returns in a manner similar to a partnership. The form for such returns is IRS Form 1066, U.S. Real Estate Mortgage Investment Conduit (REMIC) Income Tax Return. The trustee will be required to sign each Trust REMIC’s returns.

Reports of accrued interest, original issue discount, if any, and information necessary to compute the accrual of any market discount on the Regular Interests will be made annually to the IRS and to individuals, estates, non-exempt and non-charitable trusts, and partnerships that are either Regular Interestholders or beneficial owners that own Regular Interests through a broker or middleman as nominee. All brokers, nominees and all other nonexempt Regular Interestholders (including corporations, non-calendar year taxpayers, securities or commodities dealers, placement agents, real estate investment trusts, investment companies, common trusts, thrift institutions and charitable trusts) may request such information for any calendar quarter by telephone or in writing by contacting the person designated in IRS Publication 938 with respect to the related Trust REMIC. Holders through nominees must request such information from the nominee.

Treasury regulations require that, in addition to the foregoing requirements, information must be furnished annually to the Regular Interestholders and filed annually with the IRS concerning the percentage of each Trust REMIC’s assets meeting the qualified asset tests described under “—Qualification as a REMIC” above.

In addition, the Grantor Trust may be subject to Treasury regulations providing specific reporting rules for “widely held fixed investment trusts”. Under these regulations, the certificate administrator will be required to file IRS Form 1099 (or any successor form) with the IRS with respect to holders of Class V certificates who are not “exempt recipients” (a term that includes corporations, trusts, securities dealers, middlemen and certain other non-individuals) and do not hold such certificates through a middleman, to report the issuing entity’s gross income and, in certain circumstances, unless the certificate administrator reports under the safe harbor as described in the last sentence of this paragraph, if any assets of the issuing entity were disposed of or certificates are sold in secondary market sales, the portion of the gross proceeds relating to the assets of the issuing entity that are attributable to such holder. The same requirements would be imposed on middlemen holding such certificates on behalf of the related holders. Under certain circumstances, the certificate administrator may report under the safe harbor for widely-held mortgage trusts, as such term is defined under Treasury Regulations Section 1.671-5.

These regulations also require that the Certificate Administrator make available information regarding interest income and information necessary to compute any original issue discount to (i) exempt recipients (including middlemen) and non-calendar year taxpayers, upon request, in accordance with the requirements of the regulations and (ii) Certificateholders who do not hold their certificates through a middleman. The information must be provided to parties specified in clause (i) on or before the later of the 30th day after the close of the calendar year to which the request relates and 14 days after the

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receipt of the request. The information must be provided to parties specified in clause (ii) on or before March 15 of the calendar year for which the statement is being furnished.

DUE TO THE COMPLEXITY OF THESE RULES AND THE CURRENT UNCERTAINTY AS TO THE MANNER OF THEIR APPLICATION TO THE ISSUING ENTITY AND CERTIFICATEHOLDERS, IT IS PARTICULARLY IMPORTANT THAT POTENTIAL INVESTORS CONSULT THEIR OWN TAX ADVISORS REGARDING THE TAX TREATMENT OF THEIR ACQUISITION, OWNERSHIP AND DISPOSITION OF THE CERTIFICATES.

Certain State and Local Tax Considerations

In addition to the federal income tax consequences described in “Material Federal Income Tax Considerations” above, purchasers of Offered Certificates should consider the state and local income tax consequences of the acquisition, ownership, and disposition of the Offered Certificates. State and local income tax law may differ substantially from the corresponding federal law, and this discussion does not purport to describe any aspect of the income tax laws of any state or locality.

It is possible that one or more jurisdictions may attempt to tax nonresident holders of offered certificates solely by reason of the location in that jurisdiction of the depositor, the trustee, the certificate administrator, the sponsors, a related borrower or a mortgaged property or on some other basis, may require nonresident holders to file returns in such jurisdiction or may attempt to impose penalties for failure to file such returns; and it is possible that any such jurisdiction will ultimately succeed in collecting such taxes or penalties from such nonresident holders. We cannot assure you that holders of offered certificates will not be subject to tax in any particular state, local or other taxing jurisdiction.

You should consult with your tax advisor with respect to the various state and local, and any other, tax consequences of an investment in the Offered Certificates.

Method of Distribution (Conflicts of Interest)

Subject to the terms and conditions set forth in an underwriting agreement (the “Underwriting Agreement”), among the depositor and the underwriters, the depositor has agreed to sell to the underwriters, and the underwriters have severally, but not jointly, agreed to purchase from the depositor the respective Certificate Balance or the Notional Amount, as applicable, of each class of Offered Certificates set forth below subject in each case to a variance of 5%

Underwriter	Class A-1	Class A-SB	Class A-4	Class A-5
Wells Fargo Securities, LLC	$[__] [__]	$[__] [__]	$[__] [__]	$[__] [__]
SG Americas Securities, LLC	$[__] [__]	$[__] [__]	$[__] [__]	$[__] [__]
J.P. Morgan Securities LLC	$[__] [__]	$[__] [__]	$[__] [__]	$[__] [__]
Citigroup Global Markets Inc.	$[__] [__]	$[__] [__]	$[__] [__]	$[__] [__]
UBS Securities LLC	$[__] [__]	$[__] [__]	$[__] [__]	$[__] [__]
BMO Capital Markets Corp.	$[__] [__]	$[__] [__]	$[__] [__]	$[__] [__]
Academy Securities, Inc.	$[__] [__]	$[__] [__]	$[__] [__]	$[__] [__]
Drexel Hamilton, LLC	$[__] [__]	$[__] [__]	$[__] [__]	$[__] [__]
Natixis Securities Americas LLC	$[__] [__]	$[__] [__]	$[__] [__]	$[__] [__]
Siebert Williams Shank & Co., LLC	$[__] [__]	$[__] [__]	$[__] [__]	$[__] [__]
Total	$[__] [__]	$[__] [__]	$[__] [__]	$ [__]

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Underwriter	Class X-A	Class X-B	Class A-S	Class B
Wells Fargo Securities, LLC	$[__] [__]	$[__] [__]	$[__] [__]	$[__] [__]
SG Americas Securities, LLC	$[__] [__]	$[__] [__]	$[__] [__]	$[__] [__]
J.P. Morgan Securities LLC	$[__] [__]	$[__] [__]	$[__] [__]	$[__] [__]
Citigroup Global Markets Inc.	$[__] [__]	$[__] [__]	$[__] [__]	$[__] [__]
UBS Securities LLC	$[__] [__]	$[__] [__]	$[__] [__]	$[__] [__]
BMO Capital Markets Corp.	$[__] [__]	$[__] [__]	$[__] [__]	$[__] [__]
Academy Securities, Inc.	$[__] [__]	$[__] [__]	$[__] [__]	$[__] [__]
Drexel Hamilton, LLC	$[__] [__]	$[__] [__]	$[__] [__]	$[__] [__]
Natixis Securities Americas LLC	$[__] [__]	$[__] [__]	$[__] [__]	$[__] [__]
Siebert Williams Shank & Co., LLC	$[__] [__]	$[__] [__]	$[__] [__]	$[__] [__]
Total	$[__] [__]	$[__] [__]	$[__] [__]	$ [__]
Underwriter	Class C
Wells Fargo Securities, LLC	$[__] [__]
SG Americas Securities, LLC	$[__] [__]
J.P. Morgan Securities LLC	$[__] [__]
Citigroup Global Markets Inc.	$[__] [__]
UBS Securities LLC	$[__] [__]
BMO Capital Markets Corp.	$[__] [__]
Academy Securities, Inc.	$[__] [__]
Drexel Hamilton, LLC	$[__] [__]
Natixis Securities Americas LLC	$[__] [__]
Siebert Williams Shank & Co., LLC	$[__] [__]
Total	$[__] [__]

The Underwriting Agreement provides that the obligations of the underwriters will be subject to certain conditions precedent and that the underwriters will be obligated to purchase all Offered Certificates if any are purchased. In the event of a default by any underwriter, the Underwriting Agreement provides that, in certain circumstances, purchase commitments of the non-defaulting underwriter(s) may be increased or the Underwriting Agreement may be terminated.

Additionally, the parties to the PSA have severally agreed to indemnify the underwriters, and the underwriters have agreed to indemnify the depositor and controlling persons of the depositor, against certain liabilities, including liabilities under the Securities Act, and have agreed, if required, to contribute to payments required to be made in respect of these liabilities.

The depositor has been advised by the underwriters that they propose to offer the Offered Certificates to the public from time to time in one or more negotiated transactions, or otherwise, at varying prices to be determined at the time of sale. Proceeds to the depositor from the sale of Offered Certificates will be approximately [__]% of the initial aggregate Certificate Balance of the Offered Certificates, plus accrued interest on the Offered Certificates from April 1, 2026, before deducting expenses payable by the depositor (estimated at $[__], excluding underwriting discounts and commissions). The underwriters may affect the transactions by selling the Offered Certificates to or through dealers, and the dealers may receive compensation in the form of underwriting discounts, concessions or commissions from the underwriters. In connection with the purchase and sale of the Offered Certificates offered by this prospectus, the underwriters may be deemed to have received compensation from the depositor in the form of underwriting discounts.

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We anticipate that the Offered Certificates will be sold primarily to institutional investors. Purchasers of Offered Certificates, including dealers, may, depending on the facts and circumstances of those purchases, be deemed to be “underwriters” within the meaning of the Securities Act in connection with reoffers and resales by them of Offered Certificates. If you purchase Offered Certificates, you should consult with your legal advisors in this regard prior to any reoffer or resale. The underwriters are under no obligation to make a market in the Offered Certificates and may discontinue any market making activities at any time without notice. In addition, the ability of the underwriters to make a market in the Offered Certificates may be impacted by changes in regulatory requirements applicable to marketing, holding and selling of, or issuing quotations with respect to, asset-backed securities generally. See “Risk Factors—General Risks—The Certificates May Have Limited Liquidity and the Market Value of the Certificates May Decline”.

Pursuant to Rule 15c6-1 under the Exchange Act, trades in the secondary market generally are required to settle in one (1) business day, unless the parties to any such trade expressly agree otherwise. Accordingly, purchasers who wish to trade Offered Certificates in the secondary market prior to such delivery should specify a longer settlement cycle, or should refrain from specifying a shorter settlement cycle, to the extent that failing to do so would result in a settlement date that is earlier than the date of delivery of such Offered Certificates.

The primary source of ongoing information available to investors concerning the Offered Certificates will be the monthly statements discussed under “Description of the Certificates—Reports to Certificateholders; Certain Available Information”. We cannot assure you that any additional information regarding the Offered Certificates will be available through any other source. In addition, we are not aware of any source through which price information about the Offered Certificates will be generally available on an ongoing basis. The limited nature of that information regarding the Offered Certificates may adversely affect the liquidity of the Offered Certificates, even if a secondary market for the Offered Certificates becomes available.

Wells Fargo Securities, LLC, one of the underwriters, is an affiliate of Wells Fargo Bank, which is a sponsor, an originator, the retaining sponsor, a mortgage loan seller and the master servicer and is an affiliate of Wells Fargo Commercial Mortgage Securities, Inc., the depositor. SG Americas Securities, LLC, one of the underwriters, is an affiliate of Societe Generale Financial Corporation, which is a sponsor, an originator and a mortgage loan seller. J.P. Morgan Securities LLC, one of the underwriters, is an affiliate of JPMCB, which is a sponsor, an originator and a mortgage loan seller. Citigroup Global Markets Inc., one of the underwriters, is an affiliate of CREFI, which is a sponsor, an originator and a mortgage loan seller. UBS Securities LLC, one of the underwriters, is an affiliate of UBS AG New York Branch, which is a sponsor, an originator and a mortgage loan seller. BMO Capital Markets Corp., one of the underwriters, is an affiliate of BMO, which is a sponsor, an originator and a mortgage loan seller. Natixis Securities Americas LLC, one of the underwriters, is an affiliate of NREC, which is a sponsor, an originator and a mortgage loan seller. The above-referenced mortgage loan sellers or their affiliates are also the holders of certain companion loans, as set forth in the table titled “Whole Loan Control Notes and Non-Control Notes” under “Description of the Mortgage Pool—The Whole Loans—General,” and certain mezzanine loans related to the Mortgage Loans, as described under “Certain Affiliations, Relationships and Related Transactions Involving Transaction Parties”.

A portion of the net proceeds of this offering (after the payment of underwriting compensation and transaction expenses) is intended to be directed to affiliates of Wells Fargo Securities, LLC, which is one of the underwriters, a co-lead manager and a joint bookrunner for this offering, affiliates of SG Americas Securities, LLC, which is one of the

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underwriters, a co-lead manager and a joint bookrunner for this offering, affiliates of J.P. Morgan Securities LLC, which is one of the underwriters, a co-lead manager and a joint bookrunner for this offering, affiliates of Citigroup Global Markets Inc., which is one of the underwriters, a co-lead manager and a joint bookrunner for this offering, affiliates of UBS Securities LLC, which is one of the underwriters, a co-lead manager and a joint bookrunner for this offering, affiliates of BMO Capital Markets Corp., which is one of the underwriters, a co-lead manager and a joint bookrunner for this offering, and affiliates of Natixis Securities Americas LLC, which is one of the underwriters and a co-manager for this offering. That direction will occur by means of the collective effect of the payment by the underwriters to the depositor, an affiliate of Wells Fargo Securities, LLC, of the purchase price for the Offered Certificates and the following payments:

(1) the payment by the depositor to Wells Fargo Bank, an affiliate of Wells Fargo Securities, LLC, in that affiliate’s capacity as a mortgage loan seller, of the purchase price for the Mortgage Loans to be sold to the depositor by Wells Fargo Bank;

(2) the payment by the depositor to Societe Generale Financial Corporation, an affiliate of SG Americas Securities, LLC, in that affiliate’s capacity as a mortgage loan seller, of the purchase price for the Mortgage Loans to be sold to the depositor by Societe Generale Financial Corporation;

(3) the payment by the depositor to JPMCB, an affiliate of J.P. Morgan Securities LLC, in that affiliate’s capacity as a mortgage loan seller, of the purchase price for the Mortgage Loans to be sold to the depositor by JPMCB;

(4) the payment by the depositor to CREFI, an affiliate of Citigroup Global Markets Inc., in that affiliate’s capacity as a mortgage loan seller, of the purchase price for the Mortgage Loans to be sold to the depositor by CREFI;

(5) the payment by the depositor to UBS AG New York Branch, an affiliate of UBS Securities LLC, in that affiliate’s capacity as a mortgage loan seller, of the purchase price for the Mortgage Loans to be sold to the depositor by UBS AG New York Branch;

(6) the payment by the depositor to BMO, an affiliate of BMO Capital Markets Corp., in that affiliate’s capacity as a mortgage loan seller, of the purchase price for the Mortgage Loans to be sold to the depositor by BMO; and

(7) the payment by the depositor to NREC, an affiliate of Natixis Securities Americas LLC, in that affiliate’s capacity as a mortgage loan seller, of the purchase price for the Mortgage Loans to be sold to the depositor by NREC.

As a result of the circumstances described above in the prior two paragraphs, each of Wells Fargo Securities, LLC, SG Americas Securities, LLC, J.P. Morgan Securities LLC, Citigroup Global Markets Inc., UBS Securities LLC, BMO Capital Markets Corp. and Natixis Securities Americas LLC has a “conflict of interest” within the meaning of Rule 5121 of the consolidated rules of The Financial Industry Regulatory Authority, Inc. In addition, other circumstances exist that result in the underwriters or their affiliates having conflicts of interest, notwithstanding that such circumstances may not constitute a “conflict of interest” within the meaning of such Rule 5121. See “Risk Factors—Risks Related to Conflicts of Interest—Interests and Incentives of the Underwriter Entities May Not Be Aligned With Your

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Interests” and “Certain Affiliations, Relationships and Related Transactions Involving Transaction Parties”.

Wells Fargo Securities is the trade name for the capital markets and investment banking services of Wells Fargo & Company and its subsidiaries, including but not limited to Wells Fargo Securities, LLC, a member of the New York Stock Exchange, the Financial Industry Regulatory Authority (“FINRA”), the National Futures Association (“NFA”) and the Securities Investor Protection Corporation (“SIPC”), Wells Fargo Prime Services, LLC, a member of FINRA, NFA and SIPC, and Wells Fargo Bank, National Association, Wells Fargo Securities, LLC and Wells Fargo Prime Services, LLC are distinct entities from affiliated banks and thrifts.

J.P. Morgan is the marketing name for the investment banking businesses of JPMorgan Chase & Co. and its subsidiaries worldwide. Securities, syndicated loan arranging, financial advisory and other investment banking activities are performed by J.P. Morgan Securities LLC and its securities affiliates, and lending, derivatives and other commercial banking activities are performed by JPMorgan Chase Bank, National Association and its banking affiliates. J.P. Morgan Securities LLC is a member of the SIPC and the New York Stock Exchange.

BMO Capital Markets is a trade name used by BMO Financial Group for the wholesale banking businesses of Bank of Montreal, BMO Harris Bank N.A. (member FDIC), Bank of Montreal Europe p.l.c, and Bank of Montreal (China) Co. Ltd, the institutional broker dealer business of BMO Capital Markets Corp. (Member FINRA and SIPC) and the agency broker dealer business of Clearpool Execution Services, LLC (Member FINRA and SIPC) in the U.S., and the institutional broker dealer businesses of BMO Nesbitt Burns Inc. (Member Investment Industry Regulatory Organization of Canada and Member Canadian Investor Protection Fund) in Canada and Asia, Bank of Montreal Europe p.l.c. (authorized and regulated by the Central Bank of Ireland) in Europe and BMO Capital Markets Limited (authorized and regulated by the Financial Conduct Authority) in the UK and Australia.

Société Générale is the marketing name for SG Americas Securities, LLC.

Natixis is the marketing name for Natixis Securities Americas LLC.

Incorporation of Certain Information by Reference

The disclosures filed as exhibits to the most recent Form ABS-EE filed on or prior to the date of the filing of this prospectus by or on behalf of the depositor with respect to the issuing entity (file number 333-282099-12)—in accordance with Item 601(b)(102) and Item 601(b)(103) of Regulation S-K (17 C.F.R. §§ 601(b)(102) and 601(b)(103))—are hereby incorporated by reference into this prospectus.

All reports filed or caused to be filed by the depositor with respect to the issuing entity before the termination of this offering pursuant to Section 13(a), 13(c) or 15(d) of the Securities Exchange Act of 1934, as amended, that relate to the Offered Certificates (other than Annual Reports on Form 10-K) will be deemed to be incorporated by reference into this prospectus, except that if a Non-Serviced PSA is entered into after termination of this offering, any Current Report on Form 8-K filed after termination of this offering that includes as an exhibit such Non-Serviced PSA will be deemed to be incorporated by reference into this prospectus.

The depositor will provide or cause to be provided without charge to each person to whom this prospectus is delivered in connection with this offering (including beneficial

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owners of the Offered Certificates), upon written or oral request of that person, a copy of any or all documents or reports incorporated in this prospectus by reference, in each case to the extent the documents or reports relate to the Offered Certificates, other than the exhibits to those documents (unless the exhibits are specifically incorporated by reference in those documents). Requests to the depositor should be directed in writing to its principal executive offices at 301 South College Street, Charlotte, North Carolina 28202, or by telephone at (704) 374-6161.

Where You Can Find More Information

The depositor has filed a Registration Statement on Form SF-3 (SEC File No. 333-282099) (the “Registration Statement”) relating to multiple series of CMBS, including the Offered Certificates, with the SEC. This prospectus will form a part of the Registration Statement, but the Registration Statement includes additional information. Copies of the Registration Statement and other materials filed with or furnished to the SEC, including Distribution Reports on Form 10-D, Annual Reports on Form 10-K, Current Reports on Form 8-K, Forms ABS-15G, Form ABS-EE and any amendments to these reports may be accessed electronically at “http://www.sec.gov” at which you can view and download copies of reports, proxy and information statements and other information filed or furnished electronically through the Electronic Data Gathering, Analysis and Retrieval (“EDGAR”) system.

The depositor has met the registrant requirements of Section I.A.1. of the General Instructions to the Registration Statement.

Copies of all reports of the issuing entity on Forms ABS-EE, 10-D, 10-K and 8-K will also be made available on the website of the certificate administrator as soon as reasonably practicable after these materials are electronically filed with or furnished to the SEC through the EDGAR system.

Financial Information

The issuing entity will be newly formed and will not have engaged in any business activities or have any assets or obligations prior to the issuance of the Offered Certificates. Accordingly, no financial statements with respect to the issuing entity are included in this prospectus.

The depositor has determined that its financial statements will not be material to the offering of the Offered Certificates.

Certain ERISA Considerations

General

The Employee Retirement Income Security Act of 1974, as amended, or ERISA, and Code Section 4975 impose certain requirements on retirement plans, and on certain other employee benefit plans and arrangements, including individual retirement accounts and annuities, Keogh plans, collective investment funds, insurance company separate accounts and some insurance company general accounts in which those plans, accounts or arrangements are invested that are subject to the fiduciary responsibility provisions of ERISA or to Code Section 4975 (all of which are referred to as “Plans”), and on persons who are fiduciaries with respect to Plans, in connection with the investment of Plan assets.

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Certain employee benefit plans, such as governmental plans (as defined in ERISA Section 3(32)), and, if no election has been made under Code Section 410(d), church plans (as defined in Section 3(33) of ERISA) are not subject to ERISA requirements. However, those plans may be subject to the provisions of other applicable federal, state or local law (“Similar Law”) materially similar to the foregoing provisions of ERISA or the Code. Moreover, those plans, if qualified and exempt from taxation under Code Sections 401(a) and 501(a), are subject to the prohibited transaction rules set forth in Code Section 503.

ERISA generally imposes on Plan fiduciaries certain general fiduciary requirements, including those of investment prudence and diversification and the requirement that a Plan’s investments be made in accordance with the documents governing the Plan. In addition, ERISA and the Code prohibit a broad range of transactions involving assets of a Plan and persons (“Parties in Interest”) who have certain specified relationships to the Plan, unless a statutory, regulatory or administrative exemption is available. Certain Parties in Interest that participate in a prohibited transaction may be subject to an excise tax imposed pursuant to Code Section 4975, unless a statutory, regulatory or administrative exemption is available. These prohibited transactions generally are set forth in Section 406 of ERISA and Code Section 4975. Special caution should be exercised before the assets of a Plan are used to purchase an Offered Certificate if, with respect to those assets, the depositor, any servicer or the trustee or any of their affiliates, either: (a) has investment discretion with respect to the investment of those assets of that Plan; or (b) has authority or responsibility to give, or regularly gives, investment advice with respect to those assets for a fee and pursuant to an agreement or understanding that the advice will serve as a primary basis for investment decisions with respect to those assets and that the advice will be based on the particular investment needs of the Plan; or (c) is an employer maintaining or contributing to the Plan.

Before purchasing any Offered Certificates with Plan assets, a Plan fiduciary should consult with its counsel and determine whether there exists any prohibition to that purchase under the requirements of ERISA or Code Section 4975, whether any prohibited transaction class exemption or any individual administrative prohibited transaction exemption (as described below) applies, including whether the appropriate conditions set forth in those exemptions would be met, or whether any statutory prohibited transaction exemption is applicable. Fiduciaries of plans subject to a Similar Law should consider the need for, and the availability of, an exemption under such applicable Similar Law.

Plan Asset Regulations

A Plan’s investment in Offered Certificates may cause the assets of the issuing entity to be deemed Plan assets. Section 2510.3-101 of the regulations of the United States Department of Labor (“DOL”), as modified by Section 3(42) of ERISA, provides that when a Plan acquires an equity interest in an entity, the Plan’s assets include both the equity interest and an undivided interest in each of the underlying assets of the entity, unless certain exceptions not applicable to this discussion apply, or unless the equity participation in the entity by “benefit plan investors” (that is, Plans and entities whose underlying assets include plan assets) is not “significant”. For this purpose, in general, equity participation in an entity will be “significant” on any date if, immediately after the most recent acquisition of any certificate, 25% or more of any class of certificates is held by benefit plan investors.

In general, any person who has discretionary authority or control respecting the management or disposition of Plan assets, and any person who provides investment advice with respect to those assets for a fee, is a fiduciary of the investing Plan. If the assets of the issuing entity constitute Plan assets, then any party exercising management or discretionary control regarding those assets, such as the master servicer, the special

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servicer or any sub-servicer, may be deemed to be a Plan “fiduciary” with respect to the investing Plan, and thus subject to the fiduciary responsibility provisions and prohibited transaction provisions of ERISA and Code Section 4975. In addition, if the assets of the issuing entity constitute Plan assets, the purchase of Offered Certificates by a Plan, as well as the operation of the issuing entity, may constitute or involve a prohibited transaction under ERISA or the Code.

Administrative Exemptions

The U.S. Department of Labor has issued to the predecessor of Wells Fargo Securities, LLC, Prohibited Transaction Exemption (“PTE”) 96-22, 61 Fed. Reg. 14,828 (April 3, 1996), to J.P. Morgan Securities LLC, PTE 2002-19, 67 Fed. Reg. 14,979 (March 28, 2002), to a predecessor of BMO Capital Markets Corp., PTE 2006-07, Fed. Reg. 32,134 (June 2, 2006), to Citigroup Global Markets Inc., PTE 91-23, 56 Fed. Reg. 15,936 (April 18, 1991), and to UBS Securities LLC, PTE 91-22, 56 Fed. Reg. 15,933 (April 18, 1991), each as amended (to the extent applicable) by PTE 97-34, 62 Fed. Reg. 39,021 (July 21, 1997), PTE 2000-58, 65 Fed. Reg. 67,765 (November 13, 2000), PTE 2002-41, 67 Fed. Reg. 54,487 (August 22, 2002), PTE 2007-05, 72 Fed. Reg. 13,130 (March 20, 2007) and PTE 2013-08, 78 Fed. Reg. 41,090 (July 9, 2013) (collectively, the “Exemption”). The Exemption generally exempts from the application of the prohibited transaction provisions of Sections 406 and 407 of ERISA, and the excise taxes imposed on prohibited transactions pursuant to Code Sections 4975(a) and (b), certain transactions, among others, relating to the servicing and operation of pools of mortgage loans, such as the pool of mortgage loans held by the issuing entity, and the purchase, sale and holding of mortgage pass-through certificates, such as the Offered Certificates, underwritten by Wells Fargo Securities, LLC, SG Americas Securities, LLC, J.P. Morgan Securities LLC, Citigroup Global Markets Inc., UBS Securities LLC and BMO Capital Markets Corp., provided that certain conditions set forth in the Exemption are satisfied. The depositor expects that the Exemption generally will apply to the Offered Certificates.

The Exemption sets forth five general conditions that must be satisfied for a transaction involving the purchase, sale and holding of the Offered Certificates to be eligible for exemptive relief. First, the acquisition of the Offered Certificates by a Plan must be on terms (including the price paid for the Offered Certificates) that are at least as favorable to the Plan as they would be in an arm’s-length transaction with an unrelated party. Second, the Offered Certificates at the time of acquisition by the Plan must be rated in one of the four highest generic rating categories by at least one NRSRO that meets the requirements of the Exemption (an “Exemption Rating Agency”). Third, the trustee cannot be an affiliate of any other member of the Restricted Group other than an underwriter. The “Restricted Group” consists of any underwriter, the depositor, the trustee, the master servicer, the special servicer, any sub-servicer, any entity that provides insurance or other credit support to the issuing entity and any borrower with respect to mortgage loans constituting more than 5% of the aggregate unamortized principal balance of the mortgage loans as of the date of initial issuance of the Offered Certificates, and any affiliate of any of the foregoing entities. Fourth, the sum of all payments made to and retained by the underwriters must represent not more than reasonable compensation for underwriting the Offered Certificates, the sum of all payments made to and retained by the depositor pursuant to the assignment of the mortgage loans to the issuing entity must represent not more than the fair market value of the mortgage loans and the sum of all payments made to and retained by the master servicer, the special servicer and any sub-servicer must represent not more than reasonable compensation for that person’s services under the PSA and reimbursement of the person’s reasonable expenses in connection therewith. Fifth, the investing Plan must be an accredited investor as defined in Rule 501(a)(1) of Regulation D under the Securities Act.

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It is a condition of the issuance of the Offered Certificates that they have the ratings described above required by the Exemption and the depositor believes that each of the Rating Agencies qualifies as an Exemption Rating Agency. Consequently, the second general condition set forth above will be satisfied with respect to the Offered Certificates as of the Closing Date. As of the Closing Date, the third general condition set forth above will be satisfied with respect to the Offered Certificates. In addition, the depositor believes that the fourth general condition set forth above will be satisfied with respect to the Offered Certificates. A fiduciary of a Plan contemplating purchasing an Offered Certificate in the secondary market must make its own determination that, at the time of purchase, the Offered Certificates continue to satisfy the second general condition set forth above. A fiduciary of a Plan contemplating purchasing an Offered Certificate, whether in the initial issuance of the Offered Certificates or in the secondary market, must make its own determination that the first and fifth general conditions set forth above will be satisfied with respect to the related Offered Certificate.

The Exemption also requires that the issuing entity meet the following requirements: (1) the issuing entity must consist solely of assets of the type that have been included in other investment pools; (2) certificates in those other investment pools must have been rated in one of the four highest categories by at least one of the Exemption Rating Agencies for at least one year prior to the Plan’s acquisition of Offered Certificates; and (3) certificates in those other investment pools must have been purchased by investors other than Plans for at least one year prior to any Plan’s acquisition of Offered Certificates.

The depositor believes that the conditions to the applicability of the Exemption will generally be met with respect to the Offered Certificates, other than those conditions which are dependent on facts unknown to the depositor or which it cannot control, such as those relating to the circumstances of the Plan purchaser or the Plan fiduciary making the decision to purchase any such Offered Certificates.

If the general conditions of the Exemption are satisfied, the Exemption may provide an exemption from the restrictions imposed by Sections 406(a) and 407(a) of ERISA (as well as the excise taxes imposed by Code Sections 4975(a) and (b) by reason of Code Sections 4975(c)(1)(A) through (D)) in connection with (1) the direct or indirect sale, exchange or transfer of Offered Certificates in the initial issuance of certificates between the depositor or the underwriters and a Plan when the depositor, any of the underwriters, the trustee, the master servicer, the special servicer, a sub-servicer or a borrower is a party in interest with respect to the investing Plan, (2) the direct or indirect acquisition or disposition in the secondary market of the Offered Certificates by a Plan and (3) the holding of Offered Certificates by a Plan. However, no exemption is provided from the restrictions of Sections 406(a)(1)(E), 406(a)(2) and 407 of ERISA for the acquisition or holding of an Offered Certificate on behalf of an “Excluded Plan” by any person who has discretionary authority or renders investment advice with respect to the assets of the Excluded Plan. For purposes of this prospectus, an “Excluded Plan” is a Plan sponsored by any member of the Restricted Group.

If certain specific conditions of the Exemption are also satisfied, the Exemption may provide an exemption from the restrictions imposed by Sections 406(b)(1) and (b)(2) of ERISA and the taxes imposed by Code Section 4975(c)(1)(E) in connection with (1) the direct or indirect sale, exchange or transfer of Offered Certificates in the initial issuance of certificates between the depositor or the underwriters and a Plan when the person who has discretionary authority or renders investment advice with respect to the investment of Plan assets in those certificates is (a) a borrower with respect to 5% or less of the fair market value of the mortgage loans or (b) an affiliate of that person, (2) the direct or indirect

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acquisition or disposition in the secondary market of Offered Certificates by a Plan and (3) the holding of Offered Certificates by a Plan.

Further, if certain specific conditions of the Exemption are satisfied, the Exemption may provide an exemption from the restrictions imposed by Sections 406(a), 406(b) and 407(a) of ERISA, and the taxes imposed by Code Sections 4975(a) and (b) by reason of Code Section 4975(c) for transactions in connection with the servicing, management and operation of the pool of mortgage loans.

A fiduciary of a Plan should consult with its counsel with respect to the applicability of the Exemption. The fiduciary of a plan not subject to ERISA or Code Section 4975, such as a governmental plan, should determine the need for and availability of exemptive relief under applicable Similar Law. A purchaser of an Offered Certificate should be aware, however, that even if the conditions specified in one or more exemptions are satisfied, the scope of relief provided by an exemption may not cover all acts which might be construed as prohibited transactions.

In addition, each beneficial owner of an Offered Certificate or any interest therein that is a Plan will be deemed to have represented by its acquisition of such Offered Certificates that (i) none of the depositor, any underwriter, the trustee, the master servicer, the special servicer, the certificate administrator, the operating advisor, the asset representations reviewer or any of their respective affiliated entities (the “Transaction Parties”), has provided any investment recommendation or investment advice to the Plan or the fiduciary making the investment decision for the Plan in connection with the decision to acquire Offered Certificates (except where an exemption applies (all of the conditions of which are satisfied) or it would not otherwise result in a non-exempt prohibited transaction under ERISA or Section 4975 of the Code), and the Transaction Parties are not otherwise acting as a fiduciary (within the meaning of Section 3(21) of ERISA or Section 4975(e)(3) of the Code) to the Plan in connection with the Plan’s acquisition of Offered Certificates, and (ii) the Plan fiduciary is exercising its own independent judgment in evaluating the investment in the Offered Certificates.

Insurance Company General Accounts

Sections I and III of Prohibited Transaction Class Exemption (“PTCE”) 95-60 exempt from the application of the prohibited transaction provisions of Sections 406(a), 406(b) and 407(a) of ERISA and Code Section 4975 transactions in connection with the acquisition of a security (such as a certificate issued by the issuing entity) as well as the servicing, management and operation of a trust (such as the issuing entity) in which an insurance company general account has an interest as a result of its acquisition of certificates issued by the issuing entity, provided that certain conditions are satisfied. If these conditions are met, insurance company general accounts investing assets that are treated as assets of Plans would be allowed to purchase certain classes of certificates which do not meet the ratings requirements of the Exemption. All other conditions of the Exemption would have to be satisfied in order for PTCE 95-60 to be available. Before purchasing any class of Offered Certificates, an insurance company general account seeking to rely on Sections I and III of PTCE 95-60 should itself confirm that all applicable conditions and other requirements have been satisfied.

Section 401(c) of ERISA provides certain exemptive relief from the provisions of Part 4 of Title I of ERISA and Code Section 4975, including the prohibited transaction restrictions imposed by ERISA and the related excise taxes imposed by the Code, for transactions involving an insurance company general account. Pursuant to Section 401(c) of ERISA, the DOL issued regulations (“401(c) Regulations”), generally effective July 5, 2001, to provide

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guidance for the purpose of determining, in cases where insurance policies supported by an insurance company’s general account are issued to or for the benefit of a Plan on or before December 31, 1998, which general account assets constitute Plan assets. Any assets of an insurance company general account which support insurance policies issued to a Plan after December 31, 1998 or issued to Plans on or before December 31, 1998 for which the insurance company does not comply with the 401(c) Regulations may be treated as Plan assets. In addition, because Section 401(c) of ERISA does not relate to insurance company separate accounts, separate account assets are still generally treated as Plan assets of any Plan invested in that separate account. Insurance companies contemplating the investment of general account assets in the Offered Certificates should consult with their counsel with respect to the applicability of Section 401(c) of ERISA.

Due to the complexity of these rules and the penalties imposed upon persons involved in prohibited transactions, it is particularly important that potential investors who are Plan fiduciaries or who are investing Plan assets consult with their counsel regarding the consequences under ERISA and the Code of their acquisition and ownership of certificates.

THE SALE OF OFFERED CERTIFICATES TO A PLAN IS IN NO RESPECT A REPRESENTATION BY THE DEPOSITOR OR ANY OF THE UNDERWRITERS THAT THIS INVESTMENT MEETS ANY RELEVANT LEGAL REQUIREMENTS WITH RESPECT TO INVESTMENTS BY PLANS GENERALLY OR ANY PARTICULAR PLAN, OR THAT THIS INVESTMENT IS APPROPRIATE FOR PLANS GENERALLY OR ANY PARTICULAR PLAN.

Legal Investment

None of the classes of Offered Certificates will constitute “mortgage related securities” for purposes of the Secondary Mortgage Market Enhancement Act of 1984, as amended (“SMMEA”). Generally, the only classes of Offered Certificates which will qualify as “mortgage related securities” will be those that (1) are rated in one of the two highest rating categories by at least one NRSRO; and (2) are part of a series evidencing interests in a trust consisting of loans originated by certain types of originators specified in SMMEA and secured by first liens on real estate.

Although Section 939(e) of the Dodd-Frank Act amended SMMEA, effective July 21, 2012, to require the SEC to establish creditworthiness standards by that date in substitution for the foregoing ratings test, the SEC has neither proposed nor adopted a rule establishing new creditworthiness standards for purposes of SMMEA as of the date of this prospectus. However, the SEC has issued a transitional interpretation (Release No. 34-67448 (effective July 20, 2012)), which provides that, until such time as final rules establishing new standards of creditworthiness become effective, the standard of creditworthiness for purposes of the definition of the term “mortgage related security” is a security that is rated in one of the two highest rating categories by at least one NRSRO. Depending on the standards of creditworthiness that are ultimately established by the SEC, the various classes of Offered Certificates may or may not qualify as “mortgage related securities” for purposes of SMMEA at the time such new standards are effective.

The appropriate characterization of the Offered Certificates under various legal investment restrictions, and thus the ability of investors subject to those restrictions to purchase the Offered Certificates, are subject to significant interpretive uncertainties. Except as regards the status of certain Classes as “mortgage related securities” for purposes of SMMEA, we make no representation as to the proper characterization of the Offered Certificates for legal investment, financial institution regulatory, or other purposes, or as to the ability of particular investors to purchase any Offered Certificates under applicable legal

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investment restrictions. Further, any ratings downgrade of a class of Offered Certificates by an NRSRO to less than an “investment grade” rating (i.e., lower than the top four rating categories) may adversely affect the ability of an investor to purchase or retain, or otherwise impact the regulatory characteristics of, that class. The uncertainties described above (and any unfavorable future determinations concerning the legal investment or financial institution regulatory characteristics of the Offered Certificates) may adversely affect the liquidity and market value of the Offered Certificates.

Accordingly, if your investment activities are subject to legal investment laws and regulations, regulatory capital requirements, or review by regulatory authorities, you should consult with your own legal advisors in determining whether and to what extent the Offered Certificates constitute legal investments or are subject to investment, capital, or other regulatory restrictions.

The issuing entity will not be registered under the Investment Company Act of 1940, as amended. The issuing entity will be relying on an exclusion or exemption from the definition of “investment company” under the Investment Company Act of 1940, as amended contained in Section 3(c)(5) of the Investment Company Act of 1940, as amended, or Rule 3a-7 under the Investment Company Act of 1940, as amended, although there may be additional exclusions or exemptions available to the issuing entity. The issuing entity is being structured so as not to constitute a “covered fund” for purposes of the Volcker Rule under the Dodd-Frank Act.

Legal Matters

The validity of the Offered Certificates and certain federal income tax matters will be passed upon for the depositor by Cadwalader, Wickersham & Taft LLP, Charlotte, North Carolina, and certain other legal matters will be passed upon for the underwriters by Sidley Austin LLP, New York, New York.

Ratings

It is a condition to their issuance that the Offered Certificates (other than the Class X-B, Class B and Class C certificates) receive investment grade credit ratings from the three (3) Rating Agencies engaged by the depositor to rate the Offered Certificates.

We are not obligated to maintain any particular rating with respect to any class of Offered Certificates. Changes affecting the Mortgaged Properties, the parties to the PSA or another person may have an adverse effect on the ratings of the Offered Certificates, and thus on the liquidity, market value and regulatory characteristics of the Offered Certificates, although such adverse changes would not necessarily be an event of default under the related Mortgage Loan.

The ratings address the likelihood of full and timely receipt by the Certificateholders of all distributions of interest at the applicable Pass-Through Rate on the Offered Certificates to which they are entitled on each Distribution Date and the ultimate payment in full of the Certificate Balance of each class of Offered Certificates on a date that it not later than the Rated Final Distribution Date with respect to such class of certificates. The Rated Final Distribution Date will be the Distribution Date in April 2059. See “Yield and Maturity Considerations” and “Pooling and Servicing Agreement—Advances”. Any ratings of each Offered Certificates should be evaluated independently from similar ratings on other types of securities.

638

The ratings are not a recommendation to buy, sell or hold securities, a measure of asset value or an indication of the suitability of an investment, and may be subject to revision or withdrawal at any time by any Rating Agency. In addition, these ratings do not address: (a) the likelihood, timing, or frequency of prepayments (both voluntary and involuntary) and their impact on interest payments or the degree to which such prepayments might differ from those originally anticipated, (b) the possibility that a Certificateholder might suffer a lower than anticipated yield, (c) the likelihood of receipt of Yield Maintenance Charges, prepayment charges, Prepayment Premiums, prepayment fees or penalties, default interest or post-anticipated repayment date additional interest, (d) the likelihood of experiencing any Prepayment Interest Shortfalls, an assessment of whether or to what extent the interest payable on any class of Offered Certificates may be reduced in connection with any Prepayment Interest Shortfalls, or of receiving Compensating Interest Payments, (e) the tax treatment of the Offered Certificates or effect of taxes on the payments received, (f) the likelihood or willingness of the parties to the respective documents to meet their contractual obligations or the likelihood or willingness of any party or court to enforce, or hold enforceable, the documents in whole or in part, (g) an assessment of the yield to maturity that investors may experience, (h) the likelihood, timing or receipt of any payments of interest to the holders of the Offered Certificates resulting from an increase in the interest rate on any Mortgage Loan in connection with a Mortgage Loan modification, waiver or amendment, (i) Excess Interest, or (j) other non-credit risks, including, without limitation, market risks or liquidity.

The ratings take into consideration the credit quality of the underlying Mortgaged Properties and the Mortgage Loans, structural and legal aspects associated with the Offered Certificates, and the extent to which the payment stream of the Mortgage Loans is adequate to make payments required under the Offered Certificates. However, as noted above, the ratings do not represent an assessment of the likelihood, timing or frequency of principal prepayments (both voluntary and involuntary) by the borrowers, or the degree to which such prepayments might differ from those originally anticipated. In general, the ratings address credit risk and not prepayment risk. Ratings are forward-looking opinions about credit risk and express an agency’s opinion about the ability and willingness of an issuer of securities to meet its financial obligations in full and on time. Ratings are not indications of investment merit. In addition, the ratings do not represent an assessment of the yield to maturity that investors may experience or the possibility that investors might not fully recover their initial investment in the event of delinquencies or defaults or rapid prepayments on the Mortgage Loans (including both voluntary and involuntary prepayments) or the application of any Realized Losses. In the event that holders of such certificates do not fully recover their investment as a result of rapid principal prepayments on the Mortgage Loans, all amounts “due” to such holders will nevertheless have been paid, and such result is consistent with the ratings assigned to such certificates. As indicated in this prospectus, holders of the certificates with Notional Amounts are entitled only to payments of interest on the related Mortgage Loans. If the Mortgage Loans were to prepay in the initial month, with the result that the holders of the certificates with Notional Amounts receive only a single month’s interest and therefore, suffer a nearly complete loss of their investment, all amounts “due” to such holders will nevertheless have been paid, and such result is consistent with the rating received on those certificates. The Notional Amounts of the certificates with Notional Amounts on which interest is calculated may be reduced by the allocation of Realized Losses and prepayments, whether voluntary or involuntary. The ratings do not address the timing or magnitude of reductions of such Notional Amount, but only the obligation to pay interest timely on the Notional Amount, as so reduced from time to time. Therefore, the ratings of the certificates with Notional Amounts should be evaluated independently from similar ratings on other types of securities. See “Risk

639

Factors—Other Risks Relating to the Certificates—Your Yield May Be Affected by Defaults, Prepayments and Other Factors” and “Yield and Maturity Considerations”.

Although the depositor will prepay fees for ongoing rating surveillance by certain of the Rating Agencies, the depositor has no obligation or ability to ensure that any Rating Agency performs ratings surveillance. In addition, a Rating Agency may cease ratings surveillance if the information furnished to that Rating Agency is insufficient to allow it to perform surveillance.

Any of the three (3) NRSROs that we hired may issue unsolicited credit ratings on one or more classes of certificates that we did not hire it to rate. Additionally, other NRSROs that we have not engaged to rate the Offered Certificates may nevertheless issue unsolicited credit ratings on one or more classes of Offered Certificates relying on information they receive pursuant to Rule 17g-5 or otherwise. If any such unsolicited ratings are issued, we cannot assure you that they will not be different from those ratings assigned by the Rating Agencies. The issuance of unsolicited ratings of a class of the Offered Certificates that are lower than the ratings assigned by the Rating Agencies may adversely impact the liquidity, market value and regulatory characteristics of that class. As part of the process of obtaining ratings for the Offered Certificates, the depositor had initial discussions with and submitted certain materials to five NRSROs. Based on preliminary feedback from those five NRSROs at that time, the depositor hired the Rating Agencies to rate the Offered Certificates and not the other three NRSROs due, in part, to those NRSROs’ initial subordination levels for the various classes of Offered Certificates. Had the depositor selected such other NRSROs to rate the Offered Certificates, we cannot assure you as to the ratings that such other NRSROs would ultimately have assigned to the Certificates. Although unsolicited ratings may be issued by any NRSRO, an NRSRO might be more likely to issue an unsolicited rating if it was not selected after having provided preliminary feedback to the depositor. Although unsolicited ratings may be issued by any NRSRO, an NRSRO might be more likely to issue an unsolicited rating if it was not selected after having provided preliminary feedback to the depositor.

640

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641

Index of Defined Terms

@
@%(#)	183
1
17g-5 Information Provider	432
1986 Act	615
1996 Act	591
3
30/360 Basis	473
4
401(c) Regulations	636
A
AB Modified Loan	486
Accelerated Mezzanine Loan Lender	425
Acceptable Insurance Default	491
Acting General Counsel’s Letter	163
Actual/360 Basis	222
Actual/360 Loans	462
ADA	594
Additional Exclusions	490
Administrative Fee Rate	407
ADR	176
Advances	456
Affirmative Asset Review Vote	535
AIFM Regulations	142
ALTA	266
Annual Debt Service	176
Anticipated Repayment Date	222
Appraisal Institute	250
Appraisal Reduction Amount	482
Appraisal Reduction Event	481
Appraised Value	176
Appraised-Out Class	488
ARD Loan	222
Assessment of Compliance	568
Asset Representations Reviewer Asset Review Fee	481
Asset Representations Reviewer Fee	480
Asset Representations Reviewer Fee Rate	480
Asset Representations Reviewer Termination Event	540

Asset Representations Reviewer Upfront Fee	480
Asset Review	537
Asset Review Notice	535
Asset Review Quorum	535
Asset Review Report	538
Asset Review Report Summary	538
Asset Review Standard	537
Asset Review Trigger	533
Asset Review Vote Election	535
Asset Status Report	503
Assumed Certificate Coupon	386
Assumed Final Distribution Date	416
Assumed Scheduled Payment	409
Attestation Report	569
Available Funds	400
B
Balloon or ARD LTV Ratio	181
Balloon or ARD Payment	182
BANK 2025-BNK51 PSA	235
Bank Act	301
Bankruptcy Code	75, 583
Base Interest Fraction	415
BBCMS 2025-C39 PSA	235
BBNA	302
Beds	189
BellOak	377
BMO	301
BMO 2026-C14 PSA	236
BMO Data File	303
BMO Financial	301
BMO Mortgage Loans	301
BMO Securitization Database	302
Borrower Party	424
Borrower Party Affiliate	424
Breach Notice	444
Bridge Bank	123
BSCMI	270
BSPRT	311
BSPRT Data Tape	313
BSPRT Mortgage Loans	311
C
C(WUMP)O	24
Cash Flow Analysis	177
CERCLA	591
Certificate Administrator/Trustee Fee	479

642

Certificate Administrator/Trustee Fee Rate	479
Certificate Balance	398
Certificate Owners	435
Certificateholder	426
Certificateholder Quorum	543
Certificateholder Repurchase Request	555
Certificates	398
Certifying Certificateholder	437
CGMRC	281
CityFHEPS	86
Class A Certificates	398
Class A-SB Planned Principal Balance	409
Class X Certificates	398
Clearstream	434
Clearstream Participants	436
Closing Date	175, 247
CMBS	168
CMS	354, 358
CMS Acquisition Closing Date	354
CMS Loans	359
CMS Transaction	354
Code	165
Collateral Deficiency Amount	487
Collection Account	460
Collection Period	401
Commerzbank	348
Communication Request	438
Companion Distribution Account	461
Companion Holder	235
Companion Holders	235
Companion Loan	51
Companion Loan Rating Agency	236
Companion Loans	173
Compensating Interest Payment	417
Computershare	351
Computershare Limited	351
Computershare Trust Company	351
Consent Judgment	206
Constant Prepayment Rate	604
Consultation Termination Event	521
Control Eligible Certificates	514
Control Note	236
Control Termination Event	521
Controlling Class	514
Controlling Class Certificateholder	514
Controlling Holder	236
Corrected Loan	503
Covered Transactions	336
CPP	604
CPR	383, 604
CPY	604
CRE Loans	256

CRECs	202
Credit Risk Retention Rules	379
CREFC®	422
CREFC® Intellectual Property Royalty License Fee	481
CREFC® Intellectual Property Royalty License Fee Rate	481
CREFC® Reports	421
CREFI	281
CREFI Data File	283
CREFI Mortgage Loans	281
CREFI Securitization Database	282
Cross-Collateralized Mortgage Loan Repurchase Criteria	447
Cross-Over Date	405
CTS	351
Cumulative Appraisal Reduction Amount	486, 488
Cure/Contest Period	538
Custodian	352
Cut-off Date	173
Cut-off Date Balance	178
Cut-off Date Loan-to-Value Ratio	179
Cut-off Date LTV Ratio	179
D
D or @%(#)	184
D or YM(#)	184
D or YM@(#)	184
D(#)	183
DBNTC	347
DBTCA	349
Debt Service Coverage Ratio	180
Defaulted Loan	510
Defeasance Deposit	227
Defeasance Loans	227
Defeasance Lock-Out Period	227
Defeasance Option	227
Defendants	206
Definitive Certificate	434
Delegated Directive	20
Delinquent Loan	534
Demand Category	299
Depositories	434
Determination Date	399
Diligence File	441
Directing Certificateholder	513
Directing Certificateholder Asset Status Report Approval Process	506
Disclosable Special Servicer Fees	478
Discount Rate	415
Discount Yield	385

643

Dispute Resolution Consultation	558
Dispute Resolution Cut-off Date	557
Distribution Accounts	461
Distribution Date	399
Distribution Date Statement	422
Dodd-Frank Act	170
DOL	633
DSCR	180
DST	199
DTC	434
DTC Participants	434
DTC Rules	436
Due Diligence Questionnaire	283, 303
E
EDGAR	632
EEA	19, 142
Effective Gross Income	178
Eligible Asset Representations Reviewer	539
Eligible Operating Advisor	528
Enforcing Party	556
Enforcing Servicer	555
ESA	201, 275
Escrow/Reserve Mitigating Circumstances	277
EU CRR	142
EU Investor Requirements	142
EU PRIIPS Regulation	19
EU Prospectus Regulation	19
EU Qualified Investor	19
EU Retail Investor	19
EU Securitization Regulation	142
EU SR Rules	142
Euroclear	434
Euroclear Operator	436
Euroclear Participants	436
EUWA	20
Excess Interest	222, 399
Excess Interest Distribution Account	462
Excess Modification Fee Amount	474
Excess Modification Fees	472
Excess Prepayment Interest Shortfall	418
Exchange Act	245
Excluded Controlling Class Holder	424
Excluded Controlling Class Loan	425
Excluded Information	425
Excluded Loan	425
Excluded Plan	635
Excluded Special Servicer	544
Excluded Special Servicer Loan	543
Exemption	634

Exemption Rating Agency	634
F
FATCA	625
FDIA	162
FDIC	123, 162
FIEL	25
Final Asset Status Report	504
Final Dispute Resolution Election Notice	558
Financial Promotion Order	21
FINRA	631
FIRREA	164, 274
Fitch	539
Flagstar	123
FPO Persons	22
FSMA	21, 142
G
GAAP	379
Gain-on-Sale Entitlement Amount	401
Gain-on-Sale Remittance Amount	401
Gain-on-Sale Reserve Account	462
Garn Act	593
GLA	181
Government Securities	224
Grantor Trust	399, 613
H
Horizontal Risk Retention Certificates	379, 398
HSTP Act	86
I
IDFPR	301
IDOT	115
IKB	349
Impermissible Risk Retention Affiliate	546
Impermissible TPP Affiliate	546
In Place Cash Management	181
indemnity payment	299
Indirect Participants	435
Initial Delivery Date	503
Initial Pool Balance	173
Initial Rate	222
Initial Requesting Certificateholder	555
Institutional Investor	24
Insurance and Condemnation Proceeds	460
Intercreditor Agreement	235
Interest Accrual Amount	407

644

Interest Accrual Period	407
Interest Distribution Amount	407
Interest Rate	407
Interest Reserve Account	461
Interest Shortfall	407
Interested Person	512
Interest-Only Certificates	383
Interest-Only Expected Price	388
Interpolated Yield	384, 387
Investment Account	463
Investor Certification	425
IRS	166
J
Japanese Retention Requirement	26
JFSA	26
Joint Seller Mortgage Loan	439
JPMC	269
JPMCB	269
JPMCB Data Tape	271
JPMCB Deal Team	271
JPMCB Mortgage Loans	271
JPMCB’s Qualification Criteria	273
JPMCCMSC	270
JRR Rule	26
K
KBRA	539
K-Star	337
L
L(#)	183
Lennar	320
Liquidation Fee	475
Liquidation Fee Rate	475
Liquidation Proceeds	461
LMF	320
LMF Data Tape	326
LMF Mortgage Loans	321
LMF Review Team	325
LNR Partners	359
Loan Per Unit	181
Local Law 97	126
Lock-out Period	224
Loss of Value Payment	448
Losses	372
Lower-Tier Regular Interests	612
Lower-Tier REMIC	399, 612
LTV Ratio	179
LTV Ratio at Maturity / ARD	181

LTV Ratio at Maturity or Anticipated Repayment Date	181
LTV Ratio at Maturity or ARD	181
M
MAI	449
Major Decision	515
Major Decision Reporting Package	515
MAS	24
Master Servicer	354
Master Servicer Decision	493
Material Defect	444
Maturity Date Balloon or ARD Payment	182
Midland	364
Midland Parties	371
Midland Primary Servicing Agreement	365
Midland Serviced Loans	369
Midland Serviced Mortgage Loans	364
MIFID II	19
MLPA	439
Modification Fees	473
Moody’s	539
Morningstar DBRS	539
Mortgage	174
Mortgage File	439
Mortgage Loan	51
Mortgage Loans	173
Mortgage Note	174
Mortgage Pool	173
Mortgaged Property	174
N
Natixis	338
NCUA	348
Net Mortgage Rate	406
Net Operating Income	182
NFA	631
NFIP	105
NI 33-105	27
Non-Control Note	236
Non-Controlling Holder	236
Nonrecoverable Advance	457
Non-Serviced AB Whole Loan	236
Non-Serviced Certificate Administrator	236
Non-Serviced Companion Loan	52, 236
Non-Serviced Companion Loans	52
Non-Serviced Custodian	236
Non-Serviced Directing Certificateholder	236
Non-Serviced Master Servicer	236
Non-Serviced Mortgage Loan	52, 237

645

Non-Serviced Pari Passu Companion Loan	237
Non-Serviced Pari Passu Mortgage Loan	237
Non-Serviced Pari Passu Whole Loan	237
Non-Serviced PSA	237
Non-Serviced Special Servicer	237
Non-Serviced Trustee	237
non-serviced whole loan	52
Non-Serviced Whole Loan	237
Non-Specially Serviced Loan	518
Non-U.S. Person	625
Notional Amount	398
NRA	183
NREC	338
NREC Deal Team	339
NREC Mortgage Loan	339
NRSRO	424
NRSRO Certification	426
O
O(#)	184
OCC	247
Occupancy As Of Date	183
Occupancy Rate	183
Offered Certificates	398
OID Regulations	616
OLA	163
Operating Advisor Annual Report	526
Operating Advisor Consultation Event	392
Operating Advisor Consulting Fee	479
Operating Advisor Expenses	480
Operating Advisor Fee	479
Operating Advisor Fee Rate	479
Operating Advisor Standard	526
Operating Advisor Termination Event	530
Operating Advisor Upfront Fee	479
Other Master Servicer	237
Other PSA	237
Other Special Servicer	237
P
P&I Advance	455
P&I Advance Date	455
PACE	123
PACE Loan	234
Pads	189
PAR	275
Par Purchase Price	510
Pari Passu Companion Loan	51
Pari Passu Companion Loans	173

Pari Passu Mortgage Loan	237
Participants	434
Parties in Interest	633
partnership representative	623
Pass-Through Rate	405
Patriot Act	595
Payment Due Date	221, 401
PCR	265, 290, 309
Percentage Interest	399
Periodic Payments	400
Permitted Investments	463
Permitted Special Servicer/Affiliate Fees	479
PIPs	204
PL	251
Plans	632
PML	251, 7
PNC Bank	369
PRASR	142
PRC	23
Preliminary Dispute Resolution Election Notice	557
Prepayment Assumption	617
Prepayment Interest Excess	417
Prepayment Interest Shortfall	417
Prepayment Premium	416
Prepayment Provisions	183
Primary Collateral	447
Prime Finance	380
Prime Rate	460
Principal Balance Certificates	398
Principal Distribution Amount	407
Principal Shortfall	409
Privileged Information	529
Privileged Information Exception	530
Privileged Person	423
Professional Investors	24
Prohibited Prepayment	418
Promotion of Collective Investment Schemes Exemptions Order	22
Proposed Course of Action	556
Proposed Course of Action Notice	556
Prospectus	24
PSA	397
PSA Party Repurchase Request	556
PTCE	636
PTE	634
Purchase Price	448
Q
Qualification Criteria	255, 269, 327
Qualified Replacement Special Servicer	544

646

Qualified Substitute Mortgage Loan	449
Qualifying CRE Loan Percentage	379
R
RAC No-Response Scenario	566
Rated Final Distribution Date	417
Rating Agencies	567
Rating Agency Confirmation	567
RCA	373
REA	80
Realized Loss	419
REC	201
Record Date	399
Registration Statement	632
Regular Certificates	398
Regular Interestholder	616
Regular Interests	612
Regulation AB	569
Reimbursement Rate	460
Related Proceeds	459
Release Date	227
Relevant Investor	24
Relevant Persons	22
Relief Act	594
Remaining Term to Maturity or ARD	184
REMIC	612
REMIC LTV Test	166
REMIC Provisions	612
REO Account	462
REO Loan	410
REO Property	503
Repurchase Request	556
Requesting Certificateholder	558
Requesting Holders	488
Requesting Investor	438
Requesting Party	566
Required Credit Risk Retention Percentage	379
Requirements	595
Residual Certificates	398
Resolution Failure	556
Resolved	556
Restricted Group	634
Restricted Party	530
Retaining Sponsor	379
Review Materials	535
Revised Rate	222
RevPAR	184
Risk Retention Affiliate	529
Risk Retention Affiliated	529
RMBS	347
ROFO	213

ROFR	213
Rooms	189
Rule 15Ga-1 Reporting Period	256, 278
Rule 17g-5	426
S
S&P	539
Scheduled Certificate Interest Payments	387
Scheduled Certificate Principal Payments	383
Scheduled Principal Distribution Amount	408
SEC	246
SECN	142
Secretary	163
Securities Act	569
Securitization Accounts	397, 462
securitizer	299
SEL	251
Senior Certificates	398
Serviced Companion Loan	237
serviced companion loans	52
Serviced Mortgage Loan	237
serviced mortgage loans	52
Serviced Mortgage Loans	452
Serviced Pari Passu Companion Loan	238
Serviced Pari Passu Companion Loan Securities	548
Serviced Pari Passu Mortgage Loan	238
Serviced Pari Passu Whole Loan	238
Serviced Whole Loan	238
serviced whole loans	52
Servicer Termination Event	547
Servicing Advances	456
Servicing Fee	470
Servicing Fee Rate	470
Servicing Standard	454
SF	184
SFA	24
SFO	24
SGFC Entities	261
SGNY	261
Similar Law	633
SIPC	631
SMC	327, 336
SMC Data Tape	329
SMC Mortgage Loans	327
SMC Review Team	328
SMMEA	637
Société Générale	261
Societe Generale Financial Corporation	261

647

Societe Generale Financial Corporation Data Tape	267
Societe Generale Financial Corporation Deal Team	266
Societe Generale Financial Corporation Mortgage Loans	262
Spaces	189
Special Servicing Fee	473
Special Servicing Fee Rate	473
Specially Serviced Loans	501
Sq. Ft.	184
Square Feet	184
SR Institutional Investors	143
SR Investor Requirements	143
Startup Day	613
Starwood	327
State	206
Stated Principal Balance	409
Streit Act	348
Structured Product	24
Structuring Assumptions	604
STWD	359
Subject 2025 Computershare CMBS Annual Statement of Compliance	352
Subject Loan	480
Subordinate Certificates	398
Subordinate Companion Loan	51, 238
Subordinate Companion Loans	173
Subsequent Asset Status Report	504
Sub-Servicing Agreement	455
SVB	123
T
T-12	184
Target Coupon	385
Target Price	385
Term to Maturity	184
Termination Purchase Amount	570
Terms and Conditions	437
Tests	537
TH Fund	380
third country	143
Third Party Purchaser	379
Third Party Purchasers	379
TIA	348
Title V	593
Total Operating Expenses	178
Transaction Parties	636
Treasury-Priced Expected Price	387
Treasury-Priced Principal Balance Certificates	383
Trimont	354

TRIPRA	106, 12
Trust	346
Trust REMICs	399, 612
TTM	184
U
U.S. Person	624
U/W DSCR	180
U/W Expenses	185
U/W NCF	185
U/W NCF Debt Yield	188
U/W NCF DSCR	180
U/W Net Cash Flow	185
U/W Net Operating Income	188
U/W NOI	188
U/W NOI Debt Yield	189
U/W NOI DSCR	188
U/W Revenues	189
UBS AG, New York Branch	291
UBS AG, New York Branch Data Tape	293
UBS AG, New York Branch Deal Team	293
UBS AG, New York Branch Mortgage Loans	292
UBS Qualification Criteria	295
UBSRES	292
UCC	578
UK	20, 142
UK CRR	143
UK Institutional Investor	143
UK Investor Requirements	142
UK MIFIR Product Governance Rules	21
UK PRIIPS Regulation	20
UK Qualified Investor	20
UK Retail Investor	20
UK Securitization Framework	142
Underwriter Entities	132
Underwriting Agreement	627
Underwritten Debt Service Coverage Ratio	180
Underwritten Economic Occupancy	185
Underwritten Expenses	185
Underwritten NCF	185
Underwritten NCF Debt Yield	188
Underwritten Net Cash Flow	185
Underwritten Net Cash Flow Debt Service Coverage Ratio	180
Underwritten Net Operating Income	188
Underwritten Net Operating Income Debt Service Coverage Ratio	188
Underwritten NOI	188
Underwritten NOI Debt Yield	189
Underwritten Revenues	189

648

Units	189
Unscheduled Principal Distribution Amount	408
Unsolicited Information	537
Upper-Tier REMIC	399, 612
V
Violations	206
Volcker Rule	171
Voting Rights	433
W
WAC Rate	406
Wachovia Bank	247
Weighted Average Interest Rate	189
Weighted Averages	190
Wells Fargo	351

Wells Fargo Bank	247, 351
Wells Fargo Bank Data Tape	254
Wells Fargo Bank Deal Team	254
Wells Fargo Bank Mortgage Loans	253
Whole Loan	51, 173
Withheld Amounts	462
Workout Fee	474
Workout Fee Rate	474
Workout-Delayed Reimbursement Amount	460
Y
Yield Maintenance Charge	416
Yield-Priced Certificates	383
Yield-Priced Expected Price	389
YM(#)	184
YM@%(#)	184

649

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ANNEX A-1

CERTAIN CHARACTERISTICS OF THE MORTGAGE LOANS
AND MORTGAGED PROPERTIES

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ANNEX A-1 — CERTAIN CHARACTERISTICS OF THE MORTGAGE LOANS AND MORTGAGED PROPERTIES

Loan ID Number	Loan / Property Flag	Footnotes (for Loan and Property Information)	# of Properties	Property Name	% of Initial Pool Balance	% of Loan Balance	Mortgage Loan Originator(1)	Mortgage Loan Seller(1)	Related Group	Crossed Group	Address
1.00	Loan	5, 6, 7, 8, 9, 10, 11, 12,13	2	NOVA Retail 2-Pack	9.9%		JPMCB	JPMCB	NAP	NAP	Various
1.01	Property		1	Fair City Mall	5.8%	58.7%					9600-9688 Main Street
1.02	Property		1	Plaza at Landmark	4.1%	41.3%					6198-6244 Little River Turnpike
2.00	Loan	5	1	Marriott Anchorage Downtown	9.9%	100.0%	WFB	WFB	NAP	NAP	820 West 7th Avenue
3.00	Loan	5, 14	1	Sheraton Denver Downtown Hotel	9.4%	100.0%	WFB	WFB	NAP	NAP	1550 Court Place
4.00	Loan	5, 15, 16, 17, 18, 19, 20, 21, 22	1	50 West 23rd Street	9.0%	100.0%	CREFI	CREFI	NAP	NAP	50 West 23rd Street
5.00	Loan		1	Domain at Town Centre	6.1%	100.0%	WFB	WFB	NAP	NAP	5000 Domain Drive
6.00	Loan	5, 23, 24, 25, 26, 27, 28, 29, 30	18	U-Haul AREC RW Portfolio	5.9%		BMO	SGFC	NAP	NAP	Various
6.01	Property		1	U-Haul at I-20 & 360	0.9%	14.7%					3020 Interstate 20 West
6.02	Property		1	U-Haul at North Sam Houston & Antoine	0.7%	12.1%					11202 Antoine Drive
6.03	Property		1	U-Haul at Fall River at I-195	0.5%	8.6%					110 Lewiston Street
6.04	Property		1	U-Haul of Eastgate & U-Haul of Irvington	0.4%	7.4%					7425 East Washington Street and 6525 East Washington Street
6.05	Property		1	U-Haul of West Hartford	0.4%	7.0%					164 South Street
6.06	Property		1	U-Haul of Anchorage	0.4%	7.0%					4751 Old Seward Highway
6.07	Property		1	U-Haul of Southern Plaza	0.4%	6.7%					4011 and 4015 South East Street and 565 East Hanna Avenue
6.08	Property		1	U-Haul of Newark	0.3%	5.7%					120 & 140/144 Derby Downs Road and 1801 North 21st Street
6.09	Property		1	U-Haul Storage of Clackamas Town Center	0.3%	4.5%					11811 Southeast 82nd Avenue
6.10	Property		1	U-Haul of Levittown	0.3%	4.4%					6250 Bristol Pike
6.11	Property		1	U-Haul of Eastland	0.2%	4.1%					2880 & 2886 South Hamilton Road
6.12	Property		1	U-Haul of Lynwood	0.2%	4.1%					11716 Long Beach Boulevard
6.13	Property		1	U-Haul of New River	0.2%	3.1%					425 South Marine Boulevard and 433 US Highway 17 South
6.14	Property		1	U-Haul of Redwood City	0.2%	2.8%					2200 El Camino Real
6.15	Property		1	U-Haul Storage Othello Station	0.2%	2.7%					6401 Martin Luther King Jr Way South
6.16	Property		1	U-Haul of Verde Valley	0.1%	2.0%					1650 East Cherry Street
6.17	Property		1	U-Haul of Springfield	0.1%	1.5%					819 West North Street
6.18	Property		1	U-Haul of Rainier Valley	0.1%	1.5%					2515 Rainier Avenue South
7.00	Loan	31, 32, 33	1	1688 Meridian Avenue	4.9%	100.0%	UBS AG	UBS AG	NAP	NAP	1688 Meridian Avenue
8.00	Loan	5, 34, 35, 36, 37, 38, 39	1	255 Greenwich	4.6%	100.0%	SGFC	SGFC	NAP	NAP	255 Greenwich Street
9.00	Loan	40, 41, 42, 43	1	Air Depot Industrial	4.2%	100.0%	BSPRT	BSPRT	NAP	NAP	532 East Emaus Street
10.00	Loan	5, 44, 45, 46, 47, 48, 49	1	Ellenton Premium Outlets	3.1%	100.0%	SGFC	SGFC	Group 2	NAP	5103-5135 Factory Shops Boulevard
11.00	Loan	95	1	Security Public Storage - Palm Desert	2.8%	100.0%	WFB	WFB	Group 1	NAP	39505 Berkey Drive
12.00	Loan	5, 50, 51	1	Brandywine Regency Warehouse & Distribution Center	2.7%	100.0%	CREFI	CREFI	NAP	NAP	7900 Cedarville Road
13.00	Loan	5, 52, 53, 54, 55, 56	1	Birch Run Premium Outlets	2.6%	100.0%	BMO, NREC	BMO, NREC	Group 2	NAP	12240 South Beyer Road
14.00	Loan	57, 58, 59, 60	1	Greenwich Portfolio	2.3%	100.0%	LMF	LMF	NAP	NAP	2 Putnam Court, 4 Putnam Court, 35 Church Street, 39 Church Street, 43 Church Street, 47 Church Street, 42 Sherwood Place and 36 Sherwood Place
15.00	Loan	61, 62, 63, 64, 65	1	Juneau Ave Portfolio	2.3%	100.0%	SGFC	SGFC	Group 3	NAP	2625 and 2635 West Juneau Avenue, 2848 West Wells Street, 2929 West Wisconsin Avenue
16.00	Loan	96	1	Security Public Storage - Santa Rosa	2.3%	100.0%	WFB	WFB	Group 1	NAP	1021 Hopper Avenue
17.00	Loan	5, 97	3	Houston Multifamily Portfolio	1.9%		SMC	SMC	NAP	NAP	Various
17.01	Property		1	Vista Oaks Apartments	0.9%	46.6%					225 Aldine Bender Road
17.02	Property		1	Oaks at Nassau Bay	0.6%	29.5%					18100 Nassau Bay Drive
17.03	Property		1	Broadway Village Apartments	0.4%	23.9%					8400 Broadway Boulevard
18.00	Loan	66, 67, 98	1	Guardian Storage Waterfront	1.9%	100.0%	JPMCB	JPMCB	Group 4	NAP	1002 East Waterfront
19.00	Loan	5, 68, 69, 70, 71, 72, 73, 74	1	Landstown Commons	1.7%	100.0%	BMO	BMO	NAP	NAP	3300 and 3352 Princess Anne Road
20.00	Loan	75, 76	1	Fountain Court	1.7%	100.0%	SGFC	SGFC	NAP	NAP	6355-6605 Manatee Avenue West
21.00	Loan	77, 78, 79, 80, 81	1	Arlington Gardens	1.6%	100.0%	SGFC	SGFC	Group 3	NAP	9852 West Fond Du Lac Avenue, 8964 North Michele Street, 4726-4728 North 41st Street, 4320,
4330, 4344, 4356 North 84th Street, 8329 West Congress Street, 5154 North 29th Street, 2530
											West Victory Lane, 8938 North 97th Street and 9522 West Thurston Avenue
22.00	Loan	66, 98	1	Guardian Storage Monroeville	1.6%	100.0%	JPMCB	JPMCB	Group 4	NAP	350 Old Haymaker Road
23.00	Loan	99	1	Security Public Storage - Moreno Valley	1.5%	100.0%	WFB	WFB	Group 1	NAP	24861 Sunnymead Boulevard
24.00	Loan	82, 83, 84, 85, 86	1	River Hills East Townhomes	1.2%	100.0%	SGFC	SGFC	Group 3	NAP	2412 West Atkinson Avenue, 6735-6749 North 75th Street, 6971, 7001, 7009 and 7027 North 43rd Street, 8341 West Northridge Court
25.00	Loan		1	Cherry Hill Court	1.2%	100.0%	WFB	WFB	NAP	NAP	180-680 South Lilley Road
26.00	Loan	5, 87, 88, 89, 90, 91, 92, 93	1	Park Center Plaza I, II, III	1.2%	100.0%	BMO	BMO	NAP	NAP	6100, 6150 and 6050 Oak Tree Boulevard
27.00	Loan	100	1	Security Public Storage - Sacramento I	1.2%	100.0%	WFB	WFB	Group 1	NAP	3901 Fruitridge Road
28.00	Loan		1	Springhill Storage	0.8%	100.0%	WFB	WFB	NAP	NAP	150 Spring Hill Drive
29.00	Loan	94	1	CubeSmart Arlington	0.6%	100.0%	WFB	WFB	NAP	NAP	10505 Highway 64

A-1-1

ANNEX A-1 — CERTAIN CHARACTERISTICS OF THE MORTGAGE LOANS AND MORTGAGED PROPERTIES

Loan ID Number	Loan / Property Flag	Footnotes (for Loan and Property Information)	# of Properties	Property Name	City	County	State	Zip Code	General Property Type	Detailed Property Type	Year Built	Year Renovated	Number of Units
1.00	Loan	5, 6, 7, 8, 9, 10, 11, 12,13	2	NOVA Retail 2-Pack	Various	Fairfax	VA	Various	Retail	Anchored	Various	2020	840,643
1.01	Property		1	Fair City Mall	Fairfax	Fairfax	VA	22031	Retail	Anchored	1974	2020	403,370
1.02	Property		1	Plaza at Landmark	Alexandria	Fairfax	VA	22312	Retail	Anchored	1963	2020	437,273
2.00	Loan	5	1	Marriott Anchorage Downtown	Anchorage	Anchorage Borough	AK	99501	Hospitality	Full Service	2000	2021	392
3.00	Loan	5, 14	1	Sheraton Denver Downtown Hotel	Denver	Denver	CO	80202	Leased Fee	Leased Fee	NAP	NAP	191,437
4.00	Loan	5, 15, 16, 17, 18, 19, 20, 21, 22	1	50 West 23rd Street	New York	New York	NY	10010	Office	CBD	1906	2015	331,744
5.00	Loan		1	Domain at Town Centre	Morgantown	Monongalia	WV	26501	Multifamily	Student Housing	2012	2020-2025	912
6.00	Loan	5, 23, 24, 25, 26, 27, 28, 29, 30	18	U-Haul AREC RW Portfolio	Various	Various	Various	Various	Self Storage	Self Storage	Various	Various	733,516
6.01	Property		1	U-Haul at I-20 & 360	Grand Prairie	Tarrant	TX	75052	Self Storage	Self Storage	2000, 2023	NAP	95,120
6.02	Property		1	U-Haul at North Sam Houston & Antoine	Houston	Harris	TX	77066	Self Storage	Self Storage	2001	NAP	84,890
6.03	Property		1	U-Haul at Fall River at I-195	Fall River	Bristol	MA	02721	Self Storage	Self Storage	2004	NAP	69,575
6.04	Property		1	U-Haul of Eastgate & U-Haul of Irvington	Indianapolis	Marion	IN	46219	Self Storage	Self Storage	1956, 1969, 2021	2005, 2019	61,535
6.05	Property		1	U-Haul of West Hartford	West Hartford	Hartford	CT	06110	Self Storage	Self Storage	1955, 2019	NAP	60,135
6.06	Property		1	U-Haul of Anchorage	Anchorage	Anchorage	AK	99503	Self Storage	Self Storage	1982	NAP	36,477
6.07	Property		1	U-Haul of Southern Plaza	Indianapolis	Marion	IN	46227	Self Storage	Self Storage	1956, 1968, 1991	1991, 2015	60,244
6.08	Property		1	U-Haul of Newark	Newark	Licking	OH	43055	Self Storage	Self Storage	1979-2022	NAP	46,163
6.09	Property		1	U-Haul Storage of Clackamas Town Center	Happy Valley	Clackamas	OR	97086	Self Storage	Self Storage	1970	NAP	12,586
6.10	Property		1	U-Haul of Levittown	Levittown	Bucks	PA	19057	Self Storage	Self Storage	1984	2005	40,915
6.11	Property		1	U-Haul of Eastland	Columbus	Franklin	OH	43232	Self Storage	Self Storage	1981	NAP	53,387
6.12	Property		1	U-Haul of Lynwood	Lynwood	Los Angeles	CA	90262	Self Storage	Self Storage	1962	NAP	16,106
6.13	Property		1	U-Haul of New River	Jacksonville	Onslow	NC	28540	Self Storage	Self Storage	1950-2002	NAP	23,575
6.14	Property		1	U-Haul of Redwood City	Redwood City	San Mateo	CA	94063	Self Storage	Self Storage	1953	NAP	10,383
6.15	Property		1	U-Haul Storage Othello Station	Seattle	King	WA	98118	Self Storage	Self Storage	1955	NAP	11,568
6.16	Property		1	U-Haul of Verde Valley	Cottonwood	Yavapai	AZ	86326	Self Storage	Self Storage	1980	NAP	20,035
6.17	Property		1	U-Haul of Springfield	Springfield	Clark	OH	45504	Self Storage	Self Storage	1923, 1953	NAP	20,745
6.18	Property		1	U-Haul of Rainier Valley	Seattle	King	WA	98144	Self Storage	Self Storage	1981	NAP	10,077
7.00	Loan	31, 32, 33	1	1688 Meridian Avenue	Miami Beach	Miami-Dade	FL	33139	Office	CBD	1961	2024	87,056
8.00	Loan	5, 34, 35, 36, 37, 38, 39	1	255 Greenwich	New York	New York	NY	10007	Office	CBD	1987	2024	626,617
9.00	Loan	40, 41, 42, 43	1	Air Depot Industrial	Middletown	Dauphin	PA	17057	Industrial	Warehouse	1940	2024	435,880
10.00	Loan	5, 44, 45, 46, 47, 48, 49	1	Ellenton Premium Outlets	Ellenton	Manatee	FL	34222	Retail	Outlet Center	1991	2015	477,175
11.00	Loan	95	1	Security Public Storage - Palm Desert	Palm Desert	Riverside	CA	92211	Self Storage	Self Storage	1979	2005	155,168
12.00	Loan	5, 50, 51	1	Brandywine Regency Warehouse & Distribution Center	Brandywine	Prince George's	MD	20613	Industrial	Warehouse/Distribution	1991	2004	624,502
13.00	Loan	5, 52, 53, 54, 55, 56	1	Birch Run Premium Outlets	Birch Run	Saginaw	MI	48415	Retail	Outlet Center	1986	2010	593,930
14.00	Loan	57, 58, 59, 60	1	Greenwich Portfolio	Greenwich	Fairfield	CT	06830	Mixed Use	Retail/Multifamily	1884-1972	NAP	34,385
15.00	Loan	61, 62, 63, 64, 65	1	Juneau Ave Portfolio	Milwaukee	Milwaukee	WI	53208, 53233	Multifamily	Garden	1963-1974	2025	120
16.00	Loan	96	1	Security Public Storage - Santa Rosa	Santa Rosa	Sonoma	CA	95403	Self Storage	Self Storage	1978	2019	75,994
17.00	Loan	5, 97	3	Houston Multifamily Portfolio	Houston	Harris	TX	Various	Multifamily	Garden	Various	Various	628
17.01	Property		1	Vista Oaks Apartments	Houston	Harris	TX	77060	Multifamily	Garden	1977	2019	256
17.02	Property		1	Oaks at Nassau Bay	Houston	Harris	TX	77058	Multifamily	Garden	1965	2022	162
17.03	Property		1	Broadway Village Apartments	Houston	Harris	TX	77061	Multifamily	Garden	1973	2021	210
18.00	Loan	66, 67, 98	1	Guardian Storage Waterfront	Munhall	Allegheny	PA	15120	Self Storage	Self Storage	2002	NAP	76,675
19.00	Loan	5, 68, 69, 70, 71, 72, 73, 74	1	Landstown Commons	Virginia Beach	Virginia Beach City	VA	23456	Retail	Anchored	1981	2008	407,261
20.00	Loan	75, 76	1	Fountain Court	Bradenton	Manatee	FL	34209	Retail	Anchored	1987	NAP	183,175
21.00	Loan	77, 78, 79, 80, 81	1	Arlington Gardens	Milwaukee	Milwaukee	WI	53209, 53222, 53224, 53225	Multifamily	Garden	1929-1978	2021	74
22.00	Loan	66, 98	1	Guardian Storage Monroeville	Monroeville	Allegheny	PA	15146	Self Storage	Self Storage	2001	NAP	86,785
23.00	Loan	99	1	Security Public Storage - Moreno Valley	Moreno Valley	Riverside	CA	92553	Self Storage	Self Storage	1988	NAP	68,240
24.00	Loan	82, 83, 84, 85, 86	1	River Hills East Townhomes	Milwaukee	Milwaukee	WI	53209, 53223	Multifamily	Garden	1930-1977	2023	51
25.00	Loan		1	Cherry Hill Court	Canton	Wayne	MI	48188	Retail	Anchored	1998	NAP	69,812
26.00	Loan	5, 87, 88, 89, 90, 91, 92, 93	1	Park Center Plaza I, II, III	Independence	Cuyahoga	OH	44131	Office	Suburban	1998-2001	NAP	422,262
27.00	Loan	100	1	Security Public Storage - Sacramento I	Sacramento	Sacramento	CA	95820	Self Storage	Self Storage	1980	NAP	87,102
28.00	Loan		1	Springhill Storage	Grass Valley	Nevada	CA	95945	Self Storage	Self Storage	1998	NAP	69,635
29.00	Loan	94	1	CubeSmart Arlington	Arlington	Shelby	TN	38002	Self Storage	Self Storage	1998	NAP	51,615

A-1-2

ANNEX A-1 — CERTAIN CHARACTERISTICS OF THE MORTGAGE LOANS AND MORTGAGED PROPERTIES

Loan ID Number	Loan / Property Flag	Footnotes (for Loan and Property Information)	# of Properties	Property Name	Unit of Measure	Loan Per Unit ($)	Original Balance ($)	Cut-off Date Balance ($)	Maturity/ARD Balance ($)	Interest Rate %	Administrative Fee Rate %(2)	Net Mortgage Rate %
1.00	Loan	5, 6, 7, 8, 9, 10, 11, 12,13	2	NOVA Retail 2-Pack	SF	196.28	58,000,000	58,000,000	58,000,000	6.09300%	0.02167%	6.07133%
1.01	Property		1	Fair City Mall	SF		34,028,973	34,028,973	34,028,973
1.02	Property		1	Plaza at Landmark	SF		23,971,027	23,971,027	23,971,027
2.00	Loan	5	1	Marriott Anchorage Downtown	Rooms	318,506.35	58,000,000	57,932,483	45,774,280	6.46100%	0.02167%	6.43933%
3.00	Loan	5, 14	1	Sheraton Denver Downtown Hotel	SF	940.26	55,000,000	55,000,000	55,000,000	6.27600%	0.02167%	6.25433%
4.00	Loan	5, 15, 16, 17, 18, 19, 20, 21, 22	1	50 West 23rd Street	SF	250.19	53,000,000	53,000,000	53,000,000	6.46000%	0.02167%	6.43833%
5.00	Loan		1	Domain at Town Centre	Beds	39,259.87	35,805,000	35,805,000	35,805,000	6.09800%	0.02167%	6.07633%
6.00	Loan	5, 23, 24, 25, 26, 27, 28, 29, 30	18	U-Haul AREC RW Portfolio	SF	140.70	35,000,000	34,733,694	26,798,138	5.58000%	0.02167%	5.55833%
6.01	Property		1	U-Haul at I-20 & 360	SF		5,130,731	5,091,692	3,928,401
6.02	Property		1	U-Haul at North Sam Houston & Antoine	SF		4,217,702	4,185,611	3,229,330
6.03	Property		1	U-Haul at Fall River at I-195	SF		3,001,486	2,978,648	2,298,121
6.04	Property		1	U-Haul of Eastgate & U-Haul of Irvington	SF		2,596,630	2,576,873	1,988,138
6.05	Property		1	U-Haul of West Hartford	SF		2,460,769	2,442,046	1,884,115
6.06	Property		1	U-Haul of Anchorage	SF		2,439,466	2,420,905	1,867,804
6.07	Property		1	U-Haul of Southern Plaza	SF		2,349,611	2,331,733	1,799,005
6.08	Property		1	U-Haul of Newark	SF		2,010,010	1,994,716	1,538,986
6.09	Property		1	U-Haul Storage of Clackamas Town Center	SF		1,592,399	1,580,283	1,219,238
6.10	Property		1	U-Haul of Levittown	SF		1,537,442	1,525,744	1,177,160
6.11	Property		1	U-Haul of Eastland	SF		1,443,683	1,432,698	1,105,372
6.12	Property		1	U-Haul of Lynwood	SF		1,430,726	1,419,840	1,095,451
6.13	Property		1	U-Haul of New River	SF		1,100,986	1,092,608	842,982
6.14	Property		1	U-Haul of Redwood City	SF		964,553	957,214	738,521
6.15	Property		1	U-Haul Storage Othello Station	SF		962,029	954,709	736,588
6.16	Property		1	U-Haul of Verde Valley	SF		708,043	702,656	542,121
6.17	Property		1	U-Haul of Springfield	SF		532,303	528,253	407,564
6.18	Property		1	U-Haul of Rainier Valley	SF		521,433	517,465	399,241
7.00	Loan	31, 32, 33	1	1688 Meridian Avenue	SF	330.25	28,750,000	28,750,000	28,750,000	6.18700%	0.02167%	6.16533%
8.00	Loan	5, 34, 35, 36, 37, 38, 39	1	255 Greenwich	SF	234.59	27,000,000	27,000,000	27,000,000	6.40500%	0.02292%	6.38208%
9.00	Loan	40, 41, 42, 43	1	Air Depot Industrial	SF	56.21	24,500,000	24,500,000	24,500,000	6.42000%	0.02167%	6.39833%
10.00	Loan	5, 44, 45, 46, 47, 48, 49	1	Ellenton Premium Outlets	SF	251.48	18,000,000	18,000,000	18,000,000	6.20800%	0.02292%	6.18508%
11.00	Loan	95	1	Security Public Storage - Palm Desert	SF	106.34	16,500,000	16,500,000	14,616,621	5.91100%	0.02167%	5.88933%
12.00	Loan	5, 50, 51	1	Brandywine Regency Warehouse & Distribution Center	SF	121.08	16,000,000	15,918,416	12,683,022	6.62000%	0.02167%	6.59833%
13.00	Loan	5, 52, 53, 54, 55, 56	1	Birch Run Premium Outlets	SF	151.53	15,000,000	15,000,000	13,447,091	6.46000%	0.02167%	6.43833%
14.00	Loan	57, 58, 59, 60	1	Greenwich Portfolio	SF	398.43	13,700,000	13,700,000	13,700,000	7.08000%	0.02167%	7.05833%
15.00	Loan	61, 62, 63, 64, 65	1	Juneau Ave Portfolio	Units	111,679.45	13,450,000	13,401,535	11,530,656	6.31000%	0.02167%	6.28833%
16.00	Loan	96	1	Security Public Storage - Santa Rosa	SF	175.01	13,300,000	13,300,000	11,797,787	5.97100%	0.02167%	5.94933%
17.00	Loan	5, 97	3	Houston Multifamily Portfolio	Units	57,324.84	11,000,000	11,000,000	11,000,000	7.05000%	0.02167%	7.02833%
17.01	Property		1	Vista Oaks Apartments	Units		5,129,326	5,129,326	5,129,326
17.02	Property		1	Oaks at Nassau Bay	Units		3,245,902	3,245,902	3,245,902
17.03	Property		1	Broadway Village Apartments	Units		2,624,772	2,624,772	2,624,772
18.00	Loan	66, 67, 98	1	Guardian Storage Waterfront	SF	142.42	10,920,000	10,920,000	10,920,000	6.08000%	0.05167%	6.02833%
19.00	Loan	5, 68, 69, 70, 71, 72, 73, 74	1	Landstown Commons	SF	180.23	10,000,000	10,000,000	10,000,000	6.10000%	0.02167%	6.07833%
20.00	Loan	75, 76	1	Fountain Court	SF	54.59	10,000,000	10,000,000	10,000,000	6.54900%	0.02167%	6.52733%
21.00	Loan	77, 78, 79, 80, 81	1	Arlington Gardens	Units	126,129.39	9,360,000	9,333,575	8,024,205	6.32000%	0.02167%	6.29833%
22.00	Loan	66, 98	1	Guardian Storage Monroeville	SF	105.09	9,120,000	9,120,000	9,120,000	6.08000%	0.05167%	6.02833%
23.00	Loan	99	1	Security Public Storage - Moreno Valley	SF	128.96	8,800,000	8,800,000	7,826,928	6.09100%	0.02167%	6.06933%
24.00	Loan	82, 83, 84, 85, 86	1	River Hills East Townhomes	Units	142,722.22	7,300,000	7,278,833	6,233,609	6.18100%	0.02167%	6.15933%
25.00	Loan		1	Cherry Hill Court	SF	103.85	7,250,000	7,250,000	6,824,222	6.39800%	0.02167%	6.37633%
26.00	Loan	5, 87, 88, 89, 90, 91, 92, 93	1	Park Center Plaza I, II, III	SF	75.34	7,000,000	6,959,368	5,318,972	6.90000%	0.02167%	6.87833%
27.00	Loan	100	1	Security Public Storage - Sacramento I	SF	77.50	6,750,000	6,750,000	5,976,826	5.89100%	0.02167%	5.86933%
28.00	Loan		1	Springhill Storage	SF	67.49	4,700,000	4,700,000	4,700,000	6.31700%	0.02167%	6.29533%
29.00	Loan	94	1	CubeSmart Arlington	SF	71.68	3,700,000	3,700,000	3,700,000	6.32700%	0.07167%	6.25533%

A-1-3

ANNEX A-1 — CERTAIN CHARACTERISTICS OF THE MORTGAGE LOANS AND MORTGAGED PROPERTIES

Loan ID Number	Loan / Property Flag	Footnotes (for Loan and Property Information)	# of Properties	Property Name	Monthly Debt Service (P&I) ($)	Monthly Debt Service (IO) ($)	Annual Debt Service (P&I) ($)	Annual Debt Service (IO) ($)	Amortization Type	ARD Loan (Yes / No)	Interest Accrual Method	Original Interest-Only Period (Mos.)
1.00	Loan	5, 6, 7, 8, 9, 10, 11, 12,13	2	NOVA Retail 2-Pack	NAP	298,585.21	NAP	3,583,022.52	Interest Only	No	Actual/360	120
1.01	Property		1	Fair City Mall
1.02	Property		1	Plaza at Landmark
2.00	Loan	5	1	Marriott Anchorage Downtown	390,207.89	NAP	4,682,494.68	NAP	Amortizing Balloon	No	Actual/360	0
3.00	Loan	5, 14	1	Sheraton Denver Downtown Hotel	NAP	291,645.14	NAP	3,499,741.68	Interest Only	No	Actual/360	121
4.00	Loan	5, 15, 16, 17, 18, 19, 20, 21, 22	1	50 West 23rd Street	NAP	289,279.40	NAP	3,471,352.80	Interest Only	No	Actual/360	120
5.00	Loan		1	Domain at Town Centre	NAP	184,476.15	NAP	2,213,713.80	Interest Only	No	Actual/360	120
6.00	Loan	5, 23, 24, 25, 26, 27, 28, 29, 30	18	U-Haul AREC RW Portfolio	216,605.97	NAP	2,599,271.64	NAP	Amortizing Balloon - ARD	Yes	Actual/360	0
6.01	Property		1	U-Haul at I-20 & 360
6.02	Property		1	U-Haul at North Sam Houston & Antoine
6.03	Property		1	U-Haul at Fall River at I-195
6.04	Property		1	U-Haul of Eastgate & U-Haul of Irvington
6.05	Property		1	U-Haul of West Hartford
6.06	Property		1	U-Haul of Anchorage
6.07	Property		1	U-Haul of Southern Plaza
6.08	Property		1	U-Haul of Newark
6.09	Property		1	U-Haul Storage of Clackamas Town Center
6.10	Property		1	U-Haul of Levittown
6.11	Property		1	U-Haul of Eastland
6.12	Property		1	U-Haul of Lynwood
6.13	Property		1	U-Haul of New River
6.14	Property		1	U-Haul of Redwood City
6.15	Property		1	U-Haul Storage Othello Station
6.16	Property		1	U-Haul of Verde Valley
6.17	Property		1	U-Haul of Springfield
6.18	Property		1	U-Haul of Rainier Valley
7.00	Loan	31, 32, 33	1	1688 Meridian Avenue	NAP	150,288.96	NAP	1,803,467.52	Interest Only	No	Actual/360	120
8.00	Loan	5, 34, 35, 36, 37, 38, 39	1	255 Greenwich	NAP	146,114.06	NAP	1,753,368.72	Interest Only	No	Actual/360	120
9.00	Loan	40, 41, 42, 43	1	Air Depot Industrial	NAP	132,895.49	NAP	1,594,745.83	Interest Only	No	Actual/360	120
10.00	Loan	5, 44, 45, 46, 47, 48, 49	1	Ellenton Premium Outlets	NAP	94,413.33	NAP	1,132,959.96	Interest Only	No	Actual/360	120
11.00	Loan	95	1	Security Public Storage - Palm Desert	97,983.69	82,405.09	1,175,804.28	988,861.08	Interest Only, Amortizing Balloon	No	Actual/360	24
12.00	Loan	5, 50, 51	1	Brandywine Regency Warehouse & Distribution Center	109,235.95	NAP	1,310,831.40	NAP	Amortizing Balloon	No	Actual/360	0
13.00	Loan	5, 52, 53, 54, 55, 56	1	Birch Run Premium Outlets	94,415.96	81,871.53	1,132,991.52	982,458.36	Interest Only, Amortizing Balloon	No	Actual/360	24
14.00	Loan	57, 58, 59, 60	1	Greenwich Portfolio	NAP	81,952.64	NAP	983,431.68	Interest Only	No	Actual/360	120
15.00	Loan	61, 62, 63, 64, 65	1	Juneau Ave Portfolio	83,339.53	NAP	1,000,074.36	NAP	Amortizing Balloon	No	Actual/360	0
16.00	Loan	96	1	Security Public Storage - Santa Rosa	79,492.42	67,097.73	953,909.04	805,172.76	Interest Only, Amortizing Balloon	No	Actual/360	24
17.00	Loan	5, 97	3	Houston Multifamily Portfolio	NAP	65,522.57	NAP	786,270.84	Interest Only	No	Actual/360	120
17.01	Property		1	Vista Oaks Apartments
17.02	Property		1	Oaks at Nassau Bay
17.03	Property		1	Broadway Village Apartments
18.00	Loan	66, 67, 98	1	Guardian Storage Waterfront	NAP	56,096.44	NAP	673,157.28	Interest Only	No	Actual/360	120
19.00	Loan	5, 68, 69, 70, 71, 72, 73, 74	1	Landstown Commons	NAP	51,539.35	NAP	618,472.20	Interest Only	No	Actual/360	120
20.00	Loan	75, 76	1	Fountain Court	NAP	55,332.99	NAP	663,995.88	Interest Only	No	Actual/360	120
21.00	Loan	77, 78, 79, 80, 81	1	Arlington Gardens	58,057.93	NAP	696,695.16	NAP	Amortizing Balloon	No	Actual/360	0
22.00	Loan	66, 98	1	Guardian Storage Monroeville	NAP	46,849.78	NAP	562,197.36	Interest Only	No	Actual/360	120
23.00	Loan	99	1	Security Public Storage - Moreno Valley	53,276.39	45,287.71	639,316.68	543,452.52	Interest Only, Amortizing Balloon	No	Actual/360	24
24.00	Loan	82, 83, 84, 85, 86	1	River Hills East Townhomes	44,620.27	NAP	535,443.24	NAP	Amortizing Balloon	No	Actual/360	0
25.00	Loan		1	Cherry Hill Court	45,339.68	39,191.45	544,076.16	470,297.40	Interest Only, Amortizing Balloon	No	Actual/360	60
26.00	Loan	5, 87, 88, 89, 90, 91, 92, 93	1	Park Center Plaza I, II, III	50,658.89	NAP	607,906.68	NAP	Amortizing Balloon	No	Actual/360	0
27.00	Loan	100	1	Security Public Storage - Sacramento I	39,997.85	33,597.11	479,974.20	403,165.32	Interest Only, Amortizing Balloon	No	Actual/360	24
28.00	Loan		1	Springhill Storage	NAP	25,085.22	NAP	301,022.64	Interest Only	No	Actual/360	120
29.00	Loan	94	1	CubeSmart Arlington	NAP	19,779.20	NAP	237,350.40	Interest Only	No	Actual/360	120

A-1-4

ANNEX A-1 — CERTAIN CHARACTERISTICS OF THE MORTGAGE LOANS AND MORTGAGED PROPERTIES

Loan ID Number	Loan / Property Flag	Footnotes (for Loan and Property Information)	# of Properties	Property Name	Remaining Interest-Only Period (Mos.)	Original Term To Maturity / ARD (Mos.)	Remaining Term To Maturity / ARD (Mos.)	Original Amortization Term (Mos.)	Remaining Amortization Term (Mos.)	Origination Date	Seasoning (Mos.)
1.00	Loan	5, 6, 7, 8, 9, 10, 11, 12,13	2	NOVA Retail 2-Pack	119	120	119	0	0	2/20/2026	1
1.01	Property		1	Fair City Mall
1.02	Property		1	Plaza at Landmark
2.00	Loan	5	1	Marriott Anchorage Downtown	0	120	119	300	299	3/6/2026	1
3.00	Loan	5, 14	1	Sheraton Denver Downtown Hotel	117	121	117	0	0	12/1/2025	4
4.00	Loan	5, 15, 16, 17, 18, 19, 20, 21, 22	1	50 West 23rd Street	118	120	118	0	0	1/29/2026	2
5.00	Loan		1	Domain at Town Centre	119	120	119	0	0	3/11/2026	1
6.00	Loan	5, 23, 24, 25, 26, 27, 28, 29, 30	18	U-Haul AREC RW Portfolio	0	120	115	300	295	11/6/2025	5
6.01	Property		1	U-Haul at I-20 & 360
6.02	Property		1	U-Haul at North Sam Houston & Antoine
6.03	Property		1	U-Haul at Fall River at I-195
6.04	Property		1	U-Haul of Eastgate & U-Haul of Irvington
6.05	Property		1	U-Haul of West Hartford
6.06	Property		1	U-Haul of Anchorage
6.07	Property		1	U-Haul of Southern Plaza
6.08	Property		1	U-Haul of Newark
6.09	Property		1	U-Haul Storage of Clackamas Town Center
6.10	Property		1	U-Haul of Levittown
6.11	Property		1	U-Haul of Eastland
6.12	Property		1	U-Haul of Lynwood
6.13	Property		1	U-Haul of New River
6.14	Property		1	U-Haul of Redwood City
6.15	Property		1	U-Haul Storage Othello Station
6.16	Property		1	U-Haul of Verde Valley
6.17	Property		1	U-Haul of Springfield
6.18	Property		1	U-Haul of Rainier Valley
7.00	Loan	31, 32, 33	1	1688 Meridian Avenue	118	120	118	0	0	2/10/2026	2
8.00	Loan	5, 34, 35, 36, 37, 38, 39	1	255 Greenwich	116	120	116	0	0	11/4/2025	4
9.00	Loan	40, 41, 42, 43	1	Air Depot Industrial	117	120	117	0	0	12/23/2025	3
10.00	Loan	5, 44, 45, 46, 47, 48, 49	1	Ellenton Premium Outlets	116	120	116	0	0	11/18/2025	4
11.00	Loan	95	1	Security Public Storage - Palm Desert	21	120	117	360	360	1/8/2026	3
12.00	Loan	5, 50, 51	1	Brandywine Regency Warehouse & Distribution Center	0	120	116	300	296	11/20/2025	4
13.00	Loan	5, 52, 53, 54, 55, 56	1	Birch Run Premium Outlets	22	120	118	360	360	1/6/2026	2
14.00	Loan	57, 58, 59, 60	1	Greenwich Portfolio	118	120	118	0	0	2/11/2026	2
15.00	Loan	61, 62, 63, 64, 65	1	Juneau Ave Portfolio	0	120	116	360	356	11/25/2025	4
16.00	Loan	96	1	Security Public Storage - Santa Rosa	21	120	117	360	360	1/8/2026	3
17.00	Loan	5, 97	3	Houston Multifamily Portfolio	116	120	116	0	0	11/19/2025	4
17.01	Property		1	Vista Oaks Apartments
17.02	Property		1	Oaks at Nassau Bay
17.03	Property		1	Broadway Village Apartments
18.00	Loan	66, 67, 98	1	Guardian Storage Waterfront	117	120	117	0	0	1/5/2026	3
19.00	Loan	5, 68, 69, 70, 71, 72, 73, 74	1	Landstown Commons	118	120	118	0	0	1/16/2026	2
20.00	Loan	75, 76	1	Fountain Court	120	120	120	0	0	3/6/2026	0
21.00	Loan	77, 78, 79, 80, 81	1	Arlington Gardens	0	120	117	360	357	12/22/2025	3
22.00	Loan	66, 98	1	Guardian Storage Monroeville	117	120	117	0	0	1/5/2026	3
23.00	Loan	99	1	Security Public Storage - Moreno Valley	21	120	117	360	360	1/8/2026	3
24.00	Loan	82, 83, 84, 85, 86	1	River Hills East Townhomes	0	120	117	360	357	12/11/2025	3
25.00	Loan		1	Cherry Hill Court	58	120	118	360	360	2/11/2026	2
26.00	Loan	5, 87, 88, 89, 90, 91, 92, 93	1	Park Center Plaza I, II, III	0	120	116	276	272	11/13/2025	4
27.00	Loan	100	1	Security Public Storage - Sacramento I	21	120	117	360	360	1/8/2026	3
28.00	Loan		1	Springhill Storage	117	120	117	0	0	1/8/2026	3
29.00	Loan	94	1	CubeSmart Arlington	118	120	118	0	0	2/3/2026	2

A-1-5

ANNEX A-1 — CERTAIN CHARACTERISTICS OF THE MORTGAGE LOANS AND MORTGAGED PROPERTIES

Loan ID Number	Loan / Property Flag	Footnotes (for Loan and Property Information)	# of Properties	Property Name	Payment Due Date	First Payment Date	First P&I Payment Date	Maturity Date or Anticipated Repayment Date	Final Maturity Date	Grace Period - Late Fee (Days)	Grace Period - Default (Days)	Prepayment Provision
1.00	Loan	5, 6, 7, 8, 9, 10, 11, 12,13	2	NOVA Retail 2-Pack	1	4/1/2026	NAP	3/1/2036	NAP	0	0	L(24),YM1(90),O(6)
1.01	Property		1	Fair City Mall
1.02	Property		1	Plaza at Landmark
2.00	Loan	5	1	Marriott Anchorage Downtown	11	4/11/2026	4/11/2026	3/11/2036	NAP	0	0	L(25),D(88),O(7)
3.00	Loan	5, 14	1	Sheraton Denver Downtown Hotel	1	1/1/2026	NAP	1/1/2036	NAP	10	10	L(28),D(86),O(7)
4.00	Loan	5, 15, 16, 17, 18, 19, 20, 21, 22	1	50 West 23rd Street	6	3/6/2026	NAP	2/6/2036	NAP	0	0	L(26),D(87),O(7)
5.00	Loan		1	Domain at Town Centre	11	4/11/2026	NAP	3/11/2036	NAP	0	0	L(25),D(88),O(7)
6.00	Loan	5, 23, 24, 25, 26, 27, 28, 29, 30	18	U-Haul AREC RW Portfolio	6	12/6/2025	12/6/2025	11/6/2035	11/6/2050	0	0	L(29),DorYM1(84),O(7)
6.01	Property		1	U-Haul at I-20 & 360
6.02	Property		1	U-Haul at North Sam Houston & Antoine
6.03	Property		1	U-Haul at Fall River at I-195
6.04	Property		1	U-Haul of Eastgate & U-Haul of Irvington
6.05	Property		1	U-Haul of West Hartford
6.06	Property		1	U-Haul of Anchorage
6.07	Property		1	U-Haul of Southern Plaza
6.08	Property		1	U-Haul of Newark
6.09	Property		1	U-Haul Storage of Clackamas Town Center
6.10	Property		1	U-Haul of Levittown
6.11	Property		1	U-Haul of Eastland
6.12	Property		1	U-Haul of Lynwood
6.13	Property		1	U-Haul of New River
6.14	Property		1	U-Haul of Redwood City
6.15	Property		1	U-Haul Storage Othello Station
6.16	Property		1	U-Haul of Verde Valley
6.17	Property		1	U-Haul of Springfield
6.18	Property		1	U-Haul of Rainier Valley
7.00	Loan	31, 32, 33	1	1688 Meridian Avenue	6	3/6/2026	NAP	2/6/2036	NAP	0	0	L(26),D(87),O(7)
8.00	Loan	5, 34, 35, 36, 37, 38, 39	1	255 Greenwich	1	1/1/2026	NAP	12/1/2035	NAP	5	5	L(23),YM1(5),DorYM1(85),O(7)
9.00	Loan	40, 41, 42, 43	1	Air Depot Industrial	6	2/6/2026	NAP	1/6/2036	NAP	0	0	YM1(116),O(4)
10.00	Loan	5, 44, 45, 46, 47, 48, 49	1	Ellenton Premium Outlets	1	1/1/2026	NAP	12/1/2035	NAP	0	0	L(28),D(85),O(7)
11.00	Loan	95	1	Security Public Storage - Palm Desert	11	2/11/2026	2/11/2028	1/11/2036	NAP	0	0	L(27),DorYM1(86),O(7)
12.00	Loan	5, 50, 51	1	Brandywine Regency Warehouse & Distribution Center	6	1/6/2026	1/6/2026	12/6/2035	NAP	0	0	L(28),D(85),O(7)
13.00	Loan	5, 52, 53, 54, 55, 56	1	Birch Run Premium Outlets	1	3/1/2026	3/1/2028	2/1/2036	NAP	0	0	L(26),D(87),O(7)
14.00	Loan	57, 58, 59, 60	1	Greenwich Portfolio	6	3/6/2026	NAP	2/6/2036	NAP	0	0	L(26),D(87),O(7)
15.00	Loan	61, 62, 63, 64, 65	1	Juneau Ave Portfolio	1	1/1/2026	1/1/2026	12/1/2035	NAP	5	5	L(23),YM1(93),O(4)
16.00	Loan	96	1	Security Public Storage - Santa Rosa	11	2/11/2026	2/11/2028	1/11/2036	NAP	0	0	L(27),DorYM1(86),O(7)
17.00	Loan	5, 97	3	Houston Multifamily Portfolio	6	1/6/2026	NAP	12/6/2035	NAP	0	0	L(24),YM1(91),O(5)
17.01	Property		1	Vista Oaks Apartments
17.02	Property		1	Oaks at Nassau Bay
17.03	Property		1	Broadway Village Apartments
18.00	Loan	66, 67, 98	1	Guardian Storage Waterfront	6	2/6/2026	NAP	1/6/2036	NAP	0	0	L(25),YM1(89),O(6)
19.00	Loan	5, 68, 69, 70, 71, 72, 73, 74	1	Landstown Commons	6	3/6/2026	NAP	2/6/2036	NAP	0	0	L(11),YM1(15),DorYM1(88),O(6)
20.00	Loan	75, 76	1	Fountain Court	1	5/1/2026	NAP	4/1/2036	NAP	7	7	L(24),D(92),O(4)
21.00	Loan	77, 78, 79, 80, 81	1	Arlington Gardens	1	2/1/2026	2/1/2026	1/1/2036	NAP	5	5	L(23),YM1(93),O(4)
22.00	Loan	66, 98	1	Guardian Storage Monroeville	6	2/6/2026	NAP	1/6/2036	NAP	0	0	L(25),YM1(89),O(6)
23.00	Loan	99	1	Security Public Storage - Moreno Valley	11	2/11/2026	2/11/2028	1/11/2036	NAP	0	0	L(27),DorYM1(86),O(7)
24.00	Loan	82, 83, 84, 85, 86	1	River Hills East Townhomes	1	2/1/2026	2/1/2026	1/1/2036	NAP	5	5	L(23),YM1(93),O(4)
25.00	Loan		1	Cherry Hill Court	11	3/11/2026	3/11/2031	2/11/2036	NAP	0	0	L(26),D(90),O(4)
26.00	Loan	5, 87, 88, 89, 90, 91, 92, 93	1	Park Center Plaza I, II, III	6	1/6/2026	1/6/2026	12/6/2035	NAP	0	0	L(11),YM1(17),DorYM1(85),O(7)
27.00	Loan	100	1	Security Public Storage - Sacramento I	11	2/11/2026	2/11/2028	1/11/2036	NAP	0	0	L(27),DorYM1(86),O(7)
28.00	Loan		1	Springhill Storage	11	2/11/2026	NAP	1/11/2036	NAP	0	0	L(27),D(89),O(4)
29.00	Loan	94	1	CubeSmart Arlington	11	3/11/2026	NAP	2/11/2036	NAP	0	0	L(23),YM1(93),O(4)

A-1-6

ANNEX A-1 — CERTAIN CHARACTERISTICS OF THE MORTGAGE LOANS AND MORTGAGED PROPERTIES

Loan ID Number	Loan / Property Flag	Footnotes (for Loan and Property Information)	# of Properties	Property Name	Most Recent EGI ($)	Most Recent Expenses ($)	Most Recent NOI ($)	Most Recent NOI Date	Most Recent Description	Second Most Recent EGI ($)	Second Most Recent Expenses ($)
1.00	Loan	5, 6, 7, 8, 9, 10, 11, 12,13	2	NOVA Retail 2-Pack	20,921,738	6,835,984	14,085,754	12/31/2025	T-12	18,996,282	6,400,875
1.01	Property		1	Fair City Mall	11,093,491	3,540,543	7,552,948	12/31/2025	T-12	9,657,966	3,170,280
1.02	Property		1	Plaza at Landmark	9,828,247	3,295,441	6,532,806	12/31/2025	T-12	9,338,316	3,230,595
2.00	Loan	5	1	Marriott Anchorage Downtown	36,653,019	16,593,893	20,059,126	1/31/2026	T-12	37,086,218	16,744,922
3.00	Loan	5, 14	1	Sheraton Denver Downtown Hotel	NAV	NAV	NAV	NAV	NAV	NAV	NAV
4.00	Loan	5, 15, 16, 17, 18, 19, 20, 21, 22	1	50 West 23rd Street	15,560,382	7,402,260	8,158,122	9/30/2025	T-12	16,394,681	7,031,860
5.00	Loan		1	Domain at Town Centre	8,246,593	3,762,460	4,484,133	12/31/2025	T-3 Annualized	8,012,872	3,854,515
6.00	Loan	5, 23, 24, 25, 26, 27, 28, 29, 30	18	U-Haul AREC RW Portfolio	15,589,568	4,493,240	11,096,328	7/31/2025	T-12	15,450,652	4,444,234
6.01	Property		1	U-Haul at I-20 & 360	1,916,236	481,995	1,434,241	7/31/2025	T-12	1,896,337	467,558
6.02	Property		1	U-Haul at North Sam Houston & Antoine	1,737,928	437,898	1,300,029	7/31/2025	T-12	1,729,543	435,885
6.03	Property		1	U-Haul at Fall River at I-195	1,217,850	290,313	927,537	7/31/2025	T-12	1,207,273	284,200
6.04	Property		1	U-Haul of Eastgate & U-Haul of Irvington	1,147,269	350,350	796,919	7/31/2025	T-12	1,112,680	332,947
6.05	Property		1	U-Haul of West Hartford	1,124,373	357,253	767,120	7/31/2025	T-12	1,126,716	355,010
6.06	Property		1	U-Haul of Anchorage	1,065,047	318,681	746,366	7/31/2025	T-12	1,057,610	313,336
6.07	Property		1	U-Haul of Southern Plaza	1,022,577	295,550	727,027	7/31/2025	T-12	984,302	291,079
6.08	Property		1	U-Haul of Newark	837,805	216,829	620,976	7/31/2025	T-12	814,013	215,129
6.09	Property		1	U-Haul Storage of Clackamas Town Center	914,895	190,508	724,387	7/31/2025	T-12	915,921	191,060
6.10	Property		1	U-Haul of Levittown	695,861	246,320	449,541	7/31/2025	T-12	695,092	244,503
6.11	Property		1	U-Haul of Eastland	780,544	231,679	548,865	7/31/2025	T-12	781,223	234,263
6.12	Property		1	U-Haul of Lynwood	663,558	169,384	494,174	7/31/2025	T-12	664,161	165,683
6.13	Property		1	U-Haul of New River	516,644	147,687	368,958	7/31/2025	T-12	534,245	148,414
6.14	Property		1	U-Haul of Redwood City	497,014	150,159	346,855	7/31/2025	T-12	503,365	155,859
6.15	Property		1	U-Haul Storage Othello Station	498,162	201,552	296,610	7/31/2025	T-12	500,263	205,529
6.16	Property		1	U-Haul of Verde Valley	303,313	84,037	219,275	7/31/2025	T-12	286,970	82,603
6.17	Property		1	U-Haul of Springfield	279,664	113,846	165,818	7/31/2025	T-12	279,299	109,809
6.18	Property		1	U-Haul of Rainier Valley	370,826	209,198	161,628	7/31/2025	T-12	361,641	211,366
7.00	Loan	31, 32, 33	1	1688 Meridian Avenue	4,096,159	1,878,527	2,217,632	11/30/2025	T-12	4,479,321	2,001,610
8.00	Loan	5, 34, 35, 36, 37, 38, 39	1	255 Greenwich	30,738,609	14,335,746	16,402,863	8/31/2025	T-12	30,344,640	13,927,068
9.00	Loan	40, 41, 42, 43	1	Air Depot Industrial	3,365,312	1,223,847	2,141,465	10/31/2025	T-12	2,821,521	997,523
10.00	Loan	5, 44, 45, 46, 47, 48, 49	1	Ellenton Premium Outlets	25,317,394	5,618,407	19,698,987	9/30/2025	T-12	24,694,656	5,708,443
11.00	Loan	95	1	Security Public Storage - Palm Desert	2,453,055	783,863	1,669,192	11/30/2025	T-12	2,511,833	777,469
12.00	Loan	5, 50, 51	1	Brandywine Regency Warehouse & Distribution Center	NAV	NAV	NAV	NAV	NAV	NAV	NAV
13.00	Loan	5, 52, 53, 54, 55, 56	1	Birch Run Premium Outlets	18,616,831	4,415,928	14,200,903	9/30/2025	T-12	18,986,462	4,239,484
14.00	Loan	57, 58, 59, 60	1	Greenwich Portfolio	1,768,817	370,490	1,398,327	10/31/2025	T-12	1,727,471	328,458
15.00	Loan	61, 62, 63, 64, 65	1	Juneau Ave Portfolio	1,536,097	192,600	1,343,497	1/31/2026	T-11 Annualized	NAV	NAV
16.00	Loan	96	1	Security Public Storage - Santa Rosa	1,856,269	527,783	1,328,486	11/30/2025	T-12	1,942,474	534,794
17.00	Loan	5, 97	3	Houston Multifamily Portfolio	6,300,451	2,515,521	3,784,930	12/31/2025	T-12	6,060,183	2,517,653
17.01	Property		1	Vista Oaks Apartments	2,746,608	894,910	1,851,698	12/31/2025	T-12	2,636,875	882,034
17.02	Property		1	Oaks at Nassau Bay	1,952,733	945,849	1,006,884	12/31/2025	T-12	1,844,737	931,657
17.03	Property		1	Broadway Village Apartments	1,601,110	674,763	926,347	12/31/2025	T-12	1,578,572	703,963
18.00	Loan	66, 67, 98	1	Guardian Storage Waterfront	1,664,333	591,889	1,072,444	11/30/2025	T-12	1,622,311	578,882
19.00	Loan	5, 68, 69, 70, 71, 72, 73, 74	1	Landstown Commons	10,379,343	2,776,228	7,603,115	9/30/2025	T-12	10,199,569	2,557,335
20.00	Loan	75, 76	1	Fountain Court	1,979,525	743,002	1,236,523	12/31/2025	T-12	2,103,878	713,593
21.00	Loan	77, 78, 79, 80, 81	1	Arlington Gardens	1,220,505	246,257	974,248	1/31/2026	T-12	1,025,937	270,008
22.00	Loan	66, 98	1	Guardian Storage Monroeville	1,464,525	602,222	862,303	11/30/2025	T-12	1,443,824	572,272
23.00	Loan	99	1	Security Public Storage - Moreno Valley	1,296,897	420,361	876,536	11/30/2025	T-12	1,321,559	406,475
24.00	Loan	82, 83, 84, 85, 86	1	River Hills East Townhomes	958,073	167,720	790,352	1/29/2026	T-12	725,758	172,221
25.00	Loan		1	Cherry Hill Court	1,120,652	376,952	743,700	10/31/2025	T-12	1,199,022	373,641
26.00	Loan	5, 87, 88, 89, 90, 91, 92, 93	1	Park Center Plaza I, II, III	9,506,721	4,143,710	5,363,011	7/31/2025	T-12	9,540,216	4,185,824
27.00	Loan	100	1	Security Public Storage - Sacramento I	1,307,339	512,368	794,971	11/30/2025	T-12	1,365,295	490,872
28.00	Loan		1	Springhill Storage	1,331,913	415,112	916,801	10/31/2025	T-12	1,323,111	403,680
29.00	Loan	94	1	CubeSmart Arlington	1,003,181	355,999	647,182	12/31/2025	T-12	990,962	326,103

A-1-7

ANNEX A-1 — CERTAIN CHARACTERISTICS OF THE MORTGAGE LOANS AND MORTGAGED PROPERTIES

Loan ID Number	Loan / Property Flag	Footnotes (for Loan and Property Information)	# of Properties	Property Name	Second Most Recent NOI ($)	Second Most Recent NOI Date	Second Most Recent Description	Third Most Recent EGI ($)	Third Most Recent Expenses ($)	Third Most Recent NOI ($)	Third Most Recent NOI Date
1.00	Loan	5, 6, 7, 8, 9, 10, 11, 12,13	2	NOVA Retail 2-Pack	12,595,407	12/31/2024	T-12	18,734,677	5,637,653	13,097,024	12/31/2023
1.01	Property		1	Fair City Mall	6,487,686	12/31/2024	T-12	9,838,087	2,819,060	7,019,027	12/31/2023
1.02	Property		1	Plaza at Landmark	6,107,721	12/31/2024	T-12	8,896,590	2,818,593	6,077,997	12/31/2023
2.00	Loan	5	1	Marriott Anchorage Downtown	20,341,296	12/31/2025	T-12	34,555,284	16,363,667	18,191,617	12/31/2024
3.00	Loan	5, 14	1	Sheraton Denver Downtown Hotel	NAV	NAV	NAV	NAV	NAV	NAV	NAV
4.00	Loan	5, 15, 16, 17, 18, 19, 20, 21, 22	1	50 West 23rd Street	9,362,821	12/31/2024	T-12	20,099,488	7,784,607	12,314,881	12/31/2023
5.00	Loan		1	Domain at Town Centre	4,158,357	12/31/2025	T-12	7,841,496	3,747,280	4,094,216	12/31/2024
6.00	Loan	5, 23, 24, 25, 26, 27, 28, 29, 30	18	U-Haul AREC RW Portfolio	11,006,418	3/31/2025	T-12	15,414,565	4,410,011	11,004,553	3/31/2024
6.01	Property		1	U-Haul at I-20 & 360	1,428,779	3/31/2025	T-12	1,869,368	472,356	1,397,012	3/31/2024
6.02	Property		1	U-Haul at North Sam Houston & Antoine	1,293,658	3/31/2025	T-12	1,742,996	445,498	1,297,498	3/31/2024
6.03	Property		1	U-Haul at Fall River at I-195	923,073	3/31/2025	T-12	1,238,874	286,690	952,184	3/31/2024
6.04	Property		1	U-Haul of Eastgate & U-Haul of Irvington	779,733	3/31/2025	T-12	1,137,992	336,948	801,043	3/31/2024
6.05	Property		1	U-Haul of West Hartford	771,705	3/31/2025	T-12	1,076,984	343,638	733,346	3/31/2024
6.06	Property		1	U-Haul of Anchorage	744,275	3/31/2025	T-12	1,053,195	324,337	728,859	3/31/2024
6.07	Property		1	U-Haul of Southern Plaza	693,222	3/31/2025	T-12	958,405	290,895	667,511	3/31/2024
6.08	Property		1	U-Haul of Newark	598,883	3/31/2025	T-12	774,881	198,901	575,980	3/31/2024
6.09	Property		1	U-Haul Storage of Clackamas Town Center	724,861	3/31/2025	T-12	940,996	188,819	752,177	3/31/2024
6.10	Property		1	U-Haul of Levittown	450,589	3/31/2025	T-12	702,256	238,159	464,097	3/31/2024
6.11	Property		1	U-Haul of Eastland	546,960	3/31/2025	T-12	844,135	231,471	612,664	3/31/2024
6.12	Property		1	U-Haul of Lynwood	498,478	3/31/2025	T-12	646,129	170,613	475,516	3/31/2024
6.13	Property		1	U-Haul of New River	385,831	3/31/2025	T-12	512,185	144,681	367,504	3/31/2024
6.14	Property		1	U-Haul of Redwood City	347,506	3/31/2025	T-12	491,379	151,626	339,754	3/31/2024
6.15	Property		1	U-Haul Storage Othello Station	294,734	3/31/2025	T-12	492,997	189,502	303,496	3/31/2024
6.16	Property		1	U-Haul of Verde Valley	204,367	3/31/2025	T-12	276,460	81,359	195,102	3/31/2024
6.17	Property		1	U-Haul of Springfield	169,490	3/31/2025	T-12	260,186	107,863	152,323	3/31/2024
6.18	Property		1	U-Haul of Rainier Valley	150,275	3/31/2025	T-12	395,144	206,657	188,488	3/31/2024
7.00	Loan	31, 32, 33	1	1688 Meridian Avenue	2,477,711	12/31/2024	T-12	4,387,676	1,569,246	2,818,430	12/31/2023
8.00	Loan	5, 34, 35, 36, 37, 38, 39	1	255 Greenwich	16,417,572	12/31/2024	T-12	32,152,546	13,834,112	18,318,434	12/31/2023
9.00	Loan	40, 41, 42, 43	1	Air Depot Industrial	1,823,998	12/31/2024	T-12	2,179,523	1,347,456	832,067	12/31/2023
10.00	Loan	5, 44, 45, 46, 47, 48, 49	1	Ellenton Premium Outlets	18,986,213	12/31/2024	T-12	24,227,619	5,450,378	18,777,241	12/31/2023
11.00	Loan	95	1	Security Public Storage - Palm Desert	1,734,364	12/31/2024	T-12	2,544,920	764,152	1,780,768	12/31/2023
12.00	Loan	5, 50, 51	1	Brandywine Regency Warehouse & Distribution Center	NAV	NAV	NAV	NAV	NAV	NAV	NAV
13.00	Loan	5, 52, 53, 54, 55, 56	1	Birch Run Premium Outlets	14,746,978	12/31/2024	T-12	18,809,273	4,176,992	14,632,281	12/31/2023
14.00	Loan	57, 58, 59, 60	1	Greenwich Portfolio	1,399,013	12/31/2024	T-12	1,627,869	366,049	1,261,820	12/31/2023
15.00	Loan	61, 62, 63, 64, 65	1	Juneau Ave Portfolio	NAV	NAV	NAV	NAV	NAV	NAV	NAV
16.00	Loan	96	1	Security Public Storage - Santa Rosa	1,407,680	12/31/2024	T-12	1,887,644	513,721	1,373,923	12/31/2023
17.00	Loan	5, 97	3	Houston Multifamily Portfolio	3,542,530	12/31/2024	T-12	5,744,675	2,307,129	3,437,546	12/31/2023
17.01	Property		1	Vista Oaks Apartments	1,754,841	12/31/2024	T-12	2,511,955	848,558	1,663,397	12/31/2023
17.02	Property		1	Oaks at Nassau Bay	913,080	12/31/2024	T-12	1,759,531	840,212	919,320	12/31/2023
17.03	Property		1	Broadway Village Apartments	874,609	12/31/2024	T-12	1,473,189	618,360	854,829	12/31/2023
18.00	Loan	66, 67, 98	1	Guardian Storage Waterfront	1,043,429	12/31/2024	T-12	1,640,508	557,402	1,083,106	12/31/2023
19.00	Loan	5, 68, 69, 70, 71, 72, 73, 74	1	Landstown Commons	7,642,234	12/31/2024	T-12	9,520,630	2,796,175	6,724,455	12/31/2023
20.00	Loan	75, 76	1	Fountain Court	1,390,285	12/31/2024	T-12	2,107,197	686,503	1,420,694	12/31/2023
21.00	Loan	77, 78, 79, 80, 81	1	Arlington Gardens	755,929	12/31/2024	T-12	889,496	272,114	617,383	12/31/2023
22.00	Loan	66, 98	1	Guardian Storage Monroeville	871,552	12/31/2024	T-12	1,524,687	569,739	954,948	12/31/2023
23.00	Loan	99	1	Security Public Storage - Moreno Valley	915,084	12/31/2024	T-12	1,301,869	390,070	911,799	12/31/2023
24.00	Loan	82, 83, 84, 85, 86	1	River Hills East Townhomes	553,537	12/31/2024	T-12	NAV	NAV	NAV	NAV
25.00	Loan		1	Cherry Hill Court	825,381	12/31/2024	T-12	1,197,129	354,294	842,835	12/31/2023
26.00	Loan	5, 87, 88, 89, 90, 91, 92, 93	1	Park Center Plaza I, II, III	5,354,392	12/31/2024	T-12	9,527,732	4,160,999	5,366,732	12/31/2023
27.00	Loan	100	1	Security Public Storage - Sacramento I	874,423	12/31/2024	T-12	1,421,472	485,115	936,357	12/31/2023
28.00	Loan		1	Springhill Storage	919,431	12/31/2024	T-12	1,378,312	373,492	1,004,821	12/31/2023
29.00	Loan	94	1	CubeSmart Arlington	664,859	12/31/2024	T-12	997,668	306,686	690,982	12/31/2023

A-1-8

ANNEX A-1 — CERTAIN CHARACTERISTICS OF THE MORTGAGE LOANS AND MORTGAGED PROPERTIES

Loan ID Number	Loan / Property Flag	Footnotes (for Loan and Property Information)	# of Properties	Property Name	Third Most Recent Description	Underwritten Economic Occupancy (%)	Underwritten EGI ($)	Underwritten Expenses ($)	Underwritten Net Operating Income ($)	Underwritten Replacement / FF&E Reserve ($)	Underwritten TI / LC ($)
1.00	Loan	5, 6, 7, 8, 9, 10, 11, 12,13	2	NOVA Retail 2-Pack	T-12	94.9%	21,408,622	6,216,639	15,191,983	126,096	857,543
1.01	Property		1	Fair City Mall	T-12	94.9%	11,476,500	3,054,184	8,422,316	60,506	432,829
1.02	Property		1	Plaza at Landmark	T-12	95.0%	9,932,122	3,162,455	6,769,667	65,591	424,714
2.00	Loan	5	1	Marriott Anchorage Downtown	T-12	74.8%	36,653,019	16,917,053	19,735,966	1,832,651	0
3.00	Loan	5, 14	1	Sheraton Denver Downtown Hotel	NAV	100.0%	14,738,237	0	14,738,237	0	0
4.00	Loan	5, 15, 16, 17, 18, 19, 20, 21, 22	1	50 West 23rd Street	T-12	95.0%	20,244,271	7,561,624	12,682,647	66,349	747,390
5.00	Loan		1	Domain at Town Centre	T-12	92.9%	8,284,519	3,897,135	4,387,384	180,311	0
6.00	Loan	5, 23, 24, 25, 26, 27, 28, 29, 30	18	U-Haul AREC RW Portfolio	T-12	92.9%	15,597,038	4,670,392	10,926,646	110,027	0
6.01	Property		1	U-Haul at I-20 & 360	T-12	93.8%	1,916,236	517,502	1,398,734	14,268	0
6.02	Property		1	U-Haul at North Sam Houston & Antoine	T-12	94.6%	1,737,928	438,534	1,299,394	12,734	0
6.03	Property		1	U-Haul at Fall River at I-195	T-12	94.4%	1,217,851	290,560	927,291	10,436	0
6.04	Property		1	U-Haul of Eastgate & U-Haul of Irvington	T-12	88.7%	1,150,952	345,355	805,598	9,230	0
6.05	Property		1	U-Haul of West Hartford	T-12	95.5%	1,124,373	363,672	760,701	9,020	0
6.06	Property		1	U-Haul of Anchorage	T-12	94.9%	1,065,047	314,394	750,653	5,472	0
6.07	Property		1	U-Haul of Southern Plaza	T-12	92.4%	1,022,577	293,216	729,361	9,037	0
6.08	Property		1	U-Haul of Newark	T-12	97.3%	837,805	216,884	620,922	6,924	0
6.09	Property		1	U-Haul Storage of Clackamas Town Center	T-12	89.5%	914,895	290,631	624,264	1,888	0
6.10	Property		1	U-Haul of Levittown	T-12	83.1%	695,861	248,944	446,917	6,137	0
6.11	Property		1	U-Haul of Eastland	T-12	90.4%	780,544	232,012	548,532	8,008	0
6.12	Property		1	U-Haul of Lynwood	T-12	91.6%	664,418	198,446	465,972	2,416	0
6.13	Property		1	U-Haul of New River	T-12	97.2%	519,577	147,522	372,055	3,536	0
6.14	Property		1	U-Haul of Redwood City	T-12	93.9%	497,014	162,166	334,848	1,557	0
6.15	Property		1	U-Haul Storage Othello Station	T-12	98.2%	498,156	202,548	295,608	1,735	0
6.16	Property		1	U-Haul of Verde Valley	T-12	100.0%	303,313	84,024	219,288	3,005	0
6.17	Property		1	U-Haul of Springfield	T-12	77.9%	279,664	113,946	165,718	3,112	0
6.18	Property		1	U-Haul of Rainier Valley	T-12	93.3%	370,826	210,037	160,789	1,512	0
7.00	Loan	31, 32, 33	1	1688 Meridian Avenue	T-12	82.3%	4,913,229	1,992,444	2,920,785	23,612	134,769
8.00	Loan	5, 34, 35, 36, 37, 38, 39	1	255 Greenwich	T-12	91.1%	33,664,589	14,771,377	18,893,213	125,323	626,617
9.00	Loan	40, 41, 42, 43	1	Air Depot Industrial	T-12	92.5%	4,324,597	1,353,097	2,971,500	43,588	108,970
10.00	Loan	5, 44, 45, 46, 47, 48, 49	1	Ellenton Premium Outlets	T-12	83.3%	24,235,222	6,006,419	18,228,803	76,348	715,763
11.00	Loan	95	1	Security Public Storage - Palm Desert	T-12	84.2%	2,453,055	868,928	1,584,127	17,083	0
12.00	Loan	5, 50, 51	1	Brandywine Regency Warehouse & Distribution Center	NAV	95.0%	8,244,198	247,326	7,996,872	62,450	0
13.00	Loan	5, 52, 53, 54, 55, 56	1	Birch Run Premium Outlets	T-12	86.1%	18,131,921	4,368,908	13,763,013	118,786	593,930
14.00	Loan	57, 58, 59, 60	1	Greenwich Portfolio	T-12	95.4%	1,768,062	387,226	1,380,836	6,182	24,549
15.00	Loan	61, 62, 63, 64, 65	1	Juneau Ave Portfolio	NAV	95.0%	1,858,586	489,057	1,369,528	30,600	0
16.00	Loan	96	1	Security Public Storage - Santa Rosa	T-12	85.3%	1,856,269	612,621	1,243,648	11,399	0
17.00	Loan	5, 97	3	Houston Multifamily Portfolio	T-12	89.5%	6,254,051	2,654,220	3,599,831	188,400	$0
17.01	Property		1	Vista Oaks Apartments	T-12	92.3%	2,750,375	937,355	1,813,020	76,800	$0
17.02	Property		1	Oaks at Nassau Bay	T-12	86.5%	1,901,460	998,600	902,860	48,600	$0
17.03	Property		1	Broadway Village Apartments	T-12	88.6%	1,602,215	718,265	883,951	63,000	$0
18.00	Loan	66, 67, 98	1	Guardian Storage Waterfront	T-12	94.0%	1,700,376	603,289	1,097,087	18,768	0
19.00	Loan	5, 68, 69, 70, 71, 72, 73, 74	1	Landstown Commons	T-12	93.6%	10,461,465	2,791,144	7,670,321	81,452	407,261
20.00	Loan	75, 76	1	Fountain Court	T-12	95.0%	2,062,429	823,230	1,239,200	36,635	109,905
21.00	Loan	77, 78, 79, 80, 81	1	Arlington Gardens	T-12	95.0%	1,273,597	346,331	927,265	19,684	0
22.00	Loan	66, 98	1	Guardian Storage Monroeville	T-12	90.2%	1,501,550	613,600	887,950	16,907	0
23.00	Loan	99	1	Security Public Storage - Moreno Valley	T-12	91.6%	1,296,897	471,170	825,727	6,734	0
24.00	Loan	82, 83, 84, 85, 86	1	River Hills East Townhomes	NAV	95.0%	986,426	250,367	736,059	14,025	0
25.00	Loan		1	Cherry Hill Court	T-12	88.1%	1,199,377	421,372	778,004	10,472	34,906
26.00	Loan	5, 87, 88, 89, 90, 91, 92, 93	1	Park Center Plaza I, II, III	T-12	95.1%	9,928,704	4,158,695	5,770,009	92,898	1,055,655
27.00	Loan	100	1	Security Public Storage - Sacramento I	T-12	83.4%	1,307,339	533,768	773,571	8,710	0
28.00	Loan		1	Springhill Storage	T-12	86.2%	1,331,913	417,698	914,215	10,445	0
29.00	Loan	94	1	CubeSmart Arlington	T-12	88.6%	1,003,181	362,004	641,177	10,942	0

A-1-9

ANNEX A-1 — CERTAIN CHARACTERISTICS OF THE MORTGAGE LOANS AND MORTGAGED PROPERTIES

Loan ID Number	Loan / Property Flag	Footnotes (for Loan and Property Information)	# of Properties	Property Name	Underwritten Net Cash Flow ($)	Underwritten NOI DSCR (x)	Underwritten NCF DSCR (x)	Underwritten NOI Debt Yield (%)	Underwritten NCF Debt Yield (%)	Appraised Value ($)	Appraised Value Type
1.00	Loan	5, 6, 7, 8, 9, 10, 11, 12,13	2	NOVA Retail 2-Pack	14,208,344	1.49	1.39	9.2%	8.6%	234,700,000	As Is
1.01	Property		1	Fair City Mall	7,928,981					137,700,000	As Is
1.02	Property		1	Plaza at Landmark	6,279,362					97,000,000	As Is
2.00	Loan	5	1	Marriott Anchorage Downtown	17,903,315	1.96	1.77	15.8%	14.3%	217,100,000	As Is
3.00	Loan	5, 14	1	Sheraton Denver Downtown Hotel	14,738,237	1.29	1.29	8.2%	8.2%	235,000,000	As Is
4.00	Loan	5, 15, 16, 17, 18, 19, 20, 21, 22	1	50 West 23rd Street	11,868,908	2.33	2.18	15.3%	14.3%	208,000,000	As Is
5.00	Loan		1	Domain at Town Centre	4,207,073	1.98	1.90	12.3%	11.7%	65,200,000	As Is
6.00	Loan	5, 23, 24, 25, 26, 27, 28, 29, 30	18	U-Haul AREC RW Portfolio	10,816,619	1.41	1.40	10.6%	10.5%	199,300,000	As Portfolio
6.01	Property		1	U-Haul at I-20 & 360	1,384,466					25,420,000	As Is
6.02	Property		1	U-Haul at North Sam Houston & Antoine	1,286,660					21,000,000	As Is
6.03	Property		1	U-Haul at Fall River at I-195	916,855					14,900,000	As Is
6.04	Property		1	U-Haul of Eastgate & U-Haul of Irvington	796,367					12,900,000	As Is
6.05	Property		1	U-Haul of West Hartford	751,681					12,500,000	As Is
6.06	Property		1	U-Haul of Anchorage	745,182					11,140,000	As Is
6.07	Property		1	U-Haul of Southern Plaza	720,324					11,200,000	As Is
6.08	Property		1	U-Haul of Newark	613,997					9,580,000	As Is
6.09	Property		1	U-Haul Storage of Clackamas Town Center	622,376					8,740,000	As Is
6.10	Property		1	U-Haul of Levittown	440,780					8,000,000	As Is
6.11	Property		1	U-Haul of Eastland	540,524					8,850,000	As Is
6.12	Property		1	U-Haul of Lynwood	463,557					7,250,000	As Is
6.13	Property		1	U-Haul of New River	368,519					5,450,000	As Is
6.14	Property		1	U-Haul of Redwood City	333,290					8,210,000	Concluded Market Value
6.15	Property		1	U-Haul Storage Othello Station	293,873					10,440,000	As Is
6.16	Property		1	U-Haul of Verde Valley	216,283					3,350,000	As Is
6.17	Property		1	U-Haul of Springfield	162,606					2,870,000	As Is
6.18	Property		1	U-Haul of Rainier Valley	159,278					8,730,000	As Is
7.00	Loan	31, 32, 33	1	1688 Meridian Avenue	2,762,405	1.62	1.53	10.2%	9.6%	55,100,000	As Is
8.00	Loan	5, 34, 35, 36, 37, 38, 39	1	255 Greenwich	18,141,272	1.98	1.90	12.9%	12.3%	280,000,000	As Is
9.00	Loan	40, 41, 42, 43	1	Air Depot Industrial	2,818,942	1.86	1.77	12.1%	11.5%	39,200,000	As Is
10.00	Loan	5, 44, 45, 46, 47, 48, 49	1	Ellenton Premium Outlets	17,436,692	2.41	2.31	15.2%	14.5%	198,000,000	As Is
11.00	Loan	95	1	Security Public Storage - Palm Desert	1,567,043	1.35	1.33	9.6%	9.5%	27,480,000	As Is
12.00	Loan	5, 50, 51	1	Brandywine Regency Warehouse & Distribution Center	7,934,422	1.28	1.27	10.6%	10.5%	138,300,000	As Is
13.00	Loan	5, 52, 53, 54, 55, 56	1	Birch Run Premium Outlets	13,050,297	2.02	1.92	15.3%	14.5%	158,700,000	As Is
14.00	Loan	57, 58, 59, 60	1	Greenwich Portfolio	1,350,104	1.40	1.37	10.1%	9.9%	21,900,000	As Is
15.00	Loan	61, 62, 63, 64, 65	1	Juneau Ave Portfolio	1,338,928	1.37	1.34	10.2%	10.0%	21,400,000	As Portfolio
16.00	Loan	96	1	Security Public Storage - Santa Rosa	1,232,249	1.30	1.29	9.4%	9.3%	22,000,000	As Is
17.00	Loan	5, 97	3	Houston Multifamily Portfolio	3,411,431	1.40	1.33	10.0%	9.5%	54,900,000	As Is
17.01	Property		1	Vista Oaks Apartments	1,736,220					25,600,000	As Is
17.02	Property		1	Oaks at Nassau Bay	854,260					16,200,000	As Is
17.03	Property		1	Broadway Village Apartments	820,951					13,100,000	As Is
18.00	Loan	66, 67, 98	1	Guardian Storage Waterfront	1,078,320	1.63	1.60	10.0%	9.9%	18,000,000	As Is
19.00	Loan	5, 68, 69, 70, 71, 72, 73, 74	1	Landstown Commons	7,181,608	1.69	1.58	10.5%	9.8%	105,200,000	As Is
20.00	Loan	75, 76	1	Fountain Court	1,092,660	1.87	1.65	12.4%	10.9%	18,400,000	As Is
21.00	Loan	77, 78, 79, 80, 81	1	Arlington Gardens	907,581	1.33	1.30	9.9%	9.7%	14,400,000	As Portfolio
22.00	Loan	66, 98	1	Guardian Storage Monroeville	871,043	1.58	1.55	9.7%	9.6%	14,600,000	As Is
23.00	Loan	99	1	Security Public Storage - Moreno Valley	818,993	1.29	1.28	9.4%	9.3%	14,840,000	As Is
24.00	Loan	82, 83, 84, 85, 86	1	River Hills East Townhomes	722,034	1.37	1.35	10.1%	9.9%	11,600,000	As Portfolio
25.00	Loan		1	Cherry Hill Court	732,627	1.43	1.35	10.7%	10.1%	11,200,000	As Is
26.00	Loan	5, 87, 88, 89, 90, 91, 92, 93	1	Park Center Plaza I, II, III	4,621,456	2.08	1.66	18.1%	14.5%	61,200,000	As Is
27.00	Loan	100	1	Security Public Storage - Sacramento I	764,860	1.61	1.59	11.5%	11.3%	13,850,000	As Is
28.00	Loan		1	Springhill Storage	903,770	3.04	3.00	19.5%	19.2%	15,000,000	As Is
29.00	Loan	94	1	CubeSmart Arlington	630,235	2.70	2.66	17.3%	17.0%	11,100,000	As Is

A-1-10

ANNEX A-1 — CERTAIN CHARACTERISTICS OF THE MORTGAGE LOANS AND MORTGAGED PROPERTIES

Loan ID Number	Loan / Property Flag	Footnotes (for Loan and Property Information)	# of Properties	Property Name	Appraisal Date	Cut-off Date LTV Ratio (%)	LTV Ratio at Maturity / ARD (%)	Leased Occupancy (%)(3)	Occupancy Date	Single Tenant (Y/N)	Largest Tenant (4)
1.00	Loan	5, 6, 7, 8, 9, 10, 11, 12,13	2	NOVA Retail 2-Pack	11/30/2025	70.3%	70.3%	97.4%	12/31/2025
1.01	Property		1	Fair City Mall	11/30/2025			96.5%	12/31/2025	No	Safeway
1.02	Property		1	Plaza at Landmark	11/30/2025			98.3%	12/31/2025	No	Giant
2.00	Loan	5	1	Marriott Anchorage Downtown	8/26/2025	57.5%	45.4%	74.8%	1/31/2026	NAP	NAP
3.00	Loan	5, 14	1	Sheraton Denver Downtown Hotel	9/16/2025	76.6%	76.6%	100.0%	4/1/2026	Yes	Denver HS-EF Court Place, LLC
4.00	Loan	5, 15, 16, 17, 18, 19, 20, 21, 22	1	50 West 23rd Street	12/16/2025	39.9%	39.9%	97.3%	12/31/2025	No	NYC Department of Education
5.00	Loan		1	Domain at Town Centre	1/29/2026	54.9%	54.9%	93.3%	3/1/2026	NAP	NAP
6.00	Loan	5, 23, 24, 25, 26, 27, 28, 29, 30	18	U-Haul AREC RW Portfolio	9/23/2025	51.8%	40.0%	93.1%	7/1/2025
6.01	Property		1	U-Haul at I-20 & 360	9/3/2025			95.2%	7/1/2025	NAP	NAP
6.02	Property		1	U-Haul at North Sam Houston & Antoine	9/2/2025			95.3%	7/1/2025	NAP	NAP
6.03	Property		1	U-Haul at Fall River at I-195	9/9/2025			95.5%	7/1/2025	NAP	NAP
6.04	Property		1	U-Haul of Eastgate & U-Haul of Irvington	9/11/2025			88.9%	7/1/2025	NAP	NAP
6.05	Property		1	U-Haul of West Hartford	9/9/2025			95.9%	7/1/2025	NAP	NAP
6.06	Property		1	U-Haul of Anchorage	9/3/2025			94.8%	7/1/2025	NAP	NAP
6.07	Property		1	U-Haul of Southern Plaza	9/11/2025			92.5%	7/1/2025	NAP	NAP
6.08	Property		1	U-Haul of Newark	9/8/2025			97.5%	7/1/2025	NAP	NAP
6.09	Property		1	U-Haul Storage of Clackamas Town Center	9/10/2025			89.1%	7/1/2025	NAP	NAP
6.10	Property		1	U-Haul of Levittown	9/3/2025			83.4%	7/1/2025	NAP	NAP
6.11	Property		1	U-Haul of Eastland	9/8/2025			90.3%	7/1/2025	NAP	NAP
6.12	Property		1	U-Haul of Lynwood	8/28/2025			92.0%	7/1/2025	NAP	NAP
6.13	Property		1	U-Haul of New River	9/10/2025			97.5%	7/1/2025	NAP	NAP
6.14	Property		1	U-Haul of Redwood City	9/11/2025			94.1%	7/1/2025	NAP	NAP
6.15	Property		1	U-Haul Storage Othello Station	9/4/2025			98.5%	7/1/2025	NAP	NAP
6.16	Property		1	U-Haul of Verde Valley	8/29/2025			100.0%	7/1/2025	NAP	NAP
6.17	Property		1	U-Haul of Springfield	9/10/2025			75.9%	7/1/2025	NAP	NAP
6.18	Property		1	U-Haul of Rainier Valley	9/4/2025			91.9%	7/1/2025	NAP	NAP
7.00	Loan	31, 32, 33	1	1688 Meridian Avenue	10/10/2025	52.2%	52.2%	84.3%	11/14/2025	No	RGN-Miami Beach II, LLC
8.00	Loan	5, 34, 35, 36, 37, 38, 39	1	255 Greenwich	9/25/2025	52.5%	52.5%	91.7%	10/1/2025	No	City University of New York - BMCC
9.00	Loan	40, 41, 42, 43	1	Air Depot Industrial	4/15/2025	62.5%	62.5%	91.9%	11/5/2025	No	Univar
10.00	Loan	5, 44, 45, 46, 47, 48, 49	1	Ellenton Premium Outlets	8/21/2025	60.6%	60.6%	84.4%	10/15/2025	No	Lee Wrangler Clearance Center
11.00	Loan	95	1	Security Public Storage - Palm Desert	11/11/2025	60.0%	53.2%	83.6%	11/11/2025	NAP	NAP
12.00	Loan	5, 50, 51	1	Brandywine Regency Warehouse & Distribution Center	11/15/2025	54.7%	43.6%	100.0%	4/1/2026	Yes	Regency Furniture
13.00	Loan	5, 52, 53, 54, 55, 56	1	Birch Run Premium Outlets	10/19/2025	56.7%	50.8%	90.1%	10/8/2025	No	Pottery Barn
14.00	Loan	57, 58, 59, 60	1	Greenwich Portfolio	10/22/2025	62.6%	62.6%	100.0%	12/1/2025	No	Lou Kocaj (dba Townhouse)
15.00	Loan	61, 62, 63, 64, 65	1	Juneau Ave Portfolio	11/5/2025	62.6%	53.9%	100.0%	2/1/2026	NAP	NAP
16.00	Loan	96	1	Security Public Storage - Santa Rosa	11/18/2025	60.5%	53.6%	85.6%	11/11/2025	NAP	NAP
17.00	Loan	5, 97	3	Houston Multifamily Portfolio	Various	65.6%	65.6%	93.6%	1/31/2026
17.01	Property		1	Vista Oaks Apartments	9/26/2025			91.4%	1/31/2026	NAP	NAP
17.02	Property		1	Oaks at Nassau Bay	9/18/2025			94.4%	1/31/2026	NAP	NAP
17.03	Property		1	Broadway Village Apartments	9/18/2025			95.7%	1/31/2026	NAP	NAP
18.00	Loan	66, 67, 98	1	Guardian Storage Waterfront	10/13/2025	60.7%	60.7%	92.1%	12/16/2025	No	NAP
19.00	Loan	5, 68, 69, 70, 71, 72, 73, 74	1	Landstown Commons	11/19/2025	69.8%	69.8%	94.6%	1/14/2026	No	Best Buy
20.00	Loan	75, 76	1	Fountain Court	1/16/2026	54.3%	54.3%	98.6%	3/4/2026	No	Bealls, Inc.
21.00	Loan	77, 78, 79, 80, 81	1	Arlington Gardens	11/15/2025	64.8%	55.7%	100.0%	1/1/2026	NAP	NAP
22.00	Loan	66, 98	1	Guardian Storage Monroeville	11/13/2025	62.5%	62.5%	86.9%	12/16/2025	No	NAP
23.00	Loan	99	1	Security Public Storage - Moreno Valley	11/19/2025	59.3%	52.7%	89.5%	11/11/2025	NAP	NAP
24.00	Loan	82, 83, 84, 85, 86	1	River Hills East Townhomes	11/15/2025	62.7%	53.7%	100.0%	1/1/2026	NAP	NAP
25.00	Loan		1	Cherry Hill Court	11/12/2025	64.7%	60.9%	88.1%	1/6/2026	No	Holiday Market
26.00	Loan	5, 87, 88, 89, 90, 91, 92, 93	1	Park Center Plaza I, II, III	6/17/2025	52.0%	39.7%	94.6%	10/24/2025	No	MAI Capital Management
27.00	Loan	100	1	Security Public Storage - Sacramento I	11/21/2025	48.7%	43.2%	83.8%	11/11/2025	NAP	NAP
28.00	Loan		1	Springhill Storage	11/14/2025	31.3%	31.3%	92.9%	11/4/2025	NAP	NAP
29.00	Loan	94	1	CubeSmart Arlington	12/15/2025	33.3%	33.3%	83.9%	12/31/2025	NAP	NAP

A-1-11

ANNEX A-1 — CERTAIN CHARACTERISTICS OF THE MORTGAGE LOANS AND MORTGAGED PROPERTIES

Loan ID Number	Loan / Property Flag	Footnotes (for Loan and Property Information)	# of Properties	Property Name	Largest Tenant SF	Largest Tenant % of NRA	Largest Tenant Lease Expiration Date(4)	Second Largest Tenant(4)	Second Largest Tenant SF	Second Largest Tenant % of NRA
1.00	Loan	5, 6, 7, 8, 9, 10, 11, 12,13	2	NOVA Retail 2-Pack
1.01	Property		1	Fair City Mall	61,915	15.3%	9/30/2033	Lifetime Fitness	58,900	14.6%
1.02	Property		1	Plaza at Landmark	65,000	14.9%	12/31/2030	Hobby Lobby	62,480	14.3%
2.00	Loan	5	1	Marriott Anchorage Downtown	NAP	NAP	NAP	NAP	NAP	NAP
3.00	Loan	5, 14	1	Sheraton Denver Downtown Hotel	191,437	100.0%	11/30/2114	NAP	NAP	NAP
4.00	Loan	5, 15, 16, 17, 18, 19, 20, 21, 22	1	50 West 23rd Street	64,000	19.3%	6/30/2030	Buzzfeed, Inc	42,210	12.7%
5.00	Loan		1	Domain at Town Centre	NAP	NAP	NAP	NAP	NAP	NAP
6.00	Loan	5, 23, 24, 25, 26, 27, 28, 29, 30	18	U-Haul AREC RW Portfolio
6.01	Property		1	U-Haul at I-20 & 360	NAP	NAP	NAP	NAP	NAP	NAP
6.02	Property		1	U-Haul at North Sam Houston & Antoine	NAP	NAP	NAP	NAP	NAP	NAP
6.03	Property		1	U-Haul at Fall River at I-195	NAP	NAP	NAP	NAP	NAP	NAP
6.04	Property		1	U-Haul of Eastgate & U-Haul of Irvington	NAP	NAP	NAP	NAP	NAP	NAP
6.05	Property		1	U-Haul of West Hartford	NAP	NAP	NAP	NAP	NAP	NAP
6.06	Property		1	U-Haul of Anchorage	NAP	NAP	NAP	NAP	NAP	NAP
6.07	Property		1	U-Haul of Southern Plaza	NAP	NAP	NAP	NAP	NAP	NAP
6.08	Property		1	U-Haul of Newark	NAP	NAP	NAP	NAP	NAP	NAP
6.09	Property		1	U-Haul Storage of Clackamas Town Center	NAP	NAP	NAP	NAP	NAP	NAP
6.10	Property		1	U-Haul of Levittown	NAP	NAP	NAP	NAP	NAP	NAP
6.11	Property		1	U-Haul of Eastland	NAP	NAP	NAP	NAP	NAP	NAP
6.12	Property		1	U-Haul of Lynwood	NAP	NAP	NAP	NAP	NAP	NAP
6.13	Property		1	U-Haul of New River	NAP	NAP	NAP	NAP	NAP	NAP
6.14	Property		1	U-Haul of Redwood City	NAP	NAP	NAP	NAP	NAP	NAP
6.15	Property		1	U-Haul Storage Othello Station	NAP	NAP	NAP	NAP	NAP	NAP
6.16	Property		1	U-Haul of Verde Valley	NAP	NAP	NAP	NAP	NAP	NAP
6.17	Property		1	U-Haul of Springfield	NAP	NAP	NAP	NAP	NAP	NAP
6.18	Property		1	U-Haul of Rainier Valley	NAP	NAP	NAP	NAP	NAP	NAP
7.00	Loan	31, 32, 33	1	1688 Meridian Avenue	19,374	22.3%	6/30/2032	Ryan Specialty, LLC	5,729	6.6%
8.00	Loan	5, 34, 35, 36, 37, 38, 39	1	255 Greenwich	244,092	39.0%	5/31/2035	The City of New York - DCAS	217,942	34.8%
9.00	Loan	40, 41, 42, 43	1	Air Depot Industrial	196,382	45.1%	12/31/2034	Midwest Trucking	59,970	13.8%
10.00	Loan	5, 44, 45, 46, 47, 48, 49	1	Ellenton Premium Outlets	23,272	4.9%	1/31/2029	Saks Fifth Avenue Off 5th	19,804	4.2%
11.00	Loan	95	1	Security Public Storage - Palm Desert	NAP	NAP	NAP	NAP	NAP	NAP
12.00	Loan	5, 50, 51	1	Brandywine Regency Warehouse & Distribution Center	624,502	100.0%	11/18/2040	NAP	NAP	NAP
13.00	Loan	5, 52, 53, 54, 55, 56	1	Birch Run Premium Outlets	30,000	5.1%	1/31/2027	Lee Wrangler	23,975	4.0%
14.00	Loan	57, 58, 59, 60	1	Greenwich Portfolio	12,415	50.6%	10/31/2047	Dance Adventure, Inc.	4,768	19.4%
15.00	Loan	61, 62, 63, 64, 65	1	Juneau Ave Portfolio	NAP	NAP	NAP	NAP	NAP	NAP
16.00	Loan	96	1	Security Public Storage - Santa Rosa	NAP	NAP	NAP	NAP	NAP	NAP
17.00	Loan	5, 97	3	Houston Multifamily Portfolio
17.01	Property		1	Vista Oaks Apartments	NAP	NAP	NAP	NAP	NAP	NAP
17.02	Property		1	Oaks at Nassau Bay	NAP	NAP	NAP	NAP	NAP	NAP
17.03	Property		1	Broadway Village Apartments	NAP	NAP	NAP	NAP	NAP	NAP
18.00	Loan	66, 67, 98	1	Guardian Storage Waterfront	NAP	NAP	NAP	NAP	NAP	NAP
19.00	Loan	5, 68, 69, 70, 71, 72, 73, 74	1	Landstown Commons	30,000	7.4%	3/31/2028	Ross Dress for Less	29,912	7.3%
20.00	Loan	75, 76	1	Fountain Court	87,385	47.7%	4/30/2028	Bayside Community Church of Sarasota Inc	33,990	18.6%
21.00	Loan	77, 78, 79, 80, 81	1	Arlington Gardens	NAP	NAP	NAP	NAP	NAP	NAP
22.00	Loan	66, 98	1	Guardian Storage Monroeville	NAP	NAP	NAP	NAP	NAP	NAP
23.00	Loan	99	1	Security Public Storage - Moreno Valley	NAP	NAP	NAP	NAP	NAP	NAP
24.00	Loan	82, 83, 84, 85, 86	1	River Hills East Townhomes	NAP	NAP	NAP	NAP	NAP	NAP
25.00	Loan		1	Cherry Hill Court	45,712	65.5%	11/30/2043	Trinity Health / Probility Therapy Services	10,353	14.8%
26.00	Loan	5, 87, 88, 89, 90, 91, 92, 93	1	Park Center Plaza I, II, III	69,629	16.5%	8/31/2028 (6,553 SF); 8/14/2032 (63,076 SF)	United States of America General Services Administration Department of Veterans Affairs	63,363	15.0%
27.00	Loan	100	1	Security Public Storage - Sacramento I	NAP	NAP	NAP	NAP	NAP	NAP
28.00	Loan		1	Springhill Storage	NAP	NAP	NAP	NAP	NAP	NAP
29.00	Loan	94	1	CubeSmart Arlington	NAP	NAP	NAP	NAP	NAP	NAP

A-1-12

ANNEX A-1 — CERTAIN CHARACTERISTICS OF THE MORTGAGE LOANS AND MORTGAGED PROPERTIES

Loan ID Number	Loan / Property Flag	Footnotes (for Loan and Property Information)	# of Properties	Property Name	Second Largest Tenant Lease Expiration Date	Third Largest Tenant(4)	Third Largest Tenant SF	Third Largest Tenant % of NRA	Third Largest Tenant Lease Expiration Date
1.00	Loan	5, 6, 7, 8, 9, 10, 11, 12,13	2	NOVA Retail 2-Pack
1.01	Property		1	Fair City Mall	7/31/2031	Burlington	30,964	7.7%	2/29/2032
1.02	Property		1	Plaza at Landmark	3/31/2029	Marshall's (PAL)	43,375	9.9%	1/31/2034
2.00	Loan	5	1	Marriott Anchorage Downtown	NAP	NAP	NAP	NAP	NAP
3.00	Loan	5, 14	1	Sheraton Denver Downtown Hotel	NAP	NAP	NAP	NAP	NAP
4.00	Loan	5, 15, 16, 17, 18, 19, 20, 21, 22	1	50 West 23rd Street	4/30/2036	MSQ Partners NA LLC	38,273	11.5%	7/31/2036
5.00	Loan		1	Domain at Town Centre	NAP	NAP	NAP	NAP	NAP
6.00	Loan	5, 23, 24, 25, 26, 27, 28, 29, 30	18	U-Haul AREC RW Portfolio
6.01	Property		1	U-Haul at I-20 & 360	NAP	NAP	NAP	NAP	NAP
6.02	Property		1	U-Haul at North Sam Houston & Antoine	NAP	NAP	NAP	NAP	NAP
6.03	Property		1	U-Haul at Fall River at I-195	NAP	NAP	NAP	NAP	NAP
6.04	Property		1	U-Haul of Eastgate & U-Haul of Irvington	NAP	NAP	NAP	NAP	NAP
6.05	Property		1	U-Haul of West Hartford	NAP	NAP	NAP	NAP	NAP
6.06	Property		1	U-Haul of Anchorage	NAP	NAP	NAP	NAP	NAP
6.07	Property		1	U-Haul of Southern Plaza	NAP	NAP	NAP	NAP	NAP
6.08	Property		1	U-Haul of Newark	NAP	NAP	NAP	NAP	NAP
6.09	Property		1	U-Haul Storage of Clackamas Town Center	NAP	NAP	NAP	NAP	NAP
6.10	Property		1	U-Haul of Levittown	NAP	NAP	NAP	NAP	NAP
6.11	Property		1	U-Haul of Eastland	NAP	NAP	NAP	NAP	NAP
6.12	Property		1	U-Haul of Lynwood	NAP	NAP	NAP	NAP	NAP
6.13	Property		1	U-Haul of New River	NAP	NAP	NAP	NAP	NAP
6.14	Property		1	U-Haul of Redwood City	NAP	NAP	NAP	NAP	NAP
6.15	Property		1	U-Haul Storage Othello Station	NAP	NAP	NAP	NAP	NAP
6.16	Property		1	U-Haul of Verde Valley	NAP	NAP	NAP	NAP	NAP
6.17	Property		1	U-Haul of Springfield	NAP	NAP	NAP	NAP	NAP
6.18	Property		1	U-Haul of Rainier Valley	NAP	NAP	NAP	NAP	NAP
7.00	Loan	31, 32, 33	1	1688 Meridian Avenue	10/31/2030	NRT New York LLC	5,528	6.3%	1/31/2028
8.00	Loan	5, 34, 35, 36, 37, 38, 39	1	255 Greenwich	6/30/2033 (207,812 SF); 4/30/2028 (10,130 SF)	Target	54,337	8.7%	1/31/2037
9.00	Loan	40, 41, 42, 43	1	Air Depot Industrial	9/30/2033	Safway	42,600	9.8%	7/31/2034
10.00	Loan	5, 44, 45, 46, 47, 48, 49	1	Ellenton Premium Outlets	10/31/2031	Nike Factory Store	15,076	3.2%	1/31/2032
11.00	Loan	95	1	Security Public Storage - Palm Desert	NAP	NAP	NAP	NAP	NAP
12.00	Loan	5, 50, 51	1	Brandywine Regency Warehouse & Distribution Center	NAP	NAP	NAP	NAP	NAP
13.00	Loan	5, 52, 53, 54, 55, 56	1	Birch Run Premium Outlets	1/1/2029	Old Navy	19,589	3.3%	7/31/2027
14.00	Loan	57, 58, 59, 60	1	Greenwich Portfolio	6/30/2028	The Children's Medical Group	3,000	12.2%	12/31/2033
15.00	Loan	61, 62, 63, 64, 65	1	Juneau Ave Portfolio	NAP	NAP	NAP	NAP	NAP
16.00	Loan	96	1	Security Public Storage - Santa Rosa	NAP	NAP	NAP	NAP	NAP
17.00	Loan	5, 97	3	Houston Multifamily Portfolio
17.01	Property		1	Vista Oaks Apartments	NAP	NAP	NAP	NAP	NAP
17.02	Property		1	Oaks at Nassau Bay	NAP	NAP	NAP	NAP	NAP
17.03	Property		1	Broadway Village Apartments	NAP	NAP	NAP	NAP	NAP
18.00	Loan	66, 67, 98	1	Guardian Storage Waterfront	NAP	NAP	NAP	NAP	NAP
19.00	Loan	5, 68, 69, 70, 71, 72, 73, 74	1	Landstown Commons	1/31/2029	Burlington Coat Factory	27,971	6.9%	2/28/2033
20.00	Loan	75, 76	1	Fountain Court	3/31/2028	Easy Mile Fitness (Planet Fitness)	25,000	13.6%	6/30/2030
21.00	Loan	77, 78, 79, 80, 81	1	Arlington Gardens	NAP	NAP	NAP	NAP	NAP
22.00	Loan	66, 98	1	Guardian Storage Monroeville	NAP	NAP	NAP	NAP	NAP
23.00	Loan	99	1	Security Public Storage - Moreno Valley	NAP	NAP	NAP	NAP	NAP
24.00	Loan	82, 83, 84, 85, 86	1	River Hills East Townhomes	NAP	NAP	NAP	NAP	NAP
25.00	Loan		1	Cherry Hill Court	8/31/2030	Apex Orthodontics	2,692	3.9%	3/14/2032
26.00	Loan	5, 87, 88, 89, 90, 91, 92, 93	1	Park Center Plaza I, II, III	1/31/2035	Travelers Indemnity Company	28,126	6.7%	12/31/2029
27.00	Loan	100	1	Security Public Storage - Sacramento I	NAP	NAP	NAP	NAP	NAP
28.00	Loan		1	Springhill Storage	NAP	NAP	NAP	NAP	NAP
29.00	Loan	94	1	CubeSmart Arlington	NAP	NAP	NAP	NAP	NAP

A-1-13

ANNEX A-1 — CERTAIN CHARACTERISTICS OF THE MORTGAGE LOANS AND MORTGAGED PROPERTIES

Loan ID Number	Loan / Property Flag	Footnotes (for Loan and Property Information)	# of Properties	Property Name	Fourth Largest Tenant(4)	Fourth Largest Tenant SF	Fourth Largest Tenant % of NRA	Fourth Largest Tenant Lease Expiration Date	Fifth Largest Tenant(4)	Fifth Largest Tenant SF
1.00	Loan	5, 6, 7, 8, 9, 10, 11, 12,13	2	NOVA Retail 2-Pack
1.01	Property		1	Fair City Mall	Marshall's	27,630	6.8%	1/31/2029	HomeGoods	25,125
1.02	Property		1	Plaza at Landmark	LA Fitness	42,735	9.8%	1/31/2028	Ross	28,700
2.00	Loan	5	1	Marriott Anchorage Downtown	NAP	NAP	NAP	NAP	NAP	NAP
3.00	Loan	5, 14	1	Sheraton Denver Downtown Hotel	NAP	NAP	NAP	NAP	NAP	NAP
4.00	Loan	5, 15, 16, 17, 18, 19, 20, 21, 22	1	50 West 23rd Street	MF Services Delaware Inc.	31,270	9.4%	2/28/2027	Trustpilot, Inc	30,737
5.00	Loan		1	Domain at Town Centre	NAP	NAP	NAP	NAP	NAP	NAP
6.00	Loan	5, 23, 24, 25, 26, 27, 28, 29, 30	18	U-Haul AREC RW Portfolio
6.01	Property		1	U-Haul at I-20 & 360	NAP	NAP	NAP	NAP	NAP	NAP
6.02	Property		1	U-Haul at North Sam Houston & Antoine	NAP	NAP	NAP	NAP	NAP	NAP
6.03	Property		1	U-Haul at Fall River at I-195	NAP	NAP	NAP	NAP	NAP	NAP
6.04	Property		1	U-Haul of Eastgate & U-Haul of Irvington	NAP	NAP	NAP	NAP	NAP	NAP
6.05	Property		1	U-Haul of West Hartford	NAP	NAP	NAP	NAP	NAP	NAP
6.06	Property		1	U-Haul of Anchorage	NAP	NAP	NAP	NAP	NAP	NAP
6.07	Property		1	U-Haul of Southern Plaza	NAP	NAP	NAP	NAP	NAP	NAP
6.08	Property		1	U-Haul of Newark	NAP	NAP	NAP	NAP	NAP	NAP
6.09	Property		1	U-Haul Storage of Clackamas Town Center	NAP	NAP	NAP	NAP	NAP	NAP
6.10	Property		1	U-Haul of Levittown	NAP	NAP	NAP	NAP	NAP	NAP
6.11	Property		1	U-Haul of Eastland	NAP	NAP	NAP	NAP	NAP	NAP
6.12	Property		1	U-Haul of Lynwood	NAP	NAP	NAP	NAP	NAP	NAP
6.13	Property		1	U-Haul of New River	NAP	NAP	NAP	NAP	NAP	NAP
6.14	Property		1	U-Haul of Redwood City	NAP	NAP	NAP	NAP	NAP	NAP
6.15	Property		1	U-Haul Storage Othello Station	NAP	NAP	NAP	NAP	NAP	NAP
6.16	Property		1	U-Haul of Verde Valley	NAP	NAP	NAP	NAP	NAP	NAP
6.17	Property		1	U-Haul of Springfield	NAP	NAP	NAP	NAP	NAP	NAP
6.18	Property		1	U-Haul of Rainier Valley	NAP	NAP	NAP	NAP	NAP	NAP
7.00	Loan	31, 32, 33	1	1688 Meridian Avenue	Cajun Boil	5,049	5.8%	4/30/2038	Cygna Labs	3,958
8.00	Loan	5, 34, 35, 36, 37, 38, 39	1	255 Greenwich	Icon Parking	16,471	2.6%	12/31/2032	Icahn School of Medicine	14,607
9.00	Loan	40, 41, 42, 43	1	Air Depot Industrial	PA Home Outlet	34,449	7.9%	11/30/2029	Diamond Motor Corporation	25,000
10.00	Loan	5, 44, 45, 46, 47, 48, 49	1	Ellenton Premium Outlets	Old Navy	12,771	2.7%	11/30/2035	Gap Outlet	11,429
11.00	Loan	95	1	Security Public Storage - Palm Desert	NAP	NAP	NAP	NAP	NAP	NAP
12.00	Loan	5, 50, 51	1	Brandywine Regency Warehouse & Distribution Center	NAP	NAP	NAP	NAP	NAP	NAP
13.00	Loan	5, 52, 53, 54, 55, 56	1	Birch Run Premium Outlets	BRIDAL By Viper Apparel	12,856	2.2%	1/31/2027	Nike Factory Store	12,500
14.00	Loan	57, 58, 59, 60	1	Greenwich Portfolio	MJM Medicine, P.C.	1,866	7.6%	12/31/2030	MBP Orthodontics PC (Dr. Moon Bina Park)	1,300
15.00	Loan	61, 62, 63, 64, 65	1	Juneau Ave Portfolio	NAP	NAP	NAP	NAP	NAP	NAP
16.00	Loan	96	1	Security Public Storage - Santa Rosa	NAP	NAP	NAP	NAP	NAP	NAP
17.00	Loan	5, 97	3	Houston Multifamily Portfolio
17.01	Property		1	Vista Oaks Apartments	NAP	NAP	NAP	NAP	NAP	NAP
17.02	Property		1	Oaks at Nassau Bay	NAP	NAP	NAP	NAP	NAP	NAP
17.03	Property		1	Broadway Village Apartments	NAP	NAP	NAP	NAP	NAP	NAP
18.00	Loan	66, 67, 98	1	Guardian Storage Waterfront	NAP	NAP	NAP	NAP	NAP	NAP
19.00	Loan	5, 68, 69, 70, 71, 72, 73, 74	1	Landstown Commons	HomeSense	24,185	5.9%	10/31/2033	PetSmart	19,938
20.00	Loan	75, 76	1	Fountain Court	Dollar General	10,275	5.6%	4/30/2027	Archwell Health	6,425
21.00	Loan	77, 78, 79, 80, 81	1	Arlington Gardens	NAP	NAP	NAP	NAP	NAP	NAP
22.00	Loan	66, 98	1	Guardian Storage Monroeville	NAP	NAP	NAP	NAP	NAP	NAP
23.00	Loan	99	1	Security Public Storage - Moreno Valley	NAP	NAP	NAP	NAP	NAP	NAP
24.00	Loan	82, 83, 84, 85, 86	1	River Hills East Townhomes	NAP	NAP	NAP	NAP	NAP	NAP
25.00	Loan		1	Cherry Hill Court	Paws Grooming Studio	1,600	2.3%	7/31/2030	Great Clips	1,200
26.00	Loan	5, 87, 88, 89, 90, 91, 92, 93	1	Park Center Plaza I, II, III	HQ Global Systems	27,892	6.6%	6/30/2028	New York Life Insurance Company	25,438
27.00	Loan	100	1	Security Public Storage - Sacramento I	NAP	NAP	NAP	NAP	NAP	NAP
28.00	Loan		1	Springhill Storage	NAP	NAP	NAP	NAP	NAP	NAP
29.00	Loan	94	1	CubeSmart Arlington	NAP	NAP	NAP	NAP	NAP	NAP

A-1-14

ANNEX A-1 — CERTAIN CHARACTERISTICS OF THE MORTGAGE LOANS AND MORTGAGED PROPERTIES

Loan ID Number	Loan / Property Flag	Footnotes (for Loan and Property Information)	# of Properties	Property Name	Fifth Largest Tenant % of NRA	Fifth Largest Tenant Lease Expiration Date	Environmental Phase I Report Date	Environmental Phase II Report Date	Engineering Report Date	Seismic Report Date
1.00	Loan	5, 6, 7, 8, 9, 10, 11, 12,13	2	NOVA Retail 2-Pack
1.01	Property		1	Fair City Mall	6.2%	4/30/2032	12/11/2025	NAP	12/10/2025	NAP
1.02	Property		1	Plaza at Landmark	6.6%	1/31/2031	12/10/2025	NAP	12/10/2025	NAP
2.00	Loan	5	1	Marriott Anchorage Downtown	NAP	NAP	9/15/2025	NAP	9/17/2025	1/8/2026
3.00	Loan	5, 14	1	Sheraton Denver Downtown Hotel	NAP	NAP	9/10/2025	NAP	NAP	NAP
4.00	Loan	5, 15, 16, 17, 18, 19, 20, 21, 22	1	50 West 23rd Street	9.3%	3/31/2030	1/14/2026	NAP	1/14/2026	NAP
5.00	Loan		1	Domain at Town Centre	NAP	NAP	1/12/2026	NAP	1/21/2026	NAP
6.00	Loan	5, 23, 24, 25, 26, 27, 28, 29, 30	18	U-Haul AREC RW Portfolio
6.01	Property		1	U-Haul at I-20 & 360	NAP	NAP	9/9/2025	NAP	9/12/2025	NAP
6.02	Property		1	U-Haul at North Sam Houston & Antoine	NAP	NAP	9/10/2025	NAP	9/12/2025	NAP
6.03	Property		1	U-Haul at Fall River at I-195	NAP	NAP	9/11/2025	NAP	9/12/2025	NAP
6.04	Property		1	U-Haul of Eastgate & U-Haul of Irvington	NAP	NAP	9/11/2025, 9/12/2025	NAP	9/12/2025	NAP
6.05	Property		1	U-Haul of West Hartford	NAP	NAP	9/8/2025	NAP	9/17/2025	NAP
6.06	Property		1	U-Haul of Anchorage	NAP	NAP	9/15/2025	NAP	9/12/2025	10/6/2025
6.07	Property		1	U-Haul of Southern Plaza	NAP	NAP	9/11/2025	NAP	9/11/2025	NAP
6.08	Property		1	U-Haul of Newark	NAP	NAP	9/12/2025	NAP	9/12/2025	NAP
6.09	Property		1	U-Haul Storage of Clackamas Town Center	NAP	NAP	9/11/2025	NAP	9/9/2025	10/6/2025
6.10	Property		1	U-Haul of Levittown	NAP	NAP	9/11/2025	NAP	9/12/2025	NAP
6.11	Property		1	U-Haul of Eastland	NAP	NAP	9/12/2025	NAP	9/12/2025	NAP
6.12	Property		1	U-Haul of Lynwood	NAP	NAP	9/9/2025	NAP	9/12/2025	11/24/2025
6.13	Property		1	U-Haul of New River	NAP	NAP	9/10/2025	NAP	9/12/2025	NAP
6.14	Property		1	U-Haul of Redwood City	NAP	NAP	9/10/2025	NAP	9/16/2025	10/24/2025
6.15	Property		1	U-Haul Storage Othello Station	NAP	NAP	9/10/2025	NAP	9/16/2025	10/6/2025
6.16	Property		1	U-Haul of Verde Valley	NAP	NAP	9/11/2025	NAP	9/12/2025	NAP
6.17	Property		1	U-Haul of Springfield	NAP	NAP	9/12/2025	NAP	9/12/2025	NAP
6.18	Property		1	U-Haul of Rainier Valley	NAP	NAP	9/10/2025	NAP	9/12/2025	9/12/2025
7.00	Loan	31, 32, 33	1	1688 Meridian Avenue	4.5%	9/30/2030	12/4/2025	NAP	11/19/2025	NAP
8.00	Loan	5, 34, 35, 36, 37, 38, 39	1	255 Greenwich	2.3%	5/31/2031	10/1/2025	NAP	9/29/2025	NAP
9.00	Loan	40, 41, 42, 43	1	Air Depot Industrial	5.7%	5/31/2035	4/28/2025	NAP	4/28/2025	NAP
10.00	Loan	5, 44, 45, 46, 47, 48, 49	1	Ellenton Premium Outlets	2.4%	1/31/2027	11/3/2025	NAP	11/3/2025	NAP
11.00	Loan	95	1	Security Public Storage - Palm Desert	NAP	NAP	12/4/2025	NAP	12/3/2025	12/1/2025
12.00	Loan	5, 50, 51	1	Brandywine Regency Warehouse & Distribution Center	NAP	NAP	10/20/2025	NAP	10/17/2025	NAP
13.00	Loan	5, 52, 53, 54, 55, 56	1	Birch Run Premium Outlets	2.1%	1/31/2035	11/3/2025	NAP	10/31/2025	NAP
14.00	Loan	57, 58, 59, 60	1	Greenwich Portfolio	5.3%	9/30/2026	10/29/2025	NAP	10/29/2025	NAP
15.00	Loan	61, 62, 63, 64, 65	1	Juneau Ave Portfolio	NAP	NAP	11/13/2025	NAP	11/13/2025	NAP
16.00	Loan	96	1	Security Public Storage - Santa Rosa	NAP	NAP	12/4/2025	NAP	12/3/2025	12/1/2025
17.00	Loan	5, 97	3	Houston Multifamily Portfolio
17.01	Property		1	Vista Oaks Apartments	NAP	NAP	10/2/2025	NAP	10/2/2025	NAP
17.02	Property		1	Oaks at Nassau Bay	NAP	NAP	10/2/2025	NAP	10/2/2025	NAP
17.03	Property		1	Broadway Village Apartments	NAP	NAP	10/2/2025	NAP	10/2/2025	NAP
18.00	Loan	66, 67, 98	1	Guardian Storage Waterfront	NAP	NAP	11/21/2025	NAP	11/21/2025	NAP
19.00	Loan	5, 68, 69, 70, 71, 72, 73, 74	1	Landstown Commons	4.9%	2/29/2028	11/11/2025	NAP	11/21/2025	NAP
20.00	Loan	75, 76	1	Fountain Court	3.5%	12/31/2032	4/22/2025	NAP	1/30/2026	NAP
21.00	Loan	77, 78, 79, 80, 81	1	Arlington Gardens	NAP	NAP	11/26/2025	NAP	11/26/2025	NAP
22.00	Loan	66, 98	1	Guardian Storage Monroeville	NAP	NAP	11/18/2025	NAP	11/18/2025	NAP
23.00	Loan	99	1	Security Public Storage - Moreno Valley	NAP	NAP	12/4/2025	NAP	12/3/2025	12/1/2025
24.00	Loan	82, 83, 84, 85, 86	1	River Hills East Townhomes	NAP	NAP	11/19/2025	NAP	11/19/2025	NAP
25.00	Loan		1	Cherry Hill Court	1.7%	2/28/2030	11/25/2025	NAP	11/25/2025	NAP
26.00	Loan	5, 87, 88, 89, 90, 91, 92, 93	1	Park Center Plaza I, II, III	6.0%	11/30/2028	9/5/2025	NAP	9/5/2025	NAP
27.00	Loan	100	1	Security Public Storage - Sacramento I	NAP	NAP	12/4/2025	NAP	12/3/2025	11/25/2025
28.00	Loan		1	Springhill Storage	NAP	NAP	11/24/2025	NAP	11/24/2025	11/24/2025
29.00	Loan	94	1	CubeSmart Arlington	NAP	NAP	1/2/2026	NAP	1/2/2026	NAP

A-1-15

ANNEX A-1 — CERTAIN CHARACTERISTICS OF THE MORTGAGE LOANS AND MORTGAGED PROPERTIES

Loan ID Number	Loan / Property Flag	Footnotes (for Loan and Property Information)	# of Properties	Property Name	PML or SEL (%)	Flood Zone	Ownership Interest	Ground Lease Expiration Date	Ground Lease Extension Terms	Annual Ground Lease Payment as of the Cut-off Date ($)
1.00	Loan	5, 6, 7, 8, 9, 10, 11, 12,13	2	NOVA Retail 2-Pack
1.01	Property		1	Fair City Mall	NAP	No	Fee	NAP	NAP	NAP
1.02	Property		1	Plaza at Landmark	NAP	No	Fee	NAP	NAP	NAP
2.00	Loan	5	1	Marriott Anchorage Downtown	17%	No	Fee	NAP	NAP	NAP
3.00	Loan	5, 14	1	Sheraton Denver Downtown Hotel	NAP	No	Fee	NAP	NAP	NAP
4.00	Loan	5, 15, 16, 17, 18, 19, 20, 21, 22	1	50 West 23rd Street	NAP	No	Fee	NAP	NAP	NAP
5.00	Loan		1	Domain at Town Centre	NAP	No	Fee	NAP	NAP	NAP
6.00	Loan	5, 23, 24, 25, 26, 27, 28, 29, 30	18	U-Haul AREC RW Portfolio
6.01	Property		1	U-Haul at I-20 & 360	NAP	No	Fee	NAP	NAP	NAP
6.02	Property		1	U-Haul at North Sam Houston & Antoine	NAP	Yes - AE	Fee	NAP	NAP	NAP
6.03	Property		1	U-Haul at Fall River at I-195	NAP	No	Fee	NAP	NAP	NAP
6.04	Property		1	U-Haul of Eastgate & U-Haul of Irvington	NAP	No	Fee	NAP	NAP	NAP
6.05	Property		1	U-Haul of West Hartford	NAP	No	Fee	NAP	NAP	NAP
6.06	Property		1	U-Haul of Anchorage	12%	No	Fee	NAP	NAP	NAP
6.07	Property		1	U-Haul of Southern Plaza	NAP	No	Fee	NAP	NAP	NAP
6.08	Property		1	U-Haul of Newark	NAP	No	Fee	NAP	NAP	NAP
6.09	Property		1	U-Haul Storage of Clackamas Town Center	11%	No	Fee	NAP	NAP	NAP
6.10	Property		1	U-Haul of Levittown	NAP	No	Fee	NAP	NAP	NAP
6.11	Property		1	U-Haul of Eastland	NAP	No	Fee	NAP	NAP	NAP
6.12	Property		1	U-Haul of Lynwood	28%	No	Fee	NAP	NAP	NAP
6.13	Property		1	U-Haul of New River	NAP	No	Fee	NAP	NAP	NAP
6.14	Property		1	U-Haul of Redwood City	19%	No	Fee	NAP	NAP	NAP
6.15	Property		1	U-Haul Storage Othello Station	16%	No	Fee	NAP	NAP	NAP
6.16	Property		1	U-Haul of Verde Valley	NAP	No	Fee	NAP	NAP	NAP
6.17	Property		1	U-Haul of Springfield	NAP	No	Fee	NAP	NAP	NAP
6.18	Property		1	U-Haul of Rainier Valley	18%	No	Fee	NAP	NAP	NAP
7.00	Loan	31, 32, 33	1	1688 Meridian Avenue	NAP	Yes - AE	Fee	NAP	NAP	NAP
8.00	Loan	5, 34, 35, 36, 37, 38, 39	1	255 Greenwich	NAP	No	Fee	NAP	NAP	NAP
9.00	Loan	40, 41, 42, 43	1	Air Depot Industrial	NAP	Yes - AE	Fee	NAP	NAP	NAP
10.00	Loan	5, 44, 45, 46, 47, 48, 49	1	Ellenton Premium Outlets	NAP	No	Fee	NAP	NAP	NAP
11.00	Loan	95	1	Security Public Storage - Palm Desert	11%	No	Fee	NAP	NAP	NAP
12.00	Loan	5, 50, 51	1	Brandywine Regency Warehouse & Distribution Center	NAP	Yes - AE	Fee	NAP	NAP	NAP
13.00	Loan	5, 52, 53, 54, 55, 56	1	Birch Run Premium Outlets	NAP	No	Fee	NAP	NAP	NAP
14.00	Loan	57, 58, 59, 60	1	Greenwich Portfolio	NAP	No	Fee	NAP	NAP	NAP
15.00	Loan	61, 62, 63, 64, 65	1	Juneau Ave Portfolio	NAP	No	Fee	NAP	NAP	NAP
16.00	Loan	96	1	Security Public Storage - Santa Rosa	16%	No	Fee	NAP	NAP	NAP
17.00	Loan	5, 97	3	Houston Multifamily Portfolio
17.01	Property		1	Vista Oaks Apartments	NAP	No	Fee	NAP	NAP	NAP
17.02	Property		1	Oaks at Nassau Bay	NAP	Yes - AE	Fee	NAP	NAP	NAP
17.03	Property		1	Broadway Village Apartments	NAP	No	Fee	NAP	NAP	NAP
18.00	Loan	66, 67, 98	1	Guardian Storage Waterfront	NAP	No	Fee	NAP	NAP	NAP
19.00	Loan	5, 68, 69, 70, 71, 72, 73, 74	1	Landstown Commons	NAP	No	Fee	NAP	NAP	NAP
20.00	Loan	75, 76	1	Fountain Court	NAP	No	Fee	NAP	NAP	NAP
21.00	Loan	77, 78, 79, 80, 81	1	Arlington Gardens	NAP	No	Fee	NAP	NAP	NAP
22.00	Loan	66, 98	1	Guardian Storage Monroeville	NAP	No	Fee	NAP	NAP	NAP
23.00	Loan	99	1	Security Public Storage - Moreno Valley	11%	No	Fee	NAP	NAP	NAP
24.00	Loan	82, 83, 84, 85, 86	1	River Hills East Townhomes	NAP	No	Fee	NAP	NAP	NAP
25.00	Loan		1	Cherry Hill Court	NAP	No	Fee	NAP	NAP	NAP
26.00	Loan	5, 87, 88, 89, 90, 91, 92, 93	1	Park Center Plaza I, II, III	NAP	No	Fee	NAP	NAP	NAP
27.00	Loan	100	1	Security Public Storage - Sacramento I	7%	No	Fee	NAP	NAP	NAP
28.00	Loan		1	Springhill Storage	5%	No	Fee	NAP	NAP	NAP
29.00	Loan	94	1	CubeSmart Arlington	NAP	No	Fee	NAP	NAP	NAP

A-1-16

ANNEX A-1 — CERTAIN CHARACTERISTICS OF THE MORTGAGE LOANS AND MORTGAGED PROPERTIES

Loan ID Number	Loan / Property Flag	Footnotes (for Loan and Property Information)	# of Properties	Property Name	Annual Ground Rent Increases (Y/N)	Upfront RE Tax Reserve ($)	Monthly RE Tax Reserve ($)	Upfront Insurance Reserve ($)	Monthly Insurance Reserve ($)	Upfront Replacement / PIP Reserve ($)	Monthly Replacement / FF&E Reserve ($)
1.00	Loan	5, 6, 7, 8, 9, 10, 11, 12,13	2	NOVA Retail 2-Pack		781,365	195,341	0	Springing	14,011	14,011
1.01	Property		1	Fair City Mall	NAP
1.02	Property		1	Plaza at Landmark	NAP
2.00	Loan	5	1	Marriott Anchorage Downtown	NAP	635,495	90,785	0	Springing	0	152,721
3.00	Loan	5, 14	1	Sheraton Denver Downtown Hotel	NAP	0	Springing	0	Springing	0	0
4.00	Loan	5, 15, 16, 17, 18, 19, 20, 21, 22	1	50 West 23rd Street	NAP	854,048	427,024	0	Springing	0	5,529
5.00	Loan		1	Domain at Town Centre	NAP	41,072	41,072	0	Springing	1,862,684	0
6.00	Loan	5, 23, 24, 25, 26, 27, 28, 29, 30	18	U-Haul AREC RW Portfolio		0	Springing	0	Springing	0	Springing
6.01	Property		1	U-Haul at I-20 & 360	NAP
6.02	Property		1	U-Haul at North Sam Houston & Antoine	NAP
6.03	Property		1	U-Haul at Fall River at I-195	NAP
6.04	Property		1	U-Haul of Eastgate & U-Haul of Irvington	NAP
6.05	Property		1	U-Haul of West Hartford	NAP
6.06	Property		1	U-Haul of Anchorage	NAP
6.07	Property		1	U-Haul of Southern Plaza	NAP
6.08	Property		1	U-Haul of Newark	NAP
6.09	Property		1	U-Haul Storage of Clackamas Town Center	NAP
6.10	Property		1	U-Haul of Levittown	NAP
6.11	Property		1	U-Haul of Eastland	NAP
6.12	Property		1	U-Haul of Lynwood	NAP
6.13	Property		1	U-Haul of New River	NAP
6.14	Property		1	U-Haul of Redwood City	NAP
6.15	Property		1	U-Haul Storage Othello Station	NAP
6.16	Property		1	U-Haul of Verde Valley	NAP
6.17	Property		1	U-Haul of Springfield	NAP
6.18	Property		1	U-Haul of Rainier Valley	NAP
7.00	Loan	31, 32, 33	1	1688 Meridian Avenue	NAP	234,726	51,027	0	Springing	0	2,176
8.00	Loan	5, 34, 35, 36, 37, 38, 39	1	255 Greenwich	NAP	3,188,067	273,643	0	Springing	0	10,444
9.00	Loan	40, 41, 42, 43	1	Air Depot Industrial	NAP	70,880	11,813	92,677	46,338	0	3,632
10.00	Loan	5, 44, 45, 46, 47, 48, 49	1	Ellenton Premium Outlets	NAP	0	Springing	0	Springing	0	Springing
11.00	Loan	95	1	Security Public Storage - Palm Desert	NAP	0	Springing	0	Springing	0	Springing
12.00	Loan	5, 50, 51	1	Brandywine Regency Warehouse & Distribution Center	NAP	254,365	84,788	0	Springing	0	5,204
13.00	Loan	5, 52, 53, 54, 55, 56	1	Birch Run Premium Outlets	NAP	0	Springing	0	Springing	0	Springing
14.00	Loan	57, 58, 59, 60	1	Greenwich Portfolio	NAP	55,125	13,125	17,540	5,568	0	515
15.00	Loan	61, 62, 63, 64, 65	1	Juneau Ave Portfolio	NAP	0	10,115	0	Springing	0	2,550
16.00	Loan	96	1	Security Public Storage - Santa Rosa	NAP	0	Springing	0	Springing	0	Springing
17.00	Loan	5, 97	3	Houston Multifamily Portfolio		273,986	76,373	202,715	28,312	0	15,700
17.01	Property		1	Vista Oaks Apartments	NAP
17.02	Property		1	Oaks at Nassau Bay	NAP
17.03	Property		1	Broadway Village Apartments	NAP
18.00	Loan	66, 67, 98	1	Guardian Storage Waterfront	NAP	16,659	12,159	0	Springing	0	1,564
19.00	Loan	5, 68, 69, 70, 71, 72, 73, 74	1	Landstown Commons	NAP	194,000	64,667	0	Springing	0	3,394
20.00	Loan	75, 76	1	Fountain Court	NAP	61,073	12,215	293,920	27,467	298,000	3,053
21.00	Loan	77, 78, 79, 80, 81	1	Arlington Gardens	NAP	9,524	9,524	0	Springing	0	1,640
22.00	Loan	66, 98	1	Guardian Storage Monroeville	NAP	19,634	10,721	0	Springing	0	1,409
23.00	Loan	99	1	Security Public Storage - Moreno Valley	NAP	0	Springing	0	Springing	0	Springing
24.00	Loan	82, 83, 84, 85, 86	1	River Hills East Townhomes	NAP	7,602	7,602	0	Springing	0	1,169
25.00	Loan		1	Cherry Hill Court	NAP	17,405	17,405	0	Springing	0	873
26.00	Loan	5, 87, 88, 89, 90, 91, 92, 93	1	Park Center Plaza I, II, III	NAP	346,799	86,700	0	Springing	0	7,741
27.00	Loan	100	1	Security Public Storage - Sacramento I	NAP	0	Springing	0	Springing	0	Springing
28.00	Loan		1	Springhill Storage	NAP	0	Springing	0	Springing	0	Springing
29.00	Loan	94	1	CubeSmart Arlington	NAP	0	Springing	0	Springing	40,000	Springing

A-1-17

ANNEX A-1 — CERTAIN CHARACTERISTICS OF THE MORTGAGE LOANS AND MORTGAGED PROPERTIES

Loan ID Number	Loan / Property Flag	Footnotes (for Loan and Property Information)	# of Properties	Property Name	Replacement Reserve Caps ($)	Upfront TI/LC Reserve ($)	Monthly TI/LC Reserve ($)	TI/LC Caps ($)	Upfront Debt Service Reserve ($)	Monthly Debt Service Reserve ($)	Debt Service Reserve Cap ($)
1.00	Loan	5, 6, 7, 8, 9, 10, 11, 12,13	2	NOVA Retail 2-Pack	0	4,000,000	Springing	4,000,000	0	0	0
1.01	Property		1	Fair City Mall
1.02	Property		1	Plaza at Landmark
2.00	Loan	5	1	Marriott Anchorage Downtown	0	0	0	0	0	0	0
3.00	Loan	5, 14	1	Sheraton Denver Downtown Hotel	0	0	0	0	0	0	0
4.00	Loan	5, 15, 16, 17, 18, 19, 20, 21, 22	1	50 West 23rd Street	0	0	41,667	0	0	0	0
5.00	Loan		1	Domain at Town Centre	0	0	0	0	0	0	0
6.00	Loan	5, 23, 24, 25, 26, 27, 28, 29, 30	18	U-Haul AREC RW Portfolio	55,014	0	0	0	0	0	0
6.01	Property		1	U-Haul at I-20 & 360
6.02	Property		1	U-Haul at North Sam Houston & Antoine
6.03	Property		1	U-Haul at Fall River at I-195
6.04	Property		1	U-Haul of Eastgate & U-Haul of Irvington
6.05	Property		1	U-Haul of West Hartford
6.06	Property		1	U-Haul of Anchorage
6.07	Property		1	U-Haul of Southern Plaza
6.08	Property		1	U-Haul of Newark
6.09	Property		1	U-Haul Storage of Clackamas Town Center
6.10	Property		1	U-Haul of Levittown
6.11	Property		1	U-Haul of Eastland
6.12	Property		1	U-Haul of Lynwood
6.13	Property		1	U-Haul of New River
6.14	Property		1	U-Haul of Redwood City
6.15	Property		1	U-Haul Storage Othello Station
6.16	Property		1	U-Haul of Verde Valley
6.17	Property		1	U-Haul of Springfield
6.18	Property		1	U-Haul of Rainier Valley
7.00	Loan	31, 32, 33	1	1688 Meridian Avenue	78,350	750,000	14,509	0	0	0	0
8.00	Loan	5, 34, 35, 36, 37, 38, 39	1	255 Greenwich	0	0	52,218	0	0	0	0
9.00	Loan	40, 41, 42, 43	1	Air Depot Industrial	0	0	9,081	327,000	0	0	0
10.00	Loan	5, 44, 45, 46, 47, 48, 49	1	Ellenton Premium Outlets	0	0	60,000	1,432,000	0	0	0
11.00	Loan	95	1	Security Public Storage - Palm Desert	0	0	0	0	0	0	0
12.00	Loan	5, 50, 51	1	Brandywine Regency Warehouse & Distribution Center	0	0	Springing	0	0	0	0
13.00	Loan	5, 52, 53, 54, 55, 56	1	Birch Run Premium Outlets	0	0	Springing	0	0	0	0
14.00	Loan	57, 58, 59, 60	1	Greenwich Portfolio	31,000	0	2,046	122,745	0	0	0
15.00	Loan	61, 62, 63, 64, 65	1	Juneau Ave Portfolio	0	0	0	0	0	0	0
16.00	Loan	96	1	Security Public Storage - Santa Rosa	0	0	0	0	0	0	0
17.00	Loan	5, 97	3	Houston Multifamily Portfolio	0	0	0	0	0	0	0
17.01	Property		1	Vista Oaks Apartments
17.02	Property		1	Oaks at Nassau Bay
17.03	Property		1	Broadway Village Apartments
18.00	Loan	66, 67, 98	1	Guardian Storage Waterfront	0	0	0	0	0	0	0
19.00	Loan	5, 68, 69, 70, 71, 72, 73, 74	1	Landstown Commons	0	1,400,000	Springing	1,400,000	0	0	0
20.00	Loan	75, 76	1	Fountain Court	0	500,000	9,159	0	0	0	0
21.00	Loan	77, 78, 79, 80, 81	1	Arlington Gardens	0	0	0	0	0	0	0
22.00	Loan	66, 98	1	Guardian Storage Monroeville	0	0	0	0	0	0	0
23.00	Loan	99	1	Security Public Storage - Moreno Valley	0	0	0	0	0	0	0
24.00	Loan	82, 83, 84, 85, 86	1	River Hills East Townhomes	0	0	0	0	0	0	0
25.00	Loan		1	Cherry Hill Court	50,000	0	2,909	100,000	0	0	0
26.00	Loan	5, 87, 88, 89, 90, 91, 92, 93	1	Park Center Plaza I, II, III	0	0	212,971	0	0	0	0
27.00	Loan	100	1	Security Public Storage - Sacramento I	0	0	0	0	0	0	0
28.00	Loan		1	Springhill Storage	0	0	0	0	0	0	0
29.00	Loan	94	1	CubeSmart Arlington	0	0	0	0	0	0	0

A-1-18

ANNEX A-1 — CERTAIN CHARACTERISTICS OF THE MORTGAGE LOANS AND MORTGAGED PROPERTIES

Loan ID Number	Loan / Property Flag	Footnotes (for Loan and Property Information)	# of Properties	Property Name	Upfront Deferred Maintenance Reserve ($)	Upfront Other Reserve ($)	Monthly Other Reserve ($)	Other Reserve Description
1.00	Loan	5, 6, 7, 8, 9, 10, 11, 12,13	2	NOVA Retail 2-Pack	0	1,302,427	0	Free Rent Reserve ($752,722.85), Outstanding TI Reserve ($549,704.57)
1.01	Property		1	Fair City Mall
1.02	Property		1	Plaza at Landmark
2.00	Loan	5	1	Marriott Anchorage Downtown	0	1,437,500	Springing	Seasonality Reserve (Upfront: $1,435,000, Monthly: Springing); Replacement Comfort Letter Reserve (Upfront: $2,500); PIP Reserve (Springing)
3.00	Loan	5, 14	1	Sheraton Denver Downtown Hotel	0	0	0	NAP
4.00	Loan	5, 15, 16, 17, 18, 19, 20, 21, 22	1	50 West 23rd Street	0	2,863,694	0	Free Rent Reserve ($2,746,643.92), Unfunded Obligations Reserve ($117,050)
5.00	Loan	1	Domain at Town Centre	0	400,150	Springing	Supplemental Trust Reserve ($300,000), Deductible Gap Reserve (Upfront: $50,000, Monthly: Springing), Radon Mitigation Reserve
								($50,150), Pre-Paid Rent Reserve (Springing), Master Tenant Overage Reserve (Springing)
6.00	Loan	5, 23, 24, 25, 26, 27, 28, 29, 30	18	U-Haul AREC RW Portfolio	0	0	0	NAP
6.01	Property		1	U-Haul at I-20 & 360
6.02	Property		1	U-Haul at North Sam Houston & Antoine
6.03	Property		1	U-Haul at Fall River at I-195
6.04	Property		1	U-Haul of Eastgate & U-Haul of Irvington
6.05	Property		1	U-Haul of West Hartford
6.06	Property		1	U-Haul of Anchorage
6.07	Property		1	U-Haul of Southern Plaza
6.08	Property		1	U-Haul of Newark
6.09	Property		1	U-Haul Storage of Clackamas Town Center
6.10	Property		1	U-Haul of Levittown
6.11	Property		1	U-Haul of Eastland
6.12	Property		1	U-Haul of Lynwood
6.13	Property		1	U-Haul of New River
6.14	Property		1	U-Haul of Redwood City
6.15	Property		1	U-Haul Storage Othello Station
6.16	Property		1	U-Haul of Verde Valley
6.17	Property		1	U-Haul of Springfield
6.18	Property		1	U-Haul of Rainier Valley
7.00	Loan	31, 32, 33	1	1688 Meridian Avenue	46,748	541,391	344	Rent Concession Funds (Upfront: $91,746.87); TATILC Funds (Upfront: $447,028); NFIP Funds (Upfront: $2615.67, Monthly: $344.17); Material Tenant Funds (Springing)
8.00	Loan	5, 34, 35, 36, 37, 38, 39	1	255 Greenwich	0	1,816,264	0	Outstanding TILCs & LL Work Reserve ($1,623,080); Rent Abatement Reserve ($193,184.33)
9.00	Loan	40, 41, 42, 43	1	Air Depot Industrial	0	0	0	NAP
10.00	Loan	5, 44, 45, 46, 47, 48, 49	1	Ellenton Premium Outlets	0	1,472,100	0	Oustanding TI/LC Reserve Fund (Guaranty)
11.00	Loan	95	1	Security Public Storage - Palm Desert	0	0	0	NAP
12.00	Loan	5, 50, 51	1	Brandywine Regency Warehouse & Distribution Center	2,500	0	0	NAP
13.00	Loan	5, 52, 53, 54, 55, 56	1	Birch Run Premium Outlets	0	0	0	NAP
14.00	Loan	57, 58, 59, 60	1	Greenwich Portfolio	13,809	0	0	NAP
15.00	Loan	61, 62, 63, 64, 65	1	Juneau Ave Portfolio	0	35,000	0	Static Insurance
16.00	Loan	96	1	Security Public Storage - Santa Rosa	0	0	0	NAP
17.00	Loan	5, 97	3	Houston Multifamily Portfolio	709,000	0	0	NAP
17.01	Property		1	Vista Oaks Apartments
17.02	Property		1	Oaks at Nassau Bay
17.03	Property		1	Broadway Village Apartments
18.00	Loan	66, 67, 98	1	Guardian Storage Waterfront	0	0	0	NAP
19.00	Loan	5, 68, 69, 70, 71, 72, 73, 74	1	Landstown Commons	1,846,020	303,096	Springing	Outstanding TI/LC Reserve (Upfront: $303,096), Sketchers Rent Reserve (Monthly: Springing)
20.00	Loan	75, 76	1	Fountain Court	12,650	0	0	NAP
21.00	Loan	77, 78, 79, 80, 81	1	Arlington Gardens	0	45,000	0	Static Insurance
22.00	Loan	66, 98	1	Guardian Storage Monroeville	0	0	0	NAP
23.00	Loan	99	1	Security Public Storage - Moreno Valley	0	0	0	NAP
24.00	Loan	82, 83, 84, 85, 86	1	River Hills East Townhomes	0	22,000	0	Static Insurance
25.00	Loan		1	Cherry Hill Court	40,688	0	0	NAP
26.00	Loan	5, 87, 88, 89, 90, 91, 92, 93	1	Park Center Plaza I, II, III	6,875	226,553	Springing	Unfunded Obligations Reserve (Upfront: $226,553); Critical Tenant Reserve (Monthly: Springing; Cap: $2,500,000)
27.00	Loan	100	1	Security Public Storage - Sacramento I	0	0	0	NAP
28.00	Loan		1	Springhill Storage	0	0	0	NAP
29.00	Loan	94	1	CubeSmart Arlington	120,125	0	0	NAP

A-1-19

ANNEX A-1 — CERTAIN CHARACTERISTICS OF THE MORTGAGE LOANS AND MORTGAGED PROPERTIES

Loan ID Number	Loan / Property Flag	Footnotes (for Loan and Property Information)	# of Properties	Property Name	Other Reserve Cap ($)	Holdback/ Earnout Amount ($)	Holdback/ Earnout Description	Lockbox Type	Cash Management	Excess Cash Trap Triggered by DSCR and/or Debt Yield Test (Y/N)
1.00	Loan	5, 6, 7, 8, 9, 10, 11, 12,13	2	NOVA Retail 2-Pack	0	0	NAP	Hard	Springing	Yes
1.01	Property		1	Fair City Mall
1.02	Property		1	Plaza at Landmark
2.00	Loan	5	1	Marriott Anchorage Downtown	Seasonality Reserve: $1,435,000	0	NAP	Hard	Springing	Yes
3.00	Loan	5, 14	1	Sheraton Denver Downtown Hotel	0	0	NAP	Hard	Springing	Yes
4.00	Loan	5, 15, 16, 17, 18, 19, 20, 21, 22	1	50 West 23rd Street	0	0	NAP	Springing	Springing	Yes
5.00	Loan		1	Domain at Town Centre	0	0	NAP	Springing	Springing	Yes
6.00	Loan	5, 23, 24, 25, 26, 27, 28, 29, 30	18	U-Haul AREC RW Portfolio	0	0	NAP	Soft	Springing	Yes
6.01	Property		1	U-Haul at I-20 & 360
6.02	Property		1	U-Haul at North Sam Houston & Antoine
6.03	Property		1	U-Haul at Fall River at I-195
6.04	Property		1	U-Haul of Eastgate & U-Haul of Irvington
6.05	Property		1	U-Haul of West Hartford
6.06	Property		1	U-Haul of Anchorage
6.07	Property		1	U-Haul of Southern Plaza
6.08	Property		1	U-Haul of Newark
6.09	Property		1	U-Haul Storage of Clackamas Town Center
6.10	Property		1	U-Haul of Levittown
6.11	Property		1	U-Haul of Eastland
6.12	Property		1	U-Haul of Lynwood
6.13	Property		1	U-Haul of New River
6.14	Property		1	U-Haul of Redwood City
6.15	Property		1	U-Haul Storage Othello Station
6.16	Property		1	U-Haul of Verde Valley
6.17	Property		1	U-Haul of Springfield
6.18	Property		1	U-Haul of Rainier Valley
7.00	Loan	31, 32, 33	1	1688 Meridian Avenue	0	0	NAP	Hard	Springing	Yes
8.00	Loan	5, 34, 35, 36, 37, 38, 39	1	255 Greenwich	0	0	NAP	Hard	Springing	Yes
9.00	Loan	40, 41, 42, 43	1	Air Depot Industrial	0	0	NAP	Springing	Springing	Yes
10.00	Loan	5, 44, 45, 46, 47, 48, 49	1	Ellenton Premium Outlets	0	0	NAP	Hard	Springing	Yes
11.00	Loan	95	1	Security Public Storage - Palm Desert	0	0	NAP	None	None	No
12.00	Loan	5, 50, 51	1	Brandywine Regency Warehouse & Distribution Center	0	0	NAP	Hard	Springing	Yes
13.00	Loan	5, 52, 53, 54, 55, 56	1	Birch Run Premium Outlets	0	0	NAP	Hard	Springing	Yes
14.00	Loan	57, 58, 59, 60	1	Greenwich Portfolio	0	0	NAP	Springing	Springing	Yes
15.00	Loan	61, 62, 63, 64, 65	1	Juneau Ave Portfolio	0	0	NAP	Springing	Springing	Yes
16.00	Loan	96	1	Security Public Storage - Santa Rosa	0	0	NAP	None	None	No
17.00	Loan	5, 97	3	Houston Multifamily Portfolio	0	0	NAP	Springing	Springing	Yes
17.01	Property		1	Vista Oaks Apartments
17.02	Property		1	Oaks at Nassau Bay
17.03	Property		1	Broadway Village Apartments
18.00	Loan	66, 67, 98	1	Guardian Storage Waterfront	0	0	NAP	None	None	No
19.00	Loan	5, 68, 69, 70, 71, 72, 73, 74	1	Landstown Commons	0	0	NAP	Hard	Springing	Yes
20.00	Loan	75, 76	1	Fountain Court	0	0	NAP	Hard	Springing	Yes
21.00	Loan	77, 78, 79, 80, 81	1	Arlington Gardens	0	470,000	Performance Reserve	Springing	Springing	Yes
22.00	Loan	66, 98	1	Guardian Storage Monroeville	0	0	NAP	None	None	No
23.00	Loan	99	1	Security Public Storage - Moreno Valley	0	0	NAP	None	None	No
24.00	Loan	82, 83, 84, 85, 86	1	River Hills East Townhomes	0	0	NAP	Springing	Springing	Yes
25.00	Loan		1	Cherry Hill Court	0	0	NAP	Hard	Springing	Yes
26.00	Loan	5, 87, 88, 89, 90, 91, 92, 93	1	Park Center Plaza I, II, III	2,500,000	0	NAP	Hard	Springing	Yes
27.00	Loan	100	1	Security Public Storage - Sacramento I	0	0	NAP	None	None	No
28.00	Loan		1	Springhill Storage	0	0	NAP	Springing	Springing	Yes
29.00	Loan	94	1	CubeSmart Arlington	0	0	NAP	Springing	Springing	Yes

A-1-20

ANNEX A-1 — CERTAIN CHARACTERISTICS OF THE MORTGAGE LOANS AND MORTGAGED PROPERTIES

Loan ID Number	Loan / Property Flag	Footnotes (for Loan and Property Information)	# of Properties	Property Name	Tenant Specific Excess Cash Trap Trigger (Y/N)	Pari Passu (Y/N)	Pari Passu in Trust Controlling (Y/N)	Trust Pari Passu Cut-off Date Balance ($)	Non-Trust Pari Passu Companion Loan Cut-off Date Balance ($)	Non-Trust Pari Passu Companion Loan Monthly Debt Service ($)	Total Trust and Non-Trust Pari Passu Companion Loan Monthly Debt Service ($)
1.00	Loan	5, 6, 7, 8, 9, 10, 11, 12,13	2	NOVA Retail 2-Pack	Yes	Yes	Yes	58,000,000	107,000,000	550,838.23	849,423.44
1.01	Property		1	Fair City Mall
1.02	Property		1	Plaza at Landmark
2.00	Loan	5	1	Marriott Anchorage Downtown	No	Yes	Yes	57,932,483	66,922,006	450,757.38	840,965.27
3.00	Loan	5, 14	1	Sheraton Denver Downtown Hotel	No	Yes	No	55,000,000	125,000,000	662,829.86	954,475.00
4.00	Loan	5, 15, 16, 17, 18, 19, 20, 21, 22	1	50 West 23rd Street	Yes	Yes	Yes	53,000,000	30,000,000	163,743.05	453,022.45
5.00	Loan		1	Domain at Town Centre	No	No	NAP	NAP	NAP	NAP	NAP
6.00	Loan	5, 23, 24, 25, 26, 27, 28, 29, 30	18	U-Haul AREC RW Portfolio	No	Yes	No	34,733,694	68,474,997	427,023.20	643,629.17
6.01	Property		1	U-Haul at I-20 & 360
6.02	Property		1	U-Haul at North Sam Houston & Antoine
6.03	Property		1	U-Haul at Fall River at I-195
6.04	Property		1	U-Haul of Eastgate & U-Haul of Irvington
6.05	Property		1	U-Haul of West Hartford
6.06	Property		1	U-Haul of Anchorage
6.07	Property		1	U-Haul of Southern Plaza
6.08	Property		1	U-Haul of Newark
6.09	Property		1	U-Haul Storage of Clackamas Town Center
6.10	Property		1	U-Haul of Levittown
6.11	Property		1	U-Haul of Eastland
6.12	Property		1	U-Haul of Lynwood
6.13	Property		1	U-Haul of New River
6.14	Property		1	U-Haul of Redwood City
6.15	Property		1	U-Haul Storage Othello Station
6.16	Property		1	U-Haul of Verde Valley
6.17	Property		1	U-Haul of Springfield
6.18	Property		1	U-Haul of Rainier Valley
7.00	Loan	31, 32, 33	1	1688 Meridian Avenue	Yes	No	NAP	NAP	NAP	NAP	NAP
8.00	Loan	5, 34, 35, 36, 37, 38, 39	1	255 Greenwich	Yes	Yes	No	27,000,000	120,000,000	649,395.84	795,509.90
9.00	Loan	40, 41, 42, 43	1	Air Depot Industrial	Yes	No	NAP	NAP	NAP	NAP	NAP
10.00	Loan	5, 44, 45, 46, 47, 48, 49	1	Ellenton Premium Outlets	No	Yes	No	18,000,000	102,000,000	535,008.89	629,422.22
11.00	Loan	95	1	Security Public Storage - Palm Desert	No	No	NAP	NAP	NAP	NAP	NAP
12.00	Loan	5, 50, 51	1	Brandywine Regency Warehouse & Distribution Center	Yes	Yes	No	15,918,416	59,694,060	409,634.80	518,870.75
13.00	Loan	5, 52, 53, 54, 55, 56	1	Birch Run Premium Outlets	No	Yes	No	15,000,000	75,000,000	472,079.79	566,495.75
14.00	Loan	57, 58, 59, 60	1	Greenwich Portfolio	Yes	No	NAP	NAP	NAP	NAP	NAP
15.00	Loan	61, 62, 63, 64, 65	1	Juneau Ave Portfolio	No	No	No	NAP	NAP	NAP	NAP
16.00	Loan	96	1	Security Public Storage - Santa Rosa	No	No	NAP	NAP	NAP	NAP	NAP
17.00	Loan	5, 97	3	Houston Multifamily Portfolio	No	Yes	No	11,000,000	25,000,000	148,914.93	214,437.50
17.01	Property		1	Vista Oaks Apartments
17.02	Property		1	Oaks at Nassau Bay
17.03	Property		1	Broadway Village Apartments
18.00	Loan	66, 67, 98	1	Guardian Storage Waterfront	No	No	NAP	NAP	NAP	NAP	NAP
19.00	Loan	5, 68, 69, 70, 71, 72, 73, 74	1	Landstown Commons	No	Yes	No	10,000,000	63,400,000	326,759.49	378,298.84
20.00	Loan	75, 76	1	Fountain Court	Yes	No	No	NAP	NAP	NAP	NAP
21.00	Loan	77, 78, 79, 80, 81	1	Arlington Gardens	No	No	No	NAP	NAP	NAP	NAP
22.00	Loan	66, 98	1	Guardian Storage Monroeville	No	No	NAP	NAP	NAP	NAP	NAP
23.00	Loan	99	1	Security Public Storage - Moreno Valley	No	No	NAP	NAP	NAP	NAP	NAP
24.00	Loan	82, 83, 84, 85, 86	1	River Hills East Townhomes	No	No	No	NAP	NAP	NAP	NAP
25.00	Loan		1	Cherry Hill Court	Yes	No	NAP	NAP	NAP	NAP	NAP
26.00	Loan	5, 87, 88, 89, 90, 91, 92, 93	1	Park Center Plaza I, II, III	Yes	Yes	No	6,959,368	24,854,886	180,924.59	231,583.48
27.00	Loan	100	1	Security Public Storage - Sacramento I	No	No	NAP	NAP	NAP	NAP	NAP
28.00	Loan		1	Springhill Storage	No	No	NAP	NAP	NAP	NAP	NAP
29.00	Loan	94	1	CubeSmart Arlington	No	No	NAP	NAP	NAP	NAP	NAP

A-1-21

ANNEX A-1 — CERTAIN CHARACTERISTICS OF THE MORTGAGE LOANS AND MORTGAGED PROPERTIES

Loan ID Number	Loan / Property Flag	Footnotes (for Loan and Property Information)	# of Properties	Property Name	Subordinate Companion Loan Cut-off Date Balance ($)	Subordinate Companion Loan Interest Rate	Whole Loan Cut-off Date Balance ($)	Whole Loan Monthly Debt Service ($)	Whole Loan Cut-off Date LTV Ratio (%)	Whole Loan Underwritten NCF DSCR (x)
1.00	Loan	5, 6, 7, 8, 9, 10, 11, 12,13	2	NOVA Retail 2-Pack	NAP	NAP	165,000,000	849,423.44	70.3%	1.39
1.01	Property		1	Fair City Mall
1.02	Property		1	Plaza at Landmark
2.00	Loan	5	1	Marriott Anchorage Downtown	NAP	NAP	124,854,490	840,965.27	57.5%	1.77
3.00	Loan	5, 14	1	Sheraton Denver Downtown Hotel	NAP	NAP	180,000,000	954,475.00	76.6%	1.29
4.00	Loan	5, 15, 16, 17, 18, 19, 20, 21, 22	1	50 West 23rd Street	NAP	NAP	83,000,000	453,022.45	39.9%	2.18
5.00	Loan		1	Domain at Town Centre	NAP	NAP	NAP	NAP	NAP	NAP
6.00	Loan	5, 23, 24, 25, 26, 27, 28, 29, 30	18	U-Haul AREC RW Portfolio	NAP	NAP	103,208,692	643,629.17	51.8%	1.40
6.01	Property		1	U-Haul at I-20 & 360
6.02	Property		1	U-Haul at North Sam Houston & Antoine
6.03	Property		1	U-Haul at Fall River at I-195
6.04	Property		1	U-Haul of Eastgate & U-Haul of Irvington
6.05	Property		1	U-Haul of West Hartford
6.06	Property		1	U-Haul of Anchorage
6.07	Property		1	U-Haul of Southern Plaza
6.08	Property		1	U-Haul of Newark
6.09	Property		1	U-Haul Storage of Clackamas Town Center
6.10	Property		1	U-Haul of Levittown
6.11	Property		1	U-Haul of Eastland
6.12	Property		1	U-Haul of Lynwood
6.13	Property		1	U-Haul of New River
6.14	Property		1	U-Haul of Redwood City
6.15	Property		1	U-Haul Storage Othello Station
6.16	Property		1	U-Haul of Verde Valley
6.17	Property		1	U-Haul of Springfield
6.18	Property		1	U-Haul of Rainier Valley
7.00	Loan	31, 32, 33	1	1688 Meridian Avenue	NAP	NAP	NAP	NAP	NAP	NAP
8.00	Loan	5, 34, 35, 36, 37, 38, 39	1	255 Greenwich	NAP	NAP	147,000,000	795,509.90	52.5%	1.90
9.00	Loan	40, 41, 42, 43	1	Air Depot Industrial	NAP	NAP	NAP	NAP	NAP	NAP
10.00	Loan	5, 44, 45, 46, 47, 48, 49	1	Ellenton Premium Outlets	NAP	NAP	120,000,000	629,422.22	60.6%	2.31
11.00	Loan	95	1	Security Public Storage - Palm Desert	NAP	NAP	NAP	NAP	NAP	NAP
12.00	Loan	5, 50, 51	1	Brandywine Regency Warehouse & Distribution Center	NAP	NAP	75,612,476	518,870.75	54.7%	1.27
13.00	Loan	5, 52, 53, 54, 55, 56	1	Birch Run Premium Outlets	NAP	NAP	90,000,000	566,495.75	56.7%	1.92
14.00	Loan	57, 58, 59, 60	1	Greenwich Portfolio	NAP	NAP	NAP	NAP	NAP	NAP
15.00	Loan	61, 62, 63, 64, 65	1	Juneau Ave Portfolio	NAP	NAP	NAP	NAP	NAP	NAP
16.00	Loan	96	1	Security Public Storage - Santa Rosa	NAP	NAP	NAP	NAP	NAP	NAP
17.00	Loan	5, 97	3	Houston Multifamily Portfolio	NAP	NAP	36,000,000	214,437.50	65.6%	1.33
17.01	Property		1	Vista Oaks Apartments
17.02	Property		1	Oaks at Nassau Bay
17.03	Property		1	Broadway Village Apartments
18.00	Loan	66, 67, 98	1	Guardian Storage Waterfront	NAP	NAP	NAP	NAP	NAP	NAP
19.00	Loan	5, 68, 69, 70, 71, 72, 73, 74	1	Landstown Commons	NAP	NAP	73,400,000	378,298.84	69.8%	1.58
20.00	Loan	75, 76	1	Fountain Court	NAP	NAP	NAP	NAP	NAP	NAP
21.00	Loan	77, 78, 79, 80, 81	1	Arlington Gardens	NAP	NAP	NAP	NAP	NAP	NAP
22.00	Loan	66, 98	1	Guardian Storage Monroeville	NAP	NAP	NAP	NAP	NAP	NAP
23.00	Loan	99	1	Security Public Storage - Moreno Valley	NAP	NAP	NAP	NAP	NAP	NAP
24.00	Loan	82, 83, 84, 85, 86	1	River Hills East Townhomes	NAP	NAP	NAP	NAP	NAP	NAP
25.00	Loan		1	Cherry Hill Court	NAP	NAP	NAP	NAP	NAP	NAP
26.00	Loan	5, 87, 88, 89, 90, 91, 92, 93	1	Park Center Plaza I, II, III	NAP	NAP	31,814,255	231,583.48	52.0%	1.66
27.00	Loan	100	1	Security Public Storage - Sacramento I	NAP	NAP	NAP	NAP	NAP	NAP
28.00	Loan		1	Springhill Storage	NAP	NAP	NAP	NAP	NAP	NAP
29.00	Loan	94	1	CubeSmart Arlington	NAP	NAP	NAP	NAP	NAP	NAP

A-1-22

ANNEX A-1 — CERTAIN CHARACTERISTICS OF THE MORTGAGE LOANS AND MORTGAGED PROPERTIES

Loan ID Number	Loan / Property Flag	Footnotes (for Loan and Property Information)	# of Properties	Property Name	Whole Loan Underwritten NOI Debt Yield (%)	Mezzanine Debt Cut-off Date Balance($)	Mezzanine Debt Interest Rate (%)	Total Debt Cut-off Date Balance ($)	Total Debt Monthly Debt Service ($)	Total Debt Cut-off Date LTV Ratio (%)	Total Debt Underwritten NCF DSCR (x)
1.00	Loan	5, 6, 7, 8, 9, 10, 11, 12,13	2	NOVA Retail 2-Pack	9.2%	NAP	NAP	NAP	NAP	NAP	NAP
1.01	Property		1	Fair City Mall
1.02	Property		1	Plaza at Landmark
2.00	Loan	5	1	Marriott Anchorage Downtown	15.8%	NAP	NAP	NAP	NAP	NAP	NAP
3.00	Loan	5, 14	1	Sheraton Denver Downtown Hotel	8.2%	NAP	NAP	NAP	NAP	NAP	NAP
4.00	Loan	5, 15, 16, 17, 18, 19, 20, 21, 22	1	50 West 23rd Street	15.3%	NAP	NAP	NAP	NAP	NAP	NAP
5.00	Loan		1	Domain at Town Centre	NAP	NAP	NAP	NAP	NAP	NAP	NAP
6.00	Loan	5, 23, 24, 25, 26, 27, 28, 29, 30	18	U-Haul AREC RW Portfolio	10.6%	NAP	NAP	NAP	NAP	NAP	NAP
6.01	Property		1	U-Haul at I-20 & 360
6.02	Property		1	U-Haul at North Sam Houston & Antoine
6.03	Property		1	U-Haul at Fall River at I-195
6.04	Property		1	U-Haul of Eastgate & U-Haul of Irvington
6.05	Property		1	U-Haul of West Hartford
6.06	Property		1	U-Haul of Anchorage
6.07	Property		1	U-Haul of Southern Plaza
6.08	Property		1	U-Haul of Newark
6.09	Property		1	U-Haul Storage of Clackamas Town Center
6.10	Property		1	U-Haul of Levittown
6.11	Property		1	U-Haul of Eastland
6.12	Property		1	U-Haul of Lynwood
6.13	Property		1	U-Haul of New River
6.14	Property		1	U-Haul of Redwood City
6.15	Property		1	U-Haul Storage Othello Station
6.16	Property		1	U-Haul of Verde Valley
6.17	Property		1	U-Haul of Springfield
6.18	Property		1	U-Haul of Rainier Valley
7.00	Loan	31, 32, 33	1	1688 Meridian Avenue	NAP	NAP	NAP	NAP	NAP	NAP	NAP
8.00	Loan	5, 34, 35, 36, 37, 38, 39	1	255 Greenwich	12.9%	NAP	NAP	NAP	NAP	NAP	NAP
9.00	Loan	40, 41, 42, 43	1	Air Depot Industrial	NAP	NAP	NAP	NAP	NAP	NAP	NAP
10.00	Loan	5, 44, 45, 46, 47, 48, 49	1	Ellenton Premium Outlets	15.2%	NAP	NAP	NAP	NAP	NAP	NAP
11.00	Loan	95	1	Security Public Storage - Palm Desert	NAP	NAP	NAP	NAP	NAP	NAP	NAP
12.00	Loan	5, 50, 51	1	Brandywine Regency Warehouse & Distribution Center	10.6%	NAP	NAP	NAP	NAP	NAP	NAP
13.00	Loan	5, 52, 53, 54, 55, 56	1	Birch Run Premium Outlets	15.3%	NAP	NAP	NAP	NAP	NAP	NAP
14.00	Loan	57, 58, 59, 60	1	Greenwich Portfolio	NAP	NAP	NAP	NAP	NAP	NAP	NAP
15.00	Loan	61, 62, 63, 64, 65	1	Juneau Ave Portfolio	NAP	NAP	NAP	NAP	NAP	NAP	NAP
16.00	Loan	96	1	Security Public Storage - Santa Rosa	NAP	NAP	NAP	NAP	NAP	NAP	NAP
17.00	Loan	5, 97	3	Houston Multifamily Portfolio	10.0%	NAP	NAP	NAP	NAP	NAP	NAP
17.01	Property		1	Vista Oaks Apartments
17.02	Property		1	Oaks at Nassau Bay
17.03	Property		1	Broadway Village Apartments
18.00	Loan	66, 67, 98	1	Guardian Storage Waterfront	NAP	NAP	NAP	NAP	NAP	NAP	NAP
19.00	Loan	5, 68, 69, 70, 71, 72, 73, 74	1	Landstown Commons	10.5%	NAP	NAP	NAP	NAP	NAP	NAP
20.00	Loan	75, 76	1	Fountain Court	NAP	NAP	NAP	NAP	NAP	NAP	NAP
21.00	Loan	77, 78, 79, 80, 81	1	Arlington Gardens	NAP	NAP	NAP	NAP	NAP	NAP	NAP
22.00	Loan	66, 98	1	Guardian Storage Monroeville	NAP	NAP	NAP	NAP	NAP	NAP	NAP
23.00	Loan	99	1	Security Public Storage - Moreno Valley	NAP	NAP	NAP	NAP	NAP	NAP	NAP
24.00	Loan	82, 83, 84, 85, 86	1	River Hills East Townhomes	NAP	NAP	NAP	NAP	NAP	NAP	NAP
25.00	Loan		1	Cherry Hill Court	NAP	NAP	NAP	NAP	NAP	NAP	NAP
26.00	Loan	5, 87, 88, 89, 90, 91, 92, 93	1	Park Center Plaza I, II, III	18.1%	NAP	NAP	NAP	NAP	NAP	NAP
27.00	Loan	100	1	Security Public Storage - Sacramento I	NAP	NAP	NAP	NAP	NAP	NAP	NAP
28.00	Loan		1	Springhill Storage	NAP	NAP	NAP	NAP	NAP	NAP	NAP
29.00	Loan	94	1	CubeSmart Arlington	NAP	NAP	NAP	NAP	NAP	NAP	NAP

A-1-23

ANNEX A-1 — CERTAIN CHARACTERISTICS OF THE MORTGAGE LOANS AND MORTGAGED PROPERTIES

Loan ID Number	Loan / Property Flag	Footnotes (for Loan and Property Information)	# of Properties	Property Name	Total Debt Underwritten NOI Debt Yield (%)	Future Additional Debt Permitted (Y/N)	Future Debt Permitted Type	Sponsor
1.00	Loan	5, 6, 7, 8, 9, 10, 11, 12,13	2	NOVA Retail 2-Pack	NAP	No	NAP	HHH Properties
1.01	Property		1	Fair City Mall
1.02	Property		1	Plaza at Landmark
2.00	Loan	5	1	Marriott Anchorage Downtown	NAP	No	NAP	William J. Yung III
3.00	Loan	5, 14	1	Sheraton Denver Downtown Hotel	NAP	No	NAP	AVR Realty Corporation
4.00	Loan	5, 15, 16, 17, 18, 19, 20, 21, 22	1	50 West 23rd Street	NAP	No	NAP	Amish Patel, Jed Walentas and Walentas Trust 3
5.00	Loan		1	Domain at Town Centre	NAP	No	NAP	Fortress Investment Group LLC
6.00	Loan	5, 23, 24, 25, 26, 27, 28, 29, 30	18	U-Haul AREC RW Portfolio	NAP	No	NAP	U-Haul Holding Company
6.01	Property		1	U-Haul at I-20 & 360
6.02	Property		1	U-Haul at North Sam Houston & Antoine
6.03	Property		1	U-Haul at Fall River at I-195
6.04	Property		1	U-Haul of Eastgate & U-Haul of Irvington
6.05	Property		1	U-Haul of West Hartford
6.06	Property		1	U-Haul of Anchorage
6.07	Property		1	U-Haul of Southern Plaza
6.08	Property		1	U-Haul of Newark
6.09	Property		1	U-Haul Storage of Clackamas Town Center
6.10	Property		1	U-Haul of Levittown
6.11	Property		1	U-Haul of Eastland
6.12	Property		1	U-Haul of Lynwood
6.13	Property		1	U-Haul of New River
6.14	Property		1	U-Haul of Redwood City
6.15	Property		1	U-Haul Storage Othello Station
6.16	Property		1	U-Haul of Verde Valley
6.17	Property		1	U-Haul of Springfield
6.18	Property		1	U-Haul of Rainier Valley
7.00	Loan	31, 32, 33	1	1688 Meridian Avenue	NAP	No	NAP	Ophira Cukierman and Joram Cukierman
8.00	Loan	5, 34, 35, 36, 37, 38, 39	1	255 Greenwich	NAP	No	NAP	Jack Resnick & Sons, Inc.
9.00	Loan	40, 41, 42, 43	1	Air Depot Industrial	NAP	No	NAP	Ira J. Miller
10.00	Loan	5, 44, 45, 46, 47, 48, 49	1	Ellenton Premium Outlets	NAP	No	NAP	Simon Property Group, L.P.
11.00	Loan	95	1	Security Public Storage - Palm Desert	NAP	No	NAP	Benjamin D. Eisler, Shirley E. Eisler, The Eisler Revocable Trust, Allen Orwitz, Lea Orwitz and The Orwitz Revocable Trust
12.00	Loan	5, 50, 51	1	Brandywine Regency Warehouse & Distribution Center	NAP	No	NAP	Abdelrahman Ayyad and Sara Ayyad
13.00	Loan	5, 52, 53, 54, 55, 56	1	Birch Run Premium Outlets	NAP	No	NAP	Simon Property Group, L.P.
14.00	Loan	57, 58, 59, 60	1	Greenwich Portfolio	NAP	No	NAP	Englantina Gega
15.00	Loan	61, 62, 63, 64, 65	1	Juneau Ave Portfolio	NAP	No	NAP	Youssef Berrada
16.00	Loan	96	1	Security Public Storage - Santa Rosa	NAP	No	NAP	Benjamin D. Eisler, Shirley E. Eisler, The Eisler Revocable Trust, Allen Orwitz, Lea Orwitz and The Orwitz Revocable Trust
17.00	Loan	5, 97	3	Houston Multifamily Portfolio	NAP	No	NAP	Gary W. Gates, Jr.
17.01	Property		1	Vista Oaks Apartments
17.02	Property		1	Oaks at Nassau Bay
17.03	Property		1	Broadway Village Apartments
18.00	Loan	66, 67, 98	1	Guardian Storage Waterfront	NAP	No	NAP	Guardian Storage
19.00	Loan	5, 68, 69, 70, 71, 72, 73, 74	1	Landstown Commons	NAP	No	NAP	Yale I. Paprin
20.00	Loan	75, 76	1	Fountain Court	NAP	No	NAP	Ralph Sitt
21.00	Loan	77, 78, 79, 80, 81	1	Arlington Gardens	NAP	No	NAP	Youssef Berrada
22.00	Loan	66, 98	1	Guardian Storage Monroeville	NAP	No	NAP	Guardian Storage
23.00	Loan	99	1	Security Public Storage - Moreno Valley	NAP	No	NAP	Benjamin D. Eisler, Shirley E. Eisler, The Eisler Revocable Trust, Allen Orwitz, Lea Orwitz and The Orwitz Revocable Trust
24.00	Loan	82, 83, 84, 85, 86	1	River Hills East Townhomes	NAP	No	NAP	Youssef Berrada
25.00	Loan		1	Cherry Hill Court	NAP	No	NAP	Robert D. Goldman
26.00	Loan	5, 87, 88, 89, 90, 91, 92, 93	1	Park Center Plaza I, II, III	NAP	No	NAP	Joseph Greenberg and Bradley Coven
27.00	Loan	100	1	Security Public Storage - Sacramento I	NAP	No	NAP	Benjamin D. Eisler, Shirley E. Eisler, The Eisler Revocable Trust, Allen Orwitz, Lea Orwitz and The Orwitz Revocable Trust
28.00	Loan		1	Springhill Storage	NAP	No	NAP	Ronald S. Dundas and Robert A. Puccinelli
29.00	Loan	94	1	CubeSmart Arlington	NAP	No	NAP	Adam Rosenberg, Patrick Cannon, Pat Cannon 2005 Revocable Trust, Linda Gordon, The Gordon Family Trust, Patricia R. Kramer and Patricia R. Kramer Revocable Trust

A-1-24

ANNEX A-1 — CERTAIN CHARACTERISTICS OF THE MORTGAGE LOANS AND MORTGAGED PROPERTIES

Loan ID Number	Loan / Property Flag	Footnotes (for Loan and Property Information)	# of Properties	Property Name	Non-Recourse Carveout Guarantor	Delaware Statutory Trust (Y/N)	Tenants-in-common (Y/N)
1.00	Loan	5, 6, 7, 8, 9, 10, 11, 12,13	2	NOVA Retail 2-Pack	Marshall S. Ruben, Myrna Ruben Haft and Dana Ruben Rogers	No	No
1.01	Property		1	Fair City Mall
1.02	Property		1	Plaza at Landmark
2.00	Loan	5	1	Marriott Anchorage Downtown	CSC Holdings, LLC	No	No
3.00	Loan	5, 14	1	Sheraton Denver Downtown Hotel	AVR Enterprises LLC	No	No
4.00	Loan	5, 15, 16, 17, 18, 19, 20, 21, 22	1	50 West 23rd Street	Walentas Trust 3	No	No
5.00	Loan		1	Domain at Town Centre	Drawbridge Special Opportunities Fund LP	Yes	No
6.00	Loan	5, 23, 24, 25, 26, 27, 28, 29, 30	18	U-Haul AREC RW Portfolio	U-Haul Holding Company	No	No
6.01	Property		1	U-Haul at I-20 & 360
6.02	Property		1	U-Haul at North Sam Houston & Antoine
6.03	Property		1	U-Haul at Fall River at I-195
6.04	Property		1	U-Haul of Eastgate & U-Haul of Irvington
6.05	Property		1	U-Haul of West Hartford
6.06	Property		1	U-Haul of Anchorage
6.07	Property		1	U-Haul of Southern Plaza
6.08	Property		1	U-Haul of Newark
6.09	Property		1	U-Haul Storage of Clackamas Town Center
6.10	Property		1	U-Haul of Levittown
6.11	Property		1	U-Haul of Eastland
6.12	Property		1	U-Haul of Lynwood
6.13	Property		1	U-Haul of New River
6.14	Property		1	U-Haul of Redwood City
6.15	Property		1	U-Haul Storage Othello Station
6.16	Property		1	U-Haul of Verde Valley
6.17	Property		1	U-Haul of Springfield
6.18	Property		1	U-Haul of Rainier Valley
7.00	Loan	31, 32, 33	1	1688 Meridian Avenue	Ophira Cukierman and Joram Cukierman	No	No
8.00	Loan	5, 34, 35, 36, 37, 38, 39	1	255 Greenwich	Jonathan D. Resnick	No	No
9.00	Loan	40, 41, 42, 43	1	Air Depot Industrial	Ira J. Miller	No	No
10.00	Loan	5, 44, 45, 46, 47, 48, 49	1	Ellenton Premium Outlets	Simon Property Group, L.P.	No	No
11.00	Loan	95	1	Security Public Storage - Palm Desert	Benjamin D. Eisler, Shirley E. Eisler, The Eisler Revocable Trust, Allen Orwitz, Lea Orwitz and The Orwitz Revocable Trust	No	No
12.00	Loan	5, 50, 51	1	Brandywine Regency Warehouse & Distribution Center	Abdelrahman Ayyad and Sara Ayyad	No	Yes
13.00	Loan	5, 52, 53, 54, 55, 56	1	Birch Run Premium Outlets	Simon Property Group, L.P.	No	No
14.00	Loan	57, 58, 59, 60	1	Greenwich Portfolio	Englantina Gega	No	No
15.00	Loan	61, 62, 63, 64, 65	1	Juneau Ave Portfolio	Youssef Berrada	No	No
16.00	Loan	96	1	Security Public Storage - Santa Rosa	Benjamin D. Eisler, Shirley E. Eisler, The Eisler Revocable Trust, Allen Orwitz, Lea Orwitz and The Orwitz Revocable Trust	No	No
17.00	Loan	5, 97	3	Houston Multifamily Portfolio	Gary W. Gates, Jr.	No	No
17.01	Property		1	Vista Oaks Apartments
17.02	Property		1	Oaks at Nassau Bay
17.03	Property		1	Broadway Village Apartments
18.00	Loan	66, 67, 98	1	Guardian Storage Waterfront	Steven H. Cohen	No	No
19.00	Loan	5, 68, 69, 70, 71, 72, 73, 74	1	Landstown Commons	Yale I. Paprin	No	No
20.00	Loan	75, 76	1	Fountain Court	Ralph Sitt and Jesse Sutton	No	No
21.00	Loan	77, 78, 79, 80, 81	1	Arlington Gardens	Youssef Berrada	No	No
22.00	Loan	66, 98	1	Guardian Storage Monroeville	Steven H. Cohen	No	No
23.00	Loan	99	1	Security Public Storage - Moreno Valley	Benjamin D. Eisler, Shirley E. Eisler, The Eisler Revocable Trust, Allen Orwitz, Lea Orwitz and The Orwitz Revocable Trust	No	No
24.00	Loan	82, 83, 84, 85, 86	1	River Hills East Townhomes	Youssef Berrada	No	No
25.00	Loan		1	Cherry Hill Court	Robert D. Goldman	No	No
26.00	Loan	5, 87, 88, 89, 90, 91, 92, 93	1	Park Center Plaza I, II, III	Joseph Greenberg and Bradley Coven	No	No
27.00	Loan	100	1	Security Public Storage - Sacramento I	Benjamin D. Eisler, Shirley E. Eisler, The Eisler Revocable Trust, Allen Orwitz, Lea Orwitz and The Orwitz Revocable Trust	No	No
28.00	Loan		1	Springhill Storage	Ronald S. Dundas and Robert A. Puccinelli	No	No
29.00	Loan	94	1	CubeSmart Arlington	Adam Rosenberg, Patrick Cannon, Pat Cannon 2005 Revocable Trust, Linda Gordon, The Gordon Family Trust, Patricia R. Kramer and Patricia R. Kramer Revocable Trust	No	Yes

A-1-25

ANNEX A-1 — CERTAIN CHARACTERISTICS OF THE MORTGAGE LOANS AND MORTGAGED PROPERTIES

Loan ID Number	Loan / Property Flag	Footnotes (for Loan and Property Information)	# of Properties	Property Name	Loan Purpose	Property Located Within a Qualified Opportunity Zone (Y/N)	Sources: Loan Amount ($)	Sources: Principal's New Cash Contribution ($)	Sources: Subordinate Debt ($)	Sources: Other Sources ($)	Sources: Total Sources ($)
1.00	Loan	5, 6, 7, 8, 9, 10, 11, 12,13	2	NOVA Retail 2-Pack	Refinance		165,000,000	0	0	0	165,000,000
1.01	Property		1	Fair City Mall
1.02	Property		1	Plaza at Landmark
2.00	Loan	5	1	Marriott Anchorage Downtown	Refinance		125,000,000	0	0	0	125,000,000
3.00	Loan	5, 14	1	Sheraton Denver Downtown Hotel	Refinance		180,000,000	1,114,774	0	0	181,114,774
4.00	Loan	5, 15, 16, 17, 18, 19, 20, 21, 22	1	50 West 23rd Street	Refinance		83,000,000	3,588,414	0	0	86,588,414
5.00	Loan		1	Domain at Town Centre	Acquisition		35,805,000	32,996,842	0	590,648	69,392,490
6.00	Loan	5, 23, 24, 25, 26, 27, 28, 29, 30	18	U-Haul AREC RW Portfolio	Refinance		104,000,000	0	0	0	104,000,000
6.01	Property		1	U-Haul at I-20 & 360
6.02	Property		1	U-Haul at North Sam Houston & Antoine
6.03	Property		1	U-Haul at Fall River at I-195
6.04	Property		1	U-Haul of Eastgate & U-Haul of Irvington
6.05	Property		1	U-Haul of West Hartford
6.06	Property		1	U-Haul of Anchorage
6.07	Property		1	U-Haul of Southern Plaza
6.08	Property		1	U-Haul of Newark
6.09	Property		1	U-Haul Storage of Clackamas Town Center
6.10	Property		1	U-Haul of Levittown
6.11	Property		1	U-Haul of Eastland
6.12	Property		1	U-Haul of Lynwood
6.13	Property		1	U-Haul of New River
6.14	Property		1	U-Haul of Redwood City
6.15	Property		1	U-Haul Storage Othello Station
6.16	Property		1	U-Haul of Verde Valley
6.17	Property		1	U-Haul of Springfield
6.18	Property		1	U-Haul of Rainier Valley
7.00	Loan	31, 32, 33	1	1688 Meridian Avenue	Refinance		28,750,000	1,731,618	0	0	30,481,618
8.00	Loan	5, 34, 35, 36, 37, 38, 39	1	255 Greenwich	Refinance		147,000,000	4,417,946	0	0	151,417,946
9.00	Loan	40, 41, 42, 43	1	Air Depot Industrial	Refinance		24,500,000	0	0	0	24,500,000
10.00	Loan	5, 44, 45, 46, 47, 48, 49	1	Ellenton Premium Outlets	Refinance		120,000,000	59,439,911	0	0	179,439,911
11.00	Loan	95	1	Security Public Storage - Palm Desert	Refinance		16,500,000	0	0	0	16,500,000
12.00	Loan	5, 50, 51	1	Brandywine Regency Warehouse & Distribution Center	Refinance		76,000,000	0	0	0	76,000,000
13.00	Loan	5, 52, 53, 54, 55, 56	1	Birch Run Premium Outlets	Refinance		90,000,000	34,432,592	0	0	124,432,592
14.00	Loan	57, 58, 59, 60	1	Greenwich Portfolio	Refinance		13,700,000	557,402	0	0	14,257,402
15.00	Loan	61, 62, 63, 64, 65	1	Juneau Ave Portfolio	Refinance		13,450,000	0	0	0	13,450,000
16.00	Loan	96	1	Security Public Storage - Santa Rosa	Refinance
17.00	Loan	5, 97	3	Houston Multifamily Portfolio	Refinance
17.01	Property		1	Vista Oaks Apartments
17.02	Property		1	Oaks at Nassau Bay
17.03	Property		1	Broadway Village Apartments
18.00	Loan	66, 67, 98	1	Guardian Storage Waterfront	Refinance
19.00	Loan	5, 68, 69, 70, 71, 72, 73, 74	1	Landstown Commons	Acquisition
20.00	Loan	75, 76	1	Fountain Court	Refinance
21.00	Loan	77, 78, 79, 80, 81	1	Arlington Gardens	Refinance
22.00	Loan	66, 98	1	Guardian Storage Monroeville	Refinance
23.00	Loan	99	1	Security Public Storage - Moreno Valley	Refinance
24.00	Loan	82, 83, 84, 85, 86	1	River Hills East Townhomes	Refinance
25.00	Loan		1	Cherry Hill Court	Refinance
26.00	Loan	5, 87, 88, 89, 90, 91, 92, 93	1	Park Center Plaza I, II, III	Refinance
27.00	Loan	100	1	Security Public Storage - Sacramento I	Refinance
28.00	Loan		1	Springhill Storage	Refinance
29.00	Loan	94	1	CubeSmart Arlington	Refinance

A-1-26

ANNEX A-1 — CERTAIN CHARACTERISTICS OF THE MORTGAGE LOANS AND MORTGAGED PROPERTIES

Loan ID Number	Loan / Property Flag	Footnotes (for Loan and Property Information)	# of Properties	Property Name	Uses: Loan Payoff ($)	Uses: Purchase Price ($)	Uses: Closing Costs ($)	Uses: Reserves ($)	Uses: Principal Equity Distribution ($)	Uses: Other Uses ($)
1.00	Loan	5, 6, 7, 8, 9, 10, 11, 12,13	2	NOVA Retail 2-Pack	140,634,428	0	2,472,017	6,097,803	15,795,752	0
1.01	Property		1	Fair City Mall
1.02	Property		1	Plaza at Landmark
2.00	Loan	5	1	Marriott Anchorage Downtown	64,241,883	0	333,645	2,072,995	58,351,478	0
3.00	Loan	5, 14	1	Sheraton Denver Downtown Hotel	180,677,256	0	437,517	0	0	0
4.00	Loan	5, 15, 16, 17, 18, 19, 20, 21, 22	1	50 West 23rd Street	81,932,218	0	938,454	3,717,742	0	0
5.00	Loan		1	Domain at Town Centre	0	65,100,000	1,988,584	2,303,906	0	0
6.00	Loan	5, 23, 24, 25, 26, 27, 28, 29, 30	18	U-Haul AREC RW Portfolio	46,166,684	0	1,524,087	0	56,309,230	0
6.01	Property		1	U-Haul at I-20 & 360
6.02	Property		1	U-Haul at North Sam Houston & Antoine
6.03	Property		1	U-Haul at Fall River at I-195
6.04	Property		1	U-Haul of Eastgate & U-Haul of Irvington
6.05	Property		1	U-Haul of West Hartford
6.06	Property		1	U-Haul of Anchorage
6.07	Property		1	U-Haul of Southern Plaza
6.08	Property		1	U-Haul of Newark
6.09	Property		1	U-Haul Storage of Clackamas Town Center
6.10	Property		1	U-Haul of Levittown
6.11	Property		1	U-Haul of Eastland
6.12	Property		1	U-Haul of Lynwood
6.13	Property		1	U-Haul of New River
6.14	Property		1	U-Haul of Redwood City
6.15	Property		1	U-Haul Storage Othello Station
6.16	Property		1	U-Haul of Verde Valley
6.17	Property		1	U-Haul of Springfield
6.18	Property		1	U-Haul of Rainier Valley
7.00	Loan	31, 32, 33	1	1688 Meridian Avenue	27,690,930	0	1,217,824	1,572,864	0	0
8.00	Loan	5, 34, 35, 36, 37, 38, 39	1	255 Greenwich	145,044,009	0	1,369,605	5,004,331	0	0
9.00	Loan	40, 41, 42, 43	1	Air Depot Industrial	11,524,951	0	518,535	163,557	12,292,957	0
10.00	Loan	5, 44, 45, 46, 47, 48, 49	1	Ellenton Premium Outlets	178,650,473	0	789,438	0	0	0
11.00	Loan	95	1	Security Public Storage - Palm Desert	8,126,588	0	59,574	0	8,313,838	0
12.00	Loan	5, 50, 51	1	Brandywine Regency Warehouse & Distribution Center	73,486,348	0	1,593,975	256,865	662,811	0
13.00	Loan	5, 52, 53, 54, 55, 56	1	Birch Run Premium Outlets	123,448,650	0	983,941	0	0	0
14.00	Loan	57, 58, 59, 60	1	Greenwich Portfolio	13,941,689	0	229,240	86,473	0	0
15.00	Loan	61, 62, 63, 64, 65	1	Juneau Ave Portfolio	10,339,417	0	279,413	35,000	2,796,170	0
16.00	Loan	96	1	Security Public Storage - Santa Rosa
17.00	Loan	5, 97	3	Houston Multifamily Portfolio
17.01	Property		1	Vista Oaks Apartments
17.02	Property		1	Oaks at Nassau Bay
17.03	Property		1	Broadway Village Apartments
18.00	Loan	66, 67, 98	1	Guardian Storage Waterfront
19.00	Loan	5, 68, 69, 70, 71, 72, 73, 74	1	Landstown Commons
20.00	Loan	75, 76	1	Fountain Court
21.00	Loan	77, 78, 79, 80, 81	1	Arlington Gardens
22.00	Loan	66, 98	1	Guardian Storage Monroeville
23.00	Loan	99	1	Security Public Storage - Moreno Valley
24.00	Loan	82, 83, 84, 85, 86	1	River Hills East Townhomes
25.00	Loan		1	Cherry Hill Court
26.00	Loan	5, 87, 88, 89, 90, 91, 92, 93	1	Park Center Plaza I, II, III
27.00	Loan	100	1	Security Public Storage - Sacramento I
28.00	Loan		1	Springhill Storage
29.00	Loan	94	1	CubeSmart Arlington

A-1-27

ANNEX A-1 — CERTAIN CHARACTERISTICS OF THE MORTGAGE LOANS AND MORTGAGED PROPERTIES

Loan ID Number	Loan / Property Flag	Footnotes (for Loan and Property Information)	# of Properties	Property Name	Uses: Total Uses ($)	Franchise Agreement Expiration	Underwritten ADR ($)	Underwritten RevPAR ($)	Underwritten Hotel Occupancy (%)	Most Recent ADR ($)	Most Recent RevPAR ($)
1.00	Loan	5, 6, 7, 8, 9, 10, 11, 12,13	2	NOVA Retail 2-Pack	165,000,000	NAP	NAP	NAP	NAP	NAP	NAP
1.01	Property		1	Fair City Mall		NAP	NAP	NAP	NAP	NAP	NAP
1.02	Property		1	Plaza at Landmark		NAP	NAP	NAP	NAP	NAP	NAP
2.00	Loan	5	1	Marriott Anchorage Downtown	125,000,000	2/15/2042	$279.64	$209.28	74.8%	$279.64	$209.28
3.00	Loan	5, 14	1	Sheraton Denver Downtown Hotel	181,114,774	NAP	NAP	NAP	NAP	NAP	NAP
4.00	Loan	5, 15, 16, 17, 18, 19, 20, 21, 22	1	50 West 23rd Street	86,588,414	NAP	NAP	NAP	NAP	NAP	NAP
5.00	Loan		1	Domain at Town Centre	69,392,490	NAP	NAP	NAP	NAP	NAP	NAP
6.00	Loan	5, 23, 24, 25, 26, 27, 28, 29, 30	18	U-Haul AREC RW Portfolio	104,000,000		NAP	NAP	NAP	NAP	NAP
6.01	Property		1	U-Haul at I-20 & 360		NAP	NAP	NAP	NAP	NAP	NAP
6.02	Property		1	U-Haul at North Sam Houston & Antoine		NAP	NAP	NAP	NAP	NAP	NAP
6.03	Property		1	U-Haul at Fall River at I-195		NAP	NAP	NAP	NAP	NAP	NAP
6.04	Property		1	U-Haul of Eastgate & U-Haul of Irvington		NAP	NAP	NAP	NAP	NAP	NAP
6.05	Property		1	U-Haul of West Hartford		NAP	NAP	NAP	NAP	NAP	NAP
6.06	Property		1	U-Haul of Anchorage		NAP	NAP	NAP	NAP	NAP	NAP
6.07	Property		1	U-Haul of Southern Plaza		NAP	NAP	NAP	NAP	NAP	NAP
6.08	Property		1	U-Haul of Newark		NAP	NAP	NAP	NAP	NAP	NAP
6.09	Property		1	U-Haul Storage of Clackamas Town Center		NAP	NAP	NAP	NAP	NAP	NAP
6.10	Property		1	U-Haul of Levittown		NAP	NAP	NAP	NAP	NAP	NAP
6.11	Property		1	U-Haul of Eastland		NAP	NAP	NAP	NAP	NAP	NAP
6.12	Property		1	U-Haul of Lynwood		NAP	NAP	NAP	NAP	NAP	NAP
6.13	Property		1	U-Haul of New River		NAP	NAP	NAP	NAP	NAP	NAP
6.14	Property		1	U-Haul of Redwood City		NAP	NAP	NAP	NAP	NAP	NAP
6.15	Property		1	U-Haul Storage Othello Station		NAP	NAP	NAP	NAP	NAP	NAP
6.16	Property		1	U-Haul of Verde Valley		NAP	NAP	NAP	NAP	NAP	NAP
6.17	Property		1	U-Haul of Springfield		NAP	NAP	NAP	NAP	NAP	NAP
6.18	Property		1	U-Haul of Rainier Valley		NAP	NAP	NAP	NAP	NAP	NAP
7.00	Loan	31, 32, 33	1	1688 Meridian Avenue	30,481,618	NAP	NAP	NAP	NAP	NAP	NAP
8.00	Loan	5, 34, 35, 36, 37, 38, 39	1	255 Greenwich	151,417,946	NAP	NAP	NAP	NAP	NAP	NAP
9.00	Loan	40, 41, 42, 43	1	Air Depot Industrial	24,500,000	NAP	NAP	NAP	NAP	NAP	NAP
10.00	Loan	5, 44, 45, 46, 47, 48, 49	1	Ellenton Premium Outlets	179,439,911	NAP	NAP	NAP	NAP	NAP	NAP
11.00	Loan	95	1	Security Public Storage - Palm Desert	16,500,000	NAP	NAP	NAP	NAP	NAP	NAP
12.00	Loan	5, 50, 51	1	Brandywine Regency Warehouse & Distribution Center	76,000,000	NAP	NAP	NAP	NAP	NAP	NAP
13.00	Loan	5, 52, 53, 54, 55, 56	1	Birch Run Premium Outlets	124,432,592	NAP	NAP	NAP	NAP	NAP	NAP
14.00	Loan	57, 58, 59, 60	1	Greenwich Portfolio	14,257,402	NAP	NAP	NAP	NAP	NAP	NAP
15.00	Loan	61, 62, 63, 64, 65	1	Juneau Ave Portfolio	13,450,000	NAP	NAP	NAP	NAP	NAP	NAP
16.00	Loan	96	1	Security Public Storage - Santa Rosa		NAP	NAP	NAP	NAP	NAP	NAP
17.00	Loan	5, 97	3	Houston Multifamily Portfolio		NAP	NAP	NAP	NAP	NAP	NAP
17.01	Property		1	Vista Oaks Apartments		NAP	NAP	NAP	NAP	NAP	NAP
17.02	Property		1	Oaks at Nassau Bay		NAP	NAP	NAP	NAP	NAP	NAP
17.03	Property		1	Broadway Village Apartments		NAP	NAP	NAP	NAP	NAP	NAP
18.00	Loan	66, 67, 98	1	Guardian Storage Waterfront		NAP	NAP	NAP	NAP	NAP	NAP
19.00	Loan	5, 68, 69, 70, 71, 72, 73, 74	1	Landstown Commons		NAP	NAP	NAP	NAP	NAP	NAP
20.00	Loan	75, 76	1	Fountain Court		NAP	NAP	NAP	NAP	NAP	NAP
21.00	Loan	77, 78, 79, 80, 81	1	Arlington Gardens		NAP	NAP	NAP	NAP	NAP	NAP
22.00	Loan	66, 98	1	Guardian Storage Monroeville		NAP	NAP	NAP	NAP	NAP	NAP
23.00	Loan	99	1	Security Public Storage - Moreno Valley		NAP	NAP	NAP	NAP	NAP	NAP
24.00	Loan	82, 83, 84, 85, 86	1	River Hills East Townhomes		NAP	NAP	NAP	NAP	NAP	NAP
25.00	Loan		1	Cherry Hill Court		NAP	NAP	NAP	NAP	NAP	NAP
26.00	Loan	5, 87, 88, 89, 90, 91, 92, 93	1	Park Center Plaza I, II, III		NAP	NAP	NAP	NAP	NAP	NAP
27.00	Loan	100	1	Security Public Storage - Sacramento I		NAP	NAP	NAP	NAP	NAP	NAP
28.00	Loan		1	Springhill Storage		NAP	NAP	NAP	NAP	NAP	NAP
29.00	Loan	94	1	CubeSmart Arlington		NAP	NAP	NAP	NAP	NAP	NAP

A-1-28

ANNEX A-1 — CERTAIN CHARACTERISTICS OF THE MORTGAGE LOANS AND MORTGAGED PROPERTIES

Loan ID Number	Loan / Property Flag	Footnotes (for Loan and Property Information)	# of Properties	Property Name	Most Recent Hotel Occupancy (%)	Second Most Recent ADR ($)	Second Most Recent RevPAR ($)	Second Most Recent Hotel Occupancy (%)	Third Most Recent ADR ($)	Third Most Recent RevPAR ($)	Third Most Recent Hotel Occupancy (%)
1.00	Loan	5, 6, 7, 8, 9, 10, 11, 12,13	2	NOVA Retail 2-Pack	NAP	NAP	NAP	NAP	NAP	NAP	NAP
1.01	Property		1	Fair City Mall	NAP	NAP	NAP	NAP	NAP	NAP	NAP
1.02	Property		1	Plaza at Landmark	NAP	NAP	NAP	NAP	NAP	NAP	NAP
2.00	Loan	5	1	Marriott Anchorage Downtown	74.8%	$279.50	$211.68	75.7%	$266.50	$196.67	73.8%
3.00	Loan	5, 14	1	Sheraton Denver Downtown Hotel	NAP	NAP	NAP	NAP	NAP	NAP	NAP
4.00	Loan	5, 15, 16, 17, 18, 19, 20, 21, 22	1	50 West 23rd Street	NAP	NAP	NAP	NAP	NAP	NAP	NAP
5.00	Loan		1	Domain at Town Centre	NAP	NAP	NAP	NAP	NAP	NAP	NAP
6.00	Loan	5, 23, 24, 25, 26, 27, 28, 29, 30	18	U-Haul AREC RW Portfolio	NAP	NAP	NAP	NAP	NAP	NAP	NAP
6.01	Property		1	U-Haul at I-20 & 360	NAP	NAP	NAP	NAP	NAP	NAP	NAP
6.02	Property		1	U-Haul at North Sam Houston & Antoine	NAP	NAP	NAP	NAP	NAP	NAP	NAP
6.03	Property		1	U-Haul at Fall River at I-195	NAP	NAP	NAP	NAP	NAP	NAP	NAP
6.04	Property		1	U-Haul of Eastgate & U-Haul of Irvington	NAP	NAP	NAP	NAP	NAP	NAP	NAP
6.05	Property		1	U-Haul of West Hartford	NAP	NAP	NAP	NAP	NAP	NAP	NAP
6.06	Property		1	U-Haul of Anchorage	NAP	NAP	NAP	NAP	NAP	NAP	NAP
6.07	Property		1	U-Haul of Southern Plaza	NAP	NAP	NAP	NAP	NAP	NAP	NAP
6.08	Property		1	U-Haul of Newark	NAP	NAP	NAP	NAP	NAP	NAP	NAP
6.09	Property		1	U-Haul Storage of Clackamas Town Center	NAP	NAP	NAP	NAP	NAP	NAP	NAP
6.10	Property		1	U-Haul of Levittown	NAP	NAP	NAP	NAP	NAP	NAP	NAP
6.11	Property		1	U-Haul of Eastland	NAP	NAP	NAP	NAP	NAP	NAP	NAP
6.12	Property		1	U-Haul of Lynwood	NAP	NAP	NAP	NAP	NAP	NAP	NAP
6.13	Property		1	U-Haul of New River	NAP	NAP	NAP	NAP	NAP	NAP	NAP
6.14	Property		1	U-Haul of Redwood City	NAP	NAP	NAP	NAP	NAP	NAP	NAP
6.15	Property		1	U-Haul Storage Othello Station	NAP	NAP	NAP	NAP	NAP	NAP	NAP
6.16	Property		1	U-Haul of Verde Valley	NAP	NAP	NAP	NAP	NAP	NAP	NAP
6.17	Property		1	U-Haul of Springfield	NAP	NAP	NAP	NAP	NAP	NAP	NAP
6.18	Property		1	U-Haul of Rainier Valley	NAP	NAP	NAP	NAP	NAP	NAP	NAP
7.00	Loan	31, 32, 33	1	1688 Meridian Avenue	NAP	NAP	NAP	NAP	NAP	NAP	NAP
8.00	Loan	5, 34, 35, 36, 37, 38, 39	1	255 Greenwich	NAP	NAP	NAP	NAP	NAP	NAP	NAP
9.00	Loan	40, 41, 42, 43	1	Air Depot Industrial	NAP	NAP	NAP	NAP	NAP	NAP	NAP
10.00	Loan	5, 44, 45, 46, 47, 48, 49	1	Ellenton Premium Outlets	NAP	NAP	NAP	NAP	NAP	NAP	NAP
11.00	Loan	95	1	Security Public Storage - Palm Desert	NAP	NAP	NAP	NAP	NAP	NAP	NAP
12.00	Loan	5, 50, 51	1	Brandywine Regency Warehouse & Distribution Center	NAP	NAP	NAP	NAP	NAP	NAP	NAP
13.00	Loan	5, 52, 53, 54, 55, 56	1	Birch Run Premium Outlets	NAP	NAP	NAP	NAP	NAP	NAP	NAP
14.00	Loan	57, 58, 59, 60	1	Greenwich Portfolio	NAP	NAP	NAP	NAP	NAP	NAP	NAP
15.00	Loan	61, 62, 63, 64, 65	1	Juneau Ave Portfolio	NAP	NAP	NAP	NAP	NAP	NAP	NAP
16.00	Loan	96	1	Security Public Storage - Santa Rosa	NAP	NAP	NAP	NAP	NAP	NAP	NAP
17.00	Loan	5, 97	3	Houston Multifamily Portfolio	NAP	NAP	NAP	NAP	NAP	NAP	NAP
17.01	Property		1	Vista Oaks Apartments	NAP	NAP	NAP	NAP	NAP	NAP	NAP
17.02	Property		1	Oaks at Nassau Bay	NAP	NAP	NAP	NAP	NAP	NAP	NAP
17.03	Property		1	Broadway Village Apartments	NAP	NAP	NAP	NAP	NAP	NAP	NAP
18.00	Loan	66, 67, 98	1	Guardian Storage Waterfront	NAP	NAP	NAP	NAP	NAP	NAP	NAP
19.00	Loan	5, 68, 69, 70, 71, 72, 73, 74	1	Landstown Commons	NAP	NAP	NAP	NAP	NAP	NAP	NAP
20.00	Loan	75, 76	1	Fountain Court	NAP	NAP	NAP	NAP	NAP	NAP	NAP
21.00	Loan	77, 78, 79, 80, 81	1	Arlington Gardens	NAP	NAP	NAP	NAP	NAP	NAP	NAP
22.00	Loan	66, 98	1	Guardian Storage Monroeville	NAP	NAP	NAP	NAP	NAP	NAP	NAP
23.00	Loan	99	1	Security Public Storage - Moreno Valley	NAP	NAP	NAP	NAP	NAP	NAP	NAP
24.00	Loan	82, 83, 84, 85, 86	1	River Hills East Townhomes	NAP	NAP	NAP	NAP	NAP	NAP	NAP
25.00	Loan		1	Cherry Hill Court	NAP	NAP	NAP	NAP	NAP	NAP	NAP
26.00	Loan	5, 87, 88, 89, 90, 91, 92, 93	1	Park Center Plaza I, II, III	NAP	NAP	NAP	NAP	NAP	NAP	NAP
27.00	Loan	100	1	Security Public Storage - Sacramento I	NAP	NAP	NAP	NAP	NAP	NAP	NAP
28.00	Loan		1	Springhill Storage	NAP	NAP	NAP	NAP	NAP	NAP	NAP
29.00	Loan	94	1	CubeSmart Arlington	NAP	NAP	NAP	NAP	NAP	NAP	NAP

A-1-29

ANNEX A-1 — CERTAIN CHARACTERISTICS OF THE MORTGAGE LOANS AND MORTGAGED PROPERTIES

Loan ID Number	Loan / Property Flag	Footnotes (for Loan and Property Information)	# of Properties	Property Name	Coop - Committed Secondary Debt	Coop - Rental Value	Coop - LTV as Rental	Coop - Unsold Percent	Coop - Sponsor Units	Coop - Investor Units	Coop - Coop Units	Coop - Sponsor/ Investor Carry
1.00	Loan	5, 6, 7, 8, 9, 10, 11, 12,13	2	NOVA Retail 2-Pack
1.01	Property		1	Fair City Mall
1.02	Property		1	Plaza at Landmark
2.00	Loan	5	1	Marriott Anchorage Downtown
3.00	Loan	5, 14	1	Sheraton Denver Downtown Hotel
4.00	Loan	5, 15, 16, 17, 18, 19, 20, 21, 22	1	50 West 23rd Street
5.00	Loan		1	Domain at Town Centre
6.00	Loan	5, 23, 24, 25, 26, 27, 28, 29, 30	18	U-Haul AREC RW Portfolio
6.01	Property		1	U-Haul at I-20 & 360
6.02	Property		1	U-Haul at North Sam Houston & Antoine
6.03	Property		1	U-Haul at Fall River at I-195
6.04	Property		1	U-Haul of Eastgate & U-Haul of Irvington
6.05	Property		1	U-Haul of West Hartford
6.06	Property		1	U-Haul of Anchorage
6.07	Property		1	U-Haul of Southern Plaza
6.08	Property		1	U-Haul of Newark
6.09	Property		1	U-Haul Storage of Clackamas Town Center
6.10	Property		1	U-Haul of Levittown
6.11	Property		1	U-Haul of Eastland
6.12	Property		1	U-Haul of Lynwood
6.13	Property		1	U-Haul of New River
6.14	Property		1	U-Haul of Redwood City
6.15	Property		1	U-Haul Storage Othello Station
6.16	Property		1	U-Haul of Verde Valley
6.17	Property		1	U-Haul of Springfield
6.18	Property		1	U-Haul of Rainier Valley
7.00	Loan	31, 32, 33	1	1688 Meridian Avenue
8.00	Loan	5, 34, 35, 36, 37, 38, 39	1	255 Greenwich
9.00	Loan	40, 41, 42, 43	1	Air Depot Industrial
10.00	Loan	5, 44, 45, 46, 47, 48, 49	1	Ellenton Premium Outlets
11.00	Loan	95	1	Security Public Storage - Palm Desert
12.00	Loan	5, 50, 51	1	Brandywine Regency Warehouse & Distribution Center
13.00	Loan	5, 52, 53, 54, 55, 56	1	Birch Run Premium Outlets
14.00	Loan	57, 58, 59, 60	1	Greenwich Portfolio
15.00	Loan	61, 62, 63, 64, 65	1	Juneau Ave Portfolio
16.00	Loan	96	1	Security Public Storage - Santa Rosa
17.00	Loan	5, 97	3	Houston Multifamily Portfolio
17.01	Property		1	Vista Oaks Apartments
17.02	Property		1	Oaks at Nassau Bay
17.03	Property		1	Broadway Village Apartments
18.00	Loan	66, 67, 98	1	Guardian Storage Waterfront
19.00	Loan	5, 68, 69, 70, 71, 72, 73, 74	1	Landstown Commons
20.00	Loan	75, 76	1	Fountain Court
21.00	Loan	77, 78, 79, 80, 81	1	Arlington Gardens
22.00	Loan	66, 98	1	Guardian Storage Monroeville
23.00	Loan	99	1	Security Public Storage - Moreno Valley
24.00	Loan	82, 83, 84, 85, 86	1	River Hills East Townhomes
25.00	Loan		1	Cherry Hill Court
26.00	Loan	5, 87, 88, 89, 90, 91, 92, 93	1	Park Center Plaza I, II, III
27.00	Loan	100	1	Security Public Storage - Sacramento I
28.00	Loan		1	Springhill Storage
29.00	Loan	94	1	CubeSmart Arlington

A-1-30

FOOTNOTES TO ANNEX A-1

See “Annex A-3: Summaries of the Fifteen Largest Mortgage Loans” in the prospectus for additional information on the 15 largest mortgage loans.

(1)	“WFB” denotes Wells Fargo Bank, National Association, “SGFC” denotes Societe Generale Financial Corporation, "CREFI" denotes Citi Real Estate Funding Inc., “JPMCB” denotes JPMorgan Chase Bank, National Association, “UBS AG” denotes UBS AG New York Branch, “BMO” denotes Bank of Montreal, “BSPRT” denotes BSPRT CMBS Finance, LLC, “LMF” denotes LMF Commercial, LLC, “SMC” denotes Starwood Mortgage Capital LLC, and “NREC” denotes Natixis Real Estate Capital LLC.
(2)	The Administrative Fee Rate % includes the Servicing Fee Rate, the Operating Advisor Fee Rate, the Certificate Administrator/Trustee Fee Rate, the Asset Representations Reviewer Fee Rate and the CREFC® Intellectual Property Royalty License Fee Rate applicable to each Mortgage Loan.
(3)	Certain tenants may not be in occupancy or may be in free rent periods. See “Description of the Mortgage Pool—Tenant Issues—Lease Expirations and Terminations—Other” in this prospectus for information regarding (i) single tenant properties, (ii) the largest 5 tenants with respect to the largest 15 Mortgage Loans or groups of cross-collateralized Mortgage Loans and (iii) tenants that individually or together with their affiliates occupy 50% or more of the net rentable area of related Mortgaged Properties, which, in each case, are not in occupancy or are in free rent periods.
(4)	Certain tenants may have lease termination options that are exercisable prior to the originally stated expiration date of the subject lease. See “Description of the Mortgage Pool—Tenant Issues—Lease Expirations and Terminations—Terminations” in this prospectus for information regarding certain lease termination options affecting (i) single tenant properties, (ii) the largest 5 tenants with respect to the largest 15 Mortgage Loans or groups of cross-collateralized Mortgage Loans and (iii) tenants that occupy 50% or more of the net rentable area of the related Mortgaged Properties.
(5)	With respect to Mortgage Loan No. 1, NOVA Retail 2-Pack, Mortgage Loan No. 2, Marriott Anchorage Downtown, Mortgage Loan No. 3, Sheraton Denver Downtown Hotel, Mortgage Loan No. 4, 50 West 23rd Street, Mortgage Loan No. 6, U-Haul AREC RW Portfolio, Mortgage Loan No. 8, 255 Greenwich, Mortgage Loan No. 10, Ellenton Premium Outlets, Mortgage Loan No. 12, Brandywine Regency Warehouse & Distribution Center, Mortgage Loan No. 13, Birch Run Premium Outlets, Mortgage Loan No. 17, Houston Multifamily Portfolio, Mortgage Loan No. 19, Landstown Commons and Mortgage Loan No. 26, Park Center Plaza I, II, III, such Mortgage Loan is part of a whole loan related to the Issuing Entity. For purposes of the statistical information set forth in this prospectus as to such Mortgage Loans, all LTV, DSCR, Debt Yield and Loan Per Unit ($) calculations are in each case based on the subject Mortgage Loan together with any related Pari Passu Companion Loan, but (unless otherwise indicated) without regard to any related Subordinate Companion Loan(s). For further information, see “Description of the Mortgage Pool—The Whole Loans—General”, “—The Serviced Pari Passu Whole Loans”, “—The Non-Serviced Pari Passu Whole Loans”, and “Pooling and Servicing Agreement” or “Pooling and Servicing Agreement—Servicing of the Non-Serviced Mortgage Loans,” as applicable, in this prospectus.
(6)	With respect to Mortgage Loan No. 1, NOVA Retail 2-Pack, the Mortgage Loan is part of a whole loan that was co-originated by JPMCB and Goldman Sachs Bank USA.
(7)	With respect to Mortgage Loan No. 1, NOVA Retail 2-Pack, the Appraised Value of $234,700,000 represents the sum of two separate “As-Is” appraised values obtained for the two individual Mortgaged Properties comprising the NOVA Retail 2-Pack Mortgaged Properties, and does not include any portfolio premiums built in.
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(8)	With respect to Mortgage Loan No. 1, NOVA Retail 2-Pack, the increase in Underwritten NOI from Most Recent NOI is primarily attributable to (i) the execution of a gross lease with DBAT (approximately $166,344 in annual rent), (ii) underwritten 12-months of rent steps through February 2027 and straight-line rent credits for JP Morgan Chase Bank and HomeGoods (approximately $356,693) and (iii) the contractual reduction of management fees from approximately 5% to 3% reflected in lender underwriting.
(9)	With respect to Mortgage Loan No. 1, NOVA Retail 2-Pack, Marshall’s, the Fourth Largest Tenant at the Fair City Mall Mortgaged Property and the Third Largest Tenant at the Plaza at Landmark Mortgaged Property, (i) leases 27,630 square feet of retail space at the Fair City Mall Mortgaged Property under a lease with an expiration date of January 31, 2029 and (ii) leases 35,875 square feet of retail space and 7,500 square feet of storage space at the Plaza at Landmark Mortgaged Property under a lease with an expiration date of January 31, 2034.
(10)	With respect to Mortgage Loan No. 1, NOVA Retail 2-Pack, rent for HomeGoods, the Fifth Largest Tenant at the Fair City Mall Mortgaged Property representing 6.2% of the net rentable area, and JP Morgan Chase Bank, representing 0.9% of the net rentable area at the Fair City Mall Mortgaged Property, was underwritten based on a straight-lined rent credit through the loan term.
(11)	With respect to Mortgage Loan No. 1, NOVA Retail 2-Pack, the lease term of LA Fitness, the Fourth Largest Tenant at the Plaza at Landmark Mortgaged Property (approximately 9.8% of the net rentable area), is scheduled to expire in January 2028 (the “LA Fitness Expiration”). The related borrower is in discussion with Crunch Fitness to take occupancy of the space upon the LA Fitness Expiration, with a letter of intent in draft form.
(12)	With respect to Mortgage Loan No. 1, NOVA Retail 2-Pack, partial releases are not permitted under the Mortgage Loan documents and, therefore, allocated loan amounts are not assigned to the individual Mortgaged Properties in the Mortgage Loan documents. The underwritten loan amounts allocated to the NOVA Retail 2-Pack Mortgaged Properties are calculated pro rata based on the individual “As-Is” appraised values for each of the related Mortgaged Properties.
(13)	With respect to Mortgage Loan No. 1, NOVA Retail 2-Pack, Safeway, the Largest Tenant at the Fair City Mall Mortgaged Property representing approximately 15.3% of the net rentable area, is entitled to one month of free rent every September through September 2031.
(14)	With respect to Mortgage Loan No. 3, Sheraton Denver Downtown Hotel, the sole tenant and ground lessee, Denver HS-EF Court Place, LLC, leases the collateral site and the improvements built on the site are owned by the tenant. The ground lessee (including its successors/assigns) has an option to purchase the Mortgaged Property, as follows: (i) by notice to the borrower not later than June 30, 2035 (six months prior to the last day of the 20th Lease Year) with closing occurring between July 1, 2035 and December 31, 2035 (the last six months of the 20th Lease Year) (the “First Purchase Option”); (ii) by notice to the borrower not later than June 30, 2045 (6 months prior to the last day of the 30th Lease Year) with closing occurring between July 1 and December 31, 2045 (the last 6 months of the 30th Lease Year) (the “Second Purchase Option”); or (iii) in conjunction with a casualty affecting more than 25% of the leased premises or a substantial condemnation affecting substantially all of the leased premises (the “Casualty/Condemnation Option”). With respect to the First Purchase Option and Second Purchase Option, the option strike price is calculated using a 5% capitalization rate applied to the base rent payable during the twenty-first and thirty-first lease years, respectively (i.e., base rent divided by 0.05), together with certain defeasance or prepayment costs of the borrower’s financing if the settlement date is prior to the last three months of the related option period. The First Purchase Option, if exercised, would occur during the Sheraton Denver Downtown Hotel Mortgage Loan’s open prepayment period. The ground lessee’s current annual rent is $13,196,026. The Casualty/Condemnation Option uses the same option strike price formula as the First Purchase Option and Second Purchase Option but is based on the then-current rent at the time of the applicable casualty/condemnation event. The calculation of the
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option strike price under each of the ground lessee’s option scenarios yields an amount greater than the original principal balance of the Sheraton Denver Downtown Hotel Whole Loan.

(15)	With respect to Mortgage Loan No. 4, 50 West 23rd Street, the Mortgaged Property is comprised of 296,886 square feet of office space accounting for 89.5% of NRA and 92.4% of underwritten rent, 22,883 square feet of retail space accounting for 6.9% of NRA and 5.9% of underwritten rent, and 11,975 square feet of storage space accounting for 3.6% of net rentable area and 1.7% of underwritten rent.
(16)	With respect to Mortgage Loan No. 4, 50 West 23rd Street, the increase from Most Recent NOI to Underwritten NOI, is primarily attributable to recent leasing activity and re-tenanting at the Mortgaged Property which includes nine new leases accounting for 158,233 square feet and $9,445,952 of underwritten base rent since 2025.
(17)	With respect to Mortgage Loan No. 4, 50 West 23rd Street, the Largest Tenant, NYC Department of Education, has the option to terminate its lease at any time, provided it gives 180 days’ written notice.
(18)	With respect to Mortgage Loan No. 4, 50 West 23rd Street, the Second Largest Tenant, Buzzfeed, Inc, has the one-time option to terminate its lease effective as of December 31, 2031, provided it gives 12 months prior written notice and pays an early termination fee.
(19)	With respect to Mortgage Loan No. 4, 50 West 23rd Street, the Third Largest Tenant, MSQ Partners NA LLC, has the option to terminate its lease effective as of July 31, 2033, provided it gives 12 months prior written notice and pays an early termination fee.
(20)	With respect to Mortgage Loan No. 4, 50 West 23rd Street, the Fifth Largest Tenant, Trustpilot, Inc, has the option to terminate its lease effective as of February 29, 2028, provided it gives 9 months prior written notice and pays an early termination fee.
(21)	With respect to Mortgage Loan No. 4, 50 West 23rd Street, the Fifth Largest Tenant, Trustpilot, Inc, subleases 8,595 square feet of its space to One Footprint Inc and ShoulderTap Technologies Inc., at an annual rent of $60.00 per square foot. The sublease is set to expire on March 30, 2030.
(22)	With respect to Mortgage Loan No. 4, 50 West 23rd Street, each of the following tenants has abated rent as follows: the Second Largest Tenant, Buzzfeed, Inc (monthly abatement of $208,095 for the months of January 2027 and January 2028, and a monthly abatement of $212,257 for August 2029), the Third Largest Tenant, MSQ Partners NA LLC (monthly abatement of $191,365 from March 2026 through July 2026), and the Fifth Largest Tenant, Trustpilot, Inc (monthly abatement of $193,234.50 for the months of March 2028 and April 2028). At closing of the 50 West 23rd Street whole loan, approximately $2,746,644 was deposited into a free rent reserve.
(23)	With respect to Mortgage Loan No. 6, U-Haul AREC RW Portfolio, the related loan documents permit a partial collateral release subject to LTV, DSCR and/or Debt Yield tests, and/or other release conditions, in connection with a partial defeasance or prepayment of the related Mortgage Loan. See “Description of the Mortgage Pool—Certain Terms of the Mortgage Loans—Defeasance” and “—Releases; Partial Releases; Property Additions” in this prospectus.
(24)	With respect to Mortgage Loan No. 6, U-Haul AREC RW Portfolio, the mortgaged properties are comprised of 8,584 available self-storage units. The available square feet excludes 123,878 square feet of commercial space. Occupancy is based on available units.
(25)	With respect to Mortgage Loan No. 6, U-Haul AREC RW Portfolio, the whole loan is structured with a Maturity Date or Anticipated Repayment Date of November 6, 2035 (the “ARD”) and a Final Maturity Date of November 6, 2050. From and after the ARD, the U-Haul AREC RW Portfolio whole loan will bear interest at a rate per annum equal to 3.0% in excess
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of the greater of (a) the initial interest rate of 5.58000% and (b) the 10-year treasury swap rate plus 1.88%.

(26)	With respect to Mortgage Loan No. 6, U-Haul AREC RW Portfolio, based on the portfolio appraised value of $199,300,000 (the “Portfolio Appraised Value”), prepared as of September 23, 2025, which is inclusive of an approximately 4.6% portfolio premium and reflects the “as-is” values of the U-Haul AREC RW Portfolio Mortgaged Properties as a whole if sold in their entirety to a single buyer. The Cut-off Date LTV and Maturity Date LTV of the U-Haul AREC RW Portfolio whole loan based upon the Aggregate Individual As-Is Appraised Value, are 54.2% and 41.8%, respectively.
(27)	With respect to Mortgage Loan No. 6, U-Haul AREC RW Portfolio, secured by multiple mortgaged properties, each Mortgaged Property’s Original Balance ($), Cut-off Date Balance ($) and Maturity/ARD Balance ($) are allocated to the respective Mortgaged Property based on the Mortgage Loan’s documentation, or if no such allocation is provided in the Mortgage Loan documentation, the Mortgage Loan seller’s determination of the appropriate allocation.
(28)	With respect to Mortgage Loan No. 6, U-Haul AREC RW Portfolio, during a trigger period, the borrower is required to make monthly deposits into the replacement reserve in the amount equal to $0.15 PSF per annum of all owned gross leasable area of loan collateral. The replacement reserve amount will be capped at six months of collections ($55,013.68).
(29)	With respect to Mortgage Loan No. 6, U-Haul AREC RW Portfolio, on each monthly payment date during the continuance of a cash sweep period, the borrowers are required to deposit $9,168.95 into a replacement reserve fund, capped at $55,013.68.
(30)	With respect to Mortgage Loan No. 6, U-Haul AREC RW Portfolio, provided that no event of default is continuing under the U-Haul AREC RW Portfolio Whole Loan documents at any time after the date that is two years after the closing date of the securitization that includes the last note to be securitized, and (b) before the Permitted Par Prepayment Date (as defined below), the borrowers may deliver defeasance collateral and obtain release of one or more individual U-Haul AREC RW Portfolio Mortgaged Properties, in each case, provided that, among other conditions, (I) if immediately following a release of the any individual U-Haul AREC RW Portfolio Mortgaged Properties, the loan-to-value ratio is greater than 125%, the principal balance of the undefeased note must be paid down by an amount not less than the greater of (i) the Individual Property Release Amount (as defined below) or (ii) the least of one of the following amounts: (A) only if the released individual property is sold, the net proceeds of an arm’s length sale of the released individual property to an unrelated person, (B) the fair market value of the released individual property at the time of the release, or (C) an amount such that the loan-to-value ratio after the release of the applicable individual property is not greater than the loan-to-value ratio of the U-Haul AREC RW Portfolio Mortgaged Properties immediately prior to such release, unless the lender receives an opinion of counsel that, if (ii) is not followed, the securitization will not fail to maintain its status as a REMIC trust as a result of the release of the applicable individual property, (II) the borrowers deliver a REMIC opinion, (III) after giving effect to the partial release (whether by partial prepayment or partial defeasance), after giving effect to the release, the debt yield with respect to the remaining U-Haul AREC RW Portfolio Mortgaged Properties is equal to or greater than the greater of (a) 10.4%, and (b) the debt yield for all of the U-Haul AREC RW Portfolio Mortgaged Properties as of the last day of the calendar month that precedes the release date for all of the applicable U-Haul AREC RW Portfolio Mortgaged Properties that were subject to the liens of the U-Haul AREC RW Portfolio whole loan as of that date, and (iv) after giving effect to the partial release and the consummation of the partial release (whether by partial prepayment or partial defeasance), after giving effect to the release, the debt service coverage ratio with respect to the remaining U-Haul AREC RW Portfolio Mortgaged Properties is equal to or greater than the greater of (a) 1.40x, and (b) the debt service coverage ratio for all of the U-Haul AREC RW Portfolio Mortgaged Properties as of the last day of the calendar month that precedes the release date for all of the applicable U-Haul AREC RW Portfolio Mortgaged Properties that were subject to the liens of the U-Haul AREC RW Portfolio whole loan as of that date.
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The “Permitted Par Prepayment Date” means the first business day on or after the payment date which is six months prior to the ARD.

The “Individual Property Release Amount” means (i) 110% of the allocated loan amount for the individual U-Haul AREC RW Portfolio Mortgaged Property being released plus (ii) the pro rata amount of any accrued and unpaid interest on the U-Haul AREC RW Portfolio whole loan and/or any other sums payable to the lender.

(31)	With respect to Mortgage Loan No. 7, 1688 Meridian Avenue, a $750,000 escrow for future tenant improvements and leasing commissions was underwritten as a credit, amortized over the 10-year loan term.
(32)	With respect to Mortgage Loan No. 7, 1688 Meridian Avenue, on each monthly payment date during a material tenant trigger event period, the borrower is required to deposit with the lender an amount equal to, with respect to the applicable period, the greater of (i) the product of (A) the total rentable square footage demised under all material tenant leases with respect to which (or with respect to the related material tenants or lease guarantors) a material tenant trigger event exists and (B) the ratio in which (1) the numerator is equal to $15.00 and (2) the denominator is equal to 12, and (ii) all material tenant trigger event excess cash, for tenant allowances, tenant improvements and leasing commissions that may be incurred or required to be reimbursed by the borrower in connection with leasing material tenant space pursuant to qualified leases.
(33)	With respect to Mortgage Loan No. 7, 1688 Meridian Avenue, provided no event of default beyond applicable grace, cure and notice periods then exists under the lease, the Second Largest Tenant, Ryan Specialty, LLC, has the option to send the landlord an irrevocable written notice that it has elected to terminate the lease, effective on October 31, 2028. The early termination notice must be delivered by Ryan Specialty, LLC to the landlord no later than October 31, 2027. If Ryan Specialty, LLC elects to terminate the lease, the effectiveness of such termination will be conditioned upon Ryan Specialty, LLC paying to the landlord within one day of the landlord’s receipt of the early termination notice a termination fee equal to the sum of: (x) the unamortized amount of (i) the total hard and soft cost of the landlord improvements, (ii) the rent abatement specified in the first amendment to the lease and (iii) any leasing commissions paid for under the lease in connection with the extension term, all calculated as of the early termination date (all such amounts being amortized on a straight-line basis over the extension term, plus interest on all such amortized amounts, payable at a rate of 8.0% per annum); plus (y) the sum of one month of the then prevailing rent under the lease.
(34)	With respect to Mortgage Loan No. 8, 255 Greenwich, the Mortgage Loan is part of a whole loan that was co-originated by Morgan Stanley Bank, N.A. and SGFC.
(35)	With respect to Mortgage Loan No. 8, 255 Greenwich, on the loan origination date, the borrower was required to make an upfront deposit of (i) $1,623,080 into a reserve for tenant improvements, landlord work and leasing commissions obligations granted to the tenant NCS Pearson and (ii) approximately $193,184 into a reserve, representing the entire amount of the outstanding rent abatements granted to the tenant NCS Pearson.
(36)	With respect to Mortgage Loan No. 8, 255 Greenwich, the Second Largest Tenant, The City of New York - DCAS has no renewal options for 207,812 square feet of its space that has a lease expiration date of June 30, 2033, and two, 5-year renewal options for 10,130 square feet of its space that has a lease expiration date of April 30, 2028.
(37)	With respect to Mortgage Loan No. 8, 255 Greenwich, the decrease in Third Most Recent NOI to Second Most Recent NOI is primarily due to the tenant WeWork (51,953 square feet) vacating the 255 Greenwich Mortgaged Property in December 2023.
(38)	With respect to Mortgage Loan No. 8, 255 Greenwich, the increase in Most Recent NOI to
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Underwritten NOI is primarily due the inclusion of straight-line rent, as well as NCS Pearson taking occupancy for $656,096 in underwritten base rent.

(39)	With respect to Mortgage Loan No. 8, 255 Greenwich, gross potential rent is based on the underwritten rent roll dated as of October 1, 2025. Underwritten gross potential rent includes $1,383,883 in straight line rent for four investment-grade tenants, BMCC, DCAS, Target, and Cornell University, as well as $37,342 of rent steps taken through June 1, 2026 for two tenants, Medeast and Icon Parking. The increase in gross potential rent and Net Operating Income from TTM 8/31/2025 to Underwritten NOI is primarily due to the inclusion of such straight line rent, as well as new tenant NCS Pearson taking occupancy for $656,096 in underwritten base rent.
(40)	With respect to Loan No. 9, Air Depot Industrial, the Fifth Largest Tenant, Diamond Motor Corporation has the option to increase its occupied space by 24,300 square feet commencing June 1, 2027, increasing its total space to 49,300 square feet. The additional 24,300 square feet is being underwritten as vacant. Assuming occupancy of the additional space, the Mortgaged Property’s occupancy would be 97.4%.
(41)	With respect to Loan No. 9, Air Depot Industrial, the appraiser also concluded to a stabilized value of $42,200,000 as of July 1, 2027, assuming occupancy of the additional 24,300 square feet included in Diamond Motor Corporation’s lease.
(42)	With respect to Loan No. 9, Air Depot Industrial, the borrower sponsor has also executed a lease with Syncreon Acquisition Corp. for 150 trailer parking spaces, which commenced on August 1, 2024 and expires on July 31, 2029. Income related to this lease was underwritten as parking income.
(43)	With respect to Loan No. 9, Air Depot Industrial, cash sweep is triggered by a Specified Tenant Sweep Event that occurs with respect to Univar and any other tenant under a lease covering 70,000 or more square feet of the rentable square footage of the Mortgaged Property (the “Specified Tenant”). “Specified Tenant Sweep Event” means the occurrence of (i) a default by such Specified Tenant under its lease, (ii) such Specified Tenant vacates, abandons, ceases ordinary business operations at, or otherwise “goes dark” at, 50% or more of the space leased under such Specified Tenant’s Lease, or gives notice of its intent to do any of the foregoing, (iii) any bankruptcy or similar insolvency of such Specified Tenant, (iv) any termination, cancellation or surrender of such Specified Tenant’s lease, or notification by such Specified Tenant of its intent to do any of the foregoing, (v) the earlier of (a) the date that is twelve months prior to the scheduled expiration date of such Specified Tenant’s lease or (b) the date under such Specified Tenant’s lease by which such Specified Tenant is required to give notice of its exercise of a renewal option, or (vi) if such Specified Tenant has long term senior unsecured debt that is rated by any rating agency, the reduction, downgrade or lowering of such Specified Tenant’s long term senior unsecured debt rating by two or more levels from such Specified Tenant’s rating by such Rating Agency on (x) the closing date, (y) the date the lease with such Specified Tenant was entered into, or (z) the date that such Specified Tenant is initially rated.
(44)	With respect to Mortgage Loan No. 10, Ellenton Premium Outlets, the Mortgage Loan is part of a whole loan that was co-originated by SGFC and Bank of America, National Association.
(45)	With respect to Mortgage Loan No. 10, Ellenton Premium Outlets, the borrower sponsor was required to deposit $1,472,100 into the outstanding TI/LC reserve at origination. At origination, the borrower sponsor provided a guaranty in lieu of reserves for all outstanding landlord obligations.
(46)	With respect to Mortgage Loan No. 10, Ellenton Premium Outlets, during the continuance of a lockbox event period, the borrower is required to escrow on each monthly payment date an amount equal to 1/12th of the annual estimated tax payments payable during the next ensuing 12 months for real estate taxes.
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(47)	With respect to Mortgage Loan No. 10, Ellenton Premium Outlets, during the continuance of a lockbox event period, if the Ellenton Premium Outlets Mortgaged Property is not covered under an acceptable blanket policy, the borrower is required to escrow on each monthly payment date an amount equal to 1/12th of the annual estimated insurance payments payable for the renewal of coverage.
(48)	With respect to Mortgage Loan No. 10, Ellenton Premium Outlets, during the continuance of a lockbox event period, the borrower is required to escrow $6,000 on each monthly payment date for replacement reserves.
(49)	With respect to Mortgage Loan No. 10, Ellenton Premium Outlets, the rollover reserve is subject to a cap of $1,432,000 (except such cap will not apply during a lockbox event period).
(50)	With respect to Mortgage Loan No. 12, Brandywine Regency Warehouse & Distribution Center, historical financial information is not available because the Brandywine Regency Warehouse & Distribution Center Mortgaged Property is leased to a single tenant which is a 100% affiliate of the borrower on an absolute triple net lease.
(51)	With respect to Mortgage Loan No. 12, Brandywine Regency Warehouse & Distribution Center, the borrowers own the Mortgaged Property as tenants-in-common.
(52)	With respect to Mortgage Loan No. 13, Birch Run Premium Outlets, the Mortgage Loan is part of a whole loan that was co-originated by BMO and NREC.
(53)	With respect to Mortgage Loan No. 13, Birch Run Premium Outlets, Leased Occupancy (%), Appraised Value ($) and Unit of Measure include square footage from temporary tenants and are based on the net rentable area (“NRA”) totaling 593,930 square feet. Occupancy excluding temporary tenants is 73.5%.
(54)	With respect to Mortgage Loan No. 13, Birch Run Premium Outlets, defeasance of the Birch Run Premium Outlets whole loan is permitted at any time after the earlier to occur of (a) the end of the two-year period commencing on the closing date of the securitization of the last promissory note representing a portion of the Birch Run Premium Outlets whole loan to be securitized (“REMIC Prohibition Period”), and (b) February 1, 2029 (“Permitted Prepayment Date”). If the Permitted Prepayment Date has occurred but the expiration of the REMIC Prohibition Period has not occurred, the borrower can prepay with the simultaneous payment of yield maintenance. The assumed lockout period of 26 payments is based on the expected WFCM 2026-C66 securitization trust closing date in April 2026. The actual lockout period may be longer.
(55)	With respect to Mortgage Loan No. 13, Birch Run Premium Outlets, during a lockbox event period, the borrower is required to make monthly deposits into the TI/LC reserve in an amount equal to $49,494.17 per month ($1.00 PSF per annum).
(56)	With respect to Mortgage Loan No. 13, Birch Run Premium Outlets, during a lockbox event period, the borrower is required to make monthly deposits into a replacement reserve in an amount equal to $9,898.83 per month ($0.20 PSF per annum).
(57)	With respect to Mortgage Loan No. 14, Greenwich Portfolio, the Mortgaged Property is made up of 24,549 square feet of commercial space and 9,836 square feet of multifamily space across ten multifamily units.
(58)	With respect to Mortgage Loan No. 14, Greenwich Portfolio, the Second Largest Tenant, Dance Adventure, Inc., has an annual option to terminate its lease every June 30th of each calendar year from 2020 through 2027, with a 120-day notice period.
(59)	With respect to Mortgage Loan No. 14, Greenwich Portfolio, the Third Largest Tenant, The Children's Medical Group, has the right to terminate its lease at any time, with a 2-year notice period.
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(60)	With respect to Mortgage Loan No. 14, Greenwich Portfolio, the Largest Tenant % of net rentable area ("NRA"), Second Largest Tenant % of NRA, Third Largest Tenant % of NRA, Fourth Largest Tenant % of NRA and Fifth Largest Tenant % of NRA are calculated based on the commercial square footage, excluding the multifamily space.
(61)	With respect to Mortgage Loan No. 15, Juneau Ave Portfolio, a Grace Period – Default (Days) of five days does not apply to the amount due on the Maturity Date.
(62)	With respect to Mortgage Loan No. 15, Juneau Ave Portfolio, the Cut-off Date LTV Ratio (%) and LTV Ratio at Maturity / ARD (%) were calculated using the “As Portfolio” appraised value. The related appraisal did not include a portfolio premium, provided that the sum of the appraised value for the individual portions of the Mortgaged Property of $21,300,000 is lower than the aggregate “As Portfolio” appraised value of $21,400,000 due to rounding of the final values.
(63)	With respect to Mortgage Loan No. 15, Juneau Ave Portfolio, the borrower is not required to make monthly deposits into the tax and insurance subaccount for insurance premiums associated with any insurance coverage carried under a blanket insurance policy pursuant to the Juneau Ave Portfolio Mortgage Loan documents for so long as (i) no event of default has occurred and is continuing and (ii) the borrower provides the lender timely evidence of payment of all such insurance premiums.
(64)	With respect to Mortgage Loan No. 15, Juneau Ave Portfolio, which is structured with springing lockbox, the borrower may suspend its obligation to cause all rents to be deposited into a clearing account during a debt service coverage ratio cash management period (provided no other cash management period is continuing) if and for so long as the following conditions are satisfied: (i) the borrower has deposited (and maintains on deposit) with the lender cash in the amount of the difference between (A) the annual net operating income that would be required to achieve a debt service coverage ratio of 1.10x, minus (B) the then-existing annual net operating income, as reasonably determined by the lender (the “NOI Shortfall”), which cash amount will be transferred to the cash collateral subaccount; or (ii) the borrower has deposited (and maintains on deposit) with the lender a letter of credit in the amount of the NOI Shortfall.
(65)	With respect to Mortgage Loan No. 15, Juneau Ave Portfolio, the multifamily units at the Mortgaged Property are leased on a month-to-month basis.
(66)	With respect to each of Mortgage Loan No. 18, Guardian Storage Waterfront and Mortgage Loan No. 22, Guardian Storage Monroeville, such Mortgage Loan is not structured with a lockbox account or cash management account (either in place at origination or springing), and the borrower is required to deposit all rents into its operating account. During a trigger period or event of default, the borrower is required to deposit all excess cash flow into an excess cash flow reserve account. If the event of default is no longer continuing, the lender will release all amounts then contained in the excess cash flow reserve account into the operating account.
(67)	With respect to Mortgage Loan No. 18, Guardian Storage Waterfront, the Mortgaged Property is comprised of 76,675 square feet of net rentable space which is located on a 6.91-acre site of which 1.09 acres were rendered unsuitable for development and were not considered in the appraised value.
(68)	With respect to Mortgage Loan No. 19, Landstown Commons, the Mortgaged Property includes 407,261 square feet of collateral square feet and 87,607 square feet of non-collateral square feet, for a total of 494,868 square feet.
(69)	With respect to Mortgage Loan No. 19, Landstown Commons, not including the upfront deposit amount, the rollover reserve is capped at $1,400,000 ($3.44 PSF). Once the reserve is initially depleted to $600,000 or less, the borrower is required to make monthly deposits into a rollover reserve in an amount equal to $33,938.42 until such time as the balance in the rollover reserve is equal to or greater than the cap.
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(70)	With respect to Mortgage Loan No. 19, Landstown Commons, Kohl’s owns its own improvements and land and is not part of the collateral for the Landstown Commons Mortgage Loan.
(71)	With respect to Mortgage Loan No. 19, Landstown Commons, Walgreens has the right to terminate its lease effective February 28, 2034, and as of the last day of any month thereafter, upon providing at least 12 months’ notice. If the Walgreens lease would expire during the month of October, November or December of any year, Walgreens may elect to extend the lease term until the immediately following January 31 upon providing at least 9 months’ notice; and if the effective date of termination by Walgreens occurs during the months of October, November or December of any year, then Walgreens may elect to extend the effective date of termination until the immediately following January 31 upon providing notice three months prior to the effective date of termination.
(72)	With respect to Mortgage Loan No. 19, Landstown Commons, Virginia Defenders may elect to terminate its lease at the end of the initial term upon providing a minimum of six months' written notice prior to the expiration of the initial term or extension option term, as may be applicable, or at any time during any renewal term upon providing a minimum of six months' prior written notice.
(73)	With respect to Mortgage Loan No. 19, Landstown Commons, the Fourth Largest Tenant, HomeSense, representing approximately 5.9% of the net rentable square footage at the Mortgaged Property, has the right to abate its rent in the event that less than (a) three of Ross, Kohl’s, Old Navy, Burlington and PetSmart (or a respective qualified replacement) is open for business to the public or (b) 60% of the gross leasable area of the Mortgaged Property (excluding any second floor space and parcels not owned by the borrower and excluding the HomeSense premises and the three stores used to meet the criteria of (a) above) is open for business to the public not less than 40 hours per week, and such event occurs for more than 180 consecutive days. If such condition continues for more than 12 months after the initial 180 consecutive day period, HomeSense has the right to terminate its lease.
(74)	With respect to Mortgage Loan No. 19, Landstown Commons, the Fifth Largest Tenant, PetSmart, representing approximately 4.9% of the net rentable square footage at the Mortgaged Property, has the right to terminate its lease in the event (a) Office Max or its comparable replacement ceases operations or (b) less than 70% of the gross floor area is open and operating at the Mortgaged Property, and such condition continues for more than 12 months.
(75)	With respect to Mortgage Loan No. 20, Fountain Court, which is structured with a hard lockbox, with respect to a Cash Trap Period commencing upon the debt service coverage ratio being less than 1.20x (a "DSCR Cash Trap Period"), such DSCR Cash Trap period will not be deemed to have commenced for a period of 365 days for the borrower's receipt of notice from the lender of the commencement of a DSCR Cash Trap Period (the "Deferral Period") so long as (x) no event of default has occurred and is continuing and (y) within seven days of the borrower's receipt of notice from the lender of the commencement of such DSCR Cash Trap Period, the borrower either (A) deposits with the lender additional funds (the "Cash Trap Additional Deposit Reserve Funds") in the amount equal to $150,000 (the "Cash Trap Additional Deposit Amount") or (B) delivers to the lender a letter of credit complying with the loan documents in the amount of the Cash Trap Additional Deposit Amount (the "Cash Trap Additional Deposit Letter of Credit"). The borrower has the right to extend the Deferral Period for each successive period of 365 days commencing at the expiration of the prior Deferral Period so long as (x) no event of default has occurred and is continuing and (y) no later than five days prior to the expiration of the then current Deferral Period, the borrower eithers (A) deposits with the lender additional funds the Cash Trap Additional Deposit Reserve Funds the Cash Trap Additional Deposit Amount or (B) delivers to the lender an additional Cash Trap Additional Deposit Letter of Credit.
(76)	With respect to Mortgage Loan No. 20, Fountain Court, borrowers own the Mortgaged Property as tenants-in-common.
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(77)	With respect to Mortgage Loan No. 21, Arlington Gardens, a Grace Period – Default (Days) of five days does not apply to the amount due on the Maturity Date.
(78)	With respect to Mortgage Loan No. 21, Arlington Gardens, the Cut-off Date LTV Ratio (%) and LTV Ratio at Maturity / ARD (%) were calculated using the “As Portfolio” appraised value. The related appraisal did not include a portfolio premium, provided that the sum of the appraised value for the individual portions of the Mortgaged Property of $14,300,000 is lower than the aggregate “As Portfolio” appraised value of $14,400,000 due to rounding of the final values.
(79)	With respect to Mortgage Loan No. 21, Arlington Gardens, the borrower is not required to make monthly deposits into the tax and insurance subaccount for insurance premiums associated with any insurance coverage carried under a blanket insurance policy pursuant to the Arlington Gardens Mortgage Loan documents for so long as (i) no event of default has occurred and is continuing and (ii) the borrower provides the lender timely evidence of payment of all such insurance premiums.
(80)	With respect to Mortgage Loan No. 21, Arlington Gardens, which is structured with springing lockbox, the borrower may suspend its obligation to cause all rents to be deposited into a clearing account during a debt service coverage ratio cash management period (provided no other cash management period is continuing) if and for so long as the following conditions are satisfied: (i) the borrower has deposited (and maintains on deposit) with the lender cash in the amount of the difference between (A) the annual net operating income that would be required to achieve a debt service coverage ratio of 1.10x, minus (B) the then-existing annual net operating income, as reasonably determined by the lender (the “NOI Shortfall”), which cash amount will be transferred to the cash collateral subaccount; or (ii) the borrower has deposited (and maintains on deposit) with the lender a letter of credit in the amount of the NOI Shortfall.
(81)	With respect to Mortgage Loan No. 21, Arlington Gardens, the multifamily units at the Mortgaged Property are leased on a month-to-month basis.
(82)	With respect to Mortgage Loan No. 24, River Hills East Townhomes, a Grace Period – Default (Days) of five days does not apply to the amount due on the Maturity Date.
(83)	With respect to Mortgage Loan No. 24, River Hills East Townhomes, the Cut-off Date LTV Ratio (%) and LTV Ratio at Maturity / ARD (%) were calculated using the “As Portfolio” appraised value. The related appraisal did not include a portfolio premium, provided that the sum of the appraised value for the individual portions of the Mortgaged Property of $11,700,000 is higher than the aggregate “As Portfolio” appraised value of $11,600,000 due to rounding of the final values.
(84)	With respect to Mortgage Loan No. 24, River Hills East Townhomes, the borrower is not required to make monthly deposits into the tax and insurance subaccount for insurance premiums associated with any insurance coverage carried under a blanket insurance policy pursuant to the River Hills East Townhomes Mortgage Loan documents for so long as (i) no event of default has occurred and is continuing and (ii) the borrower provides the lender timely evidence of payment of all such insurance premiums.
(85)	With respect to Mortgage Loan No. 24, River Hills East Townhomes, which is structured with springing lockbox, the borrower may suspend its obligation to cause all rents to be deposited into a clearing account during a debt service coverage ratio cash management period (provided no other cash management period is continuing) if and for so long as the following conditions are satisfied: (i) the borrower has deposited (and maintains on deposit) with the lender cash in the amount of the difference between (A) the annual net operating income that would be required to achieve a debt service coverage ratio of 1.10x, minus (B) the then-existing annual net operating income, as reasonably determined by the lender (the “NOI Shortfall”), which cash amount will be transferred to the cash collateral subaccount; or (ii) the borrower has deposited (and maintains on deposit) with the lender a letter of credit in the amount of the NOI Shortfall.
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(86)	With respect to Mortgage Loan No. 24, River Hills East Townhomes, the multifamily units at the Mortgaged Property are leased on a month-to-month basis.
(87)	With respect to Mortgage Loan No. 26, Park Center Plaza I, II, III, on each payment date following the occurrence of a critical tenant trigger event until the occurrence of the applicable critical tenant trigger event cure, so long as no other trigger event (other than a critical tenant trigger event) has occurred and remains outstanding, the lender will transfer from the cash management account into an eligible account with the lender or servicer (the "Critical Tenant Reserve Account") an amount equal to the excess cash flow generated by the Mortgaged Property for the immediately preceding interest accrual period, which amounts will be held by the lender as additional security for the Mortgage Loan; provided, however, that no such deposit to the Critical Tenant Reserve Account will be required to the extent that funds on deposit in the Critical Tenant Reserve Account on such payment date equal or exceed $1,250,000.00 with respect to each critical tenant that is the subject of a critical tenant trigger event that has not yet been cured pursuant to a critical tenant trigger event cure (for clarity, in the event that a critical tenant trigger event has occurred (and remains uncured) with respect to both critical tenants, then the "cap" on the Critical Tenant Reserve Account would be $2,500,000.00).
(88)	With respect to Mortgage Loan No. 26, Park Center Plaza I, II, III, on each of the first four monthly payment dates, the borrower is required to deposit the sum of $212,971.25 into a rollover reserve account. On each monthly payment date thereafter, the borrower is required to deposit $87,971.15.
(89)	With respect to Mortgage Loan No. 26, Park Center Plaza I, II, III, the Largest Tenant, MAI Capital Management, has lease expiration dates of August 31, 2028 (6,553 square feet, 1.7% of underwritten base rent) and August 14, 2032 (63,076 square feet, 15.8% of underwritten base rent).
(90)	With respect to Mortgage Loan No 26, Park Center Plaza I, II, III, the Second Largest Tenant, United States of America General Services Administration Department of Veterans Affairs, may terminate its lease, in whole or in part, at any time after February 1, 2030, by providing no less than 90 days’ prior notice.
(91)	With respect to Mortgage Loan No. 26, Park Center Plaza I, II, III, the Third Largest Tenant, Travelers Indemnity Company, has the right to reduce its square footage in an amount of 3,090 square feet, reducing the total square footage from 28,126 square feet to 25,036 square feet, beginning December 31, 2026, upon six months’ notice and a surrender fee in the amount of $32,081.
(92)	With respect to Mortgage Loan No. 26, Park Center Plaza I, II, III, the Fifth Largest Tenant, New York Life Insurance Company, has a right to terminate its lease with nine months’ notice and a payment, within 60 days of the termination notice, of an amount equal to the sum of (a) the unamortized amount of any tenant allowance paid by the landlord, (b) the unamortized amount of any broker’s commission paid by the landlord, and (c) six months of the then-monthly base rent.
(93)	With respect to Mortgage Loan No. 26, Park Center Plaza I, II, III, Orbis Education Services LLC has a one-time right to terminate the lease effective May 31, 2027, by providing at least six months’ written notice and payment of a penalty equal to the sum of the following: (i) unamortized tenant improvement allowance, (ii) unamortized broker commissions for both the landlord and Orbis Education Services LLC representatives and (iii) unamortized free rent at the time such option is exercised.
(94)	With respect to Mortgage Loan No. 29, CubeSmart Arlington, the Mortgaged Property is located in Seismic Zone 3. The improvements include 549 self-storage units, spread across seven, single-story buildings, together with a leasing office. A seismic study was not obtained in connection with loan origination, so no property-level PML determination is available. Property insurance is provided through a multi-property, blanket policy that
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includes earthquake insurance with a related sublimit of $15,000,000, subject to a $50,000 deductible.

(95)	With respect to Mortgage Loan No. 11, Security Public Storage – Palm Desert, Yield Maintenance Premium” shall mean an amount equal to the greater of the following two amounts: (a) an amount equal to (i) 3% of the amount prepaid in connection with a prepayment that is not a start-up prepayment or (ii) 1% of the amount prepaid in connection with a start-up prepayment or (b) an amount equal to (i) the amount, if any, by which the sum of the present values as of the prepayment date of all unpaid principal and interest payments required hereunder, calculated by discounting such payments from the respective dates each such payment was due hereunder (or, with respect to the payment required on the Maturity Date (assuming the outstanding principal balance of the Loan is due on the Maturity Date), from the Maturity Date) back to the prepayment date at a discount rate equal to the Periodic Treasury Yield (defined below) exceeds the outstanding principal balance of the Loan as of the prepayment date, multiplied by (ii) a fraction whose numerator is the amount prepaid and whose denominator is the outstanding principal balance of the Loan as of the prepayment date. For purposes of the foregoing, “Periodic Treasury Yield” shall mean (y) the annual yield to maturity of the actively traded non-callable United States Treasury fixed interest rate security (other than any such security which can be surrendered at the option of the holder at face value in payment of federal estate tax or which was issued at a substantial discount) that has a maturity closest to (whether before, on or after) the Maturity Date (or if two or more such securities have maturity dates equally close to the Maturity Date, the average annual yield to maturity of all such securities), as reported in The Wall Street Journal or other authoritative publication or news retrieval service on the fifth Business Day preceding the prepayment date, divided by (z) 12. Lender’s calculation of the Yield Maintenance Premium, and all component calculations, shall be conclusive and binding on Borrower absent manifest error.
(96)	With respect to Mortgage Loan No. 16, Security Public Storage – Santa Rosa, “Yield Maintenance Premium” shall mean an amount equal to the greater of the following two amounts: (a) an amount equal to (i) 3% of the amount prepaid in connection with a prepayment that is not a start-up prepayment or (ii) 1% of the amount prepaid in connection with a start-up prepayment or (b) an amount equal to (i) the amount, if any, by which the sum of the present values as of the prepayment date of all unpaid principal and interest payments required hereunder, calculated by discounting such payments from the respective dates each such payment was due hereunder (or, with respect to the payment required on the Maturity Date (assuming the outstanding principal balance of the Loan is due on the Maturity Date), from the Maturity Date) back to the prepayment date at a discount rate equal to the Periodic Treasury Yield (defined below) exceeds the outstanding principal balance of the Loan as of the prepayment date, multiplied by (ii) a fraction whose numerator is the amount prepaid and whose denominator is the outstanding principal balance of the Loan as of the prepayment date. For purposes of the foregoing, “Periodic Treasury Yield” shall mean (y) the annual yield to maturity of the actively traded non-callable United States Treasury fixed interest rate security (other than any such security which can be surrendered at the option of the holder at face value in payment of federal estate tax or which was issued at a substantial discount) that has a maturity closest to (whether before, on or after) the Maturity Date (or if two or more such securities have maturity dates equally close to the Maturity Date, the average annual yield to maturity of all such securities), as reported in The Wall Street Journal or other authoritative publication or news retrieval service on the fifth Business Day preceding the prepayment date, divided by (z) 12. Lender’s calculation of the Yield Maintenance Premium, and all component calculations, shall be conclusive and binding on Borrower absent manifest error.
(97)	With respect to Mortgage Loan No. 17, Houston Multifamily Portfolio, “Yield Maintenance Premium” shall mean, with respect to any repayment of the outstanding principal balance of the Loan, an amount equal to the greater of (a) one percent (1%) of the outstanding principal of the portion of the Loan to be prepaid or satisfied and (b) the excess, if any, of (i) the sum of the present values of all then-scheduled payments of principal and interest under the Note to be made with respect to the portion of the Loan under the Note assuming
A-1-42

that all scheduled payments are made timely and that the remaining outstanding principal and interest on the portion of the Loan being prepaid is paid on the Prepayment Date (with each such payment and assumed payment discounted to its present value at the date of prepayment at the rate which, when compounded monthly, is equivalent to the Prepayment Rate when compounded semi-annually and deducting from the sum of such present values any short-term interest paid from the date of prepayment to the next succeeding Payment Date in the event such payment is not made on a Payment Date), over (ii) the principal amount being prepaid.

(98)	With respect to each of Mortgage Loan No. 18, Guardian Storage Waterfront and Mortgage Loan No. 22, Guardian Storage Monroeville "Yield Maintenance Premium" means, with respect to any payment of principal on a Note or Note Component that is subject to a Yield Maintenance Premium pursuant to each respective loans, the product of: (A) a fraction whose numerator is the amount so paid and whose denominator is the outstanding principal balance of the Note or Note Component before giving effect to such payment, times (B) the amount by which (1) the sum of the respective present values, computed as of the date of prepayment, of the remaining scheduled payments of principal and interest with respect to the Note or Note Component, including the balloon payment on the scheduled Maturity Date (assuming no prepayments or acceleration of the Loan), determined by discounting such payments to the date on which such prepayment is made at the Treasury Constant Yield, exceeds (2) the outstanding principal balance of the Note or Note Component on such date immediately prior to such prepayment; provided that the Yield Maintenance Premium shall not be less than 1% of the amount prepaid. The calculation of the Yield Maintenance Premium shall be made by the lender and shall, absent manifest error, be final, conclusive and binding upon all parties.
(99)	With respect to Mortgage Loan No. 23, Security Public Storage – Moreno Valley, “Yield Maintenance Premium” shall mean an amount equal to the greater of the following two amounts: (a) an amount equal to (i) 3% of the amount prepaid in connection with a prepayment that is not a start-up prepayment or (ii) 1% of the amount prepaid in connection with a start-up prepayment or (b) an amount equal to (i) the amount, if any, by which the sum of the present values as of the prepayment date of all unpaid principal and interest payments required hereunder, calculated by discounting such payments from the respective dates each such payment was due hereunder (or, with respect to the payment required on the Maturity Date (assuming the outstanding principal balance of the Loan is due on the Maturity Date), from the Maturity Date) back to the prepayment date at a discount rate equal to the Periodic Treasury Yield (defined below) exceeds the outstanding principal balance of the Loan as of the prepayment date, multiplied by (ii) a fraction whose numerator is the amount prepaid and whose denominator is the outstanding principal balance of the Loan as of the prepayment date. For purposes of the foregoing, “Periodic Treasury Yield” shall mean (y) the annual yield to maturity of the actively traded non-callable United States Treasury fixed interest rate security (other than any such security which can be surrendered at the option of the holder at face value in payment of federal estate tax or which was issued at a substantial discount) that has a maturity closest to (whether before, on or after) the Maturity Date (or if two or more such securities have maturity dates equally close to the Maturity Date, the average annual yield to maturity of all such securities), as reported in The Wall Street Journal or other authoritative publication or news retrieval service on the fifth Business Day preceding the prepayment date, divided by (z) 12. Lender’s calculation of the Yield Maintenance Premium, and all component calculations, shall be conclusive and binding on Borrower absent manifest error.
(100)	With respect to Mortgage Loan No. 27, Security Public Storage – Sacramento I, “Yield Maintenance Premium” shall mean an amount equal to the greater of the following two amounts: (a) an amount equal to (i) 3% of the amount prepaid in connection with a prepayment that is not a start-up prepayment or (ii) 1% of the amount prepaid in connection with a start-up prepayment or (b) an amount equal to (i) the amount, if any, by which the sum of the present values as of the prepayment date of all unpaid principal and interest payments required hereunder, calculated by discounting such payments from the respective dates each such payment was due hereunder (or, with respect to the payment
A-1-43

required on the Maturity Date (assuming the outstanding principal balance of the Loan is due on the Maturity Date), from the Maturity Date) back to the prepayment date at a discount rate equal to the Periodic Treasury Yield (defined below) exceeds the outstanding principal balance of the Loan as of the prepayment date, multiplied by (ii) a fraction whose numerator is the amount prepaid and whose denominator is the outstanding principal balance of the Loan as of the prepayment date. For purposes of the foregoing, “Periodic Treasury Yield” shall mean (y) the annual yield to maturity of the actively traded non-callable United States Treasury fixed interest rate security (other than any such security which can be surrendered at the option of the holder at face value in payment of federal estate tax or which was issued at a substantial discount) that has a maturity closest to (whether before, on or after) the Maturity Date (or if two or more such securities have maturity dates equally close to the Maturity Date, the average annual yield to maturity of all such securities), as reported in The Wall Street Journal or other authoritative publication or news retrieval service on the fifth Business Day preceding the prepayment date, divided by (z) 12. Lender’s calculation of the Yield Maintenance Premium, and all component calculations, shall be conclusive and binding on Borrower absent manifest error.

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ANNEX A-2

MORTGAGE POOL INFORMATION (TABLES)

[THIS PAGE INTENTIONALLY LEFT BLANK]

WFCM 2026-C66

Annex A-2

Mortgage Loans by Mortgage Loan Seller

				Weighted Average
			Percent by
	Number of		Aggregate		Remaining	Remaining			U/W NOI	U/W NCF
	Mortgage	Aggregate Cut-off	Cut-off Date	Mortgage	Term to Maturity	Amortization	U/W NCF		Debt	Debt	Cut-off Date	Balloon or ARD
Loan Seller	Loans	Date Balance ($)	Pool Balance (%)	Rate (%)	or ARD (mos.)	Term (mos.)	DSCR (x)		Yield (%)	Yield (%)	LTV (%)	LTV (%)
Wells Fargo Bank, National Association	10	$209,737,483	35.8%	6.2345%	118	328	1.60	x	11.8%	11.3%	61.5%	56.6%
Societe Generale Financial Corporation	7	119,747,637	20.4	6.1172	116	324	1.65		11.8	11.4	56.4	50.7
JPMorgan Chase Bank, National Association	3	78,040,000	13.3	6.0897	118	0	1.44		9.4	8.9	68.0	68.0
Citi Real Estate Funding Inc.	2	68,918,416	11.8	6.4970	118	296	1.97		14.2	13.4	43.3	40.8
UBS AG New York Branch	1	28,750,000	4.9	6.1870	118	0	1.53		10.2	9.6	52.2	52.2
BSPRT CMBS Finance, LLC	1	24,500,000	4.2	6.4200	117	0	1.77		12.1	11.5	62.5	62.5
Bank of Montreal	2	16,959,368	2.9	6.4283	117	272	1.61		13.6	11.7	62.5	57.4
Bank of Montreal / Natixis Real Estate Capital LLC	1	15,000,000	2.6	6.4600	118	360	1.92		15.3	14.5	56.7	50.8
LMF Commercial, LLC	1	13,700,000	2.3	7.0800	118	0	1.37		10.1	9.9	62.6	62.6
Starwood Mortgage Capital LLC	1	11,000,000	1.9	7.0500	116	0	1.33		10.0	9.5	65.6	65.6
Total/Weighted Average:	29	$586,352,904	100.0%	6.2740%	118	325	1.64	x	11.8%	11.2%	58.8%	55.3%

Mortgaged Properties by Property Type(1)

				Weighted Average
			Percent by
	Number of		Aggregate		Remaining	Remaining			U/W NOI	U/W NCF
	Mortgaged	Aggregate Cut-off	Cut-off Date	Mortgage	Term to Maturity	Amortization	U/W NCF		Debt	Debt	Cut-off Date	Balloon or ARD
Property Type	Properties	Date Balance ($)	Pool Balance (%)	Rate (%)	or ARD (mos.)	Term (mos.)	DSCR (x)		Yield (%)	Yield (%)	LTV (%)	LTV (%)
Retail	7	$118,250,000	20.2%	6.2149%	118	360	1.63	x	11.4%	10.6%	65.4%	64.4%
Anchored	5	85,250,000	14.5	6.1732	119	360	1.44		9.9	9.1	67.9	67.6
Outlet Center	2	33,000,000	5.6	6.3225	117	360	2.13		15.2	14.5	58.8	56.1
Office	4	115,709,368	19.7	6.4058	117	272	1.92		13.6	12.7	46.6	45.9
CBD	3	108,750,000	18.5	6.3742	118	0	1.94		13.4	12.6	46.3	46.3
Suburban	1	6,959,368	1.2	6.9000	116	272	1.66		18.1	14.5	52.0	39.7
Self Storage	26	108,523,694	18.5	5.8887	116	332	1.52		10.7	10.6	54.8	48.3
Self Storage	26	108,523,694	18.5	5.8887	116	332	1.52		10.7	10.6	54.8	48.3
Multifamily	7	76,818,942	13.1	6.3061	118	357	1.60		11.1	10.7	59.7	56.2
Garden	6	41,013,942	7.0	6.4879	116	357	1.33		10.1	9.8	63.9	57.4
Student Housing	1	35,805,000	6.1	6.0980	119	0	1.90		12.3	11.7	54.9	54.9
Hospitality	1	57,932,483	9.9	6.4610	119	299	1.77		15.8	14.3	57.5	45.4
Full Service	1	57,932,483	9.9	6.4610	119	299	1.77		15.8	14.3	57.5	45.4
Leased Fee	1	55,000,000	9.4	6.2760	117	0	1.29		8.2	8.2	76.6	76.6
Leased Fee	1	55,000,000	9.4	6.2760	117	0	1.29		8.2	8.2	76.6	76.6
Industrial	2	40,418,416	6.9	6.4988	117	296	1.57		11.5	11.1	59.4	55.1
Warehouse	1	24,500,000	4.2	6.4200	117	0	1.77		12.1	11.5	62.5	62.5
Warehouse/Distribution	1	15,918,416	2.7	6.6200	116	296	1.27		10.6	10.5	54.7	43.6
Mixed Use	1	13,700,000	2.3	7.0800	118	0	1.37		10.1	9.9	62.6	62.6
Retail/Multifamily	1	13,700,000	2.3	7.0800	118	0	1.37		10.1	9.9	62.6	62.6
Total/Weighted Average:	49	$586,352,904	100.0%	6.2740%	118	325	1.64	x	11.8%	11.2%	58.8%	55.3%

(1) Because this table presents information relating to the mortgaged properties and not the mortgage loans, the information for mortgage loans secured by more than one mortgaged property is based on allocated amounts (allocating the mortgage loan principal balance to each of those properties according to the relative appraised values of the mortgaged properties or the allocated loan amounts or property-specific release prices set forth in the related mortgage loan documents or in such other manner as the related mortgage loan seller deemed appropriate).

A-2-1

WFCM 2026-C66

Annex A-2

Mortgaged Properties by Location(1)(2)

				Weighted Average
			Percent by
	Number of		Aggregate		Remaining	Remaining			U/W NOI	U/W NCF
	Mortgaged	Aggregate Cut-off	Cut-off Date	Mortgage	Term to Maturity	Amortization	U/W NCF		Debt	Debt	Cut-off Date	Balloon or ARD
State	Properties	Date Balance ($)	Pool Balance (%)	Rate (%)	or ARD (mos.)	Term (mos.)	DSCR (x)		Yield (%)	Yield (%)	LTV (%)	LTV (%)
New York	2	$80,000,000	13.6%	6.4414%	117	0	2.09	x	14.5%	13.6%	44.2%	44.2%
Virginia	3	68,000,000	11.6	6.0940	119	0	1.42		9.4	8.8	70.2	70.2
Alaska	2	60,353,388	10.3	6.4257	119	299	1.76		15.6	14.1	57.3	45.2
Florida	3	56,750,000	9.7	6.2574	118	0	1.80		12.2	11.4	55.2	55.2
Colorado	1	55,000,000	9.4	6.2760	117	0	1.29		8.2	8.2	76.6	76.6
California	7	52,427,054	8.9	5.9752	117	357	1.50		10.7	10.6	55.6	49.4
Southern California	3	26,719,840	4.6	5.9527	117	357	1.32		9.6	9.5	59.3	52.3
Northern California	4	25,707,214	4.4	5.9987	117	357	1.69		11.8	11.7	51.7	46.3
Pennsylvania	4	46,065,744	7.9	6.2443	117	295	1.67		11.1	10.7	61.7	61.3
West Virginia	1	35,805,000	6.1	6.0980	119	0	1.90		12.3	11.7	54.9	54.9
Wisconsin	3	30,013,942	5.1	6.2818	117	357	1.33		10.1	9.9	63.3	54.4
Michigan	2	22,250,000	3.8	6.4398	118	360	1.73		13.8	13.1	59.3	54.1
Texas	5	20,277,303	3.5	6.3774	116	295	1.36		10.3	10.0	59.3	53.9
Connecticut	2	16,142,046	2.8	6.8531	118	295	1.37		10.2	10.0	61.0	59.2
Maryland	1	15,918,416	2.7	6.6200	116	296	1.27		10.6	10.5	54.7	43.6
Ohio	4	10,915,035	1.9	6.4216	116	280	1.57		15.4	13.1	51.9	39.8
Indiana	2	4,908,606	0.8	5.5800	115	295	1.40		10.6	10.5	51.8	40.0
Tennessee	1	3,700,000	0.6	6.3270	118	0	2.66		17.3	17.0	33.3	33.3
Massachusetts	1	2,978,648	0.5	5.5800	115	295	1.40		10.6	10.5	51.8	40.0
Oregon	1	1,580,283	0.3	5.5800	115	295	1.40		10.6	10.5	51.8	40.0
Washington	2	1,472,174	0.3	5.5800	115	295	1.40		10.6	10.5	51.8	40.0
North Carolina	1	1,092,608	0.2	5.5800	115	295	1.40		10.6	10.5	51.8	40.0
Arizona	1	702,656	0.1	5.5800	115	295	1.40		10.6	10.5	51.8	40.0
Total/Weighted Average:	49	$586,352,904	100.0%	6.2740%	118	325	1.64	x	11.8%	11.2%	58.8%	55.3%

(1) For purposes of determining whether a mortgaged property is in Northern California or Southern California, Northern California includes areas with zip codes above 93600 and Southern California includes areas with zip codes of 93600 and below.

(2) Because this table presents information relating to the mortgaged properties and not the mortgage loans, the information for mortgage loans secured by more than one mortgaged property is based on allocated amounts (allocating the mortgage loan principal balance to each of those properties according to the relative appraised values of the mortgaged properties or the allocated loan amounts or property-specific release prices set forth in the related mortgage loan documents or in such other manner as the related mortgage loan seller deemed appropriate).

Range of Cut-off Date Balances

				Weighted Average
			Percent by
	Number of		Aggregate		Remaining	Remaining			U/W NOI	U/W NCF
	Mortgage	Aggregate Cut-off	Cut-off Date	Mortgage	Term to Maturity	Amortization	U/W NCF		Debt	Debt	Cut-off Date	Balloon or ARD
Range of Cut-off Date Balances ($)	Loans	Date Balance ($)	Pool Balance (%)	Rate (%)	or ARD (mos.)	Term (mos.)	DSCR (x)		Yield (%)	Yield (%)	LTV (%)	LTV (%)
3,700,000 - 6,000,000	2	$8,400,000	1.4%	6.3214%	117	0	2.85	x	18.5%	18.2%	32.2%	32.2%
6,000,001 - 7,000,000	2	13,709,368	2.3	6.4032	116	315	1.63		14.9	12.9	50.4	41.4
7,000,001 - 10,000,000	7	61,782,408	10.5	6.2462	118	358	1.45		10.4	9.9	62.5	58.7
10,000,001 - 15,000,000	6	77,321,535	13.2	6.4900	117	359	1.48		11.0	10.6	61.3	57.4
15,000,001 - 20,000,000	3	50,418,416	8.6	6.2409	116	329	1.66		11.9	11.6	58.5	52.8
20,000,001 - 50,000,000	5	150,788,694	25.7	6.1029	117	295	1.69		11.6	11.1	54.5	51.8
50,000,001 - 58,000,000	4	223,932,483	38.2	6.3200	118	299	1.65		12.1	11.3	61.3	58.2
Total/Weighted Average:	29	$586,352,904	100.0%	6.2740%	118	325	1.64	x	11.8%	11.2%	58.8%	55.3%

A-2-2

WFCM 2026-C66

Annex A-2

Range of Underwritten Net Cash Flow Debt Service Coverage Ratios

				Weighted Average
			Percent by
	Number of		Aggregate		Remaining	Remaining			U/W NOI	U/W NCF
	Mortgage	Aggregate Cut-off	Cut-off Date	Mortgage	Term to Maturity	Amortization	U/W NCF		Debt	Debt	Cut-off Date	Balloon or ARD
Range of Underwritten NCF DSCRs (x)	Loans	Date Balance ($)	Pool Balance (%)	Rate (%)	or ARD (mos.)	Term (mos.)	DSCR (x)		Yield (%)	Yield (%)	LTV (%)	LTV (%)
1.27 - 1.30	5	$102,351,991	17.5%	6.2780%	117	338	1.29	x	9.0%	8.9%	68.5%	64.5%
1.31 - 1.40	8	161,864,062	27.6	6.1485	117	331	1.37		9.9	9.5	63.1	58.6
1.41 - 1.60	5	65,540,000	11.2	6.1105	118	360	1.56		10.3	9.9	57.4	56.8
1.61 - 1.70	2	16,959,368	2.9	6.6930	118	272	1.65		14.7	12.4	53.4	48.3
1.71 - 1.90	4	145,237,483	24.8	6.3542	118	299	1.83		13.8	12.8	56.8	51.9
1.91 - 2.25	2	68,000,000	11.6	6.4600	118	360	2.12		15.3	14.3	43.6	42.3
2.26 - 3.00	3	26,400,000	4.5	6.2441	116	0	2.48		16.3	15.7	51.6	51.6
Total/Weighted Average:	29	$586,352,904	100.0%	6.2740%	118	325	1.64	x	11.8%	11.2%	58.8%	55.3%

Range of Underwritten Net Operating Income Debt Yields

				Weighted Average
			Percent by
	Number of		Aggregate		Remaining	Remaining			U/W NOI	U/W NCF
	Mortgage	Aggregate Cut-off	Cut-off Date	Mortgage	Term to Maturity	Amortization	U/W NCF		Debt	Debt	Cut-off Date	Balloon or ARD
Range of Underwritten NOI Debt Yields (%)	Loans	Date Balance ($)	Pool Balance (%)	Rate (%)	or ARD (mos.)	Term (mos.)	DSCR (x)		Yield (%)	Yield (%)	LTV (%)	LTV (%)
8.2 - 9.0	1	$55,000,000	9.4%	6.2760%	117	0	1.29	x	8.2%	8.2%	76.6%	76.6%
9.1 - 10.0	8	136,973,575	23.4	6.1495	118	359	1.38		9.5	9.1	65.4	62.8
10.1 - 11.0	8	131,032,478	22.3	6.1893	117	317	1.41		10.4	10.1	57.2	51.1
11.1 - 12.0	1	6,750,000	1.2	5.8910	117	360	1.59		11.5	11.3	48.7	43.2
12.1 - 13.0	4	97,305,000	16.6	6.3106	118	0	1.84		12.4	11.7	56.1	56.1
13.1 - 19.5	7	159,291,851	27.2	6.4438	118	308	2.03		15.8	14.6	50.3	44.9
Total/Weighted Average:	29	$586,352,904	100.0%	6.2740%	118	325	1.64	x	11.8%	11.2%	58.8%	55.3%

Range of Underwritten Net Cash Flow Debt Yields

				Weighted Average
			Percent by
	Number of		Aggregate		Remaining	Remaining			U/W NOI	U/W NCF
	Mortgage	Aggregate Cut-off	Cut-off Date	Mortgage	Term to Maturity	Amortization	U/W NCF		Debt	Debt	Cut-off Date	Balloon or ARD
Range of Underwritten NCF Debt Yields (%)	Loans	Date Balance ($)	Pool Balance (%)	Rate (%)	or ARD (mos.)	Term (mos.)	DSCR (x)		Yield (%)	Yield (%)	LTV (%)	LTV (%)
8.2 - 9.0	2	$113,000,000	19.3%	6.1821%	118	0	1.34	x	8.7%	8.4%	73.4%	73.4%
9.1 - 10.0	12	152,103,942	25.9	6.2744	117	358	1.41		9.9	9.7	60.7	57.2
10.1 - 11.0	4	67,902,110	11.6	6.0539	116	303	1.40		10.9	10.5	54.2	45.2
11.1 - 12.0	3	67,055,000	11.4	6.1948	118	360	1.82		12.1	11.6	57.1	56.5
12.1 - 15.0	6	177,891,851	30.3	6.4437	118	308	1.97		15.2	14.0	51.5	46.6
15.1 - 19.2	2	8,400,000	1.4	6.3214	117	0	2.85		18.5	18.2	32.2	32.2
Total/Weighted Average:	29	$586,352,904	100.0%	6.2740%	118	325	1.64	x	11.8%	11.2%	58.8%	55.3%

A-2-3

WFCM 2026-C66

Annex A-2

Range of Loan-to-Value Ratios as of the Cut-off Date

				Weighted Average
			Percent by
	Number of		Aggregate		Remaining	Remaining			U/W NOI	U/W NCF
	Mortgage	Aggregate Cut-off	Cut-off Date	Mortgage	Term to Maturity	Amortization	U/W NCF		Debt	Debt	Cut-off Date	Balloon or ARD
Range of Cut-off Date LTV Ratios (%)	Loans	Date Balance ($)	Pool Balance (%)	Rate (%)	or ARD (mos.)	Term (mos.)	DSCR (x)		Yield (%)	Yield (%)	LTV (%)	LTV (%)
31.3 - 40.0	3	$61,400,000	10.5%	6.4410%	118	0	2.27	x	15.7%	14.8%	38.8%	38.8%
40.1 - 55.0	8	165,916,478	28.3	6.1574	117	300	1.63		11.7	11.1	53.0	48.7
55.1 - 60.0	4	98,232,483	16.8	6.3353	118	324	1.68		14.1	13.1	58.0	48.2
60.1 - 65.0	10	126,803,942	21.6	6.3264	117	358	1.59		11.1	10.8	62.2	59.1
65.1 - 70.0	2	21,000,000	3.6	6.5976	117	0	1.45		10.2	9.6	67.6	67.6
70.1 - 76.6	2	113,000,000	19.3	6.1821	118	0	1.34		8.7	8.4	73.4	73.4
Total/Weighted Average:	29	$586,352,904	100.0%	6.2740%	118	325	1.64	x	11.8%	11.2%	58.8%	55.3%

Range of Loan-to-Value Ratios as of the Maturity Date or ARD

				Weighted Average
			Percent by
	Number of		Aggregate		Remaining	Remaining			U/W NOI	U/W NCF
	Mortgage	Aggregate Cut-off	Cut-off Date	Mortgage	Term to Maturity	Amortization	U/W NCF		Debt	Debt	Cut-off Date	Balloon or ARD
Range of Balloon or ARD LTV Ratios (%)	Loans	Date Balance ($)	Pool Balance (%)	Rate (%)	or ARD (mos.)	Term (mos.)	DSCR (x)		Yield (%)	Yield (%)	LTV (%)	LTV (%)
31.3 - 40.0	5	$103,093,063	17.6%	6.1819%	117	291	1.94	x	14.2%	13.4%	44.1%	39.3%
40.1 - 50.0	3	80,600,899	13.7	6.4447	118	304	1.66		14.4	13.3	56.2	44.9
50.1 - 55.0	10	175,835,368	30.0	6.2083	118	359	1.63		11.4	10.9	56.2	53.2
55.1 - 65.0	7	92,823,575	15.8	6.3911	117	358	1.69		11.6	11.2	62.3	61.1
65.1 - 70.0	2	21,000,000	3.6	6.5976	117	0	1.45		10.2	9.6	67.6	67.6
70.1 - 76.6	2	113,000,000	19.3	6.1821	118	0	1.34		8.7	8.4	73.4	73.4
Total/Weighted Average:	29	$586,352,904	100.0%	6.2740%	118	325	1.64	x	11.8%	11.2%	58.8%	55.3%

Range of Mortgage Rates

				Weighted Average
			Percent by
	Number of		Aggregate		Remaining	Remaining			U/W NOI	U/W NCF
	Mortgage	Aggregate Cut-off	Cut-off Date	Mortgage	Term to Maturity	Amortization	U/W NCF		Debt	Debt	Cut-off Date	Balloon or ARD
Range of Mortgage Rates (%)	Loans	Date Balance ($)	Pool Balance (%)	Rate (%)	or ARD (mos.)	Term (mos.)	DSCR (x)		Yield (%)	Yield (%)	LTV (%)	LTV (%)
5.5800 - 6.0000	4	$71,283,694	12.2%	5.7590%	116	328	1.38	x	10.2%	10.1%	55.0%	45.9%
6.0001 - 6.2500	9	186,673,833	31.8	6.1218	118	359	1.62		10.7	10.2	61.8	61.2
6.2501 - 6.5000	11	270,817,592	46.2	6.3955	118	325	1.76		13.0	12.3	57.8	54.0
6.5001 - 6.7500	2	25,918,416	4.4	6.5926	118	296	1.42		11.3	10.7	54.5	47.7
6.7501 - 7.0000	1	6,959,368	1.2	6.9000	116	272	1.66		18.1	14.5	52.0	39.7
7.0001 - 7.0800	2	24,700,000	4.2	7.0666	117	0	1.35		10.1	9.7	63.9	63.9
Total/Weighted Average:	29	$586,352,904	100.0%	6.2740%	118	325	1.64	x	11.8%	11.2%	58.8%	55.3%

A-2-4

WFCM 2026-C66

Annex A-2

Original Term to Maturity or ARD

				Weighted Average
			Percent by
	Number of		Aggregate		Remaining	Remaining			U/W NOI	U/W NCF
	Mortgage	Aggregate Cut-off	Cut-off Date	Mortgage	Term to Maturity	Amortization	U/W NCF		Debt	Debt	Cut-off Date	Balloon or ARD
Original Terms to Maturity or ARD (mos.)	Loans	Date Balance ($)	Pool Balance (%)	Rate (%)	or ARD (mos.)	Term (mos.)	DSCR (x)		Yield (%)	Yield (%)	LTV (%)	LTV (%)
120	28	$531,352,904	90.6%	6.2738%	118	325	1.67	x	12.2%	11.5%	56.9%	53.1%
121	1	55,000,000	9.4	6.2760	117	0	1.29		8.2	8.2	76.6	76.6
Total/Weighted Average:	29	$586,352,904	100.0%	6.2740%	118	325	1.64	x	11.8%	11.2%	58.8%	55.3%

Remaining Terms to Maturity or ARD as of the Cut-off Date

				Weighted Average
			Percent by
	Number of		Aggregate		Remaining	Remaining			U/W NOI	U/W NCF
	Mortgage	Aggregate Cut-off	Cut-off Date	Mortgage	Term to Maturity	Amortization	U/W NCF		Debt	Debt	Cut-off Date	Balloon or ARD
Remaining Terms to Maturity or ARD (mos.)	Loans	Date Balance ($)	Pool Balance (%)	Rate (%)	or ARD (mos.)	Term (mos.)	DSCR (x)		Yield (%)	Yield (%)	LTV (%)	LTV (%)
115	1	$34,733,694	5.9%	5.5800%	115	295	1.40	x	10.6%	10.5%	51.8%	40.0%
116	6	92,279,319	15.7	6.5041	116	314	1.70		12.6	11.9	57.5	53.3
117	11	166,202,408	28.3	6.1870	117	359	1.46		9.9	9.7	65.2	62.5
118	7	131,400,000	22.4	6.4303	118	360	1.85		13.1	12.3	50.3	49.5
119	3	151,737,483	25.9	6.2347	119	299	1.66		12.5	11.5	61.8	57.2
120	1	10,000,000	1.7	6.5490	120	0	1.65		12.4	10.9	54.3	54.3
Total/Weighted Average:	29	$586,352,904	100.0%	6.2740%	118	325	1.64	x	11.8%	11.2%	58.8%	55.3%

Mortgage Loans by Original Amortization Term

				Weighted Average
			Percent by
	Number of		Aggregate		Remaining	Remaining			U/W NOI	U/W NCF
	Mortgage	Aggregate Cut-off	Cut-off Date	Mortgage	Term to Maturity	Amortization	U/W NCF		Debt	Debt	Cut-off Date	Balloon or ARD
Original Amortization Terms (mos.)	Loans	Date Balance ($)	Pool Balance (%)	Rate (%)	or ARD (mos.)	Term (mos.)	DSCR (x)		Yield (%)	Yield (%)	LTV (%)	LTV (%)
Non-Amortizing	16	$373,195,000	63.6%	6.3107%	118	0	1.71	x	11.5%	10.9%	59.6%	59.6%
276	1	6,959,368	1.2	6.9000	116	272	1.66		18.1	14.5	52.0	39.7
300	3	108,584,593	18.5	6.2025	117	297	1.58		13.4	12.5	55.3	43.4
360	9	97,613,942	16.6	6.1686	117	359	1.43		10.8	10.5	60.1	53.1
Total/Weighted Average:	29	$586,352,904	100.0%	6.2740%	118	325	1.64	x	11.8%	11.2%	58.8%	55.3%

A-2-5

WFCM 2026-C66

Annex A-2

Remaining Amortization Terms as of the Cut-off Date(1)

				Weighted Average
			Percent by
	Number of		Aggregate		Remaining	Remaining			U/W NOI	U/W NCF
	Mortgage	Aggregate Cut-off	Cut-off Date	Mortgage	Term to Maturity	Amortization	U/W NCF		Debt	Debt	Cut-off Date	Balloon or ARD
Range of Remaining Amortization Terms (mos.)	Loans	Date Balance ($)	Pool Balance (%)	Rate (%)	or ARD (mos.)	Term (mos.)	DSCR (x)		Yield (%)	Yield (%)	LTV (%)	LTV (%)
Non-Amortizing	16	$373,195,000	63.6%	6.3107%	118	0	1.71	x	11.5%	10.9%	59.6%	59.6%
272 - 300	4	115,543,962	19.7	6.2445	117	296	1.58		13.7	12.6	55.1	43.2
301 - 360	9	97,613,942	16.6	6.1686	117	359	1.43		10.8	10.5	60.1	53.1
Total/Weighted Average:	29	$586,352,904	100.0%	6.2740%	118	325	1.64	x	11.8%	11.2%	58.8%	55.3%

(1) The remaining amortization term shown for any mortgage loan that is interest-only for part of its term does not include the number of months in its interest-only period and reflects only the number of months as of the commencement of amortization remaining from the end of such interest-only period.

Mortgage Loans by Amortization Type

				Weighted Average
			Percent by
	Number of		Aggregate		Remaining	Remaining			U/W NOI	U/W NCF
	Mortgage	Aggregate Cut-off	Cut-off Date	Mortgage	Term to Maturity	Amortization	U/W NCF		Debt	Debt	Cut-off Date	Balloon or ARD
Amortization Type	Loans	Date Balance ($)	Pool Balance (%)	Rate (%)	or ARD (mos.)	Term (mos.)	DSCR (x)		Yield (%)	Yield (%)	LTV (%)	LTV (%)
Interest Only	16	$373,195,000	63.6%	6.3107%	118	0	1.71	x	11.5%	10.9%	59.6%	59.6%
Amortizing Balloon	6	110,824,210	18.9	6.4629	118	312	1.57		13.6	12.6	58.3	47.2
Interest Only, Amortizing Balloon	6	67,600,000	11.5	6.1183	117	360	1.47		11.1	10.8	58.7	52.5
Amortizing Balloon - ARD	1	34,733,694	5.9	5.5800	115	295	1.40		10.6	10.5	51.8	40.0
Total/Weighted Average:	29	$586,352,904	100.0%	6.2740%	118	325	1.64	x	11.8%	11.2%	58.8%	55.3%

Mortgage Loans by Loan Purpose

				Weighted Average
			Percent by
	Number of		Aggregate		Remaining	Remaining			U/W NOI	U/W NCF
	Mortgage	Aggregate Cut-off	Cut-off Date	Mortgage	Term to Maturity	Amortization	U/W NCF		Debt	Debt	Cut-off Date	Balloon or ARD
Loan Purpose	Loans	Date Balance ($)	Pool Balance (%)	Rate (%)	or ARD (mos.)	Term (mos.)	DSCR (x)		Yield (%)	Yield (%)	LTV (%)	LTV (%)
Refinance	27	$540,547,904	92.2%	6.2889%	117	325	1.62	x	11.8%	11.2%	58.8%	55.0%
Acquisition	2	45,805,000	7.8	6.0984	119	0	1.83		11.9	11.3	58.2	58.2
Total/Weighted Average:	29	$586,352,904	100.0%	6.2740%	118	325	1.64	x	11.8%	11.2%	58.8%	55.3%

Mortgage Loans by Lockbox Type

				Weighted Average
			Percent by
	Number of		Aggregate		Remaining	Remaining			U/W NOI	U/W NCF
	Mortgage	Aggregate Cut-off	Cut-off Date	Mortgage	Term to Maturity	Amortization	U/W NCF		Debt	Debt	Cut-off Date	Balloon or ARD
Type of Lockbox	Loans	Date Balance ($)	Pool Balance (%)	Rate (%)	or ARD (mos.)	Term (mos.)	DSCR (x)		Yield (%)	Yield (%)	LTV (%)	LTV (%)
Hard / Springing Cash Management	12	$309,810,267	52.8%	6.3220%	118	310	1.59	x	11.8%	11.0%	62.7%	59.2%
Springing	10	176,418,942	30.1	6.4290	118	357	1.84		12.8	12.2	53.1	51.5
None	6	65,390,000	11.2	5.9972	117	360	1.42		9.8	9.7	59.3	54.7
Soft / Springing Cash Management	1	34,733,694	5.9	5.5800	115	295	1.40		10.6	10.5	51.8	40.0
Total/Weighted Average:	29	$586,352,904	100.0%	6.2740%	118	325	1.64	x	11.8%	11.2%	58.8%	55.3%

A-2-6

WFCM 2026-C66

Annex A-2

Mortgage Loans by Escrow Type

	Initial			Monthly			Springing

	Number of			Number of			Number of
	Mortgage	Cut-off	% by Cut-off	Mortgage	Cut-off	% by Cut-off	Mortgage	Cut-off	Cut-off
Type of Escrow	Loans	Date Balance ($)	Date Balance	Loans	Date Balance ($)	Date Balance	Loans	Date Balance ($)	Date Balance ($)
Tax Escrow	18	$396,467,675	67.6%	19	$409,869,210	69.9%	10	$176,483,694	30.1%
Insurance Escrow	4	$59,200,000	10.1%	4	$59,200,000	10.1%	25	$527,152,904	89.9%
Replacement Reserve	4	$107,505,000	18.3%	18	$374,064,210	63.8%	9	$121,483,694	20.7%
TI/LC Reserve(1)	4	$106,750,000	31.1%	9	$189,159,368	55.1%	4	$98,918,416	28.8%

(1) The percentage of Cut-off Date Pool Balance for loans with TI/LC reserves is based on the aggregate principal balance of loans secured in whole or in part by office, mixed use, retail, industrial and leased fee properties.

A-2-7

[THIS PAGE INTENTIONALLY LEFT BLANK]

ANNEX A-3

SUMMARIES OF THE FIFTEEN LARGEST MORTGAGE LOANS OR GROUPS OF CROSS-
COLLATERALIZED MORTGAGE LOANS

[THIS PAGE INTENTIONALLY LEFT BLANK]

Retail – Anchored	Loan #1	Cut-off Date Balance:	$58,000,000
Various	NOVA Retail 2-Pack	Cut-off Date LTV:	70.3%
Various, VA Various		UW NCF DSCR:	1.39x
		UW NOI Debt Yield:	9.2%

A-3-1

Retail – Anchored	Loan #1	Cut-off Date Balance:	$58,000,000
Various	NOVA Retail 2-Pack	Cut-off Date LTV:	70.3%
Various, VA Various		UW NCF DSCR:	1.39x
		UW NOI Debt Yield:	9.2%

NOVA Retail 2-Pack
1 Fair City Mall Fairfax, VA
2 Plaza at Landmark Alexandria, VA
Tysons Corner
Tysons Corner Center
Dulles Intl. Airport 14 miles
McLean
ARLINGTON COUNTY
ARLINGTON
Vienna
Dunn Loring
Merrifield
Oakton
Oakton Shopping Center
Falls Church
West Falls Church
Seven Corners
Washington, DC 8 miles
Fairfax
Mantua
Annandale
FAIRFAX COUNTY
Lake Barcroft
Long Branch
George Mason University
Kings Park West
Kings Park
Burke
Lincolnia
ALEXANDRIA
Rose Hill
Springfield
Franconia
West Springfield
Kingstowne
METRO ORANGE LINE
ORANGE/SILVER LINES
METRO BLUE LINE
AMTRAK/VRE
Capital Beltway
Arlington Blvd
Lee Hwy
Little River Tpke
Columbia Pike
Braddock Rd
Gallows Rd
Telegraph Rd
Inova Fairfax Medical Campus
Northern Virginia Community College - Annandale Campus
Main Street Marketplace
Stryker Square
Mosaic District
Fairfax Plaza
Northrop Grumman Corporation
General Dynamics IT
Barcroft Plaza
Crossroads Center
Crossroads Place
Bradlick Shopping Center
Kings Park Shopping Center
Amazon Distribution Center
Backlick Plaza
Bren Mar Business Center
Springfield Plaza
Springfield Town Center
Springfield Commons
TSA HQ
National Geospatial-Intelligence Agency
Northern VA Comm. College - Medical Educ. Campus
Lake Accotink Park
Royal Lake Park
Pohick Stream Valley Park
Hooes Road Park
US Coast Guard Radio Station
Fort Belvoir US Army Reserve
MARYLAND
VIRGINIA
WASH, DC

A-3-2

Mortgage Loan No. 1 – NOVA Retail 2-Pack

Mortgage Loan Information				Property Information
Mortgage Loan Seller:		JPMCB		Single Asset/Portfolio(3):	Portfolio
				Location(3):	Various, VA Various
Original Balance(1):		$58,000,000		General Property Type:	Retail
Cut-off Date Balance(1):		$58,000,000		Detailed Property Type:	Anchored
% of Initial Pool Balance:		9.9%		Title Vesting:	Fee
Loan Purpose:		Refinance		Year Built/Renovated(3):	Various/2020
Borrower Sponsor:		HHH Properties		Size:	840,643 SF
Guarantors:		Marshall S. Ruben, Myrna Ruben Haft and Dana Ruben Rogers		Cut-off Date Balance PSF(1):	$196
Mortgage Rate:		6.0930%		Maturity Date Balance PSF(1):	$196
Note Date:		2/20/2026		Property Manager:	HHH Properties Corp.
Maturity Date:		3/1/2036			(borrower-related)
Term to Maturity:		120 months
Amortization Term:		0 months		Underwriting and Financial Information(1)
IO Period:		120 months		UW NOI(4):	$15,191,983
Seasoning:		1 month		UW NCF	$14,208,344
Prepayment Provisions:		L(24),YM1(90),O(6)		UW NOI Debt Yield(1):	9.2%
Lockbox/Cash Mgmt. Status:		Hard/Springing		UW NCF Debt Yield(1):	8.6%
Additional Debt Type(1):		Pari Passu		UW NOI Debt Yield at Maturity(1):	9.2%
Additional Debt Balance(1):		$107,000,000		UW NCF DSCR(1):	1.39x
Future Debt Permitted (Type):		No (NAP)		Most Recent NOI(4)(5):	$14,085,754 (12/31/2025)
Reserves(2)				2nd Most Recent NOI(5):	$12,595,407 (12/31/2024)
Type	Initial	Monthly	Cap	3rd Most Recent NOI:	$13,097,024 (12/31/2023)
RE Taxes:	$781,365	$195,341	NAP	Most Recent Occupancy:	97.4% (12/31/2025)
Insurance:	$0	Springing	NAP	2nd Most Recent Occupancy:	96.0% (12/31/2024)
Replacement Reserve:	$14,011	$14,011	NAP	3rd Most Recent Occupancy:	93.8% (12/32/2023)
TI/LC Reserve:	$4,000,000	Springing	$4,000,000	Appraised Value (as of)(6):	$234,700,000 (11/30/2025)
Free Rent Reserve:	$752,723	$0	NAP	Appraised Value PSF(6):	$279
Outstanding TI/LC Reserve:	$549,705	$0	NAP	Cut-off Date LTV Ratio(1):	70.3%
				Maturity Date LTV Ratio(1):	70.3%

Sources and Uses
Sources	Proceeds	% of Total	Uses	Proceeds	% of Total
Whole Loan Amount(1):	$165,000,000	100.0%	Loan Payoff:	$140,634,428	85.2%
			Closing Costs:	$2,472,017	1.5%
			Upfront Reserves:	$6,097,803	3.7%
			Principal Equity Distribution:	$15,795,752	9.6%
Total Sources:	$165,000,000	100.0%	Total Uses:	$165,000,000	100.0%

(1)	The NOVA Retail 2-Pack Mortgage Loan (as defined below) is part of a whole loan evidenced by seven pari passu promissory notes with an aggregate outstanding principal balance as of the Cut-off Date of $165,000,000 (the “NOVA Retail 2-Pack Whole Loan”). Underwriting and Financial Information in the chart above reflects the NOVA Retail 2-Pack Whole Loan.
(2)	See “Escrows and Reserves”.
(3)	See “The Properties”. No individual property release is permitted pursuant to the terms of the NOVA Retail 2-Pack Whole Loan documents.
(4)	The increase in UW NOI from Most Recent NOI is primarily attributable to: (i) recent leasing (approximately $166,344 in underwritten rent), (ii) contractual rent steps underwritten through February 2027 and straight-line average rent underwritten through the lesser of the loan and lease term for JP Morgan Chase Bank and HomeGoods (approximately $356,693) and (iii) reduction in contractual management fees from approximately 5% historically to 3% in the most recently executed management agreement.
(5)	The increase in Most Recent NOI from 2nd Most Recent NOI is largely attributed to eight newly executed triple net leases accounting for 4.4% of NRA.
(6)	See “Appraisal” for individual property valuations.

The Mortgage Loan. The largest mortgage loan (the “NOVA Retail 2-Pack Mortgage Loan”) is part of the NOVA Retail 2-Pack Whole Loan evidenced by seven pari passu notes with an aggregate principal balance of $165,000,000 as of the Cut-off Date. The NOVA Retail 2-Pack Mortgage Loan, with a principal balance of $58,000,000, is evidenced by the controlling Note A-1-1. The NOVA Retail 2-Pack Whole Loan is secured by fee simple interests in two grocery-anchored retail centers, Fair City Mall (the “Fair City Mall Property”) and Plaza at Landmark (the “Plaza at Landmark Property”) totaling 840,643 square feet (“SF”) located in Fairfax County, Virginia.

The NOVA Retail 2-Pack Whole Loan was co-originated by JPMCB and Goldman Sachs Bank USA on February 20, 2026. The relationship between the holders of the NOVA Retail 2-Pack Whole Loan is governed by a co-lender agreement as described under “Description of the Mortgage Pool—The Whole Loans—The Serviced Pari Passu Whole Loans” in the prospectus. The NOVA Retail 2-Pack Whole Loan will be serviced pursuant to the pooling and servicing agreement for the WFCM 2026-C66 transaction. See “Description of the Mortgage Pool—The Whole Loans—The Serviced Pari Passu Whole Loans” and “Pooling and Servicing Agreement” in the prospectus.

A-3-3

Retail – Anchored	Loan #1	Cut-off Date Balance:	$58,000,000
Various	NOVA Retail 2-Pack	Cut-off Date LTV:	70.3%
Various, VA Various		UW NCF DSCR:	1.39x
		UW NOI Debt Yield:	9.2%

The table below summarizes the promissory notes that comprise the NOVA Retail 2-Pack Whole Loan:

NOVA Retail 2-Pack Whole Loan Summary
Note	Original Balance	Cut-off Date Balance	Note Holder	Controlling Note
A-1-1	$58,000,000	$58,000,000	WFCM 2026-C66	Yes
A-1-2(1)	$12,000,000	$12,000,000	JPMCB	No
A-2(1)	$20,000,000	$20,000,000	JPMCB	No
A-3(1)	$18,750,000	$18,750,000	Goldman Sachs Bank USA	No
A-4(1)	$18,750,000	$18,750,000	Goldman Sachs Bank USA	No
A-5(1)	$18,750,000	$18,750,000	Goldman Sachs Bank USA	No
A-6(1)	$18,750,000	$18,750,000	Goldman Sachs Bank USA	No
Whole Loan	$165,000,000	$165,000,000
(1)	Expected to be contributed to one or more future securitization transactions or may otherwise be transferred at any time.

The Borrowers and the Borrower Sponsor. The borrowers are Fair City HHH, L.L.C. and Landmark HHH, L.L.C. (collectively the “Borrowers”). The borrower sponsor is HHH Properties, a family owned and operated privately-held asset management company, founded in 1996 and headquartered in Fairfax, Virginia. HHH Properties has owned and operated the NOVA Retail 2-Pack Portfolio (as defined below) for over 30 years. HHH Properties is led by Marshall S. Ruben who also serves as the president of Ruben/Horan, P.C., a law firm based out of Hartford, Connecticut. The non-recourse carveout guarantors are Marshall S. Ruben, Myrna Ruben Haft and Dana Ruben Rogers, shareholders of HHH Properties.

The Properties. The NOVA Retail 2-Pack Portfolio is comprised of two grocery anchored retail centers, the Fair City Mall Property and the Plaza at Landmark Property (collectively the “NOVA Retail 2-Pack Portfolio”), totaling 840,643 SF, located in Northern Virginia. The NOVA Retail 2-Pack Portfolio was most recently renovated in 2020, which included general infrastructure upgrades, tenant space improvements and landscaping. Both the Plaza at Landmark Property and the Fair City Mall Property are located in affluent, high-growth submarkets with nearby access to I-495, I-395 and major regional employment centers. The centers are served by robust public transit and are proximate to major residential neighborhoods and demand generators, including George Mason University and Inova Alexandria Hospital. The NOVA Retail 2-Pack Portfolio is anchored by leading national grocers and features a diverse mix of national and regional tenants, including 32 national retailers (644,526 SF, 76.7% of net rentable area, 70.1% of UW Rent), with 12 investment-grade tenants (251,782 SF, 30.0% of net rentable area, 29.7% of UW Rent). With over 80 tenants, the NOVA Retail 2-Pack Portfolio benefits from a granular rent roll with minimal exposure to any single tenant or industry. Aside from Giant, Hobby Lobby, Lifetime Fitness and Safeway, no other tenant occupies more than 5.2% of net rentable area or 3.9% of total UW rent. The NOVA Retail 2-Pack Portfolio boasts a weighted average tenant tenure of 24.7 years, underscoring the portfolio’s stability and exceptional tenant retention. Notably, the NOVA Retail 2-Pack Portfolio has maintained an average occupancy of 92.4% since 2019, further demonstrating sustained long-term tenant demand.

The Fair City Mall Property (55.8% of underwritten net cash flow), located in Fairfax, Virginia, encompasses 403,370 SF across five buildings on a 32.76-acre site. As of December 31, 2025, the Fair City Mall Property was 96.5% occupied by 41 tenants. The Fair City Mall Property is anchored by Safeway and supported by a strong lineup of national retailers including Lifetime Fitness, Marshall’s, HomeGoods, Designer Shoe Warehouse, Burlington, Sierra Trading Post, Ulta Salon and Five Below. The Fair City Mall Property has received significant capital improvements since 2001 through the borrower sponsor’s investment of over $39 million in property upgrades and $26 million in tenant improvements. Bed Bath & Beyond vacated the Fair City Mall Property in January 2021 in connection with the broader corporate bankruptcy. Within 18 months of Bed Bath & Beyond’s exit, the borrower sponsor successfully executed a lease with Sierra Trading Post, a TJX company, encompassing 20,000 SF, and bifurcated the remainder of the space between JP Morgan Chase Bank (3,500 SF), South Block Co. (1,714 SF) and Dave’s Hot Chicken (2,500 SF). The speed with which the borrower sponsor was able to adapt the tenant space for current retail demand and re-lease demonstrates the viability of the property through an evolving retail landscape. The Fair City Mall Property is served by 1,874 parking spaces, resulting in a parking ratio of 4.65 spaces per 1,000 SF.

The Plaza at Landmark Property (44.2% of underwritten net cash flow), located in Alexandria, Virginia encompasses 437,273 SF across five buildings on a 22.67 acre site. As of December 31, 2025, the Plaza at Landmark Property was 98.3% occupied by 39 tenants. The Plaza at Landmark Property is anchored by Giant with major tenants including Hobby Lobby, LA Fitness, Marshalls, Ross, Total Wine and More and Overstock Furniture. Since 1999, the borrower sponsor has invested $24.2 million in property upgrades and $14.1 million in tenant improvements. The Plaza at Landmark Property has a total of 1,900 parking spaces, resulting in a parking ratio of 4.35 spaces per 1,000 SF.

The following table presents certain information relating to NOVA Retail 2-Pack Portfolio:

NOVA Retail 2-Pack Portfolio Summary
Property Name	City, State	Property Type	Allocated Cut-Off Date Balance(1)	% of Portfolio Cut-Off Date Balance(1)	Year Built/Renovated	SF	Underwritten NCF	% of Underwritten NCF	Appraised Value	% of Appraised Value
Fair City Mall	Fairfax, VA	Retail	$34,028,973	58.7%	1974 / 2020	403,370	$7,928,981	55.8%	$137,700,000	58.7%
Plaza at Landmark	Alexandria, VA	Retail	$23,971,027	41.3%	1963 / 2020	437,273	$6,279,362	44.2%	$97,000,000	41.3%
Total			$58,000,000	100.0%		840,643	$14,208,344	100.0%	$234,700,000	100.0%
(1)	No allocated loan amounts are provided for in the underlying loan documents, as no individual property releases are permitted. The Allocated Cut-Off Date Balances noted above are calculated on a pro-rata basis based on the individual appraised values for the Fair City Mall Property and the Plaza at Landmark Property.

A-3-4

Retail – Anchored	Loan #1	Cut-off Date Balance:	$58,000,000
Various	NOVA Retail 2-Pack	Cut-off Date LTV:	70.3%
Various, VA Various		UW NCF DSCR:	1.39x
		UW NOI Debt Yield:	9.2%

Major Tenants.

Giant (65,000 SF; 7.7% of NRA; 7.4% of UW Rent): Giant, headquartered in Hyattsville, Maryland, is an American regional supermarket chain with over 160 stores located in Delaware, Maryland, Virginia and the District of Columbia. Established in 1936, Giant offers a comprehensive range of products and services, including fresh produce, meat, dairy, bakery items and a variety of general merchandise. Many of its locations feature in-store pharmacies, providing customers with convenient access to prescription medications and health services. Per a third-party market research report, Giant represented 21% of DC Metro area market share in 2024, making it the largest grocer in the area. Giant is a subsidiary of Ahold Delhaize (Fitch/Moody’s/S&P: NR/Baa1/BBB+), a global retail conglomerate headquartered in Zaandam, Netherlands. Giant has occupied its leased space at the Plaza at Landmark Property since 2018. Giant has a lease expiration in December 2030, six five-year renewal options and no termination options.

Safeway (61,915 SF; 7.4% of NRA; 6.3% of UW Rent). Safeway is a leading American supermarket chain, with over 900 stores across 18 states, offering a comprehensive selection of groceries, general merchandise and specialty departments, including bakery, delicatessen, floral, seafood, and pharmacy services. Many locations also feature Starbucks coffee shops and adjacent fuel centers. Headquartered in Pleasanton, California, Safeway operates as a subsidiary of Albertsons Companies (Fitch/Moody’s/S&P: NR/Ba1/BB+), one of the largest food and drug retailers in the United States. According to a third-party market research report, Safeway is the second-largest supermarket brand in the Washington, DC metro area, holding 12.4% market share, trailing only Giant. Safeway has occupied its leased space at the Fair City Mall Property since 1983. Safeway has a lease expiration in September 2033, four five-year renewal options and no termination options.

Lifetime Fitness (58,900 SF; 7.0% of NRA; 5.1% of UW Rent). Lifetime Fitness is a premier athletic country club in the United States, offering a wide range of programs and amenities designed to enhance overall well-being. From state-of-the-art workout facilities to spaces for relaxation, every aspect of Lifetime Fitness is dedicated to helping individuals live their healthiest lives. Amenities at Lifetime Fitness in the Fair City Mall Property include an indoor pool, kids academy, spa, sauna, steam room and whirlpool. Lifetime Fitness currently operates more than 180 athletic country clubs across the United States and Canada. Lifetime Fitness has occupied its leased space at the Fair City Mall Property since 2001. Lifetime Fitness has a lease expiration in July 2031, three five-year renewal options and no termination options.

The following table presents certain information relating to the tenancy at the NOVA Retail 2-Pack Portfolio:

Tenant Summary(1)
								Annual Sales Data(2)
Tenant Name	Property	Credit Rating (Fitch/Moody’s/ S&P)(3)	Tenant SF	Approx % of Total SF	Annual UW Rent	% of Total Annual UW Rent	Annual UW Rent PSF	Sales $	Sales PSF	Occ. Cost %	Lease Expiration	Renewal Options	Term. Option (Y/N)
Giant(4)	Plaza at Landmark	NR/Baa1/BBB+	65,000	7.7%	$1,235,000	7.4%	$19.00	$22,873,711(5)	$352	6.8%	12/31/2030	6 x 5 yrs	N
Safeway(6)	Fair City Mall	NR/Ba1/BB+	61,915	7.4%	$1,052,555	6.3%	$17.00	$43,340,529	$700	3.3%	9/30/2033	4 x 5 yrs	N
Lifetime Fitness	Fair City Mall	BB-/NR/NR	58,900	7.0%	$862,355	5.1%	$14.64	$9,413,148	$160	11.1%	7/31/2031	3 x 5 yrs	N
Marshall's	Plaza at Landmark	NR/A2/A	43,375	5.2%	$699,564	4.2%	$16.13	$12,108,096	$279	8.9%	1/31/2034	2 x 5 yrs	N
Total Wine and More	Plaza at Landmark	NR/NR/NR	26,377	3.1%	$656,256	3.9%	$24.88	$12,675,179	$481	6.4%	10/31/2028	3 x 5 yrs	N
Ross	Plaza at Landmark	NR/A2/BBB+	28,700	3.4%	$574,000	3.4%	$20.00	$12,158,470(5)	$424	5.7%	1/31/2031	2 x 5 yrs	N
Marshall's	Fair City Mall	NR/A2/A	27,630	3.3%	$568,344	3.4%	$20.57	$12,028,271(5)	$435	6.7%	1/31/2029	2 x 5 yrs	N
Hobby Lobby	Plaza at Landmark	NR/NR/NR	62,480	7.4%	$562,320	3.4%	$9.00	NAV	NAV	NAV	3/31/2029	3 x 5 yrs	N
Burlington	Fair City Mall	NR/NR/BB+	30,964	3.7%	$464,460	2.8%	$15.00	$5,576,039(5)	$180	11.2%	2/29/2032	4 x 5 yrs	N
LA Fitness(7)	Plaza at Landmark	NR/B2/B	42,735	5.1%	$360,000	2.1%	$8.42	NAV	NAV	NAV	1/31/2028	None	N
Major Tenants Subtotal/Wtd. Avg.			448,076	53.3%	$7,034,854	42.0%	$15.70

Other Tenants			371,023	44.1%	$9,713,155	58.0%	$26.17
Occupied Subtotal/Wtd. Avg.			819,099	97.4%	$16,748,009	100.0%	$20.45

Vacant Space			21,544	2.6%
Total/Wtd. Avg.			840,643	100.0%

(1)	Based on the underwritten rent roll as of December 31, 2025, inclusive of contractual rent steps through February 15, 2027.
(2)	Based on the year end 2025 sales data unless otherwise noted.
(3)	Certain ratings are those of the parent company whether or not the parent guarantees the lease.
(4)	In addition to the 65,000 SF of retail space, the tenant leases an additional 2,000 SF of equipment space under the same lease with a co-terminus expiration date.
(5)	Reflects 2024 year-end sales.
(6)	Safeway is not required to report sales. The Annual Sales Data presented is based on a Sponsor provided estimate of $700 per square foot.
(7)	Borrower is in discussion with Crunch Fitness to take occupancy of the space upon expiration of the LA Fitness lease. It cannot be assured that, in the event LA Fitness vacates, Crunch Fitness will execute the letter of intent and lease the space currently occupied by LA Fitness or at all.

A-3-5

Retail – Anchored	Loan #1	Cut-off Date Balance:	$58,000,000
Various	NOVA Retail 2-Pack	Cut-off Date LTV:	70.3%
Various, VA Various		UW NCF DSCR:	1.39x
		UW NOI Debt Yield:	9.2%

The following table presents certain information relating to the lease rollover schedule at the NOVA Retail 2-Pack Portfolio:

Lease Rollover Schedule(1)(2)
Year	# of Leases Rolling	SF Rolling	Approx. % of SF Rolling	Approx. Cumulative % of SF Rolling	Total UW Rent Rolling	Approx. % of Total UW Rent Rolling	Approx. Cumulative % of Total UW Rent Rolling	UW Rent PSF Rolling
MTM/2026	6	20,186	2.4%	2.4%	$577,445	3.4%	3.4%	$28.61
2027	7	19,067	2.3%	4.7%	$524,001	3.1%	6.6%	$27.48
2028	12	92,377	11.0%	15.7%	$1,961,943	11.7%	18.3%	$21.24
2029	14	144,435	17.2%	32.8%	$2,486,901	14.8%	33.1%	$17.22
2030	10	101,297	12.0%	44.9%	$2,398,383	14.3%	47.5%	$23.68
2031	8	116,999	13.9%	58.8%	$2,357,819	14.1%	61.5%	$20.15
2032	7	95,053	11.3%	70.1%	$1,598,425	9.5%	71.1%	$16.82
2033	3	90,556	10.8%	80.9%	$1,726,796	10.3%	81.4%	$19.07
2034	6	64,086	7.6%	88.5%	$1,458,837	8.7%	90.1%	$22.76
2035	5	13,252	1.6%	90.1%	$544,942	3.3%	93.4%	$41.12
2036 & Thereafter	6	61,791	7.4%	97.4%	$1,112,517	6.6%	100.0%	$18.00
Vacant	0	21,544	2.6%	100.0%	$0	0.0%	100.0%	$0.00
Total/Wtd. Avg.(3)	84	840,643	100.0%		$16,748,009	100.0%		$20.45
(1)	Information is based on the underwritten rent roll as of December 31, 2025.
(2)	Certain tenants may have lease termination options that are exercisable prior to the originally stated expiration date of the related lease that are not considered in the Lease Rollover Schedule.
(3)	Total/Wtd. Avg. UW Rent PSF Rolling excludes vacant space.

A-3-6

Retail – Anchored	Loan #1	Cut-off Date Balance:	$58,000,000
Various	NOVA Retail 2-Pack	Cut-off Date LTV:	70.3%
Various, VA Various		UW NCF DSCR:	1.39x
		UW NOI Debt Yield:	9.2%

The Market. The NOVA Retail 2-Pack Portfolio is located in Fairfax County, Virginia, within the Washington, DC Core-Based Statistical Area, the seventh most populous metro in the United States. As of 2024, the region is characterized by high household incomes (average $150,248), strong population density (6,271,592) and a robust employment base anchored by government, technology and healthcare sectors.

The Fair City Mall Property is located within the Fairfax City retail submarket. The Fairfax City retail submarket contains approximately 4.1 million SF of inventory and has a vacancy rate of 3.8% as of the first quarter of 2026. As of the first quarter of 2026, there is no retail space under construction in the Fairfax City submarket. Market rents in Fairfax City are $43.00 PSF, compared to a Washington DC market rent rate of $35.37 PSF. The Fair City Mall Property is situated in an affluent area with an average household income of approximately $180,730 within a three-mile radius as of 2024 and is located in close proximity to George Mason University (approximately 40,000 students). The surrounding Fairfax, Virginia area is home to ten Fortune 500 companies, including Booz Allen Hamilton, General Dynamics, Capital One, Hilton Worldwide, Freddie Mac, QXO Building Products, Leidos, Northrop Grumman, NVR and Science Applications International Corporation.

The following table presents certain information relating to the appraisal’s market rent conclusions for the Fair City Mall Property:

Market Rent Summary(1)
	Market Rent	Lease Terms
Grocery Anchor	$18.00	15
Fitness Anchor	$16.00	15
Anchor	$15.00	10
Jr Anchor	$28.50	10
Jr Anchor (Theater)	$12.00	5

(1)	Source: Appraisal dated December 24, 2025.

The following table presents certain information relating to comparable shopping centers for the Fair City Mall Property:

Competitive Shopping Centers(1)
Property Name/Location	Year Built/Renovated	Total NRA (SF)	Anchor NRA (SF)	Occupancy (%)	Distance from Property (miles)	Anchor Tenant(s)
Fair City Mall 9600-9688 Main Street Fairfax, VA	1974 / 2020	403,370(2)	242,950(2)	96.5%(2)	NAP	Safeway Lifetime Fitness Burlington Coat Factory Marshall’s HomeGoods Sierra Trading Post Designer Shoe Warehouse
Turnpike Shopping Center 9520 Main Street Fairfax, VA	1967 / 2013	103,292	46,731	98.0%	0.1	Ross Dress for Less PetSmart Dollar Tree
Pickett Shopping Center 9400 Main Street Fairfax, VA	1967 / NAP	89,389	49,794	100.0%	0.3	Trader Joe’s Total Wine Staples Chuck E. Cheese
Main Street Marketplace 10250 Main Street Fairfax, VA	1962 / NAP	100,848	55,418	100.0%	1.5	TJ Maxx Walgreens Ace Hardware
Courthouse Plaza 10384 Willard Way Fairfax, VA	1974 / NAP	83,170	40,000	95.0%	1.7	Safeway
University Mall 10653 Braddock Road Fairfax, VA	1970 / 2015	201,566	50,816	100.0%	3.2	Giant Food
Fairfax Junction Shopping Center 11001 Lee Highway Fairfax, VA	1980 / 1999	75,632	46,006	100.0%	2.7	Aldi Planet Fitness
Twinbrooke Centre 9521 Braddock Road Fairfax, VA	1977 / 2026	101,000	35,200	100.0%	2.2	Safeway
Kings Park Shopping Center 8900 Burke Lake Road Fairfax, VA	1966 / 2015	93,284	51,100	100.0%	3.4	Giant Food
(1)	Source: Appraisal.
(2)	Based on the underwritten rent roll as of December 31, 2025.

A-3-7

Retail – Anchored	Loan #1	Cut-off Date Balance:	$58,000,000
Various	NOVA Retail 2-Pack	Cut-off Date LTV:	70.3%
Various, VA Various		UW NCF DSCR:	1.39x
		UW NOI Debt Yield:	9.2%

The Plaza at Landmark Property is located within the I-395 Corridor retail submarket. The I-395 Corridor retail submarket has a vacancy rate of 3.2% as of the first quarter of 2026, compared to a Washington DC market vacancy rate of 4.4%. As of the first quarter of 2026, there is no retail space under construction in the I-395 Corridor retail submarket. The I-395 Corridor retail submarket contains roughly 6.1 million SF of inventory. Market rents in the submarket are $41.00 PSF, compared to the total DC market rents of $35.37 PSF. The Plaza at Landmark Property is situated in an affluent, densely populated area, with an average household income of $136,474 within a three-mile radius. Approximately two miles east from the Plaza at Landmark Property is the WestEnd Alexandria mixed-use master planned development featuring the new Inova Alexandria Hospital Campus. The campus is expected to include an inpatient hospital, specialty care center and the Inova Schar Cancer Institute. The development is located on the former Landmark Mall site and broke ground in 2024. It is expected to bring approximately 2,000 healthcare workers to the area and is slated to open in 2028.

The following table presents certain information relating to the appraisal’s market rent conclusions for the Plaza at Landmark Property:

Market Rent Summary(1)
	Market Rent	Lease Terms
Grocery Anchor	$16.00	15
Fitness Anchor	$13.00	15
Lower Level Anchor	$9.00	10
Upper Level Anchor	$9.00	10
In Line	$35.00	5
(1)	Source: Appraisal dated December 24, 2025.

The following table presents certain information relating to comparable shopping centers for the Plaza at Landmark Property:

Competitive Shopping Centers(1)
Property Name/Location	Year Built/Renovated	Total NRA (SF)	Anchor NRA (SF)	Occupancy (%)	Distance from Property (miles)	Anchor Tenant(s)
Plaza at Landmark 6198-6244 Little River Turnpike Alexandria, VA	1974 / 2020	437,273(2)	283,335(2)	98.3%(2)	NAP	Giant Hobby Lobby LA Fitness Marshall’s Ross Dress for Less Total Wine and More Overstock Furniture
Grand Mart 6229 Little River Turnpike Alexandria, VA	1968 / 2013	65,330	23,800	100.0%	0.1	New Grand Mart
Van Dorn Plaza 229 Little River Turnpike Alexandria, VA	1979 / NAP	128,138	47,443	100.0%	0.8	Safeway CVS Pharmacy
Shoppes at Foxchase 4513 Duke Street Alexandria, VA	1959 / 2006	195,066	55,635	100.0%	1.7	Harris Teeter
The Shops at Mark Center 1400 North Beuregard Street Alexandria, VA	1973 / NAP	66,000	32,809	97.0%	1.3	Global Foods
Seminary Plaza 4500 Kenmore Avenue Alexandria, VA	1964 / NAP	94,525	20,318	100.0%	2.1	Aldi CVS Pharmacy
Bradlee Shopping Center 3610 King Street Alexandria, VA	1955 / 1999	170,922	56,097	100.0%	3.4	The Fresh Market Michael’s Walgreens
Barcroft Plaza 6341 Columbia Pike Falls Church, VA	1960 / 1999	108,641	45,500	100.0%	1.5	Harris Teeter
(1)	Source: Appraisal.
(2)	Based on the underwritten rent roll as of December 31, 2025.

Appraisal. The “as-is” appraised value for the NOVA Retail 2-Pack Portfolio of $234,700,000 is based on the sum of the “as-is” values from the individual appraisals for the Fair City Mall Property and the Plaza at Landmark Property. The individual “as-is” appraised values for the Fair City Mall Property and the Plaza at Landmark Property as of November 30, 2025 are $137,700,000 and $97,000,000, respectively.

Environmental Matters. According to the Phase I environmental reports, dated December 11, 2025 (Fair City Mall Property) and December 10, 2025 (Plaza at Landmark Property), both the Fair City Mall Property and Plaza at Landmark Property were identified as having recognized environmental conditions. The lender obtained a Site Lender Environmental Asset Protection-type environmental insurance policy and an excess environmental insurance policy for the identified properties issued by Beazley Excess with total limits of $5,000,000 per occurrence and $10,000,000 in aggregate, subject to a $25,000 deductible, with a 13-year policy term (ending February 20, 2039). The environmental consultant provided the lender with opinions of probable cost related to future remediation concluding that remediation would not exceed an upper range estimate of $1,816,000 in aggregate. See “Description of the Mortgage Pool—Environmental Considerations” in the prospectus.

A-3-8

Retail – Anchored	Loan #1	Cut-off Date Balance:	$58,000,000
Various	NOVA Retail 2-Pack	Cut-off Date LTV:	70.3%
Various, VA Various		UW NCF DSCR:	1.39x
		UW NOI Debt Yield:	9.2%

Operating History and Underwritten Net Cash Flow. The following table presents certain information relating to the historical operating performance and underwritten net cash flow at the NOVA Retail 2-Pack Portfolio:

Cash Flow Analysis(1)
	2021	2022	2023	2024	2025	UW(2)	UW PSF
Rents in Place	$13,401,760	$14,037,936	$14,638,123	$14,887,112	$15,811,859	$16,391,315	$19.50
Rent Steps	$0	$0	$0	$0	$0	$356,693	$0.42
Vacant Income	$0	$0	$0	$0	$0	$725,095	$0.86
Gross Potential Rent	$13,401,760	$14,037,936	$14,638,123	$14,887,112	$15,811,859	$17,473,103	$20.78
CAM Recovery	$2,302,007	$2,391,755	$2,627,765	$2,369,542	$3,064,279	$3,056,262	$3.64
R/E Tax Recovery	$1,501,728	$1,510,135	$1,540,266	$1,652,807	$1,905,906	$1,871,964	$2.23
Gross Potential Income	$17,205,495	$17,939,826	$18,806,154	$18,909,461	$20,782,044	$22,401,329	$26.65
Vacancy & Bad Debt	($142,916)	($0)	($191,967)	($25,125)	($0)	($1,132,401)	($1.35)
Other Income	$133,560	$114,208	$120,490	$111,946	$139,694	139,694	$0.17
Effective Gross Income	$17,196,139	$18,054,034	$18,734,677	$18,996,282	$20,921,738	$21,408,622	$25.47

Real Estate Taxes	$1,956,404	$1,921,983	$2,011,055	$2,123,750	$2,278,465	$2,205,106	$2.62
Insurance	$209,314	$246,639	$283,326	$322,457	$323,899	$399,727	$0.48
Other Expenses(3)	$3,529,660	$3,516,569	$3,343,272	$3,954,668	$4,233,620	$3,611,806	$4.30
Total Expenses	$5,695,378	$5,685,191	$5,637,653	$6,400,875	$6,835,984	$6,216,639	$7.40

Net Operating Income(4)	$11,500,761	$12,368,843	$13,097,024	$12,595,407	$14,085,754	$15,191,983	$18.07
TI/LC	$0	$0	$0	$0	$0	$857,543	$1.02
Replacement Reserves	$0	$0	$0	$0	$0	$126,096	$0.15
Net Cash Flow	$11,500,761	$12,368,843	$13,097,024	$12,595,407	$14,085,754	$14,208,344	$16.90

Occupancy %(5)	84.9%	93.8%	93.8%	96.0%	97.4%	94.9%
NOI DSCR(6)	1.13x	1.21x	1.28x	1.24x	1.38x	1.49x
NCF DSCR(6)	1.13x	1.21x	1.28x	1.24x	1.38x	1.39x
NOI Debt Yield(6)	7.0%	7.5%	7.9%	7.6%	8.5%	9.2%
NCF Debt Yield(6)	7.0%	7.5%	7.9%	7.6%	8.5%	8.6%

(1)	Certain items such as interest expense, interest income, depreciation, amortization, debt service payments and any other non-recurring items were excluded from historical presentation and are not considered for the underwritten cash flow.
(2)	Based on the underwritten rent roll as of December 31, 2025.
(3)	The decrease in UW Other Expenses from 2025 Other Expenses is primarily attributable (i) a one-time roof repair expense at the Fair City Mall Property that occurred in 2025 and is not reflected in UW Other Expenses and (ii) a reduction in contractual management fees from approximately 5.2% in 2025 to the underwritten 3% per the most recently executed agreement.
(4)	The increase in 2025 NOI from 2024 NOI is largely attributed to eight newly executed triple net leases accounting for 4.4% of NRA. The increase in UW NOI from 2025 NOI is primarily attributable to: (i) recent leasing (approximately $166,344 in annual rent), (ii) 12-months of contractual rent steps underwritten through February 2027 and straight-line average rent underwritten through the lesser of the loan and lease term for JP Morgan Chase Bank and HomeGoods (approximately $356,693) and (iii) reduction in contractual management fees from approximately 5% historically to 3% in most recently executed management agreement.
(5)	UW Occupancy % represents economic occupancy and historical occupancy represents physical occupancy.
(6)	Based on the NOVA Retail 2-Pack Whole Loan.

Escrows and Reserves.

Real Estate Taxes – At origination, the Borrowers were required to make an upfront deposit of approximately $781,365. The Borrowers are required to make a monthly deposit on each payment date equal to 1/12 of the real estate taxes and other charges that the lender reasonably estimates will be payable during the next 12 months (initially $195,341 monthly).

Insurance – On each payment date, the Borrowers are required to deposit into an insurance reserve an amount equal to 1/12 of the insurance premiums that the lender estimates will be payable for the renewal of the coverage afforded by the policies upon the expiration. However, if no event of default is continuing and the NOVA Retail 2-Pack Portfolio is insured under a blanket policy meeting the requirements set forth in the related NOVA Retail 2-Pack Whole Loan agreement, the requirement to make monthly deposits for insurance will be waived.

Replacement Reserve – At origination, the Borrowers were required to make an upfront deposit of approximately $14,011. The Borrowers are required to make a monthly deposit on each payment date of $14,011 to be used for replacements and repairs at the NOVA Retail 2-Pack Portfolio.

TI/LC Reserve – At origination, the Borrowers were required to make an upfront deposit of $4,000,000. Upon the occurrence of a Rollover Reserve Monthly Trigger (as defined below), the Borrowers are required to make a monthly deposit of approximately $105,080 until the balance of the rollover reserve is equal to $4,000,000 (the “Rollover Reserve Cap”). If on January 1, 2030, the balance in the rollover reserve account is below the Rollover Reserve Cap, then the positive difference of $3,000,000 and the aggregate amount of rollover funds in the rollover reserve account must be deposited by the Borrowers and held by the lender for tenant improvement and leasing commission obligations. Such obligations will be recourse to the NOVA Retail 2-Pack Whole Loan guarantors.

A-3-9

Retail – Anchored	Loan #1	Cut-off Date Balance:	$58,000,000
Various	NOVA Retail 2-Pack	Cut-off Date LTV:	70.3%
Various, VA Various		UW NCF DSCR:	1.39x
		UW NOI Debt Yield:	9.2%

A “Rollover Reserve Monthly Trigger” will commence upon the earliest of (i) the occurrence of a Cash Sweep Period (as defined below) and (y) the date the balance in the rollover reserve falls below $3,000,000.

Free Rent Reserve – At origination, the Borrowers were required to make an upfront deposit of approximately $752,723 for outstanding free rent, gap rent and rent abatements for specified tenants in accordance with the NOVA Retail 2-Pack Whole Loan agreement.

Outstanding TI/LC Reserve – At origination, the Borrowers were required to make an upfront deposit of approximately $549,705 for outstanding tenant improvement and leasing commission obligations for specified tenants in accordance with the NOVA Retail 2-Pack Whole Loan agreement.

Lockbox and Cash Management. The NOVA Retail 2-Pack Whole Loan is structured with a hard lockbox and springing cash management. The Borrowers and the property manager are required to direct all tenants to pay rents directly into the lockbox account and to deposit any rents otherwise received into the lockbox account within two business days of receipt. If no Cash Sweep Period is continuing, all funds in the lockbox account will be swept each business day to the Borrowers’ operating account. During the continuance of a Cash Sweep Period, all funds in the lockbox account are required to be swept on each business day to a lender-controlled cash management account and applied in accordance with the NOVA Retail 2-Pack Whole Loan documents. During the continuance of a Cash Sweep Period, any excess cash is required to be deposited into an excess cash flow reserve account as additional security for the NOVA Retail 2-Pack Whole Loan, to be held, maintained and applied in accordance with the NOVA Retail 2-Pack Whole Loan documents. During the continuance of an event of default or a bankruptcy trigger event, all funds in the cash management account may be applied by the lender in such order and priority as the lender determines in its sole discretion.

“Cash Sweep Period” means the period commencing upon the occurrence of any of the following: (i) an event of default; (ii) a bankruptcy action with respect to the Borrowers or the property manager; (iii) the debt service coverage ratio (“DSCR”) falling below 1.15x (provided the DSCR Cure Conditions (as defined below) are not met) or (iv) a Lease Sweep Period (as defined below). A Cash Sweep Period will end upon the occurrence of the following: (a) with respect to clause (i) above, upon the lender’s acceptance (in its sole and absolute discretion) of a cure of the applicable event of default; (b) with respect to clause (ii) above solely with respect to a bankruptcy action of the property manager, upon the Borrowers’ replacement of the affiliated property manager with a qualified manager pursuant to a replacement management agreement within 60 days of such bankruptcy action (c) with respect to clause (iii) above, upon achievement of a DSCR of at least 1.20x for two consecutive quarters or upon the satisfaction of the DSCR Cure Conditions; and (d) with respect to clause (iv) above, upon the Lease Sweep Period ending; provided, however, a Cash Sweep Period cannot be cured more than four times in the aggregate during the term of the NOVA Retail 2-Pack Whole Loan. The Borrowers are not entitled to cure a Cash Sweep Period caused by a bankruptcy action of Borrowers in any event.

A “Lease Sweep Period” is a tenant-focused sweep tied to any lease that, either individually or in the aggregate when taken with any other lease with the same tenant or its affiliate, (A) covers 10% or more of the net rentable area of the NOVA Retail 2-Pack Portfolio or (B) accounts for 10% or more of gross rents at the NOVA Retail 2-Pack Portfolio (each, a “Lease Sweep Lease”). A Lease Sweep Period commences upon the first payment date after the occurrence of any of the following: (i) with respect to each Lease Sweep Lease, the earliest of (A) 12 months before the earliest stated expiration of a Lease Sweep Lease (including any renewal term) or (B) upon the date by which the tenant under the applicable Lease Sweep Lease is required to give notice of its exercise of a renewal option (and such renewal has not been so exercised); (ii) the receipt of notice from any tenant under a Lease Sweep Lease exercising its right to terminate its Lease Sweep Lease; (iii) the date that a Lease Sweep Lease is surrendered, cancelled or terminated prior to its then current expiration date or the receipt of notice from any tenant under a Lease Sweep Lease of its intent to surrender, cancel or terminate the Lease Sweep Lease; (iv) the tenant vacates, abandons or ceases to use all or any material portion of its premises, or gives written notice of intent to do so; (v) a default under a Lease Sweep Lease by the tenant that continues beyond any notice and cure period; (vi) an insolvency proceeding involving a tenant under a Lease Sweep Lease or its parent; or (vii) the date that any tenant under a Lease Sweep Lease appears on a published store closure list. A Lease Sweep Period ends upon satisfaction of specified conditions, including: (a) in the case of clauses (i), (ii), (iii), (iv), (v), (vi) and (vii), the affected space is re-leased under one or more Qualified Lease(s) (as defined below) and, in the lender’s judgment, sufficient funds have accumulated in the lease sweep reserve or rollover reserve to cover all anticipated approved tenant improvements, leasing commissions, any scheduled free-rent and/or abatement periods, or operating expenses resulting from any anticipated downtime prior to rent commencement; (b) in the case of clause (i), the tenant irrevocably exercises a renewal or extension option for all of its space, with sufficient funds reserved for any related expenses; (c) in the case of clause (ii), any termination option is not validly exercised by the latest exercise date or is validly and irrevocably waived in writing by the related tenant; (d) in the case of clause (iii) above, any surrender, cancellation or termination or notice thereof is waived in writing by the related tenant and such tenant has affirmed in writing the respective Lease Sweep Lease is in full force and effect; (e) in the case of clause (iv), any revocation or withdrawal in writing of the tenant’s notice to discontinue its business or abandon or vacate its premises or the reopening of the tenant’s business or written notice of its intent to continue to operate its business; (e) in the case of clause (v), the default has been cured and no other default under such Lease Sweep Lease occurs for a period of three consecutive months; (f) in the clause of clause (vi), termination or dismissal of the insolvency proceeding and the lease is affirmed, assumed or assigned in a manner reasonably satisfactory to the lender; or (g) in the case of clause (vii), the tenant no longer appears on a published store closure list.

“Qualified Lease” means either (A) the original Lease Sweep Lease, as extended in accordance with (i) the renewal option set forth therein or (ii) a modification of the Lease Sweep Lease reasonably approved by the lender, or (B) a replacement lease (i) with an initial term of at least five years; (ii) entered into in accordance with the NOVA Retail 2-Pack Whole Loan agreement and reasonably approved by the lender; and (iii) on market terms with respect to, among other things, base rent, additional rent and recoveries and tenant improvement allowances.

The “DSCR Cure Conditions” exist for so long as Borrowers have deposited cash into an escrow reserve account or has delivered to the lender a letter of credit in an amount which, if applied to the principal amount of the debt, would cause the debt service coverage ratio to equal to or greater than 1.20x (the “DSCR Deposit Amount”). The Borrowers may elect to deposit the DSCR Deposit Amount during each quarter the debt service coverage ratio is tested within five days.

Releases. None.

Terrorism Insurance. The NOVA Retail 2-Pack Whole Loan requires 100% full replacement cost “all risk/special form” property insurance and at least 18 months of business income/rental loss insurance with up to a 12-month extended period of indemnity, with terrorism coverage across specified property, income, liability, and umbrella policies; while TRIPRA (or a similar federal program) remains in effect and covers both domestic and foreign acts, TRIPRA “covered acts” coverage is accepted as full compliance for required terrorism risks. See “Risk Factors—Risks Relating to the Mortgage Loans—Terrorism Insurance May Not Be Available for All Mortgaged Properties” in the prospectus.

A-3-10

Hospitality – Full Service	Loan #2	Cut-off Date Balance:	$57,932,483
820 West 7th Avenue	Marriott Anchorage Downtown	Cut-off Date LTV:	57.5%
Anchorage, AK 99501		UW NCF DSCR:	1.77x
		UW NOI Debt Yield:	15.8%

A-3-11

Hospitality – Full Service	Loan #2	Cut-off Date Balance:	$57,932,483
820 West 7th Avenue	Marriott Anchorage Downtown	Cut-off Date LTV:	57.5%
Anchorage, AK 99501		UW NCF DSCR:	1.77x
		UW NOI Debt Yield:	15.8%

Arctic Ocean
Barrow
Prudhoe Bay
RUSSIA
Kotzebue
ALASKA
Fairbanks
CANADA
Nome
YUKON TERRITORY
NORTHWEST TERRITORIES
ANCHORAGE
Whitehorse
Valdez
Bethel
Seward
BRITISH COLUMBIA
Homer
Juneau
Sitka
Kodiak
Ketchikan
Pacific Ocean
Unalaska
Knik Arm
381st Intelligence Squadron
Elmendorf Air Force Base
Davis Hwy
Arctic Warrior Dr
ALASKA RAILROAD
Alaska Museum of Science and Nature
Vanderberg Ave
Palmer 38 miles
Government Hill
Commercial Dr
Glenn Hwy
Reeve Blvd
Alaska Center for the Performing Arts
ANCHORAGE
William A. Egan Civic & Conv. Center
3rd Ave
Glenn Square
Captain Cook Monument
5th Ave
Northeast Anchorage
Marriott Anchorage Downtown
820 West 7th Avenue
Anchorage, AK 99501
Downtown
Merrill Field Airport
Anchorage Museum
ConocoPhillips Alaska
Alaska Regional Hospital
Russian Jack Springs Park
Debarr Rd
Anchorage 5th Ave Mall
Dena'ina Civic and Convention Center
15th Ave
Sullivan Arena
C St
ANCHORAGE
Bragaw St
Boniface Pkwy
Fireweed Ln
Earthquake Park
Alaska Pacific University
Northern Lights Blvd
Northern Lights Blvd
W. Benson Blvd
Midtown Mall
University of Alaska-Anchorage
Lake Otis Pkwy
34th Ave
Walter J. Hickel Pkwy
Alaska Airlines Center
Baxter Rd
36th Ave
ZJ Loussac Public Library
Providence Alaska Med. Ctr.
Seward Hwy
University Center
Alaska Heart and Vascular Institute
Tudor Rd
Alaska Native Med. Ctr.
Tudor Rd
Spenard
Far North Bicentennial Park
W. Intl. Airport Rd
Intl. Airport Rd
Campbell Park
Ted Stevens Anchorage Intl. Airport
Dowling Rd
Seward Hwy
Conner's Lake Park
Campbell Airstrip Airport
Raspberry Rd
68th Ave
Minnesota Drive
Strawberry Rd
Old Seward Hwy
Sand Lake
Jewel Lake Rd
Northwood St
C St
Abbott Loop
Sand Lake Rd
Dimond Blvd
Lake Otis Pkwy
Elmore Rd
Dimond Center
Dimond Blvd
Bayshore Mall
Abbott Rd
Seward 118 miles

A-3-12

Mortgage Loan No. 2 – Marriott Anchorage Downtown

Mortgage Loan Information				Property Information
Mortgage Loan Seller:	WFB			Single Asset/Portfolio:	Single Asset
				Location:	Anchorage, AK 99501
Original Balance(1):	$58,000,000			General Property Type:	Hospitality
Cut-off Date Balance(1):	$57,932,483			Detailed Property Type:	Full Service
% of Initial Pool Balance:	9.9%			Title Vesting:	Fee
Loan Purpose:	Refinance			Year Built/Renovated:	2000/2021
Borrower Sponsor:	William J. Yung III			Size:	392 Rooms
Guarantor:	CSC Holdings, LLC			Cut-off Date Balance Per Room(1):	$318,506
Mortgage Rate:	6.4610%			Maturity Date Balance Per Room(1):	$251,662
Note Date:	3/6/2026			Property Manager:	Crestview Management, LLC
Maturity Date:	3/11/2036
Term to Maturity:	120 months
Amortization Term:	300 months			Underwriting and Financial Information
IO Period:	0 months			UW NOI:	$19,735,966
Seasoning:	1 month			UW NCF:	$17,903,315
Prepayment Provisions(2):	L(25),D(88),O(7)			UW NOI Debt Yield(1):	15.8%
Lockbox/Cash Mgmt Status:	Hard/Springing			UW NCF Debt Yield(1):	14.3%
Additional Debt Type(1):	Pari Passu			UW NOI Debt Yield at Maturity(1):	20.0%
Additional Debt Balance(1):	66,922,006			UW NCF DSCR(1):	1.77x
Future Debt Permitted (Type):	No (NAP)			Most Recent NOI:	$20,059,126 (1/31/2026 TTM)
Reserves(3)				2nd Most Recent NOI:	$20,341,296 (12/31/2025)
Type	Initial	Monthly	Cap	3rd Most Recent NOI:	$18,191,617 (12/31/2024)
RE Taxes:	$635,495	$90,785	NAP	Most Recent Occupancy:	74.8% (1/31/2026)
Insurance:	$0	Springing	NAP	2nd Most Recent Occupancy:	75.7% (12/31/2025)
FF&E Reserve:	$0	$152,721	NAP	3rd Most Recent Occupancy:	73.8% (12/31/2024)
Seasonality Reserve:	$1,435,000	Springing	$1,435,000	Appraised Value (as of):	$217,100,000 (8/26/2025)
Replacement Comfort Letter Reserve:	$2,500	$0	NAP	Appraised Value Per Room(1):	$553,827
PIP Reserve:	$0	Springing	NAP	Cut-off Date LTV Ratio(1):	57.5%
				Maturity Date LTV Ratio(1):	45.4%

Sources and Uses
Sources	Proceeds	% of Total	Uses	Proceeds	% of Total
Whole Loan Amount(1):	$125,000,000	100.0%	Loan Payoff:	$64,241,883	51.4%
			Return of Equity:	$58,351,478	46.7%
			Upfront Reserves:	$2,072,995	1.7%
			Closing Costs:	$333,645	0.3%
Total Sources:	$125,000,000	100.0%	Total Uses:	$125,000,000	100.0%
(1)	The Marriott Anchorage Downtown Mortgage Loan (as defined below) is part of the Marriott Anchorage Downtown Whole Loan (as defined below) evidenced by 4 pari passu promissory notes with an aggregate outstanding principal balance as of the Cut-off Date of $124,854,490 million. The Underwriting and Financial Information in the chart above reflects the Marriott Anchorage Downtown Whole Loan.
(2)	Defeasance of the Marriott Anchorage Downtown Whole Loan is permitted at any time after the earlier to occur of (a) the end of the two-year period commencing on the closing date of the securitization of the last portion of the Marriott Anchorage Downtown Whole Loan to be securitized and (b) April 11, 2029. The assumed defeasance lockout period of 25 payments is based on the closing date of this transaction in April 2026.
(3)	See “Escrows and Reserves” below.

The Mortgage Loan. The second largest mortgage loan (the “Marriott Anchorage Downtown Mortgage Loan”) is part of a whole loan evidenced by 4 pari passu promissory notes with an aggregate outstanding principal balance as of the Cut-off Date of $57,932,483 (the “Marriott Anchorage Downtown Whole Loan”). The Marriott Anchorage Downtown Whole Loan is secured by the fee interest in a 392-room full-service hotel located in Anchorage, Alaska (the “Marriott Anchorage Downtown Property”). The Marriott Anchorage Downtown Mortgage Loan is evidenced by the controlling A-1 note with an outstanding principal balance as of the Cut-off Date of $57,932,483. The relationship between the holders of the Marriott Anchorage Downtown Whole Loan is governed by a co-lender agreement as described under “Description of the Mortgage Pool—The Whole Loans—The Serviced Pari Passu Whole Loans” and “Pooling and Servicing Agreement” in the prospectus. The Marriott Anchorage Downtown Whole Loan will be serviced pursuant to the pooling and servicing agreement for the WFCM 2026-C66 transaction. See “Pooling and Servicing Agreement” in the prospectus.

A-3-13

Hospitality – Full Service	Loan #2	Cut-off Date Balance:	$57,932,483
820 West 7th Avenue	Marriott Anchorage Downtown	Cut-off Date LTV:	57.5%
Anchorage, AK 99501		UW NCF DSCR:	1.77x
		UW NOI Debt Yield:	15.8%

The table below identifies the promissory notes that comprise the Marriott Anchorage Downtown Whole Loan.

Marriott Anchorage Downtown Whole Loan Summary
Note	Original Balance	Cut-off Date Balance	Note Holder	Controlling Piece
A-1	$58,000,000	$57,932,483	WFCM 2026-C66	Yes
A-2(1)	$30,000,000	$29,965,078	WFB	No
A-3(1)	$20,000,000	$19,976,718	WFB	No
A-4(1)	$17,000,000	$16,980,211	WFB	No
Total	$125,000,000	$124,854,90
(1)	Expected to be contributed to one or more future securitization transactions.

The Borrower and the Borrower Sponsor. The borrower is Columbia Properties Anchorage, L.P., a single-purpose entity, limited partnership, with one independent director. Legal counsel to the borrower delivered a non-consolidation opinion in connection with the origination of the Marriott Anchorage Downtown Whole Loan. The borrower sponsor is William J. Yung III. The non-recourse carveout guarantor is CSC Holdings, LLC (“CSC”), an affiliate of Columbia Sussex. CSC currently owns 47 hotels across 20 states with major hospitality brands including Marriott, Hilton, and Hyatt.

The Property. The Marriott Anchorage Downtown Property is a 20-story, 392-room, full-service hotel and is located at 820 West 7th Avenue, Anchorage, Alaska. Situated on an approximately 0.80-acre site, the Marriott Anchorage Downtown Property was built in 2000, underwent renovations in 2021 and is operated by Marriott International, Inc. under a franchise agreement that expires in February 2042. The borrower sponsor developed the Marriott Anchorage Downtown property for $62.2 million in 2000 and has since invested an additional approximately $13.1 million ($33,418/Key) in capital improvements. Amenities at the Marriott Anchorage Downtown Property include restaurant/bar, a lounge, more than 10,000 square feet of indoor meeting space, an indoor pool, a sundry/gift shop, a fitness center, a business center, and the typical complement of back-of-the-house facilities. The Marriott Anchorage Downtown Property guestroom configurations consist of 172 King and 220 Double Queen rooms.

The following table presents historical occupancy, ADR, and RevPAR penetration rates of the Marriott Anchorage Downtown Property:

Historical Occupancy, ADR, RevPAR(1)
	Competitive Set (2)			Marriott Anchorage Downtown Property(3)			Penetration Factor
Year	Occupancy	ADR	RevPAR	Occupancy	ADR	RevPAR	Occupancy	ADR	RevPAR
12/31/2024 TTM	67.6%	$236.49	$159.88	73.8%	$266.50	$196.67	109.2%	111.5%	121.7%
12/31/2025 TTM	68.4%	$247.49	$169.39	75.7%	$279.50	$211.68	110.6%	111.8%	123.7%
1/31/2026 TTM	68.6%	$248.21	$170.24	74.8%	$279.64	$209.28	109.1%	111.5%	121.7%

(1)	Source: Industry Report, unless otherwise indicated.
(2)	Competitive set includes Clarion Suites Anchorage Downtown, Sheraton Anchorage, Hilton Anchorage, The Wildbirch Hotel, Four Points by Sheraton Anchorage Downtown, Embassy Suites by Hilton Anchorage and The Lakefront Anchorage.
(3)	The information for the Marriott Anchorage Downtown Property is obtained from the underwriting.

The Market. The Marriott Anchorage Downtown Property is located in the center of Anchorage’s primary commercial district, within the downtown core, and is bounded by West 7th Avenue to the north, H Street to the east, I Street to the west, and an alley to the south. The Marriott Anchorage Downtown Property is located approximately five miles northeast of Ted Stevens Anchorage International Airport. Property is located within the Downtown Anchorage, which is well-served by a network of arterial north–south and east–west roadways including Minnesota Drive, C Street, the Glenn Highway, and 4th Avenue, which provide direct connectivity to major employment centers and surrounding communities. The Marriott Anchorage Downtown Property benefits from its proximity to key attractions such as the Anchorage Museum, Alaska Native Heritage Center, Tony Knowles Coastal Trail, Kincaid Park, Flattop Mountain, and major national and state parks including Denali National Park, Chugach State Park, and Lake Clark National Park which are the leisure demand generators. Anchorage hosts a wide range of major events and activities, including outdoor recreation, wildlife viewing, and seasonal festivals. Its role as a primary staging point for Alaska’s cruise traffic further enhances and supports the city’s tourism industry. Major employers include Joint Base Elmendorf-Richardson, Ted Stevens Anchorage International, Southcentral, Providence Alaska Medical Center, Alaska Native Medical Center, University of Alaska Anchorage and Alyeska Resort. According to the appraisal, the Marriott Anchorage Downtown Property’s 2024 demand segmentation was 70% Transient and 30% Meeting & Group.

A-3-14

Hospitality – Full Service	Loan #2	Cut-off Date Balance:	$57,932,483
820 West 7th Avenue	Marriott Anchorage Downtown	Cut-off Date LTV:	57.5%
Anchorage, AK 99501		UW NCF DSCR:	1.77x
		UW NOI Debt Yield:	15.8%

According to the appraisal, the 2024 estimated population within a one-, three- and five-mile radius of the Marriott Anchorage Downtown Property is 10,088, 61,173 and 140,780, respectively, and the average household income for the same radii is $ $124,213, $110,332 and $110,294, respectively.

According to a third-party report, the Marriott Anchorage Downtown Property is in the Anchorage submarket, which is within the Alaska USA market. According to a third-party report, the Anchorage submarket is comprised of 7,647 rooms in total. As of January 2026, the Anchorage submarket had a trailing-twelve-month occupancy, ADR and RevPAR of 68.9%, $229.53 and $158.21, respectively.

The following table presents certain information relating to comparable sales pertaining to the Marriott Anchorage Downtown Property:

Comparable Sales
Property Name/Location	Location	Year Built/ Renovated	Rooms	Occupancy	Sale Date	Sale Price (Per Room)
Marriott Anchorage Downtown	Anchorage, AK	2000/2021	392	74.8%
Seattle Marriott Waterfront	Seattle, WA	2003/NAV	369	74.0%	Jul-25	$392,954
Hyatt Regency Lake Washington	Renton, WA	2017/NAV	347	77.0%	Dec-24	$452,450
Kimpton Hotel Monaco Seattle Downtown	Seattle, WA	1969/NAV	189	NAV	May-23	$334,656
AC Hotels by Marriott Phoenix Biltmore	Phoenix, AZ	2018/NAV	160	75.0%	Jan-23	$423,750
The Charter Hotel Seattle, Curio Collection by Hilton	Seattle, WA	2018/NAV	229	NAV	Oct-22	$470,729
Hilton San Diego Bayfront	San Diego, CA	2008/2019	1,190	77.0%	Jun-22	$527,731
W Hollywood	Los Angeles, CA	2010/NAV	305	83.0%	Dec-21	$636,066
Le Meridien San Francisco	San Francisco, CA	1989/2023	360	NAV	Sep-21	$615,278

Source: Appraisal.

Appraisal. The appraisal concluded to an “as-is” value for the Marriott Anchorage Downtown Property of $217,100,000 as of August 26, 2025.

Environmental Matters. According to the Phase I environmental site assessment dated September 15, 2025, there was no evidence of any recognized environmental conditions at the Marriott Anchorage Downtown Property.

A-3-15

Hospitality – Full Service	Loan #2	Cut-off Date Balance:	$57,932,483
820 West 7th Avenue	Marriott Anchorage Downtown	Cut-off Date LTV:	57.5%
Anchorage, AK 99501		UW NCF DSCR:	1.77x
		UW NOI Debt Yield:	15.8%

Operating History and Underwritten Net Cash Flow. The following table presents certain information relating to the underwritten net cash flow at the Marriott Anchorage Downtown Property:

Cash Flow Analysis(1)(2)
	2021	2022	2023	2024	2025	TTM Jan 2026	UW	UW per Room
Occupancy	59.9%	72.8%	74.0%	73.8%	75.7%	74.8%	74.8%
ADR	$188.26	$234.67	$252.43	$266.50	$279.50	$279.64	$279.64
RevPAR	$112.76	$170.83	$186.75	$196.67	$211.68	$209.28	$209.28

Rooms Revenue	$16,133,249	$24,442,437	$26,720,784	$28,217,063	$30,286,555	$29,944,041	$29,944,041	$76,387.86
Food & Beverage Revenue	$1,218,768	$3,895,698	$5,137,894	$5,699,932	$6,157,561	$6,057,817	$6,057,817	$15,453.61
Parking Revenue	$222,643	$384,510	$421,182	$450,185	$431,658	$439,889	$439,889	$1,122.17
Other Income	$152,506	$209,420	$217,254	$188,104	$210,444	$211,272	$211,272	$538.96
Total Revenue	$17,727,166	$28,932,065	$32,497,113	$34,555,284	$37,086,218	$36,653,019	$36,653,019	$93,502.60

Room Expense	$2,585,615	$4,049,462	$3,976,427	$4,118,485	$4,291,310	$4,263,382	$4,263,382	$10,875.97
Food & Beverage Expense	$876,906	$2,210,846	$3,046,815	$3,238,057	$3,349,916	$3,316,323	$3,316,323	$8,460.01
Other Department Expense	$119,022	$132,466	$152,531	$134,953	$177,219	$176,838	$176,838	$451.12
Total Department Expenses	$3,581,542	$6,392,774	$7,175,774	$7,491,494	$7,818,445	$7,756,543	$7,756,543	$19,787.10
Gross Operating Income	$14,145,624	$22,539,291	$25,321,339	$27,063,790	$29,267,773	$28,896,476	$28,896,476	$73,715.50

Total Undistributed Expenses	$4,316,510	$6,014,580	$6,758,674	$7,520,854	$7,599,491	$7,516,392	$7,544,244	$19,245.52
Gross Operating Profit	$9,829,114	$16,524,711	$18,562,665	$19,542,936	$21,668,282	$21,380,084	$21,352,232	$54,469.98

Property Taxes(3)	$1,132,223	$813,335	$769,941	$755,242	$756,221	$755,920	$1,037,545	$2,646.80
Insurance	$361,476	$389,864	$522,510	$596,078	$570,765	$565,038	$578,722	$1,476.33
Total Expenses	$9,391,751	$13,610,553	$15,226,899	$16,363,667	$16,744,922	$16,593,893	$16,917,053	$43,155.75

Net Operating Income	$8,335,415	$15,321,513	$17,270,214	$18,191,617	$20,341,296	$20,059,126	$19,735,966	$50,346.85
FF&E	$0	$0	$0	$0	$0	$0	$1,832,651	$4,675.13
Net Cash Flow	$8,335,415	$15,321,513	$17,270,214	$18,191,617	$20,341,296	$20,059,126	$17,903,315	$45,671.72

NOI DSCR(4)	0.83x	1.52x	1.71x	1.80x	2.02x	1.99x	1.96x
NCF DSCR(4)	0.83x	1.52x	1.71x	1.80x	2.02x	1.99x	1.77x
NOI Debt Yield(4)	6.7%	12.3%	13.8%	14.6%	16.3%	16.1%	15.8%
NCF Debt Yield(4)	6.7%	12.3%	13.8%	14.6%	16.3%	16.1%	14.3%

(1)	The variances between the underwriting, the appraisal, and the industry report data with respect to Occupancy, ADR and RevPAR at the Marriott Anchorage Downtown Property are attributable in part to variances in reporting methodologies and/or timing differences.
(2)	The increase in NOI from 2021 to 2022 and 2022 to 2023 is primarily attributable to higher Occupancy and ADR, resulting in increased rooms revenue.
(3)	The decrease in Property Taxes is due to the recent reassessment for the 2026 tax year.
(4)	Based on the Marriott Anchorage Downtown Whole Loan.

Escrows and Reserves.

Real Estate Taxes - The Marriott Anchorage Downtown Whole Loan documents require an upfront deposit of $635,495 and ongoing monthly deposits equal to 1/12th of the annual real estate taxes and other charges, as reasonably estimated by the lender, to accumulate sufficient funds to pay all such taxes at least 30 days prior to their due dates, initially estimated as $90,785.

Insurance - The Marriott Anchorage Downtown Whole Loan documents require the borrower to deposit 1/12th of the estimated annual insurance premiums into an insurance reserve. However, the borrower will not be required to make the monthly insurance reserve deposit provided that (i) no event of default is continuing, (ii) there is a blanket policy in place that is satisfactory to the lender, and (iii) the borrower provides the lender evidence of renewal of such policy and paid receipts for the insurance premiums at least 30 days prior to the expiration date of such policy.

FF&E Reserve - The Marriott Anchorage Downtown Whole Loan documents require ongoing monthly deposits in an amount equal to the greater of (i) the then-existing FF&E Reserve monthly deposit or (ii) the greater of (a) 1/12th of 5% of the underwritten revenue for the prior fiscal year and (b) the amount required by the franchise agreement, initially $152,721.

A-3-16

Hospitality – Full Service	Loan #2	Cut-off Date Balance:	$57,932,483
820 West 7th Avenue	Marriott Anchorage Downtown	Cut-off Date LTV:	57.5%
Anchorage, AK 99501		UW NCF DSCR:	1.77x
		UW NOI Debt Yield:	15.8%

Seasonality Reserve - The Marriott Anchorage Downtown Whole Loan documents require an upfront deposit of $1,435,000 (the “Seasonality Reserve Required Annual Balance”). These funds may be used for disbursements or for the payment of any part of the monthly debt service payments occurring in December, January, February, March, and April to the extent that there is insufficient cash flow from the Marriott Anchorage Downtown Property to make the monthly debt service payment. The lender may adjust the Seasonality Reserve Required Annual Balance and thus the seasonality reserve deposit amount to an amount equal to the shortfall in debt service and to maintain a net cash flow debt service coverage ratio (“NCF DSCR”) of 1.30x, as calculated by the lender based on actual operations from the prior 12 months. On each monthly payment date occurring in June, July, August, September, and October of each year, the borrower is required to deposit an amount equal to 1/5th of the Seasonality Reserve Required Annual Balance, initially estimated at $287,000 and is capped at Seasonality Reserve Required Annual Balance.

PIP Reserve - The Marriott Anchorage Downtown Whole Loan documents require that on the date that any new property required improvement plan (“PIP”) is imposed by the franchisor, the borrower is required to deposit within 15 days after receipt of notice from the franchisor with respect to such PIP work, cash or a letter of credit in an amount equal to 100% of the sum required to pay for such new PIP into a PIP reserve.

Replacement Comfort Letter Reserve - The Marriott Anchorage Downtown Whole Loan documents require an upfront deposit of $2,500 for paying any costs and fees associated with obtaining one or more replacement or reissued franchisor comfort letters as determined by the lender to be necessary or appropriate in connection with any secondary market transaction.

Lockbox and Cash Management. The Marriott Anchorage Downtown Whole Loan is structured with a hard lockbox and springing cash management. The borrower is required to deliver direction letters to each of the credit card banks and credit card companies with which the borrower has entered into merchant or processing agreements, directing them to remit all credit card receipts directly to the lender-controlled deposit account. The borrower is required to (or cause the property manager to) deposit all rents and other revenue generated by the Marriott Anchorage Downtown Property into the lender-controlled deposit account within three business days of receipt. All funds deposited into the lockbox account are required to be transferred on each business day to the borrower unless a Cash Trap Event Period (as defined below) exists. Upon the occurrence and during the continuance of a Cash Trap Event Period, all funds in the lockbox account are required to be swept on each business day to a cash management account under the control of the lender to be applied and disbursed in accordance with the Marriott Anchorage Downtown Whole Loan documents, and all excess cash flow funds remaining in the cash management account after the application of such funds in accordance with the Marriott Anchorage Downtown Whole Loan documents may be held by the lender in an excess cash flow subaccount as additional collateral for the Marriott Anchorage Downtown Whole Loan.

A “Cash Trap Event Period” will commence upon the occurrence of the following:

(i)	an event of default; or
(ii)	the NCF DSCR falling below 1.25x for any calendar quarter.

A Cash Trap Event Period will end upon the occurrence of the following:

(i)	with regard to clause (i) above, upon the cure of such event of default; or
(ii)	with regard to clause (ii) above, upon the NCF DSCR has been equal to or greater than 1.25x for one calendar quarter.

Right of First Refusal/Purchase Options.  Marriott International, Inc., as franchisor, has a conditional right of first refusal (“ROFR”) if there is a proposed transfer of the Marriott Anchorage Downtown Property, any interest therein, or a controlling ownership interest in the borrower to a competitor (defined generally as any person or entity that owns or controls a hotel brand comprising at least 10 luxury hotels or 20 full-service hotels or 50 limited-service hotels). Upon receipt of notice of such proposed transfer, the franchisor has 30 days to elect one of four alternatives: (i) acquire the Marriott Anchorage Downtown Property for cash at the same price and terms offered by the competitor; (ii) acquire the Marriott Anchorage Downtown Property or ownership interests at fair market value determined through appraisals; (iii) terminate the franchise agreement, requiring the borrower to cancel the transfer or pay liquidated damages; or (iv) consent to the transfer on terms acceptable to the franchisor. The ROFR survives early termination of the franchise agreement for six months.

Terrorism Insurance. The Marriott Anchorage Downtown Whole Loan documents require that the “all risk” insurance policy required to be maintained by the borrower provides coverage for terrorism in an amount equal to the full replacement cost of the Marriott Anchorage Downtown Property, as well as business interruption insurance covering no more than the 18-month period following the occurrence of a casualty event, together with an extended period of indemnity covering no more than 12-months. See “Risk Factors-Risks Relating to the Mortgage Loans-Terrorism Insurance May Not Be Available for All Mortgaged Properties” in the prospectus.

A-3-17

Leased Fee – Leased Fee	Loan #3	Cut-off Date Balance:	$55,000,000
1550 Court Place	Sheraton Denver Downtown Hotel	Cut-off Date LTV:	76.6%
Denver, CO 80202		UW NCF DSCR:	1.29x
		UW NOI Debt Yield:	8.2%

A-3-18

Leased Fee – Leased Fee	Loan #3	Cut-off Date Balance:	$55,000,000
1550 Court Place	Sheraton Denver Downtown Hotel	Cut-off Date LTV:	76.6%
Denver, CO 80202		UW NCF DSCR:	1.29x
		UW NOI Debt Yield:	8.2%

Sheraton Denver Downtown Hotel
1550 Court Place
Denver, CO 80202
DENVER
Downtown Denver
Uptown
Capitol Hill
Civic Center
Lincoln Park
LoDo
Ballpark
RiNo
Five Points
Whitter
North Denver
City Park West
City of Cuernavaca Park
Denver Skate Park
Commons Park
Curtis Park
Coors Field
Union Station
Lawson Park
Benedict Fountain Park
Civic Center Park
Sunken Gardens Park
AURARIA CAMPUS
Univ. of Colorado at Denver
Metropolitan State Univ. of Denver
Auraria Events Center
Colorado Convention Center
Denver Performing Arts Complex
Museum of Contemporary Art Denver
LARIMER SQUARE
16TH STREET MALL
17th Street Plaza
One Tabor Center
US Bank Tower
Denver Place
U.S. Courthouse
1999 Broadway
1801 California
707 17th Street
555 17th Street
1144 Fifteenth
1800 Larimer
The Brown Palace Hotel
Wells Fargo Center
1700 Broadway
Republic Plaza
DENVER PAVILIONS
1560 Broadway
Denver Public Works
Lindsey-Flanigan Courthouse
U.S. Mint
City and County Building
State Capitol
Legislative Services Building
CO Court of Appeals
Ralph L. Carr CO Judicial Ctr.
Denver Art Museum
Denver Public Library
Clyfford Still Museum
Cultural Center Complex
Colorado History Center
The Kirkland at the Denver Art Museum
Denver Health Medical Center
Saint Joseph Hospital
RTD LIGHT RAIL L LINE
A LINE
A,B,G LINES
D,F,H,L LINES
Speer Blvd.
Cherry Creek
Broadway
Lincoln St.
Sherman St.
Grant St.
Park Ave.
W. Colfax Ave.
E. Colfax Ave.
E. 20th Ave.
E. 17th Ave.
E. 14th Ave.
W. 14th Ave.
W. 13th Ave.
W. 12th Ave.
W. 11th Ave.
W. 10th Ave.
W. 9th Ave.
W. 8th Ave.
W. 7th Ave.
Boulder
Broomfield
Thornton
Westminster
Arvada
Wheat Ridge
DENVER
Lakewood
AURORA
Englewood
Littleton
Centennial
Highlands Ranch
Lone Tree
Parker
Castle Rock

A-3-19

Mortgage Loan No. 3 – Sheraton Denver Downtown Hotel

Mortgage Loan Information				Property Information
Mortgage Loan Seller:	WFB			Single Asset/Portfolio:	Single Asset
				Location:	Denver, CO 80202
Original Balance(1):	$55,000,000			General Property Type:	Leased Fee
Cut-off Date Balance(1):	$55,000,000			Detailed Property Type:	Leased Fee
% of Initial Pool Balance:	9.4%			Title Vesting:	Fee
Loan Purpose:	Refinance			Year Built/Renovated:	NAP
Borrower Sponsor:	AVR Realty Corporation			Size:	191,437 SF
Guarantor:	AVR Enterprises LLC			Cut-off Date Balance PSF(1):	$940
Mortgage Rate:	6.2760%			Maturity Date Balance PSF(1):	$940
Note Date:	12/1/2025			Property Manager:	Sheraton License Operating
Maturity Date:	1/1/2036				Company, LLC (borrower-related)
Term to Maturity:	121 months
Amortization Term:	0 months			Underwriting and Financial Information(1)
IO Period:	121 months			UW NOI:	$14,738,237
Seasoning:	4 months			UW NCF:	$14,738,237
Prepayment Provisions(2) :	L(28),D(86),O(7)			UW NOI Debt Yield:	8.2%
Lockbox/Cash Mgmt Status:	Hard/Springing			UW NCF Debt Yield:	8.2%
Additional Debt Type(1):	Pari Passu			UW NOI Debt Yield at Maturity:	8.2%
Additional Debt Balance(1):	$125,000,000			UW NCF DSCR:	1.29x
Future Debt Permitted (Type):	No (NAP)			Most Recent NOI(4):	NAV
Reserves(3)				2nd Most Recent NOI(4):	NAV
Type	Initial	Monthly	Cap	3rd Most Recent NOI(4):	NAV
RE Taxes:	$0	Springing	NAP	Most Recent Occupancy:	100.0% (4/1/2026)
Insurance:	$0	Springing	NAP	2nd Most Recent Occupancy:	100.0% (12/31/2024)
				3rd Most Recent Occupancy:	100.0% (12/31/2023)
				Appraised Value (as of):	$235,000,000 (9/16/2025)
				Appraised Value PSF:	$1,228
				Cut-off Date LTV Ratio:	76.6%
				Maturity Date LTV Ratio:	76.6%

Sources and Uses
Sources	Proceeds	% of Total	Uses	Proceeds	% of Total
Whole Loan Amount:	$180,000,000	99.4%	Loan Payoff:	$180,677,256	99.8%
Borrower Sponsor Equity	$1,114,774	0.6%	Closing Costs:	$437,517	0.2%

Total Sources:	$181,114,774	100.0%	Total Uses:	$181,114,774	100.0%
(1)	The Sheraton Denver Downtown Hotel Mortgage Loan (as defined below) is part of the Sheraton Denver Downtown Hotel Whole Loan (as defined below) evidenced by four pari passu promissory notes with an aggregate outstanding principal balance as of the Cut-off Date of $180.0 million. The Financial Information in the chart above reflects the Sheraton Denver Downtown Hotel Whole Loan.
(2)	Defeasance of the Sheraton Denver Downtown Hotel Whole Loan is permitted at any time after the earlier to occur of (a) the end of the two-year period commencing on the closing date of the securitization of the last portion of the Sheraton Denver Downtown Hotel Whole Loan to be securitized and (b) December 1, 2028. The assumed defeasance lockout period of 28 payments is based on the closing date of this transaction in April 2026.
(3)	See “Escrows and Reserves” below.
(4)	Historical financial information is not available due to the borrower sponsor’s acquisition in 2015 being a sale leaseback.

The Mortgage Loan. The third largest mortgage loan (the “Sheraton Denver Downtown Hotel Mortgage Loan”) is part of a whole loan evidenced by four pari passu promissory notes with an aggregate outstanding principal balance as of the Cut-off Date of $180,000,000 (the “Sheraton Denver Downtown Hotel Whole Loan”). The Sheraton Denver Downtown Hotel Whole Loan is secured by the land/leased fee interest on 191,437 SF of land (the “Sheraton Denver Downtown Hotel Property”) that is improved by a 1,238-room full-service hotel located in Denver, Colorado. The Sheraton Denver Downtown Hotel Mortgage Loan is evidenced by the non-controlling A-2 and A-4 notes with an aggregate outstanding principal balance as of the Cut-off Date of $55,000,000. The relationship between the holders of the Sheraton Denver Downtown Hotel Whole Loan is governed by a co-lender agreement as described under “Description of the Mortgage Pool—The Whole Loans—The Non-Serviced Pari Passu Whole Loans” and “Pooling and Servicing Agreement” in the prospectus.

A-3-20

Leased Fee – Leased Fee	Loan #3	Cut-off Date Balance:	$55,000,000
1550 Court Place	Sheraton Denver Downtown Hotel	Cut-off Date LTV:	76.6%
Denver, CO 80202		UW NCF DSCR:	1.29x
		UW NOI Debt Yield:	8.2%

The table below identifies the promissory notes that comprise the Sheraton Denver Downtown Hotel Whole Loan.

Sheraton Denver Downtown Hotel Whole Loan Summary
Note	Original Balance	Cut-off Date Balance	Note Holder	Controlling Piece
A-1	$100,000,000	$100,000,000	BANK 2025-BNK51	Yes
A-2	$40,000,000	$40,000,000	WFCM 2026-C66	No
A-3(1)	$25,000,000	$25,000,000	WFB	No
A-4	$15,000,000	$15,000,000	WFCM 2026-C66	No
Total	$180,000,000	$180,000,000
(1)	Expected to be contributed to one or more future securitization transactions.

The Borrower and the Borrower Sponsor. The borrower is Court Place Land LLC, a single-purpose entity, limited liability company, with one independent director. Legal counsel to the borrower delivered a non-consolidation opinion in connection with the origination of the Sheraton Denver Downtown Hotel Whole Loan. The borrower sponsor is AVR Realty Corporation. The non-recourse carveout guarantor is AVR Enterprises LLC, an affiliate of AVR Realty Company. Founded in 1950, AVR Realty Company is a privately owned hospitality company headquartered in New York, NY.

The Property. The Sheraton Denver Downtown Hotel Property is the land/leased fee interest on 191,437 SF of land that is subject to a 99-year ground lease between the borrower, as ground lessor, and Denver HS-EF Court Place, LLC (the “Ground Lessee”), and improved by a 22-story, 1,238-room, full-service hotel. On December 9, 2015, the Ground Lessee’s predecessor-in-interest sold the leased fee interest (excluding the hotel improvements) for $210,000,000 and leased-back the hotel improvements under a 99-year triple-net ground lease. The Sheraton Denver Downtown Hotel Property is approximately 22.2 miles from Denver International Airport in Denver, Colorado. The hotel improvements were built in 1959, renovated in 2021, and are currently Sheraton-managed under an agreement expiring in June 2039. The 2021 hotel renovations were undertaken at a reported cost of approximately $80.0 million, and involved upgrading guest rooms, meeting spaces and public areas. Hotel amenities include 139,165 SF of meeting/event space among 54 event rooms, as well as on-site restaurants, gifts shops, a fitness center and swimming pool.

Sole Tenant.

Denver HS-EF Court Place, LLC. (191,437 SF; 100.0% of NRA; 100.0% of underwritten base rent) – Denver HS-EF Court Place, LLC is a joint venture between Eagle Four Partners and High Street Real Estate Partners. The partnership purchased the Sheraton Denver Downtown Hotel Property in September 2018. Eagle Four Partners is a Newport Beach, CA-based private equity group specializing in strategic hospitality, golf, lifestyle residential, and sports entertainment investments. Founded in 1996, Eagle Four has participated as the lead equity investor in more than $3 billion in transactions. High Street Real Estate Partners is a privately held real estate investment firm. With over $1 billion in assets under management, the firm is focused on developing and acquiring high-quality, well-located hospitality and multifamily assets in growth markets. The initial lease was signed in December 2015 and conveyed to the current tenant upon their purchase of the Sheraton Denver Downtown Hotel Property. The lease expires in November 2114 with no termination or renewal options.

The following table presents certain information relating to the tenancy at the Sheraton Denver Downtown Hotel Property:

Tenant Summary
Tenant Name	Credit Rating (Fitch/Moody's/S&P)	Tenant SF	% of Total SF	Annual U/W Base Rent(1)	% of Annual U/W Base Rent	Annual U/W Base Rent psf	Lease Expiration	Term. Option (Y/N)	Renewal Option
Denver HS-EF Court Place, LLC	NR/NR/NR	191,437	100.0%	14,738,237(2)	100.0%	$76.99	11/30/2114	N	N
Subtotal/Wtd. Avg.		191,437	100.0%	14,738,237	100.0%	$76.99

Vacant Space		0	0.0%
Total/Wtd. Avg.		191,437	100.0%
(1)	Information is based on the underwritten cash flow analysis.
(2)	UW rent includes 2% annual rent steps through the loan term. Lease includes the lesser of CPI increase or 4%.

A-3-21

Leased Fee – Leased Fee	Loan #3	Cut-off Date Balance:	$55,000,000
1550 Court Place	Sheraton Denver Downtown Hotel	Cut-off Date LTV:	76.6%
Denver, CO 80202		UW NCF DSCR:	1.29x
		UW NOI Debt Yield:	8.2%

The following table presents certain information relating to the lease rollover schedule at the Sheraton Denver Downtown Hotel Property:

Lease Rollover Schedule(1)
Year	No. of Leases Expiring	Expiring NRSF	% of Total NRSF	Cumulative Expiring NRSF	Cumulative % of Total NRSF	Annual U/W Base Rent	% of Total Annual U/W Base Rent	Annual U/W Base Rent PSF
MTM/2026	0	0	0.0%	0	0.0%	$0	0.0%	$0.00
2027	0	0	0.0%	0	0.0%	$0	0.0%	$0.00
2028	0	0	0.0%	0	0.0%	$0	0.0%	$0.00
2029	0	0	0.0%	0	0.0%	$0	0.0%	$0.00
2030	0	0	0.0%	0	0.0%	$0	0.0%	$0.00
2031	0	0	0.0%	0	0.0%	$0	0.0%	$0.00
2032	0	0	0.0%	0	0.0%	$0	0.0%	$0.00
2033	0	0	0.0%	0	0.0%	$0	0.0%	$0.00
2034	0	0	0.0%	0	0.0%	$0	0.0%	$0.00
2035	0	0	0.0%	0	0.0%	$0	0.0%	$0.00
2036 & Thereafter	1	191,437	100.0%	191,437	100.0%	$14,738,237	100.0%	$76.99
Vacant	0	0	0.0%	191,437	100.0%	$0	0.0%	$0.00
Total/Weighted Average	1	191,437	100.0%			$14,738,237	100.0%	$76.99

(1)	Information based on the underwritten cash flow analysis.

The Market. The Sheraton Denver Downtown Hotel Property is located along both sides of Court Place, between 15th Street and 16th Street, within the central business district of Denver. Proximity to major office towers, government buildings, cultural institutions, and the Colorado Convention Center enhances its appeal for corporate, group, and convention-related demand. The Sheraton Denver Downtown Hotel Property is approximately 22.2 miles from Denver international Airport and 0.4 miles of the west of Central Business district Denver. According to the appraisal, Denver International Airport serves as a major economic engine, recording over 82 million passengers in 2024. Interstate 25 also provides access to Interstate 70, the major east/west freeway through the DMA, approximately 1 mile north of the CBD. Major employers includes HealthONE, UCHealth: University of Colorado Hospital, Lockheed Martin Corporation, United Airlines, Children's Hospital Colorado, Centura Health, Comcast, Amazon, Southwest Airlines and CenturyLink.

According to a third party report, the 2024 estimated population within a one-, two- and three-mile radius of the Sheraton Denver Downtown Hotel Property is 53,106, 147,534 and 251,745, respectively, and the average household income for the same radii is $112,578, $126,108 and $130,831, respectively.

According to a third-party report, the Sheraton Denver Downtown Hotel Property is in the Denver CBD submarket, which is within the Denver - CO USA market. According to a third-party report, the Denver CBD submarket is comprised of 14,931 rooms in total. As of September 2025, the Denver CBD submarket had a trailing-twelve-month occupancy, ADR and RevPAR of 67.6%, $209 and $141, respectively.

The following table presents certain information relating to comparable retail leases for the Sheraton Denver Downtown Hotel Property:

Comparable Hospitality Ground Leases
Property Name	Year Built/ Renovated	Total SF	Tenant	Lease Start Date	Term (yrs)	Size (SF)	Annual Base Rent PSF	Lease Type
Sheraton Denver Downtown Hotel	NAP/NAP	191,437	Denver HS-EF Court Place, LLC	Dec-15	99	191,437	$76.99(1)	NNN
Hilton Garden Inn Trinidad Downtown	NAV/NAP	187,308	Kip Hampden. LLLP	Jul-23	25	187,308	$0.22	Net
Holiday Inn Belingham	NAV/NAP	164,221	Bellingham HI, LLC	Jan-20	44	164,221	$0.90	Net
Super 8 Juneau	NAV/NAP	75,865	Alaska Resort Condos Inc.	Mar-18	40	75,865	$1.68	Modified Gross
Residence Inn Seattle	NAV/NAP	21,240	PNW Suites, LLC	Jan-15	108	21,240	$80.27	Net

Source: Appraisal.

(1)	Information based on the underwritten cash flow analysis.

A-3-22

Leased Fee – Leased Fee	Loan #3	Cut-off Date Balance:	$55,000,000
1550 Court Place	Sheraton Denver Downtown Hotel	Cut-off Date LTV:	76.6%
Denver, CO 80202		UW NCF DSCR:	1.29x
		UW NOI Debt Yield:	8.2%

The following table presents certain information relating to comparable sales pertaining to the Sheraton Denver Downtown Hotel Property:

Comparable Sales
Property Name/Location	Location	Year Built/ Renovated	Total SF	Occupancy	Sale Date	Sale Price (PSF)
Sheraton Denver Downtown Hotel	Denver, CO	NAP/NAP	191,437	100%
The Sinclair	Fort Worth, TX	NAV/NAP	7,125	100%	Oct-25	$2,632

Source: Appraisal.

Appraisal. The appraisal concluded to an “as-is” value for the Sheraton Denver Downtown Hotel Property of $235,000,000 as of September 16, 2025.

Environmental Matters. According to the Phase I environmental site assessment dated September 10, 2025, there was no evidence of any recognized environmental conditions at the Sheraton Denver Downtown Hotel Property.

Operating History and Underwritten Net Cash Flow. The following table presents certain information relating to the underwritten net cash flow at the Sheraton Denver Downtown Hotel Property:

Cash Flow Analysis(1)
	UW	UW PSF
Gross Potential Rent	$14,738,237	$76.99
Total Recoveries	$0	$0
Less Vacancy & Credit loss	$0	$0
Effective Gross Income	$14,738,237	$76.99

Real Estate Taxes	$0	$0.00
Insurance	$0	$0.00
Management Fee	$0	$0.00
Other Operating Expense	$0	$0.00
Total Expenses	$0	$0.00

Net Operating Income	$14,738,237	$76.99
CapEx	$0	$0
TI/LC	$0	$0
Net Cash Flow	$14,738,237	$76.99

Occupancy %	100.0%
NOI DSCR(2)	1.29x
NCF DSCR(2)	1.29x
NOI Debt Yield(2)	8.2%
NCF Debt Yield(2)	8.2%

(1)	Historical financial information is not available due to the borrower sponsor’s acquisition in 2015 being a sale leaseback.
(2)	Based on the Sheraton Denver Downtown Hotel Whole Loan.

Escrows and Reserves.

Real Estate Taxes – The Sheraton Denver Downtown Hotel Whole Loan documents require a monthly deposit equal to 1/12th of the annual real estate taxes and other charges, as reasonably estimated by the lender, to accumulate sufficient funds to pay all such taxes at least 30 days prior to their due dates. No deposits are required so long as (i) the Ground Lessee is solely responsible for paying all taxes relating to each tax parcel comprising the Sheraton Denver Downtown Hotel Property, (ii) the ground lease remains in full force and effect, (iii) evidence of payment of such taxes is provided prior the delinquency of payment on such taxes.

Insurance – The Sheraton Denver Downtown Hotel Whole Loan documents require a monthly deposit equal to 1/12th of the annual insurance premiums, as reasonably estimated by the lender, to accumulate sufficient funds to pay all such premiums at least 30 days prior to policy expiration. No deposits are required so long as (i) the Ground Lessee is required to maintain all insurance policies covering the Sheraton Denver Downtown Hotel Property and is solely responsible for paying, or causing payment of, all insurance premiums with respect to such policies, (ii) the ground lease remains in full force and effect, and (iii) evidence of renewal and paid receipts are provided at least 30 days prior the delinquency of payment on such policies.

Lockbox and Cash Management. The Sheraton Denver Downtown Hotel Whole Loan is structured with a hard lockbox and springing cash management. The borrower is required to instruct the Ground Lessee to deposit all ground rent payments into the lender-controlled lockbox account. If notwithstanding the foregoing the borrower receives any ground rent payments then such funds are required to be deposited into the lockbox account within two business days. All funds deposited into the lockbox are required to be transferred on each business day to or at the direction of the borrower unless a Trigger Event (as defined below) occurred. Upon the occurrence and during the continuance of a Trigger Event, all funds in the lockbox account are required to be swept on each business day to a lender-controlled cash management account to be applied and disbursed in accordance with the Sheraton Denver Downtown

A-3-23

Leased Fee – Leased Fee	Loan #3	Cut-off Date Balance:	$55,000,000
1550 Court Place	Sheraton Denver Downtown Hotel	Cut-off Date LTV:	76.6%
Denver, CO 80202		UW NCF DSCR:	1.29x
		UW NOI Debt Yield:	8.2%

Hotel Whole Loan documents. All excess cash flow funds remaining in the cash management account after the application of such funds in accordance with the Sheraton Denver Downtown Hotel Whole Loan documents may be held by the lender in an excess cash flow reserve account as additional collateral for the Sheraton Denver Downtown Hotel Whole Loan.

A “Trigger Event” will commence upon the occurrence of the following:

(i)	an event of default;
(ii)	an event of default by borrower occurs under the ground lease (beyond all notice and cure periods) which allows the Ground Lessee to withhold payments, offset any funds, commence the exercise of remedies or terminate the ground lease;
(iii)	the debt service coverage ratio (“DSCR”) falling below 1.05x for two consecutive quarters; or
(iv)	bankruptcy of the borrower or guarantor.

A Trigger Event will end upon the occurrence of the following:

(i)	with regard to clause (i) above, upon the cure of such event of default;
(ii)	with regard to clause (ii) above, upon the cure of the related event of default under the ground lease, or
(iii)	with regard to clause (iii) above, upon the DSCR has been equal to or greater than 1.10x for two consecutive quarters.

Right of First Refusal/Purchase Options.  The ground lessee, Denver HS-EF Court Place, LLC (including its successors/assigns) has an option to purchase the Sheraton Denver Downtown Hotel Property, as follows: (i) by notice to the borrower not later than June 30, 2035 (six months prior to the last day of the 20th lease year) with closing occurring between July 1, 2035 and December 31, 2035 (the last six months of the 20th lease year) (the “First Purchase Option”); (ii) by notice to borrower not later than June 30, 2045 (6 months prior to the last day of the 30th lease year) with closing occurring between July 1 and December 31, 2045 (the last 6 months of the 30th lease year) (the “Second Purchase Option”); or (iii) in conjunction with a casualty affecting more than 25% of the leased premises or a substantial condemnation affecting substantially all of the leased premises (the “Casualty/Condemnation Option”). With respect to the First and Second Purchase Options, the option strike price is calculated using a 5% capitalization rate applied to the base rent payable during the twenty-first and thirty-first lease years, respectively (i.e., base rent divided by 0.05), together with certain defeasance or prepayment costs of the borrower’s financing if the settlement date is prior to the last three months of the related option period. The First Purchase Option, if exercised, would occur during the Sheraton Denver Downtown Hotel Whole Loan’s open prepayment period.  The ground lessee’s current annual rent is $13,196,026. The Casualty/Condemnation Option uses the same option strike price formula as the First and Second Purchase Options, but is based on the then-current rent at the time of the applicable casualty/ condemnation event. The calculation of the option strike price under each of the ground lessee’s option scenarios yields an amount greater than the original principal balance of the Sheraton Denver Downtown Hotel Whole Loan.

Terrorism Insurance. The borrower’s interest in the Sheraton Denver Downtown Hotel Property is a leased fee interest, and the borrower does not own or insure the hotel improvements during the ground lease term. Subject to applicable restoration obligations, casualty proceeds are payable to the ground lessee or other non-borrower party and/or its leasehold mortgagee. The Sheraton Denver Downtown Hotel Whole Loan documents require that the ground lessee-provided “all risk” insurance policy includes coverage for terrorism in an amount equal to the full replacement cost of the hotel improvements, as well as business interruption insurance covering up to 24 months until the improvements are physically restored, together with an extended period of indemnity covering loss of income up to 12 months following physical restoration. See “Risk Factors-Risks Relating to the Mortgage Loans-Terrorism Insurance May Not Be Available for All Mortgaged Properties” in the prospectus.

A-3-24

Office – CBD	Loan # 4	Cut-off Date Balance:	$53,000,000
50 West 23rd Street	50 West 23rd Street	Cut-off Date LTV:	39.9%
New York, NY 10010		UW NCF DSCR:	2.18x
		UW NOI Debt Yield:	15.3%

A-3-25

Office – CBD	Loan # 4	Cut-off Date Balance:	$53,000,000
50 West 23rd Street	50 West 23rd Street	Cut-off Date LTV:	39.9%
New York, NY 10010		UW NCF DSCR:	2.18x
		UW NOI Debt Yield:	15.3%

A-3-26

Office – CBD	Loan # 4	Cut-off Date Balance:	$53,000,000
50 West 23rd Street	50 West 23rd Street	Cut-off Date LTV:	39.9%
New York, NY 10010		UW NCF DSCR:	2.18x
		UW NOI Debt Yield:	15.3%

MANHATTAN
50 West 23rd Street
50 West 23rd Street
New York, NY 10010
West Side
East Side
Koreatown
Chelsea
Flatiron District
Union Square
Meatpacking District
Greenwich Village
East Village
Madison Square Park
Gramercy Park
Union Square
PENN 1
34TH ST/ PENN STA
HERALD SQUARE
Broadway
Empire State Building
325 Fifth Ave.
LONG ISLAND RAILROAD
James A. Farley Building
AMTRAK
NJ TRANSIT
Madison Square Garden
PENN STATION
Pennsylvania Station (LI Railroad, Amtrak, NJ Transit)
Manhattan Mall
HGU New York
The Marmara Park Ave.
Textile Building
Hotel AKA NoMad
Lexington Avenue Campus, Touro College
Virgin Hotels New York City
Ace Hotel NY
Blanton Peale Institute
Hotel Seville NoMad
Royalton Park Avenue
Magnet Theater
Fashion Institute of Technology
The Museum at FIT
Casey Kaplan Gallery
The Fifth Avenue Hotel
The Evelyn
Bayard Rustin Residence
Broadway Plaza Hotel
National Museum of Mathematics
The NY Life Building
Hotel Giraffe by Library Hotel Collection
Supreme Court-Appellate Division
Swedish Inst. College of Health Sciences
Metropolitan Life North Building
One Madison Avenue
Poster House
Muhlenberg Library
SVA Theater
Flatiron Building
Irish Repertory Theatre
Theo. Roosevelt Birthplace Natl. Historic Site
Atlantic Theater Company - Linda Gross Theater
New York Live Arts
Siegel-Cooper Building
The Joyce Theater
Walker Tower
The Maritime Hotel
Dream Downtown, by Hyatt
Rubin Museum of Himalayan Art
Oden Technologies
The Twenty Two New York
Google NYC - 9th Avenue
Adobe Inc.
Daryl Roth Theatre
The Strand
Irving Plaza
The Sierra Chelsea
The Victoria
Mt. Sinai Union Square
80 Fifth Ave. Business Ctr.
The New School University Center
Salvation Army - Greater New York Division
Walker Hotel Greenwich Village
Quad Cinema
Macmillan Building
Hyatt Union Square
First Presbyterian Church
Benjamin N. Cardozo School of Law
The Village Temple
Eugene Lang College - The New School of Liberal Arts
Infinity Technologies Group
Grace Church
Emma Lazarus House
Yahoo
NYU Center for Bioethics
The Cooper Union
Greenwich Ave.
9th Ave.
8th Ave.
7th Ave.
6th Ave.
5th Ave.
Madison Ave.
Park Ave. S.
University Pl.
W. 33rd St.
W. 32nd St.
W. 31st St.
W. 30th St.
W. 29th St.
W. 28th St.
W. 27th St.
W. 26th St.
W. 25th St.
W. 24th St.
W. 23rd St.
W. 22nd St.
W. 21st St.
W. 20th St.
W. 19th St.
W. 18th St.
W. 17th St.
W. 16th St.
W. 15th St.
W. 14th St.
W. 13th St.
W. 12th St.
W. 11th St.
W. 10th St.
W. 9th St.
W. 8th St.
Waverly Pl.
NEW JERSEY
North Bergen
West New York
Weehawken
Union City
Hoboken
JERSEY CITY
QUEENS
Astoria
Long Island City
Greenpoint
Williamsburg
BROOKLYN
Upper West Side
Central Park
Upper East Side
Midtown
Chelsea
MANHATTAN
Greenwich Village
SoHo
Little Italy
Lower East Side
Chinatown
Tribeca
Financial District
Downtown Brooklyn
Brooklyn Heights
Park Slope
Liberty State Park
Hudson River
East River

A-3-27

Mortgage Loan No. 4 – 50 West 23rd Street

Mortgage Loan Information				Property Information
Mortgage Loan Seller:	CREFI			Single Asset/Portfolio:	Single Asset
				Location:	New York, NY 10010
Original Balance(1):	$53,000,000			General Property Type:	Office
Cut-off Date Balance(1):	$53,000,000			Detailed Property Type:	CBD
% of Initial Pool Balance:	9.0%			Title Vesting:	Fee
Loan Purpose:	Refinance			Year Built/Renovated:	1906/2015
Borrower Sponsors:	Amish Patel, Jed Walentas and Walentas Trust 3			Size:	331,744 SF
Guarantor:	Walentas Trust 3			Cut-off Date Balance Per SF(1):	$250
Mortgage Rate:	6.4600%			Maturity Date Balance Per SF(1):	$250
Note Date:	1/29/2026			Property Manager:	Two Trees Management Co. LLC (borrower-related)
Maturity Date:	2/6/2036
Term to Maturity:	120 months			Underwriting and Financial Information
Amortization Term:	0 months			UW NOI(4):	$12,682,647
IO Period:	120 months			UW NCF:	$11,868,908
Seasoning:	2 months			UW NOI Debt Yield(1):	15.3%
Prepayment Provisions:	L(26),D(87),O(7)			UW NCF Debt Yield(1):	14.3%
Lockbox/Cash Mgmt Status:	Springing/Springing			UW NOI Debt Yield at Maturity(1):	15.3%
Additional Debt Type(1):	Pari Passu			UW NCF DSCR(1):	2.18x
Additional Debt Balance(1):	$30,000,000			Most Recent NOI(4):	$8,158,122 (9/30/2025 TTM)
Future Debt Permitted (Type):	No (NAP)			2nd Most Recent NOI:	$9,362,821 (12/31/2024)
Reserves(2)				3rd Most Recent NOI:	$12,314,881 (12/31/2023)
Type	Initial	Monthly	Cap	Most Recent Occupancy:	97.3% (12/31/2025)
RE Taxes:	$854,048	$427,024	NAP	2nd Most Recent Occupancy:	68.1% (12/31/2024)
Insurance:	$0	Springing	NAP	3rd Most Recent Occupancy:	96.1% (12/31/2023)
Replacement Reserve:	$0	$5,529	NAP	Appraised Value (as of):	$208,000,000 (12/16/2025)
TI/LC Reserve:	$0	$41,667	NAP	Appraised Value PSF:	$627
Other(3):	$2,863,694	$0	NAP	Cut-off Date LTV Ratio(1):	39.9%
				Maturity Date LTV Ratio(1):	39.9%

Sources and Uses
Sources	Proceeds	% of Total	Uses	Proceeds	% of Total
Whole Loan Amount:	$83,000,000	95.9%	Loan Payoff	$81,932,218	94.6%
Sponsor Equity:	$3,588,414	4.1%	Upfront Reserves	$3,717,742	4.3%
			Closing Costs	$938,454	1.1%
Total Sources:	$86,588,414	100.0%	Total Uses:	$86,588,414	100.0%
(1)	The 50 West 23rd Street Mortgage Loan (as defined below) is part of a whole loan evidenced by two pari passu promissory notes with an aggregate original principal balance of $83,000,000. The information presented above is based on the 50 West 23rd Street Whole Loan (as defined below).
(2)	See the “Escrows and Reserves” section below for further discussion.
(3)	Other Reserves are comprised of (i) an initial free rent reserve of approximately $2,746,644 related to six tenants at the 50 West 23rd Street Property (as defined below) and (ii) an initial unfunded obligations reserve of $117,050.
(4)	The increase from Most Recent NOI to UW NOI is primarily attributable to recent leasing activity and re-tenanting at the 50 West 23rd Street Property which includes nine new leases accounting for 158,233 SF and $9,445,952 of underwritten base rent since 2025.

The Mortgage Loan. The fourth largest mortgage loan (the “50 West 23rd Street Mortgage Loan”) is part of a whole loan (the “50 West 23rd Street Whole Loan”) evidenced by two pari passu promissory notes with an aggregate original principal amount of $83,000,000. The 50 West 23rd Street Whole Loan is secured by a first priority fee mortgage encumbering a 331,744 SF office building with ground floor retail space located in the Flatiron/Union Square neighborhood of New York, New York (the “50 West 23rd Street Property”).

The 50 West 23rd Street Mortgage Loan is evidenced by the controlling Note A-1 of the 50 West 23rd Street Whole Loan, with an original principal balance of $53,000,000. The 50 West 23rd Street Whole Loan will be serviced pursuant to the pooling and servicing agreement for the WFCM 2026-C66 transaction. See “Description of the Mortgage Pool—The Whole Loans—The Serviced Pari Passu Whole Loans” and “Pooling and Servicing Agreement” in the prospectus.

Whole Loan Summary
Note	Original Balance	Cut-off Date Balance	Note Holder	Controlling Piece
A-1	$53,000,000	$53,000,000	WFCM 2026-C66	Yes
A-2	$30,000,000	$30,000,000	Benchmark 2026-B42	No
Whole Loan	$83,000,000	$83,000,000

A-3-28

Office – CBD	Loan # 4	Cut-off Date Balance:	$53,000,000
50 West 23rd Street	50 West 23rd Street	Cut-off Date LTV:	39.9%
New York, NY 10010		UW NCF DSCR:	2.18x
		UW NOI Debt Yield:	15.3%

The Borrower and the Borrower Sponsors. The borrower is 50 West 23rd Street LLC, a Delaware limited liability company and single purpose entity with one independent director. Legal counsel to the borrower delivered a non-consolidation opinion in connection with the origination of the 50 West 23rd Street Whole Loan.

The non-recourse carveout guarantor is Walentas Trust 3, a family trust of which Jed Walentas and his children are beneficiaries. The borrower sponsors are Amish Patel, Jed Walentas and Walentas Trust 3. Jed Walentas is the chief executive officer of Two Trees, a Brooklyn-based, family-owned real estate development firm that was founded in 1968. Two Trees currently owns and manages more than 4,000 apartments and three million SF of commercial and industrial real estate throughout New York City.

The Property. The 50 West 23rd Street Property is comprised of two interconnected 11- and 14-story office buildings with ground floor retail, totaling 331,744 SF. The 50 West 23rd Street Property is located between 5th and 6th Avenue with frontage on both 22nd Street and 23rd Street and is located in the Flatiron/Union Square neighborhood of New York, New York. The 50 West 23rd Street Property was originally constructed in 1906 and was most recently renovated in 2015. The 50 West 23rd Street Property features 296,886 SF of office space accounting for 92.4% of underwritten base rent, 22,883 SF of ground floor retail space accounting for 5.9% of underwritten base rent, and 11,975 SF of basement storage space accounting for 1.7% of underwritten base rent. The office space includes 64,000 SF of space leased to the NYC Department of Education which uses its space as a public school known as Manhattan Village Academy with its own separate dedicated entrance. Primary access to the 50 West 23rd Street Property is provided by the F, M, R, W, and 6 subway trains with nearby access to the New Jersey PATH.

As of December 31, 2025, the 50 West 23rd Street Property was 97.3% leased to 14 office tenants and four retail tenants. Recent leasing activity at the 50 West 23rd Street Property includes 12 new tenants since 2023 representing 53.4% of net rentable area and 53.2% of underwritten base rent. As of the cut-off date, the tenants at the 50 West 23rd Street Property had been in occupancy for a weighted average of 8.4 years and had a weighted average lease term remaining of 5.1 years.

Major Tenants.

NYC Department of Education (64,000 SF, 19.3% of NRA, 20.7% of UW Rent). The New York City Department of Education is the largest public school system in the United States, serving roughly one million students in more than 1,800 schools (including charter schools) and childcare centers and employing 130,000 full-time staff. The NYC Department of Education has been a tenant at the 50 West 23rd Street Property since September 1994 and uses its space at the 50 West 23rd Street Property as a public high school commonly known as the Manhattan Village Academy. The NYC Department of Education has a current lease term through June 30, 2030 with one, five-year renewal option. The NYC Department of Education has the option to terminate its lease at any time by delivering at least six months’ prior written notice.

Buzzfeed, Inc. (“Buzzfeed”) (42,210 SF, 12.7% of NRA, 12.0% of UW Rent). Founded in 2006, Buzzfeed is a digital media and entertainment company with content spanning entertainment, lifestyle, and news. Buzzfeed targets a digital audience, with revenue derived from advertising, branded content, e-commerce, and licensing. Buzzfeed recently moved to the 50 West 23rd Street Property in June 2025 and uses its space at the 50 West 23rd Street Property as its corporate headquarters. Buzzfeed has a current lease term through April 30, 2036 with one, five-year renewal option. Buzzfeed has the one-time option to terminate its lease effective as of December 31, 2031 provided it gives 12 months’ prior written notice and pays an early termination fee. Buzzfeed has a monthly abatement of $208,095 for the months of January 2027 and January 2028, and a monthly abatement of $212,257 for August 2029.

MSQ Partners NA LLC (“MSQ Partners”) (38,273 SF, 11.5% of NRA, 11.3% of UW Rent). MSQ Partners is a global creative and technology company that helps brands grow by providing a wide range of marketing, data, and digital services including advertising, public relations, brand strategy, and digital marketing. MSQ Partners has been a tenant at the 50 West 23rd Street Property since November 2025 and has a current lease term through July 2036 with one, five year renewal option. MSQ Partners has the option to terminate its lease effective as of July 31, 2033 provided it gives 12 months’ prior written notice and pays an early termination fee. MSQ partners has a monthly abatement of $191,365 from March 2026 through July 2026.

A-3-29

Office – CBD	Loan # 4	Cut-off Date Balance:	$53,000,000
50 West 23rd Street	50 West 23rd Street	Cut-off Date LTV:	39.9%
New York, NY 10010		UW NCF DSCR:	2.18x
		UW NOI Debt Yield:	15.3%

The following table presents certain information relating to the tenancy at the 50 West 23rd Street Property:

Tenant Summary(1)
Tenant Name	Credit Rating (Moody’s/ Fitch/S&P)(2)	Tenant SF	Approx. % of SF	Annual UW Rent(3)	% of Total Annual UW Rent	Annual UW Rent PSF	Lease Exp.	Renewal Options	Term. Option (Y/N)
Major Tenants
NYC Department of Education	NR/NR/NR	64,000	19.3%	$4,224,000	20.7%	$66.00	6/30/2030	1 x 5 yr	Y(4)
Buzzfeed, Inc.	NR/NR/NR	42,210	12.7%	$2,448,180	12.0%	$58.00	4/30/2036	1 x 5 yr	Y(5)
MSQ Partners NA LLC	NR/NR/NR	38,273	11.5%	$2,296,380	11.3%	$60.00	7/31/2036	1 x 5 yr	Y(6)
MF Services Delaware Inc.	NR/NR/NR	31,270	9.4%	$1,513,781	7.4%	$48.41	2/28/2027	N	N
Trustpilot, Inc.(7)	NR/NR/NR	30,737	9.3%	$2,152,811	10.6%	$70.04	3/31/2030	1 x 3 yr	Y(8)
Bizzabo Inc.(9)	NR/NR/NR	30,471	9.2%	$2,055,878	10.1%	$67.47	6/30/2027	N	N
Siro Technologies, Inc.	NR/NR/NR	20,489	6.2%	$1,208,851	5.9%	$59.00	2/28/2031	1 x 3 yr	N
Foto Care Rental LLC	NR/NR/NR	13,250	4.0%	$540,000	2.6%	$40.75	12/31/2029	N	N
Convive Brands LLC	NR/NR/NR	9,265	2.8%	$630,020	3.1%	$68.00	8/31/2031	N	N
Clinch US Inc.	NR/NR/NR	8,705	2.6%	$611,185	3.0%	$70.21	2/28/2030	1 x 5 yr	N
Major Tenants Subtotal/Wtd. Avg.		288,670	87.0%	$17,681,087	86.8%	$61.25
Other Tenants		34,147	10.3%	$2,700,508	13.2%	$79.08
Occupied Subtotal/Wtd. Avg.		322,817	97.3%	$20,381,595	100.0%	$63.14
Vacant Space		8,927	2.7%
Total/Wtd. Avg.		331,744	100.0%
(1)	Based on the underwritten rent roll dated December 31, 2025 and inclusive of $241,204 of contractual rent steps through January 1, 2027.
(2)	Certain ratings are those of the parent company, whether or not the parent guarantees the lease.
(3)	Each of the following tenants has abated rent as follows: Buzzfeed (monthly abatement of $208,095 for the months of January 2027 and January 2028, and a monthly abatement of $212,257 for August 2029), MSQ Partners (monthly abatement of $191,365 from March 2026 through July 2026), Trustpilot, Inc. (monthly abatement of $193,234.50 for the months of March 2028 and April 2028), Convive Brands LLC (monthly abatement of $35,001.11 from April 2026 through June 2026, and monthly abatement of $55,715 from July 2029 through August 2029), Bizzabo Inc. (monthly abatement of $171,323.20 from April 2027 through June 2027). At closing of the 50 West 23rd Street Whole Loan, approximately $2,746,644 was deposited into a free rent reserve.
(4)	NYC Department of Education has the option to terminate its lease at any time provided it gives 180 days’ prior written notice.
(5)	Buzzfeed has the one-time option to terminate its lease effective as of December 31, 2031 provided it gives 12 months’ prior written notice and pays an early termination fee.
(6)	MSQ Partners has the option to terminate its lease effective as of July 31, 2033, provided it gives 12 months’ prior written notice and pays an early termination fee.
(7)	Trustpilot, Inc. subleases 8,595 SF of its space to One Footprint Inc. and ShoulderTap Technologies, Inc., at an annual rent of $60.00 per square foot. The sublease is set to expire on March 30, 2030.
(8)	Trustpilot, Inc has the option to terminate its lease effective as of February 29, 2028, provided it gives nine months’ prior written notice and pays an early termination fee.
(9)	Bizzabo Inc subleases 21,345 SF of its space to Maplebear, Inc. at an annual rent of $68.03 PSF. The sublease is set to expire on April 29, 2027.

The following table presents certain information relating to the lease rollover schedule at the 50 West 23rd Street Property:

Lease Rollover Schedule(1)(2)
Year	# of Leases Rolling	SF Rolling	Approx. % of SF Rolling	Approx. Cumulative % of SF Rolling	Total UW Rent Rolling	Approx. % of Total UW Rent Rolling	Approx. Cumulative % of Total UW Rent Rolling	UW Rent PSF Rolling
MTM/2026	2	7,500	2.3%	2.3%	$579,684	2.8%	2.8%	$77.29
2027	2	61,741	18.6%	20.9%	$3,569,659	17.5%	20.4%	$57.82
2028	2	8,400	2.5%	23.4%	$605,215	3.0%	23.3%	$72.05
2029	1	13,250	4.0%	27.4%	$540,000	2.6%	26.0%	$40.75
2030	4	106,942	32.2%	59.6%	$7,254,997	35.6%	61.6%	$67.84
2031	3	37,539	11.3%	70.9%	$2,453,886	12.0%	73.6%	$65.37
2032	0	0	0.0%	70.9%	$0	0.0%	73.6%	$0.00
2033	1	4,621	1.4%	72.3%	$392,471	1.9%	75.5%	$84.93
2034	0	0	0.0%	72.3%	$0	0.0%	75.5%	$0.00
2035	1	2,341	0.7%	73.0%	$241,123	1.2%	76.7%	$103.00
2036 & Thereafter	2	80,483	24.3%	97.3%	$4,744,560	23.3%	100.0%	$58.95
Vacant	0	8,927	2.7%	100.0%	$0	0.0%		$0.00
Total/Wtd. Avg.(3)	18	331,744	100.0%		$20,381,595	100.0%		$63.14
(1)	Based on the underwritten rent roll dated December 31, 2025 and inclusive of $241,204 of contractual rent steps through January 1, 2027.
(2)	Certain leases may have termination options that are exercisable prior to the originally stated expiration date of the lease and that are not considered in this Lease Rollover Schedule.
(3)	Total/Wtd. Avg. UW Rent PSF Rolling excludes vacant space.

A-3-30

Office – CBD	Loan # 4	Cut-off Date Balance:	$53,000,000
50 West 23rd Street	50 West 23rd Street	Cut-off Date LTV:	39.9%
New York, NY 10010		UW NCF DSCR:	2.18x
		UW NOI Debt Yield:	15.3%

The Market. The 50 West 23rd Street Property is located between 5th and 6th Avenue with frontage on both 22nd and 23rd Street in the Flatiron/Union Square neighborhood of New York, New York. The 50 West 23rd Street Property is located within one block of Madison Square Park, Eataly, and the Flatiron Building. According to the appraisal, the Flatiron/Union Square submarket has historically attracted a variety of technology, advertising, media, and information service companies with recent leases including Impact Digital at 470 Park Avenue South and Tempus Labs at 11 Madison Avenue. Primary access to the 50 West 23rd Street Property is provided by the F, M, R, W, and 6 subway trains with nearby access to the New Jersey PATH.

According to a third-party market research report, the 50 West 23rd Street Property is located in the Chelsea office and retail submarkets of New York City. As of January 5, 2026, the Chelsea office submarket had a total inventory of 45,571,716 SF, an overall vacancy rate of 16.3%, and market asking rent of $65.40 per square foot. As of February 10, 2026, the Chelsea retail submarket had a total inventory of 4,104,832, a vacancy rate of 8.1% and market asking rent of $121.51 per square foot.

The following table presents certain information relating to comparable office rents with respect to the 50 West 23rd Street Property:

Market Rental Comparables(1)
Property Name / Address	Distance from Subject	Tenant	Suite Size (SF)	Lease Commencement	Lease Term (Mos.)	Base Rent (PSF)
50 West 23rd Street	-	Siro Technologies, Inc.(2)	20,489(2)	Sep-25(2)	65.8(2)	$59.00(2)
New York, NY
220 Fifth Avenue New York, NY	0.3 mi	Sotheby's International Realty	9,990	Mar-25	130	$68.13
900 Broadway New York, NY	0.3 mi	Pomegrante Technologies Inc.	2,493	Jul-25	37	$63.00
26 West 17th Street New York, NY	0.4 mi	Faire Wholesale	19,958	Jan-25	90	$70.00
250 Park Avenue South New York, NY	0.4 mi	Wilson Daniels LLC	12,000	Jun-25	133	$68.00
250 Park Avenue South New York, NY	0.5 mi	Criterion Collection Inc.	35,905	Sep-25	181	$63.33
257 Park Avenue South New York, NY	0.5 mi	Options Group	12,617	Sep-25	160	$63.00
245 Fifth Avenue New York, NY	0.7 mi	Quaker Equities Ltd.	13,627	Aug-25	66	$67.00
3 East 28th Street New York, NY	0.7 mi	Tang Advisors, LLC	5,575	Aug-25	90	$61.00
27 West 24th Street New York, NY	0.7 mi	Breezi Inc.	2,587	Sep-25	25	$65.00
853 Broadway New York, NY	0.8 mi	Perplexity AI	8,013	May-25	39	$62.00
(1)	Source: Appraisal.
(2)	Based on the underwritten rent roll dated December 31, 2025. Base Rent (PSF) excludes rent steps.

Appraisal. The appraisal concluded to an “As-Is” value of $208,000,000 as of December 16, 2025.

Environmental Matters. According to the Phase I environmental site assessment dated January 14, 2026, there were no recognized environmental conditions at the 50 West 23rd Street Property.

A-3-31

Office – CBD	Loan # 4	Cut-off Date Balance:	$53,000,000
50 West 23rd Street	50 West 23rd Street	Cut-off Date LTV:	39.9%
New York, NY 10010		UW NCF DSCR:	2.18x
		UW NOI Debt Yield:	15.3%

Operating History and Underwritten Net Cash Flow. The following table presents certain information relating to the historical operating performance and underwritten net cash flow at the 50 West 23rd Street Property:

Cash Flow Analysis(1)
	2022	2023	2024	9/30/2025 TTM(2)	UW(1)(2)	UW PSF
Base Rent	$17,903,725	$19,830,687	$15,974,125	$14,953,112	$20,140,391	$60.71
Contractual Rent Steps	0	0	0	0	241,204	$0.73
Potential Income from Vacant Space	0	0	0	0	448,175	$1.35
Gross Potential Rent	$17,903,725	$19,830,687	$15,974,125	$14,953,112	$20,829,770	$62.79
Reimbursements	672,443	170,408	324,352	479,866	351,336	$1.06
Total Gross Income	$18,576,168	$20,001,095	$16,298,477	$15,432,978	$21,181,106	$63.85
Other Income(3)	$0	$98,393	$96,204	$127,404	$127,404	$0.38
(Vacancy / Credit Loss)	$0	$0	$0	$0	($1,064,239)	($3.21)
Effective Gross Income	$18,576,168	$20,099,488	$16,394,681	$15,560,382	$20,244,271	$61.02

Management Fee	580,439	748,385	499,318	489,678	607,328	$1.83
Real Estate Taxes	4,485,528	4,736,483	4,830,892	4,851,853	4,781,052	$14.41
Insurance	124,392	141,507	183,936	238,528	294,939	$0.89
Utilities	271,943	288,662	281,673	383,711	$383,711	$1.16
Other Expenses(4)	1,942,692	1,869,570	1,236,041	1,438,490	1,494,593	$4.51
Total Expenses	$7,404,994	$7,784,607	$7,031,860	$7,402,260	$7,561,624	$22.79

Net Operating Income	$11,171,174	$12,314,881	$9,362,821	$8,158,122	$12,682,647	$38.23
Replacement Reserves	0	0	0	0	66,349	$0.20
Normalized TI/LC	0	0	0	0	747,390	$2.25
Net Cash Flow	$11,171,174	$12,314,881	$9,362,821	$8,158,122	$11,868,908	$35.78

Occupancy (%)	93.4%	96.1%	68.1%	97.3%(5)	95.0%(6)
NOI DSCR(7)	2.05x	2.27x	1.72x	1.50x	2.33x
NCF DSCR(7)	2.05x	2.27x	1.72x	1.50x	2.18x
NOI Debt Yield(7)	13.5%	14.8%	11.3%	9.8%	15.3%
NCF Debt Yield(7)	13.5%	14.8%	11.3%	9.8%	14.3%

(1)	Based on the underwritten rent roll dated December 31, 2025 and inclusive of $241,204 of contractual rent steps through January 1, 2027.
(2)	The increase from 9/30/2025 TTM Base Rent and Net Operating Income to UW Base Rent and Net Operating Income is primarily attributable to recent leasing activity and re-tenanting at the 50 West 23rd Street Property which includes nine new leases accounting for 158,233 SF and $9,445,952 of underwritten base rent since 2025.
(3)	Other Income consists of submetered electric income and various other sources of miscellaneous income.
(4)	Other Expenses includes payroll and benefits, repairs and maintenance, advertising and marketing, general and administrative, legal and professional expenses and business improvement district charges.
(5)	Represents occupancy as of the rent roll dated December 31, 2025.
(6)	Represents economic occupancy.
(7)	Metrics represent the 50 West 23rd Street Whole Loan.

Escrows and Reserves.

Tax Reserve – At origination of the 50 West 23rd Street Whole Loan, the borrower deposited approximately $854,048 into a reserve account for real estate taxes. The borrower is required to deposit into a real estate tax reserve, on a monthly basis, 1/12th of the taxes that the lender reasonably estimates will be payable over the next-ensuing 12-month period (initially estimated to be approximately $427,024).

Insurance Reserve – At the option of the lender, if the liability or casualty policy maintained by the borrower does not constitute an approved blanket or umbrella policy, or the lender requires the borrower to maintain a separate policy, the borrower is required to deposit into an insurance reserve, on a monthly basis, 1/12th of the amount which will be sufficient to pay the insurance premiums due for the renewal of coverage afforded by the insurance policies. An acceptable blanket policy was in place at origination of the 50 West 23rd Street Whole Loan and therefore, such requirement has been conditionally waived.

Replacement Reserve – The borrower is required to deposit into a replacement reserve, on a monthly basis, approximately $5,529.

TI/LC Reserve – The borrower is required to deposit into a future tenant improvements and leasing commissions reserve, on a monthly basis, approximately $41,667.

Free Rent Reserve – At origination of the 50 West 23rd Street Whole Loan, the borrower deposited approximately $2,746,644 into a free rent reserve. For purposes of calculating operating expenses and operating income at the 50 West 23rd Street Property, the 50 West 23rd Street Whole Loan documents require that gross rents be calculated at certain calculation dates. The borrower may deposit cash into the free rent reserve in an amount equal to the free or abated rent that would otherwise be due and payable during the 12 months following the applicable calculation date of gross rents, and if the borrower makes such voluntary deposit, the lender is then required to give credit for free rent which is the result of a free rent period or similar rent concession during the applicable calculation period.

A-3-32

Office – CBD	Loan # 4	Cut-off Date Balance:	$53,000,000
50 West 23rd Street	50 West 23rd Street	Cut-off Date LTV:	39.9%
New York, NY 10010		UW NCF DSCR:	2.18x
		UW NOI Debt Yield:	15.3%

Unfunded Obligations Reserve – At origination of the 50 West 23rd Street Whole Loan, the borrower deposited approximately $117,050 into an unfunded obligations reserve account for tenant improvement costs related to Chelsea Saunas LLC’s leased premises.

Lockbox and Cash Management. The 50 West 23rd Street Whole Loan is structured with a springing lockbox and springing cash management. On the first occurrence of a Restricted Account Trigger Event (as defined below), the borrower is required to establish a lender-controlled lockbox account, and is thereafter required to deposit, or cause the property manager to deposit, all revenue received by the borrower or the property manager into such lockbox. Within five days after the first occurrence of a Restricted Account Trigger Event, the borrower is required to deliver a notice to all tenants at the 50 West 23rd Street Property directing them to remit rent and all other sums due under the applicable lease directly to the lender-controlled lockbox account. In addition, upon the first occurrence of a Trigger Period (as defined below), the lender is required to establish a lender-controlled cash management account. All funds deposited into the lockbox are required to be transferred on each business day to, or at the direction of, the borrower, unless a Trigger Period exists and the lender elects (in its sole and absolute discretion) to deliver a restricted account notice to the institution maintaining the lockbox account, in which case all funds in the lockbox account are required to be swept on each business day to the lender-controlled cash management account to be applied and disbursed in accordance with the 50 West 23rd Street Whole Loan documents, and all excess cash flow funds remaining in the cash management account after the application of such funds in accordance with the 50 West 23rd Street Whole Loan documents are required to be held by the lender in an excess cash flow reserve account as additional collateral for the 50 West 23rd Street Whole Loan. Upon the cure of the applicable Trigger Period, so long as no other Trigger Period exists, the lender is required to return any amounts remaining on deposit in the excess cash flow reserve account to the borrower; provided that any excess cash flow funds required to satisfy the ST Cap Condition (as defined below) are required to be retained in the excess cash flow reserve account until certain stabilization conditions have been satisfied with respect to the applicable tenant space. Upon an event of default under the 50 West 23rd Street Whole Loan documents, the lender may apply funds in the accounts to the 50 West 23rd Street Whole Loan in such priority as it may determine.

“Restricted Account Trigger Event” means an event occurring on the first to occur of (i) a Trigger Period and (ii) the debt service coverage ratio falling below 1.50x.

“Trigger Period” means a period (A) commencing upon the earliest of (i) the occurrence and continuance of an event of default, (ii) the debt service coverage ratio falling below 1.25x, and (iii) the occurrence of a Specified Tenant Trigger Period (as defined below); provided, however, that no Trigger Period will be deemed to exist pursuant to this clause (iii) during any period that the Collateral Cure Conditions (as defined below) are satisfied; and (B) expiring upon, with regard to any Trigger Period commenced in connection with (x) clause (i) above, the cure (if applicable) of such event of default, (y) clause (ii) above, the date that the debt service coverage ratio is equal to or greater than 1.25x for two consecutive calendar quarters and (z) clause (iii) above, a Specified Tenant Trigger Period ceasing to exist.

The “Collateral Cure Conditions” will exist if and for so long as the borrower provides to the lender collateral in the form of cash or a letter of credit in the amount of the ST Cap Amount (as defined below) and thereafter, for so long as the borrower elects to satisfy the Collateral Cure Conditions in order to avoid a Trigger Period (under clause (A)(iii) of the definition of such term above) on each one year anniversary of the date that the borrower delivered such cash or letter of credit, the borrower must provide additional cash collateral or increase the letter of credit amount in the amount necessary to equal the ST Cap Amount. The lender is required to promptly return such collateral to the borrower, provided no event of default is continuing under the 50 West 23rd Street Whole Loan documents, at such time as the Trigger Period that the Collateral Cure Conditions relate to would have been cured without taking into account such collateral.

“Specified Tenant” means, as applicable, (i) any person that (together with its affiliates) leases, in the aggregate, 20% or more of (x) the total rental income at the 50 West 23rd Street Property or (y) the square footage of the 50 West 23rd Street Property and (ii) any guarantors, if any, of the applicable related Specified Tenant lease(s).

“Specified Tenant Trigger Period” means a period (A) commencing upon the first to occur of (i) a Specified Tenant being in (x) material non-monetary default or (y) either (I) monetary default of the payment of base rent and/or (II) material monetary default in the payment of any additional rent (items (I) and (II), collectively, a “Monetary Default”), and such Monetary Default continues for 40 consecutive days (provided, however, that a Monetary Default will not include or be deemed to exist solely by reason of any dispute or reconciliation of additional rent payments that are subject to year-end or periodic reconciliation under the applicable Specified Tenant lease, provided that the Specified Tenant is current in the payment of base rent) under the applicable Specified Tenant lease, (ii) other than in connection with a permitted go-dark event, the Specified Tenant (x) failing to be in actual, physical possession of the Specified Tenant space (or applicable portion thereof), if such Specified Tenant is an office tenant or (y) failing to be open for business during customary hours and/or “going dark” in the Specified Tenant space, if such Specified Tenant is a retail tenant, (iii) Specified Tenant or the borrower giving written notice that it is terminating the Specified Tenant lease for all or any portion of the Specified Tenant space, (iv) any termination or cancellation of any Specified Tenant lease (including, without limitation, rejection in any bankruptcy or similar insolvency proceeding) and/or any Specified Tenant lease failing to otherwise be in full force and effect, and (v) any bankruptcy or similar insolvency of a Specified Tenant, and (B) expiring upon the first to occur of the lender’s receipt of evidence reasonably acceptable to the lender of (1) the satisfaction of the applicable Specified Tenant Cure Conditions (as defined below); (2) the borrower leasing either (i) the entire Specified Tenant space (or applicable portion thereof) or (ii) a portion of the Specified Tenant space that would result in the debt service coverage ratio being equal to or exceeding 1.25x, in each case, pursuant to one or more leases in accordance with the applicable terms and conditions of the 50 West 23rd Street Whole Loan documents, the applicable tenant(s) under such lease(s) being in actual, physical possession of the space demised, and each lease having commenced and a rent commencement date having been established (without possibility of delay); or (3) the ST Cap Condition is satisfied with respect to the applicable Specified Tenant space; provided, however, that (a) to the extent that a Specified Tenant Trigger Period exists solely due to clause (A)(iii) of this definition (and no other Trigger Period is then continuing), a Trigger Period will not be deemed to have commenced until the date that is three months prior to the termination of the Specified Tenant lease (or any portion thereof) and (b) to the extent a Specified Tenant Trigger Period is solely due to a Monetary Default (and no other Trigger Period is then continuing), a Trigger Period will not be deemed to have commenced if such Monetary Default has been cured.

“Specified Tenant Cure Conditions” means each of the following, as applicable; (i) the Specified Tenant has cured all defaults under the applicable Specified Tenant lease and no other default under such Specified Tenant lease occurs for a period of three consecutive months following such cure, (ii) the Specified Tenant is in actual, physical possession of the Specified Tenant space (or applicable portion thereof), unless a permitted go-dark event is ongoing, (iii) the applicable Specified Tenant has revoked or rescinded all termination or cancellation notices with respect to the applicable Specified Tenant lease and has re-affirmed the applicable Specified Tenant lease as being in full force and effect, (iv) the Specified Tenant is no longer insolvent or subject to any bankruptcy or insolvency proceedings and has affirmed the applicable Specified Tenant lease pursuant to final, non-appealable order of a court of competent jurisdiction, and (v) the applicable Specified Tenant is paying full, unabated rent under the applicable Specified Tenant lease or the

A-3-33

Office – CBD	Loan # 4	Cut-off Date Balance:	$53,000,000
50 West 23rd Street	50 West 23rd Street	Cut-off Date LTV:	39.9%
New York, NY 10010		UW NCF DSCR:	2.18x
		UW NOI Debt Yield:	15.3%

borrower has deposited cash into a reserve account with the lender in the amount of the abated rent that would otherwise be due and payable during the 12 months following the applicable calculation date.

“ST Cap Condition” means (a) no event of default has occurred and is continuing, (b) the debt yield is equal to or greater than 8.50% as of the date of determination, and (c) the amount in the excess cash flow account is equal to or greater than (x) $65.00 multiplied by (y) the number of leasable SF demised (prior to giving effect to any full or partial termination thereof) pursuant to the applicable Specified Tenant lease with respect to which the applicable Specified Tenant Trigger Period has occurred (the “ST Cap Amount”).

Terrorism Insurance. The borrower is required to obtain and maintain property insurance in an amount equal to the full replacement cost of the 50 West 23rd Street Property and business interruption insurance for 18 months plus an extended period of indemnity of up to 12 months. Such insurance is required to include terrorism insurance coverage. For so long as the Terrorism Risk Insurance Act of 2002, as extended and modified by the Terrorism Risk Insurance Program Reauthorization Act of 2015 (“TRIPRA”) is in effect (including any extensions thereof or if another federal governmental program is in effect relating to “acts of terrorism” which provides substantially similar protections as TRIPRA), the lender is required to accept terrorism insurance which insures against “covered acts” as defined by TRIPRA (or such other program) but only in the event that TRIPRA (or such other program) continues to cover both domestic and foreign acts of terrorism. See “Risk Factors—Risks Relating to the Mortgage Loans—Terrorism Insurance May Not Be Available for All Mortgaged Properties” in the prospectus.

A-3-34

Multifamily – Student Housing	Loan #5	Cut-off Date Balance:	$35,805,000
5000 Domain Drive	Domain at Town Centre	Cut-off Date LTV:	54.9%
Morgantown, WV 26501		UW NCF DSCR:	1.90x
		UW NOI Debt Yield:	12.3%

A-3-35

Multifamily – Student Housing	Loan #5	Cut-off Date Balance:	$35,805,000
5000 Domain Drive	Domain at Town Centre	Cut-off Date LTV:	54.9%
Morgantown, WV 26501		UW NCF DSCR:	1.90x
		UW NOI Debt Yield:	12.3%

Domain at Town Centre
5000 Domain Drive
Morgantown, WV 26501
Pittsburgh, PA
68 miles
Charleston
151 miles
Maidsville
West Van Voorhis
Van Voorhis
Cassville
Star City
Granville
Westover
Morgantown
Brookhaven
Harmony Grove
Booth
MONONGALIA COUNTY
Monongahela River
Bakers Ridge Park
Mon Health Medical Center
WVU School of Medicine
J.W. Ruby Memorial Hospital
WVU Heart & Vascular Institute
West Virginia University
Mountaineer Field at Milan Puskar Stadium
Suncrest Towne Centre
Morgantown Municipal Airport
University Town Centre
Hope Coliseum
Art Museum of WVU
Core Arboretum
Monongalia County Ballpark
Mylan Park Ice Pavilion
Morgantown Commons
Morgantown Mall
WVU Downtown Campus
DOWNTOWN MORGANTOWN
Whitmore Park
Morgantown Event Center
Westover City Park
White Park
Spark! Imagination and Science Center
Mountaineer Mall & Professional Plaza
Jennings Randolph Hwy
University Ave
Patteson Dr
Memorial Way
College Ave
Beechurst Ave
Monongahela Ave
Chaplin Rd
Fairmont Rd
River Rd
Dorsey Ave
Green Bag Rd
Kingwood Pike
Grafton Rd
Smithtown Rd
Stewartstown Rd
W. Run Rd
Lazzelle Union Rd
Fort Martin Rd
Bethel Rd
Number 8 Hollow
Brand Rd
Crafts Run Rd
PENNSYLVANIA
OHIO
WEST VIRGINIA
VIRGINIA
MD
KY
PITTSBURGH
COLUMBUS
Charleston
Morgantown
APPALACHIAN MTS.

A-3-36

Mortgage Loan No. 5 – Domain at Town Centre

Mortgage Loan Information				Property Information
Mortgage Loan Seller:		WFB		Single Asset/Portfolio:	Single Asset
				Location:	Morgantown, WV 26501
Original Balance:		$35,805,000		General Property Type:	Multifamily
Cut-off Date Balance:		$35,805,000		Detailed Property Type:	Student Housing
% of Initial Pool Balance:		6.1%		Title Vesting:	Fee
Loan Purpose:		Acquisition		Year Built/Renovated:	2012/2020-2025
Borrower Sponsor:		Fortress Investment Group LLC		Size:	912 Beds
Guarantor:		Drawbridge Special Opportunities Fund LP		Cut-off Date Balance per Bed:	$39,260
Mortgage Rate:		6.0980%		Maturity Date Balance per Bed:	$39,260
Note Date:		3/11/2026		Property Manager:	GREP Atlantic, LLC
Maturity Date:		3/11/2036
Original Term to Maturity:		120 months		Underwriting and Financial Information
Original Amortization Term:		0 months		UW NOI:	$4,387,384
IO Period:		120 months		UW NCF:	$4,207,073
Seasoning:		1 month		UW NOI Debt Yield:	12.3%
Prepayment Provisions:		L(25),D(88),O(7)		UW NCF Debt Yield:	11.7%
Lockbox/Cash Mgmt Status(1):		Springing/Springing		UW NOI Debt Yield at Maturity:	12.3%
Additional Debt Type:		NAP		UW NCF DSCR:	1.90x
Additional Debt Balance:		NAP		Most Recent NOI:	$4,484,133 (12/31/2025 T-3 Ann.)
Future Debt Permitted (Type):		No (NAP)		2nd Most Recent NOI:	$4,158,357 (12/31/2025)
Reserves(2)				3rd Most Recent NOI:	$4,094,216 (12/31/2024)
Type	Initial	Monthly	Cap	Most Recent Occupancy:	93.3% (3/1/2026)
RE Taxes:	$41,072	$41,072	NAP	2nd Most Recent Occupancy:	93.2% (10/1/2025)
Insurance:	$0	Springing	NAP	3rd Most Recent Occupancy:	88.7% (10/1/2024)
Replacement Reserve:	$1,862,684	$0	NAP	Appraised Value (as of):	$65,200,000 (1/29/2026)
Supplemental Trust Reserve:	$300,000	$0	NAP	Appraised Value per Bed:	$71,491
Radon Mitigation Reserve:	$50,150	$0	NAP	Cut-off Date LTV Ratio:	54.9%
Deductible Gap Reserve:	$50,000	Springing	NAP	Maturity Date LTV Ratio:	54.9%
Pre-Paid Rent Reserve:	$0	Springing	NAP
Master Tenant Overage Reserve:	$0	Springing	NAP

Sources and Uses
Sources	Proceeds	% of Total	Uses	Proceeds	% of Total
Mortgage Loan Amount:	$35,805,000	51.6%	Purchase Price:	$65,100,000	93.8%
Borrower Sponsor Equity:	$32,996,842	47.6%	Upfront Reserves:	$2,303,906	3.3%
Seller Prorations:	$590,648	0.9%	Closing Costs:	$1,988,584	2.9%
Total Sources:	$69,392,490	100.0%	Total Uses:	$69,392,490	100.0%

(1)	The Domain at Town Centre Mortgage Loan (as defined below) documents require that the borrower deliver a fully-executed DACA (as defined below) in form and substance reasonably satisfactory to the lender within 45 days of origination of the Domain at Town Centre Mortgage Loan, unless extended by the lender in writing. See “Lockbox and Cash Management” below for further discussion of the lockbox requirements.
(2)	See “Escrows and Reserves” below for further discussion of reserve requirements.

The Mortgage Loan. The fifth largest mortgage loan (the “Domain at Town Centre Mortgage Loan”) is evidenced by a single promissory note in the original principal amount of $35,805,000 and is secured by the borrower’s fee interest in a 912 bed, 336-unit, multifamily student housing property, located in Morgantown, West Virginia (the “Domain at Town Centre Property”).

The Borrower and the Borrower Sponsor. The borrower is FREX DB Series I DST, a Delaware statutory trust and special purpose entity with one independent director. Legal counsel to the borrower delivered a non-consolidation opinion in connection with the origination of the Domain at Town Centre Mortgage Loan. The borrower has leased the Domain at Town Centre Property to an affiliate of the borrower (the “Master Tenant”) under a master lease. The Master Tenant is responsible for all property-level operations. See “DST and Master Lease Structure” below. The borrower sponsor is Fortress Investment Group LLC and the non-recourse carveout guarantor is Drawbridge Special Opportunities Fund LP.

Fortress Investment Group LLC (“Fortress”) is an alternative asset manager headquartered in New York, New York. Founded in 1998, Fortress employs over 900 professionals and has $54 billion under management as of September 30, 2025. Fortress’ investment strategies include corporate credit, asset-based finance, real estate, private equity, insurance solutions, and multi-manager.

The Property. The Domain at Town Centre Property consists of 14, three-story buildings totaling 912 beds / 336-units located in Morgantown, West Virginia. The Domain at Town Centre Property comprises 48 one-bedroom units (14.3% of total units), 120 two-bedroom units (35.7% of total units), 48 three-bedroom units (14.3% of total units), and 120 four-bedroom units (35.7% of total units).

A-3-37

Multifamily – Student Housing	Loan #5	Cut-off Date Balance:	$35,805,000
5000 Domain Drive	Domain at Town Centre	Cut-off Date LTV:	54.9%
Morgantown, WV 26501		UW NCF DSCR:	1.90x
		UW NOI Debt Yield:	12.3%

Built in 2012 and most recently renovated in 2025, the Domain at Town Centre Property is constructed on 109.93-acres of land (including 88.32-acres of surplus land) and contains 1,066 parking spaces (3.17 spaces per unit). Between 2020 and 2025, the prior owner invested approximately $7.3 million in capital expenditures at the Domain at Town Centre Property, including interior renovations of 340 beds / 122 units (36.3% of total units and 37.3% of total beds), common areas, clubhouse and various other upgrades. Unit amenities include granite countertops, stainless steel appliances, washer/dryers, walk-in closets, and high-speed WiFi. As of March 1, 2026, the Domain at Town Centre Property was 93.3% leased based on beds.

The following table presents certain information relating to the unit mix at the Domain at Town Centre Property:

Unit Mix(1)
Unit Mix / Type	Units	Beds	Occupied Beds	% Occupied Beds	Average SF per Unit	Average SF per Bed	Monthly Average Rent per Bed(2)	Monthly Average Market Rent per Bed(3)	Monthly Average Rent per Unit(2)	Monthly Average Market Rent per Unit(3)
1 BR / 1 BA (Standard)	33	33	32	97.0%	601	601	$1,531	$1,590	$1,531	$1,590
2 BR / 2 BA (Standard)	79	158	150	94.9%	860	430	$839	$885	$1,677	$1,770
3 BR / 3 BA (Standard)	27	81	79	97.5%	1,173	391	$703	$800	$2,108	$2,400
4 BR / 4 BA (Standard)	75	300	275	91.7%	1,475	369	$610	$670	$2,442	$2,680
Standard Subtotal/ Wtd. Avg.	214	572	536	93.7%	1,075	402	$743	$801	$1,952	$2,112
1 BR / 1 BA (Renovated)	15	15	15	100.0%	601	601	$1,618	$1,670	$1,618	$1,670
2 BR / 2 BA (Renovated)	41	82	80	97.6%	860	430	$945	$1,005	$1,890	$2,010
3 BR / 3 BA (Renovated)	21	63	58	92.1%	1,173	391	$839	$870	$2,518	$2,610
4 BR / 4 BA (Renovated)	45	180	162	90.0%	1,472	368	$715	$740	$2,862	$2,960
Renovated Subtotal/ Wtd. Avg.	122	340	315	92.6%	1,108	397	$840	$869	$2,281	$2,379
Total/Wtd. Avg.	336	912	851	93.3%	1,087	400	$779	$826	$2,072	$2,209

(1)	Based on the underwritten rent roll dated March 1, 2026.
(2)	Monthly Average Rent per Bed is based on occupied beds and Monthly Average Rent per Unit is based on units with all beds occupied.
(3)	Source: Appraisal.

The Market. The Domain at Town Centre Property is located at 5000 Domain Drive in Morgantown, West Virginia. The Domain at Town Centre Property is located adjacent to the northwest side of the West Virginia University campus. The Domain at Town Centre Property has immediate access to Interstate 79 and Chaplin Hill Road, which provides access to West Virginia University and Morgantown. Major employers include West Virginia University, the major driver of the local economy, providing numerous educational and employment opportunities. Healthcare is another cornerstone, with WVU Medicine and Mon Health Medical Center serving as key employers and providers of advanced medical services.

According to a third-party market research report, the Domain at Town Centre Property is located in the Morgantown, West Virginia multifamily market. As of the third quarter of 2025, the Morgantown, West Virginia multifamily market contained 6,493 units of multifamily inventory with an average rent of $1,095 per unit and a vacancy rate of 3.8%. According to the appraisal, the 2025 population within a one-, three- and five-mile radius of the Domain at Town Centre Property was 3,186, 42,160, and 67,667, respectively, and a reported median household income within the same radius of $53,893, $49,870, and $54,430, respectively.

A-3-38

Multifamily – Student Housing	Loan #5	Cut-off Date Balance:	$35,805,000
5000 Domain Drive	Domain at Town Centre	Cut-off Date LTV:	54.9%
Morgantown, WV 26501		UW NCF DSCR:	1.90x
		UW NOI Debt Yield:	12.3%

The following table presents certain information relating to comparable student housing properties for the Domain at Town Centre Property:

Competitive Rental Properties Summary(1)
Property Name / Address	Distance from Subject	Year Built / Renovated	Occupancy	Number of Beds	Unit Type	Average Bed Size	Average Rent Per Bed
Domain at Town Centre 5000 Domain Drive Morgantown, WV	-	2012/2020-2025	93.3%(2)	912(2)	1 BR / 1 BA (Standard)(2)	601 SF(2)	$1,531(2)
					1 BR / 1 BA (Renovated)(2)	601 SF(2)	$1,618(2)
					2 BR / 2 BA (Standard)(2)	430 SF(2)	$839(2)
					2 BR / 2 BA (Renovated)(2)	430 SF(2)	$945(2)
					3 BR / 2 BA (Standard)(2)	391 SF(2)	$703(2)
					3 BR / 2 BA (Renovated)(2)	391 SF(2)	$839(2)
					4 BR / 4 BA (Standard)(2)	369 SF(2)	$610(2)
					4 BR / 4 BA (Renovated)(2)	368 SF(2)	$715(2)
The View at Morgantown 2188 University Avenue Morgantown, WV	2.4 mi	2016/NAP	100.0%	496	2 BR / 2 BA (Private)	460 SF	$1,060
					2 BR / 2 BA (Shared)	460 SF	$1,120
					4 BR / 4 BA (Private)	310 SF	$840
University Place 2161 University Avenue Morgantown, WV	2.4 mi	2015/NAP	95.0%	256	4 BR / 4 BA	282 SF	$810

Canvas Townhomes	3.8 mi	2009/NAP	97.0%	920	1 BR / 1 BA (Standard)	650 SF	$1,250
200 Tupelo Drive					1 BR / 1 BA (Renovated)	650 SF	$1,375
Morgantown, WV					2 BR / 2.5 BA (Standard)	650 SF	$785
					3 BR / 3.5 BA (Standard)	667 SF	$635
					3 BR / 3.5 BA (Renovated)	667 SF	$780
					4 BR / 4.5 BA (Standard)	500 SF	$600
					4 BR / 4.5 BA (Renovated)	500 SF	$690
West Run Apartments	4.0 mi	2007/2011	99.0%	994	2 BR / 2 BA	433 SF	$670
500 Koehler Drive					3 BR / 3 BA	353 SF	$500
Morgantown, WV					4 BR / 4 BA	307 SF	$440
Northside Hills	2.4 mi	2006/NAP	94.0%	924	2 BR / 2 BA	456 SF	$689
1000 District Drive					3 BR / 3 BA	483 SF	$539
Morgantown, WV					4 BR / 4 BA	328 SF	$475

(1)	Source: Appraisal, unless otherwise indicated.
(2)	Information is based on the underwritten rent roll dated March 1, 2026. Average Rent Per Bed is based on occupied beds.

The following table presents certain information relating to comparable student housing properties for the Domain at Town Centre Property:

Comparable Sales Summary(1)
Property Name / Address	Year Built/ Renovated	Number of Beds	Occupancy	Sale Date	Sale Price	Sale Price (Per Bed)	OAR
Domain at Town Centre 5000 Domain Drive Morgantown, WV	2012/2020- 2025	912(2)	93.3%(2)	Jan-26	$65,100,000	$71,382	7.25%
The Province at Louisville 600 Ruggles Place Louisville, KY	2009/NAP	858	95.0%	Aug-25	$66,125,000	$77,069	5.64%
The Villas at Happy Valley 1335 Dreibelbis Street State Collage, PA	2013/NAP	435	91.0%	Jul-25	$30,000,000	$68,966	7.35%
The View at Morgantown 2188 University Avenue Morgantown, WV	2016/NAP	496	91.0%	May-25	$30,000,000	$60,484	7.50%
The Commons on Kinnear 1150 Kinnear Road Columbus, OH	2000/2025	502	53.4%	Feb-25	$30,000,000(3)	$59,761(3)	8.26%
(1)	Source: Appraisal, unless otherwise indicated.
(2)	Information is based on the underwritten rent roll dated March 1, 2026.
(3)	According to the appraisal, the actual sale price for The Commons on Kinnear was $22,000,000. The appraiser provided an adjusted sale price of $30,000,000 for cash equivalency, lease-up and/or deferred maintenance (where applicable).

Appraisal. The appraisal concluded to an “as-is” appraised value for the Domain at Town Centre Property of $65,200,000 as of January 29, 2026.

Environmental Matters. According to the Phase I environmental report dated January 12, 2026, there was no evidence of any recognized environmental conditions at the Domain at Town Centre Property.

A-3-39

Multifamily – Student Housing	Loan #5	Cut-off Date Balance:	$35,805,000
5000 Domain Drive	Domain at Town Centre	Cut-off Date LTV:	54.9%
Morgantown, WV 26501		UW NCF DSCR:	1.90x
		UW NOI Debt Yield:	12.3%

Operating History and Underwritten Net Cash Flow. The following table presents certain information relating to the underwritten net cash flow at the Domain at Town Centre Property:

Cash Flow Analysis(1)
	2023	2024	2025	12/31/2025 T3 Annualized	UW	UW Per Unit
Base Rent	7,056,308	$7,339,389	$7,589,822	$7,910,172	$7,910,172	$23,542
Gross up of Vacant Space	476,854	$570,534	$669,999	$529,005	$601,940	$1,791
Gross Potential Rent	7,533,162	$7,909,924	$8,259,821	$8,439,176	$8,512,112	$25,334
Less Vacancy & Credit Loss	803,804	$875,232	$1,129,796	$1,037,258	$1,110,440	$3,305
Net Rental Income	6,729,359	$7,034,692	$7,130,025	$7,401,918	$7,401,671	$22,029
Parking Income	43,204	$46,730	$44,754	$47,440	$44,754	$133
Vending Income	$479,678	$537,579	$574,685	$487,197	$574,685	$1,710
Utility Reimbursement	$286,954	$222,496	$263,409	$310,038	$263,409	$784
Effective Gross Income	$7,539,194	$7,841,496	$8,012,872	$8,246,593	$8,284,519	$24,656
Management Fee	213,189	$219,645	$220,948	$224,910	$248,536	$740
Real Estate Taxes	$466,976	$465,561	$457,665	$457,665	$469,400	$1,397
Insurance	$225,648	$247,556	$241,703	$240,277	$245,000	$729
Other Operating Expenses	$2,668,000	$2,814,519	$2,934,199	$2,839,608	$2,934,199	$8,733
Total Expenses	3,573,814	$3,747,280	$3,854,515	$3,762,460	$3,897,135	$11,599

Net Operating Income	$3,965,381	$4,094,216	$4,158,357	$4,484,133	$4,387,384	$13,058
Replacement Reserves	$0	$0	$0	$0	$180,311	$537
Net Cash Flow	$3,965,381	$4,094,216	$4,158,357	$4,484,133	$4,207,073	$12,521

Occupancy %(2)	95.0%	88.7%	93.2%	93.3%	92.9%
NOI DSCR	1.79x	1.85x	1.88x	2.03x	1.98x
NCF DSCR	1.79x	1.85x	1.88x	2.03x	1.90x
NOI Debt Yield	11.1%	11.4%	11.6%	12.5%	12.3%
NCF Debt Yield	11.1%	11.4%	11.6%	12.5%	11.7%

(1)	Based on the underwritten rent roll dated March 1, 2026.
(2)	2023, 2024 and 2025 Occupancy % is based on borrower provided TTM rent rolls per bed dated October of each respective year. The 12/31/2025 T3 Annualized Occupancy % represents the in-place physical occupancy per bed as of the underwritten rent roll dated March 1, 2026. The UW Occupancy % represents the economic occupancy of 92.9%.

Escrows and Reserves.

Tax Escrow – The Domain at Town Centre Mortgage Loan documents require an upfront reserve of $41,072 for real estate taxes and ongoing monthly reserves equal to 1/12th of the annual estimated tax payments payable during the next ensuing 12-month period (initially $41,072).

Insurance Escrow – The Domain at Town Centre Mortgage Loan documents require upfront and ongoing insurance reserves in an amount equal to 1/12th of the annual estimated insurance payments; provided that no such reserves are required if (i) no event of default has occurred and is continuing; and (ii) the Domain at Town Centre Property is covered under an acceptable blanket policy and the borrower provides the lender with evidence of renewal.

Replacement Reserve – The Domain at Town Centre Mortgage Loan documents require an upfront replacement reserve of $1,862,684.

Supplemental Trust Reserve – The Domain at Town Centre Mortgage Loan documents require an upfront supplemental trust reserve of $300,000.

Radon Mitigation Reserve – The Domain at Town Centre Mortgage Loan documents require an upfront radon mitigation reserve of $50,150.

Deductible Gap Reserve – The Domain at Town Centre Mortgage Loan documents require an upfront deductible gap reserve of $50,000. In the event that both (i) any deductible gap funds are withdrawn from the deductible gap reserve, and (ii) there is less than $50,000 then on deposit in the supplemental trust reserve, the borrower will, on the subsequent monthly payment date, deposit with the lender such amount as may be required to cause the balance of the deductible gap reserve to be equal to $50,000.

Pre-Paid Rent Reserve – The Domain at Town Centre Mortgage Loan documents require the borrower to deposit any pre-paid rent received within 10 business days of receipt into the pre-paid rent reserve.

Master Tenant Overage Reserve – During the continuance of a Cash Trap Event Period (as defined below), the borrower is required to deposit into a master tenant overage reserve, on a monthly basis, an amount equal to all amounts remaining in the cash management account after deposits for (i) an amount equal to the master lease rent, and (ii) and amount equal to the monthly operating expenses.

A-3-40

Multifamily – Student Housing	Loan #5	Cut-off Date Balance:	$35,805,000
5000 Domain Drive	Domain at Town Centre	Cut-off Date LTV:	54.9%
Morgantown, WV 26501		UW NCF DSCR:	1.90x
		UW NOI Debt Yield:	12.3%

Lockbox and Cash Management. The Domain at Town Centre Mortgage Loan is structured with a springing lockbox and springing cash management. The Domain at Town Centre Mortgage Loan documents require that the borrower deliver a fully executed deposit account control agreement (“DACA”) in form and substance reasonably satisfactory to the lender within 45 days of the origination of the Domain at Town Centre Mortgage Loan, unless extended by the lender in writing. Such DACA must require that any rents received by the borrower, Master Tenant or the property manager be deposited into a lender controlled lockbox account within one business day of receipt. If no Cash Trap Event Period is in effect, all such amounts are required to be transferred to an account designated by the borrower in accordance with the terms of the lockbox agreement. During the continuance of a Cash Trap Event Period, all funds in the lockbox account are required to be swept into the cash management account controlled by the lender and disbursed on each payment date in accordance with the Domain at Town Centre Mortgage Loan documents with all excess funds to be swept to an excess cash flow subaccount controlled by the lender.

A “Cash Trap Event Period” will commence upon the earliest of the following:

(i)	the occurrence of an event of default; or
(ii)	the debt service coverage ratio (“DSCR”) (tested quarterly) falls below 1.15x.

A Cash Trap Event Period will end upon the occurrence of the following:

(i)	with regard to clause (i) above, the cure of the related event of default; or
(ii)	with regard to clause (ii) above, the DSCR is at least 1.20x for two consecutive calendar quarters.

DST and Master Lease Structure. The borrower, FREX DB Series I DST, is a Delaware statutory trust and special purpose entity. To accommodate certain restrictions related to the DST structure, the borrower has leased the Domain at Town Centre Property to the Master Tenant under a master lease. The Master Tenant maintains responsibility for all property-level operations and leasing across the Domain at Town Centre Property. The Master Tenant has pledged all rents received. All parties to the master lease are borrower affiliated.

Pursuant to the Domain at Town Centre Mortgage Loan documents, the borrower assigned and pledged to the lender as security for the Domain at Town Centre Mortgage Loan: (i) all rents payable to the borrower under any lease, including the master lease, and (ii) all rights of the borrower, as assigned, specific to the master lease structure. In the event of a foreclosure, the lender would retain the right to terminate the master lease structure or assume the borrower’s position in the master lease structure.

The master lease provides for certain lender protections, such as subordination to the Domain at Town Centre Mortgage Loan documents (and the terms thereof) and requiring the parties to the master lease to comply with the terms of the Domain at Town Centre Mortgage Loan documents.

See “Risk Factors—Risks Relating to the Mortgage Loans—Delaware Statutory Trusts” and “Description of the Mortgage Pool—Mortgage Pool Characteristics—Delaware Statutory Trusts” in the prospectus.

Terrorism Insurance. The Domain at Town Centre Mortgage Loan documents require that the “all risk” insurance policy required to be maintained by the borrower provides coverage for terrorism in an amount equal to the full replacement cost of the Domain at Town Centre Property, as well as business interruption insurance covering no less than the 12-month period following the occurrence of a casualty event, together with a 6-month extended period of indemnity. See “Risk Factors—Risks Relating to the Mortgage Loans—Terrorism Insurance May Not Be Available for All Mortgaged Properties” in the prospectus.

A-3-41

Self Storage – Self Storage	Loan #6	Cut-off Date Balance:	$34,733,694
Various, Various	U-Haul AREC RW Portfolio	Cut-off Date LTV:	51.8%
		UW NCF DSCR:	1.40x
		UW NOI Debt Yield:	10.6%

A-3-42

Self Storage – Self Storage	Loan #6	Cut-off Date Balance:	$34,733,694
Various, Various	U-Haul AREC RW Portfolio	Cut-off Date LTV:	51.8%
		UW NCF DSCR:	1.40x
		UW NOI Debt Yield:	10.6%

U-Haul ARCC RW Portfolio
U-Haul at I-20 & 360 — Grand Prairie, TX
U-Haul at North Sam Houston & Antoine — Houston, TX
U-Haul at Fall River at I-195 — Fall River, MA
U-Haul of Eastgate & U-Haul of Irvington — Indianapolis, IN
U-Haul of West Hartford — West Hartford, CT
U-Haul of Anchorage — Anchorage, AK
U-Haul of Southern Plaza — Indianapolis, IN
U-Haul of Newark — Newark, OH
U-Haul Storage Of Clackamas Town Center — Happy Valley, OR
U-Haul of Levittown — Levittown, PA
U-Haul of Eastland — Columbus, OH
U-Haul of Lynwood — Lynwood, CA
U-Haul of New River — Jacksonville, NC
U-Haul of Redwood City — Redwood City, CA
U-Haul Storage Othello Station — Seattle, WA
U-Haul of Verde Valley — Cottonwood, AZ
U-Haul of Springfield — Springfield, OH
U-Haul of Rainier Valley — Seattle, WA
SEATTLE
PORTLAND
SAN FRANCISCO
SAN JOSE
LOS ANGELES
SAN DIEGO
LAS VEGAS
PHOENIX
TUCSON
DENVER
ALBUQUERQUE
EL PASO
Pacific Ocean
BUFFALO
NEW YORK
BOSTON
PENNSYLVANIA
PITTSBURGH
PHILADELPHIA
BALTIMORE
WASH. DC
VIRGINIA
NORFOLK
GREENSBORO
DURHAM
RALEIGH
CHARLOTTE
NORTH CAROLINA
SOUTH CAROLINA
Atlantic Ocean
OKLAHOMA
ARKANSAS
FORT WORTH
DALLAS
TEXAS
LOUISIANA
Shreveport
AUSTIN
HOUSTON
SAN ANTONIO
Gulf of Mexico
Arctic Ocean
RUSSIA
ALASKA
CANADA
Fairbanks
ANCHORAGE
YUKON TERRITORY
NORTHWEST TERRITORIES
Juneau
Gulf of Alaska
Pacific Ocean
MILWAUKEE
MICHIGAN
Lake Michigan
CHICAGO
DETROIT
Lake Huron
Lake Erie
ONTARIO
CLEVELAND
INDIANA
OHIO
INDIANAPOLIS
COLUMBUS
CINCINNATI
LOUISVILLE
LEXINGTON
KENTUCKY
ILLINOIS

A-3-43

Mortgage Loan No. 6 – U-Haul AREC RW Portfolio

Mortgage Loan Information				Property Information
Mortgage Loan Sellers:	SGFC			Single Asset/Portfolio:	Portfolio
				Location(4):	Various, Various
Original Balance(1):	$35,000,000			General Property Type:	Self Storage
Cut-off Date Balance(1):	$34,733,694			Detailed Property Type:	Self Storage
% of Initial Pool Balance:	5.9%			Title Vesting:	Fee
Loan Purpose:	Refinance			Year Built/Renovated(4):	Various/Various
Borrower Sponsor:	U-Haul Holding Company			Size:	733,516 SF
Guarantor:	U-Haul Holding Company			Cut-off Date Balance per SF(1):	$141
Mortgage Rate(2):	5.5800%			Maturity Date Balance per SF(1):	$109
Note Date:	11/6/2025			Property Manager:	Various
Maturity Date(2):	11/6/2035			Underwriting and Financial Information
Term to Maturity:	120 months			UW NOI:	$10,926,646
Amortization Term:	300 months			UW NCF:	$10,816,619
IO Period:	0 months			UW NOI Debt Yield(1):	10.6%
Seasoning:	5 months			UW NCF Debt Yield(1):	10.5%
Prepayment Provisions:	L(29),DorYM1(84),O(7)			UW NOI Debt Yield at Maturity(1)(2):	13.7%
Lockbox/Cash Mgmt Status:	Soft/Springing			UW NCF DSCR(1):	1.40x
Additional Debt Type(1):	Pari Passu			Most Recent NOI:	$11,096,328 (7/31/2025 TTM)
Additional Debt Balance(1):	$68,474,997			2nd Most Recent NOI:	$11,006,418 (3/31/2025)
Future Debt Permitted (Type):	No (NAP)			3rd Most Recent NOI:	$11,004,553 (3/31/2024)
				Most Recent Occupancy:	93.1% (7/1/2025)
Reserves(3)				2nd Most Recent Occupancy:	91.5% (12/31/2024)
Type	Initial	Monthly	Cap	3rd Most Recent Occupancy:	93.3% (12/31/2023)
RE Taxes:	$0	Springing	NAP	Appraised Value (as of)(5):	$199,300,000 (9/23/2025)
Insurance:	$0	Springing	NAP	Appraised Value per SF(5):	$272
Replacement Reserve:	$0	Springing	$55,014	Cut-off Date LTV Ratio(1)5):	51.8%
				Maturity Date LTV Ratio(1)(2)(5):	40.0%

Sources and Uses
Sources	Proceeds	% of Total	Uses	Proceeds	% of Total
Whole Loan Amount(1):	$104,000,000	100.0%	Return of Equity:	$56,309,230	54.1%
			Loan Payoff:	$46,166,684	44.4%
			Closing Costs:	$1,524,087	1.5%
Total Sources:	$104,000,000	100.0%	Total Uses:	$104,000,000	100.0%

(1)	The U-Haul AREC RW Portfolio Mortgage Loan (as defined below) is part of the U-Haul AREC RW Portfolio Whole Loan (as defined below), which is comprised of six pari passu promissory notes with an aggregate original principal balance of $104,000,000. The information presented is based on the aggregate Cut-off Date principal balance of the U-Haul AREC RW Portfolio Whole Loan.
(2)	The U-Haul AREC RW Portfolio Whole Loan is structured with an anticipated repayment date of November 6, 2035 (the “ARD”) and a final maturity date of November 6, 2050. From and after the ARD, the U-Haul AREC RW Portfolio Whole Loan will bear interest at a rate per annum equal to 3.0% in excess of the greater of (a) the initial interest rate of 5.58000% and (b) the 10-year treasury swap rate plus 1.88%. The financial information above is calculated based on the ARD.
(3)	See “Escrows and Reserves” below for further discussion of reserve information.
(4)	See “Portfolio Summary” below.
(5)	Based on the portfolio appraised value of $199,300,000 (the “Portfolio Appraised Value”), prepared as of September 23, 2025, which is inclusive of an approximately 4.6% portfolio premium and reflects the “as-is” values of the U-Haul AREC RW Portfolio Properties (as defined below) as a whole if sold in their entirety to a single buyer. See the “Appraisal Valuation Summary” chart below for the “as-is” appraised values of the individual properties (exclusive of the portfolio premium) which in the aggregate totals $190,530,000 (the “Aggregate Individual As-Is Appraised Value”). The Cut-off Date LTV Ratio and Maturity Date LTV Ratio of the U-Haul AREC RW Portfolio Whole Loan based upon the Aggregate Individual As-Is Appraised Value, are 54.2% and 41.8%, respectively.

The Mortgage Loan. The sixth largest mortgage loan (the “U-Haul AREC RW Portfolio Mortgage Loan”) is part of a whole loan (the “U-Haul AREC RW Portfolio Whole Loan”) evidenced by six pari passu notes with an aggregate outstanding principal balance as of the Cut-off Date of $103,208,692. The U-Haul AREC RW Portfolio Whole Loan is secured by the borrowers’ fee interests in 18 self storage properties totaling 8,584 units and 733,516 SF located across Texas, Massachusetts, Indiana, Connecticut, Alaska, Oregon, Ohio, California, North Carolina, Washington, Arizona and Pennsylvania (the “U-Haul AREC RW Portfolio Properties”). The U-Haul AREC RW Portfolio Whole Loan has a 10-year term and amortizes based on a 25-year schedule for the 10-year term. The U-Haul AREC RW Portfolio Whole Loan is structured with an ARD of November 6, 2035, and a final maturity date of November 6, 2050. From and after the ARD, the U-Haul AREC RW Portfolio Whole Loan will bear interest at a rate per annum equal to 3.0% in excess of the greater of (a) the initial interest rate of 5.58000% and (b) the 10-year treasury swap rate plus 1.88%, until the final maturity date of November 6, 2050. The U-Haul AREC RW Portfolio Mortgage Loan is evidenced by the non-controlling Notes A-2-1 and A-3 with an aggregate outstanding principal balance as of the Cut-off Date of $34,733,694.

The U-Haul AREC RW Portfolio Whole Loan was originated by Bank of Montreal (“BMO”) on November 6, 2025. The U-Haul AREC RW Portfolio Whole Loan is serviced pursuant to the pooling and servicing agreement for the BMO 2026-C14 securitization trust. The relationship between the holders of the notes evidencing the U-Haul AREC RW Portfolio Whole Loan is governed by a co-lender agreement as described under “Description of the Mortgage Pool—The Whole Loans—The Non-Serviced Pari Passu Whole Loans” and “Pooling and Servicing Agreement—Servicing of the Non-Serviced Mortgage Loans” in the prospectus.

A-3-44

Self Storage – Self Storage	Loan #6	Cut-off Date Balance:	$34,733,694
Various, Various	U-Haul AREC RW Portfolio	Cut-off Date LTV:	51.8%
		UW NCF DSCR:	1.40x
		UW NOI Debt Yield:	10.6%

The table below summarizes the promissory notes that comprise the U-Haul AREC RW Portfolio Whole Loan.

U-Haul AREC RW Portfolio Whole Loan Summary
Note	Original Balance	Cut-off Date Balance	Note Holder	Controlling Note
A-1-1	$58,000,000	$57,558,694	BMO 2026-C14	Yes
A-1-2	$2,000,000	$1,984,783	Benchmark 2026-B42	No
A-2-1	$20,000,000	$19,847,825	WFCM 2026-C66	No
A-2-2	$4,000,000	$3,969,565	Benchmark 2026-B42	No
A-3	$15,000,000	$14,885,869	WFCM 2026-C66	No
A-4	$5,000,000	$4,961,956	BMO 2026-C14	No
Whole Loan	$104,000,000	$103,208,692

The Borrowers and the Borrower Sponsor. The borrowers are AREC RW, LLC and UHIL RW, LLC, each a Delaware limited liability company and single purpose entity with two independent directors in its organizational structure. Legal counsel to the borrowers delivered a non-consolidation opinion in connection with the origination of the U-Haul AREC RW Portfolio Whole Loan.

The borrower sponsor and non-recourse carveout guarantor is U-Haul Holding Company, a Nevada corporation (“U-Haul”). U-Haul has more than 24,000 locations in all 50 states in the United States and 10 Canadian provinces. The U-Haul fleet contains more than 192,100 trucks, 137,500 trailers and 39,700 towing devices. U-Haul offers more than 1,079,000 rentable storage units and more than 93.7 million SF of storage space at owned and managed facilities throughout North America.

The Properties. The U-Haul AREC RW Portfolio Properties consist of 18 self-storage properties, totaling 8,584 units and 733,516 SF, located across Texas, Massachusetts, Indiana, Connecticut, Alaska, Oregon, Ohio, California, North Carolina, Washington, Arizona and Pennsylvania. The U-Haul AREC RW Portfolio Properties were built between 1923 and 2023 and have an average facility size of approximately 40,751 SF in net rentable area. As of July 1, 2025, the U-Haul AREC RW Portfolio Properties were 93.1% occupied. The U-Haul AREC RW Portfolio Properties unit mix includes 3,345 climate-controlled units, as well as 130 RV units and 123,878 SF of commercial space leased to intercompany and third-party tenants located at the U-Haul of New River, U-Haul Storage Othello Station, U-Haul of Lynwood, U-Haul at Fall River at I-195, U-Haul of Anchorage, U-Haul of Eastgate & U-Haul of Irvington, U-Haul Storage of Clackamas Town Center and U-Haul at North Sam Houston & Antoine Properties.

The following table presents geographical information relating to the U-Haul AREC RW Portfolio Properties:

Portfolio Summary(1)
State	Number of Properties(2)	SF	% of Total SF	Units	% of Units
Texas	2	180,010	24.5%	1,674	19.5%
Massachusetts	1	69,575	9.5%	671	7.8%
Indiana	2	121,779	16.6%	1,579	18.4%
Connecticut	1	60,135	8.2%	709	8.3%
Alaska	1	36,477	5.0%	453	5.3%
Oregon	1	12,586	1.7%	266	3.1%
Ohio	3	120,295	16.4%	1,373	16.0%
California	2	26,489	3.6%	587	6.8%
North Carolina	1	23,575	3.2%	296	3.4%
Washington	2	21,645	3.0%	305	3.6%
Arizona	1	20,035	2.7%	185	2.2%
Pennsylvania	1	40,915	5.6%	486	5.7%
Total	18	733,516	100.0%	8,584	100.0%

(1)	Based on the underwritten rent roll dated July 1, 2025.
(2)	Source: Appraisals.

A-3-45

Self Storage – Self Storage	Loan #6	Cut-off Date Balance:	$34,733,694
Various, Various	U-Haul AREC RW Portfolio	Cut-off Date LTV:	51.8%
		UW NCF DSCR:	1.40x
		UW NOI Debt Yield:	10.6%

The following table presents certain information relating to the U-Haul AREC RW Portfolio Properties:

Portfolio Summary
Property Name	City, State(1)	Allocated Whole Loan Amounts ($)	Total Units(2)	Total Occ. %(2)	Year Built / Renovation(1)	As-is Appraised Value(1)	UW NOI(2)
U-Haul at I-20 & 360	Grand Prairie, TX	$15,245,600	1,006	91.2%	2000, 2023 / NAP	$25,420,000	$1,398,734
U-Haul at North Sam Houston & Antoine	Houston, TX	12,532,600	668	93.4%	2001 / NAP	21,000,000	1,299,394
U-Haul at Fall River at I-195	Fall River, MA	8,918,700	671	93.1%	2004 / NAP	14,900,000	927,291
U-Haul of Eastgate & U-Haul of Irvington	Indianapolis, IN	7,715,700	714	87.1%	1956, 1969, 2021 / 2005, 2019	12,900,000	805,598
U-Haul of West Hartford	West Hartford, CT	7,312,000	709	94.1%	1955, 2019 / NAP	12,500,000	760,701
U-Haul of Anchorage	Anchorage, AK	7,248,700	453	95.4%	1982 / NAP	11,140,000	750,653
U-Haul of Southern Plaza	Indianapolis, IN	6,981,700	865	86.0%	1956, 1968, 1991 / 1991, 2015	11,200,000	729,361
U-Haul of Newark	Newark, OH	5,972,600	533	96.8%	1979-2022 / NAP	9,580,000	620,922
U-Haul Storage of Clackamas Town Center	Happy Valley, OR	4,731,700	266	83.8%	1970 / NAP	8,740,000	624,264
U-Haul of Levittown	Levittown, PA	4,568,400	486	80.5%	1984 / 2005	8,000,000	446,917
U-Haul of Eastland	Columbus, OH	4,289,800	521	91.0%	1981 / NAP	8,850,000	548,532
U-Haul of Lynwood	Lynwood, CA	4,251,300	353	90.4%	1962 / NAP	7,250,000	465,972
U-Haul of New River	Jacksonville, NC	3,271,500	296	96.6%	1950-2002 / NAP	5,450,000	372,055
U-Haul of Redwood City	Redwood City, CA	2,866,100	234	93.2%	1953 / NAP	8,210,000	334,848
U-Haul Storage Othello Station	Seattle, WA	2,858,600	191	97.9%	1955 / NAP	10,440,000	295,608
U-Haul of Verde Valley	Cottonwood, AZ	2,103,900	185	100.0%	1980 / NAP	3,350,000	219,288
U-Haul of Springfield	Springfield, OH	1,581,700	319	78.1%	1923, 1953 / NAP	2,870,000	165,718
U-Haul of Rainier Valley	Seattle, WA	1,549,400	114	93.9%	1981 / NAP	8,730,000	160,789
Total		$104,000,000	8,584	90.7%		$190,530,000	$10,926,646

(1)	Source: Appraisals.
(2)	Based on the underwritten rent roll dated July 1, 2025. Total Occ. % presented above is based on Total Units.

The following table presents certain information relating to the unit mix at the U-Haul AREC RW Portfolio Properties:

U-Haul AREC RW Portfolio Properties Unit Mix(1)

Property Name	Available Units	% of Available Units	Available SF(2)	% of Available SF	% of Climate Controlled Self-Storage Units	% of Climate Controlled Self-Storage SF	Current Occupancy(3)
U-Haul at I-20 & 360	1,006	11.7%	95,120	13.0%	44.4%	45.8%	91.2%
U-Haul at North Sam Houston & Antoine	668	7.8%	84,890	11.6%	53.3%	25.2%	93.4%
U-Haul at Fall River at I-195	671	7.8%	69,575	9.5%	32.5%	20.9%	93.1%
U-Haul of Eastgate & U-Haul of Irvington	714	8.3%	61,535	8.4%	78.0%	75.0%	87.1%
U-Haul of West Hartford	709	8.3%	60,135	8.2%	0.0%	0.0%	94.1%
U-Haul of Anchorage	453	5.3%	36,477	5.0%	0.0%	0.0%	95.4%
U-Haul of Southern Plaza	865	10.1%	60,244	8.2%	36.4%	37.4%	86.0%
U-Haul of Newark	533	6.2%	46,163	6.3%	54.2%	38.8%	96.8%
U-Haul Storage of Clackamas Town Center	266	3.1%	12,586	1.7%	69.9%	55.2%	83.8%
U-Haul of Levittown	486	5.7%	40,915	5.6%	19.5%	13.8%	80.5%
U-Haul of Eastland	521	6.1%	53,387	7.3%	48.6%	25.4%	91.0%
U-Haul of Lynwood	353	4.1%	16,106	2.2%	98.6%	98.9%	90.4%
U-Haul of New River	296	3.4%	23,575	3.2%	88.5%	86.2%	96.6%
U-Haul of Redwood City	234	2.7%	10,383	1.4%	0.0%	0.0%	93.2%
U-Haul Storage Othello Station	191	2.2%	11,568	1.6%	0.0%	0.0%	97.9%
U-Haul of Verde Valley	185	2.2%	20,035	2.7%	0.0%	0.0%	100.0%
U-Haul of Springfield	319	3.7%	20,745	2.8%	6.0%	5.4%	78.1%
U-Haul of Rainier Valley	114	1.3%	10,077	1.4%	0.0%	0.0%	93.9%
Total	8,584	100.0%	733,516	100.0%	39.0%	31.3%	90.7%

(1)	Based on the underwritten rent roll dated July 1, 2025.
(2)	Available SF excludes 123,878 square feet of commercial space.
(3)	Current Occupancy presented above is based on Available Units.

A-3-46

Self Storage – Self Storage	Loan #6	Cut-off Date Balance:	$34,733,694
Various, Various	U-Haul AREC RW Portfolio	Cut-off Date LTV:	51.8%
		UW NCF DSCR:	1.40x
		UW NOI Debt Yield:	10.6%

The Market. The U-Haul AREC RW Portfolio Properties are located within Texas, Massachusetts, Indiana, Connecticut, Alaska, Oregon, Ohio, California, North Carolina, Washington, Arizona and Pennsylvania. The following table includes information regarding the demographics of each immediate trade area for the individual U-Haul AREC RW Portfolio Properties:

Demographic Summary(1)
		Population(2)			Median Household Income(2)
Property Name	Location	1-Mile	3-Mile	5-Mile	1-Mile	3-Mile	5-Mile
U-Haul at I-20 & 360	Grand Prairie, TX	13,365	131,383	324,731	$74,604	$76,742	$73,708
U-Haul at North Sam Houston & Antoine	Houston, TX	14,232	121,895	324,933	$66,415	$70,113	$61,178
U-Haul at Fall River at I-195(3)	Fall River, MA	36,168	75,953	96,535	$49,651	$54,254	$59,609
U-Haul of Eastgate & U-Haul of Irvington	Indianapolis, IN	5,563	65,369	211,368	$65,137	$62,025	$57,088
U-Haul of West Hartford(3)	West Hartford, CT	10,528	42,465	123,706	$85,992	$88,968	$80,049
U-Haul of Anchorage	Anchorage, AK	9,866	103,226	206,602	$88,588	$88,053	$92,412
U-Haul of Southern Plaza	Indianapolis, IN	10,254	73,208	219,498	$60,050	$62,476	$66,864
U-Haul of Newark	Newark, OH	6,375	32,189	66,951	$60,512	$61,911	$60,978
U-Haul Storage of Clackamas Town Center	Happy Valley, OR	13,767	121,374	315,949	$63,965	$90,560	$96,317
U-Haul of Levittown	Levittown, PA	6,179	76,272	181,144	$75,251	$87,951	$93,906
U-Haul of Eastland	Columbus, OH	9,483	90,655	236,005	$44,642	$53,373	$58,113
U-Haul of Lynwood	Lynwood, CA	42,000	359,880	925,111	$72,445	$70,227	$70,235
U-Haul of New River	Jacksonville, NC	1,611	31,898	72,311	$54,157	$61,221	$61,562
U-Haul of Redwood City	Redwood City, CA	41,763	136,148	276,553	$117,262	$174,324	$180,784
U-Haul Storage Othello Station	Seattle, WA	32,740	109,972	361,772	$111,744	$120,598	$118,114
U-Haul of Verde Valley	Cottonwood, AZ	6,583	25,531	32,485	$48,282	$59,628	$58,979
U-Haul of Springfield	Springfield, OH	8,707	52,128	81,572	$39,167	$48,674	$53,146
U-Haul of Rainier Valley	Seattle, WA	27,755	186,078	439,136	$126,788	$114,463	$132,160
Wtd. Avg.(4)		15,540	101,570	251,083	$69,936	$76,025	$75,851

(1)	Source: Appraisals.
(2)	Population and Median Household Income reflect 2024 values.
(3)	U-Haul at Fall River at I-195 and U-Haul of West Hartford have a Population based on a 1-, 2- and 3-mile radius and a Median Household Income within the same radii.
(4)	Wtd. Avg. numbers are based on UW NOI.

A-3-47

Self Storage – Self Storage	Loan #6	Cut-off Date Balance:	$34,733,694
Various, Various	U-Haul AREC RW Portfolio	Cut-off Date LTV:	51.8%
		UW NCF DSCR:	1.40x
		UW NOI Debt Yield:	10.6%

Appraisal. According to the appraisals as of various dates between August 28, 2025 and September 11, 2025 and the aggregate portfolio appraisal dated September 23, 2025, the U-Haul AREC RW Portfolio Properties had a Portfolio Appraised Value of $199,300,000, which is inclusive of an approximately 4.6% aggregate “as-is” portfolio premium and reflects the “as-is” value of the U-Haul AREC RW Portfolio Properties as a whole if sold in their entirety to a single buyer. Additionally, the U-Haul AREC RW Portfolio Properties had an Aggregate Individual As-Is Appraised Value of $190,530,000.

Appraisal Valuation Summary(1)
Property	As Is Value	Capitalization Rate
U-Haul at I-20 & 360	$25,420,000	6.09%
U-Haul at North Sam Houston & Antoine	$21,000,000	6.25%
U-Haul at Fall River at I-195	$14,900,000	6.25%
U-Haul of Eastgate & U-Haul of Irvington	$12,900,000	6.50%
U-Haul of West Hartford	$12,500,000	6.50%
U-Haul of Anchorage	$11,140,000	6.50%
U-Haul of Southern Plaza	$11,200,000	6.25%
U-Haul of Newark	$9,580,000	6.25%
U-Haul Storage of Clackamas Town Center	$8,740,000	6.25%
U-Haul of Levittown	$8,000,000	5.75%
U-Haul of Eastland	$8,850,000	5.75%
U-Haul of Lynwood	$7,250,000	5.75%
U-Haul of New River	$5,450,000	6.25%
U-Haul of Redwood City(2)	$8,210,000	5.00%
U-Haul Storage Othello Station	$10,440,000	5.25%
U-Haul of Verde Valley	$3,350,000	6.00%
U-Haul of Springfield	$2,870,000	6.00%
U-Haul of Rainier Valley	$8,730,000	5.25%
Total / Wtd. Avg.	$190,530,000	6.05%
Portfolio Appraised Value	$199,300,000	5.46%
(1)	Source: Appraisals.
(2)	Based on the concluded market value.

Environmental Matters. According to the Phase I environmental reports, dated between September 8, 2025 and September 15, 2025, recognized environmental conditions and controlled recognized environmental conditions were identified at seven of the U-Haul AREC RW Portfolio Properties, including a recognized environmental condition with respect to nine out-of-service hydraulic lifts at the U-Haul of New River property. According to the Phase I environmental report for the U-Haul of New River property, the hydraulic lifts were noted to have been abandoned with no associated assessment activities. See “Description of the Mortgage Pool—Environmental Considerations” in the prospectus.

A-3-48

Self Storage – Self Storage	Loan #6	Cut-off Date Balance:	$34,733,694
Various, Various	U-Haul AREC RW Portfolio	Cut-off Date LTV:	51.8%
		UW NCF DSCR:	1.40x
		UW NOI Debt Yield:	10.6%

Underwritten Net Cash Flow. The following table presents certain information relating to the historical operating performance and underwritten net cash flow at the U-Haul AREC RW Portfolio Properties:

Cash Flow Analysis(1)
	2020	2021	2022	2023	2024	2025	7/31/2025 TTM	UW	UW Per Unit	PSF
Gross Potential Rent	$8,560,599	$8,856,527	$10,514,464	$11,727,720	$12,218,882	$12,352,688	$12,444,568	$14,903,710	$1,736	$20.32
In Place Vacancy	0	0	0	0	0	0	0	(1,058,581)	(123)	(1.44)
Collection Loss	0	0	0	0	0	0	0	(1,400,561)	(163)	(1.91)
Net Rent Income	$8,560,599	$8,856,527	$10,514,464	$11,727,720	$12,218,882	$12,352,688	$12,444,568	$12,444,568	$1,450	$16.97
Other Income(2)	2,704,956	3,042,635	3,448,853	3,340,323	3,195,683	3,097,964	3,145,000	3,152,471	367	4.30
Effective Gross Income	$11,265,555	$11,899,162	$13,963,316	$15,068,044	$15,414,565	$15,450,652	$15,589,568	$15,597,038	$1,817	$21.26

Real Estate Taxes	1,231,514	1,253,722	1,369,338	1,421,984	1,422,872	1,444,528	1,452,722	1,629,500	190	2.22
Insurance	105,989	122,871	127,046	146,002	141,161	173,698	192,806	192,806	22	0.26
Management Fees	563,278	594,958	698,166	753,402	770,728	772,533	779,478	779,852	91	1.06
Other Expenses(3)	1,884,237	1,901,691	1,990,119	2,030,487	2,075,250	2,053,476	2,068,233	2,068,233	241	2.82
Total Expenses	$3,785,018	$3,873,241	$4,184,669	$4,351,875	$4,410,011	$4,444,234	$4,493,240	$4,670,392	$544	$6.37

Net Operating Income	$7,480,537	$8,025,921	$9,778,648	$10,716,168	$11,004,553	$11,006,418	$11,096,328	$10,926,646	$1,273	$14.90
Replacement Reserves	0	0	0	0	0	0	0	110,027	13	0.15
Net Cash Flow	$7,480,537	$8,025,921	$9,778,648	$10,716,168	$11,004,553	$11,006,418	$11,096,328	$10,816,619	$1,260	$14.75

Occupancy(4)	80.4%	82.3%	91.5%	93.3%	91.5%	91.4%	91.0%	92.9%
NOI DSCR(5)	0.97x	1.04x	1.27x	1.39x	1.42x	1.43x	1.44x	1.41x
NCF DSCR(5)	0.97x	1.04x	1.27x	1.39x	1.42x	1.43x	1.44x	1.40x
NOI Debt Yield(5)	7.2%	7.8%	9.5%	10.4%	10.7%	10.7%	10.8%	10.6%
NCF Debt Yield(5)	7.2%	7.8%	9.5%	10.4%	10.7%	10.7%	10.8%	10.5%

(1)	Based on the underwritten rent roll dated July 1, 2025. Historical cash flows are based on a trailing twelve-month period ending March 31 for each respective year.
(2)	Other Income consists of commercial income, miscellaneous income and net sales.
(3)	Other Expenses includes personnel, repairs and maintenance, utilities, advertising, supplies, telephone costs and other operating expenses.
(4)	UW Occupancy % represents economic occupancy and historical occupancies represent physical occupancy.
(5)	DSCR and Debt Yields are based on the U-Haul AREC RW Portfolio Whole Loan.

Escrows and Reserves.

Real Estate Taxes – During the continuance of a Cash Sweep Period (as defined below), the borrowers are required to deposit into a real estate tax reserve, on a monthly basis, 1/12th of the taxes that the lender estimates will be payable over the next-ensuing 12-month period.

Insurance – The borrowers are required to deposit into an insurance reserve, on a monthly basis, 1/12th of the insurance premiums that the lender estimates will be payable for the renewal of the coverage afforded by the policies upon the expiration thereof in order to accumulate with the lender sufficient funds to pay all such insurance premiums at least 30 days prior to the expiration of the policies. Notwithstanding the foregoing, the borrowers’ obligation to deposit the aforementioned amounts on a monthly basis will be suspended provided that the lender has received evidence that the borrowers have paid, when due, all insurance premiums as and when required, and the borrowers have either (A) provided the lender with satisfactory evidence that the U-Haul AREC RW Portfolio Properties are insured pursuant to an acceptable blanket insurance policy covering all or substantially all real property owned by affiliates of the borrowers or (B) if the U-Haul AREC RW Portfolio Properties are not covered by a blanket insurance policy, deposited and maintained in the insurance reserve account an amount sufficient to pay insurance premiums for six months. At origination of the U-Haul AREC RW Portfolio Whole Loan, an acceptable blanket policy covering all or substantially all real property owned by affiliates of the borrowers was in place.

Replacement Reserve – During the continuance of a Cash Sweep Period, the borrowers are required to deposit into a replacement reserve, on a monthly basis, an amount equal to 1/12th of $0.15 per rentable square foot per annum at the U-Haul AREC RW Portfolio Properties (initially estimated to be approximately $9,169 per month), and such payments will cease upon the total funds in the replacement reserve exceeding approximately $55,014.

Lockbox and Cash Management. The U-Haul AREC RW Portfolio Whole Loan is structured with a soft lockbox and springing cash management. The borrowers are required to establish segregated lockbox accounts for the U-Haul AREC RW Portfolio Properties (individually or collectively as the context may require, the “Blocked Account”) and, upon a Cash Sweep Period, the lender is required to establish, on the borrowers’ behalf, a cash management account. The Blocked Account is subject to an account control agreement in favor of the lender. All revenue received from the self-storage and/or any other non-commercial and/or retail components at the U-Haul AREC RW Portfolio Properties is required to be deposited by the borrowers or property managers into the applicable Blocked Account within three business days of the borrowers’ or property managers’ receipt thereof. So long as a Cash Sweep Period has not occurred and is not continuing, all amounts on deposit in the Blocked Account will be disbursed to or at the direction of the borrowers as directed by the borrowers in accordance with the account control agreement for the Blocked Account. Upon the occurrence and continuance of a Cash Sweep Period, all amounts on deposit in the Blocked Account are required to be transferred on each business day into the cash management account and applied as provided in the U-Haul AREC RW Portfolio Whole Loan documents.

A-3-49

Self Storage – Self Storage	Loan #6	Cut-off Date Balance:	$34,733,694
Various, Various	U-Haul AREC RW Portfolio	Cut-off Date LTV:	51.8%
		UW NCF DSCR:	1.40x
		UW NOI Debt Yield:	10.6%

A “Cash Sweep Period” means a period (A) commencing upon the earliest of (i) the occurrence and continuance of an event of default under the U-Haul AREC RW Portfolio Whole Loan documents, (ii) the date that the debt service coverage ratio falls below 1.10x, (iii) the borrowers’ failure to provide timely evidence of payment of real estate taxes or to provide timely evidence that the U-Haul AREC RW Portfolio Properties are insured pursuant to the U-Haul AREC RW Portfolio Whole Loan documents, (iv) the date on which the property managers become insolvent or face bankruptcy or (v) the occurrence of an Extension Term Trigger Event (as defined below) and (B) expiring upon (a) with regard to clause (A)(i) above, the cure (if applicable) of such event of default, (b) with regard to clause (A)(ii) above, the date that the debt service coverage ratio is greater than 1.10x for two consecutive calendar quarters, (c) with regard to clause (A)(iii), the borrowers have provided evidence of payment of real estate taxes to the lender or has provided evidence that the U-Haul AREC RW Portfolio Properties are insured pursuant to the U-Haul AREC RW Portfolio Whole Loan documents, as applicable and (d) with regard to clause (A)(iv), the borrowers enter into a replacement management agreement; provided that (x) no (other) event of default has occurred and is continuing under the U-Haul AREC RW Portfolio Whole Loan documents, (ii) a Cash Sweep Period may occur no more than a total of five times in the aggregate during the term of the U-Haul AREC RW Portfolio Whole Loan, and (iii) the borrowers are required to pay all of the lender’s reasonable expenses incurred in connection with such Cash Sweep Period cure including, reasonable attorney’s fees and expenses. The borrowers have no right to cure a Cash Sweep Period caused by (y) an event of default caused by a bankruptcy action of borrowers or (z) an Extension Term Trigger Event.

An “Extension Term Trigger Event” means the date that is 60 days prior to the ARD, if the U-Haul AREC RW Portfolio Whole Loan has not been repaid in full.

Release of Property. Provided that (a) no event of default is continuing under the U-Haul AREC RW Portfolio Whole Loan documents at any time after the date that is two years after the closing date of the securitization that includes the last note to be securitized, and (b) before the Permitted Par Prepayment Date (as defined below), the borrowers may deliver defeasance collateral and obtain release of one or more individual U-Haul AREC RW Portfolio Properties, in each case, provided that, among other conditions, (I) if immediately following a release of the any individual U-Haul AREC RW Portfolio Properties, the loan-to-value ratio is greater than 125%, the principal balance of the undefeased note must be paid down by an amount not less than the greater of (i) the Individual Property Release Amount (as defined below) or (ii) the least of one of the following amounts: (A) only if the released individual property is sold, the net proceeds of an arm’s length sale of the released individual property to an unrelated person, (B) the fair market value of the released individual property at the time of the release, or (C) an amount such that the loan-to-value ratio after the release of the applicable individual property is not greater than the loan-to-value ratio of the U-Haul AREC RW Portfolio Properties immediately prior to such release, unless the lender receives an opinion of counsel that, if (ii) is not followed, the securitization will not fail to maintain its status as a REMIC trust as a result of the release of the applicable individual property, (II) the borrowers deliver a REMIC opinion, (III) as of the date of notice of the partial release and the consummation of the partial release (whether by partial prepayment or partial defeasance), after giving effect to the release, the debt yield with respect to the remaining U-Haul AREC RW Portfolio Properties is equal to or greater than the greater of (a) 10.4%, and (b) the debt yield for all of the U-Haul AREC RW Portfolio Properties as of the last day of the calendar month that precedes the release date for all of the applicable U-Haul AREC RW Portfolio Properties that were subject to the liens of the U-Haul AREC RW Portfolio Whole Loan as of that date, and (iv) as of the date of notice of the partial release and the consummation of the partial release (whether by partial prepayment or partial defeasance), after giving effect to the release, the debt service coverage ratio with respect to the remaining U-Haul AREC RW Portfolio Properties is equal to or greater than the greater of (a) 1.40x, and (b) the debt service coverage ratio for all of the U-Haul AREC RW Portfolio Properties as of the last day of the calendar month that precedes the release date for all of the applicable U-Haul AREC RW Portfolio Properties that were subject to the liens of the U-Haul AREC RW Portfolio Whole Loan as of that date.

The “Permitted Par Prepayment Date” means the first business day on or after the payment date which is six months prior to the ARD.

The “Individual Property Release Amount” means (i) 110% of the allocated loan amount for the individual U-Haul AREC RW Portfolio Property being released plus (ii) the pro rata amount of any accrued and unpaid interest on the U-Haul AREC RW Portfolio Whole Loan and/or any other sums payable to the lender.

Terrorism Insurance. The U-Haul AREC RW Portfolio Whole Loan documents require that an “all risk” insurance policy be maintained by the borrowers, in an amount equal to the full replacement cost of the U-Haul AREC RW Portfolio Properties, contain no exclusion for damage or destruction caused by acts of terrorism, as well as business interruption insurance covering a period of restoration of 18 months and a six-month extended period of indemnity. See “Risk Factors-Risks Relating to the Mortgage Loans-Terrorism Insurance May Not Be Available for All Mortgaged Properties” in the prospectus.

A-3-50

Office – CBD	Loan #7	Cut-off Date Balance:	$28,750,000
1688 Meridian Avenue	1688 Meridian Avenue	Cut-off Date LTV:	52.2%
Miami Beach, FL 33139		UW NCF DSCR:	1.53x
		UW NOI Debt Yield:	10.2%

A-3-51

Office – CBD	Loan #7	Cut-off Date Balance:	$28,750,000
1688 Meridian Avenue	1688 Meridian Avenue	Cut-off Date LTV:	52.2%
Miami Beach, FL 33139		UW NCF DSCR:	1.53x
		UW NOI Debt Yield:	10.2%

A-3-52

Office – CBD	Loan #7	Cut-off Date Balance:	$28,750,000
1688 Meridian Avenue	1688 Meridian Avenue	Cut-off Date LTV:	52.2%
Miami Beach, FL 33139		UW NCF DSCR:	1.53x
		UW NOI Debt Yield:	10.2%

1688 Meridian Avenue
1688 Meridian Avenue
Miami Beach, FL 33139
Biscayne Bay
Atlantic Ocean
MIAMI BEACH
Mid Beach
MIAMI-DADE COUNTY
City Center
South Beach
La Gorce Country Club
Miami Beach Golf Club
Julia Tuttle Causeway
Venetian Causeway
MacArthur Causeway
Miami Intl. Airport 8 miles
Sunset Islands
Venetian Island
Belle Isle
Watson Island
Hibiscus Island
Palm Island
Star Island
Sams Island
Dodge Island
PORT OF MIAMI
PORT OF MIAMI TUNNEL
Port Blvd.
Fisher Island
Fisher Island Club
Virginia Key
US Coast Guard Base Miami Beach
Mt. Sinai Medical Center
Talmudic University
W. 41st St.
Alton Rd.
Pine Tree Dr.
Collins Ave.
Dade Blvd.
17th St
LINCOLN ROAD MALL
15th St.
11th St.
5th St.
1st St.
S. Pointe Dr.
Grand Beach Hotel
Eden Roc Miami Beach
Fountainebleau Miami Beach Hotel
Hotel Riu Plaza Miami Beach
The Palms Hotel & Spa
The Miami Beach EDITION
The Bass
W South Beach
Collins Park
Holocaust Memorial Miami Beach
Miami Beach Botanical Garden
Miami Beach Convention Center
The Setai, Miami Beach
City Hall
The Fillmore Miami Beach
Marseilles Beachfront Hotel
New World Center
National Hotel, The Sagamore Hotel, Ritz-Carlton
Colony Theatre
Loews Miami Beach
Royal Palm South Beach Miami
Mac's Club Deuce
Clinton Hotel South Beach
Flamingo Park
Lummus Park
Mondrian South Beach Miami
The Wolfsonian-Florida Intl. University
Congress Hotel
Oceans Ten, Mango's South Beach
Fifth and Alton
Jewish Museum of Florida
Bentley Hotel South Beach
The Savoy Hotel & Beach Club
Forte dei Marmi
Miami Beach Marina
Marriott Stanton South Beach
The Yacht Club at Portofino
Jetty Lifeguard Tower
South Pointe Park Pier
Weston
Davie
FORT LAUDERDALE
Pembroke Pines
Hollywood
Miramar
Hallandale
Miami Gardens
North Miami Beach
North Miami
Hialeah
MIAMI
Miami Beach
Coral Gables
Atlantic Ocean
Kendale Lakes
Kendall
Biscayne Bay
The Hammocks
Homestead
BROWARD COUNTY
MIAMI-DADE COUNTY
THE EVERGLADES
EVERGLADES NATIONAL PARK

A-3-53

Mortgage Loan No. 7 – 1688 Meridian Avenue

Mortgage Loan Information				Property Information
Mortgage Loan Seller:	UBS AG			Single Asset/Portfolio:	Single Asset
				Location:	Miami Beach, FL 33139
Original Balance:	$28,750,000			General Property Type:	Office
Cut-off Date Balance:	$28,750,000			Detailed Property Type:	CBD
% of Initial Pool Balance:	4.9%			Title Vesting:	Fee
Loan Purpose:	Refinance			Year Built/Renovated:	1961/2024
Borrower Sponsors:	Ophira Cukierman and Joram Cukierman			Size:	87,056 SF
Guarantors:	Ophira Cukierman and Joram Cukierman			Cut-off Date Balance PSF:	$330
Mortgage Rate:	6.1870%			Maturity Date Balance PSF:	$330
Note Date:	2/10/2026			Property Manager:	Jones Lang LaSalle Americas, Inc.
Maturity Date:	2/6/2036
Original Term to Maturity:	120 months			Underwriting and Financial Information
Original Amortization Term:	0 months			UW NOI(3):	$2,920,785
IO Period:	120 months			UW NCF:	$2,762,405
Seasoning:	2 months			UW NOI Debt Yield:	10.2%
Prepayment Provisions:	L(26),D(87),O(7)			UW NCF Debt Yield:	9.6%
Lockbox/Cash Mgmt Status:	Hard/Springing			UW NOI Debt Yield at Maturity:	10.2%
Additional Debt Type:	NAP			UW NCF DSCR:	1.53x
Additional Debt Balance:	NAP			Most Recent NOI(3):	$2,217,632 (11/30/2025 TTM)
Future Debt Permitted (Type):	No (NAP)			2nd Most Recent NOI:	$2,477,711 (12/31/2024)
Reserves(1)				3rd Most Recent NOI:	$2,818,430 (12/31/2023)
Type	Initial	Monthly	Cap	Most Recent Occupancy:	84.3% (11/14/2025)
RE Taxes:	$234,726	$51,027	NAP	2nd Most Recent Occupancy:	85.0% (12/31/2024)
Insurance:	$0	Springing	NAP	3rd Most Recent Occupancy:	94.0% (12/31/2023)
Deferred Maintenance:	$46,748	$0	NAP	Appraised Value (as of):	$55,100,000 (10/10/2025)
Replacement Reserve:	$0	$2,176	$78,350	Appraised Value PSF:	$633
TI/LC Reserve:	$750,000	$14,509	NAP	Cut-off Date LTV Ratio:	52.2%
Other Reserves(2):	$541,391	(2)	NAP	Maturity Date LTV Ratio:	52.2%

Sources and Uses
Sources	Proceeds	% of Total	Uses	Proceeds	% of Total
Mortgage Loan Amount:	$28,750,000	94.3%	Loan Payoff:	$27,690,930	90.8%
Borrower Equity:	$1,731,618	5.7%	Upfront Reserves:	$1,572,864	5.2%
			Closing Costs:	$1,217,824	4.0%
Total Sources:	$30,481,618	100.0%	Total Uses:	$30,481,618	100.0%

(1)	See “Escrows and Reserves” below for further discussion of reserve information.
(2)	Other Reserves consists of (i) an approximately $91,747 upfront reserve for rent concession funds, (ii) a $447,028 upfront reserve for outstanding tenant allowances, tenant improvements and leasing commissions (“TATILC”) funds, (iii) an approximately $2,616 upfront reserve and an approximately $344 monthly reserve for national flood insurance program (“NFIP”) premiums and (iv) a springing monthly Material Tenant (as defined below) reserve. See “Escrows and Reserves” and “Lockbox and Cash Management” below for further details.
(3)	The increase in UW NOI from Most Recent NOI is primarily attributed to increased physical occupancy from 79.0% as of 11/30/2025 TTM to 84.3% as of the underwritten rent roll dated November 14, 2025 as well as new leasing. New leases that started in the third and fourth quarters of 2025 and the first quarter of 2026 included concession packages and in place underwritten rent reflects annualized unabated rent. The lender has reserved for concessions and gap rent associated with underwritten new and renewal leasing.

The Mortgage Loan. The seventh largest mortgage loan (the “1688 Meridian Avenue Mortgage Loan”) is evidenced by a promissory note in the original principal amount of $28,750,000 and secured by the fee interest in an 87,056 SF Class A office building located in Miami Beach, Florida (the “1688 Meridian Avenue Property”).

The Borrower and the Borrower Sponsors. The borrower is 1688 Property Owner, LLC, a Delaware limited liability company and a single purpose entity with one independent director in its organizational structure. Legal counsel to the borrower delivered a non-consolidation opinion in connection with the origination of the 1688 Meridian Avenue Mortgage Loan. The borrower sponsors and non-recourse carveout guarantors are Ophira Cukierman and Joram Cukierman. Ophira Cukierman is the founder and principal at Greenacres Management, where she is responsible for the strategy and execution of all U.S.-based acquisitions for the Samuel Braun Group, a German-based family office, with a primary focus on office and small bay industrial assets. Greenacres Management is a boutique New York City and Northern New Jersey property management firm experienced in multifamily buildings, office buildings, medical office properties, and shopping centers currently overseeing the operations of over 50 buildings.

The Property. The 1688 Meridian Avenue Property is a Class A 10-story office building known as The Morris, totaling 87,056 SF located at 1688 Meridian Avenue in Miami Beach, Florida, within close proximity of Lincoln Road and the Miami Beach Convention Center. Originally constructed in 1961 and recently renovated in 2024, the 1688 Meridian Avenue Property is situated on a 0.43-acre site with 25 on-site parking spaces (0.29 per 1,000 SF) and a newly redesigned state-of-the-art lobby. The 1688 Meridian Avenue Property’s architectural character pays homage to Morris Lapidus, the renowned Miami Modernist architect whose designs helped define the South Beach aesthetic. Since acquisition, the borrower sponsors have invested approximately $3.2 million in capital improvements, leasing costs, and other soft costs, which included upgrades to the lobby and common area, new building systems, enhanced accessibility, and move-in-ready suites.

A-3-54

Office – CBD	Loan #7	Cut-off Date Balance:	$28,750,000
1688 Meridian Avenue	1688 Meridian Avenue	Cut-off Date LTV:	52.2%
Miami Beach, FL 33139		UW NCF DSCR:	1.53x
		UW NOI Debt Yield:	10.2%

The 1688 Meridian Avenue Property was 84.3% occupied as of November 14, 2025 by 20 tenants including 6,150 SF of ground floor retail space, of which 4,565 SF of retail space and 484 SF of other space is leased by Cajun Boil (5.8% of NRA; 5.9% of underwritten base rent). The largest tenant at the 1688 Meridian Avenue Property is RGN-Miami Beach II, LLC (“Regus”) making up 19,374 SF (22.3% of NRA; 20.0% of underwritten base rent) and has maintained a presence at the 1688 Meridian Avenue Property since 2015. No other tenant at the 1688 Meridian Avenue Property comprises more than 6.6% of the total NRA or 10.1% of underwritten base rent. Additionally, since acquisition, the borrower sponsors have successfully leased or renewed approximately 47,618 SF (54.7% of NRA) to 17 tenants.

Major Tenants.

Regus (19,374 SF; 22.3% of NRA; 20.0% of underwritten base rent). International Workplace Group PLC (“IWG”) (London: IWG) (Fitch: BBB), parent company to Regus, owns a network of business centers leased to various business customers and offers flexible workspace options operating brands like Regus, Signature, Spaces, HQ and No 18. Regus has been at the 1688 Meridian Avenue Property since December 2015 and currently occupies two suites totaling 19,374 SF with a lease expiration in June 2032. Regus’s lease does not contain any renewal or termination options.

Ryan Specialty, LLC (5,729 SF; 6.6% of NRA; 10.1% of underwritten base rent). Ryan Specialty, LLC (“Ryan Specialty”) (NYSE: RYAN) (Fitch/S&P: BB+/BB-) is an international specialty insurance service firm that provides specialty products and solutions for insurance brokers, agents, and carriers. Ryan Specialty has been in occupancy of 5,729 SF since July 2025 with a lease expiration in October 2030. Ryan Specialty previously entered into a lease in November 2020 for 2,635 SF at the 1688 Meridian Avenue Property. Ryan Specialty has one, three-year renewal option and has a one time right to terminate its lease effective October 31, 2028 and is exercisable with 12 months’ notice, subject to a termination fee of (x) the unamortized amount of (i) the total hard and soft costs of the landlord improvements, (ii) the rent abatement specified in the first amendment to the lease and (iii) any leasing commissions paid for under the lease in connection with the extension term, all calculated as of the early termination date (all such amounts being amortized on a straight-line basis over the extension term, plus interest on all such amortized amounts, payable at a rate of 8.0% per annum); plus (y) the sum of one month of the then prevailing rent under the lease.

The following table presents certain information relating to the tenancy at the 1688 Meridian Avenue Property:

Tenant Summary(1)
Tenant Name	Credit Rating (Fitch/Moody's/S&P)(2)	Tenant SF	% of Total SF	Annual UW Rent	% of Total Annual UW Rent	Annual UW Rent PSF	Lease Expiration	Term. Option (Y/N)	Renewal Options
Regus	BBB/NR/NR	19,374	22.3%	$617,644	20.0%	$31.88	6/30/2032	N	None
Ryan Specialty	BB+/NR/BB-	5,729	6.6%	$312,746	10.1%	$54.59	10/31/2030	Y(3)	1 x 3 yr
NRT New York LLC	NR/NR/NR	5,528	6.3%	$209,621	6.8%	$37.92	1/31/2028	N	1 x 5 yr
Cajun Boil	NR/NR/NR	5,049	5.8%	$182,600	5.9%	$36.17	4/30/2038	N	2 x 5 yr
Cygna Labs	NR/NR/NR	3,958	4.5%	$221,408	7.2%	$55.94	9/30/2030	N	None
Major Tenants Subtotal/Wtd. Avg.		39,638	45.5%	$1,544,019	49.9%	$38.95

Other Tenants		33,726	38.7%	$1,550,315	50.1%	$45.97
Occupied Subtotal/Wtd. Avg.		73,364	84.3%	$3,094,334	100.0%	$42.18

Vacant Space		13,692	15.7%
Total/Wtd. Avg.		87,056	100.0%

(1)	Information is based on the underwritten rent roll dated November 14, 2025 inclusive of contractual rent steps totaling $112,039 through March 31, 2027.
(2)	Certain ratings are those of the parent company whether or not the parent guarantees the lease.
(3)	Ryan Specialty has a one time right to terminate its lease effective October 31, 2028 and is exercisable with 12 months’ notice, subject to a termination fee of (x) the unamortized amount of (i) the total hard and soft costs of the landlord improvements, (ii) the rent abatement specified in the first amendment to the lease and (iii) any leasing commissions paid for under the lease in connection with the extension term, all calculated as of the early termination date (all such amounts being amortized on a straight-line basis over the extension term, plus interest on all such amortized amounts, payable at a rate of 8.0% per annum); plus (y) the sum of one month of the then prevailing rent under the lease.

A-3-55

Office – CBD	Loan #7	Cut-off Date Balance:	$28,750,000
1688 Meridian Avenue	1688 Meridian Avenue	Cut-off Date LTV:	52.2%
Miami Beach, FL 33139		UW NCF DSCR:	1.53x
		UW NOI Debt Yield:	10.2%

The following table presents certain information relating to the lease rollover schedule at the 1688 Meridian Avenue Property:

Lease Rollover Schedule(1)(2)
Year	# of Leases Rolling	SF Rolling	Approx. % of SF Rolling	Approx. Cumulative % of SF Rolling	Total UW Rent Rolling	Approx. % of Total UW Rent Rolling	Approx. Cumulative % of Total UW Rent Rolling	UW Rent PSF Rolling
MTM/2026	5	10,608	12.2%	12.2%	$420,850	13.6%	13.6%	$39.67
2027	1	2,296	2.6%	14.8%	$87,225	2.8%	16.4%	$37.99
2028	2	9,481	10.9%	25.7%	$404,093	13.1%	29.5%	$42.62
2029	3	7,140	8.2%	33.9%	$350,505	11.3%	40.8%	$49.09
2030	3	11,771	13.5%	47.4%	$643,626	20.8%	61.6%	$54.68
2031	1	1,432	1.6%	49.1%	$80,208	2.6%	64.2%	$56.01
2032	1	19,374	22.3%	71.3%	$617,644	20.0%	84.2%	$31.88
2033	1	2,253	2.6%	73.9%	$89,872	2.9%	87.1%	$39.89
2034	0	0	0.0%	73.9%	$0	0.0%	87.1%	$0.00
2035	1	1,325	1.5%	75.4%	$70,121	2.3%	89.3%	$52.92
2036	1	2,635	3.0%	78.5%	$147,590	4.8%	94.1%	$56.01
2037 & Thereafter	2	5,049	5.8%	84.3%	$182,600	5.9%	100.0%	$36.17
Vacant	0	13,692	15.7%	100.0%	$0	0.0%	100.0%	$0.00
Total/Wtd. Avg.	21	87,056	100.0%		$3,094,334	100.0%		$42.18

(1)	Information is based on the underwritten rent roll dated November 14, 2025 inclusive of contractual rent steps totaling $112,039 through March 31, 2027.
(2)	Certain tenants may have termination options that are exercisable prior to the originally stated expiration date of the subject lease and are not considered in the lease rollover schedule.

The Market. The 1688 Meridian Avenue Property is located in Miami Beach, Florida, within the Miami Beach City Center district, approximately 6.9 miles east of Miami, Florida and approximately 10.9 miles east of Miami International Airport. The 1688 Meridian Avenue Property is located at the northeast corner of Meridian Avenue and 17th Street, one block north of Lincoln Road Mall. Miami Beach is a coastal resort city on the barrier islands between the Atlantic Ocean and Biscayne Bay. Main highways serving the area include Interstate 195, and State Routes A1A, 907, and 934. Public transportation to the 1688 Meridian Avenue Property includes multiple Miami-Dade Transit bus routes and the Miami Beach Trolley, which provides service along Meridian Avenue, Lincoln Road, and Washington Avenue, offering direct connections to downtown Miami, Mid-Beach, and North Beach.

The area surrounding the 1688 Meridian Avenue Property features a dense mix of retail, office, and residential development supported by strong pedestrian activity. Retail uses include Apple Lincoln Road, Nike Miami Beach, CVS, Shake Shack, and Havana 1957. Office uses consist of Regus Meridian Center, WeWork Lincoln Building, and other professional firms and municipal offices along Meridian Avenue and Washington Avenue. According to the appraisal, Miami Beach is a regional destination with approximately 11 million day-trips by residents of the surrounding area. The city is an international destination for annual events, including Art Basel Miami Beach, the South Beach Food and Wine Festival, the Miami International Auto Show, Yachts Miami Beach Show, and the Winter Music Conference.

According to a third-party market research report, the 1688 Meridian Avenue Property is located in the Miami - FL office market within the Miami Beach office submarket. As of October 2025, the Miami Beach office submarket contained 5,281,574 SF of office inventory space with an average rent of $66.36 PSF and a vacancy rate of 9.6%. As of year-end 2024, the Miami Beach office submarket contained 5,265,814 SF of office inventory space with an average rent of $65.17 and a vacancy rate of 10.7%.

According to a third-party market research report, the estimated 2025 population within a one-, three- and five-mile radius of the 1688 Meridian Avenue Property is 27,697, 49,947 and 276,764, respectively, and the estimated 2025 average household income within the same radii is $117,527, $137,494 and $122,975, respectively.

A-3-56

Office – CBD	Loan #7	Cut-off Date Balance:	$28,750,000
1688 Meridian Avenue	1688 Meridian Avenue	Cut-off Date LTV:	52.2%
Miami Beach, FL 33139		UW NCF DSCR:	1.53x
		UW NOI Debt Yield:	10.2%

The table below presents certain information relating to comparable properties to the 1688 Meridian Avenue Property identified by the appraisal:

Comparable Office Leases(1)
Property Name	Year Built/ Renovated	Total NRA (SF)	Tenant Names	Lease Date	Lease Term (Yrs.)	Lease Size (SF)	Base Rent PSF
1688 Meridian Avenue Miami Beach, FL	1961/2024	87,056(2)
404 Washington Avenue Miami Beach, FL	1995/NAV	159,887	Lincoln Alternative Strategies	Nov-25	5.0	1,692	$78.00
429 Lenox Avenue Miami Beach, FL	2005/NAV	81,674	REGUS	May-25	3.0	45,789	$70.78
1111 Lincoln Road Miami Beach, FL	1970/NAV	146,287	Telna City of Miami Beach Pension	Mar-25 Feb-25	3.3 10.7	2,600 2,800	$85.00 $80.00
1674 Meridian Avenue Miami, FL	1959/NAV	32,015	IRA	Feb-24	5.3	1,364	$82.50
555 Washington Avenue Miami Beach, FL	2001/NAV	64,016	NAV	Dec-23	5.0	64,016	$65.00

(1)	Source: Appraisal unless otherwise indicated.
(2)	Information is based on the underwritten rent roll dated November 14, 2025.

Appraisal. The appraisal concluded to an “as-is” appraised value for the 1688 Meridian Avenue Property of $55,100,000 as of October 10, 2025.

Environmental Matters. According to the Phase I environmental report dated December 4, 2025, there was no evidence of any recognized environmental conditions at the 1688 Meridian Avenue Property.

Operating History and Underwritten Net Cash Flow. The following table presents certain information relating to the historical operating performance and underwritten net cash flow at the 1688 Meridian Avenue Property:

Cash Flow Analysis(1)
	2022	2023	2024	TTM 11/30/2025	UW	UW PSF
Base Rent(2)	$2,073,142	$2,800,266	$2,678,541	$2,387,949	$3,094,334	$35.54
Vacant Income	$0	$0	$0	$0	$708,425	$8.14
Gross Potential Rent	$2,073,142	$2,800,266	$2,678,541	$2,387,949	$3,802,759	$43.68
Total Reimbursements	$1,353,725	$1,409,463	$1,616,338	$1,425,010	$1,767,048	$20.30
Net Rental Income	$3,426,867	$4,209,729	$4,294,879	$3,812,959	$5,569,807	$63.98
Less Vacancy & Credit Loss	$0	$0	$0	$0	($988,464)	($11.35)
Other Income	$189,230	$177,947	$184,442	$283,201	$331,885	$3.81
Effective Gross Income	$3,616,097	$4,387,676	$4,479,321	$4,096,159	$4,913,229	$56.44
Total Expenses	$1,717,103	$1,569,246	$2,001,610	$1,878,527	$1,992,444	$22.89
Net Operating Income	$1,898,994	$2,818,430	$2,477,711	$2,217,632	$2,920,785	$33.55
CapEx	$1,000	$0	$0	$2,836	$23,612	$0.27
TI/LC	$0	$0	$0	$0	$134,769	$1.55
Net Cash Flow	$1,897,994	$2,818,430	$2,477,711	$2,214,796	$2,762,405	$31.73

Occupancy %(2)	82.0%	94.0%	85.0%	84.3%	82.3%
NOI DSCR	1.05x	1.56x	1.37x	1.23x	1.62x
NCF DSCR	1.05x	1.56x	1.37x	1.23x	1.53x
NOI Debt Yield	6.6%	9.8%	8.6%	7.7%	10.2%
NCF Debt Yield	6.6%	9.8%	8.6%	7.7%	9.6%

(1)	Base Rent is based on the underwritten rent roll dated November 14, 2025 inclusive of contractual rent steps totaling $112,039 through March 31, 2027.
(2)	UW Occupancy % represents economic occupancy and historical occupancies represent physical occupancy. TTM 11/30/2025 occupancy is based on the underwritten rent roll dated November 14, 2025.

A-3-57

Office – CBD	Loan #7	Cut-off Date Balance:	$28,750,000
1688 Meridian Avenue	1688 Meridian Avenue	Cut-off Date LTV:	52.2%
Miami Beach, FL 33139		UW NCF DSCR:	1.53x
		UW NOI Debt Yield:	10.2%

Escrows and Reserves.

Real Estate Taxes – The 1688 Meridian Avenue Mortgage Loan documents require an upfront deposit of approximately $234,726 and ongoing monthly reserves for real estate taxes in an amount equal to 1/12th of the real estate taxes that the lender estimates will be payable during the next 12 months, initially approximately $51,027.

Insurance – The 1688 Meridian Avenue Mortgage Loan documents require an ongoing monthly insurance reserves in an amount equal to 1/12th of the insurance premiums that the lender estimates will be payable for the renewal of the coverage afforded by the policies upon the expiration thereof; provided, deposits to the monthly insurance reserves on account of insurance premiums will be waived to the extent that the insurance requirements under the 1688 Meridian Avenue Mortgage Loan documents are satisfied pursuant to a blanket policy, such blanket policy is maintained in full force and effect, the insurance premiums for such blanket policy are not paid in installments or financed, and evidence of such blanket policy is provided to the lender in a timely manner. Notwithstanding the foregoing, the above waiver of deposits will not apply to deposits due related to flood insurance premiums, and the borrower will be required to make deposits to the extent such insurance premiums relate to flood insurance.

NFIP Insurance – The 1688 Meridian Avenue Mortgage Loan documents require an upfront deposit of approximately $2,616 and an ongoing monthly NFIP insurance deposit of approximately $344.

Deferred Maintenance – The 1688 Meridian Avenue Mortgage Loan documents require an upfront deposit of approximately $46,748 with respect to immediate required repairs.

Replacement Reserve – The 1688 Meridian Avenue Mortgage Loan documents require an ongoing monthly replacement reserve deposit of $2,176 to be deposited into a replacement reserve account subject to a cap of $78,350.

TI/LC Reserve – The 1688 Meridian Avenue Mortgage Loan documents require an upfront deposit of $750,000 and an ongoing monthly tenant improvements and leasing commissions reserve deposit of $14,509.

Rent Concession Funds – The 1688 Meridian Avenue Mortgage Loan documents require an upfront deposit of approximately $91,747 with respect to the outstanding free rents, rent abatements or other rent concessions.

TATILC Reserves – The 1688 Meridian Avenue Mortgage Loan documents require an upfront deposit of $447,028 with respect to the outstanding tenant allowances, tenant improvements and leasing commissions.

Lockbox and Cash Management. The 1688 Meridian Avenue Mortgage Loan is structured with a hard lockbox and springing cash management upon the occurrence and continuance of a Cash Management Trigger Event (as defined below). Rents from the 1688 Meridian Avenue Property are required to be deposited directly into the lockbox account or, if received by the borrower or the property manager, deposited within two business days of receipt. During the continuance of a Cash Management Trigger Event, all funds in the lockbox account are required to be swept each business day to a lender-controlled cash management account and disbursed in accordance with the 1688 Meridian Avenue Mortgage Loan documents, and all excess funds on deposit in the cash management account (after payment of required monthly reserve deposits, debt service payment on the 1688 Meridian Avenue Mortgage Loan, operating expenses and cash management bank fees) will be applied as follows: (a) if a Material Tenant Trigger Event (as defined below) has occurred and is continuing, to a Material Tenant rollover reserve, (b) if a Cash Sweep Trigger Event (as defined below) has occurred and is continuing (but not a Material Tenant Trigger Event), to the lender-controlled excess cash flow account and (c) if no Cash Management Trigger Event is continuing, to an account designated by the borrower.

A “Cash Management Trigger Event” means a period commencing upon the occurrence of (i) an event of default under the 1688 Meridian Avenue Mortgage Loan documents, (ii) any bankruptcy action involving any of the borrower, the guarantors, the key principals or the property manager, (iii) the trailing 12-month period debt service coverage ratio (“DSCR”) falling below 1.25x, (iv) an indictment of the borrower, the guarantors, an affiliated manager or any director or officer of any such person for fraud or misappropriation of funds or an indictment of a third party manager or any director or officer of a third party manager for fraud or misappropriation of funds related to the 1688 Meridian Avenue Property or (v) a Material Tenant Trigger Event, and expiring upon (a) with respect to clause (i) above, the cure of such event of default, (b) with respect to clause (ii) above, the filing being discharged, stayed or dismissed within 90 days, and the lender’s determination that such filing does not materially affect the borrower’s, the guarantors’, the key principals’ or the property manager’s monetary obligations, (c) with respect to clause (iii) above, the trailing 12-month DSCR being at least 1.25x for two consecutive calendar quarters, (d) with respect to clause (iv) above, (A) the dismissal of the applicable indictment with prejudice, (B) the acquittal of each applicable person with respect to the related charge(s), or (C) the replacement of such affiliated manager or third party manager, as applicable, with a third party qualified manager pursuant to a replacement management agreement in accordance with the 1688 Meridian Avenue Mortgage Loan documents or (e) with respect to clause (v) above, the cure of such Material Tenant Trigger Event.

A “Cash Sweep Trigger Event” means a period commencing upon the occurrence of (i) an event of default under the 1688 Meridian Avenue Mortgage Loan documents, (ii) any bankruptcy action involving any of the borrowers, the guarantors, the key principals or an affiliated manager or (iii) the trailing 12-month period DSCR falling below 1.25x, and expiring upon (a) with respect to clause (i) above, the cure of such event of default, (b) with respect to clause (ii) above, the filing being discharged, stayed or dismissed within 90 days, and the lender’s determination that such filing does not materially affect the borrowers’, the guarantors’, the key principals’ or the property manager’s monetary obligations or (c) with respect to clause (iii) above, the trailing 12-month DSCR being at least 1.25x for two consecutive calendar quarters.

A “Material Tenant Trigger Event” means a period commencing upon the occurrence of (i) a Material Tenant giving written notice to the borrower of its intention to terminate or not extend its Material Tenant lease, (ii) on or prior to the date that is 12 months prior to the then-applicable expiration date under its Material Tenant lease, a Material Tenant not extending such Material Tenant lease on terms and conditions reasonably acceptable to the lender, (iii) on or prior to the date by which a Material Tenant is required under its Material Tenant lease to notify the borrower of its election to extend such Material Tenant lease, such Material Tenant not giving such notice, (iv) an event of default under a Material Tenant lease and continuing beyond any applicable notice and/or cure period, (v) a bankruptcy action of a Material Tenant or a lease guarantor of any Material Tenant lease, (vi) a Material Tenant lease being terminated in whole or in part or is no longer in full force and effect, (vii) a Material Tenant “going dark”, vacating, ceasing to occupy or ceasing to conduct business in the ordinary course at all or a portion of its space a portion of its Material Tenant Space, other than (A) pursuant to one or more subleases of up to 30% in the aggregate of its Material Tenant space or (B) the temporary cessation of operations in connection with remodeling, renovation or

A-3-58

Office – CBD	Loan #7	Cut-off Date Balance:	$28,750,000
1688 Meridian Avenue	1688 Meridian Avenue	Cut-off Date LTV:	52.2%
Miami Beach, FL 33139		UW NCF DSCR:	1.53x
		UW NOI Debt Yield:	10.2%

restoration of the applicable premises or a portion thereof, (viii) a Material Tenant announcing or disclosing publicly, its intention to relocate or vacate all or any portion of its Material Tenant space (other than pursuant to one or more subleases of up to 30% in the aggregate of its Material Tenant space) or (ix) 30% or more of a Material Tenant’s space being marketed for sublease or being subleased by or on behalf of a Material Tenant and expiring upon (a) with respect to clause (i), (ii), (iii), (vi), (vii), (viii) or (ix) above, (1) the applicable Material Tenant lease is extended on terms satisfying the requirements of the 1688 Meridian Avenue Mortgage Loan documents or (2) all or substantially all of the applicable Material Tenant space is leased to a replacement tenant, (b) with respect to clause (i) above, the unconditional revocation or rescission by the applicable Material Tenant of all termination or non-extension notices with respect to its Material Tenant lease, (c) with respect to clause (iv) above, a cure of the applicable event of default, (d) with respect to clause (v) above, the affirmation of the Material Tenant lease in the applicable bankruptcy proceeding and confirmation that the Material Tenant is actually paying all rents and other amounts under its lease (or, if applicable, the discharge or dismissal of the applicable Material Tenant lease guarantor from the applicable bankruptcy proceeding; provided that such bankruptcy (after dismissal or discharge) does not have an adverse effect on such Material Tenant lease guarantor’s ability to perform its obligations under its lease guaranty), (e) with respect to clause (vii) above and if the conditions in clause (i) above are not satisfied, the applicable Material Tenant re-commences its operations at its space or a portion thereof, such that it is no longer “dark”, and has not vacated or ceased to operate business at the 1688 Meridian Avenue Property or a portion thereof, (f) with respect to clause (viii) above and if the conditions in clause (i) above are not satisfied, the retraction by the Material Tenant of all announcements or disclosures of its intention to relocate or vacate any portion of its Material Tenant space and (g) with respect to clause (ix) above and if the conditions in clause (i) above are not satisfied, the cessation of marketing efforts with respect to its Material Tenant space.

A “Material Tenant” means (i) Regus or (ii) any other lease that, individually or together with its affiliates, either (a) leases no less than 20% of the total NRA of the 1688 Meridian Avenue Property or (b) accounts for (or would account for) no less than 20% of the total in-place base rent at the 1688 Meridian Avenue Property.

Property Management. The 1688 Meridian Avenue Property is managed by Jones Lang LaSalle Americas, Inc.

Terrorism Insurance. The 1688 Meridian Avenue Mortgage Loan documents require that the “all risk” insurance policy required to be maintained by the borrower provides coverage for terrorism in an amount equal to the full replacement cost of the 1688 Meridian Avenue Property, as well as business interruption insurance covering the 18-month period following the occurrence of a casualty event, together with a 12-month extended period of indemnity. See “Risk Factors—Risks Relating to the Mortgage Loans—Terrorism Insurance May Not Be Available for All Mortgaged Properties” in the prospectus.

A-3-59

Office – CBD	Loan #8	Cut-off Date Balance:	$27,000,000
255 Greenwich Street	255 Greenwich	Cut-off Date LTV:	52.5%
New York, NY 10007		UW NCF DSCR:	1.90x
		UW NOI Debt Yield:	12.9%

A-3-60

Office – CBD	Loan #8	Cut-off Date Balance:	$27,000,000
255 Greenwich Street	255 Greenwich	Cut-off Date LTV:	52.5%
New York, NY 10007		UW NCF DSCR:	1.90x
		UW NOI Debt Yield:	12.9%

A-3-61

Office – CBD	Loan #8	Cut-off Date Balance:	$27,000,000
255 Greenwich Street	255 Greenwich	Cut-off Date LTV:	52.5%
New York, NY 10007		UW NCF DSCR:	1.90x
		UW NOI Debt Yield:	12.9%

255 Greenwich
255 Greenwich Street
New York, NY 10007
MANHATTAN
Hudson River
East River
Hudson River Park Pier 40
UPS Customer Center
Color Factory - NYC
Nolita
The Bowery Ballroom
Vandam St
Spring St
NYC Fire Museum
The Dominick
SoHo 54 Hotel
6th Ave
West Broadway
Wooster St
Greene St
Mercer St
Broadway
Lafayette St
Broome St
Kenmare St
Little Italy
Italian American Museum
Holland Tunnel
Canal St
Jackie Robinson Museum
Soho Grand Hotel
Grand St
Hunter College MFA Building
Watts St
West St
Washington St
Fouquet's New York
Cristina Grajales Gallery
St. John's Park
Sheraton Tribeca NY Hotel
Museum of Chinese in America
Banksy Museum New York
Mulberry St
Mott St
Elizabeth St
Bowery
HUDSON RIVER GREENWAY
Hubert St
The Roxy Hotel New York
Church St
Walker St
Chinatown
Tribeca
White St
388 Greenwich Street
Greenwich St
Franklin St
Hudson St
Bayard St
New York County Criminal Court
Leonard St
Centre St
Columbus Park
Worth St
Pier 25
33 Thomas Street
NY County Supreme Court
US District Court
Borough of Manhattan Comm. College
Duane St
Ted Weiss Federal Bldg.
Pearl St
Ferry
BMCC Tribeca Performing Arts Center
Reade St
NYC Mun. Building
US Justice Department
St. James Pl
Smyth Tribeca
Chambers St
1 Police Plaza
Warren St. Hotel
Warren St
NY Public Library
Tweed Courthouse
NYC City Hall
Gov. Nelson A. Rockefeller Park
Park Pl
City Hall Park
Park Row
Brooklyn Bridge
Pace University
Schimmel Center
8 Spruce
NewYork-Presbyterian Lower Manhattan Hospital
200 West Street
7 World Trade Ctr.
Woolworth Building
Vessey St
1 World Trade Ctr.
2 World Trade Ctr.
250 Vesey Street
200 Vesey Street
Ann St
Fulton St
North Pool
Westfield WTC
WTC TRANSPORTATION HUB
55 John Street
Water St
Fulton Market Building
Brookfield Place
National September 11 Memorial
Nassau St
John St
North Cove Marina
225 Liberty St
South Pool
3 World Trade Center
Federal Reserve Bank
Platt St
Pearl St
200 Liberty Street
Maiden Ln
South St
5 World Trade Ctr.
Pine St
Financial District
HUDSON RIVER GREENWAY
Metropolitan College of New York
80 Pine Street
Biodome
NY Stock Exchange
Wall St
120 Wall Street
Battery Park City
50 West Street
20 Exchange Place
FDR Drive
Battery Pl
60 Broad Street
1 Financial Square
Alliance Theological Seminary
85 Broad Street
7 Hanover Square
Double Tree NYC - Financial Dist.
The Dead Rabbit
The Skyscraper Museum
The Whitehall Building
25 Water Street
Downtown Manhattan Heliport
Museum of Jewish Heritage – A Living Memorial to the Holocaust
Battery Park
BROOKLYN-BATTERY TUNNEL
One New York Plaza
Castle Clinton Natl. Monument
Astoria
QUEENS
West New York
North Bergen
Weehawken
Central Park
Long Island City
Midtown
Union City
MANHATTAN
Greenpoint
Williamsburg
Hoboken
NEW JERSEY
Greenwich Village
Little Italy
BROOKLYN
JERSEY CITY
Tribeca
Chinatown
Downtown Brooklyn
Brooklyn Heights
Park Slope

A-3-62

Mortgage Loan No. 8 – 255 Greenwich

Mortgage Loan Information				Property Information
Mortgage Loan Seller:	SGFC			Single Asset/Portfolio:	Single Asset
				Location:	New York, NY 10007
Original Balance(1):	$27,000,000			General Property Type:	Office
Cut-off Date Balance(1):	$27,000,000			Detailed Property Type:	CBD
% of Initial Pool Balance:	4.6%			Title Vesting:	Fee
Loan Purpose:	Refinance			Year Built/Renovated:	1987/2024
Borrower Sponsor:	Jack Resnick & Sons, Inc.			Size:	626,617 SF
Guarantor:	Jonathan D. Resnick			Cut-off Date Balance Per SF(1):	$235
Mortgage Rate:	6.4050%			Maturity Date Balance Per SF(1):	$235
Note Date:	11/4/2025			Property Manager:	Jack Resnick & Sons, Inc.
Maturity Date:	12/1/2035				(borrower-related)
Term to Maturity:	120 months			Underwriting and Financial Information
Amortization Term:	0 months			UW NOI(4):	$18,893,213
IO Period:	120 months			UW NCF:	$18,141,272
Seasoning:	4 months			UW NOI Debt Yield(1):	12.9%
Prepayment Provisions:	L(23),YM1(5),DorYM1(85),O(7)			UW NCF Debt Yield(1):	12.3%
Lockbox/Cash Mgmt Status:	Hard/Springing			UW NOI Debt Yield at Maturity(1):	12.9%
Additional Debt Type(1):	Pari Passu			UW NCF DSCR(1):	1.90x
Additional Debt Balance(1):	$120,000,000			Most Recent NOI(4):	$16,402,863 (8/31/2025 TTM)
Future Debt Permitted (Type):	No (NAP)			2nd Most Recent NOI(5):	$16,417,572 (12/31/2024)
Reserves(2)				3rd Most Recent NOI(5):	$18,318,434 (12/31/2023)
Type	Initial	Monthly	Cap	Most Recent Occupancy:	91.7% (10/1/2025)
RE Taxes:	$3,188,067	$273,643	NAP	2nd Most Recent Occupancy:	88.6% (12/31/2024)
Insurance:	$0	Springing	NAP	3rd Most Recent Occupancy:	96.6% (12/31/2023)
Replacement Reserve:	$0	$10,444	NAP	Appraised Value (as of):	$280,000,000 (9/25/2025)
TI/LC Reserve:	$0	$52,218	NAP	Appraised Value Per SF:	$447
Outstanding TI/LCs & LL Work Reserve(3):	$1,623,080	$0	NAP	Cut-off Date LTV Ratio(1):	52.5%
Rent Abatement Reserve(3):	$193,184	$0	NAP	Maturity Date LTV Ratio(1):	52.5%

Sources and Uses
Sources	Proceeds	% of Total	Uses	Proceeds	% of Total
Whole Loan Amount(1):	$147,000,000	97.1%	Loan Payoff:	$145,044,009	95.8%
Borrower Equity:	$4,417,946	2.9%	Upfront Reserves:	$5,004,331	3.3%
			Closing Costs:	$1,369,605	0.9%
Total Sources:	$151,417,946	100.0%	Total Uses:	$151,417,946	100.0%

(1)	The 255 Greenwich Mortgage Loan (as defined below) is part of a whole loan evidenced by seven pari passu promissory notes with an aggregate original principal balance of $147,000,000. The financial information presented in the chart above is based on the 255 Greenwich Whole Loan (as defined below).
(2)	See “Escrows and Reserves”.
(3)	On the loan origination date, the borrower was required to make an upfront deposit of (i) $1,623,080 into a reserve for tenant improvements, landlord work and leasing commissions obligations granted to the tenant NCS Pearson and (ii) approximately $193,184 into a reserve, representing the entire amount of the outstanding rent abatements granted to the tenant NCS Pearson.
(4)	The increase in Most Recent NOI to UW NOI is primarily due to the inclusion of straight-line rent, as well as NCS Pearson taking occupancy for $656,096 in underwritten base rent.
(5)	The decrease in 3rd Most Recent NOI to 2nd Most Recent NOI is primarily due to the tenant WeWork (51,953 square feet) vacating the 255 Greenwich Property (as defined below) in December 2023.

The Mortgage Loan. The eighth largest mortgage loan (the “255 Greenwich Mortgage Loan”) is part of a whole loan evidenced by seven pari passu promissory notes with an aggregate outstanding principal balance as of the Cut-off Date of $147,000,000 (the “255 Greenwich Whole Loan”). The 255 Greenwich Whole Loan is secured by the borrower’s fee interest in a 626,617 SF office property in New York, New York (the “255 Greenwich Property”). The 255 Greenwich Whole Loan was co-originated by Morgan Stanley Bank, N.A. (“MSBNA”) and Societe Generale Financial Corporation (“SocGen”) on November 4, 2025 and Note A-6 was subsequently acquired by Bank of Montreal (“BMO”). The non-controlling Note A-5 with an original principal balance of $27,000,000 represents the 255 Greenwich Mortgage Loan and will be included in the WFCM 2026-C66 securitization trust. The 255 Greenwich Whole Loan is serviced pursuant to the pooling and servicing agreement for the BANK 2025-BNK51 trust. See “Description of the Mortgage Pool—The Whole Loans—The Non-Serviced Pari Passu Whole Loans” and “Pooling and Servicing Agreement—Servicing of the Non-Serviced Mortgage Loans” in the prospectus.

A-3-63

Office – CBD	Loan #8	Cut-off Date Balance:	$27,000,000
255 Greenwich Street	255 Greenwich	Cut-off Date LTV:	52.5%
New York, NY 10007		UW NCF DSCR:	1.90x
		UW NOI Debt Yield:	12.9%

The table below summarizes the promissory notes that comprise the 255 Greenwich Whole Loan.

255 Greenwich Whole Loan Summary
Note	Original Balance	Cut-off Date Balance	Note Holder	Controlling Note
A-1	$65,000,000	$65,000,000	BANK 2025-BNK51	Yes
A-2	$10,000,000	$10,000,000	BANK 2025-BNK51	No
A-3	$10,000,000	$10,000,000	BANK 2025-BNK51	No
A-4	$5,000,000	$5,000,000	BANK 2025-BNK51	No
A-5	$27,000,000	$27,000,000	WFCM 2026-C66	No
A-6	$20,000,000	$20,000,000	BMO 2026-C14	No
A-7	$10,000,000	$10,000,000	BMO 2026-C14	No
Total	$147,000,000	$147,000,000

The Borrower and the Borrower Sponsor. The borrower for the 255 Greenwich Whole Loan is Resnick 255 Greenwich, LLC, a single-purpose Delaware limited liability company with two independent directors in its organizational structure. Legal counsel to the borrower delivered a non-consolidation opinion in connection with the origination of the 255 Greenwich Whole Loan. The borrower is wholly owned by Resnick Murray St. Associates, LP, which is owned by multiple individuals, entities and trusts, most of which are various members of the Resnick family, and none of which have greater than an 18.4% equity stake in the borrower. The borrower is controlled by 75 Park Place Corp (G.P), which is owned by Jonathan D. Resnick (90%), Steven Rotter (5%) and Kalpana Gajjar (5%).

The borrower sponsor is Jack Resnick & Sons, Inc., which, since its founding in 1928, has become one of the largest private owners of commercial real estate in New York City, operating in residential, retail, and commercial building ownership to ground-up development, construction, leasing and management. Jack Resnick & Sons, Inc. currently owns and manages over five million SF of commercial office and retail space and approximately 900 residences in Manhattan. The borrower sponsor developed the 255 Greenwich Property, designed by architect Emery Roth & Sons, in 1987. Other properties developed by the borrower sponsor in Lower Manhattan include One Seaport Plaza, 161 William Street, 200 Chambers Street, and 52 Broadway.

The non-recourse carveout guarantor for the 255 Greenwich Whole Loan is Jonathan D. Resnick, who is the President and third-generation operator of the borrower sponsor.

The Property. The 255 Greenwich Property is comprised of a 13-story Class A office building with one ground floor retail unit, totaling 626,617 SF located in the Tribeca neighborhood of New York, New York. The 255 Greenwich Property is made up of 555,809 SF of office space (88.7% of NRA, 80.6% of underwritten rent), 54,337 SF of retail space, fully leased to Target (8.7% of NRA, 17.3% of underwritten rent), and a parking garage totaling 16,471 SF (2.6% of NRA, 2.1% of underwritten rent), fully leased to Icon Parking offering 100 parking spaces. Built in 1987, the 255 Greenwich Property is situated on an entire city block bound by Greenwich Street to the west, Murray Street to the north, West Broadway to the east, and Park Place to the south totaling 42,601 SF of land area. The borrower sponsor recently completed a $14.3 million renovation in 2020 to replace the building air conditioning unit, make general building enhancements, and perform local law work. As of October 1, 2025, the 255 Greenwich Property was 91.7% leased to eight different tenants, with approximately 84.1% of NRA and 91.5% of underwritten base rent made up of investment-grade tenancy.

Major Tenants.

City University of New York – BMCC (244,092 SF, 39.0% of NRA, 44.0% of underwritten rent). The City University of New York - Borough of Manhattan Community College (“BMCC”) is a public community college in New York City, founded in 1963 as part of the City University of New York (CUNY) system. BMCC grants associate degrees in a wide variety of vocational, business, health, science, engineering and continuing education fields. BMCC currently enrolls more than 20,000 students. The 255 Greenwich Property is known throughout the school as the Murray Building and is mission critical space for BMCC, which includes classrooms, computer labs, conference rooms and a student lounge on floors 2, 3, 10, 11 and 14, as well as BMCC Express on the ground floor, which provides information for both students and the general public that would like to learn more about the college. BMCC has a private entrance to its space at the 255 Greenwich Property along Murray Street. The 255 Greenwich Property is located near the other two major portions of BMCC’s campus, which include Fiterman Hall (directly adjacent), a 15-story academic facility that houses a first floor art gallery, 65 classrooms, 35 computer labs, 130 offices for faculty, library spaces and several large assembly and performance rooms, and the Main Campus (two blocks to the north at 199 Chambers Street), which is the hub of life at the college, spanning four blocks and 4.3 acres. BMCC has been a tenant at the 255 Greenwich Property since 2004, and in 2019, expanded to fully occupy the second and third floors, increasing its total footprint at the 255 Greenwich Property by nearly 50%. BMCC has a lease expiration date of May 31, 2035 and two, 5-year renewal options remaining.

The City of New York – DCAS (217,942 SF, 34.8% of NRA, 27.9% of underwritten rent). The City of New York – Department of Citywide Administrative Services (“DCAS”), is a department of the New York City government tasked with recruiting, hiring, and training City employees, managing 55 public buildings, acquiring, selling, and leasing City property, purchasing over $1 billion in goods and services for City agencies, and overseeing the municipal vehicle fleet, among other things. The 255 Greenwich Property serves as the primary location for the City of New York’s Office of Management and Budget, Office of the Actuary, Mayor’s Office of Contract Services, Department of Information, Technology and Telecommunications, Municipal Water Finance Authority and Transitional Finance Authority. DCAS has occupied the 255 Greenwich Property since 1998, and in 2018, expanded into an additional 10,130 SF of space. Additionally, in 2023, the tenant exercised its five-year extension option early to extend its lease through 2028. The City of New York – DCAS has no renewal options for 207,812 SF of its space that has a lease expiration date of June 30, 2033, and two, 5-year renewal options for 10,130 SF of its space that has a lease expiration date of April 30, 2028.

Target (54,337 square feet, 8.7% of NRA, 17.3% of underwritten base rent). Founded in 1962 and headquartered in Minneapolis, Minnesota, Target is a general merchandise retailer with 1,989 stores across the entire United States. Target has been a tenant at the 255 Greenwich Property since November 2015. Target’s lease has an expiration date of January 31, 2037, with two, 10-year renewal options and no termination options.

A-3-64

Office – CBD	Loan #8	Cut-off Date Balance:	$27,000,000
255 Greenwich Street	255 Greenwich	Cut-off Date LTV:	52.5%
New York, NY 10007		UW NCF DSCR:	1.90x
		UW NOI Debt Yield:	12.9%

The following table presents a summary regarding the major tenants at the 255 Greenwich Property:

Tenant Summary(1)
Tenant Name	Credit Rating (Moody’s/Fitch /S&P)(2)	Tenant SF	Approx.% of SF	Annual UW Rent	% of Total Annual UW Rent	Annual UW Rent PSF	Lease Expiration	Renewal Options	Term. Option (Y/N)
City University of New York - BMCC	Aa1/AA/AA	244,092	39.0%	$13,362,192	44.0%	$54.74	5/31/2035	2 x 5 year	N
The City of New York - DCAS	Aa1/AA/AA	217,942	34.8%	$8,476,334	27.9%	$38.89	Various(3)	Various(3)	N
Target	A2/A/A	54,337	8.7%	$5,243,419	17.3%	$96.50	1/31/2037	2 x 10 year	N
Icahn School of Medicine	NR/NR/NR	14,607	2.3%	$934,813	3.1%	$64.00	5/31/2031	1 x 5 year	N
Cornell University	NR/NR/NR	10,546	1.7%	$728,244	2.4%	$69.05	1/31/2032	1 x 10 year	N
NCS Pearson	NR/NR/NR	11,716	1.9%	$656,096	2.2%	$56.00	4/30/2036	1 x 5 year	N
Icon Parking	NR/NR/NR	16,471	2.6%	$650,250	2.1%	$39.48	12/31/2032	None	N
Medeast, Inc.	NR/NR/NR	4,953	0.8%	$343,491	1.1%	$69.35	5/31/2031	None	N
Subtotal/Wtd. Avg.		574,664	91.7%	$30,394,839	100.0%	$52.89

Vacant Space		51,953	8.3%
Total/Wtd. Avg.		626,617	100.0%

(1)	Information is based on the underwritten rent roll dated October 1, 2025.
(2)	Certain ratings are those of the parent entity, whether or not the parent entity guarantees the lease.
(3)	The City of New York – DCAS has no renewal options for 207,812 SF of its space that has a lease expiration date of June 30, 2033, and two, 5-year renewal options for 10,130 SF of its space that has a lease expiration date of April 30, 2028.

The following table presents certain information relating to the lease rollover schedule at the 255 Greenwich Property:

Lease Rollover Schedule(1)
Year	# of Leases Rolling	SF Rolling	Approx. % of Total SF Rolling	Approx. Cumulative % of SF Rolling	Total UW Rent Rolling	Approx. % of Total Rent Rolling	Approx. Cumulative % of Total Rent Rolling	Annual UW Rent PSF Rolling
MTM/2025	0	0	0.0%	0.0%	$0	0.0%	0.0%	$0.00
2026	0	0	0.0%	0.0%	$0	0.0%	0.0%	$0.00
2027	0	0	0.0%	0.0%	$0	0.0%	0.0%	$0.00
2028	1	10,130	1.6%	1.6%	$592,605	1.9%	1.9%	$58.50
2029	0	0	0.0%	1.6%	$0	0.0%	1.9%	$0.00
2030	0	0	0.0%	1.6%	$0	0.0%	1.9%	$0.00
2031	2	19,560	3.1%	4.7%	$1,278,304	4.2%	6.2%	$65.35
2032	2	27,017	4.3%	9.0%	$1,378,494	4.5%	10.7%	$51.02
2033	1	207,812	33.2%	42.2%	$7,883,729	25.9%	36.6%	$37.94
2034	0	0	0.0%	42.2%	$0	0.0%	36.6%	$0.00
2035	3	244,092	39.0%	81.2%	$13,362,192	44.0%	80.6%	$54.74
2036 & Thereafter	3	66,053	10.5%	91.7%	$5,899,515	19.4%	100.0%	$89.31
Vacant	0	51,953	8.3%	100.0%	$0	0.0%	100.0%	$0.00
Total/Wtd. Avg.(2)	12	626,617	100.0%		$30,394,839	100.0%		$52.89

(1)	Information is based on the underwritten rent roll as of October 1, 2025. Certain tenants may have lease termination options that are not taken into account in the Lease Rollover Schedule.
(2)	Total/Wtd. Avg. Annual UW Rent PSF Rolling excludes vacant space.

The Market. The 255 Greenwich Property is located in Manhattan’s Tribeca neighborhood, on a square block bounded by West Broadway, Murray Street, Greenwich Street and Park Place. The 255 Greenwich Property sits two blocks north of the World Trade Center, the Oculus Transportation Hub, 9/11 Memorial Museum and Memorial Pools, and two blocks northeast of Brookfield Place. Transportation access is from 12 subway lines (1, 2, 3, 4, 5, A, C, E, R, W, J, Z) within a 5-minute walk of the 255 Greenwich Property, as well as PATH access, and ferry access at the Brookfield Place/Battery Park Ferry Terminal for passage to New Jersey and the other boroughs.

According to the appraisal, as of the second quarter of 2025, the vacancy rate in the Downtown West office submarket was approximately 12.7%, with average asking rents of $61.63 PSF and inventory of approximately 35.3 million SF. According to the appraisal, as of the second quarter of 2025, the vacancy rate in the Downtown office market was approximately 16.2%, with average asking rents of $58.42 PSF and inventory of approximately 86.5 million SF. According to the appraisal, the estimated 2024 population within a 0.25-, 0.5-, and 1.0-mile radius of the 255 Greenwich Property was 24,434, 50,684, and 110,129, respectively. According to the appraisal, the 2024 average household income within the same radii was $231,594, $204,307 and $199,116, respectively.

A-3-65

Office – CBD	Loan #8	Cut-off Date Balance:	$27,000,000
255 Greenwich Street	255 Greenwich	Cut-off Date LTV:	52.5%
New York, NY 10007		UW NCF DSCR:	1.90x
		UW NOI Debt Yield:	12.9%

The following table presents recent leasing data for retail tenants at comparable properties with respect to the 255 Greenwich Property:

Comparable Retail Lease Summary
Subject/Neighborhood/Location	Tenant Name	Lease Size (SF)	Lease Date	Rent PSF	Lease Type
255 Greenwich (subject)(1) Financial District New York, NY	Target	54,337	Nov. 2015	$96.50	MG
102 Fulton Street Financial District Manhattan, NY	Luckin Coffee	1,318	Q3 2025	$145.68	MG
62 Fulton Street Financial District Manhattan, NY	Xi’an Famous Foods	2,350	Q1 2025	$89.36	MG
28 Liberty Street Financial District Manhattan, NY	Madman Espresso	956	Q4 2024	$94.14	MG
55 Water Street Financial District Manhattan, NY	Chase	12,500	Q4 2024	$106.96	MG
130 Water Street Financial District Manhattan, NY	Le Jardine Café	4,440	Q3 2024	$77.03	MG
195 Broadway Financial District Manhattan, NY	Brooks Brothers	9,871	Q3 2024	$75.98	MG
86 Broad Street Financial District Manhattan, NY	Oxford Café	2,060	Q2 2024	$110.00	MG
111 Fulton Street Financial District Manhattan, NY	Wendy’s	2,000	Q2 2024	$156.00	MG
5 Hanover Square Financial District Manhattan, NY	Wonder	3,500	Q2 2024	$85.71	MG
20 Broad Street Financial District Manhattan, NY	Subway	783	Q2 2023	$143.04	MG

Source: Appraisal and third-party market research reports.

(1)	Information obtained from the underwritten rent roll other than Neighborhood/Location.

A-3-66

Office – CBD	Loan #8	Cut-off Date Balance:	$27,000,000
255 Greenwich Street	255 Greenwich	Cut-off Date LTV:	52.5%
New York, NY 10007		UW NCF DSCR:	1.90x
		UW NOI Debt Yield:	12.9%

The following table presents recent leasing data for office tenants at comparable properties with respect to the 255 Greenwich Property:

Comparable Office Lease Summary
Subject/Submarket, Market/Location	Year Built/ Renovated	Size (SF)	Tenant Name	Lease Size (SF)	Lease Date	Rent PSF	Lease Type
255 Greenwich (subject)(1) Downtown West, Downtown New York, NY 10007	1987 / 2024	626,617	City University of New York - BMCC The City of New York - DCAS Icahn School of Medicine	244,092 217,942 14,607	Jun. 2015 Mar. 2018 Jun. 2016	$54.74 $38.89 $64.00	MG MG MG
99 Hudson Street Tribeca/City Hall, Downtown Manhattan, NY	1930 / NAP	193,749	Danielle Guizio LLC	12,159	Aug. 2025	$47.04	MG
1 New York Plaza Downtown East, Downtown Manhattan, NY	1970 / 1995	2,582,316	NYS Office of General Services	44,009	Aug. 2025	$45.13	MG
250 Broadway Downtown East, Downtown Manhattan, NY	1962 / NAP	648,000	WeWork	60,305	Jul. 2025	$38.14	MG
225 Liberty Street Downtown West, Downtown Manhattan, NY	1987 / NAP	2,591,244	Invesco (Renewal)	222,846	Jun. 2025	$53.08	MG
32 Old Slip Downtown East, Downtown Manhattan, NY	1987 / NAP	1,161,435	CFG Merchant Solutions	20,585	Apr. 2025	$37.52	MG
55 Broadway Downtown West, Downtown Manhattan, NY	1982 / NAP	363,378	CSA Group NY Architects & Engineers, P.C.	10,557	Mar. 2025	$48.00	MG
120 Wall Street Downtown East, Downtown Manhattan, NY	1929 / 2013	618,801	German American Chamber of Commerce in New York (GACC New York)	11,465	Jan. 2025	$46.69	MG
1 State Street Plaza Downtown East, Downtown Manhattan, NY	1970 / NAP	802,025	IPC Systems Inc.	26,580	Jan. 2025	$53.10	MG
28 Liberty Street Downtown East, Downtown Manhattan, NY	1964 / 2018	2,117,938	New York State Attorney General	34,954	Sep. 2024	$39.55	MG
200 Vesey Street Downtown West, Downtown Manhattan, NY	1986 / NAP	1,268,216	American Express	74,439	Sep. 2024	$50.29	MG

Source: Appraisal and third-party market research reports.

(1)	Information obtained from the underwritten rent roll other than Submarket, Market Location, Year Built/Renovated.

The following table presents information relating to the appraisal’s market rent conclusion for the 255 Greenwich Property:

Market Rent Summary
	Market Rent (PSF)	Lease Term (Months)	Rent Increase Projection	Tenant Improvement (PSF) (New/Renewal)	Leasing Commissions (New/Renewal)	Rent Concession (New/Renewal)	Lease Type (Reimbursements)
Office	$57.00	120	$5.00 PSF Inc. Year 6	$130.00 / $65.00	4.0% / 2.0%	12 months / 6 months	MG
Lower Level Retail	$85.00	120	3.0% per year	$50.00 / $25.00	4.0% / 2.0%	8 months / 4 months	MG
Retail Ground	$125.00	120	3.0% per year	$50.00 / $25.00	4.0% / 2.0%	8 months / 4 months	MG

Source: Appraisal.

Appraisal. The appraisal concluded to an “As-Is” value for the 255 Greenwich Property of $280,000,000 as of September 25, 2025.

Environmental Matters. According to the Phase I environmental site assessment dated October 1, 2025, there was no evidence of any recognized environmental conditions at the 255 Greenwich Property.

A-3-67

Office – CBD	Loan #8	Cut-off Date Balance:	$27,000,000
255 Greenwich Street	255 Greenwich	Cut-off Date LTV:	52.5%
New York, NY 10007		UW NCF DSCR:	1.90x
		UW NOI Debt Yield:	12.9%

Operating History and Underwritten Net Cash Flow. The following table presents certain information relating to the historical operating performance and the underwritten net cash flow at the 255 Greenwich Property:

Cash Flow Analysis
	2022	2023	2024	TTM 8/31/2025	UW	UW PSF
Gross Potential Rent(1)	$31,009,916	$30,564,059	$30,750,060	$30,776,332	$33,356,160	$53.23
Reimbursements	$2,088,783	$2,537,148	$3,039,127	$3,113,588	$3,269,751	$5.22
Other Income(2)	$65,998	$60,833	$57,248	$110,629	$0	$0.00
Less Vacancy & Credit Loss	($644,380)	($1,009,494)	($3,501,795)	($3,261,940)	($2,961,321)	($4.73)
Effective Gross Income	$32,520,317	$32,152,546	$30,344,640	$30,738,609	$33,664,589	$53.72

Real Estate Taxes	$5,316,943	$5,892,246	$6,134,616	$6,384,518	$6,568,686	$10.48
Insurance	$427,145	$521,932	$562,381	$540,957	$477,363	$0.76
Other Expenses(3)	$7,480,256	$7,419,934	$7,230,071	$7,410,271	$7,725,328	$12.33
Total Expenses	$13,224,344	$13,834,112	$13,927,068	$14,335,746	$14,771,377	$23.57

Net Operating Income	$19,295,973	$18,318,434	$16,417,572	$16,402,863	$18,893,213	$30.15
Capital Expenditures	$0	$0	$0	$0	$125,323	$0.20
TI/LC	$0	$0	$0	$0	$626,617	$1.00
Net Cash Flow	$19,295,973	$18,318,434	$16,417,572	$16,402,863	$18,141,272	$28.95

Occupancy %(4)	97.9%	96.6%	88.6%	91.7%	91.1%
NOI DSCR(5)	2.02x	1.92x	1.72x	1.72x	1.98x
NCF DSCR(5)	2.02x	1.92x	1.72x	1.72x	1.90x
NOI Debt Yield(5)	13.1%	12.5%	11.2%	11.2%	12.9%
NCF Debt Yield(5)	13.1%	12.5%	11.2%	11.2%	12.3%

(1)	UW Gross Potential Rent is based on the underwritten rent roll dated as of October 1, 2025. UW Gross Potential Rent includes $1,383,883 in straight line rent for four investment-grade tenants, the City University of NY – Borough of Manhattan Community College, the City of New York – Department of Citywide Administrative Services, Target Corporation, and Cornell University, as well as $37,342 of rent steps taken through September 2026 for two tenants, Medeast and Icon Parking. The increase in Gross Potential Rent and Net Operating Income from TTM 8/31/2025 to UW is primarily due to the inclusion of such straight line rent, as well as new tenant NCS Pearson taking occupancy for $656,096 in underwritten base rent.
(2)	Other Income includes license arrangements, elevator and miscellaneous income.
(3)	Other Expenses includes management fees, general administrative, repairs and maintenance, payroll and utilities.
(4)	Underwritten Occupancy represents economic occupancy and historical occupancies represent physical occupancies.
(5)	DSCR and Debt Yields are based on the 255 Greenwich Whole Loan.

Escrows and Reserves.

Real Estate Tax Escrows – On the loan origination date, the borrower was required to make an upfront deposit of approximately $3,188,067 into a reserve for real estate taxes. In addition, the borrower is required to deposit into a real estate tax reserve, on a monthly basis, an amount equal to 1/12th of the annual estimated tax payments (which currently equates to $273,643 per month).

Insurance Escrows – The 255 Greenwich Whole Loan documents require the borrower to make ongoing monthly deposits into a reserve for insurance premiums in an amount equal to 1/12th of the insurance premiums that the lender estimates will be payable for the renewal of coverage upon the expiration of the insurance policies. However, the borrower will not be required to make the monthly insurance reserve deposit provided that (i) no event of default is continuing, (ii) the liability and casualty policies maintained by the borrower covering the 255 Greenwich Property are part of a blanket or umbrella policy reasonably approved by the lender, and (iii) the borrower provides the lender (x) evidence of renewal of such policies pursuant to the 255 Greenwich Whole Loan documents and (y) no later than 45 days following the inception or renewal of such policies, paid receipts for the related insurance premiums. At origination, there was such a blanket policy in place.

Replacement Reserve – On a monthly basis, the borrower is required to deposit approximately $10,444 into a reserve for capital expenditures.

Rollover Reserve – On the loan origination date the borrower was required to make an upfront deposit of $1,623,080 into a reserve for tenant improvements, landlord work and leasing commissions obligations (collectively, “Leasing Obligations”) granted to the tenant NCS Pearson. In addition the borrower is required to deposit into such reserve, on a monthly basis, an amount equal to approximately $52,218 for future Leasing Obligations.

Rent Concession Reserve - On the loan origination date, the borrower was required to make an upfront deposit of approximately $193,184 into a reserve, representing the entire amount of the outstanding rent abatements granted to the tenant NCS Pearson.

Lockbox and Cash Management. The 255 Greenwich Whole Loan is structured with a hard lockbox and springing cash management. The borrower is required to establish a lockbox account for the benefit of the lender within 30 days of the loan origination date, and within 10 business days after the lockbox account is established, must direct all tenants to deposit rents directly into the lockbox account. If, notwithstanding the foregoing direction, the borrower or property manager receives any rents from the 255 Greenwich Property, they are required to deposit such amounts into the lockbox account within two business days of receipt. In addition, upon the occurrence of a Cash Sweep Event Period (as defined below) the borrower is required to establish a lender-controlled cash management account, into which, during the continuance of a Cash Sweep Event Period, the borrower is required to cause the lockbox bank to transfer all funds on deposit in the lockbox account. Provided no event of default is continuing under the 255 Greenwich Whole Loan,

A-3-68

Office – CBD	Loan #8	Cut-off Date Balance:	$27,000,000
255 Greenwich Street	255 Greenwich	Cut-off Date LTV:	52.5%
New York, NY 10007		UW NCF DSCR:	1.90x
		UW NOI Debt Yield:	12.9%

funds on deposit in the cash management account are required to be applied on each monthly payment date, (i) to fund the required tax and insurance reserve deposits, if any, as described above under “Escrows and Reserves,” (ii) to fund the payment of debt service on the 255 Greenwich Whole Loan, (iii) to pay operating expenses set forth in the annual budget (which is required to be approved by the lender during a Cash Sweep Event Period) and lender-approved extraordinary expenses, (iv) to fund the required monthly deposits into the rollover reserve and the replacement reserve, as described above under “Escrows and Reserves,” and (v) to deposit all remaining amounts in the cash management account into an excess cash flow account to be held as additional collateral for the 255 Greenwich Whole Loan during the continuance of a Cash Sweep Event Period (provided that if a Cash Sweep Event Period is commenced in connection with any combination of clauses (A) (ii) (iii) (iv) and/or (v) of the definition of Cash Sweep Event Period, the lender is required to release funds in such account to the borrower to pay operating expenses, extraordinary expenses, and rollover and replacement reserves to the extent there is insufficient cash flow during any month to pay the same). Upon the termination of any Cash Sweep Event Period, provided that no other Cash Sweep Event Period is continuing, all funds on deposit in such excess cash flow account will be returned to the borrower.

A “Cash Sweep Event Period” means a period:

(A)	commencing upon the earliest of:

(i) the occurrence of an event of default under the 255 Greenwich Whole Loan;

(ii) the debt service coverage ratio being less than 1.25x at the end of any calendar quarter;

(iii) the occurrence of a Tenant Credit Event (as defined below);

(iv) the occurrence of a BMCC Lease Expiration Event (as defined below);

(v) the occurrence of a Tenant Downgrade Event (as defined below); and

(vi) the date that is 18 months prior to the maturity date, if prior to such date DCAS has executed a written agreement to vacate the DCAS space and relocate the personnel in the DCAS space to a location other than the 255 Greenwich Property;

and

(B) expiring upon:

(i) regarding any Cash Sweep Event Period commenced in connection with clause (A)(i) above, the cure or waiver by the lender (if applicable) of such event of default;

(ii) regarding any Cash Sweep Event Period commenced in connection with clause (A)(ii) above, the date that the debt service coverage ratio is equal to or greater than 1.25x for the immediately preceding two consecutive calendar quarters;

(iii) regarding any Cash Sweep Event Period commenced in connection with clause (A)(iii) above, as applicable, (W) the lease of the BMCC/City Tenant (as defined below) is affirmed by the trustee in any such petition, case or proceeding pursuant to a final, non-appealable order of a court of competent jurisdiction, (X) if the Tenant Credit Event is the result of an involuntary petition to which BMCC/City Tenant did not consent, the date that such petition is discharged or dismissed, (Y) the BMCC/City Tenant is open for business and in occupancy of substantially all of the premises leased pursuant to its lease, or (Z) in the event the BMCC/City Tenant is no longer in occupancy, the premises formerly occupied by the BMCC/City Tenant is re-leased to a new tenant on terms and conditions acceptable to the lender in its reasonable discretion;

(iv) regarding any Cash Sweep Event Period commenced in connection with clause (A)(iv) above, (X) BMCC renews or extends the term of its lease in accordance with such lease or on terms reasonably acceptable to the lender, or (Y) substantially all of the premises formerly occupied by BMCC is re-leased in full (or in part, provided that the debt service coverage ratio after taking into account the Adjusted Net Cash Flow (as defined below) attributable to the new lease or leases is at least 1.25x) to one or more new tenants on terms reasonably acceptable to the lender, and each new tenant delivers to the lender an estoppel certificate certifying that such new tenant is in occupancy of substantially all of its space, is open for business, and is paying full, unabated rent with no outstanding remaining landlord obligations (provided, that if the borrower reserves with the lender any free rent to which each applicable tenant is entitled, then such estoppel will not be required to evidence that such tenant is paying full, unabated rent);

(v) regarding any Cash Sweep Event Period commenced in connection with clause (A)(v) above, the BMCC/City Tenant maintains a long-term unsecured debt rating of at least “BBB-” from S&P or an equivalent rating from any of the other rating agencies which rate such entity; and

(vi) regarding any Cash Sweep Event Period commenced in connection with clause (A)(vi) above, (a) substantially all of the premises formerly occupied by DCAS is re-leased in full (or in part, provided that the debt service coverage ratio after taking into account the Adjusted Net Cash Flow attributable to the new lease or leases is at least 1.25x) to one or more new tenants on terms reasonably acceptable to the lender; and (b) the borrower has deposited with the lender an amount of funds sufficient (as determined by the lender in its sole but good faith discretion taking into account all cash then on deposit in the excess cash flow account, which, subject to the terms and conditions of the loan agreement, must be made available to the borrower to pay for such items) to pay for all obligations of the borrower with respect to Leasing Obligations.

“Adjusted Net Cash Flow” means the underwritten net operating income less (a) normalized tenant improvement and leasing commission expenditures equal to $1.00 per square foot per annum, and (b) normalized capital improvements equal to $0.20 per square foot per annum.

“BMCC/City Tenant” means (i) BMCC, which is in occupancy of the BMCC space pursuant to the BMCC lease as of the loan origination date, (ii) DCAS, which is in occupancy of the DCAS space pursuant to the DCAS lease as of the loan origination date, and (iii) any other lessee(s) of the entire or substantially all of the BMCC space (if any) and/or the entire or substantially all of the DCAS space (if any) following the expiration or earlier termination of the BMCC lease and/or the DCAS lease, as applicable.

“BMCC Lease Expiration Event” means the lapse of the day that is 18 months prior to the expiration date set forth in the BMCC lease and BMCC has not otherwise renewed or extended the term of its lease in accordance with such lease or on terms reasonably acceptable to the lender.

“Tenant Credit Event” means a BMCC/City Tenant (a) filing or consenting to the filing of any petition, either voluntary or involuntary, to take advantage of any state or federal bankruptcy or insolvency laws, (b) seeking or consenting to the appointment of a receiver, liquidator or any similar official, (c) taking any action that would cause such entity to become insolvent, or (d) making an assignment for the benefit of creditors.

A-3-69

Office – CBD	Loan #8	Cut-off Date Balance:	$27,000,000
255 Greenwich Street	255 Greenwich	Cut-off Date LTV:	52.5%
New York, NY 10007		UW NCF DSCR:	1.90x
		UW NOI Debt Yield:	12.9%

“Tenant Downgrade Event” means any BMCC/City Tenant (other than any BMCC/City Tenant as set forth in clause (iii) of the definition of “BMCC/City Tenant” that does not have a long-term unsecured debt rating) failing to maintain a long-term unsecured debt rating of at least “BBB-“ from S&P and an equivalent rating from each of the other rating agencies which rate such entity, provided that for purposes of determining the credit ratings of the BMCC/City Tenants (x) with respect to BMCC, such credit rating will be based upon the issuer rating of BMCC (which as of the loan origination date was rated at least AA- by S&P) and (y) with respect to DCAS, such credit rating will be based upon the City of New York general obligation bond issuer rating (which as of the loan origination date was rated at least “AA” by Fitch and S&P and “Aa2” by Moody’s).

Terrorism Insurance. The 255 Greenwich Whole Loan documents require that the borrower obtain and maintain an “all risk” or “special form” insurance policy that provides coverage for loss caused by acts of terrorism in an amount equal to 100% of the full replacement cost of the 255 Greenwich Property, as well as business interruption insurance covering a period of at least 18 months, together with an extended period of indemnity of up to 12 months. For so long as the Terrorism Risk Insurance Act of 2002, as extended and modified by the Terrorism Risk Insurance Program Reauthorization Act of 2015 (“TRIPRA”) is in effect (including any extensions thereof or if another federal governmental program is in effect relating to “acts of terrorism” which provides substantially similar protections), the lender is required to accept terrorism insurance which covers against “covered acts” as defined by TRIPRA (or such other program), so long as TRIPRA (or such other program) continues to cover both domestic and foreign acts of terrorism. Notwithstanding the foregoing, the borrower will not be obligated to expend an amount for terrorism insurance coverage that is more than two times the amount of the annual insurance premium that is payable at such time with respect to its all risk or special form and business interruption policies (without giving effect to the cost of earthquake insurance or terrorism insurance components of such policies) and allocable to the 255 Greenwich Property based on market rates, in any policy year. See “Risk Factors—Risks Relating to the Mortgage Loans—Terrorism Insurance May Not Be Available for All Mortgaged Properties” in the prospectus.

A-3-70

Industrial – Warehouse	Loan #9	Cut-off Date Balance:	$24,500,000
532 East Emaus Street	Air Depot Industrial	Cut-off Date LTV:	62.5%
Middletown, PA 17057		UW NCF DSCR:	1.77x
		UW NOI Debt Yield:	12.1%

A-3-71

Industrial – Warehouse	Loan #9	Cut-off Date Balance:	$24,500,000
532 East Emaus Street	Air Depot Industrial	Cut-off Date LTV:	62.5%
Middletown, PA 17057		UW NCF DSCR:	1.77x
		UW NOI Debt Yield:	12.1%

Air Depot Industrial
532 East Emaus Street
Middletown, PA 17057
HARRISBURG
Paxtonia
Paxton Square
Colonial Commons
Paxton Towne Center
Colonial Park Mall
Windsor Manor
Colonial Park
The Shoppes at Susquehanna
Progress
Progress Plaza
Locust Ln
UPMC Community Hospital
Union Deposit Rd
Dauphin Plaza
Penbrook
The National Civil War Museum
Pepsi Bottling Group
The Point Shopping Ctr.
Rutherford
Lawnton
Amazon Distribution Center
Swatara Square
Hummelstown
Hershey
Hershey Links
Deer Valley GC
Hershey Gardens
Tanger Outlets Hershey
Hersheypark
Giant Center
Hersheypark Stadium
Hershey Plaza
Hershey Square
Penn State College of Medicine
Penn State Health Milton S. Hershey Medical Center
UPS East Zone Regional Hub
Hoernerstown Rd
N. Nyles Rd
N. Progress Ave
Scottsdale Plaza
Harrisburg Mall
High Pointe Commons
S. 19th St
S. Front St
S. Harrisburg St
AMTRAK
DAUPHIN COUNTY
N. Union St
Middletown Rd
Waltonville Rd
Hershey's Distribution Center
New Cumberland
Fairview Commons
Capitol City Airport
Dauphin Highlands GC
Steelton
PA Tpke.
Pennsylvania Turnpike
Philadelphia 90 miles
New Cumberland Army Depot
SUSQUEHANNA RIVER BRIDGE
Highspire
Middletown
Penn State Harrisburg
Westporte Center
Mid-Town Plaza
Harrisburg Intl. Airport
MIDDLETOWN AMTRAK
Susquehanna River
E. Harrisburg Pike
Amazon Distribution Center
Par Line GC
Sunset GC
Old York Rd
Susquehanna Expwy
Fishing Creek Rd
Amazon Distribution Center
River Rd
AMTRAK
Elizabethtown
ELIZABETHTOWN AMTRAK
Goldsboro
YORK COUNTY
Cly Rd
Turnpike Rd
Bossler Rd
Falmouth
River Rd
Old Trail Rd
York Haven
LANCASTER COUNTY
Bainbridge
Baltimore, MD 63 miles
PENNSYLVANIA
MARYLAND
81
22
322
83
283
230
441
76
262
392
382
295
181
39
743
422
341
241

A-3-72

Mortgage Loan No. 9 – Air Depot Industrial

Mortgage Loan Information				Property Information
Mortgage Loan Seller:	BSPRT			Single Asset/Portfolio:	Single Asset
				Location:	Middletown, PA 17057
Original Balance:	$24,500,000			General Property Type:	Industrial
Cut-off Date Balance:	$24,500,000			Detailed Property Type:	Warehouse
% of Initial Pool Balance:	4.2%			Title Vesting:	Fee
Loan Purpose:	Refinance			Year Built/Renovated:	1940/2024
Borrower Sponsor:	Ira J. Miller			Size:	435,880 SF
Guarantor:	Ira J. Miller			Cut-off Date Balance PSF:	$56
Mortgage Rate:	6.4200%			Maturity Date Balance PSF:	$56
Note Date:	12/23/2025			Property Manager:	Self-managed
Maturity Date:	1/6/2036
Term to Maturity:	120 months
Amortization Term:	0 months			Underwriting and Financial Information
IO Period:	120 months			UW NOI(2):	$2,971,500
Seasoning:	3 months			UW NCF:	$2,818,942
Prepayment Provisions:	YM1(116),O(4)			UW NOI Debt Yield:	12.1%
Lockbox/Cash Mgmt Status:	Springing/Springing			UW NCF Debt Yield:	11.5%
Additional Debt Type:	NAP			UW NOI Debt Yield at Maturity:	12.1%
Additional Debt Balance:	NAP			UW NCF DSCR:	1.77x
Future Debt Permitted (Type):	No (NAP)			Most Recent NOI(2):	$2,141,465 (10/31/2025 TTM)
				2nd Most Recent NOI:	$1,823,998 (12/31/2024)
				3rd Most Recent NOI:	$832,067 (12/31/2023)
Reserves(1)				Most Recent Occupancy(3):	91.9% (11/5/2025)
Type	Initial	Monthly	Cap	2nd Most Recent Occupancy:	NAV
RE Taxes:	$70,880	$11,813	NAP	3rd Most Recent Occupancy:	NAV
Insurance:	$92,677	$46,338	NAP	Appraised Value (as of) (3):	$39,200,000 (4/15/2025)
Replacement Reserve:	$0	$3,632	NAP	Appraised Value PSF(3):	$90
TI/LC Reserve:	$0	$9,081	$327,000	Cut-off Date LTV Ratio(3):	62.5%
				Maturity Date LTV Ratio(3):	62.5%

Sources and Uses
Sources	Proceeds	% of Total	Uses	Proceeds	% of Total
Mortgage Loan Amount:	$24,500,000	100.0%	Return of Equity:	$12,292,957	50.2%
			Loan Payoff:	$11,524,951	47.0%
			Closing Costs:	$518,535	2.1%
			Upfront Reserves:	$163,557	0.7%
Total Sources:	$24,500,000	100.0%	Total Uses:	$24,500,000	100.0%

(1)	See "Escrows and Reserves" section below for further discussion.
(2)	UW NOI increased by 38.8% from Most Recent NOI due to recent leasing by Diamond Motor Corporation, Miller Property, Librandi, and Whitman Design Group in 2025, as well as the inclusion of rent steps.
(3)	The Air Depot Industrial Property (as defined below) is currently 91.9% occupied and 97.4% leased. Diamond Motor Corporation recently executed a new lease at the Air Depot Industrial Property for 24,300 SF, which increases Diamond Motor Corporation’s total space to 49,300 SF on June 1, 2027. Due to the step-up, the appraiser included an as-stabilized value of $42,200,000 ($97 PSF) which results in a Cut-off Date LTV Ratio and Maturity Date LTV Ratio of 58.1%.

The Mortgage Loan. The ninth largest mortgage loan (the “Air Depot Industrial Mortgage Loan”) is evidenced by a promissory note in the original principal amount of $24,500,000 and secured by a first priority fee interest in a 435,880 square foot industrial warehouse property located in Middletown, Pennsylvania (the “Air Depot Industrial Property”).

The Borrower and the Borrower Sponsor. The borrower is 532 E. Emaus Street, LLC, a single-purpose, Maryland limited liability company with one independent director.

The borrower sponsor and non-recourse carveout guarantor is Ira J. Miller. Ira J. Miller is the founder of Miller Investments, Miller Property Management and Baltimore Construction. Ira J. Miller has over 40 years of real estate experience and has amassed a large portfolio of buildings including a 110,000 square foot industrial facility in Chambersburg, Pennsylvania.

The Property. The Air Depot Industrial Property is a 435,880 square foot industrial property containing five warehouse buildings located in Middletown, Pennsylvania. Situated on a 29.37-acre site, the Air Depot Industrial Property was constructed in 1940 and renovated in 2024. The Air Depot Industrial Property features 14 to 52-foot clear heights, 12 dock doors and 33 drive-in doors. In addition, approximately 2.30% of the net rentable area at the Air Depot Industrial Property is comprised of office space. Recent renovations to the Air Depot Industrial Property include LED lighting, new gutters, new bathrooms and office cores, new paving and upgrades to dock locking. As of November 5, 2025, the Air Depot Industrial Property was 91.9% occupied by eight tenants as well as a lease for 150 trailer parking spaces by the tenant, Syncreon. The Air Depot Industrial Property has 100 surface parking spaces (excluding the trailer parking spaces) resulting in a parking ratio of approximately 0.23 parking spaces per 1,000 square feet.

A-3-73

Industrial – Warehouse	Loan #9	Cut-off Date Balance:	$24,500,000
532 East Emaus Street	Air Depot Industrial	Cut-off Date LTV:	62.5%
Middletown, PA 17057		UW NCF DSCR:	1.77x
		UW NOI Debt Yield:	12.1%

Major Tenants.

Univar Solutions (196,382 SF; 45.1% of NRA; 57.1% of UW Rent). Headquartered in Downers Grove, Illinois and founded in 1924, Univar Solutions (“Univar”) is a global distributor of specialty chemicals and ingredients that connects chemical manufacturers with industrial and commercial customers across multiple industries. Univar provides chemical distribution and supply chain services including warehousing, transportation, and inventory management, while also offering technical and formulation support to customers. Univar additionally provides digital procurement tools that allow customers to source chemicals and manage orders more efficiently. In 2023, Univar was acquired by funds managed by Apollo Global Management in a transaction valued at approximately $8.1 billion, which included a minority investment from the Abu Dhabi Investment Authority. Univar has been a tenant at the Air Depot Industrial Property since 1998 and most recently executed a 12-year lease in January 2023 with an expiration date of December 31, 2034. Univar has two, five-year extension options remaining.

Midwest Trucking (59,970 SF; 13.8% of NRA; 13.7% of UW Rent). Headquartered in Mansfield, Ohio and founded in 2003, Midwest Trucking is a provider of specialized transportation and logistics solutions serving the automotive recycling industry. Midwest Network operates a logistics network supported by 13 strategic locations across the United States that now serves more than 300 automotive recyclers. In 2025, Midwest Trucking was acquired by Team PRP, a cooperative network of independent automotive recyclers, to support and expand transportation services across its member network. Midwest Trucking executed a 10-year lease at the Air Depot Industrial Property in October 2023 with an expiration date of September 30, 2033. Midwest Trucking has one, five-year extension option with no termination options.

Safway (42,600 SF; 9.8% of NRA; 9.1% of UW Rent). Headquartered in Atlanta, Georgia and founded in 1936, Safway operates as part of BrandSafway, a global provider of access, scaffolding, and industrial services supporting construction, infrastructure, and industrial maintenance projects. Safway supports industries including commercial construction, infrastructure, energy, and manufacturing by providing equipment and services that allow workers to safely perform work at height. In 2017, Safway Group merged with Brand Energy & Infrastructure Services to form BrandSafway, creating one of the largest access and industrial service providers in North America. Safway executed a 10-year lease at the Air Depot Industrial Property in May 2024 with an expiration date of July 31, 2034. Safway has two, five-year extension options with no termination options.

The following table presents certain information relating to the tenancy at the Air Depot Industrial Property:

Tenant Summary(1)
Tenant Name	Credit Rating (Fitch/Moody's/S&P)(2)	Tenant SF	Approx % of Total SF	Annual UW Rent	% of Total Annual UW Rent	Annual UW Rent PSF	Lease Expiration	Renewal Options	Term. Option (Y/N)
Univar	NR/NR/NR	196,382	45.1%	$1,566,202	57.1%	$7.98	12/31/2034	2, 5-year options	N
Midwest Trucking	NR/NR/NR	59,970	13.8%	$376,802	13.7%	$6.28	9/30/2033	1, 5-year option	N
Safway	NR/NR/NR	42,600	9.8%	$248,569	9.1%	$5.83	7/31/2034	2, 5-year options	N
PA Home Outlet	NR/NR/NR	34,449	7.9%	$100,800	3.7%	$2.93	11/30/2029	1, 5-year option	N
Diamond Motor Corporation	NR/NR/NR	25,000	5.7%	$157,700	5.7%	$6.31	5/31/2035	N	N
Librandi	NR/NR/NR	21,985	5.0%	$153,900	5.6%	$7.00	5/31/2028	N	N
Miller Property	NR/NR/NR	10,034	2.3%	$73,045	2.7%	$7.28	2/29/2028	N	N
Whitman Design Group	NR/NR/NR	10,000	2.3%	$67,600	2.5%	$6.76	7/31/2030	N	N
Occupied Collateral Total		400,420	91.9%	$2,744,618	100.0%	$6.85

Vacant Space		35,460(3)	8.1%
Total/Wtd. Avg.		435,880	100.0%

(1)	Based on the underwritten rent roll dated November 5, 2025.
(2)	Represents the credit rating of the parent company, whether or not the parent guarantees the lease.
(3)	The Air Depot Industrial Property is currently 91.9% occupied and 97.4% leased. Diamond Motor Corporation recently executed a new lease at the Air Depot Industrial Property for 24,300 SF, which increases Diamond Motor Corporation’s total space to 49,300 SF on June 1, 2027.

A-3-74

Industrial – Warehouse	Loan #9	Cut-off Date Balance:	$24,500,000
532 East Emaus Street	Air Depot Industrial	Cut-off Date LTV:	62.5%
Middletown, PA 17057		UW NCF DSCR:	1.77x
		UW NOI Debt Yield:	12.1%

The following table presents certain information relating to the lease rollover schedule at the Air Depot Industrial Property:

Lease Rollover Schedule(1)(2)
Year	# of Leases Rolling	SF Rolling	Approx. % of Total SF Rolling	Approx. Cumulative % of SF Rolling	Total UW Rent Rolling	Approx. % of Total Rent Rolling	Approx. Cumulative % of Total Rent Rolling	UW Rent PSF Rolling
MTM/2026	0	0	0.0%	0.0%	$0	0.0%	0.0%	$0.00
2027	0	0	0.0%	0.0%	$0	0.0%	0.0%	$0.00
2028	2	32,019	7.3%	7.3%	$226,945	8.3%	8.3%	$7.09
2029	1	34,449	7.9%	15.2%	$100,800	3.7%	11.9%	$2.93
2030	1	10,000	2.3%	17.5%	$67,600	2.5%	14.4%	$6.76
2031	0	0	0.0%	17.5%	$0	0.0%	14.4%	$0.00
2032	0	0	0.0%	17.5%	$0	0.0%	14.4%	$0.00
2033	1	59,970	13.8%	31.3%	$376,802	13.7%	28.1%	$6.28
2034	2	238,982	54.8%	86.1%	$1,814,771	66.1%	94.3%	$7.59
2035	1	25,000	5.7%	91.9%	$157,700	5.7%	100.0%	$6.31
2036 & Thereafter	0	0	0.0%	91.9%	$0	0.0%	100.0%	$0.00
Vacant(3)	0	35,460	8.1%	100.0%	$0	0.0%	100.0%	$0.00
Total/Wtd. Avg.	8	435,880	100.0%		$2,744,618	100.0%		$6.85(4)
(1)	Based on the underwritten rent roll dated November 5, 2025.
(2)	Certain tenants may have lease termination options that are exercisable prior to the stated expiration date of the subject lease or leases which are not considered in the Lease Rollover Schedule.
(3)	Vacant space includes a 24,300 square foot step-up as part of Diamond Motor Corporation’s lease in 2027.
(4)	Total/Wtd. Avg. UW Rent PSF Rolling excludes vacant space.

The Market. The Air Depot Industrial Property is located in Middletown, Pennsylvania, within the eastern submarket of the Harrisburg-Carlisle core-base statistical area (the “Harrisburg CBSA”). The region, comprising Cumberland, Dauphin and Perry counties, is home to Harrisburg, the capital of Pennsylvania. The Harrisburg CBSA employment is dominated by the trade transportation and utilities sector with a mix of education and health services and government lagging closely behind. These three industries make up 56.8% of the overall employment based off 2024 estimates. Major employers with the Harrisburg CBSA include the Pennsylvania Higher Education Assistance Agency, Pennsylvania Department of Transportation, Pennsylvania Department of Human Services, Legislative Office of The Commonwealth of Pennsylvania and Pennsylvania Department of Revenue. The Air Depot Industrial Property is located 5 miles southeast of the City of Harrisburg and is bordered to the north and west by Swatara Township, to the east by Derry Township and to the south by Steelton, Highspire and Middletown Township and the Susquehanna River. Regional access to the Air Depot Industrial Property is provided by Pennsylvania Turnpike (I-76), Interstate 81, Route 283 and US Route 11. The Air Depot Industrial Property is situated between two exits off Route 283, which provides access immediately west to the Pennsylvania Turnpike and southeast to Lancaster.

According to the appraisal, the Air Depot Industrial Property is located within the PA I-81 & I-78 industrial market and the Central PA industrial submarket. As of the first quarter of 2025, the PA I-81 & I-78 industrial market reported inventory of approximately 423,860,948 square feet with a 7.5% vacancy rate and an average asking rent of $8.81 per square foot. As of the first quarter of 2025, the Central PA industrial submarket reported inventory of approximately 131,880,519 square feet with a 4.7% vacancy rate and an average asking rent of $8.67 per square foot.

The following table presents certain information relating to the appraisal’s market rent conclusions for the Air Depot Industrial Property:

Market Rent Summary
Industrial Space
Market Rent (PSF)	$5.95
Lease Term (Years)	5
Lease Type	NNN
Escalations	3.5% annually
Tenant Improvements (New/Renewal)	$3.00/$1.00
Leasing Commissions (New/Renewal)	5.25%/3.75%
Free Rent (Months) (New/Renewal)	3/0

A-3-75

Industrial – Warehouse	Loan #9	Cut-off Date Balance:	$24,500,000
532 East Emaus Street	Air Depot Industrial	Cut-off Date LTV:	62.5%
Middletown, PA 17057		UW NCF DSCR:	1.77x
		UW NOI Debt Yield:	12.1%

The following table presents comparable industrial leases with respect to the Air Depot Industrial Property:

Comparable Industrial Leases(1)
Property Name/Location	Year Built/ Renovated	Total GLA (SF)	Tenant	Tenant Size (SF)	Lease Start Date	Lease Term (years)	Annual Base Rent PSF	Lease Type
Air Depot Industrial 532 East Emaus Street Middletown, PA	1940/2024	435,880(2)
1499 East Philadelphia Street York, PA	1953/1970	176,000	Current Offering	176,000	May-25	5.0	$5.50	NNN
101 Carleton Avenue Hazleton, PA	1920/2021	185,100	Current Offering	185,100	May-25	5.0	$6.80	NNN
2802 South Turnpike Drive Middletown, PA	1973/NAP	60,894	SEL Holdings	15,318	Nov-24	3.0	$7.75	NNN
181 Fulling Mill Road Middletown, PA	1999/NAP	185,988	K&M Tire	53,135	Nov-24	5.0	$7.80	NNN
601 Memory Lane Springettsbury Township, PA	1953/2004	1,524,977	LSC Communication	597,600	Apr-24	7.0	$7.00	NNN
50 Rock Street Hughestown, PA	1965/1983	117,517	Kappa Graphics, LLC	117,517	Apr-24	20.0	$5.97	NNN
201 Cumberland Parkway Mechanicsburg, PA	1986/1999	563,800	Schneider Electric	340,000	Jan-24	2.8	$7.85	NNN
2571 Mitchell Avenue Allentown, PA	1974/NAP	64,379	Alleguard	64,379	Oct-23	20.0	$7.61	NNN
(1)	Information obtained from the appraisal.
(2)	Information obtained from the underwritten rent roll dated November 5, 2025.

Appraisal. The appraisal concluded to an “As-Is” value for the Air Depot Industrial Property of $39,200,000 as of April 15, 2025 and an “As-Stabilized” value of $42,200,000 with an anticipated stabilized date of July 1, 2027.

Environmental Matters. According to the Phase I environmental site assessment dated April 28, 2025, there was no evidence of any recognized environmental conditions at the Air Depot Industrial Property.

A-3-76

Industrial – Warehouse	Loan #9	Cut-off Date Balance:	$24,500,000
532 East Emaus Street	Air Depot Industrial	Cut-off Date LTV:	62.5%
Middletown, PA 17057		UW NCF DSCR:	1.77x
		UW NOI Debt Yield:	12.1%

Operating History and Underwritten Net Cash Flow. The following table presents certain information relating to the underwritten net cash flow at the Air Depot Industrial Property:

Cash Flow Analysis
	2023	2024	10/31/2025 TTM	UW	UW PSF
Base Rent	$1,398,651	$1,840,384	$2,132,437	$2,967,403	$6.81
Grossed Up Vacant Space	$0	$0	$0	$0	$0.00
Gross Potential Rent	$1,398,651	$1,840,384	$2,132,437	$2,967,403	$6.81
Total Recoveries	$780,871	$846,137	$903,475	$1,243,019	$2.85
Net Rental Income	$2,179,523	$2,686,521	$3,035,912	$4,210,422	$9.66
(Vacancy & Credit Loss)	$0	$0	$0	($222,785)	($0.51)
Parking Income(1)	$0	$135,000	$329,400	$336,960	$0.77
Effective Gross Income	$2,179,523	$2,821,521	$3,365,312	$4,324,597	$9.92

Real Estate Taxes	$102,828	$127,896	$133,877	$137,631	$0.32
Insurance	$441,790	$520,037	$387,777	$539,864	$1.24
Management Fee	$65,386	$84,646	$100,959	$129,738	$0.30
Other Operating Expenses	$737,452	$264,944	$601,233	$545,864	$1.25
Total Expenses	$1,347,456	$997,523	$1,223,847	$1,353,097	$3.10

Net Operating Income(2)	$832,067	$1,823,998	$2,141,465	$2,971,500	$6.82
Replacement Reserves	$43,588	$43,588	$43,588	$43,588	$0.10
TI/LC	$108,970	$108,970	$108,970	$108,970	$0.25
Net Cash Flow	$679,509	$1,671,440	$1,988,907	$2,818,942	$6.47

Occupancy %(3)	NAV	NAV	NAV	92.5%
NOI DSCR	0.52x	1.14x	1.34x	1.86x
NCF DSCR	0.43x	1.05x	1.25x	1.77x
NOI Debt Yield	3.4%	7.4%	8.7%	12.1%
NCF Debt Yield	2.8%	6.8%	8.1%	11.5%

(1)	Parking Income includes 150 trailer parking spaces leased to Syncreon, expiring July 31, 2029.
(2)	UW Net Operating Income increased by 38.8% from 10/31/2025 TTM Net Operating Income due to recent leasing by Diamond Motor Corporation, Miller Property, Librandi, and Whitman Design Group in 2025, as well as the inclusion of rent steps.
(3)	The UW Occupancy % represents the in-place economic occupancy.

Escrows and Reserves.

Real Estate Tax Escrows – On the loan origination date, the borrower was required to make an upfront deposit of approximately $70,880 into a reserve for real estate taxes. In addition, the borrower is required to deposit into a real estate tax reserve, on a monthly basis, an amount equal to 1/12th of the annual estimated tax payments (which currently equates to $11,813).

Insurance Escrows – On the loan origination date, the borrower was required to make an upfront deposit into a reserve for insurance premiums of approximately $92,677. In addition, the borrower is required to make ongoing monthly deposits into such reserve in an amount equal to 1/12th of the insurance premiums due for renewal of the required insurance coverage (which currently equates to $46,338). The Air Depot Industrial Mortgage Loan documents permit the borrower to obtain a blanket insurance policy, subject to lender approval and satisfaction of the applicable coverage requirements, however, monthly insurance reserves will still be required notwithstanding such blanket coverage .. If the lender determines that the amounts on deposit or scheduled to be deposited in the insurance account will be insufficient to pay insurance premiums in full when due, the borrower is required to fund such deficiency in an amount reasonably determined by the lender. In addition, not less than 10 days prior to the expiration of the policies previously furnished to the lender, the borrower is required to deliver certificates of insurance and, if requested by the lender, other acceptable documentation evidencing such policies, together with evidence satisfactory to the lender of payment of the premiums then due. Any blanket insurance policy is subject to lender approval and must provide the same protection as a separate policy insuring only the Air Depot Industrial Property.

Replacement Reserve – On a monthly basis, the borrower is required to deposit approximately $3,632 into a reserve for capital expenditures. The lender may reassess the amount necessary for capital expenditures from time to time based on updated property condition reports and may require the borrower to increase such monthly deposits upon 30 days’ notice if lender determines, in its reasonable discretion, that an increase is necessary to maintain proper operation of the Air Depot Industrial Property.

TI/LC Reserve – On a monthly basis, the borrower is required to deposit approximately $9,081 into a reserve for tenant improvements and leasing commissions that may be incurred up to a cap of $327,000. To the extent amounts in the reserve equal or exceed the cap, the borrower is not required to make such monthly deposits. The lender may reassess its estimate of the amount necessary for tenant improvements and leasing commissions from time to time and may require the borrower to increase such monthly deposits upon 30 days’ notice if lender determines, in its reasonable discretion, that such increase is necessary to maintain proper operation of the Air Depot Industrial Property.

Lockbox and Cash Management. The Air Depot Industrial Mortgage Loan is structured with a springing lockbox and springing cash management. During the continuance of a Cash Sweep Period (as defined below) the borrower is required to establish a lender-controlled lockbox account and send tenant

A-3-77

Industrial – Warehouse	Loan #9	Cut-off Date Balance:	$24,500,000
532 East Emaus Street	Air Depot Industrial	Cut-off Date LTV:	62.5%
Middletown, PA 17057		UW NCF DSCR:	1.77x
		UW NOI Debt Yield:	12.1%

direction letters to all tenants at the Air Depot Industrial Property instructing them to deposit all rent and other sums due under their lease directly into the lockbox account. During the continuance of a Cash Sweep Period, funds on deposit in the lockbox account will be transferred on a daily basis to a lender-controlled account and applied by the lender in accordance with the Air Depot Industrial Mortgage Loan documents. In addition, the lockbox account is required to be established within 10 business days following the earlier to occur of (i) a Cash Sweep Period and (ii) the date that is three months prior to the date on which any of the events described in clause (a) of the definition of Specified Tenant Sweep Event (as defined below) are scheduled to occur.

A “Cash Sweep Period” will commence upon (i) the occurrence and continuance of an event of default, (ii) the debt service coverage ratio being less than 1.10x, and (iii) the occurrence and continuance of a Specified Tenant Sweep Event; and will end upon (x) with respect to clause (i) above, a cure of such event of default, (y) with respect to clause (ii) above, the date that the debt service coverage ratio remains at or above 1.15x for two consecutive calendar quarters, and (z) with respect to clause (iii) above, a cure of such Specified Tenant Sweep Event. During the continuance of a Cash Sweep Period, all excess cash flow remaining after the payment of debt service and all applicable reserves will be held by the lender as additional collateral for the Air Depot Industrial Mortgage Loan, and any such excess cash flow will be released to the borrower upon the cessation of such Cash Sweep Period.

A “Specified Tenant Sweep Event” will commence upon any of the following: (i) a Specified Tenant (as defined below) defaults under its lease beyond all applicable notice and cure periods; (ii) a Specified Tenant goes dark, vacates, abandons or ceases ordinary course business operations at 50% or more of the space leased under such Specified Tenant’s lease, or gives notice of its intent to do any of the foregoing; (iii) any bankruptcy or similar insolvency of a Specified Tenant; (iv) a Specified Tenant terminates, cancels or surrenders its lease, or gives notice of its intent to do any of the foregoing; (v) the earlier of (a) the date that is 12 months prior to the scheduled expiration date of such Specified Tenant’s lease or (b) the date under such Specified Tenant’s lease by which such Specified Tenant is required to give notice of its exercise of a renewal option thereunder, unless the conditions set forth in clause (E) of the definition of Specified Tenant Sweep Event Cure (as defined below) have already occurred; and (vi) if such Specified Tenant has long-term senior unsecured debt rated by a Rating Agency, the reduction, downgrade or lowering of such rating by two or more levels or notches from the rating applicable as of the relevant Specified Tenant Rating Date (as defined below).

“Specified Tenant Sweep Event Cure” means, with respect to: (A) clause (i) in the definition of Specified Tenant Sweep Event, if all defaults under the applicable Specified Tenant’s lease have been cured and such cures accepted by borrower; (B) clause (ii) in the definition of Specified Tenant Sweep Event, if the applicable Specified Tenant resumes ordinary course business operations during customary hours at all of the space leased under such Specified Tenant’s lease and delivers to lender a tenant estoppel certificate in form and substance acceptable to lender; (C) clause (iii) in the definition of Specified Tenant Sweep Event, if the applicable Specified Tenant is no longer insolvent or subject to any bankruptcy or insolvency proceedings and has affirmed the applicable lease pursuant to a final, non-appealable order of a court of competent jurisdiction; (D) clause (iv) in the definition of Specified Tenant Sweep Event, if the applicable Specified Tenant revokes any notification of any termination, cancellation or surrender of its lease, resumes ordinary course business operations during customary hours at all of the space leased under such lease and delivers to lender a tenant estoppel certificate in form and substance acceptable to lender; (E) clause (v) in the definition of Specified Tenant Sweep Event, if lender receives evidence, in form and substance satisfactory to lender, that such Specified Tenant has extended or renewed its lease for the entire space pursuant to terms and conditions acceptable to lender, with no outstanding landlord obligations, including leasing commissions, owed thereunder (unless sufficient funds to cover such costs are deposited in a lease sweep reserve, and such Specified Tenant is in occupancy of its space, open for business and paying full, unabated rent (unless sufficient funds to cover such amounts are deposited in a lease sweep reserve; and (F) clause (vi) in the definition of Specified Tenant Sweep Event, if the Specified Tenant’s rating is increased to at least the same rating assigned to such Specified Tenant as of the applicable Specified Tenant Rating Date and remains at or above such rating for two consecutive calendar quarters thereafter. With respect to any Specified Tenant Sweep Event, a Specified Tenant Sweep Event will also end if substantially all of the space leased to the Specified Tenant is leased to one or more replacement tenants on terms acceptable to lender, all landlord obligations have been satisfied in full (or sufficient funds are escrowed in a lease sweep reserve for such purposes), such replacement tenant or tenants are in occupancy, open for business and paying full, unabated rent under their respective leases (or sufficient funds are escrowed in a lease sweep reserve to cover applicable operating shortfalls), and such replacement tenants deliver acceptable tenant estoppel certificates to lender.

A “Specified Tenant” means, individually and collectively, Univar and any other tenant leasing 70,000 or more square feet at the Air Depot Industrial Property (and any parent company of any of the foregoing, and any guarantor of any such tenant’s lease, as applicable), and any replacement tenant occupying all or a portion of the space leased to Univar as of origination (and any parent company thereof, and any guarantor of such replacement tenant’s lease, as applicable).

“Specified Tenant Rating Date” means, with respect to any Specified Tenant, (x) the origination date, if such Specified Tenant was a Specified Tenant and was rated as of the origination date, (y) the date the lease with such Specified Tenant was entered into, if such Specified Tenant enters into its lease after the origination date and is rated as of the date such lease is entered into, or (z) the date that such Specified Tenant is initially so rated, if such Specified Tenant is not rated as of the origination date or the date its lease is entered into, as applicable.

Terrorism Insurance. The Air Depot Industrial Mortgage Loan documents require that the insurance policies required to be maintained by the borrower provide coverage for terrorism to the extent any such policy contains a terrorism exclusion, as well as rental loss and/or business interruption insurance covering at least the 12-month period following the occurrence of a casualty event, together with an extended period of indemnity. See “Risk Factors—Risks Relating to the Mortgage Loans—Terrorism Insurance May Not Be Available for All Mortgaged Properties” in the prospectus.

A-3-78

Retail – Outlet Center	Loan #10	Cut-off Date Balance:	$18,000,000
5103-5135 Factory Shops Boulevard	Ellenton Premium Outlets	Cut-off Date LTV:	60.6%
Ellenton, FL 34222		UW NCF DSCR:	2.31x
		UW NOI Debt Yield:	15.2%

A-3-79

Retail – Outlet Center	Loan #10	Cut-off Date Balance:	$18,000,000
5103-5135 Factory Shops Boulevard	Ellenton Premium Outlets	Cut-off Date LTV:	60.6%
Ellenton, FL 34222		UW NCF DSCR:	2.31x
		UW NOI Debt Yield:	15.2%

Anchor
Vacant
Columbia
VACANT
Calvin Klein
ZALES
Huk
NAUTICA
TALBOTS
LACOSTE
COACH
LOFT
OFF 5TH
TORRID
VANS
EXPRESS
J.CREW
vf OUTLET
carter's
chico's
SAS
KAY
PLACE
JOCKEY
PACSUN
LEVI'S
CONVERSE
adidas
GAP
OLD NAVY
HOT TOPIC
Lids

A-3-80

Retail – Outlet Center	Loan #10	Cut-off Date Balance:	$18,000,000
5103-5135 Factory Shops Boulevard	Ellenton Premium Outlets	Cut-off Date LTV:	60.6%
Ellenton, FL 34222		UW NCF DSCR:	2.31x
		UW NOI Debt Yield:	15.2%

Tampa 36 miles
HILLSBOROUGH COUNTY
Tampa Bay
Airport Manatee
Tamiami Trail
St. Petersburg 15 miles
SUNSHINE SKYWAY BRIDGE
Terra Ceia Preserve State Park
Moccasin Wallow Golf Club
Terra Ceia
69th St E.
Parrish
Terra Ceia Aquatic Preserve
Terra Ceia Bay
S. Tamiami Trail
49th St E.
39th St E.
Mendoza Rd
Golf Course Rd
Erie Rd
Ellenton Ice and Sports Complex
Creekside Commons
The Club at River Wilderness
Parkwood Square Shopping Center
Fort Hamer Rd
Terra Ceia Bay Country Club
Memphis
36th Ave E.
Ellenton Premium Outlets
5103-5135 Factory Shops Boulevard
Ellenton, FL 34222
Snead Island
Memphis Rd
Palmetto
Palmetto Village
Ellenton
8th Ave W.
Bradenton Area Convention Center
Manatee River
Waterlefe Golf and River Club
Upper Manatee River Rd
River Strand Golf and Country Club
West Bradenton
Manatee Memorial Hospital
Tom Bennett Park
Manatee Ave W.
Manatee Ave E.
DOWNTOWN BRADENTON
Manatee Village Historical Park
Traveler's Oasis
Links at Greenfield Plantation
Bradenton Country Club
17th Ave W.
LECOM Park
27th St E.
Rye Rd E.
HCA Florida Blake Hospital
Lakewood Ranch Plaza
G.T. Bray Park
Bradenton
Braden River
West Samoset
MANATEE COUNTY
59th St W.
Cortez Rd
College Plaza
301 Blvd W.
Cortez Plaza
Manatee County Golf Course
South Bradenton
Oneco Town Center
Rosedale Golf and Country Club
53rd Ave W.
Manatee Technical College W. Campus
53rd Ave E.
Creekwood Crossing
Lorraine Rd
IMG Academy
Bayshore Gardens
Oneco
Tara Golf and Country Club
Washington Blvd
Lakewood Walk
State College of Florida - SCF Bradenton
Bayshore Gardens Shopping Ctr.
63rd Ave E.
Lockwood Ridge Rd
The River Club
Sara Bay Golf and Country Club
9th St E.
Honore Ave
Lakewood Ranch Blvd
Whitfield Ave
Whitfield
Sarasota Bay
Sarasota/Bradenton Intl. Airport
Tallevast Rd
Palm-Aire Country Club
University Park Country Club
USF Sarasota-Manatee
University Park
Shoppes at University Center
Main Street at Lakewood Ranch
New College of Florida
Centre at University Parkway
University Pkwy
The Mall at University Town Center
Sarasota
SARASOTA COUNTY
Ocala
Daytona Beach
Atlantic Ocean
Deltona
Spring Hill
Winter Park
ORLANDO
Winter Garden
Kissimmee
Palm Harbor
Melbourne
TAMPA
Lakeland
Clearwater
Winter Haven
Brandon
Palm Bay
ST. PETERSBURG
Bradenton
Ellenton
Port St. Lucie
Sarasota
Gulf of Mexico
Cape Coral
Ft. Myers
275
19
41
75
301
64
684
70

A-3-81

Mortgage Loan No. 10 – Ellenton Premium Outlets

Mortgage Loan Information				Property Information
Mortgage Loan Seller:	SGFC			Single Asset/Portfolio:	Single Asset
				Location:	Ellenton, FL 34222
Original Balance(1):	$18,000,000			General Property Type:	Retail
Cut-off Date Balance(1):	$18,000,000			Detailed Property Type:	Outlet Center
% of Initial Pool Balance:	3.1%			Title Vesting:	Fee
Loan Purpose:	Refinance			Year Built/Renovated:	1991/2015
Borrower Sponsor:	Simon Property Group, L.P.			Size:	477,175 SF
Guarantor:	Simon Property Group, L.P.			Cut-off Date Balance PSF(1):	$251
Mortgage Rate:	6.2080%			Maturity Date Balance PSF(1):	$251
Note Date:	11/18/2025			Property Manager:	Simon Management Associates, LLC
Maturity Date:	12/1/2035				(borrower-related)
Original Term to Maturity:	120 months			Underwriting and Financial Information
Original Amortization Term:	0 months			UW NOI:	$18,228,803
IO Period:	120 months			UW NCF:	$17,436,692
Seasoning:	4 months			UW NOI Debt Yield(1):	15.2%
Prepayment Provisions:	L(28),D(85),O(7)			UW NCF Debt Yield(1):	14.5%
Lockbox/Cash Mgmt Status:	Hard/Springing			UW NOI Debt Yield at Maturity(1):	15.2%
Additional Debt Type(1):	Pari Passu			UW NCF DSCR(1):	2.31x
Additional Debt Balance(1):	$102,000,000			Most Recent NOI:	$19,698,987 (9/30/2025 TTM)
Future Debt Permitted (Type):	No (NAP)			2nd Most Recent NOI:	$18,986,213 (12/31/2024)
				3rd Most Recent NOI:	$18,777,241 (12/31/2023)
Reserves(2)				Most Recent Occupancy(4):	84.4% (10/15/2025)
Type	Initial	Monthly	Cap	2nd Most Recent Occupancy(5):	85.2% (12/31/2024)
RE Taxes:	$0	Springing	NAP	3rd Most Recent Occupancy(5):	85.2% (12/31/2023)
Insurance:	$0	Springing	NAP	Appraised Value (as of):	$198,000,000 (8/21/2025)
Replacement Reserve:	$0	Springing	NAP	Appraised Value PSF:	$415
TI/LC Reserve:	$0	$60,000	$1,432,000	Cut-off Date LTV Ratio(1):	60.6%
Outstanding TI/LC Reserve(3):	$1,472,100	$0	NAP	Maturity Date LTV Ratio(1):	60.6%

Sources and Uses
Sources	Proceeds	% of Total	Uses	Proceeds	% of Total
Whole Loan Amount:	$120,000,000	66.9%	Loan Payoff:	$178,650,473	99.6%
Borrower Sponsor Equity:	$59,439,911	33.1%	Closing Costs:	$789,438	0.4%
Total Sources:	$179,439,911	100.0%	Total Uses:	$179,439,911	100.0%

(1)	The Ellenton Premium Outlets Mortgage Loan (as defined below) is part of the Ellenton Premium Outlets Whole Loan (as defined below), which is evidenced by four pari passu promissory notes with an aggregate principal balance of $120,000,000. The Cut-off Date Balance PSF, Maturity Date Balance PSF, UW NOI Debt Yield, UW NCF Debt Yield, UW NOI Debt Yield at Maturity, UW NCF DSCR, Cut-off Date LTV Ratio and Maturity Date LTV Ratio numbers presented above are based on the aggregate principal balance of the promissory notes comprising the Ellenton Premium Outlets Whole Loan.
(2)	See “Escrows and Reserves” below for further discussion of reserve information.
(3)	The borrower sponsor provided a guaranty in lieu of the Outstanding TI/LC Reserve.
(4)	The Ellenton Premium Outlets Property (as defined below) was 98.6% occupied as of October 15, 2025, including the Retail Development Program (“RDP”) tenants. These tenants have been excluded from the underwriting as RDP lease terms are for less than a year and can be terminated by the landlord at any time with 30 days’ notice.
(5)	Historical occupancies exclude RDP tenants.

The Mortgage Loan. The tenth largest mortgage loan (the “Ellenton Premium Outlets Mortgage Loan”) is part of a whole loan (the “Ellenton Premium Outlets Whole Loan”) that is evidenced by four pari passu promissory notes in the aggregate original principal amount of $120,000,000 and secured by a first priority fee mortgage encumbering a 477,175 SF retail outlet center located in Ellenton, Florida (the “Ellenton Premium Outlets Property”). The Ellenton Premium Outlets Whole Loan was co-originated by Bank of America, N.A. and Societe Generale Financial Corporation. The Ellenton Premium Outlets Mortgage Loan is evidenced by the non-controlling Note A-3-1, with an original principal balance of $18,000,000. The promissory notes comprising the Ellenton Premium Outlets Whole Loan are summarized in the below table. The Ellenton Premium Outlets Whole Loan is serviced pursuant to the pooling and servicing agreement for the BANK 2025-BNK51 securitization trust. The relationship between the holders of the Ellenton Premium Outlets Whole Loan is governed by a co-lender agreement. See “Description of the Mortgage Pool—The Whole Loans—The Non-Serviced Pari Passu Whole Loans” and “Pooling and Servicing Agreement—Servicing of the Non—Serviced Mortgage Loans” in the prospectus.

A-3-82

Retail – Outlet Center	Loan #10	Cut-off Date Balance:	$18,000,000
5103-5135 Factory Shops Boulevard	Ellenton Premium Outlets	Cut-off Date LTV:	60.6%
Ellenton, FL 34222		UW NCF DSCR:	2.31x
		UW NOI Debt Yield:	15.2%

The table below identifies the promissory notes that comprise the Ellenton Premium Outlets Whole Loan.

Ellenton Premium Outlets Whole Loan Summary
Note	Original Balance	Cut-off Date Balance	Note Holder	Controlling Piece
A-1	$70,000,000	$70,000,000	BANK 2025-BNK51	Yes
A-2	$14,000,000	$14,000,000	BANK 2025-BNK51	No
A-3-1	$18,000,000	$18,000,000	WFCM 2026-C66	No
A-3-2	$8,000,000	$8,000,000	BMO 2026-C14	No
A-4	$10,000,000	$10,000,000	BMO 2026-C14	No
Total	$120,000,000	$120,000,000

The Borrower and the Borrower Sponsor. The borrower for the Ellenton Premium Outlets Whole Loan is Gulf Coast Factory Shops Limited Partnership, an Illinois limited partnership and single purpose entity. The non-recourse carveout guarantor and borrower sponsor for the Ellenton Premium Outlets Whole Loan is Simon Property Group, L.P. (“Simon”). Simon’s liability as the non-recourse carveout guarantor (or if any affiliate of Simon Property Group, L.P. is the non-recourse carveout guarantor) is limited to 20% ($24,000,000) of the original principal amount of the Ellenton Premium Outlets Whole Loan, plus all reasonable out-of-pocket costs and expenses incurred in the enforcement of the guaranty or preservation of the lender’s rights under the guaranty.

Simon is the operating partnership of Simon Property Group, Inc. (NYSE: SPG / S&P: A-), which is in the ownership of shopping, dining, entertainment and mixed-use destinations and an S&P 100 company. As of June 30, 2025, Simon Property Group, Inc. had ownership interests in 194 income-producing properties in the United States, which consisted of 92 malls, 14 Mills, 70 premium outlets, six lifestyle centers and 12 other retail properties across 37 states and Puerto Rico. Additionally, as of June 30, 2025, Simon Property Group, Inc. had ownership interests in 38 international premium outlets, designer outlets and luxury outlet properties primarily located in Asia, Europe and Canada. Simon Property Group, Inc. also owns, through its acquisition of The Taubman Realty Group, LLC, interests in an additional 22 regional, super-regional, and outlet malls in the United States and Asia. Simon Property Group, Inc. also has a 22.4% equity stake (as of June 30, 2025) in Klépierre SA, a publicly traded, Paris-based real estate company, which has ownership interests in shopping centers located in 14 countries in Europe. As of November 2025, Simon Property Group, Inc. had a market cap of approximately $70 billion.

The Property. The Ellenton Premium Outlets Property is a 477,175 SF retail outlet center located in Ellenton, Florida. The Ellenton Premium Outlets Property is comprised of seven buildings situated on 70.05 acres. Parking is provided by 2,400 surface spaces, equating to a ratio of 5.03 spaces per 1,000 SF of NRA. The Ellenton Premium Outlets Property was originally developed in 1991 by Prime Outlets, which was subsequently acquired by the borrower sponsor in 2009. Since acquisition, the borrower sponsor has invested approximately $4.6 million in various capital improvements including landscaping, HVAC, fire safety, roof replacement, paving, lighting, furniture and signage. The Ellenton Premium Outlets Property is the largest outlet shopping center in Southwest Florida serving residents and the approximately 2.9 million annual visitors to the area.

As of October 15, 2025, the Ellenton Premium Outlets Property was 84.4% occupied by a granular rent roll consisting of approximately 86 unique tenants (98.6% occupied including 24 RDP tenants), with no single tenant occupying more than 4.9% of NRA or contributing more than 4.5% of underwritten rent. Historical occupancy at the Ellenton Premium Outlets Property has averaged 98.5%, including RDP tenants, since 2022. The ten largest tenants at the Ellenton Premium Outlets Property account for approximately 23.0% of the underwritten rent. The Ellenton Premium Outlets Property is anchored by Saks Fifth Avenue Off Fifth, Lee Wrangler Clearance Center, Gap Outlet, Nike Factory Store, Adidas, Under Armour and Old Navy, and is home to many national brands including J. Crew Factory Store, Victoria's Secret Clearance, Columbia Sportswear Company, Banana Republic Factory Store, American Eagle Outfitters, Kate Spade and Ann Taylor Factory Store, as well as an indoor food court.

As of the trailing-12 months ending August 31, 2025, the Ellenton Premium Outlets Property generated total sales of approximately $157.1 million. Over the same time period, inline tenants with less than 10,000 SF generated sales of $406 PSF (at an occupancy cost of 13.7%). The comparable store sales at the Ellenton Premium Outlets Property (as shown below) have declined moderately. A major reason for the decline is the disruption in nearby traffic due to the reconstruction of nearby highways I-75 and US 301 by the Florida Department of Transportation. This reconstruction was completed by the end of October 2025.

The following table contains sales history for the Ellenton Premium Outlets Property:

Sales History(1)
	2019	2020(2)	2021	2022	2023	2024	August 2025 TTM
Gross Mall Sales	$174,106,899	$124,418,644	$165,570,307	$176,959,669	$164,356,846	$158,840,445	$157,075,402
Sales PSF (Inline < 10,000 SF)	$437	$299	$452	$464	$430(3)	$406(3)	$406(3)
Occupancy Cost (Inline < 10,000 SF)	14.8%	19.3%	14.4%	14.1%	13.4%(3)	14.3%(3)	13.7%(3)

(1)	Information is as provided by the borrower sponsor, and only includes tenants reporting sales.
(2)	The Ellenton Premium Outlets Property was closed between March 18, 2020 and May 4, 2020 due to COVID-19 restrictions.
(3)	For 2023 onwards, Simon adjusted its comparable sales reporting to include inline stores less than 20,000. The comparable inline sales PSF for this revised reporting methodology are $447 PSF, $420 PSF and $420 PSF for 2023, 2024 and TTM August 2025, respectively.

A-3-83

Retail – Outlet Center	Loan #10	Cut-off Date Balance:	$18,000,000
5103-5135 Factory Shops Boulevard	Ellenton Premium Outlets	Cut-off Date LTV:	60.6%
Ellenton, FL 34222		UW NCF DSCR:	2.31x
		UW NOI Debt Yield:	15.2%

The following table contains anchor and major tenant sales history at the Ellenton Premium Outlets Property:

Tenant Sales
Tenant	SF	2022 Sales/PSF(1)	2023 Sales/PSF(1)	2024 Sales/PSF(1)	August 2025 TTM Sales PSF
Lee Wrangler Clearance Center	23,272	$109	$118	$112	$115
Saks Fifth Avenue Off 5th	19,804	$232	$181	$152	$137
Nike Factory Store	15,076	$1,108	$1,094	$1,017	$1,052
Gap Outlet	11,429	$249	$252	$251	$255
Adidas	10,500	$632	$533	$510	$526
Under Armour	10,055	$578	$577	$538	$501
Polo Ralph Lauren	9,243	$615	$563	$572	$590
Columbia Sportswear Company	8,889	$677	$608	$689	$594
Victoria's Secret Clearance	8,116	$407	$446	$520	$566
Loft Outlet	7,680	$194	$209	$205	$201
Rack Room Shoes	7,137	$628	$554	$505	$499
Skechers	7,080	$426	$506	$505	$522
Calvin Klein	6,638	$251	$242	$241	$243
Charlotte Russe	6,587	$154	$161	$179	$196
American Eagle Outfitters	6,298	$577	$563	$600	$619
(1)	Information is as of December 31, of each respective year as provided by the borrower sponsor.

Major Tenants.

Lee Wrangler Clearance Center (23,272 SF, 4.9% of NRA, 3.3% of underwritten base rent). Lee Wrangler Clearance Center, a division of Kontoor Brands, Inc., (NYSE: KTB) (S&P: BB-/Moody's: Ba2) is a unique discount clothing store chain that specializes in offering a wide selection of clothes, brands sizes and styles at low prices. In 2019, the company was split into Kontoor Brands, Inc., which holds the jeans and outlet stores (Wrangler, Lee, Helly Hansen, Musto and Rock & Republic brands and the VF Outlets), and VF Corporation, which holds the sports apparel and footwear businesses (The North Face, Altra, icebreaker, Smartwool, Vans, Timberland, Eastpak, Kipling and Jansport). Lee Wrangler Clearance Center has been a tenant at the Ellenton Premium Outlets Property since 2008 and has renewed its lease multiple times. After origination, the tenant executed a three-year renewal option extending its lease term through January 31, 2029, with base rent starting at $19.57 PSF plus overage rent equal to 10.0% of sales over a $2,750,000 ($119 PSF) breakpoint. Lee Wrangler Clearance Center reported sales of $118 PSF in 2023, $112 PSF in 2024 and $115 PSF as of TTM August 2025.

Saks Fifth Avenue Off 5th (19,804 SF, 4.2% of NRA, 1.8% of underwritten base rent). Saks Fifth Avenue (“Saks”) is an American luxury department store chain headquartered in New York City. Founded by Andrew Saks, the company offers dresses, blazers, tops, sweaters, jeans, skirts, shoes, bags, jewelry, gift sets and accessories. The original store opened in the F Street shopping district of Washington, D.C. in 1867. Saks expanded into Manhattan with its Herald Square store in 1902 and flagship store on Fifth Avenue in 1924. The company currently has 42 stores across North America. In 1992, the company launched Saks Off 5th to sell off clearance merchandise at a reduced price. Saks Fifth Avenue Off 5th has been a tenant at the Ellenton Premium Outlets Property since May of 1996 and has renewed its lease multiple times. Its current lease extends through October 31, 2031. The tenant’s current base rent is $13.75 PSF. Saks Fifth Avenue Off Fifth reported sales of $181 PSF in 2023, $152 PSF 2024 and $137 PSF as of TTM August 2025.

Nike Factory Store (15,076 SF, 3.2% of NRA, 4.1% of underwritten base rent). Nike Factory Store (S&P: A+/Moody's: A2) offers Nike performance products and athletic wear at discounted prices. Nike operates different types of retail stores, and the primary difference between a Nike store and a Nike factory outlet lies in the types of products they offer and their pricing. These stores often sell products from previous seasons or with minor imperfections, such as cosmetic blemishes or discontinued styles. Nike factory outlet stores provide an opportunity to purchase Nike products at lower prices compared to regular retail stores. Prices are generally lower, with discounts ranging from 20% to 50% off regular retail prices. Nike Factory Store has been a tenant at the Ellenton Premium Outlets Property since March of 2014. After origination, the tenant executed a lease renewal extending the tenant's term through January 31, 2032 at an initial base rent of $41.01 PSF. The tenant is also required to pay overage rent equal to 4.0% of sales over a $16.805 million ($1,115 PSF) breakpoint. Nike Factory Store reported sales of $1,094 PSF in 2023, $1,017 PSF in 2024 and $1,052 PSF as of TTM August 2025.

A-3-84

Retail – Outlet Center	Loan #10	Cut-off Date Balance:	$18,000,000
5103-5135 Factory Shops Boulevard	Ellenton Premium Outlets	Cut-off Date LTV:	60.6%
Ellenton, FL 34222		UW NCF DSCR:	2.31x
		UW NOI Debt Yield:	15.2%

The following table presents certain information relating to the tenancy at the Ellenton Premium Outlets Property:

Tenant Summary(1)
						August 2025 TTM Sales(3)
Tenant Name	Credit Rating (Fitch/ Moody’s/ S&P)(2)	Tenant SF	% of Total SF	Annual UW Rent	% of Total Annual UW Rent	Annual UW Rent PSF	Sales $	Sales PSF	Occ. Cost	Lease Exp	Renewal Option	Term. Option
Lee Wrangler Clearance Center	NR/Ba2/BB-	23,272	4.9%	$499,249	3.3%	$21.45	$2,683,904	$115	18.6%	1/31/2029	None	None
Saks Fifth Avenue Off 5th	NR/NR/NR	19,804	4.2%	$272,305	1.8%	$13.75	$2,709,230	$137	14.5%	10/31/2031	None	None
Nike Factory Store	NR/A2/A+	15,076	3.2%	$633,723	4.1%	$42.04	$16,053,852	$1,065	5.8%	1/31/2032	1, 5-year	None
Old Navy	NR/Ba3/BB	12,771	2.7%	$260,528	1.7%	$20.40	NAV	NAV	NAV	11/30/2035	None	None
Gap Outlet	NR/Ba3/BB	11,429	2.4%	$252,228	1.6%	$22.07	$2,943,987	$258	16.8%	1/31/2027	None	None
Occupied Subtotal/Wtd. Avg.		82,352	17.3%	$1,918,033	12.5%	$23.29

Other Tenants		320,214	67.1%	$13,411,528	87.5%	$41.88
Occupied Total/Wtd. Avg.		402,566	84.4%	$15,329,561	100.0%	$38.08

Vacant Space		74,609	15.6%
Total/Wtd. Avg.		477,175	100.0%

(1)	Based on the underwritten rent roll dated October 15, 2025, UW Rent is inclusive of rent steps through December 2026, with adjustments made for executed leases, pending renewals and tenants that have given notice to vacate.
(2)	Certain ratings are those of the parent company whether or not the parent guarantees the lease.
(3)	All sales information is based upon information provided by the borrower sponsor. In certain instances, sales figures represent estimates because the tenants are not required to report, or otherwise may not have reported, sales information on a timely basis. Further, because sales are self-reported by tenants, such information is not independently verified by the borrower sponsor. The Old Navy lease was executed in November 2025. Accordingly, no sales data is available for the tenant.

The following table presents certain information relating to the lease rollover schedule at the Ellenton Premium Outlets Property:

Lease Rollover Schedule(1)(2)
Year	# of Leases Rolling	SF Rolling	Approx. % of SF Rolling	Approx. Cumulative % of SF Rolling	Total UW Rent Rolling	Approx. % of Total UW Rent Rolling	Approx. Cumulative % of Total UW Rent Rolling	UW Rent PSF Rolling
MTM/2026	9	20,729	4.3%	4.3%	$1,114,150	7.3%	7.3%	$53.75
2027	18	76,845	16.1%	20.4%	$2,749,195	17.9%	25.2%	$35.78
2028	19	79,131	16.6%	37.0%	$2,639,157	17.2%	42.4%	$33.35
2029	19	89,489	18.8%	55.8%	$3,325,196	21.7%	64.1%	$37.16
2030	7	24,479	5.1%	60.9%	$1,295,809	8.5%	72.6%	$52.94
2031	8	57,059	12.0%	72.9%	$2,396,609	15.6%	88.2%	$42.00
2032	3	19,615	4.1%	77.0%	$785,400	5.1%	93.3%	$40.04
2033	3	13,455	2.8%	79.8%	$487,312	3.2%	96.5%	$36.22
2034	1	2,355	0.5%	80.3%	$98,069	0.6%	97.1%	$41.64
2035	2	19,409	4.1%	84.4%	$438,665	2.9%	100.0%	$22.60
2036	0	0	0.0%	84.4%	$0	0.0%	100.0%	$0.00
2037 & Thereafter	0	0	0.0%	84.4%	$0	0.0%	100.0%	$0.00
Vacant	0	74,609	15.6%	100.0%	$0	0.0%	100.0%	$0.00
Total/Wtd. Avg.	89	477,175	100.0%		$15,329,561	100.0%		$38.08(3)

(1)	Based on the underwritten rent roll dated October 15, 2025, UW rent is inclusive of rent steps through December 2026, with adjustments made for executed leases, pending renewals and tenants that have given notice to vacate.
(2)	Certain tenants may have lease termination options that are exercisable prior to the originally stated expiration date of the related lease and are not considered in the rollover schedule.
(3)	Wtd. Avg. UW Rent PSF Rolling excludes vacant space.

A-3-85

Retail – Outlet Center	Loan #10	Cut-off Date Balance:	$18,000,000
5103-5135 Factory Shops Boulevard	Ellenton Premium Outlets	Cut-off Date LTV:	60.6%
Ellenton, FL 34222		UW NCF DSCR:	2.31x
		UW NOI Debt Yield:	15.2%

The Market. The Ellenton Premium Outlets Property is located in Ellenton, Manatee County, Florida, and is part of the North Port-Sarasota-Bradenton core-based statistical area (“CBSA”) in southwestern Florida. The CBSA is served by Interstate-75 which extends north-south along the west coast of Florida and U.S. Highway 301, which extends in an east-west direction in the vicinity of the Ellenton Premium Outlets Property. The Ellenton Premium Outlets Property is located immediately south of the Tampa Bay area and north of Sarasota/Bradenton.

The population of the North Port-Sarasota-Bradenton, FL CBSA is estimated at 957,900 as of 2025 and has increased at an annual rate of 2.4% since 2014. The unemployment rates are 3.7% and 3.8% for the North Port-Sarasota-Bradenton FL CBSA and the State of Florida, respectively. The economy of the North Port‒Sarasota‒Bradenton metropolitan statistical area is characterized by recent population and employment growth and a diversified sectoral base. Major growth sectors include healthcare and education, tourism, professional/business services, and advanced manufacturing, especially aviation/aerospace in the Bradenton area. Major employers in the market area include Sarasota Memorial Healthcare System (6,550), Bealls, Inc. (1,996), PGT Innovations (1,975), Tropicana Products (900) and IMG Academy (787).

The Ellenton Premium Outlets Property is part of the Sarasota, FL retail market. As of the fourth quarter of 2025, the Sarasota retail market contained a total of 53.8 million SF of retail space. Overall market vacancy is 4.3%, with average asking rents of $24.68 PSF. The Ellenton Premium Outlets Property is part of the Manatee County, FL retail submarket. As of the fourth quarter of 2025, the Manatee County retail submarket contained a total inventory of 20.31 million SF of retail space with an overall vacancy of 5.4%. Average asking rents were $22.39 PSF, up 1.4% over year-end 2024 asking rents.

According to the appraisal, the 2024 population within a 7-, 10- and 15-mile radius of the Ellenton Premium Outlets Property was 228,941, 396,003 and 600,789, respectively. The 2024 average household income within the same radii was $93,120, $97,049 and $100,358, respectively.

The following table presents information regarding certain competitive properties to the Ellenton Premium Outlets Property:

Competitive Retail Center Summary(1)
Property Name/Location	Year Built/ Renovated	Total NRA (SF)	Total Occupancy	Inline Sales PSF	Distance to Subject	Anchor Tenants
Ellenton Premium Outlets 5103-5135 Factory Shops Boulevard Ellenton, FL	1991/2015	477,175(2)	84.4%(2)	$406(2)	NAP	Lee Wrangler Clearance Center, Saks Fifth Avenue Off 5th, Nike Factory Store(2)
Mall at University Town Center(3) 140 Town Center Drive Sarasota, FL	2014/NAP	867,000	97.0%	$1,440	12.5 miles	Dillard's, Macy's, Saks Fifth Avenue
Tampa Premium Outlets(3) 2300 Grand Cypress Drive Wesley Chapel, FL	2015/NAP	460,387	100.0%	$522	52.0 miles	Saks Off Fifth
Miromar Outlets 10801 Corkscrew Road Estero, FL	1998/2015	671,000	98.0%	$699	103.0 miles	Bloomingdale's Outlet, Neiman Marcus Last Call, Saks Off Fifth, Polo/Ralph Lauren, Nike

(1)	Source: Appraisal, unless otherwise indicated.
(2)	Information is based on the underwritten rent roll dated October 15, 2025. Sales for the Ellenton Premium Outlets Property were provided by the borrower sponsor.
(3)	The Mall at University Town Center and Tampa Premium Outlets are also owned by the borrower sponsor.

The following table presents certain information relating to the appraisal’s market rent conclusions for the Ellenton Premium Outlets Property:

Market Rent Summary
Space Type	Market Rent PSF	Lease Term (Years)	Rent Increase Projection
Under 2,000 SF	$60.00	5	3.0% annual
2,000 - 4,999 SF	$40.00	7	3.0% annual
5,000 - 9,999 SF	$40.00	7	3.0% annual
Food Court	$40.00	7	3.0% annual
10,000+ SF Tenants	$25.00	10	10% in Yr. 6
Majors	$22.00	10	10% in Yr. 6

Appraisal. The appraiser concluded to an “as-is” value for the Ellenton Premium Outlets Property of $198,000,000 as of August 21, 2025.

Environmental Matters. According to the Phase I environmental site assessment dated November 3, 2025, there was no evidence of any recognized environmental conditions at the Ellenton Premium Outlets Property.

A-3-86

Retail – Outlet Center	Loan #10	Cut-off Date Balance:	$18,000,000
5103-5135 Factory Shops Boulevard	Ellenton Premium Outlets	Cut-off Date LTV:	60.6%
Ellenton, FL 34222		UW NCF DSCR:	2.31x
		UW NOI Debt Yield:	15.2%

Operating History and Underwritten Net Cash Flow. The following table presents certain information relating to the historical operating performance and Underwritten Net Cash Flow at the Ellenton Premium Outlets Property:

Cash Flow Analysis
	2021	2022	2023	2024	9/30/2025 TTM	UW	UW PSF
Base Rental Income(1)	$14,528,665	$14,469,985	$15,208,185	$15,542,761	$14,966,770	$14,503,615	$30.39
Contractual Rent Steps(2)	$0	$0	$0	$0	$0	$825,946	$1.73
Gross Up of Vacant Space	$0	$0	$0	$0	$0	$4,497,749	$9.43
Overage Rent(3)	$940,335	$1,210,946	$1,013,379	$731,296	$456,908	$426,035	$0.89
Percentage Rent in Lieu(4)	$245,920	$0	$0	$0	$15,333	$86,661	$0.18
Expense Reimbursements	$6,376,720	$6,220,279	$6,506,415	$6,688,704	$7,912,339	$6,593,162	$13.82
Net Rental Income	$22,091,640	$21,901,210	$22,727,979	$22,962,761	$23,351,350	$26,933,168	$56.44
(Vacancy & Credit Loss)	$273,291	$163,491	($120,177)	($111,680)	$258,277	($4,497,749)	($9.43)
Temporary Tenant / Other Rents	$951,746	$1,447,255	$1,405,501	$1,622,064	$1,437,864	$1,492,477	$3.13
Other Income(5)	$141,795	$182,906	$214,316	$221,511	$269,903	$307,326	$0.64
Effective Gross Income	$23,458,472	$23,694,862	$24,227,619	$24,694,656	$25,317,394	$24,235,222	$50.79

Real Estate Taxes	$1,438,615	$1,443,928	$1,448,786	$1,309,146	$1,277,444	$1,421,604	$2.98
Insurance	$579,311	$649,462	$802,817	$972,596	$1,102,008	$1,142,039	$2.39
Other Operating Expenses	$3,238,237	$3,057,613	$3,198,775	$3,426,701	$3,238,955	$3,442,777	$7.21
Total Operating Expenses	$5,256,163	$5,151,003	$5,450,378	$5,708,443	$5,618,407	$6,006,419	$12.59

Net Operating Income	$18,202,309	$18,543,859	$18,777,241	$18,986,213	$19,698,987	$18,228,803	$38.20
Replacement Reserves	$0	$0	$0	$0	$0	$76,348	$0.16
TI/LC	$0	$0	$0	$0	$0	$715,763	$1.50
Net Cash Flow	$18,202,309	$18,543,859	$18,777,241	$18,986,213	$19,698,987	$17,436,693	$36.54

Occupancy %	82.0%(6)	84.6%(6)	85.2%(6)	85.2%(6)	84.4%(7)	83.3%(8)
NOI DSCR(9)	2.41x	2.46x	2.49x	2.51x	2.61x	2.41x
NCF DSCR(9)	2.41x	2.46x	2.49x	2.51x	2.61x	2.31x
NOI Debt Yield(9)	15.2%	15.5%	15.6%	15.8%	16.4%	15.2%
NCF Debt Yield(9)	15.2%	15.5%	15.6%	15.8%	16.4%	14.5%

(1)	UW Base Rental Income is based on the underwritten rent roll dated October 15, 2025, with adjustments made for executed leases, pending renewals and tenants that have given notice to vacate.
(2)	UW Contractual Rent Steps were taken through December 2026.
(3)	UW Overage Rent is based on the terms of applicable leases using TTM August 2025 sales figures.
(4)	UW Percentage Rent in Lieu is based on the terms of applicable leases using TTM August 2025 sales figures.
(5)	UW Other income is based on the borrower sponsor’s budget and includes media participation, Simon ad panels and miscellaneous income.
(6)	UW Historical occupancies are as of December 31 for each respective year and exclude RDP tenants.
(7)	Represents occupancy per the underwritten rent roll dated October 15, 2025 and excludes RDP tenants. The Ellenton Premium Outlets Property was 98.6% occupied as of October 15, 2025, including the RDP tenants. These tenants have been excluded from the underwriting as RDP lease terms are for less than a year and can be terminated by the landlord at any time with 30 days’ notice.
(8)	Based on the economic vacancy of 16.7%.
(9)	Debt service coverage ratios and debt yields are based on the Ellenton Premium Outlets Whole Loan.

Escrows and Reserves.

Real Estate Taxes – On a monthly basis during the continuance of a Lockbox Event Period (as defined below), the borrower is required to escrow 1/12th of the annual estimated tax payments payable during the next ensuing 12 months.

Insurance – After the occurrence of a Lockbox Event Period, the borrower is required to escrow 1/12th of the annual estimated insurance payments on a monthly basis, except if the Ellenton Premium Outlets Property is insured under an acceptable blanket policy (in which case, no insurance escrows will be required). At origination, a blanket policy was in place.

Replacement Reserve – During the continuance of a Lockbox Event Period, the borrower is required to escrow $6,000 on a monthly basis for replacements and repairs to be made at the Ellenton Premium Outlets Property.

TI/LC Reserve – On each payment date, the borrower is required to deposit approximately $60,000 for future tenant improvements and leasing commissions, subject to a cap of $1,432,000 (except such cap will not apply during a Lockbox Event Period).

Outstanding TI/LC Reserve –The borrower sponsor provided a guaranty in lieu of reserves for all outstanding landlord obligations at the time of loan origination, in the amount of $1,472,100.

The borrower has the right, in lieu of making cash deposits into the reserve accounts described above, to provide a letter of credit from Simon Property Group, Inc.

A-3-87

Retail – Outlet Center	Loan #10	Cut-off Date Balance:	$18,000,000
5103-5135 Factory Shops Boulevard	Ellenton Premium Outlets	Cut-off Date LTV:	60.6%
Ellenton, FL 34222		UW NCF DSCR:	2.31x
		UW NOI Debt Yield:	15.2%

Lockbox and Cash Management. The Ellenton Premium Outlets Whole Loan is structured with a hard lockbox and springing cash management. The borrower and property manager are required to direct the tenants to pay rent directly into the lockbox account, and to deposit any rents otherwise received in such account within two business days after receipt. During the continuance of a Lockbox Event Period, all funds in the lockbox account are required to be swept on a weekly basis and on the to a lender-controlled cash management account. Funds in the cash management account are required to be applied to debt service and the reserves and escrows described above, with any excess funds (i) to be deposited into an excess cash flow reserve account held by the lender as cash collateral for the Ellenton Premium Outlets Whole Loan, or, (ii) if no Lockbox Event Period is continuing, disbursed to the borrower.

A “Lockbox Event Period” means the period commencing upon the occurrence of (i) an event of default, (ii) a bankruptcy action of the borrower or property manager if the property manager is not replaced within 60 days with a qualified property manager, or (iii) the debt yield for the Ellenton Premium Outlets Whole Loan based on the trailing four quarters is less than 10.0% for two consecutive calendar quarters. A Lockbox Event Period will end (a) with respect to the matters described in clause (i) above, if the cure of the event of default has been accepted by the lender, (b) with respect to the matters described in clause (ii) above, if the property manager is replaced within 60 days or the bankruptcy action with respect to the property manager is dismissed within 90 days without adverse consequences to the Ellenton Premium Outlets Property or the Ellenton Premium Outlets Whole Loan provided that a Lockbox Event Period triggered by bankruptcy action of the borrower cannot be cured, or (c) with respect to matters described in clause (iii) above, (x) the debt yield for the Ellenton Premium Outlets Whole Loan is greater than or equal to 10.0% for two consecutive calendar quarters, (y) a partial prepayment in an amount sufficient such that the debt yield is no less than 10.0%, or (z) the borrower delivers cash, U.S. obligations, other lender acceptable securities or a letter of credit in an amount if applied to the repayment of the Ellenton Premium Outlets Whole Loan would result in a debt yield equal to 10.0%.

Terrorism Insurance.  The borrower is required to obtain and maintain property insurance and is required to obtain and maintain business interruption insurance for 18 months plus a 365-day extended period of indemnity. Such insurance is required to cover perils of terrorism and acts of terrorism; provided that if TRIPRA or a subsequent statute is in effect and covers both foreign and domestic acts of terror, the provisions of TRIPRA will determine the acts of terrorism for which coverage will be required. See “Risk Factors—Risks Relating to the Mortgage Loans—Terrorism Insurance May Not Be Available for All Mortgaged Properties” in the prospectus.

A-3-88

Mortgage Loan No. 11 – Security Public Storage - Palm Desert

Mortgage Loan Information				Property Information
Mortgage Loan Seller:	WFB			Single Asset/Portfolio:	Single Asset
				Location:	Palm Desert, CA 92211
Original Balance:	$16,500,000			General Property Type:	Self Storage
Cut-off Date Balance:	$16,500,000			Detailed Property Type:	Self Storage
% of Initial Pool Balance:	2.8%			Title Vesting:	Fee
Loan Purpose:	Refinance			Year Built/Renovated:	1979/2005
Borrower Sponsors(1):	Various			Size(2):	155,168 SF
Guarantors(1):	Various			Cut-off Date Balance per SF:	$106
Mortgage Rate:	5.9110%			Maturity Balance per SF:	$94
Note Date:	1/8/2026			Property Manager:	Baco Realty Corporation
Maturity Date:	1/11/2036				(borrower-related)
Original Term to Maturity:	120 months
Original Amortization Term:	360 months			Underwriting and Financial Information
IO Period:	24 months			UW NOI:	$1,584,127
Seasoning:	3 months			UW NCF:	$1,567,043
Prepayment Provisions:	L(27),DorYM1(86),O(7)			UW NOI Debt Yield:	9.6%
Lockbox/Cash Mgmt Status:	None/None			UW NCF Debt Yield:	9.5%
Additional Debt Type:	NAP			UW NOI Debt Yield at Maturity:	10.8%
Additional Debt Balance:	NAP			UW NCF DSCR:	1.33x
Future Debt Permitted (Type):	No (NAP)			Most Recent NOI:	$1,669,192 (11/30/2025 TTM)
				2nd Most Recent NOI:	$1,734,364 (12/31/2024)
Reserves				3rd Most Recent NOI:	$1,780,768 (12/31/2023)
Type	Initial	Monthly	Cap	Most Recent Occupancy:	83.6% (11/11/2025)
RE Taxes:	$0	Springing	NAP	2nd Most Recent Occupancy:	89.3% (12/31/2024)
Insurance:	$0	Springing	NAP	3rd Most Recent Occupancy:	93.0% (12/31/2023)
Replacement Reserve(3):	$0	Springing	NAP	Appraised Value (as of):	$27,480,000 (11/11/2025)
				Appraised Value per SF:	$177
				Cut-off Date LTV Ratio:	60.0%
				Maturity Date LTV Ratio:	53.2%
Sources and Uses
Sources	Proceeds	% of Total	Uses	Proceeds	% of Total
Mortgage Loan Amount:	$16,500,000	100.0%	Loan Payoff:	$8,126,588	49.3%
			Return of Equity:	$8,313,838	50.4%
			Closing Costs:	$59,574	0.4%
Total Sources:	$16,500,000	100.0%	Total Uses:	$16,500,000	100.0%

(1)	The borrower sponsors and guarantors are Benjamin D. Eisler, Shirley E. Eisler, The Eisler Revocable Trust, Allen Orwitz, Lea Orwitz and The Orwitz Revocable Trust.
(2)	The Security Public Storage - Palm Desert Property (as defined below) size consists of 367 drive up units totaling 64,482 SF (41.6% of total SF), 228 climate controlled units totaling 28,960 SF (18.7% of total SF), 366 ground floor units totaling 28,142 SF (18.1% of total SF), 23 evap cooled units totaling 19,900 SF (12.8% of total SF), 5 warehouse units totaling 6,060 SF (3.9% of total SF), 5 office space units totaling 4,524 SF (2.9% of total SF), and 12 parking units totaling 3,100 SF (2.0% of total SF).
(3)	So long as no event of default has occurred and is continuing, and the Security Public Storage - Palm Desert Property is being adequately maintained (as reasonably determined by the lender based on annual site inspections), the borrower will not be required to make the replacement reserve monthly deposit equal to an amount determined by the lender in its reasonable discretion, as the amount necessary for replacements from time-to-time.

The Mortgage Loan. The eleventh largest mortgage loan (the “Security Public Storage - Palm Desert Mortgage Loan”) is evidenced by a single promissory note in the original principal amount of $16,500,000 and is secured by the borrower’s fee interest in a 155,168 SF self storage facility located in Palm Desert, California (the “Security Public Storage - Palm Desert Property”).

The Borrower and the Borrower Sponsors. The borrower is Security Public Storage - Bermuda Dunes, a California Limited Partnership, a California Limited Partnership.

The borrower sponsors and non-recourse carveout guarantors are Benjamin D. Eisler, Shirley E. Eisler, The Eisler Revocable Trust, Allen Orwitz, Lea Orwitz and The Orwitz Revocable Trust. The general partner is Baco Properties. Baco Properties is a family-owned and operated integrated real estate investment and management company. Founded in 1967 and headquartered in San Francisco, California, Baco Properties has been operating under the Security Public Storage (“SPS”) since 1983. SPS operates 53 self storage facilities throughout California, Oregon, Nevada, Maryland and Virginia.

The Property. The Security Public Storage - Palm Desert Property is a self storage facility consisting of 16, one- and two-story buildings that includes 367 drive up units totaling 64,482 SF (41.6% of total SF), 228 climate controlled units totaling 28,960 SF (18.7% of total SF), 366 ground floor units totaling 28,142 SF (18.1% of total SF), 23 evap cooled units totaling 19,900 SF (12.8% of total SF), 5 warehouse units totaling 6,060 SF (3.9% of total SF), 5 office space units totaling 4,524 SF (2.9% of total SF), and 12 parking units totaling 3,100 SF (2.0% of total SF). located in Palm Desert, California. The Security Public Storage - Palm Desert Property was built in 1979, and was most recently renovated in 2005. The Security Public Storage - Palm Desert Property amenities include keypad entry, electronic gate, perimeter fencing, exterior lighting, and 24-hour video surveillance. As of November 11, 2025, the Security Public Storage - Palm Desert Property was 83.6% occupied, with average unit size of 154 SF.

A-3-89

Self Storage – Self Storage	Loan #11	Cut-off Date Balance:	$16,500,000
39505 Berkey Drive Palm Desert, CA 92211	Security Public Storage – Palm Desert	Cut-off Date LTV:	60.0%
		UW NCF DSCR:	1.33x
		UW NOI Debt Yield:	9.6%

The following table presents information with respect to the unit mix of the Security Public Storage - Palm Desert Property:

Unit Mix(1)
Unit Type	Net Rentable Area	# of Units	% of Net Rental Area	Current Occupancy PSF	Annual UW Rent PSF(2)
Drive Up	64,482	367	41.6%	78.6%	$18.11
Climate Controlled	28,960	228	18.7%	93.8%	$31.20
Ground Floor	28,142	366	18.1%	72.5%	$19.79
Evap Cooled	19,900	23	12.8%	95.8%	$15.17
Warehouse	6,060	5	3.9%	100.0%	$6.08
Office Space	4,524	5	2.9%	73.5%	$13.03
Parking	3,100	12	2.0%	100.0%	$9.20
Total/Weighted Average	155,168	1,006	100.0%	83.6%	$19.78
(1)	Based on the underwritten rent roll dated November 11, 2025.
(2)	Annual UW Rent PSF is based on occupied SF.

The Market. The Security Public Storage - Palm Desert Property is located in Palm Desert, California, within Riverside County, situated on an L-shaped, level site zoned for general commercial use. Surrounding area reflects typical commercial corridors in the Coachella Valley, characterized by retail, hospitality, office/flex, industrial, and multifamily uses. Immediate adjacencies include office/industrial to the north, Varner road and Interstate 10 to the south, retail/industrial/hospitality uses to the east and industrial to the west. The Security Public Storage - Palm Desert Property has approximately 428 feet of frontage along Varner road and 665 feet along Berkey drive, which is served by five full-access curb cuts. The Security Public Storage - Palm Desert Property is located within approximately three miles of State Route 111, a major east–west commercial thoroughfare that provides strong regional connectivity, Washington Street, a primary north–south arterial situated proximate to the Security Public Storage - Palm Desert Property. Palm Springs International Airport lies approximately 12 miles northwest of Palm Desert’s central business district. Major employers include Loma Linda University Medical Center, San Bernardino County, Amazon, Ontario International Airport and Dignity Health Community Hospital of San Bernardino.

According to the appraisal, the Security Public Storage - Palm Desert Property is located in the Palm Springs/Palm Desert/Coachella self storage submarket within the San Bernardino/Riverside self storage market. As of 2024, there was 552,328 SF of self-storage space inventory located within a three-mile radius of the Security Public Storage - Palm Desert Storage Property, which equates a supply ratio of 12.52.

According to the appraisal, the 2024 population within a one-, three- and five-mile radius of the Security Public Storage - Palm Desert Property was 6,079, 44,114 and 118,411, respectively. The average household income within the same radii was $110,429, $133,465 and $129,519, respectively.

Appraisal. According to the appraisal as of November 11, 2025, the Security Public Storage - Palm Desert Property had an “as-is” appraised value of $27,480,000.

Environmental Matters. According to the Phase I environmental site assessment as of December 4, 2025, there was no evidence of any recognized environmental conditions at the Security Public Storage - Palm Desert Property.

A-3-90

Self Storage – Self Storage	Loan #11	Cut-off Date Balance:	$16,500,000
39505 Berkey Drive Palm Desert, CA 92211	Security Public Storage – Palm Desert	Cut-off Date LTV:	60.0%
		UW NCF DSCR:	1.33x
		UW NOI Debt Yield:	9.6%

Operating History and Underwritten Net Cash Flow. The following table presents certain information relating to the historical operating performance and underwritten net cash flow at the Security Public Storage - Palm Desert Property:

Cash Flow Analysis
	2022	2023	2024	TTM 11/30/2025	UW	UW PSF
Base Rent	$2,441,353	$2,392,547	$2,359,686	$2,328,006	$2,566,815	$16.54
Grossed Up Vacant Space	$0	$0	$0	$0	$481,200	$3.10
Gross Potential Rent	$2,441,353	$2,392,547	$2,359,686	$2,328,006	$3,048,015	$19.64
Other Income	$159,314	$152,373	$152,147	$125,049	$125,049	$0.81
Less: Concessions	$0	$0	$0	$0	$238,809	$1.54
Net Rental Income	$2,600,667	$2,544,920	$2,511,833	$2,453,055	$2,934,255	$18.91
Less: Vacancy	$0	$0	$0	$0	$481,200	$3.10
Effective Gross Income	$2,600,667	$2,544,920	$2,511,833	$2,453,055	$2,453,055	$15.81

Real Estate Taxes	$112,204	$114,965	$118,843	$120,994	$202,172	$1.30
Insurance	$36,627	$37,406	$43,390	$47,243	$55,425	$0.36
Management Fee	$134,633	$132,140	$129,786	$126,948	$122,653	$0.79
Other Expenses	$449,651	$479,641	$485,450	$488,678	$488,678	$3.15
Total Operating Expenses	$733,115	$764,152	$777,469	$783,863	$868,928	$5.60

Net Operating Income	$1,867,552	$1,780,768	$1,734,364	$1,669,192	$1,584,127	$10.21
Non–Recurring Items(1)	$0	$0	$0	$47,034	$0	$0.00
Replacement Reserves	$0	$0	$0	$0	$17,083	$0.11
Net Cash Flow	$1,867,552	$1,780,768	$1,734,364	$1,622,158	$1,567,043	$10.10

Occupancy(2)	95.8%	93.0%	89.3%	83.6%	84.2%
NOI DSCR	1.59x	1.51x	1.48x	1.42x	1.35x
NCF DSCR	1.59x	1.51x	1.48x	1.38x	1.33x
NOI Debt Yield	11.3%	10.8%	10.5%	10.1%	9.6%
NCF Debt Yield	11.3%	10.8%	10.5%	9.8%	9.5%
(1)	Non–Recurring Items in TTM 11/30/2025 consists of various one-time expenses identified by the borrower.
(2)	UW Occupancy % represents economic occupancy and historical occupancies represent physical occupancy based on SF. TTM 11/30/2025 occupancy is based on the underwritten rent roll dated November 11, 2025.

A-3-91

Mortgage Loan No. 12 – Brandywine Regency Warehouse & Distribution Center

Mortgage Loan Information				Property Information
Mortgage Loan Seller:	CREFI			Single Asset/Portfolio:	Single Asset
				Location:	Brandywine, MD 20613
Original Balance(1):	$16,000,000			General Property Type:	Industrial
Cut-off Date Balance(1):	$15,918,416			Detailed Property Type:	Warehouse/Distribution
% of Initial Pool Balance:	2.7%			Title Vesting:	Fee
Loan Purpose:	Refinance			Year Built/Renovated:	1991/2004
Borrower Sponsors:	Abdelrahman Ayyad and Sara Ayyad			Size:	624,502 SF
Guarantors:	Abdelrahman Ayyad and Sara Ayyad			Cut-off Date Balance Per SF:	$121
Mortgage Rate:	6.6200%			Maturity Date Balance Per SF:	$96
Note Date:	11/20/2025			Property Manager:	Self-Managed
Maturity Date:	12/6/2035
Term to Maturity:	120 months			Underwriting and Financial Information
Amortization Term:	300 months			UW NOI(1):	$7,996,872
IO Period:	0 months			UW NCF(1):	$7,934,422
Seasoning:	4 months			UW NOI Debt Yield(1):	10.6%
Prepayment Provisions:	L(28),D(85),O(7)			UW NCF Debt Yield(1):	10.5%
Lockbox/Cash Mgmt Status:	Hard/Springing			UW NOI Debt Yield at Maturity(1):	13.3%
Additional Debt Type(1):	Pari Passu			UW NCF DSCR(1):	1.27x
Additional Debt Balance(1):	$59,694,060			Most Recent NOI(3):	NAV
Future Debt Permitted (Type):	No (NAP)			2nd Most Recent NO(3):	NAV
Reserves				3rd Most Recent NOI(3):	NAV
Type	Initial	Monthly		Most Recent Occupancy:	100.0% (4/1/2026)
RE Taxes:	$254,365	$84,788	NAP	2nd Most Recent Occupancy(3):	NAV
Insurance(2):	$0	Springing	NAP	3rd Most Recent Occupancy(3):	NAV
Replacement Reserve:	$0	$5,204	NAP	Appraised Value (as of):	$138,300,000 (11/15/2025)
TI/LC Reserve:	$0	Springing	NAP	Appraised Value PSF:	$221
Deferred Maintenance:	$2,500	$0	NAP	Cut-off Date LTV Ratio(1):	54.7%
				Maturity Date LTV Ratio(1):	43.6%

Sources and Uses
Sources	Proceeds	% of Total	Uses	Proceeds	% of Total
Whole Loan Amount:	$76,000,000	100.0%	Loan Payoff(4)	$73,486,348	96.7%
			Closing Costs	1,593,975	2.1%
			Return of Equity	662,811	0.9%
			Upfront Reserves	256,865	0.3%
Total Sources:	$76,000,000	100.0%	Total Uses:	$76,000,000	100.0%

(1)	The Brandywine Regency Warehouse & Distribution Center Mortgage Loan (as defined below) is part of a whole loan evidenced by two pari passu notes with an aggregate outstanding principal balance of as of the Cut-off Date of $75.6 million (the “Brandywine Regency Warehouse & Distribution Center Whole Loan”). The Financial Information in the chart above reflects the Brandywine Regency Warehouse & Distribution Center Whole Loan.
(2)	Insurance reserves spring at the lender’s option if an approved blanket policy is not in place.
(3)	Historical Financial information is not available because at origination of the Brandywine Regency Warehouse & Distribution Center Whole Loan the sole tenant, which is 100% owned by Abdelrahman Ayyad, one of the borrower sponsors, signed a new 15-year triple net lease.
(4)	Loan Payoff is comprised of approximately (i) $38,746,388 to pay off the prior loan on the Brandywine Regency Warehouse & Distribution Center Property (as defined below) and (ii) $34,739,960 to pay off mortgages on other properties in the borrower sponsor’s portfolio.

The Mortgage Loan. The twelfth largest mortgage loan (the “Brandywine Regency Warehouse & Distribution Center Mortgage Loan”) is part of the Brandywine Regency Warehouse & Distribution Center Whole Loan, which is evidenced by two pari passu promissory notes with an aggregate outstanding principal balance as of the cut-off date of $75,612,476 and is secured by the borrowers’ fee interest in a 624,502 SF industrial warehouse and distribution center located in Brandywine, Maryland (the “Brandywine Regency Warehouse & Distribution Center Property”). The Brandywine Regency Warehouse & Distribution Center Whole Loan has an initial term of ten years, amortizes on a 300-month schedule and accrues interest at a fixed rate of 6.62000% per annum on an Actual/360 basis. The Brandywine Regency Warehouse & Distribution Center Mortgage Loan is evidenced by the non-controlling Note A-2 with an outstanding principal balance of $15,918,416.

The table below identifies the promissory notes that comprise the Brandywine Regency Warehouse & Distribution Center Whole Loan. The relationship between the holders of the Brandywine Regency Warehouse & Distribution Center Whole Loan is governed by a co-lender agreement as described under “Description of the Mortgage Pool—The Whole Loans—The Non-Serviced Pari Passu Whole Loans” in the prospectus. The Brandywine Regency Warehouse & Distribution Center Whole Loan is serviced under the pooling and servicing agreement for the BBCMS 2025-C39 securitization trust. See “Pooling and Servicing Agreement—Servicing of the Non-Serviced Mortgage Loans” in the prospectus.

A-3-92

Industrial - Warehouse/Distribution	Loan #12	Cut-off Date Balance:	$15,918,416
7900 Cedarville Road	Brandywine Regency Warehouse & Distribution Center	Cut-off Date LTV:	54.7%
Brandywine, MD 20613		UW NCF DSCR:	1.27x
		UW NOI Debt Yield:	10.6%
Whole Loan Summary
Note	Original Balance	Cut-off Date Balance	Note Holder	Controlling Piece
A-1	$60,000,000	$59,694,060	BBCMS 2025-C39	Yes
A-2	$16,000,000	$15,918,416	WFCM 2026-C66	No
Whole Loan	$76,000,000	$75,612,476

The Borrowers and the Borrower Sponsors. The borrowers are 7900 Cedarville Road, LLC, a Nevada limited liability company, SB Brandywine, LLC, a Maryland limited liability company and Trisun Brandywine, LLC, a Maryland limited liability company, as tenants-in-common. Each of the borrowers is a special purpose entity with one independent director in its organizational structure. Legal counsel to the borrowers delivered a non-consolidation opinion in connection with the origination of the Brandywine Regency Warehouse & Distribution Center Whole Loan.

The borrower sponsors and non-recourse carveout guarantors are Abdelrahman Ayyad and his wife Sara Ayyad, who together own 100% of each of the borrowers. Abdelrahman Ayyad is the owner and chief executive officer of Regency Furniture (as defined below). See “Sole Tenant” for more information on Regency Furniture.

The Property. The Brandywine Regency Warehouse & Distribution Center Property is comprised of a 624,502 SF single-story industrial warehouse and distribution center located at 7900 Cedarville Road in Brandywine, Maryland. The Brandywine Regency Warehouse & Distribution Center Property is situated on an approximately 55.7-acre site and is located approximately 23.0 miles southeast of Washington D.C. The Brandywine Regency Warehouse & Distribution Center Property was originally constructed in 1991 and most recently renovated in 2004. The Brandywine Regency Warehouse & Distribution Center Property features 30’ clear heights, two grade level doors, 134 dock high doors, and 478 surface parking spaces, resulting in a parking ratio of 0.77 spaces per 1,000 SF. The Brandywine Regency Warehouse & Distribution Center Property also contains 12,490 SF of office space which accounts for 2.0% of net rentable area.

As of November 20, 2025, the Brandywine Regency Warehouse & Distribution Center Property was 100.0% leased to Regency Furniture, which commenced a new 15-year triple net lease in November 2025. Regency Furniture has been a tenant at the Brandywine Regency Warehouse & Distribution Center Property since 2003 and uses its space at the Brandywine Regency Warehouse & Distribution Center Property as a warehouse, showroom and distribution center.

Sole Tenant. The Brandywine Regency Warehouse & Distribution Center Property is 100.0% leased to Regency Furniture of Brandywine, Inc. (“Regency Furniture”).

Regency Furniture (624,502 SF; 100.0% of total net rentable area; 100.0% of total underwritten base rent). Founded in 1999, Regency Furniture is a privately held furniture retail brand that has served the Washington D.C. metro area for over two decades. Regency Furniture operates large distribution centers that house and supply furniture to all 14 of its showrooms in the region, enabling the company to deliver purchased merchandise on a near-daily basis to each location. Regency Furniture is 100% owned by Abdelrahman Ayyad, one of the borrower sponsors, and has been a tenant at the Brandywine Regency Warehouse & Distribution Center Property since 2003. Regency Furniture has expanded its space at the Brandywine Regency Warehouse & Distribution Center Property from 456,016 SF in 2003 to 100.0% of the Brandywine Regency Warehouse & Distribution Center Property as of October 3, 2025. Regency Furniture has a current lease term through November 2040 with no renewal or termination options remaining.

The following table presents certain information relating to the tenancy at the Brandywine Regency Warehouse & Distribution Center Property:

Tenant Summary(1)
Tenant Name	Credit Rating (Moody’s/ Fitch/S&P)	Tenant SF	Approx. % of SF	Annual UW Rent	% of Total Annual UW Rent	Annual UW Rent PSF	Lease Exp.	Renewal Options	Term. Option (Y/N)
Major Tenants
Regency Furniture	NR/NR/NR	624,502	100.0%	$8,430,777	100.0%	$13.50	11/18/2040	N	N
Occupied Subtotal/Wtd. Avg.		624,502	100.0%	$8,430,777	100.0%	$13.50
Vacant Space		0	0.0%
Total/Wtd. Avg.		624,502	100.0%

(1)	Based on the underwritten rent roll dated October 3, 2025.

A-3-93

Industrial - Warehouse/Distribution	Loan #12	Cut-off Date Balance:	$15,918,416
7900 Cedarville Road	Brandywine Regency Warehouse & Distribution Center	Cut-off Date LTV:	54.7%
Brandywine, MD 20613		UW NCF DSCR:	1.27x
		UW NOI Debt Yield:	10.6%

The following table presents certain information relating to the lease rollover schedule at the Brandywine Regency Warehouse & Distribution Center Property:

Lease Rollover Schedule(1)
Year	# of Leases Rolling	SF Rolling	Approx. % of SF Rolling	Approx. Cumulative % of SF Rolling	Total UW Rent Rolling	Approx. % of Total UW Rent Rolling	Approx. Cumulative % of Total UW Rent Rolling	UW Rent PSF Rolling
MTM/2026	0	0	0.0%	0.0%	$0	0.0%	0.0%	$0.00
2027	0	0	0.0%	0.0%	$0	0.0%	0.0%	$0.00
2028	0	0	0.0%	0.0%	$0	0.0%	0.0%	$0.00
2029	0	0	0.0%	0.0%	$0	0.0%	0.0%	$0.00
2030	0	0	0.0%	0.0%	$0	0.0%	0.0%	$0.00
2031	0	0	0.0%	0.0%	$0	0.0%	0.0%	$0.00
2032	0	0	0.0%	0.0%	$0	0.0%	0.0%	$0.00
2033	0	0	0.0%	0.0%	$0	0.0%	0.0%	$0.00
2034	0	0	0.0%	0.0%	$0	0.0%	0.0%	$0.00
2035	0	0	0.0%	0.0%	$0	0.0%	0.0%	$0.00
2036 & Thereafter	1	624,502	100.0%	100.0%	$8,430,777	100.0%	100.0%	$13.50
Vacant	NAP	0	0.0%	100.0%	$0	0.0%	100.0%	$0.00
Total/Wtd. Avg.	1	624,502	100.0%		$8,430,777	100.0%		$13.50

(1)	Based on the underwritten rent roll dated October 3, 2025.

The Market. The Brandywine Regency Warehouse & Distribution Center Property is located at 7900 Cedarville Road in Brandywine, Maryland, within Prince George’s County. The Brandywine Regency Warehouse & Distribution Center Property is situated 23.0 miles southeast of Washington D.C. According to the appraisal, the city of Brandywine is an outlying community of the Washington D.C. metropolitan area with a strategic location that is connected to economic hubs and has a stable economy supported by ongoing residential development and the retail sector. Primary access to the Brandywine Regency Warehouse & Distribution Center Property is provided by Cedarville Road with nearby access to major transportation arterials including U.S. Route 301 and State Route 5, which provide access to the surrounding area. The Brandywine Regency Warehouse & Distribution Center Property is also located approximately 24.0 miles southeast of Ronald Reagan Washington National Airport.

According to the appraisal, the Brandywine Regency Warehouse & Distribution Center Property is located in the Brandywine/Prince George’s South industrial submarket of the overall Washington D.C. industrial market. As of June 30, 2025, the Brandywine/Prince George’s South industrial submarket had a total inventory of 6,043,934 SF, an overall vacancy rate of 18.1%, and market asking rent of $15.98 per SF.

According to the appraisal, estimated 2024 population within a one-, two- and three-mile radius from the Brandywine Regency Warehouse & Distribution Center Property is 2,696, 24,002 and 70,807, respectively, and the 2024 average estimated household income within the same radii is $114,595, $133,084 and $128,411, respectively.

A-3-94

Industrial - Warehouse/Distribution	Loan #12	Cut-off Date Balance:	$15,918,416
7900 Cedarville Road	Brandywine Regency Warehouse & Distribution Center	Cut-off Date LTV:	54.7%
Brandywine, MD 20613		UW NCF DSCR:	1.27x
		UW NOI Debt Yield:	10.6%

The following table presents information relating to comparable industrial leases for the Brandywine Regency Warehouse & Distribution Center Property:

Comparable Industrial Leases Summary(1)
Property Name / Address	Distance from Subject	Year Built / Renovated	Tenant	Suite Size (SF)	Lease Commencement	Lease Term (Yrs)	NNN Rent (PSF)
Brandywine Regency Warehouse & Distribution Center	-	1991/2004	Regency Furniture	624,502(2)	Nov-25(2)	15.0(2)	$13.50(2)
Brandywine, MD 20613
ELP DC Building 1 14900 Elion Way Brandywine, MD 20613	1.5 mi	2024/NAP	Industrial Tenant	402,000	Oct-25	5.0	$12.50
Queens Court West Queens Court Brock Hall, MD 20774	15.7 mi	2025/NAP	The Severn Group	301,392	Aug-25	10.0	$17.50
Airport 100 Warehouse 1020 Airport 100 Way Hanover, MD 21076	35.7 mi	2001/NAP	Peapod	321,600	Mar-23	5.0	$13.50
Delco Logistics Center 1500 East 2nd Street Eddystone, PA 19022	116.3 mi	2022/NAP	Barry Callebaut USA	350,000	Feb-23	7.0	$14.65
Lehigh Valley Industrial Park 2600 Brodhead Road Bethlehem, PA 18020	160.8 mi	1998/NAP	The Hershey Company	528,670	Mar-25	5.0	$11.55
Prologis Park Cranbury 7 Santa Fe Way Cranbury, NJ 08512	170.1 mi	2000/NAP	Anixter international	501,400	Mar-24	10.0	$15.85
(1)	Source: Appraisal.
(2)	Based on the underwritten rent roll dated October 3, 2025. Base Rent (PSF) excludes rent steps.

Appraisal. The Brandywine Regency Warehouse & Distribution Center Property had an “as-is” appraised value of $138,300,000 as of November 15, 2025. The appraisal also concluded to a “go dark” value of $94,600,000, resulting in a cut-off date loan to dark value ratio of 79.9% and a maturity date loan to dark value ratio of 63.7%. Based on the “as-is” value of $138,300,000, the Cut-off Date LTV and Maturity Date LTV for the Brandywine Regency Warehouse & Distribution Center Whole Loan are each 54.7% and 43.6%, respectively.

Environmental Matters. The Phase I environmental assessment of the Brandywine Regency Warehouse & Distribution Center Property dated October 20, 2025 identified a recognized environmental condition related to the long-time use of the Brandywine Regency Warehouse & Distribution Center Property for auto repair activities. See “Description of the Mortgage Pool—Mortgage Pool Characteristics—Environmental Considerations” in the prospectus.

A-3-95

Industrial - Warehouse/Distribution	Loan #12	Cut-off Date Balance:	$15,918,416
7900 Cedarville Road	Brandywine Regency Warehouse & Distribution Center	Cut-off Date LTV:	54.7%
Brandywine, MD 20613		UW NCF DSCR:	1.27x
		UW NOI Debt Yield:	10.6%

Underwritten Net Cash Flow. The following table presents certain information relating to the underwritten net cash flow at the Brandywine Regency Warehouse & Distribution Center Property:

Cash Flow Analysis(1)
	UW(1)(2)	UW PSF
Base Rent	$8,430,777	$13.50
Contractual Rent Steps	$0	$0.00
Reimbursements	$247,326	$0.40
Gross Potential Income	$8,678,103	$13.90
(Vacancy / Credit Loss)	(433,905)	($0.69)
Effective Gross Income	$8,244,198	$13.20

Management Fee	$247,326	$0.40
Other Expenses	$0	$0.00
Total Expenses(3)	$247,326	$0.40

Net Operating Income	$7,996,872	$12.81
Replacement Reserves	$62,450	$0.10
Net Cash Flow	$7,934,422	$12.71

Occupancy (%)	95.0%(5)
NOI DSCR(4)	1.28x
NCF DSCR(4)	1.27x
NOI Debt Yield(4)	10.6%
NCF Debt Yield(4)	10.5%
(1)	Based on the underwritten rent roll dated October 3, 2025.
(2)	Historical financial information is not available because at the origination of the Brandywine Regency Warehouse & Distribution Center Whole Loan the sole tenant, which is 100% owned by Abdelrahman Ayyad, one of the borrower sponsors, signed a new 15-year triple net lease.
(3)	Total Expenses are underwritten based on the Brandywine Regency Warehouse & Distribution Center Property triple-net lease. As a result, there are no underwritten real estate taxes or insurance costs.
(4)	Metrics are based on the Brandywine Regency Warehouse & Distribution Center Whole Loan.
(5)	Represents economic occupancy.

A-3-96

Mortgage Loan No. 13 – Birch Run Premium Outlets

Mortgage Loan Information				Mortgaged Property Information
Mortgage Loan Sellers:	BMO, NREC			Single Asset/Portfolio:	Single Asset
				Location:	Birch Run, MI 48415
Original Balance(1):	$15,000,000			General Property Type:	Retail
Cut-off Date Balance(1):	$15,000,000			Detailed Property Type:	Outlet Center
% of Initial Pool Balance:	2.6%			Title Vesting:	Fee
Loan Purpose:	Refinance			Year Built/Renovated:	1986/2010
Borrower Sponsor:	Simon Property Group, L.P.			Size:	593,930 SF
Guarantors:	Simon Property Group, L.P.			Cut-off Date Balance PSF(1):	$152
Mortgage Rate:	6.4600%			Maturity Date Balance PSF(1):	$136
Note Date:	1/6/2026			Property Manager:	Simon Management Associates, LLC (borrower-related)
Maturity Date:	2/1/2036
Term to Maturity:	120 months			Underwriting and Financial Information(1)
Amortization Term:	360 months			UW NOI:	$13,763,013
IO Period:	24 months			UW NCF	$13,050,297
Seasoning:	2 months			UW NOI Debt Yield:	15.3%
Prepayment Provisions:	L(26),D(87),O(7)			UW NCF Debt Yield:	14.5%
Lockbox/Cash Mgmt Status(2):	Hard/Springing			UW NOI Debt Yield at Maturity:	17.1%
Additional Debt Type(1):	Pari Passu			UW NCF DSCR:	1.92x
Additional Debt Balance(1):	$75,000,000			Most Recent NOI:	$14,200,903 (9/30/2025 TTM)
Future Debt Permitted (Type):	No (NAP)			2nd Most Recent NOI:	$14,746,978 (12/31/2024)
Reserves				3rd Most Recent NOI:	$14,632,281 (12/31/2023)
Type	Initial	Monthly	Cap	Most Recent Occupancy(7):	90.1% (10/8/2025)
RE Taxes:	$0	Springing(3)	NAP	2nd Most Recent Occupancy:	97.0% (12/31/2024)
Insurance:	$0	Springing(4)	NAP	3rd Most Recent Occupancy:	98.0% (12/31/2023)
Replacement Reserve:	$0	Springing(5)	NAP	Appraised Value (as of):	$158,700,000 (10/19/2025)
TI/LC Reserve:	$0	Springing(6)	NAP	Appraised Value PSF(7):	$267
				Cut-off Date LTV Ratio:	56.7%
				Maturity Date LTV Ratio:	50.8%

Sources and Uses
Sources	Proceeds	% of Total	Uses	Proceeds	% of Total
Whole Loan Amount(1):	$90,000,000	72.3%	Loan Payoff:	$123,448,650	99.2%
Sponsor Equity:	$34,432,592	27.7%	Closing Costs:	$983,941	0.8%
Total Sources:	$124,432,592	100.0%	Total Uses:	$124,432,592	100.0%

(1)	The Birch Run Premium Outlets Mortgage Loan (as defined below) is part of the Birch Run Premium Outlets Whole Loan (as defined below), which is comprised of eight pari passu promissory notes with an aggregate principal balance as of the Cut-off Date of $90,000,000. Underwriting and Financial Information presented in the chart above is based on the Birch Run Premium Outlets Whole Loan.
(2)	Defeasance of the Birch Run Premium Outlets Whole Loan is permitted at any time after the earlier to occur of (a) the end of the two-year period commencing on the closing date of the securitization of the last promissory note representing a portion of the Birch Run Premium Outlets Whole Loan to be securitized (“REMIC Prohibition Period”), and (b) February 1, 2029 (“Permitted Prepayment Date”). If the Permitted Prepayment Date has occurred but the expiration of the REMIC Prohibition Period has not occurred, the borrower can prepay with the simultaneous payment of yield maintenance. The assumed lockout period of 26 payments is based on the expected WFCM 2026-C66 securitization trust closing date in April 2026. The actual lockout period may be longer.
(3)	During a lockbox event period, if (x) any taxes and other charges are not paid by the borrower prior to the assessment of any penalty for late payment and prior to the date that such taxes and other charges become delinquent, or (y) upon request of the lender, the borrower fails to promptly provide evidence, reasonably satisfactory to the lender that such taxes and other charges have been paid prior to the assessment of any penalty for late payment and prior to the date that such taxes and other charges become delinquent, the borrower is required to deposit into a real estate tax reserve, on a monthly basis, 1/12th of the real estate taxes that the lender estimates will be payable during the next 12 months.
(4)	During a lockbox event period, if the borrower has not provided satisfactory evidence to the lender that the Birch Run Premium Outlets Property (as defined below) is covered by policies that are being maintained as part of a reasonably acceptable blanket insurance policy, the Birch Run Premium Outlets Whole Loan documents require the borrower to make ongoing monthly deposits in an amount equal to 1/12th of the insurance premiums that the lender reasonably estimates will be payable for the renewal of the coverage afforded by the policies in order to accumulate sufficient funds to pay the premiums at least 30 days prior to expiration. At origination of the Birch Run Premium Outlets Whole Loan, an acceptable blanket policy was in effect.
(5)	During a lockbox event period, on a monthly basis, the borrower is required to deposit approximately $9,899 for ongoing replacement reserves.
(6)	During a lockbox event period, on a monthly basis, the borrower is required to deposit approximately $49,494 for ongoing rollover reserves.
(7)	Most Recent Occupancy and Appraised Value per SF include square footage from temporary tenants and are based on the net rentable area (“NRA”) totaling 593,930 SF. Occupancy excluding temporary tenants is 73.5%.

The Mortgage Loan. The thirteenth largest mortgage loan (the “Birch Run Premium Outlets Mortgage Loan”) is part of a whole loan (the “Birch Run Premium Outlets Whole Loan”) evidenced by eight pari passu promissory notes with an aggregate outstanding balance of $90,000,000. The Birch Run Premium Outlets Whole Loan is secured by the borrower’s fee interest in a 593,930 SF outlet center located in Birch Run, Michigan (the “Birch Run Premium Outlets Property”). The Birch Run Premium Outlets Whole Loan was co-originated by Bank of Montreal (“BMO”) and Natixis Real Estate Capital LLC (“NREC”) on January 6, 2026. The Birch Run Premium Outlets Mortgage Loan is evidenced by the non-controlling Note A-2-1, contributed by BMO, and the non-controlling Note A-5-1, contributed by NREC, with an aggregate outstanding principal balance as of the Cut-off Date of $15,000,000. The Birch Run Premium Outlets Whole Loan has an initial term of 120 months, is interest only for the first 24 months of the 120-month term and accrues interest on an Actual/360 basis at a rate of 6.46000% per annum. The relationship between the holders of the Birch Run Premium Outlets Whole Loan is governed by a co-lender agreement as described under “Description of the Mortgage Pool—The Whole Loans—The Non-Serviced Pari Passu Whole Loans” in the prospectus. The Birch Run Premium Outlets Whole Loan is serviced pursuant to the pooling and servicing agreement for the BMO 2026-C14 securitization. See “Pooling and Servicing Agreement—Servicing of the Non-Serviced Mortgage Loans” in the prospectus.

A-3-97

Retail – Outlet Center	Loan #13	Cut-off Date Balance:	$15,000,000
12240 South Beyer Road	Birch Run Premium Outlets	Cut-off Date LTV:	56.7%
Birch Run, MI 48415		UW NCF DSCR:	1.92x
		UW NOI Debt Yield:	15.3%

The table below identifies the promissory notes that comprise the Birch Run Premium Outlets Whole Loan:

Birch Run Premium Outlets Whole Loan Summary
Note	Original Balance	Cut-off Date Balance	Note Holder	Controlling Piece
A-1	$36,500,000	$36,500,000	BMO 2026-C14	Yes
A-2-1	$10,000,000	$10,000,000	WFCM 2026-C66	No
A-2-2(1)	$7,000,000	$7,000,000	BMO	No
A-3(1)	$6,500,000	$6,500,000	BMO	No
A-4	$18,500,000	$18,500,000	BMO 2026-C14	No
A-5-1	$5,000,000	$5,000,000	WFCM 2026-C66	No
A-5-2(1)	$3,000,000	$3,000,000	NREC	No
A-6(1)	$3,500,000	$3,500,000	NREC	No
Whole Loan	$90,000,000	$90,000,000
(1)	Expected to be contributed to one or more future securitization transactions.

The Borrower and the Borrower Sponsor. The borrower is Birch Run Outlets II, L.L.C., a Delaware limited liability company with two independent directors in its organizational structure. The borrower sponsor and non-recourse carveout guarantor of the Birch Run Premium Outlets Whole Loan is Simon Property Group, L.P. (“Simon”). Simon Property Group, Inc., the majority owner of Simon, is a real estate investment trust engaged in the ownership of shopping, dining, entertainment and mixed-use destinations. Simon has approximately 400 retail centers globally. Pursuant to the Birch Run Premium Outlets Whole Loan documents, so long as Simon or Simon Property Group, Inc., an Indiana corporation, or an affiliate of either of the foregoing is the non-recourse carveout guarantor, the non-recourse carveout guarantor’s liability under the guaranty for specified carveout events is limited to 20.0% of the then outstanding principal balance of the Birch Run Premium Outlets Whole Loan, in the aggregate, plus all of the reasonable out-of-pocket costs and expenses (including court costs and reasonable attorneys’ fees) incurred by the lender in the enforcement of the related guaranty or the preservation of the lender’s rights under such guaranty.

The Property. The Birch Run Premium Outlets Property is a 593,930 SF outlet center located in Birch Run, Michigan. The largest tenants at the Birch Run Premium Outlets Property by NRA are Pottery Barn, Lee Wrangler and Old Navy, with other major tenants including BRIDAL By Viper Apparel, Nike Factory Store, Polo Ralph Lauren, Gap Outlet, Goodwill, Shoe Dept and Encore. Built in 1986 and renovated in 2010, the Birch Run Premium Outlets Property is situated on a 91.75-acre parcel and contains 4,823 parking spaces, which results in a parking ratio of approximately 8.12 spaces per 1,000 SF of NRA. As of October 8, 2025, the Birch Run Premium Outlets Property was 90.1% leased based on NRA (including temporary tenants) and 73.5% leased, excluding temporary tenants, by 76 tenants. Temporary tenants occupy approximately 16.6% of the NRA and no underwritten base rent is attributable to such temporary tenants. The trailing 12-month in-line sales per SF as of August 31, 2025 is approximately $360 per SF.

Sales for Inline Tenants(1)
	2019 Sales PSF	2020 Sales PSF	2021 Sales PSF	2022 Sales PSF	2023 Sales PSF	2024 Sales PSF	TTM 8/31/2025 Sales PSF
Inline Sales (< 10,000 SF)	$360	$271	$427	$380	$375	$372	$360
Occupancy Cost	12.8%	16.8%	10.9%	12.2%	12.9%	13.1%	13.1%

(1)	Information obtained from the borrower.

Pottery Barn (30,000 square feet; 5.1% of net rentable area; 0.8% of underwritten base rent). Pottery Barn is a furniture retailer based in San Francisco, California. Pottery Barn is a brand that is part of Williams-Sonoma, Inc. (“Williams Sonoma”). Since 1956, Williams Sonoma has elevated cooking and entertaining at home by connecting people to the world’s best products, designs, chefs and expertise. Williams Sonoma provides cookware, tools, electronics, global pantry goods and entertaining essentials. Pottery Barn has been a tenant at the Birch Run Premium Outlets Property since February 2013. Pottery Barn is on a lease expiring January 31, 2027 with no renewal. Pottery Barn has the right to terminate its lease at any time upon 120 days prior written notice.

Lee Wrangler (23,975 square feet; 4.0% of NRA; 3.4% of underwritten base rent). Lee and Wrangler are each a retailer of American denim and casual apparel, part of a portfolio of brands owned by Kontoor Brands, Inc. (“Kontoor”). Kontoor has more than 10,600 employees worldwide and has been designing, manufacturing, sourcing and distributing its products for more than 125 years. Kontoor has seven manufacturing facilities worldwide with approximately 138 million units of apparel and accessories produced per year. Lee Wrangler has been a tenant at the Birch Run Premium Outlets Property since January 2009. Lee Wrangler is on a lease expiring January 1, 2029 with no renewal or termination options.

Old Navy (19,589 square feet; 3.3% of NRA; 3.9% of underwritten base rent). Old Navy is a clothing retailer owned by Gap Inc. (“Gap”). Gap was founded in 1969, and currently has products available for purchase worldwide through more than 3,500 company-operated or franchise stores in about 35 countries, as well as e-commerce sites. Old Navy has been a tenant at the Birch Run Premium Outlets Property since August 2022, and has a lease expiration on July 31, 2027 with no renewal options or termination options.

A-3-98

Retail – Outlet Center	Loan #13	Cut-off Date Balance:	$15,000,000
12240 South Beyer Road	Birch Run Premium Outlets	Cut-off Date LTV:	56.7%
Birch Run, MI 48415		UW NCF DSCR:	1.92x
		UW NOI Debt Yield:	15.3%

The following table presents certain information relating to the ten largest tenants by underwritten base rent (of which certain tenants may have co-tenancy provisions) at the Birch Run Premium Outlets Property:

Top 10 Tenant Summary(1)
Tenant	Credit Rating (Fitch/Moody's/S&P)(2)	Net Rentable Area (SF)	% of Total NRA	UW Base Rent PSF(3)	UW Base Rent(3)	% of Total UW Base Rent(3)	Lease Expiration Date
Pottery Barn	NR/NR/NR	30,000	5.1%	$3.00	$90,000	0.8%	01/31/2027(4)
Lee Wrangler	NR/Ba3/BB	23,975	4.0%	$14.60	$350,000	3.0%	01/01/2029
Old Navy	NR/Ba3/BB	19,589	3.3%	$23.20	$454,397	3.9%	07/31/2027
BRIDAL By Viper Apparel	NR/NR/NR	12,856	2.2%	$5.33	$68,467	0.6%	01/31/2027
Nike Factory Store	NR/A2/A+	12,500	2.1%	$44.02	$550,250	4.7%	01/31/2035
Polo Ralph Lauren	NR/A3/A-	12,024	2.0%	$17.60	$211,622	1.8%	08/31/2025
Gap Outlet	NR/Ba3/BB	11,875	2.0%	$25.30	$300,449	2.6%	05/31/2026
Goodwill	NR/NR/NR	10,467	1.8%	$15.19	$158,994	1.4%	07/31/2029
Shoe Dept. Encore	NR/NR/NR	10,345	1.7%	$17.01	$176,000	1.5%	01/31/2031
Under Armour	NR/B2/BB-	10,011	1.7%	$75.68	$757,632	6.4%	MTM(5)
Total/Wtd. Avg.		153,642	25.9%	$20.29	$3,117,812	26.5%

Other Tenants		282,913	47.6%	$30.60	$8,657,399	73.5%
Temporary Tenants(6)		98,690	16.6%	$0.00	$0	0.0%

Occupied Collateral Total		535,245	90.1%	$26.97(7)	$11,775,212	100.0%
Vacant Space		58,685	9.9%
Total/Wtd. Avg.		593,930	100.0%

(1)	Based on the underwritten rent roll dated as of October 8, 2025 and inclusive of executed lease renewals for Lee Wrangler and Nike Factory Store.
(2)	In certain instances, ratings are those of the parent company whether or not the parent company guarantees the lease.
(3)	UW Base Rent, UW Base Rent PSF and % of Total UW Base Rent includes $220,936 of rent steps through December 2026.
(4)	Pottery Barn has the right to terminate its lease at any time upon 120 days prior written notice.
(5)	Under Armour is in negotiation with the borrower sponsor for a two-year renewal.
(6)	There is no UW Base Rent associated with temporary tenants.
(7)	UW Base Rent PSF excludes NRA associated with temporary tenants.

The following table presents a summary of sales for certain tenants at the Birch Run Premium Outlets Property:

Sales Summary(1)
	2019 Sales (PSF)	2020 Sales (PSF)	2021 Sales (PSF)	2022 Sales (PSF)	2023 Sales (PSF)	2024 Sales (PSF)	TTM 8/31/2025 Sales (PSF)
Under Armour	$909.87	$710.66	$922.45	$770.27	$776.41	$790.87	$755.64
Old Navy	$263.30	$248.36	$296.67	$226.38	$233.40	$236.19	$234.62
Lee Wrangler	$163.89	$114.94	NAV	$90.64	$92.91	$95.20	$96.79
Nike Factory Store	$957.78	$767.34	$979.05	$1,078.35	$1,186.88	$1,226.46	$1,219.89
Gap Outlet	$209.15	$154.65	$229.45	$181.62	$201.78	$211.84	$204.77
Polo Ralph Lauren	$321.53	$247.09	$330.83	$254.77	$252.41	$240.89	$238.11
Shoe Dept. Encore	NAV	$104.99	$160.51	$162.57	$129.85	$156.62	$131.18
Goodwill	NAV	NAV	NAV	$83.43	$162.46	$156.52	$150.33
Pottery Barn	$198.60	$143.67	$179.93	$164.76	$141.62	$123.15	$120.52
BRIDAL By Viper Apparel	$74.27	$58.22	$75.16	$77.38	$78.76	$78.87	$78.83

(1)	Information obtained from the borrower.

A-3-99

Retail – Outlet Center	Loan #13	Cut-off Date Balance:	$15,000,000
12240 South Beyer Road	Birch Run Premium Outlets	Cut-off Date LTV:	56.7%
Birch Run, MI 48415		UW NCF DSCR:	1.92x
		UW NOI Debt Yield:	15.3%

The following table presents certain information relating to the lease rollover schedule at the Birch Run Premium Outlets Property:

Lease Rollover Schedule(1) (2)
Year	# of Leases Rolling	SF Rolling	Approx. % of SF Rolling	Approx. Cumulative % of SF Rolling	Total UW Rent Rolling(3)	Approx. % of Total UW Rent Rolling(3)	Approx. Cumulative % of Total UW Rent Rolling(3)	UW Rent PSF Rolling(4)
MTM/2026(5)	46	209,025	35.2%	35.2%	$3,116,585	26.5%	26.5%	$28.25
2027	23	151,170	25.5%	60.6%	$3,672,607	31.2%	57.7%	$24.29
2028	7	34,614	5.8%	66.5%	$1,251,753	10.6%	68.3%	$36.16
2029	9	62,425	10.5%	77.0%	$1,092,163	9.3%	77.6%	$17.50
2030	6	26,325	4.4%	81.4%	$967,779	8.2%	85.8%	$36.76
2031	2	12,845	2.2%	83.6%	$320,840	2.7%	88.5%	$24.98
2032	2	11,792	2.0%	85.6%	$564,800	4.8%	93.3%	$47.90
2033	2	2,750	0.5%	86.0%	$154,284	1.3%	94.6%	$56.10
2034	0	0	0.0%	86.0%	0	0.0%	94.6%	$0.00
2035	3	24,294	4.1%	90.1%	$634,401	5.4%	100.0%	$26.11
2036	0	0	0.0%	90.1%	0	0.0%	100.0%	$0.00
2037 & Thereafter	1	5	0.0%	90.1%	$0	0.0%	100.0%	$0.00
Vacant	0	58,685	9.9%	100.0%	$0	0.0%	100.0%	$0.00
Total/Wtd. Avg.(6)	101	593,930	100.0%		$11,775,212	100.0%		$26.97

(1)	Based on the underwritten rent roll dated October 8, 2025 and inclusive of executed lease renewals for Lee Wrangler and Nike Factory Store.
(2)	Certain tenants may have termination options that are exercisable prior to the originally stated expiration date of the subject lease and that are not considered in the Lease Rollover Schedule.
(3)	Total UW Rent Rolling, Approx. % of Total UW Rent Rolling and Approx. Cumulative % of Total UW Rent Rolling include rent steps totaling $220,936 of rent steps through December 2026.
(4)	UW Rent PSF Rolling excludes 98,690 SF attributable to temporary tenants and vacant space.
(5)	MTM/2026 includes 98,690 SF attributable to temporary tenants.
(6)	Total/Wtd. Avg. UW Rent PSF Rolling excludes vacant space and temporary tenant space of 98,690 SF.

The Market.

The Birch Run Premium Outlets Property is located in Birch Run, Michigan, within the Saginaw core-based statistical area (the “Saginaw CBSA”) in northern Michigan, roughly 100 miles north of Detroit and 115 miles northeast of Grand Rapids. According to the appraisal, the Saginaw CBSA had a population of 185,167 as of 2024.

The Birch Run Premium Outlets Property is located in the Saginaw, MI retail market, which consists of approximately 13.8 million SF of space across 1,080 buildings. The Saginaw, MI retail market is mostly general retail space, accounting for 59.6% of the retail assets, while neighborhood centers make up 19.9%, and malls make up 6.1%, according to the appraisal. The Saginaw, MI retail market is located south of Lake Huron in the east-central region of Michigan’s lower peninsula. According to the appraisal, as of the second quarter of 2025, the Saginaw, MI retail market had an inventory of 13,764,463 SF, a vacancy rate of 3.5% and an average asking rent of $12.66 per SF.

According to the appraisal, the 2024 population within a 10-, 15- and 20-mile radius of the Birch Run Premium Outlets Property was 63,884, 190,876 and 422,859, respectively. Additionally, for the same period, the average household income within the same radii was $82,085, $68,926 and $69,541, respectively.

The following table presents certain information relating to the appraisal’s market rent conclusions for the Birch Run Premium Outlets Property:

Market Rent Summary(1)
	Market Rent (PSF)	Lease Term (Yrs.)	Rent Increase Projections	Tenant Improvement Allowance (PSF) (New Leases / Renewal Leases)	Leasing Commissions (PSF) (New Leases / Renewal Leases)
Inline Small	$32.00	5	2.5%/Year	$30.00 / $0.00	6.00% / 3.00%
Inline Large	$31.00	5	2.5%/Year	$30.00 / $0.00	6.00% / 3.00%
Major	$30.00	5	2.5%/Year	$20.00 / $0.00	$4.00 / $2.00
Anchor	$9.00	5	Flat	$10.00 / $0.00	$4.00 / $2.00

(1)	Source: Appraisal.

A-3-100

Retail – Outlet Center	Loan #13	Cut-off Date Balance:	$15,000,000
12240 South Beyer Road	Birch Run Premium Outlets	Cut-off Date LTV:	56.7%
Birch Run, MI 48415		UW NCF DSCR:	1.92x
		UW NOI Debt Yield:	15.3%

The table below presents certain information relating to comparable outlet centers pertaining to the Birch Run Premium Outlets Property identified by the appraisal:

Competitive Set(1)
Property Name	Year Built/Renovated	Total NRA	Total Occupancy	Anchor / Major Tenants	Distance to Birch Run Premium Outlets Property
Birch Run Premium Outlets	1986/2010	593,930	90.1%(2)	Pottery Barn, Lee Wrangler, Old Navy	NAP
Great Lakes Crossing Outlets	1998/2020	1,356,000	97.0%	Bass Pro Shops, Burlington, Nordstrom Rack, Round 1, AMC	45.0 miles
Kensington Valley Outlets	1997/NAP	314,438	89.0%	H&M, Old Navy, Nike	45.0 miles
West Branch Outlet Shops	2000/NAP	112,120	64.0%	Famous Footwear, Old Navy, Eddie Bauer	70.0 miles

(1)	Source: Appraisal, unless otherwise specified.
(2)	Based on NRA, including temporary tenants, of the underwritten rent roll as of October 8, 2025. Total Occupancy excluding temporary tenants is 73.5%.

Appraisal. According to the appraisal, the Birch Run Premium Outlets Property had an “as-is” appraised value of $158,700,000 as of October 19, 2025. The appraisal also concluded to a “prospective market value upon stabilization” of $174,900,000 as of November 1, 2027.

Environmental Matters. According to the Phase I environmental site assessment dated November 3, 2025, there was no evidence of any recognized environmental conditions at the Birch Run Premium Outlets Property.

Operating History and Underwritten Net Cash Flow. The following table presents certain information relating to the operating history and underwritten net cash flow of the Birch Run Premium Outlets Property:

Cash Flow Analysis
	2022	2023	2024	September 2025 TTM(1)	UW	UW PSF
In Place Rent	$11,653,200	$12,346,327	$12,324,214	$11,804,794	$11,554,276	$19.45
Contractual Rent Steps(2)	$0	$0	$0	$0	$220,936	$0.37
Potential Income from Vacant Space	$0	$0	$0	$0	$2,682,011	$4.52
Percentage in Lieu(3)	$164,138	$146,346	$145,331	156,765	$185,523	$0.31
Gross Potential Rent	$11,817,338	$12,492,673	$12,469,545	$11,961,559	$14,642,745	$24.65
Reimbursement Revenue	$4,206,789	$4,418,792	$4,643,948	$4,936,751	$4,717,337	$7.94
Net Rentable Income	$16,024,127	$16,911,465	$17,113,493	$16,898,310	$19,360,083	$32.60
(Vacancy)	$0	$0	$0	$0	($2,682,011)	($4.52)
Percentage Rent(3)	$834,994	$753,579	$723,485	$542,708	$354,844	$0.60
Temporary Tenants	$666,855	$1,045,834	$1,013,010	$998,970	$998,970	$1.68
Other Income(4)	$93,153	$98,395	$136,474	$176,843	$100,034	$0.17
Effective Gross Income	$17,619,129	$18,809,273	$18,986,462	$18,616,831	$18,131,921	$30.53

Total Operating Expenses	$3,895,868	$4,176,992	$4,239,484	$4,415,928	$4,368,908	$7.36

Net Operating Income	$13,723,261	$14,632,281	$14,746,978	$14,200,903	$13,763,013	$23.17
TI/LC	$0	$0	$0	$0	$593,930	$1.00
Replacement Reserves	$0	$0	$0	$0	$118,786	$0.20
Net Cash Flow	$13,723,261	$14,632,281	$14,746,978	$14,200,903	$13,050,297	$21.97

Occupancy (%)	89.0%	98.0%	97.0%	92.8%	86.1%(5)
NOI DSCR(6)	2.02x	2.15x	2.17x	2.09x	2.02x
NCF DSCR(6)	2.02x	2.15x	2.17x	2.09x	1.92x
NOI Debt Yield(6)	15.2%	16.3%	16.4%	15.8%	15.3%
NCF Debt Yield(6)	15.2%	16.3%	16.4%	15.8%	14.5%

(1)	TTM September 2025 reflects the trailing 12-month period ending September 30, 2025.
(2)	Represents rent steps through December 2026.
(3)	Underwritten based on the tenants’ TTM 8/31/2025 sales.
(4)	Other Income includes media income and other rents.
(5)	Represents economic occupancy.
(6)	Based on the Birch Run Premium Outlets Whole Loan.

A-3-101

Mortgage Loan No. 14 – Greenwich Portfolio

Mortgage Loan Information				Property Information
Mortgage Loan Seller:	LMF			Single Asset/Portfolio:	Single Asset
				Location:	Greenwich, CT 06830
Original Balance:	$13,700,000			General Property Type:	Mixed Use
Cut-off Date Balance:	$13,700,000			Detailed Property Type:	Retail/Multifamily
% of Initial Pool Balance:	2.3%			Title Vesting:	Fee
Loan Purpose:	Refinance			Year Built/Renovated:	1884-1972/NAP
Borrower Sponsor:	Englantina Gega			Size(1):	34,385 SF
Guarantor:	Englantina Gega			Cut-off Date Balance Per SF(1):	$398
Mortgage Rate:	7.0800%			Maturity Date Balance Per SF(1):	$398
Note Date:	2/11/2026			Property Manager:	USA Management LLC
Maturity Date:	2/6/2036
Term to Maturity:	120 months			Underwriting and Financial Information
Amortization Term:	0 months			UW NOI:	$1,380,836
IO Period:	120 months			UW NCF:	$1,350,104
Seasoning:	2 months			UW NOI Debt Yield:	10.1%
Prepayment Provisions:	L(26),D(87),O(7)			UW NCF Debt Yield:	9.9%
Lockbox/Cash Mgmt Status:	Springing/Springing			UW NOI Debt Yield at Maturity:	10.1%
Additional Debt Type:	NAP			UW NCF DSCR:	1.37x
Additional Debt Balance:	NAP			Most Recent NOI:	$1,398,327 (10/31/2025 TTM)
Future Debt Permitted (Type):	No (NAP)			2nd Most Recent NOI:	$1,399,013 (12/31/2024)
				3rd Most Recent NOI:	$1,261,820 (12/31/2023)
				Most Recent Occupancy(2):	100.0% (12/1/2025)
Reserves				2nd Most Recent Occupancy(2):	94.1% (12/31/2024)
Type	Initial	Monthly	Cap	3rd Most Recent Occupancy(2):	88.2% (12/31/2023)
RE Taxes:	$55,125	$13,125	NAP	Appraised Value (as of):	$21,900,000 (10/22/2025)
Insurance:	$17,540	$5,568	NAP	Appraised Value Per SF(1):	$637
Replacement Reserve:	$0	$515	$31,000	Cut-off Date LTV Ratio:	62.6%
TI/LC Reserve:	$0	$2,046	$122,745	Maturity Date LTV Ratio:	62.6%
Deferred Maintenance:	$13,809	$0	NAP

Sources and Uses
Sources	Proceeds	% of Total	Uses	Proceeds	% of Total
Mortgage Loan Amount:	$13,700,000	96.1%	Loan Payoff:	$13,941,689	97.8%
Borrower Sponsor Equity:	$557,402	3.9%	Closing Costs:	$229,240	1.6%
			Upfront Reserves:	$86,473	0.6%
Total Sources:	$14,257,402	100.0%	Total Uses:	$14,257,402	100.0%
(1)	Represents the total square footage, inclusive of the multifamily units. The Greenwich Portfolio Property (as defined below) consists of 24,549 SF of commercial space and 10 multifamily units totaling 9,836 SF.
(2)	The occupancy figure is calculated based on the total square footage of the Greenwich Portfolio Property.

The Mortgage Loan. The fourteenth largest mortgage loan (the “Greenwich Portfolio Mortgage Loan”) is secured by the borrower’s fee interest in a 34,385 SF mixed-use property consisting of 24,549 SF of commercial space and 10 multifamily units totaling 9,836 SF across seven buildings as well as an adjacent parking lot in Greenwich, Connecticut (the “Greenwich Portfolio Property”).

The Borrower and the Borrower Sponsor. The borrower is Greenwich Portfolio LLC, a single-purpose Delaware limited liability company structured to be bankruptcy-remote with no independent directors in its organizational structure.

The borrower sponsor and non-recourse carveout guarantor for the Greenwich Portfolio Mortgage Loan is Englantina Gega. Englantina Gega is a real estate investor and property manager with over 18 years of experience in acquiring, developing, and managing commercial and multifamily assets. Ms. Gega has transacted on over 6,000 multifamily units and currently oversees more than 1,000 units across multiple U.S. markets, including Connecticut, Rhode Island, Maryland, Florida, Kentucky, and South Dakota.

The Property. The Greenwich Portfolio Property is comprised of seven, mixed-use buildings totaling 34,385 SF consisting of 10 multifamily units, 24,549 SF of commercial space and an adjacent parking lot in Greenwich, Connecticut. The Greenwich Portfolio Property is situated on 1.66 acres of land across eight parcels. The commercial mix consists of seven tenant spaces including three medical offices, one dance studio and one restaurant space. The residential unit mix consist of two studio units, two 1-bedroom units, two 2-bedroom units, three 3-bedroom units and one 4-bedroom unit with an average unit size of 984 SF. On-site parking is provided via 89 parking spaces. Since 2022, the borrower has invested approximately $126,662 in capital improvements which consisted of interior and exterior painting, cabinet and countertop renovations and upgrades to the floor coverings. As of December 1, 2025, the Greenwich Portfolio Property was 100.0% leased.

A-3-102

Mixed Use – Retail/Multifamily 2 Putnam Court, 4 Putnam Court, 35 Church Street, 39 Church Street, 43 Church Street, 47 Church Street, 42 Sherwood Place and 36 Sherwood Place Greenwich, CT 06830	Loan #14 Greenwich Portfolio	Cut-off Date Balance: Cut-off Date LTV: UW NCF DSCR: UW NOI Debt Yield:	$13,700,000 62.6% 1.37x 10.1%

The following table presents detailed information with respect to the multifamily unit mix at the Greenwich Portfolio Property:

Multifamily Unit Mix(1)
Unit Type	No. of Units	% of Total	Occupied Units	% of Units Occupied	Average Unit Size (SF)	Avg. Monthly Rental Rate(2)	Avg. Monthly Rental Rate PSF(2)
Studio	2	20.0%	2	100.0%	513	$1,465	$2.86
1-Bedroom / 1-Bath	1	10.0%	1	100.0%	700	$2,500	$3.57
1-Bedroom / 2-Bath	1	10.0%	1	100.0%	570	$2,850	$5.00
2-Bedroom / 1-Bath	2	20.0%	2	100.0%	1,336	$3,450	$2.58
3-Bedroom / 1-Bath	1	10.0%	1	100.0%	1,250	$2,990	$2.39
3-Bedroom / 2-Bath	2	20.0%	2	100.0%	1,235	$3,248	$2.63
4-Bedroom / 2-Bath	1	10.0%	1	100.0%	1,150	$4,700	$4.09
Total/Wtd. Avg.	10	100.0%	10	100.0%	984	$2,937	$3.12
(1)	Based on the underwritten multifamily rent roll dated December 1, 2025.
(2)	Avg. Monthly Rental Rate and Avg. Monthly Rental Rate PSF are calculated using the in-place contract rent of the occupied units.

Major Tenants.

Lou Kocaj (dba Townhouse) (35 Church Street, 12,415 SF, 50.6% of commercial NRA, 50.0% of UW Rent): Townhouse restaurant is operated as an upscale, modern American restaurant. Townhouse is known for its crafted cocktails, flavorful dishes, and warm, attentive service. Townhouse is a go-to destination for everything from casual evenings out to professional gatherings. In addition to Townhouse’s main dining room, Townhouse offers flexible private dining options and serves as an event venue for corporate meetings, client entertainment, celebrations, and special occasions. Townhouse has been a tenant at the 35 Church Street property under a lease that commenced in 2018, which lease was assigned to Lou Kocaj in January 2024, and is set to expire on October 31, 2047. Additionally, the tenant currently pays $46,350 per year to lease all of the adjacent parking lot at 4 Putnam Place (which is part of the collateral for the Greenwich Portfolio Mortgage Loan). The Townhouse lease has one, five-year renewal option remaining and no termination options.

Dance Adventure, Inc. (36 Sherwood Place, 4,768 SF, 19.4% of commercial NRA, 16.3% of UW Rent): Since 1992, Dance Adventure, Inc. (“Dance Adventure”) has taught over 7,000 students in the Greenwich, Stamford and Westchester area. The studio offers a variety of dance classes including ballet, pointe, hip hop, tap, jazz, Irish, and modern dance to dancers of all ages. Dance Adventure has been a tenant at the 36 Sherwood Place property under a lease that commenced in 2017 and is set to expire on June 30, 2028. Dance Adventure has no renewal options. Dance Adventure has the option to terminate its lease every June through 2027 with 120 days’ notice.

The Children's Medical Group (42 Sherwood Place, 3,000 SF, 12.2% of commercial NRA, 14.0% of UW Rent): The Children’s Medical Group has been providing care to infants, children and adolescents in and around Greenwich for more than 40 years. The Children’s Medical Group office is conveniently located near Greenwich Hospital. The Children’s Medical Group physicians visit all newborns daily and have access to a wide range of pediatric sub-specialists. The Children’s Medical Group is part of the Boston Children’s Health Physicians network. The Children's Medical Group has been a tenant at the 42 Sherwood Place property under a lease that commenced in 2007 and is set to expire on December 31, 2033. The Children's Medical Group has two, five-year renewal options remaining. The Children’s Medical Group has the option to terminate its lease at any time with two years’ notice.

The following table presents certain information relating to the largest tenants at the Greenwich Portfolio Property:

Top Tenant Summary(1)
Tenant Name	Credit Rating (Moody's/ S&P/Fitch)	Tenant SF	% of Commercial SF	Annual UW Rent	% of Total Annual UW Rent	Annual UW Rent PSF
							Lease Expiration	Term Option (Y/N)	Renewal Options
Lou Kocaj (dba Townhouse)	NR/NR/NR	12,415	50.6%	$636,000	50.0%	$51.23	10/31/2047	N	1 x 5 Year
Dance Adventure, Inc.	NR/NR/NR	4,768	19.4%	$207,646	16.3%	$43.55	6/30/2028	Y(2)	None
The Children's Medical Group	NR/NR/NR	3,000	12.2%	$177,900	14.0%	$59.30	12/31/2033	Y(3)	2 x 5 Year
MJM Medicine, P.C.	NR/NR/NR	1,866	7.6%	$131,400	10.3%	$70.42	12/31/2030	N	1 x 5 Year
MBP Orthodontics PC (Dr. Moon Bina Park)	NR/NR/NR	1,300	5.3%	$80,572	6.3%	$61.98	9/30/2026	N	1 x 5 Year
Total Major Tenants		23,349	95.1%	$1,233,519	96.9%	$52.83
Other Tenants		1,200	4.9%	$38,934	3.1%	$32.45
Occupied Total Collateral / Wtd. Avg.		24,549	100.0%	$1,272,453	100.0%	$51.83
Vacant Space		0	0.0%
Collateral Total		24,549	100.0%
(1)	Based on the underwritten commercial rent roll dated December 1, 2025.
(2)	Dance Adventure, Inc. has an option to terminate its lease every June through 2027 with 120 days’ notice.
(3)	The Children’s Medical Group has the option to terminate its lease at any time with two years’ notice.

A-3-103

Mixed Use – Retail/Multifamily 2 Putnam Court, 4 Putnam Court, 35 Church Street, 39 Church Street, 43 Church Street, 47 Church Street, 42 Sherwood Place and 36 Sherwood Place Greenwich, CT 06830	Loan #14 Greenwich Portfolio	Cut-off Date Balance: Cut-off Date LTV: UW NCF DSCR: UW NOI Debt Yield:	$13,700,000 62.6% 1.37x 10.1%

The following table presents certain information relating to the commercial lease rollover schedule at the Greenwich Portfolio Property:

Lease Rollover Schedule(1)(2)
Year	# of Leases Rolling	SF Rolling	Approx. % of SF Rolling	Approx. Cumulative % of SF Rolling	Total UW Rent Rolling	Approx. % of Total UW Rent Rolling	Approx. Cumulative % of Total UW Rent Rolling	UW Rent PSF Rolling
MTM/2026	1	1,300	5.3%	5.3%	$80,572	6.3%	6.3%	$61.98
2027	0	0	0.0%	5.3%	$0	0.0%	6.3%	$0.00
2028	1	4,768	19.4%	24.7%	$207,646	16.3%	22.7%	$43.55
2029	0	0	0.0%	24.7%	$0	0.0%	22.7%	$0.00
2030	3	3,066	12.5%	37.2%	$170,334	13.4%	36.0%	$55.56
2031	0	0	0.0%	37.2%	$0	0.0%	36.0%	$0.00
2032	0	0	0.0%	37.2%	$0	0.0%	36.0%	$0.00
2033	1	3,000	12.2%	49.4%	$177,900	14.0%	50.0%	$59.30
2034	0	0	0.0%	49.4%	$0	0.0%	50.0%	$0.00
2035	0	0	0.0%	49.4%	$0	0.0%	50.0%	$0.00
2036	0	0	0.0%	49.4%	$0	0.0%	50.0%	$0.00
2037 & Thereafter	1	12,415	50.6%	100.0%	$636,000	50.0%	100.0%	$51.23
Vacant	0	0	0.0%	100.0%	$0	0.0%	100.0%	$0.00
Total/Wtd. Avg.	7	24,549	100.0%		$1,272,453	100.0%		$51.83
(1)	Information is based on the underwritten commercial rent roll dated December 1, 2025, with contractual rent steps totaling $10,673 through December 31, 2026.
(2)	Certain tenants may have lease termination options that are exercisable prior to the stated expiration date of the subject lease or leases which are not considered in the Lease Rollover Schedule.

The Market. The Greenwich Portfolio Property is located in Greenwich, Connecticut within the Bridgeport-Stamford-Danbury metropolitan statistical area (the “Bridgeport-Stamford-Danbury MSA”). The top three industries within the Bridgeport-Stamford-Danbury MSA are services, finance/insurance/real estate and retail trade. Major employers within the Bridgeport-Stamford-Danbury MSA include Sikorsky Aircraft Corp. (7,900 employees), Boehringer Ingelheim Corp. (2,600 employees), ASML US INC (1,000-4,999 employees), Ceci Brothers Inc. (1,000-4,999 employees) and Deloitte (1,000-4,999 employees).

The Greenwich Portfolio Property is located in the southwestern area of Fairfield County, Connecticut. The neighborhood is bounded by State Route 15 to the north, US Route 1 to the south, Stanwich Road/Orchard Street to the east and State Route 15/Interstate 287 to the west. Primary access to the Greenwich Portfolio Property is provided via Putnam Court, which connects to U.S. Route 1. Greenwich is considered a coastal town in Fairfield County known for top-ranked public schools, vibrant neighborhoods and fast rail access to New York City. Downtown Greenwich, especially Greenwich Avenue, is the town’s premier corridor for luxury retail, fine dining, and cultural attractions. Greenwich offers a mix of waterfront parks, wooded preserves, athletic facilities, and cultural greens like Greenwich Point Park (Tod’s Point), Byram Park & Pool, Island Beach (Ferry), Cos Cob Park and Griffith E. Harris Golf Course. Greenwich, along with Stamford, are the economic centers of Fairfield County and its metropolitan statistical area. Other major companies based in Greenwich include AQR Capital, Blue Harbour Group, Blyth, Inc., Cambridge Solutions, First Reserve Corporation, Interactive Brokers, Nestlé Waters North America, North Street Capital, Silver Point Capital, Viking Global Investors and W. R. Berkley, a holding company for subsidiaries that sell property-casualty insurance, XFL and XPO, Inc.

According to the appraisal, the Greenwich Portfolio Property is located within the Westchester/Southern Connecticut office market and the Greenwich office submarket. As of third quarter of 2025, the Westchester/Southern Connecticut office submarket reported inventory of approximately 188.4 million SF, with an average occupancy rate of 88.0% and an average rental rate of $31.92 PSF. As of third quarter of 2025, the Greenwich office submarket reported inventory of approximately 7.2 million SF, with an average occupancy rate of 89.3% and an average rental rate of $53.78 PSF.

According to the appraisal, the Greenwich Portfolio Property is located within the Westchester/Southern Connecticut retail market and the Greenwich retail submarket. As of third quarter of 2025, the Westchester/Southern Connecticut retail submarket reported inventory of approximately 216.5 million SF, with an average occupancy rate of 94.3% and an average rental rate of $24.29 PSF. As of third quarter of 2025, the Greenwich retail submarket reported an inventory of approximately 3.4 million SF, with an average occupancy rate of 97.4% and an average rental rate of $71.80 PSF.

According to the appraisal, the Greenwich Portfolio Property is located within the Westchester/Southern Connecticut multifamily market and the Greenwich multifamily submarket. As of third quarter of 2025, the Westchester/Southern Connecticut multifamily market reported inventory of 728,077 units, with an average occupancy rate of 97.2% and an average rental rate of $2,182 per unit. As of third quarter of 2025, the Greenwich multifamily submarket reported inventory of 2,196 units, with an average occupancy rate of 93.1% and an average rental rate of $5,228 per unit.

According to the appraisal, the 2025 population within a one-, three-, and five-mile radius of the Greenwich Portfolio Property was 9,522, 64,391, and 169,591, respectively, and the average household income within the same radii was $263,422, $283,013, and $234,342, respectively.

A-3-104

Mixed Use – Retail/Multifamily 2 Putnam Court, 4 Putnam Court, 35 Church Street, 39 Church Street, 43 Church Street, 47 Church Street, 42 Sherwood Place and 36 Sherwood Place Greenwich, CT 06830	Loan #14 Greenwich Portfolio	Cut-off Date Balance: Cut-off Date LTV: UW NCF DSCR: UW NOI Debt Yield:	$13,700,000 62.6% 1.37x 10.1%

The following table presents certain information relating to the multifamily rent comparables at the Greenwich Portfolio Property:

Competitive Rental Summary(1)
Property Name / Address	Year Built / Renovated	Occupancy	# of Units	Unit Type	Average SF per Unit	Average Rent per SF	Average Rent Per Unit
Greenwich Portfolio	1884-1972 / NAP	100.0%(2)	10(2)	Studio(2)	513(2)	$2.86(2)	$1,465(2)
2 Putnam Court, 4 Putnam Court, 35 Church Street, 39 Church Street, 43 Church Street, 47 Church Street, 42 Sherwood Place and 36 Sherwood Place				1 BD / 1 BA(2)	700(2)	$3.57(2)	$2,500(2)
Greenwich, CT				1 BD / 2 BA(2)	570(2)	$5.00(2)	$2,850(2)
				2 BD / 1 BA(2)	1,336(2)	$2.58(2)	$3,450(2)
				3 BD / 1 BA(2)	1,250(2)	$2.39(2)	$2,990(2)
				3 BD / 2 BA(2)	1,235(2)	$2.63(2)	$3,248(2)
				4 BD / 2 BA(2)	1,150(2)	$4.09(2)	$4,700(2)
JLofts	2016 / NAV	98.0%	65	Studio	477	$6.10	$2,909
16 Old Track Road,				1 BR / 1 BA	832	$4.89	$4,065
Greenwich, CT				2 BR / 1 BA	1,193	$5.64	$6,724
				3 BR / 2 BA	1,695	$5.59	$9,474
The Mill Greenwich	1881 / 2021	100.0%	71	Studio	661	$5.75	$3,803
6 and 10 Glenville Street and 328, 334, 340 Pemberwick Road				1 BR / 1 BA	1,077	$6.19	$6,666
Greenwich, CT				2 BR / 2 BA	1,254	$5.90	$7,398
				3 BR / 2 BA	2,231	$6.50	$14,510
Greenwich Place	1976 / NAV	100.0%	266	1 BR / 1 BA	822	$4.32	$3,552
31 Putnam Green				2 BR / 1.5 BA	1,124	$4.54	$5,100
Greenwich, CT				2 BR / 2 BA	1,053	$4.56	$4,800
				3 BR / 1.5 BA	1,357	$4.84	$6,570
				3 BR / 2.5 BA	1,783	$3.54	$6,320
Greenwich Oaks	1970 / NAV	97.0%	130	2 BR / 1 BA	1,350	$5.17	$6,977
255 Weaver Street				2 BR / 2.5 BA	1,426 – 1,815	$3.17 – $3.90	$5,561 – $6,745
Greenwich, CT				3 BR / 1 BA	1,233	$3.87	$4,773
				3 BR / 2.5 BA	1,426 – 2,341	$3.16 – $4.39	$6,266 – $7,578
(1)	Source: Appraisal.
(2)	Based on the underwritten multifamily rent roll dated December 1, 2025.

A-3-105

Mixed Use – Retail/Multifamily 2 Putnam Court, 4 Putnam Court, 35 Church Street, 39 Church Street, 43 Church Street, 47 Church Street, 42 Sherwood Place and 36 Sherwood Place Greenwich, CT 06830	Loan #14 Greenwich Portfolio	Cut-off Date Balance: Cut-off Date LTV: UW NCF DSCR: UW NOI Debt Yield:	$13,700,000 62.6% 1.37x 10.1%

The following table presents certain information relating to the commercial rent comparables at the Greenwich Portfolio Property:

Comparable Office Leases(1)
Property Name/Location	Year Built/ Renovated	Total GLA (SF)	Tenant	Tenant Size (SF)	Lease Start Date	Lease Term (years)	Annual Base Rent PSF	Lease Type
Greenwich Portfolio	1884-1972 / NAP	24,549(2)	Lou Kocaj (dba Townhouse)(2)	12,415(2)	Jan-18(2)	30(2)	$51.23(2)	NNN
2 Putnam Court, 4 Putnam Court, 35 Church Street, 39 Church Street, 43 Church Street, 47 Church Street, 42 Sherwood Place and 36 Sherwood Place
Greenwich, CT
Halstead Property Building	1985 / 2014	10,011	Undisclosed	400	Jan-24	0	$54.00	Modified Gross
125 Mason Street
Greenwich, CT
One Lafayette Place and One East Putnam Avenue	1940 / 2015	88,755	Carroll Capital	4,182	Dec-24	5.3	$73.00	Gross + TE
1 Lafayette Place and 1 East Putnam Avenue
Greenwich, CT
66 Field Point Road	1969 / 2016	28,227	Engle Capital Management	3,650	Mar-25	3	$77.00	Gross + TE
66 Field Point Road
Greenwich, CT
115 Mason Street	1868 / NAV	6,544	The W. McDevitt Company	866	May-25	2.1	$55.00	Modified Gross
123 Mason Street
Greenwich, CT
(1)	Source: Appraisal.
(2)	Based on the underwritten commercial rent roll dated December 1, 2025.

Appraisal. According to the appraisal, the Greenwich Portfolio Property had an “As Is” value of $21,900,000 as of October 22, 2025.

Environmental Matters. According to the Phase I environmental assessment dated October 29, 2025, there was no evidence of any recognized environmental conditions at the Greenwich Portfolio Property.

A-3-106

Mixed Use – Retail/Multifamily 2 Putnam Court, 4 Putnam Court, 35 Church Street, 39 Church Street, 43 Church Street, 47 Church Street, 42 Sherwood Place and 36 Sherwood Place Greenwich, CT 06830	Loan #14 Greenwich Portfolio	Cut-off Date Balance: Cut-off Date LTV: UW NCF DSCR: UW NOI Debt Yield:	$13,700,000 62.6% 1.37x 10.1%

Operating History and Underwritten Cash Flow. The following table presents certain information relating to the underwritten net cash flow at the Greenwich Portfolio Property:

Cash Flow Analysis
	2023	2024	TTM 10/31/2025	UW	UW PSF(1)
Rents in Place – Commercial(2)	$1,148,194	$1,151,997	$1,166,240	$1,272,453	$37.01
Rents in Place – Multifamily(3)	$281,605	$357,473	$376,665	$352,380	$10.25
Gross Potential Rent	$1,429,799	$1,509,470	$1,542,905	$1,624,833	$47.25
Other Income(4)	$52,611	$54,080	$56,453	$56,453	$1.64
Total Reimbursements	$145,459	$163,921	$169,459	$169,442	$4.93
Net Rental Income	$1,627,869	$1,727,471	$1,768,817	$1,850,728	$53.82
(Vacancy/Credit Loss)	$0	$0	$0	($82,666)	($2.40)
Effective Gross Income	$1,627,869	$1,727,471	$1,768,817	$1,768,062	$51.42
Total Expenses	$366,049	$328,458	$370,490	$387,226	$11.26
Net Operating Income(5)	$1,261,820	$1,399,013	$1,398,327	$1,380,836	$40.16
Replacement Reserves	$0	$0	$0	$6,182	$0.18
TI/LC	$0	$0	$0	$24,549	$0.71
Net Cash Flow	$1,261,820	$1,399,013	$1,398,327	$1,350,104	$39.26

Occupancy %(6)	88.2%	94.1%	99.5%	95.4%
NOI DSCR	1.28x	1.42x	1.42x	1.40x
NCF DSCR	1.28x	1.42x	1.42x	1.37x
NOI Debt Yield	9.2%	10.2%	10.2%	10.1%
NCF Debt Yield	9.2%	10.2%	10.2%	9.9%
(1)	UW PSF figures are calculated based on the total square footage of the Greenwich Portfolio Property, inclusive of 24,549 SF of commercial space and 9,836 SF of multifamily space.
(2)	Rents in Place – Commercial is based on the underwritten rent roll dated December 1, 2025, and include rent steps totaling $10,673 through December 31, 2026.
(3)	Rents in Place – Multifamily is based on the underwritten rent roll dated as of December 1, 2025.
(4)	Other Income includes water/sewer – residential reimbursement, trash removal/collection, NSF fees, legal/eviction fees, non-refundable pet fees and parking lot income.
(5)	The increase in the 2024 Net Operating Income from the 2023 Net Operating Income is attributed mainly to occupancy increasing at the Greenwich Portfolio Property during the time period.
(6)	UW Occupancy % represents the underwritten economic occupancy and historical occupancies represent physical occupancies.

A-3-107

Mortgage Loan No. 15 – Juneau Ave Portfolio

Mortgage Loan Information				Property Information
Mortgage Loan Sellers:	SGFC			Single Asset/Portfolio:	Single Asset
				Location:	Milwaukee, WI 53208, 53233
Original Balance:	$13,450,000			General Property Type:	Multifamily
Cut-off Date Balance:	$13,401,535			Detailed Property Type:	Garden
% of Initial Pool Balance:	2.3%			Title Vesting:	Fee
Loan Purpose:	Refinance			Year Built/Renovated:	1963-1974/2025
Borrower Sponsor:	Youssef Berrada			Size:	120 Units
Guarantor:	Youssef Berrada			Cut-off Date Balance per Unit:	$111,679
Mortgage Rate:	6.3100%			Maturity Balance per Unit:	$96,089
Note Date:	11/25/2025			Property Manager:	Berrada Properties Management, Inc.
Maturity Date:	12/1/2035				(borrower-related)
Term to Maturity:	120 months			Underwriting and Financial Information
Amortization Term:	360 months			UW NOI:	$1,369,528
IO Period:	0 months			UW NCF:	$1,338,928
Seasoning:	4 months			UW NOI Debt Yield:	10.2%
Prepayment Provisions:	L(23),YM1(93),O(4)			UW NCF Debt Yield:	10.0%
Lockbox/Cash Mgmt Status:	Springing/Springing			UW NOI Debt Yield at Maturity:	11.9%
Additional Debt Type:	NAP			UW NCF DSCR:	1.34x
Additional Debt Balance:	NAP			Most Recent NOI:	$1,343,497 (T-11 Annualized 1/31/2026)
Future Debt Permitted (Type):	No (NAP)			2nd Most Recent NOI(2):	NAV
				3rd Most Recent NOI(2):	NAV
Reserves				Most Recent Occupancy:	100.0% (2/1/2026)
Type	Initial	Monthly	Cap	2nd Most Recent Occupancy(2):	NAV
RE Taxes:	$0	$10,115	NAP	3rd Most Recent Occupancy(2):	NAV
Insurance(1):	$0	Springing	NAP	Appraised Value (as of):	$21,400,000 (11/5/2025)
Replacement Reserve:	$0	$2,550	NAP	Appraised Value per Unit:	$178,333
Static Insurance Reserve:	$35,000	$0	NAP	Cut-off Date LTV Ratio:	62.6%
				Maturity Date LTV Ratio:	53.9%

Sources and Uses
Sources	Proceeds	% of Total	Uses	Proceeds	% of Total
Mortgage Loan Amount:	$13,450,000	100.0%	Loan Payoff:	$10,339,417	76.9%
			Return of Equity:	$2,796,170	20.8%
			Closing Costs:	$279,413	2.1%
			Upfront Reserves:	$35,000	0.3%
Total Sources:	$13,450,000	100.0%	Total Uses:	$13,450,000	100.0%
(1)	The borrower is not required to make monthly insurance payments associated with any insurance coverage carried under a blanket insurance policy pursuant to the Juneau Ave Portfolio Mortgage Loan (as defined below) documents for so long as (i) no event of default has occurred and is continuing and (ii) the borrower provides the lender timely evidence of payment of all such insurance premiums.
(2)	Historical NOI and occupancy figures are not presented as the Juneau Ave Portfolio Property (as defined below) were bought by the sponsor in March 2025.

The Mortgage Loan. The fifteenth largest mortgage loan (the “Juneau Ave Portfolio Mortgage Loan”) is evidenced by a promissory note in the original principal amount of $13,450,000 and secured by the borrower’s fee interest in a 120-unit multifamily property located in Milwaukee, Wisconsin (the “Juneau Ave Portfolio Property”).

The Borrower and the Borrower Sponsor. The borrower is Berrada Properties 131, LLC, a Wisconsin limited liability company and single purpose entity with no independent directors.

The borrower sponsor and non-recourse carveout guarantor is Youssef Berrada. Youssef Berrada is the founder of the family owned and operated Berrada Properties Management, Inc., which has more than 20 years of property management experience. Beginning in 1996 with just one eight-unit building, the company has grown into one of Milwaukee's largest property management companies with properties located throughout the greater Milwaukee area and Racine.

The Property. The Juneau Ave Portfolio Property is comprised of four, two- and three-story garden-style multifamily buildings totaling 120 units located in Milwaukee, Wisconsin. Built between 1963 to 1974 and renovated in 2025, the Juneau Ave Portfolio Property is situated on four non-contiguous parcels, totaling 1.28-acres. Unit amenities include oak wood kitchen cabinetry, oak hardwood flooring and white appliance packages. Since acquisition in 2025, the borrower has completed renovations of approximately $6.0 million ($50,000 per unit), which included renovations to the interior common areas, HVAC, and exterior renovations to the façade, roof, windows, and landscaping/concrete. The Juneau Ave Portfolio Property is leased on a month-to-month basis. As of February 1, 2026, the Juneau Ave Portfolio Property was 100.0% occupied.

A-3-108

Multifamily – Garden	Loan #15	Cut-off Date Balance:	$13,401,535
Various	Juneau Ave Portfolio	Cut-off Date LTV:	62.6%
Milwaukee, WI 53208, 53233		UW NCF DSCR:	1.34x
		UW NOI Debt Yield:	10.2%

The following table presents certain information relating to the unit mix of the Juneau Ave Portfolio Property:

Unit Mix(1)
Unit Type	Total No. of Units	Occupied Units	% of Total Units	Occupancy	Average Unit Size (SF)	Average Underwritten Monthly Rent per Unit	Average Monthly Rental Rate per SF
Studio	15	15	12.5%	100.0%	480	$1,170	$2.44
1 Bedroom	101	101	84.2%	100.0%	600	$1,270	$2.12
2 Bedrooms	4	4	3.3%	100.0%	712	$1,370	$1.92
Total/Weighted Average	120	120	100.0%	100.0%	589	$1,261	$2.14
(1)	Information based on the underwritten rent roll.

The Market. The Juneau Ave Portfolio Property is located in Milwaukee. Wisconsin, within the Milwaukee-Waukesha metro area (the “Milwaukee MSA”). The Milwaukee MSA economy is driven by the services, manufacturing, retail trade, finance/insurance/real estate and construction sectors. Major employers within the Milwaukee MSA include Milwaukee Electric Tool Corp., Kohl’s Corp., UWM Sheldon B Lubar School of Business, Milwaukee Mitchell International and Rockwell Automation.

Access to the Juneau Ave Portfolio Property is provided via Interstate 94, Interstate 43, U.S. Highway 18, State Route 175 and State Route 14. U.S. Highway 18 provides east–west across the southern part of Wisconsin and serves as a major connecting route between Madison and the southwest corner of Wisconsin. East of Madison, the route is paralleled by Interstate 94 (I-94) and serves as a local connection route to the communities along I-94. Milwaukee Intermodal Station and Milwaukee County Transit System also provide access to the Juneau Ave Portfolio Property. The neighborhood surrounding the Juneau Ave Portfolio Property is primarily comprised of multifamily, retail, industrial and office properties. According to the appraisal, the 2025 population within a 1-, 3,- and 5-mile radius of the Juneau Ave Portfolio Property was 32,679, 246,433, and 505,403, respectively, and the average household income within the same radii was $41,542, $74,427 and $83,843, respectively.

According to the appraisal, the Junea Ave Portfolio Property is located in the Marquette/Miller Valley multifamily submarket of the Milwaukee MSA multifamily market. As of the third quarter of 2025, the Milwaukee MSA reported total inventory of 328,507 units with a 5.5% vacancy rate and average asking rents of $1,439 per month. The Marquette/Miller Valley multifamily submarket reported total inventory of 6,567 units with a 5.7% vacancy rate and average asking rents of $753 per month, as of the third quarter of 2025.

The following table presents information regarding certain competitive properties to the Juneau Ave Portfolio Property:

Competitive Rental Properties Summary
Property Name/Location	Year Built / Renovated	Property Subtype	Total Occupancy	Average SF/Unit	Number of Units	Average Rent per Month	Distance to Subject(2)
Juneau Ave Portfolio Various Milwaukee, WI	1963-1974 / 2025	Garden	100.0%(1)	589(1)	120(1)	Studio - $1,170(1) 1BR - $1,270(1) 2BR - $1,370(1)	-
Kilbourn Apartments 2125 West Kilbourn Avenue Milwaukee, WI	1965 / NAP	Garden/Low-Rise	90.0%	827	19	Studio - $850 1BR - $925 2BR - $1,329 3BR - $1,663	0.6 miles
The Ardmore 711 North 16th Street Milwaukee, WI	1940 / NAP	Garden/Low-Rise	100.0%	673	70	Studio - $979 1BR - $1,061 2BR - $1,304	1.1 miles
The Malt House 1009 West Juneau Ave Milwaukee, WI	1882 / 2021	Mid/High Rise	92.0%	959	118	Studio - $1,516 1BR - $1,754 2BR - $2,086	1.4 miles
Johnson Legacy Apts 3345 West Highland Boulevard Milwaukee, WI	1968 / 2022	Garden/Low-Rise	99.0%	723	33	Studio - $1,000 1BR - $1,100	0.5 miles
Villages Apartments 2803 West Kilbourn Ave Milwaukee, WI	1965 / NAP	Garden/Low-Rise	99.0%	450	36	Studio - $900 1BR - $1,000	0.4 miles
The Millerand Apartments 3035 West Wisconsin Avenue Milwaukee, WI	1925 / NAP	Mid/High Rise	100.0%	771	72	1BR - $650 2BR - $800	0.7 miles

Source: Appraisal, unless otherwise indicated.

(1)	Information obtained from the underwritten rent roll.
(2)	Represents distance to the 2635 W Juneau Ave property.

A-3-109

Multifamily – Garden	Loan #15	Cut-off Date Balance:	$13,401,535
Various	Juneau Ave Portfolio	Cut-off Date LTV:	62.6%
Milwaukee, WI 53208, 53233		UW NCF DSCR:	1.34x
		UW NOI Debt Yield:	10.2%

Appraisal. The appraiser concluded to an “as portfolio” value for the Juneau Ave Portfolio Property of $21,400,000 as of November 5, 2025.

Environmental Matters. According to the Phase I environmental site assessments dated November 13, 2025, there was no evidence of any recognized environmental conditions at the Juneau Ave Portfolio Property.

Underwritten Net Cash Flow. The following table presents certain information relating to the underwritten net cash flow at the Juneau Ave Portfolio Property:

Cash Flow Analysis
	1/31/2026 T11 Ann.	UW	UW per Unit
Gross Potential Rent	$1,529,816	$1,923,600	$16,030
Other Income(1)	$6,281	$32,806	$273
Net Rentable Income	$1,536,097	$1,956,406	$16,303
(Vacancy / Credit Loss)	($0)	($97,820)(2)	($815)
Effective Gross Income	$1,536,097	$1,858,586	$15,488

Real Estate Taxes	$13,761	$116,594	$972
Insurance	$41,606	$61,508	$513
Management Fee	$0	$55,758	$465
Other Operating Expenses	$137,233	$255,198	$2,127
Total Operating Expenses	$192,600	$489,057	$4,075

Net Operating Income	$1,343,497	$1,369,528	$11,413
Replacement Reserves	$0	$30,600	$255
Net Cash Flow	$1,343,497	$1,338,928	$11,158

Occupancy (%)(3)	97.9%	95.0%
NOI DSCR	1.34x	1.37x
NCF DSCR	1.34x	1.34x
NOI Debt Yield	10.0%	10.2%
NCF Debt Yield	10.0%	10.0%
(1)	Other Income includes late fees, laundry and NSF Income.
(2)	UW Occupancy reflects the economic vacancy.
(3)	Represents the physical occupancy for historical cash flow and economic occupancy for UW.

A-3-110

ANNEX B

FORM OF DISTRIBUTION DATE STATEMENT

B-1

[THIS PAGE INTENTIONALLY LEFT BLANK]

Distribution Date:	05/15/26	Wells Fargo Commercial Mortgage Trust 2026-C66
Determination Date:	05/11/26
Record Date:	04/30/26	Commercial Mortgage Pass-Through Certificates Series 2026-C66

Contacts
Role	Party and Contact Information
Depositor	Wells Fargo Commercial Mortgage Securities, Inc.
	Attention: A.J. Sfarra	cmbsnotices@wellsfargo.com
30 Hudson Yards, 15th Floor | New York, NY 10001 | United States
Certificate Administrator	Computershare Trust Company, N.A.
	Corporate Trust Services (CMBS)	cctcmbsbondadmin@computershare.com; trustadministrationgroup@computershare.com
9062 Old Annapolis Road | Columbia, MD 21045 | United States
Master Servicer	Trimont LLC
	Attention: CMBS Servicing	commercial.servicing@trimont.com
One South, 101 South Tryon Street, Suite 1400 | Charlotte, NC 28280 | United States
Trustee	Deutsche Bank National Trust Company
	Attention: Trust Administration	cmbsadmin@list.db.com
1761 East St. Andrew Place | Santa Ana, CA 92705 | United States
Special Servicer	LNR Partners, LLC
	Attention: Heather Bennett and Arnold Shulkin	hbennett@starwood.com; AShulkin@lnrpartners.com; lnr.cmbs.notices@lnrproperty.com
2340 Collins Avenue, Suite 700 | Miami Beach, FL 33139 | United States
Operating Advisor & Asset Representations Reviewer	BellOak, LLC
	Attention: Reporting	Reporting@belloakadvisors.com
200 N. Pacific Coast Highway, Suite 1400 | El Segundo, CA 90245 | United States
This report is compiled by Computershare Trust Company, N.A. from information provided by third parties. Computershare Trust Company, N.A. has not independently confirmed the accuracy of the information.
Please visit www.ctslink.com for additional information and if applicable, any special notices and any credit risk retention notices. In addition, certificate holders may register online for email notification when special notices are posted. For information or assistance please call 866-846-4526.

© 2021 Computershare. All rights reserved. Confidential.	Page 1 of 25

Distribution Date:	05/15/26	Wells Fargo Commercial Mortgage Trust 2026-C66
Determination Date:	05/11/26
Record Date:	04/30/26	Commercial Mortgage Pass-Through Certificates Series 2026-C66

Certificate Distribution Detail
Class	CUSIP	Pass-Through Rate (2)	Original Balance	Beginning Balance	Principal Distribution	Interest Distribution	Prepayment Penalties	Realized Losses	Total Distribution	Ending Balance	Current Credit Support¹	Original Credit Support¹
Regular Certificates
A-1		0.000000%	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00%	0.00%
A-SB		0.000000%	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00%	0.00%
A-4		0.000000%	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00%	0.00%
A-5		0.000000%	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00%	0.00%
A-S		0.000000%	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00%	0.00%
B		0.000000%	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00%	0.00%
C		0.000000%	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00%	0.00%
D		0.000000%	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00%	0.00%
E-RR		0.000000%	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00%	0.00%
F-RR		0.000000%	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00%	0.00%
G-RR		0.000000%	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00%	0.00%
H-RR		0.000000%	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00%	0.00%
V		0.000000%	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00%	0.00%
R		0.000000%	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00%	0.00%
Regular SubTotal			0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00

Notional Certificates
X-A		0.000000%	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00
X-B		0.000000%	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00
X-D		0.000000%	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00
Notional SubTotal			0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00

Deal Distribution Total					0.00	0.00	0.00	0.00	0.00
*	Denotes the Controlling Class (if required)
(1)	Calculated by taking (A) the sum of the ending certificate balance of all classes in a series less (B) the sum of (i) the ending certificate balance of the designated class and (ii) the ending certificate balance of all classes which are not subordinate to the designated class and dividing the result by (A).
(2)	Pass-Through Rates with respect to any Class of Certificates on next month's Payment Date is expected to be the same as the current respective Pass-Through Rate, subject to any modifications on the underlying loans, any change in certificate or pool balance, any change in the underlying index (if and as applicable), and any other matters provided in the governing documents.

© 2021 Computershare. All rights reserved. Confidential.	Page 2 of 25

Distribution Date:	05/15/26	Wells Fargo Commercial Mortgage Trust 2026-C66
Determination Date:	05/11/26
Record Date:	04/30/26	Commercial Mortgage Pass-Through Certificates Series 2026-C66

Certificate Factor Detail
Class	CUSIP	Beginning Balance	Principal Distribution	Interest Distribution	Interest Shortfalls / (Paybacks)	Cumulative Interest Shortfalls	Prepayment Penalties	Realized Losses	Total Distribution	Ending Balance
Regular Certificates
A-1		0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000
A-SB		0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000
A-4		0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000
A-5		0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000
A-S		0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000
B		0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000
C		0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000
D		0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000
E-RR		0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000
F-RR		0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000
G-RR		0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000
H-RR		0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000
V		0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000
R		0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000

Notional Certificates
X-A		0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000
X-B		0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000
X-D		0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000

© 2021 Computershare. All rights reserved. Confidential.	Page 3 of 25

Distribution Date:	05/15/26	Wells Fargo Commercial Mortgage Trust 2026-C66
Determination Date:	05/11/26
Record Date:	04/30/26	Commercial Mortgage Pass-Through Certificates Series 2026-C66

Certificate Interest Reconciliation Detail
Class	Accrual Period	Accrual Days	Prior Cumulative Interest Shortfalls	Accrued Certificate Interest	Net Aggregate Prepayment Interest Shortfall	Distributable Certificate Interest	Interest Shortfalls / (Paybacks)	Payback of Prior Realized Losses	Additional Interest Distribution Amount	Interest Distribution	Cumulative Interest Shortfalls
A-1	MM/DD/YY-MM/DD/YY	0	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00
A-SB	MM/DD/YY-MM/DD/YY	0	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00
A-4	MM/DD/YY-MM/DD/YY	0	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00
A-5	MM/DD/YY-MM/DD/YY	0	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00
X-A	MM/DD/YY-MM/DD/YY	0	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00
X-B	MM/DD/YY-MM/DD/YY	0	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00
X-D	MM/DD/YY-MM/DD/YY	0	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00
A-S	MM/DD/YY-MM/DD/YY	0	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00
B	MM/DD/YY-MM/DD/YY	0	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00
C	MM/DD/YY-MM/DD/YY	0	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00
D	MM/DD/YY-MM/DD/YY	0	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00
E-RR	MM/DD/YY-MM/DD/YY	0	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00
F-RR	MM/DD/YY-MM/DD/YY	0	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00
G-RR	MM/DD/YY-MM/DD/YY	0	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00
H-RR	MM/DD/YY-MM/DD/YY	0	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00
Totals			0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00

© 2021 Computershare. All rights reserved. Confidential.	Page 4 of 25

Distribution Date:	05/15/26	Wells Fargo Commercial Mortgage Trust 2026-C66
Determination Date:	05/11/26
Record Date:	04/30/26	Commercial Mortgage Pass-Through Certificates Series 2026-C66

Additional Information

Total Available Distribution Amount (1)	0.00
(1)	The Available Distribution Amount includes any Prepayment Premiums.

© 2021 Computershare. All rights reserved. Confidential.	Page 5 of 25

Distribution Date:	05/15/26	Wells Fargo Commercial Mortgage Trust 2026-C66
Determination Date:	05/11/26
Record Date:	04/30/26	Commercial Mortgage Pass-Through Certificates Series 2026-C66

Bond / Collateral Reconciliation - Cash Flows

Total Funds Collected

Interest
Interest Paid or Advanced	0.00
Interest Reductions due to Nonrecoverability Determination	0.00
Interest Adjustments	0.00
Deferred Interest	0.00
ARD Interest	0.00
Net Prepayment Interest Excess / (Shortfall)	0.00
Extension Interest	0.00
Interest Reserve Withdrawal	0.00
Total Interest Collected	0.00

Principal
Scheduled Principal	0.00
Unscheduled Principal Collections
Principal Prepayments	0.00
Collection of Principal after Maturity Date	0.00
Recoveries From Liquidations and Insurance Proceeds	0.00
Excess of Prior Principal Amounts Paid	0.00
Curtailments	0.00
Negative Amortization	0.00
Principal Adjustments	0.00

Total Principal Collected	0.00

Other
Prepayment Penalties / Yield Maintenance	0.00
Gain on Sale / Excess Liquidation Proceeds	0.00
Borrower Option Extension Fees	0.00
Total Other Collected	0.00

Total Funds Collected	0.00
Total Funds Distributed

Fees
Master Servicing Fee	0.00
Certificate Administrator Fee	0.00
Trustee Fee	0.00
CREFC® Intellectual Property Royalty License Fee	0.00
Operating Advisor Fee	0.00
Asset Representations Reviewer Fee	0.00

Total Fees	0.00

Expenses/Reimbursements
Reimbursement for Interest on Advances	0.00
ASER Amount	0.00
Special Servicing Fees (Monthly)	0.00
Special Servicing Fees (Liquidation)	0.00
Special Servicing Fees (Work Out)	0.00
Legal Fees	0.00
Rating Agency Expenses	0.00
Taxes Imposed on Trust Fund	0.00
Non-Recoverable Advances	0.00
Workout Delayed Reimbursement Amounts	0.00
Other Expenses	0.00
Total Expenses/Reimbursements	0.00

Interest Reserve Deposit	0.00

Payments to Certificateholders and Others
Interest Distribution	0.00
Principal Distribution	0.00
Prepayment Penalties / Yield Maintenance	0.00
Total Payments to Certificateholders and Others	0.00

Total Funds Distributed	0.00

© 2021 Computershare. All rights reserved. Confidential.	Page 6 of 25

Distribution Date:	05/15/26	Wells Fargo Commercial Mortgage Trust 2026-C66
Determination Date:	05/11/26
Record Date:	04/30/26	Commercial Mortgage Pass-Through Certificates Series 2026-C66

Bond / Collateral Reconciliation - Balances

Collateral Reconciliation
		Total
Beginning Scheduled Collateral Balance	0.00	0.00
(-) Scheduled Principal Collections	0.00	0.00
(-) Unscheduled Principal Collections	0.00	0.00
(-) Principal Adjustments (Cash)	0.00	0.00
(-) Principal Adjustments (Non-Cash)	0.00	0.00
(-) Realized Losses from Collateral	0.00	0.00
(-) Other Adjustments²	0.00	0.00

Ending Scheduled Collateral Balance	0.00	0.00
Beginning Actual Collateral Balance	0.00	0.00
Ending Actual Collateral Balance	0.00	0.00

Certificate Reconciliation
Total
Beginning Certificate Balance	0.00
(-) Principal Distributions	0.00
(-) Realized Losses	0.00
Realized Loss and Realized Loss Adjustments on Collateral	0.00
Current Period NRA¹	0.00
Current Period WODRA¹	0.00
Principal Used to Pay Interest	0.00
Non-Cash Principal Adjustments	0.00
Certificate Other Adjustments**	0.00
Ending Certificate Balance	0.00

NRA/WODRA Reconciliation
	Non-Recoverable Advances (NRA) from Principal	Workout Delayed Reimbursement of Advances (WODRA) from Principal
Beginning Cumulative Advances	0.00	0.00
Current Period Advances	0.00	0.00
Ending Cumulative Advances	0.00	0.00

Under / Over Collateralization Reconciliation
Beginning UC / (OC)	0.00
UC / (OC) Change	0.00
Ending UC / (OC)	0.00
Net WAC Rate	0.00%
UC / (OC) Interest	0.00

(1)	Current Period NRA and WODRA displayed will represent the portion applied as Realized Losses to the bonds.
(2)	Other Adjustments value will represent miscellaneous items that may impact the Scheduled Balance of the collateral.
**	A negative value for Certificate Other Adjustments represents the payback of prior Principal Shortfalls, if any.

© 2021 Computershare. All rights reserved. Confidential.	Page 7 of 25

Distribution Date:	05/15/26	Wells Fargo Commercial Mortgage Trust 2026-C66
Determination Date:	05/11/26
Record Date:	04/30/26	Commercial Mortgage Pass-Through Certificates Series 2026-C66

Current Mortgage Loan and Property Stratification

Aggregate Pool

Scheduled Balance
Scheduled Balance	# Of Loans	Scheduled Balance	% Of Agg. Bal.	WAM²	WAC	Weighted Avg DSCR¹

Totals
Debt Service Coverage Ratio¹
Debt Service Coverage Ratio	# Of Loans	Scheduled Balance	% Of Agg. Bal.	WAM²	WAC	Weighted Avg DSCR¹

Totals

(1)	Debt Service Coverage Ratios are updated periodically as new NOI figures become available from borrowers on an asset level. In all cases the most current DSCR provided by the Servicer is used. To the extent that no DSCR is provided by the Servicer, information from the offering document is used. The debt service coverage ratio information was provided to the Certificate Administrator by the Master Servicer and the Certificate Administrator has not independently confirmed the accuracy of such information.
(2)	Anticipated Remaining Term and WAM are each calculated based upon the term from the current month to the earlier of the Anticipated Repayment Date, if applicable, and the Maturity Date.
(3)	Data in this table was calculated by allocating pro-rata the current loan information to the properties based upon the Cut Off Date Balance of each property as disclosed in the offering document. The Scheduled Balance Totals reflect the aggregate balances of all pooled loans as reported in the CREFC Loan Periodic Update File. To the extent that the Scheduled Balance Total figure for the "State" and "Property" stratification tables is not equal to the sum of the scheduled balance figures for each state or property, the difference is explained by loans that have been modified into a split loan structure. The "State" and "Property" stratification tables do not include the balance of the subordinate note (sometimes called the B-piece or a "hope note") of a loan that has been modified into a split-loan structure. Rather, the scheduled balance for each state or property only reflects the balance of the senior note (sometimes called the A-piece) of a loan that has been modified into a split-loan structure.

© 2021 Computershare. All rights reserved. Confidential.	Page 8 of 25

Distribution Date:	05/15/26	Wells Fargo Commercial Mortgage Trust 2026-C66
Determination Date:	05/11/26
Record Date:	04/30/26	Commercial Mortgage Pass-Through Certificates Series 2026-C66

Current Mortgage Loan and Property Stratification

Aggregate Pool

State³
State	# Of Properties	Scheduled Balance	% Of Agg. Bal.	WAM²	WAC	Weighted Avg DSCR¹

Totals
Property Type³
Property Type	# Of Properties	Scheduled Balance	% Of Agg. Bal.	WAM²	WAC	Weighted Avg DSCR¹

Totals

Note: Please refer to footnotes on the next page of the report.

© 2021 Computershare. All rights reserved. Confidential.	Page 9 of 25

Distribution Date:	05/15/26	Wells Fargo Commercial Mortgage Trust 2026-C66
Determination Date:	05/11/26
Record Date:	04/30/26	Commercial Mortgage Pass-Through Certificates Series 2026-C66

Current Mortgage Loan and Property Stratification

Aggregate Pool

Note Rate
Note Rate	# Of Loans	Scheduled Balance	% Of Agg. Bal.	WAM²	WAC	Weighted Avg DSCR¹

Totals
Seasoning
Seasoning	# Of Loans	Scheduled Balance	% Of Agg. Bal.	WAM²	WAC	Weighted Avg DSCR¹

Totals

(1)	Debt Service Coverage Ratios are updated periodically as new NOI figures become available from borrowers on an asset level. In all cases the most current DSCR provided by the Servicer is used. To the extent that no DSCR is provided by the Servicer, information from the offering document is used. The debt service coverage ratio information was provided to the Certificate Administrator by the Master Servicer and the Certificate Administrator has not independently confirmed the accuracy of such information.
(2)	Anticipated Remaining Term and WAM are each calculated based upon the term from the current month to the earlier of the Anticipated Repayment Date, if applicable, and the Maturity Date.
(3)	Data in this table was calculated by allocating pro-rata the current loan information to the properties based upon the Cut Off Date Balance of each property as disclosed in the offering document. The Scheduled Balance Totals reflect the aggregate balances of all pooled loans as reported in the CREFC Loan Periodic Update File. To the extent that the Scheduled Balance Total figure for the "State" and "Property" stratification tables is not equal to the sum of the scheduled balance figures for each state or property, the difference is explained by loans that have been modified into a split loan structure. The "State" and "Property" stratification tables do not include the balance of the subordinate note (sometimes called the B-piece or a "hope note") of a loan that has been modified into a split-loan structure. Rather, the scheduled balance for each state or property only reflects the balance of the senior note (sometimes called the A-piece) of a loan that has been modified into a split-loan structure.

© 2021 Computershare. All rights reserved. Confidential.	Page 10 of 25

Distribution Date:	05/15/26	Wells Fargo Commercial Mortgage Trust 2026-C66
Determination Date:	05/11/26
Record Date:	04/30/26	Commercial Mortgage Pass-Through Certificates Series 2026-C66

Current Mortgage Loan and Property Stratification

Aggregate Pool

Anticipated Remaining Term (ARD and Balloon Loans)
Anticipated Remaining Term	# Of Loans	Scheduled Balance	% Of Agg. Bal.	WAM²	WAC	Weighted Avg DSCR¹

Totals
Remaining Amortization Term (ARD and Balloon Loans)
Remaining Amortization Term	# Of Loans	Scheduled Balance	% Of Agg. Bal.	WAM²	WAC	Weighted Avg DSCR¹

Totals

(1)	Debt Service Coverage Ratios are updated periodically as new NOI figures become available from borrowers on an asset level. In all cases the most current DSCR provided by the Servicer is used. To the extent that no DSCR is provided by the Servicer, information from the offering document is used. The debt service coverage ratio information was provided to the Certificate Administrator by the Master Servicer and the Certificate Administrator has not independently confirmed the accuracy of such information.
(2)	Anticipated Remaining Term and WAM are each calculated based upon the term from the current month to the earlier of the Anticipated Repayment Date, if applicable, and the Maturity Date.
(3)	Data in this table was calculated by allocating pro-rata the current loan information to the properties based upon the Cut Off Date Balance of each property as disclosed in the offering document. The Scheduled Balance Totals reflect the aggregate balances of all pooled loans as reported in the CREFC Loan Periodic Update File. To the extent that the Scheduled Balance Total figure for the "State" and "Property" stratification tables is not equal to the sum of the scheduled balance figures for each state or property, the difference is explained by loans that have been modified into a split loan structure. The "State" and "Property" stratification tables do not include the balance of the subordinate note (sometimes called the B-piece or a "hope note") of a loan that has been modified into a split-loan structure. Rather, the scheduled balance for each state or property only reflects the balance of the senior note (sometimes called the A-piece) of a loan that has been modified into a split-loan structure.

© 2021 Computershare. All rights reserved. Confidential.	Page 11 of 25

Distribution Date:	05/15/26	Wells Fargo Commercial Mortgage Trust 2026-C66
Determination Date:	05/11/26
Record Date:	04/30/26	Commercial Mortgage Pass-Through Certificates Series 2026-C66

Current Mortgage Loan and Property Stratification

Aggregate Pool

Age of Most Recent NOI
Age of Most Recent NOI	# Of Loans	Scheduled Balance	% Of Agg. Bal.	WAM²	WAC	Weighted Avg DSCR¹

Totals
Remaining Stated Term (Fully Amortizing Loans)
Age of Most Recent NOI	# Of Loans	Scheduled Balance	% Of Agg. Bal.	WAM²	WAC	Weighted Avg DSCR¹

Totals

(1)	Debt Service Coverage Ratios are updated periodically as new NOI figures become available from borrowers on an asset level. In all cases the most current DSCR provided by the Servicer is used. To the extent that no DSCR is provided by the Servicer, information from the offering document is used. The debt service coverage ratio information was provided to the Certificate Administrator by the Master Servicer and the Certificate Administrator has not independently confirmed the accuracy of such information.
(2)	Anticipated Remaining Term and WAM are each calculated based upon the term from the current month to the earlier of the Anticipated Repayment Date, if applicable, and the Maturity Date.
(3)	Data in this table was calculated by allocating pro-rata the current loan information to the properties based upon the Cut Off Date Balance of each property as disclosed in the offering document. The Scheduled Balance Totals reflect the aggregate balances of all pooled loans as reported in the CREFC Loan Periodic Update File. To the extent that the Scheduled Balance Total figure for the "State" and "Property" stratification tables is not equal to the sum of the scheduled balance figures for each state or property, the difference is explained by loans that have been modified into a split loan structure. The "State" and "Property" stratification tables do not include the balance of the subordinate note (sometimes called the B-piece or a "hope note") of a loan that has been modified into a split-loan structure. Rather, the scheduled balance for each state or property only reflects the balance of the senior note (sometimes called the A-piece) of a loan that has been modified into a split-loan structure.

© 2021 Computershare. All rights reserved. Confidential.	Page 12 of 25

Distribution Date:	05/15/26	Wells Fargo Commercial Mortgage Trust 2026-C66
Determination Date:	05/11/26
Record Date:	04/30/26	Commercial Mortgage Pass-Through Certificates Series 2026-C66

Mortgage Loan Detail (Part 1)
Pros ID	Loan ID	Loan Group	Prop Type	City	State	Interest Accrual Type	Gross Rate	Scheduled Interest	Scheduled Principal	Principal Adjustments	Anticipated Repay Date	Original Maturity Date	Adjusted Maturity Date	Beginning Scheduled Balance	Ending Scheduled Balance	Paid Through Date

Totals
1 Property Type Codes
HC - Health Care	MU - Mixed Use	WH - Warehouse	MF - Multi-Family
SS - Self Storage	LO - Lodging	RT - Retail	SF - Single Family Rental
98 - Other	IN - Industrial	OF - Office	MH - Mobile Home Park
SE - Securities	CH - Cooperative Housing	ZZ - Missing Information/Undefined

© 2021 Computershare. All rights reserved. Confidential.	Page 13 of 25

Distribution Date:	05/15/26	Wells Fargo Commercial Mortgage Trust 2026-C66
Determination Date:	05/11/26
Record Date:	04/30/26	Commercial Mortgage Pass-Through Certificates Series 2026-C66

Mortgage Loan Detail (Part 2)
Pros ID	Loan Group	Most Recent Fiscal NOI	Most Recent NOI	Most Recent NOI Start Date	Most Recent NOI End Date	Appraisal Reduction Date	Appraisal Reduction Amount	Cumulative ASER	Current P&I Advances	Cumulative P&I Advances	Cumulative Servicer Advances	Current NRA/WODRA from Principal	Defease Status

Totals

© 2021 Computershare. All rights reserved. Confidential.	Page 14 of 25

Distribution Date:	05/15/26	Wells Fargo Commercial Mortgage Trust 2026-C66
Determination Date:	05/11/26
Record Date:	04/30/26	Commercial Mortgage Pass-Through Certificates Series 2026-C66

Principal Prepayment Detail
			Unscheduled Principal		Prepayment Premiums
Pros ID	Loan Number	Loan Group	Amount	Prepayment / Liquidation Code	Prepayment Premium Amount	Yield Maintenance Amount

Totals

Note: Principal Prepayment Amount listed here may include Principal Adjustment Amounts on the loan in addition to the Unscheduled Principal Amount.

© 2021 Computershare. All rights reserved. Confidential.	Page 15 of 25

Distribution Date:	05/15/26	Wells Fargo Commercial Mortgage Trust 2026-C66
Determination Date:	05/11/26
Record Date:	04/30/26	Commercial Mortgage Pass-Through Certificates Series 2026-C66

Historical Detail
	Delinquencies¹												Prepayments				Rate and Maturities
	30-59 Days		60-89 Days		90 Days or More		Foreclosure		REO		Modifications		Curtailments		Payoff		Next Weighted Avg.
Distribution Date	#	Balance	#	Balance	#	Balance	#	Balance	#	Balance	#	Balance	#	Amount	#	Amount	Coupon	Remit	WAM¹

(1)	Foreclosure and REO Totals are included in the delinquencies aging categories.

© 2021 Computershare. All rights reserved. Confidential.	Page 16 of 25

Distribution Date:	05/15/26	Wells Fargo Commercial Mortgage Trust 2026-C66
Determination Date:	05/11/26
Record Date:	04/30/26	Commercial Mortgage Pass-Through Certificates Series 2026-C66

Delinquency Loan Detail
Pros ID	Loan ID	Paid Through Date	Months Delinquent	Mortgage Loan Status¹	Current P&I Advances	Outstanding P&I Advances	Outstanding Servicer Advances	Actual Principal Balance	Servicing Transfer Date	Resolution Strategy Code²	Bankruptcy Date	Foreclosure Date	REO Date

Totals
1 Mortgage Loan Status
A - Payment Not Received But Still in Grace Period	0 - Current	4 - Performing Matured Balloon
B - Late Payment But Less Than 30 days Delinquent	1 - 30-59 Days Delinquent	5 - Non Performing Matured Balloon
	2 - 60-89 Days Delinquent	6 - 121+ Days Delinquent
3 - 90-120 Days Delinquent

2 Resolution Strategy Code
1 - Modification	6 - DPO	10 - Deed in Lieu of Foreclosures
2 - Foreclosure	7 - REO	11- Full Payoff
3 - Bankruptcy	8 - Resolved	12 - Reps and Warranties
4 - Extension	9 - Pending Return to Master Servicer	13 - TBD
5 - Note Sale	98 - Other

Note: Outstanding P & I Advances include the current period advance.

© 2021 Computershare. All rights reserved. Confidential.	Page 17 of 25

Distribution Date:	05/15/26	Wells Fargo Commercial Mortgage Trust 2026-C66
Determination Date:	05/11/26
Record Date:	04/30/26	Commercial Mortgage Pass-Through Certificates Series 2026-C66

Collateral Stratification and Historical Detail

Maturity Dates and Loan Status¹
	Total	Performing	Non-Performing	REO/Foreclosure

Past Maturity	0	0	0	0
0 - 6 Months	0	0	0	0
7 - 12 Months	0	0	0	0
13 - 24 Months	0	0	0	0
25 - 36 Months	0	0	0	0
37 - 48 Months	0	0	0	0
49 - 60 Months	0	0	0	0
> 60 Months	0	0	0	0

Historical Delinquency Information
	Total	Current	30-59 Days	60-89 Days	90+ Days	REO/Foreclosure

May-26	0	0	0	0	0	0
Apr-26	0	0	0	0	0	0
Mar-26	0	0	0	0	0	0
Feb-26	0	0	0	0	0	0
Jan-26	0	0	0	0	0	0
Dec-25	0	0	0	0	0	0
Nov-25	0	0	0	0	0	0
Oct-25	0	0	0	0	0	0
Sep-25	0	0	0	0	0	0
Aug-25	0	0	0	0	0	0
Jul-25	0	0	0	0	0	0
Jun-25	0	0	0	0	0	0
(1)	Maturity dates used in this chart are based on the dates provided by the Master Servicer in the Loan Periodic File.

© 2021 Computershare. All rights reserved. Confidential.	Page 18 of 25

Distribution Date:	05/15/26	Wells Fargo Commercial Mortgage Trust 2026-C66
Determination Date:	05/11/26
Record Date:	04/30/26	Commercial Mortgage Pass-Through Certificates Series 2026-C66

Specially Serviced Loan Detail - Part 1
Pros ID	Loan ID	Ending Scheduled Balance	Actual Balance	Appraisal Value	Appraisal Date	Net Operating Income	DSCR	DSCR Date	Maturity Date	Remaining Amort Term

Totals

© 2021 Computershare. All rights reserved. Confidential.	Page 19 of 25

Distribution Date:	05/15/26	Wells Fargo Commercial Mortgage Trust 2026-C66
Determination Date:	05/11/26
Record Date:	04/30/26	Commercial Mortgage Pass-Through Certificates Series 2026-C66

Specially Serviced Loan Detail - Part 2
Pros ID	Loan ID	Property Type¹	State	Servicing Transfer Date	Resolution Strategy Code²	Special Servicing Comments

1 Property Type Codes
HC - Health Care	MU - Mixed Use	WH - Warehouse
MF - Multi-Family	SS - Self Storage	LO - Lodging
RT - Retail	SF - Single Family Rental	98 - Other
IN - Industrial	OF - Office	MH - Mobile Home Park
SE - Securities	CH - Cooperative Housing	ZZ - Missing Information/Undefined

2 Resolution Strategy Code
1 - Modification	6 - DPO	10 - Deed in Lieu of Foreclosures
2 - Foreclosure	7 - REO	11- Full Payoff
3 - Bankruptcy	8 - Resolved	12 - Reps and Warranties
4 - Extension	9 - Pending Return to Master Servicer	13 - TBD
5 - Note Sale	98 - Other

© 2021 Computershare. All rights reserved. Confidential.	Page 20 of 25

Distribution Date:	05/15/26	Wells Fargo Commercial Mortgage Trust 2026-C66
Determination Date:	05/11/26
Record Date:	04/30/26	Commercial Mortgage Pass-Through Certificates Series 2026-C66

Modified Loan Detail

		Pre-Modification		Post-Modification				Modification	Modification
Pros ID	Loan Number	Balance	Rate	Balance	Rate	Modification Code¹	Modification Booking Date	Closing Date	Effective Date

Totals
1 Modification Codes
1 - Maturity Date Extension	5 - Temporary Rate Reduction	8 - Other
2 - Amortization Change	6 - Capitalization on Interest	9 - Combination
3 - Principal Write-Off	7 - Capitalization on Taxes	10 - Forbearance

Note: Please refer to Servicer Reports for modification comments.

© 2021 Computershare. All rights reserved. Confidential.	Page 21 of 25

Distribution Date:	05/15/26	Wells Fargo Commercial Mortgage Trust 2026-C66
Determination Date:	05/11/26
Record Date:	04/30/26	Commercial Mortgage Pass-Through Certificates Series 2026-C66

Historical Liquidated Loan Detail
Pros ID¹	Loan Number	Dist.Date	Loan Beginning Scheduled Balance	Most Recent Appraised Value or BPO	Gross Sales Proceeds or Other Proceeds	Fees, Advances, and Expenses	Net Proceeds Received on Liquidation	Net Proceeds Available for Distribution	Realized Loss to Loan	Current Period Adjustment to Loan	Cumulative Adjustment to Loan	Loss to Loan with Cumulative Adjustment	Percent of Original Loan Balance

Current Period Totals
Cumulative Totals

Note: Fees, Advances and Expenses also include outstanding P & I advances and unpaid fees (servicing, trustee, etc.).

© 2021 Computershare. All rights reserved. Confidential.	Page 22 of 25

Distribution Date:	05/15/26	Wells Fargo Commercial Mortgage Trust 2026-C66
Determination Date:	05/11/26
Record Date:	04/30/26	Commercial Mortgage Pass-Through Certificates Series 2026-C66

Historical Bond / Collateral Loss Reconciliation Detail
Pros ID	Loan Number	Distribution Date	Certificate Interest Paid from Collateral Principal Collections	Reimb of Prior Realized Losses from Collateral Interest Collections	Aggregate Realized Loss to Loan	Loss Covered by Credit Support/Deal Structure	Loss Applied to Certificate Interest Payment	Loss Applied to Certificate Balance	Non-Cash Principal Adjustment	Realized Losses from NRA/WODRA	Total Loss Applied to Certificate Balance

Current Period Totals
Cumulative Totals

© 2021 Computershare. All rights reserved. Confidential.	Page 23 of 25

Distribution Date:	05/15/26	Wells Fargo Commercial Mortgage Trust 2026-C66
Determination Date:	05/11/26
Record Date:	04/30/26	Commercial Mortgage Pass-Through Certificates Series 2026-C66

Interest Shortfall Detail - Collateral Level

Pros ID	Interest Adjustments	Deferred Interest Collected	Special Servicing Fees			ASER	PPIS / (PPIE)	Non- Recoverable Interest	Interest on Advances	Reimbursement of Advances from Interest	Other Shortfalls / (Refunds)	Modified Interest Reduction / (Excess)
			Monthly	Liquidation	Work Out

Total

Note: Interest Adjustments listed for each loan do not include amounts that were used to adjust the Weighted Average Net Rate of the mortgage loans.									Collateral Shortfall Total		0.00

© 2021 Computershare. All rights reserved. Confidential.	Page 24 of 25

Distribution Date:	05/15/26	Wells Fargo Commercial Mortgage Trust 2026-C66
Determination Date:	05/11/26
Record Date:	04/30/26	Commercial Mortgage Pass-Through Certificates Series 2026-C66

Supplemental Notes

None

© 2021 Computershare. All rights reserved. Confidential.	Page 25 of 25

[THIS PAGE INTENTIONALLY LEFT BLANK]

ANNEX C

FORM OF OPERATING ADVISOR ANNUAL REPORT1

Report Date: This report will be delivered annually no later than [INSERT DATE], pursuant to the terms and conditions of the Pooling and Servicing Agreement, dated as of April 1, 2026 (the “Pooling and Servicing Agreement”).

Transaction: Wells Fargo Commercial Mortgage Trust 2026-C66, Commercial Mortgage Pass-Through Certificates, Series 2026-C66

Operating Advisor: BellOak, LLC

Special Servicer: LNR Partners, LLC

I.	Population of Mortgage Loans that Were Considered in Compiling this Report
1.	The Special Servicer has notified the Operating Advisor that [●] Specially Serviced Loans were transferred to special servicing in the prior calendar year [INSERT YEAR].
(a)	[●] of those Specially Serviced Loans are still being analyzed by the Special Servicer as part of the development of a Final Asset Status Report.
(b)	Final Asset Status Reports were issued with respect to [●] of such Specially Serviced Loans. This report is based only on the Specially Serviced Loans in respect of which a Final Asset Status Report has been issued. The Final Asset Status Reports may not yet be implemented.
2.	The Special Servicer has notified the Operating Advisor that it has completed a Major Decision with respect to [●] Specially Serviced Loans [INSERT AFTER AN OPERATING ADVISOR CONSULTATION EVENT: and [●] non-Specially Serviced Loans], and provided to the Operating Advisor the Major Decision Reporting Package or Final Asset Status Report with respect to [●] Specially Serviced Loans [INSERT AFTER AN OPERATING ADVISOR CONSULTATION EVENT: and [●] non-Specially Serviced Loans] to the operating advisor.
II.	Executive Summary

Based on the requirements and qualifications set forth in the Pooling and Servicing Agreement, as well as the items listed below, the Operating Advisor (in accordance with the Operating Advisor’s analysis requirements outlined in the Pooling and Servicing Agreement) has undertaken a limited review of the Special Servicer’s reported actions on the loans identified in this report. Based solely on such limited review and subject to the assumptions, limitations and qualifications set forth herein, the Operating Advisor believes, in its sole discretion exercised in good faith, that the Special Servicer [is/is not] operating in compliance with the Servicing Standard with respect to its performance of its duties under the Pooling and Servicing Agreement during the prior calendar year. [The Operating Advisor believes, in its sole discretion exercised in good faith, that the Special Servicer has failed to

1 This report is an indicative report and does not reflect the final form of annual report to be used in any particular year. The Operating Advisor will have the ability to modify or alter the organization and content of any particular report, subject to the compliance with the terms of the Pooling and Servicing Agreement, including, without limitation, provisions relating to Privileged Information.

C-1

materially comply with the Servicing Standard as a result of the following material deviations.]

●	[LIST OF MATERIAL DEVIATION ITEMS]

In addition, the Operating Advisor notes the following: [PROVIDE SUMMARY OF ANY ADDITIONAL MATERIAL INFORMATION].

[ADD RECOMMENDATION OF REPLACEMENT OF SPECIAL SERVICER, IF APPLICABLE]

III.	List of Items that Were Considered in Compiling this Report

In rendering our assessment herein, we examined and relied upon the accuracy and completeness of the items listed below:

1.	Any Major Decision Reporting Packages received from the Special Servicer.
2.	Reports by the Special Servicer made available to Privileged Persons that are posted on the certificate administrator’s website that are relevant to the operating advisor’s obligations under the Pooling and Servicing Agreement and certain information it has reasonably requested from the special servicer and each [INSERT IF PRIOR TO AN OPERATING ADVISOR CONSULTATION EVENT: Final] Asset Status Report.
3.	The Special Servicer’s assessment of compliance report, attestation report by a third party regarding the Special Servicer’s compliance with its obligations, and non-discretionary portions of net present value calculations.
4.	[LIST OTHER REVIEWED INFORMATION]
5.	[INSERT IF AFTER AN OPERATING ADVISOR CONSULTATION EVENT:] Consulted with the Special Servicer as provided under the Pooling and Servicing Agreement with respect to Major Decisions.
6.	[INSERT IF AFTER AN OPERATING ADVISOR CONSULTATION EVENT:] During the prior year, the Operating Advisor consulted with the Special Servicer regarding its strategy plan for a limited number of issues related to the following Specially Serviced Loans: [LIST]. The Operating Advisor participated in discussions and made strategic observations and recommended alternative courses of action to the extent it deemed such observations and recommendations appropriate.

NOTE: The Operating Advisor’s review of the above materials should be considered a limited review and not be considered a full or limited audit, legal review or legal conclusion. For instance, we did not review each page of the Special Servicer’s policy and procedure manuals (including amendments and appendices), review underlying lease agreements or similar underlying documents, re-engineer the quantitative aspects of their net present value calculation, visit any related property, visit the Special Servicer, visit the Directing Certificateholder or interact with any borrower. In addition, our review of the net present value calculations and the corresponding application of the non-discretionary portions of the applicable formulas, and as such, does not take into account the reasonableness of the discretionary portions of such formulas. In the course of such review, the following calculations of the special servicer were initially disputed by the Operating Advisor and [DISCUSS RESOLUTION].

C-2

IV.                              Qualifications and Disclaimers Related to the Work Product Undertaken and Opinions Related to this Report

1.	As provided in the Pooling and Servicing Agreement, the Operating Advisor (i) is not required to report on instances of non-compliance with, or deviations from, the Servicing Standard or the special servicer’s obligations under the Pooling and Servicing Agreement that the Operating Advisor determines, in its sole discretion exercised in good faith, to be immaterial and (ii) will not be required to provide or obtain a legal opinion, legal review or legal conclusion.
2.	In rendering our assessment herein, we have assumed that all executed factual statements, instruments, and other documents that we have relied upon in rendering this assessment have been executed by persons with legal capacity to execute such documents.
3.	Except as may have been reflected in any Major Decision Reporting Package or Asset Status Report, the Operating Advisor did not participate in, or have access to, the Special Servicer’s and Directing Certificateholder’s discussion(s) regarding any Specially Serviced Loan. The Operating Advisor does not have authority to speak with the Directing Certificateholder or borrower directly. As such, the Operating Advisor relied upon the information delivered to it by the Special Servicer as well as its interaction with the Special Servicer, if any, in gathering the relevant information to generate this report. The services that we perform are not designed and cannot be relied upon to detect fraud or illegal acts should any exist.
4.	The Special Servicer has the legal authority and responsibility to service any Specially Serviced Loans pursuant to the Pooling and Servicing Agreement. The Operating Advisor has no responsibility or authority to alter the standards set forth therein or the actions of the Special Servicer.
5.	Confidentiality and other contractual limitations limit the Operating Advisor’s ability to outline the details or substance of any communication held between it and the Special Servicer regarding any Specially Serviced Loans and certain information it reviewed in connection with its duties under the Pooling and Servicing Agreement. As a result, this report may not reflect all the relevant information that the Operating Advisor is given access to by the Special Servicer.
6.	The Operating Advisor is not empowered to speak with any investors directly. If the investors have questions regarding this report, they should address such questions to the certificate administrator through the certificate administrator’s website.
7.	This report does not constitute recommendations to buy, sell or hold any security, nor does the Operating Advisor take into account market prices of securities or financial markets generally when performing its limited review of the Special Servicer as described above. The Operating Advisor does not have a fiduciary relationship with any Certificateholder or any other party or individual. Nothing is intended to or should be construed as creating a fiduciary relationship between the Operating Advisor and any Certificateholder, party or individual.

Terms used but not defined herein have the meaning set forth in the Pooling and Servicing Agreement.

C-3

[THIS PAGE INTENTIONALLY LEFT BLANK]

ANNEX D-1

MORTGAGE LOAN REPRESENTATIONS AND WARRANTIES

Each sponsor will make, as of the date specified in the MLPA or such other date as set forth below, with respect to each Mortgage Loan sold by it that we include in the issuing entity, representations and warranties generally to the effect set forth below. The exceptions to the representations and warranties set forth below are identified on Annex D-2 to this prospectus. Solely for purposes of this Annex D-1 and Annex D-2, the term “Mortgage Loans” will refer to such mortgage loans (or portions thereof) sold by the applicable mortgage loan seller. Capitalized terms used but not otherwise defined in this Annex D-1 will have the meanings set forth in this prospectus or, if not defined in this prospectus, in the related MLPA.

Each MLPA, together with the related representations and warranties, serves to contractually allocate risk between the related sponsor, on the one hand, and the issuing entity, on the other. We present the related representations and warranties set forth below for the sole purpose of describing some of the terms and conditions of that risk allocation. The presentation of representations and warranties below is not intended as statements regarding the actual characteristics of the Mortgage Loans, the Mortgaged Properties or other matters. We cannot assure you that the Mortgage Loans actually conform to the statements made in the representations and warranties that we present below. The representations, warranties and exceptions have been provided to you for informational purposes only and prospective investors should not rely on the representations, warranties and exceptions as a basis for any investment decision. For disclosure regarding the characteristics, risks and other information regarding the Mortgage Loans, Mortgaged Properties and the certificates, you should read and rely solely on the prospectus. None of the depositor or the underwriters or their respective affiliates makes any representation regarding the accuracy or completeness of the representations, warranties and exceptions.

1.    Intentionally Omitted.

2.    Whole Loan; Ownership of Mortgage Loans. Except with respect to a Mortgage Loan that is part of a Whole Loan, each Mortgage Loan is a whole loan and not a participation interest in a mortgage loan. At the time of the sale, transfer and assignment to the depositor, no Mortgage Note or Mortgage was subject to any assignment (other than assignments to the Mortgage Loan Seller or (with respect to any Non-Serviced Mortgage Loan) to the related Non-Serviced Trustee), participation (it being understood that a Mortgage Loan that is part of a Whole Loan does not constitute a participation) or pledge, and the Mortgage Loan Seller had good title to, and was the sole owner of, each Mortgage Loan free and clear of any and all liens, charges, pledges, encumbrances, participations (other than with respect to agreements among noteholders with respect to a Whole Loan), any other ownership interests and other interests on, in or to such Mortgage Loan other than any servicing rights appointment, subservicing or similar agreement. The Mortgage Loan Seller has full right and authority to sell, assign and transfer each Mortgage Loan, and the assignment to the depositor constitutes a legal, valid and binding assignment of such Mortgage Loan free and clear of any and all liens, pledges, charges or security interests of any nature encumbering such Mortgage Loan.

3.    Loan Document Status. Each related Mortgage Note, Mortgage, Assignment of Leases (if a separate instrument), guaranty and other agreement executed by or on behalf of the related Mortgagor, guarantor or other obligor in connection with such Mortgage Loan is the legal, valid and binding obligation of the related Mortgagor, guarantor or other obligor

D-1-1

(subject to any non-recourse provisions contained in any of the foregoing agreements and any applicable state anti-deficiency or market value limit deficiency legislation), as applicable, and is enforceable in accordance with its terms, except as such enforcement may be limited by (i) bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium or other similar laws affecting the enforcement of creditors’ rights generally and (ii) general principles of equity (regardless of whether such enforcement is considered in a proceeding in equity or at law and except that certain provisions in such Mortgage Loan documents (including, without limitation, provisions requiring the payment of default interest, late fees or prepayment premium/yield maintenance charge) may be further limited or rendered unenforceable by applicable law, but (subject to the limitations set forth above) such limitations or unenforceability will not render such Mortgage Loan documents invalid as a whole or materially interfere with the Mortgagee’s realization of the principal benefits and/or security provided thereby (clauses (i) and (ii) collectively, the “Standard Qualifications”).

Except as set forth in the immediately preceding sentence, there is no valid offset, defense, counterclaim or right of rescission available to the related Mortgagor with respect to any of the related Mortgage Notes, Mortgages or other Mortgage Loan documents, including, without limitation, any such valid offset, defense, counterclaim or right based on intentional fraud by Mortgage Loan Seller in connection with the origination of the Mortgage Loan, that would deny the Mortgagee the principal benefits intended to be provided by the Mortgage Note, Mortgage or other Mortgage Loan documents.

4.    Mortgage Provisions. The Mortgage Loan documents for each Mortgage Loan, together with applicable state law, contain provisions that render the rights and remedies of the holder thereof adequate for the practical realization against the Mortgaged Property of the principal benefits of the security intended to be provided thereby, including realization by judicial or, if applicable, non-judicial foreclosure subject to the limitations set forth in the Standard Qualifications.

5.    Intentionally Omitted.

6.    Mortgage Status; Waivers and Modifications. Since origination and except by written instruments set forth in the related Mortgage File or as otherwise provided in the related Mortgage Loan documents (a) the material terms of such Mortgage, Mortgage Note, Mortgage Loan guaranty and related Mortgage Loan documents have not been waived, impaired, modified, altered, satisfied, canceled, subordinated or rescinded in any respect which materially interferes with the security intended to be provided by such mortgage; (b) no related Mortgaged Property or any portion thereof has been released from the lien of the related Mortgage in any manner which materially interferes with the security intended to be provided by such Mortgage or the use or operation of the remaining portion of such Mortgaged Property; and (c) neither the Mortgagor nor the guarantor has been released from its material obligations under the Mortgage Loan. With respect to each Mortgage Loan, except as contained in a written document included in the Mortgage File, there have been no modifications, amendments or waivers, that could be reasonably expected to have a material adverse effect on such Mortgage Loan consented to by the Mortgage Loan Seller on or after the Cut-off Date.

7.    Lien; Valid Assignment. Subject to the Standard Qualifications, each endorsement or assignment of Mortgage and assignment of Assignment of Leases from the Mortgage Loan Seller or its affiliate is in recordable form (but for the insertion of the name of the assignee and any related recording information which is not yet available to the Mortgage Loan Seller) and constitutes a legal, valid and binding endorsement or assignment from the Mortgage Loan Seller, or its affiliate, as applicable. Each related Mortgage and Assignment

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of Leases is freely assignable without the consent of the related Mortgagor. Each related Mortgage is a legal, valid and enforceable first lien on the related Mortgagor’s fee (or if identified on the Mortgage Loan Schedule, leasehold) interest in the Mortgaged Property in the principal amount of such Mortgage Loan or allocated loan amount (subject only to Permitted Encumbrances (as defined below) and the exceptions to paragraph 8 below (each such exception, a “Title Exception”)), except as the enforcement thereof may be limited by the Standard Qualifications. Such Mortgaged Property (subject to Permitted Encumbrances and Title Exceptions) as of origination and, to the Mortgage Loan Seller’s knowledge, as of the Cut-off Date, is free and clear of any recorded mechanics’ or materialmen’s liens and other recorded encumbrances that would be prior to or equal with the lien of the related Mortgage (which lien secures the related Whole Loan, in the case of a Mortgage Loan that is part of a Whole Loan), except those which are bonded over, escrowed for or insured against by the applicable Title Policy (as described below), and as of origination and, to the Mortgage Loan Seller’s knowledge, as of the Cut-off Date, no rights exist which under law could give rise to any such lien or encumbrance that would be prior to or equal with the lien of the related Mortgage, except those which are bonded over, escrowed for or insured against by the applicable Title Policy. Notwithstanding anything herein to the contrary, no representation is made as to the perfection of any security interest in rents or other personal property to the extent that possession or control of such items or actions other than the filing of Uniform Commercial Code financing statements is required to effect such perfection.

8.    Permitted Liens; Title Insurance. Each Mortgaged Property securing a Mortgage Loan is covered by an American Land Title Association loan title insurance policy or a comparable form of loan title insurance policy approved for use in the applicable jurisdiction (or, if such policy is yet to be issued, by a pro forma policy, a preliminary title policy or a “marked up” commitment, in each case with escrow instructions and binding on the title insurer) (the “Title Policy”) in the original principal amount of such Mortgage Loan (or with respect to a Mortgage Loan secured by multiple properties, an amount equal to at least the allocated loan amount with respect to the Title Policy for each such property) after all advances of principal (including any advances held in escrow or reserves), that insures for the benefit of the owner of the indebtedness secured by the Mortgage, the first priority lien of the Mortgage (which lien secures the related Whole Loan, in the case of a Mortgage Loan that is part of a Whole Loan), which lien is subject only to (a) the lien of current real property taxes, water charges, sewer rents and assessments not yet due and payable; (b) covenants, conditions and restrictions, rights of way, easements and other matters of public record specifically identified in the Title Policy; (c) the exceptions (general and specific) and exclusions set forth in such Title Policy; (d) other matters to which like properties are commonly subject; (e) the rights of tenants (as tenants only) under leases (including subleases) pertaining to the related Mortgaged Property; (f) if the related Mortgage Loan constitutes a cross-collateralized Mortgage Loan, the lien of the Mortgage for another Mortgage Loan contained in the same cross-collateralized group of Mortgage Loans, and (g) condominium declarations of record and identified in such Title Policy, provided that none of clauses (a) through (g), individually or in the aggregate, materially and adversely interferes with the value or principal use of the Mortgaged Property, the security intended to be provided by such Mortgage, or the current ability of the related Mortgaged Property to generate net cash flow sufficient to service the related Mortgage Loan or the Mortgagor’s ability to pay its obligations when they become due (collectively, the “Permitted Encumbrances”). For purposes of clause (a) of the immediately preceding sentence, any such taxes, assessments and other charges shall not be considered due and payable until the date on which interest and/or penalties would be payable thereon. Except as contemplated by clause (f) of the second preceding sentence none of the Permitted Encumbrances are mortgage liens that are senior to or coordinate and co-equal with the lien

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of the related Mortgage. Such Title Policy (or, if it has yet to be issued, the coverage to be provided thereby) is in full force and effect, all premiums thereon have been paid and no claims have been made by the Mortgage Loan Seller thereunder and no claims have been paid thereunder. Neither the Mortgage Loan Seller, nor to the Mortgage Loan Seller’s knowledge, any other holder of the Mortgage Loan, has done, by act or omission, anything that would materially impair the coverage under such Title Policy. Each Title Policy contains no exclusion for, or affirmatively insures (except for any Mortgaged Property located in a jurisdiction where such affirmative insurance is not available in which case such exclusion may exist), (a) that the Mortgaged Property shown on the survey is the same as the property legally described in the Mortgage and (b) to the extent that the Mortgaged Property consists of two or more adjoining parcels, such parcels are contiguous.

9.    Junior Liens. It being understood that B notes secured by the same Mortgage as a Mortgage Loan are not subordinate mortgages or junior liens, except for any Mortgage Loan that is cross-collateralized and cross-defaulted with another Mortgage Loan, as of the Cut-off Date there are no subordinate mortgages or junior mortgage liens encumbering the related Mortgaged Property other than Permitted Encumbrances, mechanics’ or materialmen’s liens (which are the subject of the representation in paragraph (7) above), and equipment and other personal property financing. The Mortgage Loan Seller has no knowledge of any mezzanine debt secured directly by interests in the related Mortgagor other than as set forth on Schedule D-1 to this Annex D-1.

10. Assignment of Leases and Rents. There exists as part of the related Mortgage File an Assignment of Leases (either as a separate instrument or incorporated into the related Mortgage). Subject to the Permitted Encumbrances and Title Exceptions (and, in the case of a Mortgage Loan that is part of a Whole Loan, subject to the related Assignment of Leases constituting security for the entire Whole Loan), each related Assignment of Leases creates a valid first-priority collateral assignment of, or a valid first-priority lien or security interest in, rents and certain rights under the related lease or leases, subject only to a license granted to the related Mortgagor to exercise certain rights and to perform certain obligations of the lessor under such lease or leases, including the right to operate the related leased property, except as the enforcement thereof may be limited by the Standard Qualifications. The related Mortgage or related Assignment of Leases, subject to applicable law and the Standard Qualifications, provides that, upon an event of default under the Mortgage Loan, a receiver may be appointed for the collection of rents or for the related Mortgagee to enter into possession to collect the rents or for rents to be paid directly to the Mortgagee.

11. Financing Statements. Subject to the Standard Qualifications, each Mortgage Loan or related security agreement establishes a valid security interest in, and a UCC-1 financing statement has been filed and/or recorded (or, in the case of fixtures, the Mortgage constitutes a fixture filing) in all places necessary at the time of the origination of the Mortgage Loan (or, if not filed and/or recorded, has submitted or caused to be submitted in proper form for filing and/or recording) to perfect a valid security interest in, the personal property (creation and perfection of which is governed by the UCC) owned by the Mortgagor and necessary to operate such Mortgaged Property in its current use other than (1) non-material personal property, (2) personal property subject to purchase money security interests and (3) personal property that is leased equipment. Each UCC-1 financing statement, if any, filed with respect to personal property constituting a part of the related Mortgaged Property and each UCC-3 assignment, if any, filed with respect to such financing statement was in suitable form for filing in the filing office in which such financing statement was filed. Notwithstanding anything herein to the contrary, no representation is made as to the perfection of any security interest in rents or other personal property to the extent that

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possession or control of such items or actions other than the filing of Uniform Commercial Code financing statements is required to effect such perfection.

12. Condition of Property. The Mortgage Loan Seller or the originator of the Mortgage Loan inspected or caused to be inspected each related Mortgaged Property within six months of origination of the Mortgage Loan and within twelve months of the Cut-off Date.

An engineering report or property condition assessment was prepared in connection with the origination of each Mortgage Loan no more than twelve months prior to the Cut-off Date. To the Mortgage Loan Seller’s knowledge, based solely upon due diligence customarily performed in connection with the origination of comparable mortgage loans, as of the Closing Date, each related Mortgaged Property was free and clear of any material damage (other than (i) deferred maintenance for which escrows were established at origination and (ii) any damage fully covered by insurance) that would affect materially and adversely the use or value of such Mortgaged Property as security for the Mortgage Loan.

13. Taxes and Assessments. As of the date of origination and, to the Mortgage Loan Seller’s knowledge, as of the Cut-off Date, all taxes, governmental assessments and other outstanding governmental charges (including, without limitation, water and sewage charges) due with respect to the Mortgaged Property (excluding any related personal property) securing a Mortgage Loan that is or could become a lien on the related Mortgaged Property that became due and owing prior to the Cut-off Date with respect to each related Mortgaged Property have been paid, or, if the appropriate amount of such taxes or charges is being appealed or is otherwise in dispute, the unpaid taxes or charges are covered by an escrow of funds or other security sufficient to pay such tax or charge and reasonably estimated interest and penalties, if any, thereon. For purposes of this representation and warranty, any such taxes, assessments and other charges shall not be considered due and payable until the date on which interest and/or penalties would be payable thereon.

14. Condemnation. As of the date of origination and to the Mortgage Loan Seller’s knowledge as of the Cut-off Date, there is no proceeding pending and, to the Mortgage Loan Seller’s knowledge as of the date of origination and as of the Cut-off Date, there is no proceeding threatened for the total or partial condemnation of such Mortgaged Property that would have a material adverse effect on the value, use or operation of the Mortgaged Property.

15. Actions Concerning Mortgage Loan. To the Mortgage Loan Seller’s knowledge, based on evaluation of the Title Policy (as defined in paragraph 8), an engineering report or property condition assessment as described in paragraph 12, applicable local law compliance materials as described in paragraph 26, and the ESA (as defined in paragraph 43), as of origination there was no pending or filed action, suit or proceeding, arbitration or governmental investigation involving any Mortgagor, guarantor, or Mortgagor’s interest in the Mortgaged Property, an adverse outcome of which would reasonably be expected to materially and adversely affect (a) such Mortgagor’s title to the Mortgaged Property, (b) the validity or enforceability of the Mortgage, (c) such Mortgagor’s ability to perform under the related Mortgage Loan, (d) such guarantor’s ability to perform under the related guaranty, (e) the principal benefit of the security intended to be provided by the Mortgage Loan documents, or (f) the current principal use of the Mortgaged Property.

16. Escrow Deposits. All escrow deposits and escrow payments currently required to be escrowed with the Mortgagee pursuant to each Mortgage Loan (including capital improvements and environmental remediation reserves) are in the possession, or under the control, of the Mortgage Loan Seller or its servicer, and there are no delinquencies (subject to any applicable grace or cure periods) in connection therewith, and all such escrows and

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deposits (or the right thereto) that are required under the related Mortgage Loan documents are being conveyed by the Mortgage Loan Seller to the depositor or its servicer (or, in the case of a Non-Serviced Mortgage Loan, to the related depositor under the Non-Serviced PSA or the related Non-Serviced Master Servicer).

17. No Holdbacks. The principal amount of the Mortgage Loan stated on the Mortgage Loan Schedule has been fully disbursed as of the Closing Date and there is no requirement for future advances thereunder (except in those cases where the full amount of the Mortgage Loan has been disbursed but a portion thereof is being held in escrow or reserve accounts pending the satisfaction of certain conditions relating to leasing, repairs, occupancy, performance or other matters with respect to the related Mortgaged Property, the Mortgagor or other considerations determined by the Mortgage Loan Seller to merit such holdback).

18. Insurance. Each related Mortgaged Property is, and is required pursuant to the related Mortgage to be, insured by a property insurance policy providing coverage for loss in accordance with coverage found under a “special cause of loss form” or “all risk form” that includes replacement cost valuation issued by an insurer or insurers meeting the requirements of the related Mortgage Loan documents and having a claims-paying or financial strength rating meeting the Insurance Ratings Requirements (as defined below), in an amount (subject to customary deductibles) not less than the lesser of (1) the original principal balance of the Mortgage Loan and (2) the full insurable value on a replacement cost basis of the improvements, furniture, furnishings, fixtures and equipment owned by the Mortgagor included in the Mortgaged Property (with no deduction for physical depreciation), but, in any event, not less than the amount necessary or containing such endorsements as are necessary to avoid the operation of any coinsurance provisions with respect to the related Mortgaged Property.

“Insurance Ratings Requirements” means either (1) a claims paying or financial strength rating of at least “A-:VIII” from A.M. Best Company (“A.M. Best”) or “A3” (or the equivalent) from Moody’s Investors Service, Inc. (“Moody’s”) or “A-” from S&P Global Ratings (“S&P”) or (2) the Syndicate Insurance Ratings Requirements. “Syndicate Insurance Ratings Requirements” means insurance provided by a syndicate of insurers, as to which (i) if such syndicate consists of 5 or more members, at least 60% of the coverage is provided by insurers that meet the Insurance Ratings Requirements (under clause (1) of the definition of such term) and up to 40% of the coverage is provided by insurers that have a claims paying or financial strength rating of at least “BBB-” by S&P or at least “Baa3” by Moody’s, and (ii) if such syndicate consists of 4 or fewer members, at least 75% of the coverage is provided by insurers that meet the Insurance Ratings Requirements (under clause (1) of the definition of such term) and up to 25% of the coverage is provided by insurers that have a claims paying or financial strength rating of at least “BBB-” by S&P or at least “Baa3” by Moody’s.

Each related Mortgaged Property is also covered, and required to be covered pursuant to the related Mortgage Loan documents, by business interruption or rental loss insurance which (subject to a customary deductible) covers a period of not less than 12 months (or with respect to each Mortgage Loan on a single asset with a principal balance of $50 million or more, 18 months).

If any material part of the improvements, exclusive of a parking lot, located on a Mortgaged Property is in an area identified in the Federal Register by the Federal Emergency Management Agency as having special flood hazards, the related Mortgagor is required to maintain insurance in an amount equal to the least of (a) the maximum amount available under the National Flood Insurance Program, plus such additional excess flood coverage in

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an amount as is generally required by prudent institutional commercial mortgage lenders originating mortgage loans for securitization, (b) the outstanding principal amount of the Mortgage Loan and (c) the insurable value of the Mortgaged Property.

If the Mortgaged Property is located within 25 miles of the coast of the Gulf of Mexico or the Atlantic coast of Florida, Georgia, South Carolina or North Carolina, the related Mortgagor is required to maintain coverage for windstorm and/or windstorm related perils and/or “named storms” issued by an insurer or insurers meeting the Insurance Ratings Requirements or endorsement covering damage from windstorm and/or windstorm related perils and/or named storms, in an amount not less than the lesser of (1) the original principal balance of the Mortgage Loan and (2) the full insurable value on a replacement cost basis of the improvements, furniture, furnishings, fixtures and equipment owned by the Mortgagor and included in the Mortgaged Property (with no deduction for physical depreciation), but, in any event, not less than the amount necessary or containing such endorsements as are necessary to avoid the operation of any coinsurance provisions with respect to the related Mortgaged Property by an insurer or insurers meeting the Insurance Ratings Requirements.

The Mortgaged Property is covered, and required to be covered pursuant to the related Mortgage Loan documents, by a commercial general liability insurance policy issued by an insurer or insurers meeting the Insurance Ratings Requirements including coverage for property damage, contractual damage and personal injury (including bodily injury and death) in amounts as are generally required by the Mortgage Loan Seller for similar commercial and multifamily loans intended for securitization, and in any event not less than $1 million per occurrence and $2 million in the aggregate.

An architectural or engineering consultant has performed an analysis of each of the Mortgaged Properties located in seismic zones 3 or 4 in order to evaluate the seismic condition of such property, for the sole purpose of assessing the probable maximum loss or scenario expected loss (“PML”) for the Mortgaged Property in the event of an earthquake. In such instance, the PML was based on a 475-year return period, an exposure period of 50 years and a 10% probability of exceedance. If the resulting report concluded that the PML would exceed 20% of the amount of the replacement costs of the improvements, earthquake insurance on such Mortgaged Property was obtained from an insurer rated at least “A:VIII” by A.M. Best or “A3” (or the equivalent) from Moody’s or “A-” by S&P in an amount not less than 100% of the PML.

The Mortgage Loan documents require insurance proceeds (or an amount equal to such insurance proceeds) in respect of a property loss to be applied either (a) to the repair or restoration of all or part of the related Mortgaged Property, with respect to all property losses in excess of 5% of the then-outstanding principal amount of the related Mortgage Loan or Whole Loan, as applicable, the Mortgagee (or a trustee appointed by it) having the right to hold and disburse such proceeds as the repair or restoration progresses, or (b) to the payment of the outstanding principal balance of such Mortgage Loan together with any accrued interest thereon.

All premiums on all insurance policies referred to in this section that are required by the Mortgage Loan documents to be paid as of the Cut-off Date have been paid, and such insurance policies name the Mortgagee under the Mortgage Loan and its successors and assigns as a loss payee under a mortgagee endorsement clause or, in the case of the general liability insurance policy, as named or additional insured. Such insurance policies will inure to the benefit of the trustee (or, in the case of a Non-Serviced Mortgage Loan, the applicable Non-Serviced Trustee). Each related Mortgage Loan obligates the related Mortgagor to maintain all such insurance and, at such Mortgagor’s failure to do so,

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authorizes the Mortgagee to maintain such insurance at the Mortgagor’s cost and expense and to charge such Mortgagor for related premiums. All such insurance policies (other than commercial liability policies) require at least 10 days’ prior notice to the Mortgagee of termination or cancellation arising because of nonpayment of a premium and at least 30 days’ prior notice to the Mortgagee of termination or cancellation (or such lesser period, not less than 10 days, as may be required by applicable law) arising for any reason other than non-payment of a premium and no such notice has been received by the Mortgage Loan Seller.

19. Access; Utilities; Separate Tax Parcels. Based solely on evaluation of the Title Policy (as defined in paragraph 8) and survey, if any, an engineering report or property condition assessment as described in paragraph 12, applicable local law compliance materials as described in paragraph 26, and the ESA (as defined in paragraph 43), each Mortgaged Property (a) is located on or adjacent to a public road and has direct legal access to such road, or has permanent access from a recorded easement or right of way permitting ingress and egress to/from a public road, (b) is served by or has access rights to public or private water and sewer (or well and septic) and other utilities necessary for the current use of the Mortgaged Property, all of which are adequate for the current use of the Mortgaged Property, and (c) constitutes one or more separate tax parcels which do not include any property which is not part of the Mortgaged Property or is subject to an endorsement under the related Title Policy insuring the Mortgaged Property, or in certain cases, an application has been made or is required to be made to the applicable governing authority for creation of separate tax parcels (or the Mortgage Loan documents so require such application in the future), in which case the Mortgage Loan requires the Mortgagor to escrow an amount sufficient to pay taxes for the existing tax parcel of which the Mortgaged Property is a part until the separate tax parcels are created.

20. No Encroachments. To the Mortgage Loan Seller’s knowledge based solely on surveys obtained in connection with origination and the Title Policy obtained in connection with the origination of each Mortgage Loan, and except for encroachments that do not materially and adversely affect the current marketability or principal use of the Mortgaged Property: (a) all material improvements that were included for the purpose of determining the appraised value of the related Mortgaged Property at the time of the origination of such Mortgage Loan are within the boundaries of the related Mortgaged Property, except for encroachments that are insured against by the applicable Title Policy; (b) no material improvements on adjoining parcels encroach onto the related Mortgaged Property except for encroachments that are insured against by the applicable Title Policy; and (c) no material improvements encroach upon any easements except for encroachments that are insured against by the applicable Title Policy.

21. No Contingent Interest or Equity Participation. No Mortgage Loan has a shared appreciation feature, any other contingent interest feature or a negative amortization feature (except that an ARD Loan may provide for the accrual of the portion of interest in excess of the rate in effect prior to the Anticipated Repayment Date) or an equity participation by the Mortgage Loan Seller.

22. REMIC. The Mortgage Loan is a “qualified mortgage” within the meaning of Section 860G(a)(3) of the Code (but determined without regard to the rule in Treasury Regulations Section 1.860G-2(f)(2) that treats certain defective mortgage loans as qualified mortgages), and, accordingly, (A) the issue price of the Mortgage Loan to the related Mortgagor at origination did not exceed the non-contingent principal amount of the Mortgage Loan and (B) either: (a) such Mortgage Loan is secured by an interest in real property (including permanently affixed buildings and distinct structural components, such as wiring, plumbing systems and central heating and air-conditioning systems, that are

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integrated into such buildings, serve such buildings in their passive functions and do not produce or contribute to the production of income other than consideration for the use or occupancy of space, but excluding personal property) having a fair market value (i) at the date the Mortgage Loan was originated at least equal to 80% of the adjusted issue price of the Mortgage Loan (together with any related Pari Passu Companion Loans) on such date or (ii) at the Closing Date at least equal to 80% of the adjusted issue price of the Mortgage Loan (together with any related Pari Passu Companion Loans) on such date, provided that for purposes hereof, the fair market value of the real property interest must first be reduced by (A) the amount of any lien on the real property interest that is senior to the Mortgage Loan and (B) a proportionate amount of any lien that is in parity with the Mortgage Loan; or (b) substantially all of the proceeds of such Mortgage Loan were used to acquire, improve or protect the real property which served as the only security for such Mortgage Loan (other than a recourse feature or other third-party credit enhancement within the meaning of Treasury Regulations Section 1.860G-2(a)(1)(ii)). If the Mortgage Loan was “significantly modified” prior to the Closing Date so as to result in a taxable exchange under Section 1001 of the Code, it either (x) was modified as a result of the default or reasonably foreseeable default of such Mortgage Loan or (y) satisfies the provisions of either sub-clause (B)(a)(i) above (substituting the date of the last such modification for the date the Mortgage Loan was originated) or sub-clause (B)(a)(ii), including the proviso thereto. Any prepayment premiums and yield maintenance charges applicable to the Mortgage Loan constitute “customary prepayment penalties” within the meaning of Treasury Regulations Section 1.860G-1(b)(2). All terms used in this paragraph shall have the same meanings as set forth in the related Treasury Regulations.

23. Compliance with Usury Laws. The mortgage rate (exclusive of any default interest, late charges, yield maintenance charge or prepayment premium) of such Mortgage Loan complied as of the date of origination with, or was exempt from, applicable state or federal laws, regulations and other requirements pertaining to usury.

24. Authorized to do Business. To the extent required under applicable law, as of the Cut-off Date or as of the date that such entity held the Mortgage Note, each holder of the Mortgage Note was authorized to transact and do business in the jurisdiction in which each related Mortgaged Property is located, or the failure to be so authorized does not materially and adversely affect the enforceability of such Mortgage Loan by the Trust.

25. Trustee under Deed of Trust. With respect to each Mortgage which is a deed of trust, as of the date of origination and, to the Mortgage Loan Seller’s knowledge, as of the Closing Date, a trustee, duly qualified under applicable law to serve as such, currently so serves and is named in the deed of trust or has been substituted in accordance with the Mortgage and applicable law or may be substituted in accordance with the Mortgage and applicable law by the related Mortgagee.

26. Local Law Compliance. To the Mortgage Loan Seller’s knowledge, based upon any of a letter from any governmental authorities, a legal opinion, an architect’s letter, a zoning consultant’s report, an endorsement to the related Title Policy, a survey, or other affirmative investigation of local law compliance consistent with the investigation conducted by the Mortgage Loan Seller for similar commercial and multifamily mortgage loans intended for securitization, the improvements located on or forming part of each Mortgaged Property securing a Mortgage Loan are in material compliance with applicable laws, zoning ordinances, rules, covenants, and restrictions (collectively “Zoning Regulations”) governing the occupancy, use, and operation of such Mortgaged Property or constitute a legal non-conforming use or structure and any non-conformity with zoning laws constitutes a legal non-conforming use or structure which does not materially and adversely affect the use, operation or value of such Mortgaged Property. In the event of casualty or destruction,

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(a) the Mortgaged Property may be restored or repaired to the full extent necessary to maintain the use of the structure immediately prior to such casualty or destruction, (b) law and ordinance insurance coverage has been obtained for the Mortgaged Property in amounts customarily required by the Mortgage Loan Seller for similar commercial and multifamily loans intended for securitization, (c) title insurance policy coverage has been obtained with respect to any non-conforming use or structure, or (d) the inability to restore the Mortgaged Property to the full extent of the use or structure immediately prior to the casualty would not materially and adversely affect the use or operation of such Mortgaged Property. The Mortgage Loan documents require the related Mortgagor to be qualified to do business in the jurisdiction in which the related Mortgaged Property is located.

27. Licenses and Permits. Each Mortgagor covenants in the Mortgage Loan documents that it shall keep all material licenses, permits, franchises, certificates of occupancy and applicable governmental approvals necessary for the operation of the Mortgaged Property in full force and effect, and to the Mortgage Loan Seller’s knowledge based upon any of a letter from any government authorities, zoning consultant’s report or other affirmative investigation of local law compliance consistent with the investigation conducted by the Mortgage Loan Seller for similar commercial and multifamily mortgage loans intended for securitization; all such material licenses, permits, franchises, certificates of occupancy and applicable governmental approvals are in effect or the failure to obtain or maintain such material licenses, permits, franchises or certificates of occupancy and applicable governmental approvals does not materially and adversely affect the use and/or operation of the Mortgaged Property as it was used and operated as of the date of origination of the Mortgage Loan or the rights of a holder of the related Mortgage Loan. The Mortgage Loan documents require the related Mortgagor to comply in all material respects with all applicable regulations, zoning and building laws.

28. Recourse Obligations. The Mortgage Loan documents for each Mortgage Loan (a) provide that such Mortgage Loan becomes full recourse to the Mortgagor and guarantor (which is a natural person or persons, or an entity or entities distinct from the Mortgagor (but may be affiliated with the Mortgagor) that collectively, as of the date of origination of the related Mortgage Loan, have assets other than equity in the related Mortgaged Property that are not de minimis) in any of the following events (or negotiated provisions of substantially similar effect): (i) if any petition for bankruptcy, insolvency, dissolution or liquidation pursuant to federal bankruptcy law, or any similar federal or state law, shall be filed by, consented to, or acquiesced in by, the Mortgagor; (ii) the Mortgagor or guarantor shall have solicited or caused to be solicited petitioning creditors to cause an involuntary bankruptcy filing with respect to the Mortgagor or (iii) voluntary transfers of either the Mortgaged Property or controlling equity interests in the Mortgagor made in violation of the Mortgage Loan documents; and (b) contains provisions for recourse against the Mortgagor and guarantor (which is a natural person or persons, or an entity or entities distinct from the Mortgagor (but may be affiliated with the Mortgagor) that collectively, as of the date of origination of the related Mortgage Loan, have assets other than equity in the related Mortgaged Property that are not de minimis), for losses and damages resulting from the following (or negotiated provisions of substantially similar effect): (i) the Mortgagor’s misappropriation of rents after an event of default, security deposits, insurance proceeds, or condemnation awards; (ii) the Mortgagor’s fraud or intentional material misrepresentation; (iii) breaches of the environmental covenants in the Mortgage Loan documents; or (iv) the Mortgagor’s commission of intentional material physical waste at the Mortgaged Property (but, in some cases, only to the extent there is sufficient cash flow generated by the related Mortgaged Property to prevent such waste).

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29. Mortgage Releases. The terms of the related Mortgage or related Mortgage Loan documents do not provide for release of any material portion of the Mortgaged Property from the lien of the Mortgage except (a) a partial release, accompanied by principal repayment, or partial defeasance (as described in paragraph 34) of not less than a specified percentage at least equal to 110% of the related allocated loan amount of such portion of the Mortgaged Property, (b) upon payment in full of such Mortgage Loan, (c) upon a Defeasance (defined in paragraph 34 below), (d) releases of out-parcels that are unimproved or other portions of the Mortgaged Property which will not have a material adverse effect on the underwritten value of the Mortgaged Property and which were not afforded any material value in the appraisal obtained at the origination of the Mortgage Loan and are not necessary for physical access to the Mortgaged Property or compliance with zoning requirements, or (e) as required pursuant to an order of condemnation. With respect to any partial release under the preceding clauses (a) or (d), either: (x) such release of collateral (i) would not constitute a “significant modification” of the subject Mortgage Loan within the meaning of Treasury Regulations Section 1.860G-2(b)(2) and (ii) would not cause the subject Mortgage Loan to fail to be a “qualified mortgage” within the meaning of Section 860G(a)(3)(A) of the Code; or (y) the Mortgagee or servicer can, in accordance with the related Mortgage Loan documents, condition such release of collateral on the related Mortgagor’s delivery of an opinion of tax counsel to the effect specified in the immediately preceding clause (x). For purposes of the preceding clause (x), if the fair market value of the real property constituting such Mortgaged Property (reduced by (1) the amount of any lien on the real property that is senior to the Mortgage Loan and (2) a proportionate amount of any lien on the real property that is in parity with the Mortgage Loan) after the release is not equal to at least 80% of the principal balance of the Mortgage Loan (together with any related Pari Passu Companion Loans) outstanding after the release, the Mortgagor is required to make a payment of principal in an amount not less than the amount required by the REMIC Provisions.

In the case of any Mortgage Loan, in the event of a taking of any portion of a Mortgaged Property by a State or any political subdivision or authority thereof, whether by legal proceeding or by agreement, unless an opinion of counsel is delivered as specified in clause (y) of the preceding paragraph, the Mortgagor can be required to pay down the principal balance of the Mortgage Loan (together with any related Pari Passu Companion Loans) in an amount not less than the amount required by the REMIC Provisions and, to such extent, the award from any such taking may not be required to be applied to the restoration of the Mortgaged Property or released to the Mortgagor, if, immediately after the release of such portion of the Mortgaged Property from the lien of the Mortgage (but taking into account the planned restoration) the fair market value of the real property constituting the remaining Mortgaged Property (reduced by (1) the amount of any lien on the real property that is senior to the Mortgage Loan and (2) a proportionate amount of any lien on the real property that is in parity with the Mortgage Loan) is not equal to at least 80% of the remaining principal balance of the Mortgage Loan (together with any related Pari Passu Companion Loans).

No such Mortgage Loan that is secured by more than one Mortgaged Property or that is cross-collateralized with another Mortgage Loan permits the release of cross-collateralization of the related Mortgaged Properties or a portion thereof, including due to a partial condemnation, other than in compliance with the REMIC Provisions.

30. Financial Reporting and Rent Rolls. Each Mortgage Loan requires the Mortgagor to provide the owner or holder of the Mortgage Loan with (a) quarterly (other than for single-tenant properties) and annual operating statements, (b) quarterly (other than for

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single-tenant properties) rent rolls for properties that have any individual lease which accounts for more than 5% of the in-place base rent, and (c) annual financial statements.

31. Acts of Terrorism Exclusion. With respect to each Mortgage Loan over $20 million, and to the Mortgage Loan Seller’s knowledge with respect to each Mortgage Loan of $20 million or less, as of origination the related special-form all-risk insurance policy and business interruption policy (issued by an insurer or insurers meeting the Insurance Ratings Requirements) do not specifically exclude Acts of Terrorism, as defined in the Terrorism Risk Insurance Act of 2002, as amended (collectively referred to as “TRIPRA”), from coverage, or if such coverage is excluded, it is covered by a separate terrorism insurance policy. With respect to each Mortgage Loan, the related Mortgage Loan documents do not expressly waive or prohibit the Mortgagee from requiring coverage for Acts of Terrorism, as defined in TRIPRA, or damages related thereto, except to the extent that any right to require such coverage may be limited by commercial availability on commercially reasonable terms, or as otherwise indicated on Annex D-2; provided that if TRIPRA or a similar or subsequent statute is not in effect, then, provided that terrorism insurance is commercially available, the Mortgagor under each Mortgage Loan is required to carry terrorism insurance, but in such event the Mortgagor shall not be required to spend on terrorism insurance coverage more than two times the amount of the insurance premium that is payable in respect of the property and business interruption/rental loss insurance required under the related Mortgage Loan documents (without giving effect to the cost of terrorism and earthquake components of such casualty and business interruption/rental loss insurance) at the time of the origination of the Mortgage Loan, and if the cost of terrorism insurance exceeds such amount, the Mortgagor is required to purchase the maximum amount of terrorism insurance available with funds equal to such amount.

32. Due on Sale or Encumbrance. Subject to specific exceptions set forth below, each Mortgage Loan contains a “due-on-sale” or other such provision for the acceleration of the payment of the unpaid principal balance of such Mortgage Loan if, without the consent of the holder of the Mortgage (which consent, in some cases, may not be unreasonably withheld) and/or complying with the requirements of the related Mortgage Loan documents (which provide for transfers without the consent of the Mortgagee which are customarily acceptable to the Mortgage Loan Seller, including, but not limited to, transfers of worn-out or obsolete furnishings, fixtures, or equipment promptly replaced with property of equivalent value and functionality and transfers by leases entered into in accordance with the Mortgage Loan documents), (a) the related Mortgaged Property, or any equity interest of greater than 50% in the related Mortgagor, is directly or indirectly pledged, transferred or sold (in each case, a “Transfer”), other than as related to (i) family and estate planning Transfers or Transfers upon death or legal incapacity, (ii) Transfers to certain affiliates as defined in the related Mortgage Loan documents, (iii) Transfers of less than, or other than, a controlling interest in a Mortgagor, (iv) Transfers to another holder of direct or indirect equity in the Mortgagor, a specific Person designated in the related Mortgage Loan documents or a Person satisfying specific criteria identified in the related Mortgage Loan documents, (v) Transfers of common stock in publicly traded companies, (vi) a substitution or release of collateral within the parameters of paragraphs 29 and 34 herein, or (vii) by reason of any mezzanine debt that existed at the origination of the related Mortgage Loan as set forth on Schedule D-1 to this Annex D-1, or future permitted mezzanine debt as set forth on Schedule D-2 to this Annex D-1 or (b) the related Mortgaged Property is encumbered with a subordinate lien or security interest against the related Mortgaged Property, other than (i) any Companion Loan of any Mortgage Loan or any subordinate debt that existed at origination and is permitted under the related Mortgage Loan documents, (ii) purchase money security interests (iii) any Mortgage Loan that is cross-collateralized and cross-defaulted with another Mortgage Loan as set forth on Schedule D-3 to this Annex

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D-1 or (iv) Permitted Encumbrances. The Mortgage or other Mortgage Loan documents provide that to the extent any Rating Agency fees are incurred in connection with the review of and consent to any transfer or encumbrance, the Mortgagor is responsible for such payment along with all other reasonable fees and expenses incurred by the Mortgagee relative to such transfer or encumbrance.

33. Single-Purpose Entity. Each Mortgage Loan requires the Mortgagor to be a Single-Purpose Entity for at least as long as the Mortgage Loan is outstanding. Each Mortgage Loan with a Cut-off Date Balance of $30 million or more has a counsel’s opinion regarding non-consolidation of the Mortgagor. For this purpose, a “Single-Purpose Entity” shall mean an entity, other than an individual, whose organizational documents and the related Mortgage Loan documents (or if the Mortgage Loan has a Cut-off Date Balance equal to $10 million or less, its organizational documents or the related Mortgage Loan documents) provide substantially to the effect that it was formed or organized solely for the purpose of owning and operating one or more of the Mortgaged Properties and prohibit it from engaging in any business unrelated to such Mortgaged Property or Mortgaged Properties, and whose organizational documents further provide, or which entity represented in the related Mortgage Loan documents, substantially to the effect that it does not have any assets other than those related to its interest in and operation of such Mortgaged Property or Mortgaged Properties, or any indebtedness other than as permitted by the related Mortgage(s) or the other related Mortgage Loan documents, that it has its own books and records and accounts separate and apart from those of any other person (other than a Mortgagor for a Mortgage Loan that is cross-collateralized and cross-defaulted with the related Mortgage Loan), and that it holds itself out as a legal entity, separate and apart from any other person or entity.

34. Defeasance. With respect to any Mortgage Loan that, pursuant to the Mortgage Loan documents, can be defeased (a “Defeasance”), (i) the Mortgage Loan documents provide for defeasance as a unilateral right of the Mortgagor, subject to satisfaction of conditions specified in the Mortgage Loan documents; (ii) the Mortgage Loan cannot be defeased within two years after the Closing Date; (iii) the Mortgagor is permitted to pledge only United States “government securities” within the meaning of Treasury Regulations Section 1.860G-2(a)(8)(ii), the revenues from which will be sufficient to make all scheduled payments under the Mortgage Loan when due, including the entire remaining principal balance on the maturity date (or on or after the first date on which payment may be made without payment of a Yield Maintenance Charge or Prepayment Premium) or, if the Mortgage Loan is an ARD Loan, the entire principal balance outstanding on the Anticipated Repayment Date (or on or after the first date on which payment may be made without payment of a Yield Maintenance Charge or Prepayment Premium), and if the Mortgage Loan permits partial releases of real property in connection with partial defeasance, the revenues from the collateral will be sufficient to pay all such scheduled payments calculated on a principal amount equal to a specified percentage at least equal to 110% of the allocated loan amount for the real property to be released; (iv) the defeasance collateral is not permitted to be subject to prepayment, call, or early redemption; (v) the Mortgagor is required to provide a certification from an independent certified public accountant that the collateral is sufficient to make all scheduled payments under the Mortgage Note as set forth in clause (iii) above; (vi) the defeased note and the defeasance collateral are required to be assumed by a Single-Purpose Entity; (vii) the Mortgagor is required to provide an opinion of counsel that the Trustee has a perfected security interest in such collateral prior to any other claim or interest; and (viii) the Mortgagor is required to pay all rating agency fees associated with defeasance (if rating confirmation is a specific condition precedent thereto) and all other reasonable expenses associated with defeasance, including, but not limited to, accountant’s fees and opinions of counsel.

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35. Fixed Interest Rates. Each Mortgage Loan bears interest at a rate that remains fixed throughout the remaining term of such Mortgage Loan, except in the case of ARD Loans and in situations where default interest is imposed.

36. Ground Leases. For purposes of this Annex D-1, a “Ground Lease” shall mean a lease creating a leasehold estate in real property where the fee owner as the ground lessor conveys for a term or terms of years its entire interest in the land and buildings and other improvements, if any, comprising the premises demised under such lease to the ground lessee (who may, in certain circumstances, own the building and improvements on the land), subject to the reversionary interest of the ground lessor as fee owner.

With respect to any Mortgage Loan where the Mortgage Loan is secured by a ground leasehold estate in whole or in part, and the related Mortgage does not also encumber the related lessor’s fee interest in such Mortgaged Property, based upon the terms of the Ground Lease and any estoppel or other agreement received from the ground lessor in favor of Mortgage Loan Seller, its successors and assigns (collectively, the “Ground Lease and Related Documents”), Mortgage Loan Seller represents and warrants that:

(a)   The Ground Lease or a memorandum regarding such Ground Lease has been duly recorded or submitted for recordation in a form that is acceptable for recording in the applicable jurisdiction. The Ground Lease and Related Documents permit the interest of the lessee to be encumbered by the related Mortgage and do not restrict the use of the related Mortgaged Property by such lessee, its successors or assigns in a manner that would materially adversely affect the security provided by the related Mortgage. No material change in the terms of the Ground Lease has occurred since its recordation, except by any written instruments which are included in the related Mortgage File;

(b)   The lessor under such Ground Lease has agreed in a writing included in the related Mortgage File (or in such Ground Lease and Related Documents) that the Ground Lease may not be amended, modified, canceled or terminated by agreement of lessor and lessee without the prior written consent of the Mortgagee and that any such action without such consent is not binding on the Mortgagee, its successors or assigns, provided that the Mortgagee has provided lessor with notice of its lien in accordance with the terms of the Ground Lease;

(c)   The Ground Lease has an original term (or an original term plus one or more optional renewal terms, which, under all circumstances, may be exercised, and will be enforceable, by either the Mortgagor or the Mortgagee) that extends not less than 20 years beyond the stated maturity of the related Mortgage Loan, or 10 years past the stated maturity if such Mortgage Loan fully amortizes by the stated maturity (or with respect to a Mortgage Loan that accrues on an actual/360 basis, substantially amortizes);

(d)   The Ground Lease either (i) is not subject to any interests, estates, liens or encumbrances superior to, or of equal priority with, the Mortgage, except for the related fee interest of the ground lessor and the Permitted Encumbrances and Title Exceptions; or (ii) is the subject of a subordination, non-disturbance and attornment agreement or similar agreement to which the Mortgagee on the lessor’s fee interest is subject;

(e)   Subject to the notice requirements of the Ground Lease and Related Documents, the Ground Lease does not place commercially unreasonable restrictions on the identity of the Mortgagee and the Ground Lease is assignable to the holder of the Mortgage Loan and its successors and assigns without the consent of the lessor thereunder (or, if such consent is required it either has been obtained or cannot be unreasonably withheld, provided that such Ground Lease has not been terminated and all amounts due thereunder have been paid),

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and in the event it is so assigned, it is further assignable by the holder of the Mortgage Loan and its successors and assigns without the consent of the lessor (or, if such consent is required it either has been obtained or cannot be unreasonably withheld, provided that such Ground Lease has not been terminated and all amounts due thereunder have been paid);

(f)    The Mortgage Loan Seller has not received any written notice of material default under or notice of termination of such Ground Lease. To the Mortgage Loan Seller’s knowledge, there is no material default under such Ground Lease and no condition that, but for the passage of time or giving of notice, would result in a material default under the terms of such Ground Lease and to the Mortgage Loan Seller’s knowledge, such Ground Lease is in full force and effect as of the Closing Date;

(g)   The Ground Lease and Related Documents require the lessor to give to the Mortgagee written notice of any default and provide that no notice of default or termination is effective against the Mortgagee unless such notice is given to the Mortgagee;

(h)   A Mortgagee is permitted a reasonable opportunity (including, where necessary, sufficient time to gain possession of the interest of the lessee under the Ground Lease through legal proceedings) to cure any default under the Ground Lease which is curable after the Mortgagee’s receipt of notice of any default before the lessor may terminate the Ground Lease;

(i)    The Ground Lease does not impose any restrictions on subletting that would be viewed as commercially unreasonable by the Mortgage Loan Seller in connection with the origination of similar commercial or multifamily loans intended for securitization;

(j)    Under the terms of the Ground Lease and Related Documents, any related insurance proceeds or the portion of the condemnation award allocable to the ground lessee’s interest (other than in respect of a total or substantially total loss or taking as addressed in subpart (k)) will be applied either to the repair or to restoration of all or part of the related Mortgaged Property with (so long as such proceeds are in excess of the threshold amount specified in the related Mortgage Loan documents) the Mortgagee or a trustee appointed by it having the right to hold and disburse such proceeds as repair or restoration progresses, or to the payment of the outstanding principal balance of the Mortgage Loan, together with any accrued interest;

(k)   In the case of a total or substantially total taking or loss, under the terms of the Ground Lease and Related Documents, any related insurance proceeds, or portion of the condemnation award allocable to ground lessee’s interest in respect of a total or substantially total loss or taking of the related Mortgaged Property to the extent not applied to restoration, will be applied first to the payment of the outstanding principal balance of the Mortgage Loan, together with any accrued interest; and

(l)    Provided that the Mortgagee cures any defaults which are susceptible to being cured, the ground lessor has agreed to enter into a new lease with the Mortgagee upon termination of the Ground Lease for any reason, including rejection of the Ground Lease in a bankruptcy proceeding.

37. Servicing. The servicing and collection practices used by the Mortgage Loan Seller with respect to the Mortgage Loan have been, in all respects legal and have met with customary industry standards for servicing of commercial loans for conduit loan programs.

38. Origination and Underwriting. The origination practices of the Mortgage Loan Seller (or the related originator if the Mortgage Loan Seller was not the originator) with respect to

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each Mortgage Loan have been, in all material respects, legal and as of the date of its origination, such Mortgage Loan and the origination thereof complied in all material respects with, or was exempt from, all requirements of federal, state or local law relating to the origination of such Mortgage Loan; provided that such representation and warranty does not address or otherwise cover any matters with respect to federal, state or local law otherwise covered in this Annex D-1.

39. Intentionally Omitted.

40. No Material Default; Payment Record. No Mortgage Loan has been more than 30 days delinquent, without giving effect to any grace or cure period, in making required payments in the prior 12 months (or since origination if such Mortgage Loan has been originated within the past 12 months), and as of the Cut-off Date, no Mortgage Loan is delinquent (beyond any applicable grace or cure period) in making required payments. To the Mortgage Loan Seller’s knowledge, there is (a) no material default, breach, violation or event of acceleration existing under the related Mortgage Loan, or (b) no event (other than payments due but not yet delinquent) which, with the passage of time or with notice and the expiration of any grace or cure period, would constitute a material default, breach, violation or event of acceleration, which default, breach, violation or event of acceleration in the case of either clause (a) or clause (b), materially and adversely affects the value of the Mortgage Loan or the value, use or operation of the related Mortgaged Property; provided, however, that this representation and warranty does not cover any default, breach, violation or event of acceleration that specifically pertains to or arises out of an exception scheduled to any other representation and warranty made by the Mortgage Loan Seller in this Annex D-1. No person other than the holder of such Mortgage Loan may declare any event of default under the Mortgage Loan or accelerate any indebtedness under the Mortgage Loan documents.

41. Bankruptcy. As of the date of origination of the related Mortgage Loan and to the Mortgage Loan Seller’s knowledge as of the Cut-off Date, neither the Mortgaged Property (other than any tenants of such Mortgaged Property), nor any portion thereof, is the subject of, and no Mortgagor, guarantor or tenant occupying a single-tenant property is a debtor in state or federal bankruptcy, insolvency or similar proceeding.

42. Organization of Mortgagor. With respect to each Mortgage Loan, in reliance on certified copies of the organizational documents of the Mortgagor delivered by the Mortgagor in connection with the origination of such Mortgage Loan, the Mortgagor is an entity organized under the laws of a state of the United States of America, the District of Columbia or the Commonwealth of Puerto Rico. Except with respect to any Mortgage Loan that is cross-collateralized and cross-defaulted with another Mortgage Loan and other than as set forth on Schedule D-4 to this Annex D-1, no Mortgage Loan has a Mortgagor that is an Affiliate of a Mortgagor with respect to another Mortgage Loan. An “Affiliate” for purposes of this paragraph (42) means, a Mortgagor that is under direct or indirect common ownership and control with another Mortgagor.

43. Environmental Conditions. A Phase I environmental site assessment (or update of a previous Phase I and or Phase II environmental site assessment) and, with respect to certain Mortgage Loans, a Phase II environmental site assessment (collectively, an “ESA”) meeting ASTM requirements, was conducted by a reputable environmental consultant in connection with such Mortgage Loan within 12 months prior to its origination date (or an update of a previous ESA was prepared), and such ESA (i) did not identify the existence of recognized environmental conditions (as such term is defined in ASTM E1527-13 or its successor, hereinafter “Environmental Condition”) at the related Mortgaged Property or the need for further investigation, or (ii) if the existence of an Environmental Condition or need

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for further investigation was indicated in any such ESA, then at least one of the following statements is true: (A) an amount reasonably estimated by a reputable environmental consultant to be sufficient to cover the estimated cost to cure any material noncompliance with applicable environmental laws or the Environmental Condition has been escrowed by the related Mortgagor and is held or controlled by the related Mortgagee; (B) if the only Environmental Condition relates to the presence of asbestos-containing materials, radon in indoor air, lead based paint or lead in drinking water, the only recommended action in the ESA is the institution of such a plan, an operations or maintenance plan has been required to be instituted by the related Mortgagor that can reasonably be expected to mitigate the identified risk; (C) the Environmental Condition identified in the related environmental report was remediated or abated or contained in all material respects prior to the date hereof, and, if and as appropriate, a no further action, completion or closure letter or its equivalent was obtained from the applicable governmental regulatory authority (or the environmental issue affecting the related Mortgaged Property was otherwise listed by such governmental authority as “closed” or a reputable environmental consultant has concluded that no further action is required); (D) an environmental policy or a lender’s pollution legal liability insurance policy that covers liability for the identified circumstance or condition was obtained from an insurer rated no less than “A-” (or the equivalent) by Moody’s, S&P, Fitch Ratings, Inc. and/or A.M. Best; (E) a party not related to the Mortgagor was identified as the responsible party for such condition or circumstance and such responsible party has financial resources reasonably estimated to be adequate to address the situation; or (F) a party related to the Mortgagor having financial resources reasonably estimated to be adequate to address the situation is required to take action. To the Mortgage Loan Seller’s knowledge, except as set forth in the ESA, there is no Environmental Condition (as such term is defined in ASTM E1527-13 or its successor) at the related Mortgaged Property.

44. Intentionally Omitted.

45. Appraisal. The servicing file contains an appraisal of the related Mortgaged Property with an appraisal date within 6 months of the Mortgage Loan origination date, and within 12 months of the Cut-off Date. The appraisal is signed by an appraiser that (i) (A) is a Member of the Appraisal Institute or (B) has a comparable professional designation and possesses the level of experience required to evaluate commercial real estate collateral, and (ii) to the Mortgage Loan Seller’s knowledge, had no interest, direct or indirect, in the Mortgaged Property or the Mortgagor or in any loan made on the security thereof, and whose compensation is not affected by the approval or disapproval of the Mortgage Loan. Each appraiser has represented in such appraisal or in a supplemental letter that the appraisal satisfies the requirements of the “Uniform Standards of Professional Appraisal Practice” as adopted by the Appraisal Standards Board of the Appraisal Foundation.

46. Mortgage Loan Schedule. The information pertaining to each Mortgage Loan which is set forth in the Mortgage Loan Schedule attached as an exhibit to the related MLPA is true and correct in all material respects as of the Cut-off Date and contains all information required by the Pooling and Servicing Agreement to be contained therein.

47. Cross-Collateralization. No Mortgage Loan is cross-collateralized or cross-defaulted with any other mortgage loan that is outside the Mortgage Pool, except in the case of a Mortgage Loan that is part of a Whole Loan.

48. Advance of Funds by the Mortgage Loan Seller. Except for loan proceeds advanced at the time of loan origination or other payments contemplated by the Mortgage Loan documents, no advance of funds has been made by the Mortgage Loan Seller to the related Mortgagor, and no funds have been received from any person other than the related Mortgagor or an affiliate, directly, or, to the knowledge of the Mortgage Loan Seller,

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indirectly for, or on account of, payments due on the Mortgage Loan. Neither the Mortgage Loan Seller nor any affiliate thereof has any obligation to make any capital contribution to any Mortgagor under a Mortgage Loan, other than contributions made on or prior to the Closing Date.

49. Compliance with Anti-Money Laundering Laws. The Mortgage Loan Seller has complied in all material respects with all applicable anti-money laundering laws and regulations, including without limitation the U.S. Anti-Money Laundering Act of 2020 and the USA Patriot Act of 2001 with respect to the origination of the Mortgage Loan.

For purposes of this Annex D-1, “Mortgagee” means the mortgagee, grantee or beneficiary under any Mortgage, any holder of legal title to any portion of any Mortgage Loan or, if applicable, any agent or servicer on behalf of such party.

For purposes of this Annex D-1, “Mortgagor” means the obligor or obligors on a Mortgage Note, including without limitation, any person that has acquired the related Mortgaged Property and assumed the obligations of the original obligor under the Mortgage Note and including in connection with any Mortgage Loan that utilizes an indemnity deed of trust structure, the borrower and the Mortgaged Property owner/payment guarantor/mortgagor individually and collectively, as the context may require.

For purposes of this Annex D-1, the phrases “the sponsor’s knowledge” or “the sponsor’s belief” and other words and phrases of like import mean, except where otherwise expressly set forth in these representations and warranties, the actual state of knowledge or belief of the sponsor, its officers and employees directly responsible for the underwriting, origination, servicing or sale of the Mortgage Loans regarding the matters expressly set forth in these representations and warranties in each case without having conducted any independent inquiry into such matters and without any obligation to have done so (except (i) having sent to the servicers servicing the Mortgage Loans on behalf of the sponsor, if any, specific inquiries regarding the matters referred to and (ii) as expressly set forth in these representations and warranties). All information contained in documents which are part of or required to be part of a Mortgage File (to the extent such documents exist) shall be deemed within the sponsor’s knowledge.

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Schedule D-1 to Annex D-1

MORTGAGE LOANS WITH EXISTING MEZZANINE DEBT

None.

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Schedule D-2 to Annex D-1

MORTGAGE LOANS WITH RESPECT TO WHICH MEZZANINE DEBT
IS PERMITTED IN THE FUTURE

None.

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Schedule D-3 to Annex D-1

CROSS-COLLATERALIZED MORTGAGE LOANS

None.

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Schedule D-4 to Annex D-1

MORTGAGE LOANS WITH AFFILIATED BORROWERS (OTHER THAN
CROSS-COLLATERALIZED MORTGAGE LOANS)

Mortgage Loan Number as Identified on Annex A-1	Wells Fargo Bank, National Association	Societe Generale Financial Corporation	JPMorgan Chase Bank, National Association	Citi Real Estate Funding Inc.	UBS AG New York Branch	Bank of Montreal	BSPRT CMBS Finance, LLC	LMF Commercial, LLC	Starwood Mortgage Capital LLC	Natixis Real Estate Capital LLC
11	Security Public Storage - Palm Desert
16	Security Public Storage – Santa Rosa
23	Security Public Storage – Moreno Valley
27	Security Public Storage - Sacramento
15		Juneau Ave Portfolio
21		Arlington Gardens
24		River Hills East Townhomes
18			Guardian Storage Waterfront
22			Guardian Storage Monroeville

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ANNEX D-2

EXCEPTIONS TO MORTGAGE LOAN REPRESENTATIONS AND WARRANTIES

Wells Fargo Bank, National Association
Rep. No. on Annex D-1	Mortgage Loan and Number as Identified on Annex A-1	Description of Exception
(8) Permitted Liens; Title Insurance	Marriott Anchorage Downtown (Loan No. 2)	Franchisor (Marriott International, Inc.) has a Right of First Refusal (ROFR) to acquire the subject property if there is transfer of hotel or controlling direct or indirect interest in the Borrower to a competitor (generally, any person that exclusively develops, operates or franchises through or with a competitor of franchisor comprising at least 10 luxury service hotels, 20 full service hotels or 50 limited service hotels). The ROFR is not extinguished by foreclosure or deed-in-lieu thereof, and if transfer to competitor is by foreclosure, or if franchisee or its affiliates become a competitor, franchisor has right to purchase hotel upon notice to franchisee. Franchisor comfort letter provides that, if lender exercises remedies against franchisee, lender may appoint a lender affiliate to acquire the property and enter into a management or franchise agreement if it is not competitor or competitor affiliate; provided, however, that a lender affiliate will not be deemed a competitor simply due to its ownership of multiple or competing hotels or having engaged managers to manage such other hotels.
(8) Permitted Liens; Title Insurance	Sheraton Denver Downtown Hotel (Loan No. 3)	The mortgaged property is security for 4 pari passu notes aggregating $180,000,000 (Sheraton Denver Downtown Hotel Whole Loan). The mortgaged property consists of the borrower’s leased fee (land) interest in a parcel improved by a Sheraton-managed hotel. The ground lessee, Denver HS-EF Court Place, LLC (including its successors/ assigns) has an option to purchase the entirety of the related fee interest, as follows: (i) by notice to ground lessor not later than June 30, 2035 (6 months prior to the last day of the 20th Lease Year) with closing occurring between July 1 and December 31, 2035 (the last 6 months of the 20th Lease Year) (the “First Purchase Option”); (ii) by notice to ground lessor not later than June 30, 2045 (6 months prior to the last day of the 30th Lease Year) with closing occurring between July 1 and December 31, 2045 (the last 6 months of the 30th Lease Year) (the “Second Purchase Option”); or (iii) in conjunction with a casualty affecting more than 25% of the leased premises or a substantial condemnation affecting substantially all of the leased premises (the “Casualty/Condemnation Option”). With respect to the First Purchase Option and Second Purchase Option, the option strike price is calculated using a 5% capitalization rate applied to the Base Rent payable during the twenty-first and thirty-first lease years, respectively (i.e., Base Rent divided by 0.05), together with certain defeasance or prepayment costs of the ground lessor’s financing if the settlement date is prior to the last three months of the related option period. The First Purchase Option, if exercised, would occur during the loan’s open prepayment period. The ground lessee’s current annual rent is $13,196,026.08. The Casualty/Condemnation Option uses the same option strike price formula as the First and Second Purchase Options, but is based on the then-current rent at the time of the applicable casualty/condemnation event. The calculation of the option strike price under each of the ground lessee’s option scenarios will yield an amount greater than the original principal balance of the Denver Sheraton Whole Loan.
(8) Permitted Liens; Title Insurance	Cherry Hill Court (Loan No. 25)	Grocery store anchor tenant (Holiday Market) has a Right of First Refusal (ROFR) to purchase the mortgaged property if the borrower receives an offer it is otherwise willing to accept. The ROFR is not extinguished by foreclosure; however, the ROFR does not apply to foreclosure or deed in lieu thereof.
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Wells Fargo Bank, National Association
Rep. No. on Annex D-1	Mortgage Loan and Number as Identified on Annex A-1	Description of Exception
(12) Condition of Property	Sheraton Denver Downtown Hotel (Loan No. 3)	The mortgaged property consists of the borrower’s leased fee (land) interest in a parcel improved by a Sheraton-managed hotel. The borrower does not own the improvements during the lease term. While the land and improvements were inspected, no property condition assessment was required in connection with the loan origination.
(18) Insurance	Marriott Anchorage Downtown (Loan No. 2)	The loan documents permit a property insurance deductible up to $100,000. The in-place deductible is $100,000. Further, the loan documents permit the borrower to utilize a pre-funded retention in the amount of $2,000,000 for the blanket-type property insurance policy under certain conditions, including (A) that the retention amount is aggregated annually, (B) that the retention amount is fully pre-funded at the time of policy renewal (unless the borrower’s sponsor no longer utilizes the pre-funded retention arrangement) and (C) the borrower’s providing evidence of such pre-funded retention arrangement satisfactory to lender and applicable rating agencies if requested. The in-place property insurance policy includes a pre-funded retention endorsement consistent with the loan agreement requirements (i.e., that the pre-funded retention amount is used first for any property claims until exhausted). A sponsor affiliate has an agreement with Sedgwick Claims Management Services, Inc. to administer claims made under the pre-funded retention arrangement.
(18) Insurance	Sheraton Denver Downtown Hotel (Loan No. 3)	The mortgaged property is security for 4 pari passu notes aggregating $180,000,000. (i) Property Insurance Deductible. The borrower has a leased fee interest in the mortgaged property and does not own or insure the improvements during the lease term. The loan documents permit a property insurance deductible up to $250,000. The tenant’s property insurance covering the related improvements has a $50,000 deductible. (ii) Leased Fee. The borrower has a leased fee interest in the mortgaged property, where the ground lessee or other non-borrower party constructed improvements and either maintains its own insurance or self-insures. Subject to applicable restoration obligations, casualty proceeds are payable to the ground lessee or other non-borrower party and/or its leasehold mortgagee.
(18) Insurance	Domain at Town Centre (Loan No. 5)	The loan documents permit a property insurance deductible up to $100,000. The in-place deductible is $100,000.
(18) Insurance	CubeSmart Arlington (Loan No. 29)	The mortgaged property is located in Seismic Zone 3, near Memphis, TN. The improvements include 549 self-storage units, spread across seven, single-story buildings, together with a leasing office. A seismic study was not obtained in connection with loan origination, so no property-level PML determination is available. Property insurance is provided through a multi-property, blanket policy that includes earthquake insurance with policy limits of $15,000,000, subject to a $50,000 deductible.
(28) Recourse Obligations	All Wells Fargo Loans (Loan Nos. 2, 3, 5, 11, 16, 23, 25, 27, 28, 29)	With respect to actions or events triggering recourse to the borrower or guarantor, the loan documents may provide additional qualifications or limitations, including those related to knowledge or intent, or recast the effect of a breach from springing recourse to a losses carve-out, in circumstances where, apart from identified bad acts of the borrower or guarantor, actions other than borrower-affiliated parties are involved, the property cash flow is inadequate for debt service or other required payments, the effect of the exercise of lender remedies restricts the borrower's access to adequate property cash flow for such purposes, inadequate property cash flow results in involuntary liens from other creditors, or there are lesser or time-limited violations of the triggering actions or events, including transfer violations that do not result in a property transfer or a change in control of the borrower, related to the
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Wells Fargo Bank, National Association
Rep. No. on Annex D-1	Mortgage Loan and Number as Identified on Annex A-1	Description of Exception
borrower's inadvertent failure to provide adequate notice or timely or complete information otherwise required by the loan documents, or otherwise obtain necessary prior approval therefor.
(28) Recourse Obligations	Security Public Storage - Palm Desert (Loan No. 11); Security Public Storage – Santa Rosa (Loan No. 16); Security Public Storage – Moreno Valley (Loan No. 23) and Security Public Storage – Sacramento I (Loan No. 27)	The loans are related (Benjamin Eisler and Allen Orwitz are common key principals) and exceed $30 million in the aggregate. A substantive non-consolidation opinion was not required in connection with the origination of the related mortgage loans.
(31) Acts of Terrorism Exclusion	All Wells Fargo Loans (Loan Nos. 2, 3, 5, 11, 16, 23, 25, 27, 28, 29)	To the extent exceptions have been taken to the Insurance representation (#18) for failure to provide required insurance, such as self-insurance and leased fee situations, such exceptions also apply to the Acts of Terrorism representation.

D-2-3

Societe Generale Financial Corporation
Rep. No. on Annex D-1	Mortgage Loan and Number as Identified on Annex A-1	Description of Exception
(7) Lien; Valid Assignment	Ellenton Premium Outlets (Loan No. 10)	The related Mortgage Loan documents permit the related Mortgagor to enter into a PACE loan for an amount not to exceed $5,000,000, subject to the related Mortgagee’s approval and delivery of a rating agency confirmation.
(8) Permitted Liens; Title Insurance	Ellenton Premium Outlets (Loan No. 10)	See exception to Representation and Warranty No. 7, above.
(14) Condemnation	U-Haul AREC RW Portfolio (Loan No. 6)

The Indianapolis Public Transportation Corporation received a court order allowing it to take a small strip of land along the northern border of the Eastgate Mortgaged Property for purposes of adding a sidewalk and/or bus stop along E. Washington Street. The related Mortgage Loan documents provide for a loss carve-out in the event such strip of land is taken.

(15) Actions Concerning Mortgage Loan	Juneau Ave Portfolio (Loan No. 15); Arlington Gardens (Loan No. 21); River Hills East Townhomes (Loan No. 24)	The related borrower sponsor and non-recourse carveout guarantor and his affiliated property management company (collectively, the “Defendants”) were defendants in a civil action filed by the State of Wisconsin (the “State”) in November 2021 alleging that the Defendants regularly violated certain state trade, consumer protection and landlord-tenant laws across the portfolio of multifamily properties owned and/or managed by the Defendants (which may include the related Mortgaged Properties) through a pattern of conduct that included, among other things, (i) including prohibited provisions in their rental agreements, such as (x) requiring tenants to pay attorney fees or costs incurred by the landlord in any legal action or dispute arising under the rental agreement, (y) waiving landlord liability for property damage or negligent acts or omissions of the landlord and (z) waiving the landlord’s statutory duty to maintain appliances furnished at the related premises, (ii) failure to return security deposits or unauthorized security deposit deductions, (iii) unauthorized entry into units without giving required notice or obtaining tenant consent for the purpose of making non-emergency alterations to the related premises, (iv) constructive eviction of tenants by the way the Defendants conducted renovation projects of newly acquired buildings, including blocking tenant access to dwellings, changing locks to doors, leaving hazards in walkways and creating unreasonable noise and air pollution, (v) confiscating personal property through seizing tenant property during the related tenancy and disposing of the property without permission or agreement from the tenant, (vi) charging late fees not authorized by the related rental agreement and (vii) fraudulent representations to tenants, including telling tenants, before and after the date the Defendants took over new buildings that the Defendants had purchased, that the related tenants had 30 days to vacate their apartment even if they had a valid rental agreement for longer (collectively, the “Violations”). On February 4, 2025, the Defendants and the State entered a Consent Judgment (the “Consent Judgment”) with the presiding court whereby the Defendants are required to, among other things, (i) comply with updated leasing and property management practices, including retention of tenant records and delivering annual compliance reports to the State for a period of four years, (ii) pay restitution in the amount of $250-$750 each to any tenants affected by the practices identified in the Consent Judgment, (iii) fund certain community-based rental assistance and eviction diversion programs over a four year period in the maximum aggregate amount of $2,050,000, and (iv) pay a civil forfeiture penalty to the State in the amount of $1,500,000 plus cost reimbursement in the amount of $249,225, each in monthly installment payments over a 36-month period. Per the terms of the Consent Judgment, and in lieu of personal liability for any future breach of the Consent Judgment, the Defendants have posted a letter of credit with Northern Trust Bank as security for all monetary obligations under the Consent Judgment.
D-2-4

Societe Generale Financial Corporation
Rep. No. on Annex D-1	Mortgage Loan and Number as Identified on Annex A-1	Description of Exception
(18) Insurance	U-Haul AREC RW Portfolio (Loan No. 6)

The Mortgage Loan documents provide for the following tiered deductible structure applicable to property insurance and liability insurance coverage: (1) if the related guarantor’s equity exceeds $250,000,000, then a deductible of up to $5,000,000; (2) if the related guarantor’s equity is greater than $1,000,000,000, then a deductible of up to $10,000,000; (3) if the related guarantor’s equity is greater than $2,000,000,00; then a deductible of up to $15,000,000; and (4) applicable to property insurance coverage only, if the related guarantor’s equity is greater than $3,000,000,000, then a deductible of up to $20,000,000. Such deductibles are above “customary” deductibles and effectively create a first-loss layer of self-insurance by an unrated entity prior to agency rated carrier coverage.

(18) Insurance	Ellenton Premium Outlets (Loan No. 10)

The related Mortgage Loan documents permit a deductible of up to $500,000 for the “All Risk” or “Special Perils” property insurance coverage, including terrorism coverage, except with respect to flood, windstorm/named storm/hail coverage and earthquake coverage, which may have a deductible not to exceed 5% of the total insurable value of the related Mortgaged Property (collectively, the “Required Deductible”). Such deductibles may not be customary. In addition, the related Mortgagor is permitted to utilize a retention amount (up to a $10,000,000 aggregate deductible and subject to a $5,000,000 per occurrence deductible) in addition to the Required Deductible, so long as (1) the retention amount is aggregated annually, (2) the retention amount remains pre-funded at all times during the term of the Mortgage Loan, and (3) such Mortgagor has submitted evidence satisfactory to the related Mortgagee and rating agencies of such prefunded arrangement at the request of such Mortgagee or rating agency.

The related Mortgage Loan documents permit an insurance deductible or self-insured retention not to exceed $750,000, with respect to the required commercial general liability insurance.

(26) Local Law Compliance	U-Haul AREC RW Portfolio (Loan No. 6)

The Clackamas Town Center Mortgaged Property is legal non-conforming as to use as self storage use is no longer permitted under the current zoning code. If a legal non-conforming structure is damaged or destroyed, such structure can be rebuilt provided that such restoration or replacement commences within one year of the occurrence of the damage or destruction.

The Lynwood Mortgaged Property is legal non-conforming as to use as self storage use is no longer permitted under the current zoning code. If use of the non-conforming structure is discontinued for 180 days or more, the property will lose its non-conforming status.

The Redwood City Mortgaged Property is legal non-conforming as to use as self storage use is no longer permitted under the current zoning code. If a legal non-conforming structure is damaged or destroyed, such structure can be rebuilt provided that (a) such damage or destruction is 50% or less of the current replacement cost and (b) the restoration or construction commences within one year of the date that the damage or destruction occurred. If such damage or destruction is greater than 50% of the current replacement cost, the structure must be rebuilt in compliance with the current zoning code.

The Othello Station Mortgaged Property is legal non-conforming as to use as self storage use is no longer permitted under the current zoning code. If a legal non-conforming structure is destroyed through fire, act of nature or other causes beyond the control of the property owner, such property may be rebuilt to the same or smaller configuration within 12 months after

D-2-5

Societe Generale Financial Corporation
Rep. No. on Annex D-1	Mortgage Loan and Number as Identified on Annex A-1	Description of Exception

such destruction.

The W Columbia Schoolhouse Mortgaged Property is legal non-conforming as to use as self storage use is no longer permitted under the current zoning code without a conditional use permit. If a legal non-conforming structure is damaged or destroyed, such structure can be rebuilt provided that (a) such damage or destruction is less than 60% of the reproduction cost, (b) the property owner files a notice of intention to continue the non-conforming use within six months of such destruction or damage, and (c) the restoration or construction is completed within one year of the date the notice is given.

The Rainier Valley Mortgaged Property is legal non-conforming as to use as self storage use is no longer permitted under the current zoning code. If a legal non-conforming structure is destroyed through fire, act of nature or other causes beyond the control of the property owner, such property may be rebuilt to the same or smaller configuration within 12 months after such destruction.

Certain fire code violations are open at the Eastgate & Irvington, Redwood City and Levittown Mortgaged Properties.

Certain zoning code violations are open at the New River Mortgaged Property.

The Mortgagor is required to obtain a variance related to side yard setbacks, rear yard setbacks, maximum building area, distance between buildings, building floor area, fencing and off-street loading at the Levittown Mortgaged Property. The Mortgage Loan documents provide loss carveouts in the event of the Mortgagor’s failure to acquire the such variances.

(26) Local Law Compliance	255 Greenwich (Loan No. 8)

The Mortgaged Property is subject to certain outstanding fire code violations. The Mortgagor is obligated to remedy these violations within a time certain following the origination of the Mortgage Loan.

(26) Local Law Compliance	Fountain Court (Loan No. 20)

Certain fire code violations are open at the related Mortgaged Property. The Mortgage Loan documents require the Mortgagor to remediate and remove (or cause to be removed) of record such open violations.

(28) Recourse Obligations	Ellenton Premium Outlets (Loan No. 10)	For so long as one or more of Simon Property Group, L.P. (“SPG LP”), Simon Property Group, Inc. (“Simon Inc.”), or an affiliate of SPG LP or Simon Inc. is a non-recourse carveout guarantor, the non-recourse carveout guarantor’s aggregate liability, is limited to 20% of the outstanding principal balance of the Mortgage Loan at such time, plus all of the reasonable out-of-pocket costs and expenses (including court costs and reasonable attorneys’ fees) incurred by the related Mortgagee in the enforcement of the related guaranty or the preservation of such Mortgagee’s rights under such guaranty.
(29) Mortgage Releases	All Societe Generale Financial Corporation Mortgage Loans (Loan Nos. 6, 8, 10, 15, 20, 21, 24)	If the subject Mortgage Loan is included in a REMIC and the loan-to-value ratio of the related Mortgaged Property following a condemnation exceeds 125%, the related Mortgagor may be able to avoid having to pay down the subject Mortgage Loan if it delivers an opinion of counsel to the effect that the failure to make such pay down will not cause such REMIC to fail to qualify as such.
D-2-6

Societe Generale Financial Corporation
Rep. No. on Annex D-1	Mortgage Loan and Number as Identified on Annex A-1	Description of Exception
(32) Due on Sale or Encumbrance	Ellenton Premium Outlets (Loan No. 10)	See exception to Representation and Warranty No. 7, above.
(33) Single-Purpose Entity	U-Haul AREC RW Portfolio (Loan No. 6)	The Mortgagor is a recycled single purpose entity that previously owned other property. Such property was either deeded to an affiliated entity prior to origination of the Mortgage Loan or, with respect to the Clackamas Town Center Mortgaged Property and Eastland Mortgaged Property, taken in a condemnation.
(33) Single-Purpose Entity	Ellenton Premium Outlets (Loan No. 10)	The related Mortgagor and SPG LP, as guarantor, are subject to a cash agency arrangement whereby SPG LP is appointed as agent to handle cash management, bill payments, and bookkeeping services. The lockbox account established at origination is in the related Mortgagor’s name, however, funds may be held in a bank account established and maintained by SPG LP, and such funds can be commingled, provided they are tracked so that the Mortgagor’s funds are readily identifiable.
(33) Single-Purpose Entity	Juneau Ave Portfolio (Loan No. 15); Arlington Gardens (Loan No. 21); River Hills East Townhomes (Loan No. 24)	Neither the Mortgagor’s organization documents nor the Mortgage Loan documents require compliance, and the Mortgagor’s operations do not comply, with all of the separateness covenants required for it to be a Single-Purpose Entity; however, the Mortgagor has agreed to certain fundamental covenants, such as owning no other properties (other than the Mortgaged Properties that are collateral for the Mortgage Loan) and incurring no other debt (other than the Mortgage Loan and customary trade payables in compliance with the terms of the Mortgage Loan documents). In order to mitigate the risks associated with the foregoing, the guarantor (who has an approximate net worth and liquidity of $1,026,844,321 and $94,434,037, respectively) has agreed to be liable on a recourse basis (in addition to the standard recourse provisions) for (i) any losses suffered by the Mortgagee resulting from the Mortgagor’s failure to be a fully compliant Single-Purpose Entity, and (ii) the full amount of the debt in the event (x) the Mortgagor is substantively consolidated in a bankruptcy proceeding with any other person or entity, and/or (y) the Mortgagor’s failure to be, and at all times have been, a fully compliant Single-Purpose Entity is cited as a material factor in any involuntary bankruptcy proceeding.
(34) Defeasance	Ellenton Premium Outlets (Loan No. 10)	In connection with a defeasance, the Mortgagor’s obligations to pay servicing fees is capped at $10,000.

D-2-7

JPMorgan Chase Bank, National Association
Rep. No. on Annex D-1	Mortgage Loan and Number as Identified on Annex A-1	Description of Exception
(18) Insurance	NOVA Retail 2-Pack (Loan No. 1)	The Mortgage Loan documents permit the deductible under the property insurance coverage to be up to $100,000, which is higher than customary.
(26) Local Law Compliance	NOVA Retail 2-Pack (Loan No. 1)	According to the zoning report, dated January 23, 2026, the use of the Fair City Mall Mortgaged Property for a movie theater is legal nonconforming as such use is no longer permitted under the current zoning code subsequent to development without special use approval. Cinema Arts, representing 4.2% of the net rentable area, operates as a movie theater at the Mortgaged Property. Law and ordinance coverage has been obtained at the Fair City Mall Mortgaged Property and provides coverage for loss to the undamaged portion of the building, demolition costs, and the increased cost of construction.
(28) Recourse Obligations	NOVA Retail 2-Pack (Loan No. 1)

Clause (a)(i) – The full recourse carveout associated with involuntary petition for bankruptcy does not cover acquiescence by the Mortgagor.

Clause (a)(iii) – Voluntary transfers made in violation of the Mortgage Loan documents triggers only loss recourse carveout other than the following, each of which triggers a full recourse carveout: (i) a transfer or pledge, by any of the Mortgagor, the non-recourse carveout guarantor, or any affiliated property manager (or affiliate thereof) (each, a “Borrower Party”), of fee simple title to all or any portion of any individual Mortgaged Property (each, an “Individual Property”), (ii) a change in control of the Mortgagor or any principal that is prohibited by the Mortgage Loan documents, or (iii) the incurrence, by any Borrower Party (or affiliate thereof), of any additional financing secured by a pledge of, or other lien on, of any Individual Property in violation of the Mortgage Loan documents.

(28) Recourse Obligations	Guardian Storage Waterfront (Loan No. 18) Guardian Storage Monroeville (Loan No. 22)	Clause (a)(i) – The full recourse carveout associated with involuntary petition for bankruptcy is limited to involuntary petition if the Mortgagor, the related sponsor or any of their respective affiliates controlled by such sponsor colluded with, solicited, caused to be solicited or joined other creditors in such filing and does not cover involuntary petition consented to or acquiesced by the Mortgagor.
(33) Single-Purpose Entity	NOVA Retail 2-Pack (Loan No. 1)	The Mortgagor of the Plaza at the Landmark Mortgaged Property is a recycled single purpose entity that previously owned properties other than the Plaza at Landmark Mortgaged Property in Alexandria, Virginia.
(43) Environmental Conditions	NOVA Retail 2-Pack (Loan No. 1)	The related Phase I Environmental Site Assessments identified a recognized environmental condition at the Plaza at Landmark Mortgaged Property and the Fair City Mall Mortgaged Property related to the former presence of dry cleaning operations at the related Mortgaged Property and recommended further evaluation to determine the impact to the subsurface. The environmental consultant provided the lender with opinions of probable cost related to future remediation concluding that remediation would not exceed an upper range estimate of $1,816,000 in the aggregate. The lender obtained a Site Lender Environmental Asset Protection environmental insurance policy issued by Beazley Excess with total limits of $5,000,000 per occurrence and $10,000,000 in the aggregate, subject to a $25,000 deductible, with a 13-year policy term expiring February 20, 2039.
D-2-8

Citi Real Estate Funding Inc.
Rep. No. on Annex D-1	Mortgage Loan and Number as Identified on Annex A-1	Description of Exception
(18) Insurance	All CREFI Mortgage Loans (Loan Nos. 4 and 12)	The Mortgage Loan documents may permit the related Mortgagor to cause the insurance required at the related Mortgaged Property under the Mortgage Loan documents to be maintained by a tenant, or by a condominium board or association, at the related Mortgaged Property.
(28) Recourse Obligations	All CREFI Mortgage Loans (Loan Nos. 4 and 12)	The Mortgage Loan documents with respect to certain of the Mortgage Loans provide loss recourse for any material breach of the environmental covenants contained in the Mortgage Loan documents.
(31) Acts of Terrorism Exclusion	All CREFI Mortgage Loans (Loan Nos. 4 and 12)	All exceptions to Representation and Warranty No. 18 are also exceptions to this Representation and Warranty No. 28.

D-2-9

UBS AG New York Branch
Rep. No. on Annex D-1	Mortgage Loan and Number as Identified on Annex A-1	Description of Exception
None	None	None

D-2-10

BSPRT CMBS Finance, LLC
Rep. No. on Annex D-1	Mortgage Loan and Number as Identified on Annex A-1	Description of Exception
(27) Licenses and Permits	Air Depot Industrial (Loan No. 9)	The related Mortgaged Property does not have a certificate of occupancy. The related Mortgage Loan documents require that the Mortgagor obtain such certificate(s) of occupancy.

D-2-11

Bank of Montreal
Rep. No. on Annex D-1	Mortgage Loan and Number as Identified on Annex A-1	Description of Exception
(7) Lien; Valid Assignment (8) Permitted Liens; Title Insurance	Birch Run Premium Outlets (Loan No. 13)	The Mortgagors have the right to obtain a PACE Loan (as defined below) for an amount not to exceed $5,000,000, subject to the lender’s approval and delivery of a rating agency confirmation. “PACE Loan” means (x) any “Property-Assessed Clean Energy loan” or (y) any other indebtedness, without regard to the name given to such indebtedness, which is (i) incurred for improvements to the Mortgaged Property for the purpose of increasing energy efficiency, increasing use of renewable energy sources, resource conservation, or a combination of the foregoing, and (ii) repaid through multi-year tax assessments against the Mortgaged Property.
(12) Condition of Property	Birch Run Premium Outlets (Loan No. 13)	A property condition report was not obtained for a vacant portion of the Mortgaged Property that is subject to release. No operations are occurring on this portion of the Mortgaged Property and no value was assigned to such portion in the underwriting of the Mortgage Loan.
(18) Insurance	All BMO Mortgage Loans (Loan Nos. 13, 19 and 26)	The Mortgage Loan documents may permit the related Mortgagor to cause the insurance required at the related Mortgaged Property under the Mortgage Loan documents to be maintained by a tenant, or by a condominium board or association, at the related Mortgaged Property.
(18) Insurance	Landstown Commons (Loan No. 19)	The Mortgage Loan documents may permit the related Mortgagor to maintain policies which do not meet the requirements set forth in the Mortgage Loan documents (any such policy, a “Non-Conforming Policy”) so long as the Mortgagor has received the lender’s prior written consent thereto and confirmed that the lender has received rating agency confirmation with respect to any such Non-Conforming Policy.
(18) Insurance	Birch Run Premium Outlets (Loan No. 13)

The Mortgage Loan documents permit (i) a property insurance deductible of up to $500,000, except with respect to flood, windstorm/named storm/hail coverage and earthquake coverage, which may have a deductible up to 5% of the total insurable value of the Mortgaged Property. In addition, the related Mortgagor is permitted to utilize a retention amount (up to a $10,000,000 aggregate deductible and subject to a $5,000,000 per occurrence deductible) in addition to the required deductible, so long as (1) the retention amount is aggregated annually, (2) the retention amount remains pre-funded at all times during the term of the Mortgage Loan, and (3) such Mortgagor has submitted evidence satisfactory to the related Mortgagee and rating agencies of such prefunded arrangement at the request of such Mortgagee or rating agency.

The related Mortgage Loan documents permit an insurance deductible or self-insured retention not to exceed $750,000, with respect to the required commercial general liability insurance.

(28) Recourse Obligations	Birch Run Premium Outlets (Loan No. 13)	The Mortgage Loan documents provide that for so long as one or more of Simon Property Group, L.P. (“SPG LP”), Simon Property Group, Inc. (“Simon Inc.”), or an affiliate of SPG LP or Simon Inc. is a non-recourse carveout guarantor, the non-recourse carveout guarantor’s aggregate liability, is limited to 20% of the outstanding principal balance of the Mortgage Loan at such time, plus all of the reasonable out-of-pocket costs and expenses (including court costs and reasonable attorneys’ fees) incurred by
D-2-12

the related Mortgagee in the enforcement of the related guaranty or the preservation of such Mortgagee’s rights under such guaranty.
(29) Mortgage Releases	All BMO Mortgage Loans (Loan Nos. 13, 19 and 26)	In the event of a taking of any portion of any of the Mortgaged Property by a state or any political subdivision or authority thereof, the Mortgagor cannot be required to pay down the principal balance of the Mortgage Loan in an amount not less than the amount required by the loan-to-value ratio and other requirements of the REMIC Provisions if the related Mortgagor provides an opinion of counsel to the holder of the Mortgage Loan that the trust will continue to maintain its status as a REMIC trust if such amount is not paid.
(31) Acts of Terrorism Exclusion	All BMO Mortgage Loans (Loan Nos. 13, 19 and 26)	All exceptions to representation and warranty no. 18 are also exceptions to this representation and warranty no. 31.
(32) Due on Sale or Encumbrance	Birch Run Premium Outlets (Loan No. 13)	See exception to Representation and Warranty No. 7, above.
(33) Single-Purpose Entity	Birch Run Premium Outlets (Loan No. 13)	The Mortgagor has a cash agency arrangement in place between the Mortgagor and the guarantor, SPG LP, appointing SPG LP as the agent to handle cash management, bill payments, and bookkeeping services. At origination of the Mortgage Loan, the lockbox account is in the Mortgagor’s name, however, funds are transferred from the lockbox account to the Mortgagor's operating account which is in the SPG LP's name and subject to the cash agency structure. While ownership of all revenue remains with the Mortgagor, funds may be held in a bank account established and maintained by SPG LP. These funds can be commingled, provided they are tracked so that the Mortgagor's funds are readily identifiable. SPG LP pays obligations as directed by the Mortgagor and cannot commingle in a way that uses others’ funds to satisfy the Mortgagor’s obligations or vice versa.
(34) Defeasance	Birch Run Premium Outlets (Loan No. 13)	In connection with a defeasance, the Mortgagors’ obligation to pay servicing fees is capped at $10,000.
(42) Organization of Mortgagor	Birch Run Premium Outlets (Loan No. 13)	The Mortgagor of the Birch Run Premium Outlets Mortgage Loan is an Affiliate of the Mortgagor for the Ellenton Premium Outlets Mortgage Loan, which is being contributed by Societe Generale Financial Corporation.
D-2-13

LMF Commercial, LLC
Rep. No. on Annex D-1	Mortgage Loan and Number as Identified on Annex A-1	Description of Exception
(26) Local Law Compliance	Greenwich Portfolio (Loan No. 14)

The Mortgaged Property located at 35 Church Street is subject to a declaration recorded in 2009 which designates the two residential units at the Mortgaged Property as Moderate Income Dwelling Units and subjects them to certain provisions of the Greenwich municipal code which provides for, among other things, rent caps on the units and income caps on the tenants permitted to occupy the units. The borrower sponsor acquired the Mortgaged Property in 2022 through a mezzanine loan foreclosure and informed the lender that she was unaware of the declaration and that the units are not in compliance. The rents from these units were underwritten at the legal rent permitted under the declaration. The Mortgage Loan documents require the Mortgagor to use commercially reasonable efforts to either have the declaration removed of record or to bring the Mortgaged Property into compliance with the declaration.

The Mortgaged Property located at 39 Church Street has an open building code violation. The Mortgage Loan documents require the Mortgagor to cure the violations and to cause such violations to be removed of record.

The Mortgaged Property located at 43 Church Street has open fire code violations. The Mortgage Loan documents require the Mortgagor to cure the violations and to cause such violations to be removed of record.

The use of the Mortgaged Property located at 47 Church Street as a two family dwelling is a pre-existing legally non-conforming use, as two family dwelling use is not a permitted use under current zoning laws without a special use permit, which the 47 Church Street Mortgaged Property does not possess. In the event of a casualty, the legal non-conforming use may be restored provided the restored structure covers no greater area and has no greater floor area. Additionally, the restored structure is required to be substantially identical in appearance to the prior structure.

D-2-14

Starwood Mortgage Capital LLC
Rep. No. on Annex D-1	Mortgage Loan and Number as Identified on Annex A-1	Description of Exception
(26) Local Law Compliance	Houston Multifamily Portfolio (Loan No. 17)	The Vista Oaks Apartments Mortgaged Property, Oaks at Nassau Bay Mortgaged Property and Broadway Village Apartments Mortgaged Property are the subject of certain building code violations.
(27) Licenses and Permits	Houston Multifamily Portfolio (Loan No. 17)	The Broadway Village Apartments Mortgaged Property does not have certificates of occupancy on file.

D-2-15

Natixis Real Estate Capital LLC
Rep. No. on Annex D-1	Mortgage Loan and Number as Identified on Annex A-1	Description of Exception
(7) Lien; Valid Assignment	Birch Run Premium Outlets (Loan No. 13)	The related Mortgage Loan documents permit the related Mortgagor to enter into a PACE loan for an amount not to exceed $5,000,000, subject to the related Mortgagee’s approval and delivery of a rating agency confirmation.
(8) Permitted Liens; Title Insurance	Birch Run Premium Outlets (Loan No. 13)	See exception to Representation and Warranty No. 7, above.
(18) Insurance	Birch Run Premium Outlets (Loan No. 13)

The related Mortgage Loan documents permit a deductible of up to $500,000 for the “All Risk” or “Special Perils” property insurance coverage, including terrorism coverage, except with respect to flood, windstorm/named storm/hail coverage and earthquake coverage, which may have a deductible not to exceed 5% of the total insurable value of the related Mortgaged Property (collectively, the “Required Deductible”). Such deductibles may not be customary. In addition, the related Mortgagor is permitted to utilize a retention amount (up to a $10,000,000 aggregate deductible and subject to a $5,000,000 per occurrence deductible) in addition to the Required Deductible, so long as (1) the retention amount is aggregated annually, (2) the retention amount remains pre-funded at all times during the term of the Mortgage Loan, and (3) such Mortgagor has submitted evidence satisfactory to the related Mortgagee and rating agencies of such prefunded arrangement at the request of such Mortgagee or rating agency.

The related Mortgage Loan documents permit an insurance deductible or self-insured retention not to exceed $750,000, with respect to the required commercial general liability insurance.

(28) Recourse Obligations	Birch Run Premium Outlets (Loan No. 13)	For so long as one or more of Simon Property Group, L.P. (“SPG LP”), Simon Property Group, Inc. (“Simon Inc.”), or an affiliate of SPG LP or Simon Inc. is a non-recourse carveout guarantor, the non-recourse carveout guarantor’s aggregate liability, is limited to 20% of the outstanding principal balance of the Mortgage Loan at such time, plus all of the reasonable out-of-pocket costs and expenses (including court costs and reasonable attorneys’ fees) incurred by the related Mortgagee in the enforcement of the related guaranty or the preservation of such Mortgagee’s rights under such guaranty.
(32) Due on Sale or Encumbrance	Birch Run Premium Outlets (Loan No. 13)	See exception to Representation and Warranty No. 7, above.
(33) Single-Purpose Entity	Birch Run Premium Outlets (Loan No. 13)	The related Mortgagor and SPG LP, as guarantor, are subject to a cash agency arrangement whereby SPG LP is appointed as agent to handle cash management, bill payments, and bookkeeping services. The lockbox account established at origination is in the related Mortgagor’s name, however, funds may be held in a bank account established and maintained by SPG LP, and such funds can be commingled, provided they are tracked so that the Mortgagor’s funds are readily identifiable.
(34) Defeasance	Birch Run Premium Outlets (Loan No. 13)	In connection with a defeasance, the Mortgagor’s obligations to pay servicing fees is capped at $10,000.

D-2-16

ANNEX E

CLASS A-SB PLANNED PRINCIPAL BALANCE SCHEDULE

Distribution Date	Class A-SB Planned Principal Balance Schedule ($)
May 2026	20,154,000.00
June 2026	20,154,000.00
July 2026	20,154,000.00
August 2026	20,154,000.00
September 2026	20,154,000.00
October 2026	20,154,000.00
November 2026	20,154,000.00
December 2026	20,154,000.00
January 2027	20,154,000.00
February 2027	20,154,000.00
March 2027	20,154,000.00
April 2027	20,154,000.00
May 2027	20,154,000.00
June 2027	20,154,000.00
July 2027	20,154,000.00
August 2027	20,154,000.00
September 2027	20,154,000.00
October 2027	20,154,000.00
November 2027	20,154,000.00
December 2027	20,154,000.00
January 2028	20,154,000.00
February 2028	20,154,000.00
March 2028	20,154,000.00
April 2028	20,154,000.00
May 2028	20,154,000.00
June 2028	20,154,000.00
July 2028	20,154,000.00
August 2028	20,154,000.00
September 2028	20,154,000.00
October 2028	20,154,000.00
November 2028	20,154,000.00
December 2028	20,154,000.00
January 2029	20,154,000.00
February 2029	20,154,000.00
March 2029	20,154,000.00
April 2029	20,154,000.00
May 2029	20,154,000.00
June 2029	20,154,000.00
July 2029	20,154,000.00
August 2029	20,154,000.00
September 2029	20,154,000.00
October 2029	20,154,000.00
November 2029	20,154,000.00
December 2029	20,154,000.00
January 2030	20,154,000.00
February 2030	20,154,000.00
March 2030	20,154,000.00
April 2030	20,154,000.00
May 2030	20,154,000.00
June 2030	20,154,000.00
July 2030	20,154,000.00
August 2030	20,154,000.00
September 2030	20,154,000.00
October 2030	20,154,000.00
November 2030	20,154,000.00
December 2030	20,154,000.00
January 2031	20,154,000.00
February 2031	20,154,000.00
March 2031	20,154,000.00
April 2031	20,153,628.37
May 2031	19,814,545.02

Distribution Date	Class A-SB Planned Principal Balance Schedule ($)
June 2031	19,507,788.41
July 2031	19,165,366.66
August 2031	18,855,142.46
September 2031	18,543,261.55
October 2031	18,195,854.21
November 2031	17,880,451.50
December 2031	17,529,617.68
January 2032	17,210,655.90
February 2032	16,889,990.55
March 2032	16,500,460.59
April 2032	16,176,000.32
May 2032	15,816,354.11
June 2032	15,488,238.92
July 2032	15,125,036.71
August 2032	14,793,227.91
September 2032	14,459,646.61
October 2032	14,091,126.25
November 2032	13,753,793.50
December 2032	13,381,623.22
January 2033	13,040,499.30
February 2033	12,697,552.91
March 2033	12,254,214.24
April 2033	11,907,064.72
May 2033	11,525,343.37
June 2033	11,174,298.76
July 2033	10,788,787.74
August 2033	10,433,806.80
September 2033	10,076,929.05
October 2033	9,685,742.76
November 2033	9,324,866.93
December 2033	8,929,790.77
January 2034	8,564,874.53
February 2034	8,198,008.17
March 2034	7,732,948.41
April 2034	7,361,633.99
May 2034	6,956,401.76
June 2034	6,580,936.40
July 2034	6,171,665.57
August 2034	5,792,005.33
September 2034	5,410,315.81
October 2034	4,994,989.28
November 2034	4,609,038.97
December 2034	4,189,566.95
January 2035	3,799,310.72
February 2035	3,406,968.35
March 2035	2,918,774.51
April 2035	2,521,723.18
May 2035	2,091,450.56
June 2035	1,689,975.74
July 2035	1,255,399.34
August 2035	849,454.18
September 2035	441,338.64
October 2035	301.25
November 2035 and thereafter	0

E-1

No dealer, salesman or other person is authorized to give any information or to represent anything not contained in this prospectus. You must not rely on any unauthorized information or representations. This prospectus is an offer to sell only the securities offered hereby, but only under circumstances and in jurisdictions where it is lawful to do so. The information contained in this prospectus is current only as of its date.

TABLE OF CONTENTS

Summary of Certificates	3
Important Notice Regarding the Offered Certificates	17
Important Notice About Information Presented in this Prospectus	18
Summary of Terms	28
Summary of Risk Factors	65
Risk Factors	67
Description of the Mortgage Pool	173
Transaction Parties	247
Credit Risk Retention	379
Description of the Certificates	397
Description of the Mortgage Loan Purchase Agreements	439
Pooling and Servicing Agreement	452
Certain Legal Aspects of Mortgage Loans	576
Certain Affiliations, Relationships and Related Transactions Involving Transaction Parties	596
Pending Legal Proceedings Involving Transaction Parties	599
Use of Proceeds	599
Yield and Maturity Considerations	600
Material Federal Income Tax Considerations	612
Certain State and Local Tax Considerations	627
Method of Distribution (Conflicts of Interest)	627
Incorporation of Certain Information by Reference	631
Where You Can Find More Information	632
Financial Information	632
Certain ERISA Considerations	632
Legal Investment	637
Legal Matters	638
Ratings	638
Index of Defined Terms	642

Dealers will be required to deliver a prospectus when acting as underwriters of these certificates and with respect to unsold allotments or subscriptions. In addition, all dealers selling these certificates will deliver a prospectus until the date that is ninety days from the date of this prospectus.

$510,127,000
(Approximate)

Wells Fargo
Commercial Mortgage
Securities, Inc.
Depositor

Wells Fargo Commercial
Mortgage Trust 2026-C66
Issuing Entity

Commercial Mortgage
Pass-Through Certificates,
Series 2026-C66

Class A-1	$15,260,000
Class A-SB	$20,154,000
Class A-4	$0 -
$150,000,000
Class A-5	$225,033,000 -
$375,033,000
Class X-A	$410,447,000
Class X-B	$99,680,000
Class A-S	$44,709,000
Class B	$30,783,000
Class C	$24,188,000

PROSPECTUS

Wells Fargo Securities
Co-Lead Manager and Joint Bookrunner

Société Générale
Co-Lead Manager and Joint Bookrunner

J.P. Morgan
Co-Lead Manager and Joint Bookrunner

Citigroup
Co-Lead Manager and Joint Bookrunner

UBS Securities LLC
Co-Lead Manager and Joint Bookrunner

BMO Capital Markets
Co-Lead Manager and Joint Bookrunner

Academy Securities

Co-Manager

Drexel Hamilton

Co-Manager

Natixis Securities Americas LLC

Co-Manager

Siebert Williams Shank

Co-Manager